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                         POOLING AND SERVICING AGREEMENT
                          Dated as of September 1, 1998



                              LASALLE NATIONAL BANK
                                    (Trustee)



                                       and



                                SUPERIOR BANK FSB
                            (Depositor and Servicer)







                         AFC Mortgage Loan Asset Backed
                           Certificates, Series 1998-3




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
ARTICLE I

DEFINITIONS..............................................................................................2

ARTICLE II

SALE AND CONVEYANCE OF THE TRUST FUND...................................................................44
         Section 2.01      Sale and Conveyance of Trust Fund; Priority and Subordination of
                           Ownership Interests..........................................................44
         Section 2.02      Possession of Mortgage Files.................................................44
         Section 2.03      Books and Records............................................................44
         Section 2.04      Delivery of Mortgage Loan Documents..........................................45
         Section 2.05      Acceptance by Trustee of the Trust Fund; Certain Substitutions;
                           Certification by Trustee.....................................................48
         Section 2.06      [Reserved]...................................................................51
         Section 2.07      Execution of Certificates....................................................51
         Section 2.08      Fees and Expenses of the Trustee.............................................51
         Section 2.09      Application of Principal and Interest........................................51
         Section 2.10      Conveyance of the Subsequent Mortgage Loans..................................51

ARTICLE III

REPRESENTATIONS AND WARRANTIES..........................................................................56
         Section 3.01      Representations of the Depositor.............................................56
         Section 3.02      Individual Mortgage Loans....................................................58
         Section 3.03      Purchase and Substitution....................................................68

ARTICLE IV

THE CERTIFICATES........................................................................................71
         Section 4.01      The Certificates.............................................................71
         Section 4.02      Registration of Transfer and Exchange of Certificates........................71
         Section 4.03      Mutilated, Destroyed, Lost or Stolen Certificates............................76
         Section 4.04      Persons Deemed Owners........................................................76
         Section 4.05      Information Reports to be Filed by the Servicer..............................77

ARTICLE V

ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS......................................................78
         Section 5.01      Duties of the Servicer.......................................................78
         Section 5.02      Liquidation of Mortgage Loans................................................80

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         Section 5.03      Establishment of Principal and Interest Accounts; Deposits in Principal and
                           Interest Accounts...............................................................81
         Section 5.04      Permitted Withdrawals From the Principal and Interest Account...................82
         Section 5.05      Payment of Property Taxes, Insurance and Other Charges..........................84
         Section 5.06      Transfer of Accounts; Monthly Statements........................................84
         Section 5.07      Maintenance of Hazard Insurance.................................................85
         Section 5.08      Maintenance of Mortgage Impairment Insurance Policy.............................86
         Section 5.09      Fidelity Bond...................................................................86
         Section 5.10      Title, Management and Disposition of REO Property...............................86
         Section 5.11      Right to Repurchase Defaulted Mortgage Loans....................................89
         Section 5.12      Collection of Certain Mortgage Loan Payments....................................89
         Section 5.13      Access to Certain Documentation and Information Regarding the Mortgage
                           Loans...........................................................................90
         Section 5.14      Superior Liens..................................................................90
         Section 5.15.     Environmental Matters...........................................................91
         Section 5.16      Acknowledgment of Duties and Obligations........................................91

ARTICLE VI

PAYMENTS TO THE CERTIFICATEHOLDERS.........................................................................92
         Section 6.01      Establishment of Certificate Account; Deposits in Certificate Account.

                            ...............................................................................92

         Section 6.02      Permitted Withdrawals from Certificate Account..................................92
         Section 6.03      Establishment of Trustee Expense Account; Deposits in Trustee Expense
                           Account; Permitted Withdrawals from Trustee Expense Account.....................93
         Section 6.04      Payment of Monthly Premium to Certificate Insurer...............................95
         Section 6.05      Investment of Accounts..........................................................95
         Section 6.06      Priority and Subordination of Distributions.....................................96
         Section 6.07      Insufficiency of Amount Available or Net Excess Amount Available.
                            ..............................................................................105
         Section 6.08      Statements.....................................................................106
         Section 6.09      Advances by the Servicer.......................................................111
         Section 6.10      Compensating Interest..........................................................112
         Section 6.11      [Reserved].....................................................................112
         Section 6.12      Pre-Funding Account............................................................112
         Section 6.13      Interest Coverage Account......................................................113
         Section 6.14      Reserve Account................................................................115
         Section 6.15      [Reserved].....................................................................116
         Section 6.16      Compliance with Withholding Requirements.......................................116

ARTICLE VII

GENERAL SERVICING PROCEDURE...............................................................................117
         Section 7.01      Assumption Agreements..........................................................117

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         Section 7.02      Satisfaction of Mortgages and Release of Mortgage Files........................117
         Section 7.03      Servicing Compensation.........................................................119
         Section 7.04      Annual Statement as to Compliance..............................................119
         Section 7.05      Annual Independent Public Accountants' Servicing Report and Comfort

                           Letter.........................................................................120

         Section 7.06      Certificateholder's, Trustee's and Certificate Insurer's Right to Examine
                           Servicer Records...............................................................120
         Section 7.07      Reports to the Trustee; Principal and Interest Account Statements..............121

ARTICLE VIII

REPORTS TO BE PROVIDED BY SERVICER........................................................................122
         Section 8.01      Financial Statements...........................................................122

ARTICLE IX

THE SERVICER..............................................................................................123
         Section 9.01      Indemnification; Third Party Claims............................................123
         Section 9.02      Merger or Consolidation of the Depositor and the Servicer......................124
         Section 9.03      Limitation on Liability of the Servicer and Others.............................124
         Section 9.04      Servicer Not to Resign.........................................................124
         Section 9.05      Representations of the Servicer................................................125
         Section 9.06      Accounting Upon Resignation or Termination of Servicer.........................126

ARTICLE X

DEFAULT...................................................................................................128
         Section 10.01     Events of Default..............................................................128
         Section 10.02     Trustee to Act; Appointment of Successor.......................................131
         Section 10.03     Waiver of Defaults.............................................................133

ARTICLE XI

TERMINATION...............................................................................................134
         Section 11.01     Termination....................................................................134
         Section 11.02     Additional Termination Requirements............................................136
         Section 11.03     Depositor's Right to Depositor's Yield Absolute................................136

ARTICLE XII

THE TRUSTEE...............................................................................................138
         Section 12.01     Duties of Trustee..............................................................138
         Section 12.02     Certain Matters Affecting the Trustee..........................................140

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         Section 12.03     Trustee Not Liable for Certificates or Mortgage Loans..........................141
         Section 12.04     Trustee May Own Certificates...................................................142
         Section 12.05     Servicer to Pay Trustee's Fees and Expenses....................................142
         Section 12.06     Eligibility Requirements for Trustee...........................................142
         Section 12.07     Resignation and Removal of the Trustee.........................................143
         Section 12.08     Successor Trustee..............................................................144
         Section 12.09     Merger or Consolidation of Trustee.............................................144
         Section 12.10     Appointment of Co-Trustee or Separate Trustee..................................145
         Section 12.11     Tax Returns....................................................................146
         Section 12.12     Appointment of Custodians......................................................146
         Section 12.13     Trustee May Enforce Claims Without Possession of Certificates..................146
         Section 12.14     Suits for Enforcement..........................................................146
         Section 12.15     Control of Remedies by Certificate Insurer and Certificateholders..............147

ARTICLE XIII

REMIC PROVISIONS..........................................................................................148
         Section 13.01     REMIC Administration...........................................................148
         Section 13.02     Prohibited Transactions and Activities.........................................151
         Section 13.03     Servicer and Trustee Indemnification...........................................151

ARTICLE XIV

MISCELLANEOUS PROVISIONS..................................................................................152
         Section 14.01     Acts of Certificateholders.....................................................152
         Section 14.02     Amendment......................................................................152
         Section 14.03     Recordation of Agreement.......................................................153
         Section 14.04     Duration of Agreement..........................................................153
         Section 14.05     Governing Law..................................................................153
         Section 14.06     Notices........................................................................153
         Section 14.07     Severability of Provisions.....................................................154
         Section 14.08     No Partnership.................................................................155
         Section 14.09     Counterparts...................................................................155
         Section 14.10     Successors and Assigns.........................................................155
         Section 14.11     Headings.......................................................................155
         Section 14.12     The Certificate Insurer........................................................155
         Section 14.13     Paying Agent...................................................................155
         Section 14.14     Actions of Certificateholders..................................................156
         Section 14.15     Grant of Security Interest.....................................................157

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EXHIBIT A         CONTENTS OF MORTGAGE FILE
EXHIBIT B-1       FORM OF CLASS 1A CERTIFICATE
EXHIBIT B-2       FORM OF CLASS 2A CERTIFICATE
EXHIBIT B-3       FORM OF CLASS R CERTIFICATE
EXHIBIT B-4       FORM OF REVERSE OF CERTIFICATE

EXHIBIT C         PRINCIPAL AND INTEREST ACCOUNT LETTER AGREEMENT
EXHIBIT D         RESALE CERTIFICATION

EXHIBIT E         ASSIGNMENT
EXHIBIT E(1)      WIRING INSTRUCTIONS FORM

EXHIBIT F         FORM OF TRUSTEE INITIAL CERTIFICATION
EXHIBIT F-1       FORM OF TRUSTEE INTERIM CERTIFICATION
EXHIBIT G         FORM OF TRUSTEE FINAL CERTIFICATION
EXHIBIT H-1       MORTGAGE LOAN SCHEDULE FOR SUB-POOL I
EXHIBIT H-2       MORTGAGE LOAN SCHEDULE FOR SUB-POOL II
EXHIBIT H-3       MORTGAGE LOAN SCHEDULE FOR SUB-POOL III
EXHIBIT H-4       MORTGAGE LOAN SCHEDULE FOR SUB-POOL IV
EXHIBIT I         REQUEST FOR RELEASE OF DOCUMENTS
EXHIBIT J         TRANSFER AFFIDAVIT
EXHIBIT J-1       FORM OF TRANSFER CERTIFICATE
EXHIBIT K         SPECIAL POWER OF ATTORNEY
EXHIBIT L         CUSTODIAL AGREEMENT
EXHIBIT M         FORM OF LIQUIDATION REPORT
EXHIBIT N         FORM OF DELINQUENCY REPORT
EXHIBIT O         CERTIFICATE INSURANCE POLICY
EXHIBIT P         PRINCIPAL PAYMENT TABLES
EXHIBIT Q         FORM OF SERVICER'S MONTHLY REMITTANCE REPORT TO
                  TRUSTEE

EXHIBIT R         PROPOSED SUBSEQUENT MORTGAGE LOAN SCHEDULE
EXHIBIT S         MORTGAGE LOANS 30 OR MORE DAYS DELINQUENT
EXHIBIT T         SUBSEQUENT TRANSFER INSTRUMENT
EXHIBIT U         FORM OF ADDITION NOTICE
EXHIBIT V         SCHEDULE OF MORTGAGE LOANS WITH LOST NOTE AFFIDAVITS

                                      -vi-


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     Pooling and Servicing Agreement dated as of September 1, 1998, among
LaSalle National Bank, as trustee (the "Trustee"), Superior Bank FSB, as depositor (the "Depositor") and servicer (the "Servicer").

                              PRELIMINARY STATEMENT

     In order to facilitate the servicing of certain Mortgage Loans by the Servicer, the Servicer and the Depositor are entering into this Agreement with the Trustee. The Depositor is transferring the Group 1 Mortgage Loans and Group 2 Mortgage Loans to the Trustee for the benefit of the Certificateholders under this Agreement, pursuant to which five classes of Certificates are being issued on the Closing Date, denominated on the face thereof as AFC Mortgage Loan Asset Backed Certificates, Series 1998-3, Class 1A-1, Class 1A-2, Class 2A-1, Class 2A-2 and Class R, respectively.

     The Class 1A, Class 2A and the Class R Certificates represent, in the aggregate, a 100% undivided ownership interest in the Mortgage Loans and all proceeds thereof due after the Cut-off Date with respect to the Initial Mortgage Loans and due after a Subsequent Cut-off Date with respect to the Subsequent Mortgage Loans (other than the Depositor's Yield). The Group 1 Initial Mortgage Loans have an aggregate outstanding principal balance of $146,225,367.34 as of the Cut-off Date, and the Group 2 Initial Mortgage Loans have an aggregate outstanding principal balance of $130,129,333.25 as of the Cut-off Date, after application of payments received by the Depositor on or before such date. The aggregate outstanding principal balance of both Groups is $276,354,700.59 as of the Cut-off Date. Group 1 consists of fixed rate mortgage loans and Group 2 consists of adjustable rate mortgage loans. The Class A Certificates will have variable pass-through rates. As provided herein, the Class R Certificates are subordinate to the Class A Certificates. As provided herein, the Servicer will make an election that the segregated pool of assets subject to this Agreement, including the Mortgage Loans, be treated for federal income tax purposes as a "real estate mortgage investment conduit" (a "REMIC"). The Class 1A-1, Class 1A-2, Class 2A-1 and Class 2A-2 Certificates will be "regular interests" and the Class R Certificates will be the sole Class of "residual interests" in such REMIC.

     The parties hereto agree as follows:








                  [Intentionally Left Blank]








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                                    ARTICLE I

                                   DEFINITIONS

     Whenever used in this Agreement, including the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the following meanings. This Agreement relates to the Trust Fund consisting of Group 1 and Group 2, evidenced by AFC Mortgage Loan Asset Backed Certificates, Series 1998-3, Class 1A-1, Class 1A-2, Class 2A-1, Class 2A-2 and Class R. All calculations of interest pursuant to this Agreement, unless otherwise specified, are based on the actual number of days elapsed in the Accrual Period and a 360-day year.

     ACCOUNT: Any of the Certificate Accounts, Trustee Expense Accounts, Interest Coverage Accounts, Reserve Accounts, Principal and Interest Accounts or Pre-Funding Accounts established by the Trustee and held in trust by the Trustee for the Certificateholders. The Trustee's obligation to establish and maintain the Accounts is not delegable, except with respect to the Principal and Interest Accounts.

     ACCRUAL PERIOD: With respect to the Class 1A and Class 2A Certificates and with respect to any Remittance Date other than the October 1998 Remittance Date, the period commencing on the immediately preceding Remittance Date and ending on the day immediately preceding such Remittance Date. With respect to the October 1998 Remittance Date, the period commencing on the Closing Date and ending on the day immediately preceding the October 1998 Remittance Date.

     ADDITION NOTICE: With respect to the transfer of Subsequent Mortgage Loans to the Trust Fund pursuant to Section 2.10 of this Agreement, a notice, substantially in the form of Exhibit U, which shall be given not later than two Business Days prior to the related Subsequent Transfer Date, of the Depositor's designation of Subsequent Mortgage Loans to be sold to the Trust Fund and the aggregate principal balance of such Subsequent Mortgage Loans.

     ADDITIONAL PRINCIPAL: With respect to the Class 1A or Class 2A Certificates and any Remittance Date, an amount equal to the lesser of (i) the amount necessary to reduce the related Class 1A or Class 2A Principal Balance so that the Overcollateralization Amount for the related Sub-Pool equals the related Required Overcollateralization Amount for such Sub-Pool and (ii) the sum of (1) the product of the related Class Percentage and the sum of (a) the Remaining Net Excess Spread for such Group, (b) the Available Transfer Cashflow for such Group and (c) the Net Excess Principal for such Group and (2) the amount, if any, that is not required to be included in the Additional Principal for the Class of Class A Certificates related to the other Sub-Pool in the related Group for such Remittance Date as a result of the application of clause (i) of this definition of Additional Principal to such other Sub-Pool.

     ADJUSTMENT DATE: With respect to each Group 2 Mortgage Loan, a date on which the Mortgage Rate may adjust, as provided in the related Mortgage Note.

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     ADVERSE REMIC EVENT: As defined in Section 13.01(f).

     AFFILIATE: With respect to any Person, any other Person controlling, controlled by or under common control with such Person. For the purposes of this definition, "control" means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     AGREEMENT: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

     AMOUNT AVAILABLE: With respect to each Group and for a particular Remittance Date, the sum of (i) the Available Remittance Amount for such Group (reduced by the related Monthly Premium to be paid to the Certificate Insurer pursuant to Section 6.04), (ii) the Excess Spread with respect to such Group for such Remittance Date, (iii) if an Available Funds Shortfall exists in such Group, (a) first, the Net Excess Spread from the other Group, to the extent of such Available Funds Shortfall and (b) second, the Excess Principal from the other Group, to the extent of any remaining Available Funds Shortfall, (iv) if such Remittance Date is prior to the Cross-Over Date, (a) first, the Available Transfer Cashflow, to the extent necessary to reach the Required Overcollateralization Amount for such Group and (b) second, the Net Excess Principal, to the extent necessary to reach the Required Overcollateralization Amount for such Group, (v) any amounts required to be deposited in the related Certificate Account pursuant to Section 6.14(c) and (vi) any Insured Payments with respect to such Group.

     AMOUNTS HELD FOR FUTURE DISTRIBUTION: With respect to any Group and as to any Remittance Date, the aggregate amount held in the Principal and Interest Accounts with respect to such Group on account of all Monthly Payments, or portions thereof, received in respect of scheduled principal and interest due after the Due Period related to such Remittance Date for application on the scheduled Due Date at the request of the Mortgagor.

     ANNUAL TRUSTEE EXPENSE AMOUNT: As of each Remittance Date, with respect to each Mortgage Loan, an amount equal to one-twelfth of the product of 0.010% multiplied by the related Principal Balance.

     APPRAISED VALUE: The appraised value of the Mortgaged Property based upon the appraisal made by or for the originator at the time of the origination of the related Mortgage Loan, or the sales price of the Mortgaged Property at the time of such origination, whichever is less.

     ASSIGNMENT OF LEASES: With respect to any Mortgaged Property related to the Multifamily Loans, Mixed Use Loans and Commercial Loans, any assignment of leases, rents and profits or similar document or instrument executed by the related Mortgagor in connection with the origination of the related Multifamily Loan, Mixed Use Loan or Commercial Loan assigning to the mortgagee all of the income, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of such Mortgaged Property.

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     ASSIGNMENT OF MORTGAGE: With respect to each Mortgage Loan, an assignment of the Mortgage, notice of transfer or equivalent instrument sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage to the Trustee for the benefit of the Certificateholders.

     AUTHORIZED DENOMINATIONS: Each of the Class 1A and Class 2A Certificates are issuable only in the minimum Percentage Interest corresponding to a minimum denomination of $100,000 or integral multiples of $1,000 in excess thereof (except that a single Certificate for each of the Class 1A-1, Class 1A-2, Class 2A-1 and Class 2A-2 Certificates may be issued in a different amount which is less than the related minimum dollar denomination).

     AVAILABLE FUNDS CAP CARRY FORWARD AMOUNT: With respect to Group 2 and any Remittance Date up to and including (but not after) the Remittance Date on which the Class 2A Principal Balance is reduced to zero, an amount equal to the sum of
(i) the excess, if any, of (x) the Class 2A Interest Remittance Amount for the immediately preceding Remittance Date calculated pursuant to clause (i) of the definition of Class 2A-1 Pass-Through Rate and clause (i) of the definition of Class 2A-2 Pass Through Rate, as applicable, but in no event greater than Class 2A Cap Rate, over (y) the Class 2A Interest Remittance Amount for the immediately preceding Remittance Date calculated pursuant to clause (ii) of the definition of Class 2A-1 Pass-Through Rate and clause (ii) of the definition of Class 2A-2 Pass-Through Rate, as applied, (ii) the amount of any Available Funds Cap Carry Forward Amount for such preceding Remittance Date to the extent not distributed to the Class 2A Certificateholders on such preceding Remittance Date and (iii) interest accrued on the amounts described in clauses (i) and (ii) above during the Accrual Period for the current Remittance Date at the Class 2A-1 Pass-Through Rate and Class 2A-2 Pass-Through Rate, as applicable, for such Remittance Date.

     AVAILABLE FUNDS SHORTFALL: With respect to any Group and for a particular Remittance Date, the amount by which the Available Remittance Amount plus Excess Spread for such Group is less than the Required Payments (other than in respect of the Class A Principal Remittance Amount after the related Cross-over Date) for such Group.

     AVAILABLE PRINCIPAL AMOUNT: With respect to any Sub-Pool and for a particular Remittance Date, the excess, if any, of the amount described in the definition of Class A Principal Remittance Amount without giving effect to clause (a) thereof over the amount described in the related definition of Class A Principal Remittance Amount, after giving effect to clause (a) thereof.

     AVAILABLE REMITTANCE AMOUNT: With respect to each Group and Remittance Date, the sum of the following: (i) the sum of all amounts described in clauses
(i) through (vii), inclusive, of Section 5.03 received by the Servicer or any Subservicer (including any amounts paid by the Servicer or the Depositor and excluding any Excess Spread with respect to the related Group, any related Amounts Held for Future Distribution, any amounts not required to be deposited in the related Principal and Interest Accounts pursuant to Section 5.03 and any amounts withdrawn by the Servicer pursuant to Section 5.04(ii), (iii), (vi) and
(vii) as of the related Determination Date) during the related Due Period and deposited into the related

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Certificate Account as of the related Determination Date, (ii) the amount of any
Monthly Advances and Compensating Interest payments with respect to the related Group remitted by the Servicer for such Remittance Date, (iii) with respect to the final Remittance Date in connection with the purchase of all the Mortgage Loans and REO Properties by the Servicer or Certificate Insurer, the Termination Price remitted by the Servicer and (iv) the amount of any Interest Coverage Additions with respect to the related Group for such Remittance Date. No amount included in the computation of the Available Remittance Amount with respect to any Remittance Date by virtue of being described by any component of the definition thereof shall be included more than once by virtue of also being described by any other component or otherwise.

     AVAILABLE TRANSFER CASHFLOW: With respect to each Group and for a particular Remittance Date, an amount equal to the Remaining Net Excess Spread for the other Group remaining after the payment, if any, of Additional Principal on the Class A Certificates related to such other Group.

     BALLOON MORTGAGE LOAN: Any Mortgage Loan that provided on the date of origination for an amortization schedule extending beyond its stated maturity date.

     BALLOON PAYMENT: With respect to any Balloon Mortgage Loan, as of any date of determination, the Monthly Payment payable on the stated maturity date of such Mortgage Loan.

     BOOK-ENTRY CERTIFICATE: Any Class 1A or Class 2A Certificate registered in the name of the Depository or its nominee.

     BUSINESS DAY: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking institutions in the States of New York, Illinois or New Jersey are authorized or obligated by law or executive order to be closed; provided, however, that the Servicer shall provide the Trustee with a list of dates on which banking institutions in the State of New Jersey are authorized or obligated by law or executive order to be closed and such list shall be revised annually thereafter and delivered to the Trustee prior to the expiration of the most recent list provided. Failure to provide such list shall not constitute an Event of Default; provided that the Trustee may rely on the most recently delivered list without further investigation.

     CERCLA: The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     CERTIFICATE: Any Class 1A-1 Certificate, Class 1A-2 Certificate, Class 2A-1 Certificate, Class 2A-2 Certificate or Class R Certificate executed by the Trustee on behalf of the Trust Fund and authenticated by the Trustee, substantially in the applicable form annexed hereto as Exhibits B-1 through B-3.

     CERTIFICATE ACCOUNT: With respect to each Group, as described in Section
6.01. With respect to Group 1, the Certificate Account shall be known as the Group 1 Certificate

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Account and with respect to Group 2, the Certificate Account shall be known as the Group 2 Certificate Account.

     CERTIFICATEHOLDER or HOLDER: The Person in whose name a Certificate is registered in the Certificate Register, except that, neither a Disqualified Organization nor a Non-United States Person shall be a Holder of a Class R Certificate for any purposes hereof and, solely for the purposes of giving any consent, waiver, request or demand pursuant to this Agreement, any Certificate registered in the name of the Depositor, the Servicer or any Subservicer, or registered in the name of any Person known to a Responsible Officer of the Trustee to be an Affiliate of any of them, shall be deemed not to be outstanding and the undivided Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite Percentage Interest of Certificates necessary to effect any such consent, waiver, request or demand has been obtained. For purposes of any consent, waiver, request or demand of Certificateholders pursuant to this Agreement, upon the Trustee's request, the Depositor, the Servicer and any Subservicer shall provide to the Trustee a notice identifying any of their respective affiliates that is a Certificateholder as of the date(s) specified by the Trustee in such request. All references to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Trustee shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

     CERTIFICATE INSURANCE POLICY: The certificate guaranty surety bond, policy number 98010855, dated the Closing Date, issued by the Certificate Insurer for the benefit of the Holders of the Class A Certificates, pursuant to which the Certificate Insurer guarantees Insured Payments, a copy of which is attached hereto as Exhibit O.

     CERTIFICATE INSURER: Financial Guaranty Insurance Company, a New York stock insurance corporation, or any successor thereof, as issuer of the Certificate Insurance Policy.

     CERTIFICATE OWNER: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Person maintaining an account with the Depository (directly or as an indirect participant, in accordance with the rules of the Depository).

     CERTIFICATE REGISTER: As defined in Section 4.02.

     CERTIFICATE REGISTRAR: Initially, the Trustee, and thereafter, any successor appointed pursuant to Section 4.02.

     CLASS: Collectively, Certificates bearing the same numerical or alphabetical designation (1A, 1A-1, 1A-2, 2A, 2A-1, 2A-2 or R).

     CLASS PERCENTAGE: With respect to any Class 1A or Class 2A Certificate and any Remittance Date, the percentage obtained by dividing (i) the amount determined pursuant to clause (c) of the definition of Class A Principal Remittance Amount for such Class 1A or Class 2A Certificate on such Remittance Date, by (ii) the sum of the amounts determined pursuant to clause (c) of the definition of Class A Principal Remittance Amounts for all Class 1A or 2A Certificates, as the case may be, on such Remittance Date.

     CLASS 1A CERTIFICATE: Either a Class 1A-1 or Class 1A-2 Certificate.

     CLASS 1A CERTIFICATEHOLDER: A Holder of a Class 1A-1 or Class 1A-2 Certificate.

     CLASS 1A INTEREST REMITTANCE AMOUNT: As to any Remittance Date, the sum of the Class 1A-1 Interest Remittance Amount and the Class 1A-2 Interest Remittance Amount.

     CLASS 1A-1 CERTIFICATE: A Certificate denominated as a Class 1A-1 Certificate.

     CLASS 1A-2 CERTIFICATE: A Certificate denominated as a Class 1A-2 Certificate.

     CLASS 1A-1 CERTIFICATEHOLDER: A Holder of a Class 1A-1 Certificate.

     CLASS 1A-2 CERTIFICATEHOLDER: A Holder of a Class 1A-2 Certificate.

     CLASS 1A-1 INTEREST REMITTANCE AMOUNT: As to any Remittance Date, the interest accrued at the Class 1A-1 Pass-Through Rate for the related Accrual Period on the Class 1A-1 Principal Balance immediately prior to such Remittance Date.

     CLASS 1A-2 INTEREST REMITTANCE AMOUNT: As to any Remittance Date, the interest accrued at the Class 1A-2 Pass-Through Rate for the related Accrual Period on the Class 1A-2 Principal Balance immediately prior to such Remittance Date.

     CLASS 1A MAJORITY CERTIFICATEHOLDERS: The Holder or Holders of Class 1A-1 and Class 1A-2 Certificates possessing Voting Rights in excess of 50% in the aggregate.

     CLASS 1A-1 PASS-THROUGH RATE: As to any Remittance Date, the lesser of (i) One-Month LIBOR plus 0.31% per annum and (ii) the weighted average of the Mortgage Rates of the Group 1 Mortgage Loans minus, with respect to Group 1, the sum of (a) the Servicing Fee Rate, (b) the rate at which the Annual Trustee Expense Amount is calculated and (c) the Premium Percentage; provided, however, that on any Remittance Date on which the Servicer does not exercise its option to purchase the Mortgage Loans and REO Properties pursuant to Section 11.01, the rate provided in clause (i) will be One-Month LIBOR plus 0.71% per annum. For purposes of calculating the Class 1A-2 Pass-Through Rate for any Remittance Date pursuant to clause (ii) above, because most of the Group 1 Mortgage Loans provide for the calculation of interest on other than the actual number of days elapsed in the Accrual Period and a 360-day year ("Actual/360 Basis") (which is the basis on which interest is calculated on the Class 1A-2 Certificates), the basis on which interest is computed on the Group 1 Mortgage Loans will be deemed adjusted to an Actual/360 Basis that will result in the same amount of interest being due as would be due using the method of computation of interest that is used to calculate interest on the Group 1 Mortgage Loans.

     CLASS 1A-2 PASS-THROUGH RATE: As to any Remittance Date, the lesser of (i) One-Month LIBOR plus 0.32% per annum and (ii) the weighted average of the Mortgage Rates of the Group 1 Mortgage Loans minus, with respect to Group 1, the sum of (a) the Servicing Fee Rate, (b) the rate at which the Annual Trustee Expense Amount is calculated and (c) the Premium Percentage; provided, however, that on any Remittance Date on which the Servicer does not exercise its option to purchase the Mortgage Loans and REO Properties pursuant to Section 11.01, the rate provided in clause (i) will be One-Month LIBOR plus 0.72% per annum. For purposes of calculating the Class 1A-2 Pass-Through Rate for any Remittance Date pursuant to clause (ii) above, because most of the Group 1 Mortgage Loans do not provide for the calculation of interest on an Actual/360 Basis (which is the basis on which interest is calculated on the Class 1A Certificates), the basis on which interest is computed on the Group 1 Mortgage Loans will be deemed adjusted to an Actual/360 Basis that will result in the same amount of interest being due as would be due using the method of computation of interest that is used to calculate interest on the Group 1 Mortgage Loans.

     CLASS 1A PRINCIPAL BALANCE: With respect to the Class 1A Certificates and as of any date of determination, the Original Class 1A Principal Balance reduced by the sum of (A) all amounts (including that portion of Insured Payments, if any, made in respect of principal) previously distributed to the Class 1A Certificateholders in respect of principal on all previous Remittance Dates on account of amounts described in clauses (a) or (b)(i) or each of clauses (c)(i) through (iv), inclusive, and clauses (c)(v) (to the extent the payment pursuant to clause (c)(v) is in respect of principal not previously covered by an Insured Payment), (c)(vi) and (c)(viii) of the definition of Class A Principal Remittance Amount or amounts described in the last sentence of the definition of Class A Principal Remittance Amount, (B) all amounts previously distributed to the Class 1A Certificateholders in respect of principal pursuant to Section 6.06(c)(A)(X)(iv) and (C) all amounts previously distributed to the Class 1A Certificateholders pursuant to the last paragraph of Section 6.06(c).

     CLASS 1A-1 PRINCIPAL BALANCE: With respect to the Class 1A-1 Certificates and as of any date of determination, the Original Class 1A-1 Principal Balance reduced by the sum of (A) all amounts (including that portion of Insured Payments, if any, made in respect of principal) previously distributed to the Class 1A-1 Certificateholders in respect of principal on all previous Remittance Dates on account of amounts described in clauses (a) or (b)(i) or each of clauses (c)(i) through (iv), inclusive, and clauses (c)(v) (to the extent the payment pursuant to clause (c)(v) is in respect of principal not previously covered by an Insured Payment), (c)(vi) and (c)(viii) of the definition of Class A Principal Remittance Amount or amounts described in the last sentence of the definition of Class A Principal Remittance Amount, (B) all amounts previously distributed to the Class 1A-1 Certificateholders in respect of principal pursuant to Section

6.06(c)(A)(X)(iv) and (C) all amounts previously distributed to the Class 1A-1 Certificateholders pursuant to the last paragraph of Section 6.06(c).

     CLASS 1A-2 PRINCIPAL BALANCE: With respect to the Class 1A-2 Certificates and as of any date of determination, the Original Class 1A-2 Principal Balance reduced by the sum of (A) all amounts (including that portion of Insured Payments, if any, made in respect of principal) previously distributed to the Class 1A-2 Certificateholders in respect of principal on all previous Remittance Dates on account of amounts described in clauses (a) or (b)(i) or each of clauses (c)(i) through (iv), inclusive, and clauses (c)(v) (to the extent the payment pursuant to clause (c)(v) is in respect of principal not previously covered by an Insured Payment), (c)(vi) and (c)(viii) of the definition of Class A Principal Remittance Amount or amounts described in the last sentence of the definition of Class A Principal Remittance Amount, (B) all amounts previously distributed to the Class 1A-2 Certificateholders in respect of principal pursuant to Section 6.06(c)(A)(X)(iv) and (C) all amounts previously distributed to the Class 1A-2 Certificateholders pursuant to the last paragraph of Section 6.06(c).

     CLASS 1A REMITTANCE AMOUNT: As of any Remittance Date, the sum of the Class A Remittance Amount with respect to the Class 1A-1 Certificates and the Class 1A-2 Certificates.

     CLASS 2A CAP RATE: As to any Remittance Date, the weighted average of the Maximum Mortgage Rates of the Group 2 Mortgage Loans minus, with respect to Group 2, the sum of (a) the Servicing Fee Rate, (b) the rate at which the Annual Trustee Expense Amount is calculated and (c) the Premium Percentage.

     CLASS 2A CERTIFICATE: Either a Class 2A-1 or Class 2A-2 Certificate.

     CLASS 2A CERTIFICATEHOLDER: A Holder of a Class 2A-1 or Class 2A-2 Certificate.

     CLASS 2A INTEREST REMITTANCE AMOUNT: As to any Remittance Date, the sum of the Class 2A-1 Interest Remittance Amount and Class 2A-2 Interest Remittance

Amount

     CLASS 2A-1 CERTIFICATE: A Certificate denominated as a Class 2A-1 Certificate.

     CLASS 2A-2 CERTIFICATE: A Certificate denominated as a Class 2A-2 Certificate.

     CLASS 2A-1 INTEREST REMITTANCE AMOUNT: As to any Remittance Date, the interest accrued at the Class 2A-1 Pass-Through Rate for the related Accrual Period on the Class 2A-1 Principal Balance immediately prior to such Remittance Date.

     CLASS 2A-2 INTEREST REMITTANCE AMOUNT: As to any Remittance Date, the interest accrued at the Class 2A-2 Pass-Through Rate for the related Accrual Period on the Class 2A-2 Principal Balance immediately prior to such Remittance Date.

     CLASS 2A MAJORITY CERTIFICATEHOLDERS: The Holder or Holders of Class 2A-1 Certificates and Class 2A-2 Certificates possessing Voting Rights in excess of 50% in the aggregate.

     CLASS 2A-1 PASS-THROUGH RATE: As to any Remittance Date, the least of (i) One-Month LIBOR plus 0.25% per annum, (ii) the weighted average of the Mortgage Rates of the Group Mortgage Loans minus, with respect to Group 2, the sum of (a) the Servicing Fee Rate, (b) the rate at which the Annual Trustee Expense Amount is calculated and (c) the Premium Percentage, and (iii) the Class 2A Cap Rate; provided, however, that on any Remittance Date on which the Servicer does not exercise its right to purchase Mortgage Loans and REO Properties pursuant to
Section 11.01, the rate provided in clause (i) will be One-Month LIBOR plus 0.65%. For purposes of calculating the Class 2A-1 Pass-Through Rate for any Remittance Date pursuant to clause (ii) above, because most of the Group 2 Mortgage Loans provide for the calculation of interest on a basis other than an Actual/360 Basis (which is the basis on which interest is calculated on the Class 2A-1 Certificates), the basis on which interest is computed on the Group 2 Mortgage Loans will be deemed adjusted to an Actual/360 Basis that will result in the same amount of interest being due as would be due using the method of computation of interest that is used to calculated interest on the Group 2 Mortgage Loans.

     CLASS 2A-2 PASS-THROUGH RATE: As to any Remittance Date, the least of (i) one Month LIBOR plus 0.26% per annum, (ii) the weighted average of the Mortgage Rates of the Group 2 Mortgage Loans minus, with respect to Group 2, the sum of
(a) the Servicing Rate, (b) the rate at which the Annual Trustee Expense Amount is calculated and (c) the Premium Percentage, and (iii) the Class 2A Cap Rate; provided, however that on any Remittance Date on which the Servicer does not exercise its right to purchase Mortgage Loans and REO Properties pursuant to
Section 11.01, the rate provided in clause (i) will be One-Month LIBOR plus 0.66%. For purposes of calculating the Class 2A-2 Pass-Through Rate for any Remittance Date pursuant to clause (ii) above, because most of the Group 2 Mortgage Loans provide for the calculation of interest on a basis other than an Actual/360 Basis (which is the basis on which interest is calculated on the Class 2A-2 Certificates), the basis on which interest is computed on the Group 2 Mortgage Loans will be deemed adjusted to an Actual/360 Basis that will result in the same amount of interest being due as would be due using the method of computation of interest that is used to calculated interest on the Group 2 Mortgage Loans.

     CLASS 2A PRINCIPAL BALANCE: With respect to the Class 2A Certificates and as of any date of determination, the Original Class 2A Principal Balance reduced by the sum of (A) all amounts (including that portion of Insured Payments, if any, made in respect of principal) previously distributed to the Class 2A Certificateholders in respect of principal on all previous Remittance Dates on account of amounts described in clauses (a) or (b)(i) or each of clauses (c)(i) through (iv), inclusive, and clauses (c)(v) (to the extent the payment pursuant to clause (c)(v) is in respect of principal not previously covered by an Insured Payment), (c)(vi) and

(c)(viii) of the definition of Class A Principal Remittance Amount or amounts described in the last sentence of the definition of Class A Principal Remittance Amount, (B) all amounts previously distributed to the Class 2A Certificateholders in respect of principal pursuant to Section 6.06(c)(B)(X)(iv) and (C) all amounts previously distributed to the Class 2A Certificateholders pursuant to the last paragraph of Section 6.06(c).

     CLASS 2A-1 PRINCIPAL BALANCE: With respect to the Class 2A-1 Certificates and as of any date of determination, the Original Class 2A-1 Principal Balance reduced by the sum of (A) all amounts (including that portion of Insured Payments, if any, made in respect of principal) previously distributed to the Class 2A-1 Certificateholders in respect of principal on all previous Remittance Dates on account of amounts described in clauses (a) or (b)(i) or each of clauses (c)(i) through (iv), inclusive, and clauses (c)(v) (to the extent the payment pursuant to clause (c)(v) is in respect of principal not previously covered by an Insured Payment), (c)(vi) and (c)(viii) of the definition of Class A Principal Remittance Amount or amounts described in the last sentence of the definition of Class A Principal Remittance Amount, (B) all amounts previously distributed to the Class 2A-1 Certificateholders in respect of principal pursuant to Section 6.06(c)(B)(X)(iv) and (C) all amounts previously distributed to the Class 2A-1 Certificateholders pursuant to the last paragraph of Section 6.06(c).

     CLASS 2A-2 PRINCIPAL BALANCE: With respect to the Class 2A-2 Certificates and as of any date of determination, the Original Class 2A-2 Principal Balance reduced by the sum of (A) all amounts (including that portion of Insured Payments, if any, made in respect of principal) previously distributed to the Class 2A-2 Certificateholders in respect of principal on all previous Remittance Dates on account of amounts described in clauses (a) or (b)(i) or each of clauses (c)(i) through (iv), inclusive, and clauses (c)(v) (to the extent the payment pursuant to clause (c)(v) is in respect of principal not previously covered by an Insured Payment), (c)(vi) and (c)(viii) of the definition of Class A Principal Remittance Amount or amounts described in the last sentence of the definition of Class A Principal Remittance Amount, (B) all amounts previously distributed to the Class 2A-2 Certificateholders in respect of principal pursuant to Section 6.06(c)(B)(X)(iv) and (C) all amounts previously distributed to the Class 2A-2 Certificateholders pursuant to the last paragraph of Section 6.06(c).

     CLASS 2A REMITTANCE AMOUNT: As of any Remittance Date, the Class A Remittance Amount with respect to the Class 2A Certificates.

     CLASS A CARRY-FORWARD AMOUNT: With respect to either the Class 1A or Class 2A Certificates and as to any Remittance Date, the sum of (i) the amount, if any, by which (x) the related Class 1A or Class 2A Remittance Amount as of the immediately preceding Remittance Date exceeded (y) the amount of the actual distribution, exclusive of any related Insured Payments made to the related Classes of Class A Certificateholders, made pursuant to Sections 6.06(c)(A)(X)(i) and (ii) or pursuant to 6.06(c)(A)(Y)(i) and (ii), with respect to Group 1, or pursuant to Sections 6.06(c)(B)(X)(i) and (ii) or pursuant to Sections 6.06(c)(B)(Y)(i) and (ii), with respect to Group 2, on such immediately preceding Remittance Date and (ii) interest on the amount, if any, described in clause (i) above, to the extent that the amount in clause (i) represents Insured Payments made by the Certificate Insurer, at the weighted average of the Class

1A-1 Pass-Through Rate, and the Class 1A-2 Pass-Through Rate, with respect to Group 1, and the weighted average of the Class 2A-1 Pass-Through Rate and the Class 2A-2 Pass-Through Rate with respect to Group 2 from such immediately preceding Remittance Date.

     CLASS A CERTIFICATE: A certificate denominated as a Class 1A-1, Class 1A-2, Class 2A-1, or Class 2A-2 Certificate.

     CLASS A CERTIFICATEHOLDER: A Holder of a Class 1A Certificate or a Class 2A Certificate.

     CLASS A INTEREST REMITTANCE AMOUNT: Any of the Class 1A-1 Interest Remittance Amount, the Class 1A-2 Interest Remittance Amount, the Class 2A-1 Interest Remittance Amount or the Class 2A-2 Interest Remittance Amount.

     CLASS A PASS-THROUGH RATE: As to any Remittance Date, any of the Class 1A-1 Pass-Through Rate, the Class 1A-2 Pass-Through Rate, the Class 2A-1 Pass-Through Rate or the Class 2A-2 Pass-Through Rate.

     CLASS A PRINCIPAL BALANCE: As of any date of determination, the Class 1A Principal Balance, with respect to Group 1, or the Class 2A Principal Balance, with respect to Group 2.

     CLASS A PRINCIPAL REMITTANCE AMOUNT: With respect to a Sub-Pool and as to any Remittance Date (other than the Remittance Date described in the next succeeding sentence), the amount required to be distributed on such Remittance Date from available funds in respect of any Class of Class A Certificates, such amount being equal to the least of (a) that amount required for the Overcollateralization Amount to reach the Required Overcollateralization Amount with respect to such related Sub-Pool, or thereafter, to maintain such Required Overcollateralization Amount on such Remittance Date, (b) the sum of (i) the related Class 1A or Class 2A Principal Balance immediately prior to such Remittance Date and (ii) the amounts described in clauses (c)(v) (to the extent the amount in clause (c)(v) represents prior Insured Payments made by the Certificate Insurer with respect to the related Sub-Pool or interest accrued thereon in accordance with the definition of Class A Carry Forward Amount) and
(c)(vii) below and (c) the sum of the following amounts relating to such Sub-Pool (i) each payment of principal received by the Servicer or any Sub-Servicer (exclusive of Curtailments, Principal Prepayments, the principal portion of Amounts Held for Future Distribution, the principal portion of Deferred Payments and amounts described in clause (c)(iii) hereof) during the related Due Period, including any Excess Payments; (ii) all Curtailments and all Principal Prepayments received by the Servicer during such related Due Period;
(iii) the principal portion of all Insurance Proceeds, Released Mortgaged Property Proceeds and Net Liquidation Proceeds received during the related Due Period; (iv) an amount equal to the Unrecovered Class A Portion with respect to the related Sub- Pool; (v) the Class A Carry-Forward Amount with respect to the related Sub-Pool; (vi) (a) that portion of the purchase price (as indicated in Section 2.05(b)) actually received by the Trustee of any repurchased Mortgage Loan with respect to the related Sub-Pool which represents principal and (b) the principal portion of any Substitution Adjustments deposited in the Principal and

Interest Account with respect to the related Sub-Pool as of the related Determination Date; (vii) any amounts recovered from the related Class 1A or Class 2A Certificateholders during the related Due Period that constituted a Monthly Payment on a related Mortgage Loan or an Advance with respect to the related Sub-Pool that was recovered as a Preference Amount by a trustee in bankruptcy pursuant to the United States Bankruptcy Code in accordance with a Final Order; and (viii) the amount, if any, by which (a) the Class 1A or Class 2A Principal Balance with respect to the related Class 1A or Class 2A Certificates immediately prior to such Remittance Date minus the amounts to be distributed on such Remittance Date pursuant to clauses (c)(i), (ii), (iii) and
(iv) above and pursuant to Section 6.06(c)(A)(X)(ii) with respect to Group 1 or
Section 6.06(c)(B)(X)(ii) with respect to Group 2 and applied to reduce the related Class 1A or Class 2A Principal Balance, exceeds (b) the related Scheduled Class A Principal Balance for such Remittance Date as set forth in the related Principal Payment Table. As to the final Remittance Date in connection with the purchase by the Servicer of all the Mortgage Loans and REO Properties pursuant to Section 11.01, the amount of principal required to be distributed on such Remittance Date from available funds in respect of the related Class A Certificates, such amount being equal to the amount described in clause (b) of the immediately preceding sentence with respect to such Remittance Date.

     CLASS A REMITTANCE AMOUNT: For any Class of Class A Certificates and as to any Remittance Date, an amount equal to the sum of (i) the related Class A Principal Remittance Amount and (ii) the related Class A Interest Remittance Amount.

     CLASS R CERTIFICATE: A Certificate denominated as a Class R Certificate.

     CLASS R CERTIFICATEHOLDER: A Holder of a Class R Certificate.

     CLOSING DATE: September 24, 1998.

     CODE: The Internal Revenue Code of 1986, as amended.

     COMBINED LOAN-TO-VALUE RATIO OR CLTV: With respect to any Group 1 Mortgage Loan, the sum of the original principal balance of such Group 1 Mortgage Loan and the outstanding principal balance of any related First Lien as of the date of origination of the Group 1 Mortgage Loan, divided by the lesser of (i) the value of the related Mortgaged Property based upon the appraisal made at the origination of the Group 1 Mortgage Loan or (ii) the purchase price of the Mortgaged Property if the Group 1 Mortgage Loan proceeds are used to purchase the Mortgaged Property.

     COMMERCIAL LOAN: Any Group 1 Mortgage Loan which is secured by a Commercial Property.

     COMMERCIAL PROPERTY: With respect to the Group 1 Mortgage Loans, a property which consists of a commercial structure.

     COMPENSATING INTEREST: As defined in Section 6.10.

     CROSS-OVER DATE: With respect to each Group, the date on and after which the related Subordinated Amount is reduced to zero.

     CURTAILMENT: With respect to a Mortgage Loan, any payment of principal received during a Due Period as part of a payment that is in excess of four times the amount of the Monthly Payment due for such Due Period and which is not intended to satisfy the Mortgage Loan in full, nor is intended to cure a delinquency.

     CUSTODIAL AGREEMENT: The agreement for the retention of the Trustee's Mortgage Files initially in the form attached as Exhibit L.

     CUSTODIAN: The custodian appointed pursuant to a Custodial Agreement and
Section 12.12, which is not affiliated with the Servicer or the Depositor which initially shall be LaSalle National Bank.

     CUT-OFF DATE: September 1, 1998.

     CUT-OFF DATE PRINCIPAL BALANCE: With respect to any Initial Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of the close of business on the Cut-off Date after deducting all payments of principal due or deferred on or prior to such date.

     DEFERRED PAYMENT LOAN: Any Mortgage Loan as to which the Mortgagor, at origination, elected, in accordance with the terms of the related Mortgage Note, to defer the first or the first and second payments due thereunder.

     DEFERRED PAYMENT: With respect to any Deferred Payment Loan, the aggregate amount of principal and interest deferred pursuant to the terms of such loan.

     DEFINITIVE CERTIFICATES: As defined in Section 4.02(e).

     DELETED MORTGAGE LOAN: A Mortgage Loan replaced by a Qualified Substitute Mortgage Loan.

     DELINQUENCY CALCULATION AMOUNT: With respect to any Determination Date and with respect to Group 1, the sum of:

          (a) 5.375% of the aggregate Principal Balance of the Group 1 Mortgage Loans that, as of the end of the last Business Day of the month preceding such Determination Date, are 30 to 59 days Delinquent;

          (b) 10.75% of the aggregate Principal Balance of the Group 1 Mortgage Loans that, as of the end of the last Business Day of the month preceding such Determination Date, are 60 to 89 days Delinquent;

          (c) 21.5% of the aggregate Principal Balance of the Group 1 Mortgage Loans that, as of the end of the last Business Day of the month preceding such Determination Date, are 90 or more days Delinquent; and

          (d) without duplication of the amounts determined under clauses (a),
     (b) and (c) above, 21.5% of the aggregate Principal Balance of all REO Property with respect to Group 1 held by the Servicer as of the end of the last Business Day of the month preceding such Determination Date.

     With respect to any Determination Date and with respect to Group 2, the sum of:

          (a) 5.375% of the aggregate Principal Balance of the Group 2 Mortgage Loans that, as of the end of the last Business Day of the month preceding such Determination Date, are 30 to 59 days Delinquent;

          (b) 10.75% of the aggregate Principal Balance of the Group 2 Mortgage Loans that, as of the end of the last Business Day of the month preceding such Determination Date, are 60 to 89 days Delinquent;

          (c) 21.5% of the aggregate Principal Balance of the Group 2 Mortgage Loans that, as of the end of the last Business Day of the month preceding such Determination Date, are 90 or more days Delinquent; and

          (d) without duplication of the amounts determined under clauses (a),
     (b) and (c) above, 21.5% of the aggregate Principal Balance of all REO Property with respect to Group 2 held by the Servicer as of the end of the last Business Day of the month preceding such Determination Date.

     DELINQUENT: A Mortgage Loan is delinquent if any payment due thereon is not made by the close of business on the Due Date. A Mortgage Loan is "30 days delinquent" if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month) then on the close of business on the last day of such immediately succeeding month. Similarly for "60 days delinquent," "90 days delinquent" and so on.

     DEPOSIT PREMIUM: As defined in the Insurance Agreement.

     DEPOSITOR: Superior Bank FSB, a federally chartered stock savings bank, and any successor thereto.

     DEPOSITOR'S YIELD: For each Mortgage Loan, the prepayment penalties and premiums and any Deferred Payments collected on such Mortgage Loan. The Depositor's Yield is retained by the Depositor and is not part of the Trust Fund.

     DEPOSITORY: The initial Depository shall be The Depository Trust Company, the nominee of which is CEDE & Co., as the registered Holder of the Class 1A and Class 2A Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

     DEPOSITORY PARTICIPANT: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     DETERMINATION DATE: The 22nd day of each month (or if such day is not a Business Day, the immediately following Business Day but in no event fewer than two Business Days prior to the Remittance Date immediately following such 22nd day).

     DIRECTLY OPERATE: With respect to any REO Property relating to a Multifamily Loan, a Mixed Use Loan or a Commercial Loan, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by the Trust Fund REMIC other than through an independent contractor; provided, however, that the Trustee (or the Servicer or any Subservicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Servicer or any Subservicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

     DISQUALIFIED ORGANIZATION: Any of the following (i) the United States or any possession thereof, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax, and, except for the FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) any organization (except certain farmer's cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code unless such organization is subject to the tax imposed by Section 511 of the Code, (iv) rural electric and telephone cooperatives described in Section 1381 of the Code or (v) any other Person so designated by the Trustee based upon an Opinion of Counsel provided to the Trustee that the holding of any ownership interest in a Residual Certificate by such Person may cause the Trust Fund REMIC or any Person having an ownership interest in any Class of Certificates, other than such Person, to incur liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in the Residual Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code.

     DUE DATE: The day of the month on which the Monthly Payment is due from the Mortgagor on a Mortgage Loan.

     DUE PERIOD: With respect to each Remittance Date, the period commencing on the second day of the month immediately preceding the month in which such Remittance Date occurs and ending on the first day of the month in which such Remittance Date occurs.

     ELIGIBLE ACCOUNT: Either (A) a segregated account or accounts maintained with an institution whose deposits are insured by and held up to the limits insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC, the unsecured and uncollateralized debt obligations of which shall be rated "A" or better by S&P and A2 or better by Moody's and in one of the two highest short-term rating categories by S&P and the highest short term rating category by Moody's, and which is either (i) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws, (ii) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (iii) a national banking association duly organized, validly existing and in good standing under the federal banking laws, (iv) a principal subsidiary of a bank holding company, or (v) approved in writing by the Certificate Insurer, Moody's and S&P or (B) a trust account or accounts (which shall be a "special deposit account") maintained with the trust department of a federal or state chartered depository institution or trust company, having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity. Any Eligible Accounts maintained with the Trustee shall conform to the preceding clause (B).

     ERISA: Employee Retirement Income Security Act of 1974, as amended.

     EVENT OF DEFAULT: As described in Section 10.01.

     EVENT OF NONPAYMENT: An event of nonpayment shall occur with respect to each Group and with respect to any Remittance Date if (i) on or prior to the related Cross-Over Date, the amounts remitted by the Servicer and available to the Trustee pursuant to Sections 5.04(i), 6.05(e), 6.09 and 6.10 (to the extent not included in 5.04(i)) for deposit in the related Certificate Account that are not subject to an automatic stay under Section 362 of the United States Bankruptcy Code pursuant to an order of a United States bankruptcy court of competent jurisdiction, plus the amount of any Net Excess Spread from the other Group, plus the amount of any Excess Principal from the other Group, plus the amount to be paid pursuant to the last paragraph of Section 6.06(c) (if any), will not, taken together, be sufficient to pay the sum of (x) all of the related Class A Remittance Amount (exclusive of any related Class A Carry-Forward Amount representing amounts previously paid to the related Class A Certificateholders as Insured Payments, or representing interest accrued in respect of such Insured Payments) and (y) the related Monthly Premium to be withdrawn from the related Certificate Account to be paid to the Certificate Insurer pursuant to Section 6.02(i) in respect of such Remittance Date, or (ii) after the related Cross-Over Date, the related Available Remittance Amount remitted by the Servicer to the Trustee pursuant to Section 5.04(i) plus that additional portion of the Amount Available constituting Excess Spread available to pay the related Class A Interest Remittance Amount pursuant to Section 6.06(c)(A)(Y)(i) with respect to Group 1, and Section 6.06(c)(B)(Y)(i) with respect to Group 2, the amounts remitted by the Servicer to the Trustee pursuant to Sections 6.05(e), 6.09 and
6.10 (to the extent not included in Section 5.04(i)) for deposit in the related Certificate Account that are not subject to an automatic stay under Section 362 of the United States

Bankruptcy Code pursuant to an order of a United States bankruptcy court of competent jurisdiction, will not, taken together, be sufficient to pay the sum of (x) all of the related Class A Remittance Amount (exclusive of any related Class A Carry-Forward Amount representing amounts previously paid to the related Class A Certificateholders, as Insured Payments, or representing interest accrued in respect of such Insured Payments) and (y) the related Monthly Premium to be withdrawn from the related Certificate Account to be paid to the Certificate Insurer pursuant to Section 6.02(i) in respect of such Remittance Date, or (iii) the sum of all Realized Losses with respect to such Group since the Closing Date exceeds 75% of the related Subordinated Amount as of November 25, 1998.

     EXCESS PAYMENTS: With respect to a Due Period, any principal amounts received on a Mortgage Loan in excess of the principal amount included in the Monthly Payment due on the Due Date in such Due Period which does not constitute either a Curtailment or a Principal Prepayment.

     EXCESS PRINCIPAL: With respect to any Group and for a particular Remittance Date, the lesser of (i) the portion, if any, of the Available Principal Amount for each related Sub-Pool that is not required to be included in the related Class A Principal Remittance Amount for such Sub-Pool for such Remittance Date as a result of the application of clause (a) of the definition of the related Class A Principal Remittance Amount and (ii) the amount of such portion described in clause (i) remaining after the application of the related Available Remittance Amount to cover the Required Payments for such Group.

     EXCESS PROCEEDS: With respect to any Mortgage Loan (including a Mortgage Loan as to which the related Mortgaged Property has become an REO Property) that became a Liquidated Mortgage Loan during any Due Period, the excess, if any, of
(a) the total Net Liquidation Proceeds received in respect thereof during such Due Period, over (b) the Principal Balance of such Mortgage Loan as of the date such Mortgage Loan became a Liquidated Mortgage Loan plus interest thereon at the Mortgage Rate from the date through which interest was last paid by the Mortgagor or advanced by the Servicer to but not including the Due Date in such Due Period.

     EXCESS SPREAD: With respect to Group 1 and for a particular Remittance Date, an amount equal to the sum of (a) the excess of (x) all payments received or advanced or withdrawn from the Group 1 Reserve Account on account of interest on the Group 1 Mortgage Loans during the related Due Period over (y) the sum of
(i) the related Class 1A Interest Remittance Amount for such Remittance Date with respect to the Class 1A-1 and Class 1A-2 Certificates, (ii) the Annual Trustee Expense Amount with respect to Group 1 for such Remittance Date, (iii) the Monthly Premium for such Remittance Date and (iv) the Servicing Fee for such Remittance Date and (b) with respect to the October 26, 1998, November 25, 1998 and December 28, 1998 Remittance Dates only, Excess Spread shall also include an amount with respect to the related Pre-Funded Amounts to be determined by the Certificate Insurer and deposited into the Group 1 Interest Coverage Account by the Depositor on the Closing Date.

     With respect to Group 2 and for a particular Remittance Date, an amount equal to the sum of (a) the excess of (x) all payments received or advanced or withdrawn from the Group 2 Reserve Account on account of interest on the Group 2 Mortgage Loans during the related Due Period over (y) the sum of (i) the Class 2A Interest Remittance Amount for such Remittance Date with respect to the Class 2A-1 and Class 2A-2 Certificates, (ii) the Annual Trustee Expense Amount with respect to Group 2 for such Remittance Date, (iii) the Monthly Premium for such Remittance Date and (iv) the Servicing Fee for such Remittance Date and (b) with respect to the October 26, 1998, November 25, 1998 and December 28, 1998 Remittance Dates only, Excess Spread shall also include an amount with respect to the related Pre-Funded Amounts to be determined by the Certificate Insurer and deposited into the Group 2 Interest Coverage Account.

     FDIC: The Federal Deposit Insurance Corporation and any successor thereto.

     FHLMC: The Federal Home Loan Mortgage Corporation and any successor thereto.

     FIDELITY BOND: As described in Section 5.09.

     FINAL ORDER: As defined in Section 6.06(b).

     FIRST LIEN: With respect to any Group 1 Mortgage Loan which is secured by a second priority lien, the Mortgage Loan relating to the corresponding Mortgaged Property having a first priority lien.

     FNMA: The Federal National Mortgage Association and any successor thereto.

     FNMA LOAN: Any Mortgage Loan originated substantially in accordance with FNMA and FHLMC underwriting guidelines in effect on the date the Mortgage Loan was originated.

     FUNDING PERIOD: With respect to each Group, the period beginning on the Closing Date and ending on the earlier of the date on which (a) the amount on deposit in the related Pre-Funding Account is zero or (b) the close of business on December 16, 1998.

     GROSS MARGIN: With respect to each Group 2 Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note to be added to the related Index to determine the Mortgage Rate on each Adjustment Date, and which is set forth in the related Mortgage Loan Schedule.

     GROUP: Either Group 1 or Group 2.

     GROUP 1: Collectively, Sub-Pool I and Sub-Pool II.

     GROUP 2: Collectively, Sub-Pool III and Sub-Pool IV.

     GROUP 1 CERTIFICATE ACCOUNT: The Certificate Account with respect to Sub-Pool I and Sub-Pool II.

     GROUP 2 CERTIFICATE ACCOUNT: The Certificate Account with respect to Sub-Pool III and Sub-Pool IV.

     GROUP 1 FUNDING PERIOD: The Funding Period with respect to Sub-Pool I and Sub-Pool II.

     GROUP 2 FUNDING PERIOD: The Funding Period with respect to Sub-Pool III and Sub-Pool IV.

     GROUP 1 INTEREST COVERAGE ACCOUNT: The Interest Coverage Account with respect to Group 1.

     GROUP 2 INTEREST COVERAGE ACCOUNT: The Interest Coverage Account with respect to Group 2.

     GROUP 1 RESERVE ACCOUNT: The Reserve Account with respect to Group 1.

     GROUP 2 RESERVE ACCOUNT: The Reserve Account with respect to Group 2.

     GROUP 1 SUBSEQUENT MORTGAGE LOAN: Either a Sub-Pool I Subsequent Mortgage Loan or a Sub-Pool II Subsequent Mortgage Loan.

     GROUP 2 SUBSEQUENT MORTGAGE LOAN: Either a Sub-Pool III Subsequent Mortgage Loan or a Sub-Pool IV Subsequent Mortgage Loan.

     GROUP 1 TRUSTEE EXPENSE ACCOUNT: The Trustee Expense Account with respect to Group 1.

     GROUP 2 TRUSTEE EXPENSE ACCOUNT: The Trustee Expense Account with respect to Group 2.

     INDEX: With respect to the Group 2 Mortgage Loans, the index for the adjustment of the Mortgage Rate set forth as such in the related Mortgage Note, such index being the average of interbank offered rates for six-month U.S. dollar-denominated deposits in the London market as published in The Wall Street Journal "Money Rates" table, and as most recently available as of the date 45 days before such Mortgage Loan Adjustment Date if such date falls on a Friday or, if such date does not fall on a Friday, then as most recently available as of the Friday immediately preceding the date 45 days before each such Mortgage Loan Adjustment Date. If the Index becomes unavailable, the Servicer, on behalf of the Trustee, will select an alternative index for mortgage loans on single family residential properties, based upon comparable information, over which it has no control and which is readily verifiable by mortgagors.

     INDEPENDENT PERSON: When used with respect to any specified Person, any such Person who (a) is in fact independent of the Depositor, the Servicer and their respective Affiliates, (b) does not have any direct financial interest in or any material indirect financial interest in any of the Depositor or the Servicer or any Affiliate thereof, and (c) is not connected with the Depositor or the Servicer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor or the Servicer or any Affiliate thereof solely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor or the Servicer or any Affiliate thereof, as the case may be.

     INITIAL ADJUSTMENT DATE: With respect to each Group 2 Mortgage Loan, the first adjustment date following the origination of such Mortgage Loan.

     INITIAL MORTGAGE RATE: With respect to each Group 2 Mortgage Loan, the Mortgage Rate in effect prior to the Initial Adjustment Date.

     INITIAL MORTGAGE LOAN: A Mortgage Loan assigned and transferred to the Trustee on the Closing Date.

     INITIAL MORTGAGE LOANS: Collectively, the Initial Mortgage Loans.

     INSURANCE AGREEMENT: The agreement dated as of the Closing Date by and among the Certificate Insurer, the Depositor, the Servicer and the Trustee, as amended from time to time by the parties thereto, relating to, among other things, the Premium Percentage.

     INSURANCE PROCEEDS: Proceeds paid to the Trustee or the Servicer by any insurer (except the Certificate Insurer) or by the Servicer pursuant to a deductible clause under a blanket policy insuring against fire and hazards of extended coverage on all of the Mortgage Loans pursuant to Section 5.08, in either event pursuant to any insurance policy covering a Mortgage Loan, Mortgaged Property, or REO Property or any other insurance policy net of any expenses which are incurred by the Servicer or the Trustee in connection with the collection of such proceeds and not otherwise reimbursed to the Servicer, other than proceeds to be applied to the restoration or repair of the Mortgaged Property, or released to the Mortgagor in accordance with customary first and second mortgage servicing procedures in the case of Group 1 Mortgage Loans and customary first mortgage servicing procedures in the case of Group 2 Mortgage Loans.

     INSURED PAYMENT: With respect to each Class of Class A Certificates and as of each Remittance Date, the amount, if any, by which (1) the related Class A Remittance Amount (excepting clause (c)(vi) of each of the related definitions of Class A Principal Remittance Amount to the extent such amount is due but not paid by the Depositor) exceeds (2) the sum of (a) the related Available Remittance Amount (minus the related Monthly Premium withdrawable from the related Certificate Account to be paid to the Certificate Insurer pursuant to
Section 6.02(i)),
plus (b) (I), if such Remittance Date is prior to the related Cross-Over Date, the lower of (X) the Excess Spread deposited into the related Certificate Account pursuant to Section 5.04(i) as of such Remittance Date, plus the Net Excess Spread from the other Group, if any, plus Excess Principal from the other Group, if any, and (Y) the related Subordinated Amount, or (II), if such Remittance Date is on or after the related Cross-Over Date, that portion of the Amount Available constituting Excess Spread with respect to the related Group available to pay the related Class A Interest Remittance Amount pursuant to
Section 6.06(c)(A)(Y)(i) with respect to Group 1 and Section 6.06(c)(B)(Y)(i) with respect to Group 2, plus (c) any amount transferred from the related Reserve Account to the related Certificate Account pursuant to Section 6.14(c), plus (d) the aggregate amount of any previous Insured Payments for which the Certificate Insurer has not been reimbursed pursuant to Section 6.06(b), together with that portion of the amounts described in the preceding clause (1) that represents interest accrued in respect of such Insured Payments in accordance with the definition of Class A Carry-Forward Amount; provided, however, that the determination of Insured Payments shall not be affected in any way by any recharacterization of the transactions contemplated by this Agreement as a financing in any bankruptcy, insolvency or similar proceeding to which the Depositor may be subject and the related Available Remittance Amount shall for the purpose of this definition be deemed to be decreased by the amount thereof that has been deposited in the related Certificate Account but may not be withdrawn therefrom pursuant to an order of a United States bankruptcy court of competent jurisdiction imposing a stay pursuant to Section 362 of the United States Bankruptcy Code.

     INTEREST COVERAGE ACCOUNT: With respect to each Group, the Account established and maintained pursuant to Section 6.13, which must be an Eligible Account. With respect to Group 1 the Interest Coverage Account shall be known as the Group 1 Interest Coverage Account and with respect to Group 2, the Interest Coverage Account shall be known as the Group 2 Interest Coverage Account.

     INTEREST COVERAGE ADDITION: With respect to the related Group and as to any Remittance Date, the sum of the amounts described in Sections 6.13(b), 6.13(c) and 6.13(d).

     INTEREST COVERAGE AMOUNT: With respect to each Group, the amount to be paid by the Depositor to the Trustee for deposit into the related Interest Coverage Account pursuant to Section 6.13(a). On the Closing Date, such amount is $3,046,094.94 for Group 1 and $2,528,434.48 for Group 2. On each Subsequent Transfer Date and with respect to each Group, such amount shall be equal to the interest portion of any related Deferred Payments that would otherwise be due after the Subsequent Cut-off Date.

     LIQUIDATED MORTGAGE LOAN: Any defaulted Mortgage Loan or REO Property as to which the Servicer has determined that all amounts which it reasonably and in good faith expects to recover have been recovered from or on account of such Mortgage Loan or REO Property.

     LIQUIDATION PROCEEDS: Any cash amounts received in connection with the liquidation of defaulted Mortgage Loans, whether through trustee's sale, foreclosure sale, REO

Disposition or otherwise, and any other amounts required to be deposited in the Principal and Interest Account pursuant to Section 5.10.

     LOAN-TO-VALUE RATIO: The fraction, expressed as a percentage, the numerator of which is the original Principal Balance of the related Mortgage Loan and the denominator of which is the Appraised Value at the time of origination of the related Mortgaged Property.

     MAJORITY CERTIFICATEHOLDERS: With respect to Group 1, the Class 1A Majority Certificateholders. With respect to Group 2, the Class 2A Majority Certificateholders.

     MANUFACTURED HOME: A manufactured home within the meaning of 42 United States Code Section 5402(6).

     MANUFACTURED HOME LOAN: Any Mortgage Loan which is secured by a first lien on real estate to which a Manufactured Home has been permanently affixed.

     MAXIMUM MORTGAGE RATE: With respect to each Group 2 Mortgage Loan, the maximum rate of interest set forth in the related Mortgage Note.

     MINIMUM MORTGAGE RATE: With respect to each Group 2 Mortgage Loan, the minimum rate of interest set forth in the related Mortgage Note.

     MIXED USE LOAN: Any Group 1 Mortgage Loan which is secured by a mixed residential and commercial structure.

     MIXED USE PROPERTY: With respect to Group 1 Mortgage Loans, a property which consists of a mixed residential and commercial structure.

     MONTHLY ADVANCE: An advance made by the Servicer pursuant to Section 6.09.

     MONTHLY PAYMENT: The scheduled monthly payment or Periodic Payment(s) of principal and/or interest required to be made by a Mortgagor on the related Mortgage Loan during any month, as set forth in the related Mortgage Note.

     MONTHLY PREMIUM: With respect to each Group, the monthly premium payable to the Certificate Insurer equal to the product of (i) one-twelfth of the then applicable Premium Percentage and (ii) the then outstanding related Class 1A Principal Balance or Class 2A Principal Balance.

     MOODY'S: Moody's Investors Service, Inc. or any successor thereto.

     MORTGAGE: The mortgage, deed of trust, Land Trust Mortgage or other instrument creating a first or second lien in accordance with applicable law on a Mortgaged Property.

     MORTGAGE FILE: As described in Exhibit A annexed hereto.

     MORTGAGE IMPAIRMENT INSURANCE POLICY: As described in Section 5.08.

     MORTGAGE LOAN: An individual mortgage loan which is assigned and transferred to the Trustee pursuant to this Agreement or a Subsequent Transfer Instrument, together with the rights and obligations of a holder thereof and payments thereon and proceeds therefrom, the Mortgage Loans originally subject to this Agreement being identified on the Mortgage Loan Schedule annexed hereto as Exhibits H-1, H-2, H-3 and H-4. As applicable, Mortgage Loan shall be deemed to refer to the related REO Property.

     MORTGAGE LOAN SCHEDULE: With respect to each Sub-Pool, the schedule of Mortgage Loans attached hereto as Exhibit H-1, H-2, H-3 or H-4, as supplemented by each schedule of Subsequent Mortgage Loans attached to a Subsequent Transfer Instrument, as such schedule may be amended or supplemented from time to time, such schedule identifying each Mortgage Loan by address of the Mortgaged Property and the name of the Mortgagor and setting forth as to each Mortgage Loan the following information: (i) the Principal Balance as of the Cut-off Date or Subsequent Cut-off Date, (ii) the account number, (iii) the original principal amount, (iv) the Loan-to-Value Ratio or Combined Loan-to-Value Ratio, as the case may be, as of the date of origination of the related Mortgage Loan,
(v) the Due Date, (vi) the first date on which a Monthly Payment is due under the Mortgage Note, (vii) the Monthly Payment, (viii) the maturity date of the related Mortgage Note, (ix) the remaining number of months to maturity as of the Cut-off Date or Subsequent Cut-off Date, (x) the applicable Mortgaged Property State, (xi) the current Mortgage Rate and (xii) with respect to the Group 2 Mortgage Loans only: (1) the Gross Margin, (2) the next Adjustment Date after the Cut-off Date, (3) the Maximum Mortgage Rate, (4) the Minimum Mortgage Rate and (5) the Index.

     MORTGAGE NOTE: The note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

     MORTGAGE RATE: With respect to each Group 1 Mortgage Loan, the fixed annual rate of interest borne by the related Mortgage Note, as shown on the related Mortgage Loan Schedule. With respect to each Group 2 Mortgage Loan, the annual rate of interest borne by the related Mortgage Note from time to time.

     MORTGAGED PROPERTY: A Single Family Property, Multifamily Property, Mixed Use Property or Commercial Property which secures a Mortgage Loan.

     MORTGAGOR: The obligor on a Mortgage Note.

     MULTIFAMILY LOAN: Any Mortgage Loan which is secured by Multifamily
Property.

     MULTIFAMILY PROPERTY: With respect to a Mortgage Loan, a residential property consisting of five or more dwelling units.

     NET EXCESS AMOUNT AVAILABLE: With respect to any Group and for a particular Remittance Date, the sum of (i) the Available Remittance Amount for such Group (reduced by the related Monthly Premium to be paid to the Certificate Insurer pursuant to Section 6.04) and (ii) any Insured Payments with respect to such Group.

     NET EXCESS PRINCIPAL: With respect to any Group and for a particular Remittance Date, the Excess Principal for such Group remaining after the application thereof to cover an Available Funds Shortfall with respect to the other Group.

     NET EXCESS SPREAD: With respect to any Group and for a particular Remittance Date, the Excess Spread for such Group remaining after the application thereof to cover Required Payments with respect to such Group (other than in respect of the Class A Principal Remittance Amount after the related Cross-Over Date).

     NET LIQUIDATION PROCEEDS: Liquidation Proceeds net of (i) any reimbursements to the Servicer made therefrom pursuant to Section 5.04(ii) and
(ii) any related accrued and unpaid Annual Trustee Expense Amounts as of the date on which such Liquidation Proceeds were received.

     NET MORTGAGE RATE: With respect to each Mortgage Loan, and at any time, the per annum rate equal to the related Mortgage Rate less the Servicing Fee Rate.

     NONRECOVERABLE ADVANCES: With respect to any Mortgage Loan, (i) any Servicing Advance or Monthly Advance previously made and not reimbursed from late collections pursuant to Section 5.04, or (ii) a Servicing Advance proposed to be made in respect of a Mortgage Loan or REO Property which, in the good faith business judgment of the Servicer would not be ultimately recoverable from late collections, Released Mortgaged Property Proceeds, Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property.

     NON-UNITED STATES PERSON: Any Person other than a United States Person.

     NOTICE: As defined in Section 6.06(b).

     OFFICER'S CERTIFICATE: A certificate delivered to the Trustee signed by the President or an Executive Vice President or a Senior Vice President or a Vice President or an Assistant Vice President of either the Depositor or the Servicer, as required by this Agreement.

     ONE-MONTH LIBOR: With respect to the Class 1A and Class 2A Certificates, as determined by the Trustee on the second Business Day preceding the beginning of each Accrual

Period, the London interbank offered rate for the relevant Accrual Period for one-month U.S. dollar deposits for a term equal to the relevant Accrual Period as such rates appear on Telerate Page 3750, as of 11:00 a.m. (London time) on such date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to banks in the London interbank market for a term equal to the relevant Accrual Period. The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a term equal to the relevant Accrual Period. If the Trustee is unable to determine One Month LIBOR for an Accrual Period, the rate for such Accrual Period shall be One Month LIBOR as determined for the previous Accrual Period. Notwithstanding the foregoing, however, One-Month LIBOR for an Accrual Period shall not be based on One-Month LIBOR for the previous Accrual Period for three consecutive Accrual Periods. If, under the priorities described above, One-Month LIBOR for an Accrual Period would be based on One-Month LIBOR for the previous Accrual Period for the second consecutive Accrual Period, the Trustee shall select a comparable alternative index (over which the Trustee has no control) used for determining one-month Eurodollar lending rates that is calculated and published (or otherwise made available) by an independent third party.

     OPINION OF COUNSEL: A written opinion of counsel, who may, without limitation, be counsel for the Servicer, reasonably acceptable to the Trustee and experienced in matters relating to the subject of such opinion; except that any opinion of counsel relating to (a) the qualification of the Trust Fund REMIC as a REMIC or (b) compliance with the REMIC Provisions must be an opinion of counsel who (i) does not have any direct financial interest or any material indirect financial interest in the Servicer or in any Person known to a Responsible Officer of the Trustee to be an Affiliate thereof and (ii) is not connected with the Servicer as an officer, employee, director or person performing similar functions.

     ORIGINAL CLASS 1A PRINCIPAL BALANCE: $239,000,000.

     ORIGINAL CLASS 1A-1 PRINCIPAL BALANCE: $51,000,000.

     ORIGINAL CLASS 1A-2 PRINCIPAL BALANCE: $188,000,000.

     ORIGINAL CLASS 2A PRINCIPAL BALANCE: $211,000,000.

     ORIGINAL CLASS 2A-1 PRINCIPAL BALANCE: $78,000,000.

     ORIGINAL CLASS 2A-2 PRINCIPAL BALANCE: $133,000,000.

     ORIGINAL GROUP PRINCIPAL BALANCE: Either the Original Group 1 Principal Balance or the Original Group 2 Principal Balance, as applicable.

     ORIGINAL GROUP 1 PRINCIPAL BALANCE: The aggregate Cut-off Date Principal Balances of the Group 1 Initial Mortgage Loans, which amount is equal to $146,225,367.34.

     ORIGINAL GROUP 2 PRINCIPAL BALANCE: The aggregate Cut-off Date Principal Balances of the Group 2 Initial Mortgage Loans, which amount is equal to $130,129,333.25.

     ORIGINAL POOL PRINCIPAL BALANCE: $276,354,700.59, equal to the sum of the Original Group 1 Principal Balance and the Original Group 2 Principal Balance.

     ORIGINAL PRE-FUNDED AMOUNT: With respect to each Sub-Pool, the amount deposited by the Depositor in the related Pre-Funding Account on the Closing Date, which amount is $20,510,037.66 for Sub-Pool I, $74,678,736.44 for Sub-Pool II, $32,187,568.00 for Sub-Pool III and $51,896,296.70 for Sub-Pool IV.

     ORIGINAL SUB-POOL I PRINCIPAL BALANCE: The aggregate Cut-off Date Principal Balances of the Sub-Pool I Initial Mortgage Loans, which amount is equal to $31,005,113.86.

     ORIGINAL SUB-POOL II PRINCIPAL BALANCE: The aggregate Cut-off Date Principal Balances of the Sub-Pool II Initial Mortgage Loans, which amount is equal to $115,220,253.48.

     ORIGINAL SUB-POOL III PRINCIPAL BALANCE: The aggregate Cut-off Date Principal Balances of the Sub-Pool III Initial Mortgage Loans, which amount is equal to $47,000,249.24.

     ORIGINAL SUB-POOL IV PRINCIPAL BALANCE: The aggregate Cut-off Date Principal Balances of the Sub-Pool IV Initial Mortgage Loans, which amount is equal to $83,129,084.01.

     OVERCOLLATERALIZATION AMOUNT: With respect to any Sub-Pool and for a particular Remittance Date, the excess, if any, of (i) the sum of (a) the related Sub-Pool Principal Balance, (b) the related Pre-Funded Amount and (c) the amount, if any, on deposit in the related Reserve Account allocated to such Sub-Pool as of the close of business on the last day of the related Due Period over (ii) the related Class A Principal Balance after giving effect to distributions of the related Class A Principal Remittance Amount for such Sub-Pool on such Remittance Date.

     OWNER-OCCUPIED MORTGAGED PROPERTY: A Residential Dwelling that the related Mortgagor represented an intent to occupy as such Mortgagor's primary, secondary or vacation residence at the origination of the Mortgage Loan.

[

     PAYING AGENT: Initially, the Trustee, and thereafter, the Trustee or any other Person that meets the eligibility standards for the Paying Agent specified in Section 14.13 and is authorized by the Trustee to make payments on the Certificates on behalf of the Trustee.

     PERCENTAGE INTEREST: With respect to a Class 1A-1, Class 1A-2, Class 2A-1, or Class 2A-2 Certificate, the portion of the Class evidenced by such Certificate, expressed as a percentage rounded to four decimal places, equivalent to a fraction the numerator of which is the denomination represented by such Certificate and the denominator of which is the Original Class 1A-1, Class 1A-2, Class 2A-1, or Class 2A-2 Principal Balance, as applicable. With respect to the Class R Certificates, the portion of the Class evidenced by such Certificate as stated on the face thereof; provided, however, that no more than 100% Percentage Interests in the Class R Certificates shall be outstanding at any one time.

     PERIODIC RATE CAP: With respect to each Group 2 Mortgage Loan, the provision in each Mortgage Note that limits permissible increases and decreases in the Mortgage Rate on any Adjustment Date to not more than one percentage point, or, with respect to the Six- Month LIBOR Loans which are subject to an adjustment after an initial twenty-four month period, increase to not more than two percentage points on the initial Adjustment Date only.

     PERIODIC PAYMENT: With respect to any Periodic Payment Loan, as of any date of determination, the scheduled payment of principal and/or interest required to be made by a Mortgagor as set forth in the related Mortgage Note.

     PERIODIC PAYMENT LOANS: Any Mortgage Loan that provided, on the date of origination, for Periodic Payments to be made every twenty-eight (28) days.

     PERMITTED INSTRUMENTS: As used herein, Permitted Instruments shall include the following:

          (i) direct general obligations of, or obligations fully and unconditionally guaranteed as to the timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, FHLMC senior debt obligations, and FNMA senior debt obligations, but excluding any of such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption;

          (ii) federal funds, certificates of deposit, time and demand deposits and banker's acceptances of any bank or trust company incorporated under the laws of the United States or any state thereof (in each case having maturities of less than 365 days), provided that the short-term debt obligations of such bank or trust company at the date of acquisition thereof have been rated "A-1" or better by S&P and Prime-1 by Moody's;

          (iii) deposits of any bank or savings and loan association, provided that the long-term unsecured debt obligations of such bank or savings and loan association have been rated Baa3 or better by Moody's or "BBB-" or better by S&P and which has combined capital, surplus and undivided profits of at least $3,000,000, which deposits are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC;

          (iv) commercial paper (having original maturities of not more than 180 days) or demand notes rated "A-1" or better by S&P and Prime-1 by Moody's and issued by an entity having a long-term rating of A2 or better by Moody's;

          (v) investments in money market funds rated "AAAm" or "AAAm-G" by S&P and Aaa by Moody's; and

          (vi) investments approved by S&P, Moody's and the Certificate Insurer in writing delivered to the Trustee;

provided that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and provided, further, that no instrument described hereunder may be purchased at a price greater than par.

     PERMITTED TRANSFEREE: Any transferee of a Class R Certificate other than a Disqualified Organization, an "electing large partnership" as defined in Section 775 of the Code or a Non-United States Person.

     PERSON: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, national banking association, unincorporated organization or government or any agency or political subdivision thereof.

     PLAN: Any employee benefit plan within the meaning of Section 3(3) of ERISA or a plan within the meaning of Section 4975(e)(1) of the Code.

     POOL PRINCIPAL BALANCE: As of any date of determination, the aggregate of the Group 1 Principal Balance and the Group 2 Principal Balance.

     PREFERENCE AMOUNT: As defined in Section 6.06(b).

     PRE-FUNDED AMOUNT: With respect to each Sub-Pool and with respect to any Determination Date, the amount on deposit in the related Pre-Funding Account.

     PRE-FUNDING ACCOUNT: With respect to each Sub-Pool, the account established and maintained pursuant to Section 6.12. With respect to Sub-Pool I, the Pre-Funding Account shall be known as the Sub-Pool I Pre-Funding Account, with respect to Sub-Pool II, the Pre-Funding Account shall be known as the Sub-Pool II Pre-Funding Account, with respect to Sub-Pool III, the Pre-Funding Account shall be known as the Sub-Pool III Pre-Funding Account and, with respect to Sub-Pool IV, the Pre-Funding Account shall be known as the Sub-Pool IV Pre-Funding Account..

     PREMIUM PERCENTAGE: With respect to each Group and as of any Remittance Date, the percentage designated as such in the Insurance Agreement.

     PREPAYMENT ASSUMPTION: With respect to Group 1, 2% per annum of the then outstanding principal balance of the Group 1 Mortgage Loans in the first month of the life of the Group 1 Mortgage Loans, and an additional 1.2% per annum in each month thereafter until the twenty-first month and in each month thereafter during the life of the Group 1 Mortgage Loans, 26% per annum each month. With respect to Group 2, an assumed constant rate of prepayment equal to 28% per annum.

     PRINCIPAL AND INTEREST ACCOUNT: With respect to each Sub-Pool, the principal and interest account established by the Servicer pursuant to Section
5.03. With respect to Sub-Pool I, the Principal and Interest Account shall be known as the Sub-Pool I Principal and Interest Account, with respect to Sub-Pool II, the Principal and Interest Account shall be known as the Sub-Pool II Principal and Interest Account, with respect to Sub-Pool III, the Principal and Interest Account shall be known as the Sub-Pool III Principal and Interest Account and, with respect to Sub-Pool IV, the Principal and Interest Account shall be known as the Sub-Pool IV Principal and Interest Account.

     PRINCIPAL BALANCE: With respect to any Mortgage Loan or related REO Property, at any date of determination, (i) the Cut-off Date Principal Balance of such Mortgage Loan (or the principal balance outstanding as of the Subsequent Cut-off Date with respect to a Subsequent Mortgage Loan or as of the applicable substitution date with respect to a Qualified Substitute Mortgage Loan), after application of principal payments received on or before such Cut-off Date (or on or before such Subsequent Cut-off Date or substitution date), minus (without duplication) (ii) the sum of (a) the principal portion of the Monthly Payments received during each Due Period ending prior to the most recent Remittance Date and deposited in the related Principal and Interest Account pursuant to Section 5.03, and (b) all Principal Prepayments, Curtailments, Excess Payments, Insurance Proceeds, Net Liquidation Proceeds, Released Mortgaged Property Proceeds and net income from any REO Property to the extent applied by the Servicer as recoveries of principal, which were distributed pursuant to Section
6.06 on any previous Remittance Date. The Principal Balance of any Liquidated Mortgage Loan in the month following the month in which such loan became a Liquidated Mortgage Loan is zero.

     PRINCIPAL PAYMENT TABLE: The table with respect to each Sub-Pool set forth as Exhibit P.

     PRINCIPAL PREPAYMENT: Any payment or other recovery of principal on a Mortgage Loan equal to the outstanding principal balance thereof, received in advance of the final scheduled Due Date which is intended to satisfy a Mortgage Loan in full.

     PROPOSED SUBSEQUENT MORTGAGE LOAN SCHEDULE: With respect to each Sub-Pool, the proposed schedule of mortgage loans or potential mortgage loans from which the majority of the Subsequent Mortgage Loans will be obtained, attached hereto as Exhibit R.

     PROSPECTUS: The prospectus and prospectus supplement, as supplemented, prepared by the Depositor in connection with the initial issuance and sale of the Class 1A and Class 2A Certificates.

     PURCHASE PRICE: As defined in Section 5.11.

     QUALIFIED MORTGAGE: "Qualified Mortgage" shall have the meaning set forth from time to time in the definition thereof at Section 860G(a)(3) of the Code (or any successor statute thereto).

     QUALIFIED SUBSTITUTE MORTGAGE LOAN: A Mortgage Loan substituted by the Depositor for a Deleted Mortgage Loan pursuant to Section 2.05 or 3.03, which,

          (A) with respect to any Group 1 Mortgage Loan, (i) has a fixed mortgage interest rate of not less than (and not more than two percentage points higher than) the Mortgage Rate of the Deleted Mortgage Loan; (ii) relates to the same type of Mortgaged Property as the Deleted Mortgage Loan and has the same lien priority as the Deleted Mortgage Loan; (iii) has a remaining term to maturity no greater than (and not more than one year less than that of) the Deleted Mortgage Loan; (iv) has a Loan-to-Value Ratio, or a Combined Loan-to-Value Ratio, as the case may be, no higher than that of the Deleted Mortgage Loan; (v) has a principal balance (after application of all payments received on or prior to the date of substitution) equal to or less than the Principal Balance of the Deleted Mortgage Loan as of such date; (vi) satisfies the criteria set forth from time to time in the definition of "qualified replacement mortgage" at Section 860G(a)(4) of the Code (or any successor statute thereto); (vii) has the same or lower credit risk, as measured by credit risk category, under the Depositor's underwriting guidelines; and (viii) complies with each representation and warranty set forth in Sections 3.01, 3.02(a) and 3.02(b), and

          (B) with respect to any Group 2 Mortgage Loan, (i) has a Maximum Mortgage Rate no lower than (and not more than two percentage points higher than) the Maximum Mortgage Rate of the Deleted Mortgage Loan, and has a Minimum Mortgage Rate no lower than (and not more than one percentage point higher than) the Minimum Mortgage Rate of the Deleted Mortgage Loan; (ii) has the same Index and Periodic Rate Cap as that of the Deleted Mortgage Loan and a Gross Margin not less than that of the Deleted Mortgage Loan and, if Mortgage Loans equal to 1% or more of the Pool Stated Principal Balance of the Mortgage Loans as of the Cut-off Date have become Deleted Mortgage Loans, not more than two percentage points more than that of the Deleted Mortgage Loan; (iii) shall be accruing interest at a rate no lower than and not more than 1% per annum higher than, that of the Deleted Mortgage Loan; (iv) has a principal balance (after application of all payments received on or prior to the date of substitution) equal to or less than the Principal Balance of the Deleted Mortgage Loan as of such date; (v) has a Loan- to-Value Ratio no higher than that of the Deleted Mortgage Loan; (vi) has a remaining term to maturity no greater than (and not more than one year less than that of) the Deleted Mortgage Loan; (vii) satisfies the criteria set forth from time to time in the definition of "qualified replacement mortgage" at Section 860G(a)(4) of the Code (or any successor statute thereto); (viii) has the same or lower credit risk, as measured by credit risk category, under the Depositor's underwriting guidelines; (ix) has a Net Mortgage Rate (net of any portion of the interest on such Mortgage Loan that may be retained by the Depositor) within two percentage points of that of the Deleted Mortgage Loan; and (x) complies with each representation and warranty set forth in Sections 3.01, 3.02(a) and 3.02(c).

     REALIZED LOSS: With respect to each Liquidated Mortgage Loan, an amount (not less than zero or greater than the related Principal Balance as of the date of liquidation) equal to the outstanding Principal Balance of such Mortgage Loan as of the date of liquidation minus that portion of Net Liquidation Proceeds actually distributed to Class A Certificateholders pursuant to Section 6.06(c) in respect of such Liquidated Mortgage Loan.

     RECORD DATE: The Business Day immediately preceding the related Remittance Date.

     REFERENCE BANKS: Such leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

     REIMBURSABLE AMOUNTS: As of any date of determination, an amount payable to the Servicer or the Depositor with respect to (i) Monthly Advances and Servicing Advances not previously reimbursed and (ii) any advances reimbursable pursuant to Section 9.01 and not previously reimbursed pursuant to Section 6.03(c) or 6.06(c).

     RELEASED MORTGAGED PROPERTY PROCEEDS: As to any Mortgage Loan, proceeds received by the Servicer in connection with (a) a taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or (b) any release of part of the Mortgaged Property from the lien of the related Mortgage, whether by partial condemnation, sale or otherwise; which are not released to the Mortgagor in accordance with applicable law, customary mortgage servicing procedures and this Agreement.

     REMAINING NET EXCESS SPREAD: With respect to any Group and for a particular Remittance Date, the Net Excess Spread for such Group remaining after the application thereof to cover an Available Funds Shortfall with respect to the other Group.

     REMIC: A "real estate mortgage investment conduit" within the meaning of
Section 860D of the Code.

     REMIC PROVISIONS: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of the Code, and any related provisions and proposed, temporary and final Treasury regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

     REMITTANCE DATE: The 25th day of any month or if such 25th day is not a Business Day, the first Business Day immediately following, commencing on October 26, 1998.

     RENTS FROM REAL PROPERTY: With respect to any REO Property relating to a Multifamily Loan, Mixed Use Loan or Commercial Loan, gross income of the character described in Section 856(d) of the Code.

     REO DISPOSITION: The final sale of a Mortgaged Property acquired in foreclosure or by deed in lieu of foreclosure.

     REO PROPERTY: As defined in Section 5.10.

     REQUIRED OVERCOLLATERALIZATION AMOUNT: With respect to any Sub-Pool and at any time, the overcollateralization amount required by the Certificate Insurer and set forth as the "Required Overcollateralization Amount" in the Insurance Agreement with respect to each Sub-Pool.

     REQUIRED PAYMENTS: With respect to any Group and for a particular Remittance Date, the amount required to pay the Class A Interest Remittance Amount with respect to all Classes of Class A Certificates, the Class A Principal Remittance Amount with respect to all Classes of Class A Certificates, the related Annual Trustee Expense Amount and the related Monthly Premium to be paid to the Certificate Insurer pursuant to Section 6.04.

     RESERVE ACCOUNT: With respect to each Group, and if necessary, the Account established and maintained pursuant to Section 6.14, which must be an Eligible Account. With respect to Group 1, the Reserve Account shall be known as the Group 1 Reserve Account and with respect to Group 2, the Reserve Account shall be known as the Group 2 Reserve Account.

     RESERVE ACCOUNT DEPOSIT: With respect to each Group, the amount set forth in the Insurance Agreement Supplement which is required by the Certificate Insurer to be deposited in the related Reserve Account pursuant to Section 6.14(c)(ii).

     RESERVE ACCOUNT INTEREST DEPOSIT: With respect to each Group, the interest portion of any Deferred Payments deposited by the Trustee in the related Reserve Account pursuant to Section 6.14(c)(i)(A).

     RESIDENTIAL DWELLING: A one- to four-family dwelling, a unit in a planned unit development, a unit in a condominium development or a manufactured home.

     RESPONSIBLE OFFICER: When used with respect to the Trustee, any officer assigned to the Asset-Backed Securities Trust Services Department (or any successor thereto), including any Vice President, Senior Trust Officer, Trust Officer, Assistant Trust Officer, any Assistant Secretary, any trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above officers and having direct responsibility for the administration of this Agreement, and also, with respect to a particular matter, any other officer, to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject. When used with respect to the Depositor or the Servicer, the President or any Executive Vice President, Senior Vice President, Vice President, Assistant Vice President, or any Secretary or Assistant Secretary, or any Treasurer or Assistant Treasurer.

     SCHEDULED CLASS A PRINCIPAL BALANCE: For each calendar month, the amount set forth in the Principal Prepayment Table.

     SERIES: 1998-3.

     SERVICER: Superior Bank FSB, or any successor appointed as provided herein.

     SERVICER'S CERTIFICATE: As defined in Section 6.08.

     SERVICER'S MONTHLY REMITTANCE REPORT: A report prepared by the Servicer substantially in the form of Exhibit Q.

     SERVICING ADVANCES: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in connection with a default, delinquency or other unanticipated event by the Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of the Mortgaged Property, including without limitation advances in respect of real estate taxes and assessments and insurance premiums on fire, hazard and flood insurance policies, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of an REO Property, (iv) compliance with the obligations under Sections 5.01(e), 5.02, 5.05, 5.07, 5.15 and Article XIII, which Servicing Advances are reimbursable to the Servicer to the extent provided in this Agreement and (v) in connection with the liquidation of a Group 1 Mortgage Loan, expenditures relating to the purchase or maintenance of the First Lien pursuant to Section 5.14, for all of which costs and expenses the Servicer is entitled to reimbursement in accordance with this Agreement. Notwithstanding anything herein to the contrary, no Servicing Advance shall be required to be made hereunder if such Servicing Advance would, if made, constitute a Nonrecoverable Advance. The determination by the Servicer that it has made a Nonrecoverable Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate delivered to the Certificate Insurer, the Depositor and the Trustee no later than the Business Day following such determination.

     SERVICING COMPENSATION: The Servicing Fee and other amounts to which the Servicer is entitled pursuant to Section 7.03. The Servicer's right to Servicing Compensation may be reduced as set forth in Section 6.10.

     SERVICING FEE: As to each Mortgage Loan (including any Mortgage Loan as to which the related Mortgaged Property has become REO Property), the annual fee payable to the Servicer. Such fee shall be calculated and payable monthly only from the amounts received in respect of interest on such Mortgage Loan and shall be computed by multiplying (i) the principal balance on which interest accrues on the Mortgage Loan by (ii) the Servicing Fee Rate and by further multiplying the product thereof by (iii) a fraction, the numerator of which is the number of days in the period elapsed since the date to which interest was last paid by the Mortgagor or advanced by the Servicer and the denominator of which is the number of days in the annual period for which interest accrues on the related Mortgage Loan. The Servicing Fee is payable solely from the interest portion of (i) Monthly Payments, (ii) Liquidation Proceeds, (iii) Insurance Proceeds or (iv) Released Mortgaged Property Proceeds collected by the Servicer, or as otherwise provided in Section 5.04. The Servicing Fee includes any servicing fees owed or payable to any Subservicer.

     SERVICING FEE RATE: 0.65% per annum.

     SERVICING OFFICER: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appears on a list of servicing officers annexed to an Officer's Certificate furnished on the Closing Date to the Trustee and the Certificateholders by the Servicer, as such list may from time to time be amended.

     SINGLE FAMILY PROPERTY: A one- to four-family residential property individual condominium unit, manufactured home, or unit in a planned unit development.

     S&P: Standard & Poor's Ratings Services, A Division of the McGraw-Hill Companies, Inc., or any successor thereto.

     SPECIAL POWER OF ATTORNEY: As defined in Section 2.04(f).

     STARTUP DAY: The day designated as such pursuant to Section 13.01.

     SUB-POOL: Either Sub-Pool I, Sub-Pool II, Sub-Pool III or Sub-Pool IV.

     SUB-POOL FACTOR: With respect to each Sub-Pool and as of any date of calculation, the related Sub-Pool Principal Balance after giving effect to the distributions to be made on the related Remittance Date as of such date divided by the sum of the Original Sub-Pool Principal Balance with respect to such Sub-Pool and the Principal Balances of all Subsequent Mortgage Loans with respect to such Sub-Pool as of the Subsequent Cut-off Date.

     SUB-POOL PRINCIPAL BALANCE: Either the Sub-Pool I Principal Balance, the Sub-Pool II Principal Balance, the Sub-Pool III Principal Balance or the Sub-Pool IV Principal Balance.

     SUB-POOL I: (i) the Sub-Pool I Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto and all proceeds thereof, (ii) such assets as from time to time are identified as REO Property with respect to Sub-Pool I or are deposited, with respect to Sub-Pool I in the Group 1 Certificate Account, Group 1 Trustee Expense Account, Group 1 Reserve Account, Group 1 Interest Coverage Account, the Sub-Pool I Pre-Funding Account or the Sub-Pool I Principal and Interest Account, including any amounts on deposit in the foregoing accounts and invested in Permitted Instruments, (iii) the Trustee's rights under all insurance policies with respect to the Sub-Pool I Mortgage Loans required to be maintained pursuant to this Agreement and any Insurance Proceeds with respect thereto, (iv) the Certificate Insurance Policy, (v) Liquidation Proceeds with respect to Sub-Pool I Mortgage Loans and (vi) Released Mortgaged Property Proceeds with respect to Sub-Pool I Mortgage Loans. The Depositor's Yield and amounts received after the Cut-off Date in the case of Sub-Pool I Initial Mortgage Loans, or after a Subsequent Cut-off Date in the case of Sub-Pool I Subsequent Mortgage Loans, in respect of interest accrued on the Sub-Pool I Mortgage Loans on or prior to the Cut-off Date, or a Subsequent Cut-off Date, as the case may be, do not constitute a part of Sub-Pool I.

     SUB-POOL I INITIAL MORTGAGE LOANS: The Initial Mortgage Loans with respect to Sub-Pool I.

     SUB-POOL I MORTGAGE LOANS: The Mortgage Loans subject to this Agreement included in Sub-Pool I.

     SUB-POOL I PRE-FUNDING ACCOUNT: The Pre-Funding Account with respect to Sub-Pool I.

     SUB-POOL I PRINCIPAL AND INTEREST ACCOUNT: The Principal and Interest Account with respect to Sub-Pool I.

     SUB-POOL I PRINCIPAL BALANCE: As of any date of determination, the aggregate Principal Balances of the Sub-Pool I Mortgage Loans.

     SUB-POOL I SUBSEQUENT MORTGAGE LOAN: A Sub-Pool I Mortgage Loan assigned and transferred by the Depositor to the Trustee pursuant to Section 2.10, such Sub-Pool I Mortgage Loan being identified on the related Mortgage Loan Schedule attached to a Sub-Pool I Subsequent Transfer Instrument.

     SUB-POOL I SUBSEQUENT TRANSFER INSTRUMENT: Each Subsequent Transfer Instrument dated as of a Subsequent Transfer Date executed by the Trustee and the Depositor substantially in the form of Exhibit T, by which Sub-Pool I Subsequent Mortgage Loans are transferred and assigned to the Trustee.

     SUB-POOL II: (i) the Sub-Pool II Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto and all proceeds thereof, (ii) such assets as from time to time are identified as REO Property with respect to Sub-

Pool II or are deposited, with respect to Sub-Pool II, in the Group 1 Certificate Account, Group 1 Trustee Expense Account, Group 1 Reserve Account, Group 1 Interest Coverage Account, the Sub-Pool II Pre-Funding Account and the Sub-Pool II Principal and Interest Account, including any amounts on deposit in the foregoing accounts and invested in Permitted Instruments, (iii) the Trustee's rights under all insurance policies with respect to the Sub-Pool II Mortgage Loans required to be maintained pursuant to this Agreement and any Insurance Proceeds with respect thereto, (iv) the Certificate Insurance Policy,
(v) Liquidation Proceeds with respect to Sub-Pool II Mortgage Loans and (vi) Released Mortgaged Property Proceeds with respect to Sub-Pool II Mortgage Loans. The Depositor's Yield and amounts received after the Cut-off Date in the case of the Sub-Pool II Initial Mortgage Loans, or after a Subsequent Cut-off Date in the case of the Sub-Pool II Subsequent Mortgage Loans, in respect of interest accrued on the Sub-Pool II Mortgage Loans on or prior to the Cut-off Date, or a Subsequent Cut-off Date, as the case may be, do not constitute part of Sub-Pool II.

     SUB-POOL II INITIAL MORTGAGE LOANS: The Initial Mortgage Loans with respect to Sub-Pool II.

     SUB-POOL II MORTGAGE LOANS. The Mortgage Loans subject to this Agreement included in Sub-Pool II.

     SUB-POOL II PRE-FUNDING ACCOUNT: The Pre-Funding Account with respect to Sub-Pool II.

     SUB-POOL II PRINCIPAL AND INTEREST ACCOUNT: The Principal and Interest Account with respect to Sub-Pool II.

     SUB-POOL II PRINCIPAL BALANCE: As of any date of determination, the aggregate Principal Balances of the Sub-Pool II Mortgage Loans.

     SUB-POOL II SUBSEQUENT MORTGAGE LOAN: A Sub-Pool II Mortgage Loan assigned and transferred by the Depositor to the Trustee pursuant to Section 2.10, such Sub- Pool II Mortgage Loan being identified on the related Mortgage Loan Schedule attached to a Sub- Pool II Subsequent Transfer Instrument.

     SUB-POOL II SUBSEQUENT TRANSFER INSTRUMENT: Each Subsequent Transfer Instrument dated as of a Subsequent Transfer Date executed by the Trustee and the Depositor substantially in the form of Exhibit T, by which Sub-Pool II Subsequent Mortgage Loans are transferred and assigned to the Trustee.

     SUB-POOL III: (i) the Sub-Pool III Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto and all proceeds thereof, (ii) such assets as from time to time are identified as REO Property with respect to Sub- Pool III or are deposited, with respect to Sub-Pool III, in the Group 2 Certificate Account, Group 2 Trustee Expense Account, Group 2 Reserve Account, Group 2 Interest Coverage Account, the Sub-Pool III Pre-Funding Account or the Sub-Pool III Principal and Interest Account, including any amounts on deposit in the foregoing accounts and invested in Permitted Instruments, (iii) the Trustee's rights under all insurance policies with respect to the Sub-Pool III Mortgage Loans required to be maintained pursuant to this Agreement and any Insurance Proceeds with respect thereto, (iv) the Certificate Insurance Policy, (v) Liquidation Proceeds with respect to Sub-Pool III Mortgage Loans and (vi) Released Mortgaged Property Proceeds with respect to Sub-Pool III Mortgage Loans. The Depositor's Yield and amounts received after the Cut-off Date in the case of the Sub-Pool III Initial Mortgage Loans, or after a Subsequent Cut-off Date in the case of Sub-Pool III Subsequent Mortgage Loans, in respect of interest accrued on the Sub-Pool III Mortgage Loans on or prior to the Cut-off Date or a Subsequent Cut-off Date, as the case may be, do not constitute a part of Sub-Pool III.

     SUB-POOL III INITIAL MORTGAGE LOANS: The Initial Mortgage Loans with respect to Sub-Pool III.

     SUB-POOL III MORTGAGE LOANS: The Mortgage Loans subject to this Agreement included in Sub-Pool III.

     SUB-POOL III PRE-FUNDING ACCOUNT: The Pre-Funding Account with respect to Sub-Pool III.

     SUB-POOL III PRINCIPAL AND INTEREST ACCOUNT: The Principal and Interest Account with respect to Sub-Pool III.

     SUB-POOL III PRINCIPAL BALANCE: As of any date of determination, the aggregate Principal Balances of the Sub-Pool III Mortgage Loans.

     SUB-POOL III SUBSEQUENT MORTGAGE LOAN: A Sub-Pool III Mortgage Loan assigned and transferred by the Depositor to the Trustee pursuant to Section 2.10, such Sub-Pool III Mortgage Loan being identified on the related Mortgage Loan Schedule attached to a Sub-Pool III Subsequent Transfer Instrument.

     SUB-POOL III SUBSEQUENT TRANSFER INSTRUMENT: Each Subsequent Transfer Instrument dated as of a Subsequent Transfer Date executed by the Trustee and the Depositor substantially in the form of Exhibit T, by which Sub-Pool III Subsequent Mortgage Loans are transferred and assigned to the Trustee.

     SUB-POOL IV: (i) the Sub-Pool IV Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto and all proceeds thereof, (ii) such assets as from time to time are identified as REO Property with respect to Sub-Pool IV or are deposited, with respect to Sub-Pool IV, in the Group 2 Certificate Account, Group 2 Trustee Expense Account, Group 2 Reserve Account, Sub-Pool IV Pre-Funding Account, Group 2 Interest Coverage Account, the Sub-Pool IV Pre-Funding Account or the Sub-Pool IV Principal and Interest Account, including any amounts on deposit in the foregoing accounts and invested in Permitted Instruments, (iii) the Trustee's rights under all insurance policies with respect to the Sub-Pool IV Mortgage Loans required to be maintained pursuant to this Agreement and any

Insurance Proceeds with respect thereto, (iv) the Certificate Insurance Policy,
(v) Liquidation Proceeds with respect to Sub-Pool IV Mortgage Loans and (vi) Released Mortgaged Property Proceeds with respect to Sub-Pool IV Mortgage Loans. The Depositor's Yield and amounts received after the Cut-off Date in the case of the Sub-Pool IV Initial Mortgage Loans, or after a Subsequent Cut-off Date in the case of the Sub-Pool IV Subsequent Mortgage Loans, in respect of interest accrued on the Sub-Pool IV Mortgage Loans on or prior to the Cut-off Date, or a Subsequent Cut-off Date, as the case may be, do not constitute part of Sub-Pool IV.

     SUB-POOL IV INITIAL MORTGAGE LOANS: The Initial Mortgage Loans with respect to Sub-Pool IV.

     SUB-POOL IV MORTGAGE LOANS. The Mortgage Loans subject to this Agreement included in Sub-Pool IV.

     SUB-POOL IV PRE-FUNDING ACCOUNT: The Pre-Funding Account with respect to Sub-Pool IV.

     SUB-POOL IV PRINCIPAL AND INTEREST ACCOUNT: The Principal and Interest Account with respect to Sub-Pool IV.

     SUB-POOL IV PRINCIPAL BALANCE: As of any date of determination, the aggregate Principal Balances of the Sub-Pool IV Mortgage Loans.

     SUB-POOL IV SUBSEQUENT MORTGAGE LOAN: A Sub-Pool IV Mortgage Loan assigned and transferred by the Depositor to the Trustee pursuant to Section 2.10, such Sub- Pool IV Mortgage Loan being identified on the related Mortgage Loan Schedule attached to a Sub- Pool IV Subsequent Transfer Instrument.

     SUB-POOL IV SUBSEQUENT TRANSFER INSTRUMENT: Each Subsequent Transfer Instrument dated as of a Subsequent Transfer Date executed by the Trustee and the Depositor substantially in the form of Exhibit T, by which Sub-Pool IV Subsequent Mortgage Loans are transferred and assigned to the Trustee.

     SUBORDINATED AMOUNT: With respect to each Group, the amount set forth as such in the Insurance Agreement.

     SUBSERVICER: Any Person with whom the Servicer has entered into a Subservicing Agreement and who satisfies any requirements set forth in Section 5.01(a) in respect of the qualification of a Subservicer.

     SUBSERVICING AGREEMENT: Any agreement between the Servicer and any Subservicer relating to subservicing and/or administration of certain Mortgage Loans as provided in Section 5.01(a), a copy of which shall be delivered, along with any modifications thereto, to the Trustee.

     SUBSEQUENT CUT-OFF DATE: With respect to those Subsequent Mortgage Loans which are transferred and assigned to the Trustee pursuant to a Subsequent Transfer Instrument, the close of business on the day prior to the related Subsequent Transfer Date.

     SUBSEQUENT MORTGAGE LOAN: A Group 1 Subsequent Mortgage Loan or a Group 2 Subsequent Mortgage Loan.

     SUBSEQUENT TRANSFER DATE: The date on which a Subsequent Mortgage Loan is transferred and assigned to the Trustee, which date shall be no later than December 16, 1998.

     SUBSEQUENT TRANSFER INSTRUMENT: A Sub-Pool I Subsequent Transfer Instrument, a Sub-Pool II Subsequent Transfer Instrument, a Sub-Pool III Subsequent Transfer Instrument or a Sub-Pool IV Subsequent Transfer Instrument.

     SUBSTITUTION ADJUSTMENT: As to any date on which a substitution occurs pursuant to Sections 2.05 or 3.03, the amount (if any) by which the aggregate principal balances (after application of principal payments received on or before the date of substitution) of any Qualified Substitute Mortgage Loans as of the date of substitution, are less than the aggregate of the Principal Balances, together with accrued and unpaid interest thereon to the date of substitution, of the related Deleted Mortgage Loans.

     TAX MATTERS PERSON: The Person or Persons designated from time to time to act as the "tax matters person" (within the meaning of the REMIC Provisions).

     TAX MATTERS PERSON RESIDUAL INTEREST CERTIFICATE: The interest in the Class R Certificates held by the Tax Matters Person pursuant to Section 13.01(c).

     TAX RETURN: The federal income tax return on Internal Revenue Service Form 1066, "U.S. Real Estate Mortgage Investment Conduit Income Tax Return," including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of the Trust Fund REMIC, due to its classification as a REMIC under the REMIC Provisions, together with any and all other information reports or returns that may be required to be furnished the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provision of federal, state or local tax laws.

     TELERATE PAGE 3750: The display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace the page on that service for the purpose of displaying comparable rates or prices).

     TERMINATION PRICE: As defined in Section 11.01.

     TRANSFER AFFIDAVIT: As defined in Section 4.02(c)(ii).

     TRANSFER CERTIFICATE: As defined in Section 4.02(c)(ii).

     TRIGGER EVENT: A trigger event shall occur if (A) as to Group 1 (i) with respect to any Determination Date occurring prior to September 2003, the sum of
(x) the aggregate Realized Losses with respect to Group 1 experienced as of such Determination Date and (y) the Delinquency Calculation Amount with respect to such Determination Date exceeds $14,364,141.42 or (ii) with respect to any Determination Date occurring prior to September 2008, the sum of (x) the aggregate Realized Losses with respect to Group 1 experienced as of such Determination Date and (y) the Delinquency Calculation Amount with respect thereto exceeds $21,546,212.12; or

     (B) as to Group 2, (i) with respect to any Determination Date occurring prior to September 2003, the sum of (x) the aggregate Realized Losses with respect to Group 2 experienced as of such Determination Date and (y) the Delinquency Calculation Amount with respect to such Determination Date exceeds $12,638,578.68 or (ii) with respect to any Determination Date occurring prior to September 2008, the sum of (x) the aggregate Realized Losses with respect to Group 2 experienced as of such Determination Date and (y) the Delinquency Calculation Amount with respect thereto exceeds $18,957,868.02; or

     (C) on or after June 30, 1999, the Servicer fails to maintain hardware, firmware or software, or any system consisting of one or more thereof, including, without limitation, any and all enhancements, upgrades, customizations, modifications, maintenance and the like (collectively, a "System"), used by or for the benefit of the Servicer in connection with the performance with Servicer's obligations under this Agreement, in a manner that permits the Servicer to record, store, process, provide and, where appropriate, insert, true and accurate dates and calculations for dates and spans including and following January 1, 2000 (herein referred to as "Year 2000 Compliant"). In addition, "Year 2000 Compliant" shall mean that the System will support the ability for its continued normal usage such that neither the performance nor the correct functioning of the System will be affected by the approach, and passing into, the year 2000. In particular:

          (i) Year 2000 Compliant shall mean that no value for current date will cause any interruption in the operation of the System.

          (ii) All manipulations of time-related data will produce the desired results for all valid dates within the application domain and in combination with other products, prior to, through and beyond the year 2000.

          (iii) Date elements in interfaces and data storage will permit specifying the century to eliminate date ambiguity without human intervention including leap year calculations.

          (iv) Where any date element is represented without a century, the correct century shall be unambiguous for all manipulations involving that element.

          (v) Authorization codes and passwords relative to expiration dates and CPU serial numbers should function normally during year 2000 testing time horizons; or

     (D) Superior Bank FSB in its capacity as Servicer, fails to maintain at any time a net worth of at least $80,000,000 computed in accordance with generally accepted accounting principles.

     TRUST: AFC Mortgage Loan Asset Backed Certificates, Series 1998-3.

     TRUST FUND: Collectively, Group 1 and Group 2.

     TRUST FUND REMIC: The Trust Fund, exclusive of the Pre-Funding Accounts established pursuant to Section 6.12 and the Interest Coverage Accounts established pursuant to Section 6.13.

     TRUSTEE: LaSalle National Bank, or its successor in interest, or any successor trustee appointed as herein provided.

     TRUSTEE EXPENSE ACCOUNT: With respect to each Group, the account established and maintained by the Trustee in accordance with Section 6.03. With respect to Group 1, the Trustee Expense Account shall be known as the Group 1 Trustee Expense Account and with respect to Group 2, the Trustee Expense Account shall be known as the Group 2 Trustee Expense Account.

     TRUSTEE'S MORTGAGE FILE: The documents delivered to the Trustee or the Custodian pursuant to Section 2.04.

     UNITED STATES PERSON: A citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) organized in, or under the laws of, the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations are adopted to provide otherwise), or an estate whose income is subject to United States federal income tax regardless of its source, or a trust other than a "foreign trust" within the meaning of Section 7701(a)(31) of the Code.

     UNRECOVERED CLASS A PORTION: With respect to either the Class 1A or the Class 2A Certificates and any Remittance Date, the excess, if any, of (A) the related Class 1A or Class 2A Principal Balance minus the sum of (i) all amounts (excluding that portion of Insured Payments with respect to the related Sub-Pool, if any, to be made in respect of principal) to be distributed to the related Class 1A or Class 2A Certificateholders in respect of principal on such Remittance Date on account of amounts described in clauses (c)(i) through
(c)(iii), inclusive, and clauses (c)(v) (to the extent the amount in clause
(c)(v) represents a right to receive principal not previously covered by an Insured Payment), (c)(vi) and (c)(viii) of the definition of Class A Principal Remittance Amount, (ii) all other amounts to be distributed to the related Class 1A or

Class 2A Certificateholders constituting Additional Principal to the extent necessary for the Overcollateralization Amount to reach the Required Overcollateralization Amount for the related Sub-Pool on such Remittance Date, and (iii) all amounts distributed to the related Class 1A or Class 2A Certificateholders as a mandatory prepayment pursuant to the last paragraph of
Section 6.06(c) (only on the Remittance Date occurring on December 28, 1998), over (B) the sum of (i) the related Sub-Pool Principal Balance plus (ii) the related Pre-Funded Amount minus the sum of (x) the principal portion of the Monthly Payments received during the related Due Period and deposited in the related Principal and Interest Account pursuant to Section 5.03, and all Principal Prepayments, Curtailments, Excess Payments, Insurance Proceeds, Net Liquidation Proceeds, Released Mortgaged Property Proceeds and net income from any REO Property with respect to Mortgage Loans with respect to the related Sub-Pool to the extent applied by the Servicer as recoveries of principal in respect of the related Mortgage Loans, which will be distributed to the related Class 1A or Class 2A Certificateholders pursuant to Section 6.06 on such Remittance Date, plus (y) the aggregate of, as to each related Mortgage Loan which became a Liquidated Mortgage Loan during the related Due Period, an amount (not less than zero or greater than the related Principal Balance) equal to the excess, if any, of (i) the Principal Balance of such Liquidated Mortgage Loan over (ii) the principal portion of the related Net Liquidation Proceeds included in item (b)(iii) of the definition of Class A Principal Remittance Amount that will actually be distributed to the related Class 1A or Class 2A Certificateholders on such Remittance Date, pursuant to Section 6.06(c)(A)(X)(ii) and 6.06(c)(A)(Y)(ii) with respect to Group 1 and Sections 6.06(c)(B)(X)(ii) and 6.06(c)(B)(Y)(ii) with respect to Group 2.

     VOTING RIGHTS: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. As of any date of determination, 100% of all of the Voting Rights with respect to Group 1 shall be allocated among Holders of Class 1A-1 Certificates and Class 1A-2 Certificates in the proportion that the related Class Principal Balance bears to the sum of the Class 1A-1 Principal Balance and the Class 1A-2 Principal Balance on such date, and allocated among the Certificates of each such Class in accordance with their respective Percentage Interests. As of any date of determination, 100% of all of the Voting Rights with respect to Group 2 shall be allocated among Holders of Class 2A-1 Certificates and Class 2A-2 Certificates in the proportion that the related Class Principal Balance bears to the sum of the Class 2A-1 Principal Balance and Class 2A-2 Principal Balance, and allocated among the Certificates of each such class in accordance with their respective Percentage Interests.

                                   ARTICLE II

                      SALE AND CONVEYANCE OF THE TRUST FUND

Section 2.01 Sale and Conveyance of Trust Fund; Priority and Subordination of
             Ownership Interests.

     (a) The Depositor does hereby sell, transfer, assign, set over and convey without recourse to the Trustee, but subject to the subordination described below in this Section and the other terms and provisions of this Agreement, all of the right, title and interest of the Depositor in and to the Group 1 and Group 2 Mortgage Loans, together with any amounts due after the Cutoff Date with respect to the Initial Mortgage Loans or after a Subsequent Cut-off Date with respect to the Subsequent Mortgage Loans (other than the Depositor's Yield), and all other assets included or to be included in the Trust Fund for the benefit of the Certificateholders.

     (b) The rights of the Certificateholders to receive payments with respect to the Mortgage Loans in respect of the Certificates, and all ownership interests of the Certificateholders in such payments, shall be as set forth in this Agreement. In this regard, all rights of the Class R Certificateholders to receive payments in respect of the Class R Certificates are subject and subordinate to the preferential rights of the Class A Certificateholders to receive payments in respect of the Class A Certificates, to the extent set forth herein. In accordance with the foregoing, the ownership interest of the Class R Certificateholders in amounts deposited in the Principal and Interest Accounts and the Certificate Accounts from time to time shall not vest unless and until such amounts are distributed in respect of the Class R Certificates in accordance with the terms of this Agreement.

     Section 2.02 Possession of Mortgage Files.

     (a) Upon the issuance of the Certificates, and upon delivery of each Subsequent Mortgage Loan or Qualified Substitute Mortgage Loan, the ownership of each Mortgage Note, the Mortgage and the contents of the related Mortgage File is vested in the Trustee for the benefit of the Certificateholders.

     (b) Pursuant to Section 2.04, the Depositor has delivered or caused to be delivered to the Trustee or the Custodian each Trustee's Mortgage File with respect to the Initial Mortgage Loans.

     Section 2.03 Books and Records.

     The sale of each Mortgage Loan shall be reflected on the Depositor's balance sheets and other financial statements as a sale of assets by the Depositor. The Depositor shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan which shall be clearly marked to reflect the ownership of each Mortgage Loan by the Trustee for the benefit of the Certificateholders.

     Section 2.04 Delivery of Mortgage Loan Documents.

     The Depositor, contemporaneously with the delivery of this Agreement, has delivered or caused to be delivered to the Trustee or, if a Custodian has been appointed pursuant to Section 12.12, to the Custodian, the Certificate Insurance Policy and each of the following documents for each Initial Mortgage Loan. The Depositor, contemporaneously with delivery of a Subsequent Transfer Instrument, shall deliver or cause to be delivered to the Trustee or, if a Custodian has been appointed pursuant to Section 12.12, to the Custodian, each of the following documents for each related Subsequent Mortgage Loan:

          (a) The original Mortgage Note, showing a complete chain of endorsements and endorsed by the last endorsee thereof, "Pay to the order of _____________________ [or LaSalle National Bank, as Trustee under the Pooling and Servicing Agreement, dated as of September 1, 1998, Series 1998-3",] without recourse" and signed, by facsimile or manual signature, by such last endorsee. With respect to the Mortgage Loans listed on the schedule attached hereto as Exhibit W, the original Mortgage Note referred to above cannot be located; the obligations of the Depositor to deliver such documents shall be deemed to be satisfied upon delivery to the Trustee of a photocopy of the original thereof with a lost note affidavit;

          (b) Either: (i) the original Mortgage, with evidence of recording thereon, (ii) a copy of the Mortgage certified as a true copy by a Responsible Officer of the Depositor or by the closing attorney, or by an officer of the title insurer or agent of the title insurer which issued the related title insurance policy, or commitment therefor, if the original has been transmitted for recording until such time as the original is returned by the public recording office or (iii) a copy of the Mortgage certified by the public recording office in those instances where the original recorded Mortgage has been lost;

          (c) Either: (i) (A) the original Assignment of Mortgage from the last assignee of the related Mortgage assigned to the Trustee, with evidence of recording thereon, or (B) an original assignment of mortgage from the last assignee of the related Mortgage assigned in blank, or (ii) if an original Assignment of Mortgage has not yet been provided in accordance with clause
     (i), an Assignment of Mortgage to the Trustee, certified by an appropriate officer or approved signatory of the Depositor or the closing attorney or any officer of the title insurer that issued the related title insurance policy, or commitment therefor, or its duly authorized agent, as being a true and complete copy of the original of such Assignment of Mortgage to the Trustee submitted for recording (provided, however, that an appropriate officer or approved signatory of the Depositor may complete one or more blanket certificates attaching copies of one or more Assignments of Mortgage to the Trustee relating thereto) or (iii) a copy of such original Assignment of Mortgage to the Trustee, with evidence of recording thereon, certified to be true and complete by the Depositor or the appropriate public recording office, in those instances where such original Assignment of Mortgage has been recorded but subsequently lost; any such Assignment of Mortgage may be made by blanket assignments for Mortgage Loans secured by the Mortgaged Properties located in the same county, if permitted by applicable law;

          (d) The original policy of title insurance or a true copy thereof or, if such policy has not yet been delivered by the insurer, the commitment or binder to issue same and, with respect to a Manufactured Home Loan, a manufactured housing unit (American Land Title Association 7) endorsement from the title insurer stating that the insurer agrees that the related manufactured housing unit is included within the term "land" when used in such title policy;

          (e) Either: (i) originals of all intervening assignments, if any, showing a complete chain of assignment from the originator to the last assignee of the related Mortgage, including any recorded warehousing assignments, with evidence of recording thereon, or, (ii) if the original intervening assignments have not yet been returned from the recording office, a copy of the originals of such intervening assignments together with a certificate of a Responsible Officer of the Depositor or the closing attorney or an officer of the title insurer which issued the related title insurance policy, or commitment therefor, or its duly authorized agent certifying that the copy is a true copy of the original of such intervening assignments or (iii) a copy of the intervening assignment certified by the public recording office in those instances where the original recorded intervening assignment has been lost;

          (f) Either: (i) the original assumption agreement and/or modification agreement, if any, with evidence of recording thereon, or (ii) if the original of such agreement has not yet been returned from the recording office, a copy of such original, certified by an appropriate officer or approved signatory of the Depositor or the closing attorney or any officer of the title insurer that issued the related title insurance policy, or commitment therefor, or its duly authorized agent, as being a true and complete copy of the original of such assumption and modification agreement submitted for recording, or (iii) a copy of an original assumption and modification agreement, with evidence of recording thereon, certified to be true and complete by the Depositor or the appropriate public recording office, in those instances where such original recorded assumption or modification agreement has been lost; and

     Within 45 days after the Closing Date, with respect to each Multifamily Loan, Mixed Use Loan and Commercial Loan, (i) if such item is a document separate from the Mortgage either (A) an original copy of the related Assignment of Leases, if any (with recording information indicated thereon), or (B) if the original of such Assignment of Leases has not yet been returned from the recording office, a copy of such original, certified by an appropriate officer or approved signatory of the Depositor or the closing attorney or any officer of the title insurer that issued the related title insurance policy, or commitment therefor, or its duly authorized agent, as being a true and complete copy of the original of such Assignment of Leases submitted for recording; (ii) an original assignment of any related Assignment of Leases, if any (if such document is a document separate from the Mortgage and not incorporated in the Assignment of Mortgage), in blank and in recordable form; (iii) if such item is a document separate from the Mortgage either (A) an original copy of all intervening assignments of Assignment of Leases, if any (with recording information indicated thereon), or (B) if the original of such intervening assignments of Assignment of Leases has not yet been returned from the recording office, a copy of such original, certified by an appropriate officer or approved signatory of the Depositor or the closing attorney or any officer of the title insurer that issued the related title insurance policy, or commitment therefor, or its duly authorized agent, as being a true and complete copy of the original of such intervening assignment of Assignment of Leases submitted for recording; (iv) either, (A) a copy of the UCC-1 financing statement and any related continuation statements, if any, each showing the Mortgagor as debtor and mortgagee as secured party and each with evidence of filing thereon, or (B) if the copy of the UCC-1 financing statement has not yet been returned from the filing office, a copy of such UCC-1 financing statement, certified by an appropriate officer or approved signatory of the Depositor or the closing attorney or any officer of the title insurer that issued the related title insurance policy, or commitment therefor, or its duly authorized agent, as being a true and complete copy of the original of such UCC-1 financing statement submitted for filing; (v) an original executed form UCC-2 or UCC-3 financing statement, in form suitable for filing, disclosing the assignment in blank, of the security interest in the personal property constituting security for repayment of the Mortgage Loan; and (vi) either (A) an original copy of all intervening assignments of UCC-3 financing statements, if any (with recording information indicated thereon), or (B) if the original of such intervening assignments of UCC-3 financing statements has not yet been returned from the recording office, a copy of such original, certified by an appropriate officer or approved signatory of the Depositor or the closing attorney or any officer of the title insurer that issued the related title insurance policy, or commitment therefor, or its duly authorized agent, as being a true and complete copy of the original of such intervening assignments of UCC-3 financing statements submitted for recording. If in connection with any Mortgage Loan the Depositor cannot deliver any such financing statement(s) with evidence of filing thereon because such financing statement(s) has not yet been returned by the public filing office where such financing statement has been submitted for filing, then the Depositor shall deliver or cause to be delivered a photocopy, or the secured party's carbon copy with the debtor's signature of such financing statement(s) (certified by the Depositor to be a true and complete copy) together with an officers' certificate stating that such financing statement(s) has been dispatched to the appropriate public filing office for filing.

     Within 45 days after the Closing Date, the Servicer shall have completed each Assignment of Mortgage and Assignment of Leases, if any, originally assigned in blank to "LaSalle National Bank, as Trustee, under the Pooling and Servicing Agreement, dated as of September 1, 1998, Series 1998-3" and, within such period (or if later, within 30 days after its receipt of the original recorded Mortgage and intervening assignment), shall have submitted each such Assignment of Mortgage to the appropriate public recording office for recording; provided however, that the Servicer shall not be required to submit an Assignment of Mortgage for recording with respect to a Mortgaged Property, where, in the Opinion of Counsel to the Depositor (which opinion shall be delivered to the Certificate Insurer within the 45-day or 30-day period, as applicable, specified herein), such recordation of the Assignment of Mortgage is not required (i) to effect the sale and conveyance of the Mortgage Loan by the Depositor to LaSalle National Bank, as Trustee for AFC Mortgage Loan Asset Backed Certificates, Series 1998-3, pursuant to and as provided in Section 2.01 or the granting and perfecting of the security interest in the Mortgage Loan pursuant to and as provided in Section 14.15 or (ii) to defeat any ownership, security interest or other adverse claim to the Mortgage Loan by any creditor of the Depositor or by any purported transferee of such Mortgage Loan in a purported transfer thereof by the Depositor subsequent to such sale and conveyance. Any such Assignment of Mortgage that is not required to be recorded pursuant to this paragraph shall be delivered by the Depositor to the Trustee within such 45-day period. Each such Assignment of Mortgage delivered by the

Depositor to the Trustee shall, subject to receipt of the original recorded Mortgage as described above, be in recordable form. Within such 45-day period, the Depositor also shall deliver to the Trustee an original executed power of attorney ("Special Power of Attorney"), substantially in the form of Exhibit K, with respect to the Assignments of Mortgage that are not required to be recorded under this paragraph, authorizing the Trustee to record the Assignments of Mortgage if necessary or advisable to protect the interests of the Certificateholders and the Certificate Insurer. Pursuant to such power of attorney, the Trustee also may execute a new Assignment of Mortgage for any Mortgage Loan if the original Assignment of Mortgage delivered by the Depositor to the Trustee is not in recordable form at such time as the Assignment of Mortgage is to be recorded by the Trustee.

     Within 45 days after the Closing Date, the Servicer shall complete any UCC-2 or UCC-3 financing statements with respect to the Multifamily Loans, Mixed Use Loans and Commercial Loans, such that the assignee of creditor is listed as "LaSalle National Bank, as Trustee under the Pooling and Servicing Agreement, dated as of September 1, 1998, Series 1998-3." The Depositor shall no later than ten Business Days after the receipt thereof, and in any event, within one year of the Closing Date, deliver or cause to be delivered to the Trustee or the
Custodian: (a) the original recorded Mortgage in those instances where a copy thereof certified by the Depositor was delivered to the Trustee or the Custodian; (b) the original recorded Assignment of Mortgage from the Depositor to the Trustee, which, together with any intervening assignments of Mortgage, evidences a complete chain of assignment from the originator to the Trustee in those instances where copies thereof certified by the Depositor were delivered to the Trustee or the Custodian; (c) the title insurance policy required in clause (d) above; (d) the original recorded assumption and modification agreement in those instances in which a copy was delivered; (e) the original Assignment of Leases in those instances in which a copy was delivered and (f) the copy of the UCC-1 financing statement and any related continuation statements with evidence of filing thereon returned from the recording office if a copy was previously delivered as set forth in clause (iv)(B) in the second preceding paragraph. Notwithstanding anything to the contrary contained in this
Section 2.04, in those instances where the public recording office retains the original Mortgage, Assignment of Mortgage or the intervening assignments of the Mortgage, Assignment of Leases or assignment of Assignment of Leases after it has been recorded, the Depositor shall be deemed to have satisfied its obligations hereunder upon delivery to the Trustee or the Custodian of a copy of such Mortgage, Assignment of Mortgage or intervening assignments of the Mortgage, Assignment of Leases or assignment of Assignment of Leases certified by the public recording office to be a true copy of the recorded original thereof. From time to time the Depositor may forward or cause to be forwarded to the Trustee or the Custodian additional original documents evidencing an assumption or modification of a Mortgage Loan. All Mortgage Loan documents held by the Trustee or the Custodian as to each Mortgage Loan are referred to herein as the "Trustee's Mortgage File."

     All recording required pursuant to this Section 2.04 shall be accomplished by and at the expense of the Depositor.

     Section 2.05 Acceptance by Trustee of the Trust Fund; Certain
                  Substitutions; Certification by Trustee.

     (a) The Trustee agrees to execute and deliver on the Closing Date and on each Subsequent Transfer Date an acknowledgment of receipt (or if a Custodian has been appointed, a receipt by the Custodian) of, for each Mortgage Loan transferred and assigned to the Trustee on such date, the items listed in
Section 2.04 (a) through (f) above, in the form attached as Exhibit F, and declares that it will hold such documents and any amendments, replacements or supple ments thereto, as well as any other assets included in the definition of Trust Fund and delivered to the Trustee or the Custodian, as Trustee in trust upon and subject to the conditions set forth herein for the benefit of the Certificateholders. The Trustee or Custodian (such Custodian being so obligated under a Custodial Agreement) agrees, for the benefit of the Certificateholders, to review (or cause to be reviewed) each Trustee's Mortgage File within 45 days after the Closing Date (or, with respect to any Subsequent Mortgage Loan or Qualified Substitute Mortgage Loan, within 45 days after the receipt by the Trustee or Custodian thereof) and to deliver to the Depositor, the Servicer and the Certificate Insurer a certification in the form attached hereto as Exhibit F-1 to the effect that, as to each Mortgage Loan listed in the related Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such certification as not covered by such certification) and except as noted therein, (i) all documents required to be delivered to it pursuant to this Agreement are in its possession or in the possession of the Custodian on its behalf (other than items listed in Section 2.04(f) above), (ii) any and all documents delivered by the Depositor pursuant to Section 2.04 above have been reviewed by it or the Custodian on its behalf and have not been mutilated, damaged, torn or otherwise physically altered (handwritten additions, changes or corrections shall not constitute physical alteration if initialled by the Mortgagor) and relate to such Mortgage Loan,
(iii) based on its examination, or the examination of the Custodian on its behalf, and only as to the foregoing documents, the information set forth on the related Mortgage Loan Schedule accurately reflects the information set forth in the Trustee's Mortgage File and (iv) each Mortgage Note has been endorsed as provided in Section 2.04 above. The Trustee or Custodian shall be under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they are other than what they purport to be on their face. Within 375 days after the Closing Date, the Trustee shall deliver (or cause to be delivered by the Custodian, if any) to the Servicer, the Depositor and the Certificate Insurer a final certification in the form attached hereto as Exhibit G covering both the Initial Mortgage Loans and all Subsequent Mortgage Loans evidencing the completeness of the Trustee's Mortgage Files (other than items listed in Section 2.04(f) above). Following delivery of the Final Certification, the Trustee shall (or cause the Custodian to) provide to the Certificate Insurer, the Depositor and the Servicer no less frequently than quarterly, and the Servicer shall provide to the Certificate Insurer, no less frequently than quarterly, updated certifications indicating the then current status of exceptions, until all such exceptions have been eliminated.

     (b) If the Certificate Insurer, the Trustee or the Custodian, if any, on the Trustee's behalf during the process of reviewing the Trustee's Mortgage Files finds any document constituting a part of a Trustee's Mortgage File which is not executed, has not been received, is unrelated to the Mortgage Loan identified in the related Mortgage Loan Schedule, or does not conform to the requirements of Section 2.04 above or the description thereof as set forth in the related Mortgage Loan Schedule, the Trustee, the Certificate Insurer or the Custodian (pursuant to the Custodial Agreement), as applicable, shall promptly so notify the Servicer, the Depositor, the Certificate Insurer, the Custodian and the Trustee. In performing any such review, the Trustee may conclusively rely on the Depositor as to the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Trustee's review of the Mortgage Files is limited solely to confirming that the documents listed in Section 2.04 above (other than the items listed in Section 2.04(f) above) have been received and further confirming that any and all documents delivered pursuant to such Section 2.04 have been executed and relate to the Mortgage Loans identified in the related Mortgage Loan Schedule. The Trustee shall have no responsibility for determining whether any document is valid and binding, whether the text of any assignment or endorsement is in proper or recordable form, whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction. The Depositor agrees to use reasonable efforts to remedy a material defect in a document constituting part of a Trustee's Mortgage File of which it is so notified by the Trustee. If, however, within 60 days after the Trustee's or Custodian's notice to it respecting such defect the Depositor has not remedied the defect and the defect materially and adversely affects the interest of the Certificateholders in the related Mortgage Loan or the interests of the Certificate Insurer, the Depositor will on the Determination Date next succeeding the end of such 60 day period (i) substitute in lieu of such Mortgage Loan a Qualified Substitute Mortgage Loan in the manner and subject to the conditions set forth in Section 3.03 or (ii) purchase such Mortgage Loan at a purchase price equal to the Principal Balance of such Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest on such Mortgage Loan to but not including the Due Date in the Due Period most recently ended prior to such Determination Date computed at the Mortgage Rate plus the amount of any unreimbursed Servicing Advances made by the Servicer with respect to such Mortgage Loan, which purchase price shall be deposited in the Principal and Interest Account (after deducting therefrom any amounts received in respect of such repurchased Mortgage Loan and being held in the related Principal and Interest Account for future distribution to the extent such amounts represent recoveries of principal not yet applied to reduce the related Principal Balance or interest (net of the Servicing Fee) for the period from and after the Due Date in the Due Period most recently ended prior to such Determination Date). For purposes of calculating the Available Remittance Amount for any Remittance Date, amounts paid by the Depositor pursuant to this Section
2.05 in connection with the repurchase or substitution of any Mortgage Loan that are on deposit in the related Principal and Interest Account as of the Determination Date for such Remittance Date shall be deemed to have been paid during the related Due Period and shall be transferred to the related Certificate Account pursuant to Section 5.04(i) on the Determination Date for such Remittance Date.

     (c) Upon receipt by the Trustee of a certification of a Servicing Officer of the Servicer of such substitution or purchase and the deposit of the amounts described above in the related Principal and Interest Account (which certification shall be in the form of Exhibit I), the Trustee shall release (or cause to be released) to the Servicer for release to the Depositor the related Trustee's Mortgage File and shall execute, without recourse, representation or warranty, and deliver such instruments of transfer presented to it by the Servicer as shall be necessary to transfer such Mortgage Loan to the Depositor.

     On the Remittance Date in January of each year, the Trustee or the Custodian, if any, shall deliver to the Depositor, the Servicer and the Certificate Insurer a certification detailing all releases with respect to the Mortgage Loans for which the Trustee or the Custodian holds a Trustee's Mortgage File pursuant to this Agreement. Such certification shall be limited to a list of all Trustee's Mortgage Files which were released by or returned to the Trustee or the Custodian during the prior calendar year, the date of such release or return, the reason for such release or return, and the Person to whom the Trustee's Mortgage File was released and the Person who returned the Trustee's Mortgage File.

     Section 2.06 [Reserved].

     Section 2.07 Execution of Certificates.

     The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery of the Trustee's Mortgage Files to it and, concurrently with such delivery, has executed and caused to be authenticated and delivered to or upon the order of the Depositor, in exchange for the Mortgage Loans, the Trustee's Mortgage Files and the other assets included in the definition of the Trust Fund, Certificates in Authorized Denominations evidencing the entire ownership of the Trust Fund.

     Section 2.08 Fees and Expenses of the Trustee.

     Subject to Section 12.05 hereof, the fees and expenses of the Trustee hereunder including (i) the annual fees of the Trustee, payable annually in advance beginning on the Closing Date and on each anniversary thereof, (ii) any other fees, expenses, disbursements and advances to which the Trustee is entitled, and (iii) reimbursements to the Servicer for any advances made by the Servicer to the related Trustee Expense Account pursuant to Section 6.03, shall be paid from the related Trustee Expense Account in the manner set forth in
Section 6.03; provided, however, that the Depositor shall be liable for any expenses of the Trust Fund incurred prior to the Closing Date. The fees due to the Trustee on the Closing Date pursuant to Section 2.08(i) above shall be paid by the Depositor on the Closing Date from its own funds.

     Section 2.09 Application of Principal and Interest.

     In the event that Net Liquidation Proceeds or Insurance Proceeds on a Liquidated Mortgage Loan are less than the related Principal Balance plus accrued interest thereon, or any Mortgagor makes a partial payment of any Monthly Payment due on a Mortgage Loan, such Net Liquidation Proceeds, Insurance Proceeds or partial payment shall be applied to payment of the related Mortgage Note as provided therein, and if not so provided or if the related Mortgaged Property has become an REO Property, first to interest accrued at the related Mortgage Rate and then to principal.

     Section 2.10 Conveyance of the Subsequent Mortgage Loans.

     (a) Subject to the conditions set forth in paragraph (b) below in consideration of the Trustee's delivery on the related Subsequent Transfer Dates to or upon the order of the Depositor of all or a portion of the balance of funds in the related Pre-Funding Account with respect to each Sub-Pool, the Depositor shall on any Subsequent Transfer Date sell, transfer, assign, set over and convey without recourse to the Trustee but subject to the subordination described above in Section 2.01(b) above and the other terms and provisions of this Agreement all of the right, title and interest of the Depositor in and to
(i) the Subsequent Mortgage Loans identified on the related Mortgage Loan Schedule attached to the related Subsequent Transfer Instrument, delivered by the Depositor on such Subsequent Transfer Date, excepting the Depositor's Yield,
(ii) principal received and interest accruing on the Subsequent Mortgage Loans after the related Subsequent Cut-off Date and (iii) all items with respect to such Subsequent Mortgage Loans to be delivered pursuant to Section 2.04 above and the other items in the related Mortgage Files; provided, however, that the Depositor reserves and retains all right, title and interest in and to principal (including Prepayments, Curtailments and Excess Payments) received and interest accruing on the Subsequent Mortgage Loans on or prior to the related Subsequent Cutoff Date. The transfer to the Trustee by the Depositor of the Subsequent Mortgage Loans identified on the related Mortgage Loan Schedule shall be absolute and is intended by the Depositor, the Servicer, the Trustee and the Certificateholders to constitute and to be treated as a sale of the Subsequent Mortgage Loans by the Depositor to the Trust Fund.

     The purchase price paid by the Trustee from amounts released from the Pre-Funding Account shall be one-hundred percent (100%) of the aggregate principal balances of the Subsequent Mortgage Loans so transferred. This Agreement shall constitute a fixed-price purchase contract in accordance with Section 860G(a)(3)(A)(ii) of the Code.

     (b) The Depositor shall transfer to the Trustee the Subsequent Mortgage Loans and the other property and rights related thereto described in Section
2.10 (a) above, and the Trustee shall release funds from the related Pre-Funding Account, only upon the satisfaction of each of the following conditions on or prior to the related Subsequent Transfer Date:

          (i) except with respect to the first conveyance of Subsequent Mortgage Loans to the Trustee, the Depositor shall have provided the Trustee and the Certificate Insurer with a timely Addition Notice and shall have provided any information reasonably requested by the Trustee or the Certificate Insurer with respect to the Subsequent Mortgage Loans;

          (ii) the Depositor shall have delivered to the Trustee a duly executed Subsequent Transfer Instrument, which shall include a Mortgage Loan Schedule, listing the Subsequent Mortgage Loans;

          (iii) as of each Subsequent Transfer Date, the Depositor shall not be insolvent nor shall it have been made insolvent by such transfer nor shall it be aware of any pending insolvency;

          (iv) such sale and transfer shall not result in a material adverse tax consequence to the Trust Fund or the Certificateholders;

          (v) the Funding Period shall not have terminated;

          (vi) the Depositor shall have confirmed the satisfaction of each condition precedent and representations specified in this Section 2.10(b), and Section 2.10(c) with respect to Sub-Pool I and Sub-Pool II and Section 2.10(d) with respect to Sub-Pool III and Sub-Pool IV below in the related Subsequent Transfer Instrument;

          (vii) the Depositor shall have delivered to the Trustee and the Certificate Insurer Opinions of Counsel addressed to the Certificate Insurer, Moody's, S&P and the Trustee with respect to the transfer of the Subsequent Mortgage Loans substantially in the form of the Opinions of Counsel delivered to the Certificate Insurer and the Trustee on the Closing Date regarding certain bankruptcy and corporate matters; and

          (viii) the Trustee shall have delivered to the Certificate Insurer and the Depositor an Opinion of Counsel addressed to the Depositor, Moody's, S&P and the Certificate Insurer with respect to the Subsequent Transfer Instrument substantially in the form of the Opinion of Counsel delivered to the Certificate Insurer and the Depositor on the Closing Date regarding certain corporate matters relating to the Trustee.

     (c) Any conveyance of Group 1 Subsequent Mortgage Loans on a Subsequent Transfer Date is subject to the following representations and warranties of the
Depositor: (i) each such Subsequent Mortgage Loan must satisfy the representations and warranties specified in the Subsequent Transfer Instrument and this Agreement; (ii) the Depositor will not select such Subsequent Mortgage Loans in a manner that it believes is adverse to the interests of the Certificateholders; (iii) the Depositor will deliver certain opinions of counsel with respect to the validity of the conveyance of such Subsequent Mortgage Loans; (iv) as of the respective Subsequent Cut-off Date, the Group 1 Subsequent Mortgage Loans will satisfy the following criteria: (A) such Subsequent Mortgage Loan may not be 30 or more days contractually delinquent as of the related Subsequent Cut-off Date; (B) the original term to maturity of such Subsequent Mortgage Loan will not be less than 60 months and will not exceed 360 months;
(C) such Subsequent Mortgage Loan may not provide for negative amortization; (D) such Subsequent Mortgage Loan will have a Mortgage Rate not less than 8.150% for Sub-Pool I or 7.125% for Sub-Pool II; (E) such Subsequent Mortgage Loan will be underwritten in accordance with the criteria set forth under "The Depositor--Underwriting Criteria--Group 1" in the Prospectus; (F) such Subsequent Mortgage Loan will have been serviced by the Servicer since origination or purchase by the Depositor; (G) such Subsequent Mortgage Loan will not have a Combined Loan-to-Value Ratio greater than 90%; and (H) such Subsequent Mortgage Loans will have (1) as of the end of the Funding Period, a weighted average number of months since origination of not over 4 months and (2) not over 20% by aggregate principal balance with a first payment date no later than February 1, 1999. In addition, following the purchase of any Group 1 Subsequent Mortgage Loan by the Trust Fund, the Sub-Pool I Mortgage Loans (including the Sub-Pool I Subsequent Mortgage Loans) as of the end of the Funding Period will: (i) have a weighted average Mortgage Rate of at least 10%;
(ii) have a weighted average remaining term to stated maturity of not more than 290 months and not less than 200 months; (iii) have a weighted average Combined Loan-to-Value Ratio of not more than 81%; (iv) have not in excess of 35% by aggregate principal balance of Sub-Pool I Mortgage Loans that are Balloon Mortgage Loans; (v) have no Sub-Pool I Mortgage Loan with a principal balance in excess of $227,150; (vi) not have in excess of 12% by aggregate principal balance of Sub-Pool I Mortgage Loans secured by non-owner occupied Mortgaged Properties; (vii) not have a concentration of Mortgaged Properties in a single zip code in excess of 5% by aggregate principal balance of Sub-Pool I Mortgage Loans; (viii) not have any Sub-Pool I Mortgage Loans secured by Mortgaged Properties that are condominiums;
(ix) have at least 100% by aggregate principal balance of Sub-Pool I Mortgage Loans secured by fee simple interests in attached or detached Single Family Properties; (x) not have any Sub-Pool I Mortgage Loans secured by Manufactured Homes; and (xi) be secured by a first priority lien on the related Mortgaged Property. In addition, following the purchase of any Group 1 Subsequent Mortgage Loan by the Trust Fund, the Sub-Pool II Mortgage Loans (including the Sub-Pool II Subsequent Mortgage Loans) as of the end of the Group 1 Funding Period will:
(i) have a weighted average Mortgage Rate of at least 10%; (ii) have a weighted average remaining term to stated maturity of not more than 263 months and not less than 195 months; (iii) have a weighted average Combined Loan-to-Value Ratio of not more than 82%; (iv) have not in excess of 35% by aggregate principal balance of Sub-Pool II Mortgage Loans that are Balloon Mortgage Loans; (v) have no Sub-Pool II Mortgage Loan with a principal balance in excess of $950,000;
(vi) not have in excess of 22% by aggregate principal balance of Sub-Pool II Mortgage Loans secured by non-owner occupied Mortgaged Properties; (vii) not have a concentration of Mortgaged Properties in a single zip code in excess of 5% by aggregate principal balance of Sub-Pool II Mortgage Loans; (viii) not have in excess of 4% by aggregate principal balance of Sub-Pool II Mortgage Loans secured by Mortgaged Properties that are condominiums; (ix) have at least 56% by aggregate principal balance of Sub-Pool II Mortgage Loans secured by fee simple interests in attached or detached Single Family Properties (including units in planned unit developments); (x) not have in excess of 25% by aggregate principal balance of Sub-Pool II Mortgage Loans secured by Multifamily Properties, Mixed Use Properties and Commercial Properties; and (xi) not have in excess of 12% by aggregate principal balance of Sub-Pool II Mortgage Loans secured by Manufactured Homes. In the sole discretion of the Certificate Insurer, Group 1 Subsequent Mortgage Loans with characteristics varying from those set forth in this paragraph may be purchased by the Trust Fund; provided, however, that the addition of such Mortgage Loans will not materially affect the aggregate characteristics of Group 1.

     (d) Any conveyance of Group 2 Subsequent Mortgage Loans on a Subsequent Transfer Date is subject to the following representations and warranties of the
Depositor: (i) each Subsequent Mortgage Loan must satisfy the representations and warranties specified in the Subsequent Transfer Instrument and this Agreement; (ii) the Depositor will not select such Subsequent Mortgage Loans in a manner that it believes is adverse to the interests of the Certificateholders;
(iii) the Depositor will deliver certain opinions of counsel with respect to the validity of the conveyance of such Subsequent Mortgage Loans; (iv) as of the respective Subsequent Cut-off Date the Group 2 Subsequent Mortgage Loans will satisfy the following criteria: (A) such Group 2 Subsequent Mortgage Loan may not be 30 or more days contractually delinquent as of the related Subsequent Cut-off Date; (B) the original term to maturity of such Subsequent Mortgage Loan will not be less than 180 months and will not exceed 360 months; (C) such Subsequent Mortgage Loan may not provide for negative amortization; (D) such Subsequent Mortgage Loan will have a Gross Margin not less than 3.75%; (E) such Subsequent Mortgage

Loan will be underwritten in accordance with the criteria set forth under "The Depositor--Underwriting Criteria--Group 2" in the Prospectus; (F) such Subsequent Mortgage Loan will have been serviced by the Servicer since origination or purchase by the Depositor; (G) such Subsequent Mortgage Loan will not have a Loan-to-Value Ratio greater than 90%; (H) such Subsequent Mortgage Loan will have a Maximum Mortgage Rate not less than 12% and (I) such Subsequent Mortgage Loans will have (1) as of the end of the Group 2 Funding Period, a weighted average number of months since origination of not over 4 months and (2) not over 20% by aggregate principal balance with a first payment date not later than February 1, 1999. In addition, following the purchase of any Group 2 Subsequent Mortgage Loan by the Trust Fund, the Sub-Pool III Mortgage Loans (including the related Sub-Pool III Subsequent Mortgage Loans) as of the end of the Funding Period will: (i) have a weighted average Gross Margin of at least 5.50% and a weighted average coupon of at least 9.75%; (ii) have a weighted average remaining term to stated maturity of not more than 359 months and not less than 300 months; (iii) have a weighted average Loan-to-Value Ratio of not more than 84%; (iv) have no Sub-Pool III Mortgage Loan with a principal balance in excess of $227,150; (v) not have in excess of 10% by aggregate principal balance of Sub-Pool III Mortgage Loans secured by non-owner occupied Mortgaged Properties; (vi) not have a concentration of Mortgaged Properties in a single zip code in excess of 5% by aggregate principal balance of Sub-Pool III Mortgage Loans; (vii) not have any Sub-Pool III Mortgage Loans secured by Mortgaged Properties that are condominiums; (viii) have at least 100% by aggregate principal balance of Sub-Pool III Mortgage Loans secured by fee simple interests in attached or detached Single Family Properties; (ix) will not be secured by Multifamily Properties; (x) will not be secured by Mixed Use Properties; (xi) will not be secured by Commercial Properties; (xii) will not be secured by Manufactured Homes; and (xiii) be secured by a first priority lien on the related Mortgaged Property. In addition, following the purchase of any Group 2 Subsequent Mortgage Loan by the Trust Fund, the Sub-Pool IV Mortgage Loans (including the related Sub-Pool IV Subsequent Mortgage Loans) as of the end of the Funding Period will: (i) have a weighted average Gross Margin of at least 5.50% and a weighted average coupon of at least 9.75%; (ii) have a weighted average remaining term to stated maturity of not more than 359 months and not less than 300 months; (iii) have a weighted average Loan-to-Value Ratio of not more than 84%; (iv) have no Sub-Pool IV Mortgage Loan with a principal balance in excess of $950,000; (v) not have in excess of 10% by aggregate principal balance of Sub-Pool IV Mortgage Loans secured by non-owner occupied Mortgaged Properties; (vi) not have a concentration of Mortgaged Properties in a single zip code in excess of 5% by aggregate principal balance of Sub-Pool IV Mortgage Loans; (vii) not have in excess of 5% by aggregate principle balance of Sub-Pool IV Mortgage Loans secured by Mortgaged Properties that are condominiums; (viii) have at least 70% by aggregate principal balance of Sub-Pool IV Mortgage Loans secured by fee simple interests in attached or detached Single Family Properties; (ix) will not be secured by Multifamily Properties; (x) will not be secured by Mixed Use Properties; (xi) will not be secured by Commercial Properties; and (xii) not have in excess of 8% by aggregate principal balance of the Sub-Pool IV Mortgage Loans secured by Manufactured Homes. In the sole discretion of the Certificate Insurer, Group 2 Subsequent Mortgage Loans with characteristics varying from those set forth in this paragraph may be purchased by the Trust Fund; provided, however, that the addition of such Group 2 Mortgage Loans will not materially affect the aggregate characteristics of Group 2.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     Section 3.01 Representations of the Depositor.

     The Depositor hereby represents and warrants to the Trustee, the Certificate Insurer and the Certificateholders as of the Closing Date:

     (a) The Depositor is a federally chartered stock savings bank, duly organized, validly existing and in good standing under the laws of the United States and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state in which a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Depositor and perform its obligations as Depositor hereunder; the Depositor has the power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Depositor and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action; this Agreement evidences the valid, binding and enforceable obligation of the Depositor; and all requisite action has been taken by the Depositor to make this Agreement valid, binding and enforceable upon the Depositor in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium and other, similar laws relating to or affecting creditors' rights generally or the application of equitable principles in any proceeding, whether at law or in equity;

     (b) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency (other than any such actions, approvals, etc. under any state securities laws, real estate syndication or "Blue Sky" statutes, as to which the Depositor makes no such representation or warranty), that are necessary in connection with the purchase and sale of the Certificates and the execution and delivery by the Depositor of the documents to which it is a party, have been duly taken, given or obtained, as the case may be, are in full force and effect, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement and the other documents on the part of the Depositor and the performance by the Depositor of its obligations as Depositor or Servicer under this Agreement and such of the other documents to which it is a party;

     (c) The consummation of the transactions contemplated by this Agreement will not result in the breach of any terms or provisions of the charter or by-laws of the Depositor or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any material agreement, indenture or loan or credit agreement or other material instrument to which the Depositor or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Depositor or its property is subject;

     (d) Neither this Agreement nor the Prospectus nor any statement, report or other document prepared by the Depositor and furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading;

     (e) There is no action, suit, proceeding or investigation pending or, to the best of the Depositor's knowledge, threatened against the Depositor which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Depositor or in any material impairment of the right or ability of the Depositor to carry on its business substantially as now conducted, or in any material liability on the part of the Depositor or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Depositor contemplated herein, or which would be likely to impair materially the ability of the Depositor to perform under the terms of this Agreement;

     (f) The Depositor is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Depositor or its properties or might have consequences that would materially and adversely affect its performance hereunder;

     (g) Upon the receipt of each Trustee's Mortgage File by the Trustee under this Agreement, the Trustee will have good title on behalf of the Trust Fund to each Mortgage Loan (other than the Depositor's Yield and amounts received on or after the Cut-off Date in the case of Initial Mortgage Loans or on or after a Subsequent Cut-off Date in the case of Subsequent Mortgage Loans in respect of interest accrued on the Mortgage Loans prior to the Cut-off Date or prior to the Subsequent Cut-off Date, as the case may be) and such other items comprising the corpus of the Trust Fund free and clear of any lien (other than liens which will be simultaneously released);

     (h) The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Depositor pursuant to this Agreement are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction;

     (i) The origination and collection practices used by the Depositor with respect to each Mortgage Note and Mortgage have been in all material respects legal, proper, prudent and customary in the first and second mortgage origination and servicing business with respect to Group 1, and legal, proper, prudent and customary in the first mortgage origination and servicing business with respect to Group 2; and

     (j) Considering the size of each Pre-Funding Account and the frequency of prepayments, defaults, "fall-out" due to the borrower choosing another lender or exercising its right of rescission, defective documentation and other circumstances that would disqualify a mortgage loan from being purchased as a Subsequent Mortgage Loan hereunder, the mortgage loans listed on each Proposed Subsequent Mortgage Loan Schedule do not represent an unreasonably large pool of mortgage loans from which to obtain the majority of the related Subsequent Mortgage Loans.

     Section 3.02 Individual Mortgage Loans.

     (a) With respect to the Mortgage Loans, the Depositor hereby represents and warrants to the Trustee, the Certificate Insurer and the Certificateholders, with respect to each Initial Mortgage Loan, as of the Closing Date, and with respect to each Subsequent Mortgage Loan, as of the related Subsequent Transfer Date the following, subject to Section 2.10(c) and 2.10(d) above and modified to the extent stated therein in the case of Subsequent Mortgage Loans:

          (i) The information with respect to each Mortgage Loan set forth in the related Mortgage Loan Schedule is true and correct;

          (ii) All of the original or certified documentation required to be delivered by the Depositor to the Trustee or to the Custodian on the Closing Date or a Subsequent Transfer Date or as otherwise provided in
     Section 2.04 above has or will be so delivered as provided;

          (iii) Each Mortgaged Property is improved by a Single Family Property, Multifamily Property, Mixed Use Property or Commercial Property, which, to the best of the Depositor's knowledge, does not include cooperatives and does not constitute other than real property under state law;

          (iv) Each Mortgage Loan is being serviced by the Servicer or one or more Subservicers;

          (v) Except with respect to liens released immediately prior to the transfer herein contemplated, immediately prior to the transfer and assignment herein contemplated, the Depositor held good and indefeasible title to, and was the sole owner of, each Mortgage Loan subject to no liens, charges, mortgages, encumbrances or rights of others; and immediately upon the transfer and assignment herein contemplated, the Trustee will hold good and indefeasible title to, and be the sole owner of, each Mortgage Loan subject to no liens, charges, mortgages, encumbrances or rights of others;

          (vi) There is no delinquent tax or assessment lien on any Mortgaged Property, and each Mortgaged Property is free of material damage and is in average repair;

          (vii) The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the

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



Mortgage Note or the Mortgage unenforceable in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

     (viii) There is no mechanics' lien or claim for work, labor or material affecting any Mortgaged Property which is or may be a lien prior to, or equal with, the lien of such Mortgage except those which are insured against by the title insurance policy referred to in Section 3.02(a)(x) below;

     (ix) Each Mortgage Loan at the time it was made complied in all material respects with applicable state and federal laws and regulations, including, without limitation, usury, equal credit opportunity and disclosure laws;

     (x) With respect to each Mortgage Loan, a written commitment for a lender's title insurance policy, issued in standard American Land Title Association or California Land Title Association form, or other form acceptable in a particular jurisdiction, by a title insurance company authorized to transact business in the state in which the related Mortgaged Property is situated, together with a condominium endorsement or a manufactured housing unit (American Land Title Association 7) endorsement (stating that the insurer agrees that the related manufactured housing unit is included with the term "land" when used in the title policy), if applicable, in an amount at least equal to the original Principal Balance of such Mortgage Loan insuring the mortgagee's interest under the related Mortgage Loan as the holder of a valid first or second mortgage lien of record with respect to Group 1, or a valid first mortgage lien of record with respect to Group 2, on the real property described in the Mortgage, subject only to exceptions of the character referred to in Section 3.02(a)(v) above, was effective on the date of the origination of such Mortgage Loan, and, as of the Closing Date, such commitment will be valid and thereafter the policy issued pursuant to such commitment shall continue in full force and effect. With respect to each Mortgage Loan, the mortgagee is the sole named insured of such mortgage title insurance policy, and such mortgage title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Trustee upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such mortgage title insurance policy and no prior holder of the related Mortgage, including the mortgagee, has done, by act or omission, anything that would impair the coverage of such mortgage title insurance policy;

     (xi) The improvements upon each Mortgaged Property are covered by a valid and existing hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage representing coverage described in Sections 5.07 and 5.08;

     (xii) A flood insurance policy is in effect with respect to each Mortgaged Property with a generally acceptable carrier in an amount representing coverage described in Sections 5.07 or 5.08, if and to the extent required by such
Section 5.07 or 5.08;

     (xiii) Each Mortgage and Mortgage Note is the legal, valid and binding obligation of the maker thereof and is enforceable in accordance with its terms, except only as

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



such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law), and all parties to each Mortgage Loan had full legal capacity to execute all Mortgage Loan documents and convey the estate therein purported to be conveyed;

     (xiv) The Depositor has caused or will cause to be performed any and all acts required to be performed to preserve the rights and remedies of the Trustee in any insurance policies applicable to the Mortgage Loans including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of co-insured, joint loss payee and mortgagee rights in favor of the Trustee;

     (xv) The terms of the Mortgage Note and the Mortgage have not been impaired, altered or modified in any material respect, except by a written instrument which has been recorded or is in the process of being recorded, if necessary, to protect the interest of the Certificateholders and which has been or will be delivered to the Trustee or the Custodian. The substance of any such alteration or modification is reflected on the related Mortgage Loan Schedule. Each original Mortgage was recorded, and all subsequent assignments of the original Mortgage have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Depositor (or, subject to Section 2.04 above, are in the process of being recorded, or are, in the Opinion of Counsel to the Depositor, not required to be recorded);

     (xvi) No instrument of release or waiver has been executed in connection with the Mortgage Loan, and no Mortgagor has been released, in whole or in part;

     (xvii) There are no defaults in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. Except for payments in the nature of escrow payments, including without limitation, taxes and insurance payments, the Servicer has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required by the Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage proceeds, whichever is greater, to the day which precedes by one month the Due Date of the first installment of principal and interest;

     (xviii) There is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property, nor is such a proceeding currently occurring, and such property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended;

     (xix) To the best of the Depositor's knowledge, all of the improvements which were included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property, and no improvements on adjoining properties encroach upon the Mortgaged Property;

     (xx) To the best of the Depositor's knowledge, no improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation. To the best of the Depositor's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities and the Mortgaged Property is lawfully occupied under applicable law;

     (xxi) The proceeds of the Mortgage Loan have been fully disbursed, and there is no obligation on the part of the mortgagee to make future advances thereunder. Any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing or recording the Mortgage Loans were paid;

     (xxii) Except with respect to certain of the Multifamily Loans, Mixed Use Loans and Commercial Loans, the related Mortgage Note is not and has not been secured by any collateral, pledged account or other security except the lien of the corresponding Mortgage and, in the case of such Multifamily Loans, Mixed Use Loans and Commercial Loans, the related Assignment of Leases and UCC financing statements, if any;

     (xxiii) There is no obligation on the part of the Depositor or any other party to make payments in addition to those made by the Mortgagor;

     (xxiv) Each Mortgage Loan is a Qualified Mortgage;

     (xxv) With respect to each Mortgage constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Certificateholders to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

     (xxvi) No Mortgage Loan has a shared appreciation feature, or other contingent interest feature. No Mortgage Loan provides for negative amortization. Except with respect to Deferred Payment Loans, no Mortgage Loan provides for deferred interest. No Group 2 Mortgage Loan requires or permits the Mortgagor to convert the Mortgage Rate to a fixed rate;

     (xxvii) All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2)(A) organized under the laws of such state, or (B) qualified to do business in such state, or (C) federal savings and loan associations or national banks having principal offices in such state, or (D) not doing business in such state so as to require qualification or licensing;

     (xxviii) The Mortgage contains a customary provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder;

     (xxix) Any future advances made prior to (and excluding) the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the related Mortgage Loan Schedule. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan. The Mortgage Note does not permit or obligate the Servicer to make future advances to the Mortgagor at the option of the Mortgagor;

     (xxx) The related Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including, (a) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (b) otherwise by judicial foreclosure. There is no homestead or other exemption available to the Mortgagor which would materially interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage except as set forth in the Prospectus;

     (xxxi) There is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and neither the Servicer nor the Depositor has waived any default, breach, violation or event of acceleration;

     (xxxii) All parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage have been duly and properly executed by such parties;

     (xxxiii) All amounts received after the Cut-off Date with respect to the Mortgage Loans (other than the Depositor's Yield and amounts in respect of interest accrued on the Mortgage Loans on or prior to the Cut-off Date) have been deposited into the Principal and Interest Account and are, as of the Closing Date, in the Principal and Interest Account;

     (xxxiv) Each Mortgage Loan conforms, and all such Mortgage Loans in the aggregate conform, to the description thereof set forth in the Prospectus;

     (xxxv) The Mortgage Loans were not selected by the Depositor for inclusion in the Trust Fund on any basis intended to adversely affect the Trust Fund;

     (xxxvi) A full appraisal was performed in connection with each Mortgaged Property;

     (xxxvii) As of the Cut-off Date, the Depositor does not know or have reason to know of any circumstances that would cause any Mortgagor to default under its Mortgage Loan or the related Mortgage Note;

     (xxxviii) As of the Cut-Off Date, with respect to any Mortgaged Property, the Depositor has no actual knowledge that there exist any hazardous substances, hazardous wastes or solid wastes, as such terms are defined in CERCLA, or other federal, state or local environmental legislation; and

     (xxxix) With respect to each Mortgaged Property subject to a land trust (a "Land Trust Mortgage") (i) a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named as such in the land trust agreement and such trustee is named in the Land Trust Mortgage as Mortgagor; (ii) all fees and expenses of the land trustee which have previously become due on owing have been paid and no fees or expenses are or will become payable by the Certificateholders or the Trust to the land trustee under the land trust agreement; (iii) the beneficiary is solely obligated to pay any fees and expenses of the land trustee and the priority of the lien of the Land Trust Mortgage is not and will not be primed by the land trustee; (iv) if the Mortgaged Property is owner-occupied, the Mortgaged Property is occupied by the beneficiary under the land trust agreement and, if such land trust agreement terminates, the beneficiary will become the owner of the Mortgaged Property; (v) the beneficiary is obligated to make payments under the Note and will have personal liability for deficiency judgments to the extent permitted by law; (vi) the Land Trust Mortgages were made in compliance with their respective land trust agreements, were validly entered into by their respective land trust trustee and did not, do not currently, and will not in the future, violate any provision of their respective land trust agreement, nor any agreement between or amongst the beneficiaries of any one land trust; (vii) the Land Trust Mortgages are the first (or in the case of Group 1, first or second) liens on the Mortgaged Properties; no liens are in place against the beneficial interests, or any part thereof of any Land Trust Mortgage or collateral assignment of beneficial interest, which liens are superior to the interest held by the Seller; and the beneficial interest, or any part thereof, of any Land Trust Mortgage or collateral assignment of beneficial interest has not been pledged as security for any other debt; and the land trust trustee is forbidden, pursuant to a written agreement between the land trust trustee and the Mortgagee, from using the land trust property, or any part, as security for any other debt until the expiration date of its respective Note; and (viii) the terms and conditions of the land trust agreement do not prevent the free and absolute marketability of the Mortgaged Property. As of the Cut-off Date, the Principal Balance of Land Trust Mortgage Loans with related Mortgaged Properties subject to land trusts does not exceed 20% of the Original Pool Principal Balance.

     (x1) As of the Cut-off Date, no more than 5% of the Original Pool Principal Balance are Mortgaged Properties located in Maryland subject to ground leases.

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



     (xli) Each of the Manufactured Homes is a "single residence" which has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and which is of a kind customarily used at a fixed location.

     (b) With respect to the Group 1 Mortgage Loans, the Depositor hereby represents and warrants to the Trustee, the Certificate Insurer and the Certificateholders, with respect to each Group 1 Initial Mortgage Loan, as of the Closing Date, and with respect to each Group 1 Subsequent Mortgage Loan, as of the related Subsequent Transfer Date the following, subject to Section 2.10(c) above and modified to the extent stated therein in the case of Group 1 Subsequent Mortgage Loans; provided, however, that in the case of the Subsequent Mortgage Loans, reference to the "Original Group 1 Principal Balance" shall mean the Original Group 1 Principal Balance plus the aggregate principal balance of the Group 1 Subsequent Mortgage Loans as of the end of the Funding Period:

          (i) The Mortgage Note related to each Mortgage Loan bears a fixed Mortgage Rate;

          (ii) Approximately 25.42% of the Original Group 1 Principal Balance are balloon loans which provide for a final Monthly Payment substantially greater than the preceding Monthly Payments. All of such balloon loans provide for Monthly Payments based on a 30-year amortization schedule with a final balloon payment at the end of the 15th year. Mortgage Loans constituting approximately 13.89% of the Original Group 1 Principal Balance are Periodic Payment Loans. Mortgage Loans constituting approximately 13.89% of the Original Group 1 Principal Balance are Periodic Payment Loans the Mortgage Notes of which provide that the related Mortgagors have the option at any time during the term of the related Periodic Payment Loan, to use a limited number of payment vouchers provided to them at origination in order to defer the payment of the principal portion of the corresponding Periodic Payment and pay only the interest portion due on such payment date. Each other Mortgage Note will provide for a schedule of substantially equal Monthly Payments which are, if timely paid, sufficient to fully amortize the principal balance of such Mortgage Note on or before its maturity date.

          (iii) Each Mortgage is a valid and subsisting first or second lien of record on the Mortgaged Property subject, in the case of any second Mortgage Loan, only to a First Lien on such Mortgaged Property and subject in all cases to the exceptions to title set forth in the title insurance policy, with respect to the related Mortgage Loan, which exceptions are generally acceptable to second mortgage lending companies, and such other exceptions to which similar properties are commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such Mortgage;

          (iv) With respect to each Mortgage Loan secured by a second priority lien, the related First Lien requires equal monthly payments, or if it bears an adjustable interest rate, the monthly payments for the related First Lien may be adjusted no more frequently than monthly; with respect to substantially all of the Mortgage Loans secured by a second priority lien, at the time of the origination of the Mortgage Loan the related First Lien was at least 12 months old and at least 11 Monthly Payments had been made by the Mortgagor;

          (v) Either (a) no consent for the Mortgage Loan is required by the holder of the related First Lien or (b) such consent has been obtained and is contained in the Mortgage File;

          (vi) With respect to any First Lien that provides for negative amortization or deferred interest, the balance of such First Lien used to calculate the CLTV for the Mortgage Loan is based on the maximum amount of negative amortization or deferred interest possible under such First Lien;

          (vii) The maturity date of each Mortgage Loan secured by a second priority lien is prior to the maturity date of the related First Lien if such First Lien provides for a balloon payment, except if the CLTV does not exceed 55%;

          (viii) Approximately 70.85% of the Original Group 1 Principal Balance was originated and underwritten by the Depositor and the remainder of the Mortgage Loans were purchased and re-underwritten by the Depositor in accordance with the underwriting criteria set forth in the Prospectus;

          (ix) The Mortgage Rate as of the Cut-off Date is not less than approximately 7.125% and not more than approximately 15.500%;

          (x) As of the Cut-off Date, no payment on any Mortgage Loan is 30 days or more delinquent (two or more payments missed). Two Mortgage Loans have been 30 days delinquent (two payments missed) on one occasion prior to the Cut-Off Date; and

          (xi) No more than approximately 1.28% of the Original Sub-Pool I Principal Balance is secured by Mortgaged Properties located within any single zip code area;

          (xii) Approximately 93.02% of the Original Sub-Pool I Principal Balance is secured by Mortgaged Properties that are maintained by the Mortgagors as primary residences, approximately 1.21% of the Original Sub-Pool I Principal Balance is secured by Mortgaged Properties that are maintained by the Mortgagors as second homes, and approximately 94.23% of the Original Sub-Pool I Principal Balance is secured by Owner-Occupied Mortgaged Property. Approximately 5.77% of the Original Sub-Pool I Principal Balance is secured by investor properties;

          (xiii) Approximately 100.00% of the Original Sub-Pool I Principal Balance is secured by attached or detached one-family dwelling units. None of the Sub-Pool I Mortgage Loans are secured by Multifamily Properties, Mixed-Use Properties, Commercial Properties, Manufactured Homes, condominiums, units in a planned unit development or two-to four family dwelling units.

          (xiv) Approximately 22.59% of the Sub-Pool I Mortgage Loans are Balloon Loans and approximately 19.69% of the Sub-Pool I Mortgage Loans are Periodic Payment Loans which may become Balloon Loans;

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



          (xv) No more than approximately 0.78% of the Original Sub-Pool II Principal Balance is secured by Mortgaged Properties located within any single zip code area;

          (xvi) Approximately 87.31% of the Original Sub-Pool II Principal Balance is secured by Mortgaged Properties that are maintained by the Mortgagors as primary residences or, in the case of Commercial Loans, their place of business, approximately 0.3% of the Original Sub-Pool II Principal Balance is secured by Mortgaged Properties that are maintained by the Mortgagors as second homes, and approximately 87.61% of the Original Sub-Pool II Principal Balance is secured by Owner-Occupied Mortgaged Property. Approximately 24.84% of the Original Sub-Pool II Principal Balance is secured by investor properties;

          (xvii) Approximately 69.15% of the Original Sub-Pool II Principal Balance is secured by attached or detached one-family dwelling units (not including Manufactured Homes). Approximately 2.32% of the Original Sub-Pool II Principal Balance is secured by units in condominiums. Approximately 5.17% of the Original Sub-Pool II Principal Balance is secured by Manufactured Homes. No more than approximately 12.51% of the Original Sub-Pool II Principal Balance is secured by units in properties consisting of two- to four-family dwelling units. Approximately 1.21% of the Original Sub-Pool II Principal Balance is secured by units in a planned unit development. Approximately 4.67% of the Original Sub-Pool II Principal Balance is secured by Multifamily Properties, and no more than approximately 3.56% of the Original Sub-Pool II Principal Balance is secured by Mixed Use Properties. No more than 1.41% of the Original Sub-Pool II Principal Balance is secured by Commercial Properties.

          (xviii) Approximately 26.18% of the Sub-Pool II Initial Mortgage Loans are Balloon Loans and approximately 12.33% of the Sub-Pool II Initial Mortgage Loans are Periodic Payment Loans which may become Balloon Loans.

     (c) With respect to the Group 2 Mortgage Loans, the Depositor hereby represents and warrants to the Trustee, the Certificate Insurer and the Certificateholders, with respect to each Group 2 Initial Mortgage Loan, as of the Closing Date, and with respect to each Group 2 Subsequent Mortgage Loan, as of the related Subsequent Transfer Date the following, subject to Section 2.10(d) above and modified to the extent stated therein in the case of Group 2 Subsequent Mortgage Loans; provided, however, that in the case of the Subsequent Mortgage Loans, reference to the "Original Group 2 Principal Balance" shall mean the Original Group 2 Principal Balance plus the aggregate principal balance of the Group 2 Subsequent Mortgage Loans as of the end of the Funding Period:

          (i) None of the Mortgage Loans are balloon loans. 100% of the Original Group 2 Principal Balance is subject to the Index. With respect to each Mortgage Loan on each Adjustment Date, the Mortgage Rate will be adjusted to equal the Index plus the Gross Margin, rounded to the nearest 0.125%, subject to the related Periodic Rate Cap, the Maximum Mortgage Rate and the Minimum Mortgage Rate. Under each Mortgage Note, interest is payable in arrears. The Mortgage Loans have a Mortgage Rate subject to annual or semiannual adjustment after an initial six-month, twenty-four month or sixty month period. Each Mortgage Loan has an original term to maturity from the date on which the first Monthly Payment is due of 360 months;

          (ii) Each Mortgage is a valid and subsisting first lien of record on the Mortgaged Property subject in all cases to the exceptions to title set forth in the title insurance policy, and such other exceptions to which similar properties are commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such Mortgage;

          (iii) With respect to each Mortgage Loan, no loan junior in lien priority to such Mortgage Loan and secured by the related Mortgaged Property was originated by the Depositor at the time of origination of such Mortgage Loan;

          (iv) The Gross Margins on the Mortgage Loans range from approximately 3.750% to 10.750% and the weighted average Gross Margin as of the Cut-off Date is approximately 6.8017%;

          (v) Approximately 48.69% of the Original Group 2 Principal Balance were originated and underwritten by the Depositor and the remainder of the Mortgage Loans were purchased and re-underwritten by the Depositor in accordance with the underwriting criteria set forth in the Prospectus;

          (vi) The Mortgage Rates borne by the Mortgage Loans as of the Cut-off Date range from 5.250% per annum to 15.500% and the weighted average Mortgage Rate as of the Cut-off Date is 10.1041% per annum;

          (vii) Each Mortgage Loan that was originated on or after November 22, 1996, has an initial or next Adjustment Date no later than September 1, 2000;

          (viii) Each Mortgage Loan bears interest based on a 360-day year consisting of twelve 30-day months;

          (ix) As of the Cut-off Date, no payment on any Mortgage Loan is 30 days or more delinquent (two or more payments missed). Three Mortgage Loans have been 30 days delinquent (two payments missed) on one occasion prior to the Cut-off Date;

          (x) No more than approximately 2.62% of the Original Sub-Pool III Principal Balance is secured by Mortgaged Properties located within any single zip code area;

          (xi) Approximately 95.39% of the Original Sub-Pool III Principal Balance is secured by Mortgaged Properties that are maintained by the Mortgagors as primary residences, 1.07% of the Sub-Pool III Mortgage Loans are secured by Mortgaged Properties that are maintained by the Mortgagors as second homes, and approximately 96.46% of the Original Sub-Pool III Principal Balance is secured by Owner Occupied Mortgaged Property;

          (xii) Approximately 100.00% of the Original Sub-Pool III Principal Balance is secured by attached or detached one-family dwelling units. Approximately 3.54% of the Original Sub-Pool III Principal Balance is secured by investor properties. None of the Sub-

     Pool III Mortgage Loans are secured by Multifamily Properties, Mixed Use Properties, Commercial Properties, Manufactured Homes, condominiums, units in a planned unit development or two-to four family dwelling units;

          (xiii) No more than approximately 1.67% of the Original Sub-Pool IV Principal Balance is secured by Mortgaged Properties located within any single zip code area;

          (xiv) Approximately 95.39% of the Original Sub-Pool IV Principal Balance is secured by Mortgaged Properties that are maintained by the Mortgagors as primary residences, approximately 0.86% of the Original Sub-Pool IV Principal Balance is secured by Mortgaged Properties that are maintained by the Mortgagors as second homes and approximately 96.25% of the Original Sub-Pool IV Principal Balance is secured by Owner Occupied Mortgaged Property; and

          (xv) Approximately 70.09% of the Original Sub-Pool IV Principal Balance is secured by attached or detached one-family dwelling units (not including Manufactured Homes). Approximately 4.53% of the Original Sub-Pool IV Principal Balance is secured by units in condominiums. No more than approximately 14.29% of the Original Sub-Pool IV Principal Balance is secured by units in properties consisting of two- to four-family dwelling units. Approximately 4.99% of the Original Sub-Pool IV Principal Balance is secured by units in planned unit developments. Approximately 6.11% of the Original Sub-Pool IV Principal Balance is secured by Manufactured Homes. Approximately 3.54% of the Original Sub-Pool IV Principal Balance is secured by investor properties. None of the Sub-Pool IV Mortgage Loans are secured by Multifamily Properties, Mixed Use Properties or Commercial Properties.

     Section 3.03 Purchase and Substitution.

     It is understood and agreed that the representations and warranties set forth in Sections 3.01 and 3.02 above with respect to the related Group shall survive the transfer and assignment of the Mortgage Loans to the Trustee and delivery of the Certificates to the Certificateholders. Upon discovery by the Depositor, the Servicer, any Subservicer, the Custodian, the Trustee, the Certificate Insurer or any Certificateholder of a breach of any of such representations and warranties which materially and adversely affects the value of Mortgage Loans or the interest of the Certificateholders, or which materially and adversely affects the interests of the Certificate Insurer or the Certificateholders in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan (notwithstanding that such representation and warranty was made to the Depositor's best knowledge), the party discovering such breach shall give prompt written notice to the others. The Depositor shall either (a) within 60 days of the earlier of its discovery or its receipt of notice of any breach of a representation or warranty, promptly cure such breach in all material respects, or (b) on the Determination Date next succeeding the end of the 60 day period described in clause (a), either (1) purchase such Mortgage Loan, in the manner and at the price specified in Section 2.05(b) above or (2) remove such Mortgage Loan from the Trust Fund (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans, provided such substitution is effected not later than the date which is two years after the Startup Day or at such later date,

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



if the Depositor delivers to the Trustee and the Certificate Insurer an Opinion of Counsel that such substitution would not constitute a prohibited transaction under the REMIC Provisions or cause the Trust Fund REMIC to fail to qualify as a REMIC at any time any Certificates are outstanding. Any such substitution shall be accompanied by payment by the Depositor of the Substitution Adjustment, if any, to be deposited in the related Principal and Interest Account. For purposes of calculating the related Available Remittance Amount for any Remittance Date, amounts paid by the Depositor pursuant to this Section 3.03 in connection with the repurchase or substitution of any Mortgage Loan that are on deposit in the related Principal and Interest Account as of the Determination Date for such Remittance Date shall be deemed to have been paid during the related Due Period and shall be transferred to the related Certificate Account pursuant to Section 5.04(i) on the Determination Date for such Remittance Date.

     As to any Deleted Mortgage Loan for which the Depositor substitutes a Qualified Substitute Mortgage Loan or Loans, the Servicer shall effect such substitution by delivering to the Trustee a certification in the form attached hereto as Exhibit I, executed by a Servicing Officer, and the documents constituting the Trustee's Mortgage File for such Qualified Substitute Mortgage Loan or Loans.

     The Servicer shall deposit in the related Principal and Interest Account all payments received in connection with such Qualified Substitute Mortgage Loan or Loans after the date of such substitution. Monthly Payments received with respect to Qualified Substitute Mortgage Loans on or before the date of substitution will be retained by the Depositor. The Trust Fund will own all payments received on the Deleted Mortgage Loan on or before the date of substitution, and the Depositor shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. The Servicer shall give written notice to the Trustee and the Certificate Insurer that such substitution has taken place and shall amend the related Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan. The Servicer shall promptly deliver to the Trustee a copy of the related amended Mortgage Loan Schedule. Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Depositor shall be deemed to have made with respect to such Qualified Substitute Mortgage Loan or Loans, as of the date of substitution, the covenants, representations and warranties set forth in Sections 3.01 and 3.02 above. On the date of such substitution, the Depositor will remit to the Servicer, and the Servicer will deposit into the related Principal and Interest Account, an amount equal to the Substitution Adjustment, if any.

     It is understood and agreed that the obligations of the Depositor set forth in Sections 2.05 and 3.03 above to cure, purchase or substitute for a defective Mortgage Loan as provided in such Sections 2.05 and 3.03 constitute the sole remedies of the Trustee, the Certificate Insurer and the Certificateholders respecting a breach of the representations and warranties.

     Any cause of action against the Depositor relating to or arising out of a defect in a Trustee's Mortgage File as contemplated by Section 2.05 above or the breach of any repre sentations and warranties made in Sections 3.01 or 3.02 above shall accrue as to any Mortgage Loan upon (i) discovery of such defect or breach by any party and notice thereof to the Depositor or notice thereof by the Depositor to the Trustee, (ii) failure by the Depositor to cure such defect or breach or purchase or substitute such Mortgage Loan as specified above, and (iii) demand upon the Depositor by the Trustee for all amounts payable in respect of such Mortgage Loan.

     Notwithstanding any contrary provision of this Agreement, with respect to any Mortgage Loan which is not in default or as to which no default is reasonably foreseeable, no purchase or substitution pursuant to Section 2.05(b) above or this Section 3.03 shall be made unless the Depositor provides to the Trustee an Opinion of Counsel, addressed to the Trustee, to the effect that such purchase or substitution would not (i) result in the imposition of taxes on "prohibited transactions" of the Trust Fund REMIC, as defined in Section 860F of the Code, or a tax on contributions to the Trust Fund REMIC, under the REMIC Provisions, or (ii) cause the Trust Fund REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding. Any Mortgage Loan as to which purchase or substitution was delayed pursuant to this paragraph shall be purchased or substituted (subject to compliance with such Sections 2.05 and 3.03) upon the earlier of (a) the occurrence of a default or imminent default with respect to such loan and (b) receipt by the Trustee of an Opinion of Counsel to the effect that such purchase or substitution will not result in any of the events described in clauses (i) and (ii) of the preceding sentence. The Trustee shall give prompt written notice to Moody's, S&P and the Certificate Insurer of any repurchase or substitution made pursuant to this Section 3.03.

     The Trustee shall have no duty to conduct any affirmative investigation other than as specifically set forth in this Agreement as to the occurrence of any condition requiring the repurchase or substitution of any Mortgage Loan pursuant to this Section or the eligibility of any Mortgage Loan for purposes of this Agreement, and may rely conclusively on any Opinion of Counsel delivered to it under this Section 3.03.

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                                   ARTICLE IV

                                THE CERTIFICATES

     Section 4.01 The Certificates.

     The Certificates shall be substantially in the form annexed hereto as Exhibits B-1 through B-3, and shall, upon original issue, be executed (not in its individual capacity, but solely as Trustee) and delivered by the Trustee to the Certificate Registrar for authentication and delivery to or upon the order of the Depositor, concurrently with the transfer and assignment to the Trustee of the Mortgage Loans pursuant to Section 2.01 above. All Certificates shall be issued in Authorized Denominations. So long as the Class 1A-1, Class 1A-2, Class 2A-1 and Class 2A-2 Certificates are Book-Entry Certificates, each Class of such Certificates shall be evidenced by one or more certificates representing the entire amount of the related Original Class Principal Balance. All Certificates shall be executed and authenticated by manual or facsimile signature on behalf of the Trust Fund by an authorized officer of the Trustee and on behalf of the Certificate Registrar by an authorized officer of the Certificate Registrar. Certificates bearing the signatures of individuals who were at the time of the execution of the Certificates the proper officers of the Trustee shall bind the Trust Fund, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the delivery of such Certificates or did not hold such offices at the date of such Certificates. All Certificates issued hereunder shall be dated the date of their authentication.

     Section 4.02 Registration of Transfer and Exchange of Certificates.

     (a) The Trustee shall cause to be kept at its office in Chicago, Illinois, or at its designated agent, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, it shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Certificate Register shall contain the name, remittance instructions, Class and Percentage Interest of each Certificateholder, as well as the Series and the number in the Series. The Trustee hereby accepts appointment as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided (the "Certificate Registrar").

     (b) The Class R Certificates have not been registered or qualified under the Securities Act of 1933, as amended (the "1933 Act"), or any state securities laws or "Blue Sky" laws. No transfer, sale, pledge or other disposition of any Class R Certificate shall be made unless such disposition is made pursuant to an effective registration statement under the 1933 Act and effective registration or qualification under applicable state securities laws or "Blue Sky" laws, or is made in a transaction which does not require such registration or qualification. In the event that a transfer of a Class R Certificate is to be made in reliance upon an exemption from the 1933 Act, the Trustee or the Certificate Registrar shall require, in order to assure compliance with the 1933 Act, that the Certificateholder desiring to effect such disposition and such Certificateholder's prospective transferee each certify to the Trustee or the Certificate Registrar in writing the facts surrounding such disposition substantially in the form of Exhibit D. In the event that such

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



certification of facts does not on its face establish the availability of an exemption under the 1933 Act, the Trustee may require an Opinion of Counsel satisfactory to it that such transfer may be made pursuant to an exemption from the 1933 Act, which Opinion of Counsel shall not be an expense of the Trustee or the Trust Fund. None of the Servicer, the Depositor nor the Trustee are obligated under this Agreement to register the Class R Certificates under the 1933 Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of such Certificates without such registration or qualification.

     (c) Each Person who has or who acquires any Percentage Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Percentage Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Servicer or its designee as its attorney-in-fact to negotiate the terms of any mandatory sale under clause (vi) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Percentage Interest in a Class R Certificate are expressly subject to the following provisions:

          (i) Each Person holding or acquiring any Percentage Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Servicer and the Trustee of any change or impending change in its status as a Permitted Transferee.

          (ii) No Percentage Interest in a Class R Certificate may be transferred (including any transfer to the initial holder) and the Trustee shall not register the transfer of the Class R Certificate unless the Trustee shall have been furnished with (A) an affidavit (a "Transfer Affidavit") of the proposed transferee substantially in the form attached hereto as Exhibit J and (B) a certificate (a "Transfer Certificate") of the transferor substantially in the form attached hereto as Exhibit J-1 to the effect that (1) such transferor has no actual knowledge that the proposed transferee is not a Permitted Transferee and (2) no purpose of such proposed transfer is to impede the assessment or collection of tax.

          (iii) Each Person holding or acquiring any Percentage Interest in a Class R Certificate shall agree (A) to require a Transfer Affidavit from any other Person to whom such Person attempts to transfer its Percentage Interest in a Class R Certificate, (B) to require a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any transfer of a Class R Certificate, (C) to deliver a Transfer Certificate to the Trustee in connection with any such attempted transfer and (D) not to transfer its Percentage Interest in a Class R Certificate or to cause the transfer of a Percentage Interest in a Class R Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee or if any purpose of such transfer is to impede the assessment or collection of tax.

          (iv) Each Person holding or acquiring a Percentage Interest in a Class R Certificate, by purchasing a Percentage Interest in such Certificate, agrees to give the Trustee and the Depositor written notice that it is a "pass-through interest holder" within the meaning of Temporary Treasury Regulations Section 1.67-3T(a)(2)(i)(A) immediately

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



     upon acquiring a Percentage Interest in a Class R Certificate, if it is, or is holding a Percentage Interest in a Class R Certificate on behalf of, a "pass-through interest holder."

          (v) Any attempted or purported transfer of any Percentage Interest in a Class R Certificate in violation of the provisions of this Section 4.02 shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall become a Holder of a Class R Certificate in violation of the provisions of this Section 4.02, then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Class R Certificate. The Trustee shall notify the Servicer upon receipt of written notice or discovery by a Responsible Officer that the registration of transfer of a Class R Certificate was not in fact permitted by this
     Section 4.02. Knowledge shall not be imputed to the Trustee with respect to an impermissible transfer in the absence of such a written notice or discovery by a Responsible Officer. The Trustee shall be under no liability to any Person for any registration of transfer of a Class R Certificate that is in fact not permitted by this Section 4.02 or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered after receipt of the related Transfer Affidavit and Transfer Certificate. The Trustee shall be entitled, but not obligated to, recover from any Holder of a Class R Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Class R Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Holder of such Certificate.

          (vi) If any purported transferee shall become a Holder of a Class R Certificate in violation of the restrictions in this Section 4.02, then the Servicer or its designee shall have the right, without notice to the Holder or any prior Holder of such Class R Certificate, to sell such Class R Certificate to a purchaser selected by the Servicer or its designee on such reasonable terms as the Servicer or its designee may choose. Such purchaser may be the Servicer itself or any Affiliate of the Servicer. The proceeds of such sale, net of commissions, expenses and taxes due, if any, will be remitted by the Servicer to the last preceding purported transferee of such Class R Certificate, except that in the event that the Servicer determines that the Holder or any prior Holder of such Class R Certificate may be liable for any amount due under this Section 4.02 or any other provision of this Agreement, the Servicer may withhold a corresponding amount from such remittance as security for such claim. The terms and conditions of any sale under this clause (vi) shall be determined in the sole discretion of the Servicer or its designee, and it shall not be liable to any Person having a Percentage Interest in a Class R Certificate as a result of its exercise of such discretion.

          (vii) The Servicer, on behalf of the Trustee, shall make available, upon written request from the Trustee, all information necessary to compute any tax imposed (A) as a result of the Transfer of a Percentage Interest in a Class R Certificate to any Person who is a Disqualified Organization, including the information regarding "excess inclusions" of such Class R Certificates required to be provided to the Internal Revenue Service and certain Persons as described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5), and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds a Percentage Interest in a Class R Certificate having as among its record holders at any time any Person who is a Disqualified Organization. Reasonable compensation for providing such information may be required by the Servicer from such Person.

     Transfers of the Class R Certificates to Persons other than Permitted Transferees are prohibited.

     Transfers of Class R Certificates to a Plan, to a trustee or other person acting on behalf of any Plan, or to any other person using the assets of any Plan will not be registered by the Trustee unless the transferee provides the Depositor, the Trustee and the Servicer with an opinion of counsel satisfactory to the Depositor, the Trustee and the Servicer, which opinion will not be at the expense of the Depositor, the Trustee or the Servicer, that the purchase of such Certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Trustee or the Servicer to any obligation in addition to those undertaken in this Agreement. In lieu of such opinion of counsel, the transferee may provide a certification substantially to the effect that the purchase of Class R Certificates by or on behalf of such Plan is permissible under applicable law, will not subject the Depositor, the Trustee or the Servicer to any obligation in addition to those undertaken in this Agreement, and the following statements are correct: (i) the transferee is an insurance company and the source of funds used to purchase such Class R Certificates is an "insurance company general account" (as such term is defined in Prohibited Transaction Class Exemption ("PTCE") 95-60), (ii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied and (iii) there is no Plan with respect to which the amount of such general accounts reserves and liabilities for contracts held by or on behalf of such Plan and all other Plans maintained by the same employer (or any "affiliate" thereof, as defined in PTCE 95-60) or by the same employee organization exceed 10% of the total of all reserves and liabilities of such general account (as determined under PTCE 95-60) as of the date of the acquisition of such Class R Certificates.

     None of (i) the Trust Fund, (ii) the Servicer, (iii) the Depositor or (iv) any Subservicer shall be a Class A Certificateholder. Any attempted or purported transfer in violation of the preceding sentence shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall become a Holder of a Class A Certificate in violation of such sentence, then the last preceding Holder shall be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Certificate. The Trustee shall notify the Servicer of any transfer in violation of this paragraph upon receipt of written notice thereof. The Trustee shall be under no liability to any Person for any registration of transfer of a Class A Certificate not permitted by this paragraph or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered without such receipt. The Trustee shall

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



be entitled, but not obligated, to recover from any Holder of a Class A Certificate that was in fact not a permitted Holder under this paragraph, all payments made on such Certificate at and after such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Holder of such Certificate.

     Subject to the preceding paragraphs, upon surrender for registration of transfer of any Certificate at the Chicago, Illinois office of the Trustee (or at the office of the designated Certificate Registrar), the Trustee shall execute, authenticate and deliver in the name of the designated transferee or transferees, a new Certificate of the same Class and Percentage Interest and dated the date of authentication by the Trustee. The Certificate Registrar shall notify the Servicer of any such transfer.

     At the option of the Certificateholders, Certificates may be exchanged for other Certificates of Authorized Denominations of a like Class and aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at such office. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer substantially in the form attached hereto as Exhibit E, or such other endorsement or written instrument of transfer as is satisfactory to the Trustee, duly executed by the Holder thereof or his attorney duly authorized in writing, together with wiring instructions, if applicable, in the form attached hereto as Exhibit E(1).

     No service charge shall be made for any registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     All Certificates surrendered for registration of transfer and exchange shall be marked "cancelled" by the Trustee.

     (d) Except as provided in paragraph (e) below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of the Class A Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Class A Certificates; (iii) ownership and transfers of the Class A Certificates on the books of the Depository shall be governed by applicable rules established by the Depository;
(iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal only with the Depository for purposes of exercising the rights of Holders of Class A Certificates under this Agreement.

     All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry

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



Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

     (e) If (x)(i) the Servicer advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (ii) the Servicer is unable to locate a qualified successor, (y) the Servicer at its option may advise the Trustee in writing that it elects to terminate the book-entry system through the Depository or (z) after the occurrence of an Event of Default, the aggregate of the Majority Certificateholders of the Group(s) affected by such Event of Default may advise the Trustee in writing that the continuation of a book-entry system through the Depository, to the exclusion of Definitive Certificates, is no longer in the best interests of the related Certificate Owners, the Trustee shall notify all of the related Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully registered Class 1A or Class 2A Certificates (the "Definitive Certificates"), as the case may be, to the Certificate Owners requesting the same. Upon surrender to the Trustee of the related Class A Certificates by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall issue the Definitive Certificates. Neither the Servicer nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

     Section 4.03 Mutilated, Destroyed, Lost or Stolen Certificates.

     If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may reasonably be required by each of them to save each of them harmless, then, in the absence of notice to the Servicer, the Trustee and the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, upon receipt of written notice from the Servicer that it has received adequate security or indemnity and no notice that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, deliver and authenticate, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor, Class and Percentage Interest, but bearing a number not contemporaneously outstanding. Upon the issuance of any new Certificate under this Section 4.03, the Servicer and the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. Any duplicate Certificate issued pursuant to this Section 4.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the mutilated, destroyed, lost or stolen Certificate shall be found at any time.

     Section 4.04 Persons Deemed Owners.

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



     Prior to due presentation of a Certificate for registration of transfer, the Servicer, the Depositor, the Trustee and the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving remittances pursuant to Section 6.06 and for all other purposes whatsoever, and the Depositor, the Servicer, the Trustee and the Certificate Registrar shall not be affected by notice to the contrary.

     Section 4.05 Information Reports to be Filed by the Servicer.

     The Servicer or the Subservicers shall file the information reports with respect to the receipt of mortgage interest received in a trade or business, foreclosures and abandonments of any Mortgaged Property and the information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property required by Sections 6050H, 6050J and 6050P of the Code, respectively, and deliver to the Trustee an Officers' Certificate stating that such reports and returns have been filed. Such reports and returns shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

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



                                    ARTICLE V

               ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS

     Section 5.01 Duties of the Servicer.

     (a) The Servicer, as independent contract servicer, shall service and administer the Mortgage Loans and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable and consistent with the terms of this Agreement. The Servicer may enter into Sub servicing Agreements for any servicing and administration of Mortgage Loans with any institution which is in compliance with the laws of each state necessary to enable it to perform its obligations under such Subservicing Agreement and (x) has been designated an approved seller-servicer by FHLMC or FNMA for first and second mortgage loans with respect to Group 1, and for first mortgage loans with respect to Group 2 or (y) is an Affiliate of the Servicer. The Servicer shall give written notice to the Certificate Insurer and the Trustee of the appointment of any Subservicer. Any such Subservicing Agreement shall be consistent with and not violate the provisions of this Agreement. The Servicer shall be entitled to terminate any Subservicing Agreement in accordance with the terms and conditions of such Subservicing Agreement and to either itself directly service the related Mortgage Loans or enter into a Subservicing Agreement with a successor subservicer which qualifies hereunder.

     (b) Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and Subservicer or reference to actions taken through a Subservicer or otherwise, the Servicer shall remain obligated and primarily liable to the Trustee and Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans. For purposes of this Agreement, the Servicer shall be deemed to have received payments on Mortgage Loans when the Subservicer has received such payments. The Servicer shall be entitled to enter into any agreement with a Subservicer for indemnification of the Servicer by such Subservicer, and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

     With respect to any Mortgage Note released by the Trustee to the Servicer or to any Subservicer in accordance with the terms of this Agreement, other than a release or satisfaction pursuant to Section 7.02, prior to such release, the Trustee or, if a Custodian has been appointed pursuant to Section 12.12, the Custodian shall (a) complete all endorsements in blank so that the endorsement reads "Pay to the order of LaSalle National Bank, as Trustee under the Pooling and Servicing Agreement, dated as of September 1, 1998, Series 1998-3" and (b) complete a restrictive endorsement that reads "LaSalle National Bank is the holder of the mortgage note for the benefit of the Certificateholders under the Pooling and Servicing Agreement, dated as of September 1, 1998, Series 1998-3" with respect to those Mortgage Notes currently endorsed "Pay to the order of holder", if any.

     (c) Any Subservicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such and not as an originator shall be deemed to be between the Subservicer and the Servicer alone, and the Trustee, the Certificate Insurer and Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer except as set forth in Section 5.01(d).

     (d) In the event the Servicer shall for any reason no longer be the Servicer (including by reason of an Event of Default), the Trustee or its designee shall, subject to Section 10.02, thereupon assume all of the rights and obligations of the Servicer under each Subservicing Agreement that the Servicer may have entered into, unless the Trustee elects to terminate any Subservicing Agreement in accordance with its terms. The Trustee, its designee or the successor servicer for the Trustee shall be deemed to have assumed all of the Servicer's interest therein and to have replaced the Servicer as a party to each Subservicing Agreement to the same extent as if the Subservicing Agreements had been assigned to the assuming party, except that the Trustee (or its designee) shall have no liability or obligations under any Subservicing Agreements with respect to any period prior to becoming the new Servicer, whether for acts or omissions of the Servicer or otherwise, and the Servicer shall not by virtue of such replacement be relieved of any such liability or obligations under the Subservicing Agreements. The Servicer at its expense and without right of reimbursement therefor, shall, upon request of the Trustee, deliver to the assuming party all documents and records relating to each Subservicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the Subservicing Agreements to the assuming party.

     (e) Consistent with the terms of this Agreement, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Servicer's determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Certificateholders and the Certificate Insurer, provided, however, notwithstanding any provision of this Agreement to the contrary, the Servicer shall not consent to, make or permit (i) any modification with respect to any Mortgage Loan that would change the Mortgage Rate, reduce or increase the principal balance (except for reductions resulting from actual payments of principal) or change the final maturity date on such Mortgage Loan unless (A) the related Mortgagor is in default with respect to the Mortgage Loan or, in the judgment of the Servicer, such default is reasonably foreseeable and (B) in the sole judgment of the Servicer such modification would increase the proceeds of such Mortgage Loan and (C) the Certificate Insurer has consented to such modification, or (ii) any modification, waiver or amendment of any term of any Mortgage Loan that would both (A) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or Treasury regulations, promulgated thereunder) and (B) cause the Trust Fund REMIC to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions after the startup date" under the REMIC Provisions. No costs incurred by the Servicer or any Subservicer in respect of Servicing Advances shall for the purposes of distributions to Certificateholders be added to the amount owing under the related Mortgage Loan. Without limiting the generality of the foregoing, and

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



subject to the consent of the Certificate Insurer, the Servicer shall continue, and is hereby authorized and empowered to execute and deliver on behalf of the Trustee and each Certificateholder, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. If reasonably required by the Servicer, the Trustee shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

     Notwithstanding anything to the contrary contained herein, the Servicer, in servicing and administering the Mortgage Loans, shall employ or cause to be employed procedures (including collection, foreclosure, REO Property management procedures and the making of Servicing Advances) and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account, in accordance with accepted first and second mortgage servicing practices of prudent lending institutions with respect to Group 1, and in accordance with accepted first mortgage servicing practices of prudent lending institutions with respect to Group 2, and giving due consideration to the Certificate Insurer's and the Certificateholders reliance on the Servicer.

     (f) On and after such time as the Trustee receives the resignation of, or notice of the removal of, the Servicer from its rights and obligations hereunder with respect to a Group, and with respect to resignation pursuant to Section 9.04, after receipt of the Opinion of Counsel required pursuant to such Section 9.04, the Trustee or its designee shall assume all of the rights and obligations of the Servicer hereunder with respect to such Group, subject to Section 10.02. The Servicer shall, upon request of the Trustee but at the expense of the Servicer, deliver to the Trustee all documents and records relating to the related Mortgage Loans and an accounting of amounts collected and held by the Servicer and otherwise use its best efforts to effect the orderly and efficient transfer of servicing rights with respect to such Group and obligations to the assuming party.

     Section 5.02 Liquidation of Mortgage Loans.

     In the event that any payment due under any Mortgage Loan and not postponed pursuant to Section 5.01 above is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Servicer shall take such action as it shall deem to be in the best interest of the Certificate Insurer and the Certificateholders. The Servicer shall foreclose upon or otherwise comparably effect the ownership in the name of the Trustee for the benefit of the Certificateholders on behalf of the Certificateholders of Mortgaged Properties relating to defaulted Mortgage Loans as to which no satisfactory arrangements can be made for collection of delinquent payments in accordance with the provisions of Section 5.10, provided, however, that the Servicer shall not be obligated to foreclose in the event that the Servicer, in its good faith reasonable judgment, determines that it would not be in the best interests of Certificateholders or the Certificate Insurer, which judgment shall be evidenced by an Officer's Certificate delivered to the Trustee and the Certificate Insurer. In connection with such foreclosure or other conversion, the Servicer shall exercise collection and foreclosure procedures with the same degree of care and skill in its exercise or use as it would exercise or use under the circumstances in the conduct of its own affairs. Any amounts advanced in connection with such foreclosure or other action shall constitute Servicing Advances.

     After a Mortgage Loan has become a Liquidated Mortgage Loan, the Servicer shall promptly prepare and forward to the Trustee and the Certificate Insurer and, upon request, any Certificateholder, a Liquidation Report certified by a Responsible Officer, in the form attached hereto as Exhibit M, detailing the Liquidation Proceeds received from the Liquidated Mortgage Loan, expenses incurred with respect thereto, and any loss incurred in connection therewith.

     Section 5.03 Establishment of Principal and Interest Accounts; Deposits in
                  Principal and Interest Accounts.

     With respect to each Sub-Pool, the Servicer shall cause to be established and initially maintained with the Trustee one or more Principal and Interest Accounts, which shall be Eligible Accounts, titled, with respect to Sub-Pool I, "Sub-Pool I Principal and Interest Account, Superior Bank FSB, in trust for the registered holders of AFC Mortgage Loan Asset Backed Certificates, Series 1998-3", with respect to Sub-Pool II, "Sub-Pool II Principal and Interest Account, Superior Bank FSB, in trust for the registered holders of AFC Mortgage Loan Asset Backed Certificates, Series 1998-3" with respect to Sub-Pool III, "Sub-Pool III Principal and Interest Account, Superior Bank FSB, in trust for the registered holders of AFC Mortgage Loan Asset Backed Certificates, Series 1998-3" and with respect to Sub-Pool IV, "Sub-Pool IV Principal and Interest Account, Superior Bank FSB, in trust for the registered holders of AFC Mortgage Loan Asset Backed Certificates, Series 1998-3." Subsequent to the Closing Date, the Servicer may transfer the related Principal and Interest Account to another institution, provided that each Principal and Interest Account shall be an Eligible Account and all amounts therein shall be invested only in Permitted Instruments. The creation of any Principal and Interest Account shall be evidenced by a letter agreement in the form of Exhibit C. A copy of such letter agreement shall be furnished on the Closing Date to the Trustee, the Certificate Insurer and, upon request, any Certificateholder. With respect to each Sub-Pool, the Servicer shall deposit (without duplication) the following amounts with respect to such Sub-Pool within one (1) Business Day of receipt of good funds in the related Principal and Interest Account and retain therein:

          (i) all payments due after the Cut-off Date with respect to the Initial Mortgage Loans or after a Subsequent Cut-off Date with respect to the Subsequent Mortgage Loans on account of principal on the Mortgage Loans and all Excess Payments, Principal Prepayments and Curtailments received after the Cut-off Date, or after the Subsequent Cut-off Date, as the case may be, and other than the Depositor's Yield;

          (ii) all payments due after the Cut-off Date with respect to the Initial Mortgage Loans, or after a Subsequent Cut-off Date with respect to the Subsequent Mortgage Loans, on account of interest on the Mortgage Loans;

          (iii) all Net Liquidation Proceeds;

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



          (iv) all Insurance Proceeds;

          (v) all Released Mortgaged Property Proceeds;

          (vi) any amounts payable in connection with the repurchase of any Mortgage Loan and the amount of any Substitution Adjustment pursuant to Sections 2.05 and 3.03 above; and

          (vii) any iamount required to be deposited in the related Principal and Interest Account pursuant to Section 5.04 or 11.01.

     The foregoing requirements for deposit in the related Principal and Interest Account shall be exclusive; it being understood and agreed that, without limiting the generality of the foregoing, the Depositor's Yield, the Servicing Fee with respect to each Mortgage Loan, late payment charges and assumption fees, to the extent permitted by Sections 7.01 and 7.03, and Excess Proceeds need not be deposited by the Servicer in the related Principal and Interest Account. Any interest earnings on funds held in the related Principal and Interest Account shall be for the account of the Servicer and may only be withdrawn from the related Principal and Interest Account by the Servicer immediately following its monthly remittance of the Available Remittance Amount to the Trustee. Any reference herein to amounts on deposit in the related Principal and Interest Account shall refer to amounts net of such investment earnings.

     Section 5.04 Permitted Withdrawals From the Principal and Interest Account.

     With respect to each Sub-Pool, the Servicer shall withdraw or cause to be withdrawn funds from the related Principal and Interest Account for the following purposes:

          (i) to effect the remittance to the Trustee on the Determination Date of the Excess Spread and the amounts set forth in clause (i) of the definition of Available Remittance Amount. For the purposes of this Section 5.04(i), the calculation of the Available Remittance Amount shall be made without reference to the actual deposit of funds in the related Certificate Account;

          (ii) to reimburse itself for any accrued unpaid Servicing Fees, unreimbursed Monthly Advances and unreimbursed Servicing Advances and any amount described in Section 6.13(b) or Section 6.13(c) or Section 6.13(d) deposited in the related Certificate Account and attributable to the conveyance to the Trustee of a Subsequent Mortgage Loan that does not have a payment date during the related Due Period, if the Servicer is the Depositor. The Servicer's right to reimbursement for accrued and unpaid Servicing Fees and unreimbursed Servicing Advances shall be limited to late collections on the related Mortgage Loan, including Liquidation Proceeds, Released Mortgaged Property Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the related Mortgagor with respect to a Sub-Pool or otherwise relating to the Mortgage Loan in respect of which such unreimbursed amounts are owed (including amounts paid by the Depositor in connection with the purchase or substitution of Mortgage Loans pursuant to Section 2.05 or 3.03 above). The Servicer's right to reimbursement for unreimbursed Monthly Advances and amounts described in Section 6.13(b), Section 6.13(c) or 6.13(d) (if the Servicer is the Depositor) shall be limited to collections of interest on any Mortgage Loan; provided that the Servicer shall not be entitled to reimbursement from Liquidation Proceeds for Monthly Advances made pursuant to Section 6.09(c) or Section 6.09(d), or for amounts deposited in the related Certificate Account pursuant to Section 6.13(b), Section 6.13(c) or 6.13(d) and attributable to the conveyance to the Trustee of a Subsequent Mortgage Loan that does not have a payment date during the related Due Period. It is understood that the Servicer's right to reimbursement pursuant hereto shall be senior to the rights of Certificateholders unless the Depositor or any of its affiliates is the Servicer and the Depositor is required to repurchase or substitute a Mortgage Loan pursuant to Section
     2.05 or 3.03 above, in which case the Servicer's right to such reimbursement shall be subordinate to the rights of Certificateholders to receive the purchase price or substitution adjustment pursuant to such Sections 2.05 and 3.03;

          (iii) to withdraw any amount received from a Mortgagor that is recoverable and sought to be recovered as a Preference Amount by a trustee in bankruptcy pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court having competent jurisdiction;

          (iv) (a) to make investments in Permitted Instruments and (b) to pay to itself interest earned in respect of Permitted Instruments or on funds deposited in the related Principal and Interest Account;

          (v) to withdraw any funds deposited in the related Principal and Interest Account that were not required to be deposited therein (such as Servicing Compensation) or were deposited therein in error;

          (vi) to pay itself Servicing Compensation pursuant to Section 7.03 to the extent not retained or paid pursuant to Section 5.03 or 5.04(ii);

          (vii) to withdraw funds necessary for the conservation and disposition of REO Property pursuant to the third paragraph of Section 5.10;

          (viii) to remit to the Trustee any amount which was deposited by the Certificate Insurer pursuant to Section 11.01 to cover unpaid fees and expenses of the Trustee; and

          (ix) to clear and terminate the related Principal and Interest Account upon the termination of this Agreement with any amounts on deposit therein being paid to the Servicer and/or the Depositor to the extent of any Reimbursable Amounts and the remainder to the Class R Certificateholders.

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



     So long as no Event of Default shall have occurred and be continuing, and consistent with any requirements of the Code, the funds held in the related Principal and Interest Account may be invested by the Servicer (to the extent practicable) in Permitted Instruments, as directed in writing to the Trustee by the Servicer. In either case, funds in the related Principal and Interest Account must be available for withdrawal without penalty, and any Permitted Instruments must mature not later than the Business Day immediately preceding the Determination Date next following the date of such investment (except that if such Permitted Instrument is an obligation of the institution that maintains the related Principal and Interest Account, then such Permitted Instrument shall mature not later than such Determination Date) and shall not be sold or disposed of prior to its maturity. All Permitted Instruments in which funds in the related Principal and Interest Account are invested must be held by or registered in the name of "Superior Bank FSB, in trust for the registered holders of AFC Mortgage Loan Asset Backed Certificates, Series 1998-3." All interest or other earnings from funds on deposit in the related Principal and Interest Account (or any Permitted Instruments thereof) shall be the exclusive property of the Servicer, and may be withdrawn from the related Principal and Interest Account pursuant to clause (iv) above and the penultimate sentence of
Section 5.03 above. The amount of any losses incurred in connection with the investment of funds in the related Principal and Interest Account in Permitted Instruments shall be deposited in the related Principal and Interest Account by the Servicer from its own funds immediately as realized without reimbursement therefor.

     Section 5.05 Payment of Property Taxes, Insurance and Other Charges.

     With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting fire and hazard insurance coverage.

     With respect to each Mortgage Loan as to which the Servicer maintains escrow accounts, the Servicer shall maintain accurate records reflecting the status of ground rents, real estate taxes and assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of primary mortgage guaranty insurance premiums, if any, and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in any escrow account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. To the extent that a Mortgage does not provide for escrow payments, the Servicer shall monitor such payments to determine if they are made by the Mortgagor. Any out-of-pocket expenses incurred by the Servicer pursuant to this Section 5.05, including without limitation any advances of such payments, shall constitute Servicing Advances.

     Section 5.06 Transfer of Accounts; Monthly Statements.

     Notwithstanding Section 5.03 above, the Principal and Interest Accounts and each of the other Accounts other than the Pre-Funding Accounts shall be established, as of the Closing Date, with the Trustee as Eligible Accounts pursuant to clause (B) of the definition thereof. The

Pre-Funding Accounts shall be established, as of the Closing Date, as Eligible Accounts pursuant to clause (A) of the definition thereof. The Principal and Interest Accounts and each of the Accounts or any of them may, upon written notice to the Trustee and the Certificate Insurer, be transferred to a different depository institution so long as such transfer is to an Eligible Account. The Certificate Insurer shall be provided with a monthly statement of activity in the Principal and Interest Accounts and the Accounts from each party holding such accounts.

     Section 5.07 Maintenance of Hazard Insurance.

     The Servicer shall cause to be maintained, subject to the provisions of
Section 5.08, fire and hazard insurance with extended coverage customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the least of (a) the outstanding principal balance owing on the Mortgage Loan, and the First Lien, with respect to Group 1, (b) the full insurable value of the premises securing the Mortgage Loan and (c) the minimum amount required to compensate for damage or loss on a replacement cost basis. If at the origination of the Mortgage Loan or at any time during the term of the Mortgage Loan the Servicer determines that the Mortgaged Property is located in an area identified on a Flood Hazard Boundary Map or Flood Insurance Rate Map issued by the Flood Emergency Management Agency as having special flood hazards and flood insurance has been made available, the Servicer will cause to be purchased a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the lesser of (i) the outstanding principal balance of the Mortgage Loan or (ii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as amended. The Servicer shall also maintain, to the extent such insurance is available, on REO Property, fire and hazard insurance in the amounts described above, liability insurance and, to the extent required and available under the National Flood Insurance Act of 1968, as amended, and the Servicer determines that such insurance is necessary in accordance with accepted first and second mortgage servicing practices of prudent lending institutions with respect to Group 1, and in accordance with accepted first mortgage servicing practices of prudent lending institutions with respect to Group 2, flood insurance in an amount equal to that required above. Any amounts collected by the Servicer under any such policies (other than amounts to be applied to the restoration or repair of the Mortgaged Property, or to be released to the Mortgagor in accordance with customary first and second mortgage servicing procedures with respect to Group 1, and with customary first mortgage servicing procedures with respect to Group 2) shall be deposited in the Principal and Interest Account with respect to the related Group, subject to retention by the Servicer to the extent such amounts constitute Servicing Compensation or to withdrawal pursuant to Section 5.04 above. It is understood and agreed that no earthquake or other additional insurance need be required by the Servicer of any Mortgagor or maintained on REO Property, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. All policies required hereunder shall be endorsed with standard mortgagee clauses with losses payable to the Servicer. Any out-of-pocket expenses incurred by the Servicer pursuant to this Section 5.07, including without limitation any advances of premiums on insurance policies required by this Section 5.07, shall constitute Servicing Advances.

     Section 5.08 Maintenance of Mortgage Impairment Insurance Policy.

     In the event that the Servicer shall obtain and maintain a blanket policy insuring against fire and hazards of extended coverage on all of the Mortgage Loans or all of the Mortgage Loans in a Group, then, to the extent such policy names the Servicer as loss payee and provides coverage in an amount equal to the aggregate unpaid principal balance on the related Mortgage Loans without co-insurance, and otherwise complies with the requirements of Section 5.07 above, the Servicer shall be deemed conclusively to have satisfied its obligations with respect to fire and hazard insurance coverage under Section
5.07 above, it being understood and agreed that such blanket policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 5.07 above, and there shall have been a loss which would have been covered by such policy, deposit in the related Principal and Interest Account the difference, if any, between the amount that would have been payable under a policy complying with Section 5.07 above and the amount paid under such blanket policy. On the Closing Date, such blanket policy is maintained with St. Paul Insurance Company.

     Section 5.09 Fidelity Bond.

     The Servicer shall maintain with a responsible company, and at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, in a minimum amount acceptable to FNMA or FHLMC or otherwise as is commercially available at a cost that is not generally regarded as excessive by industry standards, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans ("Servicer Employees"). Any such fidelity bond and errors and omissions insurance shall protect and insure the Servicer against losses, including losses resulting from forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Servicer Employees. Such fidelity bond shall also protect and insure the Servicer against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 5.09 requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. Upon the request of the Trustee or the Certificate Insurer, the Servicer shall cause to be delivered to the Trustee or the Certificate Insurer a certified true copy of such fidelity bond and insurance policy.

     Section 5.10 Title, Management and Disposition of REO Property.

     In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure (an "REO Property"), the deed or certificate of sale shall be taken in the name of the Trustee for the benefit of the Certificateholders.

     The Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders solely for the purpose of its prudent and prompt disposition and sale. The Servicer shall, either itself or through an agent selected by the Servicer, manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Servicer shall attempt to sell the same (and may temporarily rent the same) on such terms and conditions as the Servicer deems to be in the best interest of the Certificate Insurer and the Certificateholders. Any out-of-pocket expenses incurred by the Servicer pursuant to this Section 5.10 shall be Servicing Advances.

     The Servicer shall cause to be deposited, no later than five Business Days after the receipt thereof, in the related Principal and Interest Account, all revenues received with respect to the conservation and disposition of the related REO Property and shall retain, or withdraw from such amounts, funds necessary for the proper operation, management and maintenance of the related REO Property and the fees of any managing agent acting on behalf of the Servicer.

     The disposition of REO Property shall be carried out by the Servicer at such price, and upon such terms and conditions, as the Servicer deems to be in the best interest of the Certifi cateholders and, as soon as practicable thereafter, the expenses of such sale shall be paid. The proceeds of sale of the REO Property shall be promptly deposited in the related Principal and Interest Account, net of Excess Proceeds, any related unreimbursed Servicing Advances, accrued and unpaid Servicing Fees and unreimbursed Monthly Advances payable to the Servicer in accordance with Section 5.04 above, for distribution to the Certificateholders in accordance with Section 6.06.

     In the event any Mortgaged Property is acquired as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Servicer shall sell such Mortgaged Property for cash prior to the end of the third taxable year after its acquisition of such Mortgaged Property for purposes of Section 860(G)(a)(8) of the Code unless the Servicer either (i) applies, at the expense of the Trust Fund (as a Servicing Advance), more than 60 days prior to the expiration of such three year period, and is granted an extension of time by the Internal Revenue Service to sell such Mortgaged Property (in which case the Servicer shall sell such Mortgaged Property prior to the expiration of any extension to such three-year grace period) or (ii) receives an Opinion of Counsel to the effect that the holding of such Mortgaged Property subsequent to three years after its acquisition will not result in the imposition of taxes on "prohibited transactions" as defined in section 860F of the Code or cause the Trust Fund REMIC to fail to qualify as a REMIC at any time that any Class A Certificates are outstanding. Notwithstanding any other provision of this Agreement, (i) no Mortgaged Property acquired by the Servicer pursuant to this Section shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Fund, and (ii) no construction shall take place on such Mortgaged Property in such a manner or pursuant to any terms, such that in the case of either clause (i) or (ii) such action would cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of section 860G(a)(8) of the Code or result in the receipt by the Trust Fund or any "net income from foreclosure property" which is subject to taxation within the meaning of Sections 860G(c) and 857(b)(4)(B) of the Code. Any out-of-pocket expenses incurred by the Servicer including any Opinions of Counsel pursuant to this Section 5.10 shall constitute Servicing Advances. If a period greater than two years is permitted under this Agreement and is necessary to sell any REO Property, the Servicer shall give appropriate notice to the Trustee and the Certificate Insurer and shall report monthly to the Trustee

(which report the Trustee shall supply to the Certificate Insurer upon request) as to the progress being made in selling such REO Property.

     With respect to each Multifamily Loan, Mixed Use Loan and Commercial Loan:

          (i) Prior to the acquisition of title to such property, the Servicer shall review the operation of such property and determine the nature of the income that would be derived from such property if it were acquired by the Trust Fund. If the Servicer determines from such review that:

               (A) None of the income from Directly Operating such property would be subject to tax as "net income from foreclosure property" within the meaning of the REMIC Provisions or would be subject to the tax imposed on "prohibited transactions" under Section 860F of the Code (either such tax referred to herein as an "REO Tax"), such property may be Directly Operated by the Servicer as REO Property;

               (B) Directly Operating such property as an REO Property could result in income from such property that would be subject to an REO Tax, but that a lease of such property to another party to operate such property, or the performance of some services by an Independent Contractor with respect to such property, or another method of operating such property would not result in income subject to an REO Tax, then the Servicer may (provided, that in the good faith and reasonable judgment of the Servicer, it is commercially feasible) acquire such property as REO Property and so lease or operate such REO Property; or

               (C) It is reasonable to believe that Directly Operating such property as REO Property could result in income subject to an REO Tax and that no commercially reasonable feasible means exists to operate such property as REO Property without the Trust Fund incurring or possibly incurring an REO Tax on income from such property. The Servicer shall give written notice to the Trustee and the Certificate Insurer summarizing a proposed plan ("Proposed Plan") to manage such property as REO Property. Such notice shall include potential sources of income, and to the extent reasonably feasible, estimates of the amount of income from each such source. Within a reasonable period of time after receipt of such notice, the Servicer shall consult with the Trustee and the Certificate Insurer and shall advise the Trustee and the Certificate Insurer of the Servicer's federal income tax reporting position with respect to the various sources of income that the Trust Fund would derive under the Proposed Plan. In addition, the Trustee shall (to the extent feasible) advise the Servicer and the Certificate Insurer of the estimated amount of taxes that the Trust Fund would be required to pay with respect to each such source of income. After the Servicer has provided the Trustee and the Certificate Insurer with the information described in the two preceding sentences, the Servicer shall either (A) implement the Proposed Plan (after acquiring the respective property as REO Property) or (B) manage and operate such property in a manner that would not result in the imposition of an REO Tax on the income derived from such property. The Servicer's decision as to how each REO Property shall be managed and operated shall be based in either case on the good faith and reasonable judgment of the Servicer after consultation with the Certificate Insurer as to which means would be in the best interest of the Certificateholders and the Certificate Insurer by maximizing (to the extent commercially feasible) the net after-tax REO Proceeds received by the Trust Fund with respect to such property and, to the extent consistent with the foregoing, in the same manner as would prudent mortgage loan servicers and asset managers operating acquired mortgaged property comparable to the respective property. The Servicer, the Trustee and the Certificate Insurer may consult with counsel in connection with determinations required under this Section 5.10(i)(C). The cost of such consultation by the Servicer shall constitute a Servicing Advance. Neither the Servicer nor the Trustee shall be liable to the Certificateholders, the Trust Fund, the Trustee, the Servicer or each other for errors in judgment made in good faith in the exercise of their discretion while performing their respective responsibilities under this Section 5.10(i)(C). Nothing in this Section 5.10(i)(C) is intended to prevent the sale of a Defaulted Mortgage Loan pursuant to the terms and subject to the conditions of
          Section 5.11.

     Section 5.11 Right to Repurchase Defaulted Mortgage Loans.

     The Servicer, in its sole discretion, shall have the right to elect (by written notice sent to the Trustee) to purchase on any Determination Date for its own account from the Trust Fund any Mortgage Loan which is 90 days or more delinquent at a price equal to the Principal Balance of such Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest on such Mortgage Loan through the end of the Due Period in which such Determination Date falls, computed at the Mortgage Rate plus the amount of any unreimbursed Servicing Advances made by the Servicer with respect to such Mortgage Loan (the "Purchase Price"). The Purchase Price for any Mortgage Loan purchased hereunder shall be deposited by the Servicer in the related Principal and Interest Account and the Trustee, upon receipt of a Request for Release and confirmation of such deposit from the Servicer in the form of Exhibit I, shall release or cause to be released to the purchaser of such Mortgage Loan the related Mortgage File and shall execute and deliver such instruments of transfer or assignment prepared by the purchaser of such Mortgage Loan, in each case without recourse, representation or warranty, as shall be necessary to vest in the purchaser of such Mortgage Loan any Mortgage Loan released pursuant hereto and the purchaser of such Mortgage Loan shall succeed to all the Trustee's right, title and interest in and to such Mortgage Loan and all security and documents related thereto. Such assignment shall be an assignment outright and not for security. The purchaser of such Mortgage Loan shall thereupon own such Mortgage Loan, and all security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto.

     Section 5.12 Collection of Certain Mortgage Loan Payments.

     The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement, comply with the terms and provisions of any applicable hazard insurance policy. Consistent with the foregoing, the Servicer may in its discretion waive or permit to be waived any late payment charge, prepayment charge, assumption fee or any penalty interest in connection with the prepayment of a Mortgage Loan or any other fee or charge which the Servicer would be entitled to retain hereunder as servicing compensation and extend the due date for payments past due on a Mortgage Note for a period (with respect to each payment as to which the due date is extended) not greater than 125 days without the Certificate Insurer's prior written consent, and in no event later than the final maturity date of the Mortgage Loan, provided that such extension would not be considered a new mortgage loan for federal income tax purposes. In the event the Servicer shall consent to the deferment of the Due Dates for payments past due on a Mortgage Note, the Servicer shall nonetheless make payment of any required Monthly Advance with respect to the payments so extended to the same extent as if such installment were due, owing and delinquent and had not been deferred, and shall be entitled to reimbursement therefor in accordance with Section 5.04(ii) above.

     Section 5.13 Access to Certain Documentation and Information Regarding the
                  Mortgage Loans.

     The Servicer shall provide to the Trustee, the Certificateholders, the Certificate Insurer and any supervisory agents or examiners of each of the foregoing access to the documentation regarding the Mortgage Loans (such access in the case of supervisory agents or examiners being limited to that documentation required by applicable state and federal regulations) being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Servicer designated by it.

     Section 5.14 Superior Liens.

     With respect to any Group 1 Mortgage Loan, the Depositor or the Servicer shall file (or cause to be filed) of record a request for notice of any action by a superior lienholder under a First Lien for the protection of the Trustee's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder's equity of redemption. The Servicer must also notify any superior lienholder in writing of the existence of the Mortgage Loan and request notification of any action (as described below) to be taken against the Mortgagor or the Mortgaged Property by the superior lienholder.

     With respect to any Group 1 Mortgage Loan, if the Servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the First Lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the Mortgaged Property sold or foreclosed, the Servicer shall take, on behalf of the Trust Fund, whatever actions are necessary to protect the interests of the Certificateholders, and/or to preserve the security of the related Mortgage Loan, subject to the application of the REMIC Provisions. The Servicer shall advance the necessary funds to cure the default or reinstate the superior lien, if such advance is in the best interests of the Certificate Insurer and the Certificateholders. The Servicer shall not make such an advance except to the extent that it determines in its reasonable good faith judgment that the advance would either be recoverable from the Liquidation Proceeds on the related Mortgage Loan or increase the Net Liquidation Proceeds available to the Trust Fund. The Servicer shall thereafter take such action as is necessary to recover the amount so advanced. Any expenses incurred by the Servicer pursuant to this Section 5.14 shall be Servicing Advances with respect to Group 1.

     Section 5.15. Environmental Matters.

     Notwithstanding any other provision of this Agreement to the contrary, with respect to any Mortgage Loan as to which the Servicer has received actual notice of, or has actual knowledge of, the presence of any regulated substance, toxic substance, hazardous waste or hazardous substance or any similar or like classification (as such terms are defined or used in CERCLA or any federal, state or local statutes, laws, rules or regulations pertaining to environmental matters) on the related Mortgaged Property, the Servicer shall not, on behalf of the Trustee, either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action, with respect to, such Mortgaged Property, unless the Servicer has obtained the prior written consent of the Certificate Insurer. The preceding sentence shall not apply to the presence, use or storage on the related Mortgaged Property of hazardous substances that are generally recognized to be appropriate to normal residential use and maintenance of the related Mortgaged Property.

     Section 5.16 Acknowledgment of Duties and Obligations.

     Any provision hereof to the contrary notwithstanding, the Depositor acknowledges that (i) as of the Closing Date the Servicer is an unincorporated division of the Depositor, (ii) actions and agreements by an unincorporated division of the Depositor are those of the Depositor and (iii) the Depositor is responsible for all duties and obligations of its unincorporated division hereunder.

                                   ARTICLE VI

                       PAYMENTS TO THE CERTIFICATEHOLDERS

     Section 6.01 Establishment of Certificate Account; Deposits in Certificate
                  Account.

     With respect to each Group, and no later than the Closing Date, the Trustee will establish and maintain with itself one or more segregated trust accounts that are Eligible Accounts, which shall be titled, with respect to Group 1, "Group 1 Certificate Account, LaSalle National Bank, as trustee for the registered holders of AFC Mortgage Loan Asset Backed Certificates, Series 1998-3" and with respect to Group 2, "Group 2 Certificate Account, LaSalle National Bank, as trustee for the registered holders of AFC Mortgage Loan Asset Backed Certificates, Series 1998-3." With respect to each Group, the Trustee shall, promptly upon receipt, deposit in the related Certificate Account and retain therein:

          (i) the portion of the related Available Remittance Amount remitted by the Servicer pursuant to Section 5.04(i) above;

          (ii) the related Monthly Advance and the related Compensating Interest remitted to the Trustee by the Servicer;

          (iii) the Excess Spread with respect to the related Group remitted to the Trustee by the Servicer pursuant to Section 5.04(i) above and Insured Payments with respect to the related Group pursuant to Section 6.06(b);

          (iv) all income or gain from investments of funds on deposit in the related Certificate Account pursuant to Section 6.05(e) and amounts required to be paid by the Servicer pursuant to such Section 6.05(e) in connection with losses on investments of amounts in the related Certificate Account;

          (v) the Termination Price; and

          (vi) any amounts required to be deposited in the related Certificate Account pursuant to Sections 6.13(b), 6.13(c), 6.13(d) and 6.14(c).

     Section 6.02 Permitted Withdrawals from Certificate Account.

     With respect to each Group, the Trustee shall, based upon information set forth in the Servicer's Certificate for such Remittance Date, withdraw amounts on deposit in the related Certificate Account on each Remittance Date in the following order of priority:

          (i) except as to the final Remittance Date hereunder, to pay the Certificate Insurer the related Monthly Premium pursuant to Section 6.04;

          (ii) to effect the distributions described in Section 6.06(c), exclusive of the distributions described in the last paragraph of Section 6.06(c);

          (iii) except as to the final Remittance Date hereunder, to make deposits in the related Trustee Expense Account pursuant to Section 6.03(a)(i);

and also, in no particular order of priority:

          (iv) to invest amounts on deposit in the related Certificate Account in Permitted Instruments pursuant to Section 6.05;

          (v) to pay on a monthly basis to the Servicer interest paid and earnings realized on Permitted Instruments in the related Certificate Account;

          (vi) to withdraw any amount not required to be deposited in the related Certificate Account or deposited therein in error; and

          (vii) to clear and terminate the related Certificate Account upon the termination of this Agreement in accordance with Article XI of this Agreement.

     Section 6.03 Establishment of Trustee Expense Account; Deposits in Trustee
                  Expense Account; Permitted Withdrawals from Trustee Expense Account.

     (a) With respect to each Group and no later than the Closing Date, the Trustee will establish and maintain with itself one or more segregated trust accounts that are Eligible Accounts, which shall be titled, with respect to Group 1, "Group 1 Trustee Expense Account, LaSalle National Bank, as trustee for the registered holders of AFC Mortgage Loan Asset Backed Certificates, Series 1998-3", and with respect to Group 2, "Group 2 Trustee Expense Account, LaSalle National Bank, as trustee for the registered holders of AFC Mortgage Loan Asset Backed Certificates, Series 1998-3." With respect to each Group, the Trustee shall deposit into the related Trustee Expense Account:

          (i) on each Remittance Date (other than the final Remittance Date hereunder) from the amounts on deposit in the related Certificate Account an amount equal to the Annual Trustee Expense Amount, subject to the provisions of Section 6.06(c); and

          (ii) upon receipt, all income or gain from investments of funds on deposit in the related Trustee Expense Account pursuant to Section 6.05(e) and all amounts required to be paid by the Servicer pursuant to such
     Section 6.05(e) in connection with losses on investments of amounts in the related Trustee Expense Account.

If at any time the amount then on deposit in any Trustee Expense Account shall be insufficient to pay in full the fees and expenses of the Trustee then due with respect to a Group, the Trustee shall make demand on the related Servicer to advance the amount of such insufficiency, and the Servicer shall promptly advance such amount. If the related Servicer fails to make such advance, the Depositor shall do so upon demand of the Trustee. Thereafter, the Servicer and the Depositor shall be entitled to reimbursement solely from the related Trustee Expense Account pursuant to subclause (c)(ii) below for the amount of any such advance from any excess available after payment of Trust Fund expenses.

     (b) The Trustee may withdraw amounts on deposit in the Trustee Expense Account with respect to each Group for investment in Permitted Instruments pursuant to Section 6.05, and the Trustee shall withdraw amounts on deposit in the related Trustee Expense Account:

          (i) to pay, as described in Section 2.08 above, the Trustee's fees and expenses allocable to or incurred in connection with the Certificates with respect to the related Group;

          (ii) to pay on a monthly basis to the Servicer interest paid and earnings realized on Permitted Instruments in the related Trustee Expense Account;

          (iii) to withdraw any amounts not required to be deposited in the related Trustee Expense Account or deposited therein in error; and

          (iv) to clear and terminate the related Trustee Expense Account upon termination of this Agreement with any amounts on deposit therein being paid to the Servicer and/or the Depositor to the extent of any Reimbursable Amounts and the remainder to the Class R Certificateholders.

                  (c) On the twelfth Remittance Date following the Closing Date, and on each twelfth Remittance Date thereafter, the Trustee shall determine whether all payments required to be made pursuant to subclauses (b)(i), (b)(ii) and (b)(iii) above, have been made, and from any amounts remaining in the related Trustee Expense Account, the Trustee shall, based upon information set forth in the Servicer's Certificate for such Remittance Date (in the following order of priority):

          (i) pay any amounts not previously paid and required to be paid pursuant to subclauses (b)(i), (b)(ii) and (b)(iii) above;

          (ii) reimburse the Servicer and/or the Depositor, for Reimbursable Amounts;

          (iii) reimburse the Servicer and/or the Depositor for advances made by it pursuant to the last paragraph of subclause (a) above; and

          (iv) remit to the Servicer as additional Servicing Compensation any amounts remaining in the related Trustee Expense Account after payments made pursuant to subclauses (b)(i), (b)(ii), (b)(iii), (c)(i) and (c)(ii), above.

     Section 6.04 Payment of Monthly Premium to Certificate Insurer.

     With respect to each Group and on each Remittance Date commencing on October 26, 1998 (other than the final Remittance Date hereunder), from the amounts on deposit in the Certificate Account with respect to the related Group, prior to making the remittances required pursuant to Section 6.06(c), the Trustee shall pay the Certificate Insurer the Monthly Premium with respect to such Group.

     Section 6.05 Investment of Accounts.

     (a) So long as no Event of Default shall have occurred and be continuing, and consistent with any requirements of the Code, all or a portion of any Account, except the Reserve Accounts held by the Trustee, shall be invested and reinvested by the Trustee, as directed in writing, or by telephone or facsimile transmission confirmed in writing, by the Servicer, in one or more Permitted Instruments. Subject to the last paragraph of Section 5.04 above in the case of the Principal and Interest Accounts, no such investment in any Account shall mature later than the Business Day immediately preceding the next Remittance Date.

     (b) If any amounts are needed for disbursement from any Account held by the Trustee and sufficient uninvested funds are not available to make such disbursement, the Trustee shall cause to be sold or otherwise converted to cash a sufficient amount of the investments in such Account. The Trustee shall not be liable for any investment loss or other charge resulting therefrom unless the Trustee's failure to perform in accordance with this Section 6.05 is the cause of such loss or charge or if the Trustee is the obligor and has defaulted thereon.

     (c) Subject to Section 12.01, the Trustee shall not in any way be held liable by reason of any insufficiency in any Account held by the Trustee resulting from any investment loss on any Permitted Instrument included therein (except to the extent that the Trustee is the obligor and has defaulted thereon).

     (d) The Trustee shall invest and reinvest funds in the Accounts held by the Trustee, to the fullest extent practicable, in such manner as the Servicer or the Holders of a majority in Percentage Interest of the Class R Certificates, as applicable, shall from time to time direct as set forth in Section 6.05(a) above, but only in one or more Permitted Instruments.

     (e) All income or other gain from investments in any Account held by the Trustee shall be deposited in such Account immediately on receipt, and the Trustee shall notify the Servicer, or the Depositor, or the Holders of a majority in Percentage Interest of the Class R Certificates as the case may be, of any loss resulting from such investments. Upon receipt of such notification, the Servicer, in the case of all Accounts other than the Interest Coverage Accounts and the Pre-Funding Accounts and the Depositor, in the case of the Interest Coverage Accounts and the Pre-Funding Accounts, shall promptly remit the amount of any such loss from their own funds, without reimbursement therefor, to the Trustee for deposit in the Account or Accounts from which the related funds were withdrawn for investment.

     Section 6.06 Priority and Subordination of Distributions.

     (a) The rights of the Certificateholders to receive distributions from the proceeds of the Trust Fund, and all ownership interests of the Certificateholders in such distributions, shall be as set forth in this Agreement. In this regard, all rights of the Class R Certificateholders to receive distributions in respect of the Class R Certificates shall be subject and subordinate to the preferential rights of the Class A Certificateholders to receive distributions in respect of the Class A Certificates, to the extent set forth herein. In accordance with the foregoing, the ownership interests of the Class R Certificateholders in amounts deposited in the Accounts from time to time shall not vest unless and until such amounts are properly distributed in respect of the Class R Certificates in accordance with the terms of this Agreement. Notwithstanding anything contained in this Agreement to the contrary, no Certificateholder shall be required to refund any amount properly distributed to it pursuant to the terms of this Agreement.

     (b) As soon as possible, and in no event later than 10:00 a.m. Chicago time on the Business Day immediately preceding each Remittance Date, subject to receipt by the Trustee of the Servicer's Certificate, the Trustee shall furnish the Certificate Insurer and the Servicer with a completed notice in the form set forth as Exhibit A to the Certificate Insurance Policy (the "Notice") indicating that an Insured Payment is necessary. The Notice shall specify the amount of Insured Payment and shall constitute a claim for an Insured Payment pursuant to the Certificate Insurance Policy. Upon receipt of Insured Payments on behalf of the Class A Certificateholders under the Certificate Insurance Policy, the Trustee shall deposit such Insured Payments in the related Certificate Account and shall distribute such Insured Payments in accordance with Section 6.02(ii) above and Section 6.06(c) and (d).

     Each Class A Certificateholder shall promptly notify the Trustee in writing upon the receipt of a court order as described in clause (c)(vii) of the definition of Class A Principal Remittance Amount. The Trustee shall promptly notify the Certificate Insurer upon its receipt from any Certificateholder of any such court order. If the payment of any portion or all of any amount that is insured by the Certificate Insurer under the Certificate Insurance Policy is voided pursuant to a final order of a court exercising proper jurisdiction in an insolvency proceeding to the effect that the Trustee or the Class A Certificateholder, as the case may be, is required to return any such payment or portion thereof prior to the expiration date of the Certificate Insurance Policy because such payment was voided under the U.S. Bankruptcy Code, with respect to which order the appeal period has expired without an appeal having been filed (a "Final Order"), and, as a result, the Trustee or any Class A Certificateholder is required to return such voided payment, or any portion of such voided payment made in respect of the Class A Certificates (a "Preference Amount"), the Certificate Insurer will pay an amount equal to each such Preference Amount, on the second Business Day following receipt by the Certificate Insurer of (x) a certified copy of the Final Order, (y) an assignment, in form reasonably satisfactory to the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of the Trustee and/or such Class A Certificateholder relating to or arising under such Preference Amount and appointing the Certificate Insurer as the agent of the Trustee and/or such Class A Certificateholder in respect of such Preference Amount, and (z) a Notice appropriately completed and executed by the Trustee or such Class A Certificateholder, as the case may be. Such payment shall be made to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Final Order and not to the Trustee or Class A Certificateholder directly (unless a Class A Certificateholder has previously paid such amount to such receiver, conservator, debtor-in-possession or trustee named in such Final Order in which case payment shall be made to the Trustee for distribution to the Class A Certificateholder upon proof of such payment reasonably satisfactory to the Certificate Insurer). Notwithstanding the foregoing, in no event shall the Certificate Insurer be (i) required to make any payment under the Certificate Insurance Policy in respect of any Preference Amount to the extent such Preference Amount is comprised of amounts previously paid by the Certificate Insurer thereunder, or (ii) obligated to make any payment in respect of any Preference Amount, which payment represents a payment of the principal amount of the Class A Certificates, prior to the time the Certificate Insurer otherwise would have been required to make a payment in respect of such principal.

     Each Class A Certificateholder, by its purchase of the Class A Certificates, the Servicer and the Trustee hereby agree that the Certificate Insurer may at any time during the continuation of any proceeding relating to a preference claim direct all matters relating to such preference claim, including, without limitation, the direction of any appeal of any order relating to such preference claim and the posting of any surety, supersedeas or performance bond pending any such appeal. In addition and without limitation of the foregoing, the Certificate Insurer shall be subrogated to the rights of the Servicer, the Trustee and each Class A Certificateholder in the conduct of any such preference claim, including, without limitation, all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such preference claim.

     The Trustee shall receive, as attorney-in-fact of each Holder of a Class A Certificate, any Insured Payment with respect to the related Sub-Pool from the Certificate Insurer and disburse the same to each Holder of a Class A Certificate with respect to the related Group in accordance with the provisions of this Section 6.06. Insured Payments disbursed by the Trustee from proceeds of the Certificate Insurance Policy shall not be considered payment by the Trust Fund nor shall such payments discharge the obligation of the Trust Fund with respect to such Class A Certificates, and the Certificate Insurer shall become the owner of such unpaid amounts due from the Trust Fund in respect of Class A Certificates. The Trustee hereby agrees on behalf of each Holder of a Class A Certificate for the benefit of the Certificate Insurer that it recognizes that to the extent the Certificate Insurer makes Insured Payments with respect to a Sub-Pool, either directly or indirectly (as by paying through the Trustee), to the related Class A Certificateholders, the Certificate Insurer will be subrogated to the rights of such Class A Certificateholders, with respect to such Insured Payment, shall be deemed, to the extent of the payments so made, to be a registered Class A Certificateholder and shall receive all future related Class A Remittance Amounts with respect to such Sub-Pool until all such Insured Payments by the Certificate Insurer have been fully reimbursed, subject to the following paragraph. To evidence such subrogation, the Trustee shall, or shall cause the Certificate Registrar to, note the Certificate Insurer's rights as subrogee on the registration books maintained by the Trustee or the Certificate Registrar upon receipt from the Certificate Insurer of proof of payment of any Insured Payment. Except as otherwise described herein, the Certificate Insurer shall not acquire any voting rights hereunder as a result of such subrogation. The effect of the foregoing provisions is that, to the extent of

Insured Payments made by it, the Certificate Insurer shall be paid before payment of the balance of the Class A Remittance Amount with respect to the related Group for which an Insured Payment was made, is made to the other Holders of the related Class A Certificates, subject to the following paragraph.

     It is understood and agreed that the intention of the parties is that the Certificate Insurer shall not be entitled to reimbursement on any Remittance Date for amounts previously paid by it with respect to a Sub-Pool unless on such Remittance Date the related Class A Certificateholders shall also have received the full amount of the related Class A Remittance Amount with respect to the related Class of Class A Certificates (exclusive of any related Class A Carry-Forward Amount, to the extent representing amounts previously paid to such related Class A Certificateholders as Insured Payments or representing interest accrued in respect of Insured Payments) for such Remittance Date.

     (c) On or before each Remittance Date, the Servicer shall determine the Overcollateralization Amount for each Sub-Pool after giving effect to the distribution of the related Class A Principal Remittance Amount to the Holders of the related Class of Class A Certificates on such Remittance Date and the amount of the related Net Excess Spread. On each Remittance Date the Trustee shall withdraw from each Certificate Account the related Amount Available, and make distributions thereof, based upon the information set forth in the Servicer's Certificate for such Remittance Date, in the following order of priority to the extent available, except to the extent that the priority set forth in Section 6.07 shall be applicable:

     (A) With respect to the Class 1A Certificates and Group 1:

          (X) If the Remittance Date is prior to the Cross-Over Date, the Trustee shall distribute the indicated amounts in the following order of priority:

          (i) to the Class 1A-1 Certificateholders and the Class 1A-2 Certificateholders, (including for purposes of this Section 6.06(c), the Certificate Insurer as the subrogee thereof), an amount equal to the lesser of:

               (A) the Amount Available with respect to Group 1; and

               (B) the related Class 1A Interest Remittance Amount with respect to the Class 1A-1 Certificates and the Class 1A-2 Certificates;

          (ii) to the Class 1A-1 Certificateholders and the Class 1A-2 Certificateholders (including for purposes of this Section 6.06(c), the Certificate Insurer as the subrogee thereof), to be applied to reduce the Class 1A-1 Principal Balance and the Class 1A-2 Principal Balance, respectively, to the extent described below, until the Class 1A-1 Principal Balance and the Class 1A-2 Principal Balance, respectively, has been reduced to zero and to make payments in respect of the amounts described in clauses (c)(v) (to the extent the amount in clause (c)(v) represents prior Insured Payments by the Certificate Insurer or interest accrued thereon pursuant to the definition of Class A Carry-Forward

     Amount) and (c)(vii) of the definition of the Class A Principal Remittance Amount, the lesser of:

               (A) the balance of the Amount Available with respect to Group 1 after payments described in clause (X)(i) above, pro rata based on the related Class Percentage; and

               (B) the related Class A Principal Remittance Amount with respect to the Class 1A-1 and Class 1A-2 Certificates;

          (iii) to the Group 1 Trustee Expense Account, an amount equal to the lesser of (A) the balance of the Amount Available with respect to Group 1 after payments described in clauses (X)(i) and (ii) above and (B) any accrued and unpaid Annual Trustee Expense Amount with respect to Group 1;

          (iv) to the Class 1A-1 Certificateholders and Class 1A-2 Certificateholders to be applied to reduce the Class 1A-1 Principal Balance and the Class 1A-2 Principal Balance, respectively, until the Class 1A-1 Principal Balance and the Class 1A-2 Principal Balance, respectively, has been reduced to zero, an amount equal to the lesser of:

               (A) the balance of the Amount Available with respect to Group 1 after payments described in clauses (X)(i) through (iii) above, less that portion, if any, of the Net Excess Spread and Excess Principal with respect to Group 1 included in the Amount Available for Group 2 on such Remittance Date, pro rata based on the related Class Percentage; and

               (B) the related Additional Principal with respect to the Class 1A-1 and Class 1A-2 Certificates;

          (v) to the Servicer and/or the Depositor, an amount equal to the lesser of (A) the balance of the Amount Available with respect to Group 1 after payments described in clauses (X)(i) through (iv) above, less that portion, if any, of the Net Excess Spread and Excess Principal with respect to Group 1 included in the Amount Available for Group 2 on such Remittance Date, and (B) any expenses incurred in connection with any third party claims that remain unreimbursed;

          (vi) to the Servicer, an amount equal to the lesser of the balance of
     (A) the Amount Available with respect to Group 1 after payments described in clauses (X)(i) through (v) above, less that portion, if any, of the Net Excess Spread and Excess Principal with respect to Group 1 included in the Amount Available for Group 2 on such Remittance Date, and (B) the aggregate of any Nonrecoverable Servicing Advances and Nonrecoverable Monthly Advances with respect to Group 1 previously made by the Servicer and not previously reimbursed; and

          (vii) to the Class R Certificateholders, the balance of the Amount Available with respect to Group 1, if any, after payments described in clauses (X)(i) through (vi) above, less that portion, if any, of the Net Excess Spread and Excess Principal with respect to Group 1 included in the Amount Available for Group 2 on such Remittance Date.

     (Y) If the Remittance Date is on or after the Cross-Over Date, the Trustee shall distribute the indicated amounts in the following order of priority:

          (i) to the Class 1A-1 Certificateholders and Class 1A-2
     Certificateholders (including for purposes of this Section 6.06(c), the Certificate Insurer as the subrogee thereof), the lesser of:

               (A) the Amount Available with respect to Group 1; and

               (B) the related Class 1A Interest Remittance Amount with respect to the Class 1A-1 Certificates and the Class 1A-2 Certificates;

          (ii) to the Class 1A-1 Certificateholders and Class 1A-2 Certificateholders (including for purposes of this Section 6.06(c), the Certificate Insurer as the subrogee thereof), to be applied to reduce the Class 1A-1 Principal Balance and the Class 1A-2 Principal Balance, respectively, until the Class 1A-1 Principal Balance and the Class 1A-2 Principal Balance, respectively, has been reduced to zero and to make payments in respect of the amounts described in clauses (c)(v) (to the extent the amounts described in clause (c)(v) represent prior Insured Payments by the Certificate Insurer or interest accrued thereon pursuant to the definition of Class A Carry-Forward Amount) and (c)(vii) of the definition of Class A Principal Remittance Amount, the lesser of:

               (A) the balance of the Net Excess Amount Available with respect to Group 1 after payments described in clause (Y)(i) above, pro rata based on the related Class Percentage; and

               (B) the related Class A Principal Remittance Amount with respect to the Class 1A-1 Certificates and Class 1A-2 Certificates;

          (iii) to the Group 1 Trustee Expense Account, an amount equal to the lesser of the balance of the Amount Available with respect to Group 1 after payments described in clauses (Y)(i) and (ii) above and any accrued and unpaid Annual Trustee Expense Amount with respect to Group 1;

          (iv) to the Servicer and/or the Depositor, an amount equal to the lesser of (A) the balance of the Amount Available with respect to Group 1 after payments described in clauses (Y)(i) through (iii) above, less that portion, if any, of the Net Excess Spread and Excess Principal with respect to Group 1 included in the Amount Available for Group 2 on such Remittance Date, and (B) any expenses incurred in connection with any third party claims that remain unreimbursed;

          (v) to the Servicer, an amount equal to the lesser of the balance of
     (A) the Amount Available with respect to Group 1 after payments described in clauses (Y)(i) through (iv) above, less that portion, if any, of the Net Excess Spread and Excess Principal with respect to Group 1 included in the Amount Available for Group 2 on such Remittance Date, and (B) the aggregate of any Nonrecoverable Servicing Advances and Nonrecoverable Monthly Advances with respect to Group 1 previously made by the Servicer and not previously reimbursed; and

          (vi) to the Class R Certificateholders, the balance of the Amount Available with respect to Group 1, if any, after payments described in clauses (Y)(i) through (v) above, less that portion, if any, of the Net Excess Spread and Excess Principal with respect to Group 1 included in the Amount Available for Group 2 on such Remittance Date.

         (B) With respect to the Class 2A Certificates and Group 2:

          (X) If the Remittance Date is prior to the Cross-Over Date, the Trustee shall distribute the indicated amounts in the following order of priority:

          (i) to the Class 2A-1 Certificateholders and Class 2A-2
     Certificateholders (including for purposes of this Section 6.06(c), the Certificate Insurer as the subrogee thereof), the lesser of:

               (A) the Amount Available with respect to Group 2; and

               (B) the related Class 2A Interest Remittance Amount with respect to the Class 2A-1 and Class 2A-2 Certificates;

          (ii) to the Class 2A-1 Certificateholders and Class 2A-2 Certificateholders (including for purposes of this Section 6.06(c), the Certificate Insurer as the subrogee thereof), to be applied to reduce the Class 2A-1 Principal Balance and the Class 2A-2 Principal Balance, respectively, to the extent described below, until the Class 2A-1 Principal Balance and the Class 2A-2 Principal Balance, respectively, has been reduced to zero and to make payments in respect of the amounts described in clauses (c)(v) (to the extent the amount in clause (c)(v) represents prior Insured Payments by the Certificate Insurer or interest accrued thereon pursuant to the definition of Class A Carry-Forward Amount) and (c)(vii) of the definition of the Class A Principal Remittance Amount, the lesser of:

               (A) the balance of the Amount Available with respect to Group 2 after payments described in clause (X)(i) above, pro rata based on the related Class Percentage; and

               (B) the related Class A Principal Remittance Amount with respect to the Class 2A-1 and Class 2A-2 Certificates;

          (iii) to the Group 2 Trustee Expense Account, an amount equal to the lesser of the balance of the Amount Available with respect to Group 2 after payments described in clauses (X)(i) and (ii) above and any accrued and unpaid Annual Trustee Expense Amount with respect to Group 2;

          (iv) to the Class 2A-1 Certificateholders and Class 2A-2 Certificateholders to be applied to reduce the Class 2A-1 Principal Balance and the Class 2A-2 Principal Balance until the Class 2A-1 Principal Balance and the Class 2A-2 Principal Balance, respectively, has been reduced to zero, an amount equal to the lesser of:

               (A) the balance of the Amount Available with respect to Group 2 after payments described in clauses (X)(i) through (iii) above, less that portion, if any, of the Net Excess Spread and Excess Principal with respect to Group 2 included in the Amount Available for Group 1 on such Remittance Date, pro rata based on the related Class Percentage; and

               (B) the related Additional Principal with respect to the Class 2A-1 and Class 2A-2 Certificates;

          (v) to the Servicer and/or the Depositor, an amount equal to the lesser of the balance of (A) the Amount Available with respect to Group 2 after payments described in clauses (X)(i) through (iv) above, less that portion, if any, of the Net Excess Spread and Excess Principal with respect to Group 2 included in the Amount Available for Group 1 on such Remittance Date, and (B) any expenses incurred in connection with any third party claims that remain unreimbursed;

          (vi) to the Servicer, an amount equal to the lesser of the balance of
     (A) the Amount Available with respect to Group 2 after payments described in clauses (X)(i) through (v) above, less that portion, if any, of the Net Excess Spread and Excess Principal with respect to Group 2 included in the Amount Available for Group 1 on such Remittance Date, and (B) the aggregate of any Nonrecoverable Servicing Advances and Nonrecoverable Monthly Advances with respect to Group 2 previously made by the Servicer and not previously reimbursed;

          (vii) to the Class 2A-1 Certificateholders and Class 2A-2 Certificateholders, respectively, until the Class 2A-1 Principal Balance and Class 2A-2 Principal Balance, respectively, has been reduced to zero, an amount equal to the lesser of:

               (A) the balance of the Remaining Net Excess Spread with respect to Group 2, if any, after payments described in clauses (X)(i) through
          (vi) and payments of Additional Principal, if any, to the Class 1A Certificateholders (in proportion to the amount of Available Funds Cap Carry Forward Amount that would have been distributed to such Class 2A Certificateholder on such Remittance Date); and

               (B) the related Available Funds Cap Carry Forward Amount with respect to the Class 2A-1 and Class 2A-2 Certificates, if any; and

          (viii)to the Class R Certificateholders, the balance of the Amount Available with respect to Group 2, if any, after payments described in clauses (X)(i) through (vii) above, less that portion, if any, of the Net Excess Spread and Excess Principal with respect to Group 2 included in the Amount Available for Group 1 on such Remittance Date.

     (Y) If the Remittance Date is on or after the Cross-Over Date, the Trustee shall distribute the indicated amounts in the following order of priority:

          (i) to the Class 2A-1 Certificateholders and Class 2A-2
     Certificateholders (including for purposes of this Section 6.06(c), the Certificate Insurer as the subrogee thereof), the lesser of:

               (A) the Amount Available with respect to Group 2; and

               (B) the related Class 2A Interest Remittance Amount with respect to the Class 2A-1 and Class 2A-2 Certificates;

          (ii) to the Class 2A-1 Certificateholders and the Class 2A-2 Certificateholders (including for purposes of this Section 6.06(c), the Certificate Insurer as the subrogee thereof), to be applied to reduce the Class 2A-1 Principal Balance and the Class 2A-2 Principal Balance, respectively, until the Class 2A-1 Principal Balance and the Class 2A-2 Principal Balance, respectively, has been reduced to zero and to make payments in respect of the amounts described in clauses (c)(v) (to the extent the amounts described in clause (c)(v) represent prior Insured Payments by the Certificate Insurer or interest accrued thereon pursuant to the definition of Class A Carry-Forward Amount) and (c)(vii) of the definition of Class A Principal Remittance Amount below, the lesser of:

               (A) the balance of the Net Excess Amount Available with respect to Group 2 after payments described in clause (Y)(i) above, pro rata based on the related Class Percentage; and

               (B) the Class A Principal Remittance Amount with respect to the Class 2A-1 and Class 2A-2 Certificates;

          (iii) to the Group 2 Trustee Expense Account, an amount equal to the lesser of (A) the balance of the Amount Available with respect to Group 2 after payments described in clauses (Y)(i) and (ii) above and (B) any accrued and unpaid Annual Trustee Expense Amount with respect to Group 2;

          (iv) to the Servicer and/or the Depositor, an amount equal to the lesser of (A) the balance of the Amount Available with respect to Group 2 after payments described in clauses (Y)(i) through (iii) above, less that portion, if any, of the Net Excess Spread and

     Excess Principal with respect to Group 2 included in the Amount Available for Group 1 on such Remittance Date, and (B) any expenses incurred in connection with any third party claims that remain unreimbursed;

          (v) to the Servicer, an amount equal to the lesser of the balance of
     (A) the Amount available with respect to Group 2 after payments described in clauses (Y)(i) through (iv) above, less that portion, if any, of the Net Excess Spread and Excess Principal with respect to Group 2 included in the Amount Available for Group 1 on such Remittance Date, and (B) the aggregate of any Nonrecoverable Servicing Advances and Nonrecoverable Monthly Advances with respect to Group 2 previously made by the Servicer and not previously reimbursed; and

          (vi) to the Class 2A-1 Certificateholders and Class 2A-2 Certificateholders, respectively, until the Class 2A-1 Principal Balance and the Class 2A-2 Principal Balance, respectively, has been reduced to zero, an amount equal to the lesser of:

               (A) the balance of the Remaining Net Excess Spread with respect to Group 2 after payments described in clauses (Y)(i) through (v) above and payments of Additional Principal, if any, to the Class 1A Certificateholders (in proportion to the amount of Available Funds Cap Carry Forward Amount that would have been distributed to such Class 2A Certificateholder on such Remittance Date); and

               (B) the related Available Funds Cap Carry Forward Amount with respect to the Class 2A-1 and Class 2A-2 Certificates, if any; and

          (vii) to the Class R Certificateholders, the balance of the Amount Available with respect to Group 2, if any, after payments described in clauses (Y)(i) through (vi) above, less that portion, if any, of the Net Excess Spread and Excess Principal with respect to Group 2 included in the Amount Available for Group 1 on such Remittance Date.

     As contemplated by Section 6.06(b) above, amounts distributed to the related Class A Certificateholders pursuant to Sections 6.06(c)(A)(X)(i) and
(ii) and 6.06(c)(A)(Y)(i) and (ii) with respect to Group 1, and Sections 6.06(c)(B)(X)(i) and (ii) and 6.06(c)(B)(Y)(i) and (ii) with respect to Group 2 above shall be applied first to distributions to the actual Certificateholders, to the extent of, as applicable, the related Class A Remittance Amount with respect to the related Classes of Class A Certificates (exclusive of any Class A Carry-Forward Amount to the extent representing amounts previously paid to the related Classes of Class A Certificateholders, as Insured Payments or representing interest accrued in respect of Insured Payments), and then to reimbursement payments to the Certificate Insurer as subrogee to such Certificateholders.

     Upon the earlier to occur of (i) December 16, 1998 and (ii) the termination of this Agreement, the Trustee shall distribute any amount remaining in the related Pre-Funding Account as part of the Amount Available for the immediately following Remittance Date, net of any investment earnings, to the related Class 1A or Class 2A Certificateholders, in proportion to the related Class 1A Principal Balance and the Class 2A Principal Balance, respectively, to reduce the related Class 1A Principal Balance and the Class 2A Principal Balance until the related Class 1A Principal Balance and the Class 2A Principal Balance are zero.

     (d) Except as otherwise provided in the next succeeding sentence and Sections 6.06(e) and 6.07, all distributions made to the Class 1A Certificateholders, Class 2A Certificateholders or Class R Certificateholders as a Class on each Remittance Date will be made on a pro rata basis among the Certificateholders of record of the respective Class on the immediately preceding Record Date based on the Percentage Interest represented by their respective Certificates, and shall be made by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall own of record (i) any Class R Certificate, or (ii) any Class A Certificate with an initial related Class A Principal Balance in excess of $5,000,000 appearing in the Certificate Register and shall have provided timely and complete wiring instructions, and otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in the manner, but only upon presentment and surrender of such Certificate at the location specified in the notice to Certificateholders of such final distribution.

     (e) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the Class A Certificates. None of the Trustee, the Certificate Registrar, the Depositor nor the Servicer shall have any responsibility therefor except as otherwise provided by applicable law.

     To the extent applicable and not contrary to the rules of the Depository, the Trustee shall comply with the provisions of the form of the respective Class A Certificate as set forth in Exhibits B-1 and B-2.

     Section 6.07 Insufficiency of Amount Available or Net Excess Amount
                  Available.

     If as of any Remittance Date the Amount Available, if such Remittance Date is prior to the Cross-Over Date, or the related Net Excess Amount Available plus that additional portion of the Amount Available constituting Excess Spread available to pay the related Class A Interest Remittance Amount with respect to the related Class of Class A Certificates pursuant to Section 6.06(c)(A)(Y)(i) with respect to Group 1 and Section 6.06(c)(B)(Y)(i) with respect to Group 2 above, if such Remittance Date is on or after the Cross-Over Date, is insufficient to pay the related Class A Certificateholders the related Class A Interest Remittance Amount, then the related Amount Available or related Net Excess Amount Available, plus that additional portion of the related Amount Available constituting Excess Spread with respect to the related Group available to pay the related Class A Interest Remittance Amount with respect to the related Class of Class A Certificates pursuant to Section 6.06(c)(A)(Y)(i) with respect to Group 1, and Section 6.06(c)(B)(Y)(i) with respect to Group 2 above, as the case may be, shall be distributed by the Trustee to the related Class A Certificateholders (including the Certificate Insurer as subrogee thereof) as follows, with respect to each
Group: first, to the extent of the related Class A Remittance Amount with respect to the related Class of Class A Certificates exclusive of that portion of the related Class A Carry-Forward Amount representing amounts previously covered by Insured Payments with respect to the related Group or interest accrued in respect of such Insured Payments, in proportion to the amount of interest that would have been distributed to such related Class A Certificateholder absent such shortfall; and second, that portion of the related Class A Carry-Forward Amount representing amounts previously covered by Insured Payments with respect to the related Group or interest accrued in respect of such Insured Payments with respect to the related Group, in proportion to the amount of interest that would have been distributed to such related Class A Certificateholder absent such shortfall.

     Section 6.08 Statements.

     On or before 10:00 a.m. New York City time on the Determination Date, the Servicer shall deliver to the Certificate Insurer and the Trustee, by telecopy, the receipt and legibility of which shall be confirmed telephonically, with hard copy thereof (and in the case of the remittance report referenced below, such report to the Trustee in computer readable magnetic tape, electronic data file or equivalent form) to be delivered on the following Business Day, a certificate signed by a Servicing Officer and the Servicer's Monthly Remittance Report substantially in the form attached hereto as Exhibit Q (together, the "Servicer's Certificate") stating the date (day, month and year), the series number of the Certificates, the date of this Agreement, and the following information with respect to each Group:

          (i) The Available Remittance Amount for the related Remittance Date and any portion thereof that has been deposited in the related Certificate Account but, pursuant to an order of a United States bankruptcy court of competent jurisdiction imposing a stay pursuant to Section 362 of the United States Bankruptcy Code, may not be withdrawn therefrom, the Amount Available with respect to each Group and the Net Excess Amount Available with respect to each Group;

          (ii) The Class 1A Principal Balance with respect to each Class of Class 1A Certificates, the Class 2A Principal Balance with respect to each Class of Class 2A Certificates and the related Sub-Pool Principal Balance as reported in the prior Servicer's Certificate pursuant to subclause (xii) below, or, in the case of the first Determination Date, the Original Class 1A Principal Balance and the Original Class 2A Principal Balance;

          (iii) The number and Principal Balances of all Mortgage Loans which were the subject of Principal Prepayments during the related Due Period;

          (iv) The amount of all Curtailments which were received during the Due Period;

          (v) The combined aggregate amount of (i) all Excess Payments and (ii) the principal portion of all Monthly Payments received during the related Due Period;

          (vi) The amount of interest received on the Mortgage Loans;

          (vii) The amount of the Monthly Advances to be made on the Determination Date, the Compensating Interest payment to be made on the Determination Date, the related Interest Coverage Addition, if any, to be made on the Remittance Date and the amount to be deposited into the related Certificate Account from funds on deposit in the related Reserve Account pursuant to Section 6.14(c) on the Remittance Date;

          (viii) The delinquency and foreclosure information calculated as of the end of the month preceding the Determination Date set forth in the form attached hereto as Exhibit N;

          (ix) The Class A Principal Remittance Amount, the Class 1A Interest Remittance Amount, the Class 2A Interest Remittance Amount and for the related Remittance Date with the components thereof stated separately and the portion of the Class A Principal Remittance Amount to be distributed to the Class 1A Certificateholders and the Class 2A Certificateholders, respectively;

          (x) With respect to each Sub-Pool, (a) the amount of the Insured Payment, if any, to be made on the related Remittance Date, separately identified with respect to the Class 1A Certificates and the Class 2A Certificates, (b) the amount, if any, of previously unreimbursed Insured Payments, and (c) the aggregate portion of the amounts described in clause
     (ix) above that represents unpaid interest accrued in respect of Insured Payments in accordance with the definition of Class A Carry-Forward Amount;

          (xi) The amount to be distributed to the Class R Certificateholders for the Remittance Date;

          (xii) The Class 1A Principal Balance with respect to each Class of Class 1A Certificates, the Class 2A Principal Balance and the related Sub-Pool Principal Balances after giving effect to the distribution to be made on the related Remittance Date;

          (xiii) With respect to each Group, the weighted average maturity and the weighted average Mortgage Rate;

          (xiv) The Servicing Fees and the amounts to be paid to the Certificate Insurer as the Monthly Premium pursuant to Section 6.02(i) above and to the related Trustee Expense Account pursuant to Section 6.03;

          (xv) The amount of all payments or reimbursements to the Servicer pursuant to Section 5.04 (ii), (iv), (vi) and (ix) above and the amounts, if any, withdrawn pursuant to 5.04 (v) and (vii) above;

          (xvi) The related Sub-Pool Factor determined using the related Sub-Pool Principal Balance in subclause (xii) above, computed to seven (7) decimal places;

          (xvii) With respect to each Group, the Excess Spread to be deposited in the related Certificate Account pursuant to Section 6.01(iii) above;

          (xviii) With respect to each Group, (a) the allocation of Excess Spread to be distributed pursuant to Section 6.06(c) above to Class 1A and Class 2A Certificateholders, to the Servicer and/or Depositor as Reimbursable Amounts, to the Servicer as Nonrecoverable Advances and to the Class R Certificateholders and (b) the Available Funds Cap Carry Forward Amount for the immediately preceding Remittance Date;

          (xix) With respect to each Sub-Pool, the sum of all Realized Losses since the Closing Date, the Subordinated Amount as of such Remittance Date, and the Unrecovered Class A Portion if any;

          (xx) The amounts which are reimbursable to the Servicer or the Depositor, as appropriate, pursuant to Sections 6.02, 6.03(c), 6.04 and 6.06(c) above;

          (xxi) With respect to each Group, the number of Mortgage Loans at the beginning and at the end of the related Due Period;

          (xxii) If the related Remittance Date is the final Remittance Date in connection with the purchase by the Servicer of all the Mortgage Loans and REO Properties of the related Group pursuant to Section 11.01, the Termination Price;

          (xxiii) With respect to each Sub-Pool, for the December 28, 1998 Remittance Date, the balance of the related Pre-Funded Amount that has not been used to purchase Subsequent Mortgage Loans and that is being distributed to the related Classes of Class A Certificateholders as a mandatory prepayment of principal, if any, on such Remittance Date pursuant to the last paragraph of Section 6.06(c) above;

          (xxiv) With respect to each Sub-Pool, the Overcollateralization Amount after giving effect to the distribution of the related Class A Principal Remittance Amount on such Remittance Date, the Required
     Overcollateralization Amount for such

     Remittance Date and the amount of the related Additional Principal to be distributed on such Remittance Date;

          (xxv) The amount on deposit in the Reserve Accounts for such Remittance Date and the amount, if any, to be released to the Class R Certificateholders from the Reserve Accounts pursuant to Section 6.14(c);

          (xxvi) Such other information as the Certificate Insurer and the Certificateholders may reasonably request and which is produced or available in the ordinary course of the Servicer's business; and

          (xxvii) The aggregate unpaid principal balance of all delinquent Mortgage Loans repurchased by the Servicer on any Determination Date and cumulatively since the Closing Date pursuant to Section 5.11.

     The Trustee shall forward copies of such Servicer's Certificate to the Certificateholders and Moody's on the Remittance Date. All reports prepared by the Trustee of such withdrawals and deposits will be based in whole or in part upon the information provided to the Trustee by the Servicer, and the Trustee may fully rely upon and shall have no liability with respect to such information provided by the Servicer.

     To the extent that there are inconsistencies between the telecopy of the Servicer's Certificate and the hard copy thereof, the Trustee shall be entitled to rely upon the telecopy.

     In the case of information furnished pursuant to subclauses (ii), (iii),
(iv), (v), (ix), (x) and (xii) above, the amounts shall be expressed in a separate section of the report as a dollar amount for each Class per $1,000 original dollar amount as of the Cut-off Date, in the case of such information relevant to Class A Certificateholders.

     (a) Within a reasonable period of time after the end of each calendar year, the Servicer shall furnish to the Trustee for distribution to each Person who at any time during the calendar year was a Class A Certificateholder, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information set forth in subclauses (vi), (ix) and (xiv) above, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Servicer to the Trustee or the Certificateholders pursuant to any requirements of the Code as from time to time are in force.

     (b) On each Remittance Date, the Trustee shall forward to the Class R Certificateholders a copy of the reports forwarded to the Class A Certificateholders in respect of such Remittance Date and a statement setting forth the amounts actually distributed to the Class R Certificateholders on such Remittance Date together with such other information as the Servicer deems necessary or appropriate.

     (c) Within a reasonable period of time after the end of each calendar year, the Servicer shall furnish to the Trustee for distribution to each Person who at any time during the calendar year was a Class R Certificateholder, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information provided pursuant to the previous paragraph aggregated for such calendar year or applicable portion thereof during which such Person was a Class R Certificateholder. Such obligation of the Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Servicer to the Trustee or the Certificateholders pursuant to any requirements of the Code as from time to time in force.

     (d) Upon reasonable advance notice in writing, the Servicer will provide to each Class A Certificateholder which is a savings and loan association, bank or insurance company access to information and documentation regarding the Mortgage Loans sufficient to permit such Class A Certificateholders to comply with applicable regulations of the FDIC or other regulatory authorities with respect to investment in the Class A Certificates.

     (e) The Servicer shall furnish to each Certificateholder, during the term of this Agreement, such periodic, special, or other reports or information, whether or not provided for herein, as shall be necessary, reasonable, or appropriate with respect to the Certificateholder, or otherwise with respect to the purposes of this Agreement, all such reports or information to be provided by and in accordance with such applicable instructions and directions as the Certificateholder may reasonably require; provided, that the Servicer shall be entitled to be reimbursed by such Certificateholder for the Servicer's actual expenses incurred in providing such reports, if such reports are not generally produced in the ordinary course of the Servicer's business.

     (f) Reports and computer tapes furnished by the Servicer pursuant to this Agreement shall be deemed confidential and of proprietary nature, and shall not be copied or distributed except in connection with the purposes and requirements of this Agreement. No Person entitled to receive copies of such reports or tapes shall use the information therein for the purpose of soliciting the customers of the Depositor or for any other purpose except as set forth in this Agreement.

     (g) Within a reasonable period of time after the Closing Date, the Servicer will provide to the Certificate Insurer, or its designee, a computer tape or electronic transmission (a "Data Tape"), in a format and containing such of the servicing data maintained by the Servicer with respect to the Mortgage Loans as of the Cut-off Date as shall be mutually agreed to by the Servicer and the Certificate Insurer (but in any event the Data Tape shall contain the Servicer's Monthly Remittance Report and such other information as the Certificate Insurer may reasonably request), together with a written explanation (the "Data Dictionary") of each of the data fields included in such Data Tape. Thereafter, on a monthly basis, the Servicer will provide to the Certificate Insurer, or its designee, a Data Tape as of the end of the preceding Due Period, together with a written explanation of any revisions made to the Data Dictionary during the preceding Due Period. The Certificate Insurer shall have no duty or obligation with respect to the accuracy of the information contained in any Data Tape or in the Data Dictionary.

     Section 6.09 Advances by the Servicer.

     Not later than 4:00 p.m. New York time on the Determination Date, the Servicer shall remit to the Trustee for deposit in the related Certificate Account an amount (as indicated in the Servicer's Certificate prepared pursuant to Section 6.08 above), to be distributed on the related Remittance Date pursuant to Section 6.06 above, equal to the sum of, with respect to each Sub-Pool (a) the interest portions of the aggregate amount of Monthly Payments due but not received during the related Due Period (net of the Servicing Fee, the Annual Trustee Expense Amount and, after the Cross-Over Date, the Excess Spread with respect to the related Sub-Pool), plus (b) with respect to each REO Property with respect to the related Sub-Pool, which was acquired during or prior to the related Due Period and as to which an REO Disposition did not occur during the related Due Period, an amount equal to the excess, if any, of interest on the Principal Balance of such REO Property at the related Mortgage Rate (net of the Servicing Fee, the Annual Trustee Expense Amount and, after the Cross-Over Date, the Excess Spread with respect to the related Group) for the most recently ended calendar month over the net income from the REO Property transferred to the Principal and Interest Account with respect to the related Sub- Pool during the related Due Period pursuant to Section 5.10 above, plus (c) with respect to a Mortgage Loan with a delinquent Balloon Payment, an amount equal to the assumed interest portion of the aggregate amount of the Monthly Payment that would have been due on the related Due Period (net of the Servicing Fee, the Annual Trustee Expense Amount and, after the Cross-Over Date, the Excess Spread with respect to the related Sub-Pool) based on the original amortization schedule for such Mortgage Loan, plus (d) with respect to each Remittance Date, the amount necessary on the first, second, third, and fourth Remittance Dates to pay 30 days' interest with respect to each non-delinquent Mortgage Loan (net of the Servicing Fee and the Annual Trustee Expense Amount), plus (e) with respect to each Remittance Date, if pursuant to Section 5.04(ii) above the Servicer has previously reimbursed itself for a Monthly Advance made pursuant to Section 6.09(c) or Section 6.09(d) above, then an amount equal to such amount previously reimbursed, such sum being defined herein as the "Monthly Advance". In lieu of making all or a portion of such Monthly Advance from its own funds, the Servicer may (i) cause to be made an appropriate entry in its records relating to the Principal and Interest Account with respect to the related Sub-Pool that any amount held in the Principal and Interest Account with respect to the related Sub-Pool, and not required for distribution on the immediately succeeding Remittance Date has been used by the Servicer in discharge of its obligation to make any such Monthly Advance and (ii) transfer such funds from the Principal and Interest Account with respect to the related Sub-Pool, to the related Certificate Account. Any funds so applied and transferred shall be replaced by the Servicer by deposit in the related Principal and Interest Account no later than the close of business on the Business Day immediately preceding the Remittance Date on which such funds are required to be distributed pursuant to this Agreement. The Servicer may reimburse itself pursuant to Section 5.04 above for Monthly Advances made from its own funds. Notwithstanding the foregoing, the Monthly Advance required on the first Remittance Date by Section 6.09(d) above shall be mandatory, and each successive Monthly Advance pursuant to Section 6.09(d) and Section 6.09(e) above shall be made if and to the extent the Servicer has reimbursed itself for amounts previously advanced pursuant to such Sections 6.09(d) and 6.09(e), as the case may be.

     Section 6.10 Compensating Interest.

     Not later than the close of business on each Determination Date, with respect to each Mortgage Loan for which a Principal Prepayment or Curtailment was received during the related Due Period, the Servicer shall remit to the Trustee for deposit in the related Certificate Account from amounts otherwise payable to it as Servicing Compensation (as indicated in the Servicer's Certificate prepared pursuant to Section 6.08 above), an amount equal to the difference between (a) 30 days' interest on the Principal Balance of each such Mortgage Loan (other than a Periodic Payment Loan) or 28 days interest on the Principal Balance of each such Periodic Payment Loan immediately following the Remittance Date in the related Due Period at the Mortgage Rate, net of the Servicing Fee and the Annual Trustee Expense Amount, and after the related Cross-Over Date, the Excess Spread with respect to the related Group, and (b) the amount of interest actually received on each such Mortgage Loan for such Due Period, net of the Servicing Fee, the Annual Trustee Expense Amount, and after the related Cross-Over Date, the Excess Spread with respect to the related Group.

     Section 6.11 [Reserved].

     Section 6.12 Pre-Funding Account.

     (a) With respect to each Sub-Pool and no later than the Closing Date, the Trustee shall establish one or more segregated trust accounts that are Eligible Accounts, which shall be titled, with respect to Sub-Pool I, "Sub-Pool I Pre-Funding Account, LaSalle National Bank, as trustee for the registered holders of AFC Mortgage Loan Asset Backed Certificates, Series 1998-3", with respect to Sub-Pool II, "Sub-Pool II Pre-Funding Account, LaSalle National Bank, as trustee for the registered holders of AFC Mortgage Loan Asset Backed Certificates, Series 1998-3", with respect to Sub-Pool III, "Sub-Pool III Pre-Funding Account, LaSalle National Bank, as trustee for the registered holders of AFC Mortgage Loan Asset Backed Certificates, Series 1998-3", and with respect to Sub-Pool IV, "Sub-Pool IV Pre-Funding Account, LaSalle National Bank, as trustee for the registered holders of AFC Mortgage Loan Asset Backed Certificates, Series 1998-3". The Trustee shall, promptly upon receipt, deposit in the related Pre-Funding Account and retain therein the Original Pre-Funded Amount with respect to the related Sub-Pool remitted on the Closing Date to the Trustee by the Depositor. At no time will the related Pre-Funding Account be an asset of the Trust Fund REMIC. All income and gain realized from investment of funds deposited in each Pre-Funding Account shall be for the sole and exclusive benefit of the Depositor and shall be remitted by the Trustee to the Depositor on the first Business Day following each Remittance Date. The Depositor shall deposit in the related Pre-Funding Account the amount of any net loss incurred in respect of any such Permitted Investments upon realization of such loss.

     (b) Amounts on deposit in the related Pre-Funding Account shall be withdrawn by the Trustee as follows:

          (i) On any Subsequent Transfer Date, the Trustee, upon written direction from the Depositor, shall withdraw from the related Pre-Funding Account an amount equal to 100% of the Principal Balances of the Subsequent Mortgage Loans with respect to the related Sub-Pool transferred and assigned to the Trustee on such Subsequent Transfer Date and pay such amount to or upon the order of the Depositor upon satisfaction of the conditions with respect to such transfer and assignment set forth in
     Section 2.10(b) above with respect to all Subsequent Mortgage Loans,
     Section 2.10(c) with respect to Group 1 Subsequent Mortgage Loans and
     Section 2.10(d) with respect to Group 2 Subsequent Mortgage Loans;

          (ii) If the related Pre-Funded Amount has not been reduced to zero during the Funding Period, on December 16, 1998, the Trustee shall withdraw any amount remaining in the related Pre-Funding Account, net of investment earnings, and deposit such amount in the related Certificate Account in order to effect the distributions described in the last paragraph of
     Section 6.06(c) above on the immediately following Remittance Date and remit any remaining balance to the Depositor;

and also, in no particular order of priority:

          (iv) to withdraw any amount not required to be deposited in the related Pre-Funding Account or deposited therein in error;

          (v) to withdraw investment earnings, and

          (vi) to clear and terminate the related Pre-Funding Account upon the earliest to occur of (A) December 16, 1998, (B) the termination of this Agreement and (C) the termination of the related Group, with any amounts remaining on deposit therein being paid to the Class R Certificateholders.

     Section 6.13 Interest Coverage Account.

     (a) With respect to each Group and no later than the Closing Date, the Trustee shall establish and maintain with itself a separate, segregated trust account, which shall be an Eligible Account, titled, with respect to Group 1, "Group 1 Interest Coverage Account, LaSalle National Bank, as trustee for the registered holders of AFC Mortgage Loan Asset Backed Certificates, Series 1998-3", and with respect to Group 2, "Group 2 Interest Coverage Account, LaSalle National Bank, as trustee for the registered holders of AFC Mortgage Loan Asset Backed Certificates, Series 1998-3." The Trustee shall, promptly upon receipt, deposit in the related Interest Coverage Account and retain therein the related Interest Coverage Amount remitted on the Closing Date or any Subsequent Transfer Date to the Trustee by the Depositor. Funds deposited in the related Interest Coverage Account shall be held in trust by the Trustee for the Certificateholders for the uses and purposes set forth herein. For federal income tax purposes, the Depositor shall be the owner of the related Interest Coverage Account and shall report all items of income, deduction, gain or loss arising therefrom. At no time will any Interest Coverage

Account be an asset of the Trust Fund REMIC. All income and gain realized from investment of funds deposited in each Interest Coverage Account shall be for the sole and exclusive benefit of the Depositor and shall be remitted by the Trustee to the Depositor on the first Business Day following each Remittance Date. The Depositor shall deposit in the related Interest Coverage Account the amount of any net loss incurred in respect of any such Permitted Investment immediately upon realization of such loss.

     (b) With respect to each Group and on the October 26, 1998 Remittance Date, the Trustee shall withdraw from the related Interest Coverage Account and deposit in the related Certificate Account an amount, as provided in the Servicer's Monthly Remittance Report, equal to the sum of (A) (i) 30 days' interest on the related Original Pre-Funded Amount calculated at an annual rate equal to 10.3951% with respect to Sub-Pool I, 10.4973% with respect to Sub-Pool II, 10.0747% with respect to Sub-Pool III and 10.1207% with respect to Sub-Pool IV minus (ii) the sum of (1) interest payments received on Subsequent Mortgage Loans with respect to the related Sub-Pool during the related Due Period and (2) Monthly Advances in respect of interest portions of delinquent Monthly Payments on Subsequent Mortgage Loans with respect to the related Sub-Pool conveyed to the Trustee during the related Due Period and (B) the interest portion of any Deferred Payments that would otherwise be due during the related Due Period.

     (c) With respect to each Group and on the November 25, 1998 Remittance Date, the Trustee shall withdraw from the related Interest Coverage Account and deposit in the related Certificate Account an amount, as provided in the Servicer's Monthly Remittance Report, equal to the sum of (A) (i) 30 days' interest on the related Original Pre-Funded Amount minus the aggregate Principal Balance of Subsequent Mortgage Loans conveyed to the Trustee having a Due Date prior to October 1, 1998 at an annual rate equal to 10.3951% with respect to Sub-Pool I, 10.4973% with respect to Sub-Pool II, 10.0747% with respect to Sub-Pool III and 10.1207% with respect to Sub-Pool IV minus (ii) the sum of (1) interest payments received on Subsequent Mortgage Loans conveyed to the Trustee during the related Due Period and (2) Monthly Advances in respect of interest portions of delinquent Monthly Payments on Subsequent Mortgage Loans with respect to the related Sub-Pool conveyed to the Trustee during the related Due Period and (B) the interest portion of any Deferred Payment that would otherwise be due during the related Due Period.

     (d) With respect to each Group and on December 16, 1998, the Trustee shall withdraw from the related Interest Coverage Account and deposit in the related Certificate Account an amount, as provided in the Servicer's Monthly Remittance Report, equal to the sum of (A) (i) 30 days' interest on the related Original Pre-Funded Amount minus the aggregate Principal Balance of Subsequent Mortgage Loans conveyed to the Trustee having a Due Date prior to October 1, 1998 at an annual rate equal to 10.3951% with respect to Sub-Pool I, 10.4973% with respect to Sub-Pool II, 10.0747% with respect to Sub-Pool III and 10.1207% with respect to Sub-Pool IV minus (ii) the sum of (1) interest payments received on Subsequent Mortgage Loans conveyed to the Trustee during the related Due Period and (2) Monthly Advances in respect of interest portions of delinquent Monthly Payments on Subsequent Mortgage Loans with respect to the related Sub-Pool conveyed to the Trustee during the related Due Period and (B) the interest portion of any Deferred Payment that would otherwise be due during the related Due Period.

     (e) With respect to each Sub-Pool and on the date of conveyance of a Subsequent Mortgage Loan to the Trustee, excess funds on deposit in the related Interest Coverage Account in an amount equal to the product of (i) the Principal Balance of such Subsequent Mortgage Loan and (ii) 10.3951% with respect to Sub-Pool I, 10.4973% with respect to Sub-Pool II, 10.0747% with respect to Sub-Pool III and 10.1207% with respect to Sub-Pool IV and (iii) a fraction, the numerator of which is the number of days from the Subsequent Transfer Date to December 28, 1998 and the denominator of which is 360 days, shall be remitted immediately to the Depositor.

     (f) With respect to each Sub-Pool and upon the earlier of (i) the December 28, 1998 Remittance Date, (ii) the reduction of the related Class 1A Principal Balance or the Class 2A Principal Balance to zero, (iii) the termination of this Agreement in accordance with Section 11.01, (iv) the date of the conveyance of the last Subsequent Mortgage Loan to the Trustee, as set forth in a written letter of instruction by the Servicer to the Trustee, or (v) termination of the related Sub-Pool, any amount remaining on deposit in the related Interest Coverage Account after distributions pursuant to Sections 6.13(b), 6.13(c) and 6.13(d) above and any transfers pursuant to Section 6.14(a) shall be withdrawn by the Trustee and paid to the Depositor.

     Section 6.14 Reserve Account.

     (a) If necessary, with respect to each Group and no later than December 22, 1998, the Depositor or the Certificate Insurer may instruct the Trustee in writing to establish and maintain with itself a separate, segregated trust account, which shall be an Eligible Account, titled, with respect to Group 1, "Group 1 Reserve Account, LaSalle National Bank, as trustee for the registered holders of AFC Mortgage Loan Asset Backed Certificates, Series 1998-3" and with respect to Group 2, "Group 2 Reserve Account, LaSalle National Bank, as trustee for the registered holders of AFC Mortgage Loan Asset Backed Certificates, Series 1998-3." The Trustee shall, (i) in accordance with the written instructions of the Depositor, if any, promptly transfer from the related Interest Coverage Account and deposit in and retain in the related Reserve Account, the Reserve Account Interest Deposit equal to the interest portion of any Deferred Payments that would otherwise be due after December 16, 1998, which amount shall be set forth in such instructions and (ii) in accordance with the Insurance Agreement Supplement (as defined in the Insurance Agreement), promptly upon receipt, deposit in and retain in the related Reserve Account the required Reserve Account Deposit remitted to the Trustee by the Depositor. Funds deposited in the related Reserve Account shall be held in trust by the Trustee for the Certificateholders for the uses and purposes set forth herein.

     (b) Each Reserve Account will be an asset of the Trust Fund REMIC and will be treated as a "qualified reserve fund" within the meaning of Treasury regulations Section 1.860G-2(g)(2). Amounts on deposit in the related Reserve Account shall not be invested.

     (c) With respect to each Group and on and after the December 28, 1998 Remittance Date, amounts, if any, on deposit in the related Reserve Account shall be withdrawn on each Remittance Date by the Trustee to be applied, at the written direction of the Servicer, as follows:

          (i)(A) to deposit in the Group 1 or Group 2 Certificate Account, as applicable, an amount equal to the interest portion of any related Deferred Payment that would otherwise be due during the related Due Period, (B) to deposit in the Group 1 Certificate Account, an amount equal to the excess of the sum of the Class A Remittance Amounts with respect to the Class 1A Certificates for such Remittance Date over the Amount Available (exclusive of clauses (v) and (vi) of the definition thereof) with respect to Group 1 for such Remittance Date and (C) to deposit in the Group 2 Certificate Account, an amount equal to the excess of the sum of the Class A Remittance Amounts with respect to the Class 2A Certificates for such Remittance Date over the Amount Available (exclusive of clauses (v) and (vi) of the definition thereof) with respect to Group 2 for such Remittance Date;

          (ii) to release to the Class R Certificateholders, on each Remittance Date on which the sum of the Overcollateralization Amount for a Group and the amount on deposit in the related Reserve Account exceeds the Required Overcollateralization Amount for such Group, the lesser of (A) the amount, if any, remaining in the Reserve Account and (B) such excess, after giving effect to all payments to be made on the related Class A Certificates on such Remittance Date; and

          (iii) to clear and terminate the related Reserve Account upon termination of this Agreement with any amounts on deposit therein being paid to the Class R Certificateholders.

     (d) Upon the earlier to occur of the Cross-Over Date with respect to the related Group or the Remittance Date on which all amounts due have been paid to the related Class A Certificateholders, including the Certificate Insurer as subrogee of the Class A Certificateholders, the Trustee, after making any withdrawals from the related Reserve Account required pursuant to Section 6.14(c) above, shall clear and terminate the related Reserve Account, liquidate, upon the written direction of the Class R Certificateholders holding an aggregate Percentage Interest equal to at least 51%, any investments therein, and pay any uninvested funds therein or the proceeds of such liquidation to the Class R Certificateholders.

     Section 6.15 [Reserved]

     Section 6.16 Compliance with Withholding Requirements.

     Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Trustee reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Trustee does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate the amount withheld to such Certificateholders.

                                   ARTICLE VII

                           GENERAL SERVICING PROCEDURE

     Section 7.01 Assumption Agreements.

     When a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Servicer shall, to the extent it has knowledge of such conveyance or prospective conveyance, exercise its rights to accelerate the maturity of the related Mortgage Loan under any "due-on-sale" clause contained in the related Mortgage or Mortgage Note; provided, however, that the Servicer shall not exercise any such right if the "due-on-sale" clause, in the reasonable belief of the Servicer, is not enforceable under applicable law. In such event, the Servicer shall enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable law or the Mortgage Documents, the Mortgagor remains liable thereon. The Servicer is also authorized with the prior approval of the Certificate Insurer to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as Mortgagor and becomes liable under the Mortgage Note. The Servicer shall notify the Trustee and the Certificate Insurer that any such substitution or assumption agreement has been completed by forwarding to the Trustee the original of such substitution or assumption agreement and a duplicate thereof to the Certificate Insurer, which original shall be added by the Trustee to the related Trustee's Mortgage File and shall, for all purposes, be considered a part of such Trustee's Mortgage File to the same extent as all other documents and instruments constituting a part thereof. In connection with any assumption or substitution agreement entered into pursuant to this Section 7.01, the Servicer shall not change the Mortgage Rate or the Monthly Payment, defer or forgive the payment of principal or interest, reduce the outstanding principal amount or extend the final maturity date on such Mortgage Loan. Any fee collected by the Servicer for consenting to any such conveyance or entering into an assumption or substitution agreement shall be retained by or paid to the Servicer as additional Servicing Compensation.

     Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Servicer may be restricted by law from preventing, for any reason whatsoever.

     Section 7.02 Satisfaction of Mortgages and Release of Mortgage Files.

     The Servicer shall not grant a satisfaction or release of a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage or otherwise prejudice any right the Certificateholders may have under the mortgage instruments subject to Section 5.01 above. The Servicer shall maintain the Fidelity Bond as provided for in Section 5.09 above insuring the Servicer against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

     Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer will immediately notify the Trustee (if it holds the related Trustee's Mortgage File) or the Custodian, as the case may be, by an Officers' Certificate in the form of Exhibit I attached hereto (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Principal and Interest Account pursuant to Section 5.03 above have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Trustee's Mortgage File. Upon receipt of such certification and request, the Trustee or such Custodian, as the case may be, shall promptly release the related Trustee's Mortgage File to the Servicer. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be payable only from and to the extent of Servicing Compensation with respect to the related Group and shall not be chargeable to the related Principal and Interest Account or the related Certificate Account.

     With respect to any Mortgage Note released by the Trustee to the Servicer or to any Subservicer in accordance with the terms of this Agreement, other than a release or satisfaction pursuant to the second paragraph of this Section 7.02, prior to such release, the Trustee shall (a) complete all endorsements in blank so that the endorsement reads "Pay to the order of LaSalle National Bank, as Trustee under the Pooling and Servicing Agreement, dated as of September 1, 1998, Series 1998-3" and (b) complete a restrictive endorsement that reads "LaSalle National Bank is the holder of the mortgage note for the benefit of the Certificateholders under the Pooling and Servicing Agreement, dated as of September 1, 1998, Series 1998-3" with respect to those Mortgage Notes currently endorsed "Pay to the order of holder", if any.

     From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any primary mortgage guaranty insurance policy, the Trustee shall, upon request of the Servicer and delivery to the Trustee of a certification in the form of Exhibit I attached hereto signed by a Servicing Officer, release the related Trustee's Mortgage File or any document therein to the Servicer, and the Trustee shall execute such documents as shall be necessary to the prosecution of any such proceedings. Such servicing receipt shall obligate the Servicer to return the Trustee's Mortgage File or any document released therefrom to the Trustee when the need therefor by the Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Net Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Principal and Interest Account with respect to each Sub-Pool, and remitted to the Trustee for deposit in the related Certificate Account or the Trustee's Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Servicer has delivered to the Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Trustee's Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated, the servicing receipt shall be released by the Trustee to the Servicer.

     The Trustee shall execute and deliver to the Servicer any court pleadings, requests for trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Together with such documents or pleadings, the Servicer shall deliver to the Trustee a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale. The Trustee shall, upon receipt of a written request from a Servicing Officer, execute any document provided to the Trustee by the Servicer or take any other action requested in such request that is, in the opinion of the Servicer as evidenced by such request, required by any state or other jurisdiction to discharge the lien of a Mortgage upon the satisfaction thereof and the Trustee will sign and post, but will not guarantee receipt of, any such documents to the Servicer, or such other party as the Servicer may direct, within five Business Days, or more promptly if needed, of the Trustee's receipt of such certificate or documents. Such certificate or documents shall establish to the Trustee's satisfaction that the related Mortgage Loan has been paid in full by or on behalf of the Mortgagor and that such payment has been deposited in the Principal and Interest Account.

     Section 7.03 Servicing Compensation.

     As compensation for its services under this Agreement, subject to Section
5.03 and Section 6.10 (pursuant to which Servicing Compensation is reduced), the Servicer shall be entitled to withdraw from the Principal and Interest Account with respect to the related Sub-Pool or to retain from interest payments on the Mortgage Loans, the Servicer's Servicing Fee. Additional servicing compensation in the form of assumption and other administrative fees, interest paid on funds on deposit in the Principal and Interest Accounts, interest paid and earnings realized on Permitted Instruments in the Principal and Interest Accounts, Certificate Accounts and Trustee Expense Accounts, amounts remitted pursuant to Sections 6.03(c)(iii), 6.04 and 7.01 above, late payment charges and Excess Proceeds shall be retained by or remitted to the Servicer to the extent not required to be remitted to the Trustee for deposit in the Certificate Accounts. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for herein. The Depositor's Yield is the property of the Depositor, and not the property of the Servicer, and such ownership shall not be affected by any termination of the Servicer.

     Section 7.04 Annual Statement as to Compliance.

     The Servicer will deliver to the Certificate Insurer, the Trustee, S&P, Moody's, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc., not later than the last day of the fourth month following the end of the Servicer's fiscal year, beginning for the fiscal year ending June 30, 1999, an Officer's Certificate stating that (i) the Servicer has fully complied with the provisions of Articles V and VII, (ii) a review of the activities of the Servicer during the preceding fiscal year and of performance under this Agreement has been made under such officer's supervision, and (iii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof and the action being taken by the Servicer to cure such default.

     Section 7.05 Annual Independent Public Accountants' Servicing Report and
                  Comfort Letter.

     Not later than the last day of the fourth month following the end of the Servicer's fiscal year, beginning for the fiscal year ending June 30, 1999, the Servicer, at its expense, shall cause a firm of independent public accountants reasonably acceptable to the Trustee and the Certificate Insurer to furnish (1) a letter or letters to the Certificate Insurer, the Trustee, S&P, Moody's, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. to the effect that such firm has with respect to the Servicer's overall servicing operations examined such operations in accordance with the requirements of the Uniform Single Audit Program for Mortgage Bankers, and stating such firm's conclusions relating thereto and (2) a letter to the effect that such firm has examined Section 6.08 of this Agreement (or the comparable section of a substantially similar agreement of the Servicer, as Servicer, under which certain payments to the holders of certificates are guaranteed by the Certificate Insurer) and verified the mathematical accuracy of the amounts reported by the Servicer and that such amounts were computed in accordance with the terms of this Agreement (or such comparable agreement).

     Section 7.06 Certificateholder's, Trustee's and Certificate Insurer's Right
                  to Examine Servicer Records.

     (a) Each Certificateholder, the Trustee and the Certificate Insurer shall have the right upon reasonable prior notice, during normal business hours and as often as reasonably required, to examine and audit any and all of the books, records or other information of the Servicer, whether held by the Servicer or by another on behalf of the Servicer, which may be relevant to the performance or observance by the Servicer of the terms, covenants or conditions of this Agreement.

     (b) More specifically (but without derogation of the more general right of inspection referred to in subsection (a) above), the Certificate Insurer or its agents or representatives also shall have the right, upon reasonable notice and during normal business hours on the Servicer's or any Subservicer's premises, as the case may be, to examine, review and audit the books, records and files of the Servicer or any Subservicer relating to the Mortgage Loans (including, without limitation, any servicing and origination files) and the servicing thereof and to receive such other information as the Certificate Insurer may reasonably request, and to make such copies or take excerpts from such books, records and files as any such agent or representative deems necessary or advisable. During any such examination or review, the Servicer or Subservicer, as the case may be, shall make its employees, auditors, representatives or agents knowledgeable about the books, records and/or files being examined or reviewed available to the Certificate Insurer, its agents or representatives. In addition, the Servicer, upon request of the

Certificate Insurer, will permit the Certificate Insurer or its authorized agents to discuss the affairs, finances and accounts of the Servicer with such Servicer's independent accountants. Unless an Event of Default shall have occurred and be continuing, the reasonable and customary out of pocket costs and expenses of the Servicer or its representatives or agents in connection with any such examination, review or discussion under this subsection (b) shall be paid by the Servicer, and the costs and expenses of the Certificate Insurer, its agents or representatives shall be paid by the Certificate Insurer. During the period in which an Event of Default is continuing, any costs and expenses of the Certificate Insurer, its agents and representatives and of the Servicer, its agents and representatives shall be paid solely by the Servicer.

     Section 7.07 Reports to the Trustee; Principal and Interest Account
                  Statements.

     If any Principal and Interest Account is not maintained with the Trustee, then not later than 25 days after each Record Date, the Servicer shall forward to the Trustee a statement, certified by a Servicing Officer, setting forth the status of such Principal and Interest Account as of the close of business on the preceding Record Date and showing, for the period covered by such statement, the aggregate of deposits into such Principal and Interest Account for each category of deposit specified in Section 5.03 above, the aggregate of withdrawals from such Principal and Interest Account for each category of withdrawal specified in
Section 5.04 above, the aggregate amount of permitted withdrawals not made in the related Due Period, the amount of any related Monthly Advances for the related Due Period.

                                  ARTICLE VIII

                       REPORTS TO BE PROVIDED BY SERVICER

     Section 8.01 Financial Statements.

     The Servicer understands that, in connection with the transfer of the Certificates, Certificateholders may request that the Servicer make available to prospective Certificateholders annual audited financial statements of the Servicer for one or more of the most recently completed five fiscal years for which such statements are available, which request shall not be unreasonably denied.

     The Servicer also agrees to make available on a reasonable basis to the Certificate Insurer and any prospective Certificateholder a knowledgeable financial or accounting officer for the purpose of answering reasonable questions respecting recent developments affecting the Servicer or the financial statements of the Servicer and to permit the Certificate Insurer and any prospective Certificateholder to inspect the Servicer's servicing facilities during normal business hours for the purpose of satisfying the Certificate Insurer and such prospective Certificateholder that the Servicer has the ability to service the Mortgage Loans in accordance with this Agreement.

                                   ARTICLE IX

                                  THE SERVICER

     Section 9.01 Indemnification; Third Party Claims.

     (a) The Servicer agrees to indemnify and hold the Trustee, the Certificate Insurer and each Certificateholder (and their respective Affiliates, directors, officers, employees and agents) harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee, the Certificate Insurer, any such Certificateholder or any such other indemnified Person may sustain in any way related to the failure of the Servicer to perform its duties and service the Mortgage Loans in compliance with the terms of this Agreement. The Servicer shall immediately notify the Trustee, the Certificate Insurer and each Certificateholder if a claim is made by a third party with respect to this Agreement, and the Servicer shall assume (with the consent of the Trustee) the defense of any such claim and advance all expenses in connection therewith, including reasonable counsel fees, and promptly advance funds to pay, discharge and satisfy any judgment or decree which may be entered against the Servicer, the Trustee, the Certificate Insurer, a Certificateholder and/or any such other indemnified Person in respect of such claim. The Trustee may reimburse the Servicer from amounts otherwise distributable on the Class R Certificates for all amounts advanced by it pursuant to the preceding sentence except when the claim relates directly to the failure of the Servicer to service and administer the Mortgage Loans in compliance with the terms of this Agreement.

     (b) The Depositor agrees to indemnify and hold the Trustee, the Certificate Insurer and each Certificateholder (and their respective Affiliates, directors, officers, employees and agents) harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee, the Certificate Insurer, any Certificateholder and/or any such other indemnified person may sustain in any way related to the failure of the Servicer, if it is an Affiliate thereof, or the failure of the Depositor to perform their respective duties in compliance with the terms of this Agreement. The Depositor shall immediately notify the Trustee, the Certificate Insurer and each Certificateholder if a claim is made by a third party with respect to this Agreement and the Depositor shall assume (with the consent of the Trustee) the defense of any such claim and advance all expenses in connection therewith, including reasonable counsel fees, and promptly advance funds to pay, discharge and satisfy any judgment or decree which may be entered against the Servicer, the Depositor, the Trustee, the Certificate Insurer, a Certificateholder and/or any such other indemnified Person in respect of such claim. The Trustee may, if necessary, reimburse the Depositor from amounts otherwise distributable on the Class R Certificates if the claim is made with respect to this Agreement for all amounts advanced by it pursuant to the preceding sentence, except when the claim relates directly to the failure of a Servicer, if it is, or is an Affiliate of, the Depositor, to perform its obligations to service and administer the Mortgages in compliance with the terms of this Agreement, or the failure of the Depositor to perform its duties in compliance with the terms of this Agreement.

     (c) The Depositor agrees to indemnify the Trust Fund for any liability arising from the naming of the Trust Fund as a defendant in its capacity as an assignee of the lender in an action under the Riegle Community Development and Regulatory Improvement Act of 1994.

     Section 9.02 Merger or Consolidation of the Depositor and the Servicer.

     The Servicer and the Depositor will keep in full effect its existence, rights and franchises as a corporation, and will obtain and preserve its qualification to do business as a foreign corporation, in each jurisdiction necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

     Any Person into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer, shall be an established mortgage loan servicing institution that has a net worth of at least $15,000,000 and shall be the successor of the Servicer without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving person to any Servicer shall be qualified to sell mortgage loans to, and to service mortgage loans on behalf of FNMA or FHLMC. The Servicer shall send notice of any such merger or consolidation to the Trustee, the Rating Agencies and the Certificate Insurer.

     Section 9.03 Limitation on Liability of the Servicer and Others.

     The Depositor and the Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein. The Servicer and any director, officer, employee or agent of the Servicer may rely on any document of any kind which it in good faith reasonably believes to be genuine and to have been adopted or signed by the proper authorities respecting any matters arising hereunder. Subject to the terms of Section 9.01, the Servicer shall have no obligation to appear with respect to, prosecute or defend, any legal action which is not incidental to the Servicer's duty to service the Mortgage Loans in accordance with this Agreement.

     Section 9.04 Servicer Not to Resign.

     The Servicer shall not assign this Agreement or any part thereof nor resign from the obligations and duties hereby imposed on it except (i) that the Servicer may resign from any obligations and duties hereby imposed on it in connection with the Class 1A Certificates upon mutual consent of the Servicer, the Depositor, the Certificate Insurer, the Trustee and the Class 1A Majority Certificateholders, (ii) that the Servicer may resign from any obligations and duties hereby imposed on it in connection with the Class 2A Certificates upon mutual consent of the Servicer, the Depositor, the Certificate Insurer, the Trustee and the Class 2A Majority Certificateholders or (iii) upon the determination that the Servicer's duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer. Any such determination under clause (ii) permitting the resignation of the Servicer shall be evidenced by a written Opinion of Counsel (who may be counsel for the Servicer) to such effect delivered to the Trustee, the Depositor and the Certificate Insurer, which Opinion of Counsel shall be in form and substance acceptable to the Trustee and the Certificate Insurer. No such resignation shall become effective until a successor has assumed such Servicer's responsibilities and obligations hereunder in accordance with Section 10.02.

     Section 9.05 Representations of the Servicer.

     The Servicer hereby represents and warrants to the Trustee, the Certificate Insurer and the Certificateholders as of the Closing Date:

     (a) The Servicer is a federally chartered stock savings bank and has been duly organized and is validly existing and in good standing under the laws of the United States and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each Mortgaged Property State if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Servicer and perform its obligations as Servicer or exempt from such licensing or qualification; the Servicer has the power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action; this Agreement evidences the valid, binding and enforceable obligation of the Servicer; and all requisite action has been taken by the Servicer to make this Agreement valid, binding and enforceable upon the Servicer in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium and other, similar laws relating to or affecting creditors' rights generally or the application of equitable principles in any proceeding, whether at law or in equity;

     (b) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency (other than any such actions, approvals, etc. under any state securities laws, real estate syndication or "Blue Sky" statutes, as to which the Servicer makes no such representation or warranty), that are necessary in connection with the execution and delivery by the Servicer of the documents to which it is a party, have been duly taken, given or obtained, as the case may be, are in full force and effect, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement and the other documents on the part of the Servicer and the performance by the Servicer of its obligations as Servicer under this Agreement and such of the other documents to which it is a party;

     (c) The consummation of the transactions contemplated by this Agreement will not result in the breach of any terms or provisions of the charter or by-laws of the Servicer or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any material agreement, indenture or loan or credit agreement or other material instrument to which the Servicer or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject;

     (d) Neither this Agreement nor the Prospectus nor any statement, report or other document prepared by the Servicer and furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading;

     (e) There is no action, suit, proceeding or investigation pending or, to the best of the Servicer's knowledge, threatened against the Servicer which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted, or in any material liability on the part of the Servicer or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or which would be likely to impair materially the ability of the Servicer to perform under the terms of this Agreement; and

     (f) The Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Servicer or its properties or might have consequences that would materially and adversely affect its performance hereunder or under any Subservicing Agreement.

     Section 9.06 Accounting Upon Resignation or Termination of Servicer.

     Upon resignation of the Servicer under Section 9.04 or upon termination of the Servicer under Section 10.01, the Servicer shall:

     (a) deliver to its successor or, if none shall yet have been appointed, to the Trustee the funds in the Sub-Pool I Principal and Interest Account, the Sub-Pool II Principal and Interest Account, the Sub-Pool III Principal and Interest Account or the Sub-Pool IV Principal and Interest Account;

     (b) deliver to its successor or, if none shall yet have been appointed, to the Trustee all Mortgage Files and related documents and statements held by it hereunder and a Mortgage Loan portfolio computer tape;

     (c) deliver to its successor or, if none shall yet have been appointed, to the Trustee and, upon request, to the Certificateholders a full accounting of all funds, including a statement showing the Monthly Payments collected by it and a statement of monies held in trust by it for the payments or charges with respect to the Mortgage Loans; and

     (d) execute and deliver such instruments and perform all acts reasonably requested in order to effect the orderly and efficient transfer of servicing of the Mortgage Loans to its successor and to more fully and definitively vest in such successor all rights, powers, duties, responsibilities, obligations and liabilities of the Servicer under this Agreement.

                                    ARTICLE X

                                     DEFAULT

     Section 10.01 Events of Default.

     (a) In case one or more of the following Events of Default by the Servicer shall occur and be continuing, that is to say, with respect to a Group:

          (i)(A) an Event of Nonpayment which continues unremedied for a period of one (1) Business Day after the date on which written notice of such failure requiring the same to be remedied shall have been given to the Servicer by the Trustee, to the Servicer and the Trustee by the Certificate Insurer or to the Servicer, the Trustee and the Certificate Insurer by any Certificateholder and, in the case of an Event of Nonpayment described in clause (i) or (ii) of the definition thereof, the insufficiency referred to in such clause (i) or (ii) does not result from a failure by the Certificate Insurer to perform in accordance with the terms of this Agreement with respect to such Group or the Certificate Insurance Policy or a failure by the Trustee to perform in accordance with this Agreement with respect to such Group; (B) the failure by the Servicer to make any required Servicing Advance with respect to a Group, to the extent such failure materially and adversely affects the interest of the Certificate Insurer or the related Certificateholders and which continues unremedied for a period of 20 days after the date on which written notice of such failure requiring the same to be remedied shall have been given to the Servicer by the Trustee, to the Servicer and the Trustee by the Certificate Insurer or to the Servicer, the Trustee and the Certificate Insurer by any Certificateholder; (C) the failure by the Servicer to make any required Monthly Advance to the extent of the full amount of the related Class A Interest Remittance Amount; or (D) any other failure by the Servicer to remit to the related Certificateholders, or to the Trustee for the benefit of the related Certificateholders, any payment required to be made by the Servicer under the terms of this Agreement, to the extent such failure materially and adversely affects the interest of the Certificate Insurer or the Certificateholders and which continues unremedied for a period of 20 days after the date upon which written notice of such failure requiring the same to be remedied shall have been given to the Servicer by the Trustee, to the Servicer and the Trustee by the Certificate Insurer or to the Servicer, the Trustee and the Certificate Insurer by any Certificateholder; or

          (ii) failure by the Servicer duly to observe or perform, in any material respect, any other covenants, obligations or agreements of the Servicer as set forth herein, which failure continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, to the Servicer and the Trustee by the Certificate Insurer or any related Certificateholder with the consent of the Certificate Insurer; or

          (iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of 60 days; or

          (iv) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of the Servicer's property, which appointment shall continue unremedied for a period of 30 days after the Servicer has received notice of such default; or

          (v) the Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations, any of which shall continue unremedied for a period of 30 days after the Servicer has received notice of such default.

     (b) then, and in each and every such case so long as such Event of Default shall not have been remedied, (x) in the case solely of clause (i)(C) above, if such Monthly Advance is not made by 4:00 p.m. Chicago time on the Determination Date, the Trustee, upon receipt of written notice or discovery by a Responsible Officer of such failure, shall give immediate telephonic notice of such failure to a Servicing Officer of the Servicer and, unless such failure is cured, either by receipt of payment or receipt of evidence satisfactory to the Certificate Insurer (e.g., a wire reference number communicated by the sending bank; the Certificate Insurer shall notify the Trustee if the Certificate Insurer receives satisfactory evidence that such funds have been sent), by 12:00 Noon New York City time on the following Business Day, the Trustee, or a successor servicer appointed in accordance with Section 10.02, shall immediately make such Monthly Advance and assume, pursuant to Section 10.02, the duties of a successor Servicer with respect to such Group, and (y) in the case of clauses (i)(A),
(i)(B), (i)(D), (ii), (iii), (iv) and (v) above, the Majority Certificateholders of the related Group(s) affected by such Event of Default, by notice in writing to the Servicer and a Responsible Officer of the Trustee and subject to the prior written consent of the Certificate Insurer, which consent may not be unreasonably withheld, may, in addition to whatever rights such Certificateholders may have at law or equity to damages, including injunctive relief and specific performance, commence termination of all the rights and obligations of the Servicer hereunder with respect to the Group(s) affected by such Event of Default and in and to the Mortgage Loans of the Group(s) affected by such Event of Default and the proceeds thereof, as servicer. Upon receipt by the Servicer of a second written notice (except relative to clause (i)(C) above) from the Majority Certificateholders of the related Group stating that they intend to terminate the Servicer as a result of such Event of Default, all authority and power of the Servicer under this Agreement with respect to such Group, shall, subject to Section 10.02, pass to and be vested in the Trustee or its designee and the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including, but not limited to, the transfer and endorsement or assignment of the related Mortgage Loans and related documents. The Servicer agrees to cooperate with the Trustee in effecting the termination of the Servicer's responsibilities and rights hereunder with respect to the related Group, including, without limitation, the transfer to the Trustee or its designee for administration by it of all amounts which shall at the time be credited by the Servicer to the related Principal and Interest Account or thereafter received with respect to the Mortgage Loans of the related Group. For the purposes of exercising the remedies set forth in
Section 10.01 above, with respect to clauses (i), (iii), (iv) and (v) of Section 10.01(a) above, the Certificate Insurer shall be deemed to be the Majority Certificateholder for a Group for so long as the Certificate Insurance Policy shall be in effect and the Certificate Insurer shall be in full compliance with its payment obligations thereunder. If, however, the Certificate Insurer fails to exercise any of its rights under this Section 10.01 in respect of such clauses (i), (iii), (iv) and (v), it shall not be deemed to be the Majority Certificateholder for such Group for the purposes of such clauses. For the purposes of clause (ii), either the Certificate Insurer with the consent of the Trustee or the Majority Certificateholders of the related Group(s) affected by such Event of Default may direct the appropriate remedial action provided in this Section.

     The Trustee shall not be deemed to have knowledge of an Event of Default (except an Event of Default pursuant to Section 10.01(a)(i)(A) above relating to an Event of Nonpayment or the failure to make a Monthly Advance) unless a Responsible Officer has received written notice thereof.

     (c) Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence of an Event of Nonpayment known to a Responsible Officer of the Trustee, the Trustee shall promptly notify the Certificate Insurer of such occurrence with respect to such Group. During the thirty (30) day period following receipt of such notice, the Trustee and the Certificate Insurer shall cooperate with each other to determine if the occurrence of such Event of Nonpayment is more likely than not the result of the acts or omissions of the Servicer or more likely than not the result of events beyond the control of the Servicer. If the Trustee and the Certificate Insurer conclude that the Event of Nonpayment is the result of the latter, the Servicer may not be terminated with respect to such Group, unless and until an Event of Default unrelated to such Event of Nonpayment has occurred and is continuing, whether or not the Servicer has cured such Event of Nonpayment. If the Trustee and the Certificate Insurer conclude that the Event of Nonpayment is the result of the former, the Certificate Insurer or the Majority Certificateholders of the related Group, as the case may be, may terminate the Servicer in accordance with Section 10.01(b) above, provided that the Trustee shall have until the 60th day following the date of receipt of notice of the Event of Nonpayment to either assume the servicing for the related Group or appoint a successor servicer for the related Group pursuant to Section 10.02.

     If the Trustee and the Certificate Insurer cannot agree, and the basis for such disagreement is not arbitrary or unreasonable, as to the cause of the Event of Nonpayment with respect to such Group, the decision of the Certificate Insurer shall control; provided, however, that if the Certificate Insurer decides to terminate the Servicer, the Trustee shall be relieved of its obligation to assume the servicing or to appoint a successor, which shall be the exclusive obligation of the Certificate Insurer.

     The Trustee shall promptly notify Moody's and S&P of the occurrence of an Event of Default known to a Responsible Officer of the Trustee.

     Notwithstanding any termination of the activities of a Servicer hereunder, the Servicer shall be entitled to receive, out of any late collection of a Monthly Payment on a Mortgage Loan which was due prior to the notice terminating the Servicer's rights and obligations as Servicer hereunder and received after such notice, that portion thereof to which the Servicer would have been entitled pursuant to Sections 5.04(i) through (ix), and any other amounts payable to the Servicer hereunder the entitlement to which arose prior to the termination of its activities hereunder.

     Section 10.02 Trustee to Act; Appointment of Successor.

     On and after the time the Servicer receives a notice of termination pursuant to Section 10.01 above, or the Trustee receives the resignation of the Servicer evidenced by an Opinion of Counsel pursuant to Section 9.04, or the Servicer is removed as servicer pursuant to this Article X, the Trustee shall be, with respect to such Group, the successor in all respects to the Servicer in its capacity as servicer under this Agreement with respect to such Group and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, provided, however, that the Trustee shall have no liability or obligation hereunder in respect of any period prior to becoming such successor, whether for acts or omissions of any prior servicer or otherwise. The Trustee, as successor to the Servicer, shall be obligated to make advances pursuant to Sections 6.09, 6.10, 5.10 or 5.14 unless, and only to the extent, the Trustee determines reasonably and in good faith that such advances would not be recoverable pursuant to Sections 5.04(ii), 6.06(c)(A)(X)(v) and
(vi) or 6.06(c)(A)(Y)(iv) and (v) with respect to Group 1, or 6.06(c)(B)(X)(v) and (vi) or 6.06(c)(B)(Y)(iv) and (v) with respect to Group 2 above, such determination to be evidenced by a certification of a Responsible Officer of the Trustee delivered to the Certificate Insurer. Subject to its determination that such advances would not be recoverable in accordance with the foregoing, the Trustee, as successor to the Servicer, shall be obligated to advance any amount described in clause (c)(vii) of the definition of Class A Principal Remittance Amount. As compensation therefor, the Trustee, or any successor servicer appointed pursuant to the following paragraph, shall be entitled to all funds relating to the Mortgage Loans which the Servicer would have been entitled to receive from the related Principal and Interest Account pursuant to Section 5.04 above if the Servicer had continued to act as servicer hereunder, together with other servicing compensation as provided in Sections 7.01 and 7.03 above. In no event shall the Trustee or the Trust Fund acquire any rights to the Depositor's Yield.

     The Trustee also shall have the right to elect to be successor to the Servicer with respect to less than all of the responsibilities, duties and liabilities relating thereto placed on the

Servicer by the terms and provisions hereof, and shall be entitled to select such responsibilities and duties (and related liabilities) and appoint a successor servicer to perform the other responsibilities (and related liabilities). In the event that the Trustee makes such election, the aggregate compensation payable to the Trustee and the successor servicer may be equal to (but shall not be in excess of) that set forth in Section 7.03, the breakdown of such compensation between the Trustee and such successor servicer to be determined by them. In the event the Trustee makes such election, it shall provide prompt written notice to the Depositor, which notice shall identify the successor servicer, the portion of the responsibilities, duties and liabilities to be performed by the Trustee and the Servicer and the portion of the compensation of the Servicer which is to be paid to each of the Trustee and such successor servicer.

     Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or if the Majority Certificateholders of the affected Group(s) or the Certificate Insurer so request in writing to the Trustee, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution acceptable to the Certificate Insurer, which acceptance shall not be unreasonably withheld, that has a net worth of not less than $15,000,000 and which is approved as a servicer by FNMA and FHLMC as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder. Any collections received by the Servicer after removal or resignation shall be endorsed by it to the Trustee and remitted directly to the Trustee or, at the direction of the Trustee, to the successor servicer. The compensation of any successor servicer (including, without limitation, the Trustee) so appointed shall be the aggregate Servicing Fees, together with other Servicing Compensation in the form of assumption fees, late payment charges or otherwise. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Servicer agrees to cooperate with the Trustee and any successor servicer in effecting the termination of the Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Trustee or such successor servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Servicer's functions hereunder and shall promptly also transfer to the Trustee or such successor servicer, as applicable, all amounts which then have been or should have been deposited in the related Principal and Interest Account by the Servicer or which are thereafter received with respect to the Mortgage Loans. Neither the Trustee nor any other successor servicer shall be held liable by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Servicer hereunder. No appointment of a successor to the Servicer hereunder shall be effective until the Trustee shall have consented thereto, and written notice of such proposed appointment shall have been provided by the Trustee to each Certificateholder. The Trustee shall not resign as successor servicer until another successor servicer reasonably acceptable to the Certificate Insurer has been appointed.

     Pending appointment of a successor to the Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer pursuant to
Section 7.03, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in this Agreement. The Servicer, the Trustee, any Custodian and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

     Section 10.03 Waiver of Defaults.

     The Majority Certificateholders with respect to a Group, on behalf of all Certificateholders with respect to such Group, and subject to the consent of the Certificate Insurer, or the Certificate Insurer, may waive any events permitting removal of the Servicer as servicer with respect to a Group pursuant to this
Article X; provided, however, that neither the Majority Certificateholders nor the Certificate Insurer may waive a default in making a required distribution on a Certificate without the consent of the Holder of such Certificate. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived. Notice of any such waiver shall be given by the Trustee to Moody's and S&P.

     Section 10.04 Trigger Event.

     (a) Upon the determination by the Certificate Insurer that a Trigger Event with respect to a Group has occurred, the Certificate Insurer shall give notice of such Trigger Event to the Servicer, the other parties hereto, Moody's and S&P. Upon such determination, the Certificate Insurer may direct the Trustee to terminate the Servicer with respect to the related Group.

     (b) Upon receipt of direction to remove the Servicer with respect to the related Group pursuant to the preceding clause (a), the Trustee shall notify the Servicer that it has been terminated with respect to such Group and the Servicer shall be terminated with respect to such Group in the same manner as specified in Sections 10.01 and 10.02.

                                   ARTICLE XI

                                   TERMINATION

     Section 11.01 Termination.

     Subject to Section 11.02, this Agreement shall terminate upon notice to the Trustee of either: (a) the later of the distribution to Certificateholders of the final payment or collection with respect to the last Mortgage Loan (or Monthly Advances of same by the Servicer), or the disposition of all funds with respect to the last Mortgage Loan and the remittance of all funds due hereunder and the payment of all amounts due and payable to the Certificate Insurer and the Trustee or (b) mutual consent of the Servicer, the Certificate Insurer and all Certificateholders in writing; provided, however, that in no event shall the Trust established by this Agreement terminate later than the later of (i) twenty-one years after the death of the last lineal descendant of Joseph P. Kennedy, late Ambassador of the United States to the Court of St. James's, alive on the date hereof or (ii) the latest possible maturity date specified in
Section 13.01(l).

     Subject to Section 11.02, the Servicer may, at its option, terminate its rights and obligations under this Agreement, on any date on which the Pool Principal Balance is less than or equal to 5% of the sum of the Original Pool Principal Balance and the Original Pre-Funded Amounts, by purchasing, on the next succeeding Remittance Date, all of the outstanding Mortgage Loans and REO Properties at a price (the "Termination Price") equal to the excess, if any, of
(1) the sum of (x) (i) 100% of the Principal Balance of each outstanding Mortgage Loan, and (ii) 30 days' interest on the amount described in clause
(x)(i) at a rate equal to the related Net Mortgage Rate; but in no event less than the sum of the weighted average of the Class 1A Pass-Through Rates, with respect to Group 1, or the Class 2A Pass-Through Rates, with respect to Group 2, and (y) the appraised value of each REO Property, such appraisal to be conducted by an appraiser mutually agreed upon by the Servicer and the Trustee in their reasonable discretion (and approved by the Certificate Insurer in its reasonable discretion), over (2) the amounts (other than the Termination Price being calculated pursuant to this paragraph) that will constitute the Available Remittance Amount for such Remittance Date (including without limitation, the amounts to be transferred to the related Certificate Account on the Determination Date immediately preceding such Remittance Date pursuant to the second following paragraph), to the extent such other amounts represent collections on the Mortgage Loans and REO Properties of principal not yet applied to reduce the related Principal Balance thereof or interest therein at the related Net Mortgage Rate accrued from and after the respective Due Dates in the Due Period next preceding the related Due Period. In connection with any such purchase, the Servicer shall also pay any outstanding and unpaid fees and expenses of the Trustee and the Certificate Insurer relating to this Agreement that such parties would otherwise have been entitled to pursuant to Sections
12.05 and 6.03(a), in the case of the Trustee, and Section 6.04, in the case of the Certificate Insurer.

     Any such purchase by the Servicer shall be accomplished by remitting to the Trustee for deposit into the related Certificate Account on the Determination Date immediately preceding the Remittance Date on which the purchase is to occur the amount of the Termination Price. On the same day that the Termination Price is deposited into the related Certificate

Account, any amounts then on deposit in the Principal and Interest Account with respect to such Group (other than Excess Spread, any amounts not required to have been deposited therein pursuant to Section 5.03 and any amounts withdrawable therefrom by the Servicer pursuant to Section 5.04(ii), (iii) and
(vii)) shall be transferred to the related Certificate Account for distribution to the related Certificateholders on the final Remittance Date; and any amounts received by the Servicer with respect to the Mortgage Loans and REO Properties in such Group subsequent to such transfer shall belong to the Person purchasing the Mortgage Loans and REO Properties relating to such Group. For purposes of calculating the Available Remittance Amount with respect to a Group for the final Remittance Date, amounts transferred to the related Certificate Account pursuant to the immediately preceding sentence on the Determination Date immediately preceding such final Remittance Date shall in all cases be deemed to have been received during the related Due Period, and such transfer shall be made pursuant to Section 5.04(i). The Termination Price remitted to the Trustee for deposit into the related Certificate Account shall be in proportion to the outstanding Mortgage Loans and REO Properties in such Group.

     Notice of any termination, specifying the Remittance Date upon which the Trust Fund will terminate and the related Certificateholders shall surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Servicer by letter to the Trustee to be forwarded to the related Certificateholders mailed during the month of such final distribution before the Determination Date in such month, specifying
(i) the Remittance Date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office of the Trustee therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Remittance Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Trustee therein specified. On the final Remittance Date, the Trustee shall distribute or credit, or cause to be distributed or credited, the Amount Available for such Remittance Date in accordance with Section 6.06(c). The obligations of the Certificate Insurer under this Agreement shall terminate upon the deposit by the Servicer or the Certificate Insurer, as applicable, with the Trustee of a sum sufficient to purchase all of the Mortgage Loans and REO Properties as set forth above, reduction of the Class 1A Principal Balance and the Class 2A Principal Balance to zero and payment of any amount set forth in clause (c)(vii) of the definition of Class A Principal Remittance Amount.

     In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the time specified in the above-mentioned written notice, the Servicer shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice, all of the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates and the cost thereof shall be paid out of the funds and other assets of the Trust Fund which remain subject hereto. If within nine months after the second notice all the Certificates shall not have been surrendered for cancellation, the Class R Certificateholders shall be entitled to all unclaimed funds and other assets of the Trust Fund which remain subject hereto and the Trustee upon transfer of such funds shall be discharged of any responsibility for such funds and the Certificateholders shall look to the Class R Certificateholders for payment.

     Section 11.02 Additional Termination Requirements.

     (a) In the event the Servicer exercises its purchase option as provided in
Section 11.01 above, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee has been furnished with an Opinion of Counsel to the effect that the failure of the Trust Fund to comply with the requirements of this Section 11.02 will not (i) result in the imposition of taxes on "prohibited transactions" of the Trust Fund as defined in
Section 860F of the Code, or (ii) cause the Trust Fund REMIC to fail to qualify as a REMIC at any time that any Class A Certificates are outstanding:

          (i) The Servicer shall establish a 90-day liquidation period for the Trust Fund REMIC, and specify the first day of such period in a statement attached to the Trust Fund REMIC's final Tax Return pursuant to Treasury regulations Section 1.860F-1. The Servicer also shall satisfy all of the requirements of a qualified liquidation for the Trust Fund REMIC, under
     Section 860F of the Code and the regulations thereunder;

          (ii) The Servicer shall notify the Trustee at the commencement of such 90-day liquidation period and, at or prior to the time of making of the final payment on the Certificates, the Servicer shall sell or otherwise dispose of all of the remaining assets of the Trust Fund REMIC, in accordance with the terms hereof; and

          (iii) At the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Class R Certificateholders all cash on hand (other than cash retained to meet claims), and the Trust Fund REMIC shall terminate at that time.

     (b) By their acceptance of the Certificates, the Holders thereof hereby authorize the Servicer, if it chooses to do so, to specify the 90-day liquidation period on the final Tax Return of the Trust Fund REMIC, which authorization shall be binding upon all successor Certificateholders.

     Section 11.03 Depositor's Right to Depositor's Yield Absolute.

     The Depositor's right to receive the Depositor's Yield with respect to each Mortgage Loan shall be absolute and unconditional, and shall survive notwithstanding the termination of the rights and obligations of the Servicer hereunder, the resignation of the Servicer or the termination of this Agreement. The Depositor's right to receive the Depositor's Yield shall not be subject to offset or counterclaim, whether or not such right has been assigned in whole or in part, notwithstanding any breach of any representation or warranty of the Depositor under this Agreement or any default by the Depositor of any of its obligations or covenants under this Agreement. The Depositor shall have the right to assign any or all of its rights in and to the

Depositor's Yield, without notice to or the consent of any party of this Agreement or any Certificateholder.

                                   ARTICLE XII

                                   THE TRUSTEE

     Section 12.01 Duties of Trustee.

     The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge has occurred and has not been cured or waived, the Trustee shall, except in those cases in which it is required by the terms of this Agreement to follow the direction of the Certificate Insurer or the Rating Agencies, exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

     The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement, provided, however that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Servicer or the Depositor hereunder. If any such instrument is found not to conform to the requirements of this Agreement, the Trustee shall notify the Certificate Insurer and request written instructions as to the action the Certificate Insurer deems appropriate to have the instrument corrected, and if the instrument is not so corrected, the Trustee will provide notice thereof to the Certificate Insurer who shall then direct the Trustee as to the action, if any, to be taken.

     No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

          (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any resolutions, certificates, statements or opinions, reports, documents, orders or instruments furnished to the Trustee and conforming to the requirements of this Agreement;

          (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or other officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

          (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with this Agreement or at the direction of the Certificate Insurer, the Class 1A Majority Certificateholders and the Class 2A Majority Certificateholders or any of them relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising or omitting to exercise any trust or power conferred upon the Trustee, under this Agreement;

          (iv) The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default or Event of Default (except a default or Event of Default set forth under Section 10.01(a)(i)(A) or 10.01(a)(i)(C)) unless a Responsible Officer of the Trustee shall have actual knowledge thereof or have received written notice thereof. In the absence of receipt of such notice, the Trustee may conclusively assume that there is no default or Event of Default;

          (v) The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability for the performance of any of its duties hereunder or the exercise of any of its rights or powers if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement;

          (vi) Subject to any express requirement of this Agreement and until such time as the Trustee shall be the successor to the Servicer and without otherwise limiting the generality of this Section, the Trustee shall have no duty (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance, (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund,
     (D) to confirm or verify the contents of any reports or certificates of any Servicer delivered to the Trustee pursuant to this Agreement believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties; and

          (vii) The Trustee shall not be deemed a fiduciary for the Certificate Insurer in its capacity as such, except to the extent the Certificate Insurer has made an Insured Payment and is thereby subrogated to the rights of the Certificateholders with respect thereto.

     Section 12.02 Certain Matters Affecting the Trustee.

     (a) Except as otherwise provided in Section 12.01:

          (i) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, Opinion of Counsel, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (ii) The Trustee may consult with counsel and any advice or opinion of counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion of counsel;

          (iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend by litigation hereunder or in relation hereto at the request, order or direction of the Certificate Insurer or any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders or the Certificate Insurer, as applicable, shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; except in those cases in which the Trustee is required by the terms of this Agreement to follow the direction of the Certificate Insurer, the Class 1A Majority Certificateholders or the Class 2A Majority Certificateholders nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs;

          (iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

          (v) Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Certificate Insurer, the Class 1A Majority Certificateholders or the Class 2A Majority Certificateholders; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid by the Servicer or, if paid by the Trustee, shall be repaid by the Servicer upon demand from such Servicer's own funds;

          (vi) The right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act;

          (vii) The Trustee shall not be required to give any bond or surety in respect of the execution of the Trust created hereby or the powers granted hereunder; and

          (viii) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

     (b) Following the Startup Day, the Trustee shall not knowingly accept any contribution of assets to the Trust Fund REMIC, unless the Trustee shall have received from the Depositor an Opinion of Counsel to the effect that the inclusion of such assets in the Trust Fund REMIC will not cause the Trust Fund REMIC to fail to qualify as a REMIC at any time that any of the Certificates are outstanding or subject the Trust Fund REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

     Section 12.03 Trustee Not Liable for Certificates or Mortgage Loans.

     The recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates) shall be taken as the statements of the Depositor, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document (including any document comprising a part of the Mortgage
File). The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Servicer in respect of the Mortgage Loans or deposited in or withdrawn by any Servicer from the Principal and Interest Accounts. The Trustee shall not be responsible for the legality or validity of the Agreement or the validity, priority, perfection or sufficiency of the security for the Certificates issued or intended to be issued hereunder. The Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless the Trustee shall have become the successor to the Servicer) or to prepare or file any Securities and Exchange Commission filing for the Trust Fund or to record this Agreement.

     Section 12.04 Trustee May Own Certificates.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee, and may otherwise deal with the parties hereto.

     Section 12.05 Servicer to Pay Trustee's Fees and Expenses.

     The Servicer and the Depositor, jointly and severally, covenant and agree to pay to the Trustee annually, from amounts on deposit in the Trustee Expense Accounts, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all routine services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and routine duties hereunder of the Trustee, and the Servicer and the Depositor will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith, provided that the Trustee shall have no lien on the Trust Fund, other than the Trustee Expense Accounts, for the payment of its fees and expenses. To the extent that actual fees and expenses of the Trustee exceed the Annual Trustee Expense Amounts, the Servicer and/or the Depositor shall reimburse the Trustee for such shortfall out of its own funds without reimbursement therefor, except as provided in Section
6.03. The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified, jointly and severally, by the Servicer and the Depositor and held harmless against any loss, liability or expense (including legal fees and expenses) (i) incurred in connection with any legal action relating to this Agreement, the Prospectus or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder, and (ii) resulting from any error in any tax or information return prepared by the Servicer. The obligations of the Servicer and the Depositor under this Section 12.05 shall survive termination of the initial Servicer and payment of the Certificates with respect to any Group, and shall extend to any co-trustee or separate-trustee appointed pursuant to this Article XII.

     Section 12.06 Eligibility Requirements for Trustee.

     The Trustee hereunder shall at all times be (i) a bank organized and doing business under the laws of any state or the United States of America, (ii) authorized under such laws to exercise corporate trust powers, including taking title to the Trust Fund assets on behalf of the Certificateholders, (iii) having a combined capital and surplus of at least $50,000,000, (iv) whose long-term deposits shall be rated at least "BBB" by S&P and Baa2 by Moody's (except as provided herein) or such lower long-term deposit rating by S&P as may be approved in writing by the

Certificate Insurer and S&P or the Certificate Insurer and Moody's, as the case may be (v) is subject to supervision or examination by federal or state authority and (vi) is reasonably acceptable to the Certificate Insurer as evidenced in writing. If such bank publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 12.06, the combined capital and surplus of such bank shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 12.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 12.07 hereof.

     Section 12.07 Resignation and Removal of the Trustee.

     The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Servicer, the Rating Agencies and the Certificate Insurer, not less than 60 days before the date specified in such notice when such resignation is to take effect. Upon receiving such notice of resignation, the Servicer shall promptly appoint a successor trustee which satisfies the eligibility requirements of Section 12.06 by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Certificateholders and the Certificate Insurer by the Servicer. Unless a successor trustee shall have been so appointed and have accepted appointment within 60 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 12.06 and shall fail to resign after written request therefor by any Servicer, or the Certificate Insurer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Servicer or the Certificate Insurer may remove the Trustee and the Servicer shall, within 30 days after such removal, appoint, subject to the approval of the Certificate Insurer, which approval shall not be unreasonably withheld, a successor trustee which satisfies the eligibility requirements of Section 12.06 by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Certificateholders, each Rating Agency and the Certificate Insurer by the successor trustee.

     If the Trustee fails to perform in accordance with the terms of this Agreement, the Class 1A Majority Certificateholders and the Class 2A Majority Certificateholders or the Certificate Insurer may remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Servicer, one complete set to the Trustee so removed and one complete set to the successor Trustee so appointed. A copy of such instrument shall be delivered to the Certificate Insurer by the Servicer.

     The Depositor may, in its discretion, remove the Trustee with the consent of the Certificate Insurer, which consent shall not be unreasonably withheld, without cause. The Servicer shall, within 30 days after such removal, appoint, subject to the approval of the Certificate Insurer, which approval shall not be unreasonably withheld, a successor trustee which satisfies the eligibility requirements of Section 12.06 by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Certificateholders, each Rating Agency and the Certificate Insurer by the successor trustee.

     Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee which satisfies the eligibility requirements of Section 12.06 as provided in Section 12.08.

     Section 12.08 Successor Trustee.

     Any successor trustee appointed as provided in Section 12.07 shall execute, acknowledge and deliver to the Servicer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall, to the extent necessary, deliver to the successor trustee, or Custodian, if any, all Mortgage Files and related documents and statements held by it hereunder, and the Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

     No successor trustee shall accept appointment as provided in this Section
12.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 12.06 and its appointment shall not adversely affect the then current rating of the Certificates.

     Upon acceptance of appointment by a successor trustee as provided in this
Section 12.08, the Servicer shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Servicer fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Servicer.

     Section 12.09 Merger or Consolidation of Trustee.

     Any Person into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or bank succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation or bank shall be eligible under the provisions of Section 12.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     Section 12.10 Appointment of Co-Trustee or Separate Trustee.

     Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 12.10, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. Any such co-trustee or separate trustee shall be approved by the Certificate Insurer. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 12.06 and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 12.08.

     In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 12.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

     Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article XII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee, and a copy thereof shall be forwarded by the Trustee to the Certificate Insurer.

     Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. The Trustee shall not be responsible for any action or inaction of any such separate trustee or co-trustee. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     Section 12.11 Tax Returns.

     The Trustee, upon request, will promptly furnish the Servicer with all such information as may reasonably be required in connection with the Servicer's preparation of all Tax Returns of the Trust Fund REMIC or for the purpose of the Servicer's responding to reasonable requests for information made by Certificateholders in connection with tax matters and, within five (5) Business Days of a request therefor, shall (i) sign on behalf of the Trust Fund REMIC any Tax Return that the Trustee is required to sign pursuant to applicable federal, state or local tax laws, and (ii) cause such Tax Return to be returned in a timely manner to the Servicer for distribution to Certificateholders or filed with a government authority if required.

     Section 12.12 Appointment of Custodians.

     The Trustee may, with the consent of the Servicer and the Certificate Insurer, appoint one or more Custodians to hold all or a portion of the Trustee's Mortgage Files as agent for the Trustee, by entering into a Custodial Agreement. Subject to this Article XII, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders and the Certificate Insurer. Each Custodian shall be a depository institution subject to supervision by federal or state authority and shall be qualified to do business in the jurisdiction in which it holds any Trustee's Mortgage File. Each Custodial Agreement may be amended only as provided in Section 14.02.

     Section 12.13 Trustee May Enforce Claims Without Possession of
Certificates.

     All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, any such proceeding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been recovered.

     Section 12.14 Suits for Enforcement.

     In case an Event of Default or other default by the Servicer hereunder shall occur and be continuing, the Trustee, in its discretion, but subject to
Section 10.01, may proceed to protect and enforce its rights and the rights of the Certificateholders under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee or the Certificateholders.

     Section 12.15 Control of Remedies by Certificate Insurer and
Certificateholders.

     Notwithstanding anything herein to the contrary, the Certificate Insurer or the Class 1A and Class 2A Majority Certificateholders, with the consent of the Certificate Insurer, may direct the time, method and place of conducting any proceeding relating to the Trust Fund or the Certificates or for any remedy available to the Trustee with respect to the Certificates or exercising any trust or power conferred on the Trustee with respect to the Certificates or the Trust Fund; provided, that:

          (i) such direction shall not be unlawful or in conflict with this Agreement;

          (ii) the Trustee shall have been provided with indemnity satisfactory to it;

          (iii) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and

          (iv) that the Trustee need not take any action which it determines might involve it in liability or may be unjustly prejudicial to the Holders not so directing.

                                  ARTICLE XIII

                                REMIC PROVISIONS

     Section 13.01 REMIC Administration.

     (a) The Servicer shall make an election to treat the Trust Fund REMIC as a REMIC under the Code and, if necessary, under applicable state law. Such elections will be made on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. For the purposes of the REMIC election in respect of the Trust Fund REMIC, the Class 1A-1, Class 1A-2, Class 2A-1 and Class 2A-2 Certificates shall be designated as the "regular interests", and the Class R Certificates shall be designated as the sole class of "residual interests" in the Trust Fund REMIC. The Servicer shall not permit the creation of any "interests" in the Trust Fund REMIC (within the meaning of Section 860G of the Code) other the than interests represented by the Certificates.

     (b) The Closing Date is hereby designated as the "Startup Day" of the Trust Fund REMIC within the meaning of Section 860G(a)(9) of the Code.

     (c) The Servicer shall hold the Tax Matters Person Residual Interest Certificate representing a 0.01% Percentage Interest of the Class R Certificates and is designated as the Tax Matters Person of the Trust Fund REMIC, as provided under Treasury regulations Section 1.860F-4(d) and Treasury regulations Section 301.6231(a)(7)-1(a). The Servicer, as Tax Matters Person, shall (i) act on behalf of the Trust Fund REMIC, in relation to any tax matter or controversy involving such REMIC and (ii) represent the Trust Fund REMIC in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. To the extent authorized under the Code and the regulations promulgated thereunder, each Holder of a Class R Certificate hereby irrevocably appoints and authorizes the Servicer to be its attorney-in-fact for purposes of signing any Tax Returns required to be filed on behalf of the Trust Fund REMIC. The legal expenses and costs of any such action described in this subsection and any liability resulting therefrom shall constitute Servicing Advances and the Servicer shall be entitled to reimbursement therefor unless such legal expenses and costs are incurred by reason of the Servicer's willful misfeasance, bad faith or gross negligence.

     (d) The Servicer shall prepare or cause to be prepared all of the Tax Returns in respect of the Trust Fund REMIC created hereunder and deliver such Tax Returns to the Trustee for signing and the Trustee shall sign and promptly return to the Servicer for filing such Tax Returns in order that the Servicer may file such Tax Returns in a timely manner. The expenses of preparing and filing such returns shall be borne by the Servicer without any right of reimbursement therefor.

     (e) The Servicer shall perform on behalf of the Trust Fund all reporting and other tax compliance duties that are the responsibility of the Trust Fund under the Code, REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, as required by the Code, the REMIC Provisions or other such compliance guidance, the Servicer shall provide
(i) to any Transferor of a Class R Certificate such information as is necessary for the application of any tax relating to the transfer of a Class R Certificate to any Person who is not a Permitted Transferee, (ii) to Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption) and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of the Trust Fund.

     (f) To the extent that the affairs of the Trust Fund are within its control and the scope of its specific responsibilities under this Agreement, the Servicer shall take such action and shall cause the Trust Fund REMIC created under this Agreement to take such action as shall be reasonably necessary to create or maintain the status thereof as a REMIC under the REMIC Provisions (and the Trustee shall assist it, to the extent reasonably requested by it). The Servicer shall not knowingly or intentionally take any action, cause the Trust Fund REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the Trust Fund REMIC as a REMIC or (ii) result in the imposition of a tax upon the Trust Fund REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless the Servicer has received an Opinion of Counsel to the effect that the contemplated action will not, with respect to the Trust Fund REMIC created hereunder, endanger such status or result in the imposition of such a tax. If the Servicer has delivered to the Trustee an Opinion of Counsel indicating that an action or omission of the Trustee not otherwise required hereby may result in an Adverse REMIC Event, the Trustee shall not take such action, or omit taking such action, as the case may be. In addition, prior to taking any action with respect to the Trust Fund REMIC or its assets, or causing the Trust Fund REMIC to take any action, which is not expressly permitted under the terms of this Agreement, the Trustee shall consult with the Servicer or its designee with respect to whether such action may cause an Adverse REMIC Event and the Trustee shall not take any such action or cause the Trust Fund REMIC to take any such action as to which the Servicer has advised it in writing that an Adverse REMIC Event may occur. If the Trustee so consults with the Servicer and the Servicer fails to respond within three Business Days, the Trustee may take such action, provided that such action would not otherwise constitute a breach of this Agreement. The Servicer may consult with counsel as to the rendering of such written advice, and the cost of such consultation and the production of any Opinions of Counsel, or written advice, shall be borne by the party seeking to take the action not otherwise permitted by this Agreement; provided, however that in no event shall the Trustee be liable or responsible for such costs. The Trustee may conclusively presume that any action taken or omitted at the written direction or request of the Servicer will not result in an Adverse REMIC Event, and the Trustee shall not be liable or responsible for any Adverse REMIC Event arising out of or resulting from any such action or omission.

     (g) In the event that any tax is imposed on "prohibited transactions" of the Trust Fund REMIC created hereunder as defined in Section 860F(a)(2) of the Code, on "net income from foreclosure property" of the Trust Fund REMIC, as defined in Section 860G(c) of the Code, on any contributions to the Trust Fund REMIC after the Startup Day pursuant to
Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) against the party the actions of which gave rise to such taxes and (ii) otherwise against amounts on deposit in the related Certificate Account and shall be paid by withdrawal therefrom.

     (h) On or before April 15 of each calendar year, commencing April 15, 1999, the Servicer shall deliver to the Trustee a Certificate from a Responsible Officer of the Servicer stating the Servicer's compliance with this Article XIII.

     (i) The Trustee and the Servicer shall, for federal income tax purposes, maintain books and records with respect to the Trust Fund REMIC on a calendar year and on an accrual basis, to the extent such books and records are maintained pursuant to this Agreement.

     (j) After the 90-day period commencing on the Startup Day, the Servicer shall not accept any contributions of assets to the Trust Fund REMIC, unless it shall have received an Opinion of Counsel to the effect that the inclusion of such assets in the Trust Fund will not cause the Trust Fund REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject the Trust Fund REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

     (k) Neither the Servicer nor the Trustee shall enter into any arrangement by which the Trust Fund REMIC will receive a fee or other compensation for services nor permit the Trust Fund REMIC to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

     (l) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the "latest possible maturity date" of the Class A Certificates and the date by which the Class 1A Principal Balance and the Class 2A Principal Balance would be reduced to zero is January 25, 2029 which is the Remittance Date immediately following the latest scheduled maturity of any Mortgage Loan.

     (m) Upon any termination of, or appointment of any successor to, the Servicer with respect to the last Group covered under this Agreement hereunder, the Servicer shall promptly, upon the request of the Trustee, transfer all of the related Tax Matters Person Residual Interest Certificates to the successor Servicer. If a successor Servicer has not been appointed by the Trustee, the Servicer shall promptly, upon the request of the Trustee, transfer all of the related Tax Matters Person Residual Interest Certificates to the Depositor who shall serve as the related Tax Matters Person until such time as the Trustee appoints a successor Servicer. Any entity appointed by the Trustee as successor Servicer shall agree to hold the related Tax Matters Person Residual Interest Certificates as a condition to its appointment as Servicer.

     (n) All expenses incurred by the Servicer in performing its duties under this Article XIII (other than as provided in Section 13.01(d) and expenses for salaries of its own employees and overhead) shall constitute Servicing Advances under this Agreement.

     Section 13.02 Prohibited Transactions and Activities.

     Neither the Depositor, the Trustee nor the Servicer shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of the Trust Fund, (iii) the termination of the Trust Fund REMIC pursuant to Article XI or (iv) a purchase of Mortgage Loans pursuant to Articles II or III), nor acquire any assets for the Trust Fund, nor sell or dispose of any investments in the Certificate Account for gain, nor accept any contributions to the Trust Fund REMIC after the Closing Date unless it has received an Opinion of Counsel (at the expense of the party seeking to cause such sale, disposition, substitution or acquisition) indicating that such sale, disposition, substitution or acquisition will not (a) affect adversely the status of the Trust Fund REMIC as a REMIC or (b) cause the Trust Fund REMIC to be subject to a tax on "prohibited transactions", "contributions" or, except as otherwise provided for in this Agreement, "net income from foreclosure property" pursuant to the REMIC Provisions.

     Section 13.03 Servicer and Trustee Indemnification.

     (a) The Trustee agrees to indemnify the Trust Fund, the Depositor and the Servicer for any taxes and costs including, without limitation, any reasonable attorneys' fees imposed on or incurred by the Trust Fund, the Depositor or the Servicer, as a result of a breach of the Trustee's covenants set forth in
Article XII or this Article XIII.

     (b) The Servicer agrees to indemnify the Trust Fund, the Depositor and the Trustee for any taxes and costs including, without limitation, any reasonable attorneys' fees imposed on or incurred by the Trust Fund, the Depositor or the Trustee, as a result of a breach of the Servicer's covenants set forth in Articles V, VII, IX or this Article XIII with respect to compliance with the REMIC Provisions, including without limitation, any penalties arising from the Trustee's execution of Tax Returns prepared by the Servicer that contain material errors or omissions.

                                   ARTICLE XIV

                            MISCELLANEOUS PROVISIONS

     Section 14.01 Acts of Certificateholders.

     Except as otherwise specifically provided herein, whenever Certificateholder action, consent or approval is required under this Agreement, such action, consent or approval shall be deemed to have been taken or given on behalf of, and shall be binding upon, all Certificateholders with respect to a Group if the Majority Certificateholders of the related Group agree to take such action or give such consent or approval.

     Section 14.02 Amendment.

     (a) This Agreement may be amended from time to time by the Depositor, the Trustee and the Servicer by written agreement upon the prior written consent of the Certificate Insurer, without notice to or consent of the Certificateholders, to cure any error or ambiguity, to correct or supplement any provisions herein which may be inconsistent with any other provisions hereof, to evidence any succession to the Servicer, to comply with any changes in the Code, to amend this Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary or appropriate to maintain the qualification of the Trust Fund REMIC as a REMIC under the Code or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement, or any Custodial Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, at the expense of the party requesting the change, delivered to the Trustee, adversely affect in any material respect the interests of any Certificateholder; and provided further, that no such amendment shall reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or change the rights or obligations of any other party hereto without the consent of such party. The Trustee shall give prompt written notice to the Rating Agencies of any amendment made pursuant to this Section 14.02.

     (b) This Agreement may be amended from time to time by the Depositor, the Trustee and the Servicer and with the consent of the Certificate Insurer and (i) the Class 1A Majority Certificateholders in the case of an amendment affecting the Class 1A Certificates and (ii) the Class 2A Majority Certificateholders in the case of an amendment affecting the Class 2A Certificates; provided, however, that no such amendment shall be made unless the Trustee receives an Opinion of Counsel, at the expense of the party requesting the change, that such change will not adversely affect the status of the Trust Fund REMIC as a REMIC or cause a tax to be imposed on the Trust Fund REMIC, and provided further, that no such amendment shall reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or reduce the percentage for each Class the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of each Class of Certificates affected thereby.

     (c) It shall not be necessary for the consent of Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

     Prior to the execution of any amendment to this Agreement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement.

     In connection with the solicitation of consents of Certificateholders pursuant to this Section 14.02, upon written request of the Depositor, the Trustee shall provide written copies of the current Certificate Register to the Depositor.

     Section 14.03 Recordation of Agreement.

     To the extent permitted by applicable law, this Agreement, or a memorandum thereof if permitted under applicable law, is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the Certificate holders' expense on direction of the Certificate Insurer or the Majority Certificateholders of both Groups, but only when accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders or is necessary for the administration or servicing of the Mortgage Loans.

     Section 14.04 Duration of Agreement.

     This Agreement shall continue in existence and effect until terminated as herein provided.

     Section 14.05 Governing Law.

     This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, without giving effect to principles of conflicts of law.

     Section 14.06 Notices.

     (a) All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by overnight mail, certified mail or registered mail, postage prepaid, to (i) in the case of Superior Bank, as Depositor, One Lincoln Centre, Oakbrook Terrace, Illinois 60181, Attention: William C.

Bracken, or such other addresses as may hereafter be furnished to the Certificateholders in writing by the Depositor, (ii) in the case of Superior Bank FSB, as Servicer, One Lincoln Centre, Oakbrook Terrace, Illinois 60181,
Attention: William C. Bracken, or such other addresses as may hereafter be furnished to the Certificateholders in writing by the Servicer, (iii) in the case of the Trustee, LaSalle National Bank, 135 S. LaSalle Street, Suite 1740, Chicago, Illinois 60674-4107, Attention: Asset-Backed Securities Trust Services Department - AFC 1998-3, (iv) in the case of the Certificateholders, as set forth in the Certificate Register, (v) in the case of Moody's, 99 Church Street, New York, New York 10007 Attention: Home Equity Loan Monitoring Group, (vi) in the case of S&P, 26 Broadway, 15th Floor, New York, New York 10004 Attention:
Residential Mortgage Surveillance Group, and (vii) in the case of the Certificate Insurer, Financial Guaranty Insurance Company, 115 Broadway, New York, New York 10006, Attention: Group Leader -- Research and Risk Management. Any such notices shall be deemed to be effective with respect to any party hereto upon the receipt of such notice by such party, except that notices to the Certificateholders shall be effective upon mailing or personal delivery.

     (b) The Trustee shall use its best efforts to promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

     1. Any material change or amendment to this Agreement;

     2. The occurrence of any Event of Default that has not been cured;

     3. The resignation or termination of the Servicer or the Trustee and the appointment of any successor;

     4. The repurchase or substitution of Mortgage Loans; and

     5. The final payment to Certificateholders.

     In addition, the Trustee shall promptly furnish to each Rating Agency copies of the following:

     1. Each report to Certificateholders described in Section 6.08;

     2. Each annual statement as to compliance described in Section 7.04; and

     3. Each annual independent public accountants' servicing report described in Section 7.05.

     Section 14.07 Severability of Provisions.

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms of this Agreement.

     Section 14.08 No Partnership.

     Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto and the services of the Servicer shall be rendered as an independent contractor and not as agent for the Certificateholders.

     Section 14.09 Counterparts.

     This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement.

     Section 14.10 Successors and Assigns.

     This Agreement shall inure to the benefit of and be binding upon the Servicer, the Depositor, the Trustee and the Certificateholders and their respective successors and assigns.

     Section 14.11 Headings.

     The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

     Section 14.12 The Certificate Insurer.

     The Certificate Insurer shall be a third-party beneficiary of this Agreement, entitled to enforce any provisions hereof as if a party hereto. Any right conferred to the Certificate Insurer with respect to a Group shall be suspended during any period in which the Certificate Insurer is in default in its payment obligations under the Certificate Insurance Policy. At such time as the Certificates with respect to a Group are no longer outstanding hereunder, and no amounts owed to the Certificate Insurer hereunder with respect to such Group remain unpaid, the Certificate Insurer's rights hereunder with respect to such Group shall terminate.

     Section 14.13 Paying Agent.

     The Trustee hereby accepts appointment as Paying Agent. The Trustee may, subject to the eligibility requirements for the Trustee set forth in Section 12.06, other than Section 12.06(iv), appoint one or more other Paying Agents or successor Paying Agents.

     Each Paying Agent, immediately upon such appointment, shall signify its acceptance of the duties and obligations imposed upon it by this Agreement by written instrument of acceptance deposited with the Trustee with a copy being sent to the Certificate Insurer.

     Each such Paying Agent other than the Trustee shall execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of Section 6.06, that such Paying Agent will:

          (1) allocate all sums received for distribution to the Holders of Certificates of each Class for which it is acting as Paying Agent on each Remittance Date among such Holders in the proportion specified by the Trustee; and

          (2) hold all sums held by it for the distribution of amounts due with respect to the Certificates in trust for the benefit of the Holders entitled thereto until such sums shall be paid to such Holders or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided.

     Any Paying Agent other than the Trustee may at any time resign and be discharged of the duties and obligations created by this Agreement by giving at least sixty (60) days written notice to the Trustee. Any such Paying Agent may be removed at any time by an instrument filed with such Paying Agent signed by the Trustee.

     In the event of the resignation or removal of any Paying Agent other than the Trustee such Paying Agent shall pay over, assign and deliver any moneys held by it as Paying Agent to its successor, or if there be no successor, to the Trustee.

     Upon the appointment, removal or notice of resignation of any Paying Agent, the Trustee shall notify the Certificate Insurer and the Certificateholders by mailing notice thereof to their addresses appearing on the Certificate Register.

     Section 14.14 Actions of Certificateholders.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agent duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where required, to the Depositor or the Servicer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, the Depositor and the Servicer, if made in the manner provided in this Section.

     (b) The fact and date of the execution by any Certificateholder of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

     (c) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Certificateholder shall bind every Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, or omitted to be done, by the Trustee, the Depositor or either Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

     (d) The Trustee may require additional proof of any matter referred to in this Section 14.14 as it shall deem necessary.

     Section 14.15 Grant of Security Interest.

     It is the express intent of the parties hereto that the conveyance of the Mortgage Loans and all other assets constituting the Trust Fund, by the Depositor to the Trustee be, and be construed as, a sale of the Mortgage Loans and such other assets constituting the Trust Fund by the Depositor and not a pledge by the Depositor to secure a debt or other obligation of the Depositor. However, in the event that, notwithstanding the aforementioned intent of the parties, the Mortgage Loans and other assets constituting the Trust Fund are held to be property of the Depositor, then it is the express intent of the parties that such conveyance be deemed as a pledge of the Mortgage Loans and all other assets constituting the Trust Fund to the Trustee to secure a debt or other obligation of the Depositor and this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code and the conveyances provided for in Section 2.01 hereof shall be deemed a grant by the Depositor to the Trustee of a security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans and all other assets constituting the Trust Fund. Accordingly, the Depositor hereby grants to the Trustee a security interest in the Mortgage Loans and all other assets constituting the Trust Fund for the purpose of securing to the Trustee the performance by the Depositor of the obligations under this Agreement. Notwithstanding the foregoing, the parties hereto intend the conveyances pursuant to Section 2.01 to be a true, absolute and unconditional sale of the Mortgage Loans and all other assets constituting the Trust Fund by the Depositor to the Trustee. The Depositor and the Trustee (at the written direction and expense of the Depositor) shall take such actions as may be necessary to ensure that if this Agreement were deemed to create a security interest, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such for the term of this Agreement. Without limiting the generality of the foregoing, the Servicer shall file, or shall cause to be filed, all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code to perfect the Trustee's security interest in or lien on the Mortgage Loans, including, without limitation, (x) continuation statements and (y) such other statements as may be occasioned by (i) any change of name of the Depositor or Trustee, (ii) any change of location of the place of business or the chief executive office of the Depositor or (iii) any transfer of any interest of the Depositor in any Mortgage Loan.

     IN WITNESS WHEREOF, the Servicer, the Trustee and the Depositor have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.


                                    SUPERIOR BANK FSB, in its capacities as
                                    Depositor and Servicer

                                    By: /s/ WILLIAM C. BRACKEN
                                        ----------------------------------------
                                        Name:  William C. Bracken
                                        Title: Chief Financial Officer
                                               Senior Vice President


                                    LASALLE NATIONAL BANK, as Trustee

                                    By: /s/ SHASHANK MISHRA
                                        ----------------------------------------
                                        Name:  Shashank Mishra
                                        Title: First Vice President

STATE OF          )
                  ) ss.:
COUNTY OF         )

     On the 24th day of September, 1998 before me, a Notary Public in and for the State of Illinois, personally appeared William C. Bracken known to me to be a Senior Vice President of Superior Bank FSB, that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                    __________________________________
[SEAL]                                        Notary Public


                                    My Commission expires ____________

STATE OF          )
                  ) ss.:
COUNTY OF         )

     On the 24th day of September, 1998 before me, a Notary Public in and for the State of Illinois, personally appeared Shashank Mishra known to me to be a First Vice President of LaSalle National Bank, the banking corporation that executed the within instrument and also known to me to be the person who executed it on behalf of said banking corporation, and acknowledged to me that such corporation executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                    __________________________________
[SEAL]                                        Notary Public


                                    My Commission expires ____________

                                    EXHIBIT A

                            CONTENTS OF MORTGAGE FILE

     With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, all of which shall be available for inspection by the Certificateholders, to the extent required by applicable laws:

          1. The original Mortgage Note, showing a complete chain of endorsements and endorsed by the last endorsee thereof "Pay to the order of _________ [or LaSalle National Bank, as Trustee under the Pooling and Servicing Agreement, dated as of September 1, 1998, Series 1998-3] without recourse" and signed, by facsimile or manual signature, by such last endorsee.

          2. Either: (i) the original Mortgage, with evidence of recording thereon, (ii) a copy of the Mortgage certified as a true copy by a Responsible Officer of the Depositor or by the closing attorney, or by an officer of the title insurer or agent of the title insurer which issued the related title insurance policy, or commitment therefor, if the original has been transmitted for recording until such time as the original is returned by the public recording office or (iii) a copy of the Mortgage certified by the public recording office in those instances where the original recorded Mortgage has been lost.

          3. Either: (a) (1) the original Assignment of Mortgage from the last assignee of the related Mortgage assigned to the Trustee, with evidence of recording thereon, or (2) an original assignment of mortgage from the last assignee of the related Mortgage assigned in blank, or (b) if an original Assignment of Mortgage has not yet been provided in accordance with clause
     (a), an Assignment of Mortgage to the Trustee, certified by an appropriate officer or approved signatory of the Depositor or the closing attorney or any officer of the title insurer that issued the related title insurance policy, or commitment therefor, or its duly authorized agent, as being a true and complete copy of the original of such Assignment of Mortgage to the Trustee submitted for recording (provided, however, that an appropriate officer or approved signatory of the Depositor may complete one or more blanket certificates attaching copies of one or more Assignments of Mortgage to the Trustee relating thereto) or (c) a copy of such original Assignment of Mortgage to the Trustee, with evidence of recording thereon, certified to be true and complete by the Depositor or the appropriate public recording office, in those instances where such original Assignment of Mortgage has been recorded but subsequently lost; any such Assignment of Mortgage may be made by blanket assignments for Mortgage Loans secured by the Mortgaged Properties located in the same county, if permitted by applicable law.

          4. The original policy of title insurance or a true copy thereof or, if such policy has not yet been delivered by the insurer, the commitment or binder to issue same, and, with respect to a Manufactured Home Loan, a manufactured housing unit

     (American Land Title Association 7) endorsement from the title insurer stating that the insurer agrees that the related manufactured housing unit is included within the term "land" when used in the title policy.

          5. Originals of all assumption and modification agreements, if any, or a copy certified as a true copy by a Responsible Officer of the Depositor if the original has been transmitted for recording until such time as the original is returned by the public recording office.

          6. Either: (i) originals of all intervening assignments, if any, showing a complete chain of title from the originator to the last assignee of the related Mortgage, including any recorded warehousing assignments, with evidence of recording thereon, or, (ii) if the original intervening assignments have not yet been returned from the recording office, a copy of the originals of such intervening assignments together with a certificate of a Responsible Officer of the Depositor or the closing attorney or an officer of the title insurer which issued the related title insurance policy, or commitment therefor, or its duly authorized agent certifying that the copy is a true copy of the original of such intervening assignments or (iii) a copy of the intervening assignment certified by the public recording office in those instances where the original recorded intervening assignment has been lost.

          7. Proof of hazard insurance in the form of the declaration page of a hazard insurance policy together with a direction to the insurer or agent to add the name of the mortgagee, its successors and assigns, as mortgagee/loss payee, or hazard insurance policy endorsement that names the Depositor, its successors and assigns, as a mortgagee/loss payee, and, if such endorsement does not show the amount insured by the related hazard insurance policy, some evidence of such amount except with respect to those Mortgage Loans purchased by the Depositor from an investor as to which such proof of hazard insurance shall be delivered not later than 180 days after the Closing Date and, if required by law, flood insurance policy, with extended coverage of the hazard insurance policy.

          8. With respect to each Multifamily Loan Mixed Use Loan and Commercial Loan, (i) if such item is a document separate from the Mortgage either (a) an original copy of the related Assignment of Leases, if any (with recording information indicated thereon), or (b) if the original of such Assignment of Leases has not yet been returned from the filing office, a copy of such original, certified by an appropriate officer or approved signatory of the Depositor or the closing attorney or any officer of the title insurer that issued the related title insurance policy, or commitment therefor, or its duly authorized agent, as being a true and complete copy of the original of such Assignment of Leases submitted for filing; (ii) an original assignment of any related Assignment of Leases, if any (if such document is a document separate from the Mortgage and not incorporated in the Assignment of Mortgage), in blank and in recordable form; (iii) if such item is a document separate from the Mortgage either (A) an original copy of all intervening assignments of Assignment of Leases, if any (with recording information indicated thereon), or (B) if the original of such intervening assignments of Assignment of Leases has not yet been returned from the recording office, a copy of such original, certified by an appropriate officer or approved signatory of the Depositor or the closing attorney or any officer of the title insurer that issued the related title insurance policy, or commitment therefor, or its duly authorized agent, as being a true and complete copy of the original of such intervening assignment of Assignment of Leases submitted for recording; (iv) either (a) a copy of the UCC-1 financing statement and any related continuation statements, if any, each showing the Mortgagor as debtor and mortgagee as secured party and each with evidence of filing thereon, or (b) if the copy of the UCC-1 financing statement has not yet been returned from the filing office, a copy of such UCC-1 financing statement, certified by an appropriate officer or approved signatory of the Depositor or the closing attorney or any officer of the title insurer that issued the related title insurance policy, or commitment therefor, or its duly authorized agent, as being a true and complete copy of the original of such UCC-1 financing statement submitted for filing; (v) an original executed form UCC-2 or UCC-3 financing statement, in form suitable for filing, disclosing the assignment in blank, of the security interest in the personal property constituting security for repayment of the Mortgage Loan; and (vi) either (A) an original copy of all intervening assignments of UCC-3 financing statements, if any (with evidence of filing thereon), or (B) if the original of such intervening assignments of UCC-3 financing statements has not yet been returned from the filing office, a copy of such original, certified by an appropriate officer or approved signatory of the Depositor or the closing attorney or any officer of the title insurer that issued the related title insurance policy, or commitment therefor, or its duly authorized agent, as being a true and complete copy of the original of such intervening assignments of UCC-3 financing statements submitted for recording. If in connection with any Mortgage Loan the Depositor cannot deliver any such financing statement(s) with evidence of filing thereon because such financing statement(s) has not yet been returned by the public filing office where such financing statement(s) has been submitted for filing, then the Depositor shall deliver or cause to be delivered a photocopy of such financing statement(s) (certified by the Depositor to be a true and complete copy) together with an officers' certificate stating that such financing statement(s) has been dispatched to the appropriate public filing office for filing.

          9. Mortgage Loan closing statement and any other truth-in-lending or real estate settlement procedure forms required by law.

          10. Residential loan application.

          11. Verification of employment and income, and tax returns, if any.

          12. Credit report on the mortgagor.

          13. The full appraisal made in connection with the origination of the related Mortgage Loan with photographs of the subject property and of comparable properties, constituting evidence sufficient to indicate that the Mortgaged Property relates to a Residential Dwelling.

          14. With respect to Group 1, to the extent that such Group 1 Mortgage Loan is secured by a second priority lien, a verification of the first mortgage.

          15. All other papers and records developed or originated by the Depositor or others, required to document the Mortgage Loan or to service the Mortgage Loan.

                                   EXHIBIT B-1

                         [FORM OF CLASS 1A CERTIFICATE]

                                  [DTC LEGEND]

                   AFC Mortgage Loan Asset Backed Certificate

Series 1998-3
Class 1A[-1][-2]

No. __________

Date of Pooling and
Servicing Agreement:
September 1, 1998

Servicer:
Superior Bank FSB

First Remittance Date:
October 26, 1998

Closing Date:
September 24, 1998

Class 1A[-1][-2]
Pass-Through Rate:
variable

CUSIP #:

Original Class 1A[-1][-2]
Principal Balance:

$-----------.


Original Dollar Amount as of the Closing
Date Represented by this Certificate:

$---------------.

Percentage Interest of
this Certificate:
       %


Original [Sub-Pool I] [Sub-Pool II] Principal
Balance: $_____________

Original [Sub-Pool I] [Sub-Pool II] Pre-
Funded Amount: $_____________

Latest Scheduled Maturity Date of the Class
A Certificates:

___________ 1, 20__

Trustee:  LaSalle National Bank

     This certifies that ______________ is the registered owner of the percentage interest (the "Percentage Interest") specified above in that certain beneficial ownership interest evidenced by all the Class 1A[-1][-2] Certificates of the above referenced series (the "Class 1A[-1][-2] Certificates") in a Trust Fund consisting primarily of certain residential first and second mortgage loans (the "Mortgage Loans") serviced by Superior Bank FSB (the "Servicer"). The Mortgage Loans were originated or acquired by Superior Bank FSB (the "Depositor"). The Trust Fund will be created by the Depositor and the Mortgage Loans will be serviced by the Servicer pursuant to the terms and conditions of that certain Pooling and Servicing Agreement dated as of September 1, 1998 (the "Agreement") by and among the Servicer, the Depositor and LaSalle National Bank, as trustee (the "Trustee"), certain of the pertinent provisions of which are set forth herein. The Cut-off Date with respect to the Group 1 Initial Mortgage Loans is September 1, 1998. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which terms and provisions the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     On each Remittance Date, commencing on October 26, 1998, the Trustee or Paying Agent shall distribute to the Person in whose name this Certificate is registered on the Business Day immediately preceding such Remittance Date with respect to the Class 1A Certificates and the Class 2A Certificates, and the last Business Day of the month preceding the month of such Remittance, with respect to the Class R Certificates (each, a "Record Date"), an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Class 1A[-1][-2] Certificates on such Remittance Date pursuant to Section 6.06 of the Agreement.

     Distributions on this Certificate will be made by the Trustee or Paying Agent by wire transfer of immediately available funds to the account of the Person entitled thereto as shall appear on the Certificate Register without the presentation or surrender of this Certificate or the making of any notation thereon, at a bank or other entity having appropriate facilities therefor, if such Person shall own of record (i) any Class R Certificate or (ii) any Class A Certificate with an initial related Class A Principal Balance in excess of $5,000,000, and shall have so notified the Trustee in writing at least five Business Days prior to the related Remittance Date, or otherwise by check mailed to the address of such Person appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Servicer of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Certificate Registrar in Chicago, Illinois.

     IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed under its official seal.

                                            LASALLE NATIONAL BANK,
                                              as Trustee

                                             By: _______________________________
                                                      Authorized Officer

Dated:________________________
(Seal)



                          CERTIFICATE OF AUTHENTICATION

     This is a Class 1A[-1][-2] Certificate referred to in the within-mentioned Agreement.

                                           LASALLE NATIONAL BANK, as Certificate
                                            Registrar

                                             By: _______________________________
                                                       Authorized Officer

                                   EXHIBIT B-2

                         [FORM OF CLASS 2A CERTIFICATE]

                                  [DTC LEGEND]

                   AFC Mortgage Loan Asset Backed Certificate

Series 1998-3
Class 2A[-1][-2]

No. ___________

Date of Pooling and
Servicing Agreement:
September 1, 1998

Servicer:
Superior Bank FSB

First Remittance Date:
October 26, 1998

Closing Date:
September 24, 1998

Pass-Through Rate:
Variable

CUSIP #:

Original Class 2A[-1][-2]
Principal Balance:

$-----------.

Original Dollar Amount as of the Closing
Date Represented by this Certificate:

$---------------.

Percentage Interest of
this Certificate:
       %

Original [Sub-Pool III] [Sub-Pool IV]
Principal

Balance: $______________

Original [Sub-Pool III] [Sub-Pool IV] Pre-
Funded Amount:

$-------------.

Latest Scheduled Maturity Date of the Class
A Certificates:

___________ 1, 20__

Trustee:  LaSalle National Bank

     This certifies that ______ is the registered owner of the percentage interest (the "Percentage Interest") specified above in that certain beneficial ownership interest evidenced by all the Class 2A[-1][-2] Certificates of the above referenced series (the "Class 2A Certificates") in a Trust Fund consisting primarily of certain residential first and second mortgage loans (the "Mortgage Loans") serviced by Superior Bank FSB (the "Servicer"). The Mortgage Loans were originated or acquired by Superior Bank FSB (the "Depositor"). The Trust Fund will be created by the Depositor and the Mortgage Loans will be serviced by the Servicer pursuant to the terms and conditions of that certain Pooling and Servicing Agreement dated as of September 1, 1998 (the "Agreement") by and among the Servicer, the Depositor and LaSalle National Bank, as trustee (the "Trustee"), certain of the pertinent provisions of which are set forth herein. The Cutoff Date with respect to the Group 2 Initial Mortgage Loans is September 1, 1998. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the

Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which terms and provisions the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     On each Remittance Date, commencing on October 26, 1998, the Trustee or Paying Agent shall distribute to the Person in whose name this Certificate is registered on the Business Day immediately preceding such Remittance Date, with respect to the Class 1A Certificates and the Class 2A Certificates, and the last Business Day of the month preceding the month of such Remittance Date, with respect to the Class R Certificates (each, a "Record Date"), an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Class 2A[-1][-2] Certificates on such Remittance Date pursuant to Section 6.06 of the Agreement.

     Distributions on this Certificate will be made by the Trustee or Paying Agent by wire transfer of immediately available funds to the account of the Person entitled thereto as shall appear on the Certificate Register without the presentation or surrender of this Certificate or the making of any notation thereon, at a bank or other entity having appropriate facilities therefor, if such Person shall own of record (i) any Class R Certificate or (ii) any Class A Certificate with an initial related Class A Principal Balance in excess of $5,000,000, and shall have so notified the Trustee in writing at least five Business Days prior to the related Remittance Date, or otherwise by check mailed to the address of such Person appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Servicer of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Certificate Registrar in Chicago, Illinois.

     IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed under its official seal.


                                            LASALLE NATIONAL BANK,
                                              as Trustee

                                             By: ______________________________
                                                      Authorized Officer

Dated:________________________
(Seal)


                          CERTIFICATE OF AUTHENTICATION

     This is a Class 2A[-1][-2] Certificate referred to in the within-mentioned Agreement.

                                           LASALLE NATIONAL BANK, as Certificate
                                             Registrar

                                             By: ______________________________
                                                      Authorized Officer

                                   EXHIBIT B-3

                          [FORM OF CLASS R CERTIFICATE]

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAW OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 4.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CLASS R CERTIFICATE MAY BE MADE ONLY IF (1) THE PROPOSED TRANSFEREE PROVIDES TO THE TRUSTEE AN AFFIDAVIT STATING AMONG OTHER THINGS THAT SUCH TRANSFEREE IS A PERMITTED TRANSFEREE (AS DEFINED IN THE POOLING AND SERVICING AGREEMENT) OR AN AGENT OF A PERMITTED TRANSFEREE AND (2) THE PROPOSED TRANSFEROR PROVIDES TO THE TRUSTEE A CERTIFICATE TO THE EFFECT THAT SUCH TRANSFEROR HAS NO KNOWLEDGE THAT THE PROPOSED TRANSFEREE IS NOT A PERMITTED TRANSFEREE AND NO PURPOSE OF SUCH PROPOSED TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER OF THIS CLASS R CERTIFICATE TO A PERSON OTHER THAN A PERMITTED TRANSFEREE OR AN AGENT OF A PERMITTED TRANSFEREE SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO A NON-UNITED STATES PERSON AS SUCH TERM IS DEFINED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFERS OF THIS CERTIFICATE OR ANY INTEREST HEREIN SHALL BE MADE TO ANY EMPLOYEE BENEFIT PLAN WITHIN THE MEANING OF SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN WITHIN THE MEANING OF SECTION 4975(E)(1) OF THE INTERNAL REVENUE CODE OF 1986 ("CODE") (A "PLAN"), TO A TRUSTEE OR OTHER PERSON ACTING ON BEHALF OF ANY PLAN, OR TO ANY OTHER PERSON USING THE ASSETS OF ANY PLAN UNLESS THE TRANSFEREE PROVIDES THE DEPOSITOR, THE TRUSTEE AND THE SERVICER UNDER THE POOLING AND SERVICING AGREEMENT WITH AN

OPINION OF COUNSEL SATISFACTORY TO THE DEPOSITOR, THE TRUSTEE AND THE SERVICER, WHICH OPINION WILL NOT BE AT THE EXPENSE OF THE DEPOSITOR, THE TRUSTEE OR THE SERVICER, THAT THE PURCHASE OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE DEPOSITOR, THE TRUSTEE OR THE SERVICER TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. IN LIEU OF SUCH OPINION OF COUNSEL, THE TRANSFEREE MAY PROVIDE A CERTIFICATION SUBSTANTIALLY TO THE EFFECT THAT THE PURCHASE OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT SUBJECT THE DEPOSITOR, THE TRUSTEE OR THE SERVICER TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT, AND THE FOLLOWING STATEMENTS ARE CORRECT: (I) THE TRANSFEREE IS AN INSURANCE COMPANY AND THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 95-60), (II) THE CONDITIONS SET FORTH IN SECTIONS I AND III OF PTCE 95-60 HAVE BEEN SATISFIED AND (III) THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNTS RESERVES AND LIABILITIES FOR CONTRACTS HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR ANY "AFFILIATE" THEREOF, AS DEFINED IN PTCE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEED 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS DETERMINED UNDER PTCE 95-60) AS OF THE DATE OF THE ACQUISITION OF CERTIFICATE.

                   AFC Mortgage Loan Asset Backed Certificate

    Series 1998-3                      Percentage Interest of
    Class R                            this Certificate:
                                       ____%
    No.___________

    Date of Pooling and                Original Pool Principal Balance:
    Servicing Agreement:               $________________.
    September 1, 1998

                                      Original Pre-Funded Amount:
    Servicer:                         $___________.
    Superior Bank FSB

                                      Trustee:  LaSalle National Bank

    First Remittance Date:            Closing Date:
    October 26, 1998                  September 24, 1998

     This certifies that _________________ is the registered owner of the percentage interest (the "Percentage Interest") specified above in that certain beneficial ownership interest evidenced by all the Class R Certificates of the above referenced Series (the "Class R Certificates") in a Trust Fund consisting primarily of certain residential first and second mortgage loans (the "Mortgage Loans") serviced by Superior Bank FSB (the "Servicer"). The Mortgage Loans were originated or acquired by Superior Bank FSB (the "Depositor"). The Trust Fund will be created by the Depositor and the Mortgage Loans will be serviced by the Servicer pursuant to the terms and conditions of that certain Pooling and Servicing Agreement dated as of September 1, 1998 (the "Agreement") by and among the Servicer, the Depositor and LaSalle National Bank, as trustee (the "Trustee"), certain of the pertinent provisions of which are set forth herein. The Cut-off Date with respect to the Initial Mortgage Loans is September 1, 1998. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     On each Remittance Date, commencing on October 26, 1998, the Trustee or a Paying Agent shall distribute to the Person in whose name this Certificate is registered on the last Business Day of the month preceding the month of such Remittance (the "Record Date"), an amount equal to the product of the Percentage Interest evidenced by this Certificate and any amounts required to be distributed to the Holders of the Class R Certificates on such Remittance Date pursuant to the Agreement.

     Distributions on this Certificate will be made by the Trustee or Paying Agent by wire transfer of immediately available funds to the account of the Person entitled thereto as shall appear on the Certificate Register without the presentation or surrender of this Certificate or the making of any notation thereon, at a bank or other entity having appropriate facilities therefor, if such Person shall own of record (i) any Class R Certificate or (ii) any Class A Certificate with an initial related Class A Principal Balance in excess of $5,000,000, and shall have so notified the Trustee in writing at least five Business Days prior to the related Remittance Date, or otherwise by check mailed to the address of such Person appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Servicer of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Certificate Registrar in Chicago, Illinois.

     No transfers of this Certificate or any interest herein shall be made to any employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan within the meaning of Section 4975(e)(1) of the Internal Revenue Code of 1986 ("Code") (a "Plan"), to a trustee or other person acting on behalf of any Plan, or to any other person using the assets of any Plan unless the transferee provides the Depositor, the Trustee and the Servicer under the Pooling and Servicing Agreement with an opinion of counsel satisfactory to the Depositor, the Trustee and the Servicer, which opinion will not be at the expense of the Depositor, the Trustee or the Servicer, that the purchase of this Certificate by or on behalf of such Plan is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Trustee or the Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement. In lieu of such opinion of counsel, the transferee may provide a certification substantially to the effect that the purchase of this Certificate by or on behalf of such Plan is permissible under applicable law, will not subject the Depositor, the Trustee or the Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement, and the following statements are correct: (i) the transferee is an insurance company and the source of funds used to purchase this Certificate is an "insurance company general account" (as such term is defined in Prohibited Transaction Class Exemption ("PTCE") 95-60), (ii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied and (iii) there is no Plan with respect to which the amount of such general accounts reserves and liabilities for contracts held by or on behalf of such Plan and all other Plans maintained by the same employer (or any "affiliate" thereof, as defined in PTCE 95-60) or by the same employee organization exceed 10% of the total of all reserves and liabilities of such general account (as determined under PTCE 95-60) as of the date of the acquisition of Certificate.

     As provided in the Agreement and subject to certain limitations therein set forth, including, without limitation, execution and/or delivery by the proposed transferor and/or transferee, as appropriate, the Resale Certification (Exhibit D to the Agreement), and, if required by the Trustee, an opinion of counsel relating to the exemption from registration under the 1933 Act pursuant to which the proposed transfer is to be made, the Transfer Affidavit (Exhibit J to the Agreement) and Transfer Certificate (Exhibit J-1 to the Agreement) described in
Section 4.02(c)(ii) of the Agreement, and, if the proposed transferee is a Plan, the certification and opinion of counsel described on the front of this Certificate, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in Chicago, Illinois, accompanied by a written instrument of transfer in the form of Exhibit E to the Agreement, or such other endorsement or written instrument of transfer as is satisfactory to the Trustee, duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations of a like Class evidencing the same aggregate undivided Percentage Interest will be issued to the designated transferee or transferees.

     IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed under its official seal.


                                            LASALLE NATIONAL BANK,
                                              as Trustee

                                            By: ________________________________
                                                      Authorized Officer

Dated:________________________
(Seal)

                          CERTIFICATE OF AUTHENTICATION

     This is a Class R Certificate referred to in the within-mentioned
Agreement.

                                            LASALLE NATIONAL BANK,
                                              as Certificate Registrar

                                            By: ________________________________
                                                     Authorized Officer

                                   EXHIBIT B-4

                        [Form of Reverse of Certificate]

     This Certificate is one of a duly authorized issue of Certificates designated as AFC Mortgage Loan Asset Backed Certificates, Series 1998-3, Class 1A-1, Class 1A-2, Class 2A-1, Class 2A-2 and Class R (herein called the "Certificates") consisting of Group 1 and Group 2 Mortgage Loans, and representing undivided ownership of (i) such Mortgage Loans as from time to time are subject to the Agreement, together with the Mortgage Files relating thereto,
(ii) such assets as from time to time are identified as REO Property with respect to the related Group or are deposited in the related Certificate Account, related Reserve Account, related Principal and Interest Account, related Trustee Expense Account, related Pre-Funding Account and the related Interest Coverage Account, including amounts on deposit in the foregoing accounts and invested in Permitted Instruments, (iii) the Trustee's rights under all insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Agreement and any Insurance Proceeds, (iv) the Certificate Insurance Policy (as defined below), (v) Liquidation Proceeds and
(vi) Released Mortgaged Property Proceeds (all of the foregoing being hereinafter collectively called the "Trust Fund"). The Depositor's Yield and amounts due on or before the Cut-off Date in the case of Initial Mortgage Loans or on or before a Subsequent Cut-off Date in the case of Subsequent Mortgage Loans do not constitute part of the Trust Fund. The Class R Certificates are subordinated in right of payment to the Class A Certificates, as set forth in the Agreement.

     The Certificates do not represent an obligation of, or an interest in, the Servicer, the Depositor or the Trustee and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Government National Mortgage Association, the Federal Housing Administration or the Department of Veterans Affairs or any other governmental agency. The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, the Excess Spread with respect to the related Group, the related Pre-Funded Amount, the related Reserve Account Deposit, the related Reserve Account Interest Deposit, the related Interest Coverage Amount, and amounts payable under the Certificate Insurance Policy, all as more specifically set forth herein and in the Agreement. To the extent described in the Agreement, the Class 1A and Class 2A Certificates are cross-collateralized and, in certain circumstances, Excess Spread and principal collections on a Group will be available to Holders of the Class A Certificates related to the other Group. In the event Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Servicer from related recoveries on such Mortgage Loan.

     Financial Guaranty Insurance Company (the "Certificate Insurer") has issued a surety bond (the "Certificate Insurance Policy") with respect to the Class A Certificates, a copy of which is attached to the Agreement.

     As provided in the Agreement, deposits and withdrawals from the related Principal and Interest Account, the related Certificate Account, the related Reserve Account, the related Trustee Expense Account and the related Interest Coverage Account may be made by the Servicer or the Trustee, as the case may be, from time to time for purposes other than distributions to

Certificateholders, such purposes including reimbursement to the Servicer or the Depositor of advances made, or certain expenses incurred, by each, and the payment of fees due and owing to the Servicer, the Trustee and the Certificate Insurer.

     Subject to certain restrictions, the Agreement permits the amendment thereof by the Servicer, the Depositor and the Trustee with the consent of the Certificate Insurer, (i) the Class 1A Majority Certificateholders in the case of an amendment solely affecting the Class 1A Certificates and (ii) the Class 2A Majority Certificateholders in the case of an amendment solely affecting the Class 2A Certificates (although in certain limited circumstances the Agreement may be amended without the consent of any Certificateholder). The Agreement permits the related Majority Certificateholders, on behalf of all related Certificateholders, subject to the consent of the Certificate Insurer, or the Certificate Insurer, to waive any default by the Servicer in the performance of its obligations under the Agreement with respect to the related Sub-Pool and its consequences, except a default in making any required distribution on a Certificate. Any such consent or waiver by the related Majority Certificateholders or the Certificate Insurer shall be conclusive and binding on the Holder of this Certificate and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in Chicago, Illinois, accompanied by a written instrument of transfer in the form required by the Agreement, or such other endorsement or written instrument of transfer as is satisfactory to the Trustee, duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations of a like Class evidencing the same aggregate undivided Percentage Interest will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Class 1A-1, Class 1A-2, Class 2A-1, Class 2A-2 and Class R Certificates. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for a new Certificate of a like Class evidencing the same undivided ownership interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Servicer, the Depositor, the Trustee and the Certificate Registrar, and any agent of any of the foregoing, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the foregoing shall be affected by notice to the contrary.

     The obligations created by the Agreement shall terminate upon notice to the Trustee of: (i) the later of the distribution to Certificateholders of the final payment or collection with respect to the last Mortgage Loan (or Monthly Advances of same by the Servicer), or the disposition of all funds with respect to the last Mortgage Loan and the remittance of all funds due under the Agreement and the payment of all amounts due and payable to the Certificate Insurer and the Trustee, (ii) the purchase by the Servicer of all outstanding Mortgage Loans and REO Properties of the Group at a price determined as provided in the Agreement (the exercise of the right of the Servicer to purchase all the Mortgage Loans and property in respect of Mortgage Loans will result in early retirement of the Certificates), the right of the Servicer to purchase being subject to the aggregate principal balance of the Mortgage Loans at the time of purchase being less than five percent (5%) of the sum of the Pool Principal Balance and the Original Pre-Funded Amounts, or
(iii) by the mutual consent of the Servicer, the Certificate Insurer and all Certificateholders in writing. In no event, however, shall the Trust Fund terminate later than twenty-one years after the death of the last surviving lineal descendant of the Person named in the Agreement. By its acceptance of this Certificate, the Certificateholder hereby appoints the Servicer as its attorney-in-fact to adopt a plan of liquidation of the Trust Fund in accordance with Section 11.02 of the Agreement.

     Unless the certificate of authentication hereon has been executed by the Trustee or the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                                    EXHIBIT C

                 PRINCIPAL AND INTEREST ACCOUNT LETTER AGREEMENT

                                     (date)

                  To:   ____________________________

                        ____________________________

                        ____________________________  (the "Depository")


     As "Servicer" under the Pooling and Servicing Agreement, dated as of September 1, 1998, among Superior Bank FSB, as depositor ("Depositor") and __________, as servicer (the "Servicer"), and LaSalle National Bank, as Trustee (the "Agreement"), we hereby authorize and request you to establish four accounts, as Principal and Interest Accounts pursuant to Section 5.03 of the Agreement, to be designated as "Sub-Pool I Principal and Interest Account, Superior Bank FSB, in trust for the registered holders of AFC Mortgage Loan Asset Backed Certificates, Series 1998-3", "Sub-Pool II Principal and Interest Account, Superior Bank FSB, in trust for the registered holders of AFC Mortgage Loan Asset Backed Certificates, Series 1998-3", "Sub-Pool III Principal and Interest Account, Superior Bank FSB, in trust for the registered holders of AFC Mortgage Loan Asset Backed Certificates, Series 1998-3" and "Sub-Pool IV Principal and Interest Account, Superior Bank FSB, in trust for the registered holders of AFC Mortgage Loan Asset Backed Certificates, Series 1998-3." All deposits in the accounts shall be subject to withdrawal therefrom by order signed by the Servicer in accordance with terms of the Agreement. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.


                                            SUPERIOR BANK FSB

                                            By:_________________________
                                            Name:_______________________
                                            Title:______________________

     The undersigned hereby certifies that the above described accounts have each been established as a trust account under Account Number ___________ with respect to Sub-Pool I, Account Number __________ with respect to Sub-Pool II, Account Number __________ with respect to Sub-Pool III and Account Number __________ with respect to Sub-Pool IV at the office of the Depository indicated above, and agrees to honor withdrawals on such accounts as provided above. The amounts deposited at any time in the accounts will be insured to the maximum amount provided by applicable law by the Federal Deposit Insurance Corporation.

                                            [DEPOSITORY]

                                            By:________________________
                                            Name:______________________
                                            Title:_____________________

                                    EXHIBIT D

                              RESALE CERTIFICATION

                                ___________, 19__

[Depositor]
[Servicer]
[Trustee]
[Certificate Insurer]
[Certificate Registrar]


     Re: Class ___ Certificate, No. __ (the "Certificate"), issued pursuant to that certain Pooling and Servicing Agreement, AFC Mortgage Loan Asset Backed Certificates, Series 1998-3, dated as of September 1, 1998 among Superior Bank FSB, as Depositor and Servicer and LaSalle National Bank, as Trustee
          ----------------------------------------------------------------------

Dear Sirs:

     ____________________________________________________ as registered holder
("Seller") intends to transfer the captioned Certificate to
___________________________ ("Purchaser"), for registration in the name of
________________________________.

     1. In connection with such transfer, and in accordance with Section 4.02 of the captioned Agreement, Seller hereby certifies to you the following facts:
Neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Certificate, any interest in the Certificate or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificate, any interest in the Certificate or any other similar security from, or otherwise approached or negotiated with respect to the Certificate, any interest in the Certificate or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, which would constitute a distribution of the Certificate under the Securities Act of 1933, as amended (the "1933 Act"), or which would render the disposition of the Certificate a violation of Section 5 of the 1933 Act or require registration pursuant thereto.

     2. The Purchaser warrants and represents to, and covenants with, the Seller, the Trustee and the Servicer pursuant to Section 4.02 of the Pooling and Servicing Agreement that:

          a. The Purchaser agrees to be bound, as Certificateholder, by all of the terms, covenants and conditions of the Pooling and Servicing Agreement, the Certificate and the

     Custodial Agreement, and from and after the date hereof, the Purchaser assumes for the benefit of each of the Servicer and the Seller all of the Seller's obligations as Certificateholder thereunder;

          b. The Purchaser understands that the Certificate has not been registered under the 1933 Act or the securities laws of any state;

          c. The Purchaser is acquiring the Certificate [for investment] for its own account only and not for any other person;

          d. The Purchaser considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Certificate;

          e. The Purchaser has been furnished with all information regarding the Certificate that it has requested from the Seller, the Trustee or the Servicer; and

          f. Neither the Purchaser nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Certificate, any interest in the Certificate or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificate, any interest in the Certificate or any other similar security from, or otherwise approached or negotiated with respect to the Certificate, any interest in the Certificate or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, which would constitute a distribution of the Certificate under the 1933 Act or which would render the disposition of the Certificate a violation of
     Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Certificate.

     3. The Purchaser warrants and represents to, and covenants with, the Seller, the Servicer and the Depositor that:

          a. The Purchaser agrees to be bound, as Certificateholder, by the restrictions on transfer contained in the Pooling and Servicing Agreement;

          b. Either: (1) the Purchaser is not an employee benefit plan within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (a "Plan"), or a plan within the meaning of section 4975(e)(1) of the Internal Revenue Code of 1986 ("Code") (also a "Plan"), and the Purchaser is not a trustee or other person acting on behalf of any Plan; or (2) Purchaser has attached either the certification and Opinion of Counsel required under Section 4.02(c)(vii) of the Pooling and Servicing Agreement.

     4. This Certification may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties have caused this Resale Certification to be executed by their duly authorized officers as of the date first above written.

___________________________,            ______________________________,
Seller                                  Purchaser

By:________________________             By:___________________________

Name:______________________             Name:_________________________

Title:_____________________             Title:________________________

Taxpayer                                Taxpayer
Identification No._________             Identification No.____________

                                    EXHIBIT E

                                   ASSIGNMENT

     THIS ASSIGNMENT dated as of the day of __________, 19 , by and between ___________________________________________________ ("Assignor") and
_____________________________________ ("Assignee"), provides:

     That for and in consideration of the sum of TEN DOLLARS ($10.00) and other valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereby agree as follows:

     1. Assignor hereby grants, transfers and assigns to Assignee all of the right, title and interest of Assignor, as Certificateholder, in, to and under that certain Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of September 1, 1998, by and among LaSalle National Bank, as Trustee ("Trustee"), and Superior Bank FSB, as Depositor and Servicer, and that certain Certificate, Class _____, No. __, Series 1998-3 (the "Certificate") issued thereunder and authenticated by the Trustee.

     2. For the purpose of inducing Assignee to purchase the Certificate from Assignor, Assignor warrants and represents that:

          a. Assignor is the lawful owner of the Certificate with the full right to transfer the Certificate free from any and all claims and encumbrances whatsoever;

          b. The Assignor has not received notice, and has no knowledge of any offsets, counterclaims or other defenses available to the Servicer with respect to the Pooling and Servicing Agreement or the Certificate; and

          c. [The Assignor has no knowledge of and has not received notice of any amendments to the Pooling and Servicing Agreement or the Certificate.] [The Pooling and Servicing Agreement has been amended pursuant to _____________ dated _________________]

     3. By execution hereof Assignee agrees to be bound, as Certificateholder, by all of the terms, covenants and conditions of the Pooling and Servicing Agreement and the Certificate, and from and after the date hereof Assignee assumes for the benefit of each of the Servicer, the Depositor, the Trustee, the Certificate Registrar and the Assignor all of Assignor's obligations as Certificateholder thereunder.

     4. The Assignee warrants and represents to, and covenants with, the Assignor, the Depositor, the Trustee, the Certificate Registrar and the Servicer that:

          a. The Assignee agrees to be bound, as Certificateholder, by the restrictions on transfer contained in the Pooling and Servicing Agreement; and

          b. [In the case of an assignment of a Class R Certificate only]
     Either: (1) the Assignee is not an employee benefit plan within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (a "Plan"), or a plan within the meaning of section 4975(e)(1) of the Internal Revenue Code of 1986 ("Code") (also a "Plan"), and the Assignee is not a trustee or other person acting on behalf of any Plan; or (2) Purchaser has attached either the certification and Opinion of Counsel required under Section 4.02(c)(vii) of the Pooling and Servicing Agreement.

     5. This Assignment may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement.

                  WITNESS the following signatures.

___________________________,            ______________________________,
Assignor                                Assignee

By:________________________             By:___________________________

Name:______________________             Name:_________________________

Title:_____________________             Title:________________________

Taxpayer                                Taxpayer
Identification No._________             Identification No.____________

State of ___________    )
                        ) ss.:
County of __________    )

     On the ___________ day of ______________, 19__ before me, a Notary Public in and for the State of __________, personally appeared ___________ known to me to be ________________________ of _________________________________, the
________________ that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such ________________ executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                    __________________________________
                                              Notary Public

                                    My Commission expires ____________

State of ___________    )
                        ) ss.:
County of __________    )

     On the ___________ day of ______________, 19__ before me, a Notary Public in and for the State of ____________, personally appeared ___________ known to me to be ________________________ of _________________________________, the
________________ that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such ________________ executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                    __________________________________
                                              Notary Public

                                    My Commission expires ____________

                                  EXHIBIT E(1)

                            WIRING INSTRUCTIONS FORM

                              ______________, 19__

[Paying Agent]

[Trustee]

     Re: AFC Mortgage Loan Asset Backed Certificates, Series 1998-3, Class ___, No. __, issued pursuant to that certain Pooling and Servicing Agreement, dated as of September 1, 1998, among Superior Bank FSB, as Depositor and Servicer, and LaSalle National Bank, as Trustee
          ----------------------------------------------------------------------

Dear Sir:

     In connection with the sale of the above-captioned Certificate by__________ to ________ ("Transferee") you, as Paying Agent with respect to the related Certificates, are instructed to make all remittances to Transferee as Certificateholder as of _________, 199 by wire transfer. For such wire transfer, the wiring instructions are as follows:

                                      Bank Name:     ______________________
                                      City & State:  ______________________
                                      ABA No.:       ______________________
                                      Account Name:  ______________________
                                      Account No.:   ______________________
                                      Attention:     ______________________

                                               ___________________
                                               Transferee

 Certificateholder's notice address:

 Name:

 Address:

                                    EXHIBIT F

                      FORM OF TRUSTEE INITIAL CERTIFICATION

                              ______________, 19__

[Certificate Insurer]

[Servicer]

[Purchaser]

[Certificateholder]

     Re: Pooling and Servicing Agreement, dated as of September 1, 1998 (the "Pooling and Servicing Agreement"), among Superior Bank FSB, as Depositor and Servicer, and LaSalle National Bank, as Trustee
          -------------------------------------------------------------------

Gentlemen:

     In accordance with Section 2.05 of the Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that, except as noted on the attachment hereto, if any (the "Loan Exception Report"), it or the Custodian on its behalf has received the documents referred to in Section 2.04(a) of the Pooling and Servicing Agreement with respect to each Mortgage Loan listed in the related Mortgage Loan Schedule and such documents appear to bear original signatures or copies of original signatures if the original documents have not yet been delivered.

     The Trustee has made no independent examination of any such documents beyond the review specifically required in the Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any such documents or any of the Mortgage Loans identified on the related Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

     Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

                                             LASALLE NATIONAL BANK,
                                               as Trustee

                                             By:_________________________
                                             Name:_______________________
                                             Title:______________________

                                   EXHIBIT F-1

                      FORM OF TRUSTEE INTERIM CERTIFICATION

                              ______________, 19__


[Certificate Insurer]

[Depositor]

[Servicer]

[Certificateholders]

     Re: Pooling and Servicing Agreement, dated as of September 1, 1998 (the "Pooling and Servicing Agreement"), among Superior Bank FSB, as Depositor and Servicer, and LaSalle National Bank, as Trustee
          -------------------------------------------------------------------

Gentlemen:

     In accordance with the provisions of Section 2.05 of the Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan listed in the related Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan listed on the attachment hereto), it has reviewed (or caused to be reviewed) the documents delivered to it or the Custodian on its behalf pursuant to Section 2.04 of the Pooling and Servicing Agreement and has determined that, except as noted on the attachment hereto, (i) all documents required to be delivered to it pursuant to the Pooling and Servicing Agreement as of the date hereof are in its possession or in the possession of the Custodian on its behalf (other than items listed in Section 2.04(f) of the Pooling and Servicing Agreement)[, except as set forth on Attachment A hereto], (ii) none of the documents delivered to it or the Custodian on its behalf have been mutilated, damaged, torn or otherwise physically altered and all such documents relate to such Mortgage Loan[, except as set forth on Attachment A hereto], (iii) based on its examination, or the examination of the Custodian on its behalf, and only as to the foregoing documents, the information set forth in the related Mortgage Loan Schedule respecting such Mortgage Loan is correct[, except as set forth on Attachment A hereto] and (iv) each Mortgage Note has been endorsed as provided in Section
2.04 of the Pooling and Servicing Agreement[, except as set forth on Attachment A hereto]. The Trustee has made no independent examination of such documents beyond the review specifically required in the Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, enforceability or genuineness of any of the documents contained in each Trustee's Mortgage File or any of the

Mortgage Loans identified on the related Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

     Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.


                                                     LASALLE NATIONAL BANK,
                                                       as Trustee

                                                     By:________________________
                                                     Name:______________________
                                                     Title:_____________________

                                    EXHIBIT G

                       FORM OF TRUSTEE FINAL CERTIFICATION

                               _____________, 19__

[Certificate Insurer]

[Servicer]

[Certificateholders]

[Depositor]

     Re: Pooling and Servicing Agreement, dated as of September 1, 1998 (the "Pooling and Servicing Agreement"), among Superior Bank FSB, as Depositor and Servicer, and LaSalle National Bank, as Trustee, relating to AFC Mortgage Loan Asset Backed Certificates, Series 1998-3
          ----------------------------------------------------------------------

Gentlemen:

     In accordance with Section 2.05 of the Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that, except as noted on the attachment hereto, as to each Mortgage Loan listed in the related Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto) it or the Custodian on its behalf has reviewed the documents delivered to it or to the Custodian on its behalf pursuant to Section 2.04 of the Pooling and Servicing Agreement and has determined that (i) all documents required to be delivered to it pursuant to the Pooling and Servicing Agreement as of the date hereof are in its possession or in the possession of the Custodian on its behalf (except that no certification is given as to the items listed in Section 2.04(f) of the Pooling and Servicing Agreement), (ii) none of the documents delivered to it or the Custodian on its behalf have been mutilated, damaged, torn or otherwise physically altered and all such documents relate to such Mortgage Loan, (iii) based on its examination, and only as to the foregoing documents, the information set forth in the related Mortgage Loan Schedule respecting such Mortgage Loan is correct, and (iv) each Mortgage Note has been endorsed as provided in Section 2.04 of the Pooling and Servicing Agreement. The Trustee has made no independent examination of such documents beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, enforceability or genuineness of any of the documents contained in each Trustee's Mortgage File or any of the Mortgage Loans identified on the related Mortgage Loan Schedule, or
(ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

     Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

                                                     LASALLE NATIONAL BANK,
                                                       as Trustee

                                                     By:________________________
                                                     Name:______________________
                                                     Title:_____________________

                                   EXHIBIT H-1

                      MORTGAGE LOAN SCHEDULE FOR SUB-POOL I



ALLIANCE FUNDING                                              Sale Schedule - Group 1, Sub-Pool I & II                Page 1 9/24/98
A division of Superior Bank FSB                1998-3 Class 1 - Initial of Fixed Rate Mortgages - Settlement 9/24/98

                                                                                                                         Zip
Pool ID   Account      Name                            Address                            City                  State   Code
---------------------------------------------------------------------------------------------------------------------------------
237-01    661633354 DAVIS MIKE                      1000 RT1 BOX 281D                  MINEOLA                   TX     75773
237-01    661647081 MCALLISTER STEPHEN P            232 WESTFORD ST                    CHELMSFORD                MA     01824
237-01    661649145 GILL LEE D                      2601 LYNWOOD DRIVE                 ARKADELPHIA               AR     71923
237-01    661649608 COMPTON LEROY                   610 7TH AVENUE                     STERLING                  IL     61081
237-01    800752206 GORDON IRVINE C                 1328 LUCILLE AVENUE                ATLANTA                   GA     30314
237-01    800752354 HUGHES LYNNETTA Y               20021 FORRER                       DETROIT                   MI     48235
237-01    800765992 BYRON CONSTANCE                 12600 RIVERDALE                    DETROIT                   MI     48227
237-01    800798969 MCDOUGALD LETHA                 620 MASSEY AVENUE                  DURHAM                    NC     27707
237-01    800804148 FAHEY JOHN G                    26 WEST MAIN STREET                ADAMSTOWN                 PA     19501
237-01    800805848 FARRELL SUSAN B                 623 S AMERICAN STREET UNIT         PHILADELPHIA              PA     19147
237-01    800811978 HOLLOWAY JEFFREY W              670 BEAR CREEK MARINA ROAD         MANSFIELD                 GA     30055
237-01    800812646 MICHAEL RAYMOND J               706 TEMPERANCE HILL ROAD           LITITZ                    PA     17543
237-01    800815896 CASE ROLAND W                   278 GROUSE DRIVE                   MCGAHEYSVILLE             VA     22840
237-01    800818296 RAINS THOMAS R                  3441 SOUTH 7895 WEST               MAGNA                     UT     84044
237-01    800822835 VASQUEZ ANTONIO                 5206 SAUL STREET                   PHILADELPHIA              PA     19124
237-01    800825549 SZITA ROBERT D                  930 EAST MONTGOMERY STREET         ALLENTOWN                 PA     18103
237-01    800832222 BLACK STEVEN L                  2924 MASON BLVD                    MUSKEGON HEIGHTS          MI     49444
237-01    800835993 WESLEY ERIC                     2654 LIVINGSTON STREET             PHILADELPHIA              PA     19125
237-01    800837825 BOGNER DAVID I                  35 QUAIL COURT                     SARATOGA SPRINGS          NY     12866
237-01    800838476 GLOVER BELLE                    4840 CANNERY ROAD                  DALZELL                   SC     29040
237-01    800841876 BUTTO PAUL SCOTT                39038 BLUEJAY AVENUE               ZEPHRYHILLS               FL     33540
237-01    800849077 BENDER RONALD A                 4914 WEST WRIGHTWOOD AVENU         CHICAGO                   IL     60639
237-01    800851024 CIRILLO DEIDRE A                64 EAST STATE STREET               GLOVERSVILLE              NY     12078
237-01    800851321 FERGUSON JEFFREY A              135 SWEET ROAD                     JOHNSTOWN                 NY     12095
237-01    800851495 SLEMMER GERALD L                621 E ATLANTIC AVENUE              ALTOONA                   PA     16602
237-01    800852055 CURTIS THOMAS H                 1452 KOUNTZ AVENUE                 WELLSVILLE                OH     43968
237-01    800852329 COX GEORGE J                    88 JACOBS ROAD                     ROCKAWAY TWP              NJ     07866
237-01    800858102 ZYSKI GERALD J                  23083 VANCE                        HAZEL PARK                MI     48030
237-01    800860702 ROBERSON ALBERT JR              298 MAIN DRIVE                     AIKEN                     SC     29801
237-01    800861460 STOVER WILLIAM LEE              1150 MORELLE AVENUE                EAST MCKEESPORT           PA     15035
237-01    800862096 GAMBINI ALBERT                  29 GREEN TERRACE                   DEPEW                     NY     14043
237-01    800867467 SUAREZ OLGA LUCIA               191 TWIN LAWNS                     BRENTWOOD                 NY     11717
237-01    800868036 HERON MARY C                    1213 N TANEY STREET                PHILADELPHIA              PA     19121
237-01    800873192 CARTER JIMMY L                  1833 SANDRINGHAM DRIVE             ATLANTA                   GA     30311
237-01    800875965 KEELY JOHN                      LOT 157 SECTION 3 D                ALBRIGHTSVILLE            PA     18210
237-01    800876559 JONES EARLINE                   4147 WILLOW ROAD                   WILSON                    NY     14172
237-01    800878407 GUZMAN MARIA LILIA              715 NORTH 12TH STREET              READING                   PA     19604
237-01    800878753 MCCAULEY BERNARD J              445 W WALNUT STREET                FRACKVILLE                PA     17931
237-01    800880056 WALTERS LAWRENCE                3351 BLAINE STREET                 WASHINGTON                DC     20019
237-01    800883092 DAVIS ROBERT                    5942 CRYSTAL BEACH ROAD            WINTER HAVEN              FL     33880
237-01    800892861 MYERS JOSEPH W                  1848 SOUTH 10TH STREET             TERRE HAUTE               IN     47802
237-01    800899221 HAYES ANTHONY K                 1197 GIBBONS AVE                   MEMPHIS                   TN     38127
237-01    800902363 CORREA FRANCISCO Z              5118 28TH AVENUE EAST              TAMPA                     FL     33619
237-01    800903239 ARCHIBALD ALLEN                 1610 WILSON ROAD                   CARY                      NC     27513
237-01    800905192 COBLENTZ FRANCES                855 NEWFIELD AVENUE                STAMFORD                  CT     06905
237-01    800908683 HOLDER CAROLYN A                6800 BIENVILLE BLVD                BILOXI                    MS     39532
237-01    800911745 WILT AVIS GLENADINE             1144 WEST LOMBARD STREET           BALTIMORE                 MD     21223
237-01    800911984 NURNBERGER JENNIFER L           414 RIDGE ROAD                     RIDGEVILLE                SC     29472
237-01    800912883 CARTER HILARY                   25 HALL AVENUE                     WASHINGTON                PA     15301
237-01    800912974 MANTIONE GASPER                 625 PINE STREET                    READING                   PA     19602
237-01    800912990 BUTTES LARRY RAY                718 SOUTH 3RD STREET               AVONDALE                  AZ     85323
237-01    800914350 BORRUSO JOANNE                  5 ROSE PLACE                       SELDEN                    NY     11784
237-01    800915035 EFANTIS IOANNIS                 3 INDIAN WAY                       EAST STROUDSBURG          PA     18360
237-01    800915944 SOTELO JESUS E                  2714 KEYSTONE                      ODESSA                    TX     79762
237-01    800916058 LOUCKS HEATHER A                5779 BANANA ROAD                   WEST PALM BEACH           FL     33413
237-01    800916850 SLATTERY MICHAEL                100 ROSE PLACE                     SELDEN                    NY     11784
237-01    800916868 CHAVERS CARL L.                 11659 RICHMOND STREET              RIVERSIDE                 CA     92505
237-01    800918229 SULLIVAN TIMOTHY P              937 SOUTHEAST 12TH WAY             DEERFIELD BEACH           FL     33441
237-01    800918807 JOHNSON BIRTIS L                1236 BOULEVARD DRIVE               NORTH ATLANTA             GA     30317
237-01    800919656 THOMAS SARAH                    1158 BRISTOL TERRACE               AKRON                     OH     44307
237-01    800921827 GRZENDA JOSEPH C                602 SOUTH IRVING AVENUE            SCRANTON                  PA     18505
237-01    800922908 CLAYTON VERNON                  24412 HIGHWAY 17 NORTH             HAMPSTEAD                 NC     28443
                      Principal    Cut-off Date        First                                          OriginalCurrent  Scheduled
                     Balance at     Principal         Payment     Maturity      Rem        Date        LTV   Mortgage   Payment
Pool ID   Account    Origination     Balance            Date        Date       Term        Due        Ratio    Rate    Int & Prin
-------------------------------------------------     ---------   ---------    ------    ---------    ---------------------------
237-01    661633354        28,925.00      28,925.00   05/20/98    04/20/13     175.59    08/20/98      65.0   12.750         361.23
237-01    661647081       150,000.00     150,000.00   08/20/98    07/20/18     238.59    09/20/98      52.8    8.820       1,332.28
237-01    661649145        85,500.00      85,500.00   08/07/98    07/07/28     358.16    09/07/98      90.0   10.150         759.82
237-01    661649608        40,000.00      40,000.00   08/27/98    07/27/13     178.82    08/27/98      72.2   10.750         448.38
237-01    800752206        42,000.00      42,000.00   05/01/98    04/01/18     235.00    09/01/98      70.0   10.800         427.82
237-01    800752354        45,500.00      45,444.23   05/15/98    04/15/13     175.43    08/15/98      65.0   14.240         547.78
237-01    800765992        55,200.00      55,190.51   07/02/98    06/02/28     357.01    09/02/98      80.0   14.250         664.99
237-01    800798969        47,175.00      47,175.00   06/19/98    05/19/28     356.55    09/19/98      75.0   10.950         447.48
237-01    800804148        78,560.00      78,560.00   07/08/98    06/08/13     177.21    09/08/98      80.9   14.000         930.84
237-01    800805848        44,000.00      44,000.00   08/02/98    07/02/28     357.99    08/02/98      80.0   13.650         509.18
237-01    800811978       108,000.00     107,923.65   06/06/98    05/06/28     356.12    09/06/98      90.0   11.300       1,053.07
237-01    800812646        85,000.00      84,146.17   08/01/98    07/01/13     178.00    11/01/98      78.7    9.350         705.45
237-01    800815896       107,900.00     107,554.33   07/15/98    06/15/13     177.44    09/15/98      89.9   10.400       1,186.04
237-01    800818296        99,000.00      98,879.37   07/01/98    06/01/28     357.00    10/01/98      90.0   10.250         887.14
237-01    800822835        44,000.00      43,974.40   06/01/98    05/01/28     356.00    09/01/98      80.0   11.950         450.90
237-01    800825549        37,000.00      36,924.61   05/01/98    04/01/28     355.00    10/01/98      69.8    9.990         324.43
237-01    800832222        39,200.00      39,200.00   09/03/98    08/03/28     359.05    09/03/98      80.0    9.900         341.11
237-01    800835993        18,450.00      18,405.55   06/22/98    05/22/28     356.65    09/22/98      85.0   13.150         206.26
237-01    800837825        42,800.00      42,784.83   05/01/98    04/01/28     355.00    09/01/98      65.8   14.140         511.87
237-01    800838476        55,250.00      55,034.61   08/13/98    07/13/18     238.36    09/13/98      85.0   12.000         608.35
237-01    800841876        48,450.00      48,186.78   08/15/98    07/15/13     178.42    09/15/98      85.0    8.650         481.38
237-01    800849077        77,000.00      76,943.26   07/01/98    06/01/28     357.00    09/01/98      70.0   12.750         836.76
237-01    800851024        43,650.00      43,650.00   09/01/98    08/01/28     359.00    09/01/98      90.0   11.600         435.60
237-01    800851321        16,915.00      16,915.00   09/01/98    08/01/28     359.00    09/01/98      85.0   12.200         176.60
237-01    800851495        25,000.00      24,851.22   08/01/98    07/01/13     178.00    10/01/98      76.9    9.500         261.06
237-01    800852055        61,700.00      61,582.91   07/22/98    06/22/18     237.67    09/22/98      77.1    8.250         525.73
237-01    800852329        95,900.00      95,516.62   09/01/98    08/01/28     359.00    10/01/98      36.8    8.900         764.74
237-01    800858102        44,800.00      44,800.00   08/01/98    07/01/28     358.00    09/01/98      70.0   12.850         490.33
237-01    800860702        50,400.00      50,400.00   09/14/98    08/14/18     239.41    09/14/98      90.0   11.900         551.44
237-01    800861460        50,400.00      50,274.46   09/01/98    08/01/28     359.00    10/01/98      90.0   10.150         447.89
237-01    800862096        70,500.00      70,500.00   10/01/98    09/01/28     360.00    10/01/98      85.9   10.350         637.00
237-01    800867467       115,000.00     114,977.62   08/14/98    07/14/13     178.39    09/14/98      88.4   10.900       1,086.49
237-01    800868036        28,500.00      28,294.91   07/17/98    06/17/28     357.50    10/17/98      75.0   13.900         335.44
237-01    800873192        76,500.00      76,500.00   08/02/98    07/02/28     357.99    09/02/98      90.0   11.750         772.20
237-01    800875965        59,500.00      59,432.17   06/28/98    05/28/13     176.84    09/28/98      70.0   11.990         611.57
237-01    800876559        42,000.00      42,000.00   08/14/98    07/14/18     238.39    08/14/98      53.8    9.300         386.03
237-01    800878407        27,455.00      27,438.87   07/26/98    06/26/28     357.80    09/26/98      85.0   11.500         271.88
237-01    800878753        38,700.00      38,556.46   08/06/98    07/06/18     238.13    10/06/98      90.0   11.450         411.38
237-01    800880056        68,850.00      68,850.00   08/17/98    07/17/28     358.49    09/17/98      85.0    9.400         573.91
237-01    800883092        81,000.00      81,000.00   09/01/98    08/01/28     359.00    09/01/98      72.3   11.100         777.51
237-01    800892861        44,000.00      44,000.00   08/14/98    07/14/28     358.39    08/14/98      80.0   12.850         481.57
237-01    800899221        44,910.00      44,900.37   08/07/98    07/07/28     358.16    09/07/98      86.3   10.650         415.85
237-01    800902363        21,000.00      21,000.00   09/01/98    08/01/13     179.00    09/01/98      75.0   10.350         189.74
237-01    800903239        90,950.00      90,950.00   09/01/98    08/01/28     359.00    09/01/98      85.0   11.500         900.67
237-01    800905192       180,000.00     179,620.56   08/24/98    07/24/28     358.72    09/24/98      45.0    8.650       1,403.22
237-01    800908683        53,100.00      52,863.49   08/20/98    07/20/13     178.59    10/20/98      90.0   10.150         575.50
237-01    800911745        35,200.00      35,200.00   08/01/98    07/01/28     358.00    09/01/98      80.0   10.050         310.21
237-01    800911984        86,700.00      86,700.00   08/15/98    07/15/28     358.42    09/15/98      85.0   11.500         858.58
237-01    800912883        24,000.00      23,894.68   09/05/98    08/05/13     179.11    10/05/98      80.0   12.850         301.29
237-01    800912974        19,900.00      19,900.00   09/01/98    08/01/28     359.00    09/01/98      79.9   12.850         217.80
237-01    800912990        61,200.00      61,141.97   08/13/98    07/13/18     238.36    09/13/98      90.0    9.700         578.48
237-01    800914350        80,000.00      79,861.27   08/15/98    07/15/13     178.42    09/15/98      61.5    8.400         783.11
237-01    800915035        76,410.00      76,386.63   08/10/98    07/10/28     358.26    09/10/98      90.0   11.700         768.37
237-01    800915944        32,300.00      32,231.01   09/01/98    08/01/13     179.00    10/01/98      85.0   10.500         357.04
237-01    800916058        34,000.00      34,000.00   08/20/98    07/20/28     358.59    09/20/98      61.8   10.850         319.94
237-01    800916850       106,000.00     106,000.00   08/20/98    07/20/28     358.59    08/20/98      79.6    8.150         788.90
237-01    800916868       128,700.00     128,641.28   08/01/98    07/01/28     358.00    10/01/98      90.0   10.525       1,179.68
237-01    800918229       110,000.00     109,844.91   08/28/98    07/28/28     358.85    09/28/98      77.4    8.250         826.39
237-01    800918807        26,000.00      26,000.00   09/10/98    08/10/08     119.28    09/10/98      36.1   10.100         345.03
237-01    800919656        18,700.00      18,700.00   07/23/98    06/23/13     177.70    08/23/98      74.8   10.350         168.96
237-01    800921827        98,800.00      98,755.42   07/26/98    06/26/13     177.80    08/26/98      85.5    9.950         863.40
237-01    800922908        92,700.00      92,678.49   08/07/98    07/07/13     178.16    09/07/98      90.0   10.650         858.38



ALLIANCE FUNDING                                              Sale Schedule - Group 1, Sub-Pool I & II                Page 2 9/24/98
A division of Superior Bank FSB                1998-3 Class 1 - Initial of Fixed Rate Mortgages - Settlement 9/24/98

                                                                                                                         Zip
Pool ID   Account      Name                            Address                            City                  State   Code
---------------------------------------------------------------------------------------------------------------------------------
237-01    800923088 SEELYE HERBERT C                14751 HAYNES ROAD                  DOVER                     FL     33527
237-01    800923336 MADSEN ANN                      931 SE 35TH AVENUE                 PORTLAND                  OR     97214
237-01    800923849 NOGGLE TOMMIE L                 1860 SHADY RIDGE DRIVE             MIDLOTHIAN                TX     76065
237-01    800924086 WINEGLASS TRACEY L              3142 ETHEL AVE                     INDIANAPOLIS              IN     46208
237-01    800924250 FOLK DAVID E                    112 VIRGINIA AVENUE                SEBRING                   FL     33872
237-01    800924425 MINNEHAN EDWARD                 43 SOUTH DAKOTA AVE                COLUMBUS                  OH     43222
237-01    800925802 MCKINLEY JAMES WILLIAM          991 SMITHBRIDGE ROAD               GLEN MILLS                PA     19342
237-01    800926792 BALTAZAR VELA JR                6377 VAUGHN                        DETROIT                   MI     48228
237-01    800926974 LARRY JOHN H                    3510 OAK HILL DRIVE                TEXARKANA                 AR     71854
237-01    800928749 DAVIS ATHENIAN                  2136 KEHELEY DRIVE                 DECATUR                   GA     30032
237-01    800928996 WEIDMAN BARBARA J               OLD ROUTE 22 #9590                 BETHEL                    PA     19507
237-01    800929143 JAMES SHERYL                    723 WASHINGTON CIRCLE              AIKEN                     SC     29801
237-01    800929291 SHUGARS JOYCE                   52684 HOWARD ROAD                  THREE RIVERS              MI     49093
237-01    800930349 WASNIEWSKI JOHN                 8142 MONARCH DRIVE                 PORT RICHEY               FL     34668
237-01    800931230 GUTMAN WILLIAM J                4727 SE REX DRIVE                  PORTLAND                  OR     97206
237-01    800932675 BLUE JANET                      888 FALCONBRIDGE                   RURAL HALL                NC     27045
237-01    800932899 FAUNTLEROY HAROLD L             186 GRAVEL PIT RD                  WARSAW                    VA     22572
237-01    800933863 LYONS STEPHEN                   7269 WOOLARD ROAD NE               THORNVILLE                OH     43150
237-01    800935777 JOHNSTON ANN                    310 WEST MAIN STREET               GIRARDVILLE               PA     17935
237-01    800936239 BAKER KENNETH W                 229 RITTER PLACE                   BERRYVILLE                VA     22611
237-01    800936445 MATTHEWS CLAYTON A              2184 BARRY DRIVE                   FORT MYERS                FL     33907
237-01    800939746 LINDSEY LOIS J                  116 NORTH HALLOWAY                 DAYTON                    OH     45417
237-01    800939894 COPELAND DELFEAN                RT 17 BOX 1341                     TALLAHASSEE               FL     32308
237-01    800939944 MILLER LLOYD H                  4255 MUNDELLA CIRCLE               PORT CHARLOTTE            FL     33948
237-01    800940934 THOMAS DAVID L                  3235 DALE STREET                   FORT MYERS                FL     33916
237-01    800942385 LAREAU RACHEL ANN               5908 NORTH DEXTER AVENUE           TAMPA                     FL     33604
237-01    800942567 JONES ROBERT E                  111 ARKWRIGHT DRIVE                TAMPA                     FL     33613
237-01    800942658 DELTONDO RALPH                  43 GORDON STREET                   MCKEES ROCKS              PA     15136
237-01    800943102 JONES RONALD L                  464005 DEERHAVEN LANE              JANESVILLE                CA     96114
237-01    800943177 SAGASER JACQUELINE L            3315 S DUNKIRK WAY                 AURORA                    CO     80013
237-01    800944894 DEBAUN ROGER D                  1051 COUNTRY MANOR EAST            NORTH VERNON              IN     47265
237-01    800945164 PERKINS ARTHURINE               3837 LINCOLN ROAD                  SOCIETY HILL              SC     29593
237-01    800945362 LATTY RICHARD                   3506 CATTERFIELD                   SAGINAW                   MI     48601
237-01    800945412 LAZO LISA                       689 CAMPUS STREET                  UNIONDALE                 NY     11553
237-01    800945461 SOSBE DOROTHY                   4011 EAST 11TH STREET              INDIANAPOLIS              IN     46201
237-01    800945495 BRITO JUAN ANTONIO              10863 38TH AVENUE                  CORONA                    NY     11368
237-01    800946568 ROMAN JOSE A                    295 FISKE AVENUE                   BRIDGEPORT                CT     06606
237-01    800946576 GETTYS COLLEEN N                3104 MAPLE AVE                     KALAMAZOO                 MI     49001
237-01    800946592 VICK SHIRLEY LEE                13301 2ND STREET                   FORT MYERS                FL     33905
237-01    800946873 BENEFIELD BESSIE                217 EAST CRAWFORD STREET           QUINCY                    FL     32351
237-01    800947582 GIBSON LESTER H                 RR 1 BOX 228                       PINE GROVE                PA     17963
237-01    800947608 MOULDEN RICHARD E               3423 RIVA ROAD                     DAVIDSONVILLE             MD     21035
237-01    800948317 KOLKA DONALD J                  3790 SCHOOL ROAD                   ROSCOMMON                 MI     48653
237-01    800948689 RAGIRA ALFRED N                 2227 NEWBURY DRIVE                 ARLINGTON                 TX     76010
237-01    800949117 MICHEL GWEN                     2041 BENCH ROAD                    OTHELLO                   WA     99344
237-01    800949190 MATTHEWS FRANK                  103 WARING ROAD                    SUMMERVILLE               SC     29485
237-01    800949521 EPERTHENER LOUIS                3131 PINEHURST DRIVE               LAKE WORTH                FL     33467
237-01    800949638 GOMEZ ROBERT                    7254 AMHURST WAY                   CLEARWATER                FL     33764
237-01    800949927 BAILEY NICOLE                   1550 HARRISON                      GARDEN CITY               MI     48135
237-01    800950339 WIELZEN PERRY R                 3415 SOUTHWEST 7TH PLACE           CAPE CORAL                FL     33914
237-01    800950560 ROGERS DUANE L                  2408 SOUTH F STREET                ELWOOD                    IN     46036
237-01    800951147 JUDY JILL L                     650 BEAR CREEK DRIVE               BARTOW                    FL     33830
237-01    800951436 LITTLE LOIS K                   24 PREDMORE ROAD                   OGDENSBURG                NJ     07439
237-01    800951626 BOWMAN ELSIE M                  110 PARDEE BOULEVARD               PEMBERTON                 NJ     08015
237-01    800951881 GELL BOLIVAR                    2453 4TH AVENUE NORTH              ST PETERSBURG             FL     33713
237-01    800952053 KOCHER GARY L                   RR 1 BOX 70 A                      NOXEN                     PA     18636
237-01    800952111 WILLIAMS DIANNE B               6089 32ND STREET NORTH             ST PETERSBURG             FL     33714
237-01    800952418 DUNCAN DWIGHT L                 2315 S HARLAN                      INDIANAPOLIS              IN     46203
237-01    800952772 CRANMORE LOU PATRICIA           1447 8TH AVENUE                    LONGVIEW                  WA     98632
237-01    800953093 MASSEY DOROTHY M                5720 1ST AVENUE NORTH              ST PETERSBURG             FL     33710
237-01    800954042 CARR ANN                        1663 GUILFORD STATION ROAD         CHAMBERSBURG              PA     17201
237-01    800954166 TURNER KIMBERLY                 5826 THEODORE STREET               PHILADELPHIA              PA     19143


                      Principal    Cut-off Date        First                                          OriginalCurrent  Scheduled
                     Balance at     Principal         Payment     Maturity      Rem        Date        LTV   Mortgage   Payment
Pool ID   Account    Origination     Balance            Date        Date       Term        Due        Ratio    Rate    Int & Prin
-------------------------------------------------     ---------   ---------    ------    ---------    ---------------------------
237-01    800923088        33,600.00      33,580.85   07/20/98    06/20/13     177.60    09/20/98      80.0   10.000         294.86
237-01    800923336       128,350.00     128,350.00   09/01/98    08/01/28     359.00    09/01/98      85.0   11.175       1,239.31
237-01    800923849        60,800.00      60,557.57   08/10/98    07/10/13     178.26    09/10/98      80.0    8.900         613.06
237-01    800924086        20,000.00      20,000.00   08/13/98    07/13/28     358.36    09/13/98      80.0   13.100         222.80
237-01    800924250        23,800.00      23,774.10   08/17/98    07/17/13     178.49    09/17/98      85.0   10.750         222.17
237-01    800924425        36,000.00      36,000.00   08/22/98    07/22/28     358.65    09/22/98      80.0   11.850         366.15
237-01    800925802       191,700.00     190,623.43   08/07/98    07/07/18     238.16    10/07/98      90.0    9.750       1,818.31
237-01    800926792        48,000.00      47,974.06   09/01/98    08/01/28     359.00    10/01/98      80.0   10.200         428.35
237-01    800926974        52,900.00      52,866.95   08/01/98    07/01/13     178.00    09/01/98      82.6   10.700         591.33
237-01    800928749        73,525.00      73,398.81   08/22/98    07/22/28     358.65    09/22/98      85.0   11.600         733.73
237-01    800928996        50,000.00      49,771.85   08/01/98    07/01/13     178.00    10/01/98      53.7   10.500         552.70
237-01    800929143        41,400.00      41,400.00   09/06/98    08/06/28     359.15    09/06/98      90.0   10.900         391.14
237-01    800929291        19,000.00      19,000.00   08/01/98    07/01/13     178.00    09/01/98      47.5   14.500         232.67
237-01    800930349        50,150.00      50,093.07   08/13/98    07/13/28     358.36    09/13/98      85.0    9.150         408.94
237-01    800931230        96,000.00      95,966.78   09/01/98    08/01/13     179.00    10/01/98      80.0    9.450         803.72
237-01    800932675        76,500.00      76,257.00   08/20/98    07/20/28     358.59    09/20/98      90.0   10.900         722.75
237-01    800932899        26,000.00      26,000.00   09/14/98    08/14/13     179.41    09/14/98      80.0   12.850         284.57
237-01    800933863        76,500.00      76,263.94   08/27/98    07/27/18     238.82    09/27/98      85.0    8.650         671.17
237-01    800935777        18,000.00      18,000.00   08/28/98    07/28/13     178.85    08/28/98      80.0   12.600         193.50
237-01    800936239        44,080.00      42,545.68   08/02/98    07/02/28     357.99    09/02/98      80.0    9.900         383.58
237-01    800936445        59,500.00      59,393.33   08/14/98    07/14/13     178.39    09/14/98      85.0    8.900         599.95
237-01    800939746        22,500.00      22,500.00   09/01/98    08/01/28     359.00    09/01/98      75.0   11.800         227.98
237-01    800939894        36,000.00      36,000.00   09/01/98    08/01/28     359.00    09/01/98      75.0   11.100         345.56
237-01    800939944        83,700.00      83,402.99   08/22/98    07/22/28     358.65    09/22/98      90.0    9.900         728.35
237-01    800940934        56,000.00      55,733.38   09/04/98    08/04/13     179.08    10/04/98      75.6   12.100         675.70
237-01    800942385        45,000.00      44,559.90   09/03/98    08/03/28     359.05    10/03/98      81.8    8.900         358.85
237-01    800942567        85,500.00      85,500.00   08/16/98    07/16/13     178.45    09/16/98      90.0    9.900         744.01
237-01    800942658        70,000.00      70,000.00   08/13/98    07/13/13     178.36    09/13/98      79.5    9.400         583.50
237-01    800943102       108,750.00     108,750.00   09/01/98    08/01/28     359.00    09/01/98      75.0    8.775         857.48
237-01    800943177        98,000.00      98,000.00   09/01/98    08/01/13     179.00    09/01/98      70.0    9.350         813.33
237-01    800944894        31,600.00      31,459.86   09/01/98    08/01/13     179.00    10/01/98      80.0   11.400         367.14
237-01    800945164        43,200.00      43,081.85   08/01/98    07/01/18     238.00    10/01/98      90.0    9.650         406.92
237-01    800945362        38,200.00      38,051.21   09/03/98    08/03/13     179.05    10/03/98      89.8   10.150         339.47
237-01    800945412       116,000.00     116,000.00   08/21/98    07/21/13     178.62    08/21/98      80.0   11.950       1,188.73
237-01    800945461        56,700.00      56,698.98   08/10/98    07/10/28     358.26    09/10/98      90.0   10.400         514.42
237-01    800945495       122,400.00     122,400.00   09/07/98    08/07/28     359.18    09/07/98      90.0    9.750       1,051.61
237-01    800946568        93,415.00      93,165.62   08/22/98    07/22/13     178.65    09/22/98      85.0   11.600         932.21
237-01    800946576        47,600.00      47,571.92   08/21/98    07/21/28     358.62    10/21/98      85.0    9.900         414.21
237-01    800946592        52,800.00      52,796.94   08/02/98    07/02/13     177.99    09/02/98      78.8    9.650         449.76
237-01    800946873        10,000.00       9,945.46   09/03/98    08/03/08     119.05    10/03/98      27.0    9.250         128.03
237-01    800947582        95,970.00      95,809.76   08/22/98    07/22/13     178.65    09/22/98      80.9   10.550         881.46
237-01    800947608        77,000.00      77,000.00   09/03/98    08/03/13     179.05    09/03/98      70.0   10.850         724.57
237-01    800948317        44,000.00      43,794.08   08/20/98    07/20/28     358.59    09/20/98      80.0   13.100         490.17
237-01    800948689        59,300.00      59,300.00   09/01/98    08/01/28     359.00    09/01/98      89.9   10.650         549.10
237-01    800949117        30,400.00      30,400.00   09/01/98    08/01/13     179.00    09/01/98      45.3    9.475         316.99
237-01    800949190        56,800.00      56,800.00   09/01/98    08/01/28     359.00    09/01/98      80.0   12.600         610.61
237-01    800949521        83,700.00      83,595.46   08/17/98    07/17/13     178.49    09/17/98      90.0    9.750         719.11
237-01    800949638       107,100.00     107,100.00   08/27/98    07/27/28     358.82    09/27/98      85.0    8.900         854.06
237-01    800949927        77,300.00      77,267.53   08/01/98    07/01/28     358.00    10/01/98      84.9   12.800         843.02
237-01    800950339        63,750.00      63,750.00   08/10/98    07/10/28     358.26    09/10/98      85.0    9.250         524.46
237-01    800950560        54,000.00      54,000.00   08/15/98    07/15/28     358.42    09/15/98      90.0   10.500         493.96
237-01    800951147        31,500.00      31,055.77   04/13/98    03/13/13     174.35    09/13/98      90.0   10.450         286.97
237-01    800951436        62,000.00      61,988.33   08/17/98    07/17/13     178.49    09/17/98      51.6   10.850         583.42
237-01    800951626       114,750.00     114,625.30   08/08/98    07/08/13     178.19    09/08/98      85.0   10.850       1,079.80
237-01    800951881        34,000.00      33,976.68   09/01/98    08/01/13     179.00    10/01/98      85.0    8.650         265.05
237-01    800952053        90,000.00      89,758.57   08/28/98    07/28/13     178.85    09/28/98      85.7    9.500         756.77
237-01    800952111        51,000.00      51,000.00   08/07/98    07/07/28     358.16    09/07/98      85.0   12.100         528.52
237-01    800952418        54,400.00      54,400.00   08/27/98    07/27/28     358.82    09/27/98      80.0   11.600         542.87
237-01    800952772        57,000.00      56,492.94   09/01/98    08/01/28     359.00    12/01/98      60.6    8.500         438.29
237-01    800953093        55,000.00      54,844.96   08/21/98    07/21/28     358.62    09/21/98      67.0    8.650         428.76
237-01    800954042        59,763.00      59,763.00   08/27/98    07/27/28     358.82    08/27/98      85.9   11.000         569.14
237-01    800954166        39,555.00      39,555.00   09/01/98    08/01/28     359.00    09/01/98      85.9   11.250         384.18



ALLIANCE FUNDING                                              Sale Schedule - Group 1, Sub-Pool I & II                Page 3 9/24/98
A division of Superior Bank FSB                1998-3 Class 1 - Initial of Fixed Rate Mortgages - Settlement 9/24/98

                                                                                                                         Zip
Pool ID   Account      Name                            Address                            City                  State   Code
---------------------------------------------------------------------------------------------------------------------------------
237-01    800954869 MORENO SANDRA                   2207 DURHAM STREET                 TAMPA                     FL     33605
237-01    800955338 MAYNARD SUSAN                   1100 26TH STREET NORTH             ST PETERSBURG             FL     33713
237-01    800956104 JENETTE LOLA NORTHERN           1873 NORTH HIGHWAY 304             BAYBORO                   NC     28515
237-01    800956237 GALVIN BARBARA J                211 3RD STREET NORTHWEST           NAPLES                    FL     34120
237-01    800956930 MAY TROY                        17 SOUTH 23RD STREET               TEMPLE                    TX     76504
237-01    800957060 SABAS ROBERTO C                 8704 34TH AVENUE                   COLLEGE PARK              MD     20740
237-01    800957094 KEMPTHORNE RICK A               1722 41ST STREET NW                CANTON                    OH     44709
237-01    800959876 CERVANTES HORTENCIA             2721 NORTH COLONIAL                ODESSA                    TX     79762
237-01    800960429 SEGURA CESAR                    810 MUHLENBERG STREET              READING                   PA     19602
237-01    800961815 MCBRIDE CHERYLE                 566 GLEASON STREET                 ORANGE CITY               FL     32763
237-01    800962250 ROBERTS JERRY B                 7 BRIAR LANE                       KILGORE                   TX     75662
237-01    800962474 LANE CARA                       11321 MORGAN DRIVE                 NEVADA                    TX     75173
237-01    800963811 SPRIGGS PATRICIA A              631 KINGSBERRY ROAD                DELAWARE                  OH     43015
237-01    800964009 MERRITT LINDA                   3039 FIFTH STREET                  VOORHEES                  NJ     08043
237-01    800964785 ADUN BOSE ESAMILENI             418 IRVING STREET NW               WASHINGTON                DC     20010
237-01    800965204 PIOLI LOU ANN                   122 E MONTGOMERY STREET            JOHNSTOWN                 NY     12095
237-01    800967614 YANULAVICH ALBERT JR            210 ATLANTIC AVENUE                WEST PITTSTON             PA     18643
237-01    800967796 FLETCHER RANDY                  224 FENDER STREET                  WALTERBORO                SC     29488
237-01    800968554 SHERLOCK GREGORY                6227 ALDERWOOD STREET              SPRING HILL               FL     34606
237-01    800968661 THOMAS EARL R                   922 W OLNEY AVENUE                 PHILADELPHIA              PA     19141
237-01    800969537 GOMEZ JOSE DANIEL               1002 TIPPINS TERRACE               IMMOKALEE                 FL     34142
237-01    800969586 SIEGFRIED SELDON F              104 COLONY SOUTH DRIVE             TARPON SPRINGS            FL     34689
237-01    800970550 SMITH JEREMIAH                  2011 28TH STREET SOUTH             SAINT PETERSBURG          FL     33712
237-01    800971301 ALICEA FERMIN                   424 MINOR STREET                   READING                   PA     19602
237-01    800972341 KING MARSHELLA A                208 BRICKER AVE                    DAYTON                    OH     45427
237-01    800972507 HERMANSON DUANE B               107 N FIRST STREET                 CANNON FALLS              MN     55009
237-01    800973604 BENNETT CAMILLE                 1938 NORTH STREET                  HARRISBURG                PA     17104
237-01    800974461 SOLOMON OLABISI                 2511 NORTH CAPITOL STREET          WASHINGTON                DC     20002
237-01    800974859 DALY PATRICIA M                 511 COTTON STREET                  BONIFAY                   FL     32425
237-01    800975252 SCHLEICHER MARY C               4888 WAKE ROBIN DRIVE              MENTOR                    OH     44060
237-01    800976060 HILL JOYCE H                    237 JAMES STREET                   RUTHLEDGE                 GA     30663
237-01    800976516 MBONU JONAS                     8233 GEORGIA                       DETROIT                   MI     48213
237-01    800976722 ZAWOLIK ROBERT S                319 PIPE STAVE HOLLOW RD           MILLER PLACE              NY     11764
237-01    800976755 NGUYEN YEN                      10145 36TH WAY                     PINELLAS PARK             FL     33782
237-01    800976839 RIVERS GEORGE I                 2151 ORCHARD PARK DRIVE            SPRING HILL               FL     34608
237-01    800978165 MCCURDY KEVIN R                 7581 SOUTH MYERS POINT             FLORAL CITY               FL     34436
237-01    800978421 MACTAGGART JOHN C               1531 VERNON STREET                 HARRISBURG                PA     17104
237-01    800979510 CROSSMAN GORDON V               4251 LAS VEGAS DRIVE               NEW PORT RICHEY           FL     34653
237-01    800979981 WALKER TOM E                    306 SOUTHEAST 30TH AVENUE          OCALA                     FL     34478
237-01    800980682 ALEXANDER WILLIAM H             19531 LOCHERIE AVE                 EUCLID                    OH     44123
237-01    800981102 ROBINSON WAYNE G                4710 TRACEMEADOW DRIVE             HOUSTON                   TX     77066
237-01    800981664 LOTT EARLDEAN                   2526 MELLVILLE AVENUE              DECATUR                   GA     30032
237-01    800982134 STORTZ ALFRED F                 89 NUANGOLA AVENUE                 NUANGOLA                  PA     18707
237-01    800982142 MAZION CONSTANCE                703 23RD STREET EAST               BRADENTON                 FL     34208
237-01    800982555 ROSTRON MARIETTA K              4923 BAYCREST DRIVE                TAMPA                     FL     33615
237-01    800983298 COOKSEY SANDRA M                3496 OLIVE STREET                  EUGENE                    OR     97405
237-01    800984221 MARTINE JOSEPH SR               307 JOAN STREET                    EDGEWATER                 FL     32132
237-01    800984312 CANIDA CHERYLE                  3848 JOEST                         MEMPHIS                   TN     38127
237-01    800984833 YOUNG MIA L                     531 NORTH LAW STREET               ALLENTOWN                 PA     18102
237-01    800984924 HERNANDEZ BRENDA                1307 1/2 EMMETT STREET             ALLENTOWN                 PA     18102
237-01    800985525 GAFFNEY MICHAEL P               17651 PLUM CREEK TRAIL             CHAGRIN FALLS             OH     44023
237-01    800985830 WITHERSPOON KATHERIN S          764 PERRYMAN LANE EAST             JACKSONVILLE              FL     32221
237-01    800985855 SISTRUNK BEN                    664 LIVINGSTON AVENUE              NORTH BRUNSWICK           NJ     08902
237-01    800986663 CECIL JOAN A                    5248 SOUTH VENTI TERRACE           INVERNESS                 FL     34452
237-01    800989782 DAVIS PATRICIA A                114 BLACK BEAR AVENUE              QUARRYVILLE               PA     17566
237-01    800989931 DENKINS SANDRA C                21 RIVERVIEW PLACE                 WILLINGBORO               NJ     08046
237-01    800992703 WILSON FAMOUS D                 42 VENEDIA DRIVE                   WHEATLEY HEIGHTS          NY     11798
237-01    800993131 SMELTZER BARBARA ANN            2113 53RD STREET SOUTH             GULFPORT                  FL     33707
237-01    800993206 BAZEN DEANY S                   3407 HALF MOON ROAD                PAMPLICO                  SC     29583
237-01    800995482 ROBERSON WESLEY                 1214 NORTH MILTON AVENUE           BALTIMORE                 MD     21213
237-01    800996688 BOLUTAYO BANKOLE                1113 OATES STREET NE               WASHINGTON                DC     20002
237-01    800996712 IDOWU PRINCE RASHEED            1227 ROCK CREEK FORD ROAD          WASHINGTON                DC     20011

                      Principal    Cut-off Date        First                                          OriginalCurrent  Scheduled
                     Balance at     Principal         Payment     Maturity      Rem        Date        LTV   Mortgage   Payment
Pool ID   Account    Origination     Balance            Date        Date       Term        Due        Ratio    Rate    Int & Prin
-------------------------------------------------     ---------   ---------    ------    ---------    ---------------------------
237-01    800954869        65,700.00      65,700.00   09/11/98    08/11/13     179.31    09/11/98      90.0    9.650         559.65
237-01    800955338        51,500.00      51,449.32   08/08/98    07/08/28     358.19    09/08/98      83.0    9.650         438.69
237-01    800956104        19,250.00      19,250.00   08/17/98    07/17/13     178.49    09/17/98      70.0   11.600         192.10
237-01    800956237       123,250.00     123,159.80   09/01/98    08/01/13     179.00    10/01/98      85.0    8.250         925.94
237-01    800956930        28,100.00      28,093.18   08/27/98    07/27/18     238.82    09/27/98      79.8    9.400         260.10
237-01    800957060       106,250.00     106,250.00   09/06/98    08/06/13     179.15    09/06/98      85.0   10.500         971.91
237-01    800957094        63,750.00      63,643.94   09/01/98    08/01/18     239.00    10/01/98      85.0    8.650         559.30
237-01    800959876        25,650.00      25,650.00   10/01/98    09/01/13     180.00    10/01/98      90.0    9.900         274.07
237-01    800960429        18,750.00      18,740.31   09/01/98    08/01/28     359.00    10/01/98      75.0   10.500         171.51
237-01    800961815        23,000.00      22,935.39   09/01/98    08/01/28     359.00    10/01/98      46.0   12.590         247.08
237-01    800962250       178,500.00     177,901.10   09/01/98    08/01/13     179.00    10/01/98      85.0    9.950       1,912.71
237-01    800962474       138,250.00     138,250.00   09/01/98    08/01/28     359.00    09/01/98      70.0   11.600       1,379.64
237-01    800963811        76,500.00      76,279.26   08/15/98    07/15/28     358.42    09/15/98      90.0   10.950         725.64
237-01    800964009       177,600.00     177,600.00   08/08/98    07/08/13     178.19    08/08/98      79.8   13.350       2,013.31
237-01    800964785       110,500.00     110,500.00   09/14/98    08/14/28     359.41    09/14/98      85.0   12.350       1,166.47
237-01    800965204        35,000.00      34,981.50   08/01/98    07/01/28     358.00    09/01/98      74.4   10.350         316.24
237-01    800967614        32,900.00      32,794.49   09/01/98    08/01/13     179.00    10/01/98      64.5   11.200         378.08
237-01    800967796        50,150.00      50,150.00   09/04/98    08/04/28     359.08    09/04/98      85.0   11.250         487.09
237-01    800968554        56,000.00      55,957.67   08/14/98    07/14/28     358.39    09/14/98      80.0   11.850         569.57
237-01    800968661        37,600.00      37,523.85   08/20/98    07/20/28     358.59    09/20/98      80.0   11.350         368.05
237-01    800969537        78,000.00      78,000.00   09/01/98    08/01/28     359.00    09/01/98      80.0   12.350         823.39
237-01    800969586        39,000.00      38,832.67   08/21/98    07/21/28     358.62    09/21/98      40.6   10.600         359.67
237-01    800970550        31,500.00      31,500.00   09/01/98    08/01/28     359.00    09/01/98      68.4    8.400         239.98
237-01    800971301        20,000.00      20,000.00   09/07/98    08/07/13     179.18    09/07/98      74.3   12.350         244.56
237-01    800972341        16,800.00      16,800.00   09/03/98    08/03/18     239.05    09/03/98      70.0   12.250         187.92
237-01    800972507        98,100.00      98,100.00   10/01/98    09/01/13     180.00    10/01/98      84.9    8.650         764.76
237-01    800973604        42,000.00      41,833.75   09/05/98    08/05/13     179.11    10/05/98      80.0    9.150         429.75
237-01    800974461       119,000.00     119,000.00   09/04/98    08/04/28     359.08    09/04/98      85.0   11.250       1,155.80
237-01    800974859        56,800.00      56,800.00   09/17/98    08/17/28     359.51    09/17/98      80.0   11.450         560.32
237-01    800975252        74,000.00      74,000.00   09/03/98    08/03/28     359.05    09/03/98      84.0    9.650         630.35
237-01    800976060        19,000.00      19,000.00   09/01/98    08/01/13     179.00    09/01/98      47.5    8.650         188.77
237-01    800976516        19,175.00      19,166.66   06/05/98    05/05/13     176.09    08/05/98      65.0   13.250         215.87
237-01    800976722       117,000.00     117,000.00   08/08/98    07/08/13     178.19    08/08/98      90.0   11.200       1,131.94
237-01    800976755        35,000.00      34,903.12   09/01/98    08/01/13     179.00    10/01/98      57.3    8.900         352.91
237-01    800976839        96,000.00      96,000.00   08/28/98    07/28/18     238.85    08/28/98      79.3    8.400         827.04
237-01    800978165        32,800.00      32,800.00   09/10/98    08/10/13     179.28    09/10/98      80.0    9.350         339.54
237-01    800978421        20,000.00      20,000.00   09/17/98    08/17/28     359.51    09/17/98      80.0   10.150         177.74
237-01    800979510        25,525.00      25,523.11   08/22/98    07/22/28     358.65    09/22/98      67.1    8.150         189.97
237-01    800979981        54,400.00      54,400.00   09/07/98    08/07/18     239.18    09/07/98      85.0   10.900         557.81
237-01    800980682        80,100.00      80,012.32   08/23/98    07/23/13     178.68    09/23/98      90.0   10.400         726.72
237-01    800981102        81,630.00      81,630.00   10/01/98    09/01/28     360.00    10/01/98      90.0    9.900         710.34
237-01    800981664       127,800.00     127,800.00   09/03/98    08/03/28     359.05    09/03/98      90.0   10.400       1,159.49
237-01    800982134        73,000.00      73,000.00   09/05/98    08/05/13     179.11    09/05/98      54.8    9.900         635.24
237-01    800982142        43,125.00      43,078.35   09/03/98    08/03/28     359.05    10/03/98      75.0   11.350         422.13
237-01    800982555       129,600.00     129,600.00   09/01/98    08/01/28     359.00    09/01/98      89.3    9.650       1,103.96
237-01    800983298       125,800.00     125,800.00   09/01/98    08/01/13     179.00    09/01/98      69.8    8.250       1,220.44
237-01    800984221        61,200.00      61,200.00   09/01/98    08/01/28     359.00    09/01/98      85.0    9.150         499.05
237-01    800984312        70,200.00      70,200.00   09/01/98    08/01/28     359.00    09/01/98      90.0   10.700         652.67
237-01    800984833        47,600.00      47,600.00   08/24/98    07/24/28     358.72    08/24/98      70.0   11.350         465.94
237-01    800984924        35,200.00      35,067.81   09/04/98    08/04/28     359.08    10/04/98      80.0   12.200         367.50
237-01    800985525       220,500.00     220,500.00   09/06/98    08/06/13     179.15    09/06/98      90.0   10.400       2,000.53
237-01    800985830        50,000.00      49,810.42   08/27/98    07/27/28     358.82    09/27/98      75.7    8.750         393.35
237-01    800985855       112,000.00     112,000.00   09/06/98    08/06/13     179.15    09/06/98      80.0    9.900         974.61
237-01    800986663        76,050.00      76,050.00   08/22/98    07/22/28     358.65    09/22/98      90.0    9.400         633.93
237-01    800989782       101,237.00     101,237.00   09/04/98    08/04/28     359.08    09/04/98      80.9   11.200         979.43
237-01    800989931        64,175.00      63,968.83   08/27/98    07/27/13     178.82    09/27/98      85.0   11.100         616.01
237-01    800992703        99,110.00      99,110.00   08/01/98    07/01/13     178.00    09/01/98      85.0   11.850       1,008.03
237-01    800993131        39,750.00      39,694.16   08/21/98    07/21/28     358.62    09/21/98      75.0    8.400         302.83
237-01    800993206        25,000.00      24,933.64   08/28/98    07/28/13     178.85    09/28/98      38.4    8.400         244.72
237-01    800995482        33,600.00      33,600.00   08/21/98    07/21/13     178.62    08/21/98      80.0    9.250         276.42
237-01    800996688        89,600.00      89,548.23   08/28/98    07/28/28     358.85    09/28/98      80.0    9.750         769.80
237-01    800996712       123,250.00     123,250.00   09/01/98    08/01/28     359.00    09/01/98      85.0   11.250       1,197.08



ALLIANCE FUNDING                                              Sale Schedule - Group 1, Sub-Pool I & II                Page 4 9/24/98
A division of Superior Bank FSB                1998-3 Class 1 - Initial of Fixed Rate Mortgages - Settlement 9/24/98

                                                                                                                         Zip
Pool ID   Account      Name                            Address                            City                  State   Code
---------------------------------------------------------------------------------------------------------------------------------
237-01    800997116 ROBINSON CORLIS L               14710 SOUTHWEST 104TH COUR         MIAMI                     FL     33176
237-01    800997249 MOORE JAMES T                   121 NORTH OSCEOLA AVENUE           INVERNESS                 FL     34450
237-01    800997504 BARKER JERRY D                  4220 GOLF CLUB LANE                TAMPA                     FL     33624
237-01    800998478 PAUL LINDA                      1114 BRYAN STREET                  DREXEL HILL               PA     19026
237-01    800998700 HOLTON CAROL S                  3917 WAHOO DRIVE SOUTHEAST         ST PETERSBURG             FL     33705
237-01    800998833 AGUILAR MOISES                  4336 WEST WELDON AVENUE            PHOENIX                   AZ     85031
237-01    801000308 ASPER ARTHUR E                  301 MAIN STREET                    DAGSBORO                  DE     19939
237-01    801002338 PRESLICKA RICHARD               4339 GOLD COAST AVENUE             SPRING HILL               FL     34609
237-01    801002585 RAIMON DAVID JORDAN             423 NORTH CAYUGA STREET            ITHACA                    NY     14850
237-01    801003930 ADEGBIDIN ISSIAKA               1205 EYE STREET SE                 WASHINGTON                DC     20003
237-01    801003971 BERLETICH DOUGLAS T             92 THIRD STREET                    WYANO                     PA     15695
237-01    801004870 ABELA JOSEPH L                  1 EVELYN ROAD                      PORT JEFFERSON STN        NY     11776
237-01    801012139 YOUNG RAYMOND L                 270 NORTH WINDSOR DRIVE            FAYETTEVILLE              NC     28301
237-01    801012642 CRUZ JESUS M                    2750 WOODHULL AVENUE               BRONX                     NY     10469
237-01    801012691 PAYNTER LEO V                   510 92ND AVENUE NORTH              ST PETERSBURG             FL     33702
237-01    801014473 FREES BERTHA M                  1327 NORTH 9TH STREET              READING                   PA     19604
237-01    801016171 NEWMAN FRANCES A                11 SNOWDEN STREET                  FORTY FORT                PA     18704
237-01    801022583 BURNS DANIEL L JR               213 RUSKIN DRIVE                   ALTOONA                   PA     16602
237-01    801028960 NUOVO JEFFERY G                 306 MAID STONE ROAD                IRMO                      SC     29063
237-01    801031030 FLEMING LARRY B                 1715 ROOT AVE NE                   CANTON                    OH     44705
237-01    801036591 PINEDA TOM S                    4170 RAY DRIVE                     LA PLATA                  MD     20646
237-01    801040411 DUNMIRE JULIA M                 500 STEWART STREET                 SALTSBURG                 PA     15681
237-01    801041765 SWINDELL SANDRA M               5940 EL MORRO DRIVE SOUTH          JACKSONVILLE              FL     32277
237-01    801044751 BECKLES DANIEL                  39 MAPLE DRIVE                     AMITYVILLE                NY     11701
237-01    801045063 FARMER KEVIN E                  785 RONALD THARRINGTON RD          LOUISBURG                 NC     27549
237-01    801048539 CHASE HERBERT C                 11035 LIPPIZAN DRIVE               JACKSONVILLE              FL     32257
237-01    801050931 FOSTER LOTA M                   2617 52ND STREET SOUTH             GULFPORT                  FL     33707
237-01    801057811 OLSON TONYA M.                  2703 11TH STREET SOUTHWEST         LEHIGH ACRES              FL     33971
237-01    801062415 GIOBBE JOSEPH L                 1018 ELM STREET                    WILMINGTON                DE     19805
237-01   8000000094 LINDSEY JOSEPH O                6085 WATERLOO RD                   RUSSELLVILLE              AL     35653
237-01   8000000359 NORTON CHARLES W                7415 OLD SPANISH DRIVE             TEXARKANA                 TX     75501
237-01   8000000631 GREENLAND RON                   68 WILKINS ROAD                    MORGAN                    TX     76671
237-01   8000001084 HUMPHREYS DANNY RAY             110 N. OAK STREET                  DYESS                     AR     72330
237-01   8000002827 ELLIOTT BONITA Y                1433 N HOLMES AVENUE               INDIANAPOLIS              IN     46222
237-01   8000003130 GREER RAYBURN                   413 EMMETT STREET                  BRYAN                     TX     77802
237-01   8000003916 SWIFT REX                       10017 KREITZBURG ROAD              DYER                      IN     46311
237-01   8000008667 MARANSKY DONALD                 441 JONESTOWN ROAD                 JONESTOWN                 PA     17038
237-01   8000009095 LOWY RICK                       6 WOODCLIFF DRIVE                  MONTGOMERY                IL     60538
         -------------------------------------------
                224 Sale Total

237-02    800752792 TESMAN JASON K                  629 631 SOUTH STREET               NEWBURGH                  NY     12550
237-02    800752933 SUMMERS JUDY                    5240 LAKEPOINTE                    DETROIT                   MI     48208
237-02    800767931 VANCE CHARLES ETTA              RTE 1 PO BOX 397                   WEST POINT                MS     39773
237-02    800803140 BONILLA MARTA                   55 HOFFMAN LANE                    CENTRAL ISLIP             NY     11722
237-02    800808073 FIGUEROA HUMBERTO               27 HUNTER STREET                   TAMAQUA                   PA     18252
237-02    800814501 ZAWACKI ANNA W                  22 LYMAN STREET                    EAST HAMPTON              MA     01027
237-02    800820045 WHITAKER JUNE                   657 PARK AVENUE                    PATERSON                  NJ     07054
237-02    800838245 FORREST GAIL S                  4567 JEFFERSONTON ROAD             JEFFERSONTON              VA     22724
237-02    800848079 NICHOLS SAM                     83 SOUTH ADAMS STREET              BEVERLY HILLS             FL     34465
237-02    800859084 JONES KENNETH                   2223 HENNEMAN AVENUE               BALTIMORE                 MD     21213
237-02    800867889 ONEIL MARK A                    100 IVY LANE                       SYRACUSE                  NY     13219
237-02    800887721 LOMAX LAURIE D                  3304 EAST BALTIMORE STREET         BALTIMORE                 MD     21224
237-02    800894602 DILLOW RUSSELL P                471 RETFORD DRIVE                  SEVERNA PARK              MD     21146
237-02    800898637 NETTER IRENE GRELL              660 HYMAN AVENUE                   BAY SHORE                 NY     11706
237-02    800901233 WILCHER SARA F                  704 MORRIS STREET                  VIDALIA                   GA     30474
237-02    800906612 YINGER KATHY M                  2327 PENN STREET                   HARRISBURG                PA     17102
237-02    800907297 RODRIGUEZ YVETTE T              163 WEST YAPHANK ROAD              CORAM                     NY     11727
237-02    800918492 BARR JENNIFER M                 1014 MONROE STREET                 OBERLIN                   PA     17113
237-02    800919276 VERA MANUEL R                   4964 CALLE CUMBRE                  SIERRA VISTA              AZ     85635
237-02    800928947 BROWN CLEMENT MATTHEW           8930 GEORGETOWN ROAD               CHESTERTOWN               MD     21620
237-02    800929218 PATTERSON GERALD W              111 SALEMVILLE ROAD                NEW ENTERPRISE            PA     16664
237-02    800929937 MCKENZIE GERTRUDE               43 BARBEY STREET                   BROOKLYN                  NY     11208

                      Principal    Cut-off Date        First                                          OriginalCurrent  Scheduled
                     Balance at     Principal         Payment     Maturity      Rem        Date        LTV   Mortgage   Payment
Pool ID   Account    Origination     Balance            Date        Date       Term        Due        Ratio    Rate    Int & Prin
-------------------------------------------------     ---------   ---------    ------    ---------    ---------------------------
237-01    800997116        64,000.00      64,000.00   08/22/98    07/22/28     358.65    08/22/98      80.0   11.850         650.93
237-01    800997249        52,000.00      52,000.00   09/01/98    08/01/18     239.00    09/01/98      80.0   11.200         543.83
237-01    800997504       100,800.00     100,800.00   09/11/98    08/11/28     359.31    09/11/98      90.0    9.500         847.58
237-01    800998478        71,000.00      70,675.13   08/27/98    07/27/13     178.82    09/27/98      66.3   10.600         654.78
237-01    800998700        48,000.00      47,970.74   08/27/98    07/27/28     358.82    09/27/98      78.6    9.400         400.11
237-01    800998833        45,500.00      45,334.93   09/01/98    08/01/13     179.00    10/01/98      79.9    9.950         487.56
237-01    801000308       120,000.00     119,857.07   06/12/98    05/12/28     356.32    09/12/98      68.5    8.600         931.21
237-01    801002338        64,800.00      64,800.00   09/01/98    08/01/13     179.00    09/01/98      80.0   10.850         609.77
237-01    801002585        57,000.00      57,000.00   08/01/98    07/01/28     358.00    09/01/98      41.3   11.550         566.64
237-01    801003930       119,850.00     119,850.00   09/05/98    08/05/28     359.11    09/05/98      85.0   10.750       1,118.78
237-01    801003971        80,180.00      80,145.43   09/01/98    08/01/13     179.00    10/01/98      80.9   11.850         815.50
237-01    801004870        65,000.00      64,814.03   09/01/98    08/01/13     179.00    10/01/98      46.7    8.500         640.08
237-01    801012139        52,800.00      52,800.00   09/05/98    08/05/28     359.11    09/05/98      80.0    8.650         411.61
237-01    801012642       180,000.00     180,000.00   09/01/98    08/01/18     239.00    09/01/98      80.0   12.600       2,057.76
237-01    801012691        52,800.00      52,800.00   09/01/98    08/01/28     359.00    09/01/98      80.0   12.100         547.18
237-01    801014473        15,300.00      15,249.12   09/01/98    08/01/13     179.00    10/01/98      90.0   10.150         135.97
237-01    801016171        28,000.00      28,000.00   09/10/98    08/10/18     239.28    09/10/98      40.0   10.100         272.06
237-01    801022583        68,000.00      67,924.65   08/22/98    07/22/13     178.65    09/22/98      80.0   13.700         789.60
237-01    801028960        68,000.00      68,000.00   09/11/98    08/11/28     359.31    09/11/98      83.9   10.750         634.77
237-01    801031030        52,000.00      51,955.01   09/14/98    08/14/28     359.41    11/14/98      80.0   10.125         461.15
237-01    801036591       202,500.00     202,500.00   09/11/98    08/11/28     359.31    09/11/98      90.0   10.650       1,875.09
237-01    801040411        42,800.00      42,800.00   09/17/98    08/17/28     359.51    09/17/98      80.0   12.850         468.44
237-01    801041765        68,000.00      68,000.00   09/17/98    08/17/28     359.51    09/17/98      85.0   11.100         652.72
237-01    801044751        88,000.00      88,000.00   09/15/98    08/15/13     179.44    09/15/98      80.0    9.850         762.53
237-01    801045063        86,000.00      86,000.00   09/20/98    08/20/28     359.61    09/20/98      80.0   11.000         819.00
237-01    801048539        66,300.00      66,300.00   09/17/98    08/17/18     239.51    09/17/98      84.4    8.650         581.68
237-01    801050931        56,250.00      56,250.00   09/14/98    08/14/28     359.41    09/14/98      75.0   10.600         518.75
237-01    801057811        58,400.00      58,400.00   09/12/98    08/12/28     359.34    09/12/98      80.0   11.350         571.66
237-01    801062415        42,000.00      41,957.97   05/10/98    04/10/13     175.27    08/10/98      75.0   11.350         411.13
237-01   8000000094        66,000.00      65,979.08   08/21/98    07/21/28     358.62    10/21/98      67.6   11.250         641.03
237-01   8000000359        78,000.00      78,000.00   09/01/98    08/01/28     359.00    09/01/98      80.0    9.550         658.71
237-01   8000000631        40,800.00      40,800.00   09/21/98    08/21/13     179.64    09/21/98      80.0    9.800         433.46
237-01   8000001084        25,000.00      25,000.00   09/14/98    08/14/13     179.41    09/14/98      62.5    9.550         261.81
237-01   8000002827        18,000.00      17,927.08   08/28/98    07/28/13     178.85    09/28/98      48.6   10.500         198.97
237-01   8000003130        22,000.00      22,000.00   09/18/98    08/18/18     239.54    09/18/98      46.3   13.240         261.52
237-01   8000003916        78,000.00      77,928.82   08/20/98    07/20/28     358.59    10/20/98      67.8    8.610         605.84
237-01   8000008667        65,000.00      64,857.48   09/03/98    08/03/18     239.05    11/03/98      43.3   11.250         682.02
237-01   8000009095       100,000.00      99,799.18   08/24/98    07/24/18     238.72    09/24/98      86.9    8.800         886.90
         ----------------------------------------                              ------                 ---------------------------
                224    14,611,615.00  14,594,911.13                            279.43                  79.4   10.490     138,328.36

237-02    800752792        44,000.00      43,991.02   05/24/98    04/24/28     355.73    08/24/98      80.0   13.500         503.98
237-02    800752933        28,000.00      28,000.00   06/26/98    05/26/13     176.78    08/26/98      80.0   10.950         265.59
237-02    800767931        37,600.00      37,588.70   05/22/98    04/22/13     175.66    08/22/98      80.0   12.150         391.11
237-02    800803140       148,500.00     148,386.65   06/01/98    05/01/28     356.00    09/01/98      90.0   12.900       1,631.11
237-02    800808073        28,000.00      28,000.00   07/12/98    06/12/18     237.34    09/12/98      80.0   10.800         285.22
237-02    800814501       111,000.00     110,958.66   08/01/98    07/01/28     358.00    09/01/98      69.3   10.800       1,040.34
237-02    800820045       149,500.00     149,303.04   06/07/98    05/07/28     356.15    09/07/98      65.0   12.100       1,549.30
237-02    800838245       146,000.00     145,923.20   07/15/98    06/15/23     297.44    09/15/98      66.3   11.900       1,526.93
237-02    800848079        42,400.00      42,400.00   09/01/98    08/01/28     359.00    09/01/98      80.0   12.850         464.06
237-02    800859084        27,200.00      27,178.26   07/22/98    06/22/13     177.67    08/22/98      85.0   12.050         280.83
237-02    800867889        50,400.00      50,400.00   09/01/98    08/01/28     359.00    09/01/98      71.5   11.650         504.88
237-02    800887721        41,520.00      41,509.61   07/04/98    06/04/13     177.07    08/04/98      74.1   12.600         446.35
237-02    800894602       126,750.00     126,728.21   07/10/98    06/10/13     177.27    09/10/98      65.0   14.250       1,526.94
237-02    800898637       108,750.00     108,701.78   08/09/98    07/09/13     178.22    09/09/98      75.0    9.990         953.56
237-02    800901233        24,650.00      24,650.00   08/01/98    07/01/18     238.00    09/01/98      85.0   12.900         287.04
237-02    800906612        33,000.00      33,000.00   09/17/98    08/17/13     179.51    09/17/98      75.0   10.100         292.04
237-02    800907297        77,000.00      76,959.03   06/12/98    05/12/28     356.32    08/12/98      70.0   12.350         812.84
237-02    800918492        57,800.00      57,800.00   10/01/98    09/01/28     360.00    10/01/98      85.0   12.100         598.99
237-02    800919276        88,500.00      88,500.00   08/21/98    07/21/23     298.62    08/21/98      74.3   11.650         909.30
237-02    800928947        96,000.00      96,000.00   07/22/98    06/22/13     177.67    09/22/98      80.0   12.950       1,058.20
237-02    800929218        27,200.00      27,134.07   07/24/98    06/24/13     177.73    08/24/98      77.7    9.950         291.46
237-02    800929937       122,500.00     122,417.80   07/24/98    06/24/28     357.73    09/24/98      84.4   11.300       1,194.45



ALLIANCE FUNDING                                              Sale Schedule - Group 1, Sub-Pool I & II                Page 5 9/24/98
A division of Superior Bank FSB                1998-3 Class 1 - Initial of Fixed Rate Mortgages - Settlement 9/24/98

                                                                                                                         Zip
Pool ID   Account      Name                            Address                            City                  State   Code
---------------------------------------------------------------------------------------------------------------------------------
237-02    800937138 ROBELLARD DAVID J               68 NORTH FOURTH AVENUE             ILION                     NY     13357
237-02    800938243 GRIER LEVERNE E                 2315 NORTH 5TH STREET              HARRISBURG                PA     17110
237-02    800944803 WYNN NEAT LOU                   14801 SW 103RD PLACE               MIAMI                     FL     33176
237-02    800945891 DALESSANDRO PATRICIA            16 CONCANNON DRIVE                 WOODBRIDGE                NJ     08863
237-02    800948192 SINKLER RODNEY                  1122 SOUTH 13TH STREET             PHILADELPHIA              PA     19147
237-02    800951931 BOWMAN WILLIAM J                7 SOUTH LEHIGH STREET              TAMAQUA                   PA     18252
237-02    800957573 STEPHEN MCKEAN                  COUNTRY CLUB WOODS LOT 19          MILFORD                   PA     18337
237-02    800957706 GROGAN CHESTER R                5464 W WOODLAND ROAD               ELLETTSVILLE              IN     47429
237-02    800963571 GARLAND DEANA                   3704 STATE ROUTE 164               LEETONIA                  OH     44431
237-02    800966947 FEJES JAMES S                   410 AUBURN STREET                  ALLENTOWN                 PA     18103
237-02    800971046 CZIMCHARO JIM J                 5935 LITTLEFIELD AVENUE            READING                   PA     19606
237-02    800972267 MORRIS STEPHEN A                110 ROGERS AVENUE                  WESTHAMPTON BEACH         NY     11978
237-02    800974206 HOLLEY BARBARA G                4239 LAS VEGAS DRIVE               NEW PORT RICHEY           FL     34653
237-02    800974305 MCKINNON DONNIE                 1118 WEST 6TH STREET               WILMINGTON                DE     19805
237-02    800975104 FARAGONA SALVATORE              36935 JEFFERSON                    HARRISON TWP              MI     48045
237-02    800978553 MACTAGGART JOHN C               1533 VERNON STREET                 HARRISBURG                PA     17104
237-02    800983181 DANIELS PATRICIA                1554 REPUBLIC AVENUE               COLUMBUS                  OH     43211
237-02    800983223 QUIROGA ANGEL                   104 21 39TH AVENUE                 CORONA                    NY     11368
237-02    800983264 JACKSON MARY                    1023 14TH STREET EAST              PALMETTO                  FL     34221
237-02    800983793 WELLS JOHNNY D                  1710 SOUTH ALEXANDER ST            TAMPA                     FL     33603
237-02    800986051 SKIBA BRENDA                    6231 MARMADUKE LANE                NORTH FORT MYERS          FL     33917
237-02    800988396 LISS DELORES                    370 LORETTO STREET                 STATEN ISLAND             NY     10307
237-02    800992661 LEWIS RICHARD M                 4094 JASMINE PLACE                 MOUNT JOY                 PA     17552
237-02    800994097 YANCEY WILLIAM KEVIN            2505 WESTERLY AVENUE               CHARLOTTESVILLE           VA     22903
237-02    800996027 EDGE DONALD W.                  7508 CAUTHEN WAY                   WILMINGTON                NC     28405
237-02    800997991 SKORICH CRAIG H                 307 SOUTH 67TH AVENUE WEST         DULUTH                    MN     55807
237-02    800998171 GRUBB DANIEL L                  5146 MALLETT DRIVE                 PORT RICHEY               FL     34668
237-02    801003120 LEBRON FRANCISCO                356 NORTH 11TH STREET              READING                   PA     19604
237-02    801003393 MITCHELL GAIL R                 5302 DENMORE AVENUE                BALTIMORE                 MD     21215
237-02    801003948 BARKER BARRY A                  480 HOSTETLER ROAD                 JOHNSTOWN                 PA     15904
237-02    801004045 COTTON SAMUEL BRIAN             11512 NORTH RIDE CIRCLE WE         JACKSONVILLE              FL     32223
237-02    801004631 HENDRICKS ESTHER R              1512 PERKIOMEN AVE                 READING                   PA     19602
237-02    801004797 FLORES MANUEL                   319 MCKNIGHT STREET                READING                   PA     19601
237-02    801005729 BARLOW-RUDDL DEBRA              5112 SOUTH PINE STREET             COLUMBUS                  IN     47201
237-02    801005943 GONZALEZ H                      3413 WEST IVY STREET               TAMPA                     FL     33607
237-02    801006032 HOLLIS ADELE M                  306 BERRY ST                       GILLESPIE                 IL     62033
237-02    801009002 ZIMMER DANIEL J                 15907 PYTHIAS AVENUE               CLEVELAND                 OH     44110
237-02    801009069 OSIS DAVID P.                   18 STRAWBERRY LANE                 PORT CHARLOTTE            MA     02066
237-02    801009820 NATERA EDGARDO                  275 BRUCE AVENUE                   STRATFORD                 CT     06497
237-02    801009929 MAXSTADT WILLIAM                3220 NORMANDY DRIVE                PORT CHARLOTTE            FL     33952
237-02    801009937 NATERA EDGARDO                  973 RESERVOIR AVENUE               BRIDGEPORT                CT     06606
237-02    801013442 BLISS KEVIN M                   317 GRANT AVENUE                   BRISTOL                   PA     19007
237-02    801013616 BUSCEMA CHARLES                 13 HADDENFIELD AVENUE              LAVALLETTE                NJ     07735
237-02    801014879 PETERSON EARL                   30661 OIL WELL ROAD                PUNTA GORDA               FL     33955
237-02    801014895 MCGINNIS JAMES A                6937 N SPRUCE DRIVE                MIDDLETOWN                IN     47356
237-02    801015215 GILLOTT BRIAN                   88 WOODLOT ROAD                    RIDGE                     NY     11961
237-02    801015231 TUGEND MICHAEL C                1115 WEST MARKET STREET            SCRANTON                  PA     18508
237-02    801017328 BUREK JEROME S                  1710 MAIN STREET                   BRIDGEVILLE               PA     15017
237-02    801018813 SIMEK GERALD R                  335 BUTTS HOLLOW ROAD              DOVER PLAINS              NY     12522
237-02    801018847 FOLAYAN ISAAC                   140 RHODE ISLAND AVENUE NW         WASHINGTON                DC     20001
237-02    801021510 BYRD CORELL                     1275 HIGHLAND STREET               SARASOTA                  FL     34234
237-02    801023318 NEWMAN RAY E                    15891 RIVERDALE ROAD               BRIGHTON                  CO     80601
237-02    801023425 KREDELL KATHLEEN                4010 SYLVANOAKS DRIVE              SAN ANTONIO               TX     78229
237-02    801024159 HUENING JOHN A                  618 SOUTH SYLVAN DRIVE             BRANDON                   FL     33510
237-02    801025776 GOELLNER KARL                   1702 SOUTHEAST 16TH STREET         CAPE CORAL                FL     33990
237-02    801025925 MINNIEFIELD WALTER              510 MARY STREET SW                 ATLANTA                   GA     30310
237-02    801026188 BROWN RAMON L                   327 NORTH RAILROAD STREET          ALLENTOWN                 PA     18102
237-02    801026196 BUSH DONNA                      130 HUTCHINS ROAD                  BALLSTON SPA              NY     12020
237-02    801026329 WILSON ELIZABETH J              5285 47TH AVENUE NORTH             ST PETERSBURG             FL     33709
237-02    801027319 SMITH SHEILA M                  623 E BROCKTON                     MADISON HEIGHTS           MI     48071
237-02    801028119 RUCK HAROLD G                   HC 1 BOX 630A JESSICA CT           BRODHEADSVILLE            PA     18322
237-02    801028325 PALERMO SAMUEL                  905 ARCHIBALD STREET               SCRANTON                  PA     18504

                      Principal    Cut-off Date        First                                          OriginalCurrent  Scheduled
                     Balance at     Principal         Payment     Maturity      Rem        Date        LTV   Mortgage   Payment
Pool ID   Account    Origination     Balance            Date        Date       Term        Due        Ratio    Rate    Int & Prin
-------------------------------------------------     ---------   ---------    ------    ---------    ---------------------------
237-02    800937138        40,000.00      40,000.00   10/01/98    09/01/28     360.00    10/01/98      75.4   11.800         405.30
237-02    800938243        44,200.00      44,200.00   09/21/98    08/21/28     359.64    09/21/98      85.0   11.500         437.71
237-02    800944803        70,550.00      70,550.00   09/26/98    08/26/28     359.80    09/26/98      85.0   11.000         671.86
237-02    800945891        55,000.00      55,000.00   10/01/98    09/01/13     180.00    10/01/98      37.9   11.750         555.18
237-02    800948192        47,200.00      47,200.00   09/28/98    08/28/28     359.87    09/28/98      80.0   12.450         501.92
237-02    800951931        27,800.00      27,800.00   09/05/98    08/05/18     239.11    09/05/98      89.9   11.200         290.75
237-02    800957573        50,400.00      50,400.00   09/01/98    08/01/28     359.00    09/01/98      80.0   11.050         481.88
237-02    800957706        43,200.00      43,200.00   09/24/98    08/24/28     359.74    09/24/98      80.0   11.350         422.87
237-02    800963571        72,900.00      72,900.00   09/19/98    08/19/13     179.57    09/19/98      75.9   10.100         645.14
237-02    800966947        57,800.00      57,800.00   09/26/98    08/26/13     179.80    09/26/98      85.0    8.650         450.59
237-02    800971046        77,265.00      77,265.00   09/28/98    08/28/28     179.87    09/28/98      85.0   11.600         771.05
237-02    800972267        92,000.00      92,000.00   09/27/98    08/27/28     359.84    09/27/98      69.1    9.400         766.88
237-02    800974206        35,200.00      35,200.00   09/12/98    08/12/13     179.34    09/12/98      80.0   12.100         364.78
237-02    800974305        48,800.00      48,800.00   09/27/98    08/27/28     359.84    09/27/98      80.0   12.850         534.11
237-02    800975104        98,000.00      98,000.00   10/01/98    09/01/13     180.00    10/01/98      75.9   10.700         911.13
237-02    800978553        20,000.00      20,000.00   09/17/98    08/17/28     359.51    09/17/98      80.0   10.150         177.74
237-02    800983181        53,600.00      53,600.00   09/24/98    08/24/28     359.74    09/24/98      80.0   12.850         586.65
237-02    800983223       160,000.00     160,000.00   09/07/98    08/07/28     359.18    09/07/98      80.0   11.850       1,627.33
237-02    800983264        52,000.00      52,000.00   09/24/98    08/24/28     359.74    09/24/98      72.2    8.250         390.66
237-02    800983793        25,000.00      24,944.85   09/03/98    08/03/18     239.05    10/03/98      50.0    8.150         211.45
237-02    800986051        63,750.00      63,750.00   10/01/98    09/01/13     180.00    10/01/98      85.0    8.650         496.98
237-02    800988396       132,800.00     132,800.00   09/03/98    08/03/28     359.05    09/03/98      80.0   12.500       1,417.32
237-02    800992661        91,800.00      91,800.00   09/25/98    08/25/28     359.77    09/25/98      85.0    8.400         699.37
237-02    800994097        29,000.00      29,000.00   09/24/98    08/24/28     359.74    09/24/98      34.1   10.850         272.89
237-02    800996027       124,800.00     124,800.00   09/18/98    08/18/28     179.54    09/18/98      80.0    8.900         995.20
237-02    800997991        57,800.00      57,800.00   10/01/98    09/01/18     240.00    10/01/98      85.0    8.400         497.95
237-02    800998171        44,800.00      44,800.00   10/01/98    09/01/28     360.00    10/01/98      80.0    8.650         349.25
237-02    801003120        39,200.00      39,200.00   09/14/98    08/14/28     359.41    09/14/98      80.0    9.400         326.76
237-02    801003393        40,000.00      39,969.08   08/24/98    07/24/13     178.72    09/24/98      78.4    9.000         405.71
237-02    801003948        73,700.00      73,700.00   09/24/98    08/24/28     359.74    09/24/98      55.0   13.090         820.46
237-02    801004045        74,400.00      74,400.00   09/07/98    08/07/13     179.18    09/07/98      80.0   12.600         799.82
237-02    801004631        51,000.00      51,000.00   09/14/98    08/14/13     179.41    09/14/98      85.0   10.750         476.08
237-02    801004797        33,900.00      33,900.00   10/01/98    09/01/13     180.00    10/01/98      80.9   10.750         316.45
237-02    801005729        60,700.00      60,700.00   09/19/98    08/19/13     179.57    09/19/98      89.9   10.400         667.22
237-02    801005943        60,000.00      60,000.00   09/11/98    08/11/28     359.31    09/11/98      80.0   11.450         591.89
237-02    801006032        18,000.00      18,000.00   09/21/98    08/21/13     179.64    09/21/98      76.5    8.650         140.32
237-02    801009002        64,000.00      64,000.00   09/13/98    08/13/28     359.38    09/13/98      80.0   12.850         700.47
237-02    801009069        96,800.00      96,800.00   10/01/98    09/01/28     360.00    10/01/98      83.4    8.500         744.31
237-02    801009820        88,000.00      88,000.00   08/28/98    07/28/13     178.85    08/28/98      80.0    9.650         749.60
237-02    801009929        22,880.00      22,880.00   09/17/98    08/17/13     179.51    09/17/98      80.0    9.400         237.54
237-02    801009937        64,000.00      64,000.00   08/28/98    07/28/13     178.85    08/28/98      80.0    9.650         545.16
237-02    801013442        31,500.00      31,500.00   09/14/98    08/14/13     179.41    09/14/98      36.2   10.100         340.43
237-02    801013616       196,000.00     195,900.76   08/27/98    07/27/13     178.82    09/27/98      80.0   10.650       1,814.91
237-02    801014879       128,800.00     128,800.00   10/01/98    09/01/13     180.00    10/01/98      80.0    8.650       1,004.08
237-02    801014895        42,400.00      42,400.00   10/01/98    09/01/13     180.00    10/01/98      80.0   12.850         464.06
237-02    801015215        89,250.00      89,250.00   09/01/98    08/01/13     179.00    09/01/98      85.0    8.900         711.71
237-02    801015231        56,000.00      56,000.00   09/07/98    08/07/28     359.18    09/07/98      77.2    9.550         472.93
237-02    801017328        55,250.00      55,250.00   09/14/98    08/14/13     179.41    09/14/98      83.3    8.400         540.83
237-02    801018813       202,500.00     202,500.00   09/01/98    08/01/28     359.00    09/01/98      75.8   10.950       1,920.81
237-02    801018847       112,646.00     112,646.00   09/07/98    08/07/28     359.18    09/07/98      85.9   10.500       1,030.42
237-02    801021510        45,000.00      45,000.00   09/17/98    08/17/18     239.51    09/17/98      61.6    8.150         380.61
237-02    801023318        69,000.00      69,000.00   10/01/98    09/01/28     360.00    10/01/98      46.0    8.750         542.82
237-02    801023425       159,300.00     159,300.00   10/01/98    09/01/28     360.00    10/01/98      75.8    9.400       1,327.87
237-02    801024159        88,800.00      88,800.00   09/19/98    08/19/28     359.57    09/19/98      80.0   12.850         971.90
237-02    801025776        85,000.00      85,000.00   09/07/98    08/07/13     179.18    09/07/98      85.0   12.150         884.15
237-02    801025925        37,500.00      37,500.00   09/25/98    08/25/28     359.77    09/25/98      75.0   10.850         352.88
237-02    801026188        37,500.00      37,500.00   09/24/98    08/24/28     359.74    09/24/98      68.1   11.350         367.07
237-02    801026196        77,350.00      77,350.00   09/27/98    08/27/28     359.84    09/27/98      85.0   10.350         698.89
237-02    801026329        56,700.00      56,411.90   09/18/98    08/18/28     359.54    10/18/98      90.0    9.650         482.98
237-02    801027319        63,700.00      63,700.00   09/05/98    08/05/28     359.11    09/05/98      74.9   10.900         601.83
237-02    801028119       147,750.00     147,750.00   09/17/98    08/17/13     179.51    09/17/98      75.0    8.600       1,463.63
237-02    801028325        57,600.00      57,600.00   09/26/98    08/26/28     359.80    09/26/98      90.0    9.650         490.65



ALLIANCE FUNDING                                              Sale Schedule - Group 1, Sub-Pool I & II                Page 6 9/24/98
A division of Superior Bank FSB                1998-3 Class 1 - Initial of Fixed Rate Mortgages - Settlement 9/24/98

                                                                                                                         Zip
Pool ID   Account      Name                            Address                            City                  State   Code
---------------------------------------------------------------------------------------------------------------------------------
237-02    801029133 SNELL MARY E                    1428 EAST EMMA STREET              TAMPA                     FL     33610
237-02    801029612 DAVIS SHEILA                    346 ROYAL PALM PARK ROAD           FORT MYERS                FL     33905
237-02    801030818 JOHNSON FANNIE                  2235 19TH STREET SOUTH             SAINT PETERSBURG          FL     33712
237-02    801033622 KING DIANE L                    2108 EAST JUNEAU STREET            TAMPA                     FL     33604
237-02    801036435 MACTAGGART JOHN C               1529 VERNON STREET                 HARRIBURG                 PA     17104
237-02    801037979 OLSEN JEFFREY A                 3025 143RD STREET WEST             ROSEMOUNT                 MN     55068
237-02    801040049 FORDE RABINDRANA                4022 HUNTER DRIVE EAST             POCONO SUMMIT             PA     18346
237-02    801042037 MAROTTA STEVE                   13 LACONA ROAD                     TOWN OF CARMEL            NY     10541
237-02    801043621 SARRIS WILLIAM P                224 TIMBERLANE DRIVE               PALM HARBOR               FL     34683
237-02    801043753 SANDERS ANNIE B                 1902 5TH AVENUE WEST               PALMETTO                  FL     34221
237-02    801044454 KRYZAK JOSEPH G                 114 DEAN HILL ROAD                 NEW WINDSOR               NY     12553
237-02    801044678 FARNSWORTH JIMMY                1003 NORTH GORDON STREET           PLANT CITY                FL     33566
237-02    801044801 LUACES MARLENE R                4060 SOUTHWEST 60TH COURT          MIAMI                     FL     33155
237-02    801045378 CARTER ALICE                    2433 WILLIAMS AVENUE               HIGH POINT                NC     27262
237-02    801046608 BLACK TAMMY                     11288 COLLEGE ST                   DETROIT                   MI     48205
237-02    801048661 HOLLEY CHARLOTTE                13871 FM 14                        TYLER                     TX     75706
237-02    801052697 ANDREWS LOUISE A                1501 DENISE STREET                 PITTSBURGH                PA     15210
237-02    801053372 WISE EDWARD A                   1738 LAKEVIEW VILLAGE DR           BRANDON                   FL     33510
237-02    801060963 DAVIS VERONICA                  1235 WEST 20 STREET                INDIANAPOLIS              IN     46202
237-02    801061698 HASTINGS VERNON R               5925 110TH AVENUE NORTH            PINELLAS PARK             FL     33782
237-02    801062472 PALMER CLEMER                   9640 ELIGIN ROAD                   TALLAHASSEE               FL     32310
237-02    801064999 CROSBY TAMMY                    173 N MAIN STREET                  RIDGEVILLE                SC     29472
237-02    801065111 ROSS JAMES O                    44 COLONIAL CIRCLE                 CONCORD                   PA     19373
237-02    801067679 WILLIAMS DONALD                 49 COBBLE CREEK DRIVE              HENDERSON                 NC     27536
237-02    801067968 ROZE STEPHEN                    357 LAMOKIN STREET                 CHESTER CITY              PA     19013
237-02    801071358 DILLIARD LAWRENCE J             316 WEST GARRISON STREET           BETHLEHEM                 PA     18018
237-02    801071911 GEMZIK KENNETH J                830 SUSCON ROAD                    PITTSTON                  PA     18640
237-02    801072489 POOLE MICHAEL                   23 STRAWBERRY DRIVE                GREENVILLE                SC     29617
237-02    801074238 MILLON ANTHONY                  304 EAST FORT AVENUE               BALTIMORE                 MD     21230
237-02    801075292 UPCHURCH ROGER W                954 NORTH OLNEY                    INDIANAPOLIS              IN     46201
237-02    801075722 POE CECIL                       712 WEST THORNE STREET             N MANCHESTER              IN     46992
237-02    801076712 WILSON EDWARD B                 2205 CHEROKEE TRAIL                VALRICO                   FL     33594
237-02    801077710 MORRIS ANNETTE                  480 CLINTON AVENUE                 BRIDGEPORT                CT     06605
237-02    801080169 RENTSCH MANUEL L                220 E 6TH ST                       UHRICHSVILE               OH     44683
237-02    801082785 BREWER WILLIAM L                2619 53RD TERRACE SW               NAPLES                    FL     34116
237-02    801087412 WEGNER KIM E.                   27693 PINECREST LANE               BONITA SPRINGS            FL     34135
237-02    801089145 VACCA NATALE G.                 3316 SOUTHWEST 3RD AVENUE          CAPE CORAL                FL     33914
237-02    801090754 ZALGADO RIOS HERMINIA           130 WASHINGTONIA AVENUE            LAKE PLACID               FL     33852
237-02    801092396 MCDERMOTT JOHN                  91 SEABREEZE WAY                   KEANSBURG                 NJ     07734
237-02    801095027 KEY JEFFREY O                   8317 ENDIVE AVENUE                 TAMPA                     FL     33619
237-02    801098674 WANSER MARK D                   404 CACTUS CIRCLE                  LEHIGH ACRES              FL     33936
237-02   8000000557 VELA MARIO A                    602 WEST LOUISIANA STREET          HARLINGEN                 TX     78552
237-02   8000002777 POLK JOHN K                     412 EAST ELK STREET                HENDERSON                 TX     75654
237-02   8000004591 MATTSON MARVIN P                613 W 6TH STREET                   CROOKSTON                 MN     56716
         -------------------------------------------
                128 Sale Total

237-31   8000010952 SANDERS MELVIN                  68 SELVAGE AVE                     TEANECK                   NJ     07666
237-31   8000010994 MCCORMICK JOSEPH                92 METAIRE COURT                   METAIRE                   LA     70005
237-31   8000011687 GREGORY ZOLA F                  1 ROUTE BOX 5                      WHATLEY                   AL     36482
237-31   8000014350 HANKINS JOHN G                  217 RIVERVIEW DR                   CARPENTERVILLE            IL     60110
237-31   8000014384 SCOTT HAZEL                     313 N. SIXTH AVE                   LANETT                    AL     36863
237-31   8000014913 BLEDSOE JACKIE E                1845 PEACOCK RD                    RICHMOND                  IN     47374
237-31   8000016736 BRADFORD DON W                  1196 LOLA                          GRANITE CITY              IL     62040
237-31   8000018799 CONTE FRANCIS                   46 GARFIELD PLACE                  MASSAPEQUA                NY     11758
237-31   8000020985 JONES JOHN A JR                 734 S HUMPHREY AVE                 OAK PARK                  IL     60304
237-31   8000023096 CARROLL ROSEMARY                4522 LAWNDALE AVE                  LYONS                     IL     60534
237-31   8000023450 HENDRIX JESSE C                 205 MACROAD                        MOORESBORO                NC     28114
         -------------------------------------------
                 11 Sale Total

237-51    800940819 DONALDSON JODY A                593 W RIVER STREET                 MILFORD                   CT     06460
237-51    800970246 DAVIS GORDON A                  2418 SOUTH SAWTELLE AVENUE         TUCSON                    AZ     85713
237-51    800994931 D'AVANZO DONNA                  2810 WEST STRAFORD DRIVE           CHANDLER                  AZ     85224

                      Principal    Cut-off Date        First                                          OriginalCurrent  Scheduled
                     Balance at     Principal         Payment     Maturity      Rem        Date        LTV   Mortgage   Payment
Pool ID   Account    Origination     Balance            Date        Date       Term        Due        Ratio    Rate    Int & Prin
-------------------------------------------------     ---------   ---------    ------    ---------    ---------------------------

237-02    801029133        38,000.00      38,000.00   09/13/98    08/13/28     359.38    09/13/98      80.0    8.900         303.03
237-02    801029612        87,500.00      87,500.00   09/24/98    08/24/13     179.74    09/24/98      70.0    8.150         651.22
237-02    801030818        44,200.00      44,200.00   09/17/98    08/17/13     179.51    09/17/98      85.0    9.150         360.42
237-02    801033622        52,700.00      52,700.00   09/24/98    08/24/28     359.74    09/24/98      85.0   10.500         482.07
237-02    801036435        20,000.00      20,000.00   09/17/98    08/17/28     359.51    09/17/98      80.0   10.150         177.74
237-02    801037979        82,500.00      82,447.00   06/11/98    05/11/28     356.28    09/11/98      75.0   11.500         817.00
237-02    801040049       136,000.00     136,000.00   10/01/98    09/01/13     180.00    10/01/98      79.2    8.650       1,351.23
237-02    801042037       180,000.00     179,518.43   03/04/98    02/04/13     173.13    10/04/98      90.0   11.500       1,782.53
237-02    801043621        74,800.00      74,800.00   09/28/98    08/28/28     359.87    09/28/98      85.0   10.100         661.96
237-02    801043753        25,000.00      25,000.00   10/01/98    09/01/18     240.00    10/01/98      50.0   10.350         247.08
237-02    801044454        82,000.00      82,000.00   09/13/98    08/13/18     239.38    09/13/98      58.1    9.700         775.09
237-02    801044678        36,400.00      36,400.00   09/20/98    08/20/28     359.61    09/20/98      80.0   12.200         380.03
237-02    801044801        97,500.00      97,500.00   09/14/98    08/14/28     359.41    09/14/98      59.0    8.650         760.08
237-02    801045378        44,800.00      44,800.00   09/24/98    08/24/28     359.74    09/24/98      77.2   12.850         490.33
237-02    801046608        55,300.00      55,300.00   09/26/98    08/26/13     179.80    09/26/98      89.9    9.650         471.06
237-02    801048661        49,500.00      49,500.00   10/01/98    09/01/28     360.00    10/01/98      90.0    9.750         425.28
237-02    801052697        56,800.00      56,800.00   09/24/98    08/24/28     359.74    09/24/98      80.0   10.350         513.21
237-02    801053372        81,000.00      81,000.00   10/01/98    09/01/18     240.00    10/01/98      90.0    9.250         741.85
237-02    801060963        36,000.00      36,000.00   10/01/98    09/01/28     360.00    10/01/98      80.0   12.850         394.02
237-02    801061698        76,500.00      76,500.00   09/28/98    08/28/28     359.87    09/28/98      75.0   10.600         705.50
237-02    801062472        39,500.00      39,500.00   10/01/98    09/01/08     120.00    10/01/98      54.1    9.350         507.88
237-02    801064999        69,000.00      69,000.00   09/24/98    08/24/28     359.74    09/24/98      86.7   10.650         638.92
237-02    801065111       212,500.00     212,500.00   09/25/98    08/25/28     359.77    09/25/98      85.0   10.350       1,920.03
237-02    801067679       120,400.00     120,400.00   09/28/98    08/28/13     179.87    09/28/98      89.8    9.900       1,047.71
237-02    801067968        28,800.00      28,800.00   09/20/98    08/20/28     359.61    09/20/98      90.0   10.650         266.68
237-02    801071358        35,000.00      35,000.00   09/21/98    08/21/28     359.64    09/21/98      70.0   10.350         316.24
237-02    801071911       110,146.00     110,146.00   10/01/98    09/01/28     360.00    10/01/98      80.9    8.400         839.13
237-02    801072489        64,600.00      64,600.00   09/26/98    08/26/13     179.80    09/26/98      85.0    9.150         526.77
237-02    801074238        20,250.00      20,199.49   05/01/98    04/01/28     355.00    09/01/98      75.0   10.825         190.18
237-02    801075292        35,200.00      35,200.00   10/01/98    09/01/28     180.00    10/01/98      74.8    9.600         298.55
237-02    801075722        34,000.00      34,000.00   10/01/98    09/01/13     180.00    10/01/98      88.3    9.500         285.89
237-02    801076712       114,250.00     114,250.00   10/01/98    09/01/28     360.00    10/01/98      84.6    8.650         890.66
237-02    801077710        98,100.00      98,100.00   09/28/98    08/28/13     179.87    09/28/98      90.0   10.400         890.03
237-02    801080169        58,900.00      58,900.00   09/27/98    08/27/13     179.84    09/27/98      89.9    9.150         480.29
237-02    801082785        96,000.00      96,000.00   10/01/98    09/01/13     180.00    10/01/98      80.0    8.400         731.36
237-02    801087412       122,400.00     122,400.00   10/01/98    09/01/28     360.00    10/01/98      90.0   10.150       1,087.74
237-02    801089145        85,000.00      85,000.00   10/01/98    09/01/13     180.00    10/01/98      85.0    9.450         711.63
237-02    801090754        42,300.00      42,300.00   09/26/98    08/26/13     179.80    09/26/98      90.0    9.650         360.32
237-02    801092396        58,400.00      58,400.00   07/16/98    06/16/13     177.47    09/16/98      80.0   10.550         536.40
237-02    801095027        32,800.00      32,800.00   10/01/98    09/01/28     360.00    10/01/98      74.5    8.150         244.11
237-02    801098674        54,900.00      54,900.00   10/01/98    09/01/13     180.00    10/01/98      90.0    9.500         461.63
237-02   8000000557        28,500.00      28,500.00   09/28/98    08/28/08     119.87    09/28/98      40.7    8.920         359.79
237-02   8000002777        20,000.00      20,000.00   09/25/98    08/25/13     179.77    09/25/98      80.0   11.000         227.32
237-02   8000004591        26,000.00      26,000.00   09/26/98    08/26/13     179.80    09/26/98      78.7    9.360         269.31
         ----------------------------------------                              ------                 ---------------------------
                128     8,921,507.00   8,919,708.54                            276.94                  78.5   10.505      83,715.01

237-31   8000010952       128,000.00     128,000.00   10/01/98    09/01/13     180.00    10/01/98      80.0    8.360         971.54
237-31   8000010994       120,000.00     120,000.00   10/01/98    09/01/28     360.00    10/01/98      54.5    9.500       1,009.02
237-31   8000011687        67,500.00      67,311.14   09/24/98    08/24/18     239.74    11/24/98      90.0    9.440         626.55
237-31   8000014350        32,000.00      32,000.00   10/01/98    09/01/18     240.00    10/01/98      35.5    8.150         270.66
237-31   8000014384        32,000.00      32,000.00   10/01/98    09/01/18     240.00    10/01/98      69.5    9.050         288.94
237-31   8000014913        54,000.00      53,874.08   09/24/98    08/24/18     239.74    09/24/98      90.0   10.800         550.05
237-31   8000016736        76,400.00      76,400.00   09/28/98    08/28/13     179.87    09/28/98      89.8   10.550         846.89
237-31   8000018799       167,000.00     167,000.00   09/28/98    08/28/13     179.87    09/28/98      55.6    9.250       1,718.75
237-31   8000020985       150,000.00     150,000.00   10/01/98    09/01/18     240.00    10/01/98      76.9    9.760       1,423.76
237-31   8000023096        32,000.00      32,000.00   10/01/98    09/01/13     180.00    10/01/98      30.1    8.550         316.06
237-31   8000023450        52,200.00      52,200.00   10/01/98    09/01/18     240.00    10/01/98      90.0    9.070         472.01
         ----------------------------------------                              ------                 ---------------------------
                 11       911,100.00     910,785.22                            229.17                  70.7    9.376       8,494.23

237-51    800940819        90,000.00      89,876.07   08/01/98    06/08/19     250.00    08/29/98      56.2    8.225         693.35
237-51    800970246        42,300.00      42,133.59   09/06/98    07/16/13     179.15    11/01/98      88.1   11.375         452.97
237-51    800994931        69,800.00      69,179.38   09/06/98    07/24/07     107.15    11/01/98      58.4   13.490       1,033.02



ALLIANCE FUNDING                                              Sale Schedule - Group 1, Sub-Pool I & II                Page 7 9/24/98
A division of Superior Bank FSB                1998-3 Class 1 - Initial of Fixed Rate Mortgages - Settlement 9/24/98

                                                                                                                         Zip
Pool ID   Account      Name                            Address                            City                  State   Code
---------------------------------------------------------------------------------------------------------------------------------
237-51    800995342 BADDER ADELLA FRANCIS           6130 ARMSTRONG ROAD                IMLAY CITY                MI     48444
237-51    801011388 PEACOCK MARY LOU                288 WEST STATE STREET              OSCODA                    MI     48750
237-51    801055518 SCHRADE SHELLY L                2415 ARMSTRONG ROAD                MIKADO                    MI     48745
237-51   5100017978 VANTASSEL HOWARD G              1127 17TH AVENUE                   LEWISTON                  ID     83501
237-51   5100018406 BARR RICHARD C                  6145 SW 172ND                      ALOHA                     OR     97007
237-51   5100018471 BENSON WALLACE B                6490 S E HALE STREET               MILWAUKIE                 OR     97222
237-51   5100018596 SCHUR LINDA JEAN                9202 N MCKENNA AVENUE              PORTLAND                  OR     97203
237-51   5100018844 SIEGEL JULIA A                  409 GREENFIELD AVENUE              FLINT                     MI     48503
237-51   5100018976 MITCHELL EARL G                 1325 SUTTON                        WESTLAND                  MI     48186
237-51   5100019107 WELCH RUBY C                    208 ARTESIA STREET                 WALLA WALLA               WA     99362
237-51   5100019164 GROTH KAREN E                   14606 EAST MAIN AVENUE             SPOKANE                   WA     99216
237-51   5100019214 ANDRES ERVIN                    28461 ELMWOOD                      GARDEN CITY               MI     48135
237-51   5100019222 MOORE ALVIN E                   7334 127TH PLACE SOUTHEAST         NEW CASTLE                WA     98056
237-51   5100019271 CANNON OTIS                     900 BAY STREET LOT 18              PONTIAC                   MI     48342
237-51   5100019313 PARMANN HAROLD O                870 VIRGINIA AVENUE                MARYSVILLE                MI     48040
237-51   5100019339 GREEN DONALD E                  428 4TH AVENUE                     ENDERLIN                  ND     58027
237-51   5100019388 HANNAH JUANITA                  6918 SHALOM DRIVE SW               OLYMPIA                   WA     98512
237-51   5100019511 GILL NORENE K                   223 SOUTH MINERVA                  ROYAL OAK                 MI     48067
237-51   5100019586 SHOOK JERRY L                   1802 MCPHERSON AVENUE              RICHLAND                  WA     99352
237-51   5100019602 GRAY LEATICHA M                 20761 CAPITAL AVENUE NE            BATTLE CREEK              MI     49017
237-51   5100019750 SKINNER JOHN V                  2715 SHIMMONS RD                   AUBURN HILLS              MI     48326
237-51   5100019768 MITTS MICHAEL S                 717 N CHIPMAN STREET               OWOSSO                    MI     48867
237-51   5100019800 MELTON ROSEMARY                 156 DECCA DRIVE                    WHITE LAKE                MI     48386
237-51   5100019834 STANDAART DANIEL P              32482 22ND AVENUE SOUTHWES         FEDERAL WAY               WA     98023
237-51   5100019982 HALFHILL JOHN                   1483 VENTNOR AVENUE                SAINT JOSEPH TWP.         MI     49085
237-51   5100020030 DUNKELBERGER THELMA BETH        7620 SE HENRY STREET               PORTLAND                  OR     97206
237-51   5100020105 GRUBBS JEFFREY A                6636 LINDSEY ROAD                  CHINA                     MI     48054
237-51   5100020204 SHEPARD LARRY R                 1406 EASTWARD STREET               ALMA                      MI     48801
237-51   5100020220 HASHEMI TERRY C                 16424 NE 102ND AVE                 BATTLE GROUND             WA     98604
237-51   5100020394 WILSON MARY LOUISE              11760 KENMOOR STREET               DETROIT                   MI     48205
237-51   5100020402 MESSINA GLADYS M                1283 SHENANDOAH STREET             CLAWSON                   MI     48017
237-51   5100020600 GRAY LEROY DEAN                 39225 MYERS PL                     SCIO                      OR     97374
237-51   5200000718 BEASLEY BOBBY G                 3550 CINDYS LANE                   SEBRING                   FL     33870
237-51   5200000783 MCMILLEN KATHLEEN R             3842 SW RIDLEY STREET              PORT ST LUCIE             FL     34953
237-51   5500002364 WOODS GEORGE JR                 191 24 PINEVILLE LANE              SPRINGFIELD GARDENS       NY     11413
237-51   5500002372 LLOYD DONALD V                  62 WHITEHALL ROAD                  ALBANY                    NY     12209
237-51   5500002497 WILKE MARK                      5435 HENRY STREET                  NORTON SHORES             MI     49441
237-51   5500002521 METROKOTSAS ERIC                6 BUCHMAN STREET                   PISCATAWAY                NJ     08854
237-51   5600004385 KENNEDY JAMES E                 413 N PELHAM STREET                RHINELANDER               WI     54501
237-51   5600004427 MCGEE CHARLES S                 2815 RUSH MILLER RD                KNOXVILLE                 TN     37914
237-51   5600004526 MCSWAIN JOHN J                  3413 THALIA ROAD                   JACKSONVILLE              FL     32250
237-51   5600004542 DUDA FRANK J                    419 PEACH TREE LN                  GREEN BAY                 WI     54303
237-51   5600004591 CAMPBELL RONALD E               20695 N LAFAVE DR                  GOODMAN                   WI     54125
237-51   5600004633 HARDIN MICHAEL R                2948 SUNSET STREET                 PORTAGE                   IN     46368
237-51   5600004732 FOATE MATTHEW W                 9393 W OAKWOOD DR                  HORTONVILLE               WI     54944
237-51   5600004922 LEWIS PENNY                     W3796 CYPRESS DR                   LAKE GENEVA               WI     53147
237-51   5600005051 FEDDELER BEN J                  72 FERN DRIVE                      MONTELLO                  WI     53949
237-51   5700001919 ADAMS TOMMY W                   1700 E DEXTER TRAIL                DANSVILLE                 MI     48819
237-51   5700001943 HUBBARD JAMES C                 4219 WEST ORANGEWOOD AVE           PHOENIX                   AZ     85051
         -------------------------------------------
                 52 Sale Total

237-52    800771040 MCEACHIN DOREATHEA              RT 1 BOX 54 AA                     HOPE MILLS                NC     28348
237-52    800963142 REGEL JAMES E                   3113 EDGEWORTH LANE                MEMPHIS                   TN     38119
237-52    800969719 GARNER KATHRYN M                2291 DOMINION DRIVE                MURFREESBORO              TN     37129
237-52    801021189 KANE MICHAEL S                  336 DULING AVENUE                  MADISON                   TN     37115
237-52   5100018661 BERGANTINO RICHARD              665 WILSON STREET                  WATERBURY                 CT     06708
         -------------------------------------------
                  5 Sale Total

237-53    661557553 THOMPSON VANNESSA M             5741 N MEADOWLARK LANE             MIDDLETOWN                IN     47356
237-53    661569038 CRANDALL SUSAN S                309 GRAY ST                        HERKIMER                  NY     13350
237-53    661629196 STONER DEBORAH L                1820 PHILADELPHIA AVENUE           GREENE TOWNSHIP           PA     17201
237-53    801072786 BARBER SCOTT S                  213 N SERGEANT ST                  BUCKLEY                   WA     98321

                      Principal    Cut-off Date        First                                          OriginalCurrent  Scheduled
                     Balance at     Principal         Payment     Maturity      Rem        Date        LTV   Mortgage   Payment
Pool ID   Account    Origination     Balance            Date        Date       Term        Due        Ratio    Rate    Int & Prin
-------------------------------------------------     ---------   ---------    ------    ---------    ---------------------------
237-51    800995342        42,100.00      42,049.45   09/06/98    07/04/23     299.15    11/01/98      49.5   10.875         377.35
237-51    801011388        34,200.00      34,084.69   09/06/98    07/16/13     179.15    11/01/98      70.6   13.000         399.37
237-51    801055518        49,800.00      49,800.00   10/01/98    07/27/28     360.00    10/01/98      83.0   11.625         459.60
237-51   5100017978        77,000.00      77,000.00   09/01/98    07/16/13     179.00    09/01/98      75.1   10.340         778.54
237-51   5100018406        70,500.00      70,336.23   09/06/98    07/10/18     239.15    11/01/98      55.9   10.375         644.20
237-51   5100018471        70,800.00      70,722.62   09/06/98    06/27/28     359.15    11/01/98      60.5    8.625         508.29
237-51   5100018596        47,900.00      47,852.82   09/06/98    06/27/28     359.15    11/01/98      59.8    9.125         359.73
237-51   5100018844        70,000.00      69,689.21   09/01/98    07/22/08     119.00    09/29/98      80.0   10.250         862.71
237-51   5100018976        57,200.00      56,920.11   09/06/98    07/16/13     179.15    11/01/98      49.7    9.000         535.46
237-51   5100019107        20,400.00      20,245.54   09/06/98    07/21/09     131.15    11/01/98      19.0   10.375         239.73
237-51   5100019164        70,500.00      69,806.22   09/06/98    07/22/08     119.15    11/01/98      72.6    8.500         806.72
237-51   5100019214        68,000.00      67,824.79   09/06/98    07/09/19     251.15    11/01/98      74.7    8.750         545.00
237-51   5100019222        37,800.00      37,777.76   09/01/98    06/27/28     359.00    09/29/98      20.2    8.250         262.12
237-51   5100019271        88,500.00      88,500.00   09/01/98    06/27/28     359.00    09/01/98      50.5   10.025         718.38
237-51   5100019313       106,500.00     106,500.00   09/01/98    07/10/18     239.00    09/01/98      89.4    9.875         940.47
237-51   5100019339        52,100.00      51,608.42   09/06/98    07/22/08     119.15    11/01/98      67.2    9.250         615.63
237-51   5100019388        54,500.00      54,500.00   09/01/98    07/22/08     119.00    09/01/98      58.6    9.475         650.16
237-51   5100019511        93,400.00      93,400.00   09/01/98    06/27/28     359.00    09/01/98      75.0   13.000         953.68
237-51   5100019586        64,700.00      64,529.93   09/06/98    07/09/19     251.15    11/01/98      73.9    8.600         512.77
237-51   5100019602       125,600.00     125,383.82   09/06/98    07/04/23     299.15    11/01/98      80.0    8.750         953.11
237-51   5100019750        86,900.00      86,900.00   09/01/98    07/10/18     239.00    09/29/98      69.7    9.875         767.39
237-51   5100019768        58,500.00      58,377.13   09/01/98    07/16/13     179.00    09/29/98      84.7   10.625         601.02
237-51   5100019800       112,000.00     111,846.28   09/01/98    07/09/19     251.00    09/29/98      80.0    8.250         864.49
237-51   5100019834        65,000.00      65,000.00   09/01/98    06/27/28     359.00    09/01/98      43.3    9.375         499.02
237-51   5100019982       115,300.00     115,300.00   10/01/98    08/15/13     180.00    10/01/98      84.7    8.875       1,071.45
237-51   5100020030        73,800.00      73,800.00   10/01/98    07/27/28     360.00    10/01/98      62.5   13.240         766.35
237-51   5100020105       123,400.00     123,400.00   10/01/98    08/09/18     240.00    10/01/98      74.7    8.500         988.42
237-51   5100020204        40,400.00      40,400.00   10/01/98    08/21/08     120.00    10/01/98      84.1    8.875         469.80
237-51   5100020220       107,800.00     107,800.00   10/01/98    08/09/18     240.00    10/01/98      70.0   11.250       1,043.99
237-51   5100020394        32,400.00      32,400.00   10/01/98    08/21/08     120.00    10/01/98      66.1    8.500         370.75
237-51   5100020402        40,400.00      39,862.15   10/06/98    08/24/06      96.16    12/01/98      30.8    8.875         543.82
237-51   5100020600       189,700.00     189,700.00   10/01/98    07/27/28     360.00    10/01/98      74.9    8.250       1,315.45
237-51   5200000718       106,700.00     106,475.42   08/06/98    06/09/18     238.13    10/01/98      82.0   11.125       1,024.92
237-51   5200000783        56,000.00      55,930.32   09/01/98    08/08/17     227.00    09/29/98      58.9   10.750         532.76
237-51   5500002364        83,800.00      83,566.92   09/06/98    07/11/17     227.15    11/01/98      52.0    9.875         752.66
237-51   5500002372        48,900.00      48,842.29   09/06/98    06/27/28     359.15    11/01/98      74.0    8.250         339.09
237-51   5500002497        83,700.00      83,378.33   10/06/98    08/15/13     180.16    12/01/98      83.7   11.625         908.59
237-51   5500002521       117,800.00     116,757.34   10/06/98    08/21/08     120.16    12/01/98      66.9   10.375       1,459.39
237-51   5600004385        35,100.00      35,021.34   10/06/98    08/10/17     228.16    12/01/98      90.0   11.625         353.03
237-51   5600004427        47,000.00      46,665.21   10/06/98    08/19/10     144.16    12/01/98      63.5    9.125         496.71
237-51   5600004526        93,000.00      92,910.31   09/06/98    07/04/23     299.15    11/01/98      88.5   12.125         912.04
237-51   5600004542        66,200.00      66,016.50   09/06/98    07/10/18     239.15    11/01/98      73.9    9.000         549.74
237-51   5600004591        55,800.00      55,777.70   09/01/98    06/27/28     359.00    09/29/98      90.0   10.025         452.95
237-51   5600004633        90,900.00      90,900.00   09/01/98    07/11/17     227.00    09/01/98      79.0    9.625         802.83
237-51   5600004732       107,700.00     107,113.90   10/06/98    08/18/11     156.16    12/01/98      84.4   10.875       1,192.78
237-51   5600004922        56,100.00      55,752.96   10/06/98    08/19/10     144.16    12/01/98      62.3   11.125         652.87
237-51   5600005051        68,000.00      67,668.10   10/06/98    08/18/11     156.16    12/01/98      80.0   12.250         805.94
237-51   5700001919        84,500.00      84,067.61   09/06/98    07/16/13     179.15    11/01/98      65.0    8.500         767.99
237-51   5700001943        71,800.00      71,726.33   09/06/98    07/04/23     299.15    11/01/98      89.7   11.775         687.01
         ----------------------------------------                              ------                 ---------------------------
                 52     3,822,200.00   3,813,076.79                            237.38                  71.2    9.997      36,295.61

237-52    800771040        61,625.00      61,625.00   08/01/98    07/01/18     238.00    09/01/98      85.0   10.990         635.67
237-52    800963142       108,000.00     107,625.78   09/01/98    08/01/13     179.00    10/01/98      77.1    9.140       1,104.42
237-52    800969719        76,500.00      76,500.00   08/27/98    07/27/18     238.82    08/27/98      90.0    9.750         725.62
237-52    801021189        42,250.00      42,075.44   09/01/98    08/01/08     119.00    10/01/98      65.0   13.500         643.36
237-52   5100018661        59,400.00      59,133.29   09/01/98    08/01/13     179.00    10/01/98      56.5    8.875         598.07
         ----------------------------------------                              ------                 ---------------------------
                  5       347,775.00     346,959.51                            195.39                  76.4   10.087       3,707.14

237-53    661557553        90,000.00      80,079.81   12/07/97    10/09/22     290.20    09/13/98      75.0    9.195         708.25
237-53    661569038        38,400.00      38,093.92   11/01/97    09/09/17     229.00    08/08/98      80.0   13.490         427.68
237-53    661629196        19,800.00      19,498.76   04/06/98    02/18/13     174.12    09/21/98      24.2    8.750         182.64
237-53    801072786        63,300.00      63,010.31   10/06/98    08/16/12     168.16    12/01/98      57.5   11.250         692.01



ALLIANCE FUNDING                                              Sale Schedule - Group 1, Sub-Pool I & II                Page 8 9/24/98
A division of Superior Bank FSB                1998-3 Class 1 - Initial of Fixed Rate Mortgages - Settlement 9/24/98

                                                                                                                         Zip
Pool ID   Account      Name                            Address                            City                  State   Code
---------------------------------------------------------------------------------------------------------------------------------
237-53   5100020360 EDWARDS DONN                    13168 W FEDDE STREET               NEW BUFFALO               MI     49117
237-53   5100020378 NALDER RANDY S                  17016 5TH AVENUE EAST              SPANAWAY                  WA     98387
237-53   5100020550 KENDALL GARY H                  1022 NORTH CRESTLINE STREE         SPOKANE                   WA     99202
237-53   5100020584 LAWTON MICHAEL                  3885 MACK ROAD                     SAGINAW                   MI     48601
237-53   5100020675 TROST PHILIP CARL               162 N HOLIDAY LANE                 OTIS                      OR     97368
237-53   5100020758 SOULLIERE DANIEL A              3394 KRAFFT ROAD                   FORT GRATIOT              MI     48059
237-53   5100020840 LINDERS CLAUDETTE               18303 84TH STREET EAST             SUMNER                    WA     98390
237-53   5100020873 COLWELL DAVID W                 842 WEST PECK LAKE ROAD            IONIA                     MI     48846
237-53   5100021012 OLSEN PAUL O                    9230 51ST AVENUE NORTHEAST         MARYSVILLE                WA     98270
237-53   5100021087 DUPONT MARIE L                  21701 EDMUNTON STREET              ST CLAIR SHORES           MI     48080
237-53   5200001559 BOYER RAYMOND O                 1105 TIMBERLANE TRAIL              CASSELBERRY               FL     32707
237-53   5500002679 NICHOLAS TIMOTHY G              1 MAYSON CT                        SELDEN                    NY     11784
237-53   5500002703 GLADLE SHELLY S                 116 FAIRMONT AVE                   WATERTOWN                 NY     13601
237-53   5500002729 BRADFORD NOLAN C                1010 W 12TH COURT                  PANAMA CITY               FL     32401
237-53   5500002745 GIAMBRUNO PETER A               129 WOOLSEY AVE                    GLEN COVE                 NY     11542
237-53   5500002828 BESSETTE DONALD J               67 BOG HOLLOW RD                   WASSAIC                   NY     12592
237-53   5600005044 HOLLOWAY JEFFREY C              465 BELINDA PARKWAY                MOUNT JULIET              TN     37122
237-53   5600005101 BAERWALD MILTON G               622 EAST OAK DRIVE                 JUNEAU                    WI     53039
237-53   5600005119 MALLOW MARY L                   5098 W HORSESHOE RD                WATERTOWN                 WI     53094
237-53   5600005168 KETTERHAGEN JOSEPH B            801 UHEN CT                        BURLINGTON                WI     53105
237-53   5600005176 VANHOUDT FRANCIS P              1131 SHERBURNE AVENUE              SAINT PAUL                MN     55104
237-53   5600005234 RECH RICHARD F                  1010 NORTH CREAMERY STREET         BROWERVILLE               MN     56438
237-53   5600005291 QUICK DAVID D                   N982 ELMORE DR                     CAMPBELLSPORT             WI     53010
237-53   5600005309 JAMES JESSE T                   1360 WOMMACK BRANTLEY ROAD         TENNILLE                  GA     31089
237-53   5600005333 SEVERSON ALBERT A               1363 14TH STREET                   HOULTON                   WI     54082
237-53   5600005366 HACKER FRED W                   53603 120TH STREET                 COSMOS                    MN     56228
237-53   5600005374 NELSON KENNETH A                N92 W31354 HOFF ROAD               HARTLAND                  WI     53029
237-53   5700002016 MARSH LAURENCE C                1547 S CHICAGO AVENUE              FREEPORT                  IL     61032
237-53   5700002057 RIX ROBERT R                    1517 EAST BRILL                    PHOENIX                   AZ     85006
237-53   5700002081 VON SCHMITTO ROBIN              803 SELKIRK STREET                 WEST PALM BEACH           FL     33405
         -------------------------------------------
                 34 Sale Total

237-54    801034141 DEAN RUBY STEEN                 1127 CANARY LANE                   MEMPHIS                   TN     38109
237-54   5100020733 PIASECKI RAYMOND F              2709 BENNET                        DEARBORN                  MI     48124
         -------------------------------------------
                  2 Sale Total

                456 Grand Total Sub-Pool I

                      Principal    Cut-off Date        First                                          OriginalCurrent  Scheduled
                     Balance at     Principal         Payment     Maturity      Rem        Date        LTV   Mortgage   Payment
Pool ID   Account    Origination     Balance            Date        Date       Term        Due        Ratio    Rate    Int & Prin
-------------------------------------------------     ---------   ---------    ------    ---------    ---------------------------
237-53   5100020360        48,500.00      48,500.00   10/01/98    08/15/13     180.00    10/01/98      59.1    9.740         473.93
237-53   5100020378       107,900.00     107,845.91   10/06/98    07/27/28     360.16    12/01/98      89.9   12.250       1,043.66
237-53   5100020550        50,300.00      50,300.00   10/01/98    08/08/19     252.00    10/01/98      71.8    8.250         388.25
237-53   5100020584        42,400.00      41,962.82   10/06/98    08/23/07     108.16    12/01/98      85.6   10.625         564.24
237-53   5100020675        21,300.00      21,300.00   10/01/98    08/25/05      84.00    10/01/98      30.4    8.375         310.07
237-53   5100020758        89,100.00      88,241.40   10/06/98    08/21/08     120.16    12/01/98      73.6    8.875       1,036.12
237-53   5100020840        73,200.00      73,127.89   10/06/98    07/27/28     360.16    12/01/98      65.3    9.125         549.74
237-53   5100020873        77,200.00      77,133.16   10/06/98    08/04/22     288.16    12/01/98      79.5   13.500         834.94
237-53   5100021012       115,300.00     115,300.00   10/01/98    08/15/13     180.00    10/01/98      82.9    9.375       1,103.21
237-53   5100021087        85,600.00      85,600.00   10/01/98    08/01/24     312.00    10/01/98      65.8    9.740         697.28
237-53   5200001559        34,900.00      34,862.84   10/06/98    07/27/28     360.16    12/01/98      56.2    8.750         253.42
237-53   5500002679        52,700.00      52,700.00   10/01/98    08/23/07     108.00    10/01/98      38.4   12.990         765.90
237-53   5500002703        58,500.00      58,468.94   10/06/98    07/27/28     360.16    12/01/98      84.7   11.990         555.01
237-53   5500002729        41,000.00      40,797.78   10/06/98    08/16/12     168.16    12/01/98      82.0   10.375         427.92
237-53   5500002745       198,000.00     198,000.00   10/01/98    08/11/16     216.00    10/01/98      90.0   10.875       1,931.30
237-53   5500002828        88,100.00      88,100.00   10/01/98    08/21/08     120.00    10/01/98      74.0    8.500       1,008.12
237-53   5600005044        49,100.00      49,100.00   10/01/98    08/19/10     144.00    10/01/98      54.5    8.875         512.52
237-53   5600005101        67,000.00      67,000.00   10/01/98    08/10/17     228.00    10/01/98      83.7   11.125         652.94
237-53   5600005119        53,900.00      52,853.56   10/06/98    08/26/04      72.16    12/01/98      34.1    9.125         899.73
237-53   5600005168        99,000.00      99,000.00   10/01/98    08/04/22     288.00    10/01/98      78.2    9.990         837.65
237-53   5600005176        25,000.00      25,000.00   10/01/98    08/03/23     300.00    10/01/98      36.7    9.375         199.61
237-53   5600005234        40,700.00      40,572.30   10/06/98    08/14/14     192.16    12/01/98      66.7   12.250         447.07
237-53   5600005291        39,000.00      39,000.00   10/01/98    07/27/28     360.00    10/01/98      55.4   11.000         342.82
237-53   5600005309        48,000.00      47,873.69   10/06/98    08/11/16     216.16    12/01/98      84.9   11.375         482.88
237-53   5600005333       113,400.00     113,400.00   10/01/98    08/10/17     228.00    10/01/98      79.8   12.125       1,176.44
237-53   5600005366        68,400.00      68,400.00   10/01/98    08/15/13     180.00    10/01/98      64.5   12.990         798.33
237-53   5600005374       111,300.00     111,108.46   10/06/98    08/04/22     288.16    12/01/98      79.5    9.375         898.07
237-53   5700002016        46,300.00      46,154.80   10/06/98    08/10/17     228.16    12/01/98      74.0    8.875         388.44
237-53   5700002057        64,100.00      63,491.97   10/06/98    08/23/07     108.16    12/01/98      83.7   12.250         906.61
237-53   5700002081        86,200.00      85,994.35   10/06/98    08/10/17     228.16    12/01/98      89.7   11.125         840.05
         ----------------------------------------                              ------                 ---------------------------
                 34     2,306,900.00   2,291,872.67                            226.99                  73.8   10.555      23,336.85

237-54    801034141        27,500.00      27,500.00   09/17/98    08/17/13     179.51    09/17/98      51.8   10.300         300.58
237-54   5100020733       100,300.00     100,300.00   10/01/98    09/01/18     240.00    10/01/98      69.1    8.625         878.38
         ----------------------------------------                              ------                 ---------------------------
                  2       127,800.00     127,800.00                            226.98                  65.4    8.985       1,178.96

                456    31,048,897.00  31,005,113.86                            267.03                  77.4   10.395     295,056.16

                                  EXHIBIT H-2

                     MORTGAGE LOAN SCHEDULE FOR SUB-POOL II



ALLIANCE FUNDING                                              Sale Schedule - Group 1, Sub-Pool I & II                Page 1 9/24/98
A division of Superior Bank FSB                1998-3 Class 1 - Initial of Fixed Rate Mortgages - Settlement 9/24/98

                                                                                                                         Zip
Pool ID   Account      Name                            Address                            City                  State   Code
---------------------------------------------------------------------------------------------------------------------------------
238-01    661384396 MASCORRO GERARDO JR             124 EAST BOWMAN                    SOUTH BEND                IN     46613
238-01    661624163 LESPERANCE GERALD P             454 WASHINGTON STREET              COVENTRY                  RI     02816
238-01    661647859 MECKLE DENNIS                   608 S MAIN ST                      CROSBY                    ND     58730
238-01    661648576 GREENWOOD PAUL T                74 ASTER COURT                     BROOKLYN                  NY     11229
238-01    661648899 BOLDING MONROE J                3726 VISTA RIDGE DR                MOBILE                    AL     36693
238-01    661649244 DEDRICK JOHN A                  3455 FLINTSHIRE DRIVE              BIRMINGHAM                AL     35226
238-01    661649277 KELLY CLARA T                   10955 SOUTH MORGAN                 CHICAGO                   IL     60643
238-01    661650234 MCQUEEN SUSIE M                 14413 POTOMAC                      EAST CLEAVELAND           OH     44112
238-01    800601601 MOORE DONNA                     109 WEST 7TH STREET                MOUNT VERNON              NY     10550
238-01    800622151 BURGE BRYON                     5505 NORTHEAST 166TH TERRA         SILVER SPRINGS            FL     34488
238-01    800632069 GRIFFITH KERRY V                6204 WEST BERYL AVENUE             GLENDALE                  AZ     85302
238-01    800638876 SANDERS ALBERT                  2437 - 39 NORTH COLLEGE AV         INDIANAPOLIS              IN     46205
238-01    800661043 ALEQUIN RAYMOND L               92-14 177TH STREET                 JAMAICA                   NY     11433
238-01    800668535 JOHNSON WELDON                  25695 MULBERRY DRIVE               SOUTHFIELD                MI     48034
238-01    800673634 HEIZMANN NORMAN J               3812 ELIZABETH STREET              MCKEESPORT                PA     15132
238-01    800678518 CLOUTIER CAMILLE M              16A BLUEBERRY ROAD                 DERRY                     NH     03038
238-01    800703746 LALL SOONDAR                    227 SOUTH 11TH AVENUE              MT VERNON                 NY     10550
238-01    800705774 KAISER SHIRLEY A                2135 BRAMAN AVENUE                 FORT MYERS                FL     33901
238-01    800707853 BLEHART JAMES                   825 ORADELL AVENUE                 ORADELL                   NJ     07649
238-01    800740771 CAIN HOWARD W                   414 EAST UNION STREET              NEWARK                    NY     14513
238-01    800744716 ROBERTS LEE A                   713 PARK AVENUE                    SYRACUSE                  NY     13204
238-01    800746273 ANGSTEAD STEVEN P               3479 RAINBOW DRIVE                 LOVELAND                  CO     80537
238-01    800746596 CAIN HOWARD W                   443 EAST UNION STREET              NEWARK                    NY     14513
238-01    800749434 DAWSON WHITNEY G                4135 53RD AVENUE SOUTHWEST         SEATTLE                   WA     98116
238-01    800752974 SUMMERS JUDY                    6400 DIVERSY                       DETROIT                   MI     48206
238-01    800753659 STROKE REX S                    409 EAST WESTCHESTER DRIVE         TEMPE                     AZ     85283
238-01    800764466 BRYANT RAY J                    10934 COUNTRY HAVEN DRIVE          GIBSONTON                 FL     33534
238-01    800765661 KING BETTY                      11701 FORRER                       DETROIT                   MI     48227
238-01    800768780 HANNAH MISTY                    2127 KING JAMES DRIVE              DALLAS                    GA     30132
238-01    800772394 MARCELO ROMULO M                192 ADRIENNE DRIVE                 BAYSHORE                  NY     11706
238-01    800777088 BROWN G SCOTT                   224 LOUISA AVE                     VIRGINIA BEACH            VA     23454
238-01    800778581 BERRY MICHAEL Q                 21193 THREE NOTCH ROAD             LEXINGTON PARK            MD     20653
238-01    800779092 QUINTERO HECTOR                 1367 NORTH SANTA ANNA COUR         CHANDLER                  AZ     85224
238-01    800779480 STOREY KARYL                    2912 SOUTH WABASH CIRCLE           DENVER                    CO     80231
238-01    800783417 WINDHAM CURLEE                  104 08 NORTHERN BOULEVARD          CORONA                    NY     11368
238-01    800788606 AYDELOTTE KENNETH D             17828 NORTH 44TH AVENUE            GLENDALE                  AZ     85308
238-01    800790537 LUIZ STEVEN                     23 SIXTH STREET                    NEWNAN                    GA     30263
238-01    800794737 DORAN KEVIN J                   12010 CLUB HOUSE LANE              MUKILTEO                  WA     98275
238-01    800794919 ARNOLD KEITHA J                 55 57 WASHINGTON AVENUE            ENDICOTT                  NY     13760
238-01    800796179 KARST JANICE H                  16 WEST MULLAN AVENUE              KELLOGG                   ID     83837
238-01    800797839 STORZINGER JOSEPH               101 STRATHMORE COURT DRIVE         CORAM                     NY     11727
238-01    800798100 PHELAN EDWARD W                 6930 ROARING FORK TRAIL            BOULDER                   CO     80301
238-01    800800518 BLACK STEVEN L                  937 E ISABELLA AVE                 MUSKEGON                  MI     49442
238-01    800803330 ORDONEZ EDGAR                   2190 GREAT NECK ROAD               COPIAGUE                  NY     11726
238-01    800803702 DELISI ANGELO A                 247 WOODLAWN AVENUE                COLLINGSWOOD              NJ     08108
238-01    800804494 OROURKE EUGENE E                5 BROOKVIEW LANE                   MATAWAN                   NJ     07747
238-01    800804551 FARBER SUE A                    2631 WEST CHESTNUT AVE             ALTOONA                   PA     16601
238-01    800806317 LYONS ERIC                      3654 EAST 1015 NORTH               MENAN                     ID     83434
238-01    800807240 MILLETTE MICHAEL J              188 MAPLE STREET                   EAST DOUGLAS              MA     01516
238-01    800809170 ABDALLA SOMAYA                  21.5 PIERCE AVENUE                 JERSEY CITY               NJ     07307
238-01    800810202 SCHEFTER JAMES L                3923 NORTH VILLAGE RIM RD          PARK CITY                 UT     84098
238-01    800811242 PRAUL JAMES B                   22 N 5TH STREET                    SURF CITY                 NJ     08008
238-01    800812711 ALICEA JAIME E                  4 ZOE COURT                        BAY SHORE                 NY     11706
238-01    800814394 RICHARDSON ALEXANDER            14 SOUTH 14TH AVENUE               MOUNT VERNON              NY     10550
238-01    800816290 STEVENS DIANE MARIE             8152 WEST EARLL DRIVE              PHOENIX                   AZ     85033
238-01    800816571 MAY KAREN A                     4881 COUNTY ROAD 23                CARDINGTON                OH     43315
238-01    800819302 SURPRENANT EDWARD JR            3 SOUTH ST & 134 W MAIN ST         MARLBOROUGH               MA     01752
238-01    800819542 VACCARIELLO JOHN                180 7TH AVENUE                     TROY                      NY     12180
238-01    800819781 SOMO SAM                        13220 LYONS STREET                 OAK PARK                  MI     48237
238-01    800820474 NKA PATRICIA PATRICIA RHO       430 PROSPECT AVENUE                BRIDEGPORT                PA     19405
238-01    800823759 PIERCE ROBERT L                 130 EAST BUFFALO STREET            CHURCHVILLE               NY     14428
238-01    800824104 HENRIE DAVID K                  1778 NORTH 820 WEST                OREM                      UT     84057

                         Principal      Cut-off Date    First                                        Original Current    Scheduled
                         Balance at       Principal    Payment     Maturity      Rem        Date        LTV   Mortgage    Payment
Pool ID   Account        Origination      Balance       Date        Date        Term        Due        Ratio   Rate      Int & Prin
----------------------------------------------------  ---------   ---------    ------    ---------   ----------------------------
238-01    661384396        27,600.00      27,338.09   12/22/96    11/22/11     158.70    08/22/98      80.0   13.500         316.13
238-01    661624163       129,500.00     129,500.00   09/01/98    08/01/18     239.00    09/01/98      70.0   10.950       1,332.28
238-01    661647859        24,000.00      23,990.87   08/10/98    07/10/28     358.26    09/10/98      80.0    9.170         196.05
238-01    661648576        25,000.00      24,916.44   08/10/98    07/10/13     178.26    09/10/98      83.6   10.050         269.42
238-01    661648899        21,000.00      20,949.69   08/13/98    07/13/13     178.36    09/13/98      80.3   12.000         216.01
238-01    661649244        26,400.00      26,329.20   08/15/98    07/15/13     178.42    09/15/98      89.9   10.900         249.43
238-01    661649277        62,600.00      62,600.00   08/13/98    07/13/28     358.36    09/13/98      63.8    8.900         499.20
238-01    661650234        41,600.00      41,476.75   08/27/98    07/27/13     178.82    09/27/98      84.8   10.750         466.31
238-01    800601601       152,000.00     151,575.12   03/10/98    02/10/13     173.33    09/10/98      80.0   12.250       1,592.80
238-01    800622151        26,100.00      25,886.81   04/01/98    03/01/13     174.00    09/01/98      90.0   11.500         304.90
238-01    800632069        11,445.00      11,384.33   05/01/98    04/01/13     175.00    09/01/98      79.4   13.900         151.65
238-01    800638876        10,000.00       9,998.45   07/17/98    06/17/08     117.50    08/17/98      65.6   10.250         133.54
238-01    800661043       157,500.00     156,220.10   04/23/98    03/23/13     174.67    09/23/98      90.0   10.700       1,464.32
238-01    800668535        18,500.00      17,635.46   04/24/98    03/24/13     174.71    10/24/98      87.9   11.700         218.48
238-01    800673634        13,800.00      13,681.71   05/01/98    04/01/13     175.00    09/01/98      89.9   11.700         162.97
238-01    800678518        46,800.00      46,784.88   06/01/98    05/01/13     176.00    09/01/98      60.0   11.450         461.67
238-01    800703746       136,000.00     135,851.56   04/25/98    03/25/13     174.74    08/25/98      85.0   10.950       1,290.02
238-01    800705774        11,000.00      10,915.58   05/01/98    04/01/13     175.00    09/01/98      79.5   10.900         124.34
238-01    800707853        35,000.00      34,991.81   06/18/98    05/18/13     176.52    09/18/98      84.1   12.900         384.44
238-01    800740771        44,200.00      44,183.88   07/12/98    06/12/18     237.34    09/12/98      85.0   11.900         483.60
238-01    800744716        42,000.00      41,972.41   06/15/98    05/15/13     176.42    08/15/98      70.0   11.400         412.73
238-01    800746273        35,250.00      34,837.83   06/11/98    05/11/13     176.28    10/11/98      73.4   13.250         396.84
238-01    800746596        44,250.00      44,242.73   07/12/98    06/12/18     237.34    09/12/98      75.0   12.390         499.32
238-01    800749434        44,000.00      43,434.44   05/01/98    04/01/13     175.00    10/01/98      80.4   12.400         466.19
238-01    800752974        24,000.00      24,000.00   06/18/98    05/18/13     176.52    09/18/98      80.0   10.950         227.65
238-01    800753659        16,970.00      16,925.92   06/22/98    05/22/13     176.65    08/22/98      88.3   11.250         195.55
238-01    800764466        27,300.00      27,084.95   06/20/98    05/20/13     176.58    09/20/98      70.0   12.450         335.59
238-01    800765661        25,000.00      24,972.31   06/04/98    05/04/13     176.05    08/04/98      62.5   12.000         257.15
238-01    800768780        74,800.00      74,759.75   06/13/98    05/13/28     356.35    08/13/98      85.0   12.300         786.72
238-01    800772394        14,900.00      14,887.81   08/07/98    07/07/13     178.16    09/07/98      85.9   11.000         169.35
238-01    800777088        23,200.00      23,100.83   06/01/98    05/01/13     176.00    09/01/98      79.9   11.400         269.55
238-01    800778581       111,150.00     111,109.93   07/02/98    06/02/13     177.01    09/02/98      90.0   10.950       1,054.31
238-01    800779092        11,000.00      10,975.01   06/21/98    05/21/13     176.61    08/21/98      89.0   10.650         122.62
238-01    800779480        44,050.00      44,028.57   06/11/98    05/11/13     176.28    09/11/98      79.5   12.750         478.69
238-01    800783417       113,750.00     113,750.00   09/01/98    08/01/23     299.00    09/01/98      65.0   11.250       1,135.50
238-01    800788606        18,361.00      18,280.99   06/14/98    05/14/13     176.38    08/14/98      74.5   11.150         210.43
238-01    800790537        15,000.00      14,808.08   06/05/98    05/05/13     176.09    09/05/98      84.6   10.200         163.03
238-01    800794737        26,150.00      26,068.65   07/01/98    06/01/13     177.00    10/01/98      81.5   12.275         274.54
238-01    800794919       191,750.00     191,750.00   09/01/98    08/01/18     239.00    09/01/98      65.0   11.350       2,025.10
238-01    800796179        50,150.00      50,150.00   09/01/98    08/01/13     179.00    09/01/98      85.0   10.200         447.53
238-01    800797839        12,500.00      12,459.55   06/04/98    05/04/18     236.05    09/04/98      90.0   10.800         127.33
238-01    800798100        50,000.00      49,874.67   09/01/98    08/01/18     239.00    10/01/98      85.4   10.450         497.52
238-01    800800518        36,000.00      36,000.00   09/03/98    08/03/28     359.05    09/03/98      70.5    9.900         313.27
238-01    800803330       114,000.00     114,000.00   08/02/98    07/02/28     357.99    09/02/98      69.9    9.100         925.48
238-01    800803702        23,000.00      23,000.00   07/09/98    06/09/13     177.24    09/09/98      84.8   12.400         243.69
238-01    800804494        36,000.00      35,990.47   07/01/98    06/01/13     177.00    09/01/98      75.0   12.350         380.03
238-01    800804551        41,705.00      41,681.69   07/10/98    06/10/28     357.27    09/10/98      85.9    9.400         347.64
238-01    800806317        17,500.00      17,500.00   08/01/98    07/01/13     178.00    09/01/98      85.0   12.400         185.41
238-01    800807240        45,000.00      44,681.90   08/08/98    07/08/13     178.19    10/08/98      69.3    8.750         449.75
238-01    800809170        72,900.00      72,900.00   08/27/98    07/27/13     178.82    08/27/98      90.0   10.400         661.40
238-01    800810202        28,792.00      28,748.98   07/01/98    06/01/13     177.00    09/01/98      84.8   12.150         299.49
238-01    800811242        91,000.00      91,000.00   07/17/98    06/17/13     177.50    08/17/98      69.8   13.650       1,053.07
238-01    800812711        50,000.00      49,884.55   06/26/98    05/26/18     236.78    08/26/98      48.7    9.350         461.18
238-01    800814394       116,250.00     116,250.00   08/13/98    07/13/13     178.36    08/13/98      75.0   10.850       1,093.92
238-01    800816290        48,450.00      48,231.70   07/04/98    06/04/13     177.07    09/04/98      85.0    7.500         449.14
238-01    800816571        17,200.00      17,194.70   08/15/98    07/15/13     178.42    09/15/98      84.9   12.600         213.11
238-01    800819302        36,000.00      35,716.67   07/10/98    06/10/18     237.27    10/10/98      79.7   13.750         441.15
238-01    800819542        15,000.00      14,885.97   08/06/98    07/06/18     238.13    09/06/98      84.1   11.850         163.60
238-01    800819781        48,000.00      48,000.00   08/15/98    07/15/13     178.42    09/15/98      80.0    8.000         352.21
238-01    800820474        10,500.00      10,498.83   07/16/98    06/16/13     177.47    09/16/98      85.0   11.800         106.40
238-01    800823759        17,580.00      17,561.66   08/17/98    07/17/13     178.49    09/17/98      85.0   14.000         234.12
238-01    800824104        24,300.00      24,275.27   07/01/98    06/01/18     237.00    09/01/98      90.0   11.950         266.72




ALLIANCE FUNDING                                              Sale Schedule - Group 1, Sub-Pool I & II                Page 2 9/24/98
A division of Superior Bank FSB                1998-3 Class 1 - Initial of Fixed Rate Mortgages - Settlement 9/24/98

                                                                                                                         Zip
Pool ID   Account      Name                            Address                            City                  State   Code
---------------------------------------------------------------------------------------------------------------------------------
238-01    800824351 JONES CAROLYN D                 3228 SPRIGGS REQUEST               MITCHELVILLE              MD     20721
238-01    800824914 SOWERSBY LARRY B                631 DEERTRAIL DRIVE                HAILEY                    ID     83333
238-01    800824930 HOLLINGSHEAD JEFFREY L          123 E WALNUT GROVE ROAD            FAWN GROVE                PA     17321
238-01    800825119 MALLARDI JESSIE LU              88 MANOR DRIVE                     SHIRLEY                   NY     11967
238-01    800825770 MCNEILL CHARLEE M               3943 NORTH RAILROAD CIRCLE         GRANTSVILLE               UT     84029
238-01    800827602 DENSON ROBERT F                 1059 WEST 600 SOUTH                LAYTON                    UT     84041
238-01    800827644 WYLIE GRANT E                   9268 EAST LUPINE AVENUE            SCOTTSDALE                AZ     85260
238-01    800829996 JAGOPAT RAJPATTIE               398 SAPIR STREET                   VALLEY STREAM             NY     11580
238-01    800830374 DAMON STEPHANIE L               68 QUINCY WAY UNIT 68              ATTLEBORO                 MA     02703
238-01    800830556 DIEHL JOANN L                   620 DUNCAN STREET                  SCRANTON                  PA     18505
238-01    800832081 SCHOCK DAVID L                  BOX 147 MAIN STREET                QUAKAKE                   PA     18245
238-01    800832644 LAWRENCE MARK W                 168 WEST CHERRY STREET             GRANTSVILLE               UT     84029
238-01    800832842 NEVERS FRANK                    759 CAPITAL AVENUE                 BRIDGEPORT                CT     06606
238-01    800833220 SCHLESIGER PATRICIA J           740 BLOSSOM WAY                    SANTA ROSA                CA     95401
238-01    800834467 MAGUIRE PATRICIA                218 WARREN STREET                  GLOUCESTER CITY           NJ     08030
238-01    800834996 GARDELLA OWEN                   257 SOUTHBURY ROAD                 ROXBURY                   CT     06783
238-01    800836736 THOMAS CECIL G                  1081 WILLMOHR STREET               BROOKLYN                  NY     11212
238-01    800838559 KUNKLE WADE R                   1105 BELLEVUE AVENUE               LAURELDALE                PA     19605
238-01    800839078 SANTORO MATTHEW A               6 EUGENE PLACE                     STATEN ISLAND             NY     10312
238-01    800841355 WILKS KYLE                      8 WOOD LOT LANE                    MIDDLETOWN                CT     06457
238-01    800841603 MARTO JOHN V                    2 FLINTLOCK ROAD                   READINGTON TWP            NJ     08822
238-01    800841793 SNYDER RICHARD E                369 SARATOGA ROAD                  SOUTH GLENS FALLS         NY     12803
238-01    800844094 BAKER JEFF                      187 RUGGLES STREET                 WESTBOROUGH               MA     01581
238-01    800844672 GUINN GARY                      18440-18444 GRAND-RIVER            DETROIT                   MI     48223
238-01    800845489 GRADIAS DELIA                   18765 HIGHWAY 95                   GADSDEN                   AZ     85336
238-01    800845513 JUNGER JACQUES F                8083 RIDGEVIEW DRIVE               BIG CANOE                 GA     30143
238-01    800845760 KRAMER CLARENCE C               RD 5 BOX 5174 KELLER ROAD          FLEETWOOD                 PA     19522
238-01    800846701 LEE VIRGINIA W                  1025 MORTON STREET                 ALAMEDA                   CA     94501
238-01    800847246 COOKINHAM LARRY                 78 HORNBECK ROAD                   POUGHKEEPSIE              NY     12603
238-01    800847444 KIM JUNG HOON                   40 JOHN STREET                     ENGLEWOOD CLIFFS          NJ     07632
238-01    800847550 BROWN ELDEN J                   760 GRAND AVENUE                   OROVILLE                  CA     95965
238-01    800849846 GILCHRIST FREDA C               228 230 NORTH MONROE AVENU         COLUMBUS                  OH     43203
238-01    800850349 TOLEDO RAFAEL                   186 SCHAEFFER STREET               BROOKLYN                  NY     11206
238-01    800851131 TINYES JOSEPH W                 66 CARDINAL DRIVE                  POUGHKEEPSIE              NY     12601
238-01    800853152 HODGES WILLIE J                 9 LINDEN LANE                      OLD WESTBURY              NY     11568
238-01    800853764 THOMAS GLYNIS                   525 RIVER BEND ROAD                FORT WASHINGTON           MD     20744
238-01    800853947 STANIFER SCOTTY L               1340 RIDGE ROAD                    LAWRENCEVILLE             GA     30243
238-01    800854200 ATUGBOKOH PHILEMON O            2206 PARK AVENUE                   BALTIMORE                 MD     21217
238-01    800854978 PLAWNER ROBERT                  12 COVE LANE                       PORT JEFFERSON            NY     11777
238-01    800855645 MEEK CAROL R                    286 288 CLAY AVENUE                ROCHESTER                 NY     14613
238-01    800855892 TOMASZEWSKI LISA A              61 63 HEATH STREET                 SOMERVILLE                MA     02144
238-01    800855942 DIEHL WALLACE B                 18711 PRESTON ROAD                 HAGERSTOWN                MD     21742
238-01    800856320 ELTMAN FRANCIS E                LOT 33                             RIDDLESBURG               PA     16672
238-01    800857344 MOTTO JOHN J                    966 972 LINCOLN STREET             HAZELTON                  PA     18201
238-01    800857427 BREZNITSKY KATHLEEN A           322 ALVIN STREET                   FREELAND                  PA     18224
238-01    800858110 LOPEZ IRAIDA                    967 & 969 WILLOUGHBY AVENU         BROOKLYN                  NY     11214
238-01    800858243 VICKERS ALISON E                774 WARNER DRIVE                   FOREST PARK               GA     30297
238-01    800858649 STEELE SANDRA L                 11 LENZMAN STREET                  AMBRIDGE                  PA     15003
238-01    800858789 CASIMIRO CECILIA I              644 CROYDEN ROAD                   CHERRYHILL                NJ     08003
238-01    800858938 SMITH THOMAS R                  3621 WOODHILL DRIVE                BRANDON                   FL     33511
238-01    800859316 LANDINGHAM EDGAR                206 JEFFERSON STREET               PAINESVILLE               OH     44077
238-01    800859530 FRYE BARBARA J                  207 PINE STREET                    TAMAQUA                   PA     18252
238-01    800859605 MITCHELL JIMMY B                1555 GOLF DRIVE                    GILBERTSVILLE             PA     19525
238-01    800863243 DELAUTER HOWARD I               8121 LOFT COURT                    SEVERN                    MD     21144
238-01    800864084 DOLINAR JENNIFER A              3889 CONROY TRAIL                  INVER GROVE HEIGHTS       MN     55076
238-01    800864134 BUDRES CHARLES R                15 WILTON HILLS                    WILTON                    CT     06897
238-01    800864167 MARTIN WILLIAM D                1606 CHAPMAN DRIVE                 LAS VEGAS                 NV     89104
238-01    800864175 POLI STEPHEN                    3293 AMPERE AVENUE                 BRONX                     NY     10465
238-01    800864738 BRIER JOAN A                    1008 28TH AVENUE WEST              BRADENTON                 FL     34205
238-01    800865040 CAIN BILLY C                    115 LOWMAN STREET                  ORANGEBURG                SC     29115
238-01    800865529 CHARITY FRANCES R               10771 LAWYERS ROAD                 PRINCE GEORGE             VA     23875
238-01    800865909 THOMAS HOWARD L                 5262 PROCTOR                       DETROIT                   MI     48210

                           Principal    Cut-off Date    First                                        Origina  Current  Scheduled
                          Balance at     Principal     Payment     Maturity     Rem       Date         LTV   Mortgage   Payment
Pool ID   Account         Origination     Balance       Date        Date       Term        Due        Ratio    Rate    Int & Prin
----------------------------------------------------- ---------   ---------    ------    ---------    ---------------------------
238-01    800824351        32,000.00      31,657.49   06/26/98    05/26/13     176.78    09/26/98      86.1   11.950         383.03
238-01    800824914        31,450.00      31,334.96   07/01/98    06/01/13     177.00    09/01/98      85.0   13.000         397.92
238-01    800824930        40,000.00      39,852.99   08/24/98    07/24/13     178.72    09/24/98      53.3    9.500         417.69
238-01    800825119        76,500.00      76,373.03   08/10/98    07/10/28     358.26    09/10/98      90.0   10.250         685.52
238-01    800825770        45,600.00      45,530.64   07/01/98    06/01/18     237.00    09/01/98      84.7   12.750         526.14
238-01    800827602        84,700.00      84,700.00   08/01/98    07/01/28     358.00    09/01/98      70.0    7.450         589.34
238-01    800827644        25,000.00      24,956.54   06/21/98    05/21/18     236.61    08/21/98      79.3   13.150         295.57
238-01    800829996        41,655.00      41,572.61   07/09/98    06/09/18     237.24    09/09/98      89.9   12.200         464.48
238-01    800830374        65,000.00      65,000.00   08/15/98    07/15/28     358.42    08/15/98      78.3    9.500         546.55
238-01    800830556        85,000.00      85,000.00   08/01/98    07/01/28     358.00    09/01/98      85.0   13.050         943.59
238-01    800832081        38,926.00      38,872.39   07/15/98    06/15/18     237.44    09/15/98      47.5   11.450         413.78
238-01    800832644        12,136.00      12,065.67   08/01/98    07/01/13     178.00    10/01/98      73.8   12.175         147.02
238-01    800832842        19,350.00      19,342.19   07/05/98    06/05/13     177.11    09/05/98      84.9   12.950         244.19
238-01    800833220        20,000.00      20,000.00   08/01/98    07/01/13     178.00    09/01/98      83.6   12.150         208.03
238-01    800834467        25,500.00      25,500.00   09/01/98    08/01/28     359.00    09/01/98      69.8   10.800         239.00
238-01    800834996        59,000.00      59,000.00   08/01/98    07/01/13     178.00    09/01/98      80.9   13.990         698.61
238-01    800836736       198,000.00     198,000.00   09/01/98    08/01/28     359.00    09/01/98      80.0   10.550       1,818.59
238-01    800838559        58,400.00      58,370.43   09/01/98    08/01/28     359.00    10/01/98      89.9   10.650         540.77
238-01    800839078        41,706.00      41,547.78   08/17/98    07/17/13     178.49    09/17/98      85.0   11.500         413.01
238-01    800841355        38,250.00      38,250.00   08/08/98    07/08/13     178.19    09/08/98      85.0   12.500         408.23
238-01    800841603        50,000.00      49,762.12   06/20/98    05/20/13     176.58    09/20/98      80.3   13.350         644.18
238-01    800841793        39,550.00      39,550.00   08/01/98    07/01/28     358.00    09/01/98      70.0   12.550         423.64
238-01    800844094        30,000.00      29,989.81   08/12/98    07/12/18     238.32    09/12/98      52.9    9.550         280.62
238-01    800844672        79,700.00      79,586.57   09/01/98    08/01/13     179.00    10/01/98      54.9   15.500       1,142.89
238-01    800845489        67,150.00      66,533.36   08/01/98    07/01/13     178.00    10/01/98      85.0   11.650         672.68
238-01    800845513        78,300.00      78,187.90   07/19/98    06/19/13     177.57    09/19/98      53.3   12.550         838.71
238-01    800845760        16,000.00      15,950.14   07/22/98    06/22/13     177.67    09/22/98      89.4   11.450         186.41
238-01    800846701        70,000.00      70,000.00   09/01/98    08/01/18     239.00    09/01/98      52.3   10.675         707.12
238-01    800847246        31,000.00      30,797.97   07/26/98    06/26/13     177.80    09/26/98      88.7   10.900         350.40
238-01    800847444        96,200.00      95,791.21   07/10/98    06/10/13     177.27    09/10/98      84.5   12.650       1,037.91
238-01    800847550        48,900.00      48,900.00   09/01/98    08/01/28     359.00    09/01/98      69.8    9.325         404.95
238-01    800849846        60,000.00      60,000.00   09/01/98    08/01/28     359.00    09/01/98      75.0   10.350         542.13
238-01    800850349       102,000.00     101,948.07   08/01/98    07/01/23     298.00    09/01/98      75.0   12.250       1,093.18
238-01    800851131        14,800.00      14,757.85   08/15/98    07/15/13     178.42    09/15/98      85.9   11.450         172.42
238-01    800853152       595,000.00     595,000.00   09/05/98    08/05/28     359.11    09/05/98      70.0    9.600       5,046.55
238-01    800853764        70,000.00      69,932.34   07/05/98    06/05/18     237.11    09/05/98      83.1   12.650         802.71
238-01    800853947        46,600.00      46,466.42   09/01/98    08/01/18     239.00    10/01/98      89.9   10.250         457.45
238-01    800854200       105,400.00     105,400.00   07/18/98    06/18/13     177.53    08/18/98      85.0   12.900       1,157.70
238-01    800854978       292,060.00     292,060.00   09/11/98    08/11/18     239.31    09/11/98      85.9    9.750       2,770.24
238-01    800855645        48,359.00      48,034.26   09/01/98    08/01/13     179.00    10/01/98      53.7   11.900         577.28
238-01    800855892        22,000.00      21,893.07   08/01/98    07/01/13     178.00    10/01/98      75.9    9.850         234.40
238-01    800855942        39,000.00      38,957.87   08/20/98    07/20/13     178.59    09/20/98      85.9   11.850         396.66
238-01    800856320        19,125.00      19,048.41   07/09/98    06/09/13     177.24    09/09/98      85.0   12.050         230.15
238-01    800857344        38,200.00      38,196.70   08/17/98    07/17/13     178.49    09/17/98      84.9   12.100         395.87
238-01    800857427        23,850.00      23,806.85   08/09/98    07/09/18     238.22    09/09/98      90.0    9.250         218.43
238-01    800858110       188,000.00     188,000.00   09/01/98    08/01/13     179.00    09/01/98      37.6   15.250       2,663.49
238-01    800858243        15,000.00      14,971.78   07/03/98    06/03/13     177.04    09/03/98      84.7   12.650         186.35
238-01    800858649        27,300.00      27,240.74   08/20/98    07/20/13     178.59    09/20/98      84.9   10.350         299.24
238-01    800858789       201,600.00     200,901.40   07/05/98    06/05/28     357.11    09/05/98      90.0   11.700       2,027.25
238-01    800858938        27,000.00      27,000.00   09/01/98    08/01/08     119.00    09/01/98      89.9    9.900         355.31
238-01    800859316        44,000.00      43,725.89   07/23/98    06/23/13     177.70    09/23/98      57.8    8.400         430.71
238-01    800859530        26,000.00      25,830.70   07/19/98    06/19/18     237.57    09/19/98      80.0   10.800         264.84
238-01    800859605        19,000.00      18,958.17   07/08/98    06/08/13     177.21    09/08/98      89.7   12.200         230.49
238-01    800863243        20,000.00      19,977.73   08/10/98    07/10/13     178.26    09/10/98      79.6   12.150         241.97
238-01    800864084        11,498.00      11,315.09   08/01/98    07/01/13     178.00    10/01/98      80.1   10.325         125.85
238-01    800864134        46,498.00      46,498.00   10/01/98    09/01/13     180.00    10/01/98      80.0   12.350         568.57
238-01    800864167        23,400.00      23,400.00   08/01/98    07/01/13     178.00    09/01/98      89.7   10.350         256.49
238-01    800864175        43,000.00      43,000.00   09/04/98    08/04/13     179.08    09/04/98      84.8   12.650         534.19
238-01    800864738        13,500.00      13,480.26   08/02/98    07/02/13     177.99    09/02/98      75.0   10.850         152.17
238-01    800865040        51,000.00      50,897.93   08/17/98    07/17/13     178.49    09/17/98      78.4   11.100         582.87
238-01    800865529        74,400.00      74,374.70   08/24/98    07/24/28     358.72    09/24/98      80.0    9.500         625.60
238-01    800865909        22,700.00      22,700.00   08/01/98    07/01/13     178.00    09/01/98      69.8   12.750         246.68




ALLIANCE FUNDING                                              Sale Schedule - Group 1, Sub-Pool I & II                Page 3 9/24/98
A division of Superior Bank FSB                1998-3 Class 1 - Initial of Fixed Rate Mortgages - Settlement 9/24/98

                                                                                                                         Zip
Pool ID   Account      Name                            Address                            City                  State   Code
---------------------------------------------------------------------------------------------------------------------------------
238-01    800866188 JOHANNSON DOUGLAS R             3163 ARNOLD PALMER WAY             MEDFORD                   OR     97504
238-01    800866733 KING PAMELA                     5011 15 WEST MAYPOLE               CHICAGO                   IL     60644
238-01    800866907 CROUCH KENNETH A                1209 SOUTHEAST 21ST AVENUE         CAPE CORAL                FL     33990
238-01    800867277 GERDES JERRY L                  2232 EAST HARMONY LANE             MESA                      AZ     85204
238-01    800867533 TORRENCE VINCENT L              RT 1 BOX 2510                      KING WILLIAM              VA     23086
238-01    800867616 RANDAZZO JOSEPH                 79 OAKDALE STREET                  STATEN ISLAND             NY     10308
238-01    800867707 TAYLOR DONNA L                  2 MAIL ROAD                        BARRYVILLE                NY     12719
238-01    800868069 DARLING ROBERT K                39 VERNON PLACE                    STAMFORD                  CT     06902
238-01    800868234 PELLEGRINO JOHN                 36 CHESTNUT DRIVE                  BAY SHORE                 NY     11706
238-01    800869398 AFFSA DEREK E                   46 BRETT STREET                    BROCKTON                  MA     02401
238-01    800869430 SALZMAN ELLIOT SCOTT            1113 THORTON AVENUE                PLAINFIELD                NJ     07060
238-01    800870479 LINDEN ELLIOTT E                4137 GARDEN AVENUE                 LOS ANGELES               CA     90065
238-01    800870594 SILOTTI CHAD D                  1823 WEST 10740 SOUTH              SOUTH JORDAN              UT     84095
238-01    800870669 SHOWECKER G RAMON               1939 SOUTH STATE STREET            INDIANAPOLIS              IN     46203
238-01    800871931 BARILLAS JEANNE MARIE           4021 SCENIC DRIVE                  ALBRIGHTSVILLE            PA     18210
238-01    800872483 CONWAY BRUCE                    62 WASHINGTON STREET #9            HAVERHILL                 MA     01832
238-01    800872772 KIRK JOHN W                     105 VINEDALE AVENUE                ROCHESTER                 NY     14622
238-01    800873507 THOMPSON JEFFREY E              168 CRAIG ROAD                     AIRVILLE                  PA     17302
238-01    800873937 LEMAY JANELLE A                 1159 SUPERIOR STREET               WATERTOWN                 NY     13601
238-01    800874067 HOARE CYNTHIA G                 4 CALAIS ROAD                      MENDHAM                   NJ     07945
238-01    800875478 SOMMER ROBERT D                 131 GLASSWYCKE DRIVE               GLASSBORO                 NJ     08028
238-01    800875536 MURDOCK DANIEL J                4307 MARCUS                        WATERFORD                 MI     48329
238-01    800875551 NAJAFABADI ARDESHIR             314 HENRICO ROAD                   FRONT ROYAL               VA     22630
238-01    800875577 POWELL GENEVIEVE R              1507 BERRYHILL STREET              HARRISBURG                PA     17104
238-01    800875825 130 SPRUCE S STEPHEN DENI       130 SPRUCE STREET                  MANCHESTER                NH     03104
238-01    800875957 OLIVE BILL L                    25751 CHESAPEAKE COURT             FARMINGTON HILLS          MI     48335
238-01    800876609 VAUGHAN RUBENA                  4916 SARATOGA ROAD                 WEST PALM BEACH           FL     33415
238-01    800877862 JOHNSON MARY LEE                610 FULTON ROAD                    TALLAHASSEE               FL     32312
238-01    800877912 ESTENSEN MARK                   3943 NORTH 45TH PLACE              PHOENIX                   AZ     85016
238-01    800877946 BROWN GENEVA                    ROUTE 2 BOX 210                    GASTON                    SC     29053
238-01    800878563 MENDOZA CARLOS                  360 LACKAWANNA AVENUE              FOREST CITY               PA     18421
238-01    800879439 SUNSERI RICHARD T               6745 80 TERRACE NORTH              PINELLAS PARK             FL     33781
238-01    800879488 ST ROSE LAVERN                  12 KOEPPEL PLACE                   HEMPSTEAD                 NY     11550
238-01    800879520 MUTZABAUGH FLOYD                124 LINTON HILL ROAD               DUNCANNON                 PA     17020
238-01    800879744 OSHEROVITZ SHARON               86 COLLEGE ROAD                    MONSEY                    NY     10952
238-01    800879850 HUSS MARK T                     752 OSAGE STREET                   SPRING VALLEY             CA     91977
238-01    800880932 HOVEY DONALD E                  2 CHESTNUT STREET                  COOPERSTOWN               NY     13326
238-01    800881302 ANDERSON RICHARD W              6971 ELANE AVE                     COLUMBUS                  OH     43210
238-01    800882284 REDDING SHARON B                1320 NORTH DORA DRIVE              LEESBURG                  FL     34748
238-01    800882441 HOWARD FLORINE                  65 AVALON DRIVE                    AMHERST                   NY     14226
238-01    800882730 GREY LINDA L                    RR 1 BOX 147 SOBERTOWN ROA         HUNLOCK CREEK             PA     18621
238-01    800883159 KAMINAR MARK                    117 TALL GRASS DRIVE               WAYNE                     NJ     07470
238-01    800883803 LOVOTTI ANTHONY D               27 SHEEHAN ROAD                    WARREN                    CT     06754
238-01    800884348 CUSIMANO JENNY F                9734 LAMANTIN DRIVE                PORT RICHEY               FL     34668
238-01    800885626 MUNROE KAREN G                  363 EDGEWATER DRIVE                DUNEDIN                   FL     34698
238-01    800885634 BUILDERS INC PLATINUM KEY       40 WAKEMAN STREET                  BRIDGEPORT                CT     06605
238-01    800885667 DALTON PHILLIP G                5984 GARCES AVENUE                 SAN JOSE                  CA     95123
238-01    800886061 GIFFORD NANCY                   7140 WEST INDIANOLA AVENUE         PHOENIX                   AZ     85033
238-01    800887309 DODSON TODD A                   607 6TH STREET                     MONONGAHELA               PA     15063
238-01    800887390 REED THOMAS E                   647 NORTH SECOND STREET            WORMLEYSBURG              PA     17043
238-01    800887515 LABELLE PAUL J                  112 GREENBRIER DRIVE               CLARKS GREEN              PA     18411
238-01    800887903 CAPASSO RALPH JR                45 BURR STREET                     NEW HAVEN                 CT     06512
238-01    800888125 REED TODD D                     3453 CINCINNATI DRIVE              HOLIDAY                   FL     34691
238-01    800888422 ALEXANDER DARNETTE              2037 NORTH 20TH STREET             PHILADELPHIA              PA     19121
238-01    800888620 DABI RENATO T                   2146 PHEASANT DRIVE                HERCULES                  CA     94547
238-01    800888976 HUDDY JOHN D                    3729 HUDDY ROAD                    NELSONVILLE               OH     45764
238-01    800889982 ZICK MICHAEL E.                 1208 WEST PALO VERDE DRIVE         CHANDLER                  AZ     85224
238-01    800890089 GREENSTEIN MABEL                70 18 UTOPIA PARKWAY               FLUSHING                  NY     11365
238-01    800890865 ROWLAND SCOTT H                 5225 HICKORY FORK ROAD             GLOUCESTER                VA     23061
238-01    800890907 HERRIT DENNIS                   102 RIEMER ROAD                    SARVER                    PA     16055
238-01    800891715 FARLEY NEVA J                   8806 NORTH 176TH EAST AVEN         OWASSO                    OK     74055
238-01    800892069 AZIMIROD ROD H                  3903 ABORN ROAD                    SAN JOSE                  CA     95135

                         Principal       Cut-off Date   First                                        Original Current    Scheduled
                         Balance at      Principal     Payment     Maturity      Rem       Date        LTV   Mortgage    Payment
Pool ID   Account        Origination      Balance       Date        Date        Term       Due        Ratio    Rate      Int & Prin
----------------------------------------------------  ---------   ---------    ------    ---------  --------------------------------
238-01    800866188        43,000.00      42,925.66   08/01/98    07/01/13     178.00    09/01/98      84.6   12.400         527.19
238-01    800866733       235,000.00     235,000.00   09/01/98    08/01/13     179.00    09/01/98      67.1   13.700       3,082.37
238-01    800866907       114,210.00     114,210.00   08/16/98    07/16/13     178.45    08/16/98      90.0    9.900         993.85
238-01    800867277        16,980.00      16,929.20   07/24/98    06/24/13     177.73    09/24/98      86.3   11.700         200.52
238-01    800867533        80,000.00      80,000.00   09/10/98    08/10/28     359.28    09/10/98      75.4    8.400         609.47
238-01    800867616        46,000.00      45,852.98   08/21/98    07/21/13     178.62    09/21/98      89.6   11.300         531.53
238-01    800867707        48,000.00      48,000.00   08/21/98    07/21/13     178.62    08/21/98      80.0   12.600         516.01
238-01    800868069       120,000.00     120,000.00   08/13/98    07/13/13     178.36    09/13/98      47.0   10.450       1,093.20
238-01    800868234        98,400.00      98,358.73   07/03/98    06/03/28     357.04    09/03/98      80.0   10.250         881.76
238-01    800869398        82,400.00      82,310.13   08/10/98    07/10/13     178.26    09/10/98      80.0   10.600         759.91
238-01    800869430        99,000.00      99,000.00   08/02/98    07/02/13     177.99    09/02/98      90.0   10.650         916.71
238-01    800870479        30,000.00      29,994.41   08/01/98    07/01/13     178.00    09/01/98      65.6   11.075         342.39
238-01    800870594        55,000.00      53,822.97   08/01/98    07/01/13     178.00    10/01/98      84.8   12.400         582.73
238-01    800870669        20,000.00      19,911.09   09/01/98    08/01/13     179.00    10/01/98      64.5    9.950         214.31
238-01    800871931        30,000.00      29,907.85   08/22/98    07/22/13     178.65    09/22/98      79.6   11.350         347.60
238-01    800872483        60,000.00      59,901.53   08/08/98    07/08/13     178.19    09/08/98      66.6   11.300         585.04
238-01    800872772        31,350.00      31,350.00   08/01/98    07/01/13     178.00    09/01/98      89.9   10.990         356.13
238-01    800873507        18,000.00      17,982.28   07/16/98    06/16/18     237.47    08/16/98      89.6   12.200         200.72
238-01    800873937        43,290.00      43,290.00   09/01/98    08/01/13     179.00    09/01/98      90.0   11.350         423.75
238-01    800874067        85,000.00      84,210.98   07/01/98    06/01/13     177.00    09/01/98      74.5   11.750       1,006.51
238-01    800875478       115,200.00     115,062.86   06/28/98    05/28/13     176.84    09/28/98      90.0   11.700       1,158.43
238-01    800875536        35,000.00      34,871.66   09/01/98    08/01/28     359.00    10/01/98      36.4   11.800         354.64
238-01    800875551        42,500.00      42,500.00   06/22/98    05/22/13     176.65    09/22/98      74.9   11.650         425.74
238-01    800875577        28,000.00      27,875.52   08/14/98    07/14/13     178.39    09/14/98      73.6    9.950         300.04
238-01    800875825        88,900.00      88,900.00   09/01/98    08/01/13     179.00    09/01/98      70.0   11.100       1,016.02
238-01    800875957        59,000.00      58,983.11   08/14/98    07/14/13     178.39    09/14/98      74.7   12.000         606.88
238-01    800876609        56,700.00      56,700.00   08/17/98    07/17/13     178.49    08/17/98      90.0   10.900         535.69
238-01    800877862        32,200.00      32,200.00   08/17/98    07/17/18     238.49    08/17/98      53.6   12.840         373.58
238-01    800877912        25,600.00      25,477.43   07/25/98    06/25/13     177.76    09/25/98      70.1   10.650         285.37
238-01    800877946        27,375.00      27,355.66   08/01/98    07/01/13     178.00    09/01/98      75.0   13.800         360.89
238-01    800878563        41,250.00      41,235.13   07/11/98    06/11/13     177.30    09/11/98      75.0   10.950         391.28
238-01    800879439        19,950.00      19,950.00   09/01/98    08/01/13     179.00    09/01/98      80.0   12.850         250.45
238-01    800879488       123,500.00     123,500.00   09/19/98    08/19/13     179.57    09/19/98      85.1   11.600       1,232.44
238-01    800879520        56,800.00      56,800.00   07/17/98    06/17/18     237.50    08/17/98      80.0   13.650         691.93
238-01    800879744       231,200.00     231,200.00   07/11/98    06/11/13     177.30    08/11/98      80.0   13.100       2,575.62
238-01    800879850        16,440.00      16,398.13   08/06/98    07/06/13     178.13    09/06/98      84.3   11.325         160.62
238-01    800880932       110,000.00     110,000.00   10/01/98    09/01/13     180.00    10/01/98      85.5   10.200       1,195.56
238-01    800881302       108,000.00     107,288.37   07/17/98    06/17/13     177.50    10/17/98      83.0    9.750         927.89
238-01    800882284        65,450.00      65,450.00   08/22/98    07/22/28     358.65    09/22/98      85.0   10.600         603.60
238-01    800882441        50,500.00      50,461.11   08/22/98    07/22/18     238.65    09/22/98      62.3    9.350         465.79
238-01    800882730        46,400.00      45,686.80   08/20/98    07/20/13     178.59    10/20/98      80.0   10.900         524.47
238-01    800883159        30,000.00      29,871.36   08/27/98    07/27/08     118.82    09/27/98      80.7   10.500         404.80
238-01    800883803        64,323.00      64,323.00   08/01/98    07/01/13     178.00    09/01/98      74.7   11.890         656.19
238-01    800884348        29,250.00      29,218.23   08/09/98    07/09/28     358.22    09/09/98      90.0   10.900         276.35
238-01    800885626        28,000.00      27,902.41   08/17/98    07/17/13     178.49    09/17/98      68.8   10.950         265.59
238-01    800885634       140,000.00     139,732.80   09/01/98    08/01/13     179.00    10/01/98      70.0   12.500       1,725.53
238-01    800885667        65,000.00      65,000.00   09/01/98    08/01/18     239.00    09/01/98      84.6    9.675         613.34
238-01    800886061        18,395.00      18,166.78   07/19/98    06/19/18     237.57    10/19/98      79.9   12.150         204.48
238-01    800887309        16,500.00      16,453.03   08/13/98    07/13/13     178.36    09/13/98      84.8   11.600         193.80
238-01    800887390        79,330.00      79,330.00   09/07/98    08/07/13     179.18    09/07/98      89.9   10.400         872.00
238-01    800887515        69,000.00      69,000.00   08/08/98    07/08/18     238.19    09/08/98      75.9   12.500         783.94
238-01    800887903        26,100.00      25,992.82   08/28/98    07/28/13     178.85    09/28/98      80.6   12.450         320.84
238-01    800888125        11,247.00      11,247.00   08/14/98    07/14/13     178.39    08/14/98      79.9   13.600         146.77
238-01    800888422        18,000.00      17,747.27   08/28/98    07/28/28     358.85    09/28/98      90.0   10.650         166.68
238-01    800888620        75,000.00      75,000.00   09/01/98    08/01/18     239.00    09/01/98      84.3   10.050         726.26
238-01    800888976        58,500.00      58,275.06   08/17/98    07/17/23     298.49    09/17/98      90.0   11.400         590.36
238-01    800889982        14,375.00      14,344.69   07/17/98    06/17/13     177.50    08/17/98      84.6   11.450         167.47
238-01    800890089       117,500.00     117,395.60   08/01/98    07/01/18     238.00    09/01/98      85.0   12.950       1,372.42
238-01    800890865        36,750.00      36,750.00   09/03/98    08/03/13     179.05    09/03/98      66.8   10.750         411.95
238-01    800890907        39,250.00      39,250.00   08/01/98    07/01/13     178.00    09/01/98      84.8   12.900         431.12
238-01    800891715        36,700.00      36,700.00   10/01/98    09/01/13     180.00    10/01/98      84.6   11.500         428.73
238-01    800892069       270,000.00     270,000.00   08/01/98    07/01/13     178.00    09/01/98      82.0   11.900       2,756.49




ALLIANCE FUNDING                                              Sale Schedule - Group 1, Sub-Pool I & II                Page 4 9/24/98
A division of Superior Bank FSB                1998-3 Class 1 - Initial of Fixed Rate Mortgages - Settlement 9/24/98

                                                                                                                         Zip
Pool ID   Account      Name                            Address                            City                  State   Code
---------------------------------------------------------------------------------------------------------------------------------
238-01    800892119 WITHROW RICHARD A               6133 WEST IVANHOE STREET           CHANDLER                  AZ     85226
238-01    800892143 MONTOYA OSCAR O                 5711 VANEGAS DRIVE                 LAS CRUCES                NM     88005
238-01    800892606 EAGERTON STEVE E                2632 BANTRY BAY DRIVE              TALLAHASSE                FL     32308
238-01    800892911 MYERS JOSEPH W                  1120 SOUTH 17TH STREET             TERRE HAUTE               IN     47802
238-01    800893059 HAMILTON ARTHUR E               14920 OWLS NEST                    NOKESVILLE                VA     20181
238-01    800893174 BROWN MICHAEL L                 3191 NORTH 1300 EAST               LAYTON                    UT     84040
238-01    800893380 STEERE TIM F                    4725 VINSON WAY STREET             SARASOTA                  FL     34232
238-01    800893455 JOSEPH ALFRED C                 34 WARD AVENUE                     STATEN ISLAND             NY     10304
238-01    800893703 FARRELL PEGGY E.                9 HAIG PLACE #212                  DUNEDIN                   FL     34698
238-01    800893745 LEE SIK                         118 NORTH COLONIAL DRIVE           HARRINGTON PARK           NJ     07640
238-01    800893760 BURRIS BEBELYN BROWN            2206 BARRINGER DRIVE               CHARLOTTE                 NC     28217
238-01    800893992 APARK JONG JIN                  1512 PALISADE AVENUE               FORT LEE                  NJ     07024
238-01    800894073 WILKINS JOHN M                  3317 BLUE LANE                     JACKSON                   MI     49203
238-01    800894495 GARVIN AARON                    844 HART STREET                    BRIDGEPORT                CT     06606
238-01    800894586 HUTCHINS WALTER D               300 WALNUT STREET                  CHURCH HILL               MD     21623
238-01    800894685 ECHEVERRI JOSE F                26 EAST INNER CIRCLE               DOVER                     DE     19904
238-01    800895195 DURAN JOSEPH E                  3 ENDEAVOR LANE                    PUEBLO                    CO     81001
238-01    800895211 SOLIS ROBIN MARIE               2005 LAGUNA STREET                 SANTA BARBARA             CA     93101
238-01    800895252 STEWART DONALD E                20 PIKE PLACE                      SEQUIM                    WA     98382
238-01    800895682 LACERTE KATHRYN                 3262 ATRIUM POINT                  COLORADO SPRINGS          CO     80906
238-01    800895864 AVERY BART M                    18 FIRST AVENUE                    GLOVERSVILLE              NY     12078
238-01    800895906 PACUKU REDZEP                   265 VICTORY BOULEVARD              STATEN ISLAND             NY     10301
238-01    800895948 HARNCH LYNDA M                  1 INTERVALE AVENUE                 PEABODY                   MA     01960
238-01    800896136 HIRSCH PETER M                  1701 1703 & 1711 FUNSTON A         SAN FRANCISCO             CA     94122
238-01    800896276 PETERS PAUL E                   101 NORTH 7TH STREET #270          PHOENIX                   AZ     85034
238-01    800896805 THORNE, ROBERT E                902-04 BALTIC AVE                  MEMPHIS                   TN     38112
238-01    800897209 WORLEY JASPER                   16129 CHANCAS STREET               BROOKSVILLE               FL     34609
238-01    800897274 DEANTONIO FRANK J               2011 ORINOCO DRIVE                 WEST ISLIP                NY     11795
238-01    800897514 GOODYEAR EVELYN B               5516 YORK ROAD                     MARION                    SC     29571
238-01    800898231 JACKEWICZ PATRICIA R            1307 SOUTH 11 ONE HALF ST          TERRE HAUTE               IN     47802
238-01    800898256 SOMMERVILLE CRYSTAL             2741 JOYCE AVENUE                  COLUMBUS                  OH     43211
238-01    800898322 SANCHEZ EDNA                    2904 NORTH HALSTED UNIT G          CHICAGO                   IL     60657
238-01    800898587 FELIZ ANDRES                    1418 1420 BROAD STREET             PROVIDENCE                RI     02905
238-01    800898736 DEWAN THOMAS E                  3200 BAYOU PLACIDO BLVD NE         ST PETERSBURG             FL     33703
238-01    800898769 MORSE DAVID                     174 PIXIE CIRCLE                   CRAWFORDVILLE             FL     32327
238-01    800898876 KIM MYUNG KI                    25 BEYDA COURT                     BALTIMORE                 MD     21236
238-01    800898884 POPER RANDY K                   155 SLIM LANE                      MOHNTON                   PA     19540
238-01    800899122 FLYNN MICHAEL R                 114 09 204TH STREET                SAINT ALBANS              NY     11411
238-01    800899163 ANGUIANO MIGUEL                 82 NOTTINGHAM AVENUE               REDWOOD CITY              CA     94063
238-01    800899296 SIMONS LARRY                    1417 COLONIAL BOULEVARD            FORT MYERS                FL     33907
238-01    800899643 STONE JAMES M                   329 APPLETREE DRIVE                LEVITTOWN                 PA     19055
238-01    800899692 WATSON DERWIN                   105 DENIEL DRIVE                   KINGSTREE                 SC     29556
238-01    800900136 DAVIS SEWELL C                  210 SOUTH ANOKA AVENUE             AVON PARK                 FL     33825
238-01    800900151 BLISS PARKER                    20 THOMPSON STREET                 NEWTON                    NJ     07860
238-01    800900482 MIDDLEBURY I NVESTMENT CO       15 STATE STREET                    WATERBURY                 CT     06701
238-01    800901399 DESORMEAUX DARRELL DANIEL       16324 WILD BERRY ROAD              MORRISON                  CO     80465
238-01    800902397 MCKAY SEAN T                    4507 NORTH 15TH STREET             TAMPA                     FL     33610
238-01    800902488 SHELTON RICHARD C               1355 CAPPS ROAD                    LAKE WALES                FL     33853
238-01    800902504 HERNANDEZ ALFONSO               62 VAN BUREN STREET                MASTIC                    NY     11950
238-01    800902660 MACIAS DANIEL C                 14141 CHARLOMA DRIVE               TUSTIN                    CA     92780
238-01    800903007 FASULO ANN                      331 SOUTH HYDE PARK                SCRANTON                  PA     18504
238-01    800903080 SPULER PAUL T                   122 PREAMBLE DRIVE                 MARLTON                   NJ     08053
238-01    800903130 BEURY DAVID J                   33 HORN ROAD                       LEVITTOWN                 PA     19056
238-01    800904013 HAWKINS JOAN C                  4036 BRONXWOOD AVENUE              BRONX                     NY     10466
238-01    800904112 FORTUNE CHESTER S               1950 TOWNE MANOR DRIVE             KENNESAW                  GA     30144
238-01    800904146 JORDAN SARAH                    350 BREVARD STREET                 ST AUGUSTINE              FL     32085
238-01    800904302 AUGUST JOSEPH A                 76 LINVALE ROAD                    RINGOES                   NJ     08551
238-01    800904500 NORCROSS ROBERT                 462 HOLDEN STREET                  WEST WYOMING              PA     18644
238-01    800904559 STUBBS BARBARA ANN              41 WEST 1480 NORTH                 OREM                      UT     84057
238-01    800905002 WAITES DWIGHT                   612 W 6TH STREET                   CHESTER                   PA     19013
238-01    800905051 WAITES DWIGHT                   1114 CENTRAL AVENUE                CHESTER                   PA     19013
238-01    800905085 WHITE JUNIOR A                  1722 CENTRE AVENUE                 READING                   PA     19601

                         Principal       Cut-off Date   First                                        Original Current    Scheduled
                         Balance at      Principal     Payment     Maturity      Rem       Date        LTV   Mortgage    Payment
Pool ID   Account        Origination      Balance       Date        Date        Term       Due        Ratio    Rate      Int & Prin
----------------------------------------------------  ---------   ---------    ------    ---------  --------------------------------
238-01    800892119        13,853.00      13,824.60   08/01/98    07/01/13     178.00    09/01/98      84.8   11.750         164.04
238-01    800892143        21,163.00      21,082.29   09/01/98    08/01/13     179.00    10/01/98      86.5   12.300         258.09
238-01    800892606        39,350.00      39,350.00   08/16/98    07/16/13     178.45    09/16/98      89.7   11.150         450.96
238-01    800892911        21,300.00      21,300.00   08/09/98    07/09/13     178.22    09/09/98      64.7   10.850         200.43
238-01    800893059        28,600.00      28,462.97   08/14/98    07/14/13     178.39    09/14/98      84.5   12.500         352.51
238-01    800893174        13,500.00      13,500.00   09/01/98    08/01/13     179.00    09/01/98      84.9   12.425         165.73
238-01    800893380        23,500.00      23,500.00   09/01/98    08/01/13     179.00    09/01/98      89.8   10.400         258.31
238-01    800893455        44,700.00      44,543.00   08/14/98    07/14/13     178.39    09/14/98      74.8   12.500         550.94
238-01    800893703        15,745.00      15,711.91   08/06/98    07/06/13     178.13    09/06/98      84.9   10.650         175.51
238-01    800893745        78,900.00      78,900.00   08/14/98    07/14/13     178.39    08/14/98      79.9   12.900         993.09
238-01    800893760        58,400.00      58,400.00   09/05/98    08/05/13     179.11    09/05/98      80.0   12.600         627.81
238-01    800893992       130,000.00     130,000.00   08/13/98    07/13/13     178.36    08/13/98      71.3   12.150       1,572.79
238-01    800894073        75,000.00      74,875.03   08/01/98    07/01/13     178.00    09/01/98      75.0   10.450         683.26
238-01    800894495        14,490.00      14,490.00   09/03/98    08/03/13     179.05    09/03/98      85.0   12.400         177.65
238-01    800894586        40,000.00      40,000.00   07/15/98    06/15/28     357.44    08/15/98      80.0   13.900         470.78
238-01    800894685        18,036.00      17,956.24   07/22/98    06/22/13     177.67    09/22/98      90.0   10.990         204.88
238-01    800895195        19,980.00      19,980.00   09/01/98    08/01/13     179.00    09/01/98      84.9   12.350         210.92
238-01    800895211        78,750.00      78,750.00   08/01/98    07/01/13     178.00    09/01/98      85.0   12.250         825.22
238-01    800895252        55,000.00      54,904.42   09/01/98    08/01/18     239.00    11/01/98      42.3   12.900         640.46
238-01    800895682        25,000.00      24,717.47   09/01/98    08/01/13     179.00    10/01/98      17.7   10.450         275.58
238-01    800895864        48,000.00      47,817.59   06/01/98    05/01/28     356.00    10/01/98      80.0   10.850         451.68
238-01    800895906       147,600.00     147,600.00   08/28/98    07/28/13     178.85    08/28/98      90.0   10.500       1,350.16
238-01    800895948        33,000.00      32,938.65   08/22/98    07/22/18     238.65    09/22/98      84.8   11.600         354.20
238-01    800896136        71,500.00      71,453.10   08/01/98    07/01/18     238.00    09/01/98      80.0   11.650         769.90
238-01    800896276       100,000.00      99,939.50   07/22/98    06/22/13     177.67    08/22/98      80.0   10.700         929.72
238-01    800896805        33,600.00      33,600.00   08/17/98    07/17/13     178.49    08/17/98      80.0    9.500         282.53
238-01    800897209        33,000.00      32,964.49   09/01/98    08/01/18     239.00    10/01/98      60.5   12.600         377.26
238-01    800897274        53,750.00      53,649.22   08/27/98    07/27/18     238.82    09/27/98      84.3   11.100         558.46
238-01    800897514        45,050.00      44,952.80   08/17/98    07/17/18     238.49    09/17/98      85.0   11.500         480.43
238-01    800898231        11,900.00      11,830.80   08/20/98    07/20/13     178.59    09/20/98      55.3   10.000         127.88
238-01    800898256        53,600.00      53,577.76   09/11/98    08/11/13     179.31    11/11/98      80.0   12.850         586.65
238-01    800898322        14,800.00      14,758.05   08/08/98    07/08/13     178.19    10/08/98      79.9   12.250         155.09
238-01    800898587        76,000.00      76,000.00   08/16/98    07/16/13     178.45    08/16/98      89.9   10.400         689.53
238-01    800898736        70,000.00      70,000.00   08/17/98    07/17/13     178.49    09/17/98      69.7   10.950         663.98
238-01    800898769        64,800.00      64,665.05   08/01/98    07/01/18     238.00    10/01/98      90.0   11.600         695.52
238-01    800898876        12,400.00      12,356.07   08/22/98    07/22/13     178.65    09/22/98      79.9   10.850         139.77
238-01    800898884        34,900.00      34,862.01   07/23/98    06/23/18     237.70    08/23/98      89.9   11.450         370.99
238-01    800899122        60,000.00      59,885.19   08/27/98    07/27/28     358.82    09/27/98      41.3    9.750         515.49
238-01    800899163        61,100.00      61,100.00   09/01/98    08/01/18     239.00    09/01/98      79.9   11.350         645.29
238-01    800899296       132,000.00     132,000.00   09/01/98    08/01/18     239.00    09/01/98      52.8   10.950       1,358.00
238-01    800899643        87,550.00      87,150.69   07/26/98    06/26/18     237.80    09/26/98      85.0    9.750         830.43
238-01    800899692        30,000.00      29,970.82   08/22/98    07/22/13     178.65    09/22/98      75.0   12.750         374.65
238-01    800900136        23,375.00      23,349.73   08/08/98    07/08/13     178.19    09/08/98      85.0   11.500         231.48
238-01    800900151        28,500.00      28,500.00   08/06/98    07/06/13     178.13    08/06/98      87.4   12.500         351.27
238-01    800900482       150,000.00     150,000.00   09/01/98    08/01/13     179.00    09/01/98      66.6   10.700       1,676.74
238-01    800901399       181,000.00     181,000.00   10/01/98    09/01/13     180.00    10/01/98      74.2   12.850       1,981.02
238-01    800902397        52,000.00      52,000.00   09/01/98    08/01/13     179.00    09/01/98      80.0   12.100         538.88
238-01    800902488        39,950.00      39,950.00   09/01/98    08/01/28     359.00    09/01/98      85.0   11.600         398.67
238-01    800902504        83,631.00      83,631.00   08/01/98    07/01/13     178.00    09/01/98      84.9   12.150         869.91
238-01    800902660        12,620.00      12,342.98   09/01/98    08/01/18     239.00    11/01/98      79.5   13.225         149.88
238-01    800903007        26,300.00      26,239.36   08/21/98    07/21/13     178.62    09/21/98      79.6   11.100         300.58
238-01    800903080        26,800.00      26,746.35   07/10/98    06/10/13     177.27    09/10/98      90.0   12.000         275.67
238-01    800903130        19,825.00      19,797.38   08/01/98    07/01/13     178.00    09/01/98      85.0   11.100         226.58
238-01    800904013        66,800.00      66,800.00   09/01/98    08/01/13     179.00    09/01/98      79.9   14.250         804.73
238-01    800904112        25,000.00      24,909.82   07/10/98    06/10/13     177.27    09/10/98      89.9   11.300         288.88
238-01    800904146        44,480.00      44,472.36   08/24/98    07/24/18     238.72    09/24/98      80.0   11.950         488.21
238-01    800904302       151,200.00     151,200.00   08/01/98    07/01/13     178.00    09/01/98      75.9   11.500       1,497.32
238-01    800904500        75,650.00      75,650.00   07/22/98    06/22/13     177.67    08/22/98      85.9    9.850         655.52
238-01    800904559        13,600.00      13,600.00   09/01/98    08/01/13     179.00    09/01/98      84.9   13.000         172.08
238-01    800905002        31,945.00      31,933.24   07/12/98    06/12/13     177.34    09/12/98      70.9   10.850         300.60
238-01    800905051        25,911.00      25,901.46   07/12/98    06/12/13     177.34    09/12/98      70.9   10.850         243.82
238-01    800905085        48,510.00      48,510.00   09/14/98    08/14/13     179.41    09/14/98      90.0   10.250         434.70




ALLIANCE FUNDING                                              Sale Schedule - Group 1, Sub-Pool I & II                Page 5 9/24/98
A division of Superior Bank FSB                1998-3 Class 1 - Initial of Fixed Rate Mortgages - Settlement 9/24/98

                                                                                                                         Zip
Pool ID   Account      Name                            Address                            City                  State   Code
---------------------------------------------------------------------------------------------------------------------------------
238-01    800905135 TAYLOR CHRISTOPHE               557 JEFFERSON AVENUE               JERMYN                    PA     18433
238-01    800905663 FIERLING CRYSTAL J              36192 S SAWTELL ROAD               MOLALLA                   OR     97038
238-01    800905713 SHERRILL MARCIA M               12453 W SARATOGA AVE               MORRISON                  CO     80465
238-01    800905846 BEATY ISABELLE                  899 ROUTE 80                       GUILFORD                  CT     06437
238-01    800905853 GUNTHER GARY L                  4011 NASA ROAD ONE UNIT 50         HOUSTON                   TX     77586
238-01    800906182 ROBERSON WESLEY                 1908 LANVALE STREET                BALTIMORE                 MD     21213
238-01    800906257 CONAHAN RONALD G                617 SOUTH STREET                   JOHNSTOWN                 PA     15901
238-01    800907602 SANGSTER MARCUS                 3697 INDEPENDENCE ROAD             CLEVELAND                 OH     44105
238-01    800907610 SCOTT FREDDIE W                 726 WEST LIBERTY STREET            ROME                      NY     13440
238-01    800907628 SANGSTER MARCUS                 5829 PORTAGE AVENUE                CLEVELAND                 OH     44127
238-01    800907644 SANGSTER MARCUS                 3586 EAST 74TH STREET              CLEVELAND                 OH     44105
238-01    800907701 SANGSTER MARCUS                 7632 UNION AVENUE                  CLEVELAND                 OH     44105
238-01    800908279 JACKSON JAMES D                 8515 NORTH 15TH STREET             TAMPA                     FL     33604
238-01    800908329 CAIN JEFFREY A                  61 BALD HILL ROAD                  NEWFIELDS                 NH     03856
238-01    800908964 BREAUX JUDY B                   4490 IVORY WAY NE                  SALEM                     OR     97305
238-01    800908998 HARRISON DAVE E                 801 LINDY DRIVE                    GRAND SALINE              TX     75140
238-01    800909434 CAMPBELL EDWARD L               128 MAIN STREET                    FELTON                    PA     17322
238-01    800909871 JERDAN FREDERICK                20 PENDLETON STREET                CORTLAND                  NY     13045
238-01    800910127 BURBA JOSEPH W                  11003 127TH ST COURT East          PUYALLUP                  WA     98374
238-01    800910218 VALDIVIA FERNANDO               572 PLAZA DEL CID                  CHULA VISTA               CA     91910
238-01    800910226 LOFTIN VIRGIL                   1315 HOWARD STREET                 KINSTON                   NC     28501
238-01    800910242 DIGILIO JOANN                   3006 91ST STREET                   JACKSON HEIGHTS           NY     11369
238-01    800910325 PERRY BRANDON                   18469 GRANDVILLE                   DETROIT                   MI     48219
238-01    800910523 CUMMINGS TERRY R                8834 SOUTH MCGINNIS LANE           WEST JORDAN               UT     84088
238-01    800911018 DOBY BRIAN R                    6109 BEACH BAYOU RD                BILOXI                    MS     39532
238-01    800911182 CASEY ALFRED W                  10369 106TH TERRACE NORTH          LARGO                     FL     33773
238-01    800911216 MINK ALAN R                     6004 CRICKET HOLLOW DR             RIVERVIEW                 FL     33569
238-01    800911323 MADISON WILLIE EVELYN           1827 SOUTH WOOSTER STREET          LOS ANGELES               CA     90035
238-01    800911331 NAGATA SEIJI K                  4660 WEST MEXICO AVENUE            DENVER                    CO     80219
238-01    800911349 CORMIER ROBERT A                118 PARKVIEW ROAD                  SEBRING                   FL     33870
238-01    800911422 RICHARDSON CORLISS B            7736 S WOLCOTT                     CHICAGO                   IL     60620
238-01    800911463 FORREST JERRY L                 303 7TH STREET                     BENTON                    WA     99320
238-01    800911570 COSENZA REGAN FRANK             24702 QUEENS COURT                 LAGUNA NIGUEL             CA     92677
238-01    800911760 STRIMEL WILLIAM PHILLIP J       110 HINKSON BLVD                   RIDLEY PARK               PA     19078
238-01    800912214 FOGAZZI DANIEL                  5168 SANDY SHORE AVENUE            SARASOTA                  FL     34242
238-01    800912719 COTTON CHARLENE                 316 CONROE STREET                  LONGVIEW                  TX     75604
238-01    800913188 BLISS KEVIN                     246 WEST CIRCLE                    BRISTOL                   PA     19007
238-01    800913204 DAWSON QUENTIN M                6305 SWEETWATER DRIVE EAST         LAKELAND                  FL     33811
238-01    800913469 VINING VICTOR M                 10203 59TH AVE SOUTH               SEATTLE                   WA     98178
238-01    800913832 WEIS JOHN F                     293 MINNEFORD AVENUE               BRONX                     NY     10464
238-01    800913964 NUNEZ ERASMO                    2404 LAKE TRAFFORD ROAD            IMMOKALEE                 FL     34142
238-01    800914020 SPONAUGLE MARGOT L              25 BETTINO DRIVE                   OGDENSBURG                NJ     07439
238-01    800914251 PEBLEY JEFF                     2247 NORTH 1350 WEST               CLINTON                   UT     84015
238-01    800914434 CLINK STEPHEN H                 1626 LAKESIDE DRIVE                GREELEY                   CO     80631
238-01    800914442 MYERS WILLIAM L                 1141 MOLINE                        AURORA                    CO     80010
238-01    800914574 ENES CARLOS A                   2978 CALLE DE LAS FLORES           SAN JOSE                  CA     95148
238-01    800914731 GRIFFITH MICHAEL A              348 EAST NEW STREET                LANCASTER                 PA     17602
238-01    800915159 BURKE JACK H                    14 WALTON STREET                   SUMTER                    SC     29150
238-01    800915381 MEYERING KURT                   923 SOUTHWEST 31ST TERRACE         CAPE CORAL                FL     33914
238-01    800915803 PAGE CHRISTOPHE L               271 TARRAR SPRINGS ROAD            LEXINGTON                 SC     29072
238-01    800915928 STEINBACH MICHAEL J             102 112 CHERRY ANN STREET          NEW HAVEN                 CT     06501
238-01    800916140 BRENNAN TERRY J                 701-703 ADAMS STREET               KIEL                      WI     53042
238-01    800916256 RULE ROBERT                     4416 SHELLBACK COURT               CONCORD                   CA     94521
238-01    800916405 TAKAI MOIMOIANGA M              606 SOUTH CHEYENNE STREET          SALT LAKE CITY            UT     84104
238-01    800916496 SPENCER HYMAN                   31270 NORTHEAST 16TH WAY           OKEECHOBEE                FL     34972
238-01    800916686 SMITH ROULA                     157 EAST 72ND STREET APT 1         NEW YORK                  NY     10021
238-01    800916843 BOWLER RALPH E                  568 LONGBRANCH ROAD                SIMI VALLEY               CA     93065
238-01    800917205 WATANABE HIDEO                  8 HUNTER DRIVE                     ARMONK                    NY     10504
238-01    800917478 SALITURE MARK ANTHONY           25 HARBOR ROAD                     OYSTER BAY                NY     11771
238-01    800917593 ROBERTS ROY J                   6600 22ND STREET NORTH             ST PETERSBURG             FL     33702
238-01    800917692 CASTRO ARMANDO R                5672 GRANDVIEW AVENUE              YORBA LINDA               CA     92886
238-01    800917726 ACEDILLO JOSEF E                2761 VALLEYWOOD DRIVE              SAN BRUNO                 CA     94066


                         Principal       Cut-off Date   First                                        Original Current    Scheduled
                         Balance at      Principal     Payment     Maturity      Rem       Date        LTV   Mortgage    Payment
Pool ID   Account        Origination      Balance       Date        Date        Term       Due        Ratio    Rate      Int & Prin
----------------------------------------------------  ---------   ---------    ------    ---------  --------------------------------
238-01    800905135        68,000.00      67,839.21   08/15/98    07/15/18     238.42    09/15/98      84.4    8.990         611.38
238-01    800905663        28,000.00      27,929.10   09/01/98    08/01/13     179.00    10/01/98      82.8    9.975         300.46
238-01    800905713        49,100.00      49,100.00   08/13/98    07/13/18     238.36    09/13/98      84.9   10.450         488.56
238-01    800905846        32,900.00      32,768.35   09/01/98    08/01/13     179.00    10/01/98      54.3    8.750         328.82
238-01    800905853        53,250.00      53,250.00   09/01/98    08/01/28     359.00    09/01/98      75.0    8.000         390.73
238-01    800906182        36,400.00      36,400.00   08/07/98    07/07/13     178.16    08/07/98      80.0    9.750         312.73
238-01    800906257        52,000.00      51,681.16   09/04/98    08/04/08     119.08    10/04/98      80.0    8.400         641.95
238-01    800907602        42,400.00      42,400.00   08/07/98    07/07/13     178.16    09/07/98      80.0    7.900         308.17
238-01    800907610        31,000.00      30,940.24   07/25/98    06/25/18     237.76    09/25/98      79.2   13.650         377.64
238-01    800907628        36,000.00      36,000.00   08/07/98    07/07/13     178.16    09/07/98      80.0    7.900         261.65
238-01    800907644        53,600.00      53,600.00   08/07/98    07/07/13     178.16    09/07/98      80.0    7.900         389.57
238-01    800907701        44,000.00      44,000.00   08/07/98    07/07/13     178.16    09/07/98      80.0    7.900         319.79
238-01    800908279        34,400.00      34,400.00   09/01/98    08/01/18     239.00    09/01/98      74.7    9.000         309.51
238-01    800908329        23,000.00      22,924.25   08/14/98    07/14/08     118.39    09/14/98      70.5   11.650         325.35
238-01    800908964        23,500.00      23,500.00   09/01/98    08/01/13     179.00    09/01/98      78.4   12.725         293.09
238-01    800908998        74,600.00      74,484.82   08/07/98    07/07/13     178.16    09/07/98      64.8    9.650         785.76
238-01    800909434        12,500.00      12,056.98   07/24/98    06/24/08     117.73    10/24/98      88.1   11.500         175.74
238-01    800909871        40,000.00      40,000.00   08/15/98    07/15/28     358.42    08/15/98      80.0   10.150         355.47
238-01    800910127        16,005.00      15,945.55   08/01/98    07/01/13     178.00    10/01/98      84.9   13.200         204.62
238-01    800910218        74,000.00      74,000.00   09/01/98    08/01/13     179.00    09/01/98      88.5    9.525         623.58
238-01    800910226        12,500.00      12,443.69   07/26/98    06/26/13     177.80    09/26/98      23.1   10.200         135.86
238-01    800910242        43,000.00      43,000.00   08/17/98    07/17/13     178.49    09/17/98      79.4   11.900         439.00
238-01    800910325        41,600.00      41,600.00   09/01/98    08/01/28     359.00    09/01/98      80.0   14.250         501.15
238-01    800910523        30,000.00      29,853.17   09/01/98    08/01/13     179.00    10/01/98      80.6   11.600         299.38
238-01    800911018        26,500.00      26,500.00   09/01/98    08/01/13     179.00    09/01/98      89.8    9.750         280.73
238-01    800911182        68,000.00      67,679.39   09/01/98    08/01/13     179.00    10/01/98      85.0    8.650         530.11
238-01    800911216        88,000.00      88,000.00   07/10/98    06/10/13     177.27    09/10/98      80.0    8.500         676.64
238-01    800911323        63,871.00      63,871.00   10/01/98    09/01/13     180.00    10/01/98      84.8   10.850         719.96
238-01    800911331        16,000.00      15,912.81   08/01/98    07/01/13     178.00    10/01/98      84.8   12.600         198.25
238-01    800911349        18,000.00      17,946.41   08/20/98    07/20/13     178.59    09/20/98      90.0   10.650         200.65
238-01    800911422        74,800.00      74,800.00   08/10/98    07/10/28     358.26    09/10/98      85.0   12.350         789.61
238-01    800911463        56,500.00      56,500.00   09/01/98    08/01/13     179.00    09/01/98      78.4   12.850         618.39
238-01    800911570        55,000.00      55,000.00   09/01/98    08/01/13     179.00    09/01/98      75.7   12.875         603.05
238-01    800911760        72,300.00      72,300.00   08/13/98    07/13/13     178.36    09/13/98      67.9    9.400         602.67
238-01    800912214        36,000.00      36,000.00   08/01/98    07/01/13     178.00    09/01/98      90.0   11.500         420.55
238-01    800912719        45,900.00      45,824.73   09/01/98    08/01/28     359.00    10/01/98      85.0    9.400         382.61
238-01    800913188        72,000.00      72,000.00   09/03/98    08/03/28     359.05    09/03/98      51.0    9.850         623.89
238-01    800913204        52,000.00      52,000.00   09/01/98    08/01/18     239.00    09/01/98      78.7   12.100         576.19
238-01    800913469        25,850.00      25,850.00   09/01/98    08/01/18     239.00    09/01/98      82.7   10.800         263.31
238-01    800913832        32,000.00      32,000.00   08/27/98    07/27/18     238.82    09/27/98      89.9   10.990         330.08
238-01    800913964        96,000.00      96,000.00   08/10/98    07/10/13     178.26    08/10/98      80.0   12.100         994.86
238-01    800914020        64,400.00      64,400.00   09/01/98    08/01/13     179.00    09/01/98      52.5    8.000         615.44
238-01    800914251        21,100.00      21,100.00   08/01/98    07/01/13     178.00    09/01/98      89.5   11.450         245.82
238-01    800914434        49,000.00      48,963.50   08/20/98    07/20/18     238.59    09/20/98      49.0   12.500         556.71
238-01    800914442        20,000.00      19,957.96   08/20/98    07/20/13     178.59    09/20/98      63.2   10.650         222.94
238-01    800914574        43,000.00      43,000.00   08/01/98    07/01/13     178.00    09/01/98      74.8   12.850         539.82
238-01    800914731        49,500.00      49,500.00   09/13/98    08/13/28     359.38    09/13/98      90.0   10.650         458.36
238-01    800915159        13,590.00      13,569.36   08/15/98    07/15/13     178.42    09/15/98      90.0   10.650         151.49
238-01    800915381        10,000.00       9,981.58   08/01/98    07/01/13     178.00    09/01/98      78.0   13.800         131.84
238-01    800915803        32,130.00      32,130.00   09/10/98    08/10/18     239.28    09/10/98      89.9   10.150         313.26
238-01    800915928       192,500.00     192,500.00   09/01/98    08/01/13     179.00    09/01/98      70.0   11.700       2,273.30
238-01    800916140        66,500.00      65,897.99   07/02/98    06/02/13     177.01    10/02/98      68.9   12.550         712.31
238-01    800916256        33,000.00      33,000.00   09/01/98    08/01/13     179.00    09/01/98      84.9   12.050         397.12
238-01    800916405        15,150.00      15,150.00   09/01/98    08/01/13     179.00    09/01/98      85.0   12.550         187.22
238-01    800916496        11,000.00      11,000.00   08/27/98    07/27/08     118.82    08/27/98      84.9   12.750         162.62
238-01    800916686        75,000.00      74,996.33   08/24/98    07/24/13     178.72    09/24/98      56.6   12.600         806.27
238-01    800916843        77,500.00      77,285.49   09/01/98    08/01/18     239.00    10/01/98      81.9    9.700         732.56
238-01    800917205        65,000.00      65,000.00   09/10/98    08/10/13     179.28    09/10/98      66.1   11.100         742.87
238-01    800917478       250,000.00     250,000.00   09/17/98    08/17/28     359.51    09/17/98      60.2    8.400       1,904.59
238-01    800917593        13,869.00      13,835.66   08/28/98    07/28/13     178.85    09/28/98      75.0   10.600         154.17
238-01    800917692       180,000.00     180,000.00   09/01/98    08/01/18     239.00    09/01/98      79.0   10.400       1,785.01
238-01    800917726        50,000.00      50,000.00   09/01/98    08/01/18     239.00    09/01/98      74.9    9.325         460.37




ALLIANCE FUNDING                                              Sale Schedule - Group 1, Sub-Pool I & II                Page 6 9/24/98
A division of Superior Bank FSB                1998-3 Class 1 - Initial of Fixed Rate Mortgages - Settlement 9/24/98

                                                                                                                         Zip
Pool ID   Account      Name                            Address                            City                  State   Code
---------------------------------------------------------------------------------------------------------------------------------
238-01    800918179 DODICH FRANK S                  226 GREEN STREET                   WOODBRIDGE                NJ     07095
238-01    800918278 COOK MARY ANN                   9014 BANA VILLA COURT              TAMPA                     FL     33635
238-01    800918443 LINDSTROM KARIN B               I-4 THE DUNES                      HILTON HEAD ISLAND        SC     29928
238-01    800918609 ORTUNG SHARON                   1103 WALKER SCHOOL ROAD            SMYRNA                    DE     19977
238-01    800918732 KARAGIANES DONALD R             6 BEL AIR DRIVE                    DANBURY                   CT     06711
238-01    800918864 GNESIN YURY                     6405 STRICKLAND AVENUE             BROOKLYN                  NY     11234
238-01    800919078 HARTLEY DAVID L                 4368 NELSON AVENUE                 SARASOTA                  FL     34231
238-01    800919094 GEE GRANT                       72 WINDWARD WAY                    SOUTH HAMPTON             NY     11968
238-01    800920142 PORTUGUES ROBERT                8411 EDISON AVENUE NORTH           TAMPA                     FL     33604
238-01    800920704 KANE JAMES R                    14815 SOUTH BEN APPLE ROAD         EDWALL                    WA     99008
238-01    800920852 NACLERIO LUCILLE M              69 CENTRAL AVENUE                  TAPPAN                    NY     10983
238-01    800920886 SZUSTER DAVID                   11 STATION ROAD                    GREAT NECK                NY     11023
238-01    800920894 SUGGS ROBERT O                  4118 WOODHAVEN STREET              HOUSTON                   TX     77025
238-01    800921595 SHARMA DINESH                   10302 OAKLYN DRIVE                 POTOMAC                   MD     20854
238-01    800922098 EDWARDS GLEN R                  35 ARABIAN WAY                     HOLLAND                   PA     18966
238-01    800922585 RICHARDSON F MAMIE              238 MADISON STREET SOUTH           ST PETERSBURG             FL     33711
238-01    800922791 MCHUGH MICHAEL J                624 FIG STREET                     SCRANTON                  PA     18505
238-01    800923021 TSE PUI YUET                    3937 ARLINGTON AVENUE              LOS ANGELES               CA     90008
238-01    800923179 DEVER STEVE                     19 NORTH HERCULES AVENUE           CLEARWATER                FL     33765
238-01    800923252 HANGSLEBEN ALAN                 5760 LITTLE ROAD                   LOTHIAN                   MD     20711
238-01    800923450 STEINER LEIB                    97 SOUTH DAY STREET                ORANGE                    NJ     07050
238-01    800923492 HANNAPPEL DAVID W.              6112 WEST MARLETTE AVENUE          GLENDALE                  AZ     85301
238-01    800923641 HANNAPPEL DAVID                 5432 WEST FLOWER STREET            PHOENIX                   AZ     85031
238-01    800923674 CRUZ GABRIEL JR                 3093 LAWRENCE PLACE                WANTAGH                   NY     11793
238-01    800923773 BRENNAN TERRY J                 707-711 ADAMS STREET               KIEL                      WI     53042
238-01    800924193 RATZEL RONALD J                 23 25 25 1/2 FAIRMOUNT ST          NASHUA                    NH     03060
238-01    800924276 BLUM JOSEPH R                   1305 TRIESTE LANE                  CARPINTERIA               CA     93013
238-01    800924482 GORDON DARRELL T                1623 PRADO DRIVE                   FOUNTAIN                  CO     80817
238-01    800924649 HUNSUCKER ERIC M                10708 BIRCH TREE COURT             INDIANAPOLIS              IN     46236
238-01    800925588 LEE MYUNG SUNG                  14 STELL LANE                      EAST NORTHPORT            NY     11731
238-01    800926305 GRIMES LEROY                    2935 HOLLEY POINT ROAD             NAVARRE                   FL     32566
238-01    800926347 FORD MICHELE                    17266 BRAILE                       DETROIT                   MI     48219
238-01    800926438 GRANT PAUL                      15820 JADE COURT NORTH             NORTH FORT MYERS          FL     33917
238-01    800926719 SOTO SAMUEL                     RD 4 BOX 4320 BARRON RD            EAST STROUDSBURG          PA     18301
238-01    800927113 KENNEDY DENNIS G                613 BEECH AVENUE                   GLENOLDEN                 PA     19036
238-01    800927410 CARTER DAVID C                  66 COSEY BEACH AVE UNIT 3          EAST HAVEN                CT     06512
238-01    800927485 KINNICUTT BRENDA                829 SALTRISING ROAD                BOLIVAR                   NY     14715
238-01    800927840 GIST JAMES                      20 NORTH 18TH STREET               EAST ORANGE               NJ     07017
238-01    800927972 MORENO LOURDES                  8037 SOUTH 26TH STREET             PHOENIX                   AZ     85040
238-01    800928111 MATTUTAT STEPHEN H              3026 KILLARNEY DRIVE               PACE                      FL     32570
238-01    800928160 RODRIGUEZ ROSA                  61 63 GLENHAM AVENUE               PROVIDENCE                RI     02909
238-01    800928269 ESCOBEDO JOSEPH T               2 CALEDONIA ROAD                   PUEBLO                    CO     81001
238-01    800928426 WATKINS LEON J                  1844 GAYLORD DRIVE                 AKRON                     OH     44320
238-01    800928590 SMITH RON LEE                   1742 WILLIS MILL ROAD              ATLANTA                   GA     30310
238-01    800929200 MURPHY ROBERT                   801 MILL STREET                    DUNMORE                   PA     18512
238-01    800929226 YODER HERMAN                    8140 WEST 450 NORTH                SHIPSHEWANA               IN     46565
238-01    800929820 GREER LAVERNE                   11609 SOMERSET                     DETROIT                   MI     48224
238-01    800929853 PETRIE RICHARD D                7326 THOMAS JEFFERSON CIRC         BARTOW                    FL     33830
238-01    800929960 MORA RELLEY A                   365 STANFORD STREET                AKRON                     OH     44314
238-01    800930414 BURTON MICHAEL D                1627 SHANGRI LA DRIVE              DAYTONA BEACH             FL     32119
238-01    800930539 BACON JAMES F                   5910 WEST DRAKE COURT              CHANDLER                  AZ     85226
238-01    800930554 GUTMAN WILLIAM J                4724 SE REX DRIVE                  PORTLAND                  OR     97206
238-01    800930711 BASNIGHT HARRY E                14740 DILLON AVENUE                WOODBRIDGE                VA     22193
238-01    800931040 WILLIAMS ROBIN                  194 SYLVESTER STREET               WESTBURY                  NY     11590
238-01    800931263 ONEILL WILLIAM C                8 FOREST AVE                       COHASSET                  MA     02025
238-01    800931537 DURAN LUCIA R                   375 NORTH 34TH STREET              CAMDEN                    NJ     08105
238-01    800931792 MALONEY WILLIAM                 45 SPRUCE AVENUE                   FLORAL PARK               NY     11001
238-01    800932063 DEATON PAUL RICHARD             8610 32ND AVENUE                   TAMPA                     FL     33619
238-01    800932121 PARSONS JAMES A                 2850 HENDRY ISLES BLVD             CLEWISTON                 FL     33440
238-01    800932170 DAY MICHAEL D                   12907 WATERVIEW WAY                RIVERVIEW                 FL     33569
238-01    800932279 SMITH PATRICK                   706 MIDSTATE LOOP                  CLEWISTON                 FL     33440
238-01    800932352 MCCAULEY ANNE M                 7747 CALABASH LANE                 NEW PORT RICHEY           FL     34563


                         Principal       Cut-off Date   First                                        Original Current    Scheduled
                         Balance at      Principal     Payment     Maturity      Rem       Date        LTV   Mortgage    Payment
Pool ID   Account        Origination      Balance       Date        Date        Term       Due        Ratio    Rate      Int & Prin
----------------------------------------------------  ---------   ---------    ------    ---------  --------------------------------
238-01    800918179        36,000.00      36,000.00   08/01/98    07/01/13     178.00    09/01/98      78.2   13.100         401.05
238-01    800918278        17,300.00      17,250.98   08/03/98    07/03/18     238.03    10/03/98      89.6   11.150         180.34
238-01    800918443        50,000.00      50,000.00   09/01/98    08/01/13     179.00    09/01/98      80.0   10.500         457.37
238-01    800918609        24,000.00      23,747.01   08/01/98    07/01/08     118.00    10/01/98      80.2   11.400         336.06
238-01    800918732        32,000.00      31,938.42   08/20/98    07/20/13     178.59    09/20/98      82.8   11.900         382.00
238-01    800918864       125,500.00     125,364.31   08/15/98    07/15/13     178.42    09/15/98      85.0   12.150       1,305.42
238-01    800919078        30,000.00      29,700.00   08/20/98    07/20/13     178.59    09/20/98      89.7   11.650         300.53
238-01    800919094       110,000.00     109,943.78   07/24/98    06/24/13     177.73    09/24/98      78.5   10.250         985.71
238-01    800920142        55,200.00      54,947.59   08/17/98    07/17/18     238.49    09/17/98      84.9    9.400         510.94
238-01    800920704        33,500.00      33,500.00   09/01/98    08/01/13     179.00    09/01/98      64.4   12.625         415.63
238-01    800920852        40,000.00      40,000.00   09/03/98    08/03/13     179.05    09/03/98      84.4   11.100         383.95
238-01    800920886       320,000.00     319,309.31   09/01/98    08/01/13     179.00    10/01/98      80.0    9.450       2,679.07
238-01    800920894        48,375.00      48,067.37   09/01/98    08/01/28     359.00    10/01/98      75.0   10.100         428.10
238-01    800921595       900,000.00     900,000.00   09/01/98    08/01/13     179.00    09/01/98      60.0    8.850       7,144.68
238-01    800922098        98,200.00      98,173.43   07/24/98    06/24/13     177.73    09/24/98      85.0   12.250       1,029.03
238-01    800922585        50,400.00      50,329.37   08/28/98    07/28/28     358.85    09/28/98      80.0    8.500         387.53
238-01    800922791        58,650.00      58,650.00   09/01/98    08/01/18     239.00    09/01/98      85.0    8.150         496.06
238-01    800923021        30,000.00      30,000.00   09/01/98    08/01/13     179.00    09/01/98      68.0   11.450         349.50
238-01    800923179        54,400.00      54,355.82   08/13/98    07/13/13     178.36    09/13/98      80.0    9.500         568.06
238-01    800923252        28,000.00      27,876.18   08/21/98    07/21/13     178.62    09/21/98      73.2   10.100         247.79
238-01    800923450       152,000.00     152,000.00   09/01/98    08/01/28     359.00    09/01/98      72.3   11.850       1,545.96
238-01    800923492        53,200.00      53,200.00   08/15/98    07/15/18     238.42    08/15/98      80.0    8.900         475.24
238-01    800923641        14,280.00      14,242.08   08/15/98    07/15/13     178.42    09/15/98      79.8    9.400         148.25
238-01    800923674        40,000.00      40,000.00   07/25/98    06/25/18     237.76    08/25/98      89.3   11.990         440.16
238-01    800923773        89,200.00      89,175.03   07/08/98    06/08/13     177.21    08/08/98      80.0   12.100         924.40
238-01    800924193       169,500.00     169,500.00   10/01/98    09/01/28     360.00    10/01/98      75.0    9.000       1,363.84
238-01    800924276        34,000.00      33,927.14   09/01/98    08/01/18     239.00    10/01/98      82.9   11.800         369.64
238-01    800924482        21,054.00      20,994.70   09/01/98    08/01/13     179.00    10/01/98      82.6   11.500         208.50
238-01    800924649        78,400.00      78,400.00   08/20/98    07/20/13     178.59    09/20/98      84.9    9.400         653.52
238-01    800925588        48,800.00      48,702.33   08/27/98    07/27/13     178.82    09/27/98      84.9   11.100         557.73
238-01    800926305        97,500.00      97,500.00   09/01/98    08/01/28     359.00    09/01/98      54.1   10.700         906.48
238-01    800926347        29,700.00      29,700.00   08/01/98    07/01/28     358.00    09/01/98      84.8   13.150         332.03
238-01    800926438        12,000.00      11,959.68   08/17/98    07/17/13     178.49    09/17/98      76.7   13.650         157.00
238-01    800926719        64,000.00      64,000.00   09/04/98    08/04/28     359.08    09/04/98      65.9    9.750         549.86
238-01    800927113        59,500.00      59,500.00   08/23/98    07/23/13     178.68    09/23/98      85.0   11.100         571.13
238-01    800927410        71,850.00      71,572.76   08/06/98    07/06/18     238.13    10/06/98      84.9   10.550         719.75
238-01    800927485        20,000.00      19,889.45   08/24/98    07/24/08     118.72    09/24/98      49.3   11.650         282.91
238-01    800927840        96,000.00      95,862.38   08/16/98    07/16/28     358.45    09/16/98      75.0   12.700       1,039.49
238-01    800927972        29,000.00      29,000.00   09/01/98    08/01/28     359.00    09/01/98      41.4    9.000         233.35
238-01    800928111       162,400.00     162,400.00   08/01/98    07/01/28     358.00    09/01/98      80.0    9.850       1,407.21
238-01    800928160        82,800.00      82,800.00   08/27/98    07/27/13     178.82    08/27/98      90.0   10.850         779.15
238-01    800928269        21,000.00      21,000.00   09/01/98    08/01/13     179.00    09/01/98      79.1   14.000         279.67
238-01    800928426        48,000.00      48,000.00   09/01/98    08/01/18     239.00    09/01/98      80.0   11.850         523.51
238-01    800928590       120,700.00     120,700.00   09/03/98    08/03/28     359.05    09/03/98      85.0   11.500       1,195.28
238-01    800929200        29,610.00      29,576.98   08/08/98    07/08/13     178.19    09/08/98      90.0    9.650         252.22
238-01    800929226        76,500.00      76,500.00   09/01/98    08/01/28     359.00    09/01/98      85.0    9.650         651.64
238-01    800929820        53,400.00      53,400.00   10/01/98    09/01/13     180.00    10/01/98      70.2   12.250         559.58
238-01    800929853        16,500.00      16,449.78   08/13/98    07/13/13     178.36    09/13/98      90.0   10.200         179.33
238-01    800929960        33,800.00      33,800.00   09/01/98    08/01/28     359.00    09/01/98      65.0   11.300         329.57
238-01    800930414        80,800.00      80,800.00   08/15/98    07/15/13     178.42    09/15/98      80.0   12.350         852.95
238-01    800930539        21,940.00      21,940.00   10/01/98    09/01/13     180.00    10/01/98      84.9   11.100         250.75
238-01    800930554        92,000.00      91,968.16   09/01/98    08/01/13     179.00    10/01/98      80.0    9.450         770.23
238-01    800930711        37,500.00      37,412.91   08/14/98    07/14/13     178.39    09/14/98      89.7   11.450         436.88
238-01    800931040       123,250.00     123,250.00   09/01/98    08/01/28     359.00    09/01/98      85.0   11.250       1,197.08
238-01    800931263       165,000.00     164,988.63   08/24/98    07/24/28     358.72    09/24/98      68.7    7.250       1,125.59
238-01    800931537        37,800.00      37,787.38   07/26/98    06/26/13     177.80    09/26/98      90.0   11.150         364.27
238-01    800931792       200,300.00     200,300.00   09/01/98    08/01/28     359.00    09/01/98      85.9   10.850       1,884.83
238-01    800932063        38,250.00      38,198.11   08/01/98    07/01/18     238.00    09/01/98      85.0   10.500         381.88
238-01    800932121        22,000.00      21,953.54   09/01/98    08/01/13     179.00    10/01/98      80.0   12.150         266.16
238-01    800932170        37,500.00      37,500.00   09/12/98    08/12/13     179.34    09/12/98      75.0   12.000         450.06
238-01    800932279        48,600.00      48,600.00   09/19/98    08/19/18     239.57    09/19/98      90.0   10.150         473.84
238-01    800932352        19,950.00      19,911.39   08/21/98    07/21/13     178.62    09/21/98      70.0   13.200         255.05




ALLIANCE FUNDING                                              Sale Schedule - Group 1, Sub-Pool I & II                Page 7 9/24/98
A division of Superior Bank FSB                1998-3 Class 1 - Initial of Fixed Rate Mortgages - Settlement 9/24/98

                                                                                                                         Zip
Pool ID   Account      Name                            Address                            City                  State   Code
---------------------------------------------------------------------------------------------------------------------------------
238-01    800932360 JOCQUE KAREN J                  1549 LAKEVIEW                      SYLVAN LAKE               MI     48320
238-01    800932683 ERVIN CEALONE A                 9114 CREEK RUN                     LADSON                    SC     29456
238-01    800932741 COREY DOUGLAS S                 8286 TABOR LANE                    FAIRFAX STATION           VA     22312
238-01    800932865 SACCHETTI SALLY C               24 GOLD STREET                     WHITMAN                   MA     02382
238-01    800933178 STREET JOHN C                   315 DELAWARE AVENUE                BRIDGEVILLE               DE     19933
238-01    800933251 JONES CARLA                     296 ELM STREET                     ATLANTA                   GA     30314
238-01    800933301 MULCAHY WILLIAM D               5271 SOUTH ESTES WAY               LITTLETON                 CO     80123
238-01    800933400 LAWLER SCOTT E                  107 WEBB AVENUE                    NEPTUNE TOWNSHIP          NJ     07756
238-01    800934234 CRUZ ELODIA                     306 15TH STREET NORTH EAST         RUSKIN                    FL     33570
238-01    800934440 BUCKWAY RICHARD D               3676 WEST 4700 SOUTH               ROY                       UT     84067
238-01    800934713 FUTTERMAN ENID                  661 ROUTE 23                       CLAVERACK                 NY     12521
238-01    800935199 ZAYAS VICTOR R                  210 HOWARD AVENUE                  NEW HAVEN                 CT     06519
238-01    800935207 WELLMAN DALE A                  8121 JEFFERSON ROAD                CARROLL                   OH     43112
238-01    800935280 RODRIGUEZ DINORAH               560 DOUGLASS STREET                READING                   PA     19601
238-01    800935363 FERRELL RONNIE                  867 SOUTH WAYNE AVENUE             COLUMBUS                  OH     43204
238-01    800935603 HART PAULA D                    7917 REDELL                        CLEVELAND                 OH     44103
238-01    800935629 WISSNER JOSH                    600 WEST 5TH STREET                WILMINGTON                DE     19801
238-01    800935702 MILLS DONALD                    38 SAPPHIRE STREET                 MELBOURNE                 FL     32904
238-01    800935975 FERRARO BARBARA                 8-10 ELD STREET                    NEW HAVEN                 CT     06511
238-01    800936015 MYERS STEVEN P                  1009 -1011 NORTH FAYETTE           SAGINAW                   MI     48602
238-01    800936130 FRANCIS JANNIE                  5765 WESSEX DRIVE                  WEDGEFIELD                SC     29168
238-01    800936346 CULLIFER RODNEY D               1974 EDGEMONT                      ROCHESTER HILLS           MI     48309
238-01    800936577 HANSEN JAMES W                  6820 OSAGE STREET                  DENVER                    CO     80221
238-01    800937179 SHELDON GARRET L                144 PLEASANT STREET                ARLINGTON                 MA     02174
238-01    800937427 CHAPMAN BONNIE ANITA            6607 TIM TAM TRAIL                 TALLAHASSEE               FL     32308
238-01    800937518 LESHINSKI ROBERT R              RD 2 BOX 162                       PAXINOS                   PA     17860
238-01    800937575 VALTIERRA AURORA                2739 NORTH LAWNDALE                CHICAGO                   IL     60047
238-01    800937591 SANTOS LUIS E                   1601 LITTLE SPRING HILL DR         OCOEE                     FL     34761
238-01    800938029 ST LLC 412 CARTIER              412 CARTIER STREET                 MANCHESTER                NH     03104
238-01    800938177 BOLOGA JEFFREY L                5140 LAUREL LANE                   NEW HOLLAND               PA     17557
238-01    800938227 FULLER JERRY F                  341 LEDGEDALE ROAD                 HAMLIN                    PA     18427
238-01    800938235 JEDRZEJEK MICHAEL J             261 SHADY OAK DRIVE                JOHNSTOWN                 PA     15905
238-01    800938326 GARLAND CHARLENE                7601 5TH AVENUE                    CLINTON                   OH     44216
238-01    800938367 HUGENBRUCH DAVID J              26 BUNKER HILL ROAD                STEVENS                   PA     17578
238-01    800938417 RUTHER EDWARD                   37 STONEWELL DRIVE                 STAMFORD                  CT     06905
238-01    800938599 KOHANSKI MARSIA D               2118 ADAMS AVENUE                  DUNMORE                   PA     18509
238-01    800938854 FORD ANTHONY                    3593 EAST 113TH ST                 CLEVELAND                 OH     44105
238-01    800939035 ANDREWS JAMES J                 24299 COCK ROBIN LANE              BONITA SPRINGS            FL     34135
238-01    800939068 ROSARIO FRANCISCO               445 SOUTH ISORA STREET             CLEWISTON                 FL     33440
238-01    800939076 CASEY DANIEL                    959 & 963-965 BLEEKER ST           UTICA                     NY     13502
238-01    800939092 VAN WAGNEN CAROL S              1021 LESTER DRIVE                  KISSIMMEE                 FL     34741
238-01    800939134 SEXSON VIRGIL B                 408 WEST 12TH STREET               LOVELAND                  CO     80537
238-01    800939142 PEMBERTON CHARLES E             24 FRENCH STREET                   PROVIDENCE                RI     02907
238-01    800939167 MCNEIL KEISHA F                 1306 LARSON LANE                   TAMPA                     FL     33619
238-01    800939233 HARRIS MICHAEL                  4871 TROY STREET                   DENVER                    CO     80239
238-01    800939241 TRIM STANLEY A                  6403 NORTH 12TH STREET             PHILADELPHIA              PA     19126
238-01    800939381 BURFORD ELIZABETH M             120 PATTON AVENUE NW               ROANOKE                   VA     24017
238-01    800939399 MORGAN CLAYTON W                3513 ARECA STREET                  PUNTA GORDA               FL     33950
238-01    800939449 RAULERSON RICHARD               1550-3 EL CAMINO ROAD              JACKSONVILLE              FL     32216
238-01    800939548 PUTMAN HARLAND L.               4426 4TH AVENUE NORTH              ST PETERSBURG             FL     33713
238-01    800939571 JANOVITZ EDWARD B               840 HAMPTON COURT                  WESTON                    FL     33326
238-01    800940140 SCHWIER JOHN                    516 FAIRFAX LANE                   APOLLO BEACH              FL     33572
238-01    800940181 MAGED STEVEN                    3308 3310 8TH STREET EAST          BRADENTON                 FL     34208
238-01    800940264 WATERS LAFLORA SHANTA           1337 1339 NORTH DEARBORN           INDIANAPOLIS              IN     46201
238-01    800940280 DRAKE FREDRICK D                441 SOUTH 16TH STREET              HARRISBURG                PA     17104
238-01    800940363 NANCE SHON                      314- 316 N EASTERN AVE             INDIANAPOLIS              IN     46201
238-01    800940447 ZIPSE DOUGLAS A                 3347 WEST CENTENNIAL AVENU         LITTLETON                 CO     80123
238-01    800940470 GRANT SELMA                     201 HILLSIDE AVENUE                HILLSIDE                  NJ     07205
238-01    800940678 MORAN JAMES                     130 OAKLAND AVENUE                 MILLER PLACE              NY     11764
238-01    800940827 HANNAH WILLIAM M                721 CABIN DRIVE                    MILL VALLEY               CA     94941
238-01    800941064 EVANS SHAUN M                   1123 NORTH 3050 WEST               WEST POINT                UT     84015
238-01    800941171 GORMAN NICOLEE                  24125 4TH PLACE W                  BOTHELL                   WA     98021


                         Principal       Cut-off Date   First                                        Original Current    Scheduled
                         Balance at      Principal     Payment     Maturity      Rem       Date        LTV   Mortgage     Payment
Pool ID   Account        Origination      Balance       Date        Date        Term       Due        Ratio    Rate      Int & Prin
----------------------------------------------------  ---------   ---------    ------    ---------  --------------------------------
238-01    800932360        29,700.00      29,488.23   09/01/98    08/01/13     179.00    10/01/98      84.9   12.650         320.44
238-01    800932683        41,600.00      41,455.69   07/01/98    06/01/13     177.00    09/01/98      80.0   13.550         541.48
238-01    800932741        54,750.00      54,750.00   08/13/98    07/13/13     178.36    09/13/98      85.0   12.150         662.38
238-01    800932865        34,000.00      34,000.00   08/01/98    07/01/28     358.00    09/01/98      23.6   11.500         336.70
238-01    800933178        74,400.00      74,007.93   07/25/98    06/25/13     177.76    09/25/98      80.0    9.550         779.15
238-01    800933251       119,370.00     119,370.00   09/01/98    08/01/28     359.00    09/01/98      69.0   12.250       1,250.87
238-01    800933301       106,400.00     106,400.00   09/01/98    08/01/18     239.00    09/01/98      84.9   10.850       1,087.41
238-01    800933400        73,500.00      73,357.00   09/01/98    08/01/13     179.00    10/01/98      75.0   10.650         680.59
238-01    800934234        18,000.00      18,000.00   08/22/98    07/22/08     118.65    08/22/98      72.3    9.000         228.02
238-01    800934440       151,900.00     151,900.00   09/01/98    08/01/28     359.00    09/01/98      70.0   10.250       1,361.18
238-01    800934713       100,000.00      99,916.09   08/08/98    07/08/13     178.19    09/08/98      70.2    9.850         866.51
238-01    800935199        23,103.00      22,905.36   08/15/98    07/15/13     178.42    10/15/98      85.0   12.500         284.75
238-01    800935207        37,600.00      37,443.82   08/20/98    07/20/13     178.59    09/20/98      89.4   10.400         413.30
238-01    800935280        43,500.00      43,500.00   09/01/98    08/01/28     359.00    09/01/98      79.8   10.000         381.74
238-01    800935363        63,750.00      63,750.00   09/01/98    08/01/13     179.00    09/01/98      85.0    8.000         467.77
238-01    800935603        44,200.00      44,200.00   08/10/98    07/10/28     358.26    08/10/98      85.0   11.500         437.71
238-01    800935629        79,200.00      79,200.00   07/19/98    06/19/13     177.57    09/19/98      80.0   10.700         736.34
238-01    800935702        38,250.00      38,250.00   08/28/98    07/28/13     178.85    08/28/98      85.0   10.750         428.76
238-01    800935975       101,250.00     101,109.93   08/01/98    07/01/13     178.00    09/01/98      71.8   10.800         948.96
238-01    800936015        42,000.00      42,000.00   08/08/98    07/08/13     178.19    09/08/98      75.0    9.850         363.93
238-01    800936130        27,750.00      27,750.00   09/19/98    08/19/13     179.57    09/19/98      75.0   10.400         305.03
238-01    800936346       247,700.00     247,700.00   08/01/98    07/01/28     358.00    09/01/98      84.9    9.000       1,993.05
238-01    800936577       122,500.00     122,500.00   09/01/98    08/01/18     239.00    09/01/98      74.8    7.550         990.60
238-01    800937179       119,500.00     119,500.00   09/04/98    08/04/13     179.08    09/04/98      82.9   11.100       1,147.07
238-01    800937427        29,800.00      29,800.00   09/01/98    08/01/13     179.00    09/01/98      79.1    9.650         313.88
238-01    800937518        18,800.00      18,800.00   08/17/98    07/17/13     178.49    09/17/98      88.0   11.700         222.02
238-01    800937575        25,000.00      25,000.00   08/22/98    07/22/13     178.65    08/22/98      60.9   10.400         226.82
238-01    800937591        11,035.00      10,989.70   08/13/98    07/13/13     178.36    09/13/98      79.9   13.350         142.17
238-01    800938029       113,400.00     113,400.00   09/01/98    08/01/13     179.00    09/01/98      70.0   11.100       1,296.03
238-01    800938177        12,105.00      12,105.00   08/27/98    07/27/13     178.82    08/27/98      90.0   10.400         133.06
238-01    800938227        38,800.00      38,800.00   08/01/98    07/01/13     178.00    09/01/98      89.9   10.150         420.51
238-01    800938235        23,000.00      22,979.13   08/07/98    07/07/13     178.16    09/07/98      90.0   10.900         259.97
238-01    800938326        46,400.00      46,399.72   08/28/98    07/28/13     178.85    09/28/98      80.0    7.500         324.44
238-01    800938367        39,500.00      39,500.00   09/04/98    08/04/18     239.08    09/04/98      89.8   10.650         398.35
238-01    800938417        20,000.00      19,952.92   08/08/98    07/08/13     178.19    09/08/98      71.6   10.850         225.44
238-01    800938599       106,000.00     105,935.08   08/15/98    07/15/28     358.42    09/15/98      78.5    7.990         777.05
238-01    800938854        14,400.00      14,369.73   08/17/98    07/17/13     178.49    09/17/98      89.4   10.650         160.52
238-01    800939035        73,950.00      73,950.00   09/01/98    08/01/18     239.00    09/01/98      77.8    9.350         682.08
238-01    800939068        24,000.00      23,855.55   08/20/98    07/20/13     178.59    09/20/98      73.8    9.500         250.61
238-01    800939076       205,000.00     205,000.00   09/01/98    08/01/13     179.00    09/01/98      73.2   12.150       2,480.16
238-01    800939092        32,250.00      32,250.00   08/28/98    07/28/13     178.85    08/28/98      75.0   11.990         386.85
238-01    800939134       104,240.00     104,240.00   09/01/98    08/01/28     359.00    09/01/98      80.0   12.600       1,120.60
238-01    800939142        14,290.00      14,290.00   08/01/98    07/01/13     178.00    09/01/98      79.8   10.650         132.32
238-01    800939167        49,410.00      49,410.00   08/13/98    07/13/28     358.36    09/13/98      90.0    9.650         420.88
238-01    800939233        31,867.00      31,867.00   10/01/98    09/01/13     180.00    10/01/98      80.0   13.100         405.29
238-01    800939241        34,800.00      34,492.89   03/28/98    02/28/13     173.92    08/28/98      80.0   12.150         421.02
238-01    800939381        47,600.00      47,578.73   08/21/98    07/21/18     238.62    09/21/98      85.0    8.750         420.65
238-01    800939399        45,000.00      45,000.00   08/22/98    07/22/18     238.65    08/22/98      65.2    8.150         380.61
238-01    800939449        17,425.00      17,396.67   08/02/98    07/02/13     177.99    09/02/98      85.0    9.400         180.91
238-01    800939548        16,750.00      16,559.24   08/13/98    07/13/08     118.36    09/13/98      84.9   10.600         226.96
238-01    800939571        61,000.00      60,919.79   08/01/98    07/01/13     178.00    09/01/98      89.0    9.550         638.82
238-01    800940140        53,550.00      53,550.00   09/01/98    08/01/28     359.00    09/01/98      85.0    9.900         465.99
238-01    800940181        35,440.00      35,302.04   08/06/98    07/06/13     178.13    09/06/98      80.0    9.150         288.99
238-01    800940264        51,000.00      50,993.07   08/14/98    07/14/28     358.39    09/14/98      85.0   11.500         505.05
238-01    800940280        24,500.00      24,419.79   08/15/98    07/15/13     178.42    09/15/98      70.0    9.750         259.54
238-01    800940363        59,400.00      59,400.00   08/20/98    07/20/28     358.59    08/20/98      90.0   10.900         561.20
238-01    800940447        38,599.00      38,599.00   09/01/98    08/01/18     239.00    09/01/98      85.0   11.100         401.04
238-01    800940470       118,400.00     118,400.00   08/06/98    07/06/13     178.13    09/06/98      80.0   14.000       1,402.89
238-01    800940678       186,000.00     185,852.26   08/08/98    07/08/28     358.19    09/08/98      84.5    7.750       1,332.53
238-01    800940827        60,000.00      60,000.00   09/01/98    08/01/18     239.00    09/01/98      63.0    9.950         577.03
238-01    800941064        34,000.00      33,973.87   08/01/98    07/01/13     178.00    09/01/98      89.7   11.150         327.65
238-01    800941171        66,930.00      66,930.00   10/01/98    09/01/13     180.00    10/01/98      84.9   11.100         642.45




ALLIANCE FUNDING                                              Sale Schedule - Group 1, Sub-Pool I & II                Page 8 9/24/98
A division of Superior Bank FSB                1998-3 Class 1 - Initial of Fixed Rate Mortgages - Settlement 9/24/98

                                                                                                                         Zip
Pool ID   Account      Name                            Address                            City                  State   Code
---------------------------------------------------------------------------------------------------------------------------------
238-01    800941221 KOZLOWSKI ERNESTINE             12 NAGLE LANE                      COMMACK                   NY     11725
238-01    800941254 FORTIN NANCY JO                 12509 MODESTO AVE NE               ALBUQUERQUE               NM     87122
238-01    800941270 YEUNG JACOB                     2 EUGENE DRIVE                     MONTVILLE                 NJ     07045
238-01    800941338 DORN LAWRENCE V                 32904 OCEAN MEADOWS CIRCLE         FORT BRAGG                CA     95437
238-01    800941544 QUINTERO CHARLES EDWARD         2951 CHERRY LANE                   BRYN ATHYN                PA     19009
238-01    800942203 BAHOURA SANDRA                  4916 CARA                          ROYAL OAK                 MI     48073
238-01    800942328 DULDULAO ANGELINA E             21 E CHESTNUT ST UNIT 23-B         CHICAGO                   IL     60611
238-01    800942369 BULGIN KAREN                    7 NORTH EMERALD LANE               AMITYVILLE                NY     11701
238-01    800942773 SLATER KIRK D                   7480 ATLANTA STREET                HOLLYWOOD                 FL     33024
238-01    800942856 HOSELTON CATHY L                760 SANDY BEND ROAD                ROCKY POINT               NC     28457
238-01    800942880 SARACINO EDWARD                 123 RUTH STREET                    WEST ISLIP                NY     11795
238-01    800943078 CLARK THEODORE F III            26 SOUTH AVENUE                    ATLANTIC HIGHLANDS        NJ     07716
238-01    800943201 COREY MILDRED L                 61 ALENIER STREET                  HAMDEN                    CT     06514
238-01    800943227 BLANCHARD MARK                  434 WEST 1130 NORTH                SUNSET                    UT     84015
238-01    800943292 DE VITO JOHN JOSEPH             17 DORNOCH WAY                     COTO DE CAZA              CA     92629
238-01    800943714 WRIGHT JOSEPH                   2560 W FALBROOK WAY                TUCSON                    AZ     85741
238-01    800943847 KRIENKE ROBERT C                1719 NORTH 10TH STREET             JACKSONVILLE BEACH        FL     32250
238-01    800943946 SANABRIA MICHAEL                22 HOPE LANE                       STATEN ISLAND             NY     10305
238-01    800944092 HARDY GWENDOLYN                 4412 MURDOCK AVENUE                BRONX                     NY     10466
238-01    800944183 RAGUKAS ROBERT                  387 WEST BROADWAY                  LARKSVILLE                PA     18651
238-01    800944225 FREDERICK DAVID S               1645 BLEYER STREET                 HELLERTOWN                PA     18055
238-01    800944241 LOUTINSKY STANLEY A             637 BRIARCLIFF ROAD                MIDDLETOWN                PA     17057
238-01    800944316 BATES EDWARD J                  932 NINTH AVENUE                   BRACKENRIDGE              PA     15014
238-01    800944514 DEPPNER WILLIAM                 1801 OLD US ONE                    MONCURE                   NC     27559
238-01    800944688 MOYD TOMMY                      30103 SOUTHWEST 153RD PLAC         HOMESTEAD                 FL     33033
238-01    800944753 COREY MILDRED L                 266 HIGHLAND STREET                NEW HAVEN                 CT     06511
238-01    800944837 MIDY JEAN JACQUES               1085 FAYETTE STREET                UNIONDALE                 NY     11553
238-01    800945180 OSBORNE ROBIN B                 5211 BEACH DRIVE                   PANAMA CITY BEACH         FL     32408
238-01    800945214 SANDERS DAN                     2129 UPTON COURT SOUTH             ST PETERSBURG             FL     33712
238-01    800945438 JACKSON NANCY                   514 SOUTH 5TH STREET               IMMOKALEE                 FL     34142
238-01    800945453 SANTORO PAUL R                  5 MCLAREN ROAD                     DARIEN                    CT     06820
238-01    800945636 GELDART MARGARET                2100 7TH AVENUE NORTH              ST PETERSBURG             FL     33713
238-01    800945925 KHAN HANIF                      1970 WEST 6TH STREET               BROOKLYN                  NY     11223
238-01    800946774 NICHOLSON CHRISTINE R           222 WEST CUMBERLAND CIRCLE         LONGWOOD                  FL     32779
238-01    800946840 POLIT ROCH                      4324 N RIDGEWAY AVENUE             CHICAGO                   IL     60618
238-01    800946972 GOCKMAN JOHN W                  285 SOUTH JUGTOWN ROAD             COAL CITY                 IL     60416
238-01    800947178 HEILBRUN DOROTHY L              2210 WEST BIJOU STREET             COLORADO SPRINGS          CO     80904
238-01    800947194 ZEALY CHARLES W                 5214 MCPHERSON ROAD                JACKSONVILLE              FL     32205
238-01    800947434 OTANI MORTON                    8141 CLIFFORD STREET               COTATI                    CA     94931
238-01    800948200 CHUNG TAE SUK                   12408 LAPLATA STREET               SILVER SPRING             MD     20904
238-01    800948523 NELSON DAVID RICHARD            28 JUNIPER COURT                   MARBLE                    CO     81623
238-01    800948572 ZAMMITTO ANTHONY                4917 PELICAN DRIVE                 NEW PORT RICHEY           FL     34652
238-01    800948622 SNYDER LORI                     607 WEST GREEN STREET              ITHACA                    NY     14850
238-01    800949406 DEMPSEY MARY                    6213 CARPENTER AVENUE              CLEVELAND                 OH     44127
238-01    800949547 POWELL WALTER                   620 LINCOLN AVENUE                 BROOKLYN                  NY     11208
238-01    800949679 HUNTER FRANCES P                2800 JEANETTA APT 603              HOUSTON                   TX     77063
238-01    800949935 WOLFF ROBERT E                  2040 LAKEWOOD CLUB DR S            ST PETERSBURG             FL     33712
238-01    800949943 DEMILL RON M                    9427 MUMFORD CIRCLE                SANDY                     UT     84094
238-01    800950057 TRANSUE JAMES E                 129 WEST TOMLIN STATION RD         MICKLETON                 NJ     08056
238-01    800950222 ACOSTA PEDRO                    15257 SOUTHWEST 61ST  STRE         MIAMI                     FL     33193
238-01    800950248 REED JAMES G                    10342 SOUTH 535 EAST               SANDY                     UT     84070
238-01    800950727 RAGONE VICTOR M                 4188 VIA NORTE                     CYPRESS                   CA     90630
238-01    800950735 HARTZEL WAYNE                   810 NORTHWAY ROAD                  WILLIAMSPORT              PA     17701
238-01    800950818 DEGILIO LOUIS                   17361 BILLIAR AVENUE               PORT CHARLOTTE            FL     33948
238-01    800950834 MARTIN BRUCE W                  1180 NORTH ANTILLES CIRCLE         SALT LAKE CITY            UT     84116
238-01    800950891 DAINS JAMES R                   399 DAYTONA ROAD                   COLUMBUS                  OH     43228
238-01    800950933 MILLER JOSEPH E                 6650 NORTH OPAL STREET             PHILADELPHIA              PA     19138
238-01    800950974 LLORCA ALICE                    7786 COUNTRY PLACE DRIVE           TOBYHANNA                 PA     18466
238-01    800951238 HILL ROBERT G                   592 LAUREL STREET                  EAST HAVEN                CT     06512
238-01    800951428 GUARINO DEBORAH R               335 BEACH 146TH STREET             NEPONSIT                  NY     11694
238-01    800951527 KOLLMANN KAREN M                33 COLONIAL DRIVE                  MONROE                    CT     06468
238-01    800951733 FINK ERIC                       433 DOANE AVENUE                   STATEN ISLAND             NY     10308

                         Principal       Cut-off Date   First                                        Original Current    Scheduled
                         Balance at      Principal     Payment     Maturity      Rem       Date        LTV   Mortgage     Payment
Pool ID   Account        Origination      Balance       Date        Date        Term       Due        Ratio    Rate      Int & Prin
----------------------------------------------------  ---------   ---------    ------    ---------  --------------------------------
238-01    800941221        55,000.00      54,921.01   08/22/98    07/22/28     358.65    09/22/98      34.1    7.650         390.23
238-01    800941254        51,500.00      51,169.15   09/01/98    08/01/13     179.00    10/01/98      80.0   10.350         564.50
238-01    800941270        34,200.00      34,181.05   08/13/98    07/13/18     238.36    09/13/98      79.9   11.650         368.26
238-01    800941338       103,000.00     103,000.00   09/01/98    08/01/18     239.00    09/01/98      65.1    8.850         916.80
238-01    800941544        24,000.00      24,000.00   08/09/98    07/09/13     178.22    09/09/98      80.9   14.300         324.47
238-01    800942203        45,400.00      45,400.00   08/14/98    07/14/13     178.39    08/14/98      84.7   13.100         505.77
238-01    800942328        38,500.00      38,435.35   09/01/98    08/01/13     179.00    10/01/98      74.4   10.800         360.84
238-01    800942369        70,500.00      70,499.89   08/24/98    07/24/28     358.72    09/24/98      85.9   10.500         644.89
238-01    800942773        71,250.00      71,250.00   08/14/98    07/14/13     178.39    09/14/98      72.7   10.500         651.75
238-01    800942856        32,000.00      31,926.95   07/15/98    06/15/13     177.44    09/15/98      80.0   10.600         355.71
238-01    800942880        28,000.00      27,974.04   06/19/98    05/19/13     176.55    08/19/98      78.5   11.600         328.88
238-01    800943078        21,800.00      21,663.24   08/03/98    07/03/13     178.03    10/03/98      89.8   11.950         260.94
238-01    800943201       106,250.00     106,167.73   08/21/98    07/21/13     178.62    09/21/98      85.0   11.250       1,031.97
238-01    800943227        31,628.00      31,604.67   07/19/98    06/19/18     237.57    09/19/98      84.9   12.550         360.45
238-01    800943292        58,565.00      58,565.00   09/01/98    08/01/18     239.00    09/01/98      75.3   10.400         580.77
238-01    800943714        14,000.00      14,000.00   09/01/98    08/01/13     179.00    09/01/98      75.4   12.350         171.19
238-01    800943847         9,900.00       9,717.74   08/06/98    07/06/08     118.13    09/06/98      90.0   10.400         133.03
238-01    800943946       141,200.00     141,200.00   08/23/98    07/23/28     358.68    08/23/98      89.9   11.050       1,350.02
238-01    800944092       247,500.00     247,500.00   08/15/98    07/15/13     178.42    08/15/98      90.0   11.800       2,507.78
238-01    800944183        85,000.00      84,715.25   08/07/98    07/07/13     178.16    09/07/98      85.0    9.990         912.89
238-01    800944225        69,000.00      68,960.65   08/21/98    07/21/13     178.62    09/21/98      72.2    8.000         659.40
238-01    800944241        77,850.00      77,721.04   08/24/98    07/24/13     178.72    09/24/98      90.0   10.150         691.83
238-01    800944316        20,000.00      19,843.54   08/21/98    07/21/08     118.62    09/21/98      38.7   13.350         302.76
238-01    800944514        76,500.00      76,436.49   08/10/98    07/10/18     238.26    09/10/98      90.0   10.250         750.96
238-01    800944688        15,000.00      14,999.87   08/20/98    07/20/28     358.59    09/20/98      21.4   10.000         131.64
238-01    800944753        52,500.00      52,500.00   08/10/98    07/10/13     178.26    08/10/98      75.0   10.750         490.08
238-01    800944837       162,000.00     162,000.00   09/01/98    08/01/13     179.00    09/01/98      90.0   10.000       1,421.67
238-01    800945180        10,160.00      10,109.65   08/22/98    07/22/08     118.65    09/22/98      84.9   11.350         141.97
238-01    800945214        12,000.00      11,917.73   08/24/98    07/24/13     178.72    09/24/98      48.0    9.500         125.31
238-01    800945438        17,500.00      17,500.00   09/14/98    08/14/13     179.41    09/14/98      28.2    9.150         179.06
238-01    800945453       160,000.00     160,000.00   08/01/98    07/01/13     178.00    09/01/98      43.0   10.390       1,450.44
238-01    800945636        26,724.00      26,724.00   08/13/98    07/13/28     358.36    08/13/98      85.0   11.350         261.59
238-01    800945925        32,000.00      31,669.59   09/01/98    08/01/13     179.00    10/01/98      84.8   12.300         390.25
238-01    800946774        29,333.00      29,026.81   05/27/98    04/27/13     175.82    09/27/98      84.8    9.990         315.04
238-01    800946840       123,300.00     122,451.80   08/27/98    07/27/13     178.82    09/27/98      84.9   11.350       1,428.64
238-01    800946972        23,700.00      23,587.82   08/20/98    07/20/13     178.59    09/20/98      89.9   10.900         267.89
238-01    800947178        16,000.00      16,000.00   10/01/98    09/01/13     180.00    10/01/98      74.6   11.350         156.62
238-01    800947194        10,000.00      10,000.00   09/12/98    08/12/13     179.34    09/12/98      80.0   10.250         109.00
238-01    800947434        45,000.00      45,000.00   09/01/98    08/01/13     179.00    09/01/98      67.1    9.450         468.55
238-01    800948200        50,000.00      49,678.90   08/17/98    07/17/13     178.49    09/17/98      78.8   10.100         442.48
238-01    800948523       251,250.00     251,250.00   09/01/98    08/01/28     359.00    09/01/98      75.0    9.350       2,085.20
238-01    800948572        11,700.00      11,581.47   08/13/98    07/13/13     178.36    09/13/98      67.9   10.350         128.25
238-01    800948622        54,900.00      54,900.00   08/16/98    07/16/28     358.45    09/16/98      90.0   10.650         508.36
238-01    800949406        49,500.00      49,478.70   08/16/98    07/16/18     238.45    09/16/98      90.0    9.650         466.26
238-01    800949547        80,120.00      79,853.79   09/05/98    08/05/18     239.11    10/05/98      84.2    8.650         702.92
238-01    800949679        29,750.00      29,750.00   09/01/98    08/01/28     359.00    09/01/98      85.0    9.400         247.99
238-01    800949935        30,000.00      30,000.00   09/04/98    08/04/13     179.08    09/04/98      78.9   11.600         299.38
238-01    800949943        12,632.00      12,632.00   09/01/98    08/01/18     239.00    09/01/98      90.0   11.150         131.68
238-01    800950057        27,500.00      27,446.75   08/01/98    07/01/13     178.00    09/01/98      74.8   11.400         319.51
238-01    800950222        18,550.00      18,550.00   09/05/98    08/05/13     179.11    09/05/98      79.9   13.350         238.99
238-01    800950248        17,342.00      17,342.00   09/01/98    08/01/13     179.00    09/01/98      81.8   12.650         215.44
238-01    800950727        24,500.00      24,500.00   09/01/98    08/01/13     179.00    09/01/98      85.0   11.350         283.87
238-01    800950735        56,000.00      55,843.02   08/15/98    07/15/13     178.42    09/15/98      80.0   12.550         599.84
238-01    800950818        88,800.00      88,529.68   08/02/98    07/02/28     357.99    10/02/98      80.0    9.950         776.00
238-01    800950834        15,188.00      15,188.00   09/01/98    08/01/13     179.00    09/01/98      85.0   11.100         145.79
238-01    800950891        56,100.00      55,676.88   08/15/98    07/15/08     118.42    09/15/98      68.4    7.750         673.26
238-01    800950933        51,300.00      51,214.18   08/10/98    07/10/28     358.26    09/10/98      90.0   10.650         475.02
238-01    800950974        32,300.00      32,300.00   09/01/98    08/01/13     179.00    09/01/98      85.0   11.000         307.60
238-01    800951238        17,600.00      17,556.70   08/06/98    07/06/13     178.13    09/06/98      89.9   12.050         211.80
238-01    800951428       239,000.00     239,000.00   08/13/98    07/13/13     178.36    08/13/98      62.4   12.150       2,486.01
238-01    800951527        52,500.00      52,500.00   09/14/98    08/14/13     179.41    09/14/98      54.0   10.350         474.36
238-01    800951733        21,200.00      21,200.00   09/01/98    08/01/13     179.00    09/01/98      79.8   13.150         270.33




ALLIANCE FUNDING                                              Sale Schedule - Group 1, Sub-Pool I & II                Page 9 9/24/98
A division of Superior Bank FSB                1998-3 Class 1 - Initial of Fixed Rate Mortgages - Settlement 9/24/98

                                                                                                                         Zip
Pool ID   Account      Name                            Address                            City                  State   Code
---------------------------------------------------------------------------------------------------------------------------------
238-01    800951808 PRICE KENNETH W                 210 PATRICIA ROAD                  ROLLINSVILLE              CO     80474
238-01    800952061 KILEY THOMAS P                  8606 WINTER HAVEN DRIVE            HUDSON                    FL     34667
238-01    800952129 CONNER DAVID E                  548 WEST LEMON STREET              LANCASTER                 PA     17603
238-01    800952160 SNYDER RICHARD D                3021 APACHE LANE                   PROVO                     UT     84604
238-01    800952210 HERNANDEZ AIDA                  84 NORFOLK STREET                  NEWARK                    NJ     07103
238-01    800952251 MELTON ROGER                    660 GREENSPRINGS ROAD              HANOVER                   PA     17331
238-01    800952277 HOLMES NATHAN M                 4035 EVENING TRAIL DRIVE           SPRING                    TX     77388
238-01    800952384 BRADLEY EVA M                   1227 WEST LAKE BUCKEYE DR          WINTER HAVEN              FL     33881
238-01    800952442 ANDERSON ROGER                  83351 PARKWAY DRIVE                FLORENCE                  OR     97439
238-01    800952566 HARPER CHRISTY L                836 EAST LINCOLN                   INDIANAPOLIS              IN     46203
238-01    800952731 MCCLAIN DONALD F                RR 2 BOX 269M                      HOWARD                    PA     16841
238-01    800952798 PLEAS GAIL                      1967 GLEN ECHO DRIVE               DECATUR                   GA     30032
238-01    800952897 COPELAND CLIMMON                1322 PRESCOTT STREET SOUTH         ST PETERSBURG             FL     33712
238-01    800952913 ETIE ARCHIE GLENN               4105 BURLINGTON AVENUE NOR         ST PETERSBURG             FL     33713
238-01    800952962 NEIBERT GEORGE                  261 CENTERHILL SHCOOL ROAD         UNION POINT               GA     30669
238-01    800953366 JORDANO ROBERT                  21 HARMONY LANE                    EAST FISHKILL             NY     12590
238-01    800953374 TACKETT PAMELA L                1417 WEST PERDIZ STREET            TAMPA                     FL     33612
238-01    800953432 GARMON ARTHUR C                 13602 FRIAR PLACE                  TAMPA                     FL     33625
238-01    800953499 HARBOUR ROBERT C                835 REINDEER DRIVE                 MUNDS PARK                AZ     86017
238-01    800953671 BUFORD GEORGE                   3807 WENDY DRIVE                   CLEVELAND                 OH     44122
238-01    800954133 DUNCAN ROBERT                   RT 1 BOX 46B                       PLUM BRANCH               SC     29845
238-01    800954349 LAUGHMAN WILBERT C              2749 ROOSEVELT AVENUE              YORK                      PA     17404
238-01    800954653 HENTZ CAROL J                   70 EMILY LANE                      FORT MYERS BEACH          FL     33931
238-01    800954919 HEIRICH ALAN BRYANT             2024 TOURAINE LANE                 HALF MOON BAY             CA     94019
238-01    800955098 SCHMITTINGER MICHAEL A          329 N 6TH STREET                   READING                   PA     19601
238-01    800955528 GIORDANO PAUL W                 53 KIRKLEY PLACE                   HARTWOOD                  VA     22406
238-01    800955635 GOEB MICHAEL JAMES              518 PARKSIDE STREET                LEHIGH ACRES              FL     33936
238-01    800955650 HOFFLER ALONZO TYRONE           4255 MANTUA AVENUE                 PHILADELPHIA              PA     19104
238-01    800955684 ROTHROCK TERRENCE C             4108 HUCKLEBERRY ROAD              ALLENTOWN                 PA     18104
238-01    800955726 LEALI CORNELL E                 478 TITAN CT                       AURORA                    CO     80011
238-01    800955742 MARTIN SHARON E                 4825 BARNWOOD COURT                MC HENRY                  IL     60050
238-01    800955759 CLEMENS ELAINE L                770 NORTH SAINT CLAIR ST           PAINESVILLE               OH     44077
238-01    800955882 STYLIANOU ANDREAS               65 DINA COURT                      STATEN ISLAND             NY     10306
238-01    800955890 WRAY JOHN L                     113 S MAIN STREET                  UNION                     OH     45322
238-01    800955999 BREMMER MARION                  1628 RUTH STREET                   COCOA                     FL     32926
238-01    800956336 PORNEL ALICE B                  1610 DERRY STREET                  HARRISBURG                PA     17104
238-01    800956542 GILMORE DONALD F                1064 LEMON TREE LANE               PALM HARBOR               FL     34683
238-01    800956641 LECHNER RALPH J                 729 N PRAIRIE ROAD                 COLORADO SPRINGS          CO     80907
238-01    800956864 JINING FENG                     4009 NORTH GARLAND AVENUE          GARLAND                   TX     75044
238-01    800956872 KELPE ROLAND K                  2934 NORTH OAKES                   SAN ANGELO                TX     76903
238-01    800956997 SWANGER THOMAS J                2701 N 88TH DRIVE                  PHOENIX                   AZ     85037
238-01    800957086 FALBO ANTHONY                   508 HIGHLAND AVENUE                GREENSBURG                PA     15601
238-01    800957102 DASHKO JOSEPH                   536 SHAWNEE LANE                   BEDFORD                   OH     44146
238-01    800957284 FENNELL LILLIAN HARRIS          2611 EAST RANDOLPH AVENUE          ALEXANDRIA                VA     22301
238-01    800957375 JAMISON SHELLY RUTH             2141 CAMDEN ROAD                   HOLLY HILL                SC     29059
238-01    800957508 GREATHOUSE WILLIAM T            919 ANDREWS ROAD                   WEST PALM BEACH           FL     33405
238-01    800957540 PHELAN DENNIS M                 49 BOW STREET                      CARVER                    MA     02330
238-01    800957599 MARSHALL BERNICE                2956 LAFAYETTE STREET              FORT MYERS                FL     33916
238-01    800957631 MERCEDES PELEGRIN               746 DOUGLAS AVENUE                 PROVIDENCE                RI     02908
238-01    800957656 BALDWIN RICHARD LEE             2106 EAST ANNONA AVENUE            TAMPA                     FL     33612
238-01    800957672 HAGOOD JAMES W                  315 NORTH 31ST COURT               HOLLYWOOD                 FL     33021
238-01    800957847 LYONS KEVIN R                   4826 FOLGER STREET                 COLUMBUS                  OH     43227
238-01    800957904 PADUA JAMES J                   117 EASTERN STREET                 NEW HAVEN                 CT     06513
238-01    800957953 SMITH DANIEL T                  529 WASHINGTON AVENUE              PHOENIXVILLE              PA     19460
238-01    800958134 SCHMIDT JOSEPH W                4024 -26 CENTRAL AVE               COLUMBIA HTS              MN     55421
238-01    800958381 REITH DONALD                    14344 TRINIDAD STREET SOUT         FORT MYERS                FL     33905
238-01    800958407 MCGEACHY RANDY                  2860 NC 20 EAST                    SAINT PAULS               NC     28384
238-01    800958738 ATKINSON VALE LEE               112 17TH AVENUE NORTH              NAMPA                     ID     83687
238-01    800959017 MITCHELL PATRICIA A             1001 EAST MAIN ST                  NEWARK                    OH     43055
238-01    800959314 APONTE JUAN G                   404 WEST 9TH STREET                BETHLEHEM                 PA     18015
238-01    800959579 DUBOIS FRANCOISE                305 NEWBURY LANE                   NEWBURY PARK              CA     91320
238-01    800959835 FELLER MARK S                   6602 SUMMER BLOSSOM LANE           BRADENTON                 FL     34202

                         Principal       Cut-off Date   First                                        Original Current    Scheduled
                         Balance at      Principal     Payment     Maturity      Rem       Date        LTV   Mortgage     Payment
Pool ID   Account        Origination      Balance       Date        Date        Term       Due        Ratio    Rate      Int & Prin
----------------------------------------------------  ---------   ---------    ------    ---------  --------------------------------
238-01    800951808        10,026.00       9,882.17   09/01/98    08/01/13     179.00    11/01/98      85.0   12.350         105.84
238-01    800952061        66,000.00      65,920.76   08/13/98    07/13/13     178.36    09/13/98      80.5    8.000         484.28
238-01    800952129        22,598.00      22,598.00   08/27/98    07/27/13     178.82    08/27/98      88.9   10.900         255.43
238-01    800952160        24,425.00      24,425.00   10/01/98    09/01/13     180.00    10/01/98      89.7   10.900         276.08
238-01    800952210       110,500.00     110,435.63   08/01/98    07/01/13     178.00    09/01/98      85.0    9.800         953.42
238-01    800952251        39,665.00      39,290.09   08/13/98    07/13/13     178.36    10/13/98      89.9    9.450         413.00
238-01    800952277       111,150.00     111,150.00   09/01/98    08/01/28     359.00    09/01/98      90.0    7.900         807.84
238-01    800952384        55,000.00      54,872.72   08/20/98    07/20/28     358.59    09/20/98      61.7    8.250         413.20
238-01    800952442        11,525.00      11,525.00   09/01/98    08/01/13     179.00    09/01/98      75.0   11.100         131.72
238-01    800952566        34,000.00      34,000.00   09/01/98    08/01/13     179.00    09/01/98      82.9   11.250         330.23
238-01    800952731        22,835.00      22,835.00   09/10/98    08/10/13     179.28    09/10/98      84.3   11.350         264.58
238-01    800952798        18,800.00      18,759.06   08/06/98    07/06/13     178.13    09/06/98      89.8   10.400         206.65
238-01    800952897        40,800.00      40,800.00   09/01/98    08/01/28     359.00    09/01/98      85.0    8.650         318.06
238-01    800952913        38,430.00      38,430.00   08/10/98    07/10/28     358.26    09/10/98      90.0   10.900         363.08
238-01    800952962        67,500.00      67,500.00   09/06/98    08/06/28     359.15    09/06/98      90.0   10.650         625.03
238-01    800953366       155,700.00     155,700.00   08/23/98    07/23/28     358.68    08/23/98      86.9   10.650       1,441.74
238-01    800953374        20,000.00      19,943.70   08/28/98    07/28/13     178.85    09/28/98      71.1   11.850         238.11
238-01    800953432        19,600.00      19,600.00   08/20/98    07/20/13     178.59    09/20/98      79.9   12.850         246.06
238-01    800953499        29,690.00      29,690.00   10/01/98    09/01/13     180.00    10/01/98      80.0   10.600         273.81
238-01    800953671        67,200.00      67,126.69   08/15/98    07/15/28     358.42    09/15/98      80.0   13.100         748.62
238-01    800954133        67,150.00      67,150.00   09/05/98    08/05/28     359.11    09/05/98      85.0   12.000         690.71
238-01    800954349         9,500.00       9,483.03   08/22/98    07/22/18     238.65    09/22/98      85.8   11.000          98.06
238-01    800954653        62,300.00      62,300.00   08/03/98    07/03/18     238.03    09/03/98      70.0   14.600         802.01
238-01    800954919       108,500.00     108,220.15   08/28/98    07/28/13     178.85    09/28/98      89.8   10.900       1,025.08
238-01    800955098        36,720.00      36,602.39   08/28/98    07/28/13     178.85    09/28/98      80.0    9.500         308.76
238-01    800955528        36,500.00      36,484.27   09/01/98    08/01/13     179.00    10/01/98      85.0   11.850         371.23
238-01    800955635        11,800.00      11,742.96   08/21/98    07/21/13     178.62    09/21/98      89.6   10.650         131.54
238-01    800955650        24,800.00      24,800.00   08/20/98    07/20/28     358.59    09/20/98      80.0   13.100         276.28
238-01    800955684        23,775.00      23,541.29   09/01/98    08/01/13     179.00    10/01/98      85.0   11.100         228.21
238-01    800955726        20,000.00      19,852.28   08/20/98    07/20/13     178.59    09/20/98      88.5   11.950         239.39
238-01    800955742        30,000.00      30,000.00   09/01/98    08/01/18     239.00    09/01/98      85.0   12.650         344.02
238-01    800955759        49,700.00      49,565.65   08/28/98    07/28/13     178.85    09/28/98      66.2    7.900         472.09
238-01    800955882        38,000.00      38,000.00   08/22/98    07/22/13     178.65    08/22/98      79.5   12.500         405.56
238-01    800955890       105,800.00     105,684.60   08/27/98    07/27/28     358.82    09/27/98      84.9   10.600         975.71
238-01    800955999        31,200.00      31,051.81   08/27/98    07/27/18     238.82    09/27/98      80.0   12.600         356.68
238-01    800956336        30,775.00      30,775.00   08/21/98    07/21/18     238.62    09/21/98      80.9    9.900         294.95
238-01    800956542        12,000.00      12,000.00   08/14/98    07/14/13     178.39    09/14/98      70.6    9.750         127.12
238-01    800956641        26,000.00      26,000.00   09/01/98    08/01/13     179.00    09/01/98      67.9    9.150         212.01
238-01    800956864        23,100.00      23,046.87   09/01/98    08/01/28     359.00    10/01/98      70.0   11.100         221.73
238-01    800956872        50,950.00      50,950.00   08/15/98    07/15/18     238.42    08/15/98      76.0    8.650         447.00
238-01    800956997        17,000.00      17,000.00   09/01/98    08/01/13     179.00    09/01/98      78.6    9.400         176.49
238-01    800957086        24,770.00      24,770.00   09/06/98    08/06/13     179.15    09/06/98      69.9    9.650         260.90
238-01    800957102        92,000.00      91,806.79   08/20/98    07/20/13     178.59    09/20/98      80.0    8.500         707.40
238-01    800957284        26,500.00      26,500.00   09/18/98    08/18/13     179.54    09/18/98      81.5   12.100         319.75
238-01    800957375        54,400.00      54,400.00   09/10/98    08/10/18     239.28    09/10/98      80.0   12.000         598.99
238-01    800957508        22,650.00      22,622.07   08/24/98    07/24/18     238.72    09/24/98      34.8    9.600         212.61
238-01    800957540        21,450.00      21,450.00   09/07/98    08/07/13     179.18    09/07/98      79.9   11.600         214.06
238-01    800957599        20,000.00      20,000.00   09/03/98    08/03/28     359.05    09/03/98      40.0   10.600         184.44
238-01    800957631        92,700.00      92,571.97   08/28/98    07/28/13     178.85    09/28/98      90.0   10.600         854.90
238-01    800957656        17,800.00      17,750.22   08/27/98    07/27/18     238.82    09/27/98      80.0   12.350         200.35
238-01    800957672        20,000.00      20,000.00   08/17/98    07/17/13     178.49    09/17/98      74.3   10.450         220.46
238-01    800957847        80,000.00      80,000.00   08/14/98    07/14/28     358.39    09/14/98      80.0   10.150         710.94
238-01    800957904        72,000.00      71,964.31   08/13/98    07/13/28     358.36    09/13/98      88.8   10.800         674.81
238-01    800957953        29,400.00      29,361.81   08/08/98    07/08/18     238.19    09/08/98      83.8   11.000         303.46
238-01    800958134       100,000.00     100,000.00   09/01/98    08/01/18     239.00    09/01/98      62.7   11.350       1,056.11
238-01    800958381        76,500.00      76,263.16   08/14/98    07/14/18     238.39    09/14/98      85.0    8.250         651.83
238-01    800958407        50,400.00      50,206.21   08/28/98    07/28/23     298.85    09/28/98      90.0   11.400         508.62
238-01    800958738        18,000.00      18,000.00   09/01/98    08/01/13     179.00    09/01/98      30.2    9.950         192.88
238-01    800959017       139,700.00     139,700.00   09/01/98    08/01/18     239.00    09/01/98      47.6   11.350       1,475.39
238-01    800959314        49,300.00      49,300.00   08/22/98    07/22/13     178.65    08/22/98      85.0   11.800         499.53
238-01    800959579        27,000.00      26,897.54   08/17/98    07/17/13     178.49    09/17/98      79.0   12.975         341.17
238-01    800959835        30,000.00      29,877.84   09/07/98    08/07/13     179.18    10/07/98      87.5   11.550         298.23




ALLIANCE FUNDING                                              Sale Schedule - Group 1, Sub-Pool I & II               Page 10 9/24/98
A division of Superior Bank FSB                1998-3 Class 1 - Initial of Fixed Rate Mortgages - Settlement 9/24/98

                                                                                                                         Zip
Pool ID   Account      Name                            Address                            City                  State   Code
---------------------------------------------------------------------------------------------------------------------------------
238-01    800959900 SAWH ESTHER                     1620 THOMAS AVENUE                 BALTIMORE                 MD     21216
238-01    800959926 CHAVEZ GERARD A                 205 FROST LANE                     COLORADO SPRINGS          CO     80916
238-01    800960080 PHELPS JOYCE ANN                206 W GRAND                        MUSKEGON                  MI     48441
238-01    800960148 VAUGHN SEFFIA                   13157 CHEYENNE                     DETROIT                   MI     48227
238-01    800960171 YOUNG VIRGIL J                  7103 TUXEDO                        DETROIT                   MI     48204
238-01    800960767 WELLER MARIA M                  189 BATTLEFIELD DRIVE              EUTAWVILLE                SC     29048
238-01    800960817 SMITH COTTON W                  2221 BUENA VISTA DRIVE             CLEARWATER                FL     33764
238-01    800960874 STOKLEY JAMES W                 1961 SOPCHOPPY HIGHWAY             SOPCHOPPY                 FL     32358
238-01    800960999 JULIEN JACQUES                  835 11TH AVENUE SOUTH              NAPLES                    FL     34102
238-01    800961013 MANNESE MIA T                   307 BINGHAM ROAD                   MARLBORO                  NY     12542
238-01    800961252 SANTIAGO LUIS ALBERTO           21950 SOUTHEAST 64TH LANE          MORRISTON                 FL     32669
238-01    800961526 ALBANO JAMES R                  4812 SWEETGRASS LANE               BONSALL                   CA     92003
238-01    800961567 FONTANA ROBERT F                120 WEST GRAPEFRUIT CIRCLE         CLEARWATER                FL     33759
238-01    800961658 GOODMAN TAMBERLEE               4173 WAIKIKI DRIVE                 SARASOTA                  FL     34241
238-01    800961898 FAUCY MARGARET J                4625 WEBBER STREET                 SARASOTA                  FL     34232
238-01    800961963 ROTHERY WILLIAM F               381 N MAPLE AVENUE                 KINGSTON                  PA     18704
238-01    800962268 DAY DAVID L                     2989 PINE FOREST DRIVE             PALM HARBOR               FL     34684
238-01    800962656 MIKAELIAN OVANES A              4666 E MONTE WAY                   PHOENIX                   AZ     85044
238-01    800963258 ALLAN RICHARD A                 6011 S PENNSYLVANIA ST             LITTLETON                 CO     80121
238-01    800963431 REWERTS ROBERT A                2896 WEST BRYANT PLACE             LITTLETON                 CO     80120
238-01    800963662 PARKER OSCAR W                  1530 EAST WALNUT LANE              PHILADELPHIA              PA     19138
238-01    800963720 SELL REBECCA J                  101 JOHN ALLEY                     COOPERSBURG               PA     18036
238-01    800963803 STEWART FRANKIE A               HWY 82 PO BOX 133                  FALCON                    NC     28342
238-01    800963878 TOMSKY JOHN K                   39 OWEGO STREET                    SIMPSON                   PA     18407
238-01    800964058 PROPERTIES L SOUTHSIDE          441 WEATHERSFIELD AVENUE           HARTFORD                  CT     06101
238-01    800964157 RIGAUD ROLAND                   615 SHADYSIDE STREET               LEHIGH ACRES              FL     33936
238-01    800964488 PIERCE MARY M                   5607 6TH AVENUE                    FORT MYERS                FL     33907
238-01    800964512 SUMER THOMAS L                  25401 DRAKEFIELD AVENUE            EUCLID                    OH     44132
238-01    800964546 ALMEIDA ROSALIE A               2119 SOUTHEAST 14TH STREET         CAPE CORAL                FL     33990
238-01    800964587 COLEMAN TIMOTHY C               1563 MAGNOLIA DRIVE                CLEARWATER                FL     33756
238-01    800964728 ONUOHA EMILIA O                 5920 4TH STREET NW                 WASHINGTON                DC     20011
238-01    800964868 HALL HARVEY G                   16227 BONNEVILLE DRIVE             TAMPA                     FL     33624
238-01    800964942 AULT RUSSELL                    4533 WEST 3020 SOUTH               WEST VALLEY CITY          UT     84120
238-01    800965089 GOODSPEED NORMA J               2104 OLD VESTAL ROAD               VESTAL                    NY     13850
238-01    800965105 COUCH JOSEPH KYLE               4541 NORTH COUNTY RD 125 W         NEW CASTLE                IN     47362
238-01    800965261 VEHEC MARY                      4109 WINTERBURN AVENUE             PITTSBURGH                PA     15207
238-01    800965345 RONAY NASRIN                    61 REGINA ROAD                     MONSEY                    NY     10952
238-01    800965378 CARDISH SCOTT                   2408 10TH AVENUE                   WATERVLIET                NY     12189
238-01    800965410 EVANS ROOSEVELT JR              58 POPY LANE                       PARKTON                   NC     28371
238-01    800965774 MONTGOMERY ROBERT E             3024 47TH AVENUE SOUTH             ST PETERSBURG             FL     33712
238-01    800965931 GELIN MELEK                     532 CLIFF STREET                   RIDGEWOOD                 NJ     07450
238-01    800965956 CARTEN DONNA L                  14343 CRISTOBAL STREET             FORT MYERS                FL     33905
238-01    800966178 COBAN BURHAN                    101 JEFFERSON AVENUE               LODI                      NJ     07644
238-01    800966194 SMITH JULIAN FRED               MARTIN STREET & SR379              MT PLEASANT               FL     32351
238-01    800966202 OHLINGER MERLE A                61 ST PAULS PLACE                  NEW ROCHELLE              NY     10801
238-01    800966236 COMEAU STEPHEN J                53 BRIDLE PATH                     FRANKLIN                  MA     02038
238-01    800966285 LYNCH MICHAEL A.                3024 PARKWAY AVENUE                CHARLOTTE                 NC     28208
238-01    800966475 BARNWELL SANDRA                 1888 SIDNEYS ROAD                  WALTERBORO                SC     29488
238-01    800966772 RIVIERA DEBORAH K               18 LOGAN STREET                    DENVER                    CO     80203
238-01    800966806 BATISTA MARIA N                 162 164 LENOX AVENUE               PROVIDENCE                RI     02908
238-01    800966889 BARBINE ROBERT A                87 SUNDEW ROAD                     LAKE ARIEL                PA     18436
238-01    800966970 GOMEZ JUAN                      1250 EAST SAMPLE ROAD              POMPANO BEACH             FL     33604
238-01    800967291 DILLON NORMA                    1235 EAST 86TH STREET              BROOKLYN                  NY     11236
238-01    800967580 HARRISON JOHN                   73 PARK AVENUE                     WILKES BARRE              PA     18703
238-01    800967622 KERWIN GARY J                   5114 40TH STREET WEST              BRADENTON                 FL     34210
238-01    800967911 CARIERI VINCENT                 122 ATLANTIS AVENUE                MANHAWKIN                 NJ     08050
238-01    800968083 CARTER DAVE I                   1104 COLONY ARMS DRIVE             LAKELAND                  FL     33813
238-01    800968562 CHAVIS TOMMY WAYNE              141 KNOTTINGHAM ROAD               NORTH                     SC     29112
238-01    800968588 WILLIAMS RAY C.                 140 BEECLIFF LANE                  LEXINGTON                 SC     29073
238-01    800968596 ZARBOCK WILLIAM                 1537 15TH STREET NORTH             ST PETERSBURG             FL     33704
238-01    800968653 JAMES ROBERT                    16789 HIGHWAY 47                   YAMHILL                   OR     97148
238-01    800968711 HERBERT JANET NOREEN            328 CHERRY LANE                    QUEENSTOWN                MD     21658

                         Principal       Cut-off Date   First                                        Original Current    Scheduled
                         Balance at      Principal     Payment     Maturity      Rem       Date        LTV   Mortgage     Payment
Pool ID   Account        Origination      Balance       Date        Date        Term       Due        Ratio    Rate      Int & Prin
----------------------------------------------------  ---------   ---------    ------    ---------  --------------------------------
238-01    800959900        43,200.00      43,186.07   08/28/98    07/28/13     178.85    09/28/98      80.0    9.650         367.99
238-01    800959926        34,000.00      34,000.00   09/01/98    08/01/13     179.00    09/01/98      87.2   10.400         373.73
238-01    800960080        40,500.00      40,500.00   08/28/98    07/28/28     358.85    09/28/98      90.0   10.650         375.02
238-01    800960148        31,500.00      31,500.00   09/01/98    08/01/28     359.00    09/01/98      90.0   11.450         310.74
238-01    800960171        28,000.00      28,000.00   08/23/98    07/23/28     358.68    09/23/98      70.0   10.150         248.83
238-01    800960767        59,500.00      59,500.00   09/12/98    08/12/18     239.34    09/12/98      85.0   12.250         665.55
238-01    800960817       118,400.00     118,400.00   08/08/98    07/08/28     358.19    09/08/98      69.6    9.100         961.20
238-01    800960874        24,250.00      24,106.62   08/14/98    07/14/08     118.39    09/14/98      85.0    9.500         313.79
238-01    800960999       105,600.00     105,600.00   08/14/98    07/14/13     178.39    09/14/98      80.0    9.850         915.03
238-01    800961013        26,400.00      26,346.52   08/20/98    07/20/13     178.59    09/20/98      85.8   12.650         327.97
238-01    800961252        30,000.00      29,855.27   08/22/98    07/22/13     178.65    09/22/98      60.0    9.250         308.76
238-01    800961526       125,000.00     125,000.00   10/01/98    09/01/18     240.00    10/01/98      74.7   10.150       1,218.73
238-01    800961567        57,600.00      57,600.00   08/21/98    07/21/13     178.62    09/21/98      80.0    8.990         463.05
238-01    800961658        26,141.00      26,141.00   09/03/98    08/03/13     179.05    09/03/98      79.9   10.500         288.96
238-01    800961898        14,000.00      14,000.00   08/22/98    07/22/13     178.65    09/22/98      79.8   12.200         146.16
238-01    800961963        75,000.00      75,000.00   08/15/98    07/15/13     178.42    08/15/98      59.0    7.900         545.10
238-01    800962268        19,317.00      19,317.00   08/14/98    07/14/18     238.39    09/14/98      75.0   11.100         200.70
238-01    800962656        32,000.00      32,000.00   10/01/98    09/01/13     180.00    10/01/98      75.5   12.200         388.18
238-01    800963258        33,000.00      33,000.00   09/01/98    08/01/13     179.00    09/01/98      75.4    9.150         269.09
238-01    800963431        77,000.00      76,959.30   09/01/98    08/01/28     359.00    10/01/98      70.0   10.350         695.73
238-01    800963662        49,600.00      49,422.00   08/20/98    07/20/28     358.59    09/20/98      80.0    7.900         360.50
238-01    800963720        20,000.00      20,000.00   09/17/98    08/17/13     179.51    09/17/98      88.3   11.150         229.21
238-01    800963803        85,000.00      84,741.04   08/28/98    07/28/18     238.85    09/28/98      62.0    7.900         705.69
238-01    800963878        64,000.00      63,880.13   08/21/98    07/21/13     178.62    09/21/98      80.0    7.500         593.29
238-01    800964058        80,000.00      80,000.00   09/01/98    08/01/23     299.00    09/01/98      66.6   11.600         819.03
238-01    800964157        10,000.00       9,944.87   09/11/98    08/11/13     179.31    10/11/98      79.0   12.850         125.54
238-01    800964488        89,250.00      88,877.65   08/22/98    07/22/13     178.65    09/22/98      85.0    9.250         734.24
238-01    800964512        21,300.00      21,219.87   08/22/98    07/22/13     178.65    09/22/98      74.6   10.850         200.43
238-01    800964546       100,300.00     100,300.00   08/17/98    07/17/13     178.49    08/17/98      85.0   11.350         981.80
238-01    800964587        67,500.00      67,461.87   08/21/98    07/21/13     178.62    09/21/98      88.8    9.900         587.38
238-01    800964728       117,000.00     116,667.65   08/20/98    07/20/28     358.59    09/20/98      90.0   10.650       1,083.39
238-01    800964868        27,000.00      26,936.44   09/01/98    08/01/13     179.00    10/01/98      71.0   10.850         304.34
238-01    800964942        28,728.00      28,728.00   08/01/98    07/01/18     238.00    09/01/98      79.9   14.500         367.72
238-01    800965089        31,511.00      31,497.35   08/01/98    07/01/13     178.00    09/01/98      55.2   10.450         347.35
238-01    800965105        32,800.00      32,683.88   09/01/98    08/01/13     179.00    10/01/98      80.0   12.150         396.83
238-01    800965261        24,000.00      23,926.26   08/20/98    07/20/13     178.59    09/20/98      68.1   11.100         274.29
238-01    800965345        28,500.00      28,435.84   08/08/98    07/08/13     178.19    09/08/98      89.9   10.750         319.47
238-01    800965378        44,600.00      44,600.00   09/05/98    08/05/13     179.11    09/05/98      74.6   10.200         484.75
238-01    800965410        65,700.00      65,700.00   09/14/98    08/14/28     359.41    09/14/98      90.0   11.400         645.61
238-01    800965774        16,660.00      16,619.14   08/27/98    07/27/13     178.82    09/27/98      85.0   12.100         201.02
238-01    800965931       118,400.00     118,400.00   09/03/98    08/03/13     179.05    09/03/98      79.9   12.400       1,451.61
238-01    800965956        13,000.00      13,000.00   08/20/98    07/20/13     178.59    09/20/98      79.4   11.100         148.57
238-01    800966178       107,100.00     106,656.03   09/03/98    08/03/13     179.05    10/03/98      79.8   10.650       1,193.86
238-01    800966194        24,800.00      24,781.41   08/20/98    07/20/13     178.59    09/20/98      80.0   12.100         257.01
238-01    800966202        32,000.00      32,000.00   08/14/98    07/14/18     238.39    09/14/98      84.9   12.500         363.56
238-01    800966236        22,600.00      22,600.00   08/15/98    07/15/13     178.42    08/15/98      89.9   10.650         251.93
238-01    800966285        48,600.00      48,600.00   09/03/98    08/03/28     359.05    09/03/98      90.0    9.900         422.91
238-01    800966475        48,875.00      48,869.29   08/08/98    07/08/23     298.19    09/08/98      85.0    9.650         432.13
238-01    800966772        25,000.00      25,000.00   10/01/98    09/01/13     180.00    10/01/98      62.8   10.600         277.90
238-01    800966806        79,110.00      79,110.00   09/11/98    08/11/13     179.31    09/11/98      90.0   10.400         717.74
238-01    800966889        28,000.00      28,000.00   09/18/98    08/18/18     239.54    09/18/98      35.8    8.400         241.22
238-01    800966970        19,600.00      19,600.00   09/19/98    08/19/28     359.57    09/19/98      70.0   11.350         191.86
238-01    800967291       234,000.00     234,000.00   09/01/98    08/01/28     359.00    09/01/98      90.0   11.450       2,308.36
238-01    800967580        75,650.00      75,492.38   09/03/98    08/03/13     179.05    10/03/98      85.0    8.150         563.02
238-01    800967622        22,899.00      22,819.43   08/22/98    07/22/13     178.65    09/22/98      79.9   11.700         270.42
238-01    800967911        36,500.00      36,481.22   06/06/98    05/06/13     176.12    09/06/98      84.0   12.500         389.55
238-01    800968083        16,300.00      16,300.00   08/15/98    07/15/18     238.42    09/15/98      84.9   10.500         162.74
238-01    800968562        33,600.00      33,422.76   08/23/98    07/23/13     178.68    09/23/98      80.0   11.900         401.10
238-01    800968588        29,600.00      29,410.71   08/20/98    07/20/13     178.59    09/20/98      80.0   11.900         353.35
238-01    800968596        44,000.00      44,000.00   09/01/98    08/01/13     179.00    09/01/98      84.6   10.250         394.28
238-01    800968653        25,100.00      25,100.00   09/01/98    08/01/13     179.00    09/01/98      80.0   13.100         319.23
238-01    800968711       180,000.00     180,000.00   09/17/98    08/17/18     239.51    09/17/98      77.5    8.750       1,590.68




ALLIANCE FUNDING                                              Sale Schedule - Group 1, Sub-Pool I & II               Page 11 9/24/98
A division of Superior Bank FSB                1998-3 Class 1 - Initial of Fixed Rate Mortgages - Settlement 9/24/98

                                                                                                                         Zip
Pool ID   Account      Name                            Address                            City                  State   Code
---------------------------------------------------------------------------------------------------------------------------------
238-01    800968737 CHRISTIANSEN RODNEY J           515 WEST 740 NORTH                 OREM                      UT     84051
238-01    800968869 E J ENTERPRI SES                633 WILSON AVENUE                  BROOKLYN                  NY     11207
238-01    800968968 HENSON HENRY                    1128 MAINSVILLE RD                 SHIPPENSBURG              PA     17257
238-01    800969032 FAUST CARL                      39 MAPLE ROAD                      SETAUKET                  NY     11733
238-01    800969206 AHAMAD FAROUK N                 103 HARRISON AVENUE                NEW CASTLE                DE     19720
238-01    800969487 BOOKHART ROBERT D               819 WASHINGTON STREET              CAMBRIDGE                 MD     21613
238-01    800969529 LISTON DAVID K                  7490 BEACH RD                      WADSWORTH                 OH     44281
238-01    800969677 CHRISTENBURG JOHNNY             126 LEON BERRY ROAD                BATESBURG                 SC     29006
238-01    800969826 PRINCE NOBLE                    1030 NEVADA                        SAN ANTONIO               TX     78203
238-01    800969842 MASCIARELLI JOHN                2500 HARN BOULEVARD #F5            CLEARWATER                FL     33764
238-01    800969917 CARRIZALES JOSE                 3380 ROYAL OAK DRIVE NORTH         MULBERRY                  FL     33860
238-01    800970014 BECERRA DAVID                   1408 SOUTH TRAVIS STREET           SHERMAN                   TX     75090
238-01    800970220 PHELPS LENORA J                 12916 LEADER STREET                HOUSTON                   TX     77072
238-01    800970287 JINING FENG                     3955 NORTH GARLAND AVENUE          GARLAND                   TX     75044
238-01    800970469 KUDZINOWSKI ANDREW              3521 WINFIELD AVENUE               MOOSIC                    PA     18507
238-01    800970493 LOCORRIERE JACK                 1040 YORKSHIRE ROAD                BETHLEHEM                 PA     18017
238-01    800970683 FLEER CHARLES H                 4855 110TH STREET NORTH            ST PETERSBURG             FL     33708
238-01    800970717 MELO JAMES L                    741 DOBELL TERRACE                 PUNTA GORDA               FL     33948
238-01    800970758 MANZOLILLO JANICE R             103 HOWELL STREET                  BELLMORE                  NY     11710
238-01    800970782 PAGE KIMBERLY S                 3505 SAN JUAN AVENUE               TAMPA                     FL     33629
238-01    800970790 WALTERS SAM                     386 BRIARWOOD ROAD                 VENICE                    FL     34293
238-01    800970816 DELSING BART                    21692 FALL RIVER DRIVE             BOCA RATON                FL     33428
238-01    800971293 PERSONETT CARL D                RTE 1 BOX 890 AZ                   SAINT MATTHEWS            SC     29135
238-01    800971335 MCGINNIS NORMAN E               1810 JOHN ROAD                     CLEWISTON                 FL     33440
238-01    800971384 SEIJAS DANIEL Q                 1059 EAST AMBERJACK DRIVE          HERNANDO                  FL     34442
238-01    800971459 HARE DEANNA L                   1654 SWAN TERRACE                  NORTH FORT MYERS          FL     33903
238-01    800971541 HATCHER LINDA A                 LOT 11 HIGHWAY 521 COOTER          ALCOLU                    SC     29001
238-01    800971673 FATOLA OPEYEMI S                223 17TH STREET SE                 WASHINGTON                DC     20001
238-01    800971681 TAYLOR BEN D                    6001 NORTH LARKSPUR WAY            BEVERLY HILLS             FL     34465
238-01    800971723 LUKASCHUNIS ROBERT              1 RD BOX 551                       JERMYN                    PA     18433
238-01    800971871 WARNER CHARLOTTE L              241 MATECUMBE LANE                 NAPLES                    FL     34114
238-01    800971889 WILLIAMS MAXINE                 12202 CHELSEA                      DETROIT                   MI     48213
238-01    800972119 PIMENTEL JUAN                   387 389 PRARIE AVENUE              PROVIDENCE                RI     02907
238-01    800972150 ARONS MIKE M                    33 DANCY DRIVE                     STAMFORD                  CT     06902
238-01    800972259 BALDWIN DANIEL W                10209 WALLING DRIVE                TYLER                     TX     75706
238-01    800972333 BURRIS JAMES DALE               2457 KIMBERLY LANE                 TALLAHASSEE               FL     32311
238-01    800972358 CLARKE SUZANNA M                422 BONFOY AVENUE                  COLORADO SPRINGS          CO     80909
238-01    800972523 HELMS DANIEL JERRY              11008 BROWNING ROAD                LITHIA                    FL     33547
238-01    800972622 LITTLE ELLEN                    9655 CHICKSAW RD                   FAIRLAND                  IN     46126
238-01    800972861 ROGERS WILLIE MAE               2351 25TH AVENUE SOUTH             ST PETERSBURG             FL     33712
238-01    800972887 ROUSE STEVEN                    6607 NORTH ELIZABETH ST            TAMPA                     FL     33604
238-01    800972903 ROGERS AUDREY                   450 VINTAGE ROAD                   BARNWELL                  SC     29853
238-01    800972937 CLARK PAMELA K                  1850 WEST HIGHLAND STREET          CHANDLER                  AZ     85224
238-01    800973125 BLOOM DENNIS H                  605 SOUTH WINONA AVENUE            LAKE ALFRED               FL     33850
238-01    800973232 MCCONATHY MARVIN R              2610 BEECH CIRCLE                  LONGMONT                  CO     80501
238-01    800973299 KELLY THOMAS A                  5106 STARK ROAD                    HARRIS                    MN     55032
238-01    800973331 OSBORNE RICHARD J               1610 VIA SAGE                      SAN CLEMENTE              CA     92673
238-01    800973406 ZAMORA MARIO R                  4410 CIRCLE DRIVE NE               MOSES LAKE                WA     98837
238-01    800973430 MCCORMICK DEBORAH A             7 MONTOUR STREET                   HENDERSONVILLE            PA     15339
238-01    800973802 GIVAN TAMALA                    10 GERTRUDE PLACE                  ATLANTA                   GA     30314
238-01    800973851 BROWNE MAURINE E                20231 BANNER AVE                   PORT CHARLOTTE            FL     33952
238-01    800973935 WILLIAMSON JANICE H             7102 121ST TERRACE NORTH           LARGO                     FL     33773
238-01    800973984 KUNZ DAVID W                    2242 BROOKFIELD DRIVE              LAWRENCEVILLE             GA     30043
238-01    800973992 PEROW ALLEN JOHN                1906 JACQUES DRIVE                 MELBOURNE                 FL     32940
238-01    800974396 JOHNS DORA S                    7761 MCDANIEL DRIVE                NORTH FORT MYERS          FL     33917
238-01    800974503 NIKOLIS JIMMY                   31-41 73RD STREET                  FLUSHING                  NY     11370
238-01    800974602 WARD WILLIAM J                  4320 FLORIDA AVENUE                NEWTOWN SQUARE            PA     19073
238-01    800974727 KAUFFMAN JOHN C                 1459 SOUTH JACKSON STREET          DENVER                    CO     80210
238-01    800974818 IPPOLITO SME CHARLOTTE          3218 WEST ALENE STREET             TAMPA                     FL     33614
238-01    800974834 NOLES RANDY A                   8728 WIDE ROAD                     TALLAHASSEE               FL     32301
238-01    800974875 SOTO YVETTE                     49 49 UTOPIA PARKWAY               FRESH MEADOWS             NY     11365
238-01    800974933 RANSLOW BRUCE E                 8302 SW 202ND STREET               ARCHER                    FL     32618

                         Principal       Cut-off Date   First                                        Original Current    Scheduled
                         Balance at      Principal     Payment     Maturity      Rem       Date        LTV   Mortgage     Payment
Pool ID   Account        Origination      Balance       Date        Date        Term       Due        Ratio    Rate      Int & Prin
----------------------------------------------------  ---------   ---------    ------    ---------  --------------------------------
238-01    800968737        23,350.00      23,350.00   10/01/98    09/01/13     180.00    10/01/98      85.0   11.600         274.26
238-01    800968869       155,000.00     155,000.00   09/01/98    08/01/13     179.00    09/01/98      71.5   11.550       1,815.62
238-01    800968968        57,600.00      57,600.00   08/24/98    07/24/13     178.72    08/24/98      80.0   10.750         645.67
238-01    800969032        56,000.00      55,607.45   08/20/98    07/20/13     178.59    09/20/98      16.9    7.500         519.13
238-01    800969206        96,050.00      96,050.00   08/21/98    07/21/13     178.62    08/21/98      85.0    9.550       1,005.88
238-01    800969487        52,500.00      52,500.00   08/20/98    07/20/13     178.59    08/20/98      75.0   11.800         531.95
238-01    800969529        24,000.00      24,000.00   09/21/98    08/21/13     179.64    09/21/98      61.1    9.850         255.71
238-01    800969677        18,000.00      18,000.00   09/04/98    08/04/13     179.08    09/04/98      60.0   11.700         212.57
238-01    800969826        33,200.00      33,200.00   10/01/98    09/01/28     360.00    10/01/98      80.0    8.900         264.75
238-01    800969842        16,000.00      15,934.31   08/24/98    07/24/13     178.72    09/24/98      80.0   12.600         198.25
238-01    800969917        38,250.00      38,204.97   08/13/98    07/13/13     178.36    09/13/98      85.0    9.250         393.67
238-01    800970014        22,400.00      22,400.00   09/01/98    08/01/28     359.00    09/01/98      80.0    9.650         190.81
238-01    800970220        45,450.00      45,450.00   09/01/98    08/01/28     359.00    09/01/98      90.0   10.400         412.35
238-01    800970287        23,100.00      23,046.87   09/01/98    08/01/28     359.00    10/01/98      70.0   11.100         221.73
238-01    800970469        74,800.00      74,643.81   09/03/98    08/03/28     359.05    10/03/98      85.0    8.250         561.95
238-01    800970493        17,150.00      17,150.00   09/12/98    08/12/13     179.34    09/12/98      81.2   11.350         198.71
238-01    800970683        52,850.00      52,715.61   08/20/98    07/20/28     358.59    09/20/98      72.3   10.600         487.40
238-01    800970717        15,000.00      14,920.89   08/16/98    07/16/13     178.45    09/16/98      76.5    9.500         156.63
238-01    800970758       116,086.00     115,895.73   08/22/98    07/22/28     358.65    09/22/98      85.9    8.000         851.80
238-01    800970782        10,000.00       9,880.16   08/27/98    07/27/13     178.82    10/27/98      87.1   10.150         108.38
238-01    800970790        72,250.00      72,171.06   08/21/98    07/21/13     178.62    09/21/98      83.5   10.500         660.90
238-01    800970816        58,500.00      58,500.00   09/18/98    08/18/18     239.54    09/18/98      90.0   10.150         570.36
238-01    800971293        60,300.00      60,293.94   08/22/98    07/22/18     238.65    09/22/98      90.0   10.900         618.31
238-01    800971335        36,800.00      36,800.00   09/12/98    08/12/28     359.34    09/12/98      83.6    8.650         286.88
238-01    800971384        18,500.00      18,363.58   09/01/98    08/01/13     179.00    10/01/98      65.7    9.700         195.42
238-01    800971459        35,000.00      34,980.65   08/27/98    07/27/13     178.82    09/27/98      47.9   10.900         395.62
238-01    800971541        43,200.00      43,200.00   08/20/98    07/20/13     178.59    08/20/98      90.0    9.900         461.59
238-01    800971673       113,900.00     113,900.00   09/01/98    08/01/28     359.00    09/01/98      85.0   11.250       1,106.27
238-01    800971681       166,400.00     166,400.00   09/01/98    08/01/13     179.00    09/01/98      80.0   12.350       1,756.57
238-01    800971723        37,500.00      37,500.00   09/01/98    08/01/13     179.00    09/01/98      79.7   12.700         467.09
238-01    800971871        44,700.00      44,700.00   09/18/98    08/18/13     179.54    09/18/98      74.5    9.400         464.07
238-01    800971889        41,600.00      40,880.90   08/20/98    07/20/28     358.59    10/20/98      50.7   10.000         365.07
238-01    800972119        82,800.00      82,800.00   08/03/98    07/03/28     358.03    09/03/98      90.0   10.250         741.97
238-01    800972150        72,200.00      72,200.00   08/20/98    07/20/13     178.59    09/20/98      79.9   13.100         804.32
238-01    800972259        22,605.00      22,552.44   09/01/98    08/01/13     179.00    10/01/98      84.9   11.000         256.93
238-01    800972333        73,800.00      73,800.00   09/01/98    08/01/28     359.00    09/01/98      90.0    9.200         604.46
238-01    800972358        25,650.00      25,650.00   09/01/98    08/01/13     179.00    09/01/98      62.7    9.500         267.84
238-01    800972523        17,000.00      16,595.92   08/27/98    07/27/13     178.82    11/27/98      66.4   10.200         184.77
238-01    800972622        37,000.00      37,000.00   09/14/98    08/14/13     179.41    09/14/98      72.8   11.600         434.59
238-01    800972861        36,350.00      36,350.00   09/01/98    08/01/18     239.00    09/01/98      80.7    7.900         301.79
238-01    800972887        40,000.00      39,857.39   09/01/98    08/01/13     179.00    10/01/98      80.0   10.600         444.64
238-01    800972903        30,200.00      30,200.00   08/22/98    07/22/13     178.65    08/22/98      71.9   10.650         336.64
238-01    800972937        32,300.00      32,157.01   09/01/98    08/01/13     179.00    10/01/98      79.9   13.500         369.97
238-01    800973125        38,500.00      38,414.16   08/28/98    07/28/13     178.85    09/28/98      69.3    7.650         360.19
238-01    800973232        36,000.00      35,939.40   09/01/98    08/01/28     359.00    10/01/98      15.2   10.900         340.12
238-01    800973299        14,000.00      14,000.00   10/01/98    09/01/13     180.00    10/01/98      81.4   12.350         171.19
238-01    800973331        35,000.00      35,000.00   10/01/98    09/01/18     240.00    10/01/98      80.6   11.000         361.27
238-01    800973406        28,000.00      28,000.00   10/01/98    09/01/18     240.00    10/01/98      72.3    9.500         261.00
238-01    800973430        53,550.00      53,550.00   08/14/98    07/14/18     238.39    08/14/98      85.0   10.000         516.77
238-01    800973802        59,500.00      59,500.00   08/15/98    07/15/28     358.42    08/15/98      85.0   11.250         577.90
238-01    800973851        38,000.00      38,000.00   08/24/98    07/24/18     238.72    09/24/98      79.6    9.950         365.45
238-01    800973935        88,000.00      87,927.16   08/21/98    07/21/13     178.62    09/21/98      80.0    7.500         615.31
238-01    800973984        18,995.00      18,995.00   09/01/98    08/01/13     179.00    09/01/98      80.0   12.250         231.04
238-01    800973992        51,950.00      51,912.90   08/28/98    07/28/28     358.85    09/28/98      36.7    8.400         395.77
238-01    800974396        29,750.00      29,600.86   08/27/98    07/27/13     178.82    09/27/98      85.0   10.500         328.86
238-01    800974503       210,000.00     209,645.69   08/09/98    07/09/13     178.22    09/09/98      70.0   10.990       1,998.29
238-01    800974602       138,550.00     138,550.00   09/04/98    08/04/13     179.08    09/04/98      85.0    8.750       1,089.97
238-01    800974727        30,000.00      30,000.00   10/01/98    09/01/13     180.00    10/01/98      74.6   10.350         328.84
238-01    800974818        32,500.00      32,500.00   09/01/98    08/01/18     239.00    09/01/98      85.0   10.750         329.95
238-01    800974834        56,000.00      55,843.05   09/01/98    08/01/13     179.00    10/01/98      76.7    8.750         559.69
238-01    800974875        40,400.00      40,312.94   08/16/98    07/16/18     238.45    09/16/98      89.9   11.550         432.23
238-01    800974933        28,500.00      28,433.72   09/04/98    08/04/18     239.08    10/04/98      66.2    9.150         259.18




ALLIANCE FUNDING                                              Sale Schedule - Group 1, Sub-Pool I & II               Page 12 9/24/98
A division of Superior Bank FSB                1998-3 Class 1 - Initial of Fixed Rate Mortgages - Settlement 9/24/98

                                                                                                                         Zip
Pool ID   Account      Name                            Address                            City                  State   Code
---------------------------------------------------------------------------------------------------------------------------------
238-01    800975039 SIX RANDY E                     376 CHESTNUT HILL ROAD             HANOVER                   PA     17331
238-01    800975062 VANLEUVEN MARITZA               114 FORD STREET                    PROVIDENCE                RI     02907
238-01    800975096 MCDANIEL FLOYD E                224 EAST SECOND STREET             PARACHUTE                 CO     81635
238-01    800975229 SCHUBERT ROBERT J               4132 DECATUR STREET                DENVER                    CO     80211
238-01    800975310 FLOYD CHARLES                   315 WEST 28TH STREET               NORFOLK                   VA     23508
238-01    800975336 MIRSKY MARVIN                   20 BERKSHIRE STREET                WHIPPANY                  NJ     07981
238-01    800975617 LAMM LISA                       7456 PELT ROAD                     STANTONSBURG              NC     27883
238-01    800975716 VALLEZ ARTHUR J                 2660 WOODHALL TERRACE              PALM HARBOR               FL     34685
238-01    800975740 GROVES JUNIOR RAY               6988 CORLISS ROAD                  BROOKSVILLE               FL     34601
238-01    800975765 VINAS FABIANA                   68-70 MARION AVENUE                PROVIDENCE                RI     02905
238-01    800975880 RICHARDSON DARREL D             25757 S HIGHWAY 213                MULINO                    OR     97042
238-01    800975930 HIGGINS RUDOLPH A               10 VERNON STREET                   HUDSON                    NH     03051
238-01    800976177 BURNS JERRY L                   157 SCHLOSS LANE                   MORAINE                   OH     45418
238-01    800976292 SORENSEN PAUL R                 6657 SOUTH 630 WEST                MURRAY                    UT     84123
238-01    800976375 RASCHER KATHLEEN                10 GRANT FARM ROAD                 MANCHESTER                CT     06040
238-01    800976441 DUNYON ROBERT P                 6150 SOUTH LONGMORE DRIVE          SALT LAKE CITY            UT     84118
238-01    800976532 CONNORS STACI JO                132 NORTH 300 WEST                 PLEASANT GROVE            UT     84062
238-01    800976821 LUGO MILES D                    4613 NORTH LOST HORIZON            TUCSON                    AZ     85745
238-01    800976888 SALVO VINCENT J                 511 EAST BEXLEY LANE               HIGHLANDS RANCH           CO     80126
238-01    800976953 RADI ALLAN J                    2320 NORTH EAST 16TH STREE         NAPLES                    FL     34120
238-01    800977134 MOODY ROBERT D                  9281 S CRESTMORE WAY               LITTLETON                 CO     80126
238-01    800977316 MATOS MARGARET                  710 EAST 218TH STREET              BRONX                     NY     10467
238-01    800977407 HOWARD JOHN                     715 EAST BELGRADE STREET           PHILADELPHIA              PA     19125
238-01    800977456 WILSON REUBEN J                 14607 DEBENHAM WAY                 BOWIE                     MD     20721
238-01    800977720 KIRKLAND STEVE K                353 MATHIS ROAD                    WEST COLUMBIA             SC     29169
238-01    800977787 WANNAMAKER KEVIN L              RD 1 BOX 376 MILL STREET           DERRY                     PA     15627
238-01    800977944 WILLETT SUSAN S                 4630 MERIDIAN CIRCLE               FORT MYERS                FL     33903
238-01    800978041 HASKELL LETHA S                 204 MCCARTHA ROAD                  LEXINGTON                 SC     29072
238-01    800978314 JOHNSON THOMAS E                335 WASHINGTON STREET              BRISTOL                   PA     19007
238-01    800978595 HALL JUDITH                     609 A SALEM ROAD                   MORGANTON                 NC     28655
238-01    800978702 BANIGAN JAMES W                 31 SOUTH CAYUGA ROAD               WILLIAMSVILLE             NY     14221
238-01    800979064 GOSHORN JOHN                    6301 LONGHORN TRAIL                FORT MYERS                FL     33905
238-01    800979189 PATNAUDE DAVID L                360 CARMINE DRIVE                  COCOA BEACH               FL     32931
238-01    800979197 SIMMONS LESLIE A                6114 LAPRIMA COURT                 CRYSTAL RIVER             FL     34429
238-01    800979361 HIGGINS DEVEN D                 5207 SOUTH MISTY MORNING C         TAYLORSVILLE              UT     84123
238-01    800979460 HEADLEY AMY M                   7801 W MCRAE WAY                   GLENDALE                  AZ     85308
238-01    800980104 TORRES AGUEDO                   2658 CEDAR AVENUE                  KISSIMMEE                 FL     34744
238-01    800980294 NOETZEL MARIA                   118 HAMPTON AVENUE                 MASTIC                    NY     11950
238-01    800980419 JOHNSON ELLA MAE                6725 AVERY LANE                    FLORENCE                  SC     29505
238-01    800980435 COFFEE IRVIN B                  2819 WEST LIVINGSTON ST            ORLANDO                   FL     32805
238-01    800980799 MUNIZ ROBERT M                  2113 2115 LARIMER ST               DENVER                    CO     80205
238-01    800980807 PRZYBYSZ DAVID                  108 SUNSET COURT                   AMHERST                   NY     14228
238-01    800981227 CORBIN WILLIAM POTTS            30040 SPRAY DRIVE                  CANYON LAKE               CA     92587
238-01    800981300 SLAYMAKER JAMES                 544 NORTH 560 WEST                 SPANISH FORK              UT     84660
238-01    800981524 APPLEGATE KEVIN                 310 NEW GRANT STREET               WILKES BARRE              PA     18702
238-01    800981953 DANZA LAWRENCE W                515 517 OLIVE STREET               WATERTOWN                 NY     13602
238-01    800982027 DENHAM DEBRA JEAN               4407 WEST EUCLID AVENUE            TAMPA                     FL     33629
238-01    800982092 NEVINS PATRICIA                 6961 PLACE DE LA PAIX              ST PETERSBURG             FL     33707
238-01    800982480 MAURO FRANK                     2436 LYVERE STREET                 BRONX                     NY     10461
238-01    800982530 BELL ARCHIE LEE                 1216 JUNEAU AVENUE                 AKRON                     OH     44320
238-01    800982704 GLISSON ERNESTINE               9285 ELGIN ROAD                    TALLAHASSEE               FL     32310
238-01    800982803 HARRISON CARLEAN                1986 BEATLEGEOUS ROAD              CONWAY                    SC     29527
238-01    800982837 NIPPLE KEVIN A                  4922 TIMOTHY LANE                  ANDOVER                   OH     44003
238-01    800982886 DANGELO LEONARD                 136 KINGSTON BOULEVARD             ISLAND PARK               NY     11558
238-01    800983017 WESTERMAN KENNETH G             3556 WEST JAMESON AVE              RIVERTON                  UT     84065
238-01    800983058 KULPEKSA JOSEPH E               54 BEACH STREET                    JERSEY CITY               NJ     07307
238-01    800983306 BODNAR STEPHEN A                9420 SALTSBURG ROAD                PITTSBURGH                PA     15239
238-01    800983538 THAYER WILLIAM L                841 EAST MANOR DRIVE               CHANDLER                  AZ     85224
238-01    800983678 1180 REALTY GROUP               1180 PRESIDENT STREET              BROOKLYN                  NY     11225
238-01    800984031 LARKIN TROY                     832 EAST 700 NORTH                 PLEASANT GROVE            UT     84062
238-01    800984171 BOSSEY DARRIAN                  3752 ARKANSAS AVENUE NORTH         ST PETERSBURG             FL     33703
238-01    800984239 COMO VINCENT C                  97-01 94TH STREET                  OZONE PARK                NY     11416

                         Principal       Cut-off Date   First                                        Original Current    Scheduled
                         Balance at      Principal     Payment     Maturity      Rem       Date        LTV   Mortgage     Payment
Pool ID   Account        Origination      Balance       Date        Date        Term       Due        Ratio    Rate      Int & Prin
----------------------------------------------------  ---------   ---------    ------    ---------  --------------------------------
238-01    800975039        28,900.00      28,900.00   09/17/98    08/17/13     179.51    09/17/98      85.9   10.500         319.46
238-01    800975062        58,225.00      58,043.15   09/07/98    08/07/13     179.18    10/07/98      85.0   12.200         607.89
238-01    800975096        54,000.00      53,910.98   09/01/98    08/01/28     359.00    10/01/98      75.0    9.850         467.91
238-01    800975229        17,500.00      17,500.00   09/01/98    08/01/13     179.00    09/01/98      84.9   11.600         205.55
238-01    800975310        64,792.00      64,792.00   09/20/98    08/20/18     239.61    09/20/98      80.9    7.500         521.96
238-01    800975336        66,000.00      65,950.45   08/23/98    07/23/13     178.68    09/23/98      69.7   12.050         681.43
238-01    800975617        72,000.00      71,900.00   08/24/98    07/24/28     358.72    09/24/98      90.0   11.650         721.26
238-01    800975716        24,375.00      24,359.83   08/13/98    07/13/13     178.36    09/13/98      75.0   11.600         286.30
238-01    800975740        35,500.00      35,441.90   08/24/98    07/24/13     178.72    09/24/98      73.3    9.150         289.48
238-01    800975765        99,000.00      99,000.00   09/03/98    08/03/13     179.05    09/03/98      90.0   10.500         905.59
238-01    800975880        48,400.00      48,400.00   10/01/98    09/01/18     240.00    10/01/98      79.9   11.600         519.49
238-01    800975930        13,500.00      13,458.51   06/08/98    05/08/13     176.19    09/08/98      88.5   11.050         153.86
238-01    800976177        80,800.00      80,773.83   08/20/98    07/20/28     358.59    09/20/98      80.0    8.000         592.88
238-01    800976292        22,000.00      21,990.98   08/01/98    07/01/13     178.00    09/01/98      26.6   11.300         254.21
238-01    800976375        66,863.00      66,770.77   09/04/98    08/04/13     179.08    10/04/98      90.0   10.350         604.14
238-01    800976441        15,000.00      14,906.12   08/01/98    07/01/13     178.00    10/01/98      89.2   11.950         179.54
238-01    800976532        25,000.00      25,000.00   08/01/98    07/01/13     178.00    09/01/98      72.6   14.250         337.14
238-01    800976821        19,320.00      19,320.00   09/01/98    08/01/13     179.00    09/01/98      84.9   11.100         185.45
238-01    800976888        23,000.00      23,000.00   10/01/98    09/01/13     180.00    10/01/98      79.4    9.650         242.26
238-01    800976953        25,000.00      24,923.25   08/21/98    07/21/13     178.62    09/21/98      79.7   12.600         309.76
238-01    800977134        30,750.00      30,750.00   09/01/98    08/01/13     179.00    09/01/98      90.0   10.400         338.01
238-01    800977316       102,200.00     101,902.14   09/05/98    08/05/28     359.11    09/05/98      75.7    8.650         796.72
238-01    800977407        72,250.00      72,216.33   08/20/98    07/20/28     358.59    09/20/98      85.0   11.250         701.74
238-01    800977456       256,500.00     256,144.52   09/01/98    08/01/28     359.00    10/01/98      90.0    9.150       2,091.60
238-01    800977720        22,500.00      22,500.00   09/17/98    08/17/13     179.51    09/17/98      75.0   11.650         264.99
238-01    800977787        41,000.00      41,000.00   08/21/98    07/21/18     238.62    08/21/98      81.2   13.150         484.73
238-01    800977944        17,200.00      17,095.96   09/01/98    08/01/18     239.00    10/01/98      79.4    9.150         156.42
238-01    800978041        30,000.00      29,793.70   08/22/98    07/22/13     178.65    09/22/98      75.0   12.600         371.71
238-01    800978314        62,000.00      61,786.78   08/20/98    07/20/18     238.59    09/20/98      89.9    9.900         594.21
238-01    800978595        67,500.00      67,500.00   09/05/98    08/05/28     359.11    09/05/98      90.0   11.650         676.18
238-01    800978702       150,450.00     150,450.00   08/01/98    07/01/28     358.00    09/01/98      85.0   11.625       1,504.26
238-01    800979064        33,000.00      32,861.97   08/24/98    07/24/13     178.72    09/24/98      89.8    9.750         349.59
238-01    800979189        61,000.00      61,000.00   09/14/98    08/14/13     179.41    09/14/98      78.4    9.600         517.38
238-01    800979197        24,000.00      23,834.69   08/27/98    07/27/13     178.82    09/27/98      63.1    9.900         256.44
238-01    800979361        24,800.00      24,800.00   08/22/98    07/22/13     178.65    08/22/98      89.6   11.950         296.84
238-01    800979460        26,763.00      26,763.00   09/01/98    08/01/13     179.00    09/01/98      84.2   12.350         327.25
238-01    800980104        63,750.00      63,750.00   09/14/98    08/14/28     359.41    09/14/98      85.0    8.650         496.98
238-01    800980294        60,000.00      59,973.80   08/20/98    07/20/13     178.59    09/20/98      75.0   11.750         605.65
238-01    800980419        19,125.00      19,125.00   09/10/98    08/10/13     179.28    09/10/98      75.0   12.500         235.72
238-01    800980435        37,500.00      37,500.00   08/28/98    07/28/13     178.85    08/28/98      73.5    9.850         399.54
238-01    800980799       198,750.00     198,750.00   10/01/98    09/01/18     240.00    10/01/98      75.0   10.950       2,044.72
238-01    800980807        27,000.00      27,000.00   09/01/98    08/01/13     179.00    09/01/98      79.2   12.350         330.15
238-01    800981227        58,325.00      57,862.14   08/01/98    07/01/13     178.00    10/01/98      85.3   12.150         705.64
238-01    800981300        26,066.00      26,066.00   10/01/98    09/01/13     180.00    10/01/98      89.9   10.650         241.36
238-01    800981524        67,200.00      66,885.58   09/12/98    08/12/28     359.34    10/12/98      80.0    9.250         552.84
238-01    800981953        32,000.00      31,795.84   06/15/98    05/15/13     176.42    09/15/98      80.0    9.500         334.15
238-01    800982027        47,600.00      47,492.79   08/24/98    07/24/13     178.72    09/24/98      85.0   10.600         438.98
238-01    800982092        49,600.00      49,559.24   08/22/98    07/22/28     358.65    09/22/98      80.0   10.250         444.47
238-01    800982480        38,900.00      38,331.20   08/21/98    07/21/13     178.62    10/21/98      75.4   11.900         464.37
238-01    800982530        36,000.00      35,854.59   08/27/98    07/27/13     178.82    09/27/98      80.0    8.500         354.51
238-01    800982704        62,000.00      61,943.25   08/27/98    07/27/18     238.82    09/27/98      84.9    9.850         592.16
238-01    800982803        33,750.00      33,750.00   09/21/98    08/21/13     179.64    09/21/98      73.3   12.500         415.98
238-01    800982837        32,400.00      32,343.81   08/24/98    07/24/13     178.72    09/24/98      60.0    9.900         346.19
238-01    800982886        35,000.00      34,807.07   08/20/98    07/20/18     238.59    09/20/98      79.5   11.050         362.46
238-01    800983017        58,600.00      58,600.00   09/01/98    08/01/18     239.00    09/01/98      89.9   11.700         633.02
238-01    800983058        43,500.00      43,375.72   08/23/98    07/23/18     238.68    09/23/98      79.7   14.250         548.85
238-01    800983306        62,050.00      62,050.00   08/22/98    07/22/28     358.65    08/22/98      85.0   11.550         616.84
238-01    800983538        90,900.00      90,900.00   10/01/98    09/01/28     360.00    10/01/98      90.0   10.150         807.81
238-01    800983678       397,500.00     397,500.00   09/01/98    08/01/13     179.00    09/01/98      75.0   13.350       5,121.23
238-01    800984031        18,500.00      18,500.00   09/01/98    08/01/13     179.00    09/01/98      69.9   11.750         219.06
238-01    800984171        16,950.00      16,920.73   08/21/98    07/21/08     118.62    09/21/98      69.2   10.450         228.24
238-01    800984239        27,500.00      27,500.00   08/21/98    07/21/18     238.62    08/21/98      84.9   13.500         332.03




ALLIANCE FUNDING                                              Sale Schedule - Group 1, Sub-Pool I & II               Page 13 9/24/98
A division of Superior Bank FSB                1998-3 Class 1 - Initial of Fixed Rate Mortgages - Settlement 9/24/98

                                                                                                                         Zip
Pool ID   Account      Name                            Address                            City                  State   Code
---------------------------------------------------------------------------------------------------------------------------------
238-01    800984247 POOL ROSS R                     5222 20TH STREET NORTH             ST PETERSBURG             FL     33714
238-01    800984296 LYMAN DAVID S                   4146 W CHELTONHAM WAY              WEST JORDAN               UT     84084
238-01    800984338 MBONU JONAS                     11769 FLANDERS                     DETROIT                   MI     48213
238-01    800984817 SOROSKY FRANCES                 298 WEST GRANT STREET              EXETER                    PA     18643
238-01    800984874 BURROWS BRENDA J                695 GENESEE STREET                 ANNAPOLIS                 MD     21401
238-01    800984965 AMATO LAWRENCE H                RR 1 BOX 1570 LAUREL VALLE         SHOHOLA                   PA     18458
238-01    800985368 HARMS SHIRLEY A                 624 44TH AVENUE NORTHEAST          ST PETERSBURG             FL     33703
238-01    800985384 NAVARRO YAZMINA                 15034 SW 57TH STREET               MIAMI                     FL     33193
238-01    800985517 CHAPPELL LEE B                  693 HORSLEY MILL ROAD              CARROLLTON                GA     30116
238-01    800985798 KIMBLER DAVID A                 8529 NORTH US HWY 150 WEST         TERRE HAUTE               IN     47885
238-01    800986077 HAYLOCK DOROTHY M               8330 MIDNIGHT PASS ROAD            SARASOTA                  FL     34242
238-01    800986135 IOANNIDIS KONSTANTIN            87 KEATS DRIVE                     NEW WINDSOR               NY     12553
238-01    800986143 HARRELL DEONNA L                106 NORTH CHURCH STREET            PARKESBURG                PA     19365
238-01    800986572 LEBLANC MARILYN T               435-437 SOUTH SHERMAN ST           DENVER                    CO     80209
238-01    800986689 HOOPER MICHAEL W                1146 EAST ZENITH AVENUE            SALT LAKE CITY            UT     84106
238-01    800986853 TOMEI JEFFERY                   54 FINLAY STREET                   STATEN ISLAND             NY     10307
238-01    800987042 CALAIO MARK                     102 WEST END AVENUE                SHIRLEY                   NY     11967
238-01    800987505 GARRITY BETTY I                 8306 SOUTH KACHINA DRIVE           TEMPE                     AZ     85284
238-01    800987679 HARVEY KATHRYN F                9001 NORTH CAMINO CORONADO         ORO VALLEY                AZ     85737
238-01    800987703 CAMPBELL TAMMY H                535 ROBINSON DRIVE                 WAKE FOREST               NC     27587
238-01    800988420 VELTMAN GEORGE A                11211 RABUN GAP DRIVE              NORTH FORT MYERS          FL     33917
238-01    800988487 CRAIG BARBARA J                 1389 ALBATROSS ROAD                SANIBEL                   FL     33957
238-01    800988537 DOUGLAS CARLTON F               15703 BROOKRIDGE BOULEVARD         BROOKSVILLE               FL     34613
238-01    800988818 O'NEAL GLORIA                   2429 N NATRONA STREET              PHILADELPHIA              PA     19132
238-01    800988842 SPROW LEE EUGENE                2976 ANTHONY HIGHWAY               CHAMBERSBURG              PA     17201
238-01    800988883 JENKINS CARETHA L               1438 8TH STREET                    LANHAM                    MD     20706
238-01    800989048 DANTZLER EVELYN                 2031 WEST ATLANTIC STREET          PHILADELPHIA              PA     19140
238-01    800989063 BRASWELL CAROLYN B              603 GOVERNMENT ROAD                CLAYTON                   NC     27520
238-01    800989113 MCGUTHRIE CALVIN M              14633 STONEWALL DRIVE              SILVER SPRING             MD     20905
238-01    800990020 TAYLOR JIMMIE NELL              4704 FRASER WAY                    DENVER                    CO     80239
238-01    800990681 KALMANSON ARTHUR                5404 RIDDLE ROAD                   HOLIDAY                   FL     34690
238-01    800990822 DONNELL WILLIAM E               3033 RUSSELL ROAD                  GREEN COVE SPRINGS        FL     32043
238-01    800991069 RAUB ROBERT A                   7160 GERSHWIN COURT                COLORADO SPRINGS          CO     80911
238-01    800991317 PEELER CHRISTOPHE R             12300 BAYHILL DRIVE                CARMEL                    IN     46033
238-01    800991333 REYNOLDS ROBERT D               1399 COOPER DRIVE                  NAPLES                    FL     34103
238-01    800991358 COCKERHAM DAVID C               3018 ENDSLEY ROAD                  BROOKSVILLE               FL     34609
238-01    800991408 MASSEY ANNIE                    3903 WEST WALNUT STREET            TAMPA                     FL     33607
238-01    800991424 BOLTON BILLIE J                 3648 SOUTH SHALIMAR STREET         WEST VALLEY CITY          UT     84128
238-01    800991465 DAVIS LORENZO DOW               8290 FAITH COURT                   SPRING HILL               FL     34608
238-01    800991747 LINGRUEN REBECCA                343 CLARK STREET                   FORT MYERS                FL     33903
238-01    800991952 CLAUNCH DENNIS                  70 VISTA LANE                      BURLEY                    ID     83318
238-01    800992083 CRUMP ALAN L                    3421 EDGEWOOD AVENUE               FORT MYERS                FL     33916
238-01    800992224 MINOR EDWIN A                   453 WEST 148TH STREET              NEW YORK                  NY     10031
238-01    800992331 ANDERSON DIANE E                VA SECONDARY RTE 743               DILLWYN                   VA     23936
238-01    800992463 SUKOSKY CHRISTOPHE              3015 WEST 2ND STREET               WILMINGTON                DE     19805
238-01    800992745 ACTON CHARLES H                 412 BAYVIEW PARKWAY                NOKOMIS                   FL     34275
238-01    800992778 SLATER ROBERT                   4864 CHEYENNE DRIVE                BEVERLY HILLS             FL     34465
238-01    800992851 BURGOS KEYLA                    13111 LEISUREWOOD PLACE            TAMPA                     FL     33612
238-01    800992950 BOCCIA PRISCILLA A              711 LEMONWOOD DRIVE                OLDSMAR                   FL     34677
238-01    800993172 LEE JESSE C JR                  1927 SPRINGVALE ROAD               LUGOFF                    SC     29078
238-01    800993313 WILLIAMSON JANICE H             7102 121ST TERRACE NORTH           LARGO                     FL     33773
238-01    800993495 DAVIS KEITH W                   5209 LADD LANE                     HANOVER PARK              IL     60103
238-01    800993511 SMITH KAREN R                   2004 SHADOWROCK LANE               MITCHELLVILLE             MD     20721
238-01    800993602 WEST MICHAEL K                  3545 JUNCTION STREET               NORTH PORT                FL     34286
238-01    800993628 ROSENBLATT IRIS                 62 35 DOUGLASTON PARKWAY           DOUGLASTON                NY     11362
238-01    800993677 THELIN RUSSELL J                191 SOUTH 250 EAST                 DELTA                     UT     84624
238-01    800993776 SORRESE JOYCE                   39 PARKWAY BOULEVARD               RONKONKOMA                NY     11779
238-01    800994022 WHITFIELD DONALD J              2716 48TH STREET WEST              BRADENTON                 FL     34209
238-01    800994048 HALL ROBERT L                   1138 ELM STREET                    GRAFTON                   OH     44044
238-01    800994121 KING DAVID H                    1843 WEST DRIVE                    CLEARWATER                FL     33755
238-01    800994154 GEMBALA MAUREEN                 526 KING STREET                    REDWOOD CITY              CA     94062
238-01    800994212 KNIGHTON EDNA F                 136 MOORE STREET                   SAINT AUGUSTINE           FL     32084

                         Principal       Cut-off Date   First                                        Original Current    Scheduled
                         Balance at      Principal     Payment     Maturity      Rem       Date        LTV   Mortgage     Payment
Pool ID   Account        Origination      Balance       Date        Date        Term       Due        Ratio    Rate      Int & Prin
----------------------------------------------------  ---------   ---------    ------    ---------  --------------------------------
238-01    800984247        59,000.00      58,263.39   09/01/98    08/01/18     239.00    11/01/98      78.6    9.200         538.45
238-01    800984296        12,000.00      12,000.00   09/01/98    08/01/13     179.00    09/01/98      84.6   11.500         140.18
238-01    800984338        24,700.00      24,689.26   06/05/98    05/05/13     176.09    08/05/98      65.0   13.250         278.07
238-01    800984817        39,000.00      39,000.00   10/01/98    09/01/28     360.00    10/01/98      49.3    8.650         304.03
238-01    800984874       126,000.00     125,914.92   09/01/98    08/01/13     179.00    10/01/98      90.0    8.750         991.24
238-01    800984965        23,600.00      23,491.84   09/10/98    08/10/18     239.28    10/10/98      79.6    8.750         208.56
238-01    800985368        58,500.00      58,500.00   08/24/98    07/24/28     358.72    08/24/98      67.2    7.500         409.04
238-01    800985384        15,000.00      14,468.31   09/07/98    08/07/13     179.18    12/07/98      76.2   12.600         185.86
238-01    800985517        35,000.00      35,000.00   09/10/98    08/10/13     179.28    09/10/98      70.0   10.750         392.33
238-01    800985798        38,200.00      38,200.00   09/04/98    08/04/18     239.08    09/04/98      84.9   12.350         429.97
238-01    800986077       123,000.00     123,000.00   09/05/98    08/05/13     179.11    09/05/98      78.5   12.850       1,346.22
238-01    800986135       101,600.00     101,600.00   08/24/98    07/24/18     238.72    08/24/98      80.0   11.100       1,055.63
238-01    800986143        52,000.00      52,000.00   09/01/98    08/01/18     239.00    09/01/98      65.0    8.650         456.22
238-01    800986572        32,750.00      32,558.49   09/01/98    08/01/13     179.00    10/01/98      82.2   11.600         326.82
238-01    800986689        18,650.00      18,609.44   09/01/98    08/01/13     179.00    10/01/98      89.7   11.800         221.44
238-01    800986853        53,000.00      53,000.00   08/15/98    07/15/13     178.42    08/15/98      78.5   12.900         667.09
238-01    800987042        85,000.00      84,500.27   09/01/98    08/01/18     239.00    10/01/98      79.4    8.400         732.28
238-01    800987505        55,000.00      55,000.00   09/01/98    08/01/13     179.00    09/01/98      64.2   10.150         488.78
238-01    800987679        67,600.00      67,505.77   09/01/98    08/01/13     179.00    10/01/98      84.9   11.400         664.29
238-01    800987703        59,400.00      59,400.00   09/21/98    08/21/13     179.64    09/21/98      89.9   10.900         671.41
238-01    800988420        56,200.00      56,009.17   09/01/98    08/01/18     239.00    10/01/98      83.9   11.100         583.92
238-01    800988487       102,000.00     102,000.00   08/28/98    07/28/28     358.85    08/28/98      37.7    7.350         702.75
238-01    800988537        37,600.00      37,600.00   09/21/98    08/21/18     239.64    09/21/98      80.0   10.000         362.85
238-01    800988818        13,230.00      13,182.76   09/04/98    08/04/13     179.08    10/04/98      70.0   10.500         146.24
238-01    800988842        39,200.00      39,200.00   08/28/98    07/28/28     358.85    09/28/98      80.0    8.650         305.59
238-01    800988883       116,000.00     116,000.00   09/14/98    08/14/13     179.41    09/14/98      74.8    8.000         851.17
238-01    800989048        36,000.00      36,000.00   09/03/98    08/03/18     239.05    09/03/98      80.0   12.600         411.55
238-01    800989063        69,300.00      69,300.00   09/03/98    08/03/18     239.05    09/03/98      90.0   11.150         722.39
238-01    800989113       107,102.00     106,677.12   09/01/98    08/01/13     179.00    10/01/98      42.8    7.250         977.69
238-01    800990020        45,880.00      45,880.00   10/01/98    09/01/13     180.00    10/01/98      87.9   10.900         518.59
238-01    800990681        53,000.00      53,000.00   09/01/98    08/01/18     239.00    09/01/98      77.9    7.900         440.02
238-01    800990822        33,750.00      33,750.00   09/21/98    08/21/13     179.64    09/21/98      59.2    9.900         360.62
238-01    800991069        14,120.00      14,120.00   09/01/98    08/01/18     239.00    09/01/98      84.9   12.100         156.46
238-01    800991317       153,950.00     153,950.00   09/01/98    08/01/13     179.00    09/01/98      79.9   13.900       2,039.88
238-01    800991333        60,900.00      60,803.64   09/01/98    08/01/18     239.00    10/01/98      69.2    9.100         551.86
238-01    800991358        39,600.00      39,600.00   09/07/98    08/07/18     239.18    09/07/98      90.0   10.400         392.70
238-01    800991408        60,800.00      60,800.00   09/01/98    08/01/28     359.00    09/01/98      80.0   12.100         630.08
238-01    800991424        13,500.00      13,500.00   10/01/98    09/01/13     180.00    10/01/98      89.4   10.900         152.59
238-01    800991465        10,000.00      10,000.00   08/28/98    07/28/13     178.85    08/28/98      83.6   10.150         108.38
238-01    800991747        41,650.00      41,650.00   09/10/98    08/10/18     239.28    09/10/98      85.0   10.150         406.08
238-01    800991952        62,000.00      62,000.00   10/01/98    09/01/13     180.00    10/01/98      84.8   11.350         718.38
238-01    800992083        44,800.00      44,800.00   09/03/98    08/03/28     359.05    09/03/98      80.0    8.150         333.42
238-01    800992224       320,000.00     319,376.34   04/02/98    03/02/28     353.98    08/02/98      88.8    9.600       2,714.11
238-01    800992331        69,600.00      69,600.00   09/21/98    08/21/28     359.64    09/21/98      80.0    8.900         555.02
238-01    800992463        60,000.00      60,000.00   08/16/98    07/16/13     178.45    09/16/98      80.0    9.800         517.70
238-01    800992745        30,800.00      30,700.89   09/01/98    08/01/13     179.00    10/01/98      79.9   11.100         352.01
238-01    800992778        50,883.00      50,883.00   09/12/98    08/12/18     239.34    09/12/98      74.6   10.350         502.89
238-01    800992851        75,600.00      75,600.00   08/17/98    07/17/13     178.49    09/17/98      90.0    9.850         655.08
238-01    800992950        12,000.00      11,950.63   09/01/98    08/01/08     119.00    10/01/98      79.7   12.850         178.11
238-01    800993172        26,250.00      26,250.00   09/11/98    08/11/13     179.31    09/11/98      75.0   12.500         323.54
238-01    800993313        11,000.00      10,970.42   08/21/98    07/21/13     178.62    09/21/98      90.0    9.250         113.21
238-01    800993495        22,400.00      22,400.00   09/01/98    08/01/18     239.00    09/01/98      89.9   10.400         222.13
238-01    800993511       108,000.00     108,000.00   09/19/98    08/19/13     179.57    09/19/98      81.4    9.650         919.97
238-01    800993602        71,200.00      71,200.00   09/01/98    08/01/28     359.00    09/01/98      80.0    7.750         510.09
238-01    800993628        43,000.00      43,000.00   09/21/98    08/21/13     179.64    09/21/98      67.8    8.500         423.44
238-01    800993677        11,250.00      11,250.00   10/01/98    09/01/13     180.00    10/01/98      85.0   12.350         118.76
238-01    800993776        55,992.00      55,614.72   09/11/98    08/11/28     359.31    10/11/98      69.9    8.000         410.85
238-01    800994022        14,000.00      14,000.00   09/04/98    08/04/13     179.08    09/04/98      69.5    9.900         149.59
238-01    800994048        86,700.00      86,700.00   09/10/98    08/10/13     179.28    09/10/98      85.0    8.000         828.55
238-01    800994121        10,000.00      10,000.00   09/10/98    08/10/13     179.28    09/10/98      79.5   13.100         127.18
238-01    800994154        95,600.00      95,600.00   10/01/98    09/01/13     180.00    10/01/98      89.7   10.400         867.35
238-01    800994212        24,000.00      23,936.92   08/24/98    07/24/13     178.72    09/24/98      41.3    8.500         236.34




ALLIANCE FUNDING                                              Sale Schedule - Group 1, Sub-Pool I & II               Page 14 9/24/98
A division of Superior Bank FSB                1998-3 Class 1 - Initial of Fixed Rate Mortgages - Settlement 9/24/98

                                                                                                                         Zip
Pool ID   Account      Name                            Address                            City                  State   Code
---------------------------------------------------------------------------------------------------------------------------------
238-01    800994600 KITCHENS DANNY K                12615 SOUTHEAST 5TH PLACE          GAINESVILLE               FL     32641
238-01    800994923 MILLS JOACHIM T                 196 WEBSTER ROAD                   GRAND JUNCTION            CO     81503
238-01    800994956 DELACRUZ JUAN                   94 28 32 AVENUE                    EAST ELMHURST             NY     11369
238-01    800995326 WELLS JUDITH GAY                271 E VIA TERRENAL                 GREEN VALLEY              AZ     85614
238-01    800995441 EMERY KAREN A                   2875 W HIGHLAND ST #1193           CHANDLER                  AZ     85224
238-01    800995664 THOMAS GEORGE G                 337 339 REDWOOD STREET             PITTSBURGH                PA     15210
238-01    800995706 SANFORD MARIE                   1507 OBERON ROAD                   TOBYHANNA                 PA     18466
238-01    800995847 STICKLE CYRUS JR                1831 BEACH PARKWAY WEST            CAPE CORAL                FL     33914
238-01    800995904 SCHAAK WILLIAM H                45 SOUTH SANDS CUT TERRACE         LECANTO                   FL     34461
238-01    800996183 SMITH CARLINE                   84 YARNELL STREET                  BRENTWOOD                 NY     11717
238-01    800996357 CORNWELL DONALD E               4980 67TH STREET NORTH             ST PETERSBURG             FL     33709
238-01    800997017 KANDEL KIMBERLY ANN             1191 NORTHWEST 185TH TERRA         PEMBROKE PINES            FL     33029
238-01    800997413 BEASLEY JAMI L                  15861 GREY FRIARS COURT            FORT MYERS                FL     33912
238-01    800997702 ESCALONA RUPERTO                239-48 148TH AVENUE                ROSEDALE                  NY     11422
238-01    800998189 PLANGE MONICA O                 1428 SPRINGDALE STREET             CLEARWATER                FL     33755
238-01    800998437 BOEKWEG ADELE                   2014 WEST 4700 SOUTH               ROY                       UT     84067
238-01    800998734 MOORE KIMBERLY D                7792 GARDNER DR UNIT 201           NAPLES                    FL     34109
238-01    800998759 MAXSON ELIZABETH B              562 SIOUX AVENUE                   MELBOURNE                 FL     32935
238-01    800998767 LUTRICK GLORIA                  RT 2 BOX 4937                      HILLIARD                  FL     32046
238-01    800998791 HOLLIDAY GEORGE G               2221 SOUTH APPLETREE POINT         CRYSTAL RIVER             FL     34429
238-01    800998841 STRAWBRIDGE BOBBY A             13920 BAY LAKE ROAD                GROVELAND                 FL     34736
238-01    800998858 STEVENETT EDWARD ALLISON        2175 S MOUNTAIN VISTA LANE         PROVO                     UT     84606
238-01    800999013 BELTRE SOLANGE                  102 13 32 AVENUE                   EAST ELMHURST             NY     11369
238-01    800999195 CRISP TATE                      1273 PARKER ST                     SPRINGFIELD               OR     97477
238-01    800999518 YANNIELLO PATRICIA A            102 EAST WASHINGTON STREET         MOUNT PLEASANT            PA     15666
238-01    800999633 SMITH ROSALIA                   25 SOUTH 14TH STREET               ALLENTOWN                 PA     18103
238-01    800999732 BECKER ALICE M.                 5210 CORONADO PARKWAY #10          CAPE CORAL                FL     33904
238-01    801000365 CHOE KWI H                      11901 SHAKESPEARE COURT            BOWIE                     MD     20720
238-01    801000381 SMITH JAMES L                   5265 EAST BROOKVILLE ROAD          INDIANAPOLIS              IN     46219
238-01    801000399 RHEAM RICHARD M                 118 POSEIDON LANE                  RUFFIN                    SC     29475
238-01    801000472 LOMAS RICHARD B                 1212 JACKSON AVENUE                LEHIGH ACRES              FL     33972
238-01    801001231 WEINSTEIN MARK I                1449 VILLAGE VIEW ROAD             ENCINITAS                 CA     92024
238-01    801001322 MONTGOMERY STORA L              11285 NORTH SPRINGVALE TER         DUNNELLON                 FL     34433
238-01    801001637 RICHARDSON BRIGHAM L            4021 SOUTH CARRIE DRIVE            WEST VALLEY CITY          UT     84120
238-01    801002221 HINES DWAYNE                    149 EVELYN ROAD                    MINEOLA                   NY     11501
238-01    801002882 BARRETT OTIS                    724 COMMONWEALTH AVENUE            BRONX                     NY     10473
238-01    801002890 LALLEY HARRIETT E               65 HILARITY STREET                 PROVIDENCE                RI     02909
238-01    801003138 BEATTY THOMAS R                 802 SCOTT AVENUE                   JEANNETTE                 PA     15644
238-01    801003187 ECKHOFF AMANDA LOUISE           112 LONG DRIVE                     IRWIN                     PA     15642
238-01    801003211 HOWEY TIMOTHY                   847 W LINCOLN STREET               EASTON                    PA     18042
238-01    801003229 CAVALIERE DAVID J               380 COVERED BRIDGE ROAD            KING OF PRUSSIA           PA     19406
238-01    801003377 HANDLOW NICHOLAS S              214 2ND STREET                     BEAVER                    PA     15009
238-01    801004011 HODGES SPENCER L                7353 ROYAL PALM DRIVE              NEW PORT RICHEY           FL     34652
238-01    801004029 SCHUMACHER JODY J               1004 DURHAM ROAD                   PINEVILLE                 PA     18946
238-01    801004110 ELLIS KEVIN                     4609 SOUTH COOPER PLACE            TAMPA                     FL     33611
238-01    801004185 TOWNEND WILLIAM D               310 312 NORTH IRVING AVENU         SCRANTON                  PA     18510
238-01    801004219 BUCKLEY JOHN T                  175 SASCO HILL ROAD                FAIRFIELD                 CT     06430
238-01    801004276 COHEN CELESTINE                 14 ENNESS STREET                   ROOSEVELT                 NY     11575
238-01    801004482 SULLIVAN RUTH A                 1532 ILEX STREET                   COLUMBIA                  SC     29205
238-01    801004664 ERVIN CAROLYN S                 110 HAWTHORNE LANE                 INDIANAPOLIS              IN     46219
238-01    801004896 TAYLOR RICHARD T                3337 TIMBER LANE                   HERMITAGE                 PA     16148
238-01    801005117 NEIDIGH LESTER S                1146 DOUBLING GAP ROAD             NEWVILLE                  PA     17241
238-01    801005125 POTTS LINDA J                   631 EAST JASPER DRIVE              CHANDLER                  AZ     85225
238-01    801005190 NICHOLS TERRANCE T              3712 EAST CRENSHAW STREET          TAMPA                     FL     33604
238-01    801005588 GUTMAN JOHN                     4718 SOUTHEAST REX DRIVE           PORTLAND                  OR     97206
238-01    801006115 BODELSON DAVID A                2 LILAC                            SANTA FE                  NM     87501
238-01    801006149 LEE J M                         RT 1 BOX 1050                      PERRY                     FL     32347
238-01    801006297 PERRY PATRICIA L                3103 SOUTH RICHFIELD STREE         AURORA                    CO     80013
238-01    801006537 ZEBLEY BEVERLY J                695 DR MILLER ROAD                 NORTH EAST                MD     21901
238-01    801006685 BASKERVILLE MAXINE              1306 ALPHA STREET                  HENDERSON                 NC     27536
238-01    801006768 KOPFINGER JOSEPH PATRICK        242 NORTH PINE STREET              TREMONT                   PA     17981
238-01    801006859 BUNN CHARLIE JUNIOR             WASTON SEED FARM ROAD              WHITAKERS                 NC     27891

                         Principal       Cut-off Date   First                                        Original Current    Scheduled
                         Balance at      Principal     Payment     Maturity      Rem       Date        LTV   Mortgage     Payment
Pool ID   Account        Origination      Balance       Date        Date        Term       Due        Ratio    Rate      Int & Prin
----------------------------------------------------  ---------   ---------    ------    ---------  --------------------------------
238-01    800994600        44,000.00      44,000.00   09/07/98    08/07/13     179.18    09/07/98      73.3   10.500         486.38
238-01    800994923        26,956.00      26,956.00   10/01/98    09/01/18     240.00    10/01/98      79.9   12.600         308.16
238-01    800994956        59,000.00      58,647.87   09/10/98    08/10/13     179.28    10/10/98      89.2    9.600         500.41
238-01    800995326        17,200.00      17,200.00   10/01/98    09/01/13     180.00    10/01/98      75.5   12.450         211.43
238-01    800995441        15,200.00      15,200.00   10/01/98    09/01/13     180.00    10/01/98      82.1    9.500         158.73
238-01    800995664        79,200.00      79,196.42   08/27/98    07/27/28     358.82    09/27/98      80.0   11.700         796.42
238-01    800995706        72,250.00      71,811.67   09/07/98    08/07/13     179.18    10/07/98      85.0    9.850         769.79
238-01    800995847        64,500.00      64,448.77   08/28/98    07/28/13     178.85    09/28/98      75.0    7.750         462.09
238-01    800995904        68,425.00      68,425.00   09/07/98    08/07/18     239.18    09/07/98      85.0   10.650         690.05
238-01    800996183        81,175.00      81,175.00   09/01/98    08/01/13     179.00    09/01/98      85.0    9.400         676.65
238-01    800996357        35,200.00      35,136.68   08/28/98    07/28/18     238.85    09/28/98      80.0    7.950         293.33
238-01    800997017       130,500.00     130,500.00   09/03/98    08/03/28     359.05    09/03/98      90.0    9.900       1,135.60
238-01    800997413        79,000.00      78,955.04   08/28/98    07/28/13     178.85    09/28/98      67.5    9.850         684.54
238-01    800997702        22,974.00      22,974.00   09/01/98    08/01/13     179.00    09/01/98      85.0   12.800         287.66
238-01    800998189        59,500.00      59,339.68   08/27/98    07/27/13     178.82    09/27/98      85.0    8.250         577.23
238-01    800998437       141,050.00     141,050.00   10/01/98    09/01/28     360.00    10/01/98      65.0   10.750       1,316.68
238-01    800998734        23,575.00      23,391.60   09/01/98    08/01/13     179.00    10/01/98      84.8   10.150         255.51
238-01    800998759        11,775.00      11,775.00   09/17/98    08/17/13     179.51    09/17/98      84.9   11.850         140.19
238-01    800998767        30,000.00      30,000.00   09/01/98    08/01/28     359.00    09/01/98      42.8    8.400         228.55
238-01    800998791        24,500.00      24,370.87   09/01/98    08/01/08     119.00    10/01/98      58.3    9.000         310.36
238-01    800998841        83,000.00      83,000.00   09/05/98    08/05/13     179.11    09/05/98      79.9    8.900         661.87
238-01    800998858       116,600.00     116,600.00   10/01/98    09/01/13     180.00    10/01/98      84.8   11.100       1,119.23
238-01    800999013       204,000.00     203,774.30   08/28/98    07/28/13     178.85    09/28/98      85.0   10.000       1,790.25
238-01    800999195        20,000.00      20,000.00   10/01/98    09/01/13     180.00    10/01/98      78.0   11.100         228.58
238-01    800999518        21,000.00      21,000.00   09/01/98    08/01/13     179.00    09/01/98      55.2    8.750         209.88
238-01    800999633        64,500.00      64,500.00   09/14/98    08/14/28     359.41    09/14/98      75.0   10.850         606.95
238-01    800999732        38,250.00      38,250.00   09/12/98    08/12/13     179.34    09/12/98      75.0   10.100         338.50
238-01    801000365        30,000.00      29,824.28   09/11/98    08/11/13     179.31    10/11/98      78.8   10.350         328.84
238-01    801000381        32,000.00      32,000.00   09/17/98    08/17/18     239.51    09/17/98      75.2    7.500         257.79
238-01    801000399        68,400.00      68,400.00   09/19/98    08/19/18     239.57    09/19/98      90.0   11.400         724.73
238-01    801000472        67,200.00      67,200.00   09/01/98    08/01/18     239.00    09/01/98      74.6    7.750         551.68
238-01    801001231        69,600.00      69,600.00   10/01/98    09/01/13     180.00    10/01/98      84.8   11.475         687.92
238-01    801001322        38,000.00      37,770.00   09/01/98    08/01/08     119.00    10/01/98      69.0   10.250         507.45
238-01    801001637        20,201.00      20,201.00   08/14/98    07/14/13     178.39    09/14/98      84.9   13.400         260.93
238-01    801002221       220,000.00     220,000.00   09/07/98    08/07/28     359.18    09/07/98      84.6    8.400       1,676.04
238-01    801002882       202,500.00     202,257.50   06/01/98    05/01/28     356.00    09/01/98      90.0   10.500       1,852.35
238-01    801002890        88,200.00      88,200.00   09/11/98    08/11/13     179.31    09/11/98      90.0   10.250         790.36
238-01    801003138        48,680.00      48,680.00   09/10/98    08/10/18     239.28    09/10/98      72.6    8.350         417.85
238-01    801003187        17,700.00      17,700.00   09/12/98    08/12/18     239.34    09/12/98      74.9   11.100         183.90
238-01    801003211        36,750.00      36,659.07   09/01/98    08/01/28     359.00    10/01/98      75.0   10.000         322.51
238-01    801003229        33,700.00      33,700.00   09/12/98    08/12/13     179.34    09/12/98      89.9    9.900         360.08
238-01    801003377        35,900.00      35,900.00   09/10/98    08/10/18     239.28    09/10/98      89.0   10.150         350.02
238-01    801004011        44,000.00      44,000.00   09/01/98    08/01/13     179.00    09/01/98      80.0    7.500         407.89
238-01    801004029        11,176.00      11,176.00   09/05/98    08/05/08     119.11    09/05/98      80.0   11.950         160.02
238-01    801004110        20,000.00      20,000.00   09/07/98    08/07/13     179.18    09/07/98      73.7   12.250         243.26
238-01    801004185        71,000.00      70,954.79   09/01/98    08/01/28     359.00    10/01/98      77.1    9.250         584.10
238-01    801004219       133,000.00     133,000.00   09/03/98    08/03/13     179.05    09/03/98      68.9   12.250       1,393.70
238-01    801004276        35,000.00      34,781.11   09/05/98    08/05/18     239.11    10/05/98      79.3   12.600         400.12
238-01    801004482        62,100.00      62,100.00   09/03/98    08/03/13     179.05    09/03/98      90.0   10.400         563.42
238-01    801004664        20,000.00      20,000.00   09/14/98    08/14/13     179.41    09/14/98      28.3    7.750         188.26
238-01    801004896       299,625.00     299,625.00   09/03/98    08/03/18     239.05    09/03/98      79.9    7.750       2,459.77
238-01    801005117        72,900.00      72,900.00   08/28/98    07/28/18     238.85    08/28/98      90.0    7.900         605.24
238-01    801005125        24,000.00      23,841.43   09/01/98    08/01/13     179.00    10/01/98      87.4   10.700         223.14
238-01    801005190        77,310.00      77,310.00   09/01/98    08/01/18     239.00    09/01/98      85.9    8.400         666.03
238-01    801005588        90,000.00      89,971.51   09/01/98    08/01/13     179.00    10/01/98      80.0    9.700         769.94
238-01    801006115        66,000.00      66,000.00   10/01/98    09/01/13     180.00    10/01/98      72.0   10.350         596.34
238-01    801006149        52,000.00      52,000.00   09/01/98    08/01/28     359.00    09/01/98      80.0    7.950         379.75
238-01    801006297        19,254.00      19,254.00   10/01/98    09/01/13     180.00    10/01/98      79.8   12.100         232.32
238-01    801006537        93,590.00      93,218.98   09/01/98    08/01/13     179.00    10/01/98      70.0    7.250         854.35
238-01    801006685        73,600.00      73,600.00   09/03/98    08/03/13     179.05    09/03/98      80.0    9.000         592.20
238-01    801006768        31,500.00      31,500.00   08/27/98    07/27/28     358.82    08/27/98      71.3   10.000         276.43
238-01    801006859        93,000.00      93,000.00   09/01/98    08/01/28     359.00    09/01/98      84.9   10.750         868.14




ALLIANCE FUNDING                                              Sale Schedule - Group 1, Sub-Pool I & II               Page 15 9/24/98
A division of Superior Bank FSB                1998-3 Class 1 - Initial of Fixed Rate Mortgages - Settlement 9/24/98

                                                                                                                         Zip
Pool ID   Account      Name                            Address                            City                  State   Code
---------------------------------------------------------------------------------------------------------------------------------
238-01    801006933 DETORE GEORGE D                 115 EACHUS DRIVE                   COATESVILLE               PA     19320
238-01    801007170 SHAPIRO ROBERT H                222 BIRCHWOOD                      DEERFIELD                 IL     60015
238-01    801007386 FALLON CHRISTINE K              550 RADNOR DRIVE                   PALM HARBOR               FL     34683
238-01    801007451 SMITH FRANK J                   11010 WINGATE DRIVE                TAMPA                     FL     33624
238-01    801007535 LACHANCE THOMAS J               9175 PARKWAY SUBDIVISION R         LA PLATA                  MD     20646
238-01    801007774 RICKS KIMBERLY                  10 BEVERLY ROAD                    WEST HEMPSTEAD            NY     11552
238-01    801007949 CAMPBELL KYLE R                 5130 EBNER COURT                   BETHLEHEM                 PA     18020
238-01    801008152 RAFOSS JOHN                     27 UMPAWAUG ROAD                   REDDING                   CT     06896
238-01    801008418 KELLY TIMOTHY L                 50 WALBIN COURT                    FAIRFIELD                 CT     06430
238-01    801008509 CHASE EUGENE                    18 HERKIMER COURT                  BROOKLYN                  NY     11216
238-01    801008996 BOOTH HENRY O                   175 LAKESIDE DRIVE                 KENNESAW                  GA     30144
238-01    801009291 CAREY JOSEPH F                  524 EAST ATLANTIC AVENUE           SOMERDALE                 NJ     08083
238-01    801009358 CURTIN JOHN                     2 SYLVAN ROAD                      HIGH BRIDGE               NJ     08829
238-01    801009523 VANDER VEUR JARED C             1009 W PARK PALISADES DR           SOUTH JORDAN              UT     84095
238-01    801009572 ARROYO GUILLERMIN               1319 W CULLERTON                   CHICAGO                   IL     60608
238-01    801009598 EDWARDS MELVIN                  537 MT SHEPARD ROAD EXT            ASHEBORO                  NC     27203
238-01    801010521 MAY STACEY HULL                 VA SECONDARY RTE 676               ARVONIA                   VA     23009
238-01    801010596 STAPLETON CHARLES T             11855 91ST AVENUE                  SEMINOLE                  FL     33772
238-01    801010604 LEDESKY LINDA S                 500 EAST MAIN STREET               DILLON                    SC     29536
238-01    801010646 GARTEN TIMMMY L                 1664 PRESCOTT AVENUE SOUTH         CLEARWATER                FL     33756
238-01    801010786 DAVIS DARRELL                   4310 CASTLEWOOD ROAD               SEFFNER                   FL     33584
238-01    801010992 CHANG ALAN R                    2601 DE WITT DRIVE                 LANCASTER                 PA     17601
238-01    801011115 VELTRI VINCENT F                1304 OAKVIEW DRIVE                 SARASOTA                  FL     34232
238-01    801011610 REHDER EDWINA S                 37 PHAETON LANE                    TOBYHANNA                 PA     18466
238-01    801011636 DONATH PETER A                  2731 ELLIOT STREET                 MERRICK                   NY     11566
238-01    801011784 SISCO WANDA J                   9200 LIVE OAK LANE                 UPPER MARLBORO            MD     20772
238-01    801012428 JOHNSON WILLIAM                 2670 USINA STREET                  ST AUGUSTINE              FL     32095
238-01    801012931 SEAMONS R ALAN                  555 EAST 3800 SOUTH                MILLVILLE                 UT     84326
238-01    801013087 VIGIL PETE                      336 ADAMS STREET                   RATON                     NM     87740
238-01    801013483 CHAMPION MARK F                 23404 S RIDGE ROAD                 BEAVERCREEK               OR     97004
238-01    801013517 MULLINS SHANE                   1095 BENTON STREET                 BARBERTON                 OH     44203
238-01    801013574 MCKELVEY ELAINE J               76 MCKELVEY LANE                   HOLTWOOD                  PA     17532
238-01    801013673 OLEARY JOHN A                   76 THATCHER STREET                 WESTWOOD                  MA     02090
238-01    801013699 HUMPHREY BENNIE B               10315 NORTH NC 58                  CASTALIA                  NC     27816
238-01    801014614 TUCCI VINCENT F                 52 BASSWOOD ROAD                   BRISTOL                   PA     19057
238-01    801015280 GRAVES ROBERT E                 423 41ST STREET WEST               PALMETTO                  FL     34221
238-01    801015363 ARNDT JAMES D                   4324 WEST PAYETTE AVENUE           KENNEWICK                 WA     99336
238-01    801015512 FLETCHER WILLIAM G              1413 NORTHEAST 1ST STREET          MULBERRY                  FL     33860
238-01    801015751 SMITH LODERICK                  114 60 133 STREET                  SOUTH OZONE PARK          NY     11420
238-01    801015884 SPANGLER DALE L                 251 BROWN ROAD                     NOTTINGHAM                PA     19362
238-01    801016106 MARKUS LYNN M                   1824 LORETTA DRIVE                 PITTSBURGH                PA     15238
238-01    801016296 SAYLOR ANNA M                   625 CROYDON LANE                   ALPHARETTA                GA     30022
238-01    801017062 JORGENSEN W ALAN                10504 NE 25TH STREET               BELLEVUE                  WA     98004
238-01    801017070 MENDOZA RODOLFO                 8410 101 STREET 3P                 RICHMOND HILL             NY     11418
238-01    801017344 WOJCICKI STEVEN                 13 PARK DRAG                       MT POCONO                 PA     18344
238-01    801017609 HINCKLEY ROGER P                5277 MORNING DRIVE                 HILLIARD                  OH     43026
238-01    801017682 FLETCHER SARAH A                1808 SOUTHEAST 7TH STREET          CAPE CORAL                FL     33990
238-01    801017799 ALEJO LUIS MIGUEL               3809 SOUTHEAST 12TH AVENUE         CAPE CORAL                FL     33904
238-01    801018102 NORTHROP ROBERT                 1231 CONGRESS ROAD                 HOPKINS                   SC     29061
238-01    801018581 WARING QUNNETTE                 352 MARCUS GARVEY BOULEVAR         BROOKLYN                  NY     11232
238-01    801018615 SILK MARY LOU                   5341 BEVENS AVENUE                 SPRING HILL               FL     34608
238-01    801019449 KIERCE RICKY G                  4026 SADDLE WAY                    LAKE WALES                FL     33853
238-01    801020363 ALVAREZ CARMEN A                141 JAMAICA AVENUE                 MEDFORD                   NY     11763
238-01    801020561 GANNON, GEORGE                  80 ROSA VIEW ROAD                  GRANDVIEW                 WA     98930
238-01    801020678 CAVESINA CARLA A                6930 CORN TASSEL DRIVE             COLORADO SPRINGS          CO     80911
238-01    801020983 STIELER GEORGE W                206 EAST WARREN STREET             DUNMORE                   PA     18512
238-01    801021320 KISH JOHN                       5211 CAPE LEYTE DRIVE              SARASOTA                  FL     34242
238-01    801021882 KONOPINSKI LEONARD J            10067 FOX CENTRAL ROAD             POLK CITY                 FL     33868
238-01    801022120 TOSCAN VINCENT P                6337 SOUTH CANNONWOOD DR           TAYLORSVILLE              UT     84123
238-01    801022534 MAGLUILO JEROME                 252 HUDSON AVENUE                  LAKE GROVE                NY     11755
238-01    801022732 BYRD LARRY ALLEN                1900 SOUTH RADNOR DRIVE            MELBOURNE                 FL     32901
238-01    801023383 JUNGEN MARK D                   100 WEEKEEPEEMEE ROAD              WOODBURY                  CT     06798

                         Principal       Cut-off Date   First                                        Original Current    Scheduled
                         Balance at      Principal     Payment     Maturity      Rem       Date        LTV   Mortgage     Payment
Pool ID   Account        Origination      Balance       Date        Date        Term       Due        Ratio    Rate      Int & Prin
----------------------------------------------------  ---------   ---------    ------    ---------  --------------------------------
238-01    801006933       234,466.00     234,466.00   09/01/98    08/01/18     239.00    09/01/98      69.9    7.250       1,853.16
238-01    801007170        58,000.00      58,000.00   09/01/98    08/01/18     239.00    09/01/98      84.9   11.900         634.59
238-01    801007386        32,700.00      32,700.00   09/05/98    08/05/18     239.11    09/05/98      78.0   12.100         362.34
238-01    801007451        15,450.00      15,450.00   09/07/98    08/07/13     179.18    09/07/98      89.9   10.150         167.45
238-01    801007535        46,300.00      46,300.00   10/01/98    09/01/18     240.00    10/01/98      79.9   10.600         465.36
238-01    801007774       103,500.00     103,242.19   08/27/98    07/27/13     178.82    09/27/98      90.0   10.150         919.78
238-01    801007949        50,000.00      49,813.15   09/01/98    08/01/13     179.00    10/01/98      85.9   11.600         587.28
238-01    801008152       110,000.00     110,000.00   09/07/98    08/07/18     239.18    09/07/98      64.4   10.100       1,068.82
238-01    801008418        55,000.00      55,000.00   09/03/98    08/03/18     239.05    09/03/98      83.3   10.800         560.24
238-01    801008509       134,300.00     134,300.00   09/12/98    08/12/13     179.34    09/12/98      85.0    8.000         985.45
238-01    801008996        41,500.00      41,500.00   09/10/98    08/10/13     179.28    09/10/98      89.9   10.400         456.17
238-01    801009291        65,000.00      64,313.08   07/01/98    06/01/13     177.00    10/01/98      68.4   10.150         704.47
238-01    801009358        27,000.00      26,840.57   09/03/98    08/03/13     179.05    10/03/98      84.8   12.990         341.44
238-01    801009523       115,880.00     115,880.00   09/01/98    08/01/18     239.00    09/01/98      89.9   10.900       1,188.22
238-01    801009572       100,000.00     100,000.00   09/01/98    08/01/28     359.00    09/01/98      43.8   15.450       1,300.50
238-01    801009598        42,500.00      42,500.00   09/17/98    08/17/13     179.51    09/17/98      85.0   11.000         483.05
238-01    801010521        62,500.00      62,500.00   09/21/98    08/21/28     359.64    09/21/98      71.8    8.500         480.57
238-01    801010596        44,387.00      44,387.00   09/04/98    08/04/18     239.08    09/04/98      90.0    9.650         418.10
238-01    801010604        70,550.00      70,449.02   09/01/98    08/01/13     179.00    10/01/98      85.0    7.750         505.43
238-01    801010646        13,115.00      12,991.53   09/11/98    08/11/08     119.31    10/11/98      90.0   10.650         178.07
238-01    801010786        43,400.00      43,400.00   09/03/98    08/03/13     179.05    09/03/98      70.0   13.200         554.84
238-01    801010992        24,000.00      23,893.54   09/05/98    08/05/13     179.11    10/05/98      81.7   11.600         281.89
238-01    801011115        22,500.00      22,319.46   09/12/98    08/12/08     119.34    10/12/98      88.5   10.400         302.35
238-01    801011610        84,000.00      84,000.00   09/03/98    08/03/13     179.05    09/03/98      88.5    9.650         884.77
238-01    801011636       300,000.00     300,000.00   08/27/98    07/27/13     178.82    08/27/98      73.5    9.350       2,489.79
238-01    801011784        33,000.00      33,000.00   09/19/98    08/19/13     179.57    09/19/98      82.3   11.850         392.88
238-01    801012428        32,900.00      32,900.00   09/01/98    08/01/18     239.00    09/01/98      70.0   14.600         423.53
238-01    801012931       155,250.00     155,250.00   09/01/98    08/01/13     179.00    09/01/98      85.0   11.100       1,490.23
238-01    801013087        24,800.00      24,800.00   09/01/98    08/01/13     179.00    09/01/98      80.0   10.250         270.31
238-01    801013483        44,522.00      44,522.00   09/01/98    08/01/13     179.00    09/01/98      84.9   10.600         410.59
238-01    801013517        45,600.00      45,600.00   09/10/98    08/10/13     179.28    09/10/98      76.0    7.400         420.13
238-01    801013574        51,500.00      51,500.00   09/11/98    08/11/18     239.31    09/11/98      83.2   10.850         526.33
238-01    801013673        45,000.00      45,000.00   08/27/98    07/27/13     178.82    08/27/98      69.8   10.450         409.95
238-01    801013699        96,750.00      96,750.00   09/03/98    08/03/28     359.05    09/03/98      90.0    9.650         824.14
238-01    801014614        37,600.00      37,600.00   09/06/98    08/06/18     239.15    09/06/98      85.9   12.350         423.22
238-01    801015280        49,000.00      49,000.00   09/18/98    08/18/08     119.54    09/18/98      87.8    9.900         644.83
238-01    801015363        20,800.00      20,800.00   09/05/98    08/05/18     239.11    09/05/98      84.9   11.100         216.11
238-01    801015512        17,500.00      17,500.00   09/10/98    08/10/08     119.28    09/10/98      72.3    9.150         223.11
238-01    801015751       144,000.00     143,643.70   09/01/98    08/01/13     179.00    10/01/98      90.0   10.000       1,263.70
238-01    801015884        31,950.00      31,815.95   09/03/98    08/03/13     179.05    10/03/98      90.0    9.500         333.63
238-01    801016106        16,905.00      16,905.00   09/18/98    08/18/13     179.54    09/18/98      80.0   12.600         209.46
238-01    801016296        18,375.00      18,340.54   08/27/98    07/27/18     238.82    09/27/98      68.6   11.100         190.92
238-01    801017062        22,700.00      22,700.00   10/01/98    09/01/13     180.00    10/01/98      85.0   11.600         226.53
238-01    801017070        82,400.00      82,289.69   09/01/98    08/01/18     239.00    10/01/98      80.0   10.600         828.21
238-01    801017344        38,755.00      38,755.00   09/12/98    08/12/18     239.34    09/12/98      90.0    9.990         373.74
238-01    801017609        70,400.00      70,400.00   09/10/98    08/10/28     359.28    09/10/98      80.0    7.500         492.25
238-01    801017682        24,600.00      24,513.36   09/01/98    08/01/13     179.00    10/01/98      73.4   11.100         281.15
238-01    801017799        61,200.00      60,945.65   09/05/98    08/05/28     359.11    10/05/98      85.0   10.850         575.90
238-01    801018102        71,200.00      71,200.00   09/04/98    08/04/23     299.08    09/04/98      80.0    9.150         604.84
238-01    801018581       135,000.00     135,000.00   09/01/98    08/01/13     179.00    09/01/98      75.0   11.950       1,615.89
238-01    801018615        17,700.00      17,700.00   09/18/98    08/18/13     179.54    09/18/98      85.0   11.100         202.29
238-01    801019449        14,000.00      14,000.00   09/19/98    08/19/13     179.57    09/19/98      49.1    9.400         145.35
238-01    801020363        71,000.00      71,000.00   09/06/98    08/06/08     119.15    09/06/98      84.9   10.000         938.27
238-01    801020561        37,500.00      37,500.00   10/01/98    09/01/13     180.00    10/01/98      89.8   10.400         340.23
238-01    801020678        33,825.00      33,825.00   10/01/98    09/01/18     240.00    10/01/98      84.9    9.650         318.61
238-01    801020983        32,000.00      31,862.96   09/12/98    08/12/18     239.34    10/12/98      85.9    8.750         282.79
238-01    801021320        77,000.00      77,000.00   09/11/98    08/11/13     179.31    09/11/98      79.9   11.450         759.59
238-01    801021882        23,000.00      23,000.00   09/01/98    08/01/13     179.00    09/01/98      41.8   12.100         277.52
238-01    801022120        24,900.00      24,900.00   10/01/98    09/01/13     180.00    10/01/98      89.8   10.900         281.45
238-01    801022534        32,000.00      32,000.00   09/17/98    08/17/13     179.51    09/17/98      66.9    7.750         301.21
238-01    801022732        10,000.00      10,000.00   09/18/98    08/18/13     179.54    09/18/98      88.4   10.500         110.54
238-01    801023383       100,000.00     100,000.00   09/17/98    08/17/18     239.51    09/17/98      46.8   10.600       1,005.11




ALLIANCE FUNDING                                              Sale Schedule - Group 1, Sub-Pool I & II               Page 16 9/24/98
A division of Superior Bank FSB                1998-3 Class 1 - Initial of Fixed Rate Mortgages - Settlement 9/24/98

                                                                                                                         Zip
Pool ID   Account      Name                            Address                            City                  State   Code
---------------------------------------------------------------------------------------------------------------------------------
238-01    801023391 JACKEWICZ HENRY J               66 SOUTH WOODLAND DRIVE            MILFORD                   CT     06460
238-01    801023474 BAKIS EVANGELIA                 120 ANAWAN AVENUE                  WEST ROXBURY              MA     02132
238-01    801023581 WALTMAN WAYNE P                 1 GERMAN HILL ROAD                 BALTIMORE                 MD     21222
238-01    801023656 LONDON LINDA                    98 TIMBER RIDGE DRIVE              HOLBROOK                  NY     11741
238-01    801024134 BARBATO RICHARD                 517 8TH AVENUE NORTH               LEHIGH ACRES              FL     33972
238-01    801025057 LAMAGNA GUY                     714 POWELL AVENUE                  JESSUP                    PA     18434
238-01    801025610 CASTRO MIGUEL                   326 NORTH 4TH STREET               READING                   PA     19601
238-01    801025834 GOCKEL MICHAEL ERNEST           8328 95TH TERRACE                  LARGO                     FL     33777
238-01    801025966 CAGLE JEFFERY                   97 WEDDLE STREET                   HILLSVILLE                VA     24343
238-01    801025974 BOWERS STREE TRUST              42 HARBOR AVENUE                   NASHUA                    NH     03060
238-01    801025990 VALENTINE ROGER LEE             139 FRIDAYS LANE                   LEMONT FURNACE            PA     15456
238-01    801026402 LEAVITT KIM                     307 NORTH 1300 EAST                LAYTON                    UT     84040
238-01    801026493 ATCHISON GWENDOLYN D            4421 68TH STREET COURT NW          GIG HARBOR                WA     98335
238-01    801026691 MEUSSNER DAVID                  838 SOUTHWEST 56TH STREET          CAPE CORAL                FL     33914
238-01    801026741 EPPERSON BENJAMIN D             560 NORTH 870 WEST                 WEST BOUNTIFUL            UT     84087
238-01    801026881 BROWN JACKIE                    13340 COLONY ROAD                  HUDSON                    FL     34669
238-01    801027079 PAVLOVIC VICTOR                 6641 OVINGTON AVENUE               CLEVELAND                 OH     44127
238-01    801027103 PAVLOVIC VICTOR                 3017 E 65TH ST                     CLEVELAND                 OH     44127
238-01    801027228 PAVLOVIC VICTOR                 2988 NURSERY AVE                   CLEVELAND                 OH     44127
238-01    801027525 SHUTTLEWORTH VIVIAN A           62 CAPRON ROAD                     SMITHFIELD                RI     02917
238-01    801027582 MACELIS ANTHONY M               1453 BUCKINGHAM STREET             WATERTOWN                 CT     06795
238-01    801027640 PETERSEN EDWARD                 4380 FORT KEIS AVENUE              LABELLE                   FL     33935
238-01    801027889 SPRINGER DOUG A                 3044 SOUTH HALIFAX STREET          AURORA                    CO     80013
238-01    801028341 KEIM THERESA L                  410 NORTH CHURCH STREET            ALLENTOWN                 PA     18102
238-01    801028556 COE RODNEY G                    18827 SOUTHEAST 24TH AVENU         HAWTHORNE                 FL     32640
238-01    801028622 DUNCAN BUNNY B                  1742 DELAWARE AVENUE               FORT MYERS                FL     33916
238-01    801028846 REINARD WILLIAM                 18 PROSPECT STREET                 WILKES BARRE              PA     18702
238-01    801028952 PRITCHARD HOPE                  127 EAGLE DRIVE                    SPRINGFIELD               GA     31329
238-01    801029406 MC PHEE DANIEL E                33 LONG ACRE LANE                  DIX HILLS                 NY     11746
238-01    801029414 NOVICK LEE ANN                  401 WEST SHEPARD RIDGE RD          FARMINGTON                UT     84025
238-01    801031428 STEINMETZ MARIA W               187 CAMBRIDGE DR UNIT 187          COPIAGUE                  NY     11726
238-01    801031600 SELGA ROBERT VICTOR             4814 BENTREE AVENUE                LONG BEACH                CA     90807
238-01    801032129 RIVERA DAVID                    3150 WEST 70TH STREET              CLEVELAND                 OH     44102
238-01    801033028 KRYPEL NANCY                    5325 4TH STREET SOUTH              ST PETERSBURG             FL     33705
238-01    801033309 CALDWELL CHERYL M               638 JACKSON STREET                 DENVER                    CO     80222
238-01    801033440 ROBINSON STEVE E                2767 SHELL LANE                    RED LION                  PA     17366
238-01    801033705 WOODY KENNETH D                 2532 S COOK ST                     DENVER                    CO     80210
238-01    801033861 GROSS ARTHUR J                  759 EAST 17TH STREET               BROOKLYN                  NY     11230
238-01    801034257 LUKAS JERRY D                   112 7TH STREET                     BELLEAIR BEACH            FL     33786
238-01    801036559 BRYANT ROBERT E                 1190 MOUNTAIN ROAD                 YORK SPRINGS              PA     17372
238-01    801037714 BECK CARMELA                    233 NORTHWEST 6TH PLACE            CAPE CORAL                FL     33993
238-01    801037748 THOMAS ANN                      7171 QUIVAS STREET                 DENVER                    CO     80271
238-01    801037839 ROBINSON DONALD E               60 BLINKOFF COURT                  TORRINGTON                CT     06790
238-01    801038035 VANRASSEN DAVID J               5820 BUTLER STREET                 HOPE MILLS                NC     28348
238-01    801038316 SCHEEL ARTHUR R JR              169 AVENUE A                       HOLBROOK                  NY     11741
238-01    801038506 VONDRASH CAROL                  8035 TANTALLON WAY                 NEW PORT RICHEY           FL     34655
238-01    801038548 MACHIN ROBERT J                 5421 64TH AVENUE NORTH             PINELLAS PARK             FL     33781
238-01    801040577 HILL STEPHEN C                  451 EAST SEVENTH STREET UN         SOUTH BOSTON              MA     02127
238-01    801041955 MARTIN NALDA                    217 N WASHINGTON                   YPSILANTI                 MI     48197
238-01    801042078 BARNETT HELEN E                 7830 IVYWOOD STREET                COMMERCE CITY             CO     80022
238-01    801042136 KRYSTOSEK DANIEL R              37 LAKE STREET                     NORTH FORT MYERS          FL     33903
238-01    801042342 MCCLAIN WILLIAM L               4873 EAST 111TH PLACE              THORNTON                  CO     80233
238-01    801043373 MOORE BRENDA                    4728 ORANGE GROVE BLVD UNI         NORTH FORT MYERS          FL     33903
238-01    801043407 OLIVER REGINA M                 2522 228TH STREET                  PASADENA                  MD     21122
238-01    801043464 NINA CELINE                     445 NORTHEAST 164TH STREET         MIAMI                     FL     33162
238-01    801044389 CALL STEVEN L                   810 SOUTH 1250 EAST                BRIGHAM CITY              UT     84302
238-01    801044827 FOSTER CHRISTINE ANN            5933 DARTMOUTH AVE NORTH           ST PETERSBURG             FL     33710
238-01    801045097 SMITH STERLING                  204 VAUGHN STREET                  AURORA                    CO     80011
238-01    801045337 POLLARD ALAN R                  120 EAST HIMALAYA CRT              ALPINE                    UT     84003
238-01    801047978 HAND VIRGINIA L                 4104 WEST SAN JUAN STREET          TAMPA                     FL     33629
238-01    801049875 OYOLA MARITZA                   10907 LANTANA AVENUE               TAMPA                     FL     33612
238-01    801050139 KAZEE ANDREA JOYCE              2676 EAST CENTER STREET            INVERNESS                 FL     34453

                         Principal       Cut-off Date   First                                        Original Current    Scheduled
                         Balance at      Principal     Payment     Maturity      Rem       Date        LTV   Mortgage     Payment
Pool ID   Account        Origination      Balance       Date        Date        Term       Due        Ratio    Rate      Int & Prin
----------------------------------------------------  ---------   ---------    ------    ---------  --------------------------------
238-01    801023391       110,000.00     110,000.00   09/10/98    08/10/18     239.28    09/10/98      78.5    8.150         930.38
238-01    801023474        37,000.00      37,000.00   09/17/98    08/17/13     179.51    09/17/98      65.2   10.950         350.96
238-01    801023581        33,415.00      33,415.00   09/14/98    08/14/13     179.41    09/14/98      85.0   11.350         387.17
238-01    801023656        23,000.00      23,000.00   09/10/98    08/10/13     179.28    09/10/98      84.6    9.900         200.14
238-01    801024134        15,300.00      15,300.00   09/12/98    08/12/13     179.34    09/12/98      79.9   13.100         194.59
238-01    801025057        50,000.00      50,000.00   09/17/98    08/17/13     179.51    09/17/98      48.4    7.990         477.54
238-01    801025610        20,000.00      19,932.38   09/01/98    08/01/13     179.00    10/01/98      80.0    9.750         211.87
238-01    801025834        30,000.00      29,934.92   09/07/98    08/07/28     359.18    10/07/98      65.2    9.600         254.45
238-01    801025966        32,000.00      32,000.00   09/10/98    08/10/13     179.28    09/10/98      80.0   10.900         361.70
238-01    801025974       205,000.00     204,773.93   09/01/98    08/01/18     239.00    10/01/98      74.5   11.350       2,165.03
238-01    801025990        32,300.00      32,300.00   09/17/98    08/17/13     179.51    09/17/98      85.0   10.750         362.07
238-01    801026402        33,485.00      33,485.00   10/01/98    09/01/13     180.00    10/01/98      77.7   11.250         385.86
238-01    801026493        29,800.00      29,671.71   09/05/98    08/05/13     179.11    11/05/98      89.9   11.150         341.52
238-01    801026691        24,000.00      24,000.00   09/12/98    08/12/13     179.34    09/12/98      88.0    9.900         256.44
238-01    801026741        32,000.00      32,000.00   10/01/98    09/01/13     180.00    10/01/98      84.6   11.600         375.86
238-01    801026881        31,200.00      31,200.00   09/18/98    08/18/13     179.54    09/18/98      80.0   10.900         352.66
238-01    801027079        45,600.00      45,600.00   09/08/98    08/08/28     359.21    09/08/98      80.0    9.900         396.81
238-01    801027103        46,800.00      46,800.00   09/07/98    08/07/28     359.18    09/07/98      80.0    9.900         407.25
238-01    801027228        37,200.00      37,200.00   09/07/98    08/07/28     359.18    09/07/98      80.0    9.900         323.71
238-01    801027525        20,000.00      20,000.00   09/12/98    08/12/13     179.34    09/12/98      54.7    8.500         196.95
238-01    801027582        34,000.00      34,000.00   09/21/98    08/21/18     239.64    09/21/98      89.5    9.900         325.86
238-01    801027640        49,000.00      49,000.00   09/10/98    08/10/13     179.28    09/10/98      89.0   10.250         534.08
238-01    801027889        58,103.00      58,103.00   10/01/98    09/01/13     180.00    10/01/98      89.8   10.400         527.15
238-01    801028341        54,600.00      54,600.00   09/10/98    08/10/13     179.28    09/10/98      70.0   10.990         519.56
238-01    801028556        72,000.00      71,717.21   09/05/98    08/05/13     179.11    10/05/98      77.4    7.500         667.45
238-01    801028622        95,200.00      95,200.00   09/14/98    08/14/28     359.41    09/14/98      85.0   10.850         895.84
238-01    801028846        28,500.00      28,315.56   09/04/98    08/04/13     179.08    10/04/98      76.6    9.250         293.32
238-01    801028952        77,280.00      77,280.00   09/07/98    08/07/28     359.18    09/07/98      76.6   10.750         721.39
238-01    801029406        85,000.00      85,000.00   09/14/98    08/14/13     179.41    09/14/98      68.9   10.600         783.89
238-01    801029414        62,200.00      62,200.00   10/01/98    09/01/13     180.00    10/01/98      79.9   12.450         661.42
238-01    801031428        95,000.00      95,000.00   09/03/98    08/03/28     359.05    09/03/98      55.8    8.990         763.71
238-01    801031600        30,000.00      30,000.00   10/01/98    09/01/13     180.00    10/01/98      77.8    9.400         311.46
238-01    801032129        46,400.00      46,400.00   09/17/98    08/17/13     179.51    09/17/98      80.0    9.150         378.36
238-01    801033028        24,500.00      24,500.00   09/10/98    08/10/13     179.28    09/10/98      79.7   13.100         272.94
238-01    801033309        36,000.00      36,000.00   10/01/98    09/01/13     180.00    10/01/98      67.4   10.350         394.60
238-01    801033440        42,400.00      42,400.00   09/12/98    08/12/13     179.34    09/12/98      80.0   11.900         506.15
238-01    801033705        20,000.00      20,000.00   10/01/98    09/01/13     180.00    10/01/98      85.0   10.650         222.94
238-01    801033861        60,000.00      60,000.00   09/07/98    08/07/18     239.18    09/07/98      89.5    9.990         578.62
238-01    801034257        10,000.00      10,000.00   09/21/98    08/21/13     179.64    09/21/98      49.9   10.350         109.61
238-01    801036559        36,000.00      36,000.00   09/12/98    08/12/13     179.34    09/12/98      89.3    9.900         384.66
238-01    801037714        56,961.00      56,961.00   09/14/98    08/14/28     359.41    09/14/98      78.0    8.150         423.93
238-01    801037748        25,000.00      25,000.00   10/01/98    09/01/18     240.00    10/01/98      72.4    9.850         238.78
238-01    801037839        12,000.00      12,000.00   09/21/98    08/21/18     239.64    09/21/98      82.6   11.850         130.88
238-01    801038035        17,950.00      17,950.00   09/14/98    08/14/13     179.41    09/14/98      79.9   13.100         228.29
238-01    801038316        62,500.00      62,500.00   09/06/98    08/06/18     239.15    09/06/98      53.2    8.990         561.93
238-01    801038506        84,000.00      83,928.50   09/10/98    08/10/28     359.28    11/10/98      48.5    9.950         734.06
238-01    801038548        54,000.00      54,000.00   09/15/98    08/15/13     179.44    09/15/98      75.0    9.850         467.91
238-01    801040577       132,000.00     132,000.00   09/04/98    08/04/28     359.08    09/04/98      80.0    9.900       1,148.65
238-01    801041955       107,100.00     107,100.00   10/01/98    09/01/28     360.00    10/01/98      70.0   11.850       1,089.29
238-01    801042078        19,000.00      19,000.00   10/01/98    09/01/13     180.00    10/01/98      65.4   10.100         205.34
238-01    801042136        53,900.00      53,900.00   09/17/98    08/17/13     179.51    09/17/98      70.0   10.350         487.01
238-01    801042342        13,000.00      13,000.00   10/01/98    09/01/13     180.00    10/01/98      89.9   10.900         146.94
238-01    801043373        42,800.00      42,800.00   09/14/98    08/14/28     359.41    09/14/98      80.0    9.500         359.89
238-01    801043407       125,600.00     125,600.00   09/18/98    08/18/28     359.54    09/18/98      80.0   12.850       1,374.68
238-01    801043464        73,350.00      73,350.00   09/11/98    08/11/13     179.31    09/11/98      90.0    9.250         603.43
238-01    801044389        19,900.00      19,900.00   09/01/98    08/01/18     239.00    09/01/98      81.3   12.800         230.31
238-01    801044827        68,000.00      68,000.00   09/10/98    08/10/28     359.28    09/10/98      85.0    8.650         530.11
238-01    801045097       134,946.00     134,946.00   10/01/98    09/01/28     360.00    10/01/98      90.0   10.650       1,249.56
238-01    801045337        57,700.00      57,700.00   10/01/98    09/01/13     180.00    10/01/98      85.0   12.350         609.10
238-01    801047978       147,600.00     147,600.00   09/14/98    08/14/28     359.41    09/14/98      90.0    9.650       1,257.29
238-01    801049875        32,000.00      32,000.00   09/18/98    08/18/13     179.54    09/18/98      74.9    9.600         271.41
238-01    801050139        34,200.00      34,200.00   09/19/98    08/19/18     239.57    09/19/98      86.5   11.150         356.51




ALLIANCE FUNDING                                              Sale Schedule - Group 1, Sub-Pool I & II               Page 17 9/24/98
A division of Superior Bank FSB                1998-3 Class 1 - Initial of Fixed Rate Mortgages - Settlement 9/24/98

                                                                                                                         Zip
Pool ID   Account      Name                            Address                            City                  State   Code
---------------------------------------------------------------------------------------------------------------------------------
238-01    801050915 WORTHEN D SCOTT                 1197 SOUTH GLENDALE STREET         SALT LAKE CITY            UT     84104
238-01    801050972 VASCONI DAVID M                 111 NORA STREET                    CLARK                     PA     16113
238-01    801050980 JUMP JERI LYN                   612 NORTH 1050 WEST                PROVO                     UT     84601
238-01    801051582 REDD CHESTER L                  26 DREAMWOOD STABLES ROAD          CRAWFORDVILLE             FL     32327
238-01    801051699 BONILLA EMMA D                  1925 E 29TH ST                     LORAIN                    OH     44055
238-01    801051780 OLSON DONALD R                  N3836 LAIRD RD                     HORTONVILLE               WI     54944
238-01    801051848 REDMOND KATHY M                 312 THIRD AVENUE                   SAINT JAMES               NY     11780
238-01    801051905 WOOD ROGER                      3 BURWOOD LANE                     CORAM                     NY     11727
238-01    801052879 MASSIE CHARLES W                454 MALLARD ROOST DRIVE            BURGAW                    NC     28425
238-01    801054818 PHILLIPS THOMAS T               1329 NEWTON PLEASANT LOOP          HURDLE MILLS              NC     27583
238-01    801055666 CAMP DONN D                     17665 EAST ITHACA PLACE            AURORA                    CO     80013
238-01    801056342 BLANCHFIELD WILLIAM B           3615 65TH AVE WEST                 TACOMA                    WA     98466
238-01    801058173 MARTIN REGINALD                 118 ROCKAWAY PARKWAY               BROOKLYN                  NY     11212
238-01    801058488 HAWKINS ROBERT E                4649 SOUTH INCA CIRCLE             WEST VALLEY CITY          UT     84120
238-01    801060096 BRAXTON DESMOND                 164 44 108TH AVENUE                JAMAICA                   NY     11433
238-01    801065269 CAVALLO MICHAEL S               4082 WESTBOURNE CIRCLE             SARASOTA                  FL     34238
238-01    801068297 SHAPIRO NEIL P                  230 ELBOW LANE                     YARDLEY                   PA     19067
238-01    801079609 KWAN BOBBY                      198-19 47TH AVENUE                 FLUSHING                  NY     11354
238-01    801083866 ALIAHMAD ZALEENA                143-20 84TH DRIVE                  BRIARWOOD                 NY     11435
238-01   8000000698 PURPURA JOSEPH F                4704 NORTHFOX LANE APT. 7          MCHENRY                   IL     60050
238-01   8000001316 GUZIAK DANIEL R                 17828 GREENWOOD DRIVE              TINLEY PARK               IL     60477
238-01   8000001829 HERKLEY CARL S                  24956 BUCKTHORN RD                 BEDFORD HEIGHTS           OH     44146
238-01   8000003056 CHILCOAT CHARLEY R              2597 CORNER RD                     WARRIOR                   AL     35180
238-01   8000004021 GILKEY KATO                     8457 S ESCANABA                    CHICAGO                   IL     60617
238-01   8000004088 SMITH CHARLES C                 613 JORDAN                         ROMEOVILLE                IL     60446
238-01   8000004948 LYDE FREDDIE K                  1815 CLEVELAND                     EVANSTON                  IL     60202
238-01   8000005275 MARTIN CURTIS                   3341 W LEXINGTON                   CHICAGO                   IL     60624
238-01   8000005481 SMITH DARLENE H                 912 DRESDEN RD                     CLEVELAND HTS             OH     44112
238-01   8000005499 STURGILL TERESA                 1264 TWIN OAKS LN                  LOVELAND                  OH     45140
238-01   8000005853 KELLEY KURT A                   147 CALLE LARGA                    LOS GATOS                 CA     95032
238-01   8000005861 ST. CLAIR KATHERINE A           59 MISSION ROAD                    NORTH CHELMSFORD          MA     01863
238-01   8000006067 REID MICHAEL J                  606 W NOYES                        ARLINGTON HEIGHTS         IL     60005
238-01   8000006539 HOFFMAN DENNIS P                15 W 244 62ND ST                   BURR RIDGE                IL     60521
238-01   8000006943 JOHNSON NORMAN R                1809 DARIEN CLUB DR                DARIEN                    IL     60561
238-01   8000007784 BAUMRUCKER KARL W               136 NOTTINGHAM DRIVE               OSWEGO                    IL     60543
238-01   8000007867 HAMMOND TERRY L                 3203 GULFVIEW DR                   HERNANDO BEACH            FL     34607
238-01   8000009541 BACKHUS KENNETH A               605 N WOLF #3A                     HILLSIDE                  IL     60102
238-01   8000016942 RIZOS ADAM                      8839 WASHINGTON ST UNIT E          NILES                     IL     60714
238-01   8000016983 TOLBERT ANGELO M                1472 HOUSTON ST                    MOBILE                    AL     36606
238-01   8000017007 CREIGHTON DOUGLAS R             9098 ANNISTON DR                   ELBERTA                   AL     36530
238-01   8000017015 FENNER TIMOTHY LYNN             893 HWY 362                        WILLIAMSON                GA     30292
         -------------------------------------------
              1,033 Sale Total

238-02    661633909 NYKOLYSHYN CHARLES L            3206 S GUNDERSON                   BERWYN                    IL     60402
238-02    661634774 ROBERTSON ALAN H                722 BARNSDALE                      LA GRANGE                 IL     60526
238-02    661643007 SMULSKI DENNIS A                4350 ELM AVENUE                    LYONS                     IL     60534
238-02    661643163 IVEY CYNTHIA M                  4243 KONRAD                        LYONS                     IL     60534
238-02    661644245 RHYNES JOSEPHINE                15044 MINERVA                      DOLTON                    IL     60419
238-02    661644740 GRIST WALLACE S                 658 PIERCE CT                      GRAYSLAKE                 IL     60030
238-02    661646026 CERVENKA JOHN E                 1322 S MAPLE AVE                   BERWYN                    IL     60402
238-02    661646067 HARDER GWEN KRISTINE            3830 CENTRAL AVE                   WESTERN SPRINGS           IL     60558
238-02    661647024 HYERCZYK RICHARD D              5204 S NATOMA AVENUE               CHICAGO                   IL     60638
238-02    661647073 NINO ARTHUR G                   4104 MAPLE STREET                  LYONS                     IL     60534
238-02    661647313 KROLICKI JOHN F                 9548 JACKSON                       BROOKFIELD                IL     60513
238-02    661647867 CAMPBELL PATRICK H              709 W 17TH ST                      CLOVIS                    NM     88101
238-02    661649285 VILLANUEVA DONNA JEANNE         559 W SURF ST #503                 CHICAGO                   IL     60657
238-02    800704199 MCELROY THOMAS S                11126 OLD CARRIAGE ROAD            GLEN ARM                  MD     21057
238-02    800712705 MOLLICA ANTHONY                 448 CHAMBERLAIN STREET             EAST MEADOW               NY     11554
238-02    800719791 WOODS VICTOR A                  164-06 108TH AVENUE                JAMAICA                   NY     11433
238-02    800728883 BROWN TYRONE A                  15921 SW 143 AVENUE                MIAMI                     FL     33177
238-02    800741217 JOHNSON LEROY                   1201-1203 EAST 34TH STREET         BROOKLYN                  NY     11210
238-02    800744625 HAMLOR BEVERLY                  587 ELTON STREET                   BROOKLYN                  NY     11208

                         Principal       Cut-off Date   First                                        Original Current    Scheduled
                         Balance at      Principal     Payment     Maturity      Rem       Date        LTV   Mortgage     Payment
Pool ID   Account        Origination      Balance       Date        Date        Term       Due        Ratio    Rate      Int & Prin
----------------------------------------------------  ---------   ---------    ------    ---------  --------------------------------
238-01    801050915        11,000.00      11,000.00   09/03/98    08/03/13     179.05    09/03/98      82.0   11.300         127.11
238-01    801050972        21,500.00      21,454.59   09/01/98    08/01/13     179.00    10/01/98      90.0   12.150         260.12
238-01    801050980        23,550.00      23,550.00   10/01/98    09/01/13     180.00    10/01/98      85.2   10.500         215.42
238-01    801051582        47,200.00      47,200.00   09/18/98    08/18/18     239.54    09/18/98      80.0   10.000         455.49
238-01    801051699        54,900.00      54,900.00   09/19/98    08/19/28     359.57    09/19/98      90.0    9.900         477.73
238-01    801051780        34,000.00      33,835.33   09/24/98    08/24/13     179.74    11/24/98      76.5    9.900         363.29
238-01    801051848        55,000.00      55,000.00   09/13/98    08/13/18     239.38    09/13/98      60.1   10.500         549.11
238-01    801051905        25,000.00      25,000.00   09/12/98    08/12/18     239.34    09/12/98      73.8   10.990         257.88
238-01    801052879        73,800.00      73,800.00   09/14/98    08/14/28     359.41    09/14/98      88.9   10.900         697.24
238-01    801054818        67,200.00      67,200.00   09/19/98    08/19/13     179.57    09/19/98      80.0    8.700         669.65
238-01    801055666        16,600.00      16,600.00   10/01/98    09/01/13     180.00    10/01/98      85.0   11.100         159.34
238-01    801056342        25,000.00      25,000.00   10/01/98    09/01/13     180.00    10/01/98      58.5   10.100         270.18
238-01    801058173       216,000.00     216,000.00   09/17/98    08/17/13     179.51    09/17/98      90.0    9.250       1,776.98
238-01    801058488        17,999.00      17,999.00   09/05/98    08/05/13     179.11    09/05/98      89.5   11.700         212.56
238-01    801060096       153,000.00     153,000.00   09/17/98    08/17/28     359.51    09/17/98      85.0    8.500       1,176.44
238-01    801065269        34,000.00      34,000.00   09/21/98    08/21/13     179.64    09/21/98      85.9    9.700         290.86
238-01    801068297        44,100.00      44,100.00   09/19/98    08/19/13     179.57    09/19/98      89.9   10.400         400.11
238-01    801079609        71,700.00      71,435.20   07/03/98    06/03/13     177.04    09/03/98      84.6   12.900         902.47
238-01    801083866        25,000.00      25,000.00   08/07/98    07/07/13     178.16    08/07/98      63.6   11.850         297.63
238-01   8000000698        54,300.00      54,300.00   09/01/98    08/01/28     359.00    09/01/98      81.0   10.050         478.53
238-01   8000001316        67,200.00      66,728.98   08/15/98    07/15/13     178.42    09/15/98      79.9   13.250         861.33
238-01   8000001829        86,000.00      85,675.28   09/01/98    08/01/13     179.00    10/01/98      80.0    8.650         854.45
238-01   8000003056       105,000.00     104,703.77   08/27/98    07/27/18     238.82    09/27/98      76.6    9.300         965.07
238-01   8000004021        56,000.00      55,813.79   08/24/98    07/24/28     358.72    09/24/98      62.2   10.150         497.66
238-01   8000004088        45,000.00      45,000.00   09/13/98    08/13/18     239.38    09/13/98      82.0   11.690         485.80
238-01   8000004948        90,000.00      90,000.00   09/01/98    08/01/18     239.00    09/01/98      59.2    9.650         847.75
238-01   8000005275        15,000.00      14,968.41   08/14/98    07/14/18     238.39    09/14/98      17.6    8.900         134.00
238-01   8000005481        48,000.00      47,869.74   09/01/98    08/01/18     239.00    11/01/98      62.3    9.670         452.76
238-01   8000005499        15,000.00      15,000.00   09/01/98    08/01/13     179.00    09/01/98      67.2    9.820         159.54
238-01   8000005853       127,300.00     127,300.00   08/28/98    07/28/18     238.85    08/28/98      85.9    9.650       1,199.10
238-01   8000005861        39,900.00      39,900.00   09/01/98    08/01/18     239.00    09/01/98      85.9   10.750         405.08
238-01   8000006067       240,000.00     239,683.16   09/01/98    08/01/28     359.00    11/01/98      80.0    7.960       1,754.35
238-01   8000006539       145,000.00     144,875.15   09/20/98    08/20/28     359.61    11/20/98      55.7    9.900       1,261.78
238-01   8000006943        80,000.00      79,787.88   08/20/98    07/20/13     178.59    09/20/98      75.3    9.420         831.52
238-01   8000007784        56,000.00      55,970.21   09/01/98    08/01/28     359.00    11/01/98      85.9   11.900         571.72
238-01   8000007867        16,000.00      16,000.00   08/21/98    07/21/18     238.62    09/21/98      79.8   13.500         193.18
238-01   8000009541        30,400.00      30,400.00   09/12/98    08/12/28     359.34    09/12/98      78.9    9.650         258.95
238-01   8000016942        19,400.00      19,400.00   09/12/98    08/12/18     239.34    09/12/98      84.9   12.150         215.64
238-01   8000016983        74,000.00      74,000.00   09/07/98    08/07/18     239.18    09/07/98      79.5    9.300         680.14
238-01   8000017007        59,500.00      59,500.00   09/17/98    08/17/13     179.51    09/17/98      85.0   11.770         705.32
238-01   8000017015        19,000.00      19,000.00   09/03/98    08/03/13     179.05    09/03/98      80.0   10.900         214.76
         ------------------------------------------                            ------                 ------------------------------
              1,033    59,332,982.00  59,266,873.90                            158.70                  80.0   13.500     583,434.19

238-02    661633909        80,800.00      80,302.40   06/01/98    05/01/13     176.00    09/01/98      58.9    7.250         737.59
238-02    661634774       135,000.00     133,231.36   06/01/98    05/01/13     176.00    10/01/98      69.2    7.125       1,222.87
238-02    661643007        70,000.00      69,430.38   07/01/98    06/01/28     357.00    09/01/98      53.8    7.375         483.47
238-02    661643163        76,000.00      75,952.20   07/01/98    06/01/28     357.00    09/01/98      73.7    7.500         531.40
238-02    661644245       131,500.00     131,003.77   07/01/98    06/01/13     177.00    09/01/98      60.5    7.250       1,200.41
238-02    661644740       106,500.00     106,251.66   08/01/98    07/01/28     358.00    10/01/98      75.0    7.250         726.52
238-02    661646026       114,000.00     113,852.76   08/01/98    07/01/28     358.00    10/01/98      75.0    7.375         787.37
238-02    661646067       169,000.00     168,520.53   07/01/98    06/01/28     357.00    09/01/98      89.4    7.125       1,138.58
238-02    661647024        32,000.00      31,687.79   08/01/98    07/01/13     178.00    10/01/98      28.5    7.125         289.87
238-02    661647073        60,000.00      59,640.14   09/01/98    08/01/13     179.00    10/01/98      50.0    7.125         543.50
238-02    661647313        25,000.00      24,934.58   08/01/98    07/01/13     178.00    09/01/98      15.7    7.125         226.46
238-02    661647867        30,000.00      29,912.59   08/24/98    07/24/13     178.72    09/24/98      65.9    9.400         311.46
238-02    661649285        85,000.00      85,000.00   09/01/98    08/01/28     359.00    09/01/98      67.4    7.375         587.07
238-02    800704199        81,800.00      81,372.58   05/06/98    04/06/13     175.13    09/06/98      89.8   12.990       1,034.43
238-02    800712705        28,000.00      27,697.90   04/24/98    03/24/13     174.71    09/24/98      79.1   14.500         382.34
238-02    800719791       220,500.00     220,500.00   06/04/98    05/04/28     356.05    09/04/98      90.0   11.300       2,150.01
238-02    800728883        12,700.00      12,700.00   06/26/98    05/26/13     176.78    08/26/98      87.3   12.200         132.60
238-02    800741217       243,000.00     242,751.56   02/01/98    01/01/28     352.00    09/01/98      90.0   11.250       2,360.17
238-02    800744625        87,000.00      86,967.60   05/03/98    04/03/13     175.04    09/03/98      69.6   10.800         815.40




ALLIANCE FUNDING                                              Sale Schedule - Group 1, Sub-Pool I & II               Page 18 9/24/98
A division of Superior Bank FSB                1998-3 Class 1 - Initial of Fixed Rate Mortgages - Settlement 9/24/98

                                                                                                                         Zip
Pool ID   Account      Name                            Address                            City                  State   Code
---------------------------------------------------------------------------------------------------------------------------------
238-02    800746919 DESTANI MENSUR                  44 BUTLER STREET                   PATERSON                  NJ     07501
238-02    800749673 BEREQUETTE DEMETRIO             173 ATKINS AVENUE                  BROOKLYN                  NY     11208
238-02    800753014 SUMMERS JUDY                    13405 CALDWELL                     DETROIT                   MI     48234
238-02    800757676 FENNEKOHL JAMES M               27 ARDMORE DRIVE                   BRENTWOOD                 NY     11717
238-02    800759508 LEWIS LULA JOHNSON              1504 SPRING DRIVE                  GARNER                    NC     27529
238-02    800767634 VAN SLOOTEN JOHN                15 EDGEWATER ROAD                  HEWITT                    NJ     07421
238-02    800771362 FREDERICK MARY ANN              311 KOSSUTH AVENUE                 UTICA                     NY     13501
238-02    800779084 BACTAWAR CLEMENT R              89-13 HOLLIS COURT BOULEVA         QUEENS VILLAGE            NY     11427
238-02    800780439 BROOKS DOUG M                   30 ESTES ROAD                      HANOVER                   MA     02339
238-02    800791030 DUNSTABLE/LE REALTY LLC         10 ARLINGTON STREET                NASHUA                    NH     03062
238-02    800791287 HILL WAYNE L                    35 SEWARD AVENUE                   DOVER TOWNSHIP            NJ     08753
238-02    800795817 SEZER FARUK                     7 VENEZIA COURT                    DEER PARK                 NY     11729
238-02    800797045 C&S WELDING&                    14 EAST 6TH STREET                 FRONT ROYAL               VA     22630
238-02    800802076 ATWELL DIANNE                   584 QUNICY STREET                  BROOKLYN                  NY     11221
238-02    800803686 KIM KWAN JOONG                  3 CHRISTINE COURT                  KINNELON                  NJ     07405
238-02    800806143 LEONARDI BRUCE O                8213 OLDE EIGHT ROAD               NORTHFIELD                OH     44067
238-02    800810194 MISSAILDIS LIONIDAS             6227 PARK TERRACE                  ALEXANDRIA                VA     22310
238-02    800813925 HUTCHINS RICHARD                202 ARBOR SPRINGS PLANTATI         NEWNAN                    GA     30265
238-02    800834616 UNGER BARRY D                   9959 SHOSHONE WAY                  RANDALLSTOWN              MD     21133
238-02    800843914 STOPKO TINA                     242 METEDECONK TRAIL               JACKSON                   NJ     08527
238-02    800851396 CHEW STEPHEN H                  28 APPLETON LANE                   BOXFORD                   MA     01921
238-02    800851669 MASSOTTO FRANK M JR             1152 FRIAR TUCK LANE               DUNEDIN                   FL     34698
238-02    800853756 PRATA NOREEN M                  208 BANK STREET                    HARWICH PORT              MA     02646
238-02    800855934 WHITESIDE PHILLIP L             17210 MELODY LANE                  LOS GATOS                 CA     95033
238-02    800856122 HUME WILLIAM F                  155 OAKWOOD DRIVE                  AMHERST                   NY     14221
238-02    800859563 WHITLEY GEORGE T                104-01 216TH STREET                QUEENS VILLAGE            NY     11429
238-02    800859753 GOREAU MARGARET                 363 WALNUT STREET                  YONKERS                   NY     10701
238-02    800859902 CHERRY MICHAEL                  22 MOHAWK DRIVE                    NORTH BABYLON             NY     11703
238-02    800868549 BROWN EDWARD                    512 CLASSON AVENUE                 BROOKLYN                  NY     11238
238-02    800870180 HUDSON FRANK                    310-42ND STREET                    COPIAGUE                  NY     11726
238-02    800870222 IGURO OSAMU                     7021 BEECHFIELD DRIVE              RANCHO PALOS VERDES       CA     90275
238-02    800871519 MAHMOOD TULLAT                  361 ALLEN STREET                   NEW BRITAIN               CT     06050
238-02    800876310 MIHNOVICH JOHN                  50 NEWELL STREET                   BROOKLYN                  NY     11201
238-02    800881229 PAPPAS EFTHIMIOS                45-38 172ND STREET                 FLUSHING                  NY     11358
238-02    800888257 RAMOS LOUIS                     94 SUMMIT STREET                   BROOKLYN                  NY     11231
238-02    800892689 VON NORDECK GODFREY C           619 PARKWYRTH AVENUE               BALTIMORE                 MD     21218
238-02    800893950 KELLY JAMES M                   322 NOTTINGHAM ROAD                RAMSEY                    NJ     07446
238-02    800894735 SANZA JOHN                      15 POPLAR STREET                   POMPTON LAKES             NJ     07442
238-02    800895575 BARR JAY LEON                   1603 POST STREET                   POST FALLS                ID     83854
238-02    800895971 REID RAYMOND C                  6 GUISBOROUGH WAY UNIT #6          EDISON                    NJ     08820
238-02    800897522 ALI INDRA                       91-48 115TH STREET                 RICHMOND HILL             NY     11418
238-02    800898116 DENINIS MICHAEL A               65 SAPBUSH ROAD                    CHENANGO FORKS            NY     13746
238-02    800901324 SAMPSON ROBERT                  356 REMSEN AVENUE                  BROOKLYN                  NY     11212
238-02    800903197 WILBANKS NELSON                 256 IMPERIAL WAY                   BOGART                    GA     30622
238-02    800905820 GATES DONALD G                  4011 NASA ROAD ONE #608            HOUSTON                   TX     77586
238-02    800905994 KUYKENDALL FRANK                4011 NASA ROAD ONE APT 500         HOUSTON                   TX     77586
238-02    800906018 MASON THOMAS LEE                203 HILCO DRIVE                    LAFAYETTE                 TN     37083
238-02    800907149 ATIYEH JOSEPH A                 3333 NORTH 3RD STREET              WHITEHALL                 PA     18052
238-02    800907396 STRENGER FRIEDHELM              56 BRIGGS HILL ROAD                VAN ETTEN                 NY     14889
238-02    800908873 OLDFIELD FRANKLIN J             5646 YOUNG ROAD                    LOCKPORT                  NY     14094
238-02    800910119 WILSON ROLLAND L                BOX 415 UPE ROAD                   BEACH LAKE                PA     18405
238-02    800915795 STOKES ROY                      177-23 106TH ROAD                  JAMAICA                   NY     11433
238-02    800916918 KLUK SAM                        8525 BRIARGROVE DRIVE              WACO                      TX     76712
238-02    800917312 HUGHES WANDA MAE                1500 YOUNG AVENUE                  CLEARWATER                FL     33756
238-02    800918260 NEIFERT ELDEN H                 133 WERTMAN & TAMANEND STS         QUAKAKE                   PA     18245
238-02    800918476 OLDHAM WILLIAM                  98 SIXTH AVENUE                    BROOKLYN                  NY     11217
238-02    800918963 SCHNEIDER ROBERT L              5742 FORESTER PINE COURT           SARASOTA                  FL     34243
238-02    800922353 STARR MICHAEL A                 73-77 MAPLE STREET                 MANCHESTER                NH     03102
238-02    800922411 RICO CHARLES                    106 SUNSET AVENUE                  NEWARK                    NJ     07106
238-02    800922643 SHARPE JOHN F JR                49 SAAM ROAD                       MILFORD                   NJ     08848
238-02    800922775 MCCALLOP TABITHA Y              5202 FAYETTEVILLE ROAD             DURHAM                    NC     27713
238-02    800923732 WASHINGTON RAYNARD              820 LINCOLN PLACE                  BROOKLYN                  NY     11216

                         Principal       Cut-off Date   First                                        Original Current    Scheduled
                         Balance at      Principal     Payment     Maturity      Rem       Date        LTV   Mortgage     Payment
Pool ID   Account        Origination      Balance       Date        Date        Term       Due        Ratio    Rate      Int & Prin
----------------------------------------------------  ---------   ---------    ------    ---------  --------------------------------
238-02    800746919        48,000.00      47,943.58   07/08/98    06/08/13     177.21    09/08/98      64.0   11.990         493.36
238-02    800749673       157,500.00     156,610.01   05/24/98    04/24/13     175.73    09/24/98      90.0   11.450       1,553.70
238-02    800753014        32,000.00      32,000.00   06/18/98    05/18/13     176.52    08/18/98      80.0   10.950         303.54
238-02    800757676        25,500.00      25,291.01   05/17/98    04/17/13     175.50    09/17/98      79.9   13.900         337.88
238-02    800759508       104,975.00     104,486.37   06/01/98    05/01/18     236.00    10/01/98      85.0   12.750       1,211.21
238-02    800767634        11,900.00      11,885.51   05/24/98    04/24/13     175.73    08/24/98      85.0   11.750         140.91
238-02    800771362        32,000.00      31,869.32   05/09/98    04/09/28     355.23    10/09/98      87.6   11.700         321.79
238-02    800779084        51,500.00      50,902.55   05/17/98    04/17/13     175.50    09/17/98      84.8   12.150         623.07
238-02    800780439        18,900.00      18,767.90   06/01/98    05/01/13     176.00    10/01/98      84.9   13.800         249.17
238-02    800791030       102,900.00     102,900.00   09/01/98    08/01/23     299.00    09/01/98      70.0   11.600       1,053.48
238-02    800791287        27,800.00      27,784.54   06/20/98    05/20/13     176.58    09/20/98      85.9   12.150         289.17
238-02    800795817        33,000.00      32,866.30   06/20/98    05/20/13     176.58    09/20/98      85.4   12.650         409.96
238-02    800797045       101,250.00     101,223.80   09/01/98    08/01/28     359.00    10/01/98      75.0   12.450       1,076.67
238-02    800802076       163,800.00     163,675.99   06/05/98    05/05/28     356.09    09/05/98      90.0   11.800       1,659.69
238-02    800803686        63,000.00      62,663.92   07/03/98    06/03/13     177.04    10/03/98      85.0   12.650         679.71
238-02    800806143        20,000.00      19,873.52   04/02/98    03/02/13     173.98    09/02/98      44.2   11.990         239.90
238-02    800810194        31,800.00      31,669.89   05/01/98    04/01/13     175.00    09/01/98      83.8   13.350         409.70
238-02    800813925        67,000.00      67,000.00   07/24/98    06/24/18     237.73    08/24/98      80.0   13.150         792.13
238-02    800834616        53,000.00      52,689.41   07/01/98    06/01/13     177.00    10/01/98      79.4   12.500         653.24
238-02    800843914        19,685.00      19,678.84   08/01/98    07/01/13     178.00    09/01/98      85.0   11.600         196.44
238-02    800851396        35,000.00      35,000.00   08/01/98    07/01/13     178.00    09/01/98      42.8   11.400         343.93
238-02    800851669        60,300.00      60,300.00   06/20/98    05/20/28     356.58    09/20/98      90.0   10.500         551.59
238-02    800853756        30,000.00      30,000.00   08/15/98    07/15/13     178.42    09/15/98      60.6   12.250         314.37
238-02    800855934        47,000.00      47,000.00   10/01/98    09/01/13     180.00    10/01/98      62.4   11.100         451.15
238-02    800856122        63,000.00      63,000.00   09/01/98    08/01/28     359.00    09/01/98      61.1   11.300         614.29
238-02    800859563        75,500.00      75,459.39   06/26/98    05/26/13     176.78    09/26/98      84.4   12.300         794.08
238-02    800859753       166,950.00     166,848.60   08/01/98    07/01/23     298.00    09/01/98      70.0   11.250       1,666.56
238-02    800859902        32,700.00      32,320.57   11/14/97    10/14/17     229.41    09/14/98      89.9   12.500         371.52
238-02    800868549       136,000.00     136,000.00   06/28/98    05/28/13     176.84    08/28/98      80.0   11.050       1,300.30
238-02    800870180        66,800.00      66,800.00   07/17/98    06/17/13     177.50    09/17/98      75.9   12.950         736.33
238-02    800870222        75,000.00      75,000.00   10/01/98    09/01/13     180.00    10/01/98      77.1   10.150         812.86
238-02    800871519        81,250.00      81,250.00   10/01/98    09/01/13     180.00    10/01/98      65.0   12.600       1,006.72
238-02    800876310       175,000.00     175,000.00   10/01/98    09/01/28     360.00    10/01/98      69.7   11.450       1,726.34
238-02    800881229        48,000.00      48,000.00   08/13/98    07/13/13     178.36    09/13/98      83.1   12.400         588.49
238-02    800888257       171,000.00     171,000.00   09/01/98    08/01/28     359.00    09/01/98      71.2   10.250       1,532.33
238-02    800892689        87,500.00      87,500.00   10/01/98    09/01/13     180.00    10/01/98      70.0   14.100       1,171.16
238-02    800893950        88,000.00      87,816.19   08/01/98    07/01/13     178.00    09/01/98      79.9   11.550       1,030.81
238-02    800894735        17,750.00      17,750.00   08/20/98    07/20/13     178.59    08/20/98      79.7   13.250         199.82
238-02    800895575        24,180.00      24,180.00   10/01/98    09/01/13     180.00    10/01/98      84.9   12.350         295.67
238-02    800895971        20,850.00      20,850.00   09/01/98    08/01/18     239.00    09/01/98      86.2   11.950         228.85
238-02    800897522        35,000.00      34,925.15   08/13/98    07/13/13     178.36    09/13/98      88.6   11.300         404.43
238-02    800898116        28,400.00      28,043.27   04/18/98    03/18/13     174.51    09/18/98      60.4    9.950         304.32
238-02    800901324       148,500.00     148,500.00   09/20/98    08/20/13     179.61    09/20/98      90.0   10.000       1,303.19
238-02    800903197        25,000.00      25,000.00   08/09/98    07/09/13     178.22    09/09/98      84.9   11.950         299.24
238-02    800905820        47,550.00      47,550.00   10/01/98    09/01/13     180.00    10/01/98      75.0    8.000         348.90
238-02    800905994        69,375.00      69,375.00   10/01/98    09/01/28     360.00    10/01/98      75.0    8.000         509.05
238-02    800906018        73,100.00      73,100.00   10/01/98    09/01/18     240.00    10/01/98      85.0    8.650         641.34
238-02    800907149        10,400.00      10,400.00   10/01/98    09/01/13     180.00    10/01/98      89.9   10.400         114.32
238-02    800907396        56,250.00      56,250.00   09/19/98    08/19/18     239.57    09/19/98      75.0   10.100         546.56
238-02    800908873        72,000.00      71,918.65   09/01/98    08/01/28     359.00    10/01/98      83.7    9.275         593.63
238-02    800910119        47,500.00      47,447.78   08/28/98    07/28/13     178.85    09/28/98      79.1   10.200         423.89
238-02    800915795       124,000.00     124,000.00   08/23/98    07/23/28     358.68    09/23/98      80.0   10.550       1,138.91
238-02    800916918        35,000.00      34,872.67   08/08/98    07/08/13     178.19    09/08/98      33.9    9.850         372.91
238-02    800917312        12,500.00      12,500.00   10/01/98    09/01/28     360.00    10/01/98      26.0   10.350         112.94
238-02    800918260        35,000.00      35,000.00   09/26/98    08/26/18     239.80    09/26/98      63.6    8.650         307.07
238-02    800918476       459,000.00     459,000.00   09/24/98    08/24/13     179.74    09/24/98      90.0   10.500       4,198.65
238-02    800918963       100,000.00     100,000.00   09/03/98    08/03/13     179.05    09/03/98      80.0   12.100       1,036.32
238-02    800922353       157,500.00     157,500.00   10/01/98    09/01/13     180.00    10/01/98      70.0   12.100       1,900.41
238-02    800922411       154,000.00     153,961.90   09/01/98    08/01/28     359.00    10/01/98      70.0   12.650       1,661.52
238-02    800922643       300,965.00     300,965.00   08/24/98    07/24/28     358.72    08/24/98      85.9   11.100       2,888.92
238-02    800922775        54,000.00      54,000.00   07/22/98    06/22/28     357.67    08/22/98      90.0   11.700         543.02
238-02    800923732        22,500.00      22,500.00   09/26/98    08/26/18     239.80    09/26/98      89.6   11.700         243.05




ALLIANCE FUNDING                                              Sale Schedule - Group 1, Sub-Pool I & II               Page 19 9/24/98
A division of Superior Bank FSB                1998-3 Class 1 - Initial of Fixed Rate Mortgages - Settlement 9/24/98

                                                                                                                         Zip
Pool ID   Account      Name                            Address                            City                  State   Code
---------------------------------------------------------------------------------------------------------------------------------
238-02    800924011 DAVIS WILLIE                    9720 -24 LORAIN AVE                CLEVELAND                 OH     44102
238-02    800925679 GREEN THOMAS E.                 5342 10TH STREET NORTH             ST PETERSBURG             FL     33703
238-02    800926230 CUNNEEN KEVIN                   71 SMITH STREET                    GREENLAWN                 NY     11740
238-02    800926404 SAVOY ELYSE                     16 NORTH 10TH AVENUE               MOUNT VERNON              NY     10550
238-02    800926818 LEVERONE MICHAEL S              2 CATTLE LANE                      LEVITTOWN                 NY     11756
238-02    800927071 COCCA DONNA                     1671 ROSELAWN AVENUE               SCHENECTADY               NY     12306
238-02    800927170 MITZA FAMILY                    3507 CLAREMONT ROAD                NORTH CHARLESTOWN         NH     03603
238-02    800927899 SPERA SALVATORE J               8616 17TH AVENUE                   BROOKLYN                  NY     11214
238-02    800928509 SCHWARTZ SHELDON                3414 RACE STREET                   PHILADELPHIA              PA     19104
238-02    800930364 LORENZO LESLIE Y                4160 WEST 80TH PLACE               WESTMINSTER               CO     80030
238-02    800932436 MACKALL ROSE                    2710 MOHAWK COURT                  FINKSBURG                 MD     21048
238-02    800932923 CHAMPAGNE SUSAN MARIE           3182 HOLLYWOOD STREET              MOHEGAN LAKE              NY     10547
238-02    800933293 JOSEPH JOHANNA K                524 NORTH BANCROFT STREET          INDIANAPOLIS              IN     46201
238-02    800933681 NARANJO PAUL A                  12257 WOLFF PLACE                  BROOMFIELD                CO     80020
238-02    800934267 WRIGHT BEVERLY                  11 KINGSBRIDGE ROAD                MOUNT VERNON              NY     10550
238-02    800934978 DABIT MICHAEL                   2530 OLYMPIC DRIVE                 SOUTH SAN FRANCISCO       CA     94080
238-02    800935124 ROPER ROSEMARIE F               144-54 76TH ROAD                   FLUSHING                  NY     11357
238-02    800937732 WHITE GEORGE H                  2535 WASHINGTON STREET             MELBORNE                  FL     32904
238-02    800939126 BERKERY LINDA                   652 BETHLEHEM PIKE                 FLOURTOWN                 PA     19031
238-02    800939563 HOPKINS TIMOTHY SCOTT           1049 NORTH 350 WEST                AMERICAN FORK             UT     84003
238-02    800939878 PEREZ GARY RONALD               5116 PRIOR RIDGE                   GRANITE BAY               CA     95746
238-02    800940876 CHANCEY SUSAN D                 6428 FARRIS DRIVE                  LAKELAND                  FL     33811
238-02    800941833 BANUELOS JORGE                  3330 BLAYTON STREET                HOLIDAY                   FL     34690
238-02    800942286 WIELGOPOLSKI CHARISE B          1000 VINE STREET                   AVOCA                     PA     18641
238-02    800942708 PEREZ FRANCISCO R               1519 LELAND AVENUE                 BRONX                     NY     10460
238-02    800942906 COLLETTE EDWARD G               163 BOGHT ROAD                     WATERVLIET                NY     12189
238-02    800943581 PIERRE JOSEPH                   886 NOSTRAND AVENUE                BROOKLYN                  NY     11225
238-02    800944274 ROBERTS NERVA                   251 MOUNT HOPE PLACE               BRONX                     NY     10457
238-02    800944977 BLACKMON DELLA MAE              7118 BEXHILL ROAD                  BALTIMORE                 MD     21244
238-02    800945842 HOWARD RICHARD                  3537 ALISTER COURT                 VIRGINIA BEACH            VA     23456
238-02    800947525 SNIEGOSKI MARK JOSEPH           13304 ARDENNES AVENUE              ROCKVILLE                 MD     20851
238-02    800947681 MORRIS DARBY CHRISTINE          907 FAIRLEY AVENUE                 MONROE                    NC     28110
238-02    800948705 BAUER NICHOLAS A                710 HILLCREST AVE                  PORTLAND                  PA     18351
238-02    800950032 SCHAD HARRY                     409 KNICKERBOCKER AVENUE           BROOKLYN                  NY     11385
238-02    800950131 WASHBURN FLOYD C                13 RIVERVIEW ROAD                  CENTER POINT              TX     78010
238-02    800951287 MIANO HENRY                     1 DOGWOOD DRIVE                    STONYBROOK                NY     11790
238-02    800951303 MORINA TYRONE V                 6305 SOUTHERN AVENUE               CAPITOL HEIGHTS           MD     20743
238-02    800951675 VINCENT BETTY J                 6400 02 S PEORIA 909 11W 6         CHICAGO                   IL     60621
238-02    800951998 SCHWINOF MARLA ANN              31500 SW LUKAS ROAD                HILLSBORO                 OR     97123
238-02    800953226 DIMAKOPOULOS ATHANASIOS         37-23 CRESCENT STREET              LONG ISLAND CITY          NY     11101
238-02    800953598 NATALE FRANK                    206 CARENTAN ROAD                  HOPATCONG                 NJ     07843
238-02    800954646 WEBER MARY B                    314 HOFFMANSVILLE ROAD             BECHTELSVILLE             PA     19505
238-02    800954810 BALDINI JOSEPH J                104 WHISPERING PINES               LINCROFT                  NJ     07738
238-02    800955452 OSBAN FLOYD G JR                1113 NE NEWALL ROAD                NEWBERG                   OR     97132
238-02    800955569 KELLY LINDA J                   4268 ESTATE DRIVE                  CONWAY                    SC     29526
238-02    800956088 YOUNG OLIVER K                  40 SOUTH OLMSTEAD LANE             RIDGEFIELD                CT     06877
238-02    800956310 RICE TYRONE A                   2001 N SMALLWOOD STREET            BALTIMORE                 MD     21216
238-02    800956443 BARON ELIAS M                   2281 GLASGO ROAD                   GRISWOLD                  CT     06351
238-02    800956666 SHORTER BRIGITTE D              845 46TH STREET SOUTH              ST PETERSBURG             FL     33711
238-02    800957383 CANTEY EDWARD                   1620 CONDOR DRIVE                  WEDGEFIELD                SC     29168
238-02    800957466 HOOD HOWARD W                   340 DONNA LANE                     THOMASVILLE               GA     31757
238-02    800958480 WILLIAMS MARIAN M               667 POST ROAD DRIVE                STONE MOUNTAIN            GA     30088
238-02    800958621 MOSS ROBERT H                   1713 ALBERT DRIVE                  MITCHELLVILLE             MD     20721
238-02    800960510 INNISS MARY                     3916 FRANKFORD AVENUE              BALTIMORE                 MD     21206
238-02    800961344 FORRAY KAREN                    51 HAMPTON LANE                    AMAGANSETT                NY     11780
238-02    800962292 EDWARDS STRE ET LLC             98 100 EDWARDS STREET              HARTFORD                  CT     06100
238-02    800962326 STEINBACH MICHAEL J             29-37 DICKERMAN STREET             NEW HAVEN                 CT     06500
238-02    800962425 WASHINGTON A                    454-456 WASHINGTON STREET          HARTFORD                  CT     06100
238-02    800962508 ROCKVILLE ST REET LLC           9 11 ROCKVILLE STREET              HARTFORD                  CT     06112
238-02    800962987 TEAGUE TERRY                    3432 40 WEST FRANKLIN              CHICAGO                   IL     60622
238-02    800963027 WILLIAMSON WILLIAM D            475 OLD HIGHWAY 17                 CRESCENT CITY             FL     32112
238-02    800963050 JENKINS NOMATHADE               19 ELDORADO DRIVE                  CHESTNUT RIDGE            NY     10977

                         Principal       Cut-off Date   First                                        Original Current    Scheduled
                         Balance at      Principal     Payment     Maturity      Rem       Date        LTV   Mortgage     Payment
Pool ID   Account        Origination      Balance       Date        Date        Term       Due        Ratio    Rate      Int & Prin
----------------------------------------------------  ---------   ---------    ------    ---------  --------------------------------
238-02    800924011        93,100.00      93,100.00   10/01/98    09/01/13     180.00    10/01/98      70.0   13.900       1,233.60
238-02    800925679        10,622.00      10,622.00   10/01/98    09/01/13     180.00    10/01/98      80.1   11.600         124.76
238-02    800926230       172,800.00     172,800.00   09/14/98    08/14/13     179.41    09/14/98      90.0   11.200       1,671.78
238-02    800926404       127,575.00     126,281.45   08/01/98    07/01/13     178.00    10/01/98      90.0   11.200       1,234.25
238-02    800926818        21,000.00      20,959.92   08/02/98    07/02/13     177.99    09/02/98      66.9   12.500         258.83
238-02    800927071        50,000.00      50,000.00   09/19/98    08/19/13     179.57    09/19/98      60.6    9.850         433.25
238-02    800927170       335,000.00     334,303.57   09/01/98    08/01/13     179.00    10/01/98      62.6   11.600       3,934.76
238-02    800927899        50,000.00      50,000.00   10/01/98    09/01/18     240.00    10/01/98      20.0   13.050         587.57
238-02    800928509        88,000.00      88,000.00   09/28/98    08/28/28     359.87    09/28/98      80.0    9.650         749.60
238-02    800930364        60,000.00      60,000.00   10/01/98    09/01/28     360.00    10/01/98      60.0   10.000         526.54
238-02    800932436        99,500.00      99,458.42   07/25/98    06/25/28     357.76    09/25/98      73.7   12.100       1,031.13
238-02    800932923        40,000.00      40,000.00   09/25/98    08/25/13     179.77    09/25/98      84.8   11.000         380.93
238-02    800933293        23,979.00      23,979.00   10/01/98    09/01/18     240.00    10/01/98      73.1   13.100         282.64
238-02    800933681        16,300.00      16,274.59   04/06/98    03/06/13     174.12    09/06/98      89.8   11.700         163.91
238-02    800934267       116,910.00     116,872.23   08/01/98    07/01/13     178.00    09/01/98      90.0   11.450       1,153.29
238-02    800934978        50,000.00      50,000.00   09/01/98    08/01/13     179.00    09/01/98      70.0   11.900         510.46
238-02    800935124       189,550.00     189,500.55   08/27/98    07/27/28     358.82    09/27/98      85.0   10.200       1,691.52
238-02    800937732       116,000.00     116,000.00   10/01/98    09/01/13     180.00    10/01/98      76.3    8.400         883.73
238-02    800939126        49,000.00      49,000.00   09/26/98    08/26/13     179.80    09/26/98      79.7   11.200         563.10
238-02    800939563        39,150.00      39,150.00   09/01/98    08/01/13     179.00    09/01/98      78.7   12.150         407.23
238-02    800939878       660,000.00     660,000.00   10/01/98    09/01/13     180.00    10/01/98      75.0    7.990       4,838.24
238-02    800940876        73,100.00      73,100.00   09/24/98    08/24/13     179.74    09/24/98      85.0   10.100         790.01
238-02    800941833        15,075.00      15,075.00   09/26/98    08/26/13     179.80    09/26/98      80.8    9.400         156.51
238-02    800942286        32,000.00      31,985.22   08/10/98    07/10/13     178.26    09/10/98      80.0    9.800         276.11
238-02    800942708       189,000.00     189,000.00   09/20/98    08/20/28     359.61    09/20/98      90.0   10.600       1,743.00
238-02    800942906        22,000.00      22,000.00   09/13/98    08/13/13     179.38    09/13/98      17.6    9.550         230.39
238-02    800943581       170,000.00     170,000.00   09/01/98    08/01/13     179.00    09/01/98      70.8   10.990       1,931.15
238-02    800944274       130,050.00     130,050.00   08/24/98    07/24/13     178.72    08/24/98      84.6   13.250       1,464.07
238-02    800944977        69,700.00      69,686.74   07/26/98    06/26/28     357.80    09/26/98      85.0   11.990         716.41
238-02    800945842        64,800.00      64,800.00   08/01/98    07/01/13     178.00    09/01/98      80.0   12.500         691.59
238-02    800947525        30,000.00      30,000.00   09/03/98    08/03/18     239.05    09/03/98      75.9    9.950         288.52
238-02    800947681        64,800.00      64,800.00   10/01/98    09/01/13     180.00    10/01/98      90.0    9.650         551.98
238-02    800948705        92,000.00      92,000.00   09/20/98    08/20/13     179.61    09/20/98      80.0   10.000         807.37
238-02    800950032       487,500.00     487,500.00   10/01/98    09/01/13     180.00    10/01/98      65.0   11.100       5,571.56
238-02    800950131        43,500.00      43,500.00   10/01/98    09/01/13     180.00    10/01/98      75.0   12.000         522.07
238-02    800951287        25,000.00      25,000.00   09/05/98    08/05/13     179.11    09/05/98      62.7   11.000         284.15
238-02    800951303        83,700.00      83,700.00   07/12/98    06/12/13     177.34    09/12/98      90.0   10.500         765.64
238-02    800951675       200,500.00     200,500.00   10/01/98    09/01/13     180.00    10/01/98      69.9   12.100       2,419.25
238-02    800951998        28,000.00      27,938.34   09/01/98    08/01/13     179.00    10/01/98      30.3   11.650         329.77
238-02    800953226       157,500.00     157,500.00   08/08/98    07/08/28     358.19    08/08/98      70.0   11.350       1,541.71
238-02    800953598        17,000.00      17,000.00   09/03/98    08/03/13     179.05    09/03/98      89.9   11.250         195.90
238-02    800954646        24,900.00      24,900.00   10/01/98    09/01/13     180.00    10/01/98      79.9   13.100         316.69
238-02    800954810       265,000.00     265,000.00   10/01/98    09/01/28     360.00    10/01/98      82.8    8.990       2,130.34
238-02    800955452        20,000.00      20,000.00   10/01/98    09/01/13     180.00    10/01/98      84.4   11.350         231.73
238-02    800955569        30,000.00      30,000.00   09/04/98    08/04/13     179.08    09/04/98      56.6   10.500         331.62
238-02    800956088        25,000.00      25,000.00   09/01/98    08/01/13     179.00    09/01/98      89.8   11.600         293.64
238-02    800956310        30,400.00      30,393.93   08/06/98    07/06/13     178.13    09/06/98      80.0   13.600         350.60
238-02    800956443       115,500.00     115,500.00   10/01/98    09/01/28     180.00    10/01/98      74.5    9.850       1,000.82
238-02    800956666        52,000.00      52,000.00   10/01/98    09/01/28     180.00    10/01/98      80.0   12.100         538.88
238-02    800957383        42,000.00      42,000.00   10/01/98    09/01/18     240.00    10/01/98      70.0   10.750         426.40
238-02    800957466        71,250.00      71,250.00   09/28/98    08/28/18     239.87    09/28/98      80.0   10.450         708.95
238-02    800958480        89,250.00      89,250.00   08/22/98    07/22/28     358.65    09/22/98      85.0   12.650         962.93
238-02    800958621        18,375.00      18,375.00   08/06/98    07/06/13     178.13    08/06/98      85.0   13.350         236.74
238-02    800960510        14,306.00      14,306.00   09/24/98    08/24/13     179.74    09/24/98      85.0   10.600         159.03
238-02    800961344       175,000.00     175,000.00   08/15/98    07/15/13     178.42    08/15/98      63.8   10.400       1,587.72
238-02    800962292       119,000.00     119,000.00   09/01/98    08/01/23     299.00    09/01/98      70.0   11.600       1,218.31
238-02    800962326       136,000.00     136,000.00   10/01/98    09/01/13     180.00    10/01/98      45.3   11.100       1,554.32
238-02    800962425       268,800.00     268,800.00   09/01/98    08/01/23     299.00    09/01/98      70.0   11.600       2,751.94
238-02    800962508       112,000.00     112,000.00   09/01/98    08/01/23     299.00    09/01/98      69.1   11.600       1,146.64
238-02    800962987       392,000.00     392,000.00   10/01/98    09/01/28     360.00    10/01/98      70.0   14.450       4,784.66
238-02    800963027        35,000.00      35,000.00   08/28/98    07/28/13     178.85    08/28/98      70.0   14.000         466.11
238-02    800963050        21,200.00      21,200.00   08/27/98    07/27/13     178.82    08/27/98      89.9   12.300         222.98




ALLIANCE FUNDING                                              Sale Schedule - Group 1, Sub-Pool I & II               Page 20 9/24/98
A division of Superior Bank FSB                1998-3 Class 1 - Initial of Fixed Rate Mortgages - Settlement 9/24/98

                                                                                                                         Zip
Pool ID   Account      Name                            Address                            City                  State   Code
---------------------------------------------------------------------------------------------------------------------------------
238-02    800963324 FISHBEIN DANIEL                 457 STEVENS AVENUE                 RIDGEWOOD                 NJ     07450
238-02    800963381 REGAS GUS P                     17051 EAST 10TH AVE                AURORA                    CO     80011
238-02    800963514 MILLER WALTER T                 12 14 NORTH BLACKSMITH AVE         WINDSOR                   PA     17366
238-02    800963589 BRENNAN, JAMES C                47 NORTH 56TH STREET               PHILADELPHIA              PA     19139
238-02    800963886 JONAS SANDRA                    2506 11TH AVENUE                   PARKERSBURG               WV     26101
238-02    800965824 AYAZ MORIZ                      398 JAMESWOOD COURT                NEW MILFORD               NJ     07646
238-02    800966301 AYAZ JOSEPH S                   211 VOORHIS AVENUE                 NEW MILFORD               NJ     07646
238-02    800966376 DEOSARRAN TOTARAM               31-22 105TH STREET                 EAST ELMHURST             NY     11369
238-02    800967119 KASILAG CARLOS                  210 212 4TH STREET                 JERSEY CITY               NJ     07302
238-02    800967127 ARMSTRONG LENITA                506 SANDY CROSS ROAD               LEXINGTON                 GA     30648
238-02    800967598 WILSON PATRICIA                 5853 NORTH ROAD                    ORANGEBURG                SC     29115
238-02    800968422 HANDLEY VAUDOIS E               882 BRUCE LANE                     CHICO                     CA     95928
238-02    800969149 DELUCA JOSEPH                   61 31 75 PLACE                     MIDDLE VILLAGE            NY     11379
238-02    800970139 GRAZIANI SUSAN                  122 EAGLE DRIVE                    STAMFORD                  CT     06903
238-02    800970642 JAWORSKI ROBERT                 1891 LAKE EASY ROAD                BABSON PARK               FL     33827
238-02    800971426 SZYMANSKI STANLEY K             1505 LONDON STREET                 WILMINGTON                DE     19805
238-02    800972002 CLEMENTS JOSEPH                 1639 3RD STREET                    RENSSELAER                NY     12144
238-02    800972366 PATTERSON VIOLET P              8152 HARRISON DRIVE                INDIANAPOLIS              IN     46226
238-02    800972374 KIM M.D. JOONG G                12647 MISTY PLACE                  CERRITOS                  CA     90703
238-02    800972424 CREWS ALBERT S                  140 WEST BALLPARK ROAD             GASTON                    SC     29053
238-02    800973364 LOMAX-TOWLER DEBORAH L          6031 PANCOAST AVENUE               RENSSELAER                IN     47978
238-02    800973471 DECKER GREGORY C                4949 GRANT DRIVE                   YORK                      PA     17404
238-02    800974149 JACKSON RHONDA R                700 23RD AVENUE NORTH              NORTH MYRTLE BEACH        SC     29582
238-02    800974446 NESLUND ROSS                    1057 CHERRY LANE                   LAKELAND                  FL     33811
238-02    800974685 KLINE FRANK G                   208 BOWMAN STREET                  WILKES BARRE              PA     18702
238-02    800975211 MADKIFF WILLIAM                 2840 EAST MAIN STREET              MILLVILLE                 NJ     08332
238-02    800976490 GILLIAM JOHN R                  5512 14TH S ELIZABETH              CHICAGO                   IL     60636
238-02    800976946 THOMPSON CHERYL                 21 TAMARACK DRIVE                  BLOOMFIELD                CT     06002
238-02    800977340 XAVIER ANTHONY J                2862 AQUAMARINE CIRCLE             RESCUE                    CA     95672
238-02    800977464 LAITY HAROLD                    424 SCHUYLER AVENUE                KINGSTON                  PA     18704
238-02    800977779 PEED RODNEY R                   42334 BIG SPRING LANE              LEESBURG                  VA     20176
238-02    800978298 BERNACHE DAVID W                14 HOLBROOK STREET                 ROCKLAND                  MA     02370
238-02    800978397 BUTLER LORRAINE JAN             172 WEST IVY LANE                  ENGLEWOOD                 NJ     07631
238-02    800978983 LAVINE DOLORES M                357 SOUTH LITTLER DRIVE            PUEBLO                    CO     81007
238-02    800979130 LOBOS JOSE W                    168 CARNEGIE AVENUE                ELMONT                    NY     11003
238-02    800979338 SANCHEZ GABRIEL EDUARDO         22866 HAZELWOOD                    LAKE FOREST               CA     92630
238-02    800979502 SOLTIWSKY IRENA                 9631 45TH WAY #1-B                 PINELLAS PARK             FL     33782
238-02    800979643 BROWNE DAVE                     814 EAST 168TH STREET              BRONX                     NY     10405
238-02    800979890 CUNNINGHAM JACK R               2573 W FARM RD 76                  SPRINGFIELD               MO     65803
238-02    800981169 GLYNN WILLIAM F                 119 LEVIT AVENUE                   STATEN ISLAND             NY     10314
238-02    800981268 CHEN ANSON                      2335 OHIO DRIVE                    CLAREMONT                 CA     91711
238-02    800981342 HARRIS DON RICHARD              2788 EAST WILSHIRE DRIVE           SALT LAKE CITY            UT     84109
238-02    800982043 STONE D WYATT                   99 WOODLAND AVENUE                 SUMMIT                    NJ     07901
238-02    800982449 BRANNON DEBORAH                 4920 SHADY RIVER LANE              FORT MYERS                FL     33905
238-02    800982522 ZARLENGO ARLENE M               12818 NORTH 38TH PLACE             PHOENIX                   AZ     85032
238-02    800982662 ALVERSON JAMES W                2421 EAST ISABELLA AVENUE          MESA                      AZ     85204
238-02    800984254 HAWKS TERESA L                  10191 WESTSIDE COURT               LITTLETON                 CO     80125
238-02    800985095 COOK JOHN J                     1320 LYNN STREET                   ERIE                      PA     16503
238-02    800985434 COSIDO CARIDAD                  825 EL RADO                        CORAL GABLES              FL     33134
238-02    800986432 DAVIS THEODORE S                1011 INDIAN CREEK LANE             WYNNEWOOD                 PA     19096
238-02    800986622 SHEEHAN JOHN J                  21800 GOODSTONE DRIVE              GAITHERSBURG              MD     20882
238-02    800987570 HOBBS KEVIN L                   4933 WEST HILLS ROAD               BALTIMORE                 MD     21229
238-02    800987695 HUMPHREY DALTON R               5680 WILSON DRIVE                  CUMMING                   GA     30041
238-02    800987901 BILELLA JOHN JR                 433 NICOLL ROAD                    CENTRAL ISLIP             NY     11722
238-02    800988081 PRIESTER RANDALL F              3063 WILLOW SWAMP ROAD             ISLANDTON                 SC     29929
238-02    800988651 LAUB STEPHANIE LOU              4523 VIEJA DRIVE                   SANTA BARBARA             CA     93110
238-02    800988768 BARTON MICHAEL W                3958 BLACK HILL DRIVE              LAKE HAVASU CITY          AZ     86406
238-02    800989055 VAN REISEN PAUL                 41 MIDDLETOWN ROAD                 MIDDLETOWN                PA     19063
238-02    800989501 LIRIANO JOSE                    555559 DUDLEY STREET               DORCHESTER                MA     02125
238-02    800990939 KHER JAYENDRA N                 17509 MAPES AVENUE                 CERRITOS                  CA     90703
238-02    800991101 HORIO YOSHIKO SEJIMA            9552 HENDERSON WAY                 VILLA PARK                CA     92667
238-02    800991523 HUNTER SAMUEL                   3524 DORA STREET                   FORT MYERS                FL     33916

                         Principal       Cut-off Date   First                                        Original Current    Scheduled
                         Balance at      Principal     Payment     Maturity      Rem       Date        LTV   Mortgage     Payment
Pool ID   Account        Origination      Balance       Date        Date        Term       Due        Ratio    Rate      Int & Prin
----------------------------------------------------  ---------   ---------    ------    ---------  --------------------------------
238-02    800963324        81,000.00      80,725.09   08/01/98    07/01/13     178.00    10/01/98      90.0   10.500         740.94
238-02    800963381        83,200.00      83,200.00   10/01/98    09/01/18     240.00    10/01/98      74.5    9.850         794.65
238-02    800963514        44,000.00      44,000.00   10/01/98    09/01/28     360.00    10/01/98      80.0    9.600         373.19
238-02    800963589        28,000.00      28,000.00   09/24/98    08/24/13     179.74    09/24/98      77.7   10.000         300.89
238-02    800963886        53,125.00      53,125.00   09/12/98    08/12/13     179.34    09/12/98      85.0   12.900         668.67
238-02    800965824       159,700.00     159,700.00   09/19/98    08/19/13     179.57    09/19/98      79.5   10.650       1,780.20
238-02    800966301        64,000.00      64,000.00   09/25/98    08/25/13     179.77    09/25/98      79.7   12.650         795.07
238-02    800966376        49,800.00      49,786.22   08/14/98    07/14/13     178.39    09/14/98      85.0   12.150         518.01
238-02    800967119       202,500.00     202,500.00   09/24/98    08/24/28     359.74    09/24/98      90.0    9.990       1,775.59
238-02    800967127        67,500.00      67,500.00   09/21/98    08/21/28     359.64    09/21/98      90.0   10.650         625.03
238-02    800967598        59,500.00      59,500.00   09/20/98    08/20/28     359.61    09/20/98      70.0   10.700         553.19
238-02    800968422       149,600.00     149,600.00   10/01/98    09/01/28     360.00    10/01/98      68.0    7.300       1,025.62
238-02    800969149        66,000.00      66,000.00   09/25/98    08/25/13     179.77    09/25/98      40.9    9.950         707.22
238-02    800970139       408,000.00     407,808.25   08/20/98    07/20/28     358.59    09/20/98      80.0    8.500       3,137.17
238-02    800970642        69,500.00      69,500.00   10/01/98    09/01/18     240.00    10/01/98      36.5    8.950         623.08
238-02    800971426        36,240.00      36,240.00   08/24/98    07/24/13     178.72    08/24/98      80.0    9.750         311.36
238-02    800972002        29,250.00      29,250.00   09/19/98    08/19/13     179.57    09/19/98      89.9   11.200         336.14
238-02    800972366        20,000.00      20,000.00   10/01/98    09/01/13     180.00    10/01/98      23.5    7.750         188.26
238-02    800972374       110,000.00     110,000.00   10/01/98    09/01/13     180.00    10/01/98      78.4    9.550       1,151.97
238-02    800972424        21,000.00      21,000.00   09/25/98    08/25/13     179.77    09/25/98      75.0   10.650         234.09
238-02    800973364        58,491.00      58,491.00   10/01/98    09/01/18     240.00    10/01/98      64.9    8.950         524.38
238-02    800973471        22,750.00      22,750.00   09/26/98    08/26/13     179.80    09/26/98      60.9   11.100         260.01
238-02    800974149        75,000.00      75,000.00   10/01/98    09/01/13     180.00    10/01/98      50.6   12.000         771.46
238-02    800974446        33,600.00      33,600.00   09/25/98    08/25/13     179.77    09/25/98      80.0   11.850         400.02
238-02    800974685        32,780.00      32,780.00   09/24/98    08/24/13     179.74    09/24/98      84.9   11.000         372.58
238-02    800975211        67,000.00      67,000.00   09/10/98    08/10/13     179.28    09/10/98      79.7   10.300         602.88
238-02    800976490       145,600.00     145,600.00   10/01/98    09/01/18     240.00    10/01/98      70.0   11.350       1,537.70
238-02    800976946        50,400.00      50,400.00   09/28/98    08/28/13     179.87    09/28/98      80.0   11.850         512.61
238-02    800977340        61,000.00      61,000.00   10/01/98    09/01/18     240.00    10/01/98      85.0   11.400         646.33
238-02    800977464        49,300.00      49,300.00   09/26/98    08/26/28     359.80    09/26/98      85.0    8.000         361.75
238-02    800977779        33,000.00      33,000.00   10/01/98    09/01/13     180.00    10/01/98      79.9   12.450         350.92
238-02    800978298        34,000.00      33,963.76   08/27/98    07/27/18     238.82    09/27/98      90.0   10.500         339.45
238-02    800978397        27,500.00      27,500.00   09/11/98    08/11/13     179.31    09/11/98      90.0   11.300         317.76
238-02    800978983        45,900.00      45,900.00   10/01/98    09/01/13     180.00    10/01/98      77.2    8.900         366.02
238-02    800979130       166,500.00     166,500.00   09/01/98    08/01/13     179.00    09/01/98      90.0   10.800       1,560.51
238-02    800979338        30,000.00      30,000.00   10/01/98    09/01/13     180.00    10/01/98      73.9    9.150         306.96
238-02    800979502        61,600.00      61,600.00   10/01/98    09/01/28     360.00    10/01/98      80.0    9.750         529.24
238-02    800979643       164,700.00     164,700.00   09/01/98    08/01/13     179.00    09/01/98      90.0   11.150       1,587.17
238-02    800979890        28,050.00      28,050.00   09/17/98    08/17/13     179.51    09/17/98      85.0   12.550         346.64
238-02    800981169        28,500.00      28,500.00   09/05/98    08/05/13     179.11    09/05/98      75.5   11.700         336.57
238-02    800981268        62,505.00      62,505.00   10/01/98    09/01/18     240.00    10/01/98      85.6   11.400         662.28
238-02    800981342        51,000.00      51,000.00   09/05/98    08/05/13     179.11    09/05/98      59.8   10.700         570.09
238-02    800982043       200,000.00     200,000.00   09/01/98    08/01/08     119.00    09/01/98      37.0   11.250       2,783.38
238-02    800982449        95,500.00      95,500.00   09/07/98    08/07/13     179.18    09/07/98      56.8    7.900         694.10
238-02    800982522        99,000.00      99,000.00   10/01/98    09/01/13     180.00    10/01/98      88.3    9.650         843.31
238-02    800982662        25,000.00      25,000.00   10/01/98    09/01/18     240.00    10/01/98      83.2    9.500         233.04
238-02    800984254        65,290.00      65,290.00   09/18/98    08/18/18     239.54    09/18/98      84.9   12.400         737.19
238-02    800985095        34,000.00      34,000.00   09/26/98    08/26/18     239.80    09/26/98      75.5    9.250         311.39
238-02    800985434        12,500.00      12,500.00   09/25/98    08/25/13     179.77    09/25/98      76.1   10.250         136.24
238-02    800986432       255,000.00     255,000.00   10/01/98    09/01/13     180.00    10/01/98      86.5    8.900       2,033.46
238-02    800986622        48,500.00      48,500.00   09/13/98    08/13/13     179.38    09/13/98      84.8   11.100         554.30
238-02    800987570        41,000.00      41,000.00   09/26/98    08/26/13     179.80    09/26/98      84.6   12.350         501.34
238-02    800987695        79,500.00      79,500.00   08/17/98    07/17/28     358.49    08/17/98      75.0   10.600         733.17
238-02    800987901       120,000.00     119,923.98   05/23/98    04/23/28     355.69    08/23/98      80.0   13.400       1,365.06
238-02    800988081        81,600.00      81,600.00   09/21/98    08/21/13     179.64    09/21/98      85.0   10.500         746.43
238-02    800988651        73,300.00      73,300.00   10/01/98    09/01/13     180.00    10/01/98      65.8    9.600         769.85
238-02    800988768        31,250.00      31,250.00   10/01/98    09/01/13     180.00    10/01/98      84.9   11.400         363.08
238-02    800989055       260,000.00     260,000.00   08/20/98    07/20/13     178.59    08/20/98      76.4    8.625       2,022.25
238-02    800989501       290,000.00     290,000.00   10/01/98    09/01/13     180.00    10/01/98      48.3   14.250       3,910.88
238-02    800990939        62,000.00      62,000.00   10/01/98    09/01/13     180.00    10/01/98      79.4   12.450         659.30
238-02    800991101       200,000.00     200,000.00   10/01/98    09/01/18     240.00    10/01/98      68.5    9.550       1,870.80
238-02    800991523        31,500.00      31,500.00   09/05/98    08/05/28     359.11    09/05/98      75.0   11.500         311.95




ALLIANCE FUNDING                                              Sale Schedule - Group 1, Sub-Pool I & II               Page 21 9/24/98
A division of Superior Bank FSB                1998-3 Class 1 - Initial of Fixed Rate Mortgages - Settlement 9/24/98

                                                                                                                         Zip
Pool ID   Account      Name                            Address                            City                  State   Code
---------------------------------------------------------------------------------------------------------------------------------
238-02    800991770 LIKAKIS KIMON                   3704 LEJEUNE ROAD                  CORAL GABLES              FL     33134
238-02    800991838 MAIENZA JOHN                    1717 MIRA VISTA AVENUE             SANTA BARBARA             CA     93103
238-02    800991937 ARNOLD CLAUDE                   4716 EAST BIGHORN AVENUE           PHOENIX                   AZ     85044
238-02    800992240 KOKOT GARY                      941 KING STREET                    GREENWICH                 CT     06831
238-02    800992810 SHERMAN DAVID W                 79 HAIGHT STREET                   DEER PARK                 NY     11729
238-02    800993057 LEE HELEN L                     7241 WEST BRADY LANE               HOMOSASSA                 FL     34446
238-02    800993792 MELENDEZ RICARDO                2483 LYRIC AVENUE                  LOS ANGELES               CA     90027
238-02    800993826 KNIGHT PATRICIA                 1720 WYNKOOP STREET #212           DENVER                    CO     80202
238-02    800994196 MANETTA LEWIS                   28 DENISE DRIVE                    NORTH BABYLON             NY     11702
238-02    800995383 ALLISON DIAN R                  764 EAST 224TH STREET              BRONX                     NY     10466
238-02    800995573 O'DONNELL NANCY A               311 PITT STREET                    PITTSBURGH                PA     15221
238-02    800996449 ESPOSITO JOSEPH A               126 FLOWER ROAD                    MASTIC BEACH              NY     11950
238-02    800996647 GENETIN DEBRA M                 135A EAST DRIVE                    N. MASSAPEQUA             NY     11758
238-02    800997223 WAGNER MARIAN                   4037 SCHOOL CIRCLE                 PORT LABELLE              FL     33935
238-02    800998064 BOEKWEG ADELE                   2002 WEST 4700 SOUTH               ROY                       UT     84067
238-02    800998379 FELICIANO MARIA E               240 SPRING STREET                  OSSINING                  NY     10562
238-02    800998668 KING ALLAN A                    1380-1384 ALBANY AVENUE            HARTFORD                  CT     06106
238-02    800999856 KEEN RODERIC                    9940 SPRUCE LN                     UNION                     KY     41091
238-02    801000175 SMITH PHILLIP                   715 GROVE STREET                   DANVILLE                  VA     24540
238-02    801001504 ROBINSON DONNA R                429 EAST 12000 SOUTH               DRAPER                    UT     84020
238-02    801001967 OAKES DOLORESE                  4746 NORTH CHERRY STREET           WINSTON-SALEM             NC     27105
238-02    801002387 DOSS JESSIE L                   5 GALTS MILL LANDING LOT           MADISON HEIGHTS           VA     24572
238-02    801002791 PERRY RONALD E                  801 E PINE AVE                     COEUR D ALENE             ID     83814
238-02    801002999 KATZ ROBERT                     1732 FOREST HILL ROAD              STATEN ISLAND             NY     10314
238-02    801003013 DIRICCO DANA G                  5830 HEIGHTS ROAD                  SANTA ROSA                CA     95404
238-02    801003146 SAMUELS PAUL T                  436 MANTON STREET                  PHILADELPHIA              PA     19147
238-02    801003963 BARKER BARRY A                  1141 KRISSAY STREET                JOHNSTOWN                 PA     15904
238-02    801004060 COAKLEY JOHN                    15 DEER RIDGE TRAIL                WATERMILL                 NY     11976
238-02    801004581 WATERMAN MARK                   3919 QUARTER HORSE WAY             LAKE WALES                FL     33853
238-02    801004862 JOHNSON GREGORY                 7346 COOK ROAD                     BERGEN                    NY     14416
238-02    801006339 GUIDITTA BRIAN J                225 DALTON STREET                  WATERTOWN                 CT     06795
238-02    801007626 HARRIS EDWARD                   1321 SUPERIOR AVENUE               PITTSBURGH                PA     15212
238-02    801008475 HAILEY CHARLES D                357 BELVEDERE CIRCLE               BILOXI                    MS     39531
238-02    801008855 BOWEN CAROL                     999 EDISON AVENUE                  LABELLE                   FL     33935
238-02    801009333 HAACK ROBERT                    14 EAGLE COURT                     SELKIRK                   NY     12158
238-02    801009481 MADER RICHARD                   20160 CLUBHILL DRIVE               GERMANTOWN                MD     20874
238-02    801009549 NICHTERN RICHARD R              6805 CHELSEA COVE DR               HOPEWELL JUNCTION         NY     12533
238-02    801009556 HUBBARD ELIZABETH B             7875 ANCON DRIVE                   FAYETTEVILLE              NC     28304
238-02    801009911 GUERTIN GREGORY M               2280 NICHOLS ROAD                  LITHIA                    FL     33547
238-02    801010398 JOSEPHSON JOHN W                321 ELM DRIVE                      CANONSBURG                PA     15317
238-02    801010661 GOULET KIMBERLY S               2 HELEN LANE                       FORT MYERS BEACH          FL     33931
238-02    801010729 FINKE WILLIAM                   292 ROUTE SANITA ROAD              PAWLING                   NY     12564
238-02    801010745 HOLT TROY                       17150 NORTHWEST CR 339             TRENTON                   FL     32693
238-02    801011024 MC CORRY ROBERT                 36 HIGHLAND ROAD                   GLEN ROCK                 NJ     07452
238-02    801011677 ASOKAN RUTH ANN                 255 & 265 VINE STREET              ATLANTA                   GA     30314
238-02    801011958 GRANT THEODORE F                27 MILLFIELD COURT                 SOUTH KINGSTOWN           RI     02879
238-02    801012089 MELLON KENNETH DALE             2135 ANACONDA LANE                 MAIDEN                    NC     28650
238-02    801012113 BAXTER DOUGLAS A                4678 ABBOTT ROAD                   ORCHARD PARK              NY     14127
238-02    801012477 COBURN DEAN                     81 87 ASHLAND STREET               MANCHESTER                NH     03103
238-02    801013202 ZACHARIAS BARRY A               27079 WAKEFIELD DRIVE              BROOKSVILLE               FL     34602
238-02    801013475 COLEMAN PERRY V                 2009 3RD AVE NORTH                 TEXAS CITY                TX     77590
238-02    801013798 DAVIS JAMES D                   9185 LINCOLN ROAD                  ST CLOUD                  FL     34773
238-02    801014697 WATTAM SAMUEL T                 1461 HUNTER LANE                   CLEARWATER                FL     33764
238-02    801014713 ELIASSAINT BERNY                1191 CLINTON AVENUE                IRVINGTON                 NJ     07111
238-02    801014861 OLESEN WINSTRUP H               4519 NORTH RONALD TERRACE          BEVERLY HILLS             FL     34465
238-02    801015116 POGGI ELIZABETH M               1204 HOLLENBECK AVE                SUNNYVALE                 CA     94087
238-02    801015157 BOERGER DAVID W                 1005 16TH AVENUE                   ALTOONA                   PA     16602
238-02    801015785 SWEENEY ROBIN                   15 LANCELOT WAY                    HAMDEN                    CT     06518
238-02    801015793 MARTINEZ MIGUEL JR              3402 US HWY 41                     RUSKIN                    FL     33570
238-02    801015843 COLON MC WILLIAM                249 W WELLENS AVENUE               PHILADELPHIA              PA     19120
238-02    801016452 MORTON S BRUCE                  606 BISMARK WAY                    KING OF PRUSSIA           PA     19406
238-02    801016858 BROWN TRACY LEE                 7154 MOORESVILLE ROAD              INDIANAPOLIS              IN     46221

                         Principal       Cut-off Date   First                                        Original Current    Scheduled
                         Balance at      Principal     Payment     Maturity      Rem       Date        LTV   Mortgage     Payment
Pool ID   Account        Origination      Balance       Date        Date        Term       Due        Ratio    Rate      Int & Prin
----------------------------------------------------  ---------   ---------    ------    ---------  --------------------------------
238-02    800991770        70,000.00      70,000.00   09/24/98    08/24/28     359.74    09/24/98      46.6    8.150         520.97
238-02    800991838       245,000.00     245,000.00   09/01/98    08/01/13     179.00    09/01/98      85.0   11.900       2,501.26
238-02    800991937        17,400.00      17,400.00   10/01/98    09/01/18     240.00    10/01/98      84.3   12.400         196.47
238-02    800992240       408,000.00     407,405.79   05/03/98    04/03/28     355.04    08/03/98      81.6    9.600       3,460.49
238-02    800992810        20,000.00      20,000.00   09/26/98    08/26/18     239.80    09/26/98      74.5   11.100         207.80
238-02    800993057        63,750.00      63,750.00   09/19/98    08/19/28     359.57    09/19/98      85.0   11.850         648.39
238-02    800993792       255,000.00     255,000.00   10/01/98    09/01/18     240.00    10/01/98      76.1    8.650       2,237.22
238-02    800993826       416,000.00     416,000.00   09/01/98    08/01/28     359.00    09/01/98      80.0    8.100       3,081.51
238-02    800994196       125,000.00     125,000.00   09/18/98    08/18/28     359.54    09/18/98      55.5    9.600       1,060.20
238-02    800995383       220,500.00     220,419.20   07/12/98    06/12/28     357.34    09/12/98      90.0   10.875       2,079.08
238-02    800995573        35,600.00      35,600.00   09/24/98    08/24/13     179.74    09/24/98      59.3    8.000         340.21
238-02    800996449        92,250.00      92,250.00   09/17/98    08/17/28     359.51    09/17/98      90.0    9.650         785.80
238-02    800996647        64,000.00      64,000.00   09/01/98    08/01/18     239.00    09/01/98      84.8   12.400         722.62
238-02    800997223        34,850.00      34,850.00   09/19/98    08/19/13     179.57    09/19/98      85.0   10.250         312.29
238-02    800998064       141,050.00     141,050.00   10/01/98    09/01/28     360.00    10/01/98      65.0   10.750       1,316.68
238-02    800998379       124,600.00     124,600.00   09/27/98    08/27/28     359.84    09/27/98      79.8    9.850       1,079.67
238-02    800998668       105,000.00     105,000.00   10/01/98    09/01/23     300.00    10/01/98      60.0   13.250       1,204.03
238-02    800999856        76,000.00      76,000.00   09/04/98    08/04/13     179.08    09/04/98      80.0    7.750         715.37
238-02    801000175        37,500.00      37,500.00   09/17/98    08/17/13     179.51    09/17/98      75.0   11.350         367.07
238-02    801001504        15,971.00      15,783.94   08/22/98    07/22/13     178.65    10/22/98      74.4   11.400         185.56
238-02    801001967        43,832.00      43,832.00   09/28/98    08/28/18     239.87    09/28/98      84.9   11.000         452.43
238-02    801002387        68,400.00      68,294.55   02/13/98    01/13/28     352.41    09/13/98      90.0   12.600         735.32
238-02    801002791        48,000.00      48,000.00   09/01/98    08/01/13     179.00    09/01/98      84.4   12.450         590.05
238-02    801002999        94,900.00      94,900.00   09/24/98    08/24/28     359.74    09/24/98      83.9    9.150         773.85
238-02    801003013        85,000.00      85,000.00   10/01/98    09/01/18     240.00    10/01/98      54.1    9.300         781.25
238-02    801003146        15,700.00      15,700.00   09/25/98    08/25/13     179.77    09/25/98      84.8   11.850         186.91
238-02    801003963        43,875.00      43,875.00   09/28/98    08/28/28     359.87    09/28/98      65.0   13.090         488.43
238-02    801004060       480,000.00     480,000.00   08/23/98    07/23/13     178.68    08/23/98      80.0   10.650       4,444.67
238-02    801004581        38,250.00      38,250.00   09/01/98    08/01/13     179.00    09/01/98      85.0   11.950         457.83
238-02    801004862        20,000.00      20,000.00   09/19/98    08/19/13     179.57    09/19/98      78.9    9.950         214.31
238-02    801006339       112,500.00     112,500.00   09/07/98    08/07/13     179.18    09/07/98      90.0   10.950       1,067.12
238-02    801007626        43,350.00      43,350.00   09/07/98    08/07/28     359.18    09/07/98      85.0   10.750         404.66
238-02    801008475        45,000.00      45,000.00   09/24/98    08/24/13     179.74    09/24/98      83.3    7.750         423.57
238-02    801008855        42,500.00      42,500.00   09/12/98    08/12/13     179.34    09/12/98      85.0   11.100         407.95
238-02    801009333        23,000.00      23,000.00   09/12/98    08/12/08     119.34    09/12/98      79.9   10.450         309.71
238-02    801009481       100,000.00      99,866.14   06/11/98    05/11/13     176.28    09/11/98      75.7   10.000         877.58
238-02    801009549         9,000.00       9,000.00   09/26/98    08/26/13     179.80    09/26/98      85.0    9.150          73.39
238-02    801009556        77,000.00      77,000.00   09/27/98    08/27/13     179.84    09/27/98      46.6    8.250         747.01
238-02    801009911        55,000.00      55,000.00   09/17/98    08/17/18     239.51    09/17/98      36.6    9.450         510.88
238-02    801010398       121,600.00     121,600.00   09/10/98    08/10/28     359.28    09/10/98      80.0    8.150         905.01
238-02    801010661        26,250.00      26,250.00   09/17/98    08/17/13     179.51    09/17/98      75.0   13.400         339.07
238-02    801010729       130,000.00     130,000.00   10/01/98    09/01/18     240.00    10/01/98      65.0   11.350       1,372.95
238-02    801010745        29,750.00      29,750.00   09/21/98    08/21/13     179.64    09/21/98      85.0    9.150         304.40
238-02    801011024        54,000.00      54,000.00   09/01/98    08/01/13     179.00    09/01/98      84.8   10.875         609.53
238-02    801011677       280,000.00     280,000.00   10/01/98    09/01/28     360.00    10/01/98      70.0   12.250       2,934.11
238-02    801011958       155,625.00     155,625.00   09/11/98    08/11/13     179.31    09/11/98      75.0    9.250       1,280.29
238-02    801012089        86,000.00      86,000.00   09/24/98    08/24/18     239.74    09/24/98      79.6   11.100         893.54
238-02    801012113        99,000.00      99,000.00   09/01/98    08/01/18     239.00    09/01/98      75.0   10.550         991.72
238-02    801012477       145,600.00     145,600.00   10/01/98    09/01/13     180.00    10/01/98      70.0   11.100       1,664.04
238-02    801013202        25,750.00      25,750.00   10/01/98    09/01/13     180.00    10/01/98      69.3   10.350         282.25
238-02    801013475        41,850.00      41,850.00   10/01/98    09/01/28     360.00    10/01/98      90.0   10.150         371.91
238-02    801013798        27,750.00      27,750.00   09/17/98    08/17/13     179.51    09/17/98      75.0   11.990         332.87
238-02    801014697       108,000.00     108,000.00   09/17/98    08/17/28     359.51    09/17/98      80.0   11.700       1,086.03
238-02    801014713       100,750.00     100,750.00   10/01/98    09/01/13     180.00    10/01/98      65.0   12.100       1,215.66
238-02    801014861        76,250.00      76,250.00   09/05/98    08/05/28     359.11    09/05/98      79.4    8.000         559.50
238-02    801015116        40,000.00      40,000.00   10/01/98    09/01/18     240.00    10/01/98      78.0   11.600         429.33
238-02    801015157        22,500.00      22,500.00   09/03/98    08/03/18     239.05    09/03/98      75.0   10.350         222.37
238-02    801015785        45,000.00      45,000.00   09/24/98    08/24/13     179.74    09/24/98      85.0   11.100         431.95
238-02    801015793        20,166.00      20,166.00   09/28/98    08/28/13     179.87    09/28/98      76.6   13.100         256.48
238-02    801015843        32,800.00      32,800.00   09/05/98    08/05/28     359.11    09/05/98      80.0   10.800         307.42
238-02    801016452       108,000.00     108,000.00   09/01/98    08/01/13     179.00    09/01/98      80.0    9.700         923.93
238-02    801016858        82,000.00      82,000.00   10/01/98    09/01/28     360.00    10/01/98      80.0    9.250         674.59




ALLIANCE FUNDING                                              Sale Schedule - Group 1, Sub-Pool I & II               Page 22 9/24/98
A division of Superior Bank FSB                1998-3 Class 1 - Initial of Fixed Rate Mortgages - Settlement 9/24/98

                                                                                                                         Zip
Pool ID   Account      Name                            Address                            City                  State   Code
---------------------------------------------------------------------------------------------------------------------------------
238-02    801017716 MISCHNER DONNA LIN              4068 DAVENTRY LANE                 PALM HARBOR               FL     34685
238-02    801017849 FASSOLD LARRY C                 1007 NORTHEAST 3RD AVENUE          CRYSTAL RIVER             FL     34428
238-02    801018292 CORBIN DYLAN C                  1931 TINKER DRIVE                  LUTZ                      FL     33549
238-02    801018367 HEMMINGER RAYMOND A             2509 MAYDELL DRIVE                 TAMPA                     FL     33619
238-02    801018524 MALVEAUX RONNETTA W             4722 PICKRIDGE COURT               FRESNO                    TX     77545
238-02    801019746 ESTEVES AMY D                   22 SMITH STREET                    STONY POINT               NY     10980
238-02    801019928 MARSTON BRENDA S                8750 7TH STREET NORTH              SAINT PETERSBURG          FL     33702
238-02    801020207 HINSINGER CINDY L               RD 3 BOX 33X                       BLAIRSVILLE               PA     15717
238-02    801020447 CRAYS, JACK E                   2947 EAST EL MORO AVENUE           MESA                      AZ     85204
238-02    801020595 MALEKI-ARDEB ALIAKBAR PEN       12620 NEON WAY                     GRANADA HILLS             CA     91344
238-02    801020736 TIPSWORD ROBERT E               2961 SE STELLER DRIVE              CORVALLIS                 OR     97333
238-02    801020975 DECKER LEO A                    RD BOX 46 UPPER GEORGES VA         SPRING MILLS              PA     16875
238-02    801021270 KENNEDY JAMES J                 9421 QUAIL HOUSE ROAD              LELAND                    NC     28451
238-02    801021304 HILL FRANCES LEONA              129 OAK TREE LANE                  HENDERSON                 NC     27536
238-02    801021346 BEARD MICHAEL                   1915 KEETON ROAD                   TOWNSVILLE                NC     27507
238-02    801021940 BOGENRIEF DAN                   635 LANDING ROAD                   KENANSVILLE               FL     34739
238-02    801022021 NEWKIRK LOUISE                  1827 13TH AVENUE SOUTH             ST PETERSBURG             FL     33712
238-02    801022393 MOSTAJO DANNY                   6236 ROCK LEDGE LANE               MORRISON                  CO     80465
238-02    801022435 BERMAN ROBERT L                 27 HAYES ROAD                      AMITY HARBOR              NY     11701
238-02    801022690 PAXTON CHRISTOPHE               217 BROADWAY AVENUE                BRENTWOOD                 NY     11717
238-02    801022948 PONCE OSMARO A                  3349 HACIENDA WAY                  ANTIOCH                   CA     94509
238-02    801022997 MENDOZA RAUL                    1119 WEST SEVENTH ST               LORAIN                    OH     44052
238-02    801023060 WILLINGER MARK W                9724 SPRINGWATER  LANE             MIAMISBURG                OH     45342
238-02    801023763 LEWIS JAMES C                   28425 CHINAUAPIN DRIVE             PUNTA GORDA               FL     33955
238-02    801023797 SIMMONS WALTER                  1360 5TH AVENUE NORTH              NAPLES                    FL     34102
238-02    801023995 TOURE HAMIDOU BABA              2855 MEADOW WAY LANE               DALLAS                    TX     75228
238-02    801024241 WAGNER JON A                    163 CARSWELL                       MOSES LAKE                WA     98837
238-02    801024340 WILLIAMS JAMES E                1442 OLD STEPNEY ROAD              ABERDEEN                  MD     21001
238-02    801024761 MORRIS THOMAS L                 301 EAST SENECA AVENUE             TAMPA                     FL     33612
238-02    801024803 WILSON JOHN C                   3818 BUCKEYE CIRCLE                SARASOTA                  FL     34232
238-02    801024852 WALKER MICHAEL J                10406 ALMIRA AVENUE                CLEVELAND                 OH     44111
238-02    801025099 VOLPE JOSEPH                    4 PEARLE BROOK LANE                TAYLORS                   SC     29687
238-02    801025339 CRAIG TIMOTHY L                 39 GREENWOOD HILL ST               STAMFORD                  CT     06902
238-02    801025693 LINDAUER DALE                   19405 LIBBY ROAD                   MAPLE HEIGHTS             OH     44137
238-02    801026238 RONEA SARIK                     4913 2ND AVENUE SOUTH              MINNEAPOLIS               MN     55409
238-02    801027368 MOLLINS ROBERT                  21 FARRELL STREET                  QUINCY                    MA     02169
238-02    801028531 LYNCH JOHN J                    6046 ROOSEVELT BLVD                PHILADELPHIA              PA     19149
238-02    801028697 SCHAFER JAMES H                 9622 SILK AVENUE NW                CLEVELAND                 OH     44102
238-02    801028887 CICCIA JOSEPHINE A              1418 AMHERST STREET                BUFFALO                   NY     14216
238-02    801029059 PERRY BEVOLINE YVONNE           RR 4 BOX                           EAST STROUDSBURG          PA     18301
238-02    801029331 OSCAR ALVIN D                   111 CLAYTON CT                     NORTH WALES               PA     19454
238-02    801029562 GENEREAU EDWARD L               18104 SPENCER ROAD                 ODESSA                    FL     33556
238-02    801030263 DIAZ JUAN M                     62-09 75TH AVENUE                  GLENDALE                  NY     11385
238-02    801030347 GARTLAND PETER A                743 PRUITT DRIVE                   MADERIA BEACH             FL     33708
238-02    801030560 TOZSER IMRE                     1001 PINE STREET                   CLEARWATER                FL     33756
238-02    801030644 FOX MICHAEL J                   21 ELBERWOOD LANE                  MELVILLE                  NY     11747
238-02    801030792 SCEARCE GRADY FRANKLIN          1760 HUNTERS LANE                  BLAIRS                    VA     24527
238-02    801031220 DEMPS MILDRED                   HCR 2 BOX 66                       BRISTOL                   FL     32321
238-02    801031592 60 CLAYTON R TRUST              60 CLAYTON STREET                  DORCHESTER                MA     02122
238-02    801031691 MYHAND DAVID G                  18437 NORTH 3RD AVENUE             PHOENIX                   AZ     85023
238-02    801031774 MCMURTRIE BERTHA E              808 WINDSOR PLACE                  MECHANICSBURG             PA     17055
238-02    801031840 RHODES ELIJAH A                 621 LAUREL STREET                  READING                   PA     19602
238-02    801032095 TOWNSEND DAREN KEITH            3322 VENUS DRIVE                   DURHAM                    NC     27703
238-02    801032202 HILL THEODORE L                 1000 TROTTER STREET                NOKOMIS                   FL     34275
238-02    801032491 PETROFF BONNIE L                7131 IVANHOE DRIVE                 PORT RICHEY               FL     34668
238-02    801033200 DAY KEVIN T                     738 EAST 450 SOUTH                 CLEARFIELD                UT     84015
238-02    801033390 NUNNELLY ROBERT S               2590 LEBANON ROAD                  CRITTENDEN                KY     41030
238-02    801033473 SCHMEING HARRY EDWARD           13319 FOURTH STREET                FORT MYERS                FL     33905
238-02    801033846 REYNOLDS WILLIAM G              5253 FLORA AVENUE                  HOLIDAY                   FL     34690
238-02    801033994 HARRIS KERRY L                  RD 1 BOX 230                       PINE GROVE                PA     17963
238-02    801034042 BROWN SILTON                    903 JACK AVENUE                    LAKELAND                  FL     33815
238-02    801034125 SANDERS LEROY                   1421 CHURCHMAN AVE                 INDPLS                    IN     46203

                         Principal       Cut-off Date   First                                        Original Current    Scheduled
                         Balance at      Principal     Payment     Maturity      Rem       Date        LTV   Mortgage     Payment
Pool ID   Account        Origination      Balance       Date        Date        Term       Due        Ratio    Rate      Int & Prin
----------------------------------------------------  ---------   ---------    ------    ---------  --------------------------------
238-02    801017716        85,600.00      85,600.00   09/11/98    08/11/28     359.31    09/11/98      80.0    9.250         704.21
238-02    801017849        69,300.00      69,300.00   09/26/98    08/26/18     239.80    09/26/98      90.0    9.400         641.45
238-02    801018292        27,000.00      27,000.00   09/26/98    08/26/08     119.80    09/26/98      77.5    8.400         333.32
238-02    801018367        35,000.00      35,000.00   09/14/98    08/14/28     359.41    09/14/98      49.2   10.100         309.74
238-02    801018524       106,492.00     106,492.00   10/01/98    09/01/28     360.00    10/01/98      90.0   10.650         986.09
238-02    801019746       122,904.00     122,904.00   09/01/98    08/01/13     179.00    09/01/98      75.0   13.300       1,388.44
238-02    801019928        68,000.00      68,000.00   09/18/98    08/18/28     359.54    09/18/98      85.0    8.650         530.11
238-02    801020207        96,700.00      96,700.00   09/10/98    08/10/18     239.28    09/10/98      84.8   10.700         978.46
238-02    801020447        12,500.00      12,500.00   10/01/98    09/01/13     180.00    10/01/98      89.8   10.400         137.40
238-02    801020595        30,000.00      30,000.00   10/01/98    09/01/13     180.00    10/01/98      88.6   10.500         331.62
238-02    801020736        14,434.00      14,434.00   10/01/98    09/01/13     180.00    10/01/98      89.3   10.400         158.66
238-02    801020975        47,000.00      47,000.00   09/12/98    08/12/18     239.34    09/12/98      58.0    9.000         422.87
238-02    801021270        31,875.00      31,875.00   09/21/98    08/21/13     179.64    09/21/98      75.0   10.650         355.32
238-02    801021304        26,000.00      26,000.00   09/25/98    08/25/13     179.77    09/25/98      57.7   10.150         281.79
238-02    801021346        35,000.00      35,000.00   10/01/98    09/01/13     180.00    10/01/98      64.8   10.150         379.33
238-02    801021940        25,000.00      25,000.00   09/24/98    08/24/13     179.74    09/24/98      47.1    8.900         252.08
238-02    801022021        29,900.00      29,900.00   09/19/98    08/19/13     179.57    09/19/98      65.0    9.700         255.79
238-02    801022393       143,400.00     143,400.00   10/01/98    09/01/13     180.00    10/01/98      85.0   11.600       1,431.03
238-02    801022435       164,000.00     164,000.00   09/04/98    08/04/13     179.08    09/04/98      80.0   12.150       1,705.88
238-02    801022690       113,300.00     113,300.00   09/12/98    08/12/28     359.34    09/12/98      80.9    8.400         863.16
238-02    801022948        25,500.00      25,500.00   10/01/98    09/01/13     180.00    10/01/98      89.5   10.000         274.02
238-02    801022997        83,500.00      83,500.00   09/26/98    08/26/13     179.80    09/26/98      89.7    9.250         686.93
238-02    801023060       104,500.00     104,500.00   09/26/98    08/26/13     179.80    09/26/98      84.9   11.850       1,062.85
238-02    801023763       112,500.00     112,500.00   09/18/98    08/18/28     359.54    09/18/98      75.0   10.650       1,041.72
238-02    801023797        43,200.00      43,200.00   09/11/98    08/11/13     179.31    09/11/98      80.0    9.650         455.02
238-02    801023995        99,000.00      99,000.00   10/01/98    09/01/28     360.00    10/01/98      90.0   10.650         916.71
238-02    801024241        55,500.00      55,500.00   10/01/98    09/01/13     180.00    10/01/98      75.0    9.500         466.67
238-02    801024340        65,466.00      65,466.00   09/26/98    08/26/18     239.80    09/26/98      58.9    7.650         533.41
238-02    801024761        15,275.00      15,275.00   09/26/98    08/26/13     179.80    09/26/98      84.7   11.500         178.44
238-02    801024803        50,000.00      50,000.00   09/12/98    08/12/13     179.34    09/12/98      49.0    9.450         418.60
238-02    801024852        61,200.00      61,200.00   09/19/98    08/19/18     239.57    09/19/98      80.0    7.500         493.02
238-02    801025099       104,000.00     104,000.00   09/05/98    08/05/28     359.11    09/05/98      79.0   12.100       1,077.77
238-02    801025339        40,000.00      40,000.00   09/24/98    08/24/28     179.74    09/24/98      90.0   12.050         412.98
238-02    801025693        54,000.00      54,000.00   09/24/98    08/24/18     239.74    09/24/98      73.9    7.900         448.32
238-02    801026238        21,700.00      21,700.00   10/01/98    09/01/13     180.00    10/01/98      79.5   12.350         265.34
238-02    801027368        30,000.00      30,000.00   10/01/98    09/01/13     180.00    10/01/98      72.2   10.600         333.48
238-02    801028531        43,200.00      43,200.00   09/05/98    08/05/13     179.11    09/05/98      80.0   13.500         494.82
238-02    801028697        48,500.00      48,500.00   09/28/98    08/28/18     239.87    09/28/98      80.8    8.650         425.51
238-02    801028887       131,750.00     131,750.00   09/05/98    08/05/13     179.11    09/05/98      83.3   10.850       1,239.78
238-02    801029059       178,000.00     178,000.00   09/24/98    08/24/28     359.74    09/24/98      84.6    7.800       1,281.37
238-02    801029331        25,500.00      25,500.00   09/26/98    08/26/13     179.80    09/26/98      89.9   10.400         280.30
238-02    801029562        85,000.00      85,000.00   09/17/98    08/17/28     359.51    09/17/98      42.5    7.750         608.95
238-02    801030263       181,600.00     181,339.83   09/01/98    08/01/18     239.00    10/01/98      80.0    9.990       1,751.28
238-02    801030347        69,600.00      69,600.00   09/10/98    08/10/18     239.28    09/10/98      80.0    7.900         577.84
238-02    801030560        26,000.00      26,000.00   09/28/98    08/28/13     179.87    09/28/98      84.2   11.850         264.44
238-02    801030644        21,423.00      21,423.00   10/01/98    09/01/18     240.00    10/01/98      79.9   13.100         252.51
238-02    801030792        91,800.00      91,800.00   10/01/98    09/01/28     360.00    10/01/98      90.0    9.900         798.84
238-02    801031220        13,000.00      13,000.00   10/01/98    09/01/08     120.00    10/01/98      30.9    9.250         166.44
238-02    801031592       213,500.00     213,500.00   10/01/98    09/01/13     180.00    10/01/98      69.4   11.100       2,440.06
238-02    801031691        31,750.00      31,750.00   10/01/98    09/01/18     240.00    10/01/98      84.9   11.400         336.41
238-02    801031774        98,000.00      98,000.00   09/17/98    08/17/13     179.51    09/17/98      85.2    8.900         781.49
238-02    801031840        23,120.00      23,120.00   09/21/98    08/21/28     359.64    09/21/98      80.0   12.850         253.05
238-02    801032095        16,700.00      16,700.00   09/24/98    08/24/13     179.74    09/24/98      84.9   11.000         189.81
238-02    801032202        50,000.00      50,000.00   10/01/98    09/01/13     180.00    10/01/98      77.2   11.700         590.47
238-02    801032491        26,500.00      26,500.00   09/17/98    08/17/13     179.51    09/17/98      44.2    7.900         251.72
238-02    801033200        70,975.00      70,975.00   10/01/98    09/01/28     360.00    10/01/98      85.0    9.750         609.78
238-02    801033390       136,000.00     136,000.00   09/13/98    08/13/13     179.38    09/13/98      84.8    8.650       1,351.23
238-02    801033473        46,700.00      46,700.00   10/01/98    09/01/18     240.00    10/01/98      71.8    8.750         412.69
238-02    801033846        62,100.00      62,100.00   09/26/98    08/26/28     359.80    09/26/98      90.0    9.650         528.98
238-02    801033994        59,850.00      59,850.00   09/28/98    08/28/13     179.87    09/28/98      90.0    9.900         639.49
238-02    801034042        48,000.00      48,000.00   09/07/98    08/07/13     179.18    09/07/98      80.0   11.700         482.68
238-02    801034125        42,400.00      42,400.00   09/12/98    08/12/28     359.34    09/12/98      80.0   10.000         372.09




ALLIANCE FUNDING                                              Sale Schedule - Group 1, Sub-Pool I & II               Page 23 9/24/98
A division of Superior Bank FSB                1998-3 Class 1 - Initial of Fixed Rate Mortgages - Settlement 9/24/98

                                                                                                                         Zip
Pool ID   Account      Name                            Address                            City                  State   Code
---------------------------------------------------------------------------------------------------------------------------------
238-02    801034166 BAKER LEOLA H.                  903 CARLTON STREET                 CLEARWATER                FL     33755
238-02    801034463 RIVERA IRMA L                   1215 EUCLID AVE                    LORAIN                    OH     44052
238-02    801035551 CHESLER RENAY L                 4827 FARNHURST ROAD                LYNDHURST                 OH     44124
238-02    801035601 VANSICKLE BRADLEY               124 MOHAWK TRAIL                   MERCER                    PA     16137
238-02    801035684 NICHOLSON KIMBERLY A            HAMILTON EAST ROAD                 SCIOTA                    PA     18354
238-02    801035759 WARNER DALE E                   1512-1534 S RIVER ROAD             HALIFAX                   PA     17032
238-02    801035874 GOLDEN JULIE W                  4470 NORTHEAST 140TH COURT         WILLISTON                 FL     32696
238-02    801036062 KEY LARRY W                     3310 SORRENTO COURT                CHARLOTTE                 NC     28269
238-02    801036302 HOWARTH WALLACE D               2820 39TH AVENUE NORTH             ST PETERSBURG             FL     33714
238-02    801036526 HIBBARD STEVEN D                6265 NORTH PANDA POINT             DUNNELLON                 FL     34433
238-02    801036682 KOROVESIS NICKOLAOS             244 EDGEMONT ROAD                  STROUDSBURG               PA     18360
238-02    801037003 HAVRILLA CRAIG F                6733 S CLIFTON RD                  FREDERICK                 MD     21703
238-02    801037722 VAN WYCKHOUS KATHLEEN           382 VAN WINKLE AVENUE              HAWTHORNE                 NJ     07506
238-02    801038605 MORALES BRENDA GAIL             205 EVANS ROAD                     LABELLE                   FL     33935
238-02    801038852 LINDEMAN DANIEL P               356 WEST SAND LAKE ROAD            NORTH GREENBUSH           NY     12198
238-02    801039082 KATSAFANAS JOHN LUTHER          12700 LEE BEN ROAD                 KINGSVILLE                MD     21087
238-02    801039504 MOORES JERRY D                  4307 SOUTH LOIS AVENUE             TAMPA                     FL     33611
238-02    801039728 BOEHMER PAUL D                  18139 GALVESTON STREET             BROOKSVILLE               FL     34610
238-02    801040114 THOMAS LARRY                    984 E 77TH ST CLAIR AVE            CLEVELAND                 OH     44103
238-02    801040213 LEE CHE MEN                     14825 STRAHAN BOULEVARD            WINTER GARDEN             FL     34787
238-02    801040312 MYERS GEORGE E                  4912 VINCENNES STREET 104          CAPE CORAL                FL     33904
238-02    801040882 SUCHCICKI CASEY J               1014 NEW MEXICO DRIVE              PENSACOLA                 FL     32505
238-02    801041534 CORP SHALLO REALTY              107- 109 GAINSBORG AVENUE          HARRISON                  NY     10604
238-02    801041641 SHERIFF DAVID D                 1130 MOUNTAIN VIEW ROAD            BUCHANAN                  GA     30113
238-02    801041823 PYLE JAMES W                    815 CRENSHAW LAKE ROAD             LUTZ                      FL     33549
238-02    801042235 HARRIS CHARLIE                  1417 PINEBROOK DRIVE               CLEARWATER                FL     33755
238-02    801042854 WILFORD TERRY A                 1825 NORTH BAILEY STREET           PHILADELPHIA              PA     19121
238-02    801042961 WINGARD FRANK                   770 WHISKEY ROAD                   LEESVILLE                 SC     29070
238-02    801042987 TIPS CATHERINE D.               349 SEMINOLE CIRCLE                SUMTER                    SC     29150
238-02    801043043 BRELAGE RICHARD J               7151 7153 FARIS STREET             INDIANAPOLIS              IN     46226
238-02    801043084 BRELAGE RICHARD                 713133 FARRIS                      INDIANAPOLIS              IN     46226
238-02    801043134 BRELAGE RICHARD J               7141 7143 FARIS STREET             INDIANAPOLIS              IN     46226
238-02    801043159 BRELAGE RICHARD                 7211 7213 FARIS STREET             INDIANAPOLIS              IN     46226
238-02    801043175 BRELAGE GREGORY J               7231 7133 FARIS STREET             INDIANAPOLIS              IN     46226
238-02    801043209 BRELAGE GREGORY                 7251 7253 FARIS STREET             INDIANAPOLIS              IN     46226
238-02    801043233 BRELAGE GREGORY J               7221 7223 FARIS STREET             INDIANAPOLIS              IN     46226
238-02    801043282 BONIVICH WILLIAM H              11895 NW HIGHWAY 328               OCALA                     FL     34482
238-02    801043308 BRELAGE GREGORY J               7241 7243 FARIS STREET             INDIANAPOLIS              IN     46226
238-02    801043589 FISCHER MARK S                  1403 SOUTHEAST 27TH TER            CAPE CORAL                FL     33904
238-02    801043670 CAIO MARCOS E                   CREEK RD LOTS 6 & 7                MARSHALLS CREEK           PA     18335
238-02    801043787 CARROSS KENNETH M               1235 FRUITLAND AVENUE              CLEARWATER                FL     33764
238-02    801043803 DOLLAR HAROLD L                 190 WINDY HILL LANE                FAIRMOUNT                 GA     30139
238-02    801044116 PHILLIPS RAYMON                 3421 25 EAST 128TH STREET          CLEVELAND                 OH     44120
238-02    801044199 SU CHI HUNG                     7403 RHOADS STREET                 PHILADELPHIA              PA     19151
238-02    801044264 PHILLIPS RAYMOND W              2973 EAST 130TH ST                 CLEVELAND                 OH     44120
238-02    801044983 GROVES ROBERT A                 10 DEXTER DRIVE                    WINDSOR                   PA     17366
238-02    801045394 EASTMAN FRANK R                 1128 MECHANICSVILLE HIGHWA         DARLINGTON                SC     29532
238-02    801045816 PINSKER SUSAN C                 340 SOUTH STATE ROAD               BRIARCLIFF MANOR          NY     10510
238-02    801045857 BOEKWEG ADELE                   1984 WEST 4700 SOUTH               ROY                       UT     84067
238-02    801045998 NEAL DAVID D                    10035 FAIRVIEW ROAD                TILLAMOOK                 OR     97141
238-02    801046129 COLE RAY A                      15 GLASTONBURY PLACE               LAGUNA NIGUEL             CA     92677
238-02    801046814 WALKER PETER E                  5620 82ND TERRACE                  PINELLAS PARK             FL     33781
238-02    801046970 BOWERS JAMES W                  7650 MICHELLE COURT                MANASSAS                  VA     20109
238-02    801047267 JERDAN FREDRICK                 15 STEVENSON                       CORTLAND                  NY     13045
238-02    801048166 MILETTA JAMES                   744 LANDOVER CIRCLE #202           NAPLES                    FL     34104
238-02    801048422 SIMPSON MARY EUGENIA            30707 WAY DRIVE                    ZEPHRYHILLS               FL     33544
238-02    801048463 MORLAN LISA                     5154 39TH AVENUE NORTH             ST PETERSBURG             FL     33709
238-02    801048489 SCHAFFER EVON W                 1002 CENTER STREET                 OCOEE                     FL     34761
238-02    801048562 SENECAL DAVID                   453 MAPLE STREET                   MANCHESTER                NH     03104
238-02    801049354 SHINGLER SYLVIA G.              429 CAMDEN ROAD                    VANCE                     SC     29163
238-02    801049701 HARTER CHERYL                   9105 SUFFOLK LANE                  PORT RICHEY               FL     34668
238-02    801050113 PETERSEN ROBBIN                 700 MILWAUKEE AVENUE               DUNEDIN                   FL     34698

                         Principal       Cut-off Date   First                                        Original Current    Scheduled
                         Balance at      Principal     Payment     Maturity      Rem       Date        LTV   Mortgage     Payment
Pool ID   Account        Origination      Balance       Date        Date        Term       Due        Ratio    Rate      Int & Prin
----------------------------------------------------  ---------   ---------    ------    ---------  --------------------------------
238-02    801034166        25,000.00      25,000.00   09/18/98    08/18/18     239.54    09/18/98      54.3    9.850         238.78
238-02    801034463        55,000.00      55,000.00   09/26/98    08/26/28     359.80    09/26/98      73.8    9.500         462.47
238-02    801035551       108,800.00     108,800.00   10/01/98    09/01/13     180.00    10/01/98      80.0    7.500         760.75
238-02    801035601        87,300.00      87,300.00   09/11/98    08/11/13     179.31    09/11/98      90.0   10.400         792.05
238-02    801035684        18,000.00      18,000.00   10/01/98    09/01/13     180.00    10/01/98      68.8    8.900         181.50
238-02    801035759       144,000.00     144,000.00   09/01/98    08/01/13     179.00    09/01/98      80.0    7.750       1,355.44
238-02    801035874        54,825.00      54,825.00   09/28/98    08/28/18     239.87    09/28/98      85.0   10.850         560.31
238-02    801036062        26,000.00      26,000.00   09/18/98    08/18/18     239.54    09/18/98      77.6   11.350         274.59
238-02    801036302        48,000.00      48,000.00   09/17/98    08/17/28     359.51    09/17/98      80.0    8.650         374.19
238-02    801036526        44,000.00      44,000.00   09/28/98    08/28/18     239.87    09/28/98      80.0   10.250         431.92
238-02    801036682        25,000.00      25,000.00   10/01/98    09/01/13     180.00    10/01/98      64.7    9.700         264.08
238-02    801037003       160,000.00     160,000.00   09/24/98    08/24/13     179.74    09/24/98      80.0    7.900       1,162.89
238-02    801037722        22,000.00      22,000.00   10/01/98    09/01/08     120.00    10/01/98      69.3   12.200         318.18
238-02    801038605        33,000.00      33,000.00   09/21/98    08/21/13     179.64    09/21/98      55.0    8.650         327.87
238-02    801038852        95,250.00      95,250.00   09/28/98    08/28/13     179.87    09/28/98      75.0   10.000         835.89
238-02    801039082        59,348.00      59,348.00   09/26/98    08/26/13     179.80    09/26/98      89.9   10.400         652.36
238-02    801039504        42,000.00      42,000.00   09/25/98    08/25/08     119.77    09/25/98      84.9    8.500         520.74
238-02    801039728        67,500.00      67,500.00   09/28/98    08/28/28     359.87    09/28/98      90.0   10.650         625.03
238-02    801040114        39,600.00      39,600.00   09/27/98    08/27/28     359.84    09/27/98      55.0   13.340         448.60
238-02    801040213        89,250.00      89,250.00   09/28/98    08/28/13     179.87    09/28/98      85.0   11.100         856.70
238-02    801040312        51,000.00      51,000.00   10/01/98    09/01/13     180.00    10/01/98      85.0    9.250         419.56
238-02    801040882        11,600.00      11,600.00   09/26/98    08/26/13     179.80    09/26/98      72.9   11.350         134.41
238-02    801041534       245,000.00     245,000.00   10/01/98    09/01/23     300.00    10/01/98      70.0   10.850       2,374.75
238-02    801041641        28,700.00      28,700.00   10/01/98    09/01/13     180.00    10/01/98      70.0   12.600         355.60
238-02    801041823        76,000.00      76,000.00   10/01/98    09/01/28     360.00    10/01/98      80.0   12.600         817.02
238-02    801042235        49,600.00      49,600.00   10/01/98    09/01/28     180.00    10/01/98      80.0   12.100         514.01
238-02    801042854        11,225.00      11,225.00   09/22/98    08/22/13     179.67    09/22/98      74.8   10.850         126.53
238-02    801042961        24,075.00      24,075.00   10/01/98    09/01/13     180.00    10/01/98      75.0   12.500         296.73
238-02    801042987        37,500.00      37,500.00   09/21/98    08/21/13     179.64    09/21/98      75.0    7.750         352.98
238-02    801043043        48,750.00      48,750.00   10/01/98    09/01/13     180.00    10/01/98      65.0    8.500         374.85
238-02    801043084        48,750.00      48,750.00   10/01/98    09/01/13     180.00    10/01/98      65.0    8.500         374.85
238-02    801043134        48,750.00      48,750.00   10/01/98    09/01/13     180.00    10/01/98      65.0    8.500         374.85
238-02    801043159        48,750.00      48,750.00   10/01/98    09/01/13     180.00    10/01/98      65.0    8.500         374.85
238-02    801043175        48,750.00      48,750.00   10/01/98    09/01/13     180.00    10/01/98      65.0    8.500         374.85
238-02    801043209        48,750.00      48,750.00   10/01/98    09/01/13     180.00    10/01/98      65.0    8.500         374.85
238-02    801043233        48,750.00      48,750.00   10/01/98    09/01/13     180.00    10/01/98      65.0    8.500         374.85
238-02    801043282        39,000.00      39,000.00   10/01/98    09/01/18     240.00    10/01/98      78.0   10.100         378.95
238-02    801043308        48,750.00      48,750.00   10/01/98    09/01/13     180.00    10/01/98      65.0    8.500         374.85
238-02    801043589        10,000.00       9,947.51   09/11/98    08/11/13     179.31    10/11/98      13.8    9.700         105.64
238-02    801043670        52,000.00      52,000.00   09/01/98    08/01/13     179.00    09/01/98      65.4    9.850         554.03
238-02    801043787        23,000.00      23,000.00   09/28/98    08/28/13     179.87    09/28/98      89.2   10.150         249.27
238-02    801043803        47,600.00      47,600.00   09/28/98    08/28/18     239.87    09/28/98      85.0    9.750         451.49
238-02    801044116        49,000.00      49,000.00   09/25/98    08/25/28     359.77    09/25/98      70.0    9.500         412.02
238-02    801044199        18,000.00      18,000.00   09/24/98    08/24/13     179.74    09/24/98      85.3   11.350         176.20
238-02    801044264        72,000.00      72,000.00   10/01/98    09/01/28     360.00    10/01/98      90.0   10.250         645.19
238-02    801044983        40,000.00      39,810.57   06/11/98    05/11/13     176.28    08/11/98      62.5   10.250         435.98
238-02    801045394        29,750.00      29,750.00   10/01/98    09/01/13     180.00    10/01/98      85.0   11.500         347.54
238-02    801045816       251,000.00     251,000.00   10/01/98    09/01/13     180.00    10/01/98      63.5    8.000       1,841.75
238-02    801045857       141,050.00     141,050.00   10/01/98    09/01/28     360.00    10/01/98      65.0   10.750       1,316.68
238-02    801045998        72,000.00      72,000.00   10/01/98    09/01/18     240.00    10/01/98      84.8   11.650         775.28
238-02    801046129       104,500.00     104,500.00   10/01/98    09/01/13     180.00    10/01/98      90.0   10.150         928.67
238-02    801046814        24,500.00      24,500.00   10/01/98    09/01/13     180.00    10/01/98      78.5    8.650         243.42
238-02    801046970        30,000.00      30,000.00   09/26/98    08/26/13     179.80    09/26/98      90.0   10.400         272.18
238-02    801047267        42,400.00      42,400.00   10/01/98    09/01/28     360.00    10/01/98      80.0    9.750         364.28
238-02    801048166        11,900.00      11,900.00   10/01/98    09/01/18     240.00    10/01/98      64.2   11.600         127.73
238-02    801048422        30,000.00      30,000.00   10/01/98    09/01/13     180.00    10/01/98      68.1    9.650         315.99
238-02    801048463        19,500.00      19,500.00   09/24/98    08/24/08     119.74    09/24/98      62.7    8.650         243.34
238-02    801048489        50,000.00      50,000.00   09/20/98    08/20/28     359.61    09/20/98      61.7    7.750         358.21
238-02    801048562       110,000.00     110,000.00   10/01/98    09/01/13     180.00    10/01/98      70.9   11.500       1,285.01
238-02    801049354        36,000.00      36,000.00   09/28/98    08/28/13     179.87    09/28/98      75.0   12.500         443.71
238-02    801049701        28,000.00      28,000.00   09/24/98    08/24/18     239.74    09/24/98      62.2    8.150         236.82
238-02    801050113       112,000.00     112,000.00   10/01/98    09/01/28     360.00    10/01/98      80.0   11.950       1,147.74




ALLIANCE FUNDING                                              Sale Schedule - Group 1, Sub-Pool I & II               Page 24 9/24/98
A division of Superior Bank FSB                1998-3 Class 1 - Initial of Fixed Rate Mortgages - Settlement 9/24/98

                                                                                                                         Zip
Pool ID   Account      Name                            Address                            City                  State   Code
---------------------------------------------------------------------------------------------------------------------------------
238-02    801050642 MARSH RICHARD L                 1211 EAST FLORA STREET             TAMPA                     FL     33604
238-02    801051608 HESS KENNETH CHARLES            6475 3RD AVENUE SOUTH              ST PETERSBURG             FL     33707
238-02    801051624 MELENDEZ NALIX M                1674 EAST 33RD ST                  LORAIN                    OH     44055
238-02    801051954 KORB LISA                       8 JACKSON STREET                   MERIDEN                   CT     06450
238-02    801052143 STROSSER JAMES                  7102 62ND STREET NORTH             PINELLAS PARK             FL     33781
238-02    801052531 WASHINGTON VERNE A              14905 JUDSON DRIVE                 CLEVELAND                 OH     44128
238-02    801053455 241 LINDEN B LVD                3304 CHURCH AVENUE                 BROOKLYN                  NY     11226
238-02    801053471 241 LINDEN B LVD                241 LINDEN BOULEVARD               BROOKLYN                  NY     11226
238-02    801053927 VIALA LINDA                     3 GREENVALE LANE                   SYOSSET                   NY     11791
238-02    801053935 HOPKINS GREGORY L               1971 E CROWN POINTE BLVD           NAPLES                    FL     34112
238-02    801054867 BERNARD GEORGE L                3445 SEVEN SPRINGS BLVD            NEW PORT RICHEY           FL     34655
238-02    801054891 SCHRECK STEPHANY                8340 LAFITTE DRIVE                 HUDSON                    FL     34667
238-02    801054990 DAVIS KEITH P                   2721 APACHE AVENUE                 JACKSONVILLE              FL     32210
238-02    801055534 CRAWLEY JAMES T                 3030 NEW ENTERPRISE COURT          HUNTINGTOWN               MD     20639
238-02    801055872 SLATER VIRGIE L                 6135 DUNBEATH STREET NORTH         ST PETERSBURG             FL     33709
238-02    801055922 PHILLIPS STEVEN F               10724 PATHFINDER TRAIL             LAKELAND                  FL     33809
238-02    801056094 STEWART ANNA M                  11899 NORTHWEST HIGHWAY 32         OCALA                     FL     34482
238-02    801056995 GRAYER OLIVIA L                 1219 EDNA PLACE                    MACON                     GA     31204
238-02    801057332 MASSINGILL HERBERT III          3630 MYRTLE BEACH HIGHWAY          SUMTER                    SC     29153
238-02    801057373 JACOME EDWARD P                 247 LEISURE CIRCLE                 PORT ORANGE               FL     32127
238-02    801057944 BECK DAVID D                    6799 WEST OST WEST STREET          HOMOSASSA                 FL     34446
238-02    801058454 SALYER JIMMY L                  5153 16TH STREET                   ZEPHYRHILLS               FL     33540
238-02    801059213 STONE EDGAR                     119 AUSTIN ROAD                    CARTERSVILLE              GA     30120
238-02    801060203 SHARETTE DAVID K                1440 COLT CIRCLE                   CASTLE ROCK               CO     80104
238-02    801060518 ISON BRIAN K                    806 BEAR CREEK COURT               FOREST HILL               MD     21050
238-02    801060757 STACY EUGENE                    624 EAST WINNETKA STREET           HERNANDO                  FL     34442
238-02    801061763 DEFILIPPO MAXINE O              911 LONG SHADOW ROAD               SOUTH DAYTONA             FL     32119
238-02    801062183 JONES MICHAEL                   708 MOHAWK AVE                     MEMPHIS                   TN     38109
238-02    801063140 DEVENEY JAMES JR                182 188 COLBURN STREET             DEDHAM                    MA     02026
238-02    801063157 GORDON JENNIFER                 7402 TANGELO AVENUE                PORT RICHEY               FL     34668
238-02    801063223 GECKLER TYRONE P                2436 PIEDMONT LAKES BLVD           APOPKA                    FL     32703
238-02    801063421 KILBURN PAUL                    4826 WEST TROY AVENUE              INDIANAPOLIS              IN     46241
238-02    801063884 OKUN VALERIE                    3122 VIA DE CABALLO                ENCINITAS                 CA     92024
238-02    801064452 EDGISON MARY                    108 HAMILTON ROAD                  EDGEWATER                 FL     32132
238-02    801065061 CHOWDHURY ALAMGIR               1927 RIVERSIDE DRIVE               FORT LAUDERDALE           FL     33312
238-02    801065392 REEDER LAURIE L                 42465 TERRITORY WAY                PARKER                    CO     80138
238-02    801066424 GALLISHAW LEROY                 105 WADSWORTH DRIVE                HUBERT                    NC     28539
238-02    801066796 FAY TINA                        1205 SOUTHWEST 2ND PLACE           CAPE CORAL                FL     33991
238-02    801066853 CALDWELL TIMOTHY D              5254 46TH STREET NORTH             ST PETERSBURG             FL     33714
238-02    801067166 TURNER SHARON                   6413 UPLAND STREET                 PHILADELPHIA              PA     19142
238-02    801067836 SCREWS SUSAN P                  1165 POPLAR DRIVE                  TALLAHASSEE               FL     32304
238-02    801068206 JAGNANDAN PATRICK               1422 GREEN AVENUE                  BROOKLYN                  NY     11237
238-02    801068214 KISTLER WILLIAM G               RR 2 BOX 263                       EXPORT                    PA     15632
238-02    801068974 EATMAN PATRICK                  159 NORTHERN BOULEVARD             SHIRLEY                   NY     11967
238-02    801069394 REED ESSIE                      2130 NORTHWEST 8TH STREET          FORT LAUDERDALE           FL     33311
238-02    801069436 GONZALES FRANCES                16816 NORTHWEST 174TH TERR         ALACHUA                   FL     32615
238-02    801069808 SMITH JOHN W                    1585 8TH AVENUE SOUTHWEST          LARGO                     FL     33770
238-02    801069956 MCCONNELL MELAINE A             7915 WEST WOOLEY WAY               MAGNA                     UT     84044
238-02    801070137 WARREN VICTON                   253 WOOD AVENUE                    BRIDGEPORT                CT     06604
238-02    801070541 BURRIS DAVID L                  1435 SHELL FLOWER DRIVE            BRANDON                   FL     33511
238-02    801071887 SHIPLEY MARK T                  123 AMERICANA BLVD NW              PALM BAY                  FL     32907
238-02    801072224 ARELLANO ALLEN                  6411 EDEN LANE                     TAMPA                     FL     33634
238-02    801072299 ESPINOZA GERARDO                133 BRECKENRIDGE AVENUE            PORTCHESTER               NY     10573
238-02    801072844 SHAY EDWARD W                   512 NORTH REBECCA AVENUE           SCRANTON                  PA     18504
238-02    801072919 BAKER JON W                     3910 WAKEFIELD DRIVE               COLORADO SPRINGS          CO     80906
238-02    801073487 CONTRERAS RAMON A               61 63 HAMLIN STREET                PROVIDENCE                RI     02907
238-02    801073628 WOLFE DAVID M                   3411 CHEROKEE AVENUE               TAMPA                     FL     33611
238-02    801073917 KOBERT NORMAN                   1611 SOUTH OCEAN DRIVE             FORT LAUDERDALE           FL     33316
238-02    801073941 CARNEY ROBERT G                 13 SOUTH WADSWORTH AVENUE          BEVERLY HILLS             FL     34465
238-02    801073982 PROPERTIES L SOUTHSIDE          359 WETHERSFIELD AVENUE            HARTFORD                  CT     06106
238-02    801074030 LLC ROCKVILLE                   52 ELLIOT STREET                   HARTFORD                  CT     06106
238-02    801075359 UPCHURCH ROGER                  633 635 NORTH TACOMA AVE           INDIANAPOLIS              IN     46201

                         Principal       Cut-off Date   First                                        Original Current    Scheduled
                         Balance at      Principal     Payment     Maturity      Rem       Date        LTV   Mortgage     Payment
Pool ID   Account        Origination      Balance       Date        Date        Term       Due        Ratio    Rate      Int & Prin
----------------------------------------------------  ---------   ---------    ------    ---------  --------------------------------
238-02    801050642        43,200.00      43,200.00   09/21/98    08/21/18     239.64    09/21/98      80.0   11.850         471.16
238-02    801051608        28,892.00      28,892.00   10/01/98    09/01/18     240.00    10/01/98      80.0   11.400         306.12
238-02    801051624        45,500.00      45,500.00   09/26/98    08/26/28     359.80    09/26/98      73.3    9.000         366.10
238-02    801051954        19,600.00      19,594.20   08/01/98    07/01/13     178.00    09/01/98      70.0   11.850         199.35
238-02    801052143        15,000.00      15,000.00   10/01/98    09/01/18     240.00    10/01/98      38.4    9.700         141.78
238-02    801052531        58,000.00      58,000.00   10/01/98    09/01/13     180.00    10/01/98      69.8    8.250         435.73
238-02    801053455       168,000.00     168,000.00   10/01/98    09/01/18     240.00    10/01/98      70.0   12.600       1,920.57
238-02    801053471       154,000.00     154,000.00   10/01/98    09/01/13     180.00    10/01/98      70.0   12.350       1,883.08
238-02    801053927        30,000.00      30,000.00   09/26/98    08/26/13     179.80    09/26/98      62.3    8.900         239.23
238-02    801053935        14,381.00      14,381.00   10/01/98    09/01/13     180.00    10/01/98      85.0   11.850         171.21
238-02    801054867        12,000.00      12,000.00   09/28/98    08/28/08     119.87    09/28/98      25.0    8.750         150.39
238-02    801054891        54,000.00      54,000.00   09/26/98    08/26/28     359.80    09/26/98      90.0    9.900         469.90
238-02    801054990        36,000.00      36,000.00   09/26/98    08/26/13     179.80    09/26/98      79.8   10.850         405.79
238-02    801055534        92,000.00      92,000.00   09/18/98    08/18/13     179.54    09/18/98      89.5    9.500         773.59
238-02    801055872        66,300.00      66,300.00   10/01/98    09/01/18     240.00    10/01/98      85.0   10.850         677.59
238-02    801055922        40,800.00      40,800.00   10/01/98    09/01/13     180.00    10/01/98      85.0   10.750         457.35
238-02    801056094        37,800.00      37,800.00   10/01/98    09/01/08     120.00    10/01/98      75.6   10.150         502.67
238-02    801056995        17,200.00      17,200.00   09/27/98    08/27/18     239.84    09/27/98      89.9   10.650         173.46
238-02    801057332        71,910.00      71,910.00   10/01/98    09/01/28     360.00    10/01/98      90.0   11.150         692.98
238-02    801057373        37,845.00      37,845.00   10/01/98    09/01/18     240.00    10/01/98      85.0   10.850         386.78
238-02    801057944        46,750.00      46,750.00   09/24/98    08/24/18     239.74    09/24/98      85.0    9.900         448.05
238-02    801058454        41,400.00      41,400.00   10/01/98    09/01/13     180.00    10/01/98      88.0    9.150         423.61
238-02    801059213        46,400.00      46,400.00   10/01/98    09/01/13     180.00    10/01/98      80.0    9.250         477.55
238-02    801060203        66,000.00      66,000.00   11/01/98    10/01/13     181.00    11/01/98      85.0    9.400         550.15
238-02    801060518       168,000.00     168,000.00   09/19/98    08/19/13     179.57    09/19/98      80.0    7.900       1,221.03
238-02    801060757        22,400.00      22,400.00   09/18/98    08/18/13     179.54    09/18/98      80.0   10.990         254.46
238-02    801061763        41,000.00      41,000.00   09/28/98    08/28/28     359.87    09/28/98      57.7    9.600         347.75
238-02    801062183        36,000.00      36,000.00   10/01/98    09/01/28     360.00    10/01/98      80.0   14.350         436.55
238-02    801063140        25,000.00      25,000.00   09/26/98    08/26/13     179.80    09/26/98      62.6   10.450         227.75
238-02    801063157        39,950.00      39,950.00   10/01/98    09/01/08     120.00    10/01/98      85.0    9.150         509.32
238-02    801063223        28,000.00      28,000.00   09/26/98    08/26/13     179.80    09/26/98      78.6   10.600         311.25
238-02    801063421        15,000.00      15,000.00   10/01/98    09/01/13     180.00    10/01/98      77.5   12.350         183.42
238-02    801063884        38,000.00      38,000.00   10/01/98    09/01/13     180.00    10/01/98      84.9   11.100         434.30
238-02    801064452        42,000.00      42,000.00   09/24/98    08/24/13     179.74    09/24/98      80.0    7.900         305.26
238-02    801065061        48,250.00      48,250.00   10/01/98    09/01/18     240.00    10/01/98      66.0    7.250         381.36
238-02    801065392        32,240.00      32,240.00   10/01/98    09/01/18     240.00    10/01/98      90.0   10.650         325.13
238-02    801066424        72,000.00      72,000.00   09/28/98    08/28/18     239.87    09/28/98      90.0   10.150         701.99
238-02    801066796       114,000.00     114,000.00   10/01/98    09/01/13     180.00    10/01/98      75.0    9.250         937.85
238-02    801066853        42,400.00      42,400.00   10/01/98    09/01/13     180.00    10/01/98      80.0    9.400         353.43
238-02    801067166        35,700.00      35,700.00   09/20/98    08/20/28     359.61    09/20/98      85.0   11.250         346.74
238-02    801067836        36,670.00      36,670.00   10/01/98    09/01/13     180.00    10/01/98      59.1    9.000         371.93
238-02    801068206       152,000.00     152,000.00   10/01/98    09/01/13     180.00    10/01/98      64.6   13.300       1,953.27
238-02    801068214        12,000.00      12,000.00   09/24/98    08/24/13     179.74    09/24/98      66.8    9.400         124.58
238-02    801068974        99,000.00      99,000.00   09/21/98    08/21/13     179.64    09/21/98      79.2    8.500         761.22
238-02    801069394        54,400.00      54,400.00   09/27/98    08/27/28     359.84    09/27/98      80.0   10.000         477.40
238-02    801069436        49,000.00      49,000.00   09/26/98    08/26/18     239.80    09/26/98      70.0    8.900         437.72
238-02    801069808        86,761.00      86,761.00   10/01/98    09/01/13     180.00    10/01/98      74.3    9.350         720.06
238-02    801069956        15,000.00      15,000.00   10/01/98    09/01/13     180.00    10/01/98      83.7   12.900         164.76
238-02    801070137       123,500.00     123,500.00   10/01/98    09/01/13     180.00    10/01/98      65.0   12.100       1,490.16
238-02    801070541        15,848.00      15,848.00   09/28/98    08/28/13     179.87    09/28/98      84.9   12.350         193.79
238-02    801071887        57,600.00      57,600.00   10/01/98    09/01/28     360.00    10/01/98      73.8    7.750         412.65
238-02    801072224        67,500.00      67,500.00   09/24/98    08/24/28     359.74    09/24/98      90.0    9.900         587.38
238-02    801072299        77,169.00      77,169.00   09/25/98    08/25/18     239.77    09/25/98      90.0    9.250         706.77
238-02    801072844        52,500.00      52,500.00   09/28/98    08/28/28     359.87    09/28/98      70.0   10.450         478.28
238-02    801072919        33,200.00      33,200.00   10/01/98    09/01/13     180.00    10/01/98      84.9   11.600         389.95
238-02    801073487        81,000.00      81,000.00   09/24/98    08/24/13     179.74    09/24/98      90.0   10.750         756.12
238-02    801073628        55,600.00      55,600.00   09/24/98    08/24/13     179.74    09/24/98      80.0    8.990         563.60
238-02    801073917        60,000.00      60,000.00   10/01/98    09/01/13     180.00    10/01/98      83.1   10.600         666.96
238-02    801073941        38,250.00      37,986.03   09/24/98    08/24/28     359.74    10/24/98      85.0    9.150         311.91
238-02    801073982       175,000.00     175,000.00   10/01/98    09/01/23     300.00    10/01/98      70.0   11.600       1,791.63
238-02    801074030       168,000.00     168,000.00   10/01/98    09/01/23     300.00    10/01/98      70.0   11.600       1,719.96
238-02    801075359        33,000.00      33,000.00   10/01/98    09/01/28     180.00    10/01/98      75.0    9.600         279.89




ALLIANCE FUNDING                                              Sale Schedule - Group 1, Sub-Pool I & II               Page 25 9/24/98
A division of Superior Bank FSB                1998-3 Class 1 - Initial of Fixed Rate Mortgages - Settlement 9/24/98

                                                                                                                         Zip
Pool ID   Account      Name                            Address                            City                  State   Code
---------------------------------------------------------------------------------------------------------------------------------
238-02    801075672 ALFORD DOROTHY                  6500 23RD AVENUE EAST              TAMPA                     FL     33619
238-02    801076464 SOLEM KENNETH C                 310 NORTH PRINCETON AVENUE         WENONAH                   NJ     08090
238-02    801077926 DEWAR LEONARDO L                4107 MICHEL TREE STREET            PORT CHARLOTTE            FL     33948
238-02    801078270 ROBERTS ELLIS A                 13922 RAULERSON ROAD               RIVERVIEW                 FL     33569
238-02    801078429 DERAMUS KARLA                   611 WOOD DRIVE                     BROOKSVILLE               FL     34601
238-02    801078437 ZIMMERMAN CARLA J               1428 EAST 80 SOUTH                 LINDON                    UT     84042
238-02    801078809 PAPADIMITRIO TONY J             614 EAST KING STREET               LANCASTER                 PA     17602
238-02    801078882 VIRTZ GARY D                    31 HERSH AVE                       WESTMINSTER               MD     21157
238-02    801079153 CONTE LINDA A                   12 FOREST AVENUE                   BROOKHAVEN                NY     11719
238-02    801079427 FRAZIER MATTHEW                 902 NORTH STREEPER STREET          BALTIMORE                 MD     21205
238-02    801079534 HODGES JAMES S                  2527 HWY 56                        CREEDMOOR                 NC     27522
238-02    801080359 JOHN MARILYN S                  8872 WOODSIDE DRIVE                EDEN                      NY     14057
238-02    801081266 PENA ERNEST                     9201 LANDSBURG LANE                CHARLOTTE                 NC     28210
238-02    801081878 DAVIS SHEILA                    346 ROYAL PALM PARK ROAD           FORT MYERS                FL     33905
238-02    801081886 MONTICCIOLO TEDDY               167 FARM ROAD EAST                 WADING RIVER              NY     11792
238-02    801082199 DUNKHASE ARTHUR M               73 SUMMIT AVENUE                   NORTHFIELD                OH     44067
238-02    801082959 LANGONE STEVEN                  12326 ELGIN BOULEVARD              SPRING HILL               FL     34609
238-02    801083080 DUNSTABLE LE DGE REALTY         4 1/2 PEARL STREET                 NASHUA                    NH     03062
238-02    801083213 DUNSTABLE/LE REALTY LLC         14 AUB URN ST 8688 PINE ST         NASHUA                    NH     03060
238-02    801083411 HORVATH MICHAEL S               240 SIPLE STREET                   PITTSBURGH                PA     15239
238-02    801083429 DUNSTABLE/LE REALTY LLC         16 AMHERST STREET                  NASHUA                    NH     03060
238-02    801083486 DUNSTABLE/LE REALTY LLC         128 134 E HOLLIS STREET            NASHUA                    NH     03060
238-02    801084302 DONOHUE VICKI K                 1679 NEEDLES LANE                  LARGO                     FL     33771
238-02    801085382 GONZALEZ EFRIAN                 1015 DONALD DRIVE                  LONGVIEW                  TX     75604
238-02    801087800 ROMMEL JOSEPH                   1571 SANTA MONICA DRIVE            DUNEDIN                   FL     34698
238-02    801089061 MCMILLON SAMMIE                 310 HEATHER POINT DRIVE            LAKELAND                  FL     33809
238-02    801089210 BYRNE KENNETH R                 11611 WINN ROAD                    RIVERVIEW                 FL     33569
238-02    801089756 NARDONE VINCENT R               37 RACE STREET                     WILKES BARRE              PA     18702
238-02    801091893 LEON NANCY E                    1292 LENOX AVENUE                  MANSFIELD                 OH     44902
238-02    801092032 MYLES WINNFORT J                1847 EAST ABBOTTSON                CARSON                    CA     90746
238-02    801092065 GREEN BARRY                     1031 OAK WAY                       CANTON                    GA     30114
238-02    801092677 BALDWIN BANG JI                 6179 104TH AVENUE NORTH            PINELLAS PARK             FL     33782
238-02    801092867 MOSELEY CHARLES RONALD          3677 DEER CROSSING PLACE           JACKSONVILLE              FL     32257
238-02    801092917 LONG MELISSA A                  945 NORTHEAST 95TH STREET          ANTHONY                   FL     32617
238-02    801093204 KING SANDRA                     871 FLATBUSH AVENUE                BROOKLYN                  NY     11226
238-02    801093337 DUMES CAROL A                   1856 KOEHNE STREET                 INDPLS                    IN     46202
238-02    801094194 FERGESON GEO TERRI L            269 4TH STREET NORTHWEST           LARGO                     FL     33770
238-02    801094384 FALES RICHARD J                 615 RICHMOND AVENUE                BUFFALO                   NY     14222
238-02    801095282 RIVERA ENRIQUE                  244 WOOD STREET                    READING                   PA     19602
238-02    801095530 JOHNSTON J RONALD               62 WEST 100 NORTH                  MORGAN                    UT     84050
238-02    801096645 GRANTHAM JOHN M                 18600 TANTERRA STREET              BROOKEVILLE               MD     20833
238-02    801097908 TAYLOR ADDIE                    602 BROOK AVE                      SOUTH HILL                VA     23970
238-02    801098211 COPE JAMES A                    195- 197 NORTH CENTRAL AVE         COLUMBUS                  OH     43222
238-02    801098682 COE JAMES S                     507 LESLIE DRIVE                   PORT ORANGE               FL     32127
238-02    801099482 241 LINDEN B                    247 LINDEN BOULEVARD               BROOKLYN                  NY     11226
238-02    801102211 DE GUZMAN QUIRINO               35 WOODFERM STREET                 MARLBORO                  NJ     08820
238-02   8000004922 MATTSON MARVIN PETER            615 W 6TH STREET                   CROOKSTON                 MN     56716
238-02   8000007891 MCKINNON CARLTON R              10 FOXFIRE DR                      GETZVILLE                 NY     14068
238-02   8000008626 BARTHOLOMEW DESMOND             127 JALAPA DRIVE                   KISSIMEE                  FL     34743
         -------------------------------------------
                502 Sale Total

238-31   8000009947 DANIELS FREDDIE MAE             4171 BENSON DRIVE                  MOBILE                    AL     36618
238-31   8000010044 LUGO ANGEL                      2230 NORTHWEST 80TH AVE            SUNRISE                   FL     33322
238-31   8000010937 TOLLISON FRANK W.               1 ROUTE 1 BOX 246D                 SALLIS                    MS     39160
238-31   8000011141 HOLLOWELL LEON                  14767 GLENFIELD                    DETROIT                   MI     48213
238-31   8000011497 FREZEL ISAAC JR                 4752 STEMWAY DRIVE                 NEW ORLEANS               LA     70126
238-31   8000012115 DILLON MARK A                   RR 1 BOX 91B                       WEST HAMLIN               WV     25571
238-31   8000014525 MCDOW ROY LEE                   3100 OLD TUSCALOOSA                JASPER                    AL     35501
238-31   8000014921 DOMER MICHAEL                   3800 STREAMWOOD                    HAZELCREST                IL     60429
238-31   8000016595 LOY LEE                         25521 TUNGSTEN RD                  EUCLID                    OH     44132
238-31   8000016884 WYATT TANYA L                   12261 LANSDOWNE                    DETROIT                   MI     48224
238-31   8000017197 WATTS ERVIN A                   5627 S MARYLAND                    CHICAGO                   IL     60637

                         Principal       Cut-off Date   First                                        Original Current    Scheduled
                         Balance at      Principal     Payment     Maturity      Rem       Date        LTV   Mortgage     Payment
Pool ID   Account        Origination      Balance       Date        Date        Term       Due        Ratio    Rate      Int & Prin
----------------------------------------------------  ---------   ---------    ------    ---------  --------------------------------
238-02    801075672        25,000.00      25,000.00   10/01/98    09/01/18     240.00    10/01/98      62.5    8.600         218.54
238-02    801076464        34,800.00      34,800.00   09/07/98    08/07/13     179.18    09/07/98      79.8   14.250         419.23
238-02    801077926        42,000.00      42,000.00   10/01/98    09/01/13     180.00    10/01/98      52.5    7.500         389.35
238-02    801078270        21,000.00      21,000.00   10/01/98    09/01/18     240.00    10/01/98      79.9   12.850         243.79
238-02    801078429        32,000.00      32,000.00   10/01/98    09/01/28     360.00    10/01/98      80.0   12.100         331.62
238-02    801078437       135,000.00     135,000.00   10/01/98    09/01/13     180.00    10/01/98      85.0   12.400       1,430.33
238-02    801078809        39,200.00      39,200.00   09/28/98    08/28/13     179.87    09/28/98      80.0    9.700         414.08
238-02    801078882        91,521.00      91,521.00   10/01/98    09/01/28     360.00    10/01/98      80.9    7.750         655.67
238-02    801079153        81,000.00      81,000.00   09/01/98    08/01/13     179.00    09/01/98      90.0   11.050         774.44
238-02    801079427        12,600.00      12,600.00   09/25/98    08/25/13     179.77    09/25/98      70.0   10.850         118.57
238-02    801079534        67,500.00      67,500.00   09/28/98    08/28/28     179.87    09/28/98      75.0    9.600         572.51
238-02    801080359        80,000.00      80,000.00   10/01/98    09/01/28     360.00    10/01/98      77.6    9.950         699.10
238-02    801081266        22,500.00      22,500.00   10/01/98    09/01/13     180.00    10/01/98      85.1   10.850         211.73
238-02    801081878        25,000.00      25,000.00   09/24/98    08/24/13     179.74    09/24/98      90.0   10.150         222.17
238-02    801081886        55,000.00      55,000.00   09/21/98    08/21/13     179.64    09/21/98      41.2    8.990         557.52
238-02    801082199       108,800.00     108,800.00   10/01/98    09/01/13     180.00    10/01/98      80.0    7.500         760.75
238-02    801082959        38,500.00      38,500.00   10/01/98    09/01/13     180.00    10/01/98      70.0    9.850         410.20
238-02    801083080       196,000.00     196,000.00   10/01/98    09/01/18     240.00    10/01/98      68.7   11.850       2,137.67
238-02    801083213       189,700.00     189,700.00   10/01/98    09/01/18     240.00    10/01/98      70.0   11.850       2,068.96
238-02    801083411        78,200.00      78,200.00   10/01/98    09/01/13     180.00    10/01/98      85.0   10.100         692.05
238-02    801083429       147,000.00     147,000.00   10/01/98    09/01/18     240.00    10/01/98      70.0   11.850       1,603.25
238-02    801083486       151,900.00     151,900.00   10/01/98    09/01/18     240.00    10/01/98      70.0   11.850       1,656.69
238-02    801084302        60,000.00      60,000.00   10/01/98    09/01/18     240.00    10/01/98      73.1    8.550         522.59
238-02    801085382        42,500.00      42,500.00   10/01/98    09/01/28     360.00    10/01/98      85.0   11.600         424.12
238-02    801087800        65,450.00      65,450.00   09/28/98    08/28/28     359.87    09/28/98      85.0   11.600         653.14
238-02    801089061        55,400.00      55,400.00   09/28/98    08/28/13     179.87    09/28/98      77.6   11.100         531.78
238-02    801089210        81,900.00      81,900.00   10/01/98    09/01/13     180.00    10/01/98      90.0    9.400         682.69
238-02    801089756        55,500.00      55,500.00   10/01/98    09/01/28     360.00    10/01/98      75.0    9.850         480.91
238-02    801091893        26,550.00      26,550.00   10/01/98    09/01/28     360.00    10/01/98      90.0   11.200         256.86
238-02    801092032        19,245.00      19,245.00   10/01/98    09/01/18     240.00    10/01/98      84.8   10.250         188.92
238-02    801092065       212,000.00     212,000.00   10/01/98    09/01/28     360.00    10/01/98      80.0    7.750       1,518.79
238-02    801092677        23,500.00      23,500.00   10/01/98    09/01/13     180.00    10/01/98      67.1    9.400         243.98
238-02    801092867        10,400.00      10,400.00   10/01/98    09/01/08     120.00    10/01/98      89.9   10.650         141.21
238-02    801092917        34,200.00      34,200.00   10/01/98    09/01/28     360.00    10/01/98      90.0    9.900         297.61
238-02    801093204       168,000.00     168,000.00   10/01/98    09/01/28     360.00    10/01/98      70.0   12.100       1,741.01
238-02    801093337        37,800.00      37,771.60   10/01/98    09/01/28     360.00    12/01/98      90.0   10.500         345.77
238-02    801094194        24,150.00      24,150.00   10/01/98    09/01/13     180.00    10/01/98      89.9    9.650         254.37
238-02    801094384        80,000.00      80,000.00   10/01/98    09/01/28     360.00    10/01/98      51.6   11.300         780.05
238-02    801095282        20,000.00      20,000.00   09/28/98    08/28/28     359.87    09/28/98      80.0   10.000         175.51
238-02    801095530        32,000.00      32,000.00   09/18/98    08/18/18     239.54    09/18/98      78.4   11.850         349.01
238-02    801096645        46,000.00      45,905.89   06/26/98    05/26/18     236.78    08/26/98      85.9   11.950         504.90
238-02    801097908        56,000.00      56,000.00   09/28/98    08/28/13     179.87    09/28/98      80.0   11.950         573.87
238-02    801098211        58,000.00      58,000.00   10/01/98    09/01/28     180.00    10/01/98      80.0    9.900         504.71
238-02    801098682        56,950.00      56,950.00   10/01/98    09/01/13     180.00    10/01/98      85.0   10.000         611.99
238-02    801099482       255,000.00     255,000.00   10/01/98    09/01/13     180.00    10/01/98      68.9   12.350       3,118.08
238-02    801102211       191,250.00     191,250.00   09/25/98    08/25/28     359.77    09/25/98      90.0   10.400       1,735.16
238-02   8000004922        22,400.00      22,400.00   09/26/98    08/26/13     179.80    09/26/98      80.0    9.360         232.02
238-02   8000007891        22,500.00      22,500.00   09/28/98    08/28/13     179.87    09/28/98      85.0   12.150         272.21
238-02   8000008626        38,000.00      38,000.00   09/25/98    08/25/18     239.77    09/25/98      69.0   10.050         367.97
         ----------------------------------------                              ------                 ---------------------------
                502    38,847,091.00  38,830,968.94                            246.07                  76.1   10.471     378,033.21

238-31   8000009947        34,000.00      34,000.00   09/21/98    08/21/13     179.64    09/21/98      52.3   10.250         370.58
238-31   8000010044        22,900.00      22,900.00   10/01/98    09/01/13     180.00    10/01/98      85.9   13.000         289.74
238-31   8000010937        35,000.00      35,000.00   10/01/98    09/01/28     360.00    10/01/98      77.7    9.320         289.71
238-31   8000011141        44,500.00      44,500.00   10/01/98    09/01/28     360.00    10/01/98      80.9   12.500         474.93
238-31   8000011497        43,500.00      43,500.00   10/01/98    09/01/18     240.00    10/01/98      63.0    9.560         407.18
238-31   8000012115        53,100.00      53,100.00   10/01/98    09/01/13     180.00    10/01/98      90.0   10.550         588.61
238-31   8000014525        32,000.00      32,000.00   09/21/98    08/21/28     359.64    09/21/98      78.0    9.050         258.63
238-31   8000014921        54,900.00      54,900.00   10/01/98    09/01/18     240.00    10/01/98      79.8   12.500         623.74
238-31   8000016595        20,200.00      20,200.00   09/25/98    08/25/13     179.77    09/25/98      69.6    8.360         197.26
238-31   8000016884        17,000.00      17,000.00   09/26/98    08/26/13     179.80    09/26/98      77.8    9.900         181.64
238-31   8000017197       162,900.00     162,900.00   10/01/98    09/01/13     180.00    10/01/98      90.0   10.400       1,477.94




ALLIANCE FUNDING                                              Sale Schedule - Group 1, Sub-Pool I & II               Page 26 9/24/98
A division of Superior Bank FSB                1998-3 Class 1 - Initial of Fixed Rate Mortgages - Settlement 9/24/98

                                                                                                                         Zip
Pool ID   Account      Name                            Address                            City                  State   Code
---------------------------------------------------------------------------------------------------------------------------------
238-31   8000019771 MATLOCK ARCHIE B                728 N OAK                          OTTAWA                    KS     66067
238-31   8000020209 MATLOCK ARCHIE B.               829 N MULBERRY                     OTTAWA                    KS     66067
238-31   8000020316 HATFIELD JILL R                 273 E PLANE STREET                 BETHEL                    OH     45106
238-31   8000020563 OLDHAM MARY K                   902 W REDWOOD ST                   HANFORD                   CA     93230
238-31   8000021975 WILLIAMS DELORES A              1919 ELIZABETH                     NORTH CHICAGO             IL     60064
238-31   8000023047 MORTON RICHARD A                720 BROWN                          OSAWATOMIE                KS     66064
238-31   8000025125 DORTCH ERIC                     1717 LELAND                        EVANSTON                  IL     60201
238-31   8000026396 MOORE WANDA .                   116 VOORHEIS DRIVE                 MOUNTAIN HOME             AR     72653
238-31   8000027006 STRONG RICHARD H                8731 W 44TH  STREET                LYONS                     IL     60534
         -------------------------------------------
                 20 Sale Total

238-32   8000009251 KETCHUM MICHAEL W               24772 LAGRIMA                      MISSION VIEJO             CA     92692
238-32   8000009277 THORPE ALBERT H                 67 CASS ST                         WESTFIELD                 NY     14787
238-32   8000009699 MAUCK RICHARD R                 9B KINGERY QUARTER # 108           HINSDALE                  IL     60521
238-32   8000012024 IMHOF RALPH I                   5 MONIKIE CIRCLE                   BELLA VISTA               AR     72715
238-32   8000013121 EMERY EUGENE R                  486 CHAMPLAIN STREET               BERLIN                    NH     03750
238-32   8000015514 YORK ROBERT D                   1606 EAST ANDOVER AVENUE           MUNCIE                    IN     47303
238-32   8000018856 JOURDAIN EDWIN B III            2032 N DARROW                      EVANSTON                  IL     60201
238-32   8000022049 RAVELO KEILA D                  22 CHURCH HILL RD                  ENGLEWOOD CLIFFS          NJ     07632
         -------------------------------------------
                  8 Sale Total

238-51    800930521 PURDY ROBERT A                  767 SIX MILE ROAD                  WHITMORE LAKE             MI     48189
238-51    800943284 OKANEKO BRYAN T                 5317 REDBRIDGE DRIVE               BOISE                     ID     83703
238-51    800966335 BUNAREK RONALD R                396 WEST BENNETT STREET            SALINE                    MI     48176
238-51    800979015 DICKENS DONALD K                10 HIGHLAND DRIVE                  LEDYARD                   CT     06339
238-51    800986903 BECK TAB L                      2222 N JAMES STREET                GUYMON                    OK     73942
238-51    800988446 ELLSWORTH JUDITH E              1380 E VANBUREN ROAD               ALMA                      MI     48801
238-51    800991002 CARRIER CRAIG B                 98 MOUNT PLEASANT AVENUE           WEST SPRINGFIELD          MA     01089
238-51    800995045 HILDREMYR JILL L                5311 W KESLER LANE                 CHANDLER                  AZ     85226
238-51    800995060 SHEELEY TOM F                   818 WEST GRAND CANYON AVE          FLAGSTAFF                 AZ     86001
238-51    801007808 SPENCE CONNIE K                 3480 CHILDS LANE                   CENTRAL LAKE              MI     49622
238-51    801007956 ELMORE JAMES L                  324 WATT ROAD                      KNOXVILLE                 TN     37922
238-51    801011057 ROBINSON DONNA LYNN D           10633 NORTH 46TH AVENUE            GLENDALE                  AZ     85304
238-51    801011727 LANE LINDA F                    3301 BUGABOO LANE                  SELLERSBURG               IN     47172
238-51    801062860 LAGOMARSINO LOUIS C             11617 EAST ESTRELLA                SCOTTSDALE                AZ     85259
238-51   5100009603 SOJA THOMAS J                   48 PULASKI STREET                  GRISWOLD                  CT     06351
238-51   5100010734 ABRAHAMSEN STEVE J              8030 274TH STREET NORTHWES         STANWOOD                  WA     98292
238-51   5100017010 STEHR PHILIP M                  112 SUMNER DRIVE                   ALTUS                     OK     73521
238-51   5100017762 JOHNSON ERIC A                  1235 HUFF AVENUE                   NILES                     MI     49120
238-51   5100017887 GILYARD ERVING                  5406 LEONARD STREET                FERNANDINA BEACH          FL     32034
238-51   5100018299 PERRIN CAROL L                  11674 FONTANELLE LANE              BRIGHTON                  MI     48114
238-51   5100018315 HAIRE WARREN O                  165 DUELTGEN                       ROGERS CITY               MI     49779
238-51   5100018349 KINGSBURY MAUREEN K             41703 GREENWOOD DRIVE              CANTON                    MI     48187
238-51   5100018356 SECREST KATHY A                 1242 CORNELL                       MUSKEGON                  MI     49441
238-51   5100018414 SHEA THERESA A                  9 SHAGBARK LANE UNIT #3            WOODBURY                  CT     06798
238-51   5100018422 GANNAW KENNETH M                414 SOUTHWEST 137TH STREET         SEATTLE                   WA     98166
238-51   5100018430 MATTHEWS JAMES A                5159 E LINCOLN ROAD                BRECKENRIDGE              MI     48615
238-51   5100018448 RUDY GEORGE A                   4318 AVALON PLACE                  KLAMATH FALLS             OR     97603
238-51   5100018455 LEGGITT SUSAN                   1108 WEST A STREET                 IRON MOUNTAIN             MI     49801
238-51   5100018463 DAVIS BRIAN P                   423 SUPERIOR STREET                SOUTH HAVEN               MI     49090
238-51   5100018497 MELTON ROBERT D                 450 W B ST                         LEBANON                   OR     97355
238-51   5100018505 KOT JAMES J                     4164 GARRICK AVENUE                WARREN                    MI     48091
238-51   5100018513 DELUCA FRANK                    3 SHIRLEY COURT                    BROOKFIELD                CT     06804
238-51   5100018521 COLLINS JAMES E                 225 PLEASANT STREET                ROMEO                     MI     48065
238-51   5100018539 HANNA ALAN H                    8206 WEST BERNHILL ROAD            SPOKANE                   WA     99208
238-51   5100018547 STALKER MARIE                   12949 M 68 HWY                     MILLERSBURG               MI     49759
238-51   5100018562 DEVAUD MARC                     12255 SE 106TH AVENUE              PORTLAND                  OR     97266
238-51   5100018570 OTT RICHARD D                   12133 NE SLIDERBERG RD             BRUSH PRAIRIE             WA     98606
238-51   5100018588 RIDOUT CONNIE                   15375 SNAUBLE AVENUE NE            CEDAR SPRINGS             MI     49319
238-51   5100018604 PARRISH FRANK L                 63890 SUNSET DRIVE                 BEND                      OR     97701
238-51   5100018620 GREGORIO WILLIAM F              366 POPLAR ROAD                    MIDDLETOWN                CT     06457
238-51   5100018695 WILLIAMS MAXINE                 12884 BURT ROAD                    DETROIT                   MI     48223

                         Principal       Cut-off Date   First                                        Original Current    Scheduled
                         Balance at      Principal     Payment     Maturity      Rem       Date        LTV   Mortgage     Payment
Pool ID   Account        Origination      Balance       Date        Date        Term       Due        Ratio    Rate      Int & Prin
----------------------------------------------------  ---------   ---------    ------    ---------  --------------------------------
238-31   8000019771        24,000.00      24,000.00   09/27/98    08/27/18     239.84    09/27/98      80.0    8.960         215.32
238-31   8000020209        20,000.00      20,000.00   09/26/98    08/26/18     239.80    09/26/98      80.0    8.960         179.43
238-31   8000020316        78,200.00      78,200.00   10/01/98    09/01/13     180.00    10/01/98      84.5    9.300         646.17
238-31   8000020563        20,000.00      20,000.00   09/26/98    08/26/13     179.80    09/26/98      79.0   10.300         218.61
238-31   8000021975        54,600.00      54,600.00   09/28/98    08/28/18     239.87    09/28/98      43.6    9.650         514.30
238-31   8000023047        18,200.00      18,200.00   09/28/98    08/28/13     179.87    09/28/98      65.0   13.740         239.21
238-31   8000025125       115,600.00     115,600.00   10/01/98    09/01/28     360.00    10/01/98      85.0    8.860         918.52
238-31   8000026396        45,200.00      45,200.00   09/25/98    08/25/13     179.77    09/25/98      80.0    9.900         393.33
238-31   8000027006        43,800.00      43,800.00   10/01/98    09/01/13     180.00    10/01/98      84.9   10.300         478.75
         ----------------------------------------                              ------                 ---------------------------
                 20       939,600.00     939,600.00                            236.02                  79.1   10.152       8,963.60

238-32   8000009251        21,300.00      21,300.00   09/03/98    08/03/18     239.05    09/03/98      84.9   11.650         229.35
238-32   8000009277        24,000.00      24,000.00   09/11/98    08/11/18     239.31    09/11/98      77.4    8.900         214.39
238-32   8000009699        46,400.00      46,302.30   09/03/98    08/03/18     239.05    10/03/98      78.6    8.900         414.49
238-32   8000012024        54,000.00      54,000.00   09/24/98    08/24/13     179.74    09/24/98      71.9    9.650         568.78
238-32   8000013121        11,200.00      11,200.00   09/13/98    08/13/13     179.38    09/13/98      74.6   10.750         125.55
238-32   8000015514        58,300.00      58,300.00   09/19/98    08/19/18     239.57    09/19/98      80.9    9.900         558.75
238-32   8000018856       106,500.00     106,425.93   09/01/98    08/01/28     359.00    11/01/98      85.2   10.810         998.96
238-32   8000022049       139,700.00     139,700.00   09/21/98    08/21/13     179.64    09/21/98      89.9   11.150       1,346.25
         ----------------------------------------                              ------                 ---------------------------
                  8       461,400.00     461,228.23                            240.42                  83.2   10.408       4,456.52

238-51    800930521        29,900.00      29,811.73   09/06/98    07/10/18     239.15    11/01/98      37.8    8.500         239.49
238-51    800943284        35,300.00      35,300.00   09/01/98    07/10/18     239.00    09/01/98      77.2    9.775         309.58
238-51    800966335        51,845.00      51,822.41   09/06/98    06/27/28     359.15    11/01/98      84.9   12.875         524.70
238-51    800979015        23,700.00      23,621.04   09/06/98    07/16/13     179.15    11/01/98      84.9   13.125         278.56
238-51    800986903        14,900.00      14,900.00   09/01/98    07/29/03      59.00    09/01/98      84.2   12.125         306.73
238-51    800988446        50,300.00      50,078.28   09/01/98    07/22/08     119.00    09/29/98      84.9   10.375         623.15
238-51    800991002        22,400.00      22,304.07   09/01/98    07/22/08     119.00    09/29/98      89.9   10.875         283.31
238-51    800995045        36,100.00      35,927.17   09/06/98    07/19/11     155.15    11/01/98      84.8   12.490         432.84
238-51    800995060       108,700.00     108,412.71   09/06/98    07/10/18     239.15    11/01/98      82.3    9.375         927.02
238-51    801007808        83,300.00      83,300.00   10/01/98    08/15/13     180.00    10/01/98      64.8    9.875         820.31
238-51    801007956        62,300.00      62,232.92   09/06/98    07/04/23     299.15    11/01/98      71.7   11.500         584.51
238-51    801011057        43,300.00      43,232.93   09/06/98    07/11/17     227.15    11/01/98      57.9   14.500         516.31
238-51    801011727        12,700.00      12,599.15   10/06/98    08/21/08     120.16    12/01/98      49.1   12.250         169.86
238-51    801062860        36,000.00      36,000.00   10/01/98    08/21/08     120.00    10/01/98      56.1   10.275         444.14
238-51   5100009603        29,000.00      29,000.00   09/01/98    07/04/23     299.00    09/01/98      89.0   11.525         272.57
238-51   5100010734        13,000.00      12,994.87   09/01/98    07/05/22     287.00    09/29/98      78.9   14.000         145.13
238-51   5100017010        12,000.00      12,000.00   10/01/98    08/21/08     120.00    10/01/98      84.9   11.625         156.50
238-51   5100017762        62,400.00      62,400.00   09/01/98    07/10/18     239.00    09/01/98      82.2   12.000         634.17
238-51   5100017887        23,900.00      23,900.00   10/01/98    08/28/03      60.00    10/01/98      89.8   11.125         480.92
238-51   5100018299        67,400.00      67,400.00   09/01/98    07/22/08     119.00    09/29/98      74.7   10.375         835.00
238-51   5100018315        39,200.00      39,165.23   09/06/98    06/27/28     359.15    11/01/98      70.0    9.625         307.55
238-51   5100018349        59,900.00      59,872.83   09/01/98    07/02/24     311.00    09/29/98      84.2   11.750         568.57
238-51   5100018356        29,700.00      29,557.84   09/06/98    07/20/10     143.15    11/01/98      79.8   14.625         404.81
238-51   5100018414        25,900.00      25,795.68   09/06/98    07/16/13     179.15    11/01/98      81.9   11.125         273.58
238-51   5100018422        24,500.00      24,404.11   09/01/98    07/22/08     119.00    09/29/98      60.3   12.475         330.64
238-51   5100018430        22,750.00      22,657.81   09/01/98    07/16/13     179.00    09/29/98      79.9   11.875         250.31
238-51   5100018448        17,500.00      17,438.83   09/06/98    07/16/13     179.15    11/01/98      84.9   12.625         200.39
238-51   5100018455        35,700.00      35,401.72   09/06/98    07/22/08     119.15    11/01/98      89.2   11.375         460.87
238-51   5100018463        36,500.00      36,341.42   09/01/98    07/22/08     119.00    09/29/98      89.5   10.625         456.90
238-51   5100018497        19,100.00      18,876.11   09/01/98    07/29/03      59.00    09/29/98      84.9   10.625         379.95
238-51   5100018505        83,800.00      83,800.00   09/01/98    06/27/28     359.00    09/01/98      79.0   11.375         758.63
238-51   5100018513        53,300.00      53,300.00   09/01/98    07/16/13     179.00    09/01/98      45.7   10.500         543.78
238-51   5100018521        62,200.00      62,200.00   09/01/98    07/16/13     179.00    09/01/98      89.9   11.625         675.20
238-51   5100018539        71,300.00      71,235.75   09/01/98    07/10/18     239.00    09/29/98      84.2   12.250         736.12
238-51   5100018547        83,300.00      83,300.00   09/01/98    06/27/28     359.00    09/01/98      85.0    9.375         639.52
238-51   5100018562        38,700.00      38,161.79   09/06/98    07/22/08     119.15    11/29/98      84.9    9.625         464.61
238-51   5100018570        62,100.00      61,820.30   09/01/98    07/22/08     119.00    09/29/98      29.5   10.000         757.39
238-51   5100018588        36,200.00      36,049.42   09/01/98    07/22/08     119.00    09/29/98      86.8   11.375         467.33
238-51   5100018604        17,200.00      17,177.55   09/06/98    07/10/18     239.15    11/01/98      73.5   14.625         204.66
238-51   5100018620        57,700.00      57,599.65   09/01/98    07/16/13     179.00    09/29/98      82.4   12.625         660.71
238-51   5100018695        44,200.00      44,200.00   09/01/98    06/27/28     359.00    09/01/98      85.0   11.490         403.71




ALLIANCE FUNDING                                              Sale Schedule - Group 1, Sub-Pool I & II               Page 27 9/24/98
A division of Superior Bank FSB                1998-3 Class 1 - Initial of Fixed Rate Mortgages - Settlement 9/24/98

                                                                                                                         Zip
Pool ID   Account      Name                            Address                            City                  State   Code
---------------------------------------------------------------------------------------------------------------------------------
238-51   5100018711 CHRISTIE DOUGLAS W              51796 FOX POINTE DRIVE             NEW BALTIMORE             MI     48047
238-51   5100018729 STAMPS TOMMY D                  1804 SOUTH 8TH                     CHICKASHA                 OK     73018
238-51   5100018737 JONES TERRY L                   1919 OWOSSO AVENUE                 OWOSSO                    MI     48867
238-51   5100018745 MAAG MAURICE F                  179 CANEMAH COURT                  OREGON                    OR     97045
238-51   5100018752 YOUMANS ALBERT H                803 N LATSON ROAD                  HOWELL                    MI     48843
238-51   5100018760 SMITH TRACY L                   9472 EAST COLDWATER ROAD           DAVISON                   MI     48423
238-51   5100018778 DONG EDWARD                     545 N TOMAHAWK ISLAND DRIV         PORTLAND                  OR     97217
238-51   5100018786 ANDERSON MARILYN S              4052 DESOTO COURT                  PORT ORCHARD              WA     98366
238-51   5100018794 ASSESSOR RAYMOND L              4709 PARENT AVENUE                 WARREN                    MI     48092
238-51   5100018810 BRANNON JAMES FRANKLIN          45112 RUDGATE ROAD                 CANTON                    MI     48188
238-51   5100018828 BRANNON JAMES FRANKLIN          45112 RUDGATE ROAD                 CANTON                    MI     48188
238-51   5100018851 NOBLE CHRISTOPHE K              3123 MELVIN AVENUE                 ROCHESTER HILLS           MI     48307
238-51   5100018869 GANGELHOFF THEODORE L           2109 N 10TH ST                     FARGO                     ND     58102
238-51   5100018885 FICK DEBORAH L                  4905 GRACE STREET                  MONTAGUE                  MI     49437
238-51   5100018893 GORDON JEFFREY J                6379 PARK TRAIL DRIVE              CLARKSTON                 MI     48348
238-51   5100018927 THOMPSON DANIEL F               64720 E RIVERSIDE DRIVE            BRIGHTWOOD                OR     97011
238-51   5100018935 ELLINGTON WILLIAM D             1029 CEDAR AVENUE                  RICHLAND                  WA     99352
238-51   5100018950 SHOEMAKER KIRSTEN R             15657 FOCH                         LIVONIA                   MI     48154
238-51   5100018968 GREEN RANDALL W                 7460 NORTH HURON AVENUE            PORTLAND                  OR     97203
238-51   5100018992 SORENSON BARBARA A              11655 TOPVIEW                      WILLIAMSBURG              MI     49690
238-51   5100019008 REYNOLDS JUDY A                 360 MCKINLEY ROAD                  GROSSE POINTE FARMS       MI     48236
238-51   5100019016 GROVER LINDA                    629 NORTH THIRD STREET             KLAMATH FALLS             OR     97601
238-51   5100019024 BLOUNT PEGGY LEE                1021 JEFFERSON AVENUE              PETOSKEY                  MI     49770
238-51   5100019032 CAMERON DIANE                   691 N CUSTER ROAD                  CUSTER                    MI     49405
238-51   5100019040 GALLAGHER PATRICK M             1016 SOUTH 19TH AVENUE             YAKIMA                    WA     98902
238-51   5100019057 WEISBROD MARK C                 43142 HADLEY COURT                 CANTON                    MI     48188
238-51   5100019065 DYER DIANE                      424 HOPE HILL ROAD                 WALLINGFORD               CT     06492
238-51   5100019073 ELLIS J W III                   2928 59TH AVE NE                   TACOMA                    WA     98422
238-51   5100019081 LAUINGER MARIANNE P             290 EAST PRINCETON AVENUE          PONTIAC                   MI     48340
238-51   5100019099 WRIGHT CYNTHIA M                6783 RAVENSWOOD                    SMITHS CREEK              MI     48074
238-51   5100019115 MARSHALL JAMES C                6501 KENTUCKY DRIVE                CENTRAL POINT             OR     97502
238-51   5100019123 BOWMAN CHRIS D                  2133 NORTH 5TH STREET              SPRINGFIELD               OR     97477
238-51   5100019131 RIEDLINGER JAMES D              1340 N GOULD STREET                COQUILLE                  OR     97423
238-51   5100019172 NEHER TALBOT LAWRENCE           1545 GARFIELD ROAD                 TRAVERSE CITY             MI     49686
238-51   5100019180 MASON SUSAN E                   1293 S BEACH DRIVE                 CAMANO ISLAND             WA     98292
238-51   5100019230 COLLINS HOWARD R                4670 SE ROETHE ROAD                MILWAUKIE                 OR     97267
238-51   5100019248 SHIELDS DAVID SHAWN             637 NORTH BROADWAY STREET          EDMOND                    OK     73034
238-51   5100019289 BELLENOT RONALD K               805 NORTH PARK AVENUE              REDDING                   CT     06612
238-51   5100019297 BELLENOT RONALD K               805 NORTH PARK AVENUE              REDDING                   CT     06612
238-51   5100019305 DOLMETSCH JAMES M               14168 GOLFVIEW STREET              LIVONIA                   MI     48154
238-51   5100019321 HULINGS WADE C                  21 SOUTH AVENUE                    MERIDEN                   CT     06450
238-51   5100019347 FLOWERS CLARA                   13414 VASSAR DRIVE                 DETROIT                   MI     48235
238-51   5100019354 LUDTKE EDWARD C                 28763 GREENING                     FARMINGTON HILLS          MI     48334
238-51   5100019362 DAVISON WILLARD C               6364 AVENUE 1                      LASALLE                   MI     48145
238-51   5100019370 COLLINS DAWN M                  617 DEERFIELD CT                   SPEARFISH                 SD     57783
238-51   5100019404 ROSE DAVID W                    69 48TH AVENUE                     ZEELAND                   MI     49464
238-51   5100019412 ROOSEBOOM JACK                  91 11TH STREET                     PLAINWELL                 MI     49080
238-51   5100019420 WEBB STEVEN M                   1225 W FIFTH ST                    ARLINGTON                 OR     97812
238-51   5100019438 WILSON DENNIS L                 70 W SONOMA                        HAZEL PARK                MI     48030
238-51   5100019446 MURPHY ROBERT G                 1714 E BROAD AVENUE                SPOKANE                   WA     99207
238-51   5100019487 DEDENBACH JAMES A               32743 STRICKER                     WARREN                    MI     48093
238-51   5100019495 KROPF CURTIS D                  910 SCEPTER COURT NE               SALEM                     OR     97301
238-51   5100019529 ANDERSON JOHN R                 7840 BISCAYNE AVENUE               WHITE LAKE                MI     48383
238-51   5100019537 VALKEN RICHARD M                820 PLEASANT RIDGE                 LAKE ORION                MI     48362
238-51   5100019545 WAGNER DARWIN                   36015 VAUGHN STREET                CLINTON TOWNSHIP          MI     48035
238-51   5100019552 BEAVER JOHN R                   1303 NORTH SANDUSKY ROAD           SANDUSKY                  MI     48471
238-51   5100019578 JONES RONALD L                  639 YAMHILL STREET                 SHERIDAN                  OR     97378
238-51   5100019610 SALISBURY ILENE J               2154 REMINGTON WAY NE              GRAND RAPIDS              MI     49505
238-51   5100019644 SCHULTZ GARY                    18745 O HARA ROAD                  HEMLOCK                   MI     48626
238-51   5100019651 SCHULTZ GARY                    18745 O HARA ROAD                  HEMLOCK                   MI     48626
238-51   5100019669 NICHOLSON AVRIL G               1814 SW 44TH STREET                PENDLETON                 OR     97801
238-51   5100019677 BIEBER KIM R                    6 JUNIPER LANE                     BROOKFIELD                CT     06804

                         Principal       Cut-off Date   First                                        Original Current    Scheduled
                         Balance at      Principal     Payment     Maturity      Rem       Date        LTV   Mortgage     Payment
Pool ID   Account        Origination      Balance       Date        Date        Term       Due        Ratio    Rate      Int & Prin
----------------------------------------------------  ---------   ---------    ------    ---------  --------------------------------
238-51   5100018711       102,800.00     101,830.06   09/06/98    07/22/08     119.15    11/01/98      76.1    9.250       1,214.71
238-51   5100018729        77,400.00      76,714.94   09/06/98    07/22/08     119.15    11/01/98      90.0   10.375         958.88
238-51   5100018737        47,600.00      47,403.33   09/01/98    07/22/08     119.00    09/29/98      84.7   11.490         617.38
238-51   5100018745        36,500.00      36,351.63   09/06/98    07/16/13     179.15    11/01/98      57.1   11.025         383.42
238-51   5100018752        34,100.00      33,926.62   09/01/98    07/22/08     119.00    09/29/98      46.9   10.125         418.07
238-51   5100018760        22,800.00      22,603.90   09/06/98    07/22/08     119.15    11/01/98      82.3   10.875         288.37
238-51   5100018778       212,200.00     210,111.76   09/06/98    07/22/08     119.15    11/01/98      72.4    8.500       2,428.18
238-51   5100018786       118,700.00     118,505.23   09/06/98    07/10/18     239.15    11/01/98      87.9   12.975       1,281.62
238-51   5100018794        42,300.00      41,797.64   09/01/98    07/29/03      59.00    09/29/98      66.5   10.125         831.81
238-51   5100018810       125,800.00     125,445.71   09/06/98    07/10/18     239.15    11/01/98      74.0    8.875       1,035.37
238-51   5100018828        27,100.00      26,870.26   09/06/98    07/22/08     119.15    11/01/98      89.9   11.125         346.29
238-51   5100018851        18,300.00      18,300.00   09/01/98    07/22/08     119.00    09/01/98      63.5   11.125         233.84
238-51   5100018869        43,800.00      43,780.38   09/06/98    06/27/28     359.15    11/01/98      67.9   12.750         439.34
238-51   5100018885        45,400.00      45,400.00   09/01/98    07/10/18     239.00    09/01/98      77.0   10.490         418.08
238-51   5100018893        64,200.00      64,125.74   09/01/98    07/10/18     239.00    09/29/98      77.7   10.375         586.63
238-51   5100018927        57,300.00      57,193.04   10/06/98    08/09/18     240.16    12/01/98      89.7   12.025         583.26
238-51   5100018935        24,700.00      24,572.20   09/01/98    07/24/07     107.00    09/29/98      72.3   10.475         326.82
238-51   5100018950        26,600.00      26,277.77   09/01/98    07/29/03      59.00    09/29/98      80.1    9.375         514.06
238-51   5100018968        55,600.00      55,600.00   09/01/98    07/20/10     143.00    09/01/98      84.1    9.375         594.87
238-51   5100018992        65,700.00      65,555.18   09/01/98    07/10/18     239.00    10/27/98      89.7   10.775         616.66
238-51   5100019008       118,900.00     118,725.87   09/06/98    07/05/22     287.15    11/01/98      48.3   10.375       1,035.63
238-51   5100019016        85,000.00      84,973.48   09/01/98    06/27/28     359.00    09/29/98      85.0   11.240         761.44
238-51   5100019024        40,300.00      40,300.00   10/01/98    08/15/13     180.00    10/01/98      54.4   10.000         399.70
238-51   5100019032        61,700.00      61,153.89   09/06/98    07/22/08     119.15    11/01/98      74.6   10.375         764.38
238-51   5100019040        38,700.00      38,626.28   09/06/98    07/10/18     239.15    11/01/98      89.9   11.875         390.20
238-51   5100019057        80,100.00      80,100.00   09/01/98    07/16/13     179.00    09/01/98      84.9   11.490         863.15
238-51   5100019065        81,900.00      81,861.04   09/01/98    06/27/28     359.00    09/29/98      63.0    9.275         623.28
238-51   5100019073        48,400.00      48,400.00   09/01/98    07/20/10     143.00    09/01/98      89.7   10.875         556.66
238-51   5100019081        41,000.00      40,615.86   09/06/98    07/22/08     119.15    11/01/98      74.5    9.375         487.05
238-51   5100019099       131,200.00     131,121.56   09/01/98    07/04/23     299.00    09/29/98      89.8   10.875       1,175.98
238-51   5100019115        80,900.00      80,712.08   09/06/98    07/10/18     239.15    11/01/98      65.2   10.375         739.23
238-51   5100019123        20,400.00      20,327.66   09/06/98    07/16/13     179.15    11/01/98      84.4   12.475         231.76
238-51   5100019131        62,900.00      62,847.80   09/01/98    07/02/24     311.00    09/29/98      74.0    8.375         457.42
238-51   5100019172        58,400.00      58,153.77   09/01/98    07/11/17     227.00    09/29/98      67.1    7.875         456.47
238-51   5100019180       200,200.00     200,200.00   10/01/98    08/15/13     180.00    10/01/98      40.8   10.240       2,012.81
238-51   5100019230        65,400.00      65,344.85   09/06/98    07/04/23     299.15    11/01/98      89.2   12.875         675.15
238-51   5100019248        34,000.00      33,935.03   10/06/98    08/09/18     240.16    12/01/98      85.0   11.850         342.26
238-51   5100019289       256,000.00     255,768.12   09/06/98    06/27/28     359.15    11/01/98      80.0    9.525       1,991.21
238-51   5100019297        32,000.00      31,977.81   09/06/98    07/02/28     359.15    11/01/98      90.0   10.775         276.28
238-51   5100019305        78,600.00      78,515.73   09/06/98    07/04/23     299.15    11/01/98      89.9   11.525         738.77
238-51   5100019321        34,000.00      33,845.77   09/01/98    07/22/08     119.00    09/29/98      48.5    9.875         412.50
238-51   5100019347        73,500.00      72,776.70   09/06/98    07/22/08     119.15    11/01/98      49.6    8.500         841.05
238-51   5100019354        50,300.00      49,972.96   09/06/98    07/16/13     179.15    11/29/98      54.6   10.375         509.58
238-51   5100019362        86,100.00      86,027.58   09/06/98    06/27/28     359.15    11/01/98      70.0    9.875         690.10
238-51   5100019370        13,900.00      13,900.00   10/01/98    08/21/08     120.00    10/01/98      89.9   11.275         178.71
238-51   5100019404        50,400.00      50,350.53   09/06/98    07/04/23     299.15    11/01/98      87.5   12.025         490.82
238-51   5100019412        32,700.00      32,568.32   10/06/98    08/15/13     180.16    12/01/98      56.4   11.125         345.40
238-51   5100019420        28,800.00      28,122.19   09/06/98    07/29/03      59.15    11/01/98      84.7   10.625         572.91
238-51   5100019438        69,600.00      69,600.00   09/01/98    07/04/23     299.00    09/01/98      84.8    9.625         566.87
238-51   5100019446        55,500.00      55,458.18   09/01/98    07/04/23     299.00    09/29/98      77.0    9.525         448.46
238-51   5100019487        93,100.00      93,100.00   10/01/98    07/27/28     360.00    10/01/98      74.4    9.625         730.43
238-51   5100019495        57,400.00      57,400.00   09/01/98    07/16/13     179.00    09/01/98      84.6   11.490         618.54
238-51   5100019529        33,400.00      32,675.94   09/01/98    07/22/08     119.00    09/29/98      67.1   10.740         420.09
238-51   5100019537        36,500.00      36,410.98   09/06/98    07/10/18     239.15    11/01/98      69.5   10.000         325.11
238-51   5100019545        61,700.00      61,484.34   09/06/98    07/16/13     179.15    11/01/98      81.8   12.625         706.51
238-51   5100019552        27,900.00      27,784.72   09/01/98    07/22/08     119.00    09/29/98      81.0   11.490         361.87
238-51   5100019578        71,700.00      71,596.60   09/01/98    07/09/19     251.00    09/29/98      71.7    7.875         537.74
238-51   5100019610        40,700.00      40,700.00   10/01/98    08/24/06      96.00    10/01/98      69.0   10.125         572.45
238-51   5100019644        81,200.00      81,200.00   10/01/98    08/15/13     180.00    10/01/98      74.9    8.375         732.52
238-51   5100019651        15,900.00      15,900.00   10/01/98    08/15/13     180.00    10/01/98      89.6   10.375         161.08
238-51   5100019669        29,800.00      29,681.37   09/01/98    07/22/08     119.00    09/29/98      84.4   12.125         396.57
238-51   5100019677       108,300.00     108,300.00   10/01/98    08/09/18     240.00    10/01/98      81.4    9.625         939.92



ALLIANCE FUNDING                                              Sale Schedule - Group 1, Sub-Pool I & II               Page 28 9/24/98
A division of Superior Bank FSB                1998-3 Class 1 - Initial of Fixed Rate Mortgages - Settlement 9/24/98

                                                                                                                         Zip
Pool ID   Account      Name                            Address                            City                  State   Code
---------------------------------------------------------------------------------------------------------------------------------
238-51   5100019701 PALMER PAUL R                   368 NORTH STONINGTON ROAD          STONINGTON                CT     06385
238-51   5100019727 DAVIS PHYLLIS N                 9265 THIRD STREET                  BERRIEN SPRINGS           MI     49103
238-51   5100019735 SWIFT GEORGE H                  22 ELIZABETH STREET                TRUMBULL                  CT     06611
238-51   5100019743 GARDNER MARC R                  35458 FIRLOCK PARK BLVD            ST HELENS                 OR     97051
238-51   5100019784 HILLER DONALD H                 3612 NORTH WATERVIEW ST            TACOMA                    WA     98407
238-51   5100019818 BAKER LARRY J                   313 WEST 14TH STREET               PORT ANGELES              WA     98362
238-51   5100019826 PATAIL BRYANNE M                45658 CIDER MILL ROAD              NOVI                      MI     48374
238-51   5100019859 WESTMAN CHESTER K               3211 ELM AVENUE                    RAPID CITY                SD     57701
238-51   5100019883 CLARK REBECCA                   3312 P STREET                      VANCOUVER                 WA     98663
238-51   5100019891 HOIDAHL KATHLEEN M              17554 PAINTER LOOP NE              HUBBARD                   OR     97032
238-51   5100019909 ABERNATHY ALMA L                16655 WHITCOMB                     DETROIT                   MI     48235
238-51   5100019917 FERREIRA THOMAS R               2306 SE 76TH AVENUE                PORTLAND                  OR     97215
238-51   5100019941 CLINE DAVID LEE                 4922 N MCCLELLAND ROAD             BRECKENRIDGE              MI     48615
238-51   5100019958 WURSTER VINCENT P               20417 7TH ST                       SUMNER                    WA     98390
238-51   5100019966 PRIEMER ROBIN D                 22118 TREDWELL AVENUE              FARMINGTON HILLS          MI     48336
238-51   5100020006 HENDSCH ROBERT B                1228 W LAKE SAMMAMISH PARK         BELLEVUE                  WA     98008
238-51   5100020014 TANGO TODD M                    289 GREAT HILL ROAD                RIDGEFIELD                CT     06877
238-51   5100020022 JOHNSON CLIFFORD D              4242 DAISY STREET                  SPRINGFIELD               OR     97478
238-51   5100020048 ALLEN ERNEST HOMER              20138 WAKEFIELD STREET             DETROIT                   MI     48221
238-51   5100020063 RENFRAE NOLDEN A                4900 HOLCOMB STREET                DETROIT                   MI     48214
238-51   5100020071 REHBEIN PATRICIA J              2795 SW ANGELINE COURT             GRESHAM                   OR     97080
238-51   5100020089 DEBLASIO ALLAN R                15 WASHINGTON ROAD                 CROMWELL                  CT     06416
238-51   5100020097 PERRIN ELWOOD L                 3330 RUNKLE RD                     NILES                     MI     49120
238-51   5100020113 GRUBBS JEFFREY A                6636 LINDSEY ROAD                  CHINA                     MI     48054
238-51   5100020121 SPILAK JAMES T                  29544 FLORENCE                     GARDEN CITY               MI     48135
238-51   5100020139 WILLIAMS JACQUELINE             8796 SHORT CUT ROAD                FAIR HAVEN                MI     48023
238-51   5100020147 BURKHART RICHARD L              3436 ALPINE RD                     TROY                      MI     48084
238-51   5100020154 STANSBERRY JAMES W              11444 LA SALLE STREET              YALE                      MI     48097
238-51   5100020162 HERRICK EDWARD J                1619 NORTH CHANDLER STREET         LINCOLN PARK              MI     48146
238-51   5100020188 DICKERSON JERRY L               7210 NE 134TH AVENUE               VANCOUVER                 WA     98682
238-51   5100020196 WOODFORD ROBERT C               1215 BENSON DRIVE                  NORMAN                    OK     73071
238-51   5100020212 RADKE RICHARD B                 12432 JUANITA DRIVE NORTHE         KIRKLAND                  WA     98034
238-51   5100020279 SLATER IRVIN L                  1147 IDAHO AVENUE                  COOS BAY                  OR     97420
238-51   5100020287 HEISE ERIC M                    12832 ROYAL GRAND                  REDFORD                   MI     48239
238-51   5100020329 MITCHELTREE DONALD D            2395 RIVERWOOD DRIVE               TWIN LAKE                 MI     49457
238-51   5100020337 SURBER JACK A                   2522 198TH PLACE SOUTHWEST         LYNNWOOD                  WA     98036
238-51   5100020345 MINIX STEVE                     3325 PICKETT ROAD                  PARMA                     MI     49269
238-51   5100020352 ULRICH PATRICIA A               13773 DIVISION STREET              CHARLEVOIX                MI     49720
238-51   5100020410 CRAIG JEFF                      724 N SIXTH AVENUE                 WALLA WALLA               WA     99362
238-51   5200000692 RENSHAW LAWRENCE P JR           303 CATRON AVE                     BELTON                    MO     64012
238-51   5200000700 THOMAS YVETTE                   1703 STONEY TERRACE DR             BALLWIN                   MO     63021
238-51   5200000825 STERN MARILYN S                 2470 LAUDER DRIVE                  MAITLAND                  FL     32751
238-51   5400002068 BRANDT CHARLES                  4590 SCHOEDEL                      MANISTEE                  MI     49660
238-51   5500002075 PUGGIONI PATRICIA               8 MOUNT RAINIER AVENUE             FARMINGVILLE              NY     11738
238-51   5500002125 VORHOFF RHONDA M                6129 BELTON AVENUE                 GARDEN CITY               MI     48135
238-51   5500002158 OLSEN, ROLF NILS                650 MAIN ST                        YOUNGSTOWN                NY     14174
238-51   5500002174 DANIELS HARVEY                  1 HEMION WAY                       SUFFERN                   NY     10901
238-51   5500002182 MOWERS CARL E                   572 NORTHFIELD DR                  YOUNGSTOWN                NY     14174
238-51   5500002190 DUDA BOGUSLAW                   47 STEAM HOLLOW ROAD               GREENFIELD PARK           NY     12435
238-51   5500002208 TUBBS JAMES L                   353 NORTH HAMILTON STREET          PAINTED POST              NY     14870
238-51   5500002224 VALENTI YOLANDA                 8 GAY LYN DRIVE                    ALBANY                    NY     12205
238-51   5500002257 AUMANN WILLIAM E                451 1ST ST                         OXFORD                    MI     48371
238-51   5500002265 WELSH NANCY J                   80 NEW RD                          EAST AMHERST              NY     14051
238-51   5500002273 YONKOSKI GARY D                 154 FORT COVINGTON STREET          MALONE                    NY     12953
238-51   5500002307 HARRISON DOROTHY A              83 FAIRVIEW AVENUE                 BINGHAMTON                NY     13904
238-51   5500002323 FLOREN ELLIOT                   2715 COVERED BRIDGE ROAD           MERRICK                   NY     11566
238-51   5500002356 KULOVITZ ROBIN B                96 CONSTITUTION DR                 SHREWSBURY                NJ     07702
238-51   5500002422 BONFANTE GLEN                   28 PROCTOR AVENUE                  LATHAM                    NY     12110
238-51   5500002430 ANDERSON STEVEN C               2103 SW 71ST WY                    DAVIE                     FL     33317
238-51   5500002448 SCORCIA ALFRED                  13 COURT STREET                    ELMONT                    NY     11003
238-51   5500002455 FLETCHER DONNA P                100 EMPIRE DRIVE                   HORSEHEADS                NY     14845
238-51   5500002471 JACKSON BOOKER T                14461 ROSSINI                      DETROIT                   MI     48205

                         Principal       Cut-off Date   First                                        Original Current    Scheduled
                         Balance at      Principal     Payment     Maturity      Rem       Date        LTV   Mortgage     Payment
Pool ID   Account        Origination      Balance       Date        Date        Term       Due        Ratio    Rate      Int & Prin
----------------------------------------------------  ---------   ---------    ------    ---------  --------------------------------
238-51   5100019701        82,100.00      82,010.64   09/01/98    06/27/28     359.00    09/29/98      78.1    9.875         658.04
238-51   5100019727        56,400.00      56,158.06   09/06/98    07/15/14     191.15    11/01/98      62.3    9.125         516.43
238-51   5100019735       175,500.00     175,105.47   09/06/98    07/10/18     239.15    11/01/98      90.0   10.625       1,630.84
238-51   5100019743        66,000.00      65,828.86   09/06/98    07/12/16     215.15    11/01/98      60.0   11.500         669.04
238-51   5100019784       132,900.00     132,900.00   10/01/98    07/27/28     360.00    10/01/98      69.9   11.500       1,214.81
238-51   5100019818       114,300.00     114,125.66   10/06/98    08/04/22     288.16    12/01/98      90.0   10.125         977.05
238-51   5100019826        58,900.00      58,900.00   10/01/98    08/24/06      96.00    10/01/98      69.9    9.625         814.09
238-51   5100019859        21,600.00      21,450.10   10/06/98    08/20/09     132.16    12/01/98      89.8   11.725         269.43
238-51   5100019883        22,700.00      22,700.00   10/01/98    08/21/08     120.00    10/01/98      64.2   13.490         318.88
238-51   5100019891        54,700.00      54,700.00   10/01/98    08/14/14     192.00    10/01/98      73.3   11.490         575.80
238-51   5100019909        68,600.00      68,600.00   10/01/98    07/27/28     360.00    10/01/98      84.6    9.525         533.58
238-51   5100019917        86,400.00      86,400.00   10/01/98    08/15/13     180.00    10/01/98      73.8    8.875         802.89
238-51   5100019941        46,700.00      46,511.92   10/06/98    08/15/13     180.16    12/01/98      88.9   11.125         493.28
238-51   5100019958        17,300.00      17,300.00   10/01/98    08/21/08     120.00    10/01/98      84.9   11.490         224.38
238-51   5100019966        50,000.00      50,000.00   10/01/98    08/21/08     120.00    10/01/98      74.5   10.375         619.43
238-51   5100020006        56,400.00      56,400.00   10/01/98    08/03/23     300.00    10/01/98      59.7   11.240         519.29
238-51   5100020014        27,500.00      27,500.00   10/01/98    08/03/23     300.00    10/01/98      84.2   11.625         260.33
238-51   5100020022        18,500.00      18,429.73   10/06/98    08/15/13     180.16    12/01/98      69.3   11.750         202.19
238-51   5100020048        73,500.00      72,816.25   10/06/98    08/21/08     120.16    12/01/98      51.7    9.500         877.75
238-51   5100020063        15,600.00      15,463.89   10/06/98    08/21/08     120.16    12/01/98      73.5   10.625         195.28
238-51   5100020071        43,600.00      43,600.00   10/01/98    08/21/08     120.00    10/01/98      36.3    9.875         528.98
238-51   5100020089        18,500.00      18,500.00   10/01/98    08/21/08     120.00    10/01/98      89.9   11.125         236.40
238-51   5100020097        73,600.00      73,600.00   10/01/98    08/09/18     240.00    10/01/98      73.6    9.875         649.94
238-51   5100020113        24,900.00      24,900.00   10/01/98    08/09/18     240.00    10/01/98      89.8   11.125         239.18
238-51   5100020121        30,400.00      30,400.00   10/01/98    08/21/08     120.00    10/01/98      56.0   10.625         380.54
238-51   5100020139        53,500.00      53,500.00   10/01/98    08/09/18     240.00    10/01/98      44.5    9.625         464.32
238-51   5100020147        19,300.00      19,300.00   10/01/98    08/21/08     120.00    10/01/98      67.3   10.125         236.62
238-51   5100020154       102,000.00     102,000.00   10/01/98    08/09/18     240.00    10/01/98      85.0    9.275         863.76
238-51   5100020162        24,100.00      24,100.00   10/01/98    08/15/13     180.00    10/01/98      89.4   11.375         258.08
238-51   5100020188        52,300.00      52,029.05   10/06/98    08/18/11     156.16    12/01/98      50.7   11.500         597.53
238-51   5100020196        42,000.00      41,602.13   10/06/98    08/23/07     108.16    12/01/98      85.7   12.275         594.58
238-51   5100020212       167,800.00     167,800.00   10/01/98    08/09/18     240.00    10/01/98      69.9    8.625       1,356.33
238-51   5100020279        59,700.00      59,700.00   10/01/98    08/24/06      96.00    10/01/98      81.2    9.775         829.50
238-51   5100020287        62,900.00      62,900.00   10/01/98    08/15/13     180.00    10/01/98      74.0    8.000         554.79
238-51   5100020329        16,600.00      16,586.54   10/06/98    08/01/24     312.16    12/01/98      89.9   12.375         164.72
238-51   5100020337        26,100.00      26,100.00   10/01/98    08/15/13     180.00    10/01/98      79.8   13.250         308.76
238-51   5100020345        29,100.00      29,100.00   10/01/98    08/21/08     120.00    10/01/98      35.2    9.625         349.36
238-51   5100020352        20,500.00      20,500.00   10/01/98    08/28/03      60.00    10/01/98      88.0   11.125         412.50
238-51   5100020410        27,200.00      27,071.44   10/06/98    08/16/12     168.16    12/01/98      78.8   10.875         291.55
238-51   5200000692        37,800.00      37,698.01   09/06/98    07/11/17     227.15    11/01/98      60.0   10.125         345.20
238-51   5200000700        15,200.00      15,200.00   09/01/98    07/29/03      59.00    09/01/98      76.5   10.500         301.50
238-51   5200000825        34,100.00      34,073.02   09/01/98    07/05/22     287.00    09/29/98      64.2    9.875         286.01
238-51   5400002068        30,700.00      30,634.36   09/06/98    07/11/17     227.15    11/01/98      55.8   12.000         316.05
238-51   5500002075       104,500.00     104,195.86   08/06/98    06/10/17     226.13    10/01/98      75.1    9.500         915.17
238-51   5500002125        39,300.00      38,784.40   09/06/98    07/26/05      83.15    11/01/98      76.3   14.000         679.65
238-51   5500002158        55,300.00      55,199.11   09/01/98    07/16/13     179.00    09/29/98      75.8   12.125         616.67
238-51   5500002174        23,800.00      23,612.41   09/06/98    07/22/08     119.15    11/01/98      89.2   12.375         319.91
238-51   5500002182        61,000.00      60,865.54   09/06/98    07/10/18     239.15    11/01/98      78.2   10.775         572.55
238-51   5500002190        31,200.00      31,200.00   09/01/98    07/29/03      59.00    09/01/98      85.6   11.375         631.41
238-51   5500002208        24,600.00      24,408.92   09/06/98    07/22/08     119.15    11/01/98      84.8   12.625         333.98
238-51   5500002224        13,600.00      13,555.23   09/06/98    07/16/13     179.15    11/01/98      81.7   13.250         160.89
238-51   5500002257        33,600.00      33,479.73   09/06/98    07/16/13     179.15    11/01/98      85.2   12.375         379.70
238-51   5500002265        51,200.00      50,593.94   09/06/98    07/16/13     179.15    11/01/98      54.4   10.875         533.40
238-51   5500002273        29,900.00      29,799.33   09/01/98    07/20/10     143.00    09/29/98      75.3    9.875         327.80
238-51   5500002307        19,700.00      19,665.85   09/06/98    07/09/19     251.15    11/01/98      77.4   11.625         193.16
238-51   5500002323        44,800.00      44,733.38   09/06/98    07/04/23     299.15    11/01/98      56.2    9.625         364.88
238-51   5500002356        31,100.00      30,958.92   09/01/98    07/22/08     119.00    09/29/98      70.3    9.875         377.32
238-51   5500002422        40,100.00      39,910.08   10/06/98    08/18/11     156.16    12/01/98      77.8   12.625         483.93
238-51   5500002430        11,300.00      11,267.08   09/06/98    07/16/13     179.15    11/01/98      83.5   14.500         142.41
238-51   5500002448        26,800.00      26,800.00   09/01/98    07/19/11     155.00    09/01/98      85.0   11.375         304.31
238-51   5500002455        40,900.00      40,900.00   09/01/98    07/22/08     119.00    09/01/98      88.2   11.625         533.40
238-51   5500002471        21,300.00      21,300.00   10/01/98    08/15/13     180.00    10/01/98      73.7   11.875         234.36




ALLIANCE FUNDING                                              Sale Schedule - Group 1, Sub-Pool I & II               Page 29 9/24/98
A division of Superior Bank FSB                1998-3 Class 1 - Initial of Fixed Rate Mortgages - Settlement 9/24/98

                                                                                                                         Zip
Pool ID   Account      Name                            Address                            City                  State   Code
---------------------------------------------------------------------------------------------------------------------------------
238-51   5500002554 DUNANT ERIC S                   125 CEDAR HILL DRIVE               DOVER                     PA     17315
238-51   5500002562 NICKOLA STANLEY F               44 ELLICOTT ST                     SALAMANCA                 NY     14779
238-51   5600004229 MCKENNA DONNA M                 23483 ELM ROAD                     NORTH OLMSTED             OH     44070
238-51   5600004302 ROBBINS VINA                    4705 CHENAULT RD                   DANVILLE                  KY     40422
238-51   5600004336 PIVER STACIE M                  W2461 COUNTY ROAD D                ELKHORN                   WI     53121
238-51   5600004351 BROCK DANIEL R                  327 WASHINGTON COURT               SHEBOYGAN                 WI     53081
238-51   5600004369 MORRIS MICHAEL R                411 WEST SOUTH STREET              MCCOMB                    OH     45858
238-51   5600004443 GALE DAVID                      6200 OXFORD STREET                 ST LOUIS PARK             MN     55416
238-51   5600004468 WEST RUSSELL D                  185 NE WILLBROOK CIRCLE            CLEVELAND                 TN     37323
238-51   5600004476 KOSKI JOHN                      7651 BISHOPS WAY                   FRANKLIN                  WI     53132
238-51   5600004484 MCMANUS JACKLYNN M              33706 FERN DR                      BURLINGTON                WI     53105
238-51   5600004492 BURNS PATRICK W                 405 NORTH BROAD STREET             ELKHORN                   WI     53121
238-51   5600004500 VAN KEPPEL CORNELIUS W          202 STANLEY STREET                 VALPARAISO                IN     46383
238-51   5600004534 ELDER JAMES G                   12745 W CAMERON AVE                BUTLER                    WI     53007
238-51   5600004567 CAMPBELL WILLIAM                923 MACKOW DRIVE                   TOLEDO                    OH     43607
238-51   5600004617 LUNDBERG MICHAEL CHARLES        5704 XERXES AVENUE SOUTH           EDINA                     MN     55410
238-51   5600004625 HOWARD VALERIE A                641 W ORANGE STREET                JESUP                     GA     31545
238-51   5600004666 MARCONI ANTHONY J               W309 S10377 WESTVIEW CT            MUKWONAGO                 WI     53149
238-51   5600004690 RINOW LYNN M                    2614 SHILO COURT                   VALRICO                   FL     33594
238-51   5600004708 FEUCHT STEVEN F                 6479 NORTH MINE ROAD               IRON RIDGE                WI     53035
238-51   5600004716 FENHAUS JAMES E                 1204 97TH STREET                   WAUSAU                    WI     54403
238-51   5600004724 FOX NICK L                      1515 CEDAR MILLS DRIVE             MEMPHIS                   TN     38018
238-51   5600004757 SCHULZ BYRDIE A                 N5588 HILLCREST DR                 PLYMOUTH                  WI     53073
238-51   5600004773 KOLQUIST SCOTT A                3729 JOHNSON ROAD                  DULUTH                    MN     55811
238-51   5600004815 WHITE WAYNE THOMAS              603 OAK SHADOW DRIVE               NEW JOHNSONVILLE          TN     37134
238-51   5600004856 COLLINS MARVIN H                110 IRIS DRIVE                     HENDERSONVILLE            TN     37075
238-51   5600004864 JOHNSON RANDOL C                21705 ROUILLARD BOULEVARD          ROGERS                    MN     55374
238-51   5600004872 BEENE JANICE L                  3920 TRILBEY COURT                 INDIANAPOLIS              IN     46236
238-51   5600004880 SHUBURG WILLIAM                 306 RHODODENDRON CIRCLE            CROSSVILLE                TN     38555
238-51   5600004906 CLIFFT TAMMY P                  10015 WEST HIGHWAY 64              BOLIVAR                   TN     38008
238-51   5600004930 KOENIG KEITH A                  2903 COUNTY ROAD U                 WAUSAU                    WI     54401
238-51   5600004955 SPRINGER BARBARA                110 ROBERT PORTER RD               DICKSON                   TN     37055
238-51   5600004963 JOHNSON LUTHER W                2312 STUART AVENUE                 ALBANY                    GA     31707
238-51   5600004971 STEINHAUS BLANE C               201 WOODLAND CT                    KOHLER                    WI     53044
238-51   5600004989 RIDDELL MICHAEL E               2506 ALLISON LANE                  SPRINGFIELD               TN     37172
238-51   5600005002 KEWAN MARK R                    W174 N8697 SCHNEIDER DRIVE         MENOMONEE FALLS           WI     53051
238-51   5600005028 WILSON KENNETH D                109 TIMBERLINE DRIVE               HENDERSONVILLE            TN     37075
238-51   5600005036 LONGHAUSER ROBERT V             247 CUMBERLAND CIRCLE              NASHVILLE                 TN     37214
238-51   5700001760 SHAFFER ROSILE E                5309 MOORE ROAD                    WILLIAMSBURG              MI     49690
238-51   5700001844 BILLBERRY BEN A                 645 AMITY AVENUE                   MUSKEGON                  MI     49442
238-51   5700001869 LOREI DR STEVEN M               402 SANTA CLARA ROAD               TAOS                      NM     87571
238-51   5700001935 DANSER CECIL H                  RT 11                              MIMBRES                   NM     88049
238-51   5700001968 HANAWAY FARR SHARON             195 SANTA CLARA AVENUE #3          OAKLAND                   CA     94610
         -------------------------------------------
                208 Sale Total

238-52    800882300 JOHNSON GEORGE                  1081 BELVEDERE DRIVE               GALLATIN                  TN     37066
238-52    800915365 CAGE BILLY D                    2656 SOLON DRIVE                   NASHVILLE                 TN     37206
238-52    800922957 HOWARD JAMES F                  28 VOORHEES AVENUE                 KINGSTON                  NY     12401
238-52    800924037 ATTEBERRY KATHY D               155 HAZE HYDE HOLLOW               BETHPAGE                  TN     37022
238-52    800924813 MASCIA RAYMOND A                90 FAIR STREET                     CARMEL                    NY     10512
238-52    800929846 HOWARD HARRY M                  3658 OUTLAND ROAD                  MEMPHIS                   TN     38118
238-52    800936403 CONNOR LEON T                   1027 RIVER BEND COURT              RIVERDALE                 GA     30296
238-52    800945313 BRADLEY DELORES ANN             128 HUME AVENUE                    GALLATIN                  TN     37066
238-52    800949455 ASKEW ANTHONY                   935 HALE ROAD                      MEMPHIS                   TN     38116
238-52    800951857 COOPER GREGORY D                1205 ASHLAND FARM ROAD             OXFORD                    GA     30054
238-52    800965675 BERRY CHARLIE L                 1035 NORTH BELEVEDERE BLVD         MEMPHIS                   TN     38107
238-52    800968570 MCEWEN ALLEN BETTY J            4649 SCOTT HOLLOW ROAD             CULLEOKA                  TN     38451
238-52    800969750 FUKUI PERRY A                   4220 PATRICIA STREET               FREMONT                   CA     94536
238-52    800969768 DUPREY RICHARD J                2326 ASCOTT PLACE                  CORDOVA                   TN     38018
238-52    801008368 REYNOLDS CELIA M                2993 ALLSHORE STREET               MEMPHIS                   TN     38118
238-52    801008905 YOUNG JOHN R                    15 HICKORY DRIVE                   ASHEVILLE                 NC     28806
238-52    801010653 ROACH DONALD W                  25 HIGHLAND DRIVE                  STOCKBRIDGE               GA     30281

                         Principal       Cut-off Date   First                                        Original Current    Scheduled
                         Balance at      Principal     Payment     Maturity      Rem       Date        LTV   Mortgage     Payment
Pool ID   Account        Origination      Balance       Date        Date        Term       Due        Ratio    Rate      Int & Prin
----------------------------------------------------  ---------   ---------    ------    ---------  --------------------------------
238-51   5500002554        13,100.00      12,987.33   10/06/98    08/21/08     120.16    12/01/98      87.4   10.875         165.69
238-51   5500002562        33,300.00      33,195.56   10/06/98    08/10/17     228.16    12/01/98      74.0    8.875         279.38
238-51   5600004229        46,800.00      46,254.52   09/06/98    07/25/06      95.15    11/01/98      88.8   11.875         699.00
238-51   5600004302        23,900.00      23,562.60   09/06/98    07/26/05      83.15    11/01/98      84.1   12.125         390.83
238-51   5600004336        40,600.00      40,230.24   09/06/98    07/22/08     119.15    11/01/98      78.3    9.875         492.58
238-51   5600004351        16,200.00      16,113.83   09/06/98    07/16/13     179.15    11/29/98      88.3   12.525         184.53
238-51   5600004369        46,900.00      46,808.15   09/01/98    07/16/13     179.00    09/29/98      79.4   11.375         502.23
238-51   5600004443       100,300.00     100,217.39   09/01/98    07/05/22     287.00    09/29/98      79.0    9.625         825.22
238-51   5600004468        15,900.00      15,763.25   09/06/98    07/22/08     119.15    11/01/98      88.1   10.875         201.10
238-51   5600004476        23,600.00      23,242.96   09/01/98    07/25/06      95.00    09/29/98      20.5    7.875         306.52
238-51   5600004484        69,200.00      68,494.93   09/06/98    07/22/08     119.15    11/01/98      69.2    7.875         770.66
238-51   5600004492        48,338.00      48,256.21   09/06/98    07/10/18     239.15    11/01/98      85.0   12.750         514.78
238-51   5600004500        81,400.00      81,317.77   09/01/98    07/04/23     299.00    09/29/98      74.0    7.750         567.50
238-51   5600004534        41,800.00      41,267.38   09/06/98    07/25/06      95.15    11/01/98      81.6    9.875         582.82
238-51   5600004567        33,000.00      32,926.05   09/06/98    07/11/17     227.15    11/01/98      84.6   11.625         331.91
238-51   5600004617        16,900.00      16,888.98   09/01/98    07/04/23     299.00    09/29/98      74.2   10.375         145.89
238-51   5600004625        49,200.00      49,081.40   09/01/98    07/16/13     179.00    09/29/98      69.2    9.125         463.95
238-51   5600004666        25,900.00      25,785.58   09/06/98    07/16/13     179.15    11/01/98      44.9   10.125         258.71
238-51   5600004690        16,000.00      15,971.76   09/06/98    07/11/17     227.15    11/01/98      71.3   13.500         180.20
238-51   5600004708        44,400.00      44,346.77   09/01/98    07/12/16     215.00    09/29/98      81.9   12.125         467.35
238-51   5600004716        38,800.00      38,638.05   09/06/98    07/16/13     179.15    11/01/98      63.4   10.740         401.19
238-51   5600004724        27,700.00      27,460.05   09/06/98    07/22/08     119.15    11/01/98      39.7   10.750         348.54
238-51   5600004757        43,800.00      43,665.87   09/01/98    07/16/13     179.00    09/29/98      82.5    9.375         419.09
238-51   5600004773        71,400.00      71,244.67   09/06/98    07/10/18     239.15    11/01/98      89.9   10.875         674.63
238-51   5600004815        97,600.00      97,600.00   09/01/98    07/10/18     239.00    09/29/98      73.3    8.375         774.65
238-51   5600004856        67,200.00      66,189.80   10/06/98    08/25/05      84.16    12/01/98      74.6   10.490       1,045.32
238-51   5600004864        21,000.00      21,000.00   10/01/98    08/24/06      96.00    10/01/98      70.9   10.990         304.33
238-51   5600004872        13,100.00      13,071.55   10/06/98    08/15/17     228.16    12/01/98      79.8   11.875         133.82
238-51   5600004880        28,500.00      28,500.00   10/01/98    08/18/11     156.00    10/01/98      89.3   11.525         326.02
238-51   5600004906        25,700.00      25,618.58   10/06/98    08/13/15     204.16    12/01/98      70.3   10.875         255.53
238-51   5600004930        62,200.00      62,004.92   10/06/98    08/10/17     228.16    12/01/98      74.0    8.875         521.84
238-51   5600004955        95,200.00      95,064.29   10/06/98    08/03/23     300.16    12/01/98      76.1    9.875         790.75
238-51   5600004963        64,300.00      64,208.34   10/06/98    08/03/23     300.16    12/01/98      75.6    9.875         534.09
238-51   5600004971        31,800.00      31,410.64   10/06/98    08/24/06      96.16    12/01/98      83.5   10.775         457.45
238-51   5600004989        75,300.00      74,927.39   10/06/98    08/15/13     180.16    12/01/98      75.3    8.875         699.74
238-51   5600005002        20,400.00      20,400.00   10/01/98    07/27/28     360.00    10/01/98      75.0   10.375         170.49
238-51   5600005028        53,700.00      53,700.00   10/01/98    08/08/19     252.00    10/01/98      84.9   10.875         500.73
238-51   5600005036       103,800.00     103,800.00   10/01/98    08/03/23     300.00    10/01/98      86.5   10.125         879.07
238-51   5700001760        56,900.00      56,476.82   09/06/98    07/20/10     143.15    11/01/98      54.7    8.500         582.94
238-51   5700001844        22,800.00      22,717.45   09/06/98    07/14/15     203.15    11/01/98      84.4    9.625         209.93
238-51   5700001869        15,000.00      14,988.16   09/06/98    07/04/23     299.15    11/01/98      80.0   13.250         158.77
238-51   5700001935        80,400.00      80,268.62   09/01/98    07/11/17     227.00    09/29/98      35.7    8.500         657.07
238-51   5700001968        90,100.00      89,970.40   10/06/98    08/06/20     264.16    12/01/98      81.9   12.025         897.93
         ----------------------------------------                              ------                 ---------------------------
                208    10,711,433.00  10,681,538.89                            215.52                  74.6   10.440     110,704.43

238-52    800882300        24,000.00      23,882.92   08/01/98    07/01/08     118.00    09/01/98      87.6   11.700         340.18
238-52    800915365        24,890.00      24,825.66   08/01/98    07/01/13     178.00    09/01/98      89.9   11.250         286.82
238-52    800922957        72,250.00      71,770.38   08/10/98    07/10/13     178.26    09/10/98      85.0    8.750         722.10
238-52    800924037        30,400.00      30,400.00   09/01/98    08/01/18     239.00    09/01/98      76.0    8.990         273.32
238-52    800924813        20,000.00      19,968.13   08/22/98    07/22/18     238.65    09/22/98      88.8   10.900         205.08
238-52    800929846        41,600.00      41,600.00   08/09/98    07/09/18     238.22    09/09/98      80.0   13.300         496.29
238-52    800936403        72,000.00      71,990.41   08/13/98    07/13/08     118.36    09/13/98      80.0   11.600       1,016.41
238-52    800945313        58,000.00      58,000.00   09/01/98    08/01/18     239.00    09/01/98      71.6    9.950         557.79
238-52    800949455        71,400.00      71,167.41   08/08/98    07/08/13     178.19    09/08/98      85.0    8.890         719.52
238-52    800951857        85,000.00      85,000.00   08/24/98    07/24/18     238.72    08/24/98      69.1   10.600         854.34
238-52    800965675        48,500.00      48,347.97   08/14/98    07/14/13     178.39    09/14/98      73.4   11.900         578.96
238-52    800968570        71,500.00      71,162.73   08/27/98    07/27/18     238.82    09/27/98      89.3    9.990         689.52
238-52    800969750        42,750.00      42,595.77   09/01/98    08/01/13     179.00    10/01/98      90.0   10.150         463.32
238-52    800969768        24,630.00      24,605.48   08/20/98    07/20/08     118.59    09/20/98      79.6   13.900         380.94
238-52    801008368        51,000.00      51,000.00   09/01/98    08/01/18     239.00    09/01/98      85.0   11.950         559.78
238-52    801008905        92,650.00      92,373.80   09/01/98    08/01/13     179.00    10/01/98      85.0    8.000         885.41
238-52    801010653        77,500.00      77,500.00   09/17/98    08/17/13     179.51    09/17/98      84.6   10.250         844.71




ALLIANCE FUNDING                                              Sale Schedule - Group 1, Sub-Pool I & II               Page 30 9/24/98
A division of Superior Bank FSB                1998-3 Class 1 - Initial of Fixed Rate Mortgages - Settlement 9/24/98

                                                                                                                         Zip
Pool ID   Account      Name                            Address                            City                  State   Code
---------------------------------------------------------------------------------------------------------------------------------
238-52    801012220 MCGREGOR CAROL A                3305 FAIRWAY DRIVE                 CUMMING                   GA     30041
238-52    801021528 MCFARLIN MARION B               202 GREEN SPRINGS COURT            PALMETTO                  GA     30268
238-52    801038118 MACDOWELL STEVE                 2336 DEFOORS FERRY ROAD            ATLANTA                   GA     30318
         -------------------------------------------
                 20 Sale Total

238-53    661629246 ADAMO JOHN J                    16 LINDEN AVE                      TROY                      NY     12180
238-53    661630848 TARDIO ROBERT L                 17 STOWE LANE                      HOWELL TOWNSHIP           NJ     07731
238-53    801077025 SULTAN ABDELAZIZ M              5933 ARGYLE STREET                 DEARBORN                  MI     48126
238-53    801077165 KING MICHAEL A                  1664 TADMORE STREET                TOLEDO                    OH     43605
238-53    801090432 MONTAGUE MONTY R                150 ROJA DRIVE                     GLOBE                     AZ     85501
238-53    801092560 GUTSCHER PAULINE F              4531 NORTH 51ST AVENUE             PHOENIX                   AZ     85031
238-53    801098724 SIMMONDS DELAND W               1170 DAY ROAD                      UNION CITY                MI     49094
238-53   5100019503 KLEIN DIANE E                   2320/ 2322 SUNSET DRIVE            FOREST GROVE              OR     97116
238-53   5100020253 KUEHL CHARLES H                 5455 WHIPPLE LAKE ROAD             CLARKSTON                 MI     48348
238-53   5100020261 MCVAY JON S                     111 SOUTH MAIN STREET              ONSTED                    MI     49265
238-53   5100020303 DAVIS PERCY G                   30410 RED MAPLE LANE               SOUTHFIELD                MI     48076
238-53   5100020386 STRICKLAND MARGARET E           224 GREEN STREET                   WALLA WALLA               WA     99362
238-53   5100020428 CIARAMITARO JAMES A             20450 BEATRICE                     LIVONIA                   MI     48152
238-53   5100020444 JONES DANA C                    417 N 68TH AVENUE                  YAKIMA                    WA     98908
238-53   5100020469 GAWENDA DAVID                   154 CLEVELAND STREET               TRENTON                   MI     48183
238-53   5100020485 LAMONT ADRIANNE                 3505 WINTER PLACE                  ENUMCLAW                  WA     98022
238-53   5100020493 SCARPELLI ROSALIE E             117 MINOR ST                       ALPENA                    MI     49707
238-53   5100020501 COCHRAN NANCY E                 6310 SHAPPIE ROAD                  INDEPENDENCE TWSHP        MI     48348
238-53   5100020519 HILDENBRAND JOE W               405 KENT STREET                    PORTLAND                  MI     48875
238-53   5100020535 GIBSON WESLEY A                 4981 S 1ST ST                      KALAMAZOO                 MI     49009
238-53   5100020543 GIBSON WESLEY A                 4981 S 1ST ST                      KALAMAZOO                 MI     49009
238-53   5100020568 POWERS BRIAN C                  3404 CLENDENING                    GLADWIN                   MI     48624
238-53   5100020592 COX DAVID WAYNE                 117 RAMSEY DRIVE                   ELK CITY                  OK     73644
238-53   5100020618 ROSKO PAUL A                    201 HENRY RUFF                     GARDEN CITY               MI     48135
238-53   5100020626 STINE RICHARD G                 5605 178TH PLACE SOUTHWEST         LYNNWOOD                  WA     98037
238-53   5100020634 STINE RICHARD G                 5605 178TH PLACE SOUTHWEST         LYNNWOOD                  WA     98037
238-53   5100020667 ROUTTU DAVID J                  104 WEST 20TH STREET               VANCOUVER                 WA     98660
238-53   5100020717 MARTHREL DANIEL                 1414 N TYLER STREET                TACOMA                    WA     98406
238-53   5100020725 RUX DAVID G                     6502 TRENTLAND PARK DRIVE          ABERDEEN                  WA     98520
238-53   5100020766 CARTER ALLEN SHAWN              3703 JENNIFER AVENUE               MUSKOGEE                  OK     74403
238-53   5100020774 MASON BRUCE A                   123 UNION AVENUE                   WEST HAVEN                CT     06516
238-53   5100020790 JOBKAR CARL J                   51310 E MICHIGAN AVE               BELLEVILLE                MI     48111
238-53   5100020808 JAMES LEANN R                   2585 FREIBURGER ROAD               SNOVER                    MI     48472
238-53   5100020816 PINNICK DOROTHY K               261 MIDWAY WALK                    SIX LAKES                 MI     48886
238-53   5100020824 THORNTON MARGARET               19 KENNETH CIRCLE                  WINDSOR                   CT     06095
238-53   5100020832 WIDNER HAROLD L                 9810 PORTAGE LAKE AVENUE           PINCKNEY                  MI     48169
238-53   5100020907 BAKER ROBERT D                  241 N BELLEVUE AVENUE              WALLA WALLA               WA     99362
238-53   5100020915 GOGOLIN SCOTT W                 11891 BEECHER ROAD                 HUDSON                    MI     49247
238-53   5100020964 CRON WALTER F                   117 RICHARDS DRIVE                 MONROE                    MI     48162
238-53   5100020972 GOGOLIN SCOTT W                 11891 BEECHER ROAD                 HUDSON                    MI     49247
238-53   5200001476 SCHIAVONE DEBORAH J             6711 NW 7TH COURT                  MARGATE                   FL     33063
238-53   5200001724 KRAFT DOUGLAS PAUL              930 NORTH 11TH COURT               HOLLYWOOD                 FL     33019
238-53   5500002091 ATKINSON NANCY L                807 COLBY AVENUE                   DELRAN                    NJ     08075
238-53   5500002539 PERRONE JOSEPH J                108 CATHERINE STREET               NORTH SYRACUSE            NY     13212
238-53   5500002547 GUBERMAN MILDRED R              192 PENNSYLVANIA AVE               FREEPORT                  NY     11520
238-53   5500002596 SCHILLER BRUCE                  1 CARSON STREET                    BETHPAGE                  NY     11714
238-53   5500002604 ROE RICHARD E                   50 ELLICOTT CREEK ROAD             TONAWANDA                 NY     14150
238-53   5500002653 STANTON SHERRILL L              2219 SE 13TH TERRACE               CAPE CORAL                FL     33990
238-53   5500002695 ELLIS HERBERT                   257 HALSEY STREET                  BROOKLYN                  NY     11216
238-53   5500002711 GALLO JOSEPH F                  111 BREEZE AVENUE                  RONKONKOMA                NY     11779
238-53   5500002737 GARLAND OSCAR                   130 CARVER DRIVE                   WENONAH                   NJ     08090
238-53   5500002752 PENTONY EILEEN R                65 IROQUOIS COURT                  WAYNE                     PA     19087
238-53   5500002760 COOPER DONALD J                 2122 SEWARD DRIVE                  SARASOTA                  FL     34234
238-53   5500002778 MOSELEY HARRY E                 4409 COBIA DRIVE                   TAMPA                     FL     33617
238-53   5500002794 DOWNEY DENNIS J                 63 MARTERA PLACE                   PITTSBURGH                PA     15205
238-53   5500002810 FLAUM MICHAEL FRANK             11775 SW 102ND STREET              MIAMI                     FL     33186
238-53   5600004823 DAVIS LYNN R                    4538 HANSCHE ROAD                  MT PLEASANT               WI     53403

                         Principal       Cut-off Date   First                                        Original Current    Scheduled
                         Balance at      Principal     Payment     Maturity      Rem       Date        LTV   Mortgage     Payment
Pool ID   Account        Origination      Balance       Date        Date        Term       Due        Ratio    Rate      Int & Prin
----------------------------------------------------  ---------   ---------    ------    ---------  --------------------------------
238-52    801012220        31,000.00      31,000.00   09/04/98    08/04/13     179.08    09/04/98      84.8   10.850         349.43
238-52    801021528        44,500.00      44,500.00   09/19/98    08/19/08     119.57    09/19/98      63.5   10.350         596.73
238-52    801038118        33,500.00      33,500.00   09/21/98    08/21/13     179.64    09/21/98      87.9   10.650         373.43
         ------------------------------------------                            ------                 -----------------------------
                 20     1,017,070.00   1,015,190.66                            190.13                  81.3   10.376      11,194.08

238-53    661629246        70,100.00      69,687.81   03/06/98    01/01/23     293.19    09/18/98      68.7    9.000         542.98
238-53    661630848        51,500.00      50,893.45   04/06/98    02/16/11     150.12    09/21/98      73.7   12.875         628.98
238-53    801077025        98,400.00      98,400.00   10/01/98    08/09/18     240.00    10/01/98      80.0    8.375         781.00
238-53    801077165        45,900.00      45,692.52   10/06/98    08/15/13     180.16    12/01/98      79.1    9.875         452.01
238-53    801090432        68,500.00      67,802.65   10/06/98    08/23/07     108.16    12/01/98      86.7   10.875         920.25
238-53    801092560        43,800.00      43,621.95   10/06/98    08/15/13     180.16    12/01/98      79.6   11.025         460.11
238-53    801098724        42,000.00      41,661.59   10/06/98    08/21/08     120.16    12/01/98      84.8   12.000         556.12
238-53   5100019503        50,600.00      50,600.00   10/01/98    08/15/13     180.00    10/01/98      84.8   12.490         575.30
238-53   5100020253        79,400.00      79,057.20   10/06/98    08/15/13     180.16    12/01/98      84.2   10.375         804.39
238-53   5100020261        68,000.00      68,000.00   10/01/98    08/15/13     180.00    10/01/98      80.0    8.375         613.44
238-53   5100020303        86,300.00      86,300.00   10/01/98    08/24/06      96.00    10/01/98      79.0    9.375       1,182.38
238-53   5100020386        36,200.00      36,200.00   10/01/98    08/09/18     240.00    10/01/98      79.9   10.990         344.65
238-53   5100020428        65,200.00      64,597.72   10/06/98    08/21/08     120.16    12/01/98      65.2    9.625         782.76
238-53   5100020444        50,400.00      50,192.25   10/06/98    08/15/13     180.16    12/01/98      89.9   10.875         525.06
238-53   5100020469        89,700.00      89,700.00   10/01/98    07/27/28     360.00    10/01/98      89.7   10.125         734.25
238-53   5100020485        24,600.00      24,251.38   10/06/98    08/25/05      84.16    12/01/98      89.8   12.025         401.06
238-53   5100020493        23,500.00      23,500.00   10/01/98    08/08/19     252.00    10/01/98      63.5    8.375         183.12
238-53   5100020501        58,000.00      58,000.00   10/01/98    08/28/03      60.00    10/01/98      32.1    9.375       1,120.88
238-53   5100020519        72,400.00      72,400.00   10/01/98    08/18/11     156.00    10/01/98      74.6    7.875         685.66
238-53   5100020535        82,900.00      82,807.06   10/06/98    07/27/28     360.16    12/01/98      74.0    8.500         588.36
238-53   5100020543        17,000.00      16,982.86   10/06/98    08/03/23     300.16    12/01/98      89.1   11.875         163.82
238-53   5100020568        56,300.00      56,300.00   10/01/98    08/04/22     288.00    10/01/98      74.0    9.625         463.21
238-53   5100020592        25,000.00      24,738.94   10/06/98    08/23/07     108.16    12/01/98      81.2   10.375         329.53
238-53   5100020618        20,500.00      20,409.43   10/06/98    08/15/13     180.16    12/01/98      81.1   10.125         204.77
238-53   5100020626       124,100.00     124,100.00   10/01/98    08/09/18     240.00    10/01/98      73.8    8.000         958.07
238-53   5100020634        24,300.00      24,300.00   10/01/98    08/09/18     240.00    10/01/98      88.3   10.375         222.04
238-53   5100020667        22,500.00      22,500.00   10/01/98    08/09/18     240.00    10/01/98      78.1    9.875         198.69
238-53   5100020717        64,300.00      64,300.00   10/01/98    08/09/18     240.00    10/01/98      47.6   10.125         577.64
238-53   5100020725        72,700.00      72,700.00   10/01/98    07/27/28     360.00    10/01/98      64.9   13.240         754.93
238-53   5100020766        11,300.00      11,300.00   10/01/98    08/28/03      60.00    10/01/98      88.5   11.125         227.38
238-53   5100020774        73,200.00      73,200.00   10/01/98    07/27/28     360.00    10/01/98      79.5   13.000         747.43
238-53   5100020790        35,600.00      35,325.50   10/06/98    08/21/08     120.16    12/01/98      69.8   12.750         485.73
238-53   5100020808        17,700.00      17,700.00   10/01/98    08/21/08     120.00    10/01/98      56.1   11.750         232.01
238-53   5100020816        12,800.00      12,755.80   10/06/98    08/15/13     180.16    12/01/98      79.8   12.750         147.53
238-53   5100020824        87,500.00      87,500.00   10/01/98    07/27/28     360.00    10/01/98      74.1    9.625         686.49
238-53   5100020832        57,300.00      57,300.00   10/01/98    08/09/18     240.00    10/01/98      47.7    8.000         442.37
238-53   5100020907        40,000.00      40,000.00   10/01/98    08/21/08     120.00    10/01/98      84.7   10.525         498.64
238-53   5100020915        65,500.00      65,500.00   10/01/98    08/03/23     300.00    10/01/98      74.0    8.250         476.67
238-53   5100020964        38,800.00      38,800.00   10/01/98    08/15/13     180.00    10/01/98      34.6    9.625         376.65
238-53   5100020972        14,000.00      14,000.00   10/01/98    08/03/23     300.00    10/01/98      89.8   11.525         131.59
238-53   5200001476        26,800.00      26,697.01   10/06/98    08/15/13     180.16    12/01/98      86.2   11.625         290.92
238-53   5200001724        20,300.00      20,300.00   10/01/98    08/21/08     120.00    10/01/98      87.5    9.875         246.29
238-53   5500002091        26,500.00      26,180.56   10/06/98    08/24/06      96.16    12/01/98      72.7   11.125         385.82
238-53   5500002539        74,100.00      74,015.35   10/06/98    08/04/22     288.16    12/01/98      89.2   11.875         719.01
238-53   5500002547        21,200.00      21,122.28   10/06/98    08/15/13     180.16    12/01/98      84.6   12.125         236.41
238-53   5500002596        24,000.00      23,955.81   10/06/98    08/09/18     240.16    12/01/98      89.9   12.125         245.84
238-53   5500002604        63,200.00      63,047.73   10/06/98    08/11/16     216.16    12/01/98      84.2   12.125         665.24
238-53   5500002653        26,800.00      26,715.94   10/06/98    08/10/17     228.16    12/01/98      31.5    8.875         224.84
238-53   5500002695        91,700.00      91,700.00   10/01/98    07/27/28     360.00    10/01/98      61.9   13.750         986.19
238-53   5500002711        73,700.00      72,257.76   10/06/98    08/26/04      72.16    12/01/98      44.2    8.875       1,221.81
238-53   5500002737        34,000.00      33,735.91   10/06/98    08/21/08     120.16    12/01/98      84.2   12.625         461.60
238-53   5500002752        62,000.00      62,000.00   10/01/98    08/09/18     240.00    10/01/98      43.6    9.875         547.50
238-53   5500002760        21,600.00      21,408.80   10/06/98    08/21/08     120.16    12/01/98      69.0   10.375         267.60
238-53   5500002778        17,000.00      16,764.64   10/06/98    08/25/05      84.16    12/01/98      60.6   12.625         282.21
238-53   5500002794        42,000.00      41,870.21   10/06/98    08/10/17     228.16    12/01/98      60.0    9.000         355.43
238-53   5500002810        23,300.00      23,194.52   10/06/98    08/16/12     168.16    12/01/98      78.9   11.375         256.39
238-53   5600004823        74,900.00      74,900.00   10/01/98    08/15/13     180.00    10/01/98      71.3    7.875         655.66




ALLIANCE FUNDING                                              Sale Schedule - Group 1, Sub-Pool I & II               Page 31 9/24/98
A division of Superior Bank FSB                1998-3 Class 1 - Initial of Fixed Rate Mortgages - Settlement 9/24/98

                                                                                                                         Zip
Pool ID   Account      Name                            Address                            City                  State   Code
---------------------------------------------------------------------------------------------------------------------------------
238-53   5600005085 MCCLAIN LARRY DALE              430 ROBIN HILL LOOP                PARIS                     TN     38242
238-53   5600005093 VANDERLINDEN RANDALL J          129 SCHLEY STREET                  BRILLION                  WI     54110
238-53   5600005135 NATSIOS EVANGELOS               1190 EAST BISMARK STREET           HERNANDO                  FL     34442
238-53   5600005184 GERTIS NEILL A                  1157 TYLER STREET SOUTH            SHAKOPEE                  MN     55379
238-53   5600005200 KRATINA NANCY L                 1303 NORTH HUNTINGTON LANE         ROCKLEDGE                 FL     32955
238-53   5600005226 TRAUTH, WILLIAM G               1120 S PARKWAY DRIVE               BROOKFIELD                WI     53005
238-53   5600005259 HERMAN JAMES R                  806 HAYES AVENUE                   RACINE                    WI     53405
238-53   5600005325 FLORENCE CLIFFORD               4 WILLARD CIRCLE                   FT WALTON BEACH           FL     32548
238-53   5600005358 SCARBOROUGH DEANN R             1425 NANCY DRIVE                   TALLAHASSEE               FL     32301
238-53   5600005390 PUCKETT JAMES M                 247 CEDARVIEW DRIVE                ANTIOCH                   TN     37013
238-53   5600005432 JOHNSON KEITH RUEBEN            312 E WOODLEY STREET               NORTHFIELD                MN     55057
238-53   5700001802 TOWER DARREL W                  6887 E BEAL CITY ROAD              MOUNT PLEASANT            MI     48858
238-53   5700002032 PROCTOR JAMES S                 3320 BLACKSTONE COURT              RENO                      NV     89509
238-53   5700002040 GRIFFITH JACKIE LYNN            140 SOUTH FIFTH AVENUE             YUMA                      AZ     85364
238-53   5700002099 SCHULTZ CLARA I                 17100 SW 116TH AVENUE              MIAMI                     FL     33157
         -------------------------------------------
                 72 Sale Total

238-54    800952376 MCGRIFF PAUL EUGENE             219 OGLESBY ROAD                   MILLINGTON                TN     38053
238-54    800974560 FRYE CAROLYN O                  764 THOMPSON ROAD                  PEGRAM                    TN     37143
238-54    800987604 BRADLEY KENNETH C               3300 APPLEGROVE COURT              HERNDON                   VA     20171
238-54    800997124 REEVES KAREN J                  7909 LAKE HOUSE LANE               CHARLOTTE                 NC     28210
238-54    800997884 GREEN JENNIE P                  3158 DAWNSHIRE AVENUE              CHARLOTTE                 NC     28216
238-54    801005430 GARDNER MICHAEL H               3701 KIPLING AVENUE                MEMPHIS                   TN     38128
238-54    801023169 MCMILLAN MARGARET YVONNE        117 BRENTWOOD WAY                  STOCKBRIDGE               GA     30281
238-54   5100020642 SCHRAY BONNIE M                 2024 BLUE LAC DRIVE                HASLETT                   MI     48840
238-54   5100020741 PIASECKI RAYMOND F              2709 BENNET                        DEARBORN                  MI     48124
         -------------------------------------------
                  9 Sale Total

              1,872 Grand Total Sub-Pool II

                         Principal       Cut-off Date   First                                        Original Current    Scheduled
                         Balance at      Principal     Payment     Maturity      Rem       Date        LTV   Mortgage     Payment
Pool ID   Account        Origination      Balance       Date        Date        Term       Due        Ratio    Rate      Int & Prin
----------------------------------------------------  ---------   ---------    ------    ---------  --------------------------------
238-53   5600005085        32,400.00      32,007.07   10/06/98    08/24/06      96.16    12/01/98      68.9   10.990         469.54
238-53   5600005093        17,800.00      17,707.70   10/06/98    08/18/11     156.16    12/01/98      73.5   11.490         203.27
238-53   5600005135        61,100.00      61,100.00   10/01/98    08/09/18     240.00    10/01/98      72.7   10.375         558.30
238-53   5600005184        98,400.00      98,400.00   10/01/98    08/09/18     240.00    10/01/98      78.7    9.375         839.18
238-53   5600005200        39,100.00      39,005.16   10/06/98    08/10/17     228.16    12/01/98      79.5   10.990         377.77
238-53   5600005226       106,700.00     106,700.00   10/01/98    08/09/18     240.00    10/01/98      82.0    8.875         878.17
238-53   5600005259        38,800.00      38,800.00   10/01/98    08/18/11     156.00    10/01/98      35.2    9.625         403.17
238-53   5600005325        40,300.00      40,300.00   10/01/98    08/09/18     240.00    10/01/98      62.0    9.875         355.88
238-53   5600005358        50,400.00      50,400.00   10/01/98    08/21/08     120.00    10/01/98      82.9   11.990         667.07
238-53   5600005390        58,300.00      57,776.57   10/06/98    08/21/08     120.16    12/01/98      60.7   10.125         714.77
238-53   5600005432        20,000.00      19,526.21   10/06/98    08/28/03      60.16    12/01/98      47.6   10.375         395.57
238-53   5700001802        82,300.00      81,988.15   10/06/98    08/15/13     180.16    12/01/98      84.8   11.775         900.67
238-53   5700002032        11,600.00      11,507.21   10/06/98    08/21/08     120.16    12/01/98      83.2   12.125         154.37
238-53   5700002040        39,200.00      38,862.86   10/06/98    08/21/08     120.16    12/01/98      89.7   10.875         495.79
238-53   5700002099        23,600.00      23,431.06   10/06/98    08/21/08     120.16    12/01/98      79.7   14.000         338.17
         ----------------------------------------                              ------                 ---------------------------
                 72     3,530,900.00   3,520,456.62                            210.72                  73.0   10.285      37,008.40

238-54    800952376       107,950.00     107,565.91   08/09/98    07/09/18     238.22    09/09/98      85.0    8.600         943.66
238-54    800974560        44,500.00      44,230.33   09/04/98    08/04/08     119.08    10/04/98      59.3    8.750         557.70
238-54    800987604        53,500.00      53,500.00   09/25/98    08/25/13     179.77    09/25/98      89.9   10.650         596.37
238-54    800997124        51,000.00      51,000.00   09/24/98    08/24/13     179.74    09/24/98      82.2    8.500         502.22
238-54    800997884        72,000.00      72,000.00   09/26/98    08/26/28     359.80    09/26/98      80.0    7.750         515.82
238-54    801005430        50,500.00      50,500.00   09/14/98    08/14/08     119.41    09/14/98      77.6    9.850         663.17
238-54    801023169        55,500.00      55,500.00   09/26/98    08/26/13     179.80    09/26/98      76.4    9.400         576.20
238-54   5100020642        40,000.00      40,000.00   10/01/98    09/01/18     240.00    10/01/98      53.3   10.125         389.33
238-54   5100020741        30,100.00      30,100.00   10/01/98    09/01/18     240.00    10/01/98      89.9   10.375         297.99
         ----------------------------------------                              ------                 ---------------------------
                  9       505,050.00     504,396.24                            214.94                  78.4    9.139       5,042.46

              1,872   115,345,526.00 115,220,253.48                            236.43                  76.9   10.497    1,138,837

                                  EXHIBIT H-3

                    MORTGAGE LOAN SCHEDULE FOR SUB-POOL III



Alliance Funding                                        Sale Schedule A - Group 2, Sub-Pool III & IV
A division of Superior Bank FSB        1998-3 - Initial Pool of Adjustable Rate Mortgages - Settlement 9/24/98      Page 1 9/18/98

                                                                                                                  Zip
Pool ID   Account      Name                          Address                          City                 State Code
-----------------------------------------------------------------------------------------------------------------------
 323-01   161641048 PETKOV NADA                   4125 W LAKESHORE DRIVE           WONDERLAKE              IL    60097
 323-01   161645916 REINHARD DAVID E              1461 CORAL BERRY LANE            DOWNERS GROVE           IL    60515
 323-01   161646682 COLE ELSA D                   3954 ROXTON AVENUE               LOS ANGELES             CA    90008
 323-01   161646856 WELCHER WILLIAM A             80 KENWOOD PLACE                 EAST ORANGE             NJ    07018
 323-01   161647052 DELORIA FLERIDA SOLDIVILL     1214 GROVE AVE                   BERWYN                  IL    60402
 323-01   161647300 KAPPA GLENN J                 2323 S GUNDERSON AVE             BERWYN                  IL    60402
 323-01   161648415 BROWN JERRY E                 202 S EIGHT STREET               SENTINEL                OK    73364
 323-01   161648480 WILSON RAYMOND S              528 RODNEY LANE                  VIRGINIA BEACH          VA    23464
 323-01   161649033 ABDUR-RASHID YAHYA            3811 WEST 171ST PLACE            COUNTRY CLUB HILLS      IL    60478
 323-01   161649348 WATSON JOHN J                 481 OAK HILL SCHOOL RD           TOWNSEND                DE    19734
 323-01   161649397 DEUBLER MARIA T               1136 ALPINE LANE                 LEMONT                  IL    60439
 323-01   161650213 JONES GARETH                  8101 STILLWELL RD                CINCINNATI              OH    45237
 323-01   800173510 KUSAKAVITCH JOSEPH            18 GRANDVILLE DRIVE              SWOYERSVILLE            PA    18704
 323-01   800581704 MCKEE JENNIFER                432 W GREEN STREET               ALLENTOWN               PA    18102
 323-01   800600371 MITCHELL JOHN                 216 OAK STREET                   DUNMORE                 PA    18512
 323-01   800628117 LONG DEAN R                   657 JEFFERSON STREET             RED HILL                PA    18076
 323-01   800640468 BROWN MARION                  34 SOUTH FORREST STREET          YOUNGSTOWN              OH    44506
 323-01   800667875 WEINBERG HAL L                28 ERICA LYNNE WAY               HAMILTON                NJ    08690
 323-01   800696759 PAQUIN MICHAEL J              7 VOSBURGH ROAD                  MECHANICVILLE           NY    12118
 323-01   800727851 FONSECA ANTHONY               36119 SHERWOOD                   LIVONIA                 MI    48154
 323-01   800733743 DAVIS JAMES M                 5111 CHESHAM                     HUBER HEIGHTS           OH    45424
 323-01   800753998 HAMMONDS DOUGLAS              715 BIG THICKET TRAIL            MESQUITE                TX    75149
 323-01   800761033 BROWN GARY D                  4 AUTUMN RIDGE DRIVE             GLASSBORO               NJ    08028
 323-01   800761934 DUPREE TIMOTHY A              3320 STARMONT DRIVE              RALEIGH                 NC    27604
 323-01   800763286 ASAYAN VAHE                   359 JERSEY AVENUE                FAIRVIEW                NJ    07022
 323-01   800764334 DAVIS SETH                    130 GLENCOE AVENUE               DAYTON                  OH    45410
 323-01   800766123 PITTS MARIA                   LOT 2 ASTOLAT ROAD               EFFORT                  PA    18330
 323-01   800768434 BROWN GREGORY                 8343 GREENVIEW DRIVE             ROME                    NY    13440
 323-01   800771487 KRETZER WILLIAM               140 SEABREEZE WAY                KEANSBURG               NJ    07734
 323-01   800774135 JACKSON BETTY A               3135 COPLIN                      DETROIT                 MI    48215
 323-01   800775272 MANISCALCO RONALD             1950 CEYLON STREET               AURORA                  CO    80011
 323-01   800777781 MCSORLEY W EARL               1006 MARION AVENUE               WILMINGTON              DE    19809
 323-01   800778078 PEREZ RACQUEL                 6 SNOW LANE                      TANNERSVILLE            PA    18372
 323-01   800782898 TIMKO MICHAEL J               1410 E CENTRE STREET             MAHANOY CITY            PA    17948
 323-01   800782971 NARDONE VINCENT R             51 ORCHARD STREET                WILKES BARRE            PA    18702
 323-01   800789117 LARRINGA EDUARDO              83 CRYSTAL STREET                BROOKLYN                NY    11208
 323-01   800789695 KELLEY COLIN                  620 SECOND STREET                TOWANDA                 PA    18848
 323-01   800791592 SCHULER ROGER L               216 WEST JEFFERY AVENUE          WHEELING                IL    60090
 323-01   800800864 PANAGIOTOPUL HARALABOS        1025 EDGEWOOD LANE               FORT LEE                NJ    07024
 323-01   800807281 WITTE ULRICH K                15 OAKTREE LANE                  LYME                    CT    06371
 323-01   800811481 STEINMAN KYLE A               6473 CENTRALIA                   DEARBORN HGTS           MI    48127
 323-01   800812372 SARSFIELD MARY ANN            60 SHERYL CRESCENT               SMITHTOWN               NY    11787
 323-01   800815771 COVELLO FRANK J               28 PHYLLIS ROAD                  WEST ORANGE             NJ    07052
 323-01   800824633 LABBADIA LYNDA                16 CONIFER DRIVE                 NORTH PROVIDENCE        RI    02904
 323-01   800825218 EBERHARD VANCE A              120 CLAYTON AVE                  BATTLE CREEK            MI    49017
 323-01   800832230 WEST DANIEL B                 137 WEST MAIN STREET             NANTICOKE               PA    18634
 323-01   800832479 GARMAN MARCIE L               RD #4 BOX 4548                   POTTSVILLE              PA    17901
 323-01   800835209 DERBY BRIAN C                 2738 28 MILE CREEK ROAD          GERRY                   NY    14740
 323-01   800835258 FIORICA RAYMOND               LOT 3 ASTOLAT ESTATES            EFFORT                  PA    18330
 323-01   800837692 AVERY MICHAEL                 LOT 806 CANDLEWOOD ESTATES       BLAKESLEE               PA    18610
 323-01   800837858 MAXIE DOROTHY A               5601 CHIMNEY ROCK DRIVE          ARLINGTON               TX    76017
 323-01   800838815 ROBINSON MICHAEL J.           13486 NORTH 91ST PLACE           SCOTTSDALE              AZ    85260
 323-01   800841686 GIST CHARLES E                113 PANORAMA DRIVE               OXON HILL               MD    20745
 323-01   800842668 STEPHENSON MICHAEL JR         310 9TH STREET                   BEAVER FALLS            PA    15010
 323-01   800843518 DENHAM LLOYD                  223 MEREDITH LANE                WEST HEMPSTEAD          NY    11552
 323-01   800844748 GANT MIREILLE                 7 BUNKER HILL ROAD               LAWRENCEVILLE           NJ    08648
 323-01   800845646 WILLIS-KRNA PAMELA            3 SUMMER STREET                  BINGHAMTON              NY    13901

                     Principal   Cut-off Date       First                Initial  Minimum  Maximum
                     Balance at   Principal        Payment    Maturity  Mortgage  Mortgage Mortgage Gross
Pool ID   Account   Origination    Balance          Date       Date       Rate      Rate     Rate   Margin
----------------------------------------------     --------   --------  -----------------------------------
 323-01   161641048       87,500.00    87,500.00   09/01/98   08/01/28    8.125     7.125   14.125   5.000
 323-01   161645916      220,800.00   220,800.00   09/01/98   08/01/28   11.875    10.875   17.875   8.000
 323-01   161646682      129,000.00   128,925.78   08/01/98   07/01/28    8.750     7.750   14.750   5.000
 323-01   161646856      123,200.00   123,114.12   08/01/98   07/01/28   11.125    10.125   17.125   7.000
 323-01   161647052       91,800.00    91,736.01   08/01/98   07/01/28   11.125    10.125   17.125   7.000
 323-01   161647300      106,200.00   106,129.91   08/01/98   07/01/28   11.375    10.375   17.375   7.000
 323-01   161648415       50,400.00    50,381.02   08/01/98   07/01/28   10.750     9.750   16.750   7.250
 323-01   161648480      110,800.00   110,734.50   08/01/98   07/01/28   11.875    10.875   17.875   8.250
 323-01   161649033       58,500.00    58,471.23   09/01/98   08/01/28    9.500     8.500   15.500   6.250
 323-01   161649348      100,000.00    99,934.58   09/01/98   08/01/28    8.125     7.125   14.125   5.250
 323-01   161649397      182,000.00   181,874.75   08/01/98   07/01/28    7.875     6.875   13.875   5.000
 323-01   161650213       76,400.00    76,400.00   09/01/98   08/01/28    9.500     8.500   15.500   5.500
 323-01   800173510      117,180.00   116,475.16   06/01/97   05/01/27   10.750     9.750   16.750   5.750
 323-01   800581704       40,000.00    39,900.07   04/01/98   03/01/28    9.500     8.500   15.500   6.000
 323-01   800600371      107,500.00   107,282.60   04/01/98   03/01/28   10.500    10.500   16.500   7.550
 323-01   800628117       83,700.00    83,599.33   06/01/98   05/01/28   10.500     9.500   16.500   7.375
 323-01   800640468       19,500.00    19,476.69   05/01/98   04/01/28   11.875    10.875   17.875   7.900
 323-01   800667875      130,500.00   130,240.20   05/01/98   04/01/28    9.500     8.500   15.500   6.375
 323-01   800696759       40,000.00    39,976.35   07/01/98   06/01/28   11.875    10.875   17.875   8.000
 323-01   800727851      123,000.00   122,690.98   05/01/98   04/01/28    8.375     7.375   14.375   5.000
 323-01   800733743       69,300.00    69,269.34   08/01/98   07/01/28   10.000     9.000   16.000   6.250
 323-01   800753998       88,400.00    88,333.14   07/01/98   06/01/28   10.750     9.750   16.750   7.375
 323-01   800761033      144,900.00   144,700.87   06/01/98   05/01/28    9.875     8.875   15.875   6.950
 323-01   800761934       86,700.00    86,663.64   08/01/98   07/01/28   10.250     9.250   16.250   6.000
 323-01   800763286       92,000.00    91,901.71   08/01/98   07/01/28    9.125     9.125   15.125   5.875
 323-01   800764334       40,000.00    39,990.59   08/01/98   07/01/28   12.875    11.875   18.875   8.750
 323-01   800766123      162,400.00   162,330.05   08/01/98   07/01/28   10.125     9.125   16.125   6.625
 323-01   800768434       60,000.00    59,959.29   08/01/98   07/01/28   11.250    10.250   17.250   7.125
 323-01   800771487       51,000.00    50,980.27   08/01/98   07/01/28   10.625    10.625   16.625   7.375
 323-01   800774135       25,200.00    25,171.27   06/01/98   05/01/28   10.750     9.750   16.750   7.375
 323-01   800775272       95,200.00    95,163.18   08/01/98   07/01/28   10.625     9.625   16.625   7.750
 323-01   800777781       50,000.00    49,971.23   08/01/98   07/01/28    8.750     7.750   14.750   5.125
 323-01   800778078      102,000.00   101,967.40   08/01/98   07/01/28   11.500    10.500   17.500   7.875
 323-01   800782898       30,330.00    30,295.42   07/01/98   06/01/28   10.750     9.750   16.750   7.375
 323-01   800782971       48,600.00    48,577.33   08/01/98   07/01/28    9.750     8.750   15.750   6.125
 323-01   800789117       82,000.00    81,942.82   07/01/98   06/01/28   11.125    10.125   17.125   7.250
 323-01   800789695       45,050.00    44,973.47   07/01/98   06/01/28   10.250     9.250   16.250   6.250
 323-01   800791592       92,000.00    91,530.42   08/01/98   07/01/28   11.000    10.000   17.000   6.875
 323-01   800800864      204,000.00   203,845.70   07/01/98   06/01/28   10.750     9.750   16.750   7.125
 323-01   800807281      180,000.00   179,896.44   08/01/98   07/01/28    8.750     7.750   14.750   5.375
 323-01   800811481       74,400.00    74,363.81   08/01/98   07/01/28   12.750    11.750   18.750   9.000
 323-01   800812372      166,400.00   166,299.52   07/01/98   06/01/28   11.750    11.750   17.750   8.500
 323-01   800815771      149,400.00   149,287.00   08/01/98   07/01/28   10.750     9.750   16.750   7.375
 323-01   800824633      152,000.00   151,910.11   07/10/98   06/10/28   11.875    10.875   17.875   8.000
 323-01   800825218       70,500.00    70,478.67   08/01/98   07/01/28   11.750    10.750   17.750   7.875
 323-01   800832230       40,375.00    40,361.73   09/01/98   08/01/28   11.375    10.375   17.375   7.375
 323-01   800832479      107,550.00   107,550.00   09/01/98   08/01/28    9.625     8.625   15.625   6.250
 323-01   800835209       45,000.00    44,985.62   08/01/98   07/01/28   11.500    10.500   17.500   7.875
 323-01   800835258      157,900.00   157,900.00   09/01/98   08/01/28   12.875    11.875   18.875   9.250
 323-01   800837692      162,400.00   162,358.44   08/01/98   07/01/28   12.500    11.500   18.500   8.625
 323-01   800837858      137,700.00   137,700.00   09/01/98   08/01/28    7.875     6.875   13.875   4.500
 323-01   800838815      180,000.00   179,922.47   08/01/98   07/01/28   10.125     9.125   16.125   6.500
 323-01   800841686      204,750.00   204,750.00   09/01/98   08/01/28   11.125    10.125   17.125   6.750
 323-01   800842668       16,200.00    16,180.89   08/01/98   07/01/28    9.875     8.875   15.875   6.250
 323-01   800843518      212,000.00   211,881.21   08/01/98   07/01/28    8.875     7.875   14.875   5.875
 323-01   800844748      152,900.00   152,842.44   08/01/98   07/01/28   10.750     9.750   16.750   7.375
 323-01   800845646       44,200.00    44,200.00   10/01/98   09/01/28   12.750    11.750   18.750   8.375



Alliance Funding                                       Sale Schedule A - Group 2, Sub-Pool III & IV
A division of Superior Bank FSB          1998-3 - Initial Pool of Adjustable Rate Mortgages - Settlement 9/24/98     Page 2 9/18/98

                                                                                                                  Zip
Pool ID   Account      Name                          Address                          City                 State Code
-----------------------------------------------------------------------------------------------------------------------
 323-01   800845661 BEAUPRE ANGELA J              36 LANCASTER COURT               MIDDLETOWN              CT    06457
 323-01   800846289 QUIGGLE GEORGE F              805 CLARK COURT                  WALLA WALLA             WA    99362
 323-01   800848699 HOMER ROGER E                 707 FIRST STREET                 MATAMORAS               PA    18336
 323-01   800848723 JOHNSON ALYCE M               6049 WASHINGTON AVENUE           PHILADELPHIA            PA    19143
 323-01   800849929 KWASNIK BRIAN D               145 ULSTER AVENUE                ULSTER PARK             NY    12487
 323-01   800851784 PATERSON MARK G               113 PRENTICE STREET              LOCKPORT                NY    14094
 323-01   800852188 ELLISON BARRY E               118 FLORENCE STREET              MANCHESTER              CT    06040
 323-01   800852741 MATHISEN CHRIS                183 SOUTH 100 EAST               HURRICANE               UT    84737
 323-01   800855488 STOEHR ERIC J                 1706 22ND AVENUE                 ALTOONA                 PA    16601
 323-01   800855538 ESCALANTE SAUL                48 ZELIFF AVENUE                 LITTLE FALLS            NJ    07424
 323-01   800855801 KILINSKI DONALD               2200 HADLEY COURT                WALL                    NJ    07719
 323-01   800856163 MARTINEZ CLARA                63 CARLYLE GREEN                 STATEN ISLAND           NY    10312
 323-01   800860975 SMITH MICHAEL S               2236 FAIRMONT STREET             ALLENTOWN               PA    18104
 323-01   800862245 BARANYAY MARGARET             910 WESTON PLACE                 BETHLEHEM               PA    18018
 323-01   800863607 GUZMAN MARIA ALEJANDRA        173-25 EFFINGTON AVENUE          FLUSHING                NY    11358
 323-01   800863680 HANKEL KEVIN L                3241 DEPEW STREET                WHEATRIDGE              CO    80212
 323-01   800864340 ORTIZ LUIS                    316 N 7TH STREET                 ALLENTOWN               PA    18102
 323-01   800864449 GERHARD MICHAEL W             456 MULBERRY STREET              READING                 PA    19604
 323-01   800865503 NICHOLS SCOTT A               216 BLACK STREET                 WILLIAMSBURG            PA    16693
 323-01   800866014 GUILBERT MARGUERITE           20 BRIGHTWOOD STREET             PATCHOGUE               NY    11772
 323-01   800866428 PARKS JAMES W                 1812 11TH STREET                 ALTOONA                 PA    16601
 323-01   800869091 ABALOS EFREN I                3429 35TH STREET NORTH           ST PETERSBURG           FL    33713
 323-01   800869570 GIZZI KAREN J                 44525 BROOKSIDE                  PLYMOUTH                MI    48170
 323-01   800870925 DAVENPORT BETTY               8380 STUHLDREHER STREET NW       MASSILLON               OH    44646
 323-01   800872954 DIETERLE KATHLEEN S           407 N ANN ARBOR ST               SALINE                  MI    48176
 323-01   800873184 STEVENS KAREN L               1707 VALLEY VIEW ROAD            BLAKESLEE               PA    18610
 323-01   800873531 LEBLANC CYNTHIA K             6209 EAST PLACE                  MCINTOSH                FL    32664
 323-01   800874661 YEAGER BARBARA ELLIOT         227 KNOX STREET                  BARBOURVILLE            KY    40906
 323-01   800874737 BLAIR MAYA L                  924 UNION STREET                 READING                 PA    19604
 323-01   800875197 MESSERSCHMID WILLIAM          BOX 137 GRIER CITY               BARNESVILLE             PA    18214
 323-01   800875486 REITZEL CHRISTINE             33646 ALTA                       GARDEN CITY             MI    48135
 323-01   800876781 ESHUN SUSSIE                  33 SIERRA TRAILS DRIVE           EAST STROUDSBURG        PA    18301
 323-01   800877144 BOLES THOMAS T                620 JASMINE WAY SOUTH            ST PETERSBURG           FL    33705
 323-01   800877581 AMES ROBERT M                 26 COLUMBINE DRIVE               BAILEY                  CO    80421
 323-01   800879355 NORTON ROBERT H               5721 SOUTH QUEEN STREET          LITTLETON               CO    80127
 323-01   800880916 OERTELT BRUCE                 1971 BOWEN ROAD                  ELMA                    NY    14059
 323-01   800883480 VICTOR MICHAEL J              15159 EAST WALSH PLACE           AURORA                  CO    80112
 323-01   800883860 ANDERSON DAVID                7655 OVERBROOK AVENUE            PHILADELPHIA            PA    19151
 323-01   800884009 TAYLOR OAKFORD H              78 LAKE TAHOE CIRCLE             BEAR                    DE    19701
 323-01   800885410 SHUMATE RONALD W              13 BIRCH STREET                  CONYNGHAM               PA    18219
 323-01   800886046 METZ MICHAEL A                433 SECOND AVENUE                BETHLEHEM               PA    18018
 323-01   800886277 LAWRENCE MATTHEW JR           828 EAST CENTRE STREET           MAHANOY CITY            PA    17948
 323-01   800886400 SETALA ELIZABETH I            16 ROCKRIDGE ROAD                DENVILLE                NJ    07834
 323-01   800889263 BAKER ALEXANDER               225 RISTER ROAD                  GASTON                  SC    29053
 323-01   800891376 SORRENTINO PATRICK            325 SPRING LAKE ROAD             SOUTHINGTON             CT    06489
 323-01   800891491 RINEHART-GRA BARBARA B        20246 DANBURY                    DETROIT                 MI    48228
 323-01   800891970 WELLS DONALD                  113 DALY AVENUE                  DUDLEY                  NC    28333
 323-01   800892242 LEMARBE MICHAEL L             1617 MAY STREET                  COVINGTON               KY    41015
 323-01   800892267 WILLY FRANK B                 3211 HEIGHTS ROAD                ALIQUIPPA               PA    15001
 323-01   800892333 SHAW ROBERT                   1275 DAYTON XENIA RD             XENIA                   OH    45385
 323-01   800892796 GIBBS CARL R                  73 CRANBURY RUN                  SOUTH HAMPTON           NJ    08088
 323-01   800893919 MCNAMEE JOHN P                411 MARKET STREET                BANGOR                  PA    18013
 323-01   800894610 SAYRE SCOTT E                 10465 CTY HIGHWAY 108            UPPER SANDUSKY          OH    43351
 323-01   800895674 BERTRAM BENEDICT ALLEN        1705 N LAKE PLEASANT RD          ATTICA                  MI    48412
 323-01   800897100 PARDO MONICA                  90 SAMMIS AVENUE                 DOVER                   NJ    07801
 323-01   800897308 MILLER SINDI L                473 CHESTER STREET               OGDEN                   UT    84404
 323-01   800897696 MACENA ANDRE E                82 SYCAMORE STREET               ROSLINDALE              MA    02131


                     Principal   Cut-off Date       First                Initial  Minimum  Maximum
                     Balance at   Principal        Payment    Maturity  Mortgage  Mortgage Mortgage Gross
Pool ID   Account   Origination    Balance          Date       Date       Rate      Rate     Rate   Margin
----------------------------------------------     --------   --------  -----------------------------------
 323-01   800845661      133,500.00   133,444.02   08/01/98   07/01/28   10.250     9.250   16.250   7.000
 323-01   800846289       90,100.00    90,100.00   09/01/98   08/01/28   11.125    10.125   17.125   6.750
 323-01   800848699       85,000.00    84,947.17   09/01/98   08/01/28    8.375     7.375   14.375   5.000
 323-01   800848723       50,000.00    49,924.68   08/01/98   07/01/28   11.375    10.375   17.375   7.250
 323-01   800849929       66,600.00    66,600.00   09/01/98   08/01/28    9.625     8.625   15.625   6.250
 323-01   800851784       55,000.00    55,000.00   09/01/98   08/01/28    9.750     8.750   15.750   6.000
 323-01   800852188       48,850.00    48,818.63   07/01/98   06/01/28   11.500    10.500   17.500   7.875
 323-01   800852741      102,000.00   102,000.00   10/01/98   09/01/28    7.875     6.875   13.875   5.000
 323-01   800855488       27,500.00    27,480.83   08/01/98   07/01/28   11.125    10.125   17.125   7.000
 323-01   800855538       80,000.00    79,937.83   07/01/98   06/01/28   10.625    10.625   16.625   7.375
 323-01   800855801      126,000.00   125,952.56   08/01/98   07/01/28   10.750     9.750   16.750   7.375
 323-01   800856163      144,000.00   144,000.00   10/01/98   09/01/28    8.625     7.625   14.625   5.000
 323-01   800860975      112,000.00   111,897.82   08/01/98   07/01/28    9.875     8.875   15.875   6.625
 323-01   800862245       50,000.00    49,939.20   08/01/98   07/01/28    8.500     7.500   14.500   5.250
 323-01   800863607      220,500.00   220,500.00   09/01/98   08/01/28    9.625     8.625   15.625   6.250
 323-01   800863680       98,000.00    97,942.15   09/01/98   08/01/28    8.625     7.625   14.625   6.250
 323-01   800864340       45,500.00    45,500.00   09/01/98   08/01/28   10.500     9.500   16.500   6.750
 323-01   800864449       24,400.00    24,400.00   09/01/98   08/01/28    9.875     8.875   15.875   5.750
 323-01   800865503       28,800.00    28,785.83   08/01/98   07/01/28    9.500     8.500   15.500   5.500
 323-01   800866014      200,000.00   199,920.52   08/01/98   07/01/28   10.500     9.500   16.500   7.000
 323-01   800866428       14,300.00    14,277.59   08/01/98   07/01/28    9.250     8.250   15.250   5.500
 323-01   800869091       76,500.00    76,463.35   09/01/98   08/01/28    9.625     8.625   15.625   5.750
 323-01   800869570      100,000.00    99,875.24   08/01/98   07/01/28    8.375     7.375   14.375   5.125
 323-01   800870925      116,000.00   116,000.00   09/01/98   08/01/28   11.000    11.000   17.000   8.000
 323-01   800872954       94,500.00    94,454.73   08/01/98   07/01/28    9.625     9.625   15.625   6.625
 323-01   800873184      124,000.00   123,859.48   08/01/98   07/01/28    9.000     8.000   15.000   6.125
 323-01   800873531       93,750.00    93,727.32   08/01/98   07/01/28   12.750    11.750   18.750   8.875
 323-01   800874661       90,000.00    90,000.00   09/01/98   08/01/28   11.250    10.250   17.250   7.625
 323-01   800874737       37,650.00    37,634.21   09/01/98   08/01/28   10.250     9.250   16.250   6.250
 323-01   800875197       29,750.00    29,750.00   10/01/98   09/01/28   10.500     9.500   16.500   6.250
 323-01   800875486       81,500.00    81,450.46   07/01/98   06/10/28   11.750    10.750   17.750   7.875
 323-01   800876781       85,850.00    85,805.49   09/01/98   08/01/28    9.250     8.250   15.250   5.500
 323-01   800877144       63,000.00    62,971.38   09/01/98   08/01/28    9.875     8.875   15.875   6.250
 323-01   800877581       92,000.00    92,000.00   10/01/98   09/01/28    9.125     8.125   15.125   5.500
 323-01   800879355      132,300.00   132,241.47   08/01/98   07/01/28   10.000     9.000   16.000   7.375
 323-01   800880916       75,000.00    74,941.73   08/01/98   07/01/28   10.625     9.625   16.625   6.625
 323-01   800883480      118,500.00   118,500.00   09/01/98   08/01/28    7.875     6.875   13.875   5.750
 323-01   800883860       54,315.00    54,315.00   09/01/98   08/01/28   11.125    10.125   17.125   7.000
 323-01   800884009       99,900.00    99,859.22   08/01/98   07/01/28   10.375     9.375   16.375   7.000
 323-01   800885410      103,500.00   103,443.47   08/01/98   07/01/28    9.000     8.000   15.000   5.500
 323-01   800886046       92,000.00    92,000.00   09/01/98   08/01/28   12.125    11.125   18.125   8.000
 323-01   800886277       25,200.00    25,200.00   09/01/98   08/01/28    9.375     8.375   15.375   6.250
 323-01   800886400       63,000.00    62,970.20   08/01/98   07/01/28   12.875    11.875   18.875   8.250
 323-01   800889263      145,800.00   145,738.86   09/01/98   08/01/28   10.250     9.250   16.250   7.375
 323-01   800891376      135,920.00   135,845.76   08/01/98   07/01/28    9.000     8.000   15.000   5.500
 323-01   800891491       27,000.00    26,991.84   09/01/98   08/01/28   11.750    10.750   17.750   7.625
 323-01   800891970       61,200.00    61,200.00   09/01/98   08/01/28    9.500     8.500   15.500   6.250
 323-01   800892242       43,200.00    43,184.17   08/01/98   07/01/28   10.875     9.875   16.875   7.000
 323-01   800892267       52,600.00    52,600.00   09/01/98   08/01/28   11.875    10.875   17.875   8.000
 323-01   800892333      144,000.00   144,000.00   10/01/98   09/01/28   11.875    10.875   17.875   8.000
 323-01   800892796      205,301.00   205,301.00   09/01/98   08/01/28    8.625     7.625   14.625   5.375
 323-01   800893919       66,600.00    66,569.74   09/01/98   08/01/28    9.875     8.875   15.875   6.250
 323-01   800894610       75,200.00    75,200.00   09/01/98   08/01/28   12.750    11.750   18.750   9.125
 323-01   800895674       72,500.00    72,500.00   09/01/98   08/01/28    9.625     8.625   15.625   6.375
 323-01   800897100       63,000.00    62,971.38   08/01/98   07/01/28    9.875     8.875   15.875   6.250
 323-01   800897308       74,715.00    74,686.87   09/01/98   08/01/28   10.750     9.750   16.750   7.375
 323-01   800897696      129,200.00   129,142.85   08/01/98   07/01/28   10.000     9.000   16.000   6.250




Alliance Funding                                    Sale Schedule A - Group 2, Sub-Pool III & IV
A division of Superior Bank FSB          1998-3 - Initial Pool of Adjustable Rate Mortgages - Settlement 9/24/98    Page 3 9/18/98

                                                                                                                  Zip
Pool ID   Account      Name                          Address                          City                 State Code
-----------------------------------------------------------------------------------------------------------------------
 323-01   800897712 AYALA ANTHONY G               44920 AHWAHNEE ACRES ROAD        AHWAHNEE                CA    93601
 323-01   800898710 FUCHS MERIDETH J              6484 S ROUTT ST                  LITTLETON               CO    80127
 323-01   800898728 RICHARDS SUSAN E              5844 PARKBRIDGE LANE             DUBLIN                  OH    43016
 323-01   800899734 POMPEY MAMIE L                53 ARDEN STREET                  FRANKLIN TOWNSHIP       NJ    08873
 323-01   800899866 MARASCO JOANNA                86 LENNOX AVENUE                 AMHERST                 NY    14226
 323-01   800902819 WASSON HAROLD G               780 WEST 740 SOUTH               TOOELE                  UT    84074
 323-01   800904120 WILLIAMS ARTHUR               RT 3 BOX 297L PLEASCOCKE R       LONGVIEW                TX    75603
 323-01   800904641 KOONS ERIC S                  163 N MAIN STREET                HOLLANSBURG             OH    45322
 323-01   800906398 PRODEN WILLIAM K              3956 HILLCREST                   HIGHLAND                MI    48356
 323-01   800906976 MARSHALL ALEX                 4923 SADDLEBACK ROAD             ARLINGTON               TX    76017
 323-01   800907057 SUSBILLA JAMES PHILLIP        708 RIVERBEND DRIVE              FORT COLLINS            CO    80524
 323-01   800907891 CRAFT JEFFREY                 2371 BROCK AVENUE                WINTERVILLE             NC    28590
 323-01   800908030 VACHEREESE VINCENT M          11865 MAIN STREET                STOUTSVILLE             OH    43154
 323-01   800909244 BARTOS JEFFREY                4401 BROADWAY                    SOUTH WHITEHALL TWP     PA    18104
 323-01   800910291 POUNCEY THADDIS C             12611 CLOVERLAWN                 DETROIT                 MI    48238
 323-01   800910457 SESSIONS MEAH L               15602 HIGHWAY 119                GOLDEN                  CO    80403
 323-01   800910507 TYSON MARY E                  600 RUTHERFORD AVENUE            TRENTON                 NJ    08618
 323-01   800912255 COLATRELLA JOHN               100 PINE STREET                  ISELIN                  NJ    08830
 323-01   800913576 AKINS GARY                    13937 BERKOWITZ AVENUE           HUDSON                  FL    34667
 323-01   800914053 IANNONE ROBERTO               82 FLORA BOULEVARD               FAIRFIELD               CT    06430
 323-01   800915787 THOMPSON DELORES              4921 HAWTHORNE STREET            PHILADELPHIA            PA    19124
 323-01   800916157 ROSE DANIEL A                 435 JEFFERSON AVENUE             BRISTOL                 PA    19007
 323-01   800916199 MONTOYA ROBERT                2438 STOUT STREET                DENVER                  CO    80205
 323-01   800916355 SIMMONS MARIE                 1 GEORGIA AVENUE                 ISLAND PARK             NY    11558
 323-01   800916876 WATSON DAVID L                41 BURNSIDE STREET               PLYMOUTH                MA    02360
 323-01   800917817 KOPS CORNELIA M               274 CHURCH STREET 10A            GUILFORD                CT    06437
 323-01   800918591 LABBY BARTALO J               34129 WILKE DRIVE                STERLING HIEGHTS        MI    48310
 323-01   800920498 CUTRONA FRANCESCO P           604 GILBERT AVENUE               SCRANTON                PA    18509
 323-01   800921678 DELL JAMES R                  51 EAST LOCUST LANE              NEW OXFORD              PA    17350
 323-01   800921819 LUNA JAMES F                  505 MAXEY STREET                 WALTERBORO              SC    29488
 323-01   800923419 EGGE CHARLES K                173 NEW STREET                   MILLERSVILLE            PA    17551
 323-01   800924094 HURD ANDREW J                 710 YOKE ROAD                    REEDERS                 PA    18352
 323-01   800925067 CONNOR JAMES E                131 WOODCREST AVENUE             EFFORT                  PA    18330
 323-01   800925497 SNADER MERLE J                1123 WHITE OAK ROAD              MANHEIM                 PA    17545
 323-01   800925968 REID ARNITA                   16 GLENWOOD AVENUE               NEW ROCHELLE            NY    10801
 323-01   800926065 LAPIERRE MICHELE M            350 LEROY                        FERNDALE                MI    48220
 323-01   800926354 BAILEY LORENZO                3670 SOUTH ZENO WAY              AURORA                  CO    80013
 323-01   800927311 WARE JOAN                     18667 STOEPEL                    DETROIT                 MI    48221
 323-01   800927337 WOLF JOHN D                   24 EAST AVENUE                   TONAWANDA               NY    14150
 323-01   800927634 CRUZ DAVID                    LOT 805 TIMBERLINE DRIVE         BLAKESLEE               PA    18610
 323-01   800928939 MENDEZ NOEL                   3162 LAKEVIEW DRIVE              TOBYHANNA               PA    18466
 323-01   800931420 RUTMAN ANGELINA               317 POPLAR STREET                CATASAUQUA              PA    18032
 323-01   800931438 RACAVITCH EVELYN K            1616 FOREST ACRES DRIVE          CLARKS SUMMIT           PA    18411
 323-01   800931610 LUMLEY BRIAN SCOTT            945 RIVER HILLS COURT            TAYLORSVILLE            NC    28681
 323-01   800934804 MENDOZA OSCAR                 1220 AKERS                       LAS CRUCES              NM    88005
 323-01   800935264 GRIFFIN BETTYE B              11420 YORK ROAD                  COCKEYSVILLE            MD    21030
 323-01   800935884 MORROW JAMES C                5324 JAMES STREET                PHILADELPHIA            PA    19137
 323-01   800935959 CHON IL C                     116 CHARTER COURT ROAD           TREVOSE                 PA    19053
 323-01   800936080 ELIAS CHERYL M                1108 LAKEVIEW DRIVE              RODGERS                 MI    49779
 323-01   800937211 DOBBINS ROBERT L              18999 MITCHELL PLACE             DENVER                  CO    80249
 323-01   800937468 NGUYEN THOMAS                 28266 GROVELAND                  MADISON HEIGHTS         MI    48071
 323-01   800937666 BAUER SHARLENE R              11033 FOREST WAY                 THORNTON                CO    80233
 323-01   800938250 JOSD RICHARD                  1215 PINE RIDGE DRIVE            PERKIOMENVILLE          PA    18704
 323-01   800938573 JEAN-JACQUES ALTEDA           7625 FAYETTE STREET              PHILADELPHIA            PA    19150
 323-01   800938623 SMITH CAROLYN                 621 NORTH SECOND STREET          SHAMOKIN                PA    17872
 323-01   800940272 HOCHCRADEL TRUDY K            558 12TH AVE NORTH               SOUTH ST PAUL           MN    55075
 323-01   800940835 PITTS JAMES I                 636 EAST HARRISON AVENUE         SALT LAKE CITY          UT    84015



                     Principal   Cut-off Date       First                Initial  Minimum  Maximum
                     Balance at   Principal        Payment    Maturity  Mortgage  Mortgage Mortgage Gross
Pool ID   Account   Origination    Balance          Date       Date       Rate      Rate     Rate   Margin
----------------------------------------------     --------   --------  -----------------------------------
 323-01   800897712      124,100.00   124,100.00   09/01/98   08/01/28    8.625     7.625   14.625   5.250
 323-01   800898710      219,850.00   219,850.00   09/01/98   08/01/28    7.875     6.875   13.875   5.000
 323-01   800898728       78,400.00    78,400.00   09/01/98   08/01/28   10.625     9.625   16.625   6.750
 323-01   800899734      124,000.00   123,939.68   07/01/98   06/01/28   12.750    11.750   18.750   9.000
 323-01   800899866       56,900.00    56,882.31   09/01/98   08/01/28   11.625    10.625   17.625   7.500
 323-01   800902819       97,665.00    97,665.00   09/01/98   08/01/28    9.125     8.125   15.125   6.000
 323-01   800904120      101,700.00   101,602.17   08/01/98   07/01/28    9.625     8.625   15.625   6.500
 323-01   800904641       36,000.00    36,000.00   10/01/98   09/01/28    9.625     8.625   15.625   6.250
 323-01   800906398      172,000.00   172,000.00   09/01/98   08/01/28    8.500     7.500   14.500   5.000
 323-01   800906976      132,600.00   132,531.25   09/01/98   08/01/28    9.250     8.250   15.250   5.750
 323-01   800907057      104,000.00   104,000.00   09/01/98   08/01/28    8.625     7.625   14.625   5.000
 323-01   800907891       81,450.00    81,416.75   08/01/98   07/01/28   10.375     9.375   16.375   7.000
 323-01   800908030       72,800.00    72,779.74   08/01/98   07/01/28   12.125    11.125   18.125   8.000
 323-01   800909244       84,000.00    84,000.00   09/01/98   08/01/28   11.875    10.875   17.875   8.000
 323-01   800910291       25,800.00    25,758.07   08/01/98   07/01/28   10.375     9.375   16.375   6.625
 323-01   800910457      191,250.00   191,171.93   09/01/98   08/01/28   10.375     9.375   16.375   6.750
 323-01   800910507       43,400.00    43,374.33   08/01/98   07/01/28   11.875    10.875   17.875   8.000
 323-01   800912255      128,000.00   127,940.28   08/01/98   07/01/28    9.750     8.750   15.750   6.375
 323-01   800913576       65,600.00    65,577.85   09/01/98   08/01/28   11.250    10.250   17.250   7.500
 323-01   800914053      203,600.00   203,600.00   09/01/98   08/01/28    9.750     9.750   15.750   6.250
 323-01   800915787       33,750.00    33,750.00   09/01/98   08/01/28   10.875     9.875   16.875   6.500
 323-01   800916157       77,400.00    77,370.86   08/01/98   07/01/28   10.750     9.750   16.750   7.375
 323-01   800916199       60,000.00    59,945.26   08/01/98   07/01/28    9.875     8.875   15.875   6.750
 323-01   800916355      207,000.00   207,000.00   09/01/98   08/01/28   10.250     9.250   16.250   7.375
 323-01   800916876      113,250.00   113,250.00   09/01/98   08/01/28    9.875     8.875   15.875   6.250
 323-01   800917817       76,500.00    76,500.00   09/01/98   08/01/28    9.125     8.125   15.125   5.500
 323-01   800918591       45,500.00    45,447.45   08/01/98   07/01/28    8.750     7.750   14.750   5.875
 323-01   800920498       50,456.00    50,439.87   09/01/98   08/01/28   11.500    10.500   17.500   7.875
 323-01   800921678       94,500.00    94,500.00   09/01/98   08/01/28    9.625     8.625   15.625   6.750
 323-01   800921819       72,000.00    72,000.00   10/01/98   09/01/28    9.375     8.375   15.375   6.250
 323-01   800923419       68,000.00    68,000.00   10/01/98   09/01/28   11.125    10.125   17.125   7.000
 323-01   800924094      122,100.00   122,047.41   08/01/98   07/01/28   10.125     9.125   16.125   7.250
 323-01   800925067      101,000.00   101,000.00   10/01/98   09/01/28    9.375     8.375   15.375   6.250
 323-01   800925497       65,000.00    64,665.55   08/01/98   07/01/28    8.000     7.000   14.000   4.625
 323-01   800925968      221,000.00   221,000.00   09/01/98   08/01/28   10.375     9.375   16.375   6.750
 323-01   800926065       58,500.00    58,477.97   08/01/98   07/01/28   10.750     9.750   16.750   7.125
 323-01   800926354      112,000.00   111,965.18   09/01/98   08/01/28   11.625    10.625   17.625   8.000
 323-01   800927311       56,900.00    56,869.03   08/01/98   07/01/28   12.250    11.250   18.250   8.125
 323-01   800927337       16,000.00    15,992.73   09/01/98   08/01/28    9.875     8.875   15.875   6.125
 323-01   800927634      157,900.00   157,900.00   09/01/98   08/01/28   12.875    11.875   18.875   9.250
 323-01   800928939       63,500.00    63,471.15   09/01/98   08/01/28    9.875     8.875   15.875   5.750
 323-01   800931420       70,000.00    69,963.71   09/01/98   08/01/28    9.250     8.250   15.250   4.250
 323-01   800931438       72,000.00    72,000.00   09/01/98   08/01/28    8.500     7.500   14.500   5.000
 323-01   800931610       99,000.00    99,000.00   09/01/98   08/01/28    9.875     8.875   15.875   6.250
 323-01   800934804       90,000.00    89,954.56   08/01/98   07/01/28    9.375     8.375   15.375   6.250
 323-01   800935264      159,250.00   159,250.00   09/01/98   08/01/28    8.375     7.375   14.375   5.250
 323-01   800935884       48,750.00    48,734.85   09/01/98   08/01/28   11.625    10.625   17.625   8.000
 323-01   800935959      166,500.00   166,437.31   09/01/98   08/01/28   10.750     9.750   16.750   7.375
 323-01   800936080       76,300.00    76,269.68   08/01/98   07/01/28   10.500     9.500   16.500   6.625
 323-01   800937211      181,965.00   181,862.99   09/01/98   08/01/28    8.875     7.875   14.875   6.250
 323-01   800937468       99,700.00    99,661.44   09/01/98   08/01/28   10.625     9.625   16.625   6.750
 323-01   800937666      103,700.00   103,643.35   08/01/98   07/01/28    9.000     8.000   15.000   5.875
 323-01   800938250      110,500.00   110,500.00   09/01/98   08/01/28   10.875     9.875   16.875   6.750
 323-01   800938573       48,675.00    48,652.88   08/01/98   07/01/28    9.875     8.875   15.875   6.375
 323-01   800938623       32,396.00    32,396.00   09/01/98   08/01/28   12.625    11.625   18.625   8.750
 323-01   800940272      100,000.00   100,000.00   09/01/98   08/01/28   12.750    11.750   18.750   9.125
 323-01   800940835      125,000.00   125,000.00   09/01/98   08/01/28   12.750    11.750   18.750   9.125




Alliance Funding                                     Sale Schedule A - Group 2, Sub-Pool III & IV
A division of Superior Bank FSB       1998-3 - Initial Pool of Adjustable Rate Mortgages - Settlement 9/24/98         Page 4 9/18/98

                                                                                                                  Zip
Pool ID   Account      Name                          Address                          City                 State Code
-----------------------------------------------------------------------------------------------------------------------
 323-01   800940843 NESLEN COLLEEN BARNEY         8262 SOUTH BETTINA LANE          SANDY                   UT    84093
 323-01   800944084 HAMELIN LINDA H               207 BLACKMORE ROAD               CAMILLUS                NY    13031
 323-01   800944191 UHRIK ANTHONY M               4375 YATES ROAD                  BENSALEM                PA    19020
 323-01   800945206 STOTTLEMYER BRAD C            35830 HAZELWOOD                  WESTLAND                MI    48186
 323-01   800945735 RIGGLEMAN STEPHANIE L         1916 LEISHMAN AVENUE             ARNOLD                  PA    15068
 323-01   800946048 BAKER JON W                   262 ALPINE CIRCLE                GRAND LAKE              CO    80447
 323-01   800946188 BROWN DONNA LEE               694 COTTAGE STREET               UNIONDALE               NY    11553
 323-01   800946964 COMSTOCK RICHARD J            407 SOUTH PLEASANT               JACKSON                 MI    48202
 323-01   800947590 GRASSIFULLI JOSEPH            9417 ACADEMY ROAD                PHILADELPHIA            PA    19114
 323-01   800947830 MYERS KENNETH                 8215 KAPPLEWOOD COURT            CHARLOTTE               NC    28226
 323-01   800947863 ANDERSON DAVID                25141 PICONE LANE                BEDFORD HEIGHTS         OH    44146
 323-01   800948796 BREST JANICE                  1728 TABOR STREET                INDPLS                  IN    46203
 323-01   800948911 WOOD HOWARD P                 1564 WAGON WHEEL ROAD            CRESTONE                CO    81131
 323-01   800950628 PEARLMAN DAVID J              6855 HOWARD STREET               GREEN MOUNTAIN FALLS    CO    80819
 323-01   800950941 KRECKO DAVID                  322 GATES STREET                 PHILADELPHIA            PA    19128
 323-01   800951899 BEAVER GEORGE S               3 HOUSATONIC TERRACE             SEYMOUR                 CT    06483
 323-01   800952426 ZIEGLER LAURIE L              5614 YARROW STREET               ARVADA                  CO    80002
 323-01   800952475 AL ABASI ALI                  6808 GRANDMONT                   DETROIT                 MI    48228
 323-01   800952582 HELT ALEX J                   11688 CONVOY HELLEY ROAD         VAN WERT                OH    45891
 323-01   800952996 HAMIE LEILA                   17310 VACRI LANE                 LIVONIA                 MI    48152
 323-01   800953283 SPALVIERI ANTONIA             7725 MEAD                        DEARBORN                MI    48126
 323-01   800954661 BONOMO JEROME                 3450 PARKWAY DRIVE               BALDWIN                 NY    11510
 323-01   800955031 ROSA FELIPE                   297 PETER ROAD                   SOUTHBURY               CT    06488
 323-01   800955072 MILLER TIMOTHY H              11333 OCEANSPRAY BOULEVARD       ENGLEWOOD               FL    34224
 323-01   800956468 VAUGHN ROSEBUD L              2701 SAINT PAUL ST               DENVER                  CO    80205
 323-01   800956773 GREER JOYCE A                 6232 EAST WINDSOR DRIVE          INDIANAPOLIS            IN    46219
 323-01   800959207 SPINUZZI LORI S               907 WEST 14TH STREET             PUEBLO                  CO    81003
 323-01   800959215 HURST AUDREY J                411 WEST 1ST STREET              CLE ELUM                WA    98922
 323-01   800960551 RICHARD ROGER A               1104 MAPLEGROVE COURT            BRIGHTON                MI    48116
 323-01   800966574 CHAPIN RUSTY                  1117 W FIRST ST                  ANDERSON                IN    46016
 323-01   800975948 FICK KEVIN G                  5209 ROCKWAY DRIVE               COLUMBIAIILLE           MI    48412
 323-01   800977084 GIBB GREGORY J                1619 GULF ROAD                   TARPON SPRINGS          FL    34689
 323-01   800977894 MOORES JUDY                   21218 SANDY COVE ROAD            CORNELIUS               NC    28031
 323-01   800978868 CHEEKA JOSEPH                 125 VALLEY ROAD                  ROSELLE PARK            NJ    07204
 323-01   800979155 GETTIG APRIL LIN              2191 WATERSIDE DRIVE             CLEARWATER              FL    33764
 323-01   800979791 PROKES JOSEPH R               661 MERRIMAC                     CANTON                  MI    48188
 323-01   800980005 HINCKLEY KATHLEEN             649 58TH AVENUE NORTHEAST        ST PETERSBURG           FL    33703
 323-01   800980039 KNAUER FLOYD O                830 TEXAS STREET                 ENGLEWOOD               FL    34223
 323-01   800980518 EKANEM AKANIMO                1518 RUTLAND AVENUE              BALTIMORE               MD    21213
 323-01   800981052 ELDRIDGE ERIC                 2301 ARROW AVE                   ANDERSON                IN    46016
 323-01   800981359 LISTON RONALD B               918 COOPER AVENUE                GLENWOOD SPRINGS        CO    81601
 323-01   800981615 VOTAW PATRICIA                513 ALDER STREET                 SCRANTON                PA    18505
 323-01   800981995 REIHNER ELAINE J              300 LAGONDA ROAD                 WASHINGTON              PA    15301
 323-01   800982233 FERRELL LUCINDA               598 RUTHERFORD AVENUE            TRENTON                 NJ    08618
 323-01   800984015 SIMS DAVID E                  4650 WILBUR ROAD                 MARTINSVILLE            IN    46151
 323-01   800984544 BERTOLACCI ROBERT             8 PHYLLIS PLACE                  RYE BROOK               NY    10573
 323-01   800986168 RUSHING LEROY                 954 30TH COURT                   WEST PALM BEACH         FL    33407
 323-01   800986226 MORGAN THOMAS R               840 WEST UTAH AVENUE             TOOELE                  UT    84074
 323-01   800988032 AQUINO MIQUEL A               6 BIRCH STREET                   WOLCOTT                 CT    06716
 323-01   800988271 PRASAD ROBBY S                901 LIVINGSTON AVENUE            NEW BRUNSWICK           NJ    08901
 323-01   800988305 JOHNSON STELLA                1519 S DAWSON                    INDIANAPOLIS            IN    46203
 323-01   800989964 POWELL LARRY                  3544 KNOLLVIEW COURT             DECATUR                 GA    30034
 323-01   800991564 NGUYEN PHUOC                  4547 BRITTANY LANE               GRAND PRAIRIE           TX    75052
 323-01   800991804 SHIMER CHRISTOPHE N           4161 UTICA ROAD                  LEBANON                 OH    45036
 323-01   800992125 COSMARK ROBERT                507 HAMPTON STREET               SCRANTON                PA    18504
 323-01   800992539 BRITT DOROTHY M               2125 WEST PACIFIC STREET         PHILADELPHIA            PA    19140
 323-01   800993925 MILLER ERIC A                 1513 CINCINNATI STREET           LAFAYETTE               IN    47904


                     Principal   Cut-off Date       First                Initial  Minimum  Maximum
                     Balance at   Principal        Payment    Maturity  Mortgage  Mortgage Mortgage Gross
Pool ID   Account   Origination    Balance          Date       Date       Rate      Rate     Rate   Margin
----------------------------------------------     --------   --------  -----------------------------------
 323-01   800940843       90,000.00    90,000.00   09/01/98   08/01/28   10.125     9.125   16.125   6.000
 323-01   800944084       69,000.00    68,963.28   09/01/98   08/01/28    9.125     8.125   15.125   5.500
 323-01   800944191      124,000.00   124,000.00   10/01/98   09/01/28   11.875    10.875   17.875   8.000
 323-01   800945206       58,500.00    58,483.26   08/01/98   07/01/28   12.000    11.000   18.000   7.625
 323-01   800945735       34,000.00    33,990.00   09/01/98   08/01/28   11.875    10.875   17.875   8.000
 323-01   800946048      122,000.00   122,000.00   09/01/98   08/01/28    8.375     7.375   14.375   6.500
 323-01   800946188      157,500.00   157,500.00   09/01/98   08/01/28   10.500     9.500   16.500   7.375
 323-01   800946964       36,000.00    35,978.72   08/01/98   07/01/28   11.875    10.875   17.875   8.000
 323-01   800947590       83,700.00    83,659.90   09/01/98   08/01/28    9.625     8.625   15.625   6.250
 323-01   800947830       82,800.00    82,800.00   09/01/98   08/01/28    9.375     8.375   15.375   6.250
 323-01   800947863      101,900.00   101,900.00   09/01/98   08/01/28   11.125    10.125   17.125   7.000
 323-01   800948796       48,000.00    48,000.00   09/01/98   08/01/28   12.125    11.125   18.125   8.000
 323-01   800948911      164,500.00   164,500.00   10/01/98   09/01/28    9.625     8.625   15.625   6.000
 323-01   800950628      195,500.00   195,500.00   09/01/98   08/01/28    8.625     7.625   14.625   6.750
 323-01   800950941       96,000.00    96,000.00   09/01/98   08/01/28   11.250    10.250   17.250   7.500
 323-01   800951899       63,750.00    63,750.00   09/01/98   08/01/28    9.750     8.750   15.750   5.750
 323-01   800952426       91,000.00    90,961.84   08/01/98   07/01/28   10.250     9.250   16.250   7.250
 323-01   800952475       46,700.00    46,660.67   08/01/98   07/01/28   10.250     9.250   16.250   6.250
 323-01   800952582       61,200.00    61,200.00   09/01/98   08/01/28   11.750    10.750   17.750   7.000
 323-01   800952996      192,000.00   191,929.65   09/01/98   08/01/28   10.875     9.875   16.875   6.250
 323-01   800953283       49,100.00    49,100.00   09/01/98   08/01/28   10.875     9.875   16.875   7.125
 323-01   800954661       70,000.00    69,958.68   09/01/98   08/01/28    8.625     7.625   14.625   5.875
 323-01   800955031      164,700.00   164,700.00   10/01/98   09/01/28    9.375     8.375   15.375   5.750
 323-01   800955072       69,600.00    69,600.00   09/01/98   08/01/28   11.625    10.625   17.625   7.500
 323-01   800956468       94,400.00    94,282.23   09/01/98   08/01/28    8.375     7.375   14.375   6.000
 323-01   800956773       38,200.00    38,200.00   10/01/98   09/01/28   11.125    10.125   17.125   7.000
 323-01   800959207       60,300.00    60,300.00   09/01/98   08/01/28    9.625     8.625   15.625   6.250
 323-01   800959215       82,400.00    82,377.07   09/01/98   08/01/28   12.125    11.125   18.125   8.000
 323-01   800960551      188,000.00   187,894.60   08/01/98   07/01/28    8.875     7.875   14.875   5.125
 323-01   800966574       25,500.00    25,500.00   09/01/98   08/01/28   10.250     9.250   16.250   6.250
 323-01   800975948       92,500.00    92,500.00   09/01/98   08/01/28    8.875     7.875   14.875   5.750
 323-01   800977084      116,000.00   115,963.94   09/01/98   08/01/28   11.625    10.625   17.625   8.000
 323-01   800977894      106,250.00   106,250.00   10/01/98   09/01/28   10.625     9.625   16.625   7.000
 323-01   800978868       90,600.00    90,600.00   10/01/98   09/01/28   11.250    10.250   17.250   7.500
 323-01   800979155       82,500.00    82,500.00   09/01/98   08/01/28    7.625     6.625   13.625   4.750
 323-01   800979791      136,000.00   135,927.62   09/01/98   08/01/28    9.125     8.125   15.125   5.625
 323-01   800980005       63,665.00    63,640.37   09/01/98   08/01/28   10.625     9.625   16.625   6.500
 323-01   800980039       44,000.00    44,000.00   10/01/98   09/01/28    8.125     7.125   14.125   5.250
 323-01   800980518       32,250.00    32,250.00   09/01/98   08/01/28   11.125    10.125   17.125   7.750
 323-01   800981052       48,000.00    48,000.00   09/01/98   08/01/28   11.875    10.875   17.875   8.000
 323-01   800981359      220,000.00   220,000.00   10/01/98   09/01/28    9.750     8.750   15.750   7.500
 323-01   800981615       31,470.00    31,412.58   09/01/98   08/01/28    9.250     8.250   15.250   6.125
 323-01   800981995      180,000.00   179,817.49   09/01/98   08/01/28    9.375     8.375   15.375   5.750
 323-01   800982233       67,500.00    67,500.00   09/01/98   08/01/28   10.500     9.500   16.500   7.000
 323-01   800984015       99,000.00    98,952.57   09/01/98   08/01/28    9.625     8.625   15.625   6.250
 323-01   800984544      172,000.00   172,000.00   10/01/98   09/01/28    8.125     7.125   14.125   5.000
 323-01   800986168       50,400.00    50,368.51   10/01/98   09/01/28   11.625    10.625   17.625   7.750
 323-01   800986226      160,000.00   160,000.00   09/01/98   08/01/28    8.125     7.125   14.125   5.000
 323-01   800988032      111,920.00   111,888.86   09/01/98   08/01/28   12.125    11.125   18.125   8.250
 323-01   800988271       85,000.00    84,797.06   06/01/98   05/01/28    8.625     7.625   14.625   5.350
 323-01   800988305       48,875.00    48,875.00   10/01/98   09/01/28   10.250     9.250   16.250   6.250
 323-01   800989964       69,600.00    69,600.00   09/01/98   08/01/28   10.875     9.875   16.875   7.000
 323-01   800991564      137,700.00   137,700.00   09/01/98   08/01/28    9.250     8.250   15.250   5.500
 323-01   800991804       99,025.00    99,025.00   10/01/98   09/01/28    9.125     8.125   15.125   5.750
 323-01   800992125       49,600.00    49,600.00   10/01/98   09/01/28   10.875     9.875   16.875   7.500
 323-01   800992539       29,250.00    29,250.00   09/01/98   08/01/28   11.625    10.625   17.625   7.250
 323-01   800993925       79,600.00    79,561.87   09/01/98   08/01/28    9.625     8.625   15.625   6.250




Alliance Funding                                     Sale Schedule A - Group 2, Sub-Pool III & IV
A division of Superior Bank FSB        1998-3 - Initial Pool of Adjustable Rate Mortgages - Settlement 9/24/98        Page 5 9/18/98

                                                                                                                  Zip
Pool ID   Account      Name                          Address                          City                 State Code
-----------------------------------------------------------------------------------------------------------------------
 323-01   800994162 HUTYLER JOHN J                5816 5TH AVENUE NORTH            ST PETRSBURG            FL    33710
 323-01   800995623 GALLAGHER MARIA               309 QUEEN STREET                 PHILADELPHIA            PA    19147
 323-01   800997843 JAMES ROBERT W                4449 NORTH 60TH AVENUE           PHOENIX                 AZ    85033
 323-01   800998221 DEHAAN WALTER F               2472 S YARROW ST                 LAKEWOOD                CO    80227
 323-01   800998254 KOVACS SUZANNE                37815 L ANSE CREUSE              HARRISON TOWNSHIP       MI    48045
 323-01   800998395 REILLY JOHN B                 217 CHARLES STREET               OLD FORGE               PA    18518
 323-01   800999211 ELLIOTT BRUCE P               2090 NORTHWOODS PARK DRIVE       HARRISBURG              PA    17110
 323-01   800999427 TAYLOR BRILEY                 5422 ROLLIN ROAD                 WILMINGTON              NC    28403
 323-01   801000977 SMITH TYRONE L                5503 BRIGHT STAR TRAIL           ARLINGTON               TX    76017
 323-01   801002320 LEWIS CHARLES D               452 EAST PAROWAN WAY             DRAPER                  UT    84020
 323-01   801002775 RINGEL HERBERT P              385 SILAS COURT                  BROOKSVILLE             FL    34609
 323-01   801004953 SNARE HARRIET                 309 PROSPECT STREET              CRIPPLE CREEK           CO    80813
 323-01   801005497 PONISCHIL TAMARA LYNN         875 VIVIAN STREET                GOLDEN                  CO    80401
 323-01   801005638 SULLIVAN KEVIN T              44 LAUREL DRIVE                  NORTH PROVIDENCE        RI    02911
 323-01   801005810 WILKINSON CARL                550 HAGANS COURT                 GREEN COVE SPRINGS      FL    32043
 323-01   801006750 ENDICOTT BRIAN K              343 TARBORO ROAD                 YOUNGSVILLE             NC    27596
 323-01   801008319 BROWN ROGER D                 9236 WEST EUCLID AVENUE          LITTLETON               CO    80123
 323-01   801009218 WALTERS JOSEPH                1033 RIDGETOP DRIVE              JUSTIN                  TX    76247
 323-01   801009994 MCINTYRE JOANNA L             5237 NORTH 14TH PLACE            PHOENIX                 AZ    85014
 323-01   801010877 BALF SHAWN                    1515 1/2 TURNER STREET           ALLENTOWN               PA    18102
 323-01   801010919 ANANI MARIAM                  26137 TIMBERTRAIL                DEARBORN HEIGHTS        MI    48127
 323-01   801012105 ROBINSON FREDERICK D          173 LAKE DRIVE                   WYANDANCH               NY    11798
 323-01   801013335 VONDRACEK THEA EVELYN         4902 HARVEST ROAD                COLORADO SPRINGS        CO    80917
 323-01   801014572 WEAVER MITCHELL J             103 SOUTH EAST STREET            SPRING GROVE            PA    17360
 323-01   801017252 PFAUTZ MICHAEL                143 CHESTNUT STREET              LITITZ                  PA    17543
 323-01   801017567 BERUTTI JOSEPH                1115 N 15TH STREET               ALLENTOWN               PA    18104
 323-01   801019308 EVANS WANDA L                 2633 CLUBHOUSE DRIVE             COLUBMUS                OH    43211
 323-01   801021064 SAWH ESTHER                   1684 DARLEY AVENUE               BALTIMORE               MD    21213
 323-01   801025537 TAYLOR W MARK                 301 12TH STREET                  SAXTON                  PA    16678
 323-01   801026147 DITSLER JOHN M                110 KILKENNY COURT               LONGWOOD                FL    32779
 323-01   801027467 GREENBERG HOWARD              13651 ELGIN                      OAK PARK                MI    48237
 323-01   801027558 MANNA QAIS F                  6869 WHITE PINE DRIVE            BLOOMFIELD TWP          MI    48301
 323-01   801029208 WOLFE JOHN R                  280 WOODBINE DRIVE               ORANGEBURG              SC    29115
 323-01   801029844 BELL MARILYN L                1114 N JEFFERSON                 INDPLS                  IN    46201
 323-01   801030016 DALZELL DAVID J               10848 NORTH 110TH PLACE          SCOTTSDALE              AZ    85259
 323-01   801031733 SUTTON STEVEN WAYNE           RT 5 BOX 397                     LONGVIEW                TX    75605
 323-01   801033283 KIMBLE WILLIAM R              4 PINE WOODS COURT               REEDERS                 PA    18352
 323-01   801034349 YAHYA ALI S                   1696 SALINE                      DEARBORN                MI    48120
 323-01   801034729 MASSEY RAY                    110 CADET LANE                   FRANKLIN                TN    37064
 323-01   801034927 OFFETT CHRISTINA R            650 EXETER                       INDPLS                  IN    46241
 323-01   801036740 BERTIN ROBERT R               727 WASHINTON BLVD               WILLIAMSPORT            PA    17701
 323-01   801036914 SLACK JACK F                  578 SOUTH MAIN STREET            PHILLIPSBURG            NJ    08865
 323-01   801037995 FROST GAIL D                  66 EAST 600 SOUTH                VERNAL                  UT    84078
 323-01   801040601 MCPHAIL HUGH                  843 HARLEM AVE                   BALTIMORE               MD    21218
 323-01   801040908 WHITE DAVID A.                16004 PENWOOD DRIVE              TAMPA                   FL    33647
 323-01   801041187 STACY JERRY D                 2011 EAST WEDWICK STREET         TUCSON                  AZ    85706
 323-01   801041971 MOFFETT JOHN                  5916 WEST TIERRA BUENA LAN       GLENDALE                AZ    85306
 323-01   801042821 TITUS GARY R                  RR 2 BOX 606                     JERSEY SHORE            PA    17740
 323-01   801044041 TANANA BRANDY                 416 OAK STREET                   SCRANTON                PA    18508
 323-01   801045188 CASTILLO RAMON JR             4642 CASSIDY STREET              COLORADO SPRINGS        CO    80911
 323-01   801045576 MUNOZ JOHN M                  24034 UNION                      DEARBORN                MI    48124
 323-01   801046673 CUERVO ALBA                   14519 SOUTHWEST 128TH COUR       MIAMI                   FL    33186
 323-01   801050774 HOWARD BERTHA L               5420 BLAINE STREET NE            WASHINGTON              DC    20019
 323-01   801051087 HERNANDEZ JOSE LUIZ           4912 WEST AVALON DRIVE           PHOENIX                 AZ    85031
 323-01   801052010 HINES MYRA R                  6440 WESTANNA DRIVE              DAYTON                  OH    45426
 323-01   801061565 JACKSON LAVENIA               7753 WYANDOT STREET              DENVER                  CO    80221
 323-01   801063017 BULL STEPHEN D                LOT 1 GRANTS WAY                 MILTON                  DE    19968


                     Principal   Cut-off Date       First                Initial  Minimum  Maximum
                     Balance at   Principal        Payment    Maturity  Mortgage  Mortgage Mortgage Gross
Pool ID   Account   Origination    Balance          Date       Date       Rate      Rate     Rate   Margin
----------------------------------------------     --------   --------  -----------------------------------
 323-01   800994162       59,500.00    59,500.00   10/01/98   09/01/28   10.125     9.125   16.125   6.750
 323-01   800995623      153,000.00   153,000.00   10/01/98   09/01/28    8.750     7.750   14.750   5.000
 323-01   800997843       40,000.00    40,000.00   09/01/98   08/01/28   10.375     9.375   16.375   7.250
 323-01   800998221      168,000.00   168,000.00   10/01/98   09/01/28   11.875    10.875   17.875   8.000
 323-01   800998254      200,000.00   200,000.00   09/01/98   08/01/28   10.000     9.000   16.000   6.625
 323-01   800998395       71,300.00    71,300.00   09/01/98   08/01/28   10.500     9.500   16.500   6.750
 323-01   800999211      153,000.00   153,000.00   09/01/98   08/01/28    9.375     8.375   15.375   6.250
 323-01   800999427       68,800.00    68,800.00   10/01/98   09/01/28   11.875    10.875   17.875   8.000
 323-01   801000977      139,400.00   139,400.00   10/01/98   09/01/28   11.125    10.125   17.125   7.000
 323-01   801002320      166,500.00   166,500.00   09/01/98   08/01/28    9.625     8.625   15.625   6.250
 323-01   801002775      136,000.00   135,915.03   09/01/98   08/01/28   11.625    10.625   17.625   7.750
 323-01   801004953      128,800.00   128,800.00   09/01/98   08/01/28   10.250     9.250   16.250   6.750
 323-01   801005497      119,000.00   118,897.05   09/01/98   08/01/28   10.125     9.125   16.125   7.000
 323-01   801005638      106,250.00   106,250.00   09/01/98   08/01/28    9.750     8.750   15.750   6.250
 323-01   801005810      119,000.00   119,000.00   10/01/98   09/01/28    9.375     8.375   15.375   6.000
 323-01   801006750      178,100.00   178,100.00   10/01/98   09/01/28    9.125     8.125   15.125   6.250
 323-01   801008319      126,900.00   126,839.20   09/01/98   08/01/28    9.625     8.625   15.625   6.250
 323-01   801009218      119,000.00   119,000.00   10/01/98   09/01/28   10.625     9.625   16.625   6.500
 323-01   801009994       77,250.00    77,219.30   09/01/98   08/01/28   10.500     9.500   16.500   6.625
 323-01   801010877       69,240.00    69,240.00   09/01/98   08/01/28   11.250    10.250   17.250   7.500
 323-01   801010919      208,000.00   208,000.00   09/01/98   08/01/28    9.625     8.625   15.625   6.250
 323-01   801012105       60,000.00    59,970.49   09/01/98   08/01/28    9.500     8.500   15.500   6.125
 323-01   801013335      140,400.00   140,325.29   10/01/98   09/01/28    9.125     8.125   15.125   6.250
 323-01   801014572       56,250.00    56,250.00   10/01/98   09/01/28    8.375     7.375   14.375   5.000
 323-01   801017252       70,000.00    70,000.00   10/01/98   09/01/28    9.125     8.125   15.125   5.500
 323-01   801017567      100,000.00    99,969.76   09/01/98   08/01/28   11.750    10.750   17.750   8.375
 323-01   801019308      113,500.00   113,456.10   08/01/98   07/01/28   10.625     9.625   16.625   7.000
 323-01   801021064       36,405.00    36,405.00   10/01/98   09/01/28    8.250     7.250   14.250   5.250
 323-01   801025537       59,500.00    59,500.00   10/01/98   09/01/28   10.250     9.250   16.250   6.250
 323-01   801026147      130,500.00   130,500.00   10/01/98   09/01/28    9.375     8.375   15.375   6.250
 323-01   801027467      102,000.00   102,000.00   10/01/98   09/01/28   12.000    11.000   18.000   8.125
 323-01   801027558      152,000.00   152,000.00   10/01/98   09/01/28    9.625     9.625   15.625   6.625
 323-01   801029208       43,477.00    43,477.00   09/04/98   08/04/28   10.625     9.625   16.625   7.000
 323-01   801029844       40,500.00    40,500.00   10/01/98   09/01/28    9.625     8.625   15.625   6.250
 323-01   801030016      143,900.00   143,900.00   09/01/98   08/01/28    9.500     8.500   15.500   6.375
 323-01   801031733      144,900.00   144,760.62   10/01/98   09/01/28    9.625     8.625   15.625   7.500
 323-01   801033283      130,500.00   130,500.00   10/01/98   09/01/28    9.250     8.250   15.250   5.500
 323-01   801034349       57,000.00    56,974.10   09/01/98   08/01/28    9.875     8.875   15.875   6.625
 323-01   801034729       75,140.00    74,299.03   10/01/98   09/01/28   10.375     9.375   16.375   6.750
 323-01   801034927       54,400.00    54,400.00   10/01/98   09/01/28   10.250     9.250   16.250   6.250
 323-01   801036740       48,100.00    48,100.00   09/12/98   08/12/28    9.625     8.625   15.625   6.250
 323-01   801036914       69,700.00    69,700.00   10/01/98   09/01/28   10.000     9.000   16.000   6.250
 323-01   801037995       56,500.00    56,500.00   10/01/98   09/01/28   11.625    10.625   17.625   8.000
 323-01   801040601       32,900.00    32,900.00   10/01/98   09/01/28   10.500     9.500   16.500   6.750
 323-01   801040908      129,500.00   129,500.00   10/01/98   09/01/28    7.125     6.125   13.125   4.250
 323-01   801041187       47,000.00    46,971.53   09/01/98   08/01/28    8.500     7.500   14.500   5.875
 323-01   801041971       72,250.00    72,250.00   09/01/98   08/01/28   10.500     9.500   16.500   7.375
 323-01   801042821       81,900.00    81,900.00   10/01/98   09/01/28    9.625     8.625   15.625   6.250
 323-01   801044041       56,700.00    56,700.00   10/01/98   09/01/28    8.500     8.500   14.500   5.500
 323-01   801045188       91,200.00    91,200.00   10/01/98   09/01/28    8.250     7.250   14.250   5.000
 323-01   801045576       68,500.00    68,459.55   09/01/98   08/01/28    8.625     7.625   14.625   5.125
 323-01   801046673       60,750.00    60,750.00   10/01/98   09/01/28    9.875     8.875   15.875   6.250
 323-01   801050774       43,550.00    43,550.00   10/01/98   09/01/28   11.625    10.625   17.625   7.250
 323-01   801051087       55,000.00    55,000.00   10/01/98   09/01/28   12.250    11.250   18.250   8.625
 323-01   801052010       89,200.00    89,200.00   10/01/98   09/01/28    9.375     8.375   15.375   6.000
 323-01   801061565       87,500.00    87,500.00   10/01/98   09/01/28    9.375     8.375   15.375   6.500
 323-01   801063017       95,200.00    95,200.00   10/01/98   09/01/28   10.250     9.250   16.250   6.250




Alliance Funding                                      Sale Schedule A - Group 2, Sub-Pool III & IV
A division of Superior Bank FSB         1998-3 - Initial Pool of Adjustable Rate Mortgages - Settlement 9/24/98      Page 6 9/18/98

                                                                                                                  Zip
Pool ID   Account      Name                          Address                          City                 State Code
-----------------------------------------------------------------------------------------------------------------------
 323-01   801063264 BERVE KENNETH G               358 S TUCSON WAY                 AURORA                  CO    80012
 323-01  8000000045 LEOS RAUL                     2045 GREENWOOD ROAD S            INDEPENDENCE            OR    97351
 323-01  8000000243 OSORIO JOHN                   30 ROBY RD                       NEW BOSTON              NH    03070
 323-01  8000000656 OLIVER RONALD                 616 CLOVER LANE                  UNIVERSITY PARK         IL    60466
 323-01  8000000805 TANNER DEBORAH KAY            15012 PENROD ST                  DETROIT                 MI    48223
 323-01  8000002215 COX PATRICIA A                1414 HITCHIN LANE                CHANNELVIEW             TX    77530
 323-01  8000002603 HAYES ANTOINNE D              3528 W 77TH STREET               CHICAGO                 IL    60652
 323-01  8000004351 BRADLEY MARK A                405 GASGILL ST                   MEREDOSIA               IL    62665
 323-01  8000006158 ORLOW JOHN                    4516 N ORIOLE                    NORRIDGE                IL    60656
 323-01  8000006166 STEWARD JEANINE               2417 ATHENS ROAD                 OLYMPIA FIELDS          IL    60421
 323-01  8000006778 WISNIEWSKI ROBERT B           3301 SAUK DRIVE                  NEW LENOX               IL    60451
 323-01  8000007818 MOOREHOUSE JOHN               2210 WEST BERWYN                 CHICAGO                 IL    60625
 323-01  8000016926 MARTINEZ MARISELA             2248 ROOT                        CREST HILL              IL    60435
 323-01  8000016967 GONZALEZ JULIO C              1323 SOUTH REJEMEN               SAN JUAN                TX    78589
         -----------------------------------------
                299 Sale Total

 323-02   800526246 WALTERS CURTIS D              1130 4TH AVENUE                  AKRON                   OH    44306
 323-02   800639114 WHEELER GLENN B               131 LINCOLNTON DRIVE             THOMSON                 GA    30824
 323-02   800653727 FLORES FRANCISCO G            12 GARDENIA LANE                 HICKSVILLE              NY    11801
 323-02   800659583 SINGLEY JEFFREY L             118 HOKE DRIVE                   GETTYSBURG              PA    17325
 323-02   800675068 SMITH EUNICE V                1156 DAYTON AVENUE               SAINT PAUL              MN    55104
 323-02   800743999 RIVENSHIELD GOR A             21 SOUTH RINGWOOD COURT          DRYDEN                  NY    14850
 323-02   800765273 TATTERSAL DAVID D             586 BROOKVIEW DR                 VALDOSTA                GA    31602
 323-02   800791238 SHAKED YOSSI                  80-22 210 STREET                 JAMAICA                 NY    11412
 323-02   800813354 MAUER WILLIAM J               100 PEARSALL AVENUE              JERSEY CITY             NJ    07305
 323-02   800849648 NAPOLITANO LISA               228 MONTROSE STREET              PHILADELPHIA            PA    19147
 323-02   800852675 CASH LACINDA                  1441 ETOWAH DRIVE                ATLANTA                 GA    30319
 323-02   800859464 STEVENS JESSIE                31377 RICHMOND TURNPIKE          HANOVER                 VA    23069
 323-02   800860967 SAINS MICHAEL                 418 SOUTH PAYSON ST              BALTIMORE               MD    21223
 323-02   800868531 BEAUMONT THOMAS               17082 APOLLO DRIVE               BIG RAPIDS              MI    49307
 323-02   800869737 KOZUCH LINDA ANN              1130 OXFORD STREET               DOVER                   NJ    08753
 323-02   800876872 CALL PATRICK                  8933 E SUGAR SUMAC STREET        TUCSON                  AZ    85747
 323-02   800884017 IWU SAMUEL C                  2645 SOUTH 68TH STREET           PHILADELPHIA            PA    19142
 323-02   800890717 ROWLES ERIC G                 1922 STANLEY ROAD                CAZENOVIA               NY    13031
 323-02   800891061 ANDRESAKIS JOHN A             60 LONGWOOD DRIVE                CLIFTON PARK            NY    12065
 323-02   800896243 MARTIN BRIAN                  9652 NORTH FULLER ROAD           LONGVIEW                TX    75605
 323-02   800898652 MATHEWS PEGGY L               6618 RIVES JUNCTION ROAD         JACKSON                 MI    49201
 323-02   800903254 HARTPENCE CLARENCE S          84 DELEVAN STREET                LAMBERTVILLE            NJ    08530
 323-02   800905309 KNAPP ROBERT SHANE            446 SOUTH SCHULER                OTTUMWA                 IA    52501
 323-02   800906075 SMITH RONALD C                1611 GRAYSON AVENUE NW           ROANOKE                 VA    24017
 323-02   800907164 MORALES HECTOR                19 SOUTH 34 STREET               CAMDEN                  NJ    08105
 323-02   800913014 TEERLINK DEL                  4307 SAGE OAK COURT              JACKSONVILLE            FL    32277
 323-02   800914293 PARKER FREDDERICK             619 BALTIC AVENUE                ATLANTIC CITY           NJ    08401
 323-02   800914913 SALMONS TOMMY                 17514 DEERING ST                 LIVONIA                 MI    48152
 323-02   800914988 RUNEY EDWARD                  08465 CEDAR CREST BAY RD         E JORDAN                MI    49727
 323-02   800920589 ERNST JOHN                    4249 WILLIAMS AVE                CINCINNATI              OH    45236
 323-02   800921942 MARTIN JANE A                 317 PARK STREET                  HONESDALE               PA    18431
 323-02   800923609 DELACRUZ RAUL JR              7612 JENNIFER LANE               FRISCO                  TX    75034
 323-02   800924557 DALTON KEVIN                  14 GERMANTOWN ROAD               BORDENTOWN              NJ    08505
 323-02   800924607 CHOVICH RICHARD               52379 MAURICE                    MACOMB                  MI    48042
 323-02   800924656 SALVADOR BONG S               3610 ENSENADA DRIVE              COLORADO SPRINGS        CO    80910
 323-02   800925554 PHELPS RONALD A               RR 1 BOX 198C                    WILLIAMSPORT            PA    17701
 323-02   800926081 QUIMBAY NUBIA                 95-97 BURLINGTON AVENUE          PATERSON                NJ    07513
 323-02   800926198 SMITH JAMES K                 LOT 63 PINE ROAD                 POCONO PINES            PA    18350
 323-02   800926651 BRICKLEY GARY                 6113 MUSGROVE                    SUNFIELD                MI    48890
 323-02   800927329 GANSLEY JOHN                  715 TALL OAKS DRIVE              BRICK                   NJ    08724
 323-02   800928087 ROSE-CUMMING JACQUELINE       133-61 243RD STREET              ROSEDALE                NY    11422


                     Principal    Cut-off Date       First                Initial  Minimum  Maximum
                     Balance at    Principal        Payment    Maturity  Mortgage  Mortgage Mortgage Gross
Pool ID   Account   Origination    Balance          Date       Date       Rate      Rate     Rate   Margin
-----------------------------------------------     --------   --------  -----------------------------------
 323-01  801063264       118,800.00    118,673.07   10/01/98   09/01/28    9.125     8.125   15.125   6.500
 323-01  8000000045      118,500.00    118,419.62   09/01/98   08/01/28   11.250    10.250   17.250   7.250
 323-01  8000000243       67,000.00     66,955.05   09/01/98   08/01/28    8.000     7.000   14.000   5.000
 323-01  8000000656      181,800.00    181,646.88   09/01/98   08/01/28   10.250     9.250   16.250   6.500
 323-01  8000000805       74,800.00     74,800.00   09/01/98   08/01/28   10.000     9.000   16.000   5.750
 323-01  8000002215       46,400.00     46,388.12   09/01/98   08/01/28   12.500    11.500   18.500   8.500
 323-01  8000002603       69,500.00     69,500.00   09/01/98   08/01/28   12.250    11.250   18.250   7.750
 323-01  8000004351       49,500.00     49,500.00   09/01/98   08/01/28    9.750     8.750   15.750   6.250
 323-01  8000006158      157,900.00    157,861.80   09/01/98   08/01/28   12.750    11.750   18.750   8.500
 323-01  8000006166      193,500.00    193,353.64   09/01/98   08/01/28   10.750     9.750   16.750   7.000
 323-01  8000006778      149,500.00    149,500.00   09/01/98   08/01/28    8.250     7.250   14.250   5.000
 323-01  8000007818      210,000.00    210,000.00   10/01/98   09/01/28    9.500     8.500   15.500   5.750
 323-01  8000016926       47,000.00     47,000.00   10/01/98   09/01/28   10.000     9.000   16.000   5.750
 323-01  8000016967       53,600.00     53,600.00   09/01/98   08/01/28   10.500     9.500   16.500   6.250
         --------------------------------------                          -----------------------------------
                299   28,669,960.00 28,658,549.41                         10.114     9.153   16.114   6.621

 323-02   800526246       25,000.00     24,950.85   03/01/98   02/01/28   11.500    10.500   17.500   7.550
 323-02   800639114       50,400.00     50,336.07   06/01/98   05/01/28   10.250     9.250   16.250   6.625
 323-02   800653727      188,400.00    188,049.65   04/01/98   03/01/28   11.750    10.750   17.750   8.250
 323-02   800659583      112,500.00    112,294.08   06/01/98   05/01/28    8.500     8.500   14.500   5.500
 323-02   800675068      111,000.00    109,502.27   05/01/98   04/01/28    8.625     7.625   14.625   5.250
 323-02   800743999       56,250.00     56,105.67   02/01/98   01/01/28   11.625    10.625   17.625   7.800
 323-02   800765273       71,550.00     71,484.71   07/01/98   06/01/28    9.875     8.875   15.875   6.500
 323-02   800791238      210,000.00    209,781.42   07/01/98   06/01/28    9.250     9.250   15.250   6.250
 323-02   800813354       81,690.00     81,635.26   07/01/98   06/01/28   11.375    10.375   17.375   7.375
 323-02   800849648       43,600.00     43,542.23   07/01/98   06/01/28    8.500     7.500   14.500   5.000
 323-02   800852675      138,550.00    138,461.02   07/01/98   06/01/28   11.500    10.500   17.500   8.375
 323-02   800859464       87,874.00     87,851.51   08/01/98   07/01/28   12.500    11.500   18.500   8.625
 323-02   800860967       24,000.00     23,979.24   07/01/98   06/01/28   10.125     9.125   16.125   6.125
 323-02   800868531       88,800.00     88,751.50   08/01/98   07/01/28    9.000     8.000   15.000   5.750
 323-02   800869737       68,000.00     68,000.00   09/01/98   08/01/28   10.750     9.750   16.750   7.000
 323-02   800876872       85,600.00     85,600.00   10/01/98   09/01/28   12.250    11.250   18.250   8.625
 323-02   800884017       48,800.00     48,800.00   09/01/98   08/01/28   10.750     9.750   16.750   7.500
 323-02   800890717      135,500.00    135,500.00   09/01/98   08/01/28    9.375     8.375   15.375   5.750
 323-02   800891061      163,200.00    163,200.00   09/01/98   08/01/28    9.625     8.625   15.625   5.750
 323-02   800896243       69,300.00     69,300.00   10/01/98   09/01/28    9.625     8.625   15.625   6.250
 323-02   800898652       88,000.00     87,923.33   09/01/98   08/01/28    8.500     7.500   14.500   5.375
 323-02   800903254       90,000.00     90,000.00   09/01/98   08/01/28   10.000     9.000   16.000   6.750
 323-02   800905309       50,150.00     50,150.00   10/01/98   09/01/28   10.000     9.000   16.000   6.250
 323-02   800906075       68,000.00     68,000.00   10/01/98   09/01/28   11.125    10.125   17.125   7.000
 323-02   800907164       45,488.00     45,488.00   09/01/98   08/01/28   11.500    10.500   17.500   7.750
 323-02   800913014       99,000.00     99,000.00   10/01/98   09/01/28    9.625     8.625   15.625   6.250
 323-02   800914293       20,245.00     20,235.55   08/01/98   07/01/28    9.750     8.750   15.750   6.875
 323-02   800914913      136,000.00    135,923.93   08/01/98   07/01/28   12.125    11.125   18.125   8.000
 323-02   800914988      220,000.00    219,900.05   09/01/98   08/01/28    9.875     9.875   15.875   6.625
 323-02   800920589       45,000.00     45,000.00   10/01/98   09/01/28    8.375     7.375   14.375   4.750
 323-02   800921942      108,000.00    108,000.00   09/01/98   08/01/28   10.500     9.500   16.500   7.375
 323-02   800923609      157,500.00    157,500.00   10/01/98   09/01/28    9.125     8.125   15.125   5.750
 323-02   800924557      160,000.00    160,000.00   10/01/98   09/01/28   11.625    10.625   17.625   9.500
 323-02   800924607      207,000.00    206,915.50   09/01/98   08/01/28   10.375    10.375   16.375   7.375
 323-02   800924656      110,800.00    110,800.00   10/01/98   09/01/28    8.250     7.250   14.250   5.875
 323-02   800925554      150,000.00    149,904.35   08/01/98   07/01/28    8.250     7.250   14.250   5.000
 323-02   800926081      148,500.00    148,500.00   09/01/98   08/01/28    9.375     8.375   15.375   6.250
 323-02   800926198       71,000.00     70,968.59   08/01/98   07/01/28   10.000     9.000   16.000   6.250
 323-02   800926651       75,000.00     75,000.00   10/01/98   09/01/28    9.375     8.375   15.375   6.625
 323-02   800927329      199,000.00    199,000.00   10/01/98   09/01/28    7.625     6.625   13.625   5.000
 323-02   800928087      170,000.00    169,951.36   09/01/98   08/01/28   12.000    11.000   18.000   8.125




Alliance Funding                                  Sale Schedule A - Group 2, Sub-Pool III & IV
A division of Superior Bank FSB        1998-3 - Initial Pool of Adjustable Rate Mortgages - Settlement 9/24/98      Page 7 9/18/98

                                                                                                                  Zip
Pool ID   Account      Name                          Address                          City                 State Code
-----------------------------------------------------------------------------------------------------------------------
 323-02   800929010 RODRIGUEZ REYNALDO            187 HOPPER STREET                WESTBURY                NY    11590
 323-02   800930943 SMITH DALE R                  1557 SOUTH PIERSON STREET        LAKEWOOD                CO    80232
 323-02   800932196 HANLEY LYNDA                  137 CONNETQUOT ROAD              OAKDALE                 NY    11769
 323-02   800932394 RODRIQUEZ CECELIA             3814 WEST EL CAMINO STREET       PHOENIX                 AZ    85051
 323-02   800937617 WOOLLEY THOMAS W              4309 PASEO DE LA ACEQUIA         SANTA FE                NM    87505
 323-02   800938631 SNYDER RODNEY A               123 PARKWAY                      SCHUYLKILL HAVEN        PA    17972
 323-02   800938870 LONG JEFFREY L                108 WOODLAND DRIVE               PARKESBURG              PA    19365
 323-02   800939266 MARQUEZ MARIA S               312 MERRICK AVENUE               SUNNYSIDE               WA    98944
 323-02   800939407 DEGAGLIA JOHN D               122 GAILMOR DRIVE                YONKERS                 NY    10710
 323-02   800942674 SMALLS GEORGE                 887 MYRTLE AVENUE                BROOKLYN                NY    11206
 323-02   800942831 CABBELL HAROLD                900 MADISON AVENUE               PLAINFIELD              NJ    07060
 323-02   800944373 ASOUDEGAN M F                 3235 RHAWN STREET                PHILADELPHIA            PA    19136
 323-02   800947046 STUART ROBERT D               781 NORTHWEST 38TH STREET        OAKLAND PARK            FL    33309
 323-02   800947087 PIPKIN MICHAEL                4536 10TH AVENUE NORTH           ST PETERSBURG           FL    33713
 323-02   800948861 CAROTHERS MICHAEL             226 S MERCER STREET              GREENVILLE              PA    16125
 323-02   800951295 KAUFFMAN ANNETTE GWYN         8499 WEST 250 SOUTH              DELPHI                  IN    46923
 323-02   800951378 BOYER PATRICIA                7923 22ND AVENUE NORTH           ST PETERSBURG           FL    33710
 323-02   800951469 GOULET LAURIANNE              5 MARLON PLACE                   CROMWELL                CT    06416
 323-02   800954935 PINTADO WILLIAM               40 78 GLEANE STREET              ELMHURST                NY    11373
 323-02   800956112 FELICIANO MARIA               925 FRONT STREET                 CAMDEN                  NJ    08105
 323-02   800959272 HUTYLER JOHN J                2511 BURLINGTON AVENUE NRT       ST PETERSBURG           FL    33713
 323-02   800959827 ARANA ZOILA                   116 STACKYARD AVENUE             MASTIC BEACH            NY    11951
 323-02   800960049 SHARAK RAED E                 4300 LIN                         STERLING HEIGHTS        MI    48310
 323-02   800960940 LESLIE RICHARD B              10921 CHARRING CROSS             GREEN OAK               MI    48189
 323-02   800961054 CANDELORE NORMAN R            301 BENCHOFF STREET              ELIZABETH               PA    15037
 323-02   800961831 BARKER LARRY K.               2912 SOUTH VILLA                 INDIANAPOLIS            IN    46203
 323-02   800961914 JOKOVICH SAMUEL R             4842 PICCADILLY STREET           CANTON                  OH    44706
 323-02   800962003 ANGEL RANDALL T               295 ANGEL RIDGE LANE             BOONES MILL             VA    24065
 323-02   800962011 OSBORN SHANE Q                2253 BLUE BELL LANE              GROVE CITY              OH    43123
 323-02   800962086 RENDON ANTONIO                6809 NORTH 59TH DRIVE            GLENDALE                AZ    85301
 323-02   800962490 HOWARD OSCAR L                LOT 27 CORNER SWARTZ/MAJES       CHESTNUTHILL TWP        PA    18322
 323-02   800963654 MOORE ALLEN                   346 ELVIRA STREET                ATLANTA                 GA    30315
 323-02   800964124 MCCALL DANNIE LEE             256 MCGUIRE ROAD                 PISGAH FOREST           NC    28712
 323-02   800964413 VANDERHOEF ELIZABETH          475 35TH AVENUE NORTH            ST PETERSBURG           FL    33704
 323-02   800965006 CARDENAS APRIL                4357 VALLEJO STREET              DENVER                  CO    80211
 323-02   800965113 BARNETTE ROBERT W             1050 STARKEY ROAD #303           LARGO                   FL    33771
 323-02   800965840 DEATON JIMMY                  1000 SCENIC DRIVE                JUSTIN                  TX    76247
 323-02   800966160 BOOTH CORDIA E                1615 GARFIELD ST                 DENVER                  CO    80206
 323-02   800966426 MEDINA JOSEPH EDWARD          422 COUNTY ROAD 632              GARDNER                 CO    81040
 323-02   800966640 MASCIOTRO CYNTHIA L           6082 NORTH PIERSON COURT         ARVADA                  CO    80004
 323-02   800969065 COLACCI TIMOTHY G             104 JOHANSON AVENUE              SOMERVILLE              NJ    08876
 323-02   800969396 WALTERS JANICE                12 PROSPECT STREET WEST          AMITYVILLE              NY    11701
 323-02   800969651 LAWSON LELA ANN               5381 DERRON AVE                  MEMPHIS                 TN    38115
 323-02   800969800 WRIGHT JAMES W                2231 NOVARA                      WATERFORD               MI    48328
 323-02   800969909 SALGADO MELECIO               7862 WEST FLYNN LANE             GLENDALE                AZ    85303
 323-02   800970303 SMITH RONALD J                10 ELLA ROAD                     SPARTA                  NJ    07871
 323-02   800973588 GRIFFIN KIM NELSON            271 SELLERSVILLE DRIVE           EAST STROUDSBURG        PA    18301
 323-02   800973737 ORTIZ JUANITO                 715 NORTHERN AVENUE              CLARKSTON               GA    30021
 323-02   800973828 LOCKER KARA M                 18335 HEATHER ROAD               FT MYERS                FL    33912
 323-02   800974354 DISALVO BONNIE M              40389 WEST BLUFF DRIVE           ANTIOCH                 IL    60002
 323-02   800974750 STEAR DAVID                   1005 CENTER STREET               BETHLEHEM               PA    18018
 323-02   800975468 WALSTROM RONALD A             2052 H 50 ROAD                   DELTA                   CO    81416
 323-02   800975633 EYRING DEBORAH                902 PATTERSON PARK AVENUE        BALTIMORE               MD    21205
 323-02   800975773 MOLINARO NICHOLAS J           8803 RUSTIC TRAIL COURT          TAMPA                   FL    33635
 323-02   800978348 CHIN MAUREEN L                1982 SUN VALLEY DRIVE            BLAKESLEE               PA    18610
 323-02   800980245 MASON SUZANNE R               1325 NORTHFACE COURT             COLORADO SPRINGS        CO    80919
 323-02   800981730 CARROLL THOMAS                1412 WEST LOCUST SREET           SCRANTON                PA    18504


                     Principal   Cut-off Date       First                Initial  Minimum  Maximum
                     Balance at   Principal        Payment    Maturity  Mortgage  Mortgage Mortgage Gross
Pool ID   Account   Origination    Balance          Date       Date       Rate      Rate     Rate   Margin
----------------------------------------------     --------   --------  -----------------------------------
 323-02   800929010      136,800.00   136,800.00   09/01/98   08/01/28   10.875     9.875   16.875   7.750
 323-02   800930943      120,000.00   120,000.00   09/01/98   08/01/28    8.375     7.375   14.375   5.750
 323-02   800932196      128,000.00   127,960.21   08/01/98   07/01/28   11.625    11.625   17.625   8.375
 323-02   800932394       72,750.00    72,750.00   10/01/98   09/01/28   10.375     9.375   16.375   6.500
 323-02   800937617      144,000.00   144,000.00   10/01/98   09/01/28    9.625     8.625   15.625   6.250
 323-02   800938631       44,000.00    44,000.00   10/01/98   09/01/28   11.000    10.000   17.000   7.500
 323-02   800938870      122,400.00   122,400.00   09/01/98   08/01/28   12.625    11.625   18.625   9.000
 323-02   800939266       97,200.00    97,200.00   10/01/98   09/01/28    9.125     8.125   15.125   6.250
 323-02   800939407      100,000.00   100,000.00   10/01/98   09/01/28    8.500     7.500   14.500   5.250
 323-02   800942674      124,000.00   124,000.00   09/01/98   08/01/28    9.500     8.500   15.500   6.125
 323-02   800942831      120,000.00   120,000.00   09/01/98   08/01/28   11.875    10.875   17.875   8.000
 323-02   800944373       97,750.00    97,750.00   09/01/98   08/01/28   10.125    10.125   16.125   7.125
 323-02   800947046       90,400.00    90,400.00   10/01/98   09/01/28   10.500     9.500   16.500   7.100
 323-02   800947087       46,800.00    46,800.00   09/01/98   08/01/28    9.875     8.875   15.875   6.250
 323-02   800948861       38,250.00    38,250.00   09/01/98   08/01/28   11.875    10.875   17.875   7.750
 323-02   800951295       85,500.00    85,457.95   09/01/98   08/01/28    9.500     8.500   15.500   5.500
 323-02   800951378       68,000.00    68,000.00   09/01/98   08/01/28   11.250    10.250   17.250   7.500
 323-02   800951469      105,520.00   105,486.27   09/01/98   08/01/28   11.500    10.500   17.500   7.500
 323-02   800954935      150,450.00   150,450.00   09/01/98   08/01/28   10.875     9.875   16.875   7.250
 323-02   800956112       18,000.00    18,000.00   09/01/98   08/01/28   11.000    11.000   17.000   8.000
 323-02   800959272       45,000.00    45,000.00   09/01/98   08/01/28    9.625     8.625   15.625   5.500
 323-02   800959827       99,000.00    99,000.00   09/01/98   08/01/28    9.625     8.625   15.625   6.250
 323-02   800960049      165,200.00   165,200.00   09/01/98   08/01/28   11.500    10.500   17.500   7.875
 323-02   800960940      165,600.00   165,600.00   09/01/98   08/01/28    9.750     8.750   15.750   6.250
 323-02   800961054       91,800.00    91,800.00   09/01/98   08/01/28    8.625     7.625   14.625   5.500
 323-02   800961831       55,250.00    55,250.00   10/01/98   09/01/28    8.375     7.375   14.375   5.000
 323-02   800961914       72,000.00    71,970.61   08/01/98   07/01/28   10.375     9.375   16.375   6.950
 323-02   800962003       55,500.00    55,500.00   09/01/98   08/01/28   10.625     9.625   16.625   7.500
 323-02   800962011      129,500.00   129,452.55   08/01/98   07/01/28   10.875     9.875   16.875   6.950
 323-02   800962086       31,900.00    31,884.71   08/01/98   07/01/28    9.625     8.625   15.625   6.375
 323-02   800962490      162,400.00   162,400.00   09/01/98   08/01/28   11.500    10.500   17.500   7.500
 323-02   800963654       68,400.00    68,400.00   09/01/98   08/01/28    9.375     8.375   15.375   6.250
 323-02   800964124       66,725.00    66,725.00   10/01/98   09/01/28    9.625     8.625   15.625   6.000
 323-02   800964413       51,000.00    51,000.00   09/01/98   08/01/28   10.875     9.875   16.875   6.500
 323-02   800965006       88,000.00    88,000.00   10/01/98   09/01/28    7.625     6.625   13.625   5.000
 323-02   800965113      101,000.00   101,000.00   10/01/98   09/01/28    9.750     8.750   15.750   6.000
 323-02   800965840      119,000.00   119,000.00   09/01/98   08/01/28    9.750     8.750   15.750   5.750
 323-02   800966160      148,500.00   148,420.98   09/01/98   08/01/28    9.125     8.125   15.125   6.250
 323-02   800966426       62,400.00    62,400.00   09/01/98   08/01/28    9.250     9.250   15.250   6.500
 323-02   800966640      141,950.00   141,876.41   09/01/98   08/01/28    9.250     8.250   15.250   6.250
 323-02   800969065      202,500.00   202,500.00   09/01/98   08/01/28    9.000     9.000   15.000   6.250
 323-02   800969396       76,500.00    76,500.00   10/01/98   09/01/28   10.500     9.500   16.500   7.375
 323-02   800969651       89,600.00    89,600.00   09/01/98   08/01/28   11.875    10.875   17.875   8.000
 323-02   800969800       64,000.00    63,959.19   09/01/98   08/01/28    8.250     7.250   14.250   5.000
 323-02   800969909       95,400.00    95,359.99   08/01/98   07/01/28   10.250     9.250   16.250   6.875
 323-02   800970303      186,000.00   186,000.00   09/01/98   08/01/28    9.250     8.250   15.250   6.250
 323-02   800973588       83,300.00    83,300.00   10/01/98   09/01/28   11.125    10.125   17.125   8.000
 323-02   800973737      115,200.00   115,200.00   09/01/98   08/01/28    9.625     8.625   15.625   6.250
 323-02   800973828       80,750.00    80,709.22   09/01/98   08/01/28    9.375     8.375   15.375   6.250
 323-02   800974354      182,700.00   182,700.00   09/01/98   08/01/28   10.875     9.875   16.875   7.500
 323-02   800974750       49,000.00    49,000.00   10/01/98   09/01/28    9.250     8.250   15.250   6.375
 323-02   800975468      119,200.00   119,200.00   10/01/98   09/01/28   12.125    11.125   18.125   8.625
 323-02   800975633       33,600.00    33,600.00   09/01/98   08/01/28   10.500     9.500   16.500   6.750
 323-02   800975773      133,200.00   133,129.12   09/01/98   08/01/28    9.125     8.125   15.125   6.250
 323-02   800978348      120,700.00   120,700.00   10/01/98   09/01/28    8.000     7.000   14.000   5.500
 323-02   800980245      181,600.00   181,600.00   10/01/98   09/01/28   10.625     9.625   16.625   7.000
 323-02   800981730       27,720.00    27,720.00   09/01/98   08/01/28   10.125    10.125   16.125   7.375




Alliance Funding                                  Sale Schedule A - Group 2, Sub-Pool III & IV
A division of Superior Bank FSB      1998-3 - Initial Pool of Adjustable Rate Mortgages - Settlement 9/24/98         Page 8 9/18/98

                                                                                                                  Zip
Pool ID   Account      Name                          Address                          City                 State Code
-----------------------------------------------------------------------------------------------------------------------
 323-02   800983918 JOHNSON DAVID R               46120 FREDERICK                  NORTHVILLE              MI    48167
 323-02   800984114 ANDERSON MAX G                8632 QUIGLEY STREET              WESTMINSTER             CO    80030
 323-02   800985608 PRICE ROBERT                  814 S 16TH STREET                ELWOOD                  IN    46036
 323-02   800987018 JOHNSON GREGORY T             211 FOLSOM DRIVE                 DAYTON                  OH    45405
 323-02   800987331 LAWHORNE DARRELL              117 VAN DYCK DRIVE               NOKOMIS                 FL    34275
 323-02   800989642 EGERUOH HELEN G               135 15 227 STREET                LAURELTON               NY    11413
 323-02   800990624 RHODES NORMAN R               1255 COURTNEY DRIVE              CHAMBERSBURG            PA    17201
 323-02   800995094 GBAYEE MUSU I                 7342 SOUTH BENNETT               CHICAGO                 IL    60649
 323-02   800995607 HOLLINGSWORT ROBERT J         4006 POWELL ROAD                 BROOKHAVEN              PA    19015
 323-02   801000290 WHIRLEY ROBERT E              1145 81ST STREET SOUTH           ST PETERSBURG           FL    33707
 323-02   801001082 SHAHID ABDUS                  11615 MITCHELL                   HAMTRACK                MI    48212
 323-02   801001405 HAMMOND PAUL K                1247 OSBORNE AVENUE              RIVERHEAD               NY    11901
 323-02   801003112 PIRAGAS JOSEPH P              900 MARION LANE                  MOOSIC                  PA    18507
 323-02   801004656 WIESNER ANGELIA               74 FRANKLIN ROAD                 HENDERSON               NC    27536
 323-02   801009440 COLLINS JOHN M                70 WEST PLAZA CIRCLE             GRANTSVILLE             UT    84029
 323-02   801009754 HINES DOUGLAS A               4394 EAST 114TH WAY              THORNTON                CO    80233
 323-02   801012683 NICARRY ANDREW R              179 LINDBERGH ROAD               PALMYRA                 PA    17078
 323-02   801015397 POLLARD JON E                 463 BERNARD CT                   DAYTON                  OH    45427
 323-02   801016494 HAGLER MEMORY                 242 SOUTH CALUMET AVE            AURORA                  IL    60506
 323-02   801017179 CAMPBELL NORMAN E             14100 E SARATOGA PL              AURORA                  CO    80015
 323-02   801019092 MOREADITH FREDERICK L         4324 GLENSIDE DRIVE              READING                 PA    19605
 323-02   801019670 ANGELO DOMINICK               6 ROBINSON DRIVE                 SHIRLEY                 NY    11967
 323-02   801021866 KEPLER KENNETH S              RR 2 BOX 279                     MUNCY                   PA    17756
 323-02   801022740 LOMAX LENNA B.                23 BRIDWELL AVENUE               GREENVILLE              SC    29607
 323-02   801023680 BRADSHAW HAROLD               5259 EAST 41ST STREET            INDPLS                  IN    46226
 323-02   801023904 EWING NICK J                  2983 WEST 13760 SOUTH            SOUTH JORDAN            UT    84095
 323-02   801025024 BOYCE CHRISTINE A             381 BROADWAY DRIVE               PITTSBURGH              PA    15236
 323-02   801025065 GUTWEIN ALFRED                LOT 17 SUBURBAN LANE             EFFORT                  PA    18330
 323-02   801026436 BROWN ROBERT H                422 RIVERSIDE DRIVE              EUTAWVILLE              SC    29048
 323-02   801030396 ESTEP KAREN D                 35 BLACKFOOT ROAD                ESTANCIA                NM    87016
 323-02   801031998 GEORGE RICKY W                LOT NO 53 WINTER HILL TERR       EFFORT                  PA    18330
 323-02   801033788 DEBOER ROBERT                 17634 CYPRESS POINT ROAD         FORT MYERS              FL    33912
 323-02   801036021 CHAN CHIO HEI                 156 AMHERST ROAD                 SOUTH HADLEY            MA    01075
 323-02   801036658 ROBERTO WAYNE E               606 APPOLO ROAD                  LAKEWOOD                NJ    08701
 323-02   801037193 HATTER NANCY FALASCO          3620 ENSENADA DRIVE              COLORADO SPRINGS        CO    80910
 323-02   801041203 FROST HOMER                   30509 PECAN DRIVE                PRINCESS ANNE           MD    21853
 323-02   801043795 BOESENBERG JOHN               3 WECHQUETANK DRIVE              POCONO LAKE             PA    18347
 323-02   801043829 WARNER SONYA                  595 ARDELLE AVE                  AKRON                   OH    44306
 323-02   801044439 LOOMIS WESLEY M               108 WELLER ROAD                  FULTON                  NY    13069
 323-02   801046186 GARCIA SANDRA                 831 JACKSON STREET               ALLENTOWN               PA    18102
 323-02   801049651 BRIDGES FRED                  1313 YORKSHIRE STREET            PORT CHARLOTTE          FL    33951
 323-02   801050428 COTTER CLAUDETTE A            1016 ARCTURUS DRIVE              COLORADO SPRINGS        CO    80906
 323-02   801050881 LOWERY IVAN W                 3775 DORSET DRIVE                DAYTON                  OH    45405
 323-02   801056920 BIXLER RICHARD L              4063 WILSHIRE DRIVE              YORK                    PA    17402
 323-02   801057050 RODE BONNIE K                 2781 HATTON STREET               SARASOTA                FL    34237
 323-02   801057431 DENLINGER 75OTT M             855 BUNKER HILL ROAD             STRASBURG               PA    17579
 323-02   801058132 HINKLE MARILYN                935 WEST 7TH STREET              GREENFIELD              IN    46140
 323-02   801058876 CHENAULT BENJAMIN             1416 CHATLEY WAY                 WOODSTOCK               GA    30188
 323-02   801058934 GAULT EDWIN J. JR             604 CAPELLA COURT                GASTONIA                NC    28056
 323-02   801059163 JENKINS JOE                   1510 SOUTH BAILEY AVENUE         MOSES LAKE              WA    98837
 323-02   801062233 BRUNETTE DEANNA               85 SOUTH 100 EAST                LEHI                    UT    84043
 323-02   801062266 DRUMMOND DONOVAN A            52 NORTH MORTIMER AVENUE         ELMSFORD                NY    10523
 323-02   801064023 KORNBAU DANIEL R              229 NORTH SHERMAN STREET         YORK                    PA    17403
 323-02   801064841 MATHIS WILLIAM J              9430 MEAUX                       HOUSTON                 TX    77031
 323-02   801067729 SMITH YVONNE                  1531 ED FAULKNER ROAD            LOUISBURG               NC    27549
 323-02   801069014 DAWOOD NABIL                  8518 ST JOHN                     SHELBY TWP              MI    48317
 323-02   801069907 BAZZI ALI                     4207 CORNELL ST                  DEARBORN HEIGHTS        MI    48127


                     Principal   Cut-off Date       First                Initial  Minimum  Maximum
                     Balance at   Principal        Payment    Maturity  Mortgage  Mortgage Mortgage Gross
Pool ID   Account   Origination    Balance          Date       Date       Rate      Rate     Rate   Margin
----------------------------------------------     --------   --------  -----------------------------------
 323-02   800983918       97,700.00    97,595.62   07/01/98   06/01/28    9.125     8.125   15.125   5.750
 323-02   800984114       91,700.00    91,700.00   10/01/98   09/01/28    7.625     6.625   13.625   5.125
 323-02   800985608       31,500.00    31,500.00   10/01/98   09/01/28   10.000     9.000   16.000   6.250
 323-02   800987018      135,000.00   135,000.00   09/01/98   08/01/28   10.625     9.625   16.625   7.000
 323-02   800987331      123,750.00   123,713.60   09/01/98   08/01/28   11.875    10.875   17.875   8.500
 323-02   800989642      166,500.00   166,500.00   09/01/98   08/01/28    9.375     8.375   15.375   6.250
 323-02   800990624       89,000.00    89,000.00   10/01/98   09/01/28    8.750     7.750   14.750   5.625
 323-02   800995094       91,350.00    91,350.00   09/01/98   08/01/28   10.000     9.000   16.000   7.375
 323-02   800995607       51,850.00    51,850.00   10/01/98   09/01/28   10.250     9.250   16.250   6.250
 323-02   801000290      210,400.00   210,400.00   10/01/98   09/01/28    8.375     7.375   14.375   5.000
 323-02   801001082       45,900.00    45,900.00   10/01/98   09/01/28   10.500     9.500   16.500   7.375
 323-02   801001405       83,600.00    83,600.00   10/01/98   09/01/28   12.500    11.500   18.500   9.000
 323-02   801003112       90,000.00    90,000.00   10/01/98   09/01/28    8.875     7.875   14.875   5.500
 323-02   801004656       44,100.00    44,100.00   10/01/98   09/01/28    9.625     8.625   15.625   6.250
 323-02   801009440      103,500.00   103,500.00   09/01/98   08/01/28    9.750     8.750   15.750   6.625
 323-02   801009754      116,800.00   116,800.00   09/01/98   08/01/28   11.875    10.875   17.875   8.750
 323-02   801012683      137,580.00   137,580.00   09/01/98   08/01/28   10.250     9.250   16.250   6.875
 323-02   801015397       30,600.00    30,600.00   10/01/98   09/01/28   11.125    10.125   17.125   7.000
 323-02   801016494       96,000.00    96,000.00   09/01/98   08/01/28   12.375    11.375   18.375   8.500
 323-02   801017179      184,000.00   184,000.00   09/01/98   08/01/28    9.500     8.500   15.500   6.625
 323-02   801019092      123,250.00   123,250.00   09/01/98   08/01/28   11.250    10.250   17.250   7.875
 323-02   801019670       76,500.00    76,500.00   10/01/98   09/01/28   10.875     9.875   16.875   7.000
 323-02   801021866       90,289.00    90,289.00   10/01/98   09/01/28    8.500     7.500   14.500   5.375
 323-02   801022740       56,320.00    56,320.00   10/01/98   09/01/28   11.875    10.875   17.875   8.000
 323-02   801023680       63,000.00    63,000.00   10/01/98   09/01/28    9.625     8.625   15.625   5.758
 323-02   801023904      150,025.00   150,025.00   10/01/98   09/01/28   11.125    10.125   17.125   7.000
 323-02   801025024       59,600.00    59,600.00   10/01/98   09/01/28    8.125     7.125   14.125   5.000
 323-02   801025065      165,500.00   165,500.00   10/01/98   09/01/28    9.875     8.875   15.875   7.000
 323-02   801026436       68,850.00    68,850.00   10/01/98   09/01/28    9.625     8.625   15.625   6.250
 323-02   801030396       51,000.00    51,000.00   10/01/98   09/01/28    8.750     7.750   14.750   5.250
 323-02   801031998      163,800.00   163,800.00   10/01/98   09/01/28    9.625     8.625   15.625   6.250
 323-02   801033788       97,600.00    97,600.00   10/01/98   09/01/28   11.875    10.875   17.875   8.000
 323-02   801036021      110,500.00   110,500.00   10/01/98   09/01/28   10.375     9.375   16.375   6.750
 323-02   801036658      115,200.00   115,200.00   10/01/98   09/01/28   10.250     9.250   16.250   7.375
 323-02   801037193      130,500.00   130,500.00   10/01/98   09/01/28    9.625     8.625   15.625   7.000
 323-02   801041203       53,550.00    53,550.00   10/01/98   09/01/28   10.000     9.000   16.000   7.375
 323-02   801043795      170,600.00   170,600.00   10/01/98   09/01/28   10.250     9.250   16.250   6.250
 323-02   801043829       46,400.00    46,400.00   10/01/98   09/01/28   10.000     9.000   16.000   5.875
 323-02   801044439       36,000.00    36,000.00   09/01/98   08/01/28   10.625     9.625   16.625   6.250
 323-02   801046186       60,000.00    60,000.00   10/01/98   09/01/28   11.250    10.250   17.250   7.500
 323-02   801049651       25,000.00    25,000.00   10/01/98   09/01/28    8.375     7.375   14.375   5.000
 323-02   801050428      127,500.00   127,500.00   10/01/98   09/01/28   10.375     9.375   16.375   6.750
 323-02   801050881      122,998.00   122,998.00   10/01/98   09/01/28   11.250    10.250   17.250   7.000
 323-02   801056920       83,400.00    83,400.00   10/01/98   09/01/28   10.250     9.250   16.250   6.250
 323-02   801057050       74,750.00    74,750.00   10/01/98   09/01/28    9.625     8.625   15.625   6.000
 323-02   801057431       85,000.00    85,000.00   10/01/98   09/01/28   11.000    10.000   17.000   7.500
 323-02   801058132       66,080.00    66,080.00   10/01/98   09/01/28    8.750     7.750   14.750   5.000
 323-02   801058876      135,000.00   135,000.00   09/27/98   08/27/28    8.625     7.625   14.625   5.750
 323-02   801058934      116,100.00   116,100.00   10/01/98   09/01/28    9.625     8.625   15.625   6.250
 323-02   801059163       99,000.00    99,000.00   10/01/98   09/01/28    9.625     8.625   15.625   6.500
 323-02   801062233      154,000.00   154,000.00   10/01/98   09/01/28    8.750     7.750   14.750   6.125
 323-02   801062266       96,000.00    96,000.00   09/01/98   08/01/28   11.500    10.500   17.500   8.125
 323-02   801064023       31,900.00    31,900.00   10/01/98   09/01/28   11.250    10.250   17.250   7.500
 323-02   801064841       62,900.00    62,900.00   10/01/98   09/01/28   11.125    10.125   17.125   7.000
 323-02   801067729      100,000.00   100,000.00   10/01/98   09/01/28   11.375    10.375   17.375   7.500
 323-02   801069014      133,000.00   133,000.00   10/01/98   09/01/28    7.500     6.500   13.500   4.250
 323-02   801069907       65,000.00    65,000.00   10/01/98   09/01/28    8.875     7.875   14.875   6.000




Alliance Funding                                       Sale Schedule A - Group 2, Sub-Pool III & IV
A division of Superior Bank FSB           1998-3 - Initial Pool of Adjustable Rate Mortgages - Settlement 9/24/98     Page 9 9/18/98

                                                                                                                  Zip
Pool ID   Account      Name                          Address                          City                 State Code
-----------------------------------------------------------------------------------------------------------------------
 323-02   801071085 ROMERO WILLIAM D              1465 BRUSH OAK DRIVE             COLORADO SPRINGS        CO    80906
 323-02   801072653 VAN HORN TAMI J               117 SOUTH AUBREY STREET          ALLENTOWN               PA    18103
 323-02   801072703 HART RODNEY CRAIG             2611 CHENE STREET                FAYETTEVILLE            NC    28306
 323-02   801074527 HIGGINBOTHAM JAIME E          951 HACKETT ST                   BELOIT                  WI    53511
 323-02   801074576 HOLLANDSWORT BRETT K          4926 BITTERCREEK DRIVE           COLORADO SPRINGS        CO    80922
 323-02   801074964 RICKENBACH ALLEN D            1713 FORSTER STREET              HARRISBURG              PA    17110
 323-02   801075912 LEWIS SONIA L                 5006 SIPPLE AVENUE               BALTIMORE               MD    21206
 323-02   801076415 HESTER JOSEPH B               73 SAGAMORE STREET               BRAINTREE               MA    02184
 323-02   801077249 LYLES WANDA O                 710 NORTH LOGAN BOULEVARD        NAPLES                  FL    34119
 323-02   801077512 HERSCHBERGER MICHAEL G        183 SHADY PINE LANE              NOKOMIS                 FL    34275
 323-02   801078205 WATSON SHAWN E                665 RIVELY AVENUE                GLENOLDEN               PA    19036
 323-02   801079799 BAXTER SHARON F               3836 WOLFF STREET                DENVER                  CO    80212
 323-02   801080219 BENNETT ELISA R               4123 MALTA STREET                DENVER                  CO    80249
 323-02   801081548 HERRERA ALBERTO AGUILAR       10242 WEST READE AVENUE          PHOENIX                 AZ    85307
 323-02   801083288 MCPHAIL HUGH                  427 WHITRIDGE AVE                BALTIMORE               MD    21205
 323-02   801086240 PRETKO JOSHUA                 643 NORTH 9TH STREET             ALLENTOWN               PA    18102
 323-02   801086935 UPDEGRAFF GLENN               1005 SILVER LAKE ROAD            LEWISBERRY              PA    17339
 323-02   801091935 WHITE ROBIN T                 3433 SOUTH 8000 WEST             MAGNA                   UT    84044
 323-02   801093782 NOLLEY NATHAN                 1609 EARECKSON PLACE             BALTIMORE               MD    21213
 323-02   801093832 NOLLEY NATHAN                 1616 EARECKSON PLACE             BALTIMORE               MD    21213
 323-02   801096322 EDWARDS ROBERT LEWIS          1733 RUTHLAND AVENUE             BALTIMORE               MD    21213
 323-02   801096553 CALWELL JAMES CUSHING         2735 MILES AVENUE                BALTIMORE               MD    21211
 323-02   801107137 DORRIS CHARLES E              11031 NORTH 35TH STREET          PHOENIX                 AZ    85028
         -----------------------------------------
                178 Sale Total

 323-31  8000011596 PARISH MARY ANNA              5185 SOUTH ST                    GALWAY                  NY    12074
 323-31  8000017411 GAGEBY JOHN D                 3 CROSS TRAIL                    FAIRFIELD               PA    17320
 323-31  8000017668 EBERHART GEORGE C             6217 EAST 13TH ST                KANSAS CITY             MO    64126
 323-31  8000017676 WHORTON RAY                   223 WEST POLK                    MCCALISTER              OK    74501
 323-31  8000018211 POPLIN INDIA C                2140 SHADOW LAKE DR              BUCKHEAD                GA    30625
 323-31  8000022189 ROBINSON ALLEN J JR           7500 W 56TH PLACE                SUMMIT                  IL    60501
         -----------------------------------------
                  6 Sale Total

 323-32  8000009293 IBARRA LUIS HERNAN            2170 AVISPAS                     NOGALES                 AZ    85621
 323-32  8000011125 HUEBNER DARLENE M             5219 S ELM ST                    MC HENRY                IL    60050
 323-32  8000011166 MICKENS ANTONIO C             539 FREBIS AVENUE                COLUMBUS                OH    43206
 323-32  8000016058 BUCCI SHERRI L.               6432 S MAIN ST                   ANDERSON                IN    46012
 323-32  8000018716 CARREIRO JOSEPH R             1099 WOODS ST                    SWANSEA                 MA    02777
         -----------------------------------------
                  5 Sale Total

                488 Grand Total Sub-Pool III


                     Principal   Cut-off Date       First                Initial  Minimum  Maximum
                     Balance at   Principal        Payment    Maturity  Mortgage  Mortgage Mortgage Gross
Pool ID   Account   Origination    Balance          Date       Date       Rate      Rate     Rate   Margin
----------------------------------------------     --------   --------  -----------------------------------
 323-02   801071085      127,568.00   127,568.00   10/01/98   09/01/28    9.625     8.625   15.625   6.500
 323-02   801072653       61,200.00    61,200.00   10/01/98   09/01/28   10.375     9.375   16.375   6.750
 323-02   801072703       71,400.00    71,400.00   10/01/98   09/01/28    8.125     7.125   14.125   5.000
 323-02   801074527       51,600.00    51,600.00   09/28/98   08/28/28    9.625     8.625   15.625   6.250
 323-02   801074576      124,911.00   124,911.00   10/01/98   09/01/28    9.250     8.250   15.250   5.500
 323-02   801074964       59,500.00    59,500.00   10/01/98   09/01/28   10.250    10.250   16.250   7.000
 323-02   801075912       70,550.00    70,550.00   10/01/98   09/01/28   11.125    10.125   17.125   7.000
 323-02   801076415      129,600.00   129,600.00   10/01/98   09/01/28   10.875     9.875   16.875   7.000
 323-02   801077249      129,750.00   129,750.00   10/01/98   09/01/28    7.375     6.375   13.375   4.250
 323-02   801077512      166,400.00   166,400.00   10/01/98   09/01/28    9.750     8.750   15.750   6.625
 323-02   801078205       56,000.00    56,000.00   10/01/98   09/01/28    9.000     8.000   15.000   5.500
 323-02   801079799       68,000.00    68,000.00   10/01/98   09/01/28    8.750     7.750   14.750   5.250
 323-02   801080219      104,680.00   104,680.00   09/01/98   08/01/28   11.000    10.000   17.000   7.375
 323-02   801081548       80,100.00    80,100.00   10/01/98   09/01/28   10.000     9.000   16.000   6.875
 323-02   801083288       32,900.00    32,900.00   10/01/98   09/01/28   10.250     9.250   16.250   6.750
 323-02   801086240       56,800.00    56,800.00   10/01/98   09/01/28   11.250    10.250   17.250   7.500
 323-02   801086935      175,000.00   175,000.00   10/01/98   09/01/28   10.375     9.375   16.375   6.500
 323-02   801091935      148,000.00   148,000.00   10/01/98   09/01/28    9.625     8.625   15.625   6.250
 323-02   801093782       29,200.00    29,156.57   06/01/98   05/01/28    9.500     8.500   15.500   5.750
 323-02   801093832       29,200.00    29,156.57   06/01/98   05/01/28    9.500     8.500   15.500   5.750
 323-02   801096322       33,600.00    33,553.81   06/01/98   05/01/28    9.875     8.875   15.875   6.125
 323-02   801096553       29,250.00    29,215.77   06/01/98   05/01/28   10.625     9.625   16.625   7.300
 323-02   801107137      172,000.00   172,000.00   10/01/98   09/01/28    9.500     8.500   15.500   6.375
         -------------------------------------                          -----------------------------------
                      17,443,763.0017,439,491.29                         10.018     9.095   16.018   6.648

 323-31  8000011596       94,500.00    94,500.00   10/01/98   09/01/28    9.750     8.750   15.750   6.750
 323-31  8000017411      221,000.00   221,000.00   10/01/98   09/01/28   10.375     9.375   16.375   6.250
 323-31  8000017668       37,800.00    37,800.00   10/01/98   09/01/28    9.375     8.375   15.375   5.500
 323-31  8000017676       32,000.00    32,000.00   10/01/98   09/01/28   12.000    11.000   18.000   8.000
 323-31  8000018211       55,000.00    54,953.66   10/01/98   09/01/28   10.250     9.250   16.250   6.250
 323-31  8000022189       51,000.00    51,000.00   10/01/98   09/01/28   11.250    10.250   17.250   6.750
         -------------------------------------                          -----------------------------------
                         491,300.00   491,253.66                         10.361     9.361   16.361   6.454

 323-32  8000009293       48,600.00    48,600.00   10/01/98   09/01/28    9.500     8.500   15.500   6.000
 323-32  8000011125      132,400.00   132,400.00   09/01/98   08/01/28    8.750     7.750   14.750   5.250
 323-32  8000011166       44,500.00    44,454.88   09/01/98   08/01/28    9.375     8.375   15.375   5.750
 323-32  8000016058       59,500.00    59,500.00   10/01/98   09/01/28   11.250    10.250   17.250   7.000
 323-32  8000018716      126,000.00   126,000.00   10/01/98   09/01/28    9.250     8.250   15.250   6.250
         -------------------------------------                          -----------------------------------
                         411,000.00   410,954.88                          9.422     8.422   15.422   5.953

                      47,016,023.0047,000,249.24                         10.075     9.127   16.075   6.623


                                   EXHIBIT H-4

                  MORTGAGAE LOAN SCHEDULE FOR SUB-POOL III & IV



Alliance Funding                                        Sale Schedule A - Group 2, Sub-Pool III & IV
A division of Superior Bank FSB        1998-3 - Initial Pool of Adjustable Rate Mortgages - Settlement 9/24/98      Page 1 9/18/98

                                                                                                                  Zip
Pool ID   Account      Name                          Address                          City                 State Code
-----------------------------------------------------------------------------------------------------------------------
 324-01   161515879 TUKUAFU TIPASA                1372 WEST VAN BUREN AVENUE       SALT LAKE CITY          UT    84104
 324-01   161577176 DAKOO WADEE                   10230 TROY                       OAK PARK                MI    48237
 324-01   161604913 THOMPSON BRUCE                9921 MANSFIELD                   DETROIT                 MI    48227
 324-01   161644604 SHERMAN EDWARD D              3224 WHITE CEDAR DRIVE           CHESAPEAKE              VA    23323
 324-01   161645858 GRANT LEROY                   6008 LAUREL LANE                 INDIANAPOLIS            IN    46226
 324-01   161646849 BUTLER BARBARA                7248 S VERNON                    CHICAGO                 IL    60619
 324-01   161648050 CONLEY JAMES                  15 BLUFF AVENUE                  LA GRANGE               IL    60525
 324-01   161648274 KOGER JESSE MARIE             1825 WIMPLETON COURT             MOBILE                  AL    36618
 324-01   161648795 HAGGERTY ANTHONY              301 BREWERY ROAD                 WEST NYACK              NY    10994
 324-01   161649017 HEWITT MARLENE L              6020 EAST 79TH STREET            TULSA                   OK    74136
 324-01   161649322 GUTWEIN JERRI                 1447 ROSITA                      PALATINE                IL    60067
 324-01   161649694 BONNGARD BOBBY E              4108 DOUGLAS DR                  ZION                    IL    60099
 324-01   161649884 TYLER WILLIAM F               1151 MAGNOLIA AVE EAST           SAINT PAUL              MN    55106
 324-01   161650049 PAYTON LARRY                  2504 TUMBLEWEED                  JONESBORO               AR    72404
 324-01   161650171 BRYANT DEBRA K                835 JUDSON                       EVANSTON,               IL    60201
 324-01   800583379 THOMAS JOHN R                 5760 WELLBORN OAKS COURT         LITHONIA                GA    30058
 324-01   800597205 SEITZ LORRIE                  7038 ORA PITTS ROAD              WILLIAMSBURG            IN    47393
 324-01   800640401 HENTHORN BARRY B              7217 PICNIC POINT ROAD           EDMONDS                 WA    98026
 324-01   800642191 COLE HUGH C                   385 EAST 18 STREET               ELMONT                  NY    11218
 324-01   800646036 MCCORMICK MARGARET L          950 BLUE FOX WAY                 ARNOLD                  MD    21012
 324-01   800654071 SCAVELLO THOMAS J             9 WINDING RIDGE                  OAKS                    PA    19403
 324-01   800658767 BRETT FRANK                   62 MYRTLE STREET                 ASHLAND                 MA    01721
 324-01   800666406 SIMONS CASSIA                 41 CHARLES AVENUE                DEPTFORD                NJ    08096
 324-01   800683385 VANHORN MICHAEL E             3873 NILES CARVER ROAD           MINERAL RIDGE           OH    44440
 324-01   800710410 GOTTSHALL DAVID A             135 WEST WASHINGTON STREET       SHENANDOAH              PA    17976
 324-01   800734147 BRYANT RESNEE                 1806 GLENIFER STREET             PHILADELPHIA            PA    19150
 324-01   800741175 SANCHEZ SUSANA                27 FENN ROAD                     MIDDLEBURY              CT    06762
 324-01   800745697 BELL JOHN ELWOOD              LOT 20 RIVER RUN                 ROCKY MOUNT             NC    27801
 324-01   800752065 ZEID JIHAD                    3304 HUDSON AVENUE               UNION CITY              NJ    07087
 324-01   800752552 TOLSON VONDA                  111 15 153RD STREET              JAMAICA                 NY    11435
 324-01   800754863 WILLIAMS ORLANDO E            1763 WICKFORD RD                 CLEVELAND               OH    44112
 324-01   800759441 KAVANAGH MARY M               95 MIDWOOD ROAD                  CUTCHOGUE               NY    11935
 324-01   800763641 MCGEEHAN RYAN                 222-A OAKVILLE AVENUE            WATERBURY               CT    06704
 324-01   800768830 LANDOR CHRISTOPHE J           14 TAFT AVENUE                   LATHAM                  NY    12110
 324-01   800776981 SAKHAROVICH YEFIM             151 ROLLING HILL GREEN           STATEN ISLAND           NY    10312
 324-01   800777674 LARSON GERALD R               26 COTHRAN ROAD                  BELTON                  SC    29627
 324-01   800779183 HAGEN GARY O                  1465 MUNROE FALLS                CUYAHOGA FALLS          OH    44221
 324-01   800782849 BARNETT SADIE                 172 174 CLINTON PLACE            NEWARK                  NJ    07112
 324-01   800789265 MERCER LARRY JAMES            LOT 23 RIVER RUN                 ROCKY MOUNT             NC    27801
 324-01   800789513 REYES JAIME H                 LOT 37 SHOGUN DRIVE              EFFORT                  PA    18330
 324-01   800789877 BOOKER ABRAHAM E              8054 SOUTH PRAIRIE AVENUE        CHICAGO                 IL    60619
 324-01   800792186 MORGESE ANTHONY               28 ASHFORD DRIVE                 PLAINSBORO              NJ    08536
 324-01   800799397 WARREN JEAN E                 112 41 209TH STREET              QUEENS VILLAGE          NY    11429
 324-01   800799835 HOEFER JAY                    159-161 MACEDONIA ROAD           KENT                    CT    06757
 324-01   800800690 PATTEN JAMES T                6525 DIALTON ROAD                SPRINGFIELD             OH    45502
 324-01   800802043 MASSARO MARK                  1063 ESCARPMENT DRIVE            LEWISTON                NY    14092
 324-01   800804866 SMITH B RICHARD               119 CHESTNUT STREET              ALEXANDRIA              IN    46001
 324-01   800806101 CABREJOS ANTONIO              44 ALLWOOD TERRACE               WAYNE                   NJ    07470
 324-01   800808131 DALESANDRO BRIAN              45 S CEDAR STREET                HAZLETON                PA    18201
 324-01   800808230 DUBIN CAROL A                 98 E MAIN STREET                 FREEHOLD                NJ    07728
 324-01   800808800 GANO DONALD E                 3647 STATE ROUTE 305             SOUTHINGTON             OH    44470
 324-01   800808859 HURLING CARMELA               922 PUTNAM AVENUE                PLAINFIELD              NJ    07060
 324-01   800812562 SISCO STACIE L                1036 SUMMIT DRIVE                JUSTIN                  TX    76247
 324-01   800812984 MASSEY LOWELL III             18203 SORRENTO                   DETROIT                 MI    48235
 324-01   800813735 BROWN SHERI H                 7767 SOUTH NEWPORT WAY           SALT LAKE CITY          UT    84121
 324-01   800816308 WATT JAMES A                  402 ABBOT ST                     RICHLAND                WA    99352
 324-01   800819039 DEONAUTH NELAWATTIE           502 MILFORD STREET               BROOKLYN                NY    11208

                     Principal   Cut-off Date       First                Initial  Minimum  Maximum
                     Balance at   Principal        Payment    Maturity  Mortgage  Mortgage Mortgage Gross
Pool ID   Account   Origination    Balance          Date       Date       Rate      Rate     Rate   Margin
----------------------------------------------     --------   --------  -----------------------------------
 324-01   161515879      106,000.00   105,084.20   08/01/97   07/01/27    8.250     7.250   14.250   3.750
 324-01   161577176       52,800.00    52,640.78   12/01/97   11/01/27   11.125    11.125   17.125   7.500
 324-01   161604913       22,700.00    22,675.06   05/01/98   04/01/28   12.250    11.250   18.250   8.650
 324-01   161644604      103,500.00   103,412.81   08/01/98   07/01/28   10.250     9.250   16.250   6.750
 324-01   161645858      106,200.00   106,156.42   08/01/98   07/01/28   10.350     9.350   16.350   7.100
 324-01   161646849      180,000.00   179,863.85   08/01/98   07/01/28   10.750     9.750   16.750   7.000
 324-01   161648050       61,200.00    61,180.44   08/01/98   07/01/28   11.500    10.500   17.500   7.000
 324-01   161648274       63,500.00    63,479.70   08/01/98   07/01/28   11.500    10.500   17.500   7.000
 324-01   161648795      227,200.00   227,114.46   08/01/98   07/01/28   10.750     9.750   16.750   7.000
 324-01   161649017      129,000.00   128,951.42   08/01/98   07/01/28   10.750     9.750   16.750   6.500
 324-01   161649322       91,000.00    90,963.84   08/01/98   07/01/28   10.500     9.500   16.500   6.000
 324-01   161649694      100,000.00    99,958.95   08/01/98   07/01/28   13.500    12.500   19.500   9.000
 324-01   161649884       50,800.00    50,751.14   08/01/98   07/01/28    9.625     8.625   15.625   5.750
 324-01   161650049      589,200.00   588,676.53   08/01/98   07/01/28   10.000     9.000   16.000   6.000
 324-01   161650171       77,500.00    77,470.02   08/01/98   07/01/28   10.625     9.625   16.625   6.750
 324-01   800583379       94,050.00    93,927.44   06/01/98   05/01/28   10.125     9.125   16.125   7.000
 324-01   800597205       89,600.00    89,524.43   07/01/98   06/01/28   12.125    12.125   18.125   9.250
 324-01   800640401      770,000.00   768,208.45   05/01/98   04/01/28   10.750     9.750   16.750   7.125
 324-01   800642191      150,400.00   150,273.17   06/01/98   05/01/28   12.125    11.125   18.125   8.640
 324-01   800646036      128,000.00   127,866.91   05/01/98   04/01/28   12.500    11.500   18.500   8.875
 324-01   800654071      229,360.00   228,707.51   04/01/98   03/01/28    8.875     7.875   14.875   5.500
 324-01   800658767      171,690.00   171,494.92   04/06/98   03/06/28   13.125    13.125   19.125   9.400
 324-01   800666406       64,750.00    64,678.18   06/01/98   05/01/28   10.875     9.875   16.875   7.125
 324-01   800683385      145,800.00   145,524.57   05/01/98   04/01/28    9.750     8.750   15.750   6.625
 324-01   800710410       25,200.00    25,151.23   05/01/98   04/01/28   10.500     9.500   16.500   7.125
 324-01   800734147       44,800.00    44,761.74   05/01/98   04/01/28   13.375    12.375   19.375   9.500
 324-01   800741175      166,500.00   166,207.25   06/01/98   05/01/28    9.875     8.875   15.875   6.625
 324-01   800745697      102,600.00   102,554.61   08/01/98   07/01/28   10.000     9.000   16.000   6.250
 324-01   800752065      148,500.00   148,344.00   06/01/98   05/01/28   11.125    10.125   17.125   7.750
 324-01   800752552       88,000.00    87,979.87   09/01/98   08/01/28   13.000    12.000   19.000   9.125
 324-01   800754863       51,000.00    50,981.32   09/01/98   08/01/28   10.875     9.875   16.875   5.760
 324-01   800759441      100,000.00    99,886.05   06/15/98   05/15/28   10.750     9.750   16.750   7.125
 324-01   800763641       24,800.00    24,776.14   07/01/98   06/01/28    9.625     8.625   15.625   6.000
 324-01   800768830       72,240.00    72,173.81   06/01/98   05/01/28   11.750    11.750   17.750   8.750
 324-01   800776981      123,250.00   123,041.19   06/01/98   05/01/28    8.875     8.875   14.875   5.875
 324-01   800777674       72,400.00    72,309.81   08/01/98   07/01/23   11.625    10.625   17.625   8.000
 324-01   800779183       35,750.00    35,723.69   08/01/98   07/01/28   10.875     9.875   16.875   6.750
 324-01   800782849       58,500.00    58,488.06   08/01/98   07/01/28   13.500    12.500   19.500   9.000
 324-01   800789265       89,440.00    89,349.31   08/01/98   07/01/28    9.375     8.375   15.375   5.500
 324-01   800789513      130,400.00   130,247.35   06/01/98   05/01/28   10.625     9.625   16.625   7.000
 324-01   800789877       82,800.00    82,762.39   08/01/98   07/01/28    9.875     8.875   15.875   7.000
 324-01   800792186      110,000.00   109,802.90   08/01/98   07/01/28   10.000     9.000   16.000   6.375
 324-01   800799397      129,600.00   129,478.59   08/01/98   07/01/28    9.750     8.750   15.750   6.000
 324-01   800799835      220,000.00   219,929.69   08/01/98   07/01/28   11.500    10.500   17.500   7.875
 324-01   800800690       78,200.00    78,160.51   08/01/98   07/01/28    9.375     8.375   15.375   5.750
 324-01   800802043      175,000.00   174,860.31   08/01/98   07/01/28   10.500     9.500   16.500   6.750
 324-01   800804866       30,000.00    29,984.45   08/01/98   07/01/28    9.250     9.250   15.250   6.000
 324-01   800806101      202,500.00   202,206.63   06/01/98   05/01/28    9.625     8.625   15.625   6.250
 324-01   800808131       64,300.00    64,229.32   06/01/98   05/01/28   12.250    11.250   18.250   8.500
 324-01   800808230       99,450.00    99,131.44   06/01/98   05/01/28   12.000    11.000   18.000   8.375
 324-01   800808800       83,300.00    83,250.74   07/01/98   06/01/28   11.875    10.875   17.875   7.750
 324-01   800808859       75,000.00    74,963.11   08/01/98   07/01/28    9.500     8.500   15.500   5.975
 324-01   800812562      119,000.00   119,000.00   09/01/98   08/01/28   10.125     9.125   16.125   6.500
 324-01   800812984       99,450.00    99,423.09   08/01/98   07/01/28   12.250    11.250   18.250   8.125
 324-01   800813735      261,800.00   261,517.38   06/01/98   05/01/28   11.000    10.000   17.000   7.875
 324-01   800816308       52,000.00    52,000.00   09/01/98   08/01/28   12.875    11.875   18.875   8.750
 324-01   800819039      170,000.00   169,922.77   08/01/98   07/01/28    9.875     8.875   15.875   6.500



Alliance Funding                                        Sale Schedule A - Group 2, Sub-Pool III & IV
A division of Superior Bank FSB        1998-3 - Initial Pool of Adjustable Rate Mortgages - Settlement 9/24/98      Page 2 9/18/98

                                                                                                                  Zip
Pool ID   Account      Name                          Address                          City                 State Code
-----------------------------------------------------------------------------------------------------------------------
 324-01   800819187 BOYD JOSEPH                   565 EAST 79TH STREET             BROOKLYN                NY    11236
 324-01   800824112 VELEZ FRANCISCO W             4622 WHIMBREL DRIVE              LITTLETON               CO    80126
 324-01   800825721 MUCA MIRVET                   5 RIVERHILL ROAD                 SOUTHBURY               CT    06488
 324-01   800827305 ROMMEL DAVID G                153 NORMAN DRIVE                 COLORADO SPRINGS        CO    80911
 324-01   800828212 LUKERT JOANN C                417 GRANDVIEW AVENUE             WYCKOFF                 NJ    07481
 324-01   800829863 JEFFS DAVID                   850 EAST 2750 NORTH              NORTH OGDEN             UT    84414
 324-01   800830283 JOHNSON LAVERNE B             48 SLEEPYWOOD ROAD               ANDREWS                 SC    29510
 324-01   800833048 RAY MARGARET MCKEITH          21220 NORMAN SHORES DRIVE        CORNELIUS               NC    28031
 324-01   800834673 STAMM FRED A                  3659 N 200TH W                   ANDERSON                IN    46011
 324-01   800834889 KRONICK NORMAN I              78 OLD JEWETT CITY ROAD          PRESTON                 CT    06365
 324-01   800835688 FORD ANDREA                   1918 PITMAN AVENUE               BRONX                   NY    10466
 324-01   800835720 VELEZ KELLY                   133 71ST STREET                  GUTTENBERG              NJ    07093
 324-01   800836983 HANSEN DOUGLAS N              3971 WEST 4875 SOUTH             ROY                     UT    84067
 324-01   800837981 CREEK DANIEL W                6811 SPRING BRANCH DRIVE         KRUM                    TX    76249
 324-01   800841025 BALDONI MARK J                2003-2007 SANDERSON STREET       SCRANTON                PA    18509
 324-01   800841074 STARKS TYRONE                 510 WIL-STEL ROAD                COLUMBIA                SC    29210
 324-01   800841330 NICHOLAS ROBERT W             2045 WEST 4800 SOUTH             ROY                     UT    84067
 324-01   800842007 LEHR KARL W                   6334 MONTGOMERY ROAD             ELKRIDGE                MD    21075
 324-01   800842098 THORNE HAZEL                  236 JEFFERSON AVENUE             AMITYVILLE              NY    11701
 324-01   800842130 STOCKS ANGELA C.              8572 EDGEWOOD DRIVE              SURFSIDE BEACH          SC    29575
 324-01   800842627 MOREO ANTHONY                 19 VERNON LANE                   CENTEREACH              NY    11720
 324-01   800843906 SHARIFAN MARSHALL             1923 VAN BUREN AVENUE            OGDEN                   UT    84401
 324-01   800844102 MOYER FREDERICK V             1510 LOT 2 FREEMAN PROPERT       WHITAKERS               NC    27891
 324-01   800844789 BRATTLI LAUREN                12 CAPTAINS COURT                MANASQUAN               NJ    08736
 324-01   800844938 PAK INHWAN                    4818 LEAFBURROW DRIVE            DAYTON                  OH    45424
 324-01   800845984 SWALES RANDALL L              314 E LOGAN AVENUE               ALTOONA                 PA    16601
 324-01   800846065 EAGLE LACY JR                 5194 JONES ROAD                  NORTH BRANCH            MI    48461
 324-01   800846446 BURNS RYAN J                  610 WEST BROAD STREET            QUAKERTOWN              PA    18951
 324-01   800847196 REYNOLDS GREGG A              4819 LIVE OAK DRIVE              TROTWOOD                OH    45427
 324-01   800847568 MILLER JOHN                   7439 WILKINS LANE                CHESTERTOWN             MD    21620
 324-01   800847857 AMOS LEO G                    432 ELM AVENUE                   KINGSTON                PA    18704
 324-01   800849606 MINCEY AMY CLARK              6272 POST ROAD                   THOMASVILLE             NC    27370
 324-01   800851297 DAMBROSIO DIANE M             94 GRAVEL HILL ROAD              FREEHOLD                NJ    07728
 324-01   800852287 RIVERA HENRY                  2878 VAN ALSTYNE                 WYANDOTTE               MI    48192
 324-01   800852337 COLSTON BRENDA G              12130 ASBURY PARK                DETROIT                 MI    48227
 324-01   800854960 CHEEMA SITAL S                2237 VIRGIL PLACE                BRONX                   NY    10473
 324-01   800855850 BUENO ABIGAIL                 1040 SOUTH IRVING STREET         DENVER                  CO    80219
 324-01   800856023 SWIATEK PATRICIA              5 CHURCH LANE                    MONTVILLE               NJ    07082
 324-01   800856684 WHIPPLE DEBORAH A             7929 AREOPAGITICA AVENUE         BRIDGEPORT              NY    13030
 324-01   800857302 BAUTISTA MARCELINO B          19642 40TH PLACE                 DENVER                  CO    80210
 324-01   800858268 THORTEN CARLINE               76 WILLIAMS AVENUE               AMITYVILLE              NY    11701
 324-01   800860314 BRAND CARL D                  2 ARBELLA ROAD                   BEDFORD                 MA    01730
 324-01   800860546 SCHLATER ROBERTA L            7 NORTH MAIN STREET              CASSTOWN                OH    45312
 324-01   800861759 NAYLOR JOHN                   2851 FOWLER AVENUE               OGDEN                   UT    84403
 324-01   800861973 COWARD JOSEPH E               190 HUDSON AVENUE                MIDDLETOWN              NJ    07734
 324-01   800861981 BROOKS PAUL L                 141 SPRENGER ROAD                BUFFALO                 NY    14211
 324-01   800862302 CURTIS BEY RALPH              397 A PROSPECT AVENUE            BROOKLYN                NY    11215
 324-01   800863086 TALIAFERRO ARLINE             27 SOMERSET AVENUE               PLEASANTVILLE           NJ    08232
 324-01   800863102 AUSTIN ROBERT A               1907 MARJORIE ROAD               GRAND ISLAND            NY    14072
 324-01   800863201 WRIGHT BRENDA C               5530 SOUTH REDWING AVENUE        LE CANTO                FL    34461
 324-01   800863813 LEON PATRICIA                 14 PAERDEGAT 4TH STREET          BROOKLYN                NY    11236
 324-01   800865123 BURTON ROBERT W               623 NORTH 4500 WEST              WEST POINT              UT    84015
 324-01   800866162 SCHAUMBURG JOHN S             46 DAKOTA MEADOWS DRIVE          CARBONDALE              CO    81623
 324-01   800868671 TEKVERK SUSAN                 1206 STONYBROOK ROAD             LAKE GROVE              NY    11755
 324-01   800869547 GUTSTEIN ALLEN E              20 NORTH PIONEER AVENUE          SHAVERTOWN              PA    18708
 324-01   800870065 SULLIVAN MICHAEL J            8141 PEACEFUL VALLEY             CLARKSTON               MI    48348
 324-01   800870685 HOLM AMMON                    1108 EAST 2600 NORTH             NORTH OGDEN             UT    84414

                     Principal   Cut-off Date       First                Initial  Minimum  Maximum
                     Balance at   Principal        Payment    Maturity  Mortgage  Mortgage Mortgage Gross
Pool ID   Account   Origination    Balance          Date       Date       Rate      Rate     Rate   Margin
----------------------------------------------     --------   --------  -----------------------------------
 324-01   800819187      225,000.00   224,889.33   08/01/98   07/01/28    9.500     8.500   15.500   6.125
 324-01   800824112      147,900.00   147,844.32   08/01/98   07/01/28   10.750     9.750   16.750   7.000
 324-01   800825721      262,500.00   262,422.78   08/01/98   07/01/28   11.875    10.875   17.875   8.000
 324-01   800827305       81,600.00    81,570.90   08/01/98   07/01/28   11.000    10.000   17.000   7.875
 324-01   800828212      276,250.00   276,151.50   08/01/98   07/01/28   11.000    10.000   17.000   7.875
 324-01   800829863       97,750.00    97,696.61   08/01/98   07/01/28   11.000    10.000   17.000   7.875
 324-01   800830283       76,500.00    76,478.11   08/01/98   07/01/28   12.000    11.000   18.000   8.375
 324-01   800833048      500,000.00   499,720.30   07/15/98   06/15/28   12.125    11.125   18.125   8.250
 324-01   800834673       47,000.00    47,000.00   09/01/98   08/01/28    9.625     8.625   15.625   6.250
 324-01   800834889       73,950.00    73,889.36   08/01/98   07/01/28   10.375     9.375   16.375   6.750
 324-01   800835688      165,700.00   165,593.59   07/01/98   06/01/28   11.500    10.500   17.500   7.875
 324-01   800835720      265,500.00   265,500.00   09/01/98   08/01/28   10.250     9.250   16.250   6.250
 324-01   800836983      112,800.00   112,800.00   09/01/98   08/01/28   12.875    11.875   18.875   9.500
 324-01   800837981      109,650.00   109,650.00   09/01/98   08/01/28    9.250     8.250   15.250   5.750
 324-01   800841025      111,350.00   111,299.41   08/01/98   07/01/28    9.875     8.875   15.875   7.080
 324-01   800841074       32,250.00    32,250.00   09/01/98   08/01/13   12.000    11.000   18.000   7.750
 324-01   800841330       97,750.00    97,750.00   09/01/98   08/01/28   10.250     9.250   16.250   6.250
 324-01   800842007      112,000.00   111,949.12   08/01/98   07/01/28    9.875     8.875   15.875   6.375
 324-01   800842098       84,000.00    83,980.25   07/23/98   06/23/28   12.750    11.750   18.750   9.000
 324-01   800842130       90,150.00    90,063.27   07/01/98   06/01/28    9.625     8.625   15.625   6.000
 324-01   800842627      111,700.00   111,665.27   09/01/98   08/01/28   11.625    10.625   17.625   8.000
 324-01   800843906       69,750.00    69,722.28   08/01/98   07/01/28   10.500     9.500   16.500   7.375
 324-01   800844102       75,225.00    75,225.00   09/01/98   08/01/28   10.500     9.500   16.500   6.250
 324-01   800844789      364,000.00   363,914.39   08/01/98   07/01/28   12.875    11.875   18.875   9.000
 324-01   800844938       86,700.00    86,671.52   08/01/98   07/01/28   11.375    10.375   17.375   7.500
 324-01   800845984       65,700.00    65,700.00   09/01/98   08/01/28    9.375     8.375   15.375   6.250
 324-01   800846065       79,200.00    79,181.89   08/01/98   07/01/28   13.000    12.000   19.000   9.125
 324-01   800846446      126,000.00   126,000.00   09/01/98   08/01/28    9.625     8.625   15.625   6.250
 324-01   800847196       26,900.00    26,832.57   08/01/98   07/01/28   10.375     9.375   16.375   7.000
 324-01   800847568       24,000.00    23,985.07   08/01/98   07/01/18   15.500    14.500   21.500  10.750
 324-01   800847857       85,000.00    85,000.00   09/01/98   08/01/28    9.375     8.375   15.375   6.000
 324-01   800849606      119,500.00   119,500.00   09/01/98   08/01/28    8.625     7.625   14.625   5.000
 324-01   800851297      104,000.00   104,000.00   09/01/98   08/01/28   10.625     9.625   16.625   7.000
 324-01   800852287      143,000.00   142,944.69   08/01/98   07/01/28   10.625     9.625   16.625   7.125
 324-01   800852337       38,000.00    37,992.02   08/01/98   07/01/28   13.375    12.375   19.375   9.500
 324-01   800854960      170,000.00   169,890.84   08/01/98   07/01/28   11.500    10.500   17.500   7.875
 324-01   800855850       52,275.00    52,203.16   06/01/98   05/01/28    9.875     8.875   15.875   6.250
 324-01   800856023       70,000.00    69,968.72   07/01/98   06/01/28   13.125    12.125   19.125   8.750
 324-01   800856684       41,600.00    41,582.08   09/01/98   08/01/28   10.125     9.125   16.125   6.250
 324-01   800857302      143,700.00   143,597.05   08/01/98   07/01/28   11.000    10.000   17.000   7.875
 324-01   800858268      119,250.00   119,207.49   08/01/98   07/01/28   11.000    10.000   17.000   7.375
 324-01   800860314      293,250.00   293,139.60   08/01/98   07/01/28   10.750    10.750   16.750   8.000
 324-01   800860546       45,000.00    44,990.00   08/01/98   07/01/28   13.125    12.125   19.125   9.250
 324-01   800861759       21,000.00    20,969.50   07/01/98   06/01/28    9.625     8.625   15.625   6.375
 324-01   800861973       35,000.00    34,990.79   08/01/98   07/01/28   12.375    11.375   18.375   8.500
 324-01   800861981       36,900.00    36,859.06   06/01/98   05/01/28   10.875     9.875   16.875   6.950
 324-01   800862302      121,915.00   121,886.33   08/01/98   07/01/28   12.875    11.875   18.875   8.750
 324-01   800863086       59,770.00    59,757.45   08/01/98   07/01/28   13.375    12.375   19.375   9.500
 324-01   800863102       72,335.00    72,335.00   09/01/98   08/01/28   12.125    11.125   18.125   7.750
 324-01   800863201       48,000.00    47,873.05   08/01/98   07/01/18   10.000     9.000   16.000   6.375
 324-01   800863813      238,500.00   238,329.14   08/01/98   07/01/28   11.000    10.000   17.000   7.390
 324-01   800865123      140,200.00   140,119.34   08/01/98   07/01/28   10.750     9.750   16.750   7.000
 324-01   800866162      148,700.00   148,626.86   08/01/98   07/01/28    9.500     8.500   15.500   6.625
 324-01   800868671      123,600.00   123,569.24   09/01/98   08/01/28   12.625    11.625   18.625   9.500
 324-01   800869547      120,700.00   120,606.34   07/01/98   06/01/28   12.500    11.500   18.500   7.875
 324-01   800870065      147,000.00   146,917.59   09/01/98   08/01/28    8.875     7.875   14.875   5.750
 324-01   800870685      117,000.00   116,921.50   09/01/98   08/01/28   10.000     9.000   16.000   6.625



Alliance Funding                                        Sale Schedule A - Group 2, Sub-Pool III & IV
A division of Superior Bank FSB        1998-3 - Initial Pool of Adjustable Rate Mortgages - Settlement 9/24/98      Page 3 9/18/98

                                                                                                                  Zip
Pool ID   Account      Name                          Address                          City                 State Code
-----------------------------------------------------------------------------------------------------------------------
 324-01   800871238 TICE CHRISTOPHE LEE           17 APPOQUIN DRIVE NORTH          MIDDLETOWN              DE    19709
 324-01   800871949 CARRASQUILLO NEVILL           238 EYLAND AVENUE                ROXBURY                 NJ    07876
 324-01   800871956 NOCON CHARITO P               238 BROWNING LANE                CHERRY HILL             NJ    08003
 324-01   800873911 RINEHARTGRAY BARBARA B        20254 DANBURY                    DETROIT                 MI    48221
 324-01   800874232 HANSEN SHAUNA                 60 EAST ROCKY FORD DRIVE         SIGURD                  UT    84657
 324-01   800874604 BARTLETT KAREN                2945 CLERMONT STREET             DENVER                  CO    80207
 324-01   800874778 FELKER MARGARET A             1108 CREST CIRCLE                LAKEVILLE               PA    18438
 324-01   800874893 BUCKLEY WILLIAM J             229 WOODRIDGE CIRCLE             NEW CANAAN              CT    06840
 324-01   800876187 LACAVA JAMES J                786790 STATE ROAD                PLYMOUTH                MA    02360
 324-01   800876245 GREEN ANCEL D                 7104 GLADE DRIVE                 LONG POND               PA    18344
 324-01   800876633 EVANS FRANK C                 4660 BLACKHAWK WAY               DENVER                  CO    80239
 324-01   800876807 AURELIEN ALEXANDRA            6511 AVENUE N                    BROOKLYN                NY    11236
 324-01   800877524 MACENULTY EARL WILSON         231 NORTH INSTITUTE              COLORADO SPRINGS        CO    80903
 324-01   800878084 TYMINSKI ARTHUR               61-59 76TH STREET                MIDDLE VILLAGE          NY    11379
 324-01   800878126 KETSIS FANI                   2712 WALKER STREET               BELLMORE                NY    11710
 324-01   800878704 MYERS PHILLIP J               LOT 32 ROLLING MEADOW ROAD       SAYLORSBURG             PA    18353
 324-01   800879181 FISHER CHARLES                228 50 MENTONE AVENUE            LAURELTON               NY    11413
 324-01   800879447 ARTIS SANDY RAY               4524 TREY ROAD                   WILSON                  NC    27893
 324-01   800880270 GREENE AUGUSTINA              1127 EAST 104TH STREET           BROOKLYN                NY    11236
 324-01   800880536 EKANEM AKANIMO                3518 OAKMONT AVENUE              BALTIMORE               MD    21215
 324-01   800881310 SWENSON W JEFF                10324 LONG LAKE DRIVE NE         BEMIDJI                 MN    56601
 324-01   800882086 TUGGLE TARA Y                 416 WEST DELAWARE AVENUE         TOLEDO                  OH    43610
 324-01   800882920 BURROWES LANCE                3363 FENTON AVENUE               BRONX                   NY    10469
 324-01   800882946 HURD OMAR K                   174 60 128TH AVENUE              JAMAICA                 NY    11434
 324-01   800883209 AMIN YOGIN A                  124 MILLSTONE DR                 TROY                    MI    48098
 324-01   800883365 WILLIAMS TERRANCE             1946 WATSON AVENUE               BRONX                   NY    10472
 324-01   800884736 MILLER FLAVIOUS               981 EAST 78TH STREET             BROOKLYN                NY    11236
 324-01   800885014 SAUNDERS LISA Y               325 MAIN STREET                  BROOKNEAL               VA    24528
 324-01   800885147 BADAMI ANTONETTE              7 EAST ALABAMA AVENUE            BEACH HAVEN PARK        NJ    08751
 324-01   800885246 HOWARD PAM                    1431 LUNA DRIVE                  FOUNTAIN                CO    80817
 324-01   800885337 GRANT PAUL W                  164- 168 MAPLE STREET            BRISTOL                 CT    06010
 324-01   800886632 EMERY TAMMY L                 152 WASHINGTON STREET            PHILLIPSBURG            NJ    08865
 324-01   800887234 GRAHAM STEVEN H               2637 DICKINSON STREET            PHILADELPHIA            PA    19146
 324-01   800887432 AHMED KAISER                  12602 MILESTONE MANOR LANE       GERMANTOWN              MD    20876
 324-01   800887747 KRIEGER LOUIS                 235 4TH STREET                   WEATHERLY               PA    18255
 324-01   800887846 JONES TRENA L                 322 N FOREST AVENUE              INDIANAPOLIS            IN    46201
 324-01   800887952 FLOOD TRACY P                 10606 GREENBORO ROAD             RIDGEWAY                VA    24148
 324-01   800888562 CADOTTE KIRK F                5444 SOUTH HATCH DRIVE           EVERGREEN               CO    80439
 324-01   800889438 HOPPAL JAY MICHAEL            1003 PARK AVENUE                 RIFLE                   CO    81650
 324-01   800889453 MIRCEA VIRGIL                 1754 WEST 600 NORTH              SALT LAKE CITY          UT    84116
 324-01   800889610 BEAN JULIUS                   309 O.T. WALLACE DRIVE           SUMMERVILLE             SC    29483
 324-01   800889750 MERRELL JAMES                 1494 WEST STONEBRIDGE DR         LAYTON                  UT    84041
 324-01   800890212 CRAWFORD SAMUEL VAUGHN        1635 KIESEL AVENUE               OGDEN                   UT    84404
 324-01   800890493 GAMSBY DONALD J               2 SPRINGBROOK ROAD EAST          MONTVILLE               NJ    07045
 324-01   800890808 LARSON KURT W                 3891 SOUTH 2225 WEST             ROY                     UT    83067
 324-01   800890998 SHIVERS MYRA J                8242 PIERSON                     DETROIT                 MI    48228
 324-01   800891525 SCOTT HIRMATTIE               5692 HAROLD PLACE                HUNTINGTON BEACH        CA    92647
 324-01   800891855 ALI KHALED AHMED              9236 SOUTH OKETO                 BRIDGEVIEW              IL    60455
 324-01   800892358 PELLEGRIN WILLIAM R           3860 SNOWDEN LANE                HOWELL                  MI    48843
 324-01   800892366 MALONEY JOSEPH J              930 SOUTH VALLEY AVENUE          THROOP                  PA    18447
 324-01   800893539 STRUBLE PATRICIA              950 GUNSTOCK LANE                TAFTON                  PA    18464
 324-01   800894339 ALLISON TROY L                1935 EAST DEERE VALLEY DRI       LAYTON                  UT    84040
 324-01   800894503 WILSON DONALD J               1367 WEST ALAMOSA                TERRELL                 TX    75160
 324-01   800894891 BULLOCH LEE                   776 WEST MOUNTAIN VIEW DRI       CEDAR CITY              UT    84720
 324-01   800895377 CLAYTON KATHLEEN A            8040 VISCOUNTI DRIVE             SANDY                   UT    84093
 324-01   800895385 WENNER PAMELA JEAN            149 BROAD STREET                 ST CLAIR                PA    17970
 324-01   800895450 SHAW ROBERT                   1335 DAYTON XENIA RD             XENIA                   OH    45385

                     Principal   Cut-off Date       First                Initial  Minimum  Maximum
                     Balance at   Principal        Payment    Maturity  Mortgage  Mortgage Mortgage Gross
Pool ID   Account   Origination    Balance          Date       Date       Rate      Rate     Rate   Margin
----------------------------------------------     --------   --------  -----------------------------------
 324-01   800871238       78,000.00    77,974.38   08/01/98   07/01/28   11.375    10.375   17.375   7.500
 324-01   800871949      143,500.00   143,500.00   09/01/98   08/01/28   13.375    12.375   19.375   8.750
 324-01   800871956       70,000.00    69,968.20   08/01/98   07/01/28    9.875     8.875   15.875   6.250
 324-01   800873911       24,700.00    24,692.53   09/01/98   08/01/28   11.750    10.750   17.750   7.625
 324-01   800874232       75,000.00    75,000.00   09/01/98   08/01/28   10.250     9.250   16.250   6.250
 324-01   800874604      122,400.00   122,345.85   08/01/98   07/01/28   10.000     9.000   16.000   6.250
 324-01   800874778       79,200.00    79,150.77   09/01/98   08/01/28    8.375     7.375   14.375   5.000
 324-01   800874893      599,000.00   599,000.00   09/01/98   08/01/28    8.375     7.375   14.375   5.000
 324-01   800876187      185,000.00   185,000.00   10/01/98   09/01/28   11.125    10.125   17.125   7.000
 324-01   800876245      165,750.00   165,672.67   08/01/98   07/01/28    9.750     8.750   15.750   6.125
 324-01   800876633      116,800.00   116,770.67   08/01/98   07/01/28   12.500    11.500   18.500   9.125
 324-01   800876807      191,250.00   191,250.00   09/01/98   08/01/28   11.000    10.000   17.000   7.500
 324-01   800877524      106,860.00   106,804.60   08/01/98   07/01/28    9.250     8.250   15.250   6.625
 324-01   800878084      150,000.00   149,919.00   09/01/98   08/01/28    9.000     8.000   15.000   5.500
 324-01   800878126      200,600.00   200,435.50   08/01/98   07/01/28   10.375     9.375   16.375   7.500
 324-01   800878704      158,000.00   157,920.95   07/01/98   06/01/28   12.625    11.625   18.625   8.750
 324-01   800879181      115,411.00   115,365.85   08/01/98   07/01/28   10.500     9.500   16.500   6.875
 324-01   800879447       90,600.00    90,564.00   08/01/98   07/01/28   10.500     9.500   16.500   6.250
 324-01   800880270      172,000.00   172,000.00   09/01/98   08/01/28   12.500    11.500   18.500   8.625
 324-01   800880536       33,750.00    33,738.91   08/01/98   07/01/28   11.375    10.375   17.375   7.750
 324-01   800881310      101,250.00   101,197.51   08/01/98   07/01/28    9.250     8.250   15.250   6.125
 324-01   800882086       64,800.00    64,800.00   09/01/98   08/01/28    9.875     8.875   15.875   5.750
 324-01   800882920      207,000.00   206,847.63   08/01/98   07/01/28   10.875     9.875   16.875   6.850
 324-01   800882946      120,000.00   119,911.66   07/01/98   06/01/28   10.875    10.875   16.875   7.375
 324-01   800883209      265,200.00   265,062.51   08/01/98   07/01/28    9.250     8.250   15.250   6.125
 324-01   800883365      182,750.00   182,660.10   08/01/98   07/01/28    9.500     8.500   15.500   5.000
 324-01   800884736      238,500.00   238,329.14   08/01/98   07/01/28   11.000    10.000   17.000   7.375
 324-01   800885014       41,400.00    41,381.06   09/01/98   08/01/28    9.625     8.625   15.625   6.250
 324-01   800885147      203,150.00   202,818.25   08/01/98   07/01/28   11.500    10.500   17.500   7.875
 324-01   800885246       69,000.00    68,966.95   08/01/98   07/01/28    9.625     9.625   15.625   6.375
 324-01   800885337      144,000.00   143,890.00   08/20/98   07/20/28    9.500     8.500   15.500   6.100
 324-01   800886632       42,400.00    42,374.92   08/01/98   07/01/28   11.875    11.875   17.875   8.625
 324-01   800887234       40,000.00    39,988.23   09/01/98   08/01/28   11.875    10.875   17.875   8.000
 324-01   800887432      200,500.00   200,500.00   09/01/98   08/01/28    8.625     7.625   14.625   6.250
 324-01   800887747       46,300.00    46,300.00   09/01/98   08/01/28   11.625    10.625   17.625   8.000
 324-01   800887846       42,500.00    42,471.95   10/01/98   09/01/28   11.375    10.375   17.375   7.000
 324-01   800887952       67,500.00    67,500.00   09/01/98   08/01/23   11.125    10.125   17.125   7.250
 324-01   800888562      284,800.00   284,800.00   09/01/98   08/01/28   11.625    10.625   17.625   8.000
 324-01   800889438       72,000.00    71,963.97   08/01/98   07/01/28   12.625    11.625   18.625   9.125
 324-01   800889453      108,000.00   108,000.00   09/01/98   08/01/28    9.625     8.625   15.625   6.250
 324-01   800889610       71,400.00    71,400.00   10/01/98   09/01/28   11.750    10.750   17.750   7.250
 324-01   800889750      148,000.00   147,945.77   08/01/98   07/01/28   12.875    11.875   18.875   9.500
 324-01   800890212       63,750.00    63,715.18   08/07/98   07/07/28   11.000    10.000   17.000   7.875
 324-01   800890493       89,500.00    89,428.56   08/01/98   07/01/28   10.500     9.500   16.500   6.875
 324-01   800890808       85,500.00    85,398.68   07/12/98   06/12/28   10.625     9.625   16.625   7.750
 324-01   800890998       51,200.00    51,185.74   08/01/98   07/01/28   12.125    11.125   18.125   8.000
 324-01   800891525      160,000.00   160,000.00   10/01/98   09/01/28   11.375    10.375   17.375   8.000
 324-01   800891855      212,000.00   212,000.00   09/01/98   08/01/28    9.250     8.250   15.250   6.000
 324-01   800892358      149,100.00   149,011.97   08/01/98   07/01/28    8.625     7.625   14.625   5.375
 324-01   800892366       81,300.00    81,254.42   08/01/98   07/01/28    8.875     7.875   14.875   5.750
 324-01   800893539       72,000.00    72,000.00   10/01/98   09/01/28    9.875     8.875   15.875   5.750
 324-01   800894339      233,750.00   233,622.32   08/01/98   07/01/28   11.000    10.000   17.000   7.875
 324-01   800894503      207,000.00   206,877.79   09/01/98   08/01/28    8.625     7.625   14.625   5.750
 324-01   800894891       82,500.00    82,451.22   08/01/98   07/01/28   11.875    10.875   17.875   7.750
 324-01   800895377      153,000.00   152,937.54   08/01/98   07/01/28   10.375    10.375   16.375   7.375
 324-01   800895385       20,272.00    20,257.15   08/01/98   07/01/28   10.750     9.750   16.750   7.125
 324-01   800895450       26,000.00    26,000.00   10/01/98   09/01/28   10.625     9.625   16.625   6.750



Alliance Funding                                        Sale Schedule A - Group 2, Sub-Pool III & IV
A division of Superior Bank FSB        1998-3 - Initial Pool of Adjustable Rate Mortgages - Settlement 9/24/98      Page 4 9/18/98

                                                                                                                  Zip
Pool ID   Account      Name                          Address                          City                 State Code
-----------------------------------------------------------------------------------------------------------------------
 324-01   800896490 BROWN-SULLIV ANTOINETTE       5411 BUCKINGHAM CIRCLE           TOBYHANNA               PA    18466
 324-01   800896557 ALVORD JOSEPH R               RR 1 BOX 1285                    NICHOLSON               PA    18446
 324-01   800897639 BARNES BILL                   2908 WEST 1800 NORTH             CLINTON                 UT    84015
 324-01   800898090 FULK JAMES N JR               1036 BIRKBECK STREET             FREELAND                PA    18224
 324-01   800898298 KING THEODORE O               142 MAPLE AVENUE                 PLEASANTVILLE           NJ    08232
 324-01   800898645 MANROSS MARTIN A              1810 MAYAN COURT                 COLORADO SPRINGS        CO    80904
 324-01   800898835 MILLER BRADLEY W              10 FREDERICK DRIVE               CONYNGHAM               PA    18219
 324-01   800899627 HELMS STEVEN                  4350 FORK MOUNTAIN ROAD          ROCKY MOUNT             VA    24151
 324-01   800899635 CASEY JOHN E                  898 MOUNT VERNON AVENUE          SCRANTON                PA    18508
 324-01   800900516 OHGE ROBERT J                 1356 SE 12TH LOOP                CANBY                   OR    97013
 324-01   800900524 SIMMS DOMINIQUE               1506 BANGS AVENUE                ASBURY PARK             NJ    07712
 324-01   800901183 NEMES ROBERT J                18 EAST BELMONT AVENUE           BENSENVILLE             IL    60106
 324-01   800901555 PAIR DERRICK                  680 GRANT AVENUE                 OGDEN                   UT    84401
 324-01   800901837 ANSELME EZEKIELISH            825 STANLEY AVENUE               BROOKLYN                NY    11208
 324-01   800902207 COPPOLA TIMOTHY J             11011 HUBBELL                    LIVONIA                 MI    48150
 324-01   800902652 DEPILLO JEFFREY A             1051 OAK STREET                  OGDEN                   UT    84401
 324-01   800902702 SIROTKIN MARK R               2615 ROSLYN CIRCLE               HIGHLAND PARK           IL    60035
 324-01   800902876 LISTER MARK A                 961 SOUTH CORONA STREET          DENVER                  CO    80209
 324-01   800903213 MAYNER RUTHEE                 35 PEARSALL AVENUE               JERSEY CITY             NJ    07305
 324-01   800903338 BURGETT DAVID R               RR 1 BOX 181 SIZERVILLE Rd       EMPORIUM                PA    15834
 324-01   800903627 DUNCAN DIANE P                184 CORNELL STREET               HEMPSTEAD               NY    11550
 324-01   800903767 PUGH DOUGLAS JASON            LOT 5 FLETCHER BROOME ROAD       MONROE                  NC    28110
 324-01   800904625 SINGH MAJOR                   46-14 BOWNE STREET               FLUSHING                NY    11355
 324-01   800904674 PINDA SILLITA                 164 CHARTER OAK AVENUE           BRENTWOOD               NY    11717
 324-01   800904708 SHAFFER VICTORIA J            118 ELM STREET                   CORTLAND                NY    13045
 324-01   800904864 STEIN THOMAS W                255 MEADOW ROAD                  YORK                    PA    17402
 324-01   800906265 KRALL ROBIN L                 711 HOCKLEY AVENUE               LEBANON                 PA    17042
 324-01   800906331 LEWIS EDWARD W                2209 FOREST HILL COURT           GREENTOWN               PA    18426
 324-01   800906406 BROWN VINCENT                 62 TREADWELL AVENUE              STATEN ISLAND           NY    10302
 324-01   800906752 WILSON CARTARIAL              18798 MCCORMICK                  DETROIT                 MI    48224
 324-01   800906927 GIFFORD DAVID G               3628 BELLOWS DR                  TROY                    MI    48083
 324-01   800906950 MISER VIVIAN                  5510 EAGLE ROCK ROAD             ARLINGTON               TX    76017
 324-01   800907289 STURDIVANT DANIEL F           5317 FOXBORO COURT               ALEXANDRIA              VA    22315
 324-01   800908667 LARSON MARK R                 208 NORTH STATE STREET           EMMETSBURG              IA    50536
 324-01   800908949 CHRISTENSEN VICKI Y           2150 SOUTHWEST 3RD STREET        LOVELAND                CO    80537
 324-01   800909061 ROBINSON JACK D               1237 EAST 960 SOUTH              FRUIT HEIGHTS           UT    84037
 324-01   800909681 LICATA PETER                  3925 SOUTH LAKE CREEK            JACKSON                 WY    83001
 324-01   800909921 ELLISON BART                  5311 SOUTH 6700 WEST             HOOPER                  UT    84315
 324-01   800911000 SATTERLY JEANIE L             1105 CHERYL DRIVE                CLARKSVILLE             IN    47129
 324-01   800911141 DANG TINA M                   3339 WEST CHENANGO AVENUE        ENGLEWOOD               CO    80110
 324-01   800911232 BUCK MARGRIT E                1325 HEMLOCK STREET              LAKE OSWEGO             OR    97034
 324-01   800911737 HOLES JEFFREY J               12598 BARTON ROAD                WATERFORD               PA    16441
 324-01   800912131 GRANTLEY MARY L               3419 KATHERINE STREET            FORT MYERS              FL    33916
 324-01   800912453 FREDERICK VERTILDA            594 BRADFORD STREET              BROOKLYN                NY    11207
 324-01   800913352 PALOMO RAMON                  5362 SOUTH MIDLAND DRIVE         ROY                     UT    84067
 324-01   800913451 HORNE JOHNNIE L               20176 ARDMORE                    DETROIT                 MI    48235
 324-01   800913816 ZAMILUS BERTHONY              5368 BURGNER STREET              PORT CHARLOTTE          FL    33981
 324-01   800913915 SAXON DANIEL                  1011 SPRING FLOWER DRIVE         KRUM                    TX    76249
 324-01   800914186 MARSHALL MARVIN M             760 NORTH EMERSON AVE            INDIANAPOLIS            IN    46219
 324-01   800914236 MARTINEZ JOSE B               9983 BASELINE 3 NORTHEAST        MOSES LAKE              WA    98837
 324-01   800914525 HILL VIRGIL                   101 CHALFONTE AVENUE             PLEASANTVILLE           NJ    08232
 324-01   800914905 CARTER MARK D                 31 SCHUMACHER DRIVE              BRISTOL                 PA    19007
 324-01   800915456 BAKER CLIFTON                 631 BEACH 68TH STREET            ARVERNE                 NY    11692
 324-01   800916223 WHITE ROY JR                  1480 WEBBTOWN ROAD               MAPLE HILL              NC    28452
 324-01   800916579 WEEKS DAVID L                 61 COLUMBIA AVENUE               NEWARK                  NJ    07101
 324-01   800917239 VARVEL JOSEPH R               1923 LOCUST ST                   TERRE HAUTE             IN    47805
 324-01   800917833 DZIEDZIC DIANA L              1001 ROLLING PARK DR             WOODLAND PARK           CO    80863

                     Principal   Cut-off Date       First                Initial  Minimum  Maximum
                     Balance at   Principal        Payment    Maturity  Mortgage  Mortgage Mortgage Gross
Pool ID   Account   Origination    Balance          Date       Date       Rate      Rate     Rate   Margin
----------------------------------------------     --------   --------  -----------------------------------

 324-01   800896490      103,600.00   103,557.71   08/01/98   07/01/28   10.375     9.375   16.375   6.625
 324-01   800896557      109,300.00   109,300.00   09/01/98   08/01/28   13.375    12.375   19.375   9.500
 324-01   800897639       94,500.00    94,439.74   08/01/98   07/01/28   10.250     9.250   16.250   7.375
 324-01   800898090       19,200.00    19,200.00   10/01/98   09/01/28   11.625    10.625   17.625   8.000
 324-01   800898298       76,500.00    76,398.03   05/01/98   04/01/28   11.375    10.375   17.375   7.375
 324-01   800898645      154,700.00   154,700.00   09/01/98   08/01/28    8.125     7.125   14.125   5.750
 324-01   800898835       76,900.00    76,863.15   09/01/98   08/01/28    9.625     8.625   15.625   6.500
 324-01   800899627       61,200.00    61,200.00   10/01/98   09/01/28   10.250     9.250   16.250   6.250
 324-01   800899635       62,300.00    62,271.70   08/03/98   07/03/28    9.875     8.875   15.875   6.000
 324-01   800900516      120,000.00   119,915.31   08/01/98   07/01/28    9.750     8.750   15.750   6.375
 324-01   800900524       42,500.00    42,467.86   08/01/98   07/01/28   10.750     9.750   16.750   7.000
 324-01   800901183      260,000.00   260,000.00   09/01/98   08/01/28    8.500     7.500   14.500   6.500
 324-01   800901555       69,750.00    69,701.99   08/01/98   07/01/28    9.875     8.875   15.875   6.625
 324-01   800901837      157,500.00   157,500.00   09/01/98   08/01/28   10.500     9.500   16.500   7.375
 324-01   800902207       73,600.00    73,583.17   09/01/98   08/01/28   13.000    12.000   19.000   9.000
 324-01   800902652       46,875.00    46,830.52   08/01/98   07/01/28    8.250     7.250   14.250   6.125
 324-01   800902702      256,000.00   256,000.00   09/01/98   08/01/28   13.375    12.375   19.375   9.500
 324-01   800902876      239,200.00   239,094.18   08/01/98   07/01/28   10.000    10.000   16.000   8.000
 324-01   800903213       72,900.00    72,900.00   09/01/98   08/01/28    9.625     8.625   15.625   6.250
 324-01   800903338       49,500.00    49,454.66   08/01/98   07/01/28    9.875     8.875   15.875   6.250
 324-01   800903627      135,150.00   134,942.37   08/02/98   07/02/28   10.625     9.625   16.625   6.750
 324-01   800903767      107,100.00   107,100.00   09/01/98   08/01/28    9.875     8.875   15.875   6.250
 324-01   800904625      170,400.00   170,400.00   09/01/98   08/01/28    9.500     8.500   15.500   6.625
 324-01   800904674      118,500.00   118,460.00   09/01/98   08/01/28   11.250    10.250   17.250   7.875
 324-01   800904708       56,400.00    56,375.13   08/01/98   07/01/28    9.875     8.875   15.875   6.250
 324-01   800904864      118,350.00   118,296.23   09/01/98   08/01/28    9.875     8.875   15.875   6.250
 324-01   800906265       84,600.00    84,528.56   08/01/98   07/01/28    9.625     8.625   15.625   6.250
 324-01   800906331       65,000.00    65,000.00   10/01/98   09/01/28    7.875     6.875   13.875   4.750
 324-01   800906406       64,000.00    63,978.98   09/01/98   08/01/28   11.375    10.375   17.375   7.500
 324-01   800906752       47,900.00    47,900.00   09/01/98   08/01/28   11.250    10.250   17.250   7.500
 324-01   800906927      124,000.00   123,973.95   09/01/98   08/01/28   13.375    12.375   19.375   9.500
 324-01   800906950      119,000.00   118,882.46   08/01/98   07/01/28    9.500     8.500   15.500   5.750
 324-01   800907289      156,000.00   155,960.07   08/01/98   07/01/28   12.500    12.500   18.500   9.500
 324-01   800908667       52,000.00    51,988.44   08/01/98   07/01/28   13.125    12.125   19.125   8.750
 324-01   800908949       54,500.00    54,467.82   08/01/98   07/01/28    8.625     7.625   14.625   6.500
 324-01   800909061       94,500.00    94,500.00   09/01/98   08/01/28   10.500     9.500   16.500   7.375
 324-01   800909681      150,000.00   149,904.35   08/01/98   07/01/28    8.250     7.250   14.250   4.750
 324-01   800909921      190,700.00   190,700.00   09/01/98   08/01/28    8.250     7.250   14.250   6.125
 324-01   800911000       44,800.00    44,790.04   08/01/98   07/01/28   13.125    12.125   19.125   9.500
 324-01   800911141      103,000.00   103,000.00   10/01/98   09/01/28    9.125     8.125   15.125   6.000
 324-01   800911232      172,000.00   172,000.00   09/01/98   08/01/28    9.250     8.250   15.250   6.125
 324-01   800911737       80,000.00    80,000.00   09/01/98   08/01/28   10.125     9.125   16.125   7.250
 324-01   800912131       27,300.00    27,293.92   08/01/98   07/01/28   13.125    12.125   19.125   8.750
 324-01   800912453      148,000.00   148,000.00   09/03/98   08/03/28   12.500    11.500   18.500   8.350
 324-01   800913352      100,800.00   100,800.00   09/01/98   08/01/28   10.750     9.750   16.750   7.375
 324-01   800913451       80,000.00    79,981.71   08/01/98   07/01/28   13.000    12.000   19.000   9.125
 324-01   800913816       95,250.00    95,167.60   09/01/98   08/01/28   10.125     9.125   16.125   5.750
 324-01   800913915      111,350.00   111,269.41   08/01/98   07/01/28    7.625     6.625   13.625   5.500
 324-01   800914186       57,600.00    57,600.00   09/01/98   08/01/28   11.500    10.500   17.500   7.500
 324-01   800914236      110,000.00   109,939.92   09/01/98   08/01/28    9.000     8.000   15.000   5.875
 324-01   800914525       70,000.00    69,965.57   08/01/98   07/01/28    9.500     8.500   15.500   5.750
 324-01   800914905       54,000.00    53,979.67   08/01/98   07/01/28   10.750     9.750   16.750   7.375
 324-01   800915456      147,600.00   147,534.70   09/01/98   08/01/28   10.000     9.000   16.000   6.250
 324-01   800916223       72,250.00    72,250.00   09/01/98   08/01/28   10.250     9.250   16.250   6.250
 324-01   800916579       97,750.00    97,604.76   05/01/98   04/01/28   10.875    10.875   16.875   7.350
 324-01   800917239       24,500.00    24,490.27   09/01/98   08/01/28   10.500     9.500   16.500   6.750
 324-01   800917833       83,500.00    83,458.93   09/01/98   08/01/28    9.500     8.500   15.500   6.000



Alliance Funding                                        Sale Schedule A - Group 2, Sub-Pool III & IV
A division of Superior Bank FSB        1998-3 - Initial Pool of Adjustable Rate Mortgages - Settlement 9/24/98      Page 5 9/18/98

                                                                                                                  Zip
Pool ID   Account      Name                          Address                          City                 State Code
-----------------------------------------------------------------------------------------------------------------------
 324-01   800918054 MITZELL JEAN R                132 LAFAYETTE STREET             YORK                    PA    17403
 324-01   800918484 GRUBE CARL L                  63 MT LODGE ROAD                 WASHINGTONVILLE         NY    10992
 324-01   800919722 TOMSIC STEPHEN P              3145 VALLEY VIEW DRIVE           BATH                    PA    18014
 324-01   800921231 GREEN JUNE H                  3953 WEST EVANS DRIVE            PHOENIX                 AZ    85023
 324-01   800921363 MOTTICE RICHARD W             1201 SO EUCLIDE                  GRANDVIEW               WA    98930
 324-01   800924912 WRIGHT GREELEY B              3681 SOUTH 8235 WEST             MAGNA                   UT    84044
 324-01   800925109 BROSIUS DARWIN K              1623 STATE ROAD                  DUNCANNON               PA    17020
 324-01   800925638 MAKKI WAHID                   724 KINLOCH                      DEARBORN                MI    48127
 324-01   800925646 BOLTON TIMOTHY S              259 SOUTH LEADS                  INDIANAPOLIS            IN    46201
 324-01   800925737 HARDY GREGORY P               593 NORTH 1420 WEST              CLINTON                 UT    84015
 324-01   800926073 NIELSEN REA L                 7898 SOUTH WILLOWCREST DRI       SALT LAKE CITY          UT    84121
 324-01   800926263 HARRIS CHERYL D               212 NORTH PAXON STREET           PHILADELPHIA            PA    19139
 324-01   800926677 HURTADO VICTOR                9024 SOUTH 1660 EAST             SANDY                   UT    84093
 324-01   800927022 HERNANDEZ IRIS G              40 RENWICK DRIVE                 BRIDGEPORT              CT    06604
 324-01   800927055 MELETIOU MELETIOS             25-40 SHORE BLVD UNIT 22R        ASTORIA                 NY    11102
 324-01   800927287 ALHAJ SHAWKI M                8720 DENNISON                    DETROIT                 MI    48210
 324-01   800928566 MADSEN CAROL S                2811 AVENUE E                    NEWPORTVILLE            PA    19056
 324-01   800928731 WILLIAMSON DAVID              1443 BERT STREET                 MAURY                   NC    28554
 324-01   800928889 WHALEN MICHAEL A              112 GETTYSBURG ESTATES           SUNBURY                 PA    17801
 324-01   800929416 PHILLIPS ALFRED A             2004 E SEGO LILY DR              SANDY                   UT    84092
 324-01   800929788 MCINTYRE MICHAEL A            211 CLARION STREET               OIL CITY                PA    16301
 324-01   800930166 HAMILTON CHARLES R            8428 NORTH 34TH AVENUE #47       PHOENIX                 AZ    85051
 324-01   800930216 OCASIO VICTOR                 146 HUDSON STREET                READING                 PA    19601
 324-01   800930257 YATES DIANE E                 7112 BRIARDALE DRIVE             FT WORTH                TX    76180
 324-01   800930471 JENKINS FRED                  6875 IVY LOG DRIVE               AUSTELL                 GA    30168
 324-01   800931339 DEE STACEY                    1825 CANYON ROAD                 BOULDER                 CO    80302
 324-01   800931909 MING LEESA                    242 07 137TH AVENUE              ROSEDALE                NY    11422
 324-01   800932527 LONG FRANCIS H                17 NORTH SECOND STREET           DARBY                   PA    19023
 324-01   800932576 LONG FRANCIS H                2128 DELMAR DRIVE                FOLCROFT                PA    19032
 324-01   800933020 LYNN ANTHONY                  441 SOUTH FIRST ST # 11          CRIPPLE CREEK           CO    80015
 324-01   800933160 GALLEGOS RICARDO              443 S FIRST ST #34               CRIPPLE CREEK           CO    80813
 324-01   800933210 CHAMP DESIREE                 3210 BELT ROAD                   CASTLE HAYNE            NC    28429
 324-01   800933277 HAN SANG KU                   410 MEER AVENUE                  WYCKOFF                 NJ    07481
 324-01   800933384 SANDERS PHILLIP W             6603 SPRING BRANCH DRIVE         KRUM                    TX    76249
 324-01   800933392 LYNN ANTHONY                  443 S FIRST ST APT 22            CRIPPLE CREEK           CO    80813
 324-01   800933525 PIERCE MICHAEL E              7409 NORTH BROWN ROAD            COLUMBIA CITY           IN    46725
 324-01   800934291 AVILA CELESTINO               3 BAY HILL COURT                 SAFETY HARBOR           FL    34695
 324-01   800934416 COLLINS JACK R                7741 WEST 45TH STREET            LYONS                   IL    60534
 324-01   800934465 GALLEGOS PHILLIP S            732 WEST MAIN STREET             PIERCE                  CO    80650
 324-01   800935090 SCIMECA BETTY A               118 LAUREL DRIVE                 MT POCONO               PA    18344
 324-01   800935744 HOLCOMB GERARD F              12441 SURREY CIRCLE DRIVE        FORT WASHINGTON         MD    20744
 324-01   800936783 MCKISSIC BERNICE              873 FLORA STREET                 ELIZABETH               NJ    07201
 324-01   800937450 GRABOWSKI WILLIAM S           5818 WEST NORTHERN AVENUE        GLENDALE                AZ    85301
 324-01   800937690 KRUPP EDWARD L                221 MAIN STREET                  ELKTON                  OR    97436
 324-01   800937997 YOUNG FLOYD W                 2410 QUINCY CIRCLE               ROCKFORD                IL    61103
 324-01   800938060 RAMIREZ MARIO E               735 NORTH 1200 WEST              SALT LAKE CITY          UT    84116
 324-01   800940173 RUSSO MICHAEL A               1442 EAST 8685 SOUTH             SANDY                   UT    84093
 324-01   800941189 AYLESWORTH LAURENCE S         645 BELLAIRE STREET              DENVER                  CO    80220
 324-01   800941635 MATTISON CLIFTON D            14179 81 ASBURY PARK             DETROIT                 MI    48227
 324-01   800942294 PRIBRAMSKY STEVEN R           1000 W WASHINGTON BLVD 430       CHICAGO                 IL    60607
 324-01   800942401 VELASQUEZ JOSEPH A            2204 MERCER COURT                NAPERVILLE              IL    60565
 324-01   800943318 NEWELL ANN                    277 WEST 20TH STREET             DEER PARK               NY    11729
 324-01   800943615 DESHEA DAVID WAYNE            5845 BRENTWOOD STREET            ARVADA                  CO    80004
 324-01   800943748 D'ALESSIO MICHAEL P.          2727 N OCEAN BOULEVARD 502       BOCA RATON              FL    33431
 324-01   800944167 ANDERSON TAMARA A             506 NORTH 4TH STREET             BELLWOOD                PA    16617
 324-01   800944233 NELSON DOMINIQUE              6751 NORTH 13TH STREET #0B       PHILADELPHIA            PA    19147
 324-01   800944332 GALANGA CEASAR                135 OCEAN AVENUE                 ATLANTIC CITY           NJ    08401


                     Principal   Cut-off Date       First                Initial  Minimum  Maximum
                     Balance at   Principal        Payment    Maturity  Mortgage  Mortgage Mortgage Gross
Pool ID   Account   Origination    Balance          Date       Date       Rate      Rate     Rate   Margin
----------------------------------------------     --------   --------  -----------------------------------
 324-01   800918054       48,000.00    48,000.00   09/01/98   08/01/28   11.500    10.500   17.500   7.500
 324-01   800918484       57,200.00    57,157.91   07/01/98   06/01/28   10.875     9.875   16.875   6.950
 324-01   800919722       89,089.00    89,089.00   09/01/98   08/01/28   13.375    12.375   19.375   9.500
 324-01   800921231       58,000.00    57,630.99   08/01/98   07/01/28    9.000     8.000   15.000   5.625
 324-01   800921363       97,750.00    97,750.00   09/01/98   08/01/28    8.125     7.125   14.125   5.000
 324-01   800924912       96,000.00    96,000.00   09/01/98   08/01/28   10.500     9.500   16.500   7.375
 324-01   800925109      200,000.00   199,890.75   09/01/98   08/01/28    9.000     8.000   15.000   5.500
 324-01   800925638      158,000.00   158,000.00   09/01/98   08/01/28    9.875     8.875   15.875   6.250
 324-01   800925646       34,400.00    34,400.00   10/01/98   09/01/28   12.125    11.125   18.125   8.000
 324-01   800925737      104,400.00   104,266.40   08/01/98   07/01/28   10.250     9.250   16.250   7.375
 324-01   800926073      241,400.00   241,400.00   09/01/98   08/01/28   10.625     9.625   16.625   6.500
 324-01   800926263       28,000.00    27,990.28   09/01/98   08/01/28   11.125    10.125   17.125   7.250
 324-01   800926677      237,915.00   237,767.13   09/01/98   08/01/28   10.375     9.375   16.375   6.750
 324-01   800927022       50,000.00    49,967.00   08/01/98   07/01/28   11.375    10.375   17.375   7.500
 324-01   800927055      126,400.00   126,342.58   08/01/98   07/01/28    9.875     8.875   15.875   6.250
 324-01   800927287       34,400.00    34,386.69   08/01/98   07/01/28   10.625     9.625   16.625   6.500
 324-01   800928566       64,000.00    63,961.23   09/01/98   08/01/28    8.500     7.500   14.500   5.125
 324-01   800928731       41,000.00    41,000.00   10/01/98   09/01/18   12.625    11.625   18.625   8.500
 324-01   800928889      103,700.00   103,648.99   08/01/98   07/01/28    9.500     8.500   15.500   6.125
 324-01   800929416      227,600.00   227,600.00   09/01/98   08/01/28    9.375     8.375   15.375   6.250
 324-01   800929788       47,200.00    47,200.00   09/01/98   08/01/28    9.875     8.875   15.875   5.750
 324-01   800930166       28,400.00    28,387.09   08/01/98   07/01/28    9.875     8.875   15.875   6.500
 324-01   800930216       29,236.00    29,236.00   09/01/98   08/01/28   10.250     9.250   16.250   6.250
 324-01   800930257       65,600.00    65,600.00   09/01/98   08/01/28    8.875     7.875   14.875   5.250
 324-01   800930471      100,700.00   100,658.90   08/01/98   07/01/28   10.375     9.375   16.375   7.000
 324-01   800931339      184,000.00   184,000.00   09/01/98   08/01/28    8.875     7.875   14.875   6.500
 324-01   800931909      187,000.00   186,879.91   08/01/98   07/01/28   11.500    10.500   17.500   7.875
 324-01   800932527       48,000.00    48,000.00   09/01/98   08/01/28    9.125     8.125   15.125   5.750
 324-01   800932576       64,000.00    64,000.00   09/01/98   08/01/28    9.125     8.125   15.125   5.750
 324-01   800933020       48,750.00    48,750.00   09/01/98   08/01/28    8.250     7.250   14.250   4.750
 324-01   800933160       58,800.00    58,771.83   09/01/98   08/01/28    9.625     8.625   15.625   6.000
 324-01   800933210       67,150.00    67,150.00   09/01/98   08/01/28   11.500    10.500   17.500   7.250
 324-01   800933277      280,000.00   280,000.00   09/01/98   08/01/28    9.375     8.375   15.375   5.500
 324-01   800933384      115,600.00   115,540.08   08/01/98   07/01/28    9.250     8.250   15.250   5.500
 324-01   800933392       82,100.00    82,100.00   09/01/98   08/01/28    8.250     7.250   14.250   4.750
 324-01   800933525       73,600.00    73,583.17   08/01/98   07/01/28   13.000    12.000   19.000   9.125
 324-01   800934291       85,000.00    85,000.00   09/01/98   08/01/28   10.000     9.000   16.000   5.750
 324-01   800934416      103,200.00   103,200.00   09/01/98   08/01/28   12.875    11.875   18.875   9.500
 324-01   800934465       76,500.00    76,500.00   09/01/98   08/01/28    8.125     7.125   14.125   5.000
 324-01   800935090       43,200.00    43,200.00   10/01/98   09/01/28    8.375     7.375   14.375   5.000
 324-01   800935744      218,400.00   218,400.00   09/01/98   08/01/28   10.750    10.750   16.750   8.000
 324-01   800936783       34,000.00    33,991.77   09/01/98   08/01/28   12.750    11.750   18.750   8.250
 324-01   800937450      137,600.00   137,471.28   08/01/98   07/01/28    9.750     8.750   15.750   6.875
 324-01   800937690      225,220.00   225,090.42   08/01/98   07/01/28   10.750     9.750   16.750   7.875
 324-01   800937997       64,800.00    64,766.41   09/01/98   08/01/28    9.250     8.250   15.250   5.500
 324-01   800938060       90,100.00    90,062.22   09/01/98   08/01/28   10.250     9.250   16.250   6.250
 324-01   800940173      171,500.00   171,500.00   09/01/98   08/01/28   10.375     9.375   16.375   6.500
 324-01   800941189      348,500.00   348,500.00   09/01/98   08/01/28   11.500    10.500   17.500   7.875
 324-01   800941635       60,800.00    60,800.00   09/01/98   08/01/28    9.875     8.875   15.875   6.500
 324-01   800942294      212,500.00   212,500.00   09/01/98   08/01/28   10.125     9.125   16.125   6.875
 324-01   800942401      160,000.00   160,000.00   09/01/98   08/01/28   13.125    12.125   19.125   8.750
 324-01   800943318      127,926.00   127,867.88   09/01/98   08/01/28    9.875     8.875   15.875   6.250
 324-01   800943615      113,400.00   113,204.73   09/01/98   08/01/28    8.875     7.875   14.875   6.250
 324-01   800943748      162,000.00   162,000.00   09/01/98   08/01/28    8.250     7.250   14.250   4.250
 324-01   800944167       51,850.00    51,828.84   09/01/98   08/01/28   10.375     9.375   16.375   6.750
 324-01   800944233       42,400.00    42,380.22   09/01/98   08/01/28    9.750     8.750   15.750   6.000
 324-01   800944332       69,300.00    69,264.08   09/01/98   08/01/28    9.250     8.250   15.250   5.500



Alliance Funding                                        Sale Schedule A - Group 2, Sub-Pool III & IV
A division of Superior Bank FSB        1998-3 - Initial Pool of Adjustable Rate Mortgages - Settlement 9/24/98      Page 6 9/18/98

                                                                                                                  Zip
Pool ID   Account      Name                          Address                          City                 State Code
-----------------------------------------------------------------------------------------------------------------------
 324-01   800945784 FRIEDEN TODD E                26 NORTH RILEY AVENUE            INDIANAPOLIS            IN    46201
 324-01   800945826 GRIFFIN BRUCE S               4641 WEST TOLEDO STREET          CHANDLER                AZ    85226
 324-01   800946105 BROWN DONALD                  107 HAYES STREET                 CLINTON                 SC    29325
 324-01   800946204 DURBIN MICHELLE L             1855 GRESHAM ROAD                LOUISVILLE              KY    40205
 324-01   800946816 NGUYEN NAM HOANG              358 CALLE DEL VIENTO             FLORISSANT              CO    80816
 324-01   800947152 RABER REBECCA                 2135 CRYSTAL DRIVE               FORT MYERS              FL    33907
 324-01   800948101 CHAMBLISS ALESE J             1107 IAGO AVENUE                 CAPITOL HEIGHTS         MD    20743
 324-01   800948549 MARCUM JAMES M                7603 BELLAIRE DRIVE              NICHOLS                 SC    29581
 324-01   800948648 LOPEZ EUDYS BELLO             33 JILLSON STREET                PROVIDENCE              RI    02907
 324-01   800948838 THAYNE CARY                   10756 SOUTH SUPERIOR DRIVE       SANDY                   UT    84094
 324-01   800949224 NGUYEN TAM K                  7756 MISSION DR S                SEATTLE                 WA    98178
 324-01   800949505 DINGLE CURTIS F               8531 WOODFIELD DRIVE             SURFSIDE BEACH          SC    29575
 324-01   800949687 PITTS ULES J                  1246 EAST TRADEWINDS DRIVE       GILBERT                 AZ    85234
 324-01   800949737 HOUSEL WILLIAM T              12841 WEST WARREN AVENUE         LAKEWOOD                CO    80228
 324-01   800949745 KLEIN RICHARD                 3126 NORTH 87TH AVENUE           PHOENIX                 AZ    85037
 324-01   800950453 CLARK EVANS                   125 EAST 100 NORTH               OAK CITY                UT    84649
 324-01   800950594 FRIEND JOHN A                 315 EAST ELM                     RIDGEVILLE              IN    47380
 324-01   800950875 ROBERTS ATHENIA               6751 NORTH 13TH ST UNIT 4K       PHILADELPHIA            PA    19126
 324-01   800950883 MARCHESI ARNOLD W             14 HILLTOP ROAD                  LENHARTSVILLE           PA    19534
 324-01   800951089 TOSH JANICE K                 26-28 WYOMING STREET             WILKES BARRE            PA    18702
 324-01   800952533 ALDHULAIMI MUSED              5191 LONYO                       DETROIT                 MI    48210
 324-01   800952954 FINDLEY ANTHONY J             4565 S DRIFTWOOD DRIVE           TAYLORSVILLE            UT    84123
 324-01   800953192 BAZZI IBRAHIM                 8811 SHADDICK                    DEARBORN                MI    48126
 324-01   800953325 NOTTER CAROL J                25842 VIRGINIA                   WARREN                  MI    48091
 324-01   800953549 MCCOY LUELLAN                 5806 OLDTOWN                     DETROIT                 MI    48224
 324-01   800953721 DESHEA SHIRLEY M              1630 SOUTH CHASE STREET          LAKEWOOD                CO    80232
 324-01   800953945 BARNES KIMBERLY               4416 SOUTH 2350 WEST             ROY                     UT    84067
 324-01   800954034 NARDONE TANDUM E              84 BROOKSIDE STREET              WILKES BARRE            PA    18702
 324-01   800954554 ERISMAN CHRISTOPHE            422 QUEEN ROAD                   MEDWAY                  OH    45341
 324-01   800955163 KRASNER DAVID S               28 CHATHAM HILL ROAD             STROUDSBURG             PA    18360
 324-01   800955551 NORMAN DARRELL J              5602 CHARLES DRIVE               TAMPA                   FL    33619
 324-01   800955734 KHAMOU RAGHAD                 28103 EVERETT                    SOUTHFIELD              MI    48076
 324-01   800956211 SUGHROUE SHARON D             441 SOUTH FIRST ST APT 31        CRIPPLE CREEK           CO    80813
 324-01   800956229 BROWN CHRISTINE               221 WASHINGTON AVENUE            BROOKLYN                NY    11205
 324-01   800956534 ZARTMAN TODD L                901 NORTH WALNUT                 NORTH MANCHESTER        IN    46962
 324-01   800956708 GORDON REBECCA                1135 28TH AVENUE SOUTH           ST PETERSBURG           FL    33705
 324-01   800957490 LANE BRANDON K                8678 LAUREL WOODS DRIVE          SURFSIDE BEACH          SC    29575
 324-01   800958977 FARISH HUNTER M               371 WINDSONG ROAD                BARBOURSVILLE           VA    22923
 324-01   800959652 WEISS VIVIAN                  3547 AVALON ROAD                 SHAKER HEIGHTS          OH    44120
 324-01   800960197 DEXTER CHERYL J               24723 LAKELAND DRIVE             FARMINGTON HILLS        MI    48333
 324-01   800961021 BELL ROBERT                   248 TAR HEEL ACRES LANE          WARSAW                  NC    28398
 324-01   800961732 STANKIWCZ STANLEY J           140 MERIDAN STREET               PITTSBURGH              PA    15226
 324-01   800962045 MOOSMAN KRISTINE M            5014 WEST PONDEROSA LANE         GLENDALE                AZ    85308
 324-01   800963076 SMITH KATHY A                 6707 SPRING BRANCH DRIVE         KRUM                    TX    76249
 324-01   800963712 HERENDEEN TONY EUGENE         2407 ARMY ROAD                   RAEFORD                 NC    28374
 324-01   800964579 BLUE SONYA D                  590 NICOLE DRIVE                 SANFORD                 NC    27330
 324-01   800965550 WILLIAMS SUSAN L              1491 D ALAMO                     LAS CRUCES              NM    88001
 324-01   800965709 CHILDS LESLIE W               3002 35TH ST/3408 ELGIN          LUBBOCK                 TX    79413
 324-01   800965998 ROSILOWICZ ROBERT             1810 WEST CHASE #1               CHICAGO                 IL    60626
 324-01   800969297 RIHAN NASER                   1847 BRONXDALE AVENUE            BRONX                   NY    10401
 324-01   800969727 SHAFER JOAN QUINLAN           5338 NORTH QUESTA TIERRA D       PHOENIX                 AZ    85012
 324-01   800970352 CURVEY THOMAS AARON           1024 BRIARGATE DRIVE             AUSTIN                  TX    78753
 324-01   800971434 ALLEN RONALD MARK             4058 SWANNIE COBLE ROAD          SNOW CAMP               NC    27349
 324-01   800972093 PEOPLES TERRY                 320 SYLVAN DRIVE                 CHINA GROVE             NC    28023
 324-01   800972804 CASTRO ELIZABETH C            5315 WEST CAMPBELL AVENUE        PHOENIX                 AZ    85031
 324-01   800973687 OWENS LAVERN                  311 PALM HARBOR DRIVE            ORANGEBURG              SC    29115
 324-01   800975260 COLEMAN LAKISHA               6751 NORTH 13TH ST UNIT 2H       PHILADELPHIA            PA    19126

                     Principal   Cut-off Date       First                Initial  Minimum  Maximum
                     Balance at   Principal        Payment    Maturity  Mortgage  Mortgage Mortgage Gross
Pool ID   Account   Origination    Balance          Date       Date       Rate      Rate     Rate   Margin
----------------------------------------------     --------   --------  -----------------------------------
 324-01   800945784       69,300.00    69,266.80   09/01/98   08/01/28    9.625     8.625   15.625   6.250
 324-01   800945826      172,800.00   172,681.08   08/01/98   07/01/28    9.875     8.875   15.875   6.125
 324-01   800946105       66,314.00    66,314.00   09/01/98   08/01/18   10.000     9.000   16.000   6.250
 324-01   800946204      126,000.00   126,000.00   09/01/98   08/01/28   10.500     9.500   16.500   7.735
 324-01   800946816      138,000.00   138,000.00   09/01/98   08/01/18    9.750     8.750   15.750   7.000
 324-01   800947152       46,000.00    46,000.00   09/01/98   08/01/28    8.250     8.250   14.250   5.000
 324-01   800948101      116,000.00   116,000.00   09/01/98   08/01/28   11.625    10.625   17.625   8.000
 324-01   800948549       78,000.00    78,000.00   09/01/98   08/01/18   12.875    11.875   18.875   8.500
 324-01   800948648       72,250.00    72,250.00   10/01/98   09/01/28   10.875     9.875   16.875   6.600
 324-01   800948838      146,700.00   146,700.00   09/01/98   08/01/28    9.125     8.125   15.125   6.250
 324-01   800949224      121,975.00   121,975.00   09/01/98   08/01/28   11.000    10.000   17.000   7.875
 324-01   800949505       99,450.00    99,450.00   09/01/98   08/01/28    9.625     8.625   15.625   6.000
 324-01   800949687      131,400.00   131,335.36   08/01/98   07/01/28    9.500     8.500   15.500   6.625
 324-01   800949737      157,250.00   157,192.38   08/01/98   07/01/28   10.875     9.875   16.875   6.875
 324-01   800949745       63,750.00    63,715.18   08/01/98   07/01/28   11.000    10.000   17.000   7.375
 324-01   800950453       86,400.00    86,337.47   09/01/98   08/01/28    9.625     8.625   15.625   6.250
 324-01   800950594       51,000.00    50,968.30   09/01/98   08/01/28    8.375     7.375   14.375   5.000
 324-01   800950875       39,200.00    39,200.00   09/01/98   08/01/28    9.750     8.750   15.750   6.000
 324-01   800950883       65,790.00    65,641.90   09/01/98   08/01/13   10.750     9.750   16.750   7.000
 324-01   800951089       67,200.00    67,200.00   09/01/98   08/01/28    8.625     7.625   14.625   5.500
 324-01   800952533       34,000.00    34,000.00   10/01/98   09/01/28   11.125    10.125   17.125   7.375
 324-01   800952954      105,600.00   105,600.00   09/01/98   08/01/28   11.875    10.875   17.875   8.000
 324-01   800953192       55,000.00    54,974.34   09/01/98   08/01/28    9.750     8.750   15.750   6.250
 324-01   800953325       91,300.00    91,300.00   09/01/98   08/01/28   10.500     9.500   16.500   7.000
 324-01   800953549       60,800.00    60,800.00   10/01/98   09/01/28   13.125    12.125   19.125   9.500
 324-01   800953721      146,200.00   146,200.00   09/01/98   08/01/28    7.250     6.250   13.250   3.750
 324-01   800953945       83,300.00    83,300.00   09/01/98   08/01/28   11.125    10.125   17.125   7.375
 324-01   800954034       39,890.00    39,890.00   09/01/98   08/01/28    8.125     7.125   14.125   5.500
 324-01   800954554       54,000.00    54,000.00   09/01/98   08/01/28   10.250     9.250   16.250   6.250
 324-01   800955163      249,370.00   249,370.00   09/01/98   08/01/28    9.625     8.625   15.625   6.250
 324-01   800955551       52,000.00    52,000.00   09/01/98   08/01/28   11.625    10.625   17.625   7.500
 324-01   800955734       63,000.00    62,942.52   08/01/98   07/01/28    9.875     8.875   15.875   6.250
 324-01   800956211       73,214.00    73,164.87   09/01/98   08/01/28    8.000     7.000   14.000   4.750
 324-01   800956229      223,125.00   223,125.00   09/01/98   08/01/28   11.375    10.375   17.375   7.375
 324-01   800956534       69,600.00    69,600.00   10/01/98   09/01/28   12.125    11.125   18.125   8.000
 324-01   800956708       84,915.00    84,915.00   09/01/98   08/01/28   11.375    10.375   17.375   7.000
 324-01   800957490       86,700.00    86,700.00   09/01/98   08/01/28   11.500    10.500   17.500   7.250
 324-01   800958977      111,600.00   111,600.00   09/01/98   08/01/28    9.875     8.875   15.875   6.250
 324-01   800959652      101,200.00   101,117.02   09/01/98   08/01/28   10.375     9.375   16.375   6.600
 324-01   800960197      150,400.00   150,356.97   09/01/98   08/01/28   12.000    11.000   18.000   8.250
 324-01   800961021       52,700.00    52,700.00   09/01/98   08/01/18   11.500    10.500   17.500   7.250
 324-01   800961732      107,100.00   107,100.00   09/01/98   08/01/28   10.500     9.500   16.500   6.750
 324-01   800962045       91,375.00    91,342.41   08/01/98   07/01/28   11.000    10.000   17.000   7.375
 324-01   800963076      106,800.00   106,800.00   09/01/98   08/01/28   10.750     9.750   16.750   7.000
 324-01   800963712       54,696.00    54,652.07   09/01/98   08/01/23    9.625     8.625   15.625   6.000
 324-01   800964579       63,750.00    63,750.00   09/01/98   08/01/18   11.500    10.500   17.500   7.250
 324-01   800965550       27,300.00    27,300.00   10/01/98   09/01/28    9.125     8.125   15.125   5.750
 324-01   800965709       58,400.00    58,400.00   10/01/98   09/01/28    9.125     8.125   15.125   5.750
 324-01   800965998      104,200.00   104,200.00   09/01/98   08/01/28    9.500     9.500   15.500   6.250
 324-01   800969297      184,500.00   184,500.00   10/01/98   09/01/28    9.625     8.625   15.625   6.250
 324-01   800969727      175,000.00   175,000.00   09/01/98   08/01/28   10.625     9.625   16.625   6.875
 324-01   800970352       71,200.00    71,200.00   09/01/98   08/01/28   11.875    10.875   17.875   8.000
 324-01   800971434       92,700.00    92,700.00   09/01/98   08/01/28    9.625     8.625   15.625   6.250
 324-01   800972093       64,600.00    64,527.81   09/01/98   08/01/18   11.250    10.250   17.250   7.250
 324-01   800972804      112,000.00   111,949.11   08/01/98   07/01/28    9.875     8.875   15.875   6.250
 324-01   800973687       54,400.00    54,400.00   09/01/98   08/01/18   11.250    10.250   17.250   7.250
 324-01   800975260       46,325.00    46,325.00   10/01/98   09/01/28   10.000     9.000   16.000   6.250



Alliance Funding                                        Sale Schedule A - Group 2, Sub-Pool III & IV
A division of Superior Bank FSB        1998-3 - Initial Pool of Adjustable Rate Mortgages - Settlement 9/24/98      Page 7 9/18/98

                                                                                                                  Zip
Pool ID   Account      Name                          Address                          City                 State Code
-----------------------------------------------------------------------------------------------------------------------
 324-01   800975989 PERLMAN PETER R               39 MAYFLOWER DRIVE               LITTLE EGG HARBOR       NJ    08087
 324-01   800976656 MARTINEZ GERI                 1676 14TH STREET S.E.            RIO RANCHO              NM    87124
 324-01   800978413 FAULKNER MOSE                 1975 STAR LANDING RD             NESBIT                  MS    38651
 324-01   800978918 WHITE LYNNE M                 2745 COURTLAND PLACE             SAGINAW                 MI    48603
 324-01   800979031 BOSWORTH SCOTT                42 IRONDEQUOIT ROAD              ROCHESTER               NY    14617
 324-01   800979924 IACOVAZZI JOSEPH C            601 SOUTH KEYSER AVENUE          TAYLOR                  PA    18517
 324-01   800980310 BLACKE MARIA A                27084 COUNTY ROAD 13             ELIZABETH               CO    80107
 324-01   800980393 SAPORITO ALLISON              963 EAST 87TH STREET             BROOKLYN                NY    11236
 324-01   800980724 LISTON RONALD B               12905 COUNTY ROAD 245            NEW CASTLE              CO    81647
 324-01   800981946 WASDEN DEANNA M               8390 WOODLAND DRIVE              MYRTLE BEACH            SC    29575
 324-01   800982191 ALDERMAN DENNIS D             R R 2 BOX 99                     ATHENS                  IL    62613
 324-01   800983231 JONES DEANNA                  1424 NORTH DENNY                 INDPLS                  IN    46201
 324-01   800983561 LEWIS MARY E                  1220 WILLOW STREET               DENVER                  CO    80220
 324-01   800983868 ECHEVERRE GEORGE              23 BURNHAM LANE                  VOORHEES                NJ    08043
 324-01   800984056 JUNCAJ PJETER                 11146 SUPERIOR AVE               WARREN                  MI    48089
 324-01   800984668 POWELL RICHARD J              1343 WERLING RD                  NEW HAVEN               IN    46774
 324-01   800984775 HORN SCOTT C                  1705 CHILDS AVENUE               OGDEN                   UT    84404
 324-01   800986184 CUERVO ALBA                   9730 SOUTHWEST 138TH AVE         MIAMI                   FL    33186
 324-01   800986218 DECARVALHO ANTONIO            6 WILLIAMS COURT                 BROCKTON                MA    02402
 324-01   800986606 HANSSENS ROBERT M             102 BALDWIN STREET               CHARLESTOWN             MA    02129
 324-01   800986887 WARSAW ANTHONY K              4132 APPLE BLOSSOM ROAD          LUTZ                    FL    33549
 324-01   800986929 HUTCHINGS TERRI G             1435 SOUTH HIGHWAY 198           PAYSON                  UT    84651
 324-01   800987208 HAWKINS COTY                  5160 SOUTH CANAL STREET          SALT LAKE CITY          UT    84123
 324-01   800987232 MERRITT ALLYSON H             2013 TERESA DRIVE                CASTLE HAYNE            NC    28429
 324-01   800987265 MAARABA TAREK                 2630 FOX CHASE                   TROY                    MI    48098
 324-01   800987364 MURRAY GREGG M                971 SOUTH AUSTIN COURT           SARATOGA SPRINGS        UT    84043
 324-01   800987463 PATTERSON CHRISTOPHE D        12072 SOUTH FIELD DOWNS DR       RIVERTON                UT    84065
 324-01   800987497 FINNEGAN PETER JOSEPH         4 O STREET                       BOSTON                  MA    02127
 324-01   800990368 THOMAS HOMER                  1330 MEADOW GREEN                DUNCANVILLE             TX    75137
 324-01   800990475 CHOUDHRY MOHAMMAD             822 72ND STREET                  BROOKLYN                NY    11228
 324-01   800990541 SMALLWOOD ROSA H              2601 COUNTRY CREEK COURT         FORT WASHINGTON         MD    20744
 324-01   800991143 SHERMAN KIM                   1731 REVERE COURT                WEST BLOOMFIELD         MI    48324
 324-01   800991655 FRANKLIN SCOTT                HV8 4TH RR POB                   SPENCER                 IN    47460
 324-01   800991903 WYATT MARRION                 18617 CALDWELL                   DETROIT                 MI    48234
 324-01   800992307 COVINGTON TINA                5827 THOMPSON STREET             PHILADELPHIA            PA    19131
 324-01   800992497 WEBB ROY CHRISTOPHE           ROUTE 4 BOX 23W                  ROCKY MOUNT             NC    27801
 324-01   800993164 LORENZO FERN C                2010 SOUTHWEST 123RD COURT       MIAMI                   FL    33175
 324-01   800993222 JONES HELEN GRACE             2950 PRINCETON PLACE             INDIANAPOLIS            IN    46205
 324-01   800994139 ROBBINS MARK                  2326 EAST ARBOR LANE             SALT LAKE CITY          UT    84117
 324-01   800994188 MORGAN NORMA                  1261 EAST 54TH STREET            BROOKLYN                NY    11234
 324-01   800994303 HOSSAIN MOHAMMED M            412 EAST 16TH STREET             BROOKLYN                NY    11226
 324-01   800994444 CHOWDHURY SOLMON              11 VESTA ROAD                    DORCHESTER              MA    02124
 324-01   800994659 ROBERTS-LUCA MINERVA MAXI     2211 BANNERMAN ROAD              TALLAHASSEE             FL    32312
 324-01   800997835 BRITT THOMAS F                7625 RIDGE ROAD                  T/O HARTLAND            NY    14067
 324-01   800998080 GRAHAM-BELL MICAELA           741 WEST SANDY STREET            TUCSON                  AZ    85714
 324-01   800998114 NELSON JOHN W                 1200 COUNTY ROAD 317             CRESTED BUTTE           CO    81224
 324-01   800998338 HELMSTADTER CARLA L           2208 WEST LINDNER AVE #3         MESA                    AZ    85202
 324-01   800998346 RUSSELL CHRIS                 248 LUPIN WAY                    CEDAR GLEN              CA    92321
 324-01   800998510 RATELLE CULLIN J              12955 W 64TH DRIVE A             ARVADA                  CO    80004
 324-01   801000746 ZAYAT ALI                     14429 LARSON                     DEARBORN                MI    48126
 324-01   801001124 AKINS DAVID                   39 AMBROSE VALLEY LANE           PISCATAWAY              NJ    08854
 324-01   801001371 REDCROSS ROBERT               14 CLARK STREET                  GLEN RIDGE              NJ    07028
 324-01   801001439 FOX JENNIFER J                150 SOUTH EAGLEWOOD DRIVE        NORTH SALT LAKE         UT    84054
 324-01   801001447 HEYWOOD AUSTIN G              8692 SOUTH TERRACE COURT         SANDY                   UT    84093
 324-01   801001694 BROZOWSKI ROBERT C            1868 EAST 10225 SOUTH            SANDY                   UT    84092
 324-01   801003765 SIMMONS TYNETTA D             1697 MERRYCREST AVENUE           MEMPHIS                 TN    38111
 324-01   801004417 BUTZ RICHARD H                7624 SOUTH 2700 EAST             SALT LAKE CITY          UT    84121

                     Principal   Cut-off Date       First                Initial  Minimum  Maximum
                     Balance at   Principal        Payment    Maturity  Mortgage  Mortgage Mortgage Gross
Pool ID   Account   Origination    Balance          Date       Date       Rate      Rate     Rate   Margin
----------------------------------------------     --------   --------  -----------------------------------
 324-01   800975989       96,000.00    96,000.00   10/01/98   09/01/28   12.375    11.375   18.375   8.750
 324-01   800976656       96,000.00    96,000.00   10/01/98   09/01/18   12.250    11.250   18.250   8.500
 324-01   800978413       67,200.00    67,200.00   09/01/98   08/01/28   11.625    10.625   17.625   8.000
 324-01   800978918       48,700.00    48,700.00   09/01/98   08/01/28    8.125     7.125   14.125   4.750
 324-01   800979031       65,135.00    65,084.39   07/01/98   06/01/28   10.625     9.625   16.625   6.600
 324-01   800979924       76,500.00    76,500.00   09/01/98   08/01/28    9.125     8.125   15.125   6.250
 324-01   800980310      297,500.00   297,500.00   09/01/98   08/01/28    9.500     8.500   15.500   6.750
 324-01   800980393       80,000.00    80,000.00   09/01/98   08/01/28   10.750     9.750   16.750   7.375
 324-01   800980724      140,250.00   140,250.00   10/01/98   09/01/28    9.000     8.000   15.000   6.000
 324-01   800981946      100,000.00   100,000.00   09/01/98   08/01/28   11.875    10.875   17.875   8.250
 324-01   800982191       68,900.00    68,900.00   09/01/98   08/01/28   12.875    11.875   18.875   8.750
 324-01   800983231       58,300.00    58,300.00   09/01/98   08/01/28   10.250     9.250   16.250   6.250
 324-01   800983561       87,550.00    87,481.96   10/01/98   09/01/28   10.625     9.625   16.625   7.000
 324-01   800983868      225,250.00   225,250.00   09/01/98   08/01/28    9.875     8.875   15.875   6.750
 324-01   800984056       63,500.00    63,500.00   09/01/98   08/01/28   10.500     9.500   16.500   7.375
 324-01   800984668       67,500.00    67,500.00   09/01/98   08/01/28    9.625     8.625   15.625   6.250
 324-01   800984775       61,200.00    61,200.00   09/01/98   08/01/28   10.500     9.500   16.500   7.375
 324-01   800986184       52,924.00    52,899.96   09/01/98   08/01/28    9.875     8.875   15.875   6.250
 324-01   800986218       53,550.00    53,550.00   09/01/98   08/01/28    8.375     7.375   14.375   5.000
 324-01   800986606      238,000.00   238,000.00   09/01/98   08/01/28   10.625     9.625   16.625   6.625
 324-01   800986887      157,500.00   157,413.97   09/01/98   08/01/28    9.000     8.000   15.000   6.875
 324-01   800986929      199,750.00   199,750.00   09/01/98   08/01/28   10.250     9.250   16.250   6.250
 324-01   800987208      109,800.00   109,720.53   09/01/98   08/01/28    9.625     8.625   15.625   6.250
 324-01   800987232       60,324.00    60,324.00   09/01/98   08/01/28    9.625     8.625   15.625   6.000
 324-01   800987265      330,000.00   330,000.00   09/01/98   08/01/28    9.500     9.500   15.500   6.500
 324-01   800987364      182,800.00   182,800.00   09/01/98   08/01/28   10.000     9.000   16.000   6.875
 324-01   800987463      200,000.00   200,000.00   10/01/98   09/01/28    9.625     8.625   15.625   6.250
 324-01   800987497      210,000.00   210,000.00   10/01/98   09/01/28   12.000    11.000   18.000   7.250
 324-01   800990368      132,000.00   132,000.00   09/01/98   08/01/28   11.875    10.875   17.875   8.000
 324-01   800990475      147,900.00   147,900.00   09/01/98   08/01/28   11.625    10.625   17.625   8.250
 324-01   800990541      144,000.00   144,000.00   09/01/98   08/01/28   11.000    11.000   17.000   8.000
 324-01   800991143      202,500.00   202,500.00   09/01/98   08/01/28   10.125     9.125   16.125   7.000
 324-01   800991655       33,000.00    33,000.00   10/01/98   09/01/13   11.750    10.750   17.750   7.750
 324-01   800991903       51,200.00    51,200.00   09/01/98   08/01/28   13.125    12.125   19.125   9.500
 324-01   800992307       39,100.00    39,100.00   09/01/98   08/01/28    9.750     8.750   15.750   6.250
 324-01   800992497       76,000.00    76,000.00   09/01/98   08/01/28   11.750    10.750   17.750   8.000
 324-01   800993164      156,800.00   156,800.00   10/01/98   09/01/28   12.250    11.250   18.250   9.125
 324-01   800993222       52,000.00    52,000.00   10/01/98   09/01/28   11.625    10.625   17.625   8.000
 324-01   800994139      112,500.00   112,500.00   09/01/98   08/01/28   11.000    10.000   17.000   7.250
 324-01   800994188      222,300.00   222,075.00   09/01/98   08/01/28   10.875     9.875   16.875   7.725
 324-01   800994303      148,500.00   148,500.00   09/01/98   08/01/28   10.500     9.500   16.500   7.375
 324-01   800994444       60,000.00    60,000.00   10/01/98   09/01/28    9.875     8.875   15.875   6.250
 324-01   800994659       59,500.00    59,403.10   10/01/98   09/01/18   13.625    12.625   19.625   9.750
 324-01   800997835      108,000.00   107,890.49   08/01/98   07/01/28    9.375     8.375   15.375   5.750
 324-01   800998080       33,750.00    33,735.84   09/01/98   08/01/28   10.250     9.250   16.250   6.125
 324-01   800998114      237,500.00   237,366.85   09/01/98   08/01/28    8.875     7.875   14.875   5.500
 324-01   800998338       62,800.00    62,800.00   09/01/98   08/01/28    9.875     8.875   15.875   6.750
 324-01   800998346       23,400.00    23,386.91   10/01/98   09/01/28   12.125    11.125   18.125   8.500
 324-01   800998510       76,000.00    76,000.00   09/01/98   08/01/28   11.875    10.875   17.875   8.000
 324-01   801000746      138,000.00   137,930.31   09/01/98   08/01/28    9.375     9.375   15.375   6.625
 324-01   801001124      292,500.00   292,500.00   09/01/98   08/01/28   10.250     9.250   16.250   7.375
 324-01   801001371      132,600.00   132,600.00   10/01/98   09/01/28    9.875     8.875   15.875   6.750
 324-01   801001439      372,000.00   372,000.00   09/01/98   08/01/28    9.875     8.875   15.875   5.750
 324-01   801001447      315,350.00   315,350.00   10/01/98   09/01/28    8.375     7.375   14.375   5.000
 324-01   801001694      360,000.00   360,000.00   09/01/98   08/01/28   10.500     9.500   16.500   7.375
 324-01   801003765       52,700.00    52,700.00   09/01/98   08/01/28   10.625     9.625   16.625   7.000
 324-01   801004417      108,750.00   108,750.00   09/01/98   08/01/28    8.500     7.500   14.500   4.750



Alliance Funding                                        Sale Schedule A - Group 2, Sub-Pool III & IV
A division of Superior Bank FSB        1998-3 - Initial Pool of Adjustable Rate Mortgages - Settlement 9/24/98      Page 8 9/18/98

                                                                                                                  Zip
Pool ID   Account      Name                          Address                          City                 State Code
-----------------------------------------------------------------------------------------------------------------------

 324-01   801004557 PHELPS RYAN                   479 CENTER STREET                MIDVALE                 UT    84047
 324-01   801005232 MORSE ROBERT M                4568 SOUTH GLASSMAN WAY          OGDEN                   UT    84403
 324-01   801005869 MABRY-ROSADO KATHRYN D        11458 WEST DESERT WREN DR        TUCSON                  AZ    85743
 324-01   801006230 LENHART KELLY                 12082 SOUTH KENMOORE CIRCL       RIVERTON                UT    84065
 324-01   801006420 BECKSTEAD SHAWNA              3213 SOUTH LARKIN WAY            WEST VALLEY CITY        UT    84120
 324-01   801006875 ALLEN JERRY LEE               LOTS 1&2 WARD ROAD               WHITAKERS               NC    27891
 324-01   801006982 KHOSHI NUHAD                  37102 TRICIA DR                  STERLING HEIGHTS        MI    48310
 324-01   801007071 ROBBINS OWEN S                187 SCHOOL STREET                MANCHESTER              MA    01944
 324-01   801007329 MELONI RAYMOND P              160 CENTER SQUARE ROAD           LOGAN TWP               NJ    08085
 324-01   801008269 MARTIN KARROLL D              701 OAK GROVE EAST               BURLESON                TX    76028
 324-01   801008467 HARRIS KENNETH D              3057 SOUTH MAXINE STREET         WEST VALLEY CITY        UT    84120
 324-01   801008541 BARFIELD MELVIN               210 ARROWHEAD LANE               DUDLEY                  NC    28333
 324-01   801009010 PIZZUTO DAVID A               1021 WEST 3450 SOUTH             HURRICANE               UT    84737
 324-01   801009259 MONGER CHRISTOPHE T           ROUTE 1 BOX 438                  ELKTON                  VA    22827
 324-01   801009267 AMOS SHALONA L                795 53RD AVENUE SOUTH            SAINT PETERSBURG        FL    33705
 324-01   801009945 ADAMS CATHEY D.               1141 SHADOW LANE ROAD            WAGENER                 SC    29164
 324-01   801010570 GRAY THOMAS F                 1321 JONAS COURT                 EFFORT                  PA    18330
 324-01   801012410 WELLS SUZANNE                 46 WEST LAMAR ROAD               PHOENIX                 AZ    85013
 324-01   801013491 BOWERS T MICHAEL              29 GEISEL ROAD                   HARRISBURG              PA    17112
 324-01   801013533 POLITANO ARTHUR W             RR 1 BOX 1322 WALKER LAKE        SHOHOLA                 PA    18458
 324-01   801013772 HENRY WILLIAM SCOTT           1180 STATION ROAD                PALM                    PA    18070
 324-01   801014424 ROLLINS PAMELA L              6106 EMERSON AVENUE NORTH        BROOKLYN CENTER         MN    55424
 324-01   801014952 SAINI MOHAN                   202 ROBBINS STREET               WALTHAM                 MA    02154
 324-01   801015306 SMITH VICTORIA L              4166 NORTH 21ST STREET           MILWAUKEE               WI    53209
 324-01   801015611 MAYFIELD RICHARD W            23707 NORTH 113TH WAY            SCOTTSDALE              AZ    85255
 324-01   801015801 QUADIR BAZLUL                 68 DEVON STREET                  DORCHESTER              MA    02125
 324-01   801018052 SEYMOUR LANE S                5019 DERBY LANE                  INDIANAPOLIS            IN    46226
 324-01   801018060 MARTIN JOSEPH R               13802 GALLANT FOX PLACE          MIDLOTHIAN              VA    23112
 324-01   801018243 YEARGAIN CHARLES W            560 REBEL LANE                   COTTAGEVILLE            SC    29435
 324-01   801018532 SISSOKO CHEICK M              111 MONTEBELLO ROAD              SUFFERN                 NY    10901
 324-01   801018979 THOMAS LOREN                  2105 YUPON CIRCLE                PEARLAND                TX    77581
 324-01   801019548 NEPTUNE KIM J                 1109 FALLEN OAKS DRIVE           APEX                    NC    27502
 324-01   801020041 FORBES PETER P                721 HOOD ROAD                    RIO RANCHO              NM    87124
 324-01   801022765 TOMAS NASHWAN                 36005 ENGLISH                    STERLING HEIGHTS        MI    48310
 324-01   801023433 WILLIAMS BERNARD              2354 COUNTRY CLUB LANE           ATLANTA                 GA    30311
 324-01   801024076 VOSS RICHARD A                1226 SHEPHERD ROAD               ANDERSON                IN    46012
 324-01   801024225 THURSTON GLORIA ARLENE        370 WEST ARLINGTON STREET        GLADSTONE               OR    97027
 324-01   801026063 GREAR MICHAEL                 257 SACRAMENTO STREET            NORTH FORT MYERS        FL    33903
 324-01   801026485 FRANCIS JASON                 3311 WEST 5860 SOUTH             SALT LAKE CITY          UT    84118
 324-01   801027152 MERRIWEATHER LENA P           8084 CADILLAC                    WARREN                  MI    48000
 324-01   801027194 SCOTT JUANDALI                16620 MARK TWAIN                 DETROIT                 MI    48235
 324-01   801028853 VANDERHOEVEN KENNETH D        7140 CRICKLEWOOD CIRCLE          INDIANAPOLIS            IN    46250
 324-01   801028879 RODGERS JOHN C                240 KATHLEEN TERRACE             SANFORD                 NC    27330
 324-01   801029521 GEORGE A MARLIN               7506 WEST 74TH PLACE             ARVADA                  CO    80003
 324-01   801029729 FORD VANESSA                  3614 PAYTON AVE                  INDPLS                  IN    46226
 324-01   801030107 CRUTCHER CAROLINE             2550 BROOKWAY ST                 INDPLS                  IN    46205
 324-01   801031667 BRIDGES DERWIN E              6820 SPRING BRANCH DRIVE         KRUM                    TX    76249
 324-01   801032699 CRUMBLE CLARENCE J            2607 WEST HOWETT                 PEORIA                  IL    61605
 324-01   801034489 RIVERA DAVID                  3138 WEST 70TH                   CLEVELAND               OH    44102
 324-01   801036781 SHELLY JENNIFER C             6723 SPRING BRANCH DRIVE         KRUM                    TX    76249
 324-01   801037912 BENNETT THOMAS                135 EAST MOUNTAIN ROAD           SPARTA                  NJ    07871
 324-01   801038647 ASSENZIO THOMAS H             20175 WISSLER RANCH ROAD         COLORADO SPRINGS        CO    80908
 324-01   801038795 SIMON WILFRED                 769 HOWARD AVENUE                BROOKLYN                NY    11212
 324-01   801040791 BROWN DEBRA                   38 REGAL WALK UNIT #2            STATEN ISLAND           NY    10303
 324-01   801041989 BROOKSBY ROCHELLE A           526 SOUTH FIVE SISTERS DR        ST GEORGE               UT    84790
 324-01   801043738 MAGUIRE FRANCIS J             413 DELPHINE STREET              PHILADELPHIA            PA    19120
 324-01   801043878 PHAN SY SEAN TIEN             4816 WAKEFIELD CHAPEL ROAD       ANNANDALE               VA    22003

                     Principal   Cut-off Date       First                Initial  Minimum  Maximum
                     Balance at   Principal        Payment    Maturity  Mortgage  Mortgage Mortgage Gross
Pool ID   Account   Origination    Balance          Date       Date       Rate      Rate     Rate   Margin
----------------------------------------------     --------   --------  -----------------------------------
 324-01   801004557      161,500.00   161,371.09   09/01/98   08/01/28   10.500     9.500   16.500   6.500
 324-01   801005232      158,400.00   158,400.00   09/01/98   08/01/28   10.500     9.500   16.500   7.375
 324-01   801005869       54,000.00    54,000.00   09/01/98   08/01/18   10.875     9.875   16.875   7.625
 324-01   801006230      250,000.00   249,867.04   09/01/98   08/01/28   11.125    10.125   17.125   7.000
 324-01   801006420      107,100.00   107,100.00   09/01/98   08/01/28    9.250     8.250   15.250   5.500
 324-01   801006875       94,950.00    94,950.00   10/01/98   09/01/28    9.625     8.625   15.625   6.250
 324-01   801006982      128,000.00   127,920.44   09/01/98   08/01/28    8.375     7.375   14.375   5.000
 324-01   801007071      374,400.00   374,400.00   10/01/98   09/01/28    8.625     7.625   14.625   5.500
 324-01   801007329      108,000.00   107,948.26   09/01/98   08/01/28    9.625     8.625   15.625   6.250
 324-01   801008269       70,200.00    70,200.00   10/01/98   09/01/28    9.625     8.625   15.625   6.250
 324-01   801008467      105,500.00   105,500.00   09/01/98   08/01/28    8.375     7.375   14.375   5.000
 324-01   801008541       73,000.00    73,000.00   10/01/98   09/01/23   10.375     9.375   16.375   7.000
 324-01   801009010      135,915.00   135,915.00   10/01/98   09/01/28   10.375     9.375   16.375   6.750
 324-01   801009259       96,800.00    96,711.68   07/01/98   06/01/28    9.875     8.875   15.875   5.750
 324-01   801009267       56,960.00    56,960.00   10/01/98   09/01/28   11.875    10.875   17.875   8.000
 324-01   801009945       78,625.00    78,625.00   09/05/98   08/05/28   10.500     9.500   16.500   7.500
 324-01   801010570      227,375.00   227,375.00   09/01/98   08/01/28    9.750     9.750   15.750   6.250
 324-01   801012410      263,500.00   263,389.50   09/01/98   08/01/28   10.250     9.250   16.250   7.375
 324-01   801013491      189,000.00   189,000.00   10/01/98   09/01/28    9.375     8.375   15.375   6.250
 324-01   801013533       33,300.00    33,260.16   10/01/98   09/01/28    9.375     8.375   15.375   6.250
 324-01   801013772      106,250.00   106,250.00   10/01/98   09/01/28   10.625     9.625   16.625   7.000
 324-01   801014424       85,410.00    85,410.00   10/01/98   09/01/28    9.625     8.625   15.625   6.250
 324-01   801014952       94,500.00    94,500.00   09/01/98   08/01/28    9.875     8.875   15.875   6.250
 324-01   801015306       46,700.00    46,669.17   10/01/98   09/01/28   11.375    10.375   17.375   7.250
 324-01   801015611      330,000.00   330,000.00   09/01/98   08/01/28    8.125     7.125   14.125   5.500
 324-01   801015801       60,750.00    60,750.00   08/28/98   07/28/28    9.875     8.875   15.875   6.250
 324-01   801018052      135,000.00   135,000.00   10/01/98   09/01/28    9.625     8.625   15.625   6.250
 324-01   801018060      114,400.00   114,372.32   09/01/98   08/01/28   12.750    11.750   18.750   9.125
 324-01   801018243       74,070.00    74,070.00   09/01/98   08/01/23   10.125     9.125   16.125   7.250
 324-01   801018532      349,999.00   349,999.00   10/01/98   09/01/28   10.125     9.125   16.125   6.750
 324-01   801018979      102,600.00   102,600.00   09/01/98   08/01/28    9.125     8.125   15.125   5.750
 324-01   801019548      125,800.00   125,800.00   10/01/98   09/01/28    9.250     8.250   15.250   5.750
 324-01   801020041       70,000.00    70,000.00   10/01/98   09/01/28   10.000     9.000   16.000   6.625
 324-01   801022765      136,000.00   136,000.00   10/01/98   09/01/28    8.375     7.375   14.375   5.000
 324-01   801023433       99,900.00    99,900.00   09/01/98   08/01/28    9.625     8.625   15.625   6.250
 324-01   801024076       48,000.00    48,000.00   10/01/98   09/01/28    9.750     8.750   15.750   6.000
 324-01   801024225      114,300.00   114,300.00   10/01/98   09/01/28   11.500    10.500   17.500   8.375
 324-01   801026063       13,000.00    13,000.00   10/01/98   09/01/13    9.625     8.625   15.625   6.250
 324-01   801026485      130,500.00   130,500.00   09/01/98   08/01/28    9.625     8.625   15.625   6.250
 324-01   801027152       67,000.00    66,968.74   09/01/98   08/01/28    9.750     8.750   15.750   6.625
 324-01   801027194       61,200.00    61,200.00   10/01/98   09/01/28    9.375     9.375   15.375   6.625
 324-01   801028853      116,000.00   116,000.00   10/01/98   09/01/28   11.875    10.875   17.875   8.000
 324-01   801028879       98,727.00    98,727.00   10/01/98   09/01/28   10.875     9.875   16.875   7.250
 324-01   801029521      130,425.00   130,425.00   10/01/98   09/01/28    9.750     8.750   15.750   6.000
 324-01   801029729       57,800.00    57,800.00   10/01/98   09/01/28   10.250     9.250   16.250   6.250
 324-01   801030107       38,250.00    38,250.00   10/01/98   09/01/28    9.750     8.750   15.750   5.750
 324-01   801031667      119,000.00   119,000.00   10/01/98   09/01/28    9.750     8.750   15.750   5.750
 324-01   801032699       30,400.00    30,400.00   10/01/98   09/01/28   11.875    10.875   17.875   8.000
 324-01   801034489       20,800.00    20,800.00   10/01/98   09/01/28    9.125     8.125   15.125   5.750
 324-01   801036781      103,600.00   103,600.00   10/01/98   09/01/28    9.125     8.125   15.125   6.000
 324-01   801037912      119,000.00   118,874.98   07/01/98   06/01/28   11.125    11.125   17.125   7.875
 324-01   801038647      455,328.00   455,328.00   10/01/98   09/01/28    8.875     7.875   14.875   6.750
 324-01   801038795      116,000.00   116,000.00   09/01/98   08/01/28   12.375    11.375   18.375   8.875
 324-01   801040791       89,000.00    89,000.00   10/01/98   09/01/28    9.500     8.500   15.500   6.000
 324-01   801041989      237,600.00   237,600.00   10/01/98   09/01/28    9.125     8.125   15.125   5.500
 324-01   801043738       40,000.00    40,000.00   10/01/98   09/01/28   11.875    10.875   17.875   8.000
 324-01   801043878      209,700.00   209,700.00   10/01/98   09/01/28    9.250     9.250   15.250   6.250



Alliance Funding                                        Sale Schedule A - Group 2, Sub-Pool III & IV
A division of Superior Bank FSB        1998-3 - Initial Pool of Adjustable Rate Mortgages - Settlement 9/24/98      Page 9 9/18/98

                                                                                                                  Zip
Pool ID   Account      Name                          Address                          City                 State Code
-----------------------------------------------------------------------------------------------------------------------
 324-01   801044066 PERRY FRED L                  2864 SOUTH WESTMORELAND DR       HOMASASSA               FL    34448
 324-01   801051061 ARNOLD WESLEY F               5026 EAST BLOOMFIELD ROAD        SCOTTSDALE              AZ    85254
 324-01   801051756 LINSMEIER JOHN                9666 SOUTH 2720 EAST             SANDY                   UT    84092
 324-01   801054552 FLORES JORGE L                3721 SOUTH GINNY DRIVE           WEST VALLEY CITY        UT    84128
 324-01   801063439 COTTER CHARLES                3751 EAST CULLUMBER STREET       GILBERT                 AZ    85234
 324-01   801064668 NASHEED NADIR                 3100 PERRY STREET                MOUNT RAINIER           MD    20712
 324-01   801069477 JOHNSON MATTHEW               5037 WEST PARR DRIVE             WEST JORDAN             UT    84088
 324-01   801073081 PARKINSON STEVEN              2223 NORTH 1050 WEST             LAYTON                  UT    84041
 324-01   801074014 HARDY AL SMITH                1002 QUEBEC ROAD                 HARRELLSVILLE           NC    27942
 324-01   801076258 CARTER JACK SR                847 N OXFORD                     INDPLS                  IN    46201
 324-01   801084435 BOSCH DONALD B                23140 SCHUSSMARK TRAIL           OAK CREEK               CO    80467
 324-01  8000000086 HOFFMAN CHRISTINE             5136 ELLINGTON                   WESTERN SPRINGS         IL    60558
 324-01  8000000425 MYERS DEBRA KAY               502 MISSISSIPPI AVE              BOGALUSA                LA    70427
 324-01  8000000813 HAY WENDY M                   514 SOUTH PLUM                   MARYSVILLE              OH    43040
 324-01  8000000912 WARD SCOTTY L                 342 COOLEDGE STREET              WADLEY                  AL    36276
 324-01  8000002546 TALBOT SCOTT M.               5 FOXWOOD COURT                  BRICK                   NJ    08724
 324-01  8000003221 WAKELAND JAMES J              4225 29TH AVE                    ROCK ISLAND             IL    61201
 324-01  8000003288 TAYLOR LENA                   12838 S PEORIA                   CHICAGO                 IL    60643
 324-01  8000003726 PAGE FRANKLIN LEROY           1013 5TH AVE NW                  ALABASTER               AL    35007
 324-01  8000004575 KELM THELMA S                 1724 ROOT STREET                 CREST HILL              IL    60435
 324-01  8000005994 JEWELL CHARLES                9414 BOWEN DRIVE                 SAN ANTONIO             TX    78250
 324-01  8000006117 HOCK, JOHN B                  1909 ROCK BLUFF RD               PLATTSMOUTH             NE    68048
 324-01  8000008030 JONES KENNETH A               388 MAIN RD BOX 26               CHESTERFIELD            MA    01012
 324-01  8000008444 BEYALE LARRY B                5536 ALDER ST                    FARMINGTON              NM    87402
         -----------------------------------------
                480 Sale Total

 324-02   161383823 BELLINA BARBARA               2939 VANDERHOOF ROAD             CLINTON                 OH    44216
 324-02   161509260 KNIGHT JOSEPH A               6412 EAST HELM DRIVE             SCOTTSDALE              AZ    85254
 324-02   161601422 MCKAY BENJAMIN                188 LAKE SHORE DRIVE             MONTICELLO              NY    12701
 324-02   800594079 KALABON DANIEL J              1211 HOUSEL CRAFT ROAD           MECCA                   OH    44410
 324-02   800641391 SIECINSKI DAVID               8 FEDERAL ROAD                   MONROE                  NJ    07726
 324-02   800688608 LAPOINTE RHONDA C             3130 TANNERS MILL RD             GAINESVILLE             GA    30506
 324-02   800692832 MICKENS MALLIE M              160 NORTH MAIN STREET            PATERSON                NJ    07501
 324-02   800737611 HALPIN STEVEN M               1809 DAVIS ROAD                  AURORA                  NY    14170
 324-02   800757809 HANIFF BEBE                   215-01 89TH AVENUE               QUEENS VILLAGE          NY    11746
 324-02   800787418 ALONGI MICHAEL                39 BLANCHE STREET                PLAINVIEW               NY    11803
 324-02   800792400 GILMARTIN JOHN                8609 120TH STREET                RICHMOND HILL           NY    11415
 324-02   800806010 JOHNSTON JANET L              475 WHITNEY AVENUE               TRUMBULL                CT    06611
 324-02   800818700 MCKAY VIVIAN AYLER            1761 PARK STREET                 RAHWAY                  NJ    07065
 324-02   800820235 NAZAIRE TOLENTINO             350 QUINCY STREET                BROOKLYN                NY    11216
 324-02   800823767 GOODINSON GLORIA A            150 RUMFORD AVE UNIT 317         MANSFIELD               MA    02048
 324-02   800832297 KUTNEY MARIA                  LOT 704 CANDLEWOOD ESTATES       BLAKESLEE               PA    18610
 324-02   800858920 KRUSZKA JOE R                 148 NEW HARRISON BRIDGE RD       SIMPSONVILLE            SC    29681
 324-02   800861502 BRADLEY WALTER ALLEN          665 CAMON FORD ROAD              INMAN                   SC    29349
 324-02   800867798 BUCKELEW JAMES                270 SAINT JAMES PLACE            SOUTH PLAINFIELD        NJ    07080
 324-02   800876229 CREASY JACKIE L               824 ATLANTIC AVENUE REAR         RED LION                PA    17356
 324-02   800877219 POWELL MICHAEL A              220 GRANDVIEW DRIVE              RICHMOND                NY    14471
 324-02   800885303 REDMOND MITCHEAL K            615-617 WEST MAIN STREET         RINGTOWN                PA    17967
 324-02   800887176 ALLEE CHARLES S               9996 WEST BASELINE ROAD          HOLTON                  IN    47023
 324-02   800891806 PAUL MARY SUE                 422 NORTH 3RD STREET             WILLIAMSBURG            KY    40769
 324-02   800905879 BROCK PETER                   320 EAST STREET                  WRENTHAM                MA    02093
 324-02   800906273 MEYERS SUZANNE E              4419 HILLDALE DRIVE              READING                 PA    19606
 324-02   800906521 ROSS JOHN S                   14 TUPELO ROAD                   HILTON HEAD             SC    29928
 324-02   800909723 KAUR BRIJWANT                 80 64 259TH STREET               FLORAL PARK             NY    11004
 324-02   800912339 SAINS MICHAEL L               1119 STERRETT STREET             BALTIMORE               MD    21230
 324-02   800912347 DUNN THURMAN R                2916 OLD MILBURNIE ROAD          RALEIGH                 NC    27604
 324-02   800913220 ALVES KERNOLD                 370 LEGION STREET                BROOKLYN                NY    11212

                     Principal   Cut-off Date       First                Initial  Minimum  Maximum
                     Balance at   Principal        Payment    Maturity  Mortgage  Mortgage Mortgage Gross
Pool ID   Account   Origination    Balance          Date       Date       Rate      Rate     Rate   Margin
----------------------------------------------     --------   --------  -----------------------------------
 324-01   801044066      26,000.00     26,000.00   10/01/98   09/01/13   11.250    10.250   17.250   7.500
 324-01   801051061     153,000.00    153,000.00   09/01/98   08/01/28    9.625     8.625   15.625   6.500
 324-01   801051756     181,050.00    181,050.00   10/01/98   09/01/28   10.250     9.250   16.250   6.250
 324-01   801054552     113,400.00    113,400.00   10/01/98   09/01/28   10.250     9.250   16.250   6.250
 324-01   801063439     130,875.00    130,875.00   10/01/98   09/01/28   10.375     9.375   16.375   7.000
 324-01   801064668     106,250.00    106,250.00   10/01/98   09/01/28   10.250     9.250   16.250   6.250
 324-01   801069477     119,000.00    119,000.00   10/01/98   09/01/28   10.250     9.250   16.250   6.250
 324-01   801073081     113,400.00    113,400.00   10/01/98   09/01/28    9.625     8.625   15.625   6.250
 324-01   801074014      59,900.00     59,900.00   10/01/98   09/01/28    8.375     7.375   14.375   5.000
 324-01   801076258      43,350.00     43,350.00   10/01/98   09/01/28   11.125    10.125   17.125   7.000
 324-01   801084435      94,400.00     94,400.00   10/01/98   09/01/28    7.625     6.625   13.625   5.000
 324-01  8000000086     202,000.00    202,000.00   09/01/98   08/01/28    9.500     8.500   15.500   6.000
 324-01  8000000425      39,000.00     38,970.50   10/01/98   09/01/28   10.750     9.750   16.750   6.500
 324-01  8000000813      64,000.00     63,935.11   08/01/98   07/01/28    9.375     8.375   15.375   6.000
 324-01  8000000912      61,200.00     61,151.15   09/01/98   08/01/28   10.500     9.500   16.500   7.000
 324-01  8000002546      67,900.00     67,839.67   09/01/98   08/01/28   10.000     9.000   16.000   6.250
 324-01  8000003221      45,600.00     45,600.00   09/01/98   08/01/28   12.250    11.250   18.250   8.000
 324-01  8000003288      40,000.00     39,975.76   09/01/98   08/01/28    8.500     7.500   14.500   4.750
 324-01  8000003726      96,000.00     95,947.77   09/01/98   08/01/28   12.250    11.250   18.250   8.250
 324-01  8000004575     106,200.00    106,083.54   09/01/98   08/01/28    9.000     8.000   15.000   5.250
 324-01  8000005994      55,000.00     55,000.00   10/01/98   09/01/28    8.500     7.500   14.500   5.500
 324-01  8000006117     114,700.00    114,637.60   10/01/98   09/01/28   12.250    11.250   18.250   7.750
 324-01  8000008030      35,000.00     34,985.32   09/01/98   08/01/28   10.250     9.250   16.250   5.750
 324-01  8000008444      59,000.00     59,000.00   09/01/98   08/01/28   12.250    11.250   18.250   8.000
         ---------------------------------------                         ---------------------------------
                480  55,280,135.00 55,258,460.09                         10.379     9.439   16.379   6.883

 324-02   161383823      77,400.00     76,803.17   03/01/97   02/01/27   10.500     9.500   16.500   5.750
 324-02   161509260     185,000.00    183,240.06   10/01/97   09/01/27    8.625     7.625   14.625   4.050
 324-02   161601422      87,500.00     87,313.56   03/01/98   02/01/28   11.125    10.125   17.125   6.500
 324-02   800594079     103,615.00    103,446.24   04/01/98   03/01/28   11.500    11.500   17.500   8.050
 324-02   800641391     193,000.00    192,705.43   05/01/98   04/01/28   10.750     9.750   16.750   6.875
 324-02   800688608      89,200.00     89,021.08   06/01/98   05/01/23   10.750     9.750   16.750   7.625
 324-02   800692832     108,000.00    107,821.34   05/01/98   04/01/28   10.375     9.375   16.375   6.625
 324-02   800737611     109,000.00    108,908.19   07/01/98   06/01/28   10.250     9.250   16.250   6.625
 324-02   800757809     152,800.00    152,678.13   06/01/98   05/01/28   12.375    11.375   18.375   8.625
 324-02   800787418     148,800.00    148,709.56   07/01/98   06/01/28   11.750    10.750   17.750   8.000
 324-02   800792400     130,000.00    129,918.78   08/01/98   07/01/28   11.625    10.625   17.625   7.500
 324-02   800806010     302,400.00    302,165.02   07/01/98   06/01/28   10.625     9.625   16.625   6.860
 324-02   800818700      65,000.00     64,981.40   08/01/98   07/01/28   12.000    11.000   18.000   7.500
 324-02   800820235     180,000.00    179,783.52   06/05/98   05/05/28   10.500     9.500   16.500   6.875
 324-02   800823767      32,000.00     31,968.38   08/01/98   07/01/28    9.500     8.500   15.500   5.750
 324-02   800832297     162,400.00    162,314.40   07/01/98   06/01/28   12.375    11.375   18.375   8.625
 324-02   800858920     135,000.00    134,937.02   08/01/98   07/01/28    9.750     8.750   15.750   6.125
 324-02   800861502      29,250.00     29,189.33   08/01/98   07/01/13   11.625    10.625   17.625   8.000
 324-02   800867798      90,000.00     89,933.76   08/01/98   07/01/28   10.875     9.875   16.875   6.750
 324-02   800876229      59,500.00     59,500.00   10/01/98   09/01/28    9.000     8.000   15.000   5.250
 324-02   800877219      48,000.00     48,000.00   10/01/98   09/01/28    9.750     8.750   15.750   6.000
 324-02   800885303      50,400.00     50,400.00   09/01/98   08/01/28    9.875     8.875   15.875   6.625
 324-02   800887176      54,000.00     54,000.00   10/01/98   09/01/28    9.000     8.000   15.000   5.000
 324-02   800891806      45,200.00     45,200.00   09/01/98   08/01/28   13.375    12.375   19.375   9.500
 324-02   800905879     282,000.00    282,000.00   10/01/98   09/01/28   11.125    10.125   17.125   7.000
 324-02   800906273     100,200.00    100,200.00   10/01/98   09/01/28   10.250     9.250   16.250   6.250
 324-02   800906521     240,000.00    239,890.96   09/01/98   08/01/28    9.875     8.875   15.875   6.750
 324-02   800909723     211,650.00    211,580.48   08/01/98   07/01/28   11.375    10.375   17.375   7.375
 324-02   800912339      27,200.00     27,187.64   08/01/98   07/01/28    9.875     8.875   15.875   6.125
 324-02   800912347     112,500.00    112,500.00   10/01/98   09/01/28    8.375     7.375   14.375   5.000
 324-02   800913220     183,600.00    183,530.88   08/01/98   07/01/28   10.750     9.750   16.750   7.375



Alliance Funding                                        Sale Schedule A - Group 2, Sub-Pool III & IV
A division of Superior Bank FSB        1998-3 - Initial Pool of Adjustable Rate Mortgages - Settlement 9/24/98      Page 10 9/18/98

                                                                                                                  Zip
Pool ID   Account      Name                          Address                          City                 State Code
-----------------------------------------------------------------------------------------------------------------------

 324-02   800914848 FINE TERRENCE RAY             236 BELAIR LANE                  WELLFORD                SC    29385
 324-02   800915100 TAYLOR JONATHON J             16350 DUTTON RD                  GREGORY                 MI    48137
 324-02   800915266 PARKER FREDDERICK E           220 NORTH NEW JERSEY AVENU       ATLANTIC CITY           NJ    08401
 324-02   800915472 BOSEMAN DARRYL                261 EAST 164TH STREET            BRONX                   NY    10456
 324-02   800917395 CRAWFORD DONALD               730 EAST 5450 SOUTH              OGDEN                   UT    84405
 324-02   800919680 SALMONS THOMAS                1544 WILBUR AVE                  FAIRBORN                OH    45324
 324-02   800920449 WOODARD SHERRY D              18048 WOODINGHAM                 DETROIT                 MI    48221
 324-02   800920696 RICHMOND MORGAN               4950 PHEASANT RIDGE COVE         MEMPHIS                 TN    38141
 324-02   800923120 SAINS MICHAEL                 429 SOUTH PULASKI STREET         BALTIMORE               MD    21223
 324-02   800925315 PRATHER THELMA W              7470 BRINK ROAD                  GAITHERSBURG            MD    20882
 324-02   800925786 ARROYO MARIA                  26 EVANS AVENUE                  ALBERTSON               NY    11507
 324-02   800926420 NIFORATOS JAMES D             1111 REDDINGTON DRIVE            AURORA                  IL    60540
 324-02   800927477 MACKEY BILLY J SR             221 SOUTH JEFFERSON              DANVILLE                IN    46123
 324-02   800931370 REEDER DAN                    4751 SOUTH 3950 WEST             ROY                     UT    84067
 324-02   800932709 THOMAS ELMER E.               6038 SOUTH WALCOTT               CHICAGO                 IL    60636
 324-02   800934606 GRAVES RORY L                 456 EAST 3600 NORTH              NORTH OGDEN             UT    84404
 324-02   800935397 KERSAVAGE ROBERT A            207-209 EAST GROVE STREET        DUNMORE                 PA    18512
 324-02   800935868 DORRIER RAYMOND E             5510 ROLLING ROAD                SCOTTSVILLE             VA    24590
 324-02   800936437 PENNELL BRIAN                 9 CODFISH LANE                   WESTTON                 CT    06883
 324-02   800937260 BERNADEL MARIE                109-18 FIRWOOD PLACE             SAINT ALBANS            NY    11412
 324-02   800937856 DRAPER BART H                 1826 NORTH 650 EAST              NORTH OGDEN             UT    84414
 324-02   800938920 HARRISON JOHN                 916 NORTH IRVING AVENUE          SCRANTON                PA    18510
 324-02   800939837 RAM RAMRATTIE I               114 12 131ST STREET              SOUTH OZONE PARK        NY    11420
 324-02   800940041 SALAZAR ANNA MARIE            702 SHADYCROFT LANE              LITTLETON               CO    80120
 324-02   800940769 BAKER HOLLI MARIE             16201 EAST DAKOTA PLACE #G       AURORA                  CO    80017
 324-02   800940975 SMITH BERTHA M                1417 PROSPECT PLACE              CAPE GIRARDEAU          MO    63701
 324-02   800941106 PHILLIPS ELLADEAN E           5658 WEST CAPE COD DRIVE         WEST VALLEY             UT    84128
 324-02   800942419 WRIGHT BRENDA                 744 EAST SAUNDERS STREET         MAXTON                  NC    28364
 324-02   800947731 LEWTER MYRA TAYLOR            5803 SPELL ROAD                  CLINTON                 MD    20735
 324-02   800948127 MOORE JASON J                 228 SUMMER STREET                BRISTOL                 CT    06010
 324-02   800949034 CUSICK HOLLY K                2335 EAST 7800 SOUTH             SOUTH WEBER             UT    84405
 324-02   800949729 LAUBACH STEPHEN C             163 RIDGE STREET                 BLOOMSBURG              PA    17815
 324-02   800951022 FREY KATHLEEN M               RR 1 BOX 282 A                   EFFORT                  PA    18330
 324-02   800951394 RENNICK ANGELA                15627 91ST STREET                HOWARD BEACH            NY    11414
 324-02   800951741 DEAN RONALD R                 23 VALLEY DRIVE                  ANNVILLE                PA    17003
 324-02   800955585 DESBROUGH MICHAEL             10210 DAY DRIVE                  MONROE                  MI    48162
 324-02   800958019 MOLLENKOPF DANIEL L           225 REED ROAD                    NEW CASTLE              PA    16102
 324-02   800959306 TOBIA SAMI                    3777 ALVINA                      WARREN                  MI    48091
 324-02   800959942 FRANKS KATHLEEN               52702 SEQUOIA CIRCLE             CHESTERFIELD            MI    48047
 324-02   800960346 MARTIN SHARON LYNN            6044 AXTON ROAD                  AXTON                   VA    24054
 324-02   800960833 TIMMERMANN JOHN E             20 GLADE DRIVE                   LONG POND               PA    18334
 324-02   800961286 BLAIR KEVIN R                 4118 SOUTH NEWPORT WAY           DENVER                  CO    80237
 324-02   800961583 STANKIWICZ STANLEY J          413 BAILEY AVENUE                PITTSBURGH              PA    15210
 324-02   800962169 BAILEY MARY ANNE              1352 FREMONT AVE                 BALTIMORE               MD    21217
 324-02   800962441 STEWART DON L                 6442 SOUTH FRANSICO              CHICAGO                 IL    60629
 324-02   800962649 SLATER HUGH                   460 NORTH COLUMBUS AVENUE        MOUNT VERNON            NY    10552
 324-02   800963001 BARTH DOEDE D                 107 SOUTH CORALINE AVENUE        WOODLAND PARK           CO    80863
 324-02   800963340 WOOLSEY RYAN B                973 36TH STREET                  OGDEN                   UT    84403
 324-02   800963563 GLADD FREEMAN                 24 WINTER HILL ROAD              EFFORT                  PA    18330
 324-02   800963746 PROVINCE DONALD J             917 BOSTON POST ROAD             MADISON                 CT    06443
 324-02   800963993 SALEH ABDO                    11434 SOBIESKI                   HAMTRAMCK               MI    48212
 324-02   800964819 COX ANTHONY W                 134 BALDWIN BLVD                 SHIPPENSBURG            PA    17257
 324-02   800965170 ROOS CRAIG                    189 EVANS PLACE                  SADDLE BROOK            NJ    07663
 324-02   800965303 BROWN DELORA J                19309 LAMONT                     DETROIT                 MI    48234
 324-02   800965865 EARL ANDREA G                 2690 SOUTH 1900 EAST             SALT LAKE CITY          UT    84106
 324-02   800966079 ARSENEAULT ROBERT H           80 WETHERBEE AVENUE              LOWELL                  MA    01852
 324-02   800966863 SECRIST KIRK C                211 WEST 30TH STREET             OGDEN                   UT    84405

                     Principal   Cut-off Date       First                Initial  Minimum  Maximum
                     Balance at   Principal        Payment    Maturity  Mortgage  Mortgage Mortgage Gross
Pool ID   Account   Origination    Balance          Date       Date       Rate      Rate     Rate   Margin
----------------------------------------------     --------   --------  -----------------------------------
 324-02   800914848       82,400.00    82,400.00   09/01/98   08/01/28    9.750     8.750   15.750   6.250
 324-02   800915100       81,000.00    80,967.81   09/01/98   08/01/28   10.500     9.500   16.500   7.375
 324-02   800915266       24,295.00    24,283.66   08/01/98   07/01/28    9.750     8.750   15.750   6.875
 324-02   800915472      135,000.00   134,949.17   08/01/98   07/01/28   10.750     9.750   16.750   7.375
 324-02   800917395      105,400.00   105,400.00   10/01/98   09/01/28   11.250    10.250   17.250   7.875
 324-02   800919680       43,100.00    43,081.93   09/01/98   08/01/28   10.250     9.250   16.250   6.250
 324-02   800920449       68,000.00    68,000.00   09/01/98   08/01/28   11.875    11.875   17.875   9.125
 324-02   800920696       85,500.00    85,467.81   08/01/98   07/01/28   10.750     9.750   16.750   7.375
 324-02   800923120       25,600.00    25,588.37   08/01/98   07/01/28    9.875     8.875   15.875   6.125
 324-02   800925315      142,650.00   142,650.00   09/01/98   08/01/28   11.000    10.000   17.000   7.750
 324-02   800925786      223,340.00   223,340.00   10/01/98   09/01/28    9.750     9.750   15.750   6.250
 324-02   800926420      410,600.00   410,600.00   10/01/98   09/01/28   11.250    10.250   17.250   7.500
 324-02   800927477       74,700.00    74,700.00   10/01/98   09/01/28    9.625     8.625   15.625   6.000
 324-02   800931370      120,150.00   120,150.00   10/01/98   09/01/28    9.625     8.625   15.625   6.250
 324-02   800932709       32,200.00    32,190.53   08/01/98   07/01/28   11.875    10.875   17.875   8.000
 324-02   800934606      140,000.00   139,939.70   09/01/98   08/01/28   12.125    11.125   18.125   8.625
 324-02   800935397       40,000.00    40,000.00   10/01/98   09/01/28   13.375    12.375   19.375   9.500
 324-02   800935868       98,000.00    98,000.00   10/01/98   09/01/28   10.375     9.375   16.375   6.750
 324-02   800936437      425,000.00   425,000.00   09/01/98   08/01/28    9.250     8.250   15.250   5.875
 324-02   800937260      157,250.00   157,193.93   08/01/98   07/01/28   11.000    10.000   17.000   7.875
 324-02   800937856       96,400.00    96,363.70   09/01/98   08/01/28   12.750    11.750   18.750   9.125
 324-02   800938920      101,600.00   101,600.00   10/01/98   09/01/28    8.500     7.500   14.500   5.375
 324-02   800939837      140,000.00   139,952.73   09/01/98   08/01/28   11.250    10.250   17.250   7.875
 324-02   800940041      490,000.00   490,000.00   10/01/98   09/01/28    9.125     8.125   15.125   6.000
 324-02   800940769       44,550.00    44,529.76   08/01/98   07/01/28    9.875     8.875   15.875   6.250
 324-02   800940975      172,000.00   172,000.00   09/01/98   08/01/28   10.250     9.250   16.250   7.000
 324-02   800941106      126,000.00   126,000.00   10/01/98   09/01/28    9.625     8.625   15.625   6.250
 324-02   800942419       36,000.00    36,000.00   10/01/98   09/01/28   12.125    11.125   18.125   8.000
 324-02   800947731      141,730.00   141,549.94   04/01/98   03/01/28   12.625    11.625   18.625   9.050
 324-02   800948127       89,600.00    89,600.00   10/01/98   09/01/28    9.750     8.750   15.750   6.250
 324-02   800949034      168,300.00   168,300.00   09/01/98   08/01/28   10.500     9.500   16.500   7.375
 324-02   800949729       77,400.00    77,400.00   09/01/98   08/01/28    9.625     8.625   15.625   6.250
 324-02   800951022       80,000.00    80,000.00   09/01/98   08/01/28    9.125     8.125   15.125   5.750
 324-02   800951394      297,000.00   297,000.00   10/01/98   09/01/28   10.500     9.500   16.500   7.375
 324-02   800951741      112,400.00   112,376.39   08/01/98   07/01/28   13.375    12.375   19.375   9.500
 324-02   800955585      121,500.00   121,500.00   09/01/98   08/01/28   10.000     9.000   16.000   6.625
 324-02   800958019       86,500.00    86,500.00   09/01/98   08/01/28    9.750     8.750   15.750   6.250
 324-02   800959306       47,100.00    47,072.19   09/01/98   08/01/28    8.625     7.625   14.625   5.000
 324-02   800959942      125,000.00   124,943.21   09/01/98   08/01/28    9.875     8.875   15.875   6.375
 324-02   800960346       54,400.00    54,400.00   10/01/98   09/01/28   11.875    10.875   17.875   8.000
 324-02   800960833       85,500.00    85,500.00   10/01/98   09/01/28    9.625     8.625   15.625   6.250
 324-02   800961286      256,000.00   255,740.43   08/01/98   07/01/28    9.375     8.375   15.375   5.500
 324-02   800961583      392,000.00   392,000.00   09/01/98   08/01/28   11.250    10.250   17.250   7.500
 324-02   800962169       41,517.00    41,517.00   09/01/98   08/01/28   11.875    10.875   17.875   7.250
 324-02   800962441       79,600.00    79,568.37   09/01/98   08/01/28   10.500     9.500   16.500   6.250
 324-02   800962649      247,500.00   247,500.00   10/01/98   09/01/28   11.375    10.375   17.375   7.375
 324-02   800963001       68,850.00    68,850.00   09/01/98   08/01/28   12.000    11.000   18.000   8.125
 324-02   800963340       85,800.00    85,800.00   09/01/98   08/01/28   11.000    10.000   17.000   7.875
 324-02   800963563       41,600.00    41,600.00   10/01/98   09/01/18   12.250    11.250   18.250   8.500
 324-02   800963746      150,750.00   150,750.00   09/01/98   08/01/28    9.875     8.875   15.875   6.250
 324-02   800963993       63,000.00    62,974.96   09/01/98   08/01/28   10.500     9.500   16.500   7.375
 324-02   800964819       90,285.00    90,285.00   09/01/98   08/01/28   10.500     9.500   16.500   6.625
 324-02   800965170      120,500.00   120,500.00   10/01/98   09/01/28    9.250     8.250   15.250   6.250
 324-02   800965303       41,600.00    41,588.74   09/01/98   08/01/28   12.250    11.250   18.250   8.125
 324-02   800965865      186,400.00   186,229.94   09/01/98   08/01/28   11.875    10.875   17.875   8.000
 324-02   800966079       64,800.00    64,778.71   08/01/98   07/01/28   11.375    10.375   17.375   7.250
 324-02   800966863       63,600.00    63,600.00   10/01/98   09/01/28   10.000     9.000   16.000   6.875



Alliance Funding                                        Sale Schedule A - Group 2, Sub-Pool III & IV
A division of Superior Bank FSB        1998-3 - Initial Pool of Adjustable Rate Mortgages - Settlement 9/24/98      Page 11 9/18/98

                                                                                                                  Zip
Pool ID   Account      Name                          Address                          City                 State Code
-----------------------------------------------------------------------------------------------------------------------
 324-02   800967630 WOODS STEPHANIE S             7111 LEMPCO LANE                 DAYTON                  OH    45415
 324-02   800967739 TERRY THOMAS J                991 CHESTERSHIRE RD              COLUMBUS                OH    43204
 324-02   800968489 PEBLEY JEFF                   712 EAST 3RD AVENUE              SALT LAKE CITY          UT    84103
 324-02   800968984 SMITH JOHN H                  7531 HIGH MESA ROAD              OLATHE                  CO    81425
 324-02   800969040 BUTLER DREXALL C              290 L WINDING WAY                TOBYHANNA               PA    18466
 324-02   800969693 DAVIS KARI                    4387 SOUTH 5630 WEST             WEST VALLEY CITY        UT    84128
 324-02   800970196 SMITH LAMAR                   382 MANSION STREET               POUGHKEEPSIE            NY    12601
 324-02   800970501 RARRICK DEBRA A               242 GRAVEL POND ROAD             CLARKS SUMMIT           PA    18411
 324-02   800971079 JOHNSON ROMONA CECILIA        6715 BROOKWOOD CIRCLE            JONESBORO               GA    30236
 324-02   800971418 ROLCZYNSKI ALLEN P            242 E OTTAWA                     RICHWOOD                OH    43344
 324-02   800971624 LINDSEY WILLARD H JR          LOT 20 HUGGINS ROAD              TUXEDO                  NC    28784
 324-02   800971855 SOWELL MICHAEL                108 CAMELIA DRIVE                MONROE                  NC    28110
 324-02   800972168 JONES JAMES E                 6325 EAST RAYMOND ST             INDPLS                  IN    46203
 324-02   800972788 WILSON DEBORAH                35 FIELDMERE STREET              NEW ROCHELLE            NY    10804
 324-02   800972986 PATANE RODNEY F               6041 SOUTH 4000 WEST             TAYLORSVILLE            UT    84118
 324-02   800973018 YANEZ JASMINE F               3650 NORTH 89TH AVENUE           PHOENIX                 AZ    85037
 324-02   800973224 BARCLAY BRADLEY C             1067 EAST 9TH STREET             OGDEN                   UT    84404
 324-02   800973620 WILSON RICHARD MARK           RD 3 BOX 1058A                   MONONGAHELA             PA    15063
 324-02   800973869 POLLEY PAMELA J               9201 CROOM ACRES TERRACE         UPPER MARLBORO          MD    20772
 324-02   800975922 EYRING DEBORAH                428 WHITRIDGE AVENUE             BALTIMORE               MD    21205
 324-02   800977233 SWINGER LANCE                 1788 EAST 91ST STREET            BROOKLYN                NY    11236
 324-02   800977282 DRYSDALE DAVID R              1867 NORTH 3675 WEST             WEST POINT              UT    84015
 324-02   800977332 HOGAN AMY W                   1119 EAST 2625 NORTH             NORTH OGDEN             UT    84414
 324-02   800977431 PIMENTEL MARIBEL              626 WEST LIBERTY STREET          ALLENTOWN               PA    18102
 324-02   800982316 TARRAS EDWARD                 71 PETERSBURG ROAD               INDEPENDENCE            NJ    07840
 324-02   800984072 HESTER RICHARD                15967 ADDISON                    SOUTHFIELD              MI    48075
 324-02   800985079 HALE ANNETTE                  155 KATHLEEN TERRACE             SANFORD                 NC    27330
 324-02   800985582 PRICE ROBERT                  2302 S C STREET                  ELWOOD                  IN    46036
 324-02   800986267 CRANE MARK L                  15515 SOUTH ROSE CANYON RD       RIVERTON                UT    84065
 324-02   800987034 FEZUK BARBARA A               2146-2148 POND AVENUE            SCRANTON                PA    18508
 324-02   800988347 GODSEL WILLIAM                3340 WEST SOUTHERN               INDIANAPOLIS            IN    46241
 324-02   800989998 JOHNSON ROBIN                 83 85 KNEEN STREET               SHELTON                 CT    06484
 324-02   800990145 MORENO DANIEL                 12112 CANOE ROAD                 FRISCO                  TX    75034
 324-02   800993198 MARSHALL JOHN C               808 YOUNGSTOWN LOCKPORT RD       T/O PORTER              NY    14174
 324-02   800996621 PRIETO RUDY J                 3059 WEST 1300 NORTH             WEST POINT              UT    84015
 324-02   800996704 JENSEN JUSTIN R               3912 WEST 4650 SOUTH             ROY                     UT    84067
 324-02   800997926 BIPPUS KEVIN R                107 BUCHLAND ROAD                EPHRATA                 PA    17522
 324-02   800999260 CAMPIA MARIA                  1126 EAST 4TH STREET             BETHLEHEM               PA    18015
 324-02   800999302 THOMPSON JOHN D               136 MOUNTAIN REST ROAD           NEW PALTZ               NY    12561
 324-02   801000480 BUSKIRK LESTER E              616 GETZ ROAD                    PEN ARGYL               PA    18072
 324-02   801000704 FRANKS ISABEL                 20 MONROE STREET                 MOUNT VERNON            NY    10550
 324-02   801001819 ROBINSON LEE L                1008 HARROP                      OGDEN                   UT    84403
 324-02   801001934 LONIELLO SAM                  2160 LEHNER ROAD                 COLUMBUS                OH    43224
 324-02   801003914 HART PAULA D                  1423 EAST 80TH STREET            CLEVELAND               OH    44112
 324-02   801008111 PAGE JEFFREY S                926 BARBARA TERRACE              MILLVILLE               NJ    08332
 324-02   801011099 SHEIKH WAJID B                23 EXETER ROAD                   JERSEY CITY             NJ    07305
 324-02   801012485 DARBY CLYDE RUSSELL           2391 ARMY ROAD                   RAEFORD                 NC    28376
 324-02   801016866 WHITELEY SUE A                3880 EATON STREET                DENVER                  CO    80212
 324-02   801018730 WILLIAMS JAMES                400 M STREET NW                  WASHINGTON              DC    20001
 324-02   801019654 TRAINOR JOHN                  22472 CANAVERAS                  MISSION VIEJO           CA    92691
 324-02   801020140 BRITTINGHAM CURTIS A          136 FAIRBROOK DRIVE              FLORENCE  TWP           NJ    08505
 324-02   801024951 WEEKS ANTHONY S               3483 CONLEY STREET               COLLEGE PARK            GA    30337
 324-02   801026808 GODBOLT WILLIE R              4238 NORTH 19TH PL               MILWAUKEE               WI    53209
 324-02   801027343 GLOWACKI KAREN                31141 PURITAN                    LIVONIA                 MI    48154
 324-02   801029299 FASOLO ANTHONY M              2 WILLIAMS WAY                   TERRYVILLE              CT    06785
 324-02   801029497 SARGENT VALINDA S             1540 CONGAREE ROAD               HOPKINS                 SC    29061
 324-02   801030784 NAUGLE RAYMOND E              157 WILLIAM STREET               PITTSTON                PA    18640

                     Principal   Cut-off Date       First                Initial  Minimum  Maximum
                     Balance at   Principal        Payment    Maturity  Mortgage  Mortgage Mortgage Gross
Pool ID   Account   Origination    Balance          Date       Date       Rate      Rate     Rate   Margin
----------------------------------------------     --------   --------  -----------------------------------
 324-02   800967630      276,200.00   276,200.00   09/01/98   08/01/28   10.375     9.375   16.375   6.750
 324-02   800967739       56,700.00    56,700.00   09/01/98   08/01/28   10.750     9.750   16.750   7.375
 324-02   800968489      150,000.00   150,000.00   10/01/98   09/01/28    9.250     8.250   15.250   5.875
 324-02   800968984      235,000.00   235,000.00   09/01/98   08/01/28   11.125    10.125   17.125   7.500
 324-02   800969040      141,300.00   141,300.00   09/01/98   08/01/28    8.375     7.375   14.375   5.000
 324-02   800969693      133,450.00   133,450.00   09/01/98   08/01/28   10.250     9.250   16.250   6.250
 324-02   800970196       72,000.00    72,000.00   09/01/98   08/01/28    9.625     8.625   15.625   6.250
 324-02   800970501      268,000.00   268,000.00   10/01/98   09/01/28   10.125     9.125   16.125   7.250
 324-02   800971079       81,900.00    81,858.64   09/01/98   08/01/28    9.375     8.375   15.375   6.250
 324-02   800971418       94,500.00    94,500.00   09/01/98   08/01/28    9.750     8.750   15.750   6.625
 324-02   800971624       73,800.00    73,709.93   10/01/98   09/01/23   11.250    10.250   17.250   7.500
 324-02   800971855       83,200.00    83,150.80   09/01/98   08/01/28   11.875    10.875   17.875   8.250
 324-02   800972168       96,000.00    95,964.83   09/01/98   08/01/28   10.875     9.875   16.875   7.250
 324-02   800972788      350,000.00   349,853.23   08/01/98   07/01/28   10.250     9.250   16.250   7.375
 324-02   800972986      126,000.00   126,000.00   09/01/98   08/01/28    9.125     8.125   15.125   6.250
 324-02   800973018       71,400.00    71,373.84   08/01/98   07/01/28   10.875     9.875   16.875   7.250
 324-02   800973224      104,200.00   104,200.00   09/01/98   08/01/28   11.250    10.250   17.250   7.875
 324-02   800973620       69,500.00    69,413.30   10/01/98   09/01/28    8.375     7.375   14.375   5.000
 324-02   800973869      279,000.00   279,000.00   09/01/98   08/01/28    9.875     8.875   15.875   7.000
 324-02   800975922       32,200.00    32,200.00   09/01/98   08/01/28   10.500     9.500   16.500   6.750
 324-02   800977233      245,700.00   245,700.00   09/01/98   08/01/28   10.500     9.500   16.500   7.375
 324-02   800977282      221,000.00   221,000.00   09/01/98   08/01/28   10.000     9.000   16.000   7.375
 324-02   800977332      140,720.00   140,720.00   09/01/98   08/01/28   12.125    11.125   18.125   8.625
 324-02   800977431       72,000.00    72,000.00   10/01/98   09/01/28    9.250     8.250   15.250   5.500
 324-02   800982316      225,000.00   225,000.00   09/01/98   08/01/28    9.250     8.250   15.250   6.750
 324-02   800984072       98,400.00    98,400.00   10/01/98   09/01/28   12.750    11.750   18.750   9.125
 324-02   800985079       78,480.00    78,480.00   10/01/98   09/01/28   10.625     9.625   16.625   7.250
 324-02   800985582       30,800.00    30,800.00   10/01/98   09/01/28   10.250     9.250   16.250   6.250
 324-02   800986267      225,250.00   225,250.00   10/01/98   09/01/28   11.125    10.125   17.125   7.000
 324-02   800987034       48,450.00    48,433.18   09/01/98   08/01/28   11.125    10.125   17.125   7.375
 324-02   800988347       58,650.00    58,650.00   10/01/98   09/01/28   11.125    10.125   17.125   7.000
 324-02   800989998      115,600.00   115,600.00   10/01/98   09/01/28   10.750     9.750   16.750   7.000
 324-02   800990145      129,600.00   129,600.00   10/01/98   09/01/28    9.000     8.000   15.000   5.750
 324-02   800993198       94,000.00    93,977.89   08/01/98   07/01/28   12.875    11.875   18.875   8.750
 324-02   800996621      136,000.00   136,000.00   10/01/98   09/01/28   12.750    11.750   18.750   9.125
 324-02   800996704      115,600.00   115,600.00   10/01/98   09/01/28   11.125    10.125   17.125   7.375
 324-02   800997926       98,400.00    98,400.00   10/01/98   09/01/28    8.750     7.750   14.750   6.125
 324-02   800999260       63,750.00    63,750.00   10/01/98   09/01/28   10.250     9.250   16.250   6.250
 324-02   800999302      139,500.00   139,500.00   09/01/98   08/01/28   10.625     9.625   16.625   7.000
 324-02   801000480       76,500.00    76,500.00   10/01/98   09/01/28   10.000     9.000   16.000   6.250
 324-02   801000704      187,000.00   187,000.00   09/01/98   08/01/28   12.125    11.125   18.125   8.750
 324-02   801001819      106,250.00   106,250.00   10/01/98   09/01/28   11.125    10.125   17.125   7.375
 324-02   801001934       67,500.00    67,438.43   10/01/98   09/01/28    9.875     8.875   15.875   6.500
 324-02   801003914       54,000.00    54,000.00   10/01/98   09/01/28   10.625     9.625   16.625   6.500
 324-02   801008111       81,600.00    81,600.00   10/01/98   09/01/28   10.375     9.375   16.375   6.750
 324-02   801011099      134,300.00   134,300.00   10/01/98   09/01/28   10.500    10.500   16.500   7.500
 324-02   801012485       75,000.00    75,000.00   10/01/98   09/01/23   10.375     9.375   16.375   7.250
 324-02   801016866      100,000.00   100,000.00   10/01/98   09/01/28    8.875     7.875   14.875   6.750
 324-02   801018730      484,500.00   484,500.00   10/01/98   09/01/28    9.875     8.875   15.875   6.750
 324-02   801019654      378,000.00   378,000.00   10/01/98   09/01/28    9.750     8.750   15.750   6.625
 324-02   801020140      198,500.00   198,500.00   10/01/98   09/01/28   12.750    11.750   18.750   9.125
 324-02   801024951      113,400.00   113,400.00   10/01/98   09/01/28    9.625     8.625   15.625   6.250
 324-02   801026808       60,300.00    60,300.00   10/01/98   09/01/28    9.125     8.125   15.125   6.250
 324-02   801027343      198,900.00   198,900.00   10/01/98   09/01/28    9.000     9.000   15.000   6.250
 324-02   801029299      248,000.00   247,895.26   09/01/98   08/01/28   13.375    12.375   19.375   9.750
 324-02   801029497       65,450.00    65,450.00   10/01/98   09/01/23    8.375     7.375   14.375   5.375
 324-02   801030784       60,350.00    60,350.00   10/01/98   09/01/28    8.500     7.500   14.500   5.375



Alliance Funding                                        Sale Schedule A - Group 2, Sub-Pool III & IV
A division of Superior Bank FSB        1998-3 - Initial Pool of Adjustable Rate Mortgages - Settlement 9/24/98      Page 12 9/18/98

                                                                                                                  Zip
Pool ID   Account      Name                          Address                          City                 State Code
-----------------------------------------------------------------------------------------------------------------------

 324-02   801031055 WHITE STEVEN N                11218 PARKSIDE PLACE             BRADENTON               FL    34202
 324-02   801032145 TORRES RAMIRO                 168 RODERICK DRIVE               WENDELL                 NC    27591
 324-02   801037482 BORN THEODORE G               13673 EGYPT PIKE                 CLARKSBURG              OH    43115
 324-02   801038423 THOMAS BRIAN K                3204 FERNDALE AVENUE             BALTIMORE               MD    21207
 324-02   801038530 ANDERSON FREDERICK A          129 MAYHEW DRIVE                 SOUTH ORANGE            NJ    07079
 324-02   801038639 STEINFELD ELEANOR S           800 SOUTH MILL ST UNIT 301       ASPEN                   CO    81611
 324-02   801041047 HAGERMAN WALTER               3 PROSPECT STREET                SMITHTOWN               NY    11787
 324-02   801043852 RIZZO HECTOR A                168 LAKE AVENUE                  TUCKAHOE                NY    10707
 324-02   801043993 CASTRO CUPERTINO              600 EDGEWOOD ROAD                PITTSBURGH              PA    15221
 324-02   801048927 MONTANO MAURICIO              235 EAST 400 NORTH               MORONI                  UT    84646
 324-02   801049024 HERRERA MELYNDA               1213 WEST MARILYN DRIVE          LAYTON                  UT    84041
 324-02   801049230 MOTTO JEAN A                  120 ELM STREET                   READING                 PA    19601
 324-02   801049594 MILFORD ADE ANN               4013 FOREST OAKS LANE            MEBANE                  NC    27302
 324-02   801050535 RILEY CHARLES S               19342 EAST PURDUE CIRCLE         AURORA                  CO    80011
 324-02   801052234 SAMPSON TODD R                2965 SOUTH 581 WEST              NIBLEY                  UT    84321
 324-02   801052945 LAYTON RICHARD E              LOT 3 HILANDER DRIVE             GARDEN CITY BEACH       SC    29576
 324-02   801056250 MARTIN ENA                    142 13 131ST STREET              SOUTH OZONE PARK        NY    11436
 324-02   801057878 RICE PATRICIA                 4946 EAST 18TH STREET            INDIANAPOLIS            IN    46218
 324-02   801058215 KATAVA DAVID W.               111 RICE STREET                  WILSONVILLE             IL    62093
 324-02   801058462 KHALAF RALPH                  1050 MATCHLESS DRIVE #2          ASPEN                   CO    81611
 324-02   801058595 BAYTOPS LORENA DENISE         32-34 MAPES AVENUE               NEWARK                  NJ    07112
 324-02   801058991 GRANZOTTO DEBRA L             2586 E PINE LANE                 HOLLAND                 MI    49424
 324-02   801059387 BUSELLATO JOHN A              4789 CRAZY HORSE LANE            COLUMBUS                OH    43081
 324-02   801059452 RALPH JOYCE W                 1808 SHADE AVENUE SOUTH          SARASOTA                FL    34239
 324-02   801059692 GAMBILL EFFIE M               870 PORPOISE ROAD                VENICE                  FL    34293
 324-02   801060674 ONELLO JAMES F                777 BROADWAY                     NORWOOD                 NJ    07648
 324-02   801061904 WILLIS JERRY                  2800 PINE LOG WAY                BUFORD                  GA    30519
 324-02   801063256 SANCHEZ MARCELINO D           818 WEST WEDWICK STREET          TUCSON                  AZ    85706
 324-02   801063595 PIERCE VIRGINIA L             8864 EAST CONQUISTADORES         SCOTTSDALE              AZ    85255
 324-02   801066689 OROZCO ANNA MARIE             8494 MADISON WAY                 DENVER                  CO    80229
 324-02   801068321 SACKETT KEVIN                 19990 WOODWORTH                  REDFORD                 MI    48240
 324-02   801069311 BARTELL DEBORAH               2005 WEST CAROL ANN WAY          PHOENIX                 AZ    85023
 324-02   801069600 FINNEGAN MICHAEL P            3137 EAST ORAIBI DRIVE           PHOENIX                 AZ    85024
 324-02   801070293 FACKLAM ARNOLD W              87 LAMONT DRIVE                  AMHERST                 NY    14226
 324-02   801071614 FOWLER RUFUS                  2926 OLD ALABAMA HWY             MC DONALD               TN    37421
 324-02   801072760 BURNEY GEORGIA                6908 LIMESTONE LANE              TAMPA                   FL    33619
 324-02   801073875 SALAZAR SHARON                640 SOUTH NAVAJO STREET          SALT LAKE CITY          UT    84104
 324-02   801074972 VENESZ JAMES E                1805 YARDLEY ROAD                YARDLEY                 PA    19067
 324-02   801075797 HASKINS LONNIE L              40 NORTH JEFFERSON               INDPLS                  IN    46201
 324-02   801075821 DEAN DEBORAH J                RT 2 BOX 347                     CLARKSBURG              WV    26301
 324-02   801075961 ROYALTY DENISE K              21 LENAPE DRIVE                  EAST STROUDSBURG        PA    18301
 324-02   801077561 JONES CARVIN K                730 NORTH ASPEN DRIVE            CHANDLER                AZ    85226
 324-02   801078312 COFFEY JEFFERY                5747 N ARTESIAN                  CHICAGO                 IL    60659
 324-02   801078445 WESTBROOK KENNETH B           3007 ROSE MARIE DRIVE            WONDER LAKE             IL    60097
 324-02   801081415 CASH MARJORIE A               1167 EAST-MURRAY-HOLLADAY        SALT LAKE CITY          UT    84117
 324-02   801082025 DYKEN ANDREW                  957-959 WEST 500 SOUTH           SALT LAKE CITY          UT    84104
 324-02   801093683 NOLLEY NATHAN                 1613 EARECKSON PLACE             BALTIMORE               MD    21213
 324-02   801093758 BITNER NATHAN A               3110 WALNUT STREET               HARRISBURG              PA    17109
 324-02   801096272 EDWARDS ROBERT LEWIS          1700 RUTLAND AVENUE              BALTIMORE               MD    21213
 324-02   801096447 HESS JOHN A                   38416 TARRYALL RD                LAKE GEORGE             CO    80827
 324-02   801096611 EDWARDS ROBERT LEWIS          1707 RUTLAND AVENUE              BALTIMORE               MD    21213
 324-02   801097577 AUSTIN DIANE                  469 EVERGREEN AVENUE             BROOKLYN                NY    11221
 324-02   801098468 MAILLET CAMILLE C             802 GALAXY WAY                   EFFORT                  PA    18330
 324-02   801101064 BROWN DERRICK                 3401 NEWTON STREET               MT RAINIER              MD    20712
 324-02   801101882 MCPHAIL HUGH                  834 HARLEM AVENUE                BALTIMORE               MD    21201
 324-02   801103060 ANDERSON HERMAN A             800 SOUTH MILL ST UNIT 7B        ASPEN                   CO    81611
 324-02   801114133 GOMEZ JASON L                 7130 SOUTH MARSTELLAR ROAD       TUCSON                  AZ    85735

                     Principal   Cut-off Date       First                Initial  Minimum  Maximum
                     Balance at   Principal        Payment    Maturity  Mortgage  Mortgage Mortgage Gross
Pool ID   Account   Origination    Balance          Date       Date       Rate      Rate     Rate   Margin
----------------------------------------------     --------   --------  -----------------------------------
 324-02   801031055      109,600.00   109,600.00   09/01/98   08/01/28    9.750     8.750   15.750   6.875
 324-02   801032145       39,696.00    39,696.00   10/01/98   09/01/13   11.750    10.750   17.750   7.750
 324-02   801037482      123,250.00   123,250.00   09/01/98   08/01/28   12.125    11.125   18.125   7.750
 324-02   801038423      108,800.00   108,800.00   10/01/98   09/01/28    9.875     8.875   15.875   6.750
 324-02   801038530      360,000.00   360,000.00   10/01/98   09/01/28   10.500     9.500   16.500   7.375
 324-02   801038639      380,000.00   380,000.00   10/01/98   09/01/28    9.875     8.875   15.875   6.750
 324-02   801041047      202,500.00   202,500.00   10/01/98   09/01/28    8.875     7.875   14.875   6.250
 324-02   801043852      132,000.00   132,000.00   10/01/98   09/01/28    9.125     8.125   15.125   5.500
 324-02   801043993      173,400.00   173,400.00   10/01/98   09/01/28    9.875     8.875   15.875   6.750
 324-02   801048927       86,400.00    86,400.00   10/01/98   09/01/28    9.625     8.625   15.625   6.250
 324-02   801049024       90,100.00    90,100.00   10/01/98   09/01/28   11.250    10.250   17.250   7.875
 324-02   801049230       42,415.00    42,415.00   10/01/98   09/01/28   10.375     9.375   16.375   6.750
 324-02   801049594      110,000.00   110,000.00   10/01/98   09/01/28    7.125     6.125   13.125   4.250
 324-02   801050535       98,400.00    98,400.00   10/01/98   09/01/28    9.500     8.500   15.500   6.875
 324-02   801052234      113,400.00   113,400.00   10/01/98   09/01/28    9.625     8.625   15.625   6.250
 324-02   801052945      110,400.00   110,400.00   10/01/98   09/01/28   10.375     9.375   16.375   7.000
 324-02   801056250      166,500.00   166,500.00   10/01/98   09/01/28   10.500     9.500   16.500   6.250
 324-02   801057878       56,100.00    56,100.00   10/01/98   09/01/28   11.125    10.125   17.125   7.000
 324-02   801058215       27,200.00    27,200.00   10/01/98   09/01/28   11.875    10.875   17.875   8.000
 324-02   801058462      459,800.00   459,800.00   10/01/98   09/01/28    9.875     8.875   15.875   6.625
 324-02   801058595       93,600.00    93,600.00   10/01/98   09/01/28   13.125    12.125   19.125   9.500
 324-02   801058991       88,300.00    88,300.00   10/01/98   09/01/28    8.625     7.625   14.625   5.250
 324-02   801059387       85,000.00    85,000.00   10/01/98   09/01/28   10.500    10.500   16.500   7.250
 324-02   801059452       81,900.00    81,900.00   10/01/98   09/01/28    9.875     8.875   15.875   7.000
 324-02   801059692       88,800.00    88,800.00   10/01/98   09/01/28   13.125    12.125   19.125   9.500
 324-02   801060674      313,200.00   313,200.00   10/01/98   09/01/28    9.500     8.500   15.500   7.375
 324-02   801061904       84,150.00    84,150.00   09/26/98   08/26/28   10.625     9.625   16.625   5.750
 324-02   801063256       42,500.00    42,500.00   10/01/98   09/01/28   11.250    10.250   17.250   7.625
 324-02   801063595      147,200.00   147,200.00   10/01/98   09/01/28   10.750     9.750   16.750   7.375
 324-02   801066689       50,000.00    50,000.00   10/01/98   09/01/13   12.750    11.750   18.750   9.000
 324-02   801068321       67,500.00    67,500.00   10/01/98   09/01/28    9.375     8.375   15.375   6.250
 324-02   801069311      122,400.00   122,400.00   10/01/98   09/01/28   10.000     9.000   16.000   6.875
 324-02   801069600      135,000.00   135,000.00   10/01/98   09/01/28    9.750     8.750   15.750   6.875
 324-02   801070293       61,600.00    61,600.00   09/01/98   08/01/28   10.000     9.000   16.000   6.250
 324-02   801071614      236,000.00   236,000.00   10/01/98   09/01/28    9.750     9.750   15.750   6.750
 324-02   801072760       60,000.00    60,000.00   10/01/98   09/01/28   11.875    10.875   17.875   8.000
 324-02   801073875       89,250.00    89,250.00   10/01/98   09/01/28   11.125    10.125   17.125   7.000
 324-02   801074972      129,670.00   129,670.00   10/01/98   09/01/28   11.625    10.625   17.625   7.250
 324-02   801075797       35,700.00    35,700.00   10/01/98   09/01/28   11.125    10.125   17.125   7.000
 324-02   801075821       54,500.00    54,500.00   10/01/98   09/01/18   10.625     9.625   16.625   7.750
 324-02   801075961       93,000.00    93,000.00   10/01/98   09/01/28    8.750     7.750   14.750   5.250
 324-02   801077561      216,000.00   216,000.00   10/01/98   09/01/28   12.000    11.000   18.000   8.500
 324-02   801078312      188,800.00   188,800.00   10/01/98   09/01/28   11.000    11.000   17.000   8.000
 324-02   801078445      132,600.00   132,600.00   10/01/98   09/01/28   12.375    11.375   18.375   8.500
 324-02   801081415       87,500.00    87,500.00   10/01/98   09/01/28   10.875     9.875   16.875   7.000
 324-02   801082025       99,000.00    99,000.00   10/01/98   09/01/28    9.250     8.250   15.250   5.500
 324-02   801093683       29,200.00    29,156.57   06/01/98   05/01/28    9.500     8.500   15.500   5.750
 324-02   801093758       63,720.00    63,720.00   10/01/98   09/01/28    9.000     8.000   15.000   5.500
 324-02   801096272       33,600.00    33,553.81   06/01/98   05/01/28    9.875     8.875   15.875   6.125
 324-02   801096447      155,520.00   155,520.00   10/01/98   09/01/28    9.375     8.375   15.375   6.250
 324-02   801096611       33,600.00    33,553.82   06/01/98   05/01/28    9.875     8.875   15.875   6.125
 324-02   801097577      150,000.00   150,000.00   10/01/98   09/01/28    8.375     7.375   14.375   5.000
 324-02   801098468      127,500.00   127,500.00   10/01/98   09/01/28    9.750     9.750   15.750   6.500
 324-02   801101064       90,100.00    90,100.00   10/01/98   09/01/28   10.250     9.250   16.250   6.250
 324-02   801101882       32,900.00    32,900.00   10/01/98   09/01/28   10.500     9.500   16.500   6.750
 324-02   801103060      255,000.00   255,000.00   10/01/98   09/01/28    9.875     8.875   15.875   7.000
 324-02   801114133      148,000.00   148,000.00   10/01/98   09/01/28   12.500    11.500   18.500   9.000



Alliance Funding                                        Sale Schedule A - Group 2, Sub-Pool III & IV
A division of Superior Bank FSB        1998-3 - Initial Pool of Adjustable Rate Mortgages - Settlement 9/24/98      Page 13 9/18/98

                                                                                                                  Zip
Pool ID   Account      Name                          Address                          City                 State Code
-----------------------------------------------------------------------------------------------------------------------
 324-02  8000002702 IRBY DAVID LEE                102 OLD MILL CREEK RD            ENTERPRISE              MS    39330
 324-02  8000017031 RYDLAK KAZIMIR                18 HILLSIDE ST                   WORCESTER               MA    01610
         -----------------------------------------
                204 Sale Total

 324-31  8000009137 CAMON CARL L                  118 MILLER ST                    RAY CITY                GA    31645
 324-31  8000013816 BERGER PAMELA M               210 E NORTHGATE PARKWAY          TOLEDO                  OH    43612
 324-31  8000015142 BLACK MELISSA R               219 ALDEN ST                     SUNDANCE                WY    82729
 324-31  8000016462 LEALAITAFEA VAIFOA S          6355 W 4180 SOUTH                WEST VALLEY             UT    84128
 324-31  8000018294 SCHAAF RUTH E                 5192 SOUTH ST                    GALWAY                  NY    12074
 324-31  8000018401 SCHAAF RUTH E                 5165 SOUTH ST                    GALWAY                  NY    12074
 324-31  8000020795 HORACE RAYMOND                8843 S PAXTON AVE                CHICAGO                 IL    60617
 324-31  8000027063 POISSON JOEL V                5 FENBROOK DR                    LARCHMONT               NY    10538
         -----------------------------------------
                  8 Sale Total

 324-32  8000009723 SMITH DIANA L                 6134 S NAGLE AVE                 CHICAGO                 IL    60638
 324-32  8000010036 CARTER JOHN G                 113 COUNTY ROAD 302              FAYETTE                 MO    65248
 324-32  8000011265 POCIUS WAYNE W                3618 5 S GUNDERSON               BERWYN                  IL    60402
 324-32  8000012081 KATZ STEPHEN                  75 CANDLEWOOD RD                 STRATFORD               CT    06497
 324-32  8000012099 BURTON ERNEST L JR            425 OAKCREST DRIVE               PADUCAH                 KY    42001
 324-32  8000013774 BATH ALAMJIT S                19 STATE STREET                  MIDDLEPORT              NY    14105
 324-32  8000016488 SANTOS CARMELO                445 HILLMAN AVENUE               STATEN ISLAND           NY    10314
         -----------------------------------------
                  7 Sale Total

                699 Grand Total Sub-Pool IV

                        Principal    Cut-off Date    First                Initial  Minimum  Maximum
                        Balance at    Principal     Payment    Maturity  Mortgage  Mortgage Mortgage Gross
Pool ID   Account      Origination     Balance       Date       Date       Rate      Rate     Rate   Margin
-------------------------------------------------   --------   --------  -----------------------------------
 324-02  8000002702       27,000.00     27,000.00   10/01/98   09/01/28   10.500     9.500   16.500   6.500
 324-02  8000017031      100,000.00    100,000.00   10/01/98   09/01/28    8.875     7.875   14.875   5.000
         ----------------------------------------                        ----------------------------------
                      25,935,653.00 25,928,856.84                         10.433     9.485   16.433   6.992

 324-31  8000009137       76,500.00     76,500.00   10/01/98   09/01/28    8.500     7.500   14.500   5.000
 324-31  8000013816       54,000.00     54,000.00   10/01/98   09/01/28   10.750     9.750   16.750   7.000
 324-31  8000015142       43,000.00     43,000.00   10/01/98   09/01/28   10.000     9.000   16.000   5.750
 324-31  8000016462       99,500.00     99,442.78   10/01/98   09/01/28   12.000    11.000   18.000   7.750
 324-31  8000018294       40,500.00     40,500.00   10/01/98   09/01/28    9.750     8.750   15.750   6.750
 324-31  8000018401       85,000.00     85,000.00   10/01/98   09/01/28    9.250     8.250   15.250   6.250
 324-31  8000020795      130,500.00    130,395.84   10/01/98   09/01/28   10.500     9.500   16.500   7.000
 324-31  8000027063      595,000.00    594,457.14   10/01/98   09/01/28    9.875     8.875   15.875   6.000
         ----------------------------------------                        -----------------------------------
                       1,124,000.00  1,123,295.76                         10.037     9.037   16.037   6.287

 324-32  8000009723      110,500.00    110,420.84   09/01/98   08/01/28   11.000    10.000   17.000   7.000
 324-32  8000010036       74,300.00     74,235.73   09/01/98   08/01/28   10.125     9.125   16.125   6.500
 324-32  8000011265      114,000.00    114,000.00   09/01/98   08/01/28    7.875     6.875   13.875   4.750
 324-32  8000012081      232,200.00    232,200.00   09/01/98   08/01/28    9.875     8.875   15.875   6.000
 324-32  8000012099      111,700.00    111,700.00   10/01/98   09/01/28   11.250    10.250   17.250   7.000
 324-32  8000013774       85,000.00     85,000.00   09/01/98   08/01/28   11.250    10.250   17.250   7.000
 324-32  8000016488       91,000.00     90,914.75   10/01/98   09/01/28    9.750     8.750   15.750   5.500
         ----------------------------------------                        -----------------------------------
                         818,700.00    818,471.32                         10.087     9.087   16.087   6.191

                      83,158,488.00 83,129,084.01                         10.388     9.444   16.388   6.903


ALLIANCE FUNDING                                                                        Page 14  9/24/98
A division of Superior Bank FSB

                               Sale Schedule B -- Group 2, Sub-Pool III & IV
                 1998-3 -- Initial Pool of Adjustable Rate Mortgages -- Settlement 9/24/98

                                                       Principal     Type of    Scheduled    Cut-off Date
                                                       Balance at   Mortgaged    Payment      Principal
Pool ID   Account      Name                           Origination   Property    Int & Prin     Balance
---------------------------------------------------------------------------------------------------------
323-01   161641048  PETKOV NADA                         87,500.00      1            649.69    87,500.00
323-01   161645916  REINHARD DAVID E                   220,800.00      1          2,249.95   220,800.00
323-01   161646682  COLE ELSA D                        129,000.00      1          1,014.85   128,925.78
323-01   161646856  WELCHER WILLIAM A                  123,200.00      1          1,184.91   123,114.12
323-01   161647052  DELORIA FLERIDA SOLDIVILL           91,800.00      1            882.91    91,736.01
323-01   161647300  KAPPA GLENN J                      106,200.00      1          1,041.57   106,129.91
323-01   161648415  BROWN JERRY E                       50,400.00      1            470.48    50,381.02
323-01   161648480  WILSON RAYMOND S                   110,800.00      1          1,129.05   110,734.50
323-01   161649033  ABDUR-RASHID YAHYA                  58,500.00      1            491.90    58,471.23
323-01   161649348  WATSON JOHN J                      100,000.00      1            742.50    99,934.58
323-01   161649397  DEUBLER MARIA T                    182,000.00      1          1,319.63   181,874.75
323-01   161650213  JONES GARETH                        76,400.00      1            642.41    76,400.00
323-01   800173510  KUSAKAVITCH JOSEPH                 117,180.00      1          1,093.85   116,475.16
323-01   800581704  MCKEE JENNIFER                      40,000.00      1            336.34    39,900.07
323-01   800600371  MITCHELL JOHN                      107,500.00      1            983.35   107,282.60
323-01   800628117  LONG DEAN R                         83,700.00      1            765.64    83,599.33
323-01   800640468  BROWN MARION                        19,500.00      1            198.71    19,476.69
323-01   800667875  WEINBERG HAL L                     130,500.00      1          1,097.31   130,240.20
323-01   800696759  PAQUIN MICHAEL J                    40,000.00      1            407.60    39,976.35
323-01   800727851  FONSECA ANTHONY                    123,000.00      1            934.89   122,690.98
323-01   800733743  DAVIS JAMES M                       69,300.00      1            608.16    69,269.34
323-01   800753998  HAMMONDS DOUGLAS                    88,400.00      1            825.20    88,333.14
323-01   800761033  BROWN GARY D                       144,900.00      1          1,258.24   144,700.87
323-01   800761934  DUPREE TIMOTHY A                    86,700.00      1            776.92    86,663.64
323-01   800763286  ASAYAN VAHE                         92,000.00      1            748.54    91,901.71
323-01   800764334  DAVIS SETH                          40,000.00      1            438.58    39,990.59
323-01   800766123  PITTS MARIA                        162,400.00      1          1,440.20   162,330.05
323-01   800768434  BROWN GREGORY                       60,000.00      1            582.76    59,959.29
323-01   800771487  KRETZER WILLIAM                     51,000.00      1            471.29    50,980.27
323-01   800774135  JACKSON BETTY A                     25,200.00      1            235.24    25,171.27
323-01   800775272  MANISCALCO RONALD                   95,200.00      1            879.74    95,163.18
323-01   800777781  MCSORLEY W EARL                     50,000.00      1            393.35    49,971.23
323-01   800778078  PEREZ RACQUEL                      102,000.00      1          1,010.10   101,967.40
323-01   800782898  TIMKO MICHAEL J                     30,330.00      1            283.13    30,295.42
323-01   800782971  NARDONE VINCENT R                   48,600.00      1            417.55    48,577.33
323-01   800789117  LARRINGA EDUARDO                    82,000.00      1            788.67    81,942.82
323-01   800789695  KELLEY COLIN                        45,050.00      1            403.69    44,973.47
323-01   800791592  SCHULER ROGER L                     92,000.00      1            876.14    91,530.42
323-01   800800864  PANAGIOTOPUL HARALABOS             204,000.00      1          1,904.30   203,845.70
323-01   800807281  WITTE ULRICH K                     180,000.00      1          1,416.06   179,896.44
323-01   800811481  STEINMAN KYLE A                     74,400.00      1            808.50    74,363.81
323-01   800812372  SARSFIELD MARY ANN                 166,400.00      1          1,679.66   166,299.52
323-01   800815771  COVELLO FRANK J                    149,400.00      1          1,394.62   149,287.00
323-01   800824633  LABBADIA LYNDA                     152,000.00      1          1,548.89   151,910.11
323-01   800825218  EBERHARD VANCE A                    70,500.00      1            711.64    70,478.67
323-01   800832230  WEST DANIEL B                       40,375.00      1            395.99    40,361.73
323-01   800832479  GARMAN MARCIE L                    107,550.00      1            914.16   107,550.00
323-01   800835209  DERBY BRIAN C                       45,000.00      1            445.63    44,985.62
323-01   800835258  FIORICA RAYMOND                    157,900.00      1          1,731.27   157,900.00
323-01   800837692  AVERY MICHAEL                      162,400.00      1          1,733.23   162,358.44
323-01   800837858  MAXIE DOROTHY A                    137,700.00      1            998.42   137,700.00
323-01   800838815  ROBINSON MICHAEL J.                180,000.00      1          1,596.28   179,922.47
323-01   800841686  GIST CHARLES E                     204,750.00      1          1,969.25   204,750.00
323-01   800842668  STEPHENSON MICHAEL JR               16,200.00      1            140.67    16,180.89
323-01   800843518  DENHAM LLOYD                       212,000.00      1          1,686.77   211,881.21
323-01   800844748  GANT MIREILLE                      152,900.00      1          1,427.29   152,842.44
323-01   800845646  WILLIS-KRNA PAMELA                  44,200.00      1            480.32    44,200.00




                    Original   Next       Current       Property
                      LTV    Adjustment   Mortgage      Value at        Owner
Pool ID   Account    Ratio      Date        Rate       Origination     Occupied
-------------------------------------------------------------------------------
323-01   161641048   72.9    08/01/00      8.125        120,000.00         Y
323-01   161645916   80.0    08/01/00     11.875        276,000.00         Y
323-01   161646682   73.2    07/01/00      8.750        176,000.00         Y
323-01   161646856   84.9    07/01/00     11.125        145,000.00         Y
323-01   161647052   85.0    07/01/00     11.125        108,000.00         Y
323-01   161647300   84.9    07/01/00     11.375        125,000.00         Y
323-01   161648415   80.0    07/01/00     10.750         63,000.00         Y
323-01   161648480   83.9    07/01/00     11.875        132,000.00         Y
323-01   161649033   90.0    08/01/00      9.500         65,000.00         Y
323-01   161649348   64.5    08/01/00      8.125        155,000.00         Y
323-01   161649397   79.4    07/01/00      7.875        229,000.00         Y
323-01   161650213   80.0    08/01/00      9.500         95,500.00         Y
323-01   800173510   89.9    05/01/99     10.750        130,204.00         Y
323-01   800581704   80.0    03/01/00      9.500         50,000.00         Y
323-01   800600371   69.3    03/01/99     10.500        155,000.00         Y
323-01   800628117   90.0    05/01/00     10.500         93,000.00         Y
323-01   800640468   75.0    04/01/00     11.875         26,000.00         Y
323-01   800667875   74.5    04/01/00      9.500        175,000.00         Y
323-01   800696759   66.6    06/01/00     11.875         60,000.00         Y
323-01   800727851   62.9    04/01/00      8.375        195,500.00         Y
323-01   800733743   90.0    07/01/00     10.000         77,000.00         Y
323-01   800753998   84.1    06/01/00     10.750        105,000.00         Y
323-01   800761033   90.0    05/01/00      9.875        161,000.00         Y
323-01   800761934   85.0    07/01/00     10.250        102,000.00         Y
323-01   800763286   80.0    01/01/99      9.125        115,000.00         Y
323-01   800764334   80.0    07/01/00     12.875         50,000.00         Y
323-01   800766123   80.0    07/01/00     10.125        203,000.00         Y
323-01   800768434   66.6    07/01/00     11.250         90,000.00         Y
323-01   800771487   75.0    01/01/99     10.625         68,000.00         N
323-01   800774135   90.0    05/01/00     10.750         28,000.00         Y
323-01   800775272   85.0    07/01/00     10.625        112,000.00         Y
323-01   800777781   55.5    07/01/00      8.750         90,000.00         Y
323-01   800778078   85.0    07/01/00     11.500        120,000.00         Y
323-01   800782898   90.0    06/01/00     10.750         33,700.00         Y
323-01   800782971   75.9    07/01/00      9.750         64,000.00         Y
323-01   800789117   72.5    06/01/00     11.125        113,000.00         Y
323-01   800789695   85.0    06/01/00     10.250         53,000.00         Y
323-01   800791592   70.7    07/01/00     11.000        130,000.00         Y
323-01   800800864   85.0    06/01/00     10.750        240,000.00         Y
323-01   800807281   80.0    07/01/00      8.750        225,000.00         Y
323-01   800811481   80.0    07/01/00     12.750         93,000.00         Y
323-01   800812372   80.0    12/01/98     11.750        208,000.00         Y
323-01   800815771   90.0    07/01/00     10.750        166,000.00         Y
323-01   800824633   80.0    06/10/00     11.875        190,000.00         Y
323-01   800825218   75.0    07/01/00     11.750         94,000.00         Y
323-01   800832230   85.0    08/01/00     11.375         47,500.00         Y
323-01   800832479   90.0    08/01/00      9.625        119,500.00         Y
323-01   800835209   84.9    07/01/00     11.500         53,000.00         Y
323-01   800835258   80.9    08/01/00     12.875        195,000.00         Y
323-01   800837692   80.0    07/01/00     12.500        203,000.00         Y
323-01   800837858   85.0    08/01/00      7.875        162,000.00         Y
323-01   800838815   75.0    07/01/00     10.125        240,000.00         Y
323-01   800841686   65.0    08/01/00     11.125        315,000.00         Y
323-01   800842668   90.0    07/01/00      9.875         18,000.00         Y
323-01   800843518   80.0    07/01/00      8.875        265,000.00         Y
323-01   800844748   89.9    07/01/00     10.750        169,900.00         Y
323-01   800845646   65.0    09/01/00     12.750         68,000.00         Y



ALLIANCE FUNDING                                                                        Page 15  9/24/98
A division of Superior Bank FSB

                               Sale Schedule B -- Group 2, Sub-Pool III & IV
                 1998-3 -- Initial Pool of Adjustable Rate Mortgages -- Settlement 9/24/98

                                                       Principal     Type of    Scheduled    Cut-off Date
                                                       Balance at   Mortgaged    Payment      Principal
Pool ID   Account      Name                           Origination   Property    Int & Prin     Balance
---------------------------------------------------------------------------------------------------------
323-01   800845661  BEAUPRE ANGELA J                   133,500.00      1          1,196.29   133,444.02
323-01   800846289  QUIGGLE GEORGE F                    90,100.00      1            866.56    90,100.00
323-01   800848699  HOMER ROGER E                       85,000.00      1            646.06    84,947.17
323-01   800848723  JOHNSON ALYCE M                     50,000.00      1            490.38    49,924.68
323-01   800849929  KWASNIK BRIAN D                     66,600.00      1            566.09    66,600.00
323-01   800851784  PATERSON MARK G                     55,000.00      1            472.53    55,000.00
323-01   800852188  ELLISON BARRY E                     48,850.00      1            483.76    48,818.63
323-01   800852741  MATHISEN CHRIS                     102,000.00      1            739.57   102,000.00
323-01   800855488  STOEHR ERIC J                       27,500.00      1            264.49    27,480.83
323-01   800855538  ESCALANTE SAUL                      80,000.00      1            739.28    79,937.83
323-01   800855801  KILINSKI DONALD                    126,000.00      1          1,176.19   125,952.56
323-01   800856163  MARTINEZ CLARA                     144,000.00      1          1,120.02   144,000.00
323-01   800860975  SMITH MICHAEL S                    112,000.00      1            972.55   111,897.82
323-01   800862245  BARANYAY MARGARET                   50,000.00      1            384.46    49,939.20
323-01   800863607  GUZMAN MARIA ALEJANDRA             220,500.00      1          1,874.23   220,500.00
323-01   800863680  HANKEL KEVIN L                      98,000.00      1            762.23    97,942.15
323-01   800864340  ORTIZ LUIS                          45,500.00      1            416.21    45,500.00
323-01   800864449  GERHARD MICHAEL W                   24,400.00      1            211.88    24,400.00
323-01   800865503  NICHOLS SCOTT A                     28,800.00      1            242.17    28,785.83
323-01   800866014  GUILBERT MARGUERITE                200,000.00      1          1,829.48   199,920.52
323-01   800866428  PARKS JAMES W                       14,300.00      1            117.64    14,277.59
323-01   800869091  ABALOS EFREN I                      76,500.00      1            650.24    76,463.35
323-01   800869570  GIZZI KAREN J                      100,000.00      1            760.08    99,875.24
323-01   800870925  DAVENPORT BETTY                    116,000.00      1          1,104.69   116,000.00
323-01   800872954  DIETERLE KATHLEEN S                 94,500.00      1            803.24    94,454.73
323-01   800873184  STEVENS KAREN L                    124,000.00      1            997.74   123,859.48
323-01   800873531  LEBLANC CYNTHIA K                   93,750.00      1          1,018.77    93,727.32
323-01   800874661  YEAGER BARBARA ELLIOT               90,000.00      1            874.14    90,000.00
323-01   800874737  BLAIR MAYA L                        37,650.00      1            337.38    37,634.21
323-01   800875197  MESSERSCHMID WILLIAM                29,750.00      1            272.13    29,750.00
323-01   800875486  REITZEL CHRISTINE                   81,500.00      1            822.67    81,450.46
323-01   800876781  ESHUN SUSSIE                        85,850.00      1            706.27    85,805.49
323-01   800877144  BOLES THOMAS T                      63,000.00      1            547.06    62,971.38
323-01   800877581  AMES ROBERT M                       92,000.00      1            748.54    92,000.00
323-01   800879355  NORTON ROBERT H                    132,300.00      1          1,161.03   132,241.47
323-01   800880916  OERTELT BRUCE                       75,000.00      1            693.07    74,941.73
323-01   800883480  VICTOR MICHAEL J                   118,500.00      1            859.21   118,500.00
323-01   800883860  ANDERSON DAVID                      54,315.00      1            522.39    54,315.00
323-01   800884009  TAYLOR OAKFORD H                    99,900.00      1            904.50    99,859.22
323-01   800885410  SHUMATE RONALD W                   103,500.00      1            832.78   103,443.47
323-01   800886046  METZ MICHAEL A                      92,000.00      1            955.18    92,000.00
323-01   800886277  LAWRENCE MATTHEW JR                 25,200.00      1            209.60    25,200.00
323-01   800886400  SETALA ELIZABETH I                  63,000.00      1            690.76    62,970.20
323-01   800889263  BAKER ALEXANDER                    145,800.00      1          1,306.52   145,738.86
323-01   800891376  SORRENTINO PATRICK                 135,920.00      1          1,093.64   135,845.76
323-01   800891491  RINEHART-GRA BARBARA B              27,000.00      1            272.54    26,991.84
323-01   800891970  WELLS DONALD                        61,200.00      1            514.60    61,200.00
323-01   800892242  LEMARBE MICHAEL L                   43,200.00      1            407.33    43,184.17
323-01   800892267  WILLY FRANK B                       52,600.00      1            535.99    52,600.00
323-01   800892333  SHAW ROBERT                        144,000.00      1          1,467.36   144,000.00
323-01   800892796  GIBBS CARL R                       205,301.00      1          1,596.81   205,301.00
323-01   800893919  MCNAMEE JOHN P                      66,600.00      1            578.32    66,569.74
323-01   800894610  SAYRE SCOTT E                       75,200.00      1            817.19    75,200.00
323-01   800895674  BERTRAM BENEDICT ALLEN              72,500.00      1            616.24    72,500.00
323-01   800897100  PARDO MONICA                        63,000.00      1            547.06    62,971.38
323-01   800897308  MILLER SINDI L                      74,715.00      1            697.45    74,686.87
323-01   800897696  MACENA ANDRE E                     129,200.00      1          1,133.82   129,142.85



                    Original   Next       Current       Property
                      LTV    Adjustment   Mortgage      Value at        Owner
Pool ID   Account    Ratio      Date        Rate       Origination     Occupied
-------------------------------------------------------------------------------
323-01   800845661   89.0    07/01/00     10.250        150,000.00         Y
323-01   800846289   85.0    08/01/00     11.125        106,000.00         Y
323-01   800848699   85.0    08/01/00      8.375        100,000.00         Y
323-01   800848723   80.0    07/01/00     11.375         62,500.00         Y
323-01   800849929   90.0    08/01/00      9.625         74,000.00         Y
323-01   800851784   68.7    08/01/00      9.750         80,000.00         Y
323-01   800852188   84.9    06/01/00     11.500         57,475.00         Y
323-01   800852741   80.0    09/01/00      7.875        127,500.00         Y
323-01   800855488   85.9    07/01/00     11.125         32,000.00         Y
323-01   800855538   80.0    12/01/98     10.625        100,000.00         N
323-01   800855801   90.0    07/01/00     10.750        140,000.00         Y
323-01   800856163   80.0    09/01/00      8.625        180,000.00         Y
323-01   800860975   80.0    07/01/00      9.875        140,000.00         Y
323-01   800862245   52.6    07/01/00      8.500         95,000.00         Y
323-01   800863607   90.0    08/01/00      9.625        245,000.00         Y
323-01   800863680   89.9    08/01/00      8.625        108,900.00         Y
323-01   800864340   70.0    08/01/00     10.500         65,000.00         N
323-01   800864449   80.0    08/01/00      9.875         30,500.00         Y
323-01   800865503   90.0    07/01/00      9.500         32,000.00         Y
323-01   800866014   80.0    07/01/00     10.500        250,000.00         Y
323-01   800866428   79.8    07/01/00      9.250         17,900.00         Y
323-01   800869091   90.0    08/01/00      9.625         85,000.00         Y
323-01   800869570   38.4    07/01/00      8.375        259,900.00         Y
323-01   800870925   80.0    02/01/99     11.000        145,000.00         Y
323-01   800872954   90.0    01/01/99      9.625        105,000.00         Y
323-01   800873184   80.0    07/01/00      9.000        155,000.00         Y
323-01   800873531   75.0    07/01/00     12.750        125,000.00         Y
323-01   800874661   75.0    08/01/00     11.250        120,000.00         Y
323-01   800874737   84.9    08/01/00     10.250         44,300.00         Y
323-01   800875197   85.0    09/01/00     10.500         35,000.00         Y
323-01   800875486   84.9    06/10/00     11.750         95,900.00         Y
323-01   800876781   89.9    08/01/00      9.250         95,400.00         Y
323-01   800877144   90.0    08/01/00      9.875         70,000.00         Y
323-01   800877581   78.6    09/01/00      9.125        117,000.00         Y
323-01   800879355   90.0    07/01/00     10.000        147,000.00         Y
323-01   800880916   63.2    07/01/00     10.625        118,500.00         Y
323-01   800883480   82.8    08/01/00      7.875        143,000.00         Y
323-01   800883860   85.0    08/01/00     11.125         63,900.00         Y
323-01   800884009   90.0    07/01/00     10.375        111,000.00         Y
323-01   800885410   75.0    07/01/00      9.000        138,000.00         Y
323-01   800886046   80.0    08/01/00     12.125        115,000.00         Y
323-01   800886277   90.0    08/01/00      9.375         28,000.00         Y
323-01   800886400   57.2    07/01/00     12.875        110,000.00         Y
323-01   800889263   90.0    08/01/00     10.250        162,000.00         Y
323-01   800891376   80.0    07/01/00      9.000        169,900.00         Y
323-01   800891491   75.0    08/01/00     11.750         36,000.00         N
323-01   800891970   85.0    08/01/00      9.500         72,000.00         Y
323-01   800892242   90.0    07/01/00     10.875         48,000.00         Y
323-01   800892267   80.9    08/01/00     11.875         65,000.00         Y
323-01   800892333   80.0    09/01/00     11.875        180,000.00         Y
323-01   800892796   85.9    08/01/00      8.625        239,000.00         Y
323-01   800893919   90.0    08/01/00      9.875         74,000.00         Y
323-01   800894610   80.0    08/01/00     12.750         94,000.00         Y
323-01   800895674   48.3    08/01/00      9.625        150,000.00         Y
323-01   800897100   90.0    07/01/00      9.875         70,000.00         Y
323-01   800897308   85.0    08/01/00     10.750         87,900.00         Y
323-01   800897696   85.0    07/01/00     10.000        152,000.00         Y



ALLIANCE FUNDING                                                                        Page 16  9/24/98
A division of Superior Bank FSB

                               Sale Schedule B -- Group 2, Sub-Pool III & IV
                 1998-3 -- Initial Pool of Adjustable Rate Mortgages -- Settlement 9/24/98

                                                       Principal     Type of    Scheduled    Cut-off Date
                                                       Balance at   Mortgaged    Payment      Principal
Pool ID   Account      Name                           Origination   Property    Int & Prin     Balance
---------------------------------------------------------------------------------------------------------
323-01   800897712  AYALA ANTHONY G                    124,100.00      1            965.24   124,100.00
323-01   800898710  FUCHS MERIDETH J                   219,850.00      1          1,594.07   219,850.00
323-01   800898728  RICHARDS SUSAN E                    78,400.00      1            724.49    78,400.00
323-01   800899734  POMPEY MAMIE L                     124,000.00      1          1,347.50   123,939.68
323-01   800899866  MARASCO JOANNA                      56,900.00      1            568.91    56,882.31
323-01   800902819  WASSON HAROLD G                     97,665.00      1            794.63    97,665.00
323-01   800904120  WILLIAMS ARTHUR                    101,700.00      1            864.44   101,602.17
323-01   800904641  KOONS ERIC S                        36,000.00      1            306.00    36,000.00
323-01   800906398  PRODEN WILLIAM K                   172,000.00      1          1,322.53   172,000.00
323-01   800906976  MARSHALL ALEX                      132,600.00      1          1,090.87   132,531.25
323-01   800907057  SUSBILLA JAMES PHILLIP             104,000.00      1            808.90   104,000.00
323-01   800907891  CRAFT JEFFREY                       81,450.00      1            737.45    81,416.75
323-01   800908030  VACHEREESE VINCENT M                72,800.00      1            755.84    72,779.74
323-01   800909244  BARTOS JEFFREY                      84,000.00      1            855.96    84,000.00
323-01   800910291  POUNCEY THADDIS C                   25,800.00      1            233.60    25,758.07
323-01   800910457  SESSIONS MEAH L                    191,250.00      1          1,731.59   191,171.93
323-01   800910507  TYSON MARY E                        43,400.00      1            442.25    43,374.33
323-01   800912255  COLATRELLA JOHN                    128,000.00      1          1,099.72   127,940.28
323-01   800913576  AKINS GARY                          65,600.00      1            637.15    65,577.85
323-01   800914053  IANNONE ROBERTO                    203,600.00      1          1,749.24   203,600.00
323-01   800915787  THOMPSON DELORES                    33,750.00      1            318.23    33,750.00
323-01   800916157  ROSE DANIEL A                       77,400.00      1            722.51    77,370.86
323-01   800916199  MONTOYA ROBERT                      60,000.00      1            521.01    59,945.26
323-01   800916355  SIMMONS MARIE                      207,000.00      1          1,854.93   207,000.00
323-01   800916876  WATSON DAVID L                     113,250.00      1            983.40   113,250.00
323-01   800917817  KOPS CORNELIA M                     76,500.00      1            622.43    76,500.00
323-01   800918591  LABBY BARTALO J                     45,500.00      1            357.95    45,447.45
323-01   800920498  CUTRONA FRANCESCO P                 50,456.00      1            499.67    50,439.87
323-01   800921678  DELL JAMES R                        94,500.00      1            803.24    94,500.00
323-01   800921819  LUNA JAMES F                        72,000.00      1            598.86    72,000.00
323-01   800923419  EGGE CHARLES K                      68,000.00      1            654.01    68,000.00
323-01   800924094  HURD ANDREW J                      122,100.00      1          1,082.81   122,047.41
323-01   800925067  CONNOR JAMES E                     101,000.00      1            840.07   101,000.00
323-01   800925497  SNADER MERLE J                      65,000.00      1            476.95    64,665.55
323-01   800925968  REID ARNITA                        221,000.00      1          2,000.95   221,000.00
323-01   800926065  LAPIERRE MICHELE M                  58,500.00      1            546.09    58,477.97
323-01   800926354  BAILEY LORENZO                     112,000.00      1          1,119.82   111,965.18
323-01   800927311  WARE JOAN                           56,900.00      1            596.26    56,869.03
323-01   800927337  WOLF JOHN D                         16,000.00      1            138.94    15,992.73
323-01   800927634  CRUZ DAVID                         157,900.00      1          1,731.27   157,900.00
323-01   800928939  MENDEZ NOEL                         63,500.00      1            551.40    63,471.15
323-01   800931420  RUTMAN ANGELINA                     70,000.00      1            575.87    69,963.71
323-01   800931438  RACAVITCH EVELYN K                  72,000.00      1            553.62    72,000.00
323-01   800931610  LUMLEY BRIAN SCOTT                  99,000.00      1            859.66    99,000.00
323-01   800934804  MENDOZA OSCAR                       90,000.00      1            748.57    89,954.56
323-01   800935264  GRIFFIN BETTYE B                   159,250.00      1          1,210.41   159,250.00
323-01   800935884  MORROW JAMES C                      48,750.00      1            487.42    48,734.85
323-01   800935959  CHON IL C                          166,500.00      1          1,554.25   166,437.31
323-01   800936080  ELIAS CHERYL M                      76,300.00      1            697.95    76,269.68
323-01   800937211  DOBBINS ROBERT L                   181,965.00      1          1,447.79   181,862.99
323-01   800937468  NGUYEN THOMAS                       99,700.00      1            921.32    99,661.44
323-01   800937666  BAUER SHARLENE R                   103,700.00      1            834.40   103,643.35
323-01   800938250  JOSD RICHARD                       110,500.00      1          1,041.89   110,500.00
323-01   800938573  JEAN-JACQUES ALTEDA                 48,675.00      1            422.67    48,652.88
323-01   800938623  SMITH CAROLYN                       32,396.00      1            348.90    32,396.00
323-01   800940272  HOCHCRADEL TRUDY K                 100,000.00      1          1,086.69   100,000.00
323-01   800940835  PITTS JAMES I                      125,000.00      1          1,358.37   125,000.00



                    Original   Next       Current       Property
                      LTV    Adjustment   Mortgage      Value at        Owner
Pool ID   Account    Ratio      Date        Rate       Origination     Occupied
-------------------------------------------------------------------------------
323-01   800897712   85.0    08/01/00      8.625        146,000.00         Y
323-01   800898710   84.9    08/01/00      7.875        258,687.00         Y
323-01   800898728   80.0    08/01/00     10.625         98,000.00         Y
323-01   800899734   80.0    06/01/00     12.750        155,000.00         Y
323-01   800899866   84.9    08/01/00     11.625         67,000.00         Y
323-01   800902819   85.0    08/01/00      9.125        114,900.00         Y
323-01   800904120   90.0    07/01/00      9.625        113,000.00         Y
323-01   800904641   90.0    09/01/00      9.625         40,000.00         Y
323-01   800906398   80.0    08/01/00      8.500        215,000.00         Y
323-01   800906976   85.0    08/01/00      9.250        156,000.00         Y
323-01   800907057   80.0    08/01/00      8.625        130,000.00         Y
323-01   800907891   90.0    07/01/00     10.375         90,500.00         Y
323-01   800908030   80.0    07/01/00     12.125         91,000.00         Y
323-01   800909244   80.0    08/01/00     11.875        105,000.00         Y
323-01   800910291   74.7    07/01/00     10.375         34,500.00         Y
323-01   800910457   85.0    08/01/00     10.375        225,000.00         Y
323-01   800910507   70.0    07/01/00     11.875         62,000.00         Y
323-01   800912255   80.0    07/01/00      9.750        160,000.00         N
323-01   800913576   80.0    08/01/00     11.250         82,000.00         Y
323-01   800914053   80.0    02/01/99      9.750        254,500.00         Y
323-01   800915787   75.0    08/01/00     10.875         45,000.00         N
323-01   800916157   90.0    07/01/00     10.750         86,000.00         Y
323-01   800916199   54.5    07/01/00      9.875        110,000.00         Y
323-01   800916355   90.0    08/01/00     10.250        230,000.00         Y
323-01   800916876   75.0    08/01/00      9.875        151,000.00         N
323-01   800917817   85.0    08/01/00      9.125         90,000.00         Y
323-01   800918591   40.2    07/01/00      8.750        113,000.00         Y
323-01   800920498   85.0    08/01/00     11.500         59,360.00         Y
323-01   800921678   89.1    08/01/00      9.625        106,000.00         Y
323-01   800921819   90.0    09/01/00      9.375         80,000.00         Y
323-01   800923419   80.0    09/01/00     11.125         85,000.00         Y
323-01   800924094   89.9    07/01/00     10.125        135,700.00         Y
323-01   800925067   89.7    09/01/00      9.375        112,500.00         Y
323-01   800925497   64.3    07/01/00      8.000        101,000.00         Y
323-01   800925968   85.0    08/01/00     10.375        260,000.00         Y
323-01   800926065   69.6    07/01/00     10.750         84,000.00         Y
323-01   800926354   80.0    08/01/00     11.625        140,000.00         Y
323-01   800927311   84.9    07/01/00     12.250         67,000.00         Y
323-01   800927337   80.0    08/01/00      9.875         20,000.00         N
323-01   800927634   79.7    08/01/00     12.875        198,000.00         Y
323-01   800928939   77.9    08/01/00      9.875         81,500.00         Y
323-01   800931420   87.5    08/01/00      9.250         80,000.00         Y
323-01   800931438   80.0    08/01/00      8.500         90,000.00         Y
323-01   800931610   90.0    08/01/00      9.875        110,000.00         Y
323-01   800934804   90.0    07/01/00      9.375        100,000.00         Y
323-01   800935264   65.0    08/01/00      8.375        245,000.00         Y
323-01   800935884   75.0    08/01/00     11.625         65,000.00         Y
323-01   800935959   90.0    08/01/00     10.750        185,000.00         Y
323-01   800936080   70.0    07/01/00     10.500        109,000.00         Y
323-01   800937211   90.0    08/01/00      8.875        202,184.00         Y
323-01   800937468   84.9    08/01/00     10.625        117,400.00         Y
323-01   800937666   85.0    07/01/00      9.000        122,000.00         Y
323-01   800938250   85.0    08/01/00     10.875        130,000.00         Y
323-01   800938573   75.0    07/01/00      9.875         64,900.00         Y
323-01   800938623   80.9    08/01/00     12.625         40,000.00         Y
323-01   800940272   80.0    08/01/00     12.750        125,000.00         Y
323-01   800940835   77.6    08/01/00     12.750        161,000.00         Y



ALLIANCE FUNDING                                                                        Page 18  9/24/98
A division of Superior Bank FSB

                               Sale Schedule B -- Group 2, Sub-Pool III & IV
                 1998-3 -- Initial Pool of Adjustable Rate Mortgages -- Settlement 9/24/98

                                                       Principal     Type of    Scheduled    Cut-off Date
                                                       Balance at   Mortgaged    Payment      Principal
Pool ID   Account      Name                           Origination   Property    Int & Prin     Balance
---------------------------------------------------------------------------------------------------------
323-01   800940843  NESLEN COLLEEN BARNEY               90,000.00      1            798.14    90,000.00
323-01   800944084  HAMELIN LINDA H                     69,000.00      1            561.41    68,963.28
323-01   800944191  UHRIK ANTHONY M                    124,000.00      1          1,263.56   124,000.00
323-01   800945206  STOTTLEMYER BRAD C                  58,500.00      1            601.74    58,483.26
323-01   800945735  RIGGLEMAN STEPHANIE L               34,000.00      1            346.46    33,990.00
323-01   800946048  BAKER JON W                        122,000.00      1            927.29   122,000.00
323-01   800946188  BROWN DONNA LEE                    157,500.00      1          1,440.71   157,500.00
323-01   800946964  COMSTOCK RICHARD J                  36,000.00      1            366.84    35,978.72
323-01   800947590  GRASSIFULLI JOSEPH                  83,700.00      1            711.44    83,659.90
323-01   800947830  MYERS KENNETH                       82,800.00      1            688.69    82,800.00
323-01   800947863  ANDERSON DAVID                     101,900.00      1            980.05   101,900.00
323-01   800948796  BREST JANICE                        48,000.00      1            498.36    48,000.00
323-01   800948911  WOOD HOWARD P                      164,500.00      1          1,398.23   164,500.00
323-01   800950628  PEARLMAN DAVID J                   195,500.00      1          1,520.58   195,500.00
323-01   800950941  KRECKO DAVID                        96,000.00      1            932.41    96,000.00
323-01   800951899  BEAVER GEORGE S                     63,750.00      1            547.71    63,750.00
323-01   800952426  ZIEGLER LAURIE L                    91,000.00      1            815.45    90,961.84
323-01   800952475  AL ABASI ALI                        46,700.00      1            418.48    46,660.67
323-01   800952582  HELT ALEX J                         61,200.00      1            617.76    61,200.00
323-01   800952996  HAMIE LEILA                        192,000.00      1          1,810.35   191,929.65
323-01   800953283  SPALVIERI ANTONIA                   49,100.00      1            462.96    49,100.00
323-01   800954661  BONOMO JEROME                       70,000.00      1            544.45    69,958.68
323-01   800955031  ROSA FELIPE                        164,700.00      1          1,369.89   164,700.00
323-01   800955072  MILLER TIMOTHY H                    69,600.00      1            695.89    69,600.00
323-01   800956468  VAUGHN ROSEBUD L                    94,400.00      1            717.51    94,282.23
323-01   800956773  GREER JOYCE A                       38,200.00      1            367.40    38,200.00
323-01   800959207  SPINUZZI LORI S                     60,300.00      1            512.54    60,300.00
323-01   800959215  HURST AUDREY J                      82,400.00      1            855.51    82,377.07
323-01   800960551  RICHARD ROGER A                    188,000.00      1          1,495.82   187,894.60
323-01   800966574  CHAPIN RUSTY                        25,500.00      1            228.51    25,500.00
323-01   800975948  FICK KEVIN G                        92,500.00      1            735.97    92,500.00
323-01   800977084  GIBB GREGORY J                     116,000.00      1          1,159.81   115,963.94
323-01   800977894  MOORES JUDY                        106,250.00      1            981.85   106,250.00
323-01   800978868  CHEEKA JOSEPH                       90,600.00      1            879.96    90,600.00
323-01   800979155  GETTIG APRIL LIN                    82,500.00      1            583.93    82,500.00
323-01   800979791  PROKES JOSEPH R                    136,000.00      1          1,106.55   135,927.62
323-01   800980005  HINCKLEY KATHLEEN                   63,665.00      1            588.33    63,640.37
323-01   800980039  KNAUER FLOYD O                      44,000.00      1            326.70    44,000.00
323-01   800980518  EKANEM AKANIMO                      32,250.00      1            310.17    32,250.00
323-01   800981052  ELDRIDGE ERIC                       48,000.00      1            489.12    48,000.00
323-01   800981359  LISTON RONALD B                    220,000.00      1          1,890.14   220,000.00
323-01   800981615  VOTAW PATRICIA                      31,470.00      1            258.90    31,412.58
323-01   800981995  REIHNER ELAINE J                   180,000.00      1          1,497.15   179,817.49
323-01   800982233  FERRELL LUCINDA                     67,500.00      1            617.45    67,500.00
323-01   800984015  SIMS DAVID E                        99,000.00      1            841.49    98,952.57
323-01   800984544  BERTOLACCI ROBERT                  172,000.00      1          1,277.09   172,000.00
323-01   800986168  RUSHING LEROY                       50,400.00      1            503.92    50,368.51
323-01   800986226  MORGAN THOMAS R                    160,000.00      1          1,188.00   160,000.00
323-01   800988032  AQUINO MIQUEL A                    111,920.00      1          1,162.00   111,888.86
323-01   800988271  PRASAD ROBBY S                      85,000.00      1            661.13    84,797.06
323-01   800988305  JOHNSON STELLA                      48,875.00      1            437.97    48,875.00
323-01   800989964  POWELL LARRY                        69,600.00      1            656.25    69,600.00
323-01   800991564  NGUYEN PHUOC                       137,700.00      1          1,132.82   137,700.00
323-01   800991804  SHIMER CHRISTOPHE N                 99,025.00      1            805.70    99,025.00
323-01   800992125  COSMARK ROBERT                      49,600.00      1            467.67    49,600.00
323-01   800992539  BRITT DOROTHY M                     29,250.00      1            292.45    29,250.00
323-01   800993925  MILLER ERIC A                       79,600.00      1            676.59    79,561.87



                    Original   Next       Current       Property
                      LTV    Adjustment   Mortgage      Value at        Owner
Pool ID   Account    Ratio      Date        Rate       Origination     Occupied
-------------------------------------------------------------------------------
323-01   800940843   58.0    08/01/00     10.125        155,000.00         Y
323-01   800944084   66.3    08/01/00      9.125        104,000.00         Y
323-01   800944191   79.7    09/01/00     11.875        155,400.00         Y
323-01   800945206   65.0    07/01/00     12.000         90,000.00         Y
323-01   800945735   80.0    08/01/00     11.875         42,500.00         Y
323-01   800946048   80.0    08/01/00      8.375        152,500.00         Y
323-01   800946188   90.0    08/01/00     10.500        175,000.00         Y
323-01   800946964   80.0    07/01/00     11.875         45,000.00         Y
323-01   800947590   90.0    08/01/00      9.625         93,000.00         Y
323-01   800947830   90.0    08/01/00      9.375         92,000.00         Y
323-01   800947863   84.9    08/01/00     11.125        119,900.00         Y
323-01   800948796   80.0    08/01/00     12.125         60,000.00         Y
323-01   800948911   70.0    09/01/00      9.625        235,000.00         Y
323-01   800950628   85.0    08/01/00      8.625        230,000.00         Y
323-01   800950941   80.0    08/01/00     11.250        120,000.00         Y
323-01   800951899   85.0    08/01/00      9.750         75,000.00         Y
323-01   800952426   79.8    07/01/00     10.250        114,000.00         Y
323-01   800952475   83.3    07/01/00     10.250         56,000.00         Y
323-01   800952582   85.0    08/01/00     11.750         72,000.00         Y
323-01   800952996   80.0    08/01/00     10.875        240,000.00         Y
323-01   800953283   74.9    08/01/00     10.875         65,500.00         Y
323-01   800954661   25.0    08/01/00      8.625        280,000.00         Y
323-01   800955031   90.0    09/01/00      9.375        183,000.00         Y
323-01   800955072   80.0    08/01/00     11.625         87,000.00         Y
323-01   800956468   80.0    08/01/00      8.375        118,000.00         Y
323-01   800956773   84.8    09/01/00     11.125         45,000.00         Y
323-01   800959207   90.0    08/01/00      9.625         67,000.00         Y
323-01   800959215   80.0    08/01/00     12.125        103,000.00         Y
323-01   800960551   79.9    07/01/00      8.875        235,076.00         Y
323-01   800966574   85.0    08/01/00     10.250         30,000.00         Y
323-01   800975948   80.4    08/01/00      8.875        115,000.00         Y
323-01   800977084   80.0    08/01/00     11.625        145,000.00         Y
323-01   800977894   85.0    09/01/00     10.625        125,000.00         Y
323-01   800978868   80.8    09/01/00     11.250        112,000.00         Y
323-01   800979155   46.6    08/01/00      7.625        176,900.00         Y
323-01   800979791   85.0    08/01/00      9.125        160,000.00         Y
323-01   800980005   85.0    08/01/00     10.625         74,900.00         Y
323-01   800980039   80.0    09/01/00      8.125         55,000.00         N
323-01   800980518   75.0    08/01/00     11.125         43,000.00         N
323-01   800981052   80.0    08/01/00     11.875         60,000.00         Y
323-01   800981359   80.0    09/01/00      9.750        275,000.00         Y
323-01   800981615   73.8    08/01/00      9.250         42,600.00         Y
323-01   800981995   73.4    08/01/00      9.375        245,000.00         Y
323-01   800982233   90.0    08/01/00     10.500         75,000.00         Y
323-01   800984015   90.0    08/01/00      9.625        110,000.00         Y
323-01   800984544   74.7    09/01/00      8.125        230,000.00         Y
323-01   800986168   80.0    09/01/00     11.625         63,000.00         Y
323-01   800986226   80.0    08/01/00      8.125        200,000.00         Y
323-01   800988032   80.0    08/01/00     12.125        139,900.00         Y
323-01   800988271   85.0    05/01/00      8.625        100,000.00         Y
323-01   800988305   85.0    09/01/00     10.250         57,500.00         Y
323-01   800989964   80.0    08/01/00     10.875         87,000.00         Y
323-01   800991564   90.0    08/01/00      9.250        153,000.00         Y
323-01   800991804   85.0    09/01/00      9.125        116,500.00         Y
323-01   800992125   80.0    09/01/00     10.875         62,000.00         Y
323-01   800992539   65.0    08/01/00     11.625         45,000.00         Y
323-01   800993925   89.9    08/01/00      9.625         88,500.00         Y



ALLIANCE FUNDING                                                                        Page 18  9/24/98
A division of Superior Bank FSB

                               Sale Schedule B -- Group 2, Sub-Pool III & IV
                 1998-3 -- Initial Pool of Adjustable Rate Mortgages -- Settlement 9/24/98

                                                       Principal     Type of    Scheduled    Cut-off Date
                                                       Balance at   Mortgaged    Payment      Principal
Pool ID   Account      Name                           Origination   Property    Int & Prin     Balance
---------------------------------------------------------------------------------------------------------
323-01   800994162  HUTYLER JOHN J                      59,500.00      1            527.66    59,500.00
323-01   800995623  GALLAGHER MARIA                    153,000.00      1          1,203.65   153,000.00
323-01   800997843  JAMES ROBERT W                      40,000.00      1            362.17    40,000.00
323-01   800998221  DEHAAN WALTER F                    168,000.00      1          1,711.92   168,000.00
323-01   800998254  KOVACS SUZANNE                     200,000.00      1          1,755.14   200,000.00
323-01   800998395  REILLY JOHN B                       71,300.00      1            652.21    71,300.00
323-01   800999211  ELLIOTT BRUCE P                    153,000.00      1          1,272.58   153,000.00
323-01   800999427  TAYLOR BRILEY                       68,800.00      1            701.07    68,800.00
323-01   801000977  SMITH TYRONE L                     139,400.00      1          1,340.72   139,400.00
323-01   801002320  LEWIS CHARLES D                    166,500.00      1          1,415.23   166,500.00
323-01   801002775  RINGEL HERBERT P                   136,000.00      1          1,359.78   135,915.03
323-01   801004953  SNARE HARRIET                      128,800.00      1          1,154.18   128,800.00
323-01   801005497  PONISCHIL TAMARA LYNN              119,000.00      1          1,055.32   118,897.05
323-01   801005638  SULLIVAN KEVIN T                   106,250.00      1            912.85   106,250.00
323-01   801005810  WILKINSON CARL                     119,000.00      1            989.78   119,000.00
323-01   801006750  ENDICOTT BRIAN K                   178,100.00      1          1,449.08   178,100.00
323-01   801008319  BROWN ROGER D                      126,900.00      1          1,078.64   126,839.20
323-01   801009218  WALTERS JOSEPH                     119,000.00      1          1,099.68   119,000.00
323-01   801009994  MCINTYRE JOANNA L                   77,250.00      1            706.64    77,219.30
323-01   801010877  BALF SHAWN                          69,240.00      1            672.50    69,240.00
323-01   801010919  ANANI MARIAM                       208,000.00      1          1,767.98   208,000.00
323-01   801012105  ROBINSON FREDERICK D                60,000.00      1            504.51    59,970.49
323-01   801013335  VONDRACEK THEA EVELYN              140,400.00      1          1,142.34   140,325.29
323-01   801014572  WEAVER MITCHELL J                   56,250.00      1            427.54    56,250.00
323-01   801017252  PFAUTZ MICHAEL                      70,000.00      1            569.54    70,000.00
323-01   801017567  BERUTTI JOSEPH                     100,000.00      1          1,009.41    99,969.76
323-01   801019308  EVANS WANDA L                      113,500.00      1          1,048.85   113,456.10
323-01   801021064  SAWH ESTHER                         36,405.00      1            273.50    36,405.00
323-01   801025537  TAYLOR W MARK                       59,500.00      1            533.18    59,500.00
323-01   801026147  DITSLER JOHN M                     130,500.00      1          1,085.43   130,500.00
323-01   801027467  GREENBERG HOWARD                   102,000.00      1          1,049.19   102,000.00
323-01   801027558  MANNA QAIS F                       152,000.00      1          1,291.99   152,000.00
323-01   801029208  WOLFE JOHN R                        43,477.00      1            401.77    43,477.00
323-01   801029844  BELL MARILYN L                      40,500.00      1            344.25    40,500.00
323-01   801030016  DALZELL DAVID J                    143,900.00      1          1,209.99   143,900.00
323-01   801031733  SUTTON STEVEN WAYNE                144,900.00      1          1,231.63   144,760.62
323-01   801033283  KIMBLE WILLIAM R                   130,500.00      1          1,073.59   130,500.00
323-01   801034349  YAHYA ALI S                         57,000.00      1            494.96    56,974.10
323-01   801034729  MASSEY RAY                          75,140.00      1            680.32    74,299.03
323-01   801034927  OFFETT CHRISTINA R                  54,400.00      1            487.48    54,400.00
323-01   801036740  BERTIN ROBERT R                     48,100.00      1            408.84    48,100.00
323-01   801036914  SLACK JACK F                        69,700.00      1            611.67    69,700.00
323-01   801037995  FROST GAIL D                        56,500.00      1            564.91    56,500.00
323-01   801040601  MCPHAIL HUGH                        32,900.00      1            300.95    32,900.00
323-01   801040908  WHITE DAVID A.                     129,500.00      1            872.47   129,500.00
323-01   801041187  STACY JERRY D                       47,000.00      1            361.39    46,971.53
323-01   801041971  MOFFETT JOHN                        72,250.00      1            660.90    72,250.00
323-01   801042821  TITUS GARY R                        81,900.00      1            696.14    81,900.00
323-01   801044041  TANANA BRANDY                       56,700.00      1            435.97    56,700.00
323-01   801045188  CASTILLO RAMON JR                   91,200.00      1            685.16    91,200.00
323-01   801045576  MUNOZ JOHN M                        68,500.00      1            532.79    68,459.55
323-01   801046673  CUERVO ALBA                         60,750.00      1            527.52    60,750.00
323-01   801050774  HOWARD BERTHA L                     43,550.00      1            435.43    43,550.00
323-01   801051087  HERNANDEZ JOSE LUIZ                 55,000.00      1            576.35    55,000.00
323-01   801052010  HINES MYRA R                        89,200.00      1            741.92    89,200.00
323-01   801061565  JACKSON LAVENIA                     87,500.00      1            727.78    87,500.00
323-01   801063017  BULL STEPHEN D                      95,200.00      1            853.09    95,200.00



                    Original   Next       Current       Property
                      LTV    Adjustment   Mortgage      Value at        Owner
Pool ID   Account    Ratio      Date        Rate       Origination     Occupied
-------------------------------------------------------------------------------
323-01   800994162   85.0    09/01/00     10.125         70,000.00         Y
323-01   800995623   90.0    09/01/00      8.750        170,000.00         Y
323-01   800997843   36.3    08/01/00     10.375        110,000.00         Y
323-01   800998221   80.0    09/01/00     11.875        210,000.00         Y
323-01   800998254   80.0    08/01/00     10.000        250,000.00         Y
323-01   800998395   85.9    08/01/00     10.500         83,000.00         Y
323-01   800999211   90.0    08/01/00      9.375        170,000.00         Y
323-01   800999427   80.0    09/01/00     11.875         86,000.00         Y
323-01   801000977   85.0    09/01/00     11.125        164,000.00         Y
323-01   801002320   90.0    08/01/00      9.625        185,000.00         Y
323-01   801002775   79.6    08/01/00     11.625        170,700.00         Y
323-01   801004953   70.0    08/01/00     10.250        184,000.00         N
323-01   801005497   85.0    08/01/00     10.125        140,000.00         Y
323-01   801005638   85.0    08/01/00      9.750        125,000.00         Y
323-01   801005810   85.0    09/01/00      9.375        140,000.00         Y
323-01   801006750   89.9    09/01/00      9.125        197,900.00         Y
323-01   801008319   90.0    08/01/00      9.625        141,000.00         Y
323-01   801009218   85.0    09/01/00     10.625        140,000.00         Y
323-01   801009994   75.0    08/01/00     10.500        103,000.00         Y
323-01   801010877   80.9    08/01/00     11.250         85,500.00         Y
323-01   801010919   80.0    08/01/00      9.625        260,000.00         Y
323-01   801012105   76.9    08/01/00      9.500         78,000.00         Y
323-01   801013335   90.0    09/01/00      9.125        156,000.00         Y
323-01   801014572   75.0    09/01/00      8.375         75,000.00         Y
323-01   801017252   80.0    09/01/00      9.125         87,500.00         Y
323-01   801017567   80.0    08/01/00     11.750        125,000.00         Y
323-01   801019308   88.6    07/01/00     10.625        128,000.00         Y
323-01   801021064   80.9    09/01/00      8.250         45,000.00         N
323-01   801025537   85.0    09/01/00     10.250         70,000.00         Y
323-01   801026147   90.0    09/01/00      9.375        145,000.00         Y
323-01   801027467   82.9    09/01/00     12.000        123,000.00         Y
323-01   801027558   80.0    03/01/99      9.625        190,000.00         Y
323-01   801029208   84.9    08/04/00     10.625         51,150.00         Y
323-01   801029844   88.0    09/01/00      9.625         46,000.00         Y
323-01   801030016   89.3    08/01/00      9.500        161,000.00         Y
323-01   801031733   77.6    09/01/00      9.625        186,500.00         Y
323-01   801033283   90.0    09/01/00      9.250        145,000.00         Y
323-01   801034349   76.0    08/01/00      9.875         75,000.00         Y
323-01   801034729   85.0    09/01/00     10.375         88,400.00         Y
323-01   801034927   85.0    09/01/00     10.250         64,000.00         Y
323-01   801036740   89.9    08/12/00      9.625         53,500.00         Y
323-01   801036914   85.0    09/01/00     10.000         82,000.00         Y
323-01   801037995   79.9    09/01/00     11.625         70,700.00         Y
323-01   801040601   70.0    09/01/00     10.500         47,000.00         N
323-01   801040908   70.0    09/01/00      7.125        185,000.00         Y
323-01   801041187   78.3    08/01/00      8.500         60,000.00         Y
323-01   801041971   85.0    08/01/00     10.500         85,000.00         Y
323-01   801042821   89.0    09/01/00      9.625         92,000.00         Y
323-01   801044041   90.0    03/01/99      8.500         63,000.00         Y
323-01   801045188   80.0    09/01/00      8.250        114,000.00         N
323-01   801045576   69.8    08/01/00      8.625         98,000.00         Y
323-01   801046673   75.0    09/01/00      9.875         81,000.00         N
323-01   801050774   65.0    09/01/00     11.625         67,000.00         Y
323-01   801051087   79.7    09/01/00     12.250         69,000.00         Y
323-01   801052010   84.9    09/01/00      9.375        105,000.00         Y
323-01   801061565   70.0    09/01/00      9.375        125,000.00         N
323-01   801063017   85.0    09/01/00     10.250        112,000.00         Y



ALLIANCE FUNDING                                                                        Page 19  9/24/98
A division of Superior Bank FSB

                               Sale Schedule B -- Group 2, Sub-Pool III & IV
                 1998-3 -- Initial Pool of Adjustable Rate Mortgages -- Settlement 9/24/98

                                                       Principal     Type of    Scheduled    Cut-off Date
                                                       Balance at   Mortgaged    Payment      Principal
Pool ID   Account      Name                           Origination   Property    Int & Prin     Balance
---------------------------------------------------------------------------------------------------------
323-01   801063264  BERVE KENNETH G                    118,800.00      1            966.60    118,673.07
323-01   8000000045 LEOS RAUL                          118,500.00      1          1,150.94    118,419.62
323-01   8000000243 OSORIO JOHN                         67,000.00      1            491.62     66,955.05
323-01   8000000656 OLIVER RONALD                      181,800.00      1          1,629.11    181,646.88
323-01   8000000805 TANNER DEBORAH KAY                  74,800.00      1            656.42     74,800.00
323-01   8000002215 COX PATRICIA A                      46,400.00      1            495.21     46,388.12
323-01   8000002603 HAYES ANTOINNE D                    69,500.00      1            728.29     69,500.00
323-01   8000004351 BRADLEY MARK A                      49,500.00      1            425.28     49,500.00
323-01   8000006158 ORLOW JOHN                         157,900.00      1          1,715.89    157,861.80
323-01   8000006166 STEWARD JEANINE                    193,500.00      1          1,806.29    193,353.64
323-01   8000006778 WISNIEWSKI ROBERT B                149,500.00      1          1,123.14    149,500.00
323-01   8000007818 MOOREHOUSE JOHN                    210,000.00      1          1,765.79    210,000.00
323-01   8000016926 MARTINEZ MARISELA                   47,000.00      1            412.46     47,000.00
323-01   8000016967 GONZALEZ JULIO C                    53,600.00      1            490.30     53,600.00
         --------------------------------------------------------          -----------------------------
                299 Sale Total                      28,669,960.00               254,411.48 28,658,549.41

323-02   800526246  WALTERS CURTIS D                    25,000.00      1            247.58     24,950.85
323-02   800639114  WHEELER GLENN B                     50,400.00      1            451.63     50,336.07
323-02   800653727  FLORES FRANCISCO G                 188,400.00      1          1,901.73    188,049.65
323-02   800659583  SINGLEY JEFFREY L                  112,500.00      1            865.03    112,294.08
323-02   800675068  SMITH EUNICE V                     111,000.00      1            863.35    109,502.27
323-02   800743999  RIVENSHIELD GOR A                   56,250.00      1            562.41     56,105.67
323-02   800765273  TATTERSAL DAVID D                   71,550.00      1            621.31     71,484.71
323-02   800791238  SHAKED YOSSI                       210,000.00      1          1,727.62    209,781.42
323-02   800813354  MAUER WILLIAM J                     81,690.00      1            801.19     81,635.26
323-02   800849648  NAPOLITANO LISA                     43,600.00      1            335.25     43,542.23
323-02   800852675  CASH LACINDA                       138,550.00      1          1,372.05     38,461.02
323-02   800859464  STEVENS JESSIE                      87,874.00      1            937.84     87,851.51
323-02   800860967  SAINS MICHAEL                       24,000.00      1            212.84     23,979.24
323-02   800868531  BEAUMONT THOMAS                     88,800.00      1            714.50     88,751.50
323-02   800869737  KOZUCH LINDA ANN                    68,000.00      1            634.77     68,000.00
323-02   800876872  CALL PATRICK                        85,600.00      1            897.00     85,600.00
323-02   800884017  IWU SAMUEL C                        48,800.00      1            455.54     48,800.00
323-02   800890717  ROWLES ERIC G                      135,500.00      1          1,127.02    135,500.00
323-02   800891061  ANDRESAKIS JOHN A                  163,200.00      1          1,387.18    163,200.00
323-02   800896243  MARTIN BRIAN                        69,300.00      1            589.04     69,300.00
323-02   800898652  MATHEWS PEGGY L                     88,000.00      1            676.65     87,923.33
323-02   800903254  HARTPENCE CLARENCE S                90,000.00      1            789.81     90,000.00
323-02   800905309  KNAPP ROBERT SHANE                  50,150.00      1            440.10     50,150.00
323-02   800906075  SMITH RONALD C                      68,000.00      1            654.01     68,000.00
323-02   800907164  MORALES HECTOR                      45,488.00      1            450.46     45,488.00
323-02   800913014  TEERLINK DEL                        99,000.00      1            841.49     99,000.00
323-02   800914293  PARKER FREDDERICK                   20,245.00      1            173.94     20,235.55
323-02   800914913  SALMONS TOMMY                      136,000.00      1          1,412.01    135,923.93
323-02   800914988  RUNEY EDWARD                       220,000.00      1          1,910.37    219,900.05
323-02   800920589  ERNST JOHN                          45,000.00      1            342.03     45,000.00
323-02   800921942  MARTIN JANE A                      108,000.00      1            987.92    108,000.00
323-02   800923609  DELACRUZ RAUL JR                   157,500.00      1          1,281.47    157,500.00
323-02   800924557  DALTON KEVIN                       160,000.00      1          1,599.74    160,000.00
323-02   800924607  CHOVICH RICHARD                    207,000.00      1          1,874.19    206,915.50
323-02   800924656  SALVADOR BONG S                    110,800.00      1            832.40    110,800.00
323-02   800925554  PHELPS RONALD A                    150,000.00      1          1,126.90    149,904.35
323-02   800926081  QUIMBAY NUBIA                      148,500.00      1          1,235.15    148,500.00
323-02   800926198  SMITH JAMES K                       71,000.00      1            623.08     70,968.59
323-02   800926651  BRICKLEY GARY                       75,000.00      1            623.81     75,000.00
323-02   800927329  GANSLEY JOHN                       199,000.00      1          1,408.51    199,000.00
323-02   800928087  ROSE-CUMMING JACQUELINE            170,000.00      1          1,748.64    169,951.36



                    Original   Next       Current       Property
                      LTV    Adjustment   Mortgage      Value at        Owner
Pool ID   Account    Ratio      Date        Rate       Origination     Occupied
-------------------------------------------------------------------------------
323-01   801063264   90.0    09/01/00      9.125        132,000.00         Y
323-01   8000000045  75.0    08/01/00     11.250        158,000.00         Y
323-01   8000000243  70.5    08/01/00      8.000         95,000.00         Y
323-01   8000000656  90.0    08/01/00     10.250        202,000.00         Y
323-01   8000000805  80.0    08/01/00     10.000         93,500.00         Y
323-01   8000002215  77.3    08/01/00     12.500         60,000.00         Y
323-01   8000002603  64.9    08/01/00     12.250        107,000.00         Y
323-01   8000004351  90.0    08/01/00      9.750         55,000.00         Y
323-01   8000006158  80.9    08/01/00     12.750        195,000.00         Y
323-01   8000006166  90.0    08/01/00     10.750        215,000.00         Y
323-01   8000006778  80.8    08/01/00      8.250        185,000.00         Y
323-01   8000007818  84.0    09/01/00      9.500        250,000.00         Y
323-01   8000016926  67.1    09/01/00     10.000         70,000.00         Y
323-01   8000016967  80.0    08/01/00     10.500         67,000.00         Y
         ------------------              -----------------------
                299  81.2                 10.114     35,895,936.00

323-02   800526246   56.8    02/01/00     11.500         44,000.00         N
323-02   800639114   80.0    05/01/00     10.250         63,000.00         Y
323-02   800653727   80.1    03/01/00     11.750        235,000.00         Y
323-02   800659583   90.0    11/01/98      8.500        125,000.00         Y
323-02   800675068   67.2    04/01/00      8.625        165,000.00         Y
323-02   800743999   84.5    01/01/00     11.625         66,500.00         Y
323-02   800765273   90.0    06/01/00      9.875         79,500.00         Y
323-02   800791238   87.5    12/01/98      9.250        240,000.00         Y
323-02   800813354   85.9    06/01/00     11.375         95,000.00         Y
323-02   800849648   80.0    06/01/00      8.500         54,500.00         N
323-02   800852675   85.0    06/01/00     11.500        163,000.00         Y
323-02   800859464   80.9    07/01/00     12.500        108,500.00         Y
323-02   800860967   80.0    06/01/00     10.125         30,000.00         N
323-02   800868531   80.0    07/01/00      9.000        111,000.00         Y
323-02   800869737   63.5    08/01/00     10.750        107,040.00         Y
323-02   800876872   80.0    09/01/00     12.250        107,000.00         Y
323-02   800884017   80.0    08/01/00     10.750         61,000.00         Y
323-02   800890717   84.4    08/01/00      9.375        160,500.00         Y
323-02   800891061   85.9    08/01/00      9.625        189,900.00         Y
323-02   800896243   90.0    09/01/00      9.625         77,000.00         Y
323-02   800898652   77.1    08/01/00      8.500        114,000.00         Y
323-02   800903254   64.2    08/01/00     10.000        140,000.00         Y
323-02   800905309   85.0    09/01/00     10.000         59,000.00         Y
323-02   800906075   85.0    09/01/00     11.125         80,000.00         Y
323-02   800907164   85.9    08/01/00     11.500         52,900.00         Y
323-02   800913014   90.0    09/01/00      9.625        110,000.00         Y
323-02   800914293   80.9    07/01/00      9.750         25,000.00         N
323-02   800914913   85.0    07/01/00     12.125        160,000.00         Y
323-02   800914988   58.3    02/01/99      9.875        377,000.00         Y
323-02   800920589   55.5    09/01/00      8.375         81,000.00         Y
323-02   800921942   90.0    08/01/00     10.500        120,000.00         Y
323-02   800923609   90.0    09/01/00      9.125        175,000.00         Y
323-02   800924557   75.4    09/01/00     11.625        212,000.00         Y
323-02   800924607   90.0    02/01/99     10.375        230,000.00         Y
323-02   800924656   79.9    09/01/00      8.250        138,550.00         Y
323-02   800925554   72.4    07/01/00      8.250        207,000.00         Y
323-02   800926081   90.0    08/01/00      9.375        165,000.00         Y
323-02   800926198   73.9    07/01/00     10.000         96,000.00         Y
323-02   800926651   75.0    09/01/00      9.375        100,000.00         Y
323-02   800927329   80.0    09/01/00      7.625        248,750.00         Y
323-02   800928087   85.0    08/01/00     12.000        200,000.00         Y



ALLIANCE FUNDING                                                                        Page 20  9/24/98
A division of Superior Bank FSB

                               Sale Schedule B -- Group 2, Sub-Pool III & IV
                 1998-3 -- Initial Pool of Adjustable Rate Mortgages -- Settlement 9/24/98

                                                       Principal     Type of    Scheduled    Cut-off Date
                                                       Balance at   Mortgaged    Payment      Principal
Pool ID   Account      Name                           Origination   Property    Int & Prin     Balance
---------------------------------------------------------------------------------------------------------
323-02   800929010  RODRIGUEZ REYNALDO                 136,800.00      1          1,289.87   136,800.00
323-02   800930943  SMITH DALE R                       120,000.00      1            912.09   120,000.00
323-02   800932196  HANLEY LYNDA                       128,000.00      1          1,279.79   127,960.21
323-02   800932394  RODRIQUEZ CECELIA                   72,750.00      1            658.68    72,750.00
323-02   800937617  WOOLLEY THOMAS W                   144,000.00      1          1,223.98   144,000.00
323-02   800938631  SNYDER RODNEY A                     44,000.00      1            419.02    44,000.00
323-02   800938870  LONG JEFFREY L                     122,400.00      1          1,318.21   122,400.00
323-02   800939266  MARQUEZ MARIA S                     97,200.00      1            790.85    97,200.00
323-02   800939407  DEGAGLIA JOHN D                    100,000.00      1            768.91   100,000.00
323-02   800942674  SMALLS GEORGE                      124,000.00      1          1,042.66   124,000.00
323-02   800942831  CABBELL HAROLD                     120,000.00      1          1,222.80   120,000.00
323-02   800944373  ASOUDEGAN M F                       97,750.00      1            866.87    97,750.00
323-02   800947046  STUART ROBERT D                     90,400.00      1            826.92    90,400.00
323-02   800947087  PIPKIN MICHAEL                      46,800.00      1            406.39    46,800.00
323-02   800948861  CAROTHERS MICHAEL                   38,250.00      1            389.77    38,250.00
323-02   800951295  KAUFFMAN ANNETTE GWYN               85,500.00      1            718.93    85,457.95
323-02   800951378  BOYER PATRICIA                      68,000.00      1            660.46    68,000.00
323-02   800951469  GOULET LAURIANNE                   105,520.00      1          1,044.96   105,486.27
323-02   800954935  PINTADO WILLIAM                    150,450.00      1          1,418.58   150,450.00
323-02   800956112  FELICIANO MARIA                     18,000.00      1            171.42    18,000.00
323-02   800959272  HUTYLER JOHN J                      45,000.00      1            382.50    45,000.00
323-02   800959827  ARANA ZOILA                         99,000.00      1            841.49    99,000.00
323-02   800960049  SHARAK RAED E                      165,200.00      1          1,635.97   165,200.00
323-02   800960940  LESLIE RICHARD B                   165,600.00      1          1,422.76   165,600.00
323-02   800961054  CANDELORE NORMAN R                  91,800.00      1            714.01    91,800.00
323-02   800961831  BARKER LARRY K.                     55,250.00      1            419.94    55,250.00
323-02   800961914  JOKOVICH SAMUEL R                   72,000.00      1            651.89    71,970.61
323-02   800962003  ANGEL RANDALL T                     55,500.00      1            512.88    55,500.00
323-02   800962011  OSBORN SHANE Q                     129,500.00      1          1,221.04   129,452.55
323-02   800962086  RENDON ANTONIO                      31,900.00      1            271.15    31,884.71
323-02   800962490  HOWARD OSCAR L                     162,400.00      1          1,608.23   162,400.00
323-02   800963654  MOORE ALLEN                         68,400.00      1            568.92    68,400.00
323-02   800964124  MCCALL DANNIE LEE                   66,725.00      1            567.16    66,725.00
323-02   800964413  VANDERHOEF ELIZABETH                51,000.00      1            480.87    51,000.00
323-02   800965006  CARDENAS APRIL                      88,000.00      1            622.86    88,000.00
323-02   800965113  BARNETTE ROBERT W                  101,000.00      1            867.75   101,000.00
323-02   800965840  DEATON JIMMY                       119,000.00      1          1,022.39   119,000.00
323-02   800966160  BOOTH CORDIA E                     148,500.00      1          1,208.24   148,420.98
323-02   800966426  MEDINA JOSEPH EDWARD                62,400.00      1            513.35    62,400.00
323-02   800966640  MASCIOTRO CYNTHIA L                141,950.00      1          1,167.79   141,876.41
323-02   800969065  COLACCI TIMOTHY G                  202,500.00      1          1,629.36   202,500.00
323-02   800969396  WALTERS JANICE                      76,500.00      1            699.78    76,500.00
323-02   800969651  LAWSON LELA ANN                     89,600.00      1            913.02    89,600.00
323-02   800969800  WRIGHT JAMES W                      64,000.00      1            480.81    63,959.19
323-02   800969909  SALGADO MELECIO                     95,400.00      1            854.89    95,359.99
323-02   800970303  SMITH RONALD J                     186,000.00      1          1,530.18   186,000.00
323-02   800973588  GRIFFIN KIM NELSON                  83,300.00      1            801.16    83,300.00
323-02   800973737  ORTIZ JUANITO                      115,200.00      1            979.19   115,200.00
323-02   800973828  LOCKER KARA M                       80,750.00      1            671.64    80,709.22
323-02   800974354  DISALVO BONNIE M                   182,700.00      1          1,722.66   182,700.00
323-02   800974750  STEAR DAVID                         49,000.00      1            403.12    49,000.00
323-02   800975468  WALSTROM RONALD A                  119,200.00      1          1,237.59   119,200.00
323-02   800975633  EYRING DEBORAH                      33,600.00      1            307.35    33,600.00
323-02   800975773  MOLINARO NICHOLAS J                133,200.00      1          1,083.76   133,129.12
323-02   800978348  CHIN MAUREEN L                     120,700.00      1            885.65   120,700.00
323-02   800980245  MASON SUZANNE R                    181,600.00      1          1,678.16   181,600.00
323-02   800981730  CARROLL THOMAS                      27,720.00      1            245.83    27,720.00




                    Original   Next       Current       Property
                      LTV    Adjustment   Mortgage      Value at        Owner
Pool ID   Account    Ratio      Date        Rate       Origination     Occupied
-------------------------------------------------------------------------------
323-02   800929010   90.0    08/01/00     10.875        152,000.00         Y
323-02   800930943   83.3    08/01/00      8.375        144,000.00         Y
323-02   800932196   77.5    01/01/99     11.625        165,000.00         Y
323-02   800932394   75.0    09/01/00     10.375         97,000.00         Y
323-02   800937617   90.0    09/01/00      9.625        160,000.00         Y
323-02   800938631   80.0    09/01/00     11.000         55,000.00         Y
323-02   800938870   80.0    08/01/00     12.625        153,000.00         Y
323-02   800939266   90.0    09/01/00      9.125        108,000.00         Y
323-02   800939407   43.4    09/01/00      8.500        230,000.00         Y
323-02   800942674   80.2    08/01/00      9.500        154,500.00         Y
323-02   800942831   72.7    08/01/00     11.875        165,000.00         Y
323-02   800944373   85.0    02/01/99     10.125        115,000.00         Y
323-02   800947046   80.0    09/01/00     10.500        113,000.00         Y
323-02   800947087   90.0    08/01/00      9.875         52,000.00         Y
323-02   800948861   85.0    08/01/00     11.875         45,000.00         Y
323-02   800951295   90.0    08/01/00      9.500         95,000.00         Y
323-02   800951378   80.0    08/01/00     11.250         85,000.00         Y
323-02   800951469   80.0    08/01/00     11.500        131,900.00         Y
323-02   800954935   85.0    08/01/00     10.875        177,000.00         Y
323-02   800956112   75.0    02/01/99     11.000         24,000.00         Y
323-02   800959272   75.0    08/01/00      9.625         60,000.00         N
323-02   800959827   90.0    08/01/00      9.625        110,000.00         Y
323-02   800960049   80.0    08/01/00     11.500        206,500.00         Y
323-02   800960940   80.0    08/01/00      9.750        207,000.00         Y
323-02   800961054   74.9    08/01/00      8.625        122,500.00         Y
323-02   800961831   85.0    09/01/00      8.375         65,000.00         Y
323-02   800961914   90.0    07/01/00     10.375         80,000.00         Y
323-02   800962003   75.0    08/01/00     10.625         74,000.00         Y
323-02   800962011   89.9    07/01/00     10.875        143,906.00         Y
323-02   800962086   79.9    07/01/00      9.625         39,900.00         Y
323-02   800962490   80.0    08/01/00     11.500        203,000.00         Y
323-02   800963654   90.0    08/01/00      9.375         76,000.00         Y
323-02   800964124   85.0    09/01/00      9.625         78,500.00         Y
323-02   800964413   85.0    08/01/00     10.875         60,000.00         Y
323-02   800965006   80.0    09/01/00      7.625        110,000.00         Y
323-02   800965113   72.1    09/01/00      9.750        140,000.00         Y
323-02   800965840   85.0    08/01/00      9.750        140,000.00         Y
323-02   800966160   75.0    08/01/00      9.125        198,000.00         N
323-02   800966426   75.0    02/01/99      9.250         83,200.00         Y
323-02   800966640   85.0    08/01/00      9.250        167,000.00         Y
323-02   800969065   90.0    02/01/99      9.000        225,000.00         Y
323-02   800969396   90.0    09/01/00     10.500         85,000.00         Y
323-02   800969651   80.0    08/01/00     11.875        112,000.00         Y
323-02   800969800   80.0    08/01/00      8.250         80,000.00         N
323-02   800969909   90.0    07/01/00     10.250        106,000.00         Y
323-02   800970303   69.9    08/01/00      9.250        266,000.00         Y
323-02   800973588   85.0    09/01/00     11.125         98,000.00         Y
323-02   800973737   90.0    08/01/00      9.625        128,000.00         Y
323-02   800973828   85.0    08/01/00      9.375         95,000.00         Y
323-02   800974354   84.9    08/01/00     10.875        215,000.00         Y
323-02   800974750   70.0    09/01/00      9.250         70,000.00         Y
323-02   800975468   80.0    09/01/00     12.125        149,000.00         Y
323-02   800975633   70.0    08/01/00     10.500         48,000.00         N
323-02   800975773   90.0    08/01/00      9.125        148,000.00         Y
323-02   800978348   85.0    09/01/00      8.000        142,000.00         Y
323-02   800980245   80.0    09/01/00     10.625        227,000.00         Y
323-02   800981730   89.4    02/01/99     10.125         31,000.00         Y



ALLIANCE FUNDING                                                                        Page 21  9/24/98
A division of Superior Bank FSB

                               Sale Schedule B -- Group 2, Sub-Pool III & IV
                 1998-3 -- Initial Pool of Adjustable Rate Mortgages -- Settlement 9/24/98

                                                       Principal     Type of    Scheduled    Cut-off Date
                                                       Balance at   Mortgaged    Payment      Principal
Pool ID   Account      Name                           Origination   Property    Int & Prin     Balance
---------------------------------------------------------------------------------------------------------
323-02   800983918  JOHNSON DAVID R                     97,700.00      1            794.92    97,595.62
323-02   800984114  ANDERSON MAX G                      91,700.00      1            649.05    91,700.00
323-02   800985608  PRICE ROBERT                        31,500.00      1            276.43    31,500.00
323-02   800987018  JOHNSON GREGORY T                  135,000.00      1          1,247.53   135,000.00
323-02   800987331  LAWHORNE DARRELL                   123,750.00      1          1,261.01   123,713.60
323-02   800989642  EGERUOH HELEN G                    166,500.00      1          1,384.86   166,500.00
323-02   800990624  RHODES NORMAN R                     89,000.00      1            700.16    89,000.00
323-02   800995094  GBAYEE MUSU I                       91,350.00      1            801.66    91,350.00
323-02   800995607  HOLLINGSWORT ROBERT J               51,850.00      1            464.63    51,850.00
323-02   801000290  WHIRLEY ROBERT E                   210,400.00      1          1,599.19   210,400.00
323-02   801001082  SHAHID ABDUS                        45,900.00      1            419.87    45,900.00
323-02   801001405  HAMMOND PAUL K                      83,600.00      1            892.23    83,600.00
323-02   801003112  PIRAGAS JOSEPH P                    90,000.00      1            716.08    90,000.00
323-02   801004656  WIESNER ANGELIA                     44,100.00      1            374.85    44,100.00
323-02   801009440  COLLINS JOHN M                     103,500.00      1            889.22   103,500.00
323-02   801009754  HINES DOUGLAS A                    116,800.00      1          1,190.19   116,800.00
323-02   801012683  NICARRY ANDREW R                   137,580.00      1          1,232.86   137,580.00
323-02   801015397  POLLARD JON E                       30,600.00      1            294.30    30,600.00
323-02   801016494  HAGLER MEMORY                       96,000.00      1          1,015.26    96,000.00
323-02   801017179  CAMPBELL NORMAN E                  184,000.00      1          1,547.17   184,000.00
323-02   801019092  MOREADITH FREDERICK L              123,250.00      1          1,197.08   123,250.00
323-02   801019670  ANGELO DOMINICK                     76,500.00      1            721.31    76,500.00
323-02   801021866  KEPLER KENNETH S                    90,289.00      1            694.25    90,289.00
323-02   801022740  LOMAX LENNA B.                      56,320.00      1            573.90    56,320.00
323-02   801023680  BRADSHAW HAROLD                     63,000.00      1            535.49    63,000.00
323-02   801023904  EWING NICK J                       150,025.00      1          1,442.91   150,025.00
323-02   801025024  BOYCE CHRISTINE A                   59,600.00      1            442.53    59,600.00
323-02   801025065  GUTWEIN ALFRED                     165,500.00      1          1,437.12   165,500.00
323-02   801026436  BROWN ROBERT H                      68,850.00      1            585.22    68,850.00
323-02   801030396  ESTEP KAREN D                       51,000.00      1            401.22    51,000.00
323-02   801031998  GEORGE RICKY W                     163,800.00      1          1,392.28   163,800.00
323-02   801033788  DEBOER ROBERT                       97,600.00      1            994.54    97,600.00
323-02   801036021  CHAN CHIO HEI                      110,500.00      1          1,000.47   110,500.00
323-02   801036658  ROBERTO WAYNE E                    115,200.00      1          1,032.31   115,200.00
323-02   801037193  HATTER NANCY FALASCO               130,500.00      1          1,109.24   130,500.00
323-02   801041203  FROST HOMER                         53,550.00      1            469.94    53,550.00
323-02   801043795  BOESENBERG JOHN                    170,600.00      1          1,528.75   170,600.00
323-02   801043829  WARNER SONYA                        46,400.00      1            407.19    46,400.00
323-02   801044439  LOOMIS WESLEY M                     36,000.00      1            332.68    36,000.00
323-02   801046186  GARCIA SANDRA                       60,000.00      1            582.76    60,000.00
323-02   801049651  BRIDGES FRED                        25,000.00      1            190.02    25,000.00
323-02   801050428  COTTER CLAUDETTE A                 127,500.00      1          1,154.39   127,500.00
323-02   801050881  LOWERY IVAN W                      122,998.00      1          1,194.63   122,998.00
323-02   801056920  BIXLER RICHARD L                    83,400.00      1            747.35    83,400.00
323-02   801057050  RODE BONNIE K                       74,750.00      1            635.37    74,750.00
323-02   801057431  DENLINGER 75OTT M                   85,000.00      1            809.47    85,000.00
323-02   801058132  HINKLE MARILYN                      66,080.00      1            519.85    66,080.00
323-02   801058876  CHENAULT BENJAMIN                  135,000.00      1          1,050.02   135,000.00
323-02   801058934  GAULT EDWIN J. JR                  116,100.00      1            986.84   116,100.00
323-02   801059163  JENKINS JOE                         99,000.00      1            841.49    99,000.00
323-02   801062233  BRUNETTE DEANNA                    154,000.00      1          1,211.52   154,000.00
323-02   801062266  DRUMMOND DONOVAN A                  96,000.00      1            950.68    96,000.00
323-02   801064023  KORNBAU DANIEL R                    31,900.00      1            309.83    31,900.00
323-02   801064841  MATHIS WILLIAM J                    62,900.00      1            604.96    62,900.00
323-02   801067729  SMITH YVONNE                       100,000.00      1            980.76   100,000.00
323-02   801069014  DAWOOD NABIL                       133,000.00      1            929.96   133,000.00
323-02   801069907  BAZZI ALI                           65,000.00      1            517.17    65,000.00




                    Original   Next       Current       Property
                      LTV    Adjustment   Mortgage      Value at        Owner
Pool ID   Account    Ratio      Date        Rate       Origination     Occupied
-------------------------------------------------------------------------------
323-02   800983918   84.9    06/01/00      9.125        115,000.00         Y
323-02   800984114   70.0    09/01/00      7.625        131,000.00         Y
323-02   800985608   64.2    09/01/00     10.000         49,000.00         N
323-02   800987018   90.0    08/01/00     10.625        150,000.00         Y
323-02   800987331   75.0    08/01/00     11.875        165,000.00         Y
323-02   800989642   90.0    08/01/00      9.375        185,000.00         Y
323-02   800990624   83.5    09/01/00      8.750        106,500.00         Y
323-02   800995094   90.0    08/01/00     10.000        101,500.00         Y
323-02   800995607   85.0    09/01/00     10.250         61,000.00         Y
323-02   801000290   80.0    09/01/00      8.375        263,000.00         Y
323-02   801001082   90.0    09/01/00     10.500         51,000.00         Y
323-02   801001405   80.0    09/01/00     12.500        104,500.00         Y
323-02   801003112   58.8    09/01/00      8.875        153,000.00         Y
323-02   801004656   90.0    09/01/00      9.625         49,000.00         Y
323-02   801009440   90.0    08/01/00      9.750        115,000.00         Y
323-02   801009754   80.0    08/01/00     11.875        146,000.00         Y
323-02   801012683   85.9    08/01/00     10.250        160,000.00         Y
323-02   801015397   80.5    09/01/00     11.125         38,000.00         Y
323-02   801016494   84.9    08/01/00     12.375        113,000.00         Y
323-02   801017179   78.6    08/01/00      9.500        234,000.00         Y
323-02   801019092   85.0    08/01/00     11.250        145,000.00         Y
323-02   801019670   85.9    09/01/00     10.875         89,000.00         Y
323-02   801021866   85.9    09/01/00      8.500        105,000.00         Y
323-02   801022740   80.0    09/01/00     11.875         70,400.00         Y
323-02   801023680   90.0    09/01/00      9.625         70,000.00         Y
323-02   801023904   85.0    09/01/00     11.125        176,500.00         Y
323-02   801025024   80.0    09/01/00      8.125         74,500.00         Y
323-02   801025065   84.8    09/01/00      9.875        195,000.00         Y
323-02   801026436   90.0    09/01/00      9.625         76,500.00         Y
323-02   801030396   66.2    09/01/00      8.750         77,000.00         Y
323-02   801031998   90.0    09/01/00      9.625        182,000.00         Y
323-02   801033788   80.0    09/01/00     11.875        122,000.00         Y
323-02   801036021   85.0    09/01/00     10.375        130,000.00         Y
323-02   801036658   90.0    09/01/00     10.250        128,000.00         Y
323-02   801037193   90.0    09/01/00      9.625        145,000.00         Y
323-02   801041203   90.0    09/01/00     10.000         59,500.00         Y
323-02   801043795   83.2    09/01/00     10.250        205,000.00         Y
323-02   801043829   80.0    09/01/00     10.000         58,000.00         Y
323-02   801044439   90.0    08/01/00     10.625         40,000.00         Y
323-02   801046186   80.0    09/01/00     11.250         75,000.00         Y
323-02   801049651   38.4    09/01/00      8.375         65,000.00         Y
323-02   801050428   85.0    09/01/00     10.375        150,000.00         Y
323-02   801050881   86.0    09/01/00     11.250        143,000.00         Y
323-02   801056920   85.9    09/01/00     10.250         97,000.00         Y
323-02   801057050   65.0    09/01/00      9.625        115,000.00         Y
323-02   801057431   80.9    09/01/00     11.000        105,000.00         Y
323-02   801058132   80.0    09/01/00      8.750         82,600.00         N
323-02   801058876   90.0    08/26/00      8.625        150,000.00         Y
323-02   801058934   90.0    09/01/00      9.625        129,000.00         Y
323-02   801059163   90.0    09/01/00      9.625        110,000.00         Y
323-02   801062233   77.0    09/01/00      8.750        200,000.00         Y
323-02   801062266   80.0    08/01/00     11.500        120,000.00         Y
323-02   801064023   79.9    09/01/00     11.250         39,900.00         Y
323-02   801064841   85.0    09/01/00     11.125         74,000.00         Y
323-02   801067729   80.0    09/01/00     11.375        125,000.00         Y
323-02   801069014   79.6    09/01/00      7.500        167,000.00         Y
323-02   801069907   69.8    09/01/00      8.875         93,000.00         Y



ALLIANCE FUNDING                                                                        Page 22  9/24/98
A division of Superior Bank FSB

                               Sale Schedule B -- Group 2, Sub-Pool III & IV
                 1998-3 -- Initial Pool of Adjustable Rate Mortgages -- Settlement 9/24/98

                                                       Principal     Type of    Scheduled    Cut-off Date
                                                       Balance at   Mortgaged    Payment      Principal
Pool ID   Account      Name                           Origination   Property    Int & Prin     Balance
---------------------------------------------------------------------------------------------------------
323-02   801071085  ROMERO WILLIAM D                   127,568.00      1          1,084.31    127,568.00
323-02   801072653  VAN HORN TAMI J                     61,200.00      1            554.11     61,200.00
323-02   801072703  HART RODNEY CRAIG                   71,400.00      1            530.14     71,400.00
323-02   801074527  HIGGINBOTHAM JAIME E                51,600.00      1            438.59     51,600.00
323-02   801074576  HOLLANDSWORT BRETT K               124,911.00      1          1,027.61    124,911.00
323-02   801074964  RICKENBACH ALLEN D                  59,500.00      1            533.18     59,500.00
323-02   801075912  LEWIS SONIA L                       70,550.00      1            678.54      70,550.00
323-02   801076415  HESTER JOSEPH B                    129,600.00      1          1,221.99    129,600.00
323-02   801077249  LYLES WANDA O                      129,750.00      1            896.15    129,750.00
323-02   801077512  HERSCHBERGER MICHAEL G             166,400.00      1          1,429.63    166,400.00
323-02   801078205  WATSON SHAWN E                      56,000.00      1            450.59     56,000.00
323-02   801079799  BAXTER SHARON F                     68,000.00      1            534.96     68,000.00
323-02   801080219  BENNETT ELISA R                    104,680.00      1            996.89    104,680.00
323-02   801081548  HERRERA ALBERTO AGUILAR             80,100.00      1            702.94     80,100.00
323-02   801083288  MCPHAIL HUGH                        32,900.00      1            294.82     32,900.00
323-02   801086240  PRETKO JOSHUA                       56,800.00      1            551.68     56,800.00
323-02   801086935  UPDEGRAFF GLENN                    175,000.00      1          1,584.46    175,000.00
323-02   801091935  WHITE ROBIN T                      148,000.00      1          1,257.98    148,000.00
323-02   801093782  NOLLEY NATHAN                       29,200.00      1            245.53     29,156.57
323-02   801093832  NOLLEY NATHAN                       29,200.00      1            245.53     29,156.57
323-02   801096322  EDWARDS ROBERT LEWIS                33,600.00      1            291.77     33,553.81
323-02   801096553  CALWELL JAMES CUSHING               29,250.00      1            270.30     29,215.77
323-02   801107137  DORRIS CHARLES E                   172,000.00      1          1,446.27    172,000.00
         --------------------------------------------------------          -----------------------------
                178 Sale Total                      17,443,763.00               153,529.00 17,439,491.29

323-31   8000011596 PARISH MARY ANNA                    94,500.00      1            811.90     94,500.00
323-31   8000017411 GAGEBY JOHN D                      221,000.00      1          2,000.95    221,000.00
323-31   8000017668 EBERHART GEORGE C                   37,800.00      1            314.40     37,800.00
323-31   8000017676 WHORTON RAY                         32,000.00      1            329.16     32,000.00
323-31   8000018211 POPLIN INDIA C                      55,000.00      1            492.86     54,953.66
323-31   8000022189 ROBINSON ALLEN J JR                 51,000.00      1            495.34     51,000.00
         --------------------------------------------------------          -----------------------------
                  6 Sale Total                         491,300.00                 4,444.61    491,253.66

323-32   8000009293 IBARRA LUIS HERNAN                  48,600.00      1            408.65     48,600.00
323-32   8000011125 HUEBNER DARLENE M                  132,400.00      1          1,041.59    132,400.00
323-32   8000011166 MICKENS ANTONIO C                   44,500.00      1            370.13     44,454.88
323-32   8000016058 BUCCI SHERRI L.                     59,500.00      1            577.90     59,500.00
323-32   8000018716 CARREIRO JOSEPH R                  126,000.00      1          1,036.57    126,000.00
         --------------------------------------------------------          -----------------------------
                  5 Sale Total                         411,000.00                 3,434.84    410,954.88

                488 Grand Total Sub-Pool III        47,016,023.00                          47,000,249.24


                    Original   Next       Current       Property
                      LTV    Adjustment   Mortgage      Value at        Owner
Pool ID   Account    Ratio      Date        Rate       Origination     Occupied
-------------------------------------------------------------------------------
323-02   801071085   80.0    09/01/00      9.625        159,460.00         Y
323-02   801072653   85.0    09/01/00     10.375         72,000.00         Y
323-02   801072703   85.0    09/01/00      8.125         84,000.00         Y
323-02   801074527   89.8    08/28/00      9.625         57,400.00         Y
323-02   801074576   90.0    09/01/00      9.250        138,790.00         Y
323-02   801074964   85.0    03/01/99     10.250         70,000.00         Y
323-02   801075912   83.0    09/01/00     11.125         85,000.00         Y
323-02   801076415   80.0    09/01/00     10.875        162,000.00         Y
323-02   801077249   61.7    09/01/00      7.375        210,000.00         Y
323-02   801077512   80.0    09/01/00      9.750        208,000.00         Y
323-02   801078205   80.0    09/01/00      9.000         70,000.00         Y
323-02   801079799   64.7    09/01/00      8.750        105,000.00         Y
323-02   801080219   85.0    08/01/00     11.000        123,153.00         Y
323-02   801081548   90.0    09/01/00     10.000         89,000.00         Y
323-02   801083288   70.0    09/01/00     10.250         47,000.00         N
323-02   801086240   80.0    09/01/00     11.250         71,000.00         Y
323-02   801086935   71.4    09/01/00     10.375        245,000.00         Y
323-02   801091935   87.0    09/01/00      9.625        170,000.00         Y
323-02   801093782   80.0    05/01/00      9.500         36,500.00         N
323-02   801093832   80.0    05/01/00      9.500         36,500.00         N
323-02   801096322   80.0    05/01/00      9.875         42,000.00         N
323-02   801096553   75.0    05/01/00     10.625         39,000.00         N
323-02   801107137   80.0    09/01/00      9.500        215,000.00         Y
         ------------------              -----------------------
                178  81.7                 10.018        215,000.00

323-31   8000011596  90.0    09/01/00      9.750        105,000.00         Y
323-31   8000017411  85.0    09/01/00     10.375        260,000.00         Y
323-31   8000017668  90.0    09/01/00      9.375         42,000.00         Y
323-31   8000017676  80.0    09/01/00     12.000         40,000.00         Y
323-31   8000018211  35.4    09/01/00     10.250        155,000.00         Y
323-31   8000022189  42.5    09/01/00     11.250        120,000.00         Y
         ------------------              -----------------------
                  6  76.1                 10.361        120,000.00

323-32   8000009293  69.9    09/01/00      9.500         69,500.00         Y
323-32   8000011125  85.9    08/01/00      8.750        154,000.00         Y
323-32   8000011166  80.9    08/01/00      9.375         55,000.00         Y
323-32   8000016058  85.0    09/01/00     11.250         70,000.00         Y
323-32   8000018716  90.0    09/01/00      9.250        140,000.00         Y
         ------------------              -----------------------
                  5  84.6                  9.422        140,000.00

                488  81.4                 10.075     36,370,936.00


ALLIANCE FUNDING                                                                        Page 23  9/24/98
A division of Superior Bank FSB

                               Sale Schedule B -- Group 2, Sub-Pool III & IV
                 1998-3 -- Initial Pool of Adjustable Rate Mortgages -- Settlement 9/24/98

                                                       Principal     Type of    Scheduled    Cut-off Date
                                                       Balance at   Mortgaged    Payment      Principal
Pool ID   Account      Name                           Origination   Property    Int & Prin     Balance
---------------------------------------------------------------------------------------------------------
324-01   161515879  TUKUAFU TIPASA                     106,000.00      1            796.34   105,084.20
324-01   161577176  DAKOO WADEE                         52,800.00      1            547.96    52,640.78
324-01   161604913  THOMPSON BRUCE                      22,700.00      1            237.87    22,675.06
324-01   161644604  SHERMAN EDWARD D                   103,500.00      1            927.47   103,412.81
324-01   161645858  GRANT LEROY                        106,200.00      5            959.56   106,156.42
324-01   161646849  BUTLER BARBARA                     180,000.00      4          1,680.27   179,863.85
324-01   161648050  CONLEY JAMES                        61,200.00      1            606.06    61,180.44
324-01   161648274  KOGER JESSE MARIE                   63,500.00      1            628.84    63,479.70
324-01   161648795  HAGGERTY ANTHONY                   227,200.00      1          2,120.87   227,114.46
324-01   161649017  HEWITT MARLENE L                   129,000.00      1          1,204.20   128,951.42
324-01   161649322  GUTWEIN JERRI                       91,000.00      1            832.41    90,963.84
324-01   161649694  BONNGARD BOBBY E                   100,000.00      1          1,145.41    99,958.95
324-01   161649884  TYLER WILLIAM F                     50,800.00      1            431.79    50,751.14
324-01   161650049  PAYTON LARRY                       589,200.00      1          5,170.65   588,676.53
324-01   161650171  BRYANT DEBRA K                      77,500.00      2            716.18    77,470.02
324-01   800583379  THOMAS JOHN R                       94,050.00      1            834.06    93,927.44
324-01   800597205  SEITZ LORRIE                        89,600.00      1            930.27    89,524.43
324-01   800640401  HENTHORN BARRY B                   770,000.00      1          6,057.60   768,208.45
324-01   800642191  COLE HUGH C                        150,400.00      1          1,561.52   150,273.17
324-01   800646036  MCCORMICK MARGARET L               128,000.00      1          1,366.09   127,866.91
324-01   800654071  SCAVELLO THOMAS J                  229,360.00      1          1,824.89   228,707.51
324-01   800658767  BRETT FRANK                        171,690.00      1          1,916.03   171,494.92
324-01   800666406  SIMONS CASSIA                       64,750.00      1            610.52    64,678.18
324-01   800683385  VANHORN MICHAEL E                  145,800.00      1          1,252.65   145,524.57
324-01   800710410  GOTTSHALL DAVID A                   25,200.00      1            230.52    25,151.23
324-01   800734147  BRYANT RESNEE                       44,800.00      1            508.74    44,761.74
324-01   800741175  SANCHEZ SUSANA                     166,500.00      1          1,445.81   166,207.25
324-01   800745697  BELL JOHN ELWOOD                   102,600.00      7            900.39   102,554.61
324-01   800752065  ZEID JIHAD                         148,500.00      4          1,428.24   148,344.00
324-01   800752552  TOLSON VONDA                        88,000.00      1            973.46    87,979.87
324-01   800754863  WILLIAMS ORLANDO E                  51,000.00      1            480.87    50,981.32
324-01   800759441  KAVANAGH MARY M                    100,000.00      1            933.48    99,886.05
324-01   800763641  MCGEEHAN RYAN                       24,800.00      2            210.80    24,776.14
324-01   800768830  LANDOR CHRISTOPHE J                 72,240.00      1            729.20    72,173.81
324-01   800776981  SAKHAROVICH YEFIM                  123,250.00      2            980.63   123,041.19
324-01   800777674  LARSON GERALD R                     72,400.00      7            742.55    72,309.81
324-01   800779183  HAGEN GARY O                        35,750.00      1            337.08    35,723.69
324-01   800782849  BARNETT SADIE                       58,500.00      5            670.07    58,488.06
324-01   800789265  MERCER LARRY JAMES                  89,440.00      7            743.92    89,349.31
324-01   800789513  REYES JAIME H                      130,400.00      1          1,205.02   130,247.35
324-01   800789877  BOOKER ABRAHAM E                    82,800.00      1            718.99    82,762.39
324-01   800792186  MORGESE ANTHONY                    110,000.00      1            965.33   109,802.90
324-01   800799397  WARREN JEAN E                      129,600.00      1          1,113.46   129,478.59
324-01   800799835  HOEFER JAY                         220,000.00      1          2,178.64   219,929.69
324-01   800800690  PATTEN JAMES T                      78,200.00      1            650.43    78,160.51
324-01   800802043  MASSARO MARK                       175,000.00      1          1,600.79   174,860.31
324-01   800804866  SMITH B RICHARD                     30,000.00      1            246.80    29,984.45
324-01   800806101  CABREJOS ANTONIO                   202,500.00      1          1,721.23   202,206.63
324-01   800808131  DALESANDRO BRIAN                    64,300.00      3            673.80    64,229.32
324-01   800808230  DUBIN CAROL A                       99,450.00      1          1,022.96    99,131.44
324-01   800808800  GANO DONALD E                       83,300.00      1            848.83    83,250.74
324-01   800808859  HURLING CARMELA                     75,000.00      4            630.64    74,963.11
324-01   800812562  SISCO STACIE L                     119,000.00      1          1,055.32   119,000.00
324-01   800812984  MASSEY LOWELL III                   99,450.00      1          1,042.13    99,423.09
324-01   800813735  BROWN SHERI H                      261,800.00      1          2,493.18   261,517.38
324-01   800816308  WATT JAMES A                        52,000.00      1            570.15    52,000.00
324-01   800819039  DEONAUTH NELAWATTIE                170,000.00      3          1,476.19   169,922.77




                    Original   Next       Current       Property
                      LTV    Adjustment   Mortgage      Value at        Owner
Pool ID   Account    Ratio      Date        Rate       Origination     Occupied
-------------------------------------------------------------------------------
324-01   161515879   69.7    07/01/99      8.250        152,000.00         Y
324-01   161577176   80.0    11/01/98     12.125         66,000.00         Y
324-01   161604913   64.8    04/01/00     12.250         35,000.00         N
324-01   161644604   90.0    07/01/00     10.250        115,000.00         Y
324-01   161645858   84.9    07/01/00     10.350        125,000.00         Y
324-01   161646849   90.0    07/01/00     10.750        200,000.00         Y
324-01   161648050   85.0    07/01/00     11.500         72,000.00         Y
324-01   161648274   85.8    07/01/00     11.500         74,000.00         Y
324-01   161648795   85.7    07/01/00     10.750        265,000.00         Y
324-01   161649017   75.0    07/01/00     10.750        172,000.00         Y
324-01   161649322   48.6    07/01/00     10.500        187,000.00         Y
324-01   161649694   80.0    07/01/00     13.500        125,000.00         Y
324-01   161649884   87.5    07/01/00      9.625         58,000.00         Y
324-01   161650049   70.9    07/01/00     10.000        830,000.00         Y
324-01   161650171   69.8    07/01/00     10.625        111,000.00         Y
324-01   800583379   90.0    05/01/00     10.125        104,500.00         Y
324-01   800597205   80.0    12/01/98     12.125        112,000.00         Y
324-01   800640401   70.0    04/01/00      8.750      1,100,000.00         Y
324-01   800642191   80.0    05/01/00     12.125        188,000.00         Y
324-01   800646036   80.0    04/01/00     12.500        160,000.00         Y
324-01   800654071   80.0    03/01/00      8.875        286,699.00         Y
324-01   800658767   80.9    09/06/98     13.125        212,000.00         Y
324-01   800666406   70.3    05/01/00     10.875         92,000.00         Y
324-01   800683385   89.6    04/01/00      9.750        162,642.00         Y
324-01   800710410   90.0    04/01/00     10.500         28,000.00         Y
324-01   800734147   80.0    04/01/00     13.375         56,000.00         Y
324-01   800741175   90.0    05/01/00      9.875        185,000.00         Y
324-01   800745697   82.0    07/01/00     10.000        125,000.00         Y
324-01   800752065   90.0    05/01/00     11.125        165,000.00         Y
324-01   800752552   80.0    08/01/00     13.000        110,000.00         Y
324-01   800754863   75.0    08/01/00     10.875         68,000.00         N
324-01   800759441   80.0    05/15/00     10.750        125,000.00         Y
324-01   800763641   80.0    06/01/00      9.625         31,000.00         Y
324-01   800768830   80.0    11/01/98     11.750         90,300.00         Y
324-01   800776981   85.0    11/01/98      8.875        145,000.00         Y
324-01   800777674   89.3    07/01/00     11.625         81,000.00         Y
324-01   800779183   62.7    07/01/00     10.875         57,000.00         Y
324-01   800782849   65.0    07/01/00     13.500         90,000.00         Y
324-01   800789265   80.0    07/01/00      9.375        111,800.00         Y
324-01   800789513   79.7    05/01/00     10.625        163,500.00         Y
324-01   800789877   90.0    07/01/00      9.875         92,000.00         Y
324-01   800792186   61.1    07/01/00     10.000        180,000.00         Y
324-01   800799397   90.0    07/01/00      9.750        144,000.00         Y
324-01   800799835   84.6    07/01/00     11.500        260,000.00         Y
324-01   800800690   85.0    07/01/00      9.375         92,000.00         Y
324-01   800802043   71.4    07/01/00     10.500        245,000.00         N
324-01   800804866   60.0    01/01/99      9.250         50,000.00         Y
324-01   800806101   90.0    05/01/00      9.625        225,000.00         Y
324-01   800808131   80.9    05/01/00     12.250         79,400.00         Y
324-01   800808230   85.0    05/01/00     12.000        117,000.00         Y
324-01   800808800   85.0    06/01/00     11.875         98,000.00         Y
324-01   800808859   48.3    07/01/00      9.500        155,000.00         Y
324-01   800812562   85.0    08/01/00     10.125        140,000.00         Y
324-01   800812984   85.0    07/01/00     12.250        117,000.00         Y
324-01   800813735   85.0    05/01/00     11.000        308,000.00         Y
324-01   800816308   65.0    08/01/00     12.875         80,000.00         Y
324-01   800819039   85.0    07/01/00      9.875        200,000.00         Y



ALLIANCE FUNDING                                                                        Page 24  9/24/98
A division of Superior Bank FSB

                               Sale Schedule B -- Group 2, Sub-Pool III & IV
                 1998-3 -- Initial Pool of Adjustable Rate Mortgages -- Settlement 9/24/98

                                                       Principal     Type of    Scheduled    Cut-off Date
                                                       Balance at   Mortgaged    Payment      Principal
Pool ID   Account      Name                           Origination   Property    Int & Prin     Balance
---------------------------------------------------------------------------------------------------------
324-01   800819187  BOYD JOSEPH                        225,000.00      3          1,891.92   224,889.33
324-01   800824112  VELEZ FRANCISCO W                  147,900.00      1          1,380.62   147,844.32
324-01   800825721  MUCA MIRVET                        262,500.00      1          2,674.88   262,422.78
324-01   800827305  ROMMEL DAVID G                      81,600.00      1            777.10    81,570.90
324-01   800828212  LUKERT JOANN C                     276,250.00      1          2,630.79   276,151.50
324-01   800829863  JEFFS DAVID                         97,750.00      1            786.52    97,696.61
324-01   800830283  JOHNSON LAVERNE B                   76,500.00      7            786.89    76,478.11
324-01   800833048  RAY MARGARET MCKEITH               500,000.00      1          5,191.23   499,720.30
324-01   800834673  STAMM FRED A                        47,000.00      1            399.49    47,000.00
324-01   800834889  KRONICK NORMAN I                    73,950.00      1            669.55    73,889.36
324-01   800835688  FORD ANDREA                        165,700.00      3          1,640.91   165,593.59
324-01   800835720  VELEZ KELLY                        265,500.00      4          2,379.15   265,500.00
324-01   800836983  HANSEN DOUGLAS N                   112,800.00      1          1,063.58   112,800.00
324-01   800837981  CREEK DANIEL W                     109,650.00      7            902.06   109,650.00
324-01   800841025  BALDONI MARK J                     111,350.00      4            966.91   111,299.41
324-01   800841074  STARKS TYRONE                       32,250.00      6            387.05    32,250.00
324-01   800841330  NICHOLAS ROBERT W                   97,750.00      1            734.36    97,750.00
324-01   800842007  LEHR KARL W                        112,000.00      1            972.55   111,949.12
324-01   800842098  THORNE HAZEL                        84,000.00      1            912.82    83,980.25
324-01   800842130  STOCKS ANGELA C.                    90,150.00      7            766.27    90,063.27
324-01   800842627  MOREO ANTHONY                      111,700.00      1          1,116.82   111,665.27
324-01   800843906  SHARIFAN MARSHALL                   69,750.00      1            638.03    69,722.28
324-01   800844102  MOYER FREDERICK V                   75,225.00      7            688.11    75,225.00
324-01   800844789  BRATTLI LAUREN                     364,000.00      1          3,991.03   363,914.39
324-01   800844938  PAK INHWAN                          86,700.00      1            850.32    86,671.52
324-01   800845984  SWALES RANDALL L                    65,700.00      1            546.46    65,700.00
324-01   800846065  EAGLE LACY JR                       79,200.00      1            876.11    79,181.89
324-01   800846446  BURNS RYAN J                       126,000.00      3          1,070.99   126,000.00
324-01   800847196  REYNOLDS GREGG A                    26,900.00      1            243.56    26,832.57
324-01   800847568  MILLER JOHN                         24,000.00      7            324.93    23,985.07
324-01   800847857  AMOS LEO G                          85,000.00      3            706.99    85,000.00
324-01   800849606  MINCEY AMY CLARK                   119,500.00      7            929.46   119,500.00
324-01   800851297  DAMBROSIO DIANE M                  104,000.00      1            961.06   104,000.00
324-01   800852287  RIVERA HENRY                       143,000.00      2          1,321.46   142,944.69
324-01   800852337  COLSTON BRENDA G                    38,000.00      1            431.52    37,992.02
324-01   800854960  CHEEMA SITAL S                     170,000.00      3          1,683.49   169,890.84
324-01   800855850  BUENO ABIGAIL                       52,275.00      1            453.93    52,203.16
324-01   800856023  SWIATEK PATRICIA                    70,000.00      1            781.18    69,968.72
324-01   800856684  WHIPPLE DEBORAH A                   41,600.00      1            368.92    41,582.08
324-01   800857302  BAUTISTA MARCELINO B               143,700.00      8          1,368.49   143,597.05
324-01   800858268  THORTEN CARLINE                    119,250.00      1          1,135.64   119,207.49
324-01   800860314  BRAND CARL D                       293,250.00      2          2,737.43   293,139.60
324-01   800860546  SCHLATER ROBERTA L                  45,000.00      1            502.19    44,990.00
324-01   800861759  NAYLOR JOHN                         21,000.00      1            148.64    20,969.50
324-01   800861973  COWARD JOSEPH E                     35,000.00      1            370.15    34,990.79
324-01   800861981  BROOKS PAUL L                       36,900.00      1            347.93    36,859.06
324-01   800862302  CURTIS BEY RALPH                   121,915.00      3          1,336.72   121,886.33
324-01   800863086  TALIAFERRO ARLINE                   59,770.00      1            678.74    59,757.45
324-01   800863102  AUSTIN ROBERT A                     72,335.00      1            751.01    72,335.00
324-01   800863201  WRIGHT BRENDA C                     48,000.00      7            463.21    47,873.05
324-01   800863813  LEON PATRICIA                      238,500.00      3          2,271.29   238,329.14
324-01   800865123  BURTON ROBERT W                    140,200.00      1          1,102.95   140,119.34
324-01   800866162  SCHAUMBURG JOHN S                  148,700.00      8          1,250.35   148,626.86
324-01   800868671  TEKVERK SUSAN                      123,600.00      1          1,331.13   123,569.24
324-01   800869547  GUTSTEIN ALLEN E                   120,700.00      1          1,288.19   120,606.34
324-01   800870065  SULLIVAN MICHAEL J                 147,000.00      1          1,169.60   146,917.59
324-01   800870685  HOLM AMMON                         117,000.00      1            858.50   116,921.50




                    Original   Next       Current       Property
                      LTV    Adjustment   Mortgage      Value at        Owner
Pool ID   Account    Ratio      Date        Rate       Origination     Occupied
-------------------------------------------------------------------------------
324-01   800819187   84.9    07/01/00      9.500        265,000.00         Y
324-01   800824112   85.0    07/01/00     10.750        174,000.00         Y
324-01   800825721   75.0    07/01/00     11.875        350,000.00         Y
324-01   800827305   85.0    07/01/00     11.000         96,000.00         Y
324-01   800828212   85.0    07/01/00     11.000        325,000.00         Y
324-01   800829863   85.0    07/01/00      9.000        115,000.00         Y
324-01   800830283   90.0    07/01/00     12.000         85,000.00         Y
324-01   800833048   80.0    06/15/00     12.125        625,000.00         Y
324-01   800834673   88.6    08/01/00      9.625         53,000.00         Y
324-01   800834889   85.0    07/01/00     10.375         87,000.00         Y
324-01   800835688   84.9    06/01/00     11.500        195,000.00         Y
324-01   800835720   90.0    08/01/00     10.250        295,000.00         Y
324-01   800836983   80.0    08/01/00     10.875        141,000.00         Y
324-01   800837981   85.0    08/01/00      9.250        129,000.00         Y
324-01   800841025   85.0    07/01/00      9.875        131,000.00         Y
324-01   800841074   75.0    08/01/00     12.000         43,000.00         Y
324-01   800841330   85.0    08/01/00      8.250        115,000.00         Y
324-01   800842007   70.0    07/01/00      9.875        160,000.00         Y
324-01   800842098   80.0    06/23/00     12.750        105,000.00         Y
324-01   800842130   84.9    06/01/00      9.625        106,100.00         Y
324-01   800842627   80.9    08/01/00     11.625        138,000.00         Y
324-01   800843906   90.0    07/01/00     10.500         77,500.00         Y
324-01   800844102   85.0    08/01/00     10.500         88,500.00         Y
324-01   800844789   80.8    07/01/00     12.875        450,000.00         Y
324-01   800844938   85.0    07/01/00     11.375        102,000.00         Y
324-01   800845984   90.0    08/01/00      9.375         73,000.00         Y
324-01   800846065   80.0    07/01/00     13.000         99,000.00         Y
324-01   800846446   90.0    08/01/00      9.625        140,000.00         Y
324-01   800847196   89.9    07/01/00     10.375         29,900.00         Y
324-01   800847568   50.0    07/01/00     15.500         48,000.00         Y
324-01   800847857   85.8    08/01/00      9.375         99,000.00         Y
324-01   800849606   84.1    08/01/00      8.625        142,000.00         Y
324-01   800851297   43.1    08/01/00     10.625        241,000.00         Y
324-01   800852287   79.7    07/01/00     10.625        179,315.00         Y
324-01   800852337   80.0    07/01/00     13.375         47,500.00         Y
324-01   800854960   85.0    07/01/00     11.500        200,000.00         Y
324-01   800855850   87.1    05/01/00      9.875         60,000.00         Y
324-01   800856023   57.3    06/01/00     13.125        122,000.00         Y
324-01   800856684   80.0    08/01/00     10.125         52,000.00         Y
324-01   800857302   84.9    07/01/00     11.000        169,074.00         Y
324-01   800858268   90.0    07/01/00     11.000        132,500.00         Y
324-01   800860314   75.0    01/01/99     10.750        391,000.00         Y
324-01   800860546   75.0    07/01/00     13.125         60,000.00         Y
324-01   800861759   26.2    06/01/00      7.625         80,000.00         Y
324-01   800861973   77.7    07/01/00     12.375         45,000.00         Y
324-01   800861981   89.7    05/01/00     10.875         41,101.00         Y
324-01   800862302   65.9    07/01/00     12.875        185,000.00         Y
324-01   800863086   72.8    07/01/00     13.375         82,000.00         Y
324-01   800863102   85.0    08/01/00     12.125         85,100.00         Y
324-01   800863201   80.0    07/01/00     10.000         60,000.00         Y
324-01   800863813   90.0    07/01/00     11.000        265,000.00         Y
324-01   800865123   84.9    07/01/00      8.750        165,000.00         Y
324-01   800866162   79.9    07/01/00      9.500        185,900.00         Y
324-01   800868671   80.0    08/01/00     12.625        154,500.00         Y
324-01   800869547   53.1    06/01/00     12.500        227,000.00         Y
324-01   800870065   77.3    08/01/00      8.875        190,000.00         Y
324-01   800870685   75.9    08/01/00      8.000        154,000.00         Y



ALLIANCE FUNDING                                                                        Page 25  9/24/98
A division of Superior Bank FSB

                               Sale Schedule B -- Group 2, Sub-Pool III & IV
                 1998-3 -- Initial Pool of Adjustable Rate Mortgages -- Settlement 9/24/98

                                                       Principal     Type of    Scheduled    Cut-off Date
                                                       Balance at   Mortgaged    Payment      Principal
Pool ID   Account      Name                           Origination   Property    Int & Prin     Balance
---------------------------------------------------------------------------------------------------------
324-01   800871238  TICE CHRISTOPHE LEE                 78,000.00      1            765.00    77,974.38
324-01   800871949  CARRASQUILLO NEVILL                143,500.00      1          1,629.56   143,500.00
324-01   800871956  NOCON CHARITO P                     70,000.00      1            607.84    69,968.20
324-01   800873911  RINEHARTGRAY BARBARA B              24,700.00      1            249.32    24,692.53
324-01   800874232  HANSEN SHAUNA                       75,000.00      7            563.45    75,000.00
324-01   800874604  BARTLETT KAREN                     122,400.00      1          1,074.15   122,345.85
324-01   800874778  FELKER MARGARET A                   79,200.00      8            601.98    79,150.77
324-01   800874893  BUCKLEY WILLIAM J                  599,000.00      1          4,552.83   599,000.00
324-01   800876187  LACAVA JAMES J                     185,000.00      5          1,779.29   185,000.00
324-01   800876245  GREEN ANCEL D                      165,750.00      1          1,424.05   165,672.67
324-01   800876633  EVANS FRANK C                      116,800.00      1          1,246.56   116,770.67
324-01   800876807  AURELIEN ALEXANDRA                 191,250.00      3          1,821.32   191,250.00
324-01   800877524  MACENULTY EARL WILSON              106,860.00      1            879.11   106,804.60
324-01   800878084  TYMINSKI ARTHUR                    150,000.00      3          1,206.93   149,919.00
324-01   800878126  KETSIS FANI                        200,600.00      1          1,816.25   200,435.50
324-01   800878704  MYERS PHILLIP J                    158,000.00      1          1,701.61   157,920.95
324-01   800879181  FISHER CHARLES                     115,411.00      3          1,055.71   115,365.85
324-01   800879447  ARTIS SANDY RAY                     90,600.00      7            828.75    90,564.00
324-01   800880270  GREENE AUGUSTINA                   172,000.00      3          1,835.68   172,000.00
324-01   800880536  EKANEM AKANIMO                      33,750.00      1            331.01    33,738.91
324-01   800881310  SWENSON W JEFF                     101,250.00      1            832.96   101,197.51
324-01   800882086  TUGGLE TARA Y                       64,800.00      1            562.69    64,800.00
324-01   800882920  BURROWES LANCE                     207,000.00      4          1,951.78   206,847.63
324-01   800882946  HURD OMAR K                        120,000.00      1          1,131.47   119,911.66
324-01   800883209  AMIN YOGIN A                       265,200.00      1          2,181.74   265,062.51
324-01   800883365  WILLIAMS TERRANCE                  182,750.00      3          1,536.67   182,660.10
324-01   800884736  MILLER FLAVIOUS                    238,500.00      3          2,271.29   238,329.14
324-01   800885014  SAUNDERS LISA Y                     41,400.00      1            351.90    41,381.06
324-01   800885147  BADAMI ANTONETTE                   203,150.00      3          2,011.78   202,818.25
324-01   800885246  HOWARD PAM                          69,000.00      1            586.49    68,966.95
324-01   800885337  GRANT PAUL W                       144,000.00      4          1,210.83   143,890.00
324-01   800886632  EMERY TAMMY L                       42,400.00      1            432.06    42,374.92
324-01   800887234  GRAHAM STEVEN H                     40,000.00      1            407.60    39,988.23
324-01   800887432  AHMED KAISER                       200,500.00      1          1,559.47   200,500.00
324-01   800887747  KRIEGER LOUIS                       46,300.00      1            462.93    46,300.00
324-01   800887846  JONES TRENA L                       42,500.00      1            416.82    42,471.95
324-01   800887952  FLOOD TRACY P                       67,500.00      7            667.69    67,500.00
324-01   800888562  CADOTTE KIRK F                     284,800.00      1          2,847.54   284,800.00
324-01   800889438  HOPPAL JAY MICHAEL                  72,000.00      1            775.42    71,963.97
324-01   800889453  MIRCEA VIRGIL                      108,000.00      1            764.42   108,000.00
324-01   800889610  BEAN JULIUS                         71,400.00      7            720.72    71,400.00
324-01   800889750  MERRELL JAMES                      148,000.00      1          1,395.48   147,945.77
324-01   800890212  CRAWFORD SAMUEL VAUGHN              63,750.00      1            512.95    63,715.18
324-01   800890493  GAMSBY DONALD J                     89,500.00      1            818.69    89,428.56
324-01   800890808  LARSON KURT W                       85,500.00      1            665.01    85,398.68
324-01   800890998  SHIVERS MYRA J                      51,200.00      1            531.59    51,185.74
324-01   800891525  SCOTT HIRMATTIE                    160,000.00      1          1,330.80   160,000.00
324-01   800891855  ALI KHALED AHMED                   212,000.00      3          1,744.07   212,000.00
324-01   800892358  PELLEGRIN WILLIAM R                149,100.00      1          1,159.69   149,011.97
324-01   800892366  MALONEY JOSEPH J                    81,300.00      1            646.86    81,254.42
324-01   800893539  STRUBLE PATRICIA                    72,000.00      8            625.21    72,000.00
324-01   800894339  ALLISON TROY L                     233,750.00      1          1,880.81   233,622.32
324-01   800894503  WILSON DONALD J                    207,000.00      8          1,610.02   206,877.79
324-01   800894891  BULLOCH LEE                         82,500.00      1            840.68    82,451.22
324-01   800895377  CLAYTON KATHLEEN A                 153,000.00      1          1,385.27   152,937.54
324-01   800895385  WENNER PAMELA JEAN                  20,272.00      1            189.25    20,257.15
324-01   800895450  SHAW ROBERT                         26,000.00      1            240.27    26,000.00




                    Original   Next       Current       Property
                      LTV    Adjustment   Mortgage      Value at        Owner
Pool ID   Account    Ratio      Date        Rate       Origination     Occupied
-------------------------------------------------------------------------------
324-01   800871238   47.8    07/01/00     11.375        162,900.00         Y
324-01   800871949   63.7    08/01/00     13.375        225,000.00         Y
324-01   800871956   58.8    07/01/00      9.875        119,000.00         Y
324-01   800873911   74.8    08/01/00     11.750         33,000.00         N
324-01   800874232   83.4    08/01/00      8.250         89,900.00         Y
324-01   800874604   89.3    07/01/00     10.000        137,000.00         Y
324-01   800874778   80.0    08/01/00      8.375         99,000.00         Y
324-01   800874893   72.6    08/01/00      8.375        825,000.00         Y
324-01   800876187   84.0    09/01/00     11.125        220,000.00         Y
324-01   800876245   85.0    07/01/00      9.750        195,000.00         Y
324-01   800876633   80.0    07/01/00     12.500        146,000.00         Y
324-01   800876807   75.0    08/01/00     11.000        255,000.00         Y
324-01   800877524   78.0    07/01/00      9.250        137,000.00         Y
324-01   800878084   49.1    08/01/00      9.000        305,000.00         Y
324-01   800878126   85.0    07/01/00     10.375        236,000.00         Y
324-01   800878704   80.0    06/01/00     12.625        197,500.00         Y
324-01   800879181   76.4    07/01/00     10.500        151,000.00         N
324-01   800879447   85.8    07/01/00     10.500        105,500.00         Y
324-01   800880270   80.0    08/01/00     12.500        215,000.00         Y
324-01   800880536   75.0    07/01/00     11.375         45,000.00         N
324-01   800881310   75.0    07/01/00      9.250        135,000.00         Y
324-01   800882086   80.0    08/01/00      9.875         81,000.00         Y
324-01   800882920   90.0    07/01/00     10.875        230,000.00         Y
324-01   800882946   85.7    12/01/98     10.875        140,000.00         Y
324-01   800883209   80.0    07/01/00      9.250        331,500.00         Y
324-01   800883365   85.0    07/01/00      9.500        215,000.00         Y
324-01   800884736   90.0    07/01/00     11.000        265,000.00         Y
324-01   800885014   90.0    08/01/00      9.625         46,000.00         Y
324-01   800885147   85.0    07/01/00     11.500        239,000.00         Y
324-01   800885246   75.0    01/01/99      9.625         92,000.00         Y
324-01   800885337   90.0    07/20/00      9.500        160,000.00         Y
324-01   800886632   80.0    01/01/99     11.875         53,000.00         Y
324-01   800887234   80.0    08/01/00     11.875         50,000.00         Y
324-01   800887432   89.9    08/01/00      8.625        222,800.00         Y
324-01   800887747   75.9    08/01/00     11.625         61,000.00         Y
324-01   800887846   85.0    09/01/00     11.375         50,000.00         Y
324-01   800887952   90.0    08/01/00     11.125         75,000.00         Y
324-01   800888562   80.0    08/01/00     11.625        356,000.00         Y
324-01   800889438   80.0    07/01/00     12.625         90,000.00         Y
324-01   800889453   90.0    08/01/00      7.625        120,000.00         Y
324-01   800889610   85.0    09/01/00     11.750         84,000.00         Y
324-01   800889750   80.0    07/01/00     10.875        185,000.00         Y
324-01   800890212   83.8    07/07/00      9.000         76,000.00         Y
324-01   800890493   62.1    07/01/00     10.500        144,000.00         Y
324-01   800890808   90.0    06/12/00      8.625         95,000.00         Y
324-01   800890998   80.0    07/01/00     12.125         64,000.00         Y
324-01   800891525   76.1    09/01/00      9.375        210,000.00         Y
324-01   800891855   80.0    08/01/00      9.250        265,000.00         Y
324-01   800892358   76.7    07/01/00      8.625        194,150.00         Y
324-01   800892366   80.8    07/01/00      8.875        100,500.00         Y
324-01   800893539   80.0    09/01/00      9.875         90,000.00         Y
324-01   800894339   85.0    07/01/00      9.000        275,000.00         Y
324-01   800894503   90.0    08/01/00      8.625        230,000.00         Y
324-01   800894891   75.0    07/01/00     11.875        110,000.00         Y
324-01   800895377   90.0    01/01/99     10.375        170,000.00         Y
324-01   800895385   85.0    07/01/00     10.750         23,850.00         Y
324-01   800895450   65.0    09/01/00     10.625         40,000.00         Y



ALLIANCE FUNDING                                                                        Page 26  9/24/98
A division of Superior Bank FSB

                               Sale Schedule B -- Group 2, Sub-Pool III & IV
                 1998-3 -- Initial Pool of Adjustable Rate Mortgages -- Settlement 9/24/98

                                                       Principal     Type of    Scheduled    Cut-off Date
                                                       Balance at   Mortgaged    Payment      Principal
Pool ID   Account      Name                           Origination   Property    Int & Prin     Balance
---------------------------------------------------------------------------------------------------------
324-01   800896490  BROWN-SULLIV ANTOINETTE            103,600.00      1            938.01   103,557.71
324-01   800896557  ALVORD JOSEPH R                    109,300.00      1          1,241.20   109,300.00
324-01   800897639  BARNES BILL                         94,500.00      1            709.95    94,439.74
324-01   800898090  FULK JAMES N JR                     19,200.00      1            191.97    19,200.00
324-01   800898298  KING THEODORE O                     76,500.00      1            750.29    76,398.03
324-01   800898645  MANROSS MARTIN A                   154,700.00      1          1,148.64   154,700.00
324-01   800898835  MILLER BRADLEY W                    76,900.00      1            653.65    76,863.15
324-01   800899627  HELMS STEVEN                        61,200.00      1            548.41    61,200.00
324-01   800899635  CASEY JOHN E                        62,300.00      1            540.98    62,271.70
324-01   800900516  OHGE ROBERT J                      120,000.00      1            859.69   119,915.31
324-01   800900524  SIMMS DOMINIQUE                     42,500.00      3            396.73    42,467.86
324-01   800901183  NEMES ROBERT J                     260,000.00      5          1,999.18   260,000.00
324-01   800901555  PAIR DERRICK                        69,750.00      1            505.74    69,701.99
324-01   800901837  ANSELME EZEKIELISH                 157,500.00      3          1,440.71   157,500.00
324-01   800902207  COPPOLA TIMOTHY J                   73,600.00      1            814.16    73,583.17
324-01   800902652  DEPILLO JEFFREY A                   46,875.00      1            288.62    46,830.52
324-01   800902702  SIROTKIN MARK R                    256,000.00      1          2,907.10   256,000.00
324-01   800902876  LISTER MARK A                      239,200.00      1          2,099.15   239,094.18
324-01   800903213  MAYNER RUTHEE                       72,900.00      3            619.64    72,900.00
324-01   800903338  BURGETT DAVID R                     49,500.00      1            429.84    49,454.66
324-01   800903627  DUNCAN DIANE P                     135,150.00      1          1,248.92   134,942.37
324-01   800903767  PUGH DOUGLAS JASON                 107,100.00      1            930.00   107,100.00
324-01   800904625  SINGH MAJOR                        170,400.00      3          1,432.82   170,400.00
324-01   800904674  PINDA SILLITA                      118,500.00      1          1,150.94   118,460.00
324-01   800904708  SHAFFER VICTORIA J                  56,400.00      3            489.75    56,375.13
324-01   800904864  STEIN THOMAS W                     118,350.00      1          1,027.69   118,296.23
324-01   800906265  KRALL ROBIN L                       84,600.00      1            719.09    84,528.56
324-01   800906331  LEWIS EDWARD W                      65,000.00      1            471.30    65,000.00
324-01   800906406  BROWN VINCENT                       64,000.00      3            627.69    63,978.98
324-01   800906752  WILSON CARTARIAL                    47,900.00      1            465.23    47,900.00
324-01   800906927  GIFFORD DAVID G                    124,000.00      1          1,408.13   123,973.95
324-01   800906950  MISER VIVIAN                       119,000.00      1          1,000.62   118,882.46
324-01   800907289  STURDIVANT DANIEL F                156,000.00      1          1,664.93   155,960.07
324-01   800908667  LARSON MARK R                       52,000.00      1            580.31    51,988.44
324-01   800908949  CHRISTENSEN VICKI Y                 54,500.00      2            423.90    54,467.82
324-01   800909061  ROBINSON JACK D                     94,500.00      1            726.62    94,500.00
324-01   800909681  LICATA PETER                       150,000.00      2          1,126.90   149,904.35
324-01   800909921  ELLISON BART                       190,700.00      1          1,174.17   190,700.00
324-01   800911000  SATTERLY JEANIE L                   44,800.00      1            499.96    44,790.04
324-01   800911141  DANG TINA M                        103,000.00      1            838.04   103,000.00
324-01   800911232  BUCK MARGRIT E                     172,000.00      1          1,173.34   172,000.00
324-01   800911737  HOLES JEFFREY J                     80,000.00      7            709.46    80,000.00
324-01   800912131  GRANTLEY MARY L                     27,300.00      1            304.67    27,293.92
324-01   800912453  FREDERICK VERTILDA                 148,000.00      5          1,579.54   148,000.00
324-01   800913352  PALOMO RAMON                       100,800.00      1            792.99   100,800.00
324-01   800913451  HORNE JOHNNIE L                     80,000.00      1            884.96    79,981.71
324-01   800913816  ZAMILUS BERTHONY                    95,250.00      1            844.70    95,167.60
324-01   800913915  SAXON DANIEL                       111,350.00      7            788.13   111,269.41
324-01   800914186  MARSHALL MARVIN M                   57,600.00      1            570.41    57,600.00
324-01   800914236  MARTINEZ JOSE B                    110,000.00      1            885.08   109,939.92
324-01   800914525  HILL VIRGIL                         70,000.00      1            588.60    69,965.57
324-01   800914905  CARTER MARK D                       54,000.00      3            504.08    53,979.67
324-01   800915456  BAKER CLIFTON                      147,600.00      3          1,295.30   147,534.70
324-01   800916223  WHITE ROY JR                        72,250.00      7            647.43    72,250.00
324-01   800916579  WEEKS DAVID L                       97,750.00      4            921.68    97,604.76
324-01   800917239  VARVEL JOSEPH R                     24,500.00      1            224.11    24,490.27
324-01   800917833  DZIEDZIC DIANA L                    83,500.00      1            702.11    83,458.93




                    Original   Next       Current       Property
                      LTV    Adjustment   Mortgage      Value at        Owner
Pool ID   Account    Ratio      Date        Rate       Origination     Occupied
-------------------------------------------------------------------------------
324-01   800896490   80.0    07/01/00     10.375        129,500.00         Y
324-01   800896557   80.9    08/01/00     13.375        135,000.00         Y
324-01   800897639   90.0    07/01/00      8.250        105,000.00         Y
324-01   800898090   80.0    09/01/00     11.625         24,000.00         Y
324-01   800898298   85.0    04/01/00     11.375         90,000.00         Y
324-01   800898645   85.0    08/01/00      8.125        182,000.00         Y
324-01   800898835   80.9    08/01/00      9.625         95,000.00         Y
324-01   800899627   85.0    09/01/00     10.250         72,000.00         Y
324-01   800899635   80.9    07/03/00      9.875         77,000.00         Y
324-01   800900516   69.7    07/01/00      7.750        172,000.00         Y
324-01   800900524   70.8    07/01/00     10.750         60,000.00         Y
324-01   800901183   80.0    08/01/00      8.500        325,000.00         N
324-01   800901555   90.0    07/01/00      7.875         77,500.00         Y
324-01   800901837   90.0    08/01/00     10.500        175,000.00         Y
324-01   800902207   78.2    08/01/00     13.000         94,000.00         Y
324-01   800902652   75.0    07/01/00      6.250         62,500.00         Y
324-01   800902702   80.0    08/01/00     13.375        320,000.00         Y
324-01   800902876   65.0    01/01/99     10.000        368,000.00         Y
324-01   800903213   90.0    08/01/00      9.625         81,000.00         Y
324-01   800903338   90.0    07/01/00      9.875         55,000.00         Y
324-01   800903627   85.0    07/02/00     10.625        159,000.00         Y
324-01   800903767   90.0    08/01/00      9.875        119,000.00         Y
324-01   800904625   80.0    08/01/00      9.500        213,000.00         Y
324-01   800904674   84.9    08/01/00     11.250        139,500.00         Y
324-01   800904708   76.2    07/01/00      9.875         74,000.00         Y
324-01   800904864   90.0    08/01/00      9.875        131,500.00         Y
324-01   800906265   90.0    07/01/00      9.625         94,000.00         Y
324-01   800906331   63.7    09/01/00      7.875        102,000.00         Y
324-01   800906406   64.9    08/01/00     11.375         98,500.00         Y
324-01   800906752   79.9    08/01/00     11.250         59,900.00         Y
324-01   800906927   80.0    08/01/00     13.375        155,000.00         Y
324-01   800906950   85.0    07/01/00      9.500        140,000.00         Y
324-01   800907289   79.9    01/01/99     12.500        195,100.00         Y
324-01   800908667   65.0    07/01/00     13.125         80,000.00         Y
324-01   800908949   52.1    07/01/00      8.625        104,500.00         Y
324-01   800909061   90.0    08/01/00      8.500        105,000.00         Y
324-01   800909681   70.7    07/01/00      8.250        212,000.00         N
324-01   800909921   75.3    08/01/00      6.250        253,000.00         Y
324-01   800911000   80.0    07/01/00     13.125         56,000.00         Y
324-01   800911141   69.5    09/01/00      9.125        148,000.00         N
324-01   800911232   78.1    08/01/00      7.250        220,000.00         Y
324-01   800911737   86.9    08/01/00     10.125         92,000.00         Y
324-01   800912131   65.0    07/01/00     13.125         42,000.00         Y
324-01   800912453   80.0    08/03/00     12.500        185,000.00         Y
324-01   800913352   90.0    08/01/00      8.750        112,000.00         Y
324-01   800913451   80.0    07/01/00     13.000        100,000.00         Y
324-01   800913816   75.0    08/01/00     10.125        127,000.00         Y
324-01   800913915   85.0    07/01/00      7.625        131,000.00         Y
324-01   800914186   80.0    08/01/00     11.500         72,000.00         Y
324-01   800914236   51.1    08/01/00      9.000        215,000.00         Y
324-01   800914525   80.0    07/01/00      9.500         87,500.00         Y
324-01   800914905   90.0    07/01/00     10.750         60,000.00         Y
324-01   800915456   90.0    08/01/00     10.000        164,000.00         Y
324-01   800916223   85.0    08/01/00     10.250         85,000.00         Y
324-01   800916579   85.0    10/01/98     10.875        115,000.00         Y
324-01   800917239   70.0    08/01/00     10.500         35,000.00         N
324-01   800917833   60.5    08/01/00      9.500        138,000.00         Y



ALLIANCE FUNDING                                                                        Page 27  9/24/98
A division of Superior Bank FSB

                               Sale Schedule B -- Group 2, Sub-Pool III & IV
                 1998-3 -- Initial Pool of Adjustable Rate Mortgages -- Settlement 9/24/98

                                                       Principal     Type of    Scheduled    Cut-off Date
                                                       Balance at   Mortgaged    Payment      Principal
Pool ID   Account      Name                           Origination   Property    Int & Prin     Balance
---------------------------------------------------------------------------------------------------------
324-01   800918054  MITZELL JEAN R                      48,000.00      1            475.34    48,000.00
324-01   800918484  GRUBE CARL L                        57,200.00      1            539.33    57,157.91
324-01   800919722  TOMSIC STEPHEN P                    89,089.00      1          1,011.69    89,089.00
324-01   800921231  GREEN JUNE H                        58,000.00      1            358.88    57,630.99
324-01   800921363  MOTTICE RICHARD W                   97,750.00      1            725.79    97,750.00
324-01   800924912  WRIGHT GREELEY B                    96,000.00      1            738.16    96,000.00
324-01   800925109  BROSIUS DARWIN K                   200,000.00      4          1,609.25   199,890.75
324-01   800925638  MAKKI WAHID                        158,000.00      1          1,371.99   158,000.00
324-01   800925646  BOLTON TIMOTHY S                    34,400.00      1            357.16    34,400.00
324-01   800925737  HARDY GREGORY P                    104,400.00      1            784.32   104,266.40
324-01   800926073  NIELSEN REA L                      241,400.00      1          1,877.58   241,400.00
324-01   800926263  HARRIS CHERYL D                     28,000.00      1            269.30    27,990.28
324-01   800926677  HURTADO VICTOR                     237,915.00      1          1,808.32   237,767.13
324-01   800927022  HERNANDEZ IRIS G                    50,000.00      1            490.38    49,967.00
324-01   800927055  MELETIOU MELETIOS                  126,400.00      2          1,097.59   126,342.58
324-01   800927287  ALHAJ SHAWKI M                      34,400.00      1            317.89    34,386.69
324-01   800928566  MADSEN CAROL S                      64,000.00      1            492.10    63,961.23
324-01   800928731  WILLIAMSON DAVID                    41,000.00      7            469.44    41,000.00
324-01   800928889  WHALEN MICHAEL A                   103,700.00      1            871.97   103,648.99
324-01   800929416  PHILLIPS ALFRED A                  227,600.00      1          1,571.98   227,600.00
324-01   800929788  MCINTYRE MICHAEL A                  47,200.00      1            409.86    47,200.00
324-01   800930166  HAMILTON CHARLES R                  28,400.00      2            246.62    28,387.09
324-01   800930216  OCASIO VICTOR                       29,236.00      1            261.98    29,236.00
324-01   800930257  YATES DIANE E                       65,600.00      1            521.94    65,600.00
324-01   800930471  JENKINS FRED                       100,700.00      1            911.74   100,658.90
324-01   800931339  DEE STACEY                         184,000.00      2          1,463.99   184,000.00
324-01   800931909  MING LEESA                         187,000.00      1          1,851.84   186,879.91
324-01   800932527  LONG FRANCIS H                      48,000.00      3            390.54    48,000.00
324-01   800932576  LONG FRANCIS H                      64,000.00      1            520.72    64,000.00
324-01   800933020  LYNN ANTHONY                        48,750.00      2            366.24    48,750.00
324-01   800933160  GALLEGOS RICARDO                    58,800.00      2            499.79    58,771.83
324-01   800933210  CHAMP DESIREE                       67,150.00      7            664.98    67,150.00
324-01   800933277  HAN SANG KU                        280,000.00      1          2,328.90   280,000.00
324-01   800933384  SANDERS PHILLIP W                  115,600.00      7            951.01   115,540.08
324-01   800933392  LYNN ANTHONY                        82,100.00      2            616.79    82,100.00
324-01   800933525  PIERCE MICHAEL E                    73,600.00      1            814.16    73,583.17
324-01   800934291  AVILA CELESTINO                     85,000.00      1            745.94    85,000.00
324-01   800934416  COLLINS JACK R                     103,200.00      1          1,131.52   103,200.00
324-01   800934465  GALLEGOS PHILLIP S                  76,500.00      1            568.01    76,500.00
324-01   800935090  SCIMECA BETTY A                     43,200.00      1            328.35    43,200.00
324-01   800935744  HOLCOMB GERARD F                   218,400.00      1          2,038.72   218,400.00
324-01   800936783  MCKISSIC BERNICE                    34,000.00      1            369.48    33,991.77
324-01   800937450  GRABOWSKI WILLIAM S                137,600.00      1          1,182.20   137,471.28
324-01   800937690  KRUPP EDWARD L                     225,220.00      1          1,771.81   225,090.42
324-01   800937997  YOUNG FLOYD W                       64,800.00      1            533.09    64,766.41
324-01   800938060  RAMIREZ MARIO E                     90,100.00      1            807.38    90,062.22
324-01   800940173  RUSSO MICHAEL A                    171,500.00      1          1,303.52   171,500.00
324-01   800941189  AYLESWORTH LAURENCE S              348,500.00      1          3,451.16   348,500.00
324-01   800941635  MATTISON CLIFTON D                  60,800.00      3            527.96    60,800.00
324-01   800942294  PRIBRAMSKY STEVEN R                212,500.00      2          1,884.50   212,500.00
324-01   800942401  VELASQUEZ JOSEPH A                 160,000.00      1          1,785.57   160,000.00
324-01   800943318  NEWELL ANN                         127,926.00      1          1,110.84   127,867.88
324-01   800943615  DESHEA DAVID WAYNE                 113,400.00      1            744.96   113,204.73
324-01   800943748  D'ALESSIO MICHAEL P.               162,000.00      2          1,217.05   162,000.00
324-01   800944167  ANDERSON TAMARA A                   51,850.00      1            469.45    51,828.84
324-01   800944233  NELSON DOMINIQUE                    42,400.00      2            364.28    42,380.22
324-01   800944332  GALANGA CEASAR                      69,300.00      3            570.11    69,264.08




                    Original   Next       Current       Property
                      LTV    Adjustment   Mortgage      Value at        Owner
Pool ID   Account    Ratio      Date        Rate       Origination     Occupied
-------------------------------------------------------------------------------
324-01   800918054   80.0    08/01/00     11.500         60,000.00         Y
324-01   800918484   89.9    06/01/00     10.875         63,600.00         Y
324-01   800919722   80.9    08/01/00     13.375        110,000.00         Y
324-01   800921231   60.4    07/01/00      7.000         96,000.00         Y
324-01   800921363   85.0    08/01/00      8.125        115,000.00         Y
324-01   800924912   82.1    08/01/00      8.500        116,900.00         Y
324-01   800925109   66.6    08/01/00      9.000        300,000.00         Y
324-01   800925638   64.7    08/01/00      9.875        244,000.00         Y
324-01   800925646   80.0    09/01/00     12.125         43,000.00         Y
324-01   800925737   90.0    07/01/00      8.250        116,000.00         Y
324-01   800926073   85.0    08/01/00      8.625        284,000.00         Y
324-01   800926263   80.0    08/01/00     11.125         35,000.00         Y
324-01   800926677   85.0    08/01/00      8.375        279,900.00         Y
324-01   800927022   50.0    07/01/00     11.375        100,000.00         Y
324-01   800927055   80.0    07/01/00      9.875        158,000.00         Y
324-01   800927287   80.0    07/01/00     10.625         43,000.00         Y
324-01   800928566   64.0    08/01/00      8.500        100,000.00         Y
324-01   800928731   62.1    09/01/00     12.625         66,000.00         Y
324-01   800928889   85.0    07/01/00      9.500        122,000.00         Y
324-01   800929416   89.9    08/01/00      7.375        252,900.00         Y
324-01   800929788   80.0    08/01/00      9.875         59,000.00         Y
324-01   800930166   80.0    07/01/00      9.875         35,500.00         Y
324-01   800930216   85.9    08/01/00     10.250         34,000.00         Y
324-01   800930257   80.0    08/01/00      8.875         82,000.00         Y
324-01   800930471   89.9    07/01/00     10.375        111,900.00         Y
324-01   800931339   80.0    08/01/00      8.875        230,000.00         Y
324-01   800931909   85.0    07/01/00     11.500        220,000.00         Y
324-01   800932527   80.0    08/01/00      9.125         60,000.00         N
324-01   800932576   80.0    08/01/00      9.125         80,000.00         N
324-01   800933020   75.0    08/01/00      8.250         65,000.00         N
324-01   800933160   80.0    08/01/00      9.625         73,500.00         Y
324-01   800933210   85.0    08/01/00     11.500         79,000.00         Y
324-01   800933277   74.4    08/01/00      9.375        376,000.00         Y
324-01   800933384   80.0    07/01/00      9.250        144,500.00         Y
324-01   800933392   83.7    08/01/00      8.250         98,000.00         Y
324-01   800933525   80.0    07/01/00     13.000         92,000.00         Y
324-01   800934291   85.0    08/01/00     10.000        100,000.00         Y
324-01   800934416   80.0    08/01/00     12.875        129,000.00         Y
324-01   800934465   85.0    08/01/00      8.125         90,000.00         Y
324-01   800935090   80.0    09/01/00      8.375         54,000.00         Y
324-01   800935744   80.0    02/01/99     10.750        273,000.00         Y
324-01   800936783   45.3    08/01/00     12.750         75,000.00         Y
324-01   800937450   89.9    07/01/00      9.750        152,900.00         Y
324-01   800937690   84.9    07/01/00      8.750        265,000.00         Y
324-01   800937997   90.0    08/01/00      9.250         72,000.00         Y
324-01   800938060   85.0    08/01/00     10.250        106,000.00         Y
324-01   800940173   83.6    08/01/00      8.375        205,000.00         Y
324-01   800941189   85.0    08/01/00     11.500        410,000.00         Y
324-01   800941635   70.6    08/01/00      9.875         86,000.00         N
324-01   800942294   85.0    08/01/00     10.125        250,000.00         Y
324-01   800942401   53.8    08/01/00     13.125        297,000.00         Y
324-01   800943318   90.0    08/01/00      9.875        142,140.00         Y
324-01   800943615   90.0    08/01/00      6.875        126,000.00         Y
324-01   800943748   80.0    08/01/00      8.250        202,500.00         Y
324-01   800944167   85.0    08/01/00     10.375         61,000.00         Y
324-01   800944233   80.0    08/01/00      9.750         53,000.00         Y
324-01   800944332   90.0    08/01/00      9.250         77,000.00         Y



ALLIANCE FUNDING                                                                        Page 28  9/24/98
A division of Superior Bank FSB

                               Sale Schedule B -- Group 2, Sub-Pool III & IV
                 1998-3 -- Initial Pool of Adjustable Rate Mortgages -- Settlement 9/24/98

                                                       Principal     Type of    Scheduled    Cut-off Date
                                                       Balance at   Mortgaged    Payment      Principal
Pool ID   Account      Name                           Origination   Property    Int & Prin     Balance
---------------------------------------------------------------------------------------------------------
324-01   800945784  FRIEDEN TODD E                      69,300.00      1            589.04    69,266.80
324-01   800945826  GRIFFIN BRUCE S                    172,800.00      8          1,252.92   172,681.08
324-01   800946105  BROWN DONALD                        66,314.00      7            639.94    66,314.00
324-01   800946204  DURBIN MICHELLE L                  126,000.00      1          1,152.57   126,000.00
324-01   800946816  NGUYEN NAM HOANG                   138,000.00      7          1,308.95   138,000.00
324-01   800947152  RABER REBECCA                       46,000.00      2            345.58    46,000.00
324-01   800948101  CHAMBLISS ALESE J                  116,000.00      1          1,159.81   116,000.00
324-01   800948549  MARCUM JAMES M                      78,000.00      7            906.89    78,000.00
324-01   800948648  LOPEZ EUDYS BELLO                   72,250.00      4            681.24    72,250.00
324-01   800948838  THAYNE CARY                        146,700.00      1            988.35   146,700.00
324-01   800949224  NGUYEN TAM K                       121,975.00      1          1,161.60   121,975.00
324-01   800949505  DINGLE CURTIS F                     99,450.00      7            845.31    99,450.00
324-01   800949687  PITTS ULES J                       131,400.00      8          1,104.89   131,335.36
324-01   800949737  HOUSEL WILLIAM T                   157,250.00      1          1,482.70   157,192.38
324-01   800949745  KLEIN RICHARD                       63,750.00      1            512.95    63,715.18
324-01   800950453  CLARK EVANS                         86,400.00      7            611.53    86,337.47
324-01   800950594  FRIEND JOHN A                       51,000.00      1            387.64    50,968.30
324-01   800950875  ROBERTS ATHENIA                     39,200.00      2            336.79    39,200.00
324-01   800950883  MARCHESI ARNOLD W                   65,790.00      6            737.47    65,641.90
324-01   800951089  TOSH JANICE K                       67,200.00      3            522.67    67,200.00
324-01   800952533  ALDHULAIMI MUSED                    34,000.00      1            327.01    34,000.00
324-01   800952954  FINDLEY ANTHONY J                  105,600.00      1            916.98   105,600.00
324-01   800953192  BAZZI IBRAHIM                       55,000.00      1            472.54    54,974.34
324-01   800953325  NOTTER CAROL J                      91,300.00      1            835.16    91,300.00
324-01   800953549  MCCOY LUELLAN                       60,800.00      1            678.51    60,800.00
324-01   800953721  DESHEA SHIRLEY M                   146,200.00      1            807.32   146,200.00
324-01   800953945  BARNES KIMBERLY                     83,300.00      1            677.76    83,300.00
324-01   800954034  NARDONE TANDUM E                    39,890.00      3            296.18    39,890.00
324-01   800954554  ERISMAN CHRISTOPHE                  54,000.00      1            483.89    54,000.00
324-01   800955163  KRASNER DAVID S                    249,370.00      1          2,119.62   249,370.00
324-01   800955551  NORMAN DARRELL J                    52,000.00      1            519.92    52,000.00
324-01   800955734  KHAMOU RAGHAD                       63,000.00      1            547.06    62,942.52
324-01   800956211  SUGHROUE SHARON D                   73,214.00      2            537.22    73,164.87
324-01   800956229  BROWN CHRISTINE                    223,125.00      3          2,188.33   223,125.00
324-01   800956534  ZARTMAN TODD L                      69,600.00      1            722.62    69,600.00
324-01   800956708  GORDON REBECCA                      84,915.00      1            832.82    84,915.00
324-01   800957490  LANE BRANDON K                      86,700.00      7            858.58    86,700.00
324-01   800958977  FARISH HUNTER M                    111,600.00      7            969.08   111,600.00
324-01   800959652  WEISS VIVIAN                       101,200.00      3            916.27   101,117.02
324-01   800960197  DEXTER CHERYL J                    150,400.00      1          1,547.04   150,356.97
324-01   800961021  BELL ROBERT                         52,700.00      7            562.01    52,700.00
324-01   800961732  STANKIWCZ STANLEY J                107,100.00      5            979.69   107,100.00
324-01   800962045  MOOSMAN KRISTINE M                  91,375.00      8            870.19    91,342.41
324-01   800963076  SMITH KATHY A                      106,800.00      7            996.96   106,800.00
324-01   800963712  HERENDEEN TONY EUGENE               54,696.00      7            482.64    54,652.07
324-01   800964579  BLUE SONYA D                        63,750.00      7            679.85    63,750.00
324-01   800965550  WILLIAMS SUSAN L                    27,300.00      2            222.12    27,300.00
324-01   800965709  CHILDS LESLIE W                     58,400.00      3            475.16    58,400.00
324-01   800965998  ROSILOWICZ ROBERT                  104,200.00      2            876.17   104,200.00
324-01   800969297  RIHAN NASER                        184,500.00      3          1,568.23   184,500.00
324-01   800969727  SHAFER JOAN QUINLAN                175,000.00      8          1,617.18   175,000.00
324-01   800970352  CURVEY THOMAS AARON                 71,200.00      8            725.53    71,200.00
324-01   800971434  ALLEN RONALD MARK                   92,700.00      7            787.94    92,700.00
324-01   800972093  PEOPLES TERRY                       64,600.00      7            677.82    64,527.81
324-01   800972804  CASTRO ELIZABETH C                 112,000.00      5            972.56   111,949.11
324-01   800973687  OWENS LAVERN                        54,400.00      7            570.80    54,400.00
324-01   800975260  COLEMAN LAKISHA                     46,325.00      2            406.53    46,325.00




                    Original   Next       Current       Property
                      LTV    Adjustment   Mortgage      Value at        Owner
Pool ID   Account    Ratio      Date        Rate       Origination     Occupied
-------------------------------------------------------------------------------
324-01   800945784   90.0    08/01/00      9.625         77,000.00         Y
324-01   800945826   90.0    07/01/00      7.875        192,000.00         Y
324-01   800946105   83.1    08/01/00     10.000         79,800.00         Y
324-01   800946204   90.0    08/01/00     10.500        140,000.00         Y
324-01   800946816   78.4    08/01/00      9.750        176,000.00         Y
324-01   800947152   80.0    02/01/99      8.250         57,500.00         Y
324-01   800948101   80.0    08/01/00     11.625        145,000.00         Y
324-01   800948549   75.0    08/01/00     12.875        104,000.00         Y
324-01   800948648   85.0    09/01/00     10.875         85,000.00         Y
324-01   800948838   90.0    08/01/00      7.125        163,000.00         Y
324-01   800949224   85.0    08/01/00     11.000        143,500.00         Y
324-01   800949505   85.0    08/01/00      9.625        117,000.00         Y
324-01   800949687   90.0    07/01/00      9.500        146,000.00         Y
324-01   800949737   85.0    07/01/00     10.875        185,000.00         Y
324-01   800949745   85.0    07/01/00      9.000         75,000.00         Y
324-01   800950453   90.0    08/01/00      7.625         96,000.00         Y
324-01   800950594   85.0    08/01/00      8.375         60,000.00         Y
324-01   800950875   80.0    08/01/00      9.750         49,000.00         Y
324-01   800950883   85.0    08/01/00     10.750         77,400.00         Y
324-01   800951089   80.0    08/01/00      8.625         84,000.00         Y
324-01   800952533   85.0    09/01/00     11.125         40,000.00         Y
324-01   800952954   80.0    08/01/00      9.875        132,000.00         Y
324-01   800953192   73.3    08/01/00      9.750         75,000.00         Y
324-01   800953325   83.0    08/01/00     10.500        110,000.00         Y
324-01   800953549   80.0    09/01/00     13.125         76,000.00         Y
324-01   800953721   85.0    08/01/00      5.250        172,000.00         Y
324-01   800953945   85.0    08/01/00      9.125         98,000.00         Y
324-01   800954034   69.9    08/01/00      8.125         57,000.00         N
324-01   800954554   90.0    08/01/00     10.250         60,000.00         Y
324-01   800955163   85.9    08/01/00      9.625        290,000.00         Y
324-01   800955551   80.0    08/01/00     11.625         65,000.00         Y
324-01   800955734   90.0    07/01/00      9.875         70,000.00         Y
324-01   800956211   84.9    08/01/00      8.000         86,135.00         Y
324-01   800956229   85.0    08/01/00     11.375        262,500.00         Y
324-01   800956534   80.0    09/01/00     12.125         87,000.00         Y
324-01   800956708   85.0    08/01/00     11.375         99,900.00         Y
324-01   800957490   85.0    08/01/00     11.500        102,000.00         Y
324-01   800958977   90.0    08/01/00      9.875        124,000.00         Y
324-01   800959652   74.9    08/01/00     10.375        135,000.00         N
324-01   800960197   80.0    08/01/00     12.000        188,000.00         Y
324-01   800961021   85.0    08/01/00     11.500         62,000.00         Y
324-01   800961732   70.0    08/01/00     10.500        153,000.00         N
324-01   800962045   85.0    07/01/00     11.000        107,500.00         Y
324-01   800963076   80.0    08/01/00     10.750        133,500.00         Y
324-01   800963712   82.8    08/01/00      9.625         66,000.00         Y
324-01   800964579   85.0    08/01/00     11.500         75,000.00         Y
324-01   800965550   70.0    09/01/00      9.125         39,000.00         N
324-01   800965709   80.0    09/01/00      9.125         73,000.00         N
324-01   800965998   74.9    02/01/99      9.500        139,000.00         Y
324-01   800969297   90.0    09/01/00      9.625        205,000.00         Y
324-01   800969727   70.0    08/01/00     10.625        250,000.00         Y
324-01   800970352   80.0    08/01/00     11.875         89,000.00         Y
324-01   800971434   90.0    08/01/00      9.625        103,000.00         Y
324-01   800972093   85.0    08/01/00     11.250         76,000.00         Y
324-01   800972804   80.0    07/01/00      9.875        140,000.00         Y
324-01   800973687   84.8    08/01/00     11.250         64,114.00         Y
324-01   800975260   85.0    09/01/00     10.000         54,500.00         Y



ALLIANCE FUNDING                                                                        Page 29  9/24/98
A division of Superior Bank FSB

                               Sale Schedule B -- Group 2, Sub-Pool III & IV
                 1998-3 -- Initial Pool of Adjustable Rate Mortgages -- Settlement 9/24/98

                                                       Principal     Type of    Scheduled    Cut-off Date
                                                       Balance at   Mortgaged    Payment      Principal
Pool ID   Account      Name                           Origination   Property    Int & Prin     Balance
---------------------------------------------------------------------------------------------------------
324-01   800975989  PERLMAN PETER R                     96,000.00      1          1,015.26    96,000.00
324-01   800976656  MARTINEZ GERI                       96,000.00      7          1,073.82    96,000.00
324-01   800978413  FAULKNER MOSE                       67,200.00      1            671.89    67,200.00
324-01   800978918  WHITE LYNNE M                       48,700.00      1            361.60    48,700.00
324-01   800979031  BOSWORTH SCOTT                      65,135.00      1            601.91    65,084.39
324-01   800979924  IACOVAZZI JOSEPH C                  76,500.00      3            622.43    76,500.00
324-01   800980310  BLACKE MARIA A                     297,500.00      1          2,501.54   297,500.00
324-01   800980393  SAPORITO ALLISON                    80,000.00      3            746.79    80,000.00
324-01   800980724  LISTON RONALD B                    140,250.00      1          1,128.48   140,250.00
324-01   800981946  WASDEN DEANNA M                    100,000.00      7          1,019.00   100,000.00
324-01   800982191  ALDERMAN DENNIS D                   68,900.00      1            755.45    68,900.00
324-01   800983231  JONES DEANNA                        58,300.00      1            522.43    58,300.00
324-01   800983561  LEWIS MARY E                        87,550.00      1            809.05    87,481.96
324-01   800983868  ECHEVERRE GEORGE                   225,250.00      1          1,955.95   225,250.00
324-01   800984056  JUNCAJ PJETER                       63,500.00      1            580.86    63,500.00
324-01   800984668  POWELL RICHARD J                    67,500.00      1            573.74    67,500.00
324-01   800984775  HORN SCOTT C                        61,200.00      1            470.57    61,200.00
324-01   800986184  CUERVO ALBA                         52,924.00      2            459.56    52,899.96
324-01   800986218  DECARVALHO ANTONIO                  53,550.00      3            407.02    53,550.00
324-01   800986606  HANSSENS ROBERT M                  238,000.00      4          2,199.35   238,000.00
324-01   800986887  WARSAW ANTHONY K                   157,500.00      8          1,267.28   157,413.97
324-01   800986929  HUTCHINGS TERRI G                  199,750.00      1          1,789.96   199,750.00
324-01   800987208  HAWKINS COTY                       109,800.00      1            777.16   109,720.53
324-01   800987232  MERRITT ALLYSON H                   60,324.00      7            512.75    60,324.00
324-01   800987265  MAARABA TAREK                      330,000.00      1          2,774.82   330,000.00
324-01   800987364  MURRAY GREGG M                     182,800.00      8          1,604.21   182,800.00
324-01   800987463  PATTERSON CHRISTOPHE D             200,000.00      1          1,415.59   200,000.00
324-01   800987497  FINNEGAN PETER JOSEPH              210,000.00      4          2,160.09   210,000.00
324-01   800990368  THOMAS HOMER                       132,000.00      1          1,345.08   132,000.00
324-01   800990475  CHOUDHRY MOHAMMAD                  147,900.00      3          1,478.76   147,900.00
324-01   800990541  SMALLWOOD ROSA H                   144,000.00      1          1,371.34   144,000.00
324-01   800991143  SHERMAN KIM                        202,500.00      1          1,795.82   202,500.00
324-01   800991655  FRANKLIN SCOTT                      33,000.00      6            390.76    33,000.00
324-01   800991903  WYATT MARRION                       51,200.00      1            571.38    51,200.00
324-01   800992307  COVINGTON TINA                      39,100.00      1            335.93    39,100.00
324-01   800992497  WEBB ROY CHRISTOPHE                 76,000.00      7            767.15    76,000.00
324-01   800993164  LORENZO FERN C                     156,800.00      8          1,643.10   156,800.00
324-01   800993222  JONES HELEN GRACE                   52,000.00      1            519.92    52,000.00
324-01   800994139  ROBBINS MARK                       112,500.00      1            905.20   112,500.00
324-01   800994188  MORGAN NORMA                       222,300.00      4          2,096.04   222,075.00
324-01   800994303  HOSSAIN MOHAMMED M                 148,500.00      3          1,358.39   148,500.00
324-01   800994444  CHOWDHURY SOLMON                    60,000.00      3            521.01    60,000.00
324-01   800994659  ROBERTS-LUCA MINERVA MAXI           59,500.00      7            723.75    59,403.10
324-01   800997835  BRITT THOMAS F                     108,000.00      1            898.29   107,890.49
324-01   800998080  GRAHAM-BELL MICAELA                 33,750.00      1            302.44    33,735.84
324-01   800998114  NELSON JOHN W                      237,500.00      1          1,889.66   237,366.85
324-01   800998338  HELMSTADTER CARLA L                 62,800.00      8            455.35    62,800.00
324-01   800998346  RUSSELL CHRIS                       23,400.00      1            242.95    23,386.91
324-01   800998510  RATELLE CULLIN J                    76,000.00      1            774.44    76,000.00
324-01   801000746  ZAYAT ALI                          138,000.00      1          1,147.82   137,930.31
324-01   801001124  AKINS DAVID                        292,500.00      1          2,621.09   292,500.00
324-01   801001371  REDCROSS ROBERT                    132,600.00      1          1,151.43   132,600.00
324-01   801001439  FOX JENNIFER J                     372,000.00      1          2,697.26   372,000.00
324-01   801001447  HEYWOOD AUSTIN G                   315,350.00      1          2,396.89   315,350.00
324-01   801001694  BROZOWSKI ROBERT C                 360,000.00      1          2,768.09   360,000.00
324-01   801003765  SIMMONS TYNETTA D                   52,700.00      1            487.00    52,700.00
324-01   801004417  BUTZ RICHARD H                     108,750.00      2            836.19   108,750.00




                    Original   Next       Current       Property
                      LTV    Adjustment   Mortgage      Value at        Owner
Pool ID   Account    Ratio      Date        Rate       Origination     Occupied
-------------------------------------------------------------------------------
324-01   800975989   80.0    09/01/00     12.375        120,000.00         Y
324-01   800976656   80.0    09/01/00     12.250        120,000.00         Y
324-01   800978413   80.0    08/01/00     11.625         84,000.00         Y
324-01   800978918   62.4    08/01/00      8.125         78,000.00         Y
324-01   800979031   86.8    06/01/00     10.625         75,000.00         Y
324-01   800979924   85.0    08/01/00      9.125         90,000.00         Y
324-01   800980310   85.0    08/01/00      9.500        350,000.00         Y
324-01   800980393   47.1    08/01/00     10.750        169,500.00         N
324-01   800980724   75.0    09/01/00      9.000        187,000.00         Y
324-01   800981946   80.0    08/01/00     11.875        125,000.00         Y
324-01   800982191   65.0    08/01/00     12.875        106,000.00         Y
324-01   800983231   82.1    08/01/00     10.250         71,000.00         Y
324-01   800983561   85.0    09/01/00     10.625        103,000.00         Y
324-01   800983868   85.0    08/01/00      9.875        265,000.00         Y
324-01   800984056   89.9    08/01/00     10.500         70,600.00         Y
324-01   800984668   90.0    08/01/00      9.625         75,000.00         Y
324-01   800984775   90.0    08/01/00      8.500         68,000.00         Y
324-01   800986184   70.0    08/01/00      9.875         75,606.00         N
324-01   800986218   85.0    08/01/00      8.375         63,000.00         Y
324-01   800986606   85.0    08/01/00     10.625        280,000.00         Y
324-01   800986887   90.0    08/01/00      9.000        175,000.00         Y
324-01   800986929   85.0    08/01/00     10.250        235,000.00         Y
324-01   800987208   90.0    08/01/00      7.625        122,000.00         Y
324-01   800987232   73.5    08/01/00      9.625         82,000.00         Y
324-01   800987265   75.0    02/01/99      9.500        440,000.00         Y
324-01   800987364   89.9    08/01/00     10.000        203,220.00         Y
324-01   800987463   86.9    09/01/00      7.625        230,000.00         Y
324-01   800987497   61.7    09/01/00     12.000        340,000.00         Y
324-01   800990368   80.0    08/01/00     11.875        165,000.00         Y
324-01   800990475   84.5    08/01/00     11.625        175,000.00         Y
324-01   800990541   80.0    02/01/99     11.000        180,000.00         Y
324-01   800991143   90.0    08/01/00     10.125        225,000.00         Y
324-01   800991655   75.0    09/01/00     11.750         44,000.00         Y
324-01   800991903   80.0    08/01/00     13.125         64,000.00         Y
324-01   800992307   85.0    08/01/00      9.750         46,000.00         Y
324-01   800992497   80.0    08/01/00     11.750         95,000.00         Y
324-01   800993164   80.0    09/01/00     12.250        196,000.00         Y
324-01   800993222   80.0    09/01/00     11.625         65,000.00         Y
324-01   800994139   75.0    08/01/00      9.000        150,000.00         Y
324-01   800994188   90.0    08/01/00     10.875        246,750.00         Y
324-01   800994303   90.0    08/01/00     10.500        165,000.00         Y
324-01   800994444   75.0    09/01/00      9.875         80,000.00         N
324-01   800994659   70.0    09/01/00     13.625         85,000.00         Y
324-01   800997835   80.0    07/01/00      9.375        135,000.00         Y
324-01   800998080   64.9    08/01/00     10.250         52,000.00         Y
324-01   800998114   64.1    08/01/00      8.875        370,000.00         Y
324-01   800998338   89.9    08/01/00      7.875         69,800.00         Y
324-01   800998346   65.0    09/01/00     12.125         36,000.00         N
324-01   800998510   80.0    08/01/00     11.875         95,000.00         Y
324-01   801000746   87.3    02/01/99      9.375        158,000.00         Y
324-01   801001124   90.0    08/01/00     10.250        325,000.00         Y
324-01   801001371   85.0    09/01/00      9.875        156,000.00         Y
324-01   801001439   80.0    08/01/00      7.875        465,000.00         Y
324-01   801001447   85.0    09/01/00      8.375        371,000.00         Y
324-01   801001694   90.0    08/01/00      8.500        400,000.00         Y
324-01   801003765   85.0    08/01/00     10.625         62,000.00         Y
324-01   801004417   75.0    08/01/00      8.500        145,000.00         N



ALLIANCE FUNDING                                                                        Page 30  9/24/98
A division of Superior Bank FSB

                               Sale Schedule B -- Group 2, Sub-Pool III & IV
                 1998-3 -- Initial Pool of Adjustable Rate Mortgages -- Settlement 9/24/98

                                                       Principal     Type of    Scheduled    Cut-off Date
                                                       Balance at   Mortgaged    Payment      Principal
Pool ID   Account      Name                           Origination   Property    Int & Prin     Balance
---------------------------------------------------------------------------------------------------------
324-01   801004557  PHELPS RYAN                        161,500.00      5          1,477.30   161,371.09
324-01   801005232  MORSE ROBERT M                     158,400.00      1          1,217.96   158,400.00
324-01   801005869  MABRY-ROSADO KATHRYN D              54,000.00      7            552.80    54,000.00
324-01   801006230  LENHART KELLY                      250,000.00      1          2,034.08   249,867.04
324-01   801006420  BECKSTEAD SHAWNA                   107,100.00      1            730.61   107,100.00
324-01   801006875  ALLEN JERRY LEE                     94,950.00      7            807.06    94,950.00
324-01   801006982  KHOSHI NUHAD                       128,000.00      1            972.89   127,920.44
324-01   801007071  ROBBINS OWEN S                     374,400.00      1          2,912.04   374,400.00
324-01   801007329  MELONI RAYMOND P                   108,000.00      1            917.99   107,948.26
324-01   801008269  MARTIN KARROLL D                    70,200.00      1            596.69    70,200.00
324-01   801008467  HARRIS KENNETH D                   105,500.00      1            658.18   105,500.00
324-01   801008541  BARFIELD MELVIN                     73,000.00      7            682.75    73,000.00
324-01   801009010  PIZZUTO DAVID A                    135,915.00      1          1,230.58   135,915.00
324-01   801009259  MONGER CHRISTOPHE T                 96,800.00      1            840.56    96,711.68
324-01   801009267  AMOS SHALONA L                      56,960.00      1            580.42    56,960.00
324-01   801009945  ADAMS CATHEY D.                     78,625.00      7            719.21    78,625.00
324-01   801010570  GRAY THOMAS F                      227,375.00      1          1,953.50   227,375.00
324-01   801012410  WELLS SUZANNE                      263,500.00      1          2,361.23   263,389.50
324-01   801013491  BOWERS T MICHAEL                   189,000.00      1          1,572.01   189,000.00
324-01   801013533  POLITANO ARTHUR W                   33,300.00      1            276.97    33,260.16
324-01   801013772  HENRY WILLIAM SCOTT                106,250.00      1            981.85   106,250.00
324-01   801014424  ROLLINS PAMELA L                    85,410.00      1            725.98    85,410.00
324-01   801014952  SAINI MOHAN                         94,500.00      4            820.59    94,500.00
324-01   801015306  SMITH VICTORIA L                    46,700.00      3            458.02    46,669.17
324-01   801015611  MAYFIELD RICHARD W                 330,000.00      8          2,450.25   330,000.00
324-01   801015801  QUADIR BAZLUL                       60,750.00      4            527.52    60,750.00
324-01   801018052  SEYMOUR LANE S                     135,000.00      1          1,147.49   135,000.00
324-01   801018060  MARTIN JOSEPH R                    114,400.00      1          1,243.18   114,372.32
324-01   801018243  YEARGAIN CHARLES W                  74,070.00      7            679.61    74,070.00
324-01   801018532  SISSOKO CHEICK M                   349,999.00      1          3,103.87   349,999.00
324-01   801018979  THOMAS LOREN                       102,600.00      1            691.24   102,600.00
324-01   801019548  NEPTUNE KIM J                      125,800.00      1          1,034.93   125,800.00
324-01   801020041  FORBES PETER P                      70,000.00      1            614.30    70,000.00
324-01   801022765  TOMAS NASHWAN                      136,000.00      1          1,033.70   136,000.00
324-01   801023433  WILLIAMS BERNARD                    99,900.00      1            849.14    99,900.00
324-01   801024076  VOSS RICHARD A                      48,000.00      1            412.39    48,000.00
324-01   801024225  THURSTON GLORIA ARLENE             114,300.00      7          1,131.90   114,300.00
324-01   801026063  GREAR MICHAEL                       13,000.00      6            136.73    13,000.00
324-01   801026485  FRANCIS JASON                      130,500.00      1            923.67   130,500.00
324-01   801027152  MERRIWEATHER LENA P                 67,000.00      1            575.64    66,968.74
324-01   801027194  SCOTT JUANDALI                      61,200.00      1            509.03    61,200.00
324-01   801028853  VANDERHOEVEN KENNETH D             116,000.00      1          1,182.04   116,000.00
324-01   801028879  RODGERS JOHN C                      98,727.00      7            930.89    98,727.00
324-01   801029521  GEORGE A MARLIN                    130,425.00      1          1,120.55   130,425.00
324-01   801029729  FORD VANESSA                        57,800.00      1            517.95    57,800.00
324-01   801030107  CRUTCHER CAROLINE                   38,250.00      1            328.63    38,250.00
324-01   801031667  BRIDGES DERWIN E                   119,000.00      7          1,022.39   119,000.00
324-01   801032699  CRUMBLE CLARENCE J                  30,400.00      1            309.78    30,400.00
324-01   801034489  RIVERA DAVID                        20,800.00      3            169.24    20,800.00
324-01   801036781  SHELLY JENNIFER C                  103,600.00      7            842.92   103,600.00
324-01   801037912  BENNETT THOMAS                     119,000.00      1          1,144.52   118,874.98
324-01   801038647  ASSENZIO THOMAS H                  455,328.00      8          3,622.79   455,328.00
324-01   801038795  SIMON WILFRED                      116,000.00      3          1,226.78   116,000.00
324-01   801040791  BROWN DEBRA                         89,000.00      2            748.36    89,000.00
324-01   801041989  BROOKSBY ROCHELLE A                237,600.00      1          1,933.19   237,600.00
324-01   801043738  MAGUIRE FRANCIS J                   40,000.00      1            407.60    40,000.00
324-01   801043878  PHAN SY SEAN TIEN                  209,700.00      1          1,725.15   209,700.00




                    Original   Next       Current       Property
                      LTV    Adjustment   Mortgage      Value at        Owner
Pool ID   Account    Ratio      Date        Rate       Origination     Occupied
-------------------------------------------------------------------------------
324-01   801004557   85.0    08/01/00     10.500        190,000.00         Y
324-01   801005232   90.0    08/01/00      8.500        176,000.00         Y
324-01   801005869   73.9    08/01/00     10.875         73,000.00         Y
324-01   801006230   84.4    08/01/00      9.125        296,000.00         Y
324-01   801006420   90.0    08/01/00      7.250        119,000.00         Y
324-01   801006875   90.0    09/01/00      9.625        105,500.00         Y
324-01   801006982   80.0    08/01/00      8.375        160,000.00         Y
324-01   801007071   80.0    09/01/00      8.625        468,000.00         Y
324-01   801007329   90.0    08/01/00      9.625        120,000.00         Y
324-01   801008269   90.0    09/01/00      9.625         78,000.00         Y
324-01   801008467   82.4    08/01/00      6.375        128,000.00         Y
324-01   801008541   85.8    09/01/00     10.375         85,000.00         Y
324-01   801009010   85.0    09/01/00     10.375        159,900.00         Y
324-01   801009259   80.0    06/01/00      9.875        121,000.00         Y
324-01   801009267   80.0    09/01/00     11.875         71,200.00         Y
324-01   801009945   85.0    08/05/00     10.500         92,500.00         Y
324-01   801010570   84.2    02/01/99      9.750        270,000.00         Y
324-01   801012410   85.0    08/01/00     10.250        310,000.00         Y
324-01   801013491   90.0    09/01/00      9.375        210,000.00         Y
324-01   801013533   90.0    09/01/00      9.375         37,000.00         Y
324-01   801013772   85.0    09/01/00     10.625        125,000.00         Y
324-01   801014424   90.0    09/01/00      9.625         94,900.00         Y
324-01   801014952   75.0    08/01/00      9.875        126,000.00         N
324-01   801015306   80.5    09/01/00     11.375         58,000.00         Y
324-01   801015611   62.6    08/01/00      8.125        527,000.00         Y
324-01   801015801   75.0    07/28/00      9.875         81,000.00         N
324-01   801018052   90.0    09/01/00      9.625        150,000.00         Y
324-01   801018060   80.0    08/01/00     12.750        143,000.00         Y
324-01   801018243   90.0    08/01/00     10.125         82,300.00         Y
324-01   801018532   82.3    09/01/00     10.125        425,000.00         Y
324-01   801018979   90.0    08/01/00      7.125        114,000.00         Y
324-01   801019548   85.0    09/01/00      9.250        148,000.00         Y
324-01   801020041   63.6    09/01/00     10.000        110,000.00         N
324-01   801022765   80.0    09/01/00      8.375        170,000.00         Y
324-01   801023433   90.0    08/01/00      9.625        111,000.00         Y
324-01   801024076   80.0    09/01/00      9.750         60,000.00         Y
324-01   801024225   90.0    09/01/00     11.500        127,000.00         Y
324-01   801026063   46.4    09/01/00      9.625         28,000.00         Y
324-01   801026485   90.0    08/01/00      7.625        145,000.00         Y
324-01   801027152   89.9    08/01/00      9.750         74,500.00         Y
324-01   801027194   90.0    03/01/99      9.375         68,000.00         Y
324-01   801028853   80.0    09/01/00     11.875        144,900.00         Y
324-01   801028879   90.0    09/01/00     10.875        109,697.00         Y
324-01   801029521   75.0    09/01/00      9.750        173,900.00         Y
324-01   801029729   85.0    09/01/00     10.250         68,000.00         Y
324-01   801030107   85.0    09/01/00      9.750         45,000.00         Y
324-01   801031667   85.0    09/01/00      9.750        140,000.00         Y
324-01   801032699   80.0    09/01/00     11.875         38,000.00         Y
324-01   801034489   80.0    09/01/00      9.125         26,000.00         N
324-01   801036781   80.0    09/01/00      9.125        129,500.00         Y
324-01   801037912   85.0    12/01/98     11.125        140,000.00         Y
324-01   801038647   85.0    09/01/00      8.875        535,681.00         Y
324-01   801038795   80.0    08/01/00     12.375        145,000.00         Y
324-01   801040791   79.9    09/01/00      9.500        111,300.00         Y
324-01   801041989   80.0    09/01/00      9.125        297,000.00         Y
324-01   801043738   80.0    09/01/00     11.875         50,000.00         Y
324-01   801043878   90.0    03/01/99      9.250        233,000.00         Y



ALLIANCE FUNDING                                                                        Page 31  9/24/98
A division of Superior Bank FSB

                               Sale Schedule B -- Group 2, Sub-Pool III & IV
                 1998-3 -- Initial Pool of Adjustable Rate Mortgages -- Settlement 9/24/98

                                                       Principal     Type of    Scheduled    Cut-off Date
                                                       Balance at   Mortgaged    Payment      Principal
Pool ID   Account      Name                           Origination   Property    Int & Prin     Balance
---------------------------------------------------------------------------------------------------------
324-01   801044066  PERRY FRED L                        26,000.00      6            299.61     26,000.00
324-01   801051061  ARNOLD WESLEY F                    153,000.00      1          1,082.93    153,000.00
324-01   801051756  LINSMEIER JOHN                     181,050.00      1          1,360.17    181,050.00
324-01   801054552  FLORES JORGE L                     113,400.00      1            851.94    113,400.00
324-01   801063439  COTTER CHARLES                     130,875.00      8          1,184.96    130,875.00
324-01   801064668  NASHEED NADIR                      106,250.00      1            952.11    106,250.00
324-01   801069477  JOHNSON MATTHEW                    119,000.00      1            894.01    119,000.00
324-01   801073081  PARKINSON STEVEN                   113,400.00      1            963.89    113,400.00
324-01   801074014  HARDY AL SMITH                      59,900.00      7            455.28     59,900.00
324-01   801076258  CARTER JACK SR                      43,350.00      1            416.93     43,350.00
324-01   801084435  BOSCH DONALD B                      94,400.00      8            668.16     94,400.00
324-01   8000000086 HOFFMAN CHRISTINE                  202,000.00      1          1,698.52    202,000.00
324-01   8000000425 MYERS DEBRA KAY                     39,000.00      1            364.06     38,970.50
324-01   8000000813 HAY WENDY M                         64,000.00      1            532.32     63,935.11
324-01   8000000912 WARD SCOTTY L                       61,200.00      1            559.82     61,151.15
324-01   8000002546 TALBOT SCOTT M.                     67,900.00      2            595.87     67,839.67
324-01   8000003221 WAKELAND JAMES J                    45,600.00      1            477.84     45,600.00
324-01   8000003288 TAYLOR LENA                         40,000.00      1            307.57     39,975.76
324-01   8000003726 PAGE FRANKLIN LEROY                 96,000.00      1          1,005.98     95,947.77
324-01   8000004575 KELM THELMA S                      106,200.00      1            854.51    106,083.54
324-01   8000005994 JEWELL CHARLES                      55,000.00      1            422.90     55,000.00
324-01   8000006117 HOCK, JOHN B                       114,700.00      1          1,201.94    114,637.60
324-01   8000008030 JONES KENNETH A                     35,000.00      1            313.64     34,985.32
324-01   8000008444 BEYALE LARRY B                      59,000.00      1            618.26     59,000.00
         --------------------------------------------------------          -----------------------------
                480 Sale Total                      55,280,135.00               490,791.46 55,258,460.09

324-02   161383823  BELLINA BARBARA                     77,400.00      1            708.01     76,803.17
324-02   161509260  KNIGHT JOSEPH A                    185,000.00      8          1,438.92    183,240.06
324-02   161601422  MCKAY BENJAMIN                      87,500.00      1            841.56     87,313.56
324-02   800594079  KALABON DANIEL J                   103,615.00      1          1,026.09    103,446.24
324-02   800641391  SIECINSKI DAVID                    193,000.00      1          1,801.62    192,705.43
324-02   800688608  LAPOINTE RHONDA C                   89,200.00      7            858.19     89,021.08
324-02   800692832  MICKENS MALLIE M                   108,000.00      3            977.84    107,821.34
324-02   800737611  HALPIN STEVEN M                    109,000.00      1            976.75    108,908.19
324-02   800757809  HANIFF BEBE                        152,800.00      3          1,615.96    152,678.13
324-02   800787418  ALONGI MICHAEL                     148,800.00      1          1,502.00    148,709.56
324-02   800792400  GILMARTIN JOHN                     130,000.00      1          1,299.79    129,918.78
324-02   800806010  JOHNSTON JANET L                   302,400.00      1          2,794.47    302,165.02
324-02   800818700  MCKAY VIVIAN AYLER                  65,000.00      3            668.60     64,981.40
324-02   800820235  NAZAIRE TOLENTINO                  180,000.00      5          1,646.53    179,783.52
324-02   800823767  GOODINSON GLORIA A                  32,000.00      2            269.08     31,968.38
324-02   800832297  KUTNEY MARIA                       162,400.00      1          1,717.49    162,314.40
324-02   800858920  KRUSZKA JOE R                      135,000.00      1          1,159.86    134,937.02
324-02   800861502  BRADLEY WALTER ALLEN                29,250.00      7            344.03     29,189.33
324-02   800867798  BUCKELEW JAMES                      90,000.00      1            848.60     89,933.76
324-02   800876229  CREASY JACKIE L                     59,500.00      1            478.75     59,500.00
324-02   800877219  POWELL MICHAEL A                    48,000.00      1            412.39     48,000.00
324-02   800885303  REDMOND MITCHEAL K                  50,400.00      3            437.65     50,400.00
324-02   800887176  ALLEE CHARLES S                     54,000.00      1            434.50     54,000.00
324-02   800891806  PAUL MARY SUE                       45,200.00      1            513.28     45,200.00
324-02   800905879  BROCK PETER                        282,000.00      1          2,712.22    282,000.00
324-02   800906273  MEYERS SUZANNE E                   100,200.00      1            897.89    100,200.00
324-02   800906521  ROSS JOHN S                        240,000.00      1          2,084.04    239,890.96
324-02   800909723  KAUR BRIJWANT                      211,650.00      1          2,075.79    211,580.48
324-02   800912339  SAINS MICHAEL L                     27,200.00      1            236.20     27,187.64
324-02   800912347  DUNN THURMAN R                     112,500.00      1            855.08    112,500.00
324-02   800913220  ALVES KERNOLD                      183,600.00      5          1,713.87    183,530.88




                    Original   Next       Current       Property
                      LTV    Adjustment   Mortgage      Value at        Owner
Pool ID   Account    Ratio      Date        Rate       Origination     Occupied
-------------------------------------------------------------------------------
324-01   801044066   65.0    09/01/00     11.250         40,000.00         Y
324-01   801051061   90.0    08/01/00      7.625        170,000.00         Y
324-01   801051756   85.0    09/01/00      8.250        213,000.00         Y
324-01   801054552   84.0    09/01/00      8.250        135,000.00         Y
324-01   801063439   68.1    09/01/00     10.375        192,000.00         Y
324-01   801064668   85.6    09/01/00     10.250        124,000.00         Y
324-01   801069477   85.0    09/01/00      8.250        140,000.00         Y
324-01   801073081   90.0    09/01/00      9.625        126,000.00         Y
324-01   801074014   80.9    09/01/00      8.375         74,000.00         Y
324-01   801076258   85.0    09/01/00     11.125         51,000.00         Y
324-01   801084435   80.0    09/01/00      7.625        118,000.00         Y
324-01   8000000086  53.1    08/01/00      9.500        380,000.00         Y
324-01   8000000425  75.0    09/01/00     10.750         52,000.00         N
324-01   8000000813  80.0    07/01/00      9.375         80,000.00         Y
324-01   8000000912  90.0    08/01/00     10.500         68,000.00         Y
324-01   8000002546  84.9    08/01/00     10.000         79,900.00         Y
324-01   8000003221  80.0    08/01/00     12.250         57,000.00         Y
324-01   8000003288  47.6    08/01/00      8.500         84,000.00         Y
324-01   8000003726  80.0    08/01/00     12.250        120,000.00         Y
324-01   8000004575  84.9    08/01/00      9.000        125,000.00         Y
324-01   8000005994  80.0    09/01/00      8.500         68,750.00         Y
324-01   8000006117  84.9    09/01/00     12.250        135,000.00         Y
324-01   8000008030  42.6    08/01/00     10.250         82,000.00         Y
324-01   8000008444  79.7    08/01/00     12.250         74,000.00         Y
         ------------------              -----------------------
                480  81.0                 10.087         74,000.00

324-02   161383823   61.9    02/01/99     10.500        125,000.00         Y
324-02   161509260   81.3    09/01/99      8.625        227,500.00         Y
324-02   161601422   70.0    02/01/00     11.125        125,000.00         Y
324-02   800594079   85.0    03/01/99     11.500        121,900.00         Y
324-02   800641391   70.9    04/01/00     10.750        272,000.00         Y
324-02   800688608   84.9    05/01/00     10.750        105,000.00         Y
324-02   800692832   90.0    04/01/00     10.375        120,000.00         Y
324-02   800737611   73.1    06/01/00     10.250        149,000.00         Y
324-02   800757809   80.0    05/01/00     12.375        191,000.00         Y
324-02   800787418   80.0    06/01/00     11.750        186,000.00         Y
324-02   800792400   63.4    07/01/00     11.625        205,000.00         Y
324-02   800806010   90.0    06/01/00     10.625        336,000.00         Y
324-02   800818700   43.3    07/01/00     12.000        150,000.00         N
324-02   800820235   80.0    05/05/00     10.500        225,000.00         Y
324-02   800823767   80.0    07/01/00      9.500         40,000.00         Y
324-02   800832297   80.0    06/01/00     12.375        203,000.00         Y
324-02   800858920   74.7    07/01/00      9.750        180,500.00         Y
324-02   800861502   90.0    07/01/00     11.625         32,500.00         Y
324-02   800867798   47.3    07/01/00     10.875        190,000.00         Y
324-02   800876229   85.0    09/01/00      9.000         70,000.00         Y
324-02   800877219   64.0    09/01/00      9.750         75,000.00         Y
324-02   800885303   80.0    08/01/00      9.875         63,000.00         Y
324-02   800887176   75.0    09/01/00      9.000         72,000.00         Y
324-02   800891806   80.0    08/01/00     13.375         56,500.00         Y
324-02   800905879   87.5    09/01/00     11.125        322,000.00         Y
324-02   800906273   84.9    09/01/00     10.250        117,900.00         Y
324-02   800906521   80.0    08/01/00      9.875        300,000.00         Y
324-02   800909723   85.0    07/01/00     11.375        249,000.00         Y
324-02   800912339   80.0    07/01/00      9.875         34,000.00         N
324-02   800912347   74.0    09/01/00      8.375        152,000.00         Y
324-02   800913220   90.0    07/01/00     10.750        204,000.00         Y



ALLIANCE FUNDING                                                                        Page 32  9/24/98
A division of Superior Bank FSB

                               Sale Schedule B -- Group 2, Sub-Pool III & IV
                 1998-3 -- Initial Pool of Adjustable Rate Mortgages -- Settlement 9/24/98

                                                       Principal     Type of    Scheduled    Cut-off Date
                                                       Balance at   Mortgaged    Payment      Principal
Pool ID   Account      Name                           Origination   Property    Int & Prin     Balance
---------------------------------------------------------------------------------------------------------
324-02   800914848  FINE TERRENCE RAY                   82,400.00      1            707.95    82,400.00
324-02   800915100  TAYLOR JONATHON J                   81,000.00      1            740.94    80,967.81
324-02   800915266  PARKER FREDDERICK E                 24,295.00      1            208.74    24,283.66
324-02   800915472  BOSEMAN DARRYL                     135,000.00      1          1,260.20   134,949.17
324-02   800917395  CRAWFORD DONALD                    105,400.00      1            867.10   105,400.00
324-02   800919680  SALMONS THOMAS                      43,100.00      1            386.22    43,081.93
324-02   800920449  WOODARD SHERRY D                    68,000.00      1            692.92    68,000.00
324-02   800920696  RICHMOND MORGAN                     85,500.00      1            798.13    85,467.81
324-02   800923120  SAINS MICHAEL                       25,600.00      1            222.30    25,588.37
324-02   800925315  PRATHER THELMA W                   142,650.00      1          1,358.49   142,650.00
324-02   800925786  ARROYO MARIA                       223,340.00      1          1,918.84   223,340.00
324-02   800926420  NIFORATOS JAMES D                  410,600.00      1          3,988.00   410,600.00
324-02   800927477  MACKEY BILLY J SR                   74,700.00      1            634.94    74,700.00
324-02   800931370  REEDER DAN                         120,150.00      1            850.41   120,150.00
324-02   800932709  THOMAS ELMER E.                     32,200.00      1            328.12    32,190.53
324-02   800934606  GRAVES RORY L                      140,000.00      1          1,241.55   139,939.70
324-02   800935397  KERSAVAGE ROBERT A                  40,000.00      1            454.24    40,000.00
324-02   800935868  DORRIER RAYMOND E                   98,000.00      7            887.30    98,000.00
324-02   800936437  PENNELL BRIAN                      425,000.00      1          3,496.37   425,000.00
324-02   800937260  BERNADEL MARIE                     157,250.00      1          1,497.53   157,193.93
324-02   800937856  DRAPER BART H                       96,400.00      1            899.88    96,363.70
324-02   800938920  HARRISON JOHN                      101,600.00      1            781.22   101,600.00
324-02   800939837  RAM RAMRATTIE I                    140,000.00      3          1,359.77   139,952.73
324-02   800940041  SALAZAR ANNA MARIE                 490,000.00      1          3,986.80   490,000.00
324-02   800940769  BAKER HOLLI MARIE                   44,550.00      1            386.85    44,529.76
324-02   800940975  SMITH BERTHA M                     172,000.00      1          1,541.29   172,000.00
324-02   800941106  PHILLIPS ELLADEAN E                126,000.00      1            891.82   126,000.00
324-02   800942419  WRIGHT BRENDA                       36,000.00      1            373.77    36,000.00
324-02   800947731  LEWTER MYRA TAYLOR                 141,730.00      1          1,526.38   141,549.94
324-02   800948127  MOORE JASON J                       89,600.00      3            769.80    89,600.00
324-02   800949034  CUSICK HOLLY K                     168,300.00      1          1,294.08   168,300.00
324-02   800949729  LAUBACH STEPHEN C                   77,400.00      1            657.89    77,400.00
324-02   800951022  FREY KATHLEEN M                     80,000.00      1            650.91    80,000.00
324-02   800951394  RENNICK ANGELA                     297,000.00      1          2,716.78   297,000.00
324-02   800951741  DEAN RONALD R                      112,400.00      1          1,276.40   112,376.39
324-02   800955585  DESBROUGH MICHAEL                  121,500.00      1          1,066.25   121,500.00
324-02   800958019  MOLLENKOPF DANIEL L                 86,500.00      1            743.17    86,500.00
324-02   800959306  TOBIA SAMI                          47,100.00      1            366.34    47,072.19
324-02   800959942  FRANKS KATHLEEN                    125,000.00      1          1,085.44   124,943.21
324-02   800960346  MARTIN SHARON LYNN                  54,400.00      1            554.34    54,400.00
324-02   800960833  TIMMERMANN JOHN E                   85,500.00      1            726.74    85,500.00
324-02   800961286  BLAIR KEVIN R                      256,000.00      1          2,129.28   255,740.43
324-02   800961583  STANKIWICZ STANLEY J               392,000.00      1          3,807.34   392,000.00
324-02   800962169  BAILEY MARY ANNE                    41,517.00      1            423.06    41,517.00
324-02   800962441  STEWART DON L                       79,600.00      1            728.13    79,568.37
324-02   800962649  SLATER HUGH                        247,500.00      1          2,427.39   247,500.00
324-02   800963001  BARTH DOEDE D                       68,850.00      1            708.20    68,850.00
324-02   800963340  WOOLSEY RYAN B                      85,800.00      1            690.37    85,800.00
324-02   800963563  GLADD FREEMAN                       41,600.00      7            465.32    41,600.00
324-02   800963746  PROVINCE DONALD J                  150,750.00      1          1,309.03   150,750.00
324-02   800963993  SALEH ABDO                          63,000.00      1            576.29    62,974.96
324-02   800964819  COX ANTHONY W                       90,285.00      1            825.87    90,285.00
324-02   800965170  ROOS CRAIG                         120,500.00      1            991.32   120,500.00
324-02   800965303  BROWN DELORA J                      41,600.00      1            435.93    41,588.74
324-02   800965865  EARL ANDREA G                      186,400.00      1          1,618.60   186,229.94
324-02   800966079  ARSENEAULT ROBERT H                 64,800.00      1            635.54    64,778.71
324-02   800966863  SECRIST KIRK C                      63,600.00      1            466.67    63,600.00




                    Original   Next       Current       Property
                      LTV    Adjustment   Mortgage      Value at        Owner
Pool ID   Account    Ratio      Date        Rate       Origination     Occupied
-------------------------------------------------------------------------------
324-02   800914848   80.0    08/01/00      9.750        103,000.00         Y
324-02   800915100   90.0    08/01/00     10.500         90,000.00         Y
324-02   800915266   80.9    07/01/00      9.750         30,000.00         N
324-02   800915472   90.0    07/01/00     10.750        150,000.00         Y
324-02   800917395   85.0    09/01/00      9.250        124,000.00         Y
324-02   800919680   84.9    08/01/00     10.250         50,750.00         Y
324-02   800920449   80.0    02/01/99     11.875         85,000.00         Y
324-02   800920696   90.0    07/01/00     10.750         95,000.00         Y
324-02   800923120   80.0    07/01/00      9.875         32,000.00         N
324-02   800925315   87.2    08/01/00     11.000        163,500.00         Y
324-02   800925786   85.9    03/01/99      9.750        260,000.00         Y
324-02   800926420   80.0    09/01/00     11.250        513,250.00         Y
324-02   800927477   90.0    09/01/00      9.625         83,000.00         Y
324-02   800931370   90.0    09/01/00      7.625        133,500.00         Y
324-02   800932709   74.8    07/01/00     11.875         43,000.00         Y
324-02   800934606   79.0    08/01/00     10.125        177,000.00         Y
324-02   800935397   80.0    09/01/00     13.375         50,000.00         Y
324-02   800935868   85.9    09/01/00     10.375        114,000.00         Y
324-02   800936437   65.3    08/01/00      9.250        650,000.00         Y
324-02   800937260   85.0    07/01/00     11.000        185,000.00         Y
324-02   800937856   80.0    08/01/00     10.750        120,500.00         Y
324-02   800938920   80.0    09/01/00      8.500        127,000.00         Y
324-02   800939837   84.8    08/01/00     11.250        165,000.00         Y
324-02   800940041   56.0    09/01/00      9.125        875,000.00         Y
324-02   800940769   90.0    07/01/00      9.875         49,500.00         Y
324-02   800940975   80.0    08/01/00     10.250        215,000.00         Y
324-02   800941106   90.0    09/01/00      7.625        140,000.00         Y
324-02   800942419   80.0    09/01/00     12.125         45,000.00         Y
324-02   800947731   80.9    03/01/00     12.625        175,000.00         Y
324-02   800948127   80.0    09/01/00      9.750        112,000.00         Y
324-02   800949034   90.0    08/01/00      8.500        187,000.00         Y
324-02   800949729   90.0    08/01/00      9.625         86,000.00         Y
324-02   800951022   80.0    08/01/00      9.125        100,000.00         Y
324-02   800951394   90.0    09/01/00     10.500        330,000.00         Y
324-02   800951741   80.0    07/01/00     13.375        140,500.00         Y
324-02   800955585   90.0    08/01/00     10.000        135,000.00         Y
324-02   800958019   78.6    08/01/00      9.750        110,000.00         Y
324-02   800959306   74.8    08/01/00      8.625         62,900.00         Y
324-02   800959942   69.0    08/01/00      9.875        181,000.00         Y
324-02   800960346   80.0    09/01/00     11.875         68,000.00         Y
324-02   800960833   90.0    09/01/00      9.625         95,000.00         Y
324-02   800961286   80.0    07/01/00      9.375        320,000.00         Y
324-02   800961583   80.0    08/01/00     11.250        490,000.00         Y
324-02   800962169   65.9    08/01/00     11.875         63,000.00         Y
324-02   800962441   89.9    08/01/00     10.500         88,500.00         Y
324-02   800962649   90.0    09/01/00     11.375        275,000.00         Y
324-02   800963001   85.0    08/01/00     12.000         81,000.00         Y
324-02   800963340   84.9    08/01/00      9.000        101,000.00         Y
324-02   800963563   80.0    09/01/00     12.250         52,000.00         Y
324-02   800963746   90.0    08/01/00      9.875        167,500.00         Y
324-02   800963993   90.0    08/01/00     10.500         70,000.00         Y
324-02   800964819   84.7    08/01/00     10.500        106,500.00         Y
324-02   800965170   74.3    09/01/00      9.250        162,000.00         Y
324-02   800965303   84.8    08/01/00     12.250         49,000.00         Y
324-02   800965865   80.0    08/01/00      9.875        233,000.00         Y
324-02   800966079   80.0    07/01/00     11.375         81,000.00         Y
324-02   800966863   80.0    09/01/00      8.000         79,500.00         N



ALLIANCE FUNDING                                                                        Page 33  9/24/98
A division of Superior Bank FSB

                               Sale Schedule B -- Group 2, Sub-Pool III & IV
                 1998-3 -- Initial Pool of Adjustable Rate Mortgages -- Settlement 9/24/98

                                                       Principal     Type of    Scheduled    Cut-off Date
                                                       Balance at   Mortgaged    Payment      Principal
Pool ID   Account      Name                           Origination   Property    Int & Prin     Balance
---------------------------------------------------------------------------------------------------------
324-02   800967630  WOODS STEPHANIE S                  276,200.00      1          2,500.73   276,200.00
324-02   800967739  TERRY THOMAS J                      56,700.00      1            529.28    56,700.00
324-02   800968489  PEBLEY JEFF                        150,000.00      3          1,234.01   150,000.00
324-02   800968984  SMITH JOHN H                       235,000.00      1          2,260.18   235,000.00
324-02   800969040  BUTLER DREXALL C                   141,300.00      1          1,073.98   141,300.00
324-02   800969693  DAVIS KARI                         133,450.00      1          1,002.57   133,450.00
324-02   800970196  SMITH LAMAR                         72,000.00      1            611.99    72,000.00
324-02   800970501  RARRICK DEBRA A                    268,000.00      1          2,376.68   268,000.00
324-02   800971079  JOHNSON ROMONA CECILIA              81,900.00      1            681.20    81,858.64
324-02   800971418  ROLCZYNSKI ALLEN P                  94,500.00      1            811.90    94,500.00
324-02   800971624  LINDSEY WILLARD H JR                73,800.00      7            736.70    73,709.93
324-02   800971855  SOWELL MICHAEL                      83,200.00      1            847.81    83,150.80
324-02   800972168  JONES JAMES E                       96,000.00      1            905.17    95,964.83
324-02   800972788  WILSON DEBORAH                     350,000.00      1          3,136.35   349,853.23
324-02   800972986  PATANE RODNEY F                    126,000.00      1            848.89   126,000.00
324-02   800973018  YANEZ JASMINE F                     71,400.00      1            673.23    71,373.84
324-02   800973224  BARCLAY BRADLEY C                  104,200.00      1            857.23   104,200.00
324-02   800973620  WILSON RICHARD MARK                 69,500.00      1            528.25    69,413.30
324-02   800973869  POLLEY PAMELA J                    279,000.00      1          2,422.69   279,000.00
324-02   800975922  EYRING DEBORAH                      32,200.00      1            294.55    32,200.00
324-02   800977233  SWINGER LANCE                      245,700.00      3          2,247.51   245,700.00
324-02   800977282  DRYSDALE DAVID R                   221,000.00      1          1,621.62   221,000.00
324-02   800977332  HOGAN AMY W                        140,720.00      1          1,461.02   140,720.00
324-02   800977431  PIMENTEL MARIBEL                    72,000.00      3            592.33    72,000.00
324-02   800982316  TARRAS EDWARD                      225,000.00      1          1,851.02   225,000.00
324-02   800984072  HESTER RICHARD                      98,400.00      1          1,069.31    98,400.00
324-02   800985079  HALE ANNETTE                        78,480.00      7            725.23    78,480.00
324-02   800985582  PRICE ROBERT                        30,800.00      1            276.00    30,800.00
324-02   800986267  CRANE MARK L                       225,250.00      1          2,166.41   225,250.00
324-02   800987034  FEZUK BARBARA A                     48,450.00      3            465.99    48,433.18
324-02   800988347  GODSEL WILLIAM                      58,650.00      1            564.08    58,650.00
324-02   800989998  JOHNSON ROBIN                      115,600.00      3          1,079.10   115,600.00
324-02   800990145  MORENO DANIEL                      129,600.00      8            862.23   129,600.00
324-02   800993198  MARSHALL JOHN C                     94,000.00      1          1,030.65    93,977.89
324-02   800996621  PRIETO RUDY J                      136,000.00      1          1,269.53   136,000.00
324-02   800996704  JENSEN JUSTIN R                    115,600.00      1            940.56   115,600.00
324-02   800997926  BIPPUS KEVIN R                      98,400.00      1            774.12    98,400.00
324-02   800999260  CAMPIA MARIA                        63,750.00      1            571.26    63,750.00
324-02   800999302  THOMPSON JOHN D                    139,500.00      1          1,289.12   139,500.00
324-02   801000480  BUSKIRK LESTER E                    76,500.00      1            671.34    76,500.00
324-02   801000704  FRANKS ISABEL                      187,000.00      4          1,941.52   187,000.00
324-02   801001819  ROBINSON LEE L                     106,250.00      1            864.48   106,250.00
324-02   801001934  LONIELLO SAM                        67,500.00      1            586.13    67,438.43
324-02   801003914  HART PAULA D                        54,000.00      3            499.01    54,000.00
324-02   801008111  PAGE JEFFREY S                      81,600.00      1            738.81    81,600.00
324-02   801011099  SHEIKH WAJID B                     134,300.00      3          1,228.49   134,300.00
324-02   801012485  DARBY CLYDE RUSSELL                 75,000.00      7            701.45    75,000.00
324-02   801016866  WHITELEY SUE A                     100,000.00      1            795.64   100,000.00
324-02   801018730  WILLIAMS JAMES                     484,500.00      1          4,207.15   484,500.00
324-02   801019654  TRAINOR JOHN                       378,000.00      8          3,247.61   378,000.00
324-02   801020140  BRITTINGHAM CURTIS A               198,500.00      1          2,157.09   198,500.00
324-02   801024951  WEEKS ANTHONY S                    113,400.00      4            963.89   113,400.00
324-02   801026808  GODBOLT WILLIE R                    60,300.00      1            490.62    60,300.00
324-02   801027343  GLOWACKI KAREN                     198,900.00      1          1,600.40   198,900.00
324-02   801029299  FASOLO ANTHONY M                   248,000.00      1          2,816.25   247,895.26
324-02   801029497  SARGENT VALINDA S                   65,450.00      7            521.52    65,450.00
324-02   801030784  NAUGLE RAYMOND E                    60,350.00      1            464.04    60,350.00




                    Original   Next       Current       Property
                      LTV    Adjustment   Mortgage      Value at        Owner
Pool ID   Account    Ratio      Date        Rate       Origination     Occupied
-------------------------------------------------------------------------------
324-02   800967630   84.9    08/01/00     10.375        325,000.00         Y
324-02   800967739   90.0    08/01/00     10.750         63,000.00         Y
324-02   800968489   56.1    09/01/00      9.250        267,000.00         Y
324-02   800968984   66.9    08/01/00     11.125        351,000.00         Y
324-02   800969040   83.1    08/01/00      8.375        170,000.00         Y
324-02   800969693   85.0    08/01/00      8.250        157,000.00         Y
324-02   800970196   90.0    08/01/00      9.625         80,000.00         Y
324-02   800970501   80.0    09/01/00     10.125        335,000.00         Y
324-02   800971079   90.0    08/01/00      9.375         91,000.00         Y
324-02   800971418   90.0    08/01/00      9.750        105,000.00         Y
324-02   800971624   84.9    09/01/00     11.250         86,900.00         Y
324-02   800971855   80.0    08/01/00     11.875        104,000.00         Y
324-02   800972168   84.9    08/01/00     10.875        113,000.00         Y
324-02   800972788   89.8    07/01/00     10.250        389,500.00         Y
324-02   800972986   90.0    08/01/00      7.125        140,000.00         Y
324-02   800973018   85.0    07/01/00     10.875         84,000.00         Y
324-02   800973224   84.9    08/01/00      9.250        122,700.00         Y
324-02   800973620   81.7    09/01/00      8.375         85,000.00         Y
324-02   800973869   90.0    08/01/00      9.875        310,000.00         Y
324-02   800975922   70.0    08/01/00     10.500         46,000.00         N
324-02   800977233   90.0    08/01/00     10.500        273,000.00         Y
324-02   800977282   85.0    08/01/00      8.000        260,000.00         Y
324-02   800977332   80.0    08/01/00     12.125        175,900.00         Y
324-02   800977431   90.0    09/01/00      9.250         80,000.00         Y
324-02   800982316   89.2    08/01/00      9.250        252,000.00         Y
324-02   800984072   80.0    09/01/00     12.750        123,000.00         Y
324-02   800985079   90.0    09/01/00     10.625         87,200.00         Y
324-02   800985582   70.0    09/01/00     10.250         44,000.00         N
324-02   800986267   85.0    09/01/00     11.125        265,000.00         Y
324-02   800987034   85.0    08/01/00     11.125         57,000.00         Y
324-02   800988347   85.0    09/01/00     11.125         69,000.00         Y
324-02   800989998   80.8    09/01/00     10.750        143,000.00         Y
324-02   800990145   90.0    09/01/00      7.000        144,000.00         Y
324-02   800993198   75.2    07/01/00     12.875        125,000.00         Y
324-02   800996621   80.0    09/01/00     10.750        170,000.00         Y
324-02   800996704   85.0    09/01/00      9.125        136,000.00         Y
324-02   800997926   80.0    09/01/00      8.750        123,000.00         Y
324-02   800999260   85.0    09/01/00     10.250         75,000.00         Y
324-02   800999302   90.0    08/01/00     10.625        155,000.00         Y
324-02   801000480   85.0    09/01/00     10.000         90,000.00         Y
324-02   801000704   85.0    08/01/00     12.125        220,000.00         Y
324-02   801001819   85.0    09/01/00      9.125        125,000.00         Y
324-02   801001934   90.0    09/01/00      9.875         75,000.00         Y
324-02   801003914   75.0    09/01/00     10.625         72,000.00         N
324-02   801008111   85.0    09/01/00     10.375         96,000.00         Y
324-02   801011099   85.0    03/01/99     10.500        158,000.00         Y
324-02   801012485   89.2    09/01/00     10.375         84,000.00         Y
324-02   801016866   80.0    09/01/00      8.875        124,900.00         Y
324-02   801018730   85.0    09/01/00      9.875        570,000.00         Y
324-02   801019654   90.0    09/01/00      9.750        420,000.00         Y
324-02   801020140   79.9    09/01/00     12.750        248,231.00         Y
324-02   801024951   90.0    09/01/00      9.625        126,000.00         Y
324-02   801026808   90.0    09/01/00      9.125         67,000.00         Y
324-02   801027343   90.0    03/01/99      9.000        221,000.00         Y
324-02   801029299   78.7    08/01/00     13.375        315,000.00         Y
324-02   801029497   85.0    09/01/00      8.375         77,000.00         Y
324-02   801030784   85.0    09/01/00      8.500         71,000.00         Y



ALLIANCE FUNDING                                                                        Page 34  9/24/98
A division of Superior Bank FSB

                               Sale Schedule B -- Group 2, Sub-Pool III & IV
                 1998-3 -- Initial Pool of Adjustable Rate Mortgages -- Settlement 9/24/98

                                                       Principal     Type of    Scheduled    Cut-off Date
                                                       Balance at   Mortgaged    Payment      Principal
Pool ID   Account      Name                           Origination   Property    Int & Prin     Balance
---------------------------------------------------------------------------------------------------------
324-02   801031055  WHITE STEVEN N                     109,600.00      8            941.63   109,600.00
324-02   801032145  TORRES RAMIRO                       39,696.00      6            470.05    39,696.00
324-02   801037482  BORN THEODORE G                    123,250.00      1          1,279.64   123,250.00
324-02   801038423  THOMAS BRIAN K                     108,800.00      1            944.76   108,800.00
324-02   801038530  ANDERSON FREDERICK A               360,000.00      1          3,293.06   360,000.00
324-02   801038639  STEINFELD ELEANOR S                380,000.00      2          3,299.72   380,000.00
324-02   801041047  HAGERMAN WALTER                    202,500.00      1          1,611.18   202,500.00
324-02   801043852  RIZZO HECTOR A                     132,000.00      3          1,073.99   132,000.00
324-02   801043993  CASTRO CUPERTINO                   173,400.00      1          1,505.72   173,400.00
324-02   801048927  MONTANO MAURICIO                    86,400.00      7            734.39    86,400.00
324-02   801049024  HERRERA MELYNDA                     90,100.00      1            741.23    90,100.00
324-02   801049230  MOTTO JEAN A                        42,415.00      1            384.03    42,415.00
324-02   801049594  MILFORD ADE ANN                    110,000.00      1            741.09   110,000.00
324-02   801050535  RILEY CHARLES S                     98,400.00      1            827.40    98,400.00
324-02   801052234  SAMPSON TODD R                     113,400.00      1            802.64   113,400.00
324-02   801052945  LAYTON RICHARD E                   110,400.00      7            999.57   110,400.00
324-02   801056250  MARTIN ENA                         166,500.00      3          1,523.04   166,500.00
324-02   801057878  RICE PATRICIA                       56,100.00      1            539.56    56,100.00
324-02   801058215  KATAVA DAVID W.                     27,200.00      1            277.17    27,200.00
324-02   801058462  KHALAF RALPH                       459,800.00      2          3,992.67   459,800.00
324-02   801058595  BAYTOPS LORENA DENISE               93,600.00      3          1,044.56    93,600.00
324-02   801058991  GRANZOTTO DEBRA L                   88,300.00      1            686.79    88,300.00
324-02   801059387  BUSELLATO JOHN A                    85,000.00      2            777.53    85,000.00
324-02   801059452  RALPH JOYCE W                       81,900.00      1            711.18    81,900.00
324-02   801059692  GAMBILL EFFIE M                     88,800.00      1            990.99    88,800.00
324-02   801060674  ONELLO JAMES F                     313,200.00      1          2,633.55   313,200.00
324-02   801061904  WILLIS JERRY                        84,150.00      1            777.63    84,150.00
324-02   801063256  SANCHEZ MARCELINO D                 42,500.00      1            349.64    42,500.00
324-02   801063595  PIERCE VIRGINIA L                  147,200.00      8          1,158.03   147,200.00
324-02   801066689  OROZCO ANNA MARIE                   50,000.00      6            624.42    50,000.00
324-02   801068321  SACKETT KEVIN                       67,500.00      1            561.43    67,500.00
324-02   801069311  BARTELL DEBORAH                    122,400.00      8          1,074.15   122,400.00
324-02   801069600  FINNEGAN MICHAEL P                 135,000.00      1          1,159.86   135,000.00
324-02   801070293  FACKLAM ARNOLD W                    61,600.00      1            540.58    61,600.00
324-02   801071614  FOWLER RUFUS                       236,000.00      1          2,027.60   236,000.00
324-02   801072760  BURNEY GEORGIA                      60,000.00      1            611.40    60,000.00
324-02   801073875  SALAZAR SHARON                      89,250.00      1            726.17    89,250.00
324-02   801074972  VENESZ JAMES E                     129,670.00      1          1,296.49   129,670.00
324-02   801075797  HASKINS LONNIE L                    35,700.00      1            343.36    35,700.00
324-02   801075821  DEAN DEBORAH J                      54,500.00      7            548.70    54,500.00
324-02   801075961  ROYALTY DENISE K                    93,000.00      1            731.63    93,000.00
324-02   801077561  JONES CARVIN K                     216,000.00      8          1,895.56   216,000.00
324-02   801078312  COFFEY JEFFERY                     188,800.00      3          1,797.99   188,800.00
324-02   801078445  WESTBROOK KENNETH B                132,600.00      1          1,402.34   132,600.00
324-02   801081415  CASH MARJORIE A                     87,500.00      2            696.19    87,500.00
324-02   801082025  DYKEN ANDREW                        99,000.00      3            675.35    99,000.00
324-02   801093683  NOLLEY NATHAN                       29,200.00      1            245.53    29,156.57
324-02   801093758  BITNER NATHAN A                     63,720.00      1            512.71    63,720.00
324-02   801096272  EDWARDS ROBERT LEWIS                33,600.00      1            291.77    33,553.81
324-02   801096447  HESS JOHN A                        155,520.00      1          1,293.54   155,520.00
324-02   801096611  EDWARDS ROBERT LEWIS                33,600.00      1            291.77    33,553.82
324-02   801097577  AUSTIN DIANE                       150,000.00      3          1,140.11   150,000.00
324-02   801098468  MAILLET CAMILLE C                  127,500.00      1          1,095.42   127,500.00
324-02   801101064  BROWN DERRICK                       90,100.00      1            807.39    90,100.00
324-02   801101882  MCPHAIL HUGH                        32,900.00      1            300.95    32,900.00
324-02   801103060  ANDERSON HERMAN A                  255,000.00      2          2,214.29   255,000.00
324-02   801114133  GOMEZ JASON L                      148,000.00      1          1,579.55   148,000.00




                    Original   Next       Current       Property
                      LTV    Adjustment   Mortgage      Value at        Owner
Pool ID   Account    Ratio      Date        Rate       Origination     Occupied
-------------------------------------------------------------------------------
324-02   801031055   80.0    08/01/00      9.750        137,000.00         Y
324-02   801032145   74.9    09/01/00     11.750         52,929.00         Y
324-02   801037482   85.0    08/01/00     12.125        145,000.00         Y
324-02   801038423   85.0    09/01/00      9.875        128,000.00         Y
324-02   801038530   90.0    09/01/00     10.500        400,000.00         Y
324-02   801038639   80.0    09/01/00      9.875        475,000.00         Y
324-02   801041047   90.0    09/01/00      8.875        225,000.00         Y
324-02   801043852   80.0    09/01/00      9.125        165,000.00         Y
324-02   801043993   85.0    09/01/00      9.875        204,000.00         Y
324-02   801048927   90.0    09/01/00      9.625         96,000.00         Y
324-02   801049024   85.0    09/01/00      9.250        106,000.00         Y
324-02   801049230   85.0    09/01/00     10.375         49,900.00         Y
324-02   801049594   62.5    09/01/00      7.125        175,750.00         Y
324-02   801050535   80.0    09/01/00      9.500        123,000.00         N
324-02   801052234   90.0    09/01/00      7.625        126,000.00         Y
324-02   801052945   84.9    09/01/00     10.375        129,900.00         Y
324-02   801056250   90.0    09/01/00     10.500        185,000.00         Y
324-02   801057878   85.0    09/01/00     11.125         66,000.00         Y
324-02   801058215   80.0    09/01/00     11.875         34,000.00         Y
324-02   801058462   74.9    09/01/00      9.875        613,196.00         Y
324-02   801058595   80.0    09/01/00     13.125        117,000.00         Y
324-02   801058991   68.9    09/01/00      8.625        127,989.00         Y
324-02   801059387   85.0    03/01/99     10.500        100,000.00         Y
324-02   801059452   90.0    09/01/00      9.875         91,000.00         Y
324-02   801059692   80.0    09/01/00     13.125        111,000.00         Y
324-02   801060674   90.0    09/01/00      9.500        348,000.00         Y
324-02   801061904   85.0    08/26/00     10.625         99,000.00         Y
324-02   801063256   85.0    09/01/00      9.250         50,000.00         Y
324-02   801063595   84.9    09/01/00      8.750        173,203.00         Y
324-02   801066689   67.1    09/01/00     12.750         74,500.00         Y
324-02   801068321   90.0    09/01/00      9.375         75,000.00         Y
324-02   801069311   90.0    09/01/00     10.000        136,000.00         Y
324-02   801069600   90.0    09/01/00      9.750        150,000.00         Y
324-02   801070293   80.0    08/01/00     10.000         77,000.00         Y
324-02   801071614   82.8    03/01/99      9.750        285,000.00         Y
324-02   801072760   80.0    09/01/00     11.875         75,000.00         Y
324-02   801073875   85.0    09/01/00      9.125        105,000.00         Y
324-02   801074972   65.9    09/01/00     11.625        196,500.00         Y
324-02   801075797   85.0    09/01/00     11.125         42,000.00         Y
324-02   801075821   84.4    09/01/00     10.625         64,500.00         Y
324-02   801075961   84.5    09/01/00      8.750        110,000.00         Y
324-02   801077561   75.0    09/01/00     10.000        288,000.00         Y
324-02   801078312   80.0    03/01/99     11.000        236,000.00         Y
324-02   801078445   85.0    09/01/00     12.375        156,000.00         Y
324-02   801081415   70.0    09/01/00      8.875        125,000.00         Y
324-02   801082025   90.0    09/01/00      7.250        110,000.00         Y
324-02   801093683   80.0    05/01/00      9.500         36,500.00         N
324-02   801093758   90.0    09/01/00      9.000         70,800.00         Y
324-02   801096272   80.0    05/01/00      9.875         42,000.00         N
324-02   801096447   90.0    09/01/00      9.375        172,800.00         Y
324-02   801096611   80.0    05/01/00      9.875         42,000.00         N
324-02   801097577   83.7    09/01/00      8.375        179,000.00         Y
324-02   801098468   75.0    03/01/99      9.750        170,000.00         Y
324-02   801101064   85.0    09/01/00     10.250        106,000.00         Y
324-02   801101882   70.0    09/01/00     10.500         47,000.00         N
324-02   801103060   69.8    09/01/00      9.875        365,000.00         N
324-02   801114133   80.0    09/01/00     12.500        185,000.00         Y



ALLIANCE FUNDING                                                                        Page 35  9/24/98
A division of Superior Bank FSB

                               Sale Schedule B -- Group 2, Sub-Pool III & IV
                 1998-3 -- Initial Pool of Adjustable Rate Mortgages -- Settlement 9/24/98

                                                       Principal     Type of    Scheduled    Cut-off Date
                                                       Balance at   Mortgaged    Payment      Principal
Pool ID   Account      Name                           Origination   Property    Int & Prin     Balance
---------------------------------------------------------------------------------------------------------
324-02   8000002702 IRBY DAVID LEE                      27,000.00      1            246.98     27,000.00
324-02   8000017031 RYDLAK KAZIMIR                     100,000.00      4            795.64    100,000.00
         --------------------------------------------------------            ---------------------------
                204 Sale Total                      25,935,653.00               232,108.83 25,928,856.84

324-31   8000009137 CAMON CARL L                        76,500.00      1            588.22     76,500.00
324-31   8000013816 BERGER PAMELA M                     54,000.00      1            504.08     54,000.00
324-31   8000015142 BLACK MELISSA R                     43,000.00      1            377.36     43,000.00
324-31   8000016462 LEALAITAFEA VAIFOA S                99,500.00      1          1,023.47     99,442.78
324-31   8000018294 SCHAAF RUTH E                       40,500.00      1            347.96     40,500.00
324-31   8000018401 SCHAAF RUTH E                       85,000.00      3            699.27     85,000.00
324-31   8000020795 HORACE RAYMOND                     130,500.00      1          1,193.73    130,395.84
324-31   8000027063 POISSON JOEL V                     595,000.00      1          5,166.67    594,457.14
         --------------------------------------------------------            ---------------------------
                  8 Sale Total                       1,124,000.00                 9,900.76  1,123,295.76

324-32   8000009723 SMITH DIANA L                      110,500.00      4          1,052.32    110,420.84
324-32   8000010036 CARTER JOHN G                       74,300.00      1            658.91     74,235.73
324-32   8000011265 POCIUS WAYNE W                     114,000.00      1            826.58    114,000.00
324-32   8000012081 KATZ STEPHEN                       232,200.00      1          2,016.30    232,200.00
324-32   8000012099 BURTON ERNEST L JR                 111,700.00      1          1,084.90    111,700.00
324-32   8000013774 BATH ALAMJIT S                      85,000.00      1            825.57     85,000.00
324-32   8000016488 SANTOS CARMELO                      91,000.00      1            781.83     90,914.75
         --------------------------------------------------------            ---------------------------
                  7 Sale Total                         818,700.00                 7,246.41    818,471.32

                699 Grand Total Sub-Pool IV         83,158,488.00                          83,129,084.01





                    Original   Next       Current       Property
                      LTV    Adjustment   Mortgage      Value at        Owner
Pool ID   Account    Ratio      Date        Rate       Origination     Occupied
-------------------------------------------------------------------------------
324-02   8000002702  75.0    09/01/00     10.500         36,000.00         Y
324-02   8000017031  80.0    09/01/00      8.875        125,000.00         N
         ------------------              -----------------------
                204  81.9                 10.197        125,000.00

324-31   8000009137  85.0    09/01/00      8.500         90,000.00         Y
324-31   8000013816  85.7    09/01/00     10.750         63,000.00         Y
324-31   8000015142  79.6    09/01/00     10.000         54,000.00         Y
324-31   8000016462  84.9    09/01/00     12.000        117,100.00         Y
324-31   8000018294  90.0    09/01/00      9.750         45,000.00         Y
324-31   8000018401  80.9    09/01/00      9.250        105,000.00         N
324-31   8000020795  90.0    09/01/00     10.500        145,000.00         Y
324-31   8000027063  67.6    09/01/00      9.875        880,000.00         Y
         ------------------              -----------------------
                  8  76.1                 10.037        880,000.00

324-32   8000009723  85.0    08/01/00     11.000        130,000.00         Y
324-32   8000010036  84.9    08/01/00     10.125         87,500.00         Y
324-32   8000011265  70.3    08/01/00      7.875        162,000.00         Y
324-32   8000012081  90.0    08/01/00      9.875        258,000.00         Y
324-32   8000012099  85.9    09/01/00     11.250        130,000.00         Y
324-32   8000013774  85.0    08/01/00     11.250        100,000.00         Y
324-32   8000016488  50.5    09/01/00      9.750        180,000.00         Y
         ------------------              -----------------------
                  7  80.7                 10.087        180,000.00

                699  81.2                 10.121      1,259,000.00


                                    EXHIBIT I

                        REQUEST FOR RELEASE OF DOCUMENTS

                                                          _____________, 19__

To: [Trustee]

    [Custodian]

           Re: Pooling and Servicing Agreement, dated as of September 1, 1998 (the "Pooling and Servicing Agreement"), among Superior Bank FSB, as Depositor and Servicer, and LaSalle National Bank, as Trustee relating to AFC Mortgage Loan Asset Backed Certificates, Series 1998-3
                ----------------------------------------------------------------

     In connection with the administration of the pool of Mortgage Loans held by you as Trustee or by the Custodian as your agent for the benefit of Certificateholders pursuant to the Pooling and Servicing Agreement, we request the release, and acknowledge receipt, of the (Trustee's Mortgage File/[specify document]) for the Mortgage Loan described below, for the reason indicated.

Mortgagor's Name, Address & Zip Code:

Mortgage Loan Number:

Reason for Requesting Documents (check one)

____ 1.  Mortgage Loan Paid in Full
           (Servicer hereby certifies that all amounts received in connection therewith have been credited to the Principal and Interest Account with respect to each Group and remitted to the Trustee for deposit into the related Certificate Account pursuant to the Pooling and Servicing Agreement.)

____ 2.  Mortgage Loan Liquidated
           (Servicer hereby certifies that all proceeds of foreclosure, insurance or other liquidation have been finally received and credited to the Principal and Interest Account and remitted to the Trustee for deposit into the related Certificate Account pursuant to the Pooling and Servicing Agreement.)

____ 3.  Mortgage Loan in Foreclosure

____ 4. Mortgage Loan repurchased pursuant to Section 11.01 of the Pooling and Servicing Agreement.

____ 5. Mortgage Loan repurchased or substituted pursuant to Article II or III of the Pooling and Servicing Agreement (Servicer hereby certifies that the repurchase price or Substitution Adjustment has been credited to the related Principal and Interest Account and remitted to the Trustee for deposit into the Certificate Account pursuant to the Pooling and Servicing Agreement.)

____ 6.  Other (explain) _________________________________

         _________________________________________________

     If box l or 2 above is checked, and if all or part of the Trustee's Mortgage File was previously released to us, please release to us our previous receipt on file with you, as well as any additional documents in your possession relating to the above specified Mortgage Loan.

     If box 3, 4, 5 or 6 above is checked, upon our return of all of the above documents to you as Trustee, please acknowledge your receipt by signing in the space indicated below, and returning this form.

     Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.


                                         _______________________________________

                                         By: __________________________________
                                         Name:_________________________________
                                         Title:_________________________________

Documents returned to Trustee or Custodian:

____________________________________________
         [Trustee][Custodian]



By:_________________________________
Date:_______________________________

                                    EXHIBIT J

                               TRANSFER AFFIDAVIT

STATE OF         )
                 ) ss.:
COUNTY OF        )

     The undersigned, being first duly sworn, deposes and says as follows:

     1. The undersigned is an officer of ________, the proposed transferee (the "Transferee") of a Percentage Interest in a Class R Certificate (the "Certificate") issued pursuant to the Pooling and Servicing Agreement, dated as of September 1, 1998 (the "Agreement"), among Superior Bank FSB, as depositor (the "Depositor"), and as servicer (the "Servicer"), and LaSalle National Bank, as trustee (the "Trustee"). Capitalized terms used, but not defined herein shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

     2. The Transferee is, as of the date hereof, and will be, as of the date of the transfer, a Permitted Transferee. The Transferee is acquiring its Percentage Interest in the Certifi cate either (i) for its own account or (ii) as nominee, trustee or agent for another Person and has attached hereto an affidavit from such Person in substantially the same form as this affidavit. The Transferee has no knowledge that any such affidavit is false.

     3. The Transferee has been advised of, and understands that (i) a tax will be imposed on transfers of the Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and (iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of transfer, such Person does not have actual knowledge that the affidavit is false.

     4. The Transferee has been advised of, and understands that, a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass through entity a Person that is not a Permitted Transferee is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

     5. The Transferee has reviewed the provisions of Section 4.02 of the Agreement (incorporated herein by reference) and understands the legal consequences of the acquisition of a Percentage Interest in the Certificate including, without limitation, the restrictions on subsequent transfers and the provisions regarding voiding the transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 4.02 of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the transfer to the Transferee contemplated hereby null and void.

     6. The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to transfer its Percentage Interest in the Certificate, and in connection with any transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not transfer its Percentage Interest or cause any Percentage Interest to be transferred to any Person that the Transferee knows is not a Permitted Transferee or if any purpose of such proposed transfer is to impede the assessment or collection of tax. In connection with any such transfer by the Transferee, the Transferee agrees to deliver to the Trustee a certificate (a "Transfer Certificate") to the effect that such Transferee has no actual knowledge that the Person to which the transfer is to be made is not a Permitted Transferee.

     7. The Transferee's taxpayer identification number is ______________.

     8. No purpose of the Transferee relating to its purchase of a Percentage Interest in the Certificate by the Transferee is or will be to impede the assessment or collection of any tax.

     9. The Transferee has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as the Certificate remains outstanding.

     10. The Transferee has no present knowledge or expectation that it will become insolvent or subject to a bankruptcy proceeding for so long as any of the Certificates remain outstanding. In this regard, the Transferee hereby represents to and for the benefit of the person from whom it acquired the Class R Certificates that the Transferee intends to pay taxes associated with holding such Class R Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class R Certificates.

     11. No purpose of the Transferee relating to any sale of any Percentage Interest in the Certificate by the Transferee will be to impede the assessment or collection of tax.

     12. The Transferee is not a Non-United States Person.

     IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this ____ day of _____________, 19__.

                                    [NAME OF TRANSFEREE]

                                    By:______________________________________
                                    Name:____________________________________
                                    Title:___________________________________

[Corporate Seal]

ATTEST:

________________________________
[Officer of Transferee]

STATE OF            )
                    ) ss.:
COUNTY OF           )

     Personally appeared before me the above-named _______________, known or proved to me to be the same person who executed the foregoing instrument and to be the __________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

     Subscribed and sworn before me this ____ day of _____________, 19__.


                            __________________________________
                                   NOTARY PUBLIC

                            My Commission expires the __ day of __________, 19__

                                   EXHIBIT J-1

                          FORM OF TRANSFER CERTIFICATE

                                                    ___________________  , 19__

[Trustee]

Attention:  Corporate Trust

                     Re: AFC Mortgage Loan Asset Backed Certificates,
                         Series 1998-3
                         --------------------------------------------
Dear Sirs:

     This letter is delivered to you in connection with the transfer by _______ (the "Transferor") to _________ (the "Transferee") of __% Percentage Interest in the AFC Mortgage Loan Asset Backed Certificates, Series 1998-3, Class R (the "Certificate"), pursuant to Section 4.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of September 1, 1998, between Superior Bank FSB, as depositor and servicer, and LaSalle National Bank, as trustee. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to, and covenants with, the Trustee that:

     1. No purpose of the Transferor relating to the transfer of the Certificate by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

     2. The Transferor understands that the Transferee has delivered to the Trustee a Transfer Affidavit in the form attached to the Pooling and Servicing Agreement as Exhibit J. The Transferor does not know or believe that any representation contained therein is false.

     3. The Transferor has at the time of the transfer conducted a reasonable investigation of the financial condition of the Transferee as contemplated by Treasury Regulations Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its debts as they become due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future. The Transferor understands that the transfer of the Certificates may not be respected for United States income tax purposes (and the Transferor may continue to be liable for United States income taxes associated therewith) unless the Transferor has conducted such an investigation.

     4. The Transferor has no actual knowledge that the proposed Transferee is not a Permitted Transferee or a Non-United States Person.

                                          Very truly yours,



                                          ______________________________________
                                          (Transferor)

                                          By:___________________________________

                                          Name:_________________________________

                                                Title:_________________________

                                    EXHIBIT K

                            SPECIAL POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that I, __________________________, of ____________________ (the "Depositor"), do hereby constitute and appoint LaSalle National Bank, as the true and lawful attorney, for the Depositor and in its name, place and stead, to record the assignments of mortgage with respect to the Mortgage Loans transferred to LaSalle National Bank, as trustee (the "Trustee"), under that Pooling and Servicing Agreement dated as of March 1, 1998 by and among the Depositor, the Trustee and the Servicer, and to do and perform all other things and acts relating to such assignments of mortgage as may be necessary to effectuate the transfer of such Mortgage Loans to the Trustee, including the execution and delivery of new assignments of mortgage where necessary to comply with applicable real estate recording laws at the time of recordation.

     This power of attorney is irrevocable and is coupled with an interest in the Mortgage Loans, and it may at all times be relied upon by any person, firm or corporation dealing with the attorney named herein as remaining in full force and effect, and such person, firm or corporation shall have no liability to the Depositor with respect thereto.

     WITNESS the following signature this ___ day of __________, 199_.


                                             ___________________________________
                                             By:
                                             Name:
                                             Title:

STATE OF ________________
COUNTY OF ______________, to wit:

     I, ___________________, a Notary Public in and for the jurisdiction aforesaid, do hereby certify that ______________________, who acknowledged himself to be the _______________ of _____________________, a ______________
corporation, personally appeared before me in the jurisdiction aforesaid and that he as such __________________ executed the foregoing instrument on behalf of said corporation for the purposes therein contained.

     Witness my hand and official seal to this ____ day of ___________, 199_.



                                                  _______________________ (SEAL)
                                                   Notary Public

My Commission Expires:

                                    EXHIBIT L

                               CUSTODIAL AGREEMENT

                            Dated _____________, 199_

     ______________________________, a ____________________, as Trustee (the
"Trustee") and _________________________, a ______________________________
("_________________"), agree as follows:

     WHEREAS, concurrently herewith, the Trustee, Superior Bank FSB (the "Depositor") and Superior Bank FSB (the "Servicer) are entering into a Pooling and Servicing Agreement, dated as of September 1, 1998, relating to AFC Mortgage Loan Asset Backed Certificates, Series 1998-3 (the "Pooling Agreement", the terms defined therein being used herein with the same meaning) pursuant to which the Depositor shall transfer, assign, set-over and otherwise convey to the Trustee, without recourse, all of the Depositor's right, title and interest in and to the mortgage loans consisting of Group 1 and Group 2 identified in Exhibits H-1, H-2, H-3 and H-4 to the Pooling Agreement (the "Mortgage Loans"), other than as to the Depositor's Yield; and

     WHEREAS, in connection with such transfer and assignment and pursuant to the Pooling Agreement, the Trustee shall hold, directly or pursuant to a custodial agreement, the Trustee's Mortgage Files;

     WITNESSETH THAT, in consideration of the premises and of the mutual agreements herein contained, _________________ and the Trustee agree as follows:

     1. Appointment as Custodian; Acknowledgment of Receipt. Subject to the terms and conditions herein, the Trustee hereby appoints ________________, and ______________ hereby accepts such appointment, as its Custodian to maintain custody of the Trustee's Mortgage Files. __________________ hereby acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments and other documents relating to the Mortgage Loans referred to in Section 2.04, except for the items referred to in Section 2.04(f), of the Pooling Agreement. The Trustee shall be liable for all of _______________________ fees under this Agreement.

     2. Maintenance of Office. __________________ agrees to maintain each Trustee's Mortgage File identified in Section 2.04 of the Pooling Agreement, which is incorporated herein by reference, at the office of ___________________ located at _______________________________________________ or at such other office of _________________ in ____________________ as ________________ shall designate from time to time after giving the Trustee 30 days' prior written notice.

     3. Duties of Custodian. As Custodian, _____________ shall have and perform the following powers and duties:

          (a) Safekeeping. To segregate the Trustee's Mortgage Files from all other mortgages and mortgage notes and similar records in its possession, to identify the Trustee's Mortgage Files as being held and to hold the Trustee's Mortgage Files for and on behalf of the Trustee for the benefit of all present and future Certificateholders, to maintain accurate records pertaining to each Mortgage Note and Mortgage in the Trustee's Mortgage Files as will enable the Trustee to comply with the terms and conditions of the Pooling Agreement, to maintain at all times a current inventory thereof and to conduct periodic physical inspections of the Trustee's Mortgage Files held by it under this Agreement in such a manner as shall enable the Trustee and _________________ to verify the accuracy of such record-keeping, inventory and physical possession. _________________ will promptly report to the Trustee any failure on its part to hold the Trustee's Mortgage Files as herein provided and promptly take appropriate action to remedy any such failure.

          (b) Release of Documents. To release any Mortgage Note and Mortgage in the Trustee's Mortgage Files as provided in the Pooling Agreement.

          (c) Administration; Reports. In general, to attend to all non-discretionary details in connection with maintaining custody of the Trustee's Mortgage Files on behalf of the Trustee. In addition, ________________ shall assist the Trustee generally in the preparation of reports to Certificateholders or to regulatory bodies to the extent necessitated by ________________ custody of the Trustee's Mortgage Files.

     4. Access to Records. __________________ shall permit the Trustee or its duly authorized depositors, attorneys or auditors and those persons permitted access pursuant to Section 5.13 of the Pooling Agreement to inspect the Trustee's Mortgage Files and the books and records maintained by __________________ pursuant hereto at such times as they may reasonably request, subject only to compliance with the terms of the Pooling Agreement.

     5. Instructions; Authority to Act. ______________ shall be deemed to have received proper instructions with respect to the Trustee's Mortgage Files upon its receipt of written instructions signed by a Responsible Officer of the Trustee. A certified copy of a resolution of the Board of Directors of the Trustee may be accepted by _______________ as conclusive evidence of the authority of any such officer to act and may be considered as in full force and effect until receipt of written notice to the contrary by ______________ from the Trustee. Such instructions may be general or specific in terms.

     6. Indemnification by _______. _________________ agrees to indemnify the Trustee for any and all liabilities, obligations, losses, damages, payments, costs or expenses, including attorneys fees, of any kind whatsoever which may be imposed on, incurred by or asserted against the Trustee as the result of any act or omission in any way relating to the maintenance and custody by ___________________ of the Trustee's Mortgage Files; provided, however, that ___________________ shall not be liable for any portion of any such amount resulting from the gross negligence or wilful misconduct of the Trustee.

     7. Advice of Counsel. __________________ and the Trustee further agree that ____________________ shall be entitled to rely and act upon the advice of counsel with respect to its performance hereunder as Custodian and shall be without liability for any action reasonably taken pursuant to such advice, provided that such action is not in violation of applicable Federal or State law. This paragraph shall not negate _______________ obligations under paragraph 6 above.

     8. Effective Period, Termination and Amendment, and Interpretive and Additional Provisions. This Agreement shall become effective as of the date hereof and shall continue in full force and effect until terminated as hereinafter provided, and may be amended at any time by mutual agreement of the parties hereto. This Agreement may be terminated by either party in a writing delivered or mailed, postage prepaid, to the other party, such termination to take effect no sooner than sixty (60) days after the date of such delivery or mailing. Concurrently with, or as soon as practicable after, the termination of this Agreement, _________________ shall redeliver the Trustee's Mortgage Files to the Trustee at such place as the Trustee may reasonably designate. In connection with the administration of this Agreement, ________________ and the Trustee may agree from time to time upon the interpretation of the provisions of this Agreement as may in their opinion by consistent with the general tenor and purposes of this Agreement, any such interpretation to be signed and annexed hereto.

     9. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

     10. Notices. Notices and other writings shall be delivered or mailed, postage prepaid, to the Trustee at, or to ____________________________________
at, ____________________________________, Attention: ______________________; or
to such other address as the Trustee or ________________ may hereafter specify in writing. Notices or other writings shall be effective only upon actual receipt by the parties.

     11. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the Trustee and ____________________ and their respective successors and assigns. Concurrently with the appointment of a successor trustee as provided in Section 12.08 of the Pooling Agreement, the Trustee and ___________________ shall amend this Agreement to make said successor trustee the successor to the Trustee hereunder.

     12. Counterparts. This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by a duly authorized officer as of the day and year first above written.

                                    LASALLE NATIONAL BANK,
                                               as Trustee under the Pooling
                                               Agreement referred to above

                                    By:
                                       _________________________________________


                                    ____________________________________________
                                    as Custodian



                                    By:_________________________________________

                                    EXHIBIT M

                           FORM OF LIQUIDATION REPORT

Customer Name:
Account Number:
Original Principal Balance:

1. Liquidation Proceeds

     Principal Prepayment                     $_______
     Property Sale Proceeds                    _______
     Insurance Proceeds                        _______
     Other (Itemize)                           _______

     Total Proceeds                                                 $______

2.   Servicing Advances                       $_______
     Monthly Advances                          _______
     Servicing Fees                            _______
     Annual Trustee Expense Amount             _______

              Total Advances                                        $______

3.   Net Liquidation Proceeds                                       $______
     (Line 1 minus Line 2)

4.   Principal Balance of the Mortgage
       Loan on date of liquidation                          $________

5.   Realized Loss, if any                                  $________
     (Line 4 minus Line 3)

[TPW: NY05:7000208.3]  16767-00052  09/23/98 08:23PM




                                                              EXHIBIT N

                                                     FORM OF DELINQUENCY REPORT

                                               DELINQUENCY AND FORECLOSURE INFORMATION

                                         REO             FORECLOSURES
                               -----------------------------------------------------
                OUTSTANDING    #                                       # OF           # OF      OUTSTANDING    # OF     OUTSTANDING
INVESTOR        DOLLARS        ACCT    RANGES               AMOUNT     ACCTS.    PCT  ACCTS.    DOLLARS   %    ACCTS    DOLLARS
------------------------------------------------------------------------------------------------------------------------------------
   %
---------

REMIC
199_-__                                30 TO 59 DAYS
                                       60 TO 89 DAYS
                                       90 AND OVER
                                       TOTALS

                                    EXHIBIT O

                          CERTIFICATE INSURANCE POLICY

Financial Guaranty Insurance Company
115 Broadway
New York, New York 10006
(212) 312-3000
(800) 352-0001

SURETY BOND


Issuer:  AFC Mortgage Loan                             Policy Number:  98010855
         Trust 1998-3                                  Control Number:  0010001

Insured Obligations:
$450,000,000 in principal amount
of AFC Mortgage Loan Asset Backed
Certificates, Series 1998-3, Class A
Certificates (the "Certificates")

Trustee:  LaSalle National Bank, as Trustee

Financial Guaranty Insurance Company ("Financial Guaranty"), a New York stock insurance company, in consideration of its receipt of the Deposit Premium and subject to the terms of this Surety Bond, hereby unconditionally and irrevocably agrees to pay each Insured Payment to the Trustee named above or its successor, as trustee for the Holders of the Certificates, to the extent set forth in the Pooling and Servicing Agreement.

Financial Guaranty will make an Insured Payment (other than that portion of an Insured Payment constituting a Preference Amount) out of its own funds by 2:00 p.m. (New York City Time) in immediately available funds to the Trustee on the later of (i) the Business Day next following the day on which Financial Guaranty shall have received Notice that an Insured Payment is due and (ii) the Remittance Date on which the Insured Payment is distributable to Certificateholders pursuant to the Pooling and Servicing Agreement, for disbursement to such Certificateholders in the same manner as other payments with respect to the Certificates are required to be made. Any Notice received by Financial Guaranty after 2:00 p.m. New York City time on a given Business Day or on any day that is not a Business Day shall be deemed to have been received by Financial Guaranty on the next succeeding Business Day.

Upon such payment, Financial Guaranty shall be fully subrogated to the rights of the Certificateholders to receive the amount so paid. Financial Guaranty's obligations hereunder with respect to each Remittance Date shall be discharged to the extent funds consisting of the Insured Payment are received by the Trustee on behalf of the Certificateholders for distribution to such Certificateholders, as provided in the Pooling


Form 9109
Page 1 of 4

Financial Guaranty Insurance Company
115 Broadway
New York, New York 10006
(212) 312-3000
(800) 352-0001

SURETY BOND

and Servicing Agreement and herein, whether or not such funds are properly applied by the Trustee.

If the payment of any portion or all of any amount that is insured hereunder is voided pursuant to a final order of a court exercising proper jurisdiction in an insolvency proceeding to the effect that the Trustee or the Certificateholder, as the case may be, is required to return any such payment or portion thereof prior to the expiration date of this Surety Bond because such payment was voided under the U. S. Bankruptcy Code, with respect to which order the appeal period has expired without an appeal having been filed (a "Final Order"), and, as a result, the Trustee or any Certificateholder is required to return such voided payment, or any portion of such voided payment made in respect of the Certificates (a "Preference Amount"), Financial Guaranty will pay on the guarantee described in the first paragraph hereof, an amount equal to each such Preference Amount, on the second Business Day following receipt by Financial Guaranty of (x) a certified copy of the Final Order, (y) an assignment, in form reasonably satisfactory to Financial Guaranty, irrevocably assigning to Financial Guaranty all rights and claims of the Trustee and/or such Certificateholder relating to or arising under such Preference Amount and appointing Financial Guaranty as the agent of the Trustee and/or such Certificateholder in respect of such Preference Amount, and (z) a Notice appropriately completed and executed by the Trustee or such Certificateholder, as the case may be. Such payment shall be made to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Final Order and not to the Trustee or Certificateholder directly (unless a Certificateholder has previously paid such amount to such receiver, conservator, debtor-in-possession or trustee named in such Final Order in which case payment shall be made to the Trustee for distribution to the Certificateholder upon proof of such payment reasonably satisfactory to Financial Guaranty). Notwithstanding the foregoing, in no event shall Financial Guaranty be (i) required to make any payment under this Surety Bond in respect of any Preference Amount to the extent such Preference Amount is comprised of amounts previously paid by Financial Guaranty hereunder, or (ii) obligated to make any payment in respect of any Preference Amount, which payment represents a payment of the principal amount of the Certificates, prior to the time Financial Guaranty otherwise would have been required to make a payment in respect of such principal.

Financial Guaranty shall make payments due in respect of Preference Amounts prior to 2:00 p.m. New York city time on the second Business Day following Financial Guaranty's receipt of the documents required under clauses (x) through
(z) of the preceding paragraph. Any such documents received by Financial Guaranty after 2:00 p.m. New York City time on a given Business Day or on any day that is not a Business


Form 9109
Paage 2 of 4

Financial Guaranty Insurance Company
115 Broadway
New York, New York 10006
(212) 312-3000
(800) 352-0001

SURETY BOND


Day shall be deemed to have been received by Financial Guaranty on the next succeeding Business Day. All payments made by Financial Guaranty hereunder in respect of Preference Amounts will be made with Financial Guaranty's own funds.

This Surety Bond is non-cancelable for any reason, including nonpayment of any premium. The premium on this Surety Bond is not refundable for any reason, including the payment of the Certificates prior to their respective maturities. This Surety Bond shall expire and terminate without any action on the part of Financial Guaranty or any other Person on the date that is one year and one day following the date on which the Certificates shall have been paid in full.

The Deposit Premium shall be due and payable on the date hereof, and a monthly premium shall be due and payable as provided in the Pooling and Servicing Agreement.

This Surety Bond is subject to and shall be governed by the laws of the State of New York. The proper venue for any action or proceeding on this Surety Bond shall be the County of New York, State of New York. The insurance provided by this Surety Bond is not covered by the New York Property/Casualty Insurance Security Fund (New York Insurance Code, Article 76).

Capitalized terms used and not defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. "Notice" means a written notice in the form of Exhibit A to this Surety Bond by registered or certified mail or telephonic or telegraphic notice, subsequently confirmed by written notice delivered via telecopy, telex or hand delivery from the Trustee to Financial Guaranty specifying the information set forth therein. "Certificateholder" means, as to a particular Certificate, the person, other than the Trust, the Servicer, any Subservicer or the Depositor who, on the applicable Remittance Date is entitled under the terms of such Certificate to payment thereof. "Pooling and Servicing Agreement" means the Pooling and Servicing Agreement by and between Superior Bank FSB, as Depositor and Servicer, and LaSalle National Bank, as Trustee, dated as of September 1, 1998.

In the event that payments under any Certificate is accelerated, nothing herein contained shall obligate Financial Guaranty to make any payment of principal or interest on such Certificates on an accelerated basis, unless such acceleration of payment by Financial Guaranty is at the sole option of Financial Guaranty; it being understood that a payment shortfall in respect of the Certificates by reason of the purchase by the Servicer pursuant

Form 9109
Page 3 of 4

Financial Guaranty Insurance Company
115 Broadway
New York, New York 10006
(212) 312-3000
(800) 352-0001

SURETY BOND


to Section 11.01 of the Pooling and Servicing Agreement does not constitute acceleration for the purposes hereof.

IN WITNESS WHEREOF, Financial Guaranty has caused this Surety Bond to be affixed with its corporate seal and to be signed by its duly authorized officer in facsimile to become effective and binding upon Financial Guaranty by virtue of the countersignature of its duly authorized representative.




President                                     Authorized Representative





Effective Date:  September 24, 1998


Form 9109
page 4 of 4

                                    EXHIBIT A

                                     NOTICE

To:  Financial Guaranty Insurance Company
     115 Broadway
     New York, New York 10006
     (212) 312-3000

     Attention: General Counsel

     Telephone: (212) 312-3000
     Telecopier:  (212) 312-3220

Re:  AFC Mortgage Loan Trust 1998-3,
     AFC Mortgage Loan Asset Backed
     Certificates, Series 1998-3
     Policy No. 98010855

Determination Date:     ___________________________

Remittance Date:        ___________________________

We refer to that certain Pooling and Servicing Agreement dated as of September 1, 1998, by and between Superior Bank FSB, as Depositor and Servicer, and LaSalle National Bank, as Trustee (the "Pooling and Servicing Agreement"), relating to the above referenced Certificates. All capitalized terms not otherwise defined herein or in the Surety Bond shall have the same respective meanings assigned to such terms in the Pooling and Servicing Agreement.

(a) As of the Determination Date and based upon the Servicer's Certificate for such Determination Date, the Trustee has determined under the Pooling and Servicing Agreement that in respect of the Remittance Date set forth above:

     (i) The Class A Interest Remittance Amount with respect to all related Classes of Class A Certificates with respect to Group [1][2] due and owing is $____________;

     (ii) The Class A Principal Remittance Amount with respect to all related Classes of Class A Certificates with respect to Group [1][2], exclusive of the amount set forth in clause B(vi) of the definition thereof if not paid by the Depositor, due and owing is $______________;

     (iii) The Available Remittance Amount (minus the amount withdrawable from the Group [1][2] Certificate Account to pay the Certificate Insurer pursuant to Section

6.02(i) of the Agreement and as reduced by any portion thereof that has been deposited in the Group [1][2] Certificate Account but may not be withdrawn therefrom pursuant to an order of a United States bankruptcy court of competent jurisdiction imposing a stay pursuant to Section 362 of the United States Bankruptcy Code) is $_______________;

     (iv) The lesser of (1) the sum of the (a) Excess Spread to be deposited into the Group [1][2] Certificate Account pursuant to Section 5.04(i) of the Agreement, (b) the Net Excess Spread from the other Group and (c) the Excess Principal from the other Group and (2) the Subordinated Amount with respect to the related Group, is $_______________;

     (v) The aggregate amount of unreimbursed Insured Payments (including any portion constituting Preference Amounts), together with the aggregate portion of the items described in clauses (i) and (ii) above that represents interest accrued in respect of Insured Payments in accordance with the definition of Class A Carry-Forward Amount in the Agreement, is $_______________;

     (vi) The additional portion of the Amount Available constituting Excess Spread available to pay the Class A Interest Remittance Amount with respect to all related Classes of Class A Certificates pursuant to Sections
6.06(c)(A)(Y)(i) with respect to Group 1 and Section 6.06(c)(B)(Y)(i) with respect to Group 2 is $________________.

     (vii) The aggregate amount to be withdrawn from the Group [1][2] Reserve Account and deposited into the Group [1][2] Certificate Account pursuant to
Section 6.14 of the Agreement is $_______________.

Please be advised that the amounts described in clauses (i) and (ii) above collectively exceed the amounts described in clauses [prior to the Cross-Over Date, (iii), (iv) (v)] [on or after the Cross-Over Date, clauses (iii), (v),
(vi)] and (vii) above by $_______________.

Accordingly, pursuant to the Pooling and Servicing Agreement, this statement constitutes a notice for payment of an Insured Payment in the amount of $_______________ under the Surety Bond.

[Attached hereto is a copy of the Final Order in connection with a Preference Amount in the amount set forth therein, together with an assignment of rights and appointment of agent.]

(b) No payment claimed hereunder is in excess of the amount payable under the [Surety Bond].

     The amount requested in this Notice should be paid to: [Payment
Instructions]

Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and shall also be subject to a civil penalty not to exceed Five Thousand Dollars ($5,000.00) and the stated value of the claim for each such violation.

     IN WITNESS WHEREOF, the Trustee has executed and delivered this Notice this _____ day of ______________________.



                                  _____________________________________________,
                                  as Trustee

                                  By:    _______________________________________

                                  Title: _______________________________________

                                    EXHIBIT P

                            PRINCIPAL PAYMENT TABLES

                                ALLIANCE 1998-3

                           PRINCIPAL PREPAYMENT TABLE


                      Class 1A                              Class 2A
                     Principal                             Principal
                      Balance                               Balance
                  --------------                        --------------
                  241,414,141.41                        214,213,197.97
  1    Sep-98     241,414,141.41             Sep-98     214,213,197.97
  2    Oct-98     241,414,141.41             Oct-98     214,213,197.97
  3    Nov-98     241,414,141.41             Nov-98     214,213,197.97
  4    Dec-98     241,414,141.41             Dec-98     214,213,197.97
  5    Jan-99     241,414,141.41             Jan-99     214,213,197.97
  6    Feb-99     241,414,141.41             Feb-99     214,213,197.97
  7    Mar-99     241,414,141.41             Mar-99     214,213,197.97
  8    Apr-99     241,414,141.41             Apr-99     214,213,197.97
  9    May-99     241,414,141.41             May-99     214,213,197.97
 10    Jun-99     241,414,141.41             Jun-99     214,213,197.97
 11    Jul-99     241,414,141.41             Jul-99     214,213,197.97
 12    Aug-99     241,414,141.41             Aug-99     214,213,197.97
 13    Sep-99     241,414,141.41             Sep-99     214,213,197.97
 14    Oct-99     241,414,141.41             Oct-99     214,213,197.97
 15    Nov-99     241,414,141.41             Nov-99     214,213,197.97
 16    Dec-99     241,414,141.41             Dec-99     214,213,197.97
 17    Jan-00     241,414,141.41             Jan-00     214,213,197.97
 18    Feb-00     241,414,141.41             Feb-00     214,213,197.97
 19    Mar-00     241,414,141.41             Mar-00     214,213,197.97
 20    Apr-00     241,414,141.41             Apr-00     214,213,197.97
 21    May-00     241,414,141.41             May-00     214,213,197.97
 22    Jun-00     241,414,141.41             Jun-00     214,213,197.97
 23    Jul-00     241,414,141.41             Jul-00     214,213,197.97
 24    Aug-00     241,414,141.41             Aug-00     214,213,197.97
 25    Sep-00     241,414,141.41             Sep-00     214,213,197.97
 26    Oct-00     241,414,141.41             Oct-00     214,213,197.97
 27    Nov-00     241,414,141.41             Nov-00     214,213,197.97
 28    Dec-00     241,414,141.41             Dec-00     214,213,197.97
 29    Jan-01     241,414,141.41             Jan-01     214,213,197.97
 30    Feb-01     241,414,141.41             Feb-01     214,213,197.97
 31    Mar-01     241,414,141.41             Mar-01     214,213,197.97
 32    Apr-01     241,414,141.41             Apr-01     214,213,197.97
 33    May-01     241,414,141.41             May-01     214,213,197.97
 34    Jun-01     241,414,141.41             Jun-01     214,213,197.97
 35    Jul-01     241,414,141.41             Jul-01     214,213,197.97
 36    Aug-01     241,414,141.41             Aug-01     214,213,197.97
 37    Sep-01     241,414,141.41             Sep-01     214,213,197.97
 38    Oct-01     241,414,141.41             Oct-01     214,213,197.97
 39    Nov-01     241,414,141.41             Nov-01     214,213,197.97
 40    Dec-01     241,414,141.41             Dec-01     214,213,197.97
 41    Jan-02     241,414,141.41             Jan-02     214,213,197.97

                                 ALLIANCE 1998-3

                           PRINCIPAL PREPAYMENT TABLE


                      Class 1A                              Class 2A
                     Principal                             Principal
                      Balance                               Balance
                  --------------                        --------------
 42    Feb-02     241,414,141.41             Feb-02     214,213,197.97
 43    Mar-02     241,414,141.41             Mar-02     214,213,197.97
 44    Apr-02     241,414,141.41             Apr-02     214,213,197.97
 45    May-02     241,414,141.41             May-02     214,213,197.97
 46    Jun-02     241,414,141.41             Jun-02     214,213,197.97
 47    Jul-02     241,414,141.41             Jul-02     214,213,197.97
 48    Aug-02     241,414,141.41             Aug-02     214,213,197.97
 49    Sep-02     241,414,141.41             Sep-02     214,213,197.97
 50    Oct-02     241,414,141.41             Oct-02     214,213,197.97
 51    Nov-02     241,414,141.41             Nov-02     214,213,197.97
 52    Dec-02     241,414,141.41             Dec-02     214,213,197.97
 53    Jan-03     241,414,141.41             Jan-03     214,213,197.97
 54    Feb-03     241,414,141.41             Feb-03     214,213,197.97
 55    Mar-03     241,414,141.41             Mar-03     214,213,197.97
 56    Apr-03     241,414,141.41             Apr-03     214,213,197.97
 57    May-03     241,414,141.41             May-03     214,213,197.97
 58    Jun-03     241,414,141.41             Jun-03     214,213,197.97
 59    Jul-03     241,414,141.41             Jul-03     214,213,197.97
 60    Aug-03     241,414,141.41             Aug-03     214,213,197.97
 61    Sep-03     225,860,053.46             Sep-03     206,652,782.52
 62    Oct-03     225,530,167.53             Oct-03     206,493,788.96
 63    Nov-03     225,197,404.41             Nov-03     206,333,456.66
 64    Dec-03     224,861,738.99             Dec-03     206,171,774.35
 65    Jan-04     224,523,145.95             Jan-04     206,008,730.67
 66    Feb-04     224,181,599.78             Feb-04     205,844,314.14
 67    Mar-04     223,837,074.70             Mar-04     205,678,513.21
 68    Apr-04     223,489,544.74             Apr-04     205,511,316.23
 69    May-04     223,138,983.68             May-04     205,342,711.43
 70    Jun-04     222,785,365.10             Jun-04     205,172,686.96
 71    Jul-04     222,428,662.33             Jul-04     205,001,230.88
 72    Aug-04     222,068,848.46             Aug-04     204,828,331.12
 73    Sep-04     221,705,896.36             Sep-04     204,653,975.53
 74    Oct-04     221,339,778.66             Oct-04     204,478,151.85
 75    Nov-04     220,970,467.74             Nov-04     204,300,847.72
 76    Dec-04     220,597,935.77             Dec-04     204,122,050.68
 77    Jan-05     220,222,154.64             Jan-05     203,941,748.15
 78    Feb-05     219,843,096.02             Feb-05     203,759,927.45
 79    Mar-05     219,460,731.32             Mar-05     203,576,575.82
 80    Apr-05     219,075,031.70             Apr-05     203,391,680.34
 81    May-05     218,685,968.09             May-05     203,205,228.03
 82    Jun-05     218,293,511.13             Jun-05     203,017,205.78
 83    Jul-05     217,897,631.23             Jul-05     202,827,600.36

                                 ALLIANCE 1998-3

                           PRINCIPAL PREPAYMENT TABLE


                      Class 1A                              Class 2A
                     Principal                             Principal
                      Balance                               Balance
                  --------------                        --------------
 84    Aug-05     217,498,298.54             Aug-05     202,636,398.45
 85    Sep-05     217,095,482.94             Sep-05     202,443,586.61
 86    Oct-05     216,689,154.06             Oct-05     202,249,151.27
 87    Nov-05     216,279,281.25             Nov-05     202,053,078.77
 88    Dec-05     215,865,833.60             Dec-05     201,855,355.32
 89    Jan-06     215,448,779.94             Jan-06     201,655,967.03
 90    Feb-06     215,028,088.81             Feb-06     201,454,899.87
 91    Mar-06     214,603,728.49             Mar-06     201,252,139.71
 92    Apr-06     214,175,666.97             Apr-06     201,047,672.29
 93    May-06     213,743,871.97             May-06     200,841,483.23
 94    Jun-06     213,308,310.94             Jun-06     200,633,558.05
 95    Jul-06     212,868,951.02             Jul-06     200,423,882.12
 96    Aug-06     212,425,759.08             Aug-06     200,212,440.71
 97    Sep-06     211,978,701.70             Sep-06     199,999,218.93
 98    Oct-06     211,527,745.17             Oct-06     199,784,201.82
 99    Nov-06     211,072,855.47             Nov-06     199,567,374.24
100    Dec-06     210,613,998.30             Dec-06     199,348,720.95
101    Jan-07     210,151,139.06             Jan-07     199,128,226.59
102    Feb-07     209,684,242.84             Feb-07     198,905,875.64
103    Mar-07     209,213,274.43             Mar-07     198,681,652.48
104    Apr-07     208,738,198.32             Apr-07     198,455,541.35
105    May-07     208,258,978.68             May-07     198,227,526.34
106    Jun-07     207,775,579.37             Jun-07     197,997,591.42
107    Jul-07     207,287,963.93             Jul-07     197,765,720.43
108    Aug-07     206,796,095.59             Aug-07     197,531,897.07
109    Sep-07     206,299,937.27             Sep-07     197,296,104.90
110    Oct-07     205,799,451.53             Oct-07     197,058,327.34
111    Nov-07     205,294,600.65             Nov-07     196,818,547.67
112    Dec-07     204,785,346.54             Dec-07     196,576,749.03
113    Jan-08     204,271,650.80             Jan-08     196,332,914.43
114    Feb-08     203,753,474.69             Feb-08     196,087,026.73
115    Mar-08     203,230,779.14             Mar-08     195,839,068.63
116    Apr-08     202,703,524.73             Apr-08     195,589,022.70
117    May-08     202,171,671.70             May-08     195,336,871.36
118    Jun-08     201,635,179.93             Jun-08     195,082,596.89
119    Jul-08     201,094,008.97             Jul-08     194,826,181.40
120    Aug-08     200,548,118.01             Aug-08     194,567,606.88
121    Sep-08     199,997,465.87             Sep-08     194,306,855.13
122    Oct-08     199,442,011.04             Oct-08     194,043,907.84
123    Nov-08     198,881,711.63             Nov-08     193,778,746.51
124    Dec-08     198,316,525.38             Dec-08     193,511,352.49
125    Jan-09     197,746,409.66             Jan-09     193,241,707.00

                                 ALLIANCE 1998-3

                           PRINCIPAL PREPAYMENT TABLE


                      Class 1A                              Class 2A
                     Principal                             Principal
                      Balance                               Balance
                  --------------                        --------------
126    Feb-09     197,171,321.50             Feb-09     192,969,791.07
127    Mar-09     196,591,217.50             Mar-09     192,695,585.58
128    Apr-09     196,006,053.94             Apr-09     192,419,071.27
129    May-09     195,415,786.67             May-09     192,140,228.67
130    Jun-09     194,820,371.19             Jun-09     191,859,038.20
131    Jul-09     194,219,762.59             Jul-09     191,575,480.09
132    Aug-09     193,613,915.58             Aug-09     191,289,534.39
133    Sep-09     193,002,784.47             Sep-09     191,001,181.00
134    Oct-09     192,386,323.18             Oct-09     190,710,399.65
135    Nov-09     191,764,485.20             Nov-09     190,417,169.90
136    Dec-09     191,137,223.66             Dec-09     190,121,471.13
137    Jan-10     190,504,491.25             Jan-10     189,823,282.56
138    Feb-10     189,866,240.24             Feb-10     189,522,583.21
139    Mar-10     189,222,422.50             Mar-10     189,219,351.95
140    Apr-10     188,572,989.50             Apr-10     188,913,567.45
141    May-10     187,917,892.24             May-10     188,605,208.22
142    Jun-10     187,257,081.32             Jun-10     188,294,252.59
143    Jul-10     186,590,506.92             Jul-10     187,980,678.68
144    Aug-10     185,918,118.76             Aug-10     187,664,464.45
145    Sep-10     185,239,866.14             Sep-10     187,345,587.67
146    Oct-10     184,555,697.90             Oct-10     187,024,025.93
147    Nov-10     183,865,562.46             Nov-10     186,699,756.60
148    Dec-10     183,169,407.76             Dec-10     186,372,756.90
149    Jan-11     182,467,181.30             Jan-11     186,043,003.84
150    Feb-11     181,758,830.14             Feb-11     185,710,474.23
151    Mar-11     181,044,300.85             Mar-11     185,375,144.69
152    Apr-11     180,323,539.54             Apr-11     185,036,991.65
153    May-11     179,596,491.87             May-11     184,695,991.33
154    Jun-11     178,863,102.99             Jun-11     184,352,119.76
155    Jul-11     178,123,317.61             Jul-11     184,005,352.77
156    Aug-11     177,377,079.94             Aug-11     183,655,665.96
157    Sep-11     176,624,333.69             Sep-11     183,303,034.77
158    Oct-11     175,865,022.11             Oct-11     182,947,434.39
159    Nov-11     175,099,087.92             Nov-11     182,588,839.83
160    Dec-11     174,326,473.37             Dec-11     182,227,225.87
161    Jan-12     173,547,120.20             Jan-12     181,862,567.09
162    Feb-12     172,760,969.62             Feb-12     181,494,837.85
163    Mar-12     171,967,962.35             Mar-12     181,124,012.30
164    Apr-12     171,168,038.60             Apr-12     180,750,064.37
165    May-12     170,361,138.03             May-12     180,372,967.77
166    Jun-12     169,547,199.79             Jun-12     179,992,695.98
167    Jul-12     168,726,162.50             Jul-12     179,609,222.27

                                 ALLIANCE 1998-3

                           PRINCIPAL PREPAYMENT TABLE


                      Class 1A                              Class 2A
                     Principal                             Principal
                      Balance                               Balance
                  --------------                        --------------
168    Aug-12     167,897,964.24             Aug-12     179,222,519.69
169    Sep-12     167,062,542.57             Sep-12     178,832,561.03
170    Oct-12     166,219,834.46             Oct-12     178,439,318.89
171    Nov-12     165,369,776.38             Nov-12     178,042,765.62
172    Dec-12     164,512,304.22             Dec-12     177,642,873.33
173    Jan-13     163,647,353.31             Jan-13     177,239,613.92
174    Feb-13     162,774,858.43             Feb-13     176,832,959.04
175    Mar-13     161,894,753.77             Mar-13     176,422,880.08
176    Apr-13     161,006,972.96             Apr-13     176,009,348.22
177    May-13     160,111,449.06             May-13     175,592,334.40
178    Jun-13     159,208,114.53             Jun-13     175,171,809.28
179    Jul-13     107,366,971.80             Jul-13     174,747,743.30
180    Aug-13     106,563,542.66             Aug-13     174,320,106.66
181    Sep-13     105,753,112.31             Sep-13     173,888,869.27
182    Oct-13     104,935,619.74             Oct-13     173,454,000.84
183    Nov-13     104,111,003.40             Nov-13     173,015,470.77
184    Dec-13     103,279,201.22             Dec-13     172,573,248.25
185    Jan-14     102,440,150.57             Jan-14     172,127,302.17
186    Feb-14     101,593,788.30             Feb-14     171,677,601.19
187    Mar-14     100,740,050.68             Mar-14     171,224,113.69
188    Apr-14      99,878,873.45             Apr-14     170,766,807.79
189    May-14      99,010,191.78             May-14     170,305,651.34
190    Jun-14      98,133,940.28             Jun-14     169,840,611.90
191    Jul-14      97,250,052.97             Jul-14     169,371,656.80
192    Aug-14      96,358,463.32             Aug-14     168,898,753.06
193    Sep-14      95,459,104.21             Sep-14     168,421,867.43
194    Oct-14      94,551,907.93             Oct-14     167,940,966.38
195    Nov-14      93,636,806.20             Nov-14     167,456,016.11
196    Dec-14      92,713,730.11             Dec-14     166,966,982.51
197    Jan-15      91,782,610.19             Jan-15     166,473,831.21
198    Feb-15      90,843,376.33             Feb-15     165,976,527.53
199    Mar-15      89,895,957.83             Mar-15     165,475,036.52
200    Apr-15      88,940,283.37             Apr-15     164,969,322.91
201    May-15      87,976,281.01             May-15     164,459,351.15
202    Jun-15      87,003,878.16             Jun-15     163,945,085.38
203    Jul-15      86,023,001.64             Jul-15     163,426,489.46
204    Aug-15      85,033,577.59             Aug-15     162,903,526.91
205    Sep-15      84,035,531.54             Sep-15     162,376,160.97
206    Oct-15      83,028,788.35             Oct-15     161,844,354.57
207    Nov-15      82,013,272.23             Nov-15     161,308,070.32
208    Dec-15      80,988,906.73             Dec-15     160,767,270.51
209    Jan-16      79,955,614.74             Jan-16     160,221,917.11

                                 ALLIANCE 1998-3

                           PRINCIPAL PREPAYMENT TABLE


                      Class 1A                              Class 2A
                     Principal                             Principal
                      Balance                               Balance
                  --------------                        --------------
210    Feb-16      78,913,318.48             Feb-16     159,671,971.80
211    Mar-16      77,861,939.47             Mar-16     159,117,395.90
212    Apr-16      76,801,398.56             Apr-16     158,558,150.43
213    May-16      75,731,615.93             May-16     157,994,196.06
214    Jun-16      74,652,511.03             Jun-16     157,425,493.15
215    Jul-16      73,564,002.64             Jul-16     156,852,001.71
216    Aug-16      72,466,008.80             Aug-16     156,273,681.43
217    Sep-16      71,358,446.86             Sep-16     155,690,491.65
218    Oct-16      70,241,233.44             Oct-16     155,102,391.35
219    Nov-16      69,114,284.43             Nov-16     154,509,339.21
220    Dec-16      67,977,515.01             Dec-16     153,911,293.51
221    Jan-17      66,830,839.58             Jan-17     153,308,212.22
222    Feb-17      65,674,171.84             Feb-17     152,700,052.94
223    Mar-17      64,507,424.70             Mar-17     152,086,772.90
224    Apr-17      63,330,510.33             Apr-17     151,468,328.99
225    May-17      62,143,340.13             May-17     150,844,677.74
226    Jun-17      60,945,824.73             Jun-17     150,215,775.29
227    Jul-17      59,737,873.99             Jul-17     149,581,577.43
228    Aug-17      58,519,396.96             Aug-17     148,942,039.57
229    Sep-17      57,290,301.92             Sep-17     148,297,116.75
230    Oct-17      56,050,496.34             Oct-17     147,646,763.62
231    Nov-17      54,799,886.88             Nov-17     146,990,934.47
232    Dec-17      53,538,379.41             Dec-17     146,329,583.18
233    Jan-18      52,265,878.95             Jan-18     145,662,663.25
234    Feb-18      50,982,289.71             Feb-18     144,990,127.81
235    Mar-18      49,687,515.06             Mar-18     144,311,929.56
236    Apr-18      48,381,457.53             Apr-18     143,628,020.83
237    May-18      47,064,018.80             May-18     142,938,353.52
238    Jun-18      45,735,099.68             Jun-18     142,242,879.17
239    Jul-18      44,394,600.14             Jul-18     141,541,548.85
240    Aug-18      43,042,419.27             Aug-18     140,834,313.28
241    Sep-18      41,678,455.26             Sep-18     140,121,122.73
242    Oct-18      40,302,605.45             Oct-18     139,401,927.05
243    Nov-18      38,914,766.25             Nov-18     138,676,675.69
244    Dec-18      37,514,833.19             Dec-18     137,945,317.65
245    Jan-19      36,102,700.88             Jan-19     137,207,801.51
246    Feb-19      34,678,263.01             Feb-19     136,464,075.43
247    Mar-19      33,241,412.36             Mar-19     135,714,087.11
248    Apr-19      31,792,040.74             Apr-19     134,957,783.82
249    May-19      30,330,039.07             May-19     134,195,112.40
250    Jun-19      28,855,297.26             Jun-19     133,426,019.22
251    Jul-19      27,367,704.31             Jul-19     132,650,450.22

                                 ALLIANCE 1998-3

                           PRINCIPAL PREPAYMENT TABLE


                      Class 1A                              Class 2A
                     Principal                             Principal
                      Balance                               Balance
                  --------------                        --------------
252    Aug-19      25,867,148.23             Aug-19     131,868,350.85
253    Sep-19      24,353,516.05             Sep-19     131,079,666.15
254    Oct-19      22,826,693.83             Oct-19     130,284,340.66
255    Nov-19      21,286,566.62             Nov-19     129,482,318.45
256    Dec-19      19,733,018.49             Dec-19     128,673,543.16
257    Jan-20      18,165,932.49             Jan-20     127,857,957.91
258    Feb-20      16,585,190.63             Feb-20     127,035,505.36
259    Mar-20      14,990,673.92             Mar-20     126,206,127.70
260    Apr-20      13,382,262.34             Apr-20     125,369,766.60
261    May-20      11,759,834.78             May-20     124,526,363.28
262    Jun-20      10,123,269.12             Jun-20     123,675,858.42
263    Jul-20       8,472,442.16             Jul-20     122,818,192.25
264    Aug-20       6,807,229.61             Aug-20     121,953,304.46
265    Sep-20       5,127,506.12             Sep-20     121,081,134.24
266    Oct-20       3,433,145.25             Oct-20     120,201,620.27
267    Nov-20       1,724,019.43             Nov-20     119,314,700.72
268    Dec-20                                Dec-20     118,420,313.24
269    Jan-21                                Jan-21     117,518,394.94
270    Feb-21                                Feb-21     116,608,882.41
271    Mar-21                                Mar-21     115,691,711.71
272    Apr-21                                Apr-21     114,766,818.36
273    May-21                                May-21     113,834,137.32
274    Jun-21                                Jun-21     112,893,603.04
275    Jul-21                                Jul-21     111,945,149.38
276    Aug-21                                Aug-21     110,988,709.66
277    Sep-21                                Sep-21     110,024,216.63
278    Oct-21                                Oct-21     109,051,602.50
279    Nov-21                                Nov-21     108,070,798.87
280    Dec-21                                Dec-21     107,081,736.80
281    Jan-22                                Jan-22     106,084,346.74
282    Feb-22                                Feb-22     105,078,558.57
283    Mar-22                                Mar-22     104,064,301.58
284    Apr-22                                Apr-22     103,041,504.47
285    May-22                                May-22     102,010,095.31
286    Jun-22                                Jun-22     100,970,001.61
287    Jul-22                                Jul-22      99,921,150.23
288    Aug-22                                Aug-22      98,863,467.43
289    Sep-22                                Sep-22      97,796,878.86
290    Oct-22                                Oct-22      96,721,309.52
291    Nov-22                                Nov-22      95,636,683.80
292    Dec-22                                Dec-22      94,542,925.44
293    Jan-23                                Jan-23      93,439,957.55

                                 ALLIANCE 1998-3

                           PRINCIPAL PREPAYMENT TABLE


                      Class 1A                              Class 2A
                     Principal                             Principal
                      Balance                               Balance
                  --------------                        --------------
294    Feb-23                                Feb-23      92,327,702.57
295    Mar-23                                Mar-23      91,206,082.31
296    Apr-23                                Apr-23      90,075,017.92
297    May-23                                May-23      88,934,429.87
298    Jun-23                                Jun-23      87,784,237.97
299    Jul-23                                Jul-23      86,624,361.36
300    Aug-23                                Aug-23      85,454,718.50
301    Sep-23                                Sep-23      84,275,227.14
302    Oct-23                                Oct-23      83,085,804.37
303    Nov-23                                Nov-23      81,886,366.56
304    Dec-23                                Dec-23      80,676,829.38
305    Jan-24                                Jan-24      79,457,107.80
306    Feb-24                                Feb-24      78,227,116.06
307    Mar-24                                Mar-24      76,986,767.69
308    Apr-24                                Apr-24      75,735,975.49
309    May-24                                May-24      74,474,651.50
310    Jun-24                                Jun-24      73,202,707.07
311    Jul-24                                Jul-24      71,920,052.75
312    Aug-24                                Aug-24      70,626,598.39
313    Sep-24                                Sep-24      69,322,253.02
314    Oct-24                                Oct-24      68,006,924.96
315    Nov-24                                Nov-24      66,680,521.73
316    Dec-24                                Dec-24      65,342,950.07
317    Jan-25                                Jan-25      63,994,115.95
318    Feb-25                                Feb-25      62,633,924.53
319    Mar-25                                Mar-25      61,262,280.19
320    Apr-25                                Apr-25      59,879,086.49
321    May-25                                May-25      58,484,246.18
322    Jun-25                                Jun-25      57,077,661.20
323    Jul-25                                Jul-25      55,659,232.65
324    Aug-25                                Aug-25      54,228,860.82
325    Sep-25                                Sep-25      52,786,445.14
326    Oct-25                                Oct-25      51,331,884.20
327    Nov-25                                Nov-25      49,865,075.74
328    Dec-25                                Dec-25      48,385,916.62
329    Jan-26                                Jan-26      46,894,302.87
330    Feb-26                                Feb-26      45,390,129.60
331    Mar-26                                Mar-26      43,873,291.07
332    Apr-26                                Apr-26      42,343,680.62
333    May-26                                May-26      40,801,190.74
334    Jun-26                                Jun-26      39,245,712.96
335    Jul-26                                Jul-26      37,677,137.92

                                 ALLIANCE 1998-3

                           PRINCIPAL PREPAYMENT TABLE


                      Class 1A                              Class 2A
                     Principal                             Principal
                      Balance                               Balance
                  --------------                        --------------
336    Aug-26                                Aug-26      36,095,355.36
337    Sep-26                                Sep-26      34,500,254.05
338    Oct-26                                Oct-26      32,891,721.86
339    Nov-26                                Nov-26      31,269,645.69
340    Dec-26                                Dec-26      29,633,911.50
341    Jan-27                                Jan-27      27,984,404.30
342    Feb-27                                Feb-27      26,321,008.11
343    Mar-27                                Mar-27      24,643,605.98
344    Apr-27                                Apr-27      22,952,079.99
345    May-27                                May-27      21,246,311.21
346    Jun-27                                Jun-27      19,526,179.72
347    Jul-27                                Jul-27      17,791,564.57
348    Aug-27                                Aug-27      16,042,343.82
349    Sep-27                                Sep-27      14,278,394.48
350    Oct-27                                Oct-27      12,499,592.55
351    Nov-27                                Nov-27      10,705,812.95
352    Dec-27                                Dec-27       8,896,929.58
353    Jan-28                                Jan-28       7,072,815.26
354    Feb-28                                Feb-28       5,233,341.75
355    Mar-28                                Mar-28       3,378,379.72
356    Apr-28                                Apr-28       1,507,798.75

                                    EXHIBIT Q

                  FORM OF SERVICER'S MONTHLY REMITTANCE REPORT
                                   TO TRUSTEE

                                    EXHIBIT R

                   PROPOSED SUBSEQUENT MORTGAGE LOAN SCHEDULE

                                                                                   Page 1 of 44

                                        ALLIANCE FUNDING

                                A division of Superior Bank FSB

                  Loans Funded and Available for Sale to 1998-3 as of 9/22/98

  Orig     Servicing                                              Current      Note
 Account    Account    Name                      State           Principal     Rate      Margin
-----------------------------------------------------------------------------------------------

SUB-POOL 1 -- LOANS FUNDED AND IN SERVICING
-------------------------------------------
 800442162  800442162  SEARS SANDRA O             MI             52,161.32     12.250     0.000
 800527624  800527624  DUMONT RAYMOND E           MA             61,643.14     10.875     0.000
 800686263  800686263  HINTON TALIKA              MI             24,477.83     12.000     0.000
 800715047  800715047  CASTILLO ADALBERTO         NJ            101,182.06     11.300     0.000
 800757437  800757437  WEATHERHOLTZ RODNEY        GA             31,372.18     11.250     0.000
 800773194  800773194  FLUKER PATRICIA            MI             24,976.80     14.490     0.000
 800778987  800778987  TORRENCE JAMES A           MD             37,500.00     11.990     0.000
 800789521  800789521  WOODWARD RICHARD L         MO            188,930.16     11.050     0.000
 800833493  800833493  JELLISON JENNIFER D        OH            143,954.98     11.600     0.000
 800836322  800836322  WHALEN EDWIN               NY             98,789.44     11.100     0.000
 800837882  800837882  BEST PRISCILLA E           MD            114,260.13     11.100     0.000
 800841538  800841538  CHERNIS ROBERT J           NH            135,785.64     11.050     0.000
 800841702  800841702  SLOAN GLORIA               NY             90,839.01     11.300     0.000
 800844250  800844250  BLACKMON DORIS A           NC             48,397.36     13.970     0.000
 800862195  800862195  VINCENT DAVID              MA             72,921.09     11.500     0.000
 800865248  800865248  PODOBA LENA                NY             30,000.00     11.900     0.000
 800866550  800866550  WILLIAMS BERNICE           MI             31,200.00      9.950     0.000
 800876526  800876526  CROTEAU BRIAN              NH             51,300.00     11.700     0.000
 800878068  800878068  BROWN CLIVE                NY            145,633.84     10.750     0.000
 800886145  800886145  BLACKMAN CHARLES           NJ             80,600.00      8.990     0.000
 800892036  800892036  BARNETTE NATHANIEL         DE             34,391.87     12.850     0.000
 800892572  800892572  LEWIS DOROTHY              NY             50,000.00     12.150     0.000
 800892705  800892705  LEWIS DAVID A              OH             50,960.30     10.350     0.000
 800896862  800896862  STEARNS ROBERT C           FL             50,000.00     10.450     0.000
 800901191  800901191  THOMPSON GREGORY A.        NC            175,964.89     13.600     0.000
 800904344  800904344  THOMAS WALTER              NY             72,178.93     11.300     0.000
 800914137  800914137  BAL FRANCIS E              NJ            129,943.37     10.450     0.000
 800924466  800924466  BUSSLER ROD R              FL             27,200.00      8.650     0.000
 800926131  800926131  GORDON MARK N              NY             42,210.00     11.600     0.000
 800926883  800926883  BRANCHE JEAN L             PA             57,200.00      8.750     0.000
 800927253  800927253  FLETCHER KAREN             NY            139,992.14     12.500     0.000
 800927469  800927469  MORENO LOURDES             AZ             59,000.00      9.000     0.000
 800934150  800934150  BUSZKO HELENE              NJ             26,500.00     10.550     0.000
 800934226  800934226  MILLER LINCOLN T           MI             20,000.00     12.850     0.000
 800935587  800935587  GOERNER GEORGE F           PA             40,500.00     10.400     0.000
 800946444  800946444  PRICE JAMES K              NY            106,400.00     11.000     0.000
 800946758  800946758  SACKETT LLOYD              NY             44,550.00     11.600     0.000
 800951154  800951154  STONE JIMMIE N.            NC             61,272.88     10.250     0.000
 800964074  800964074  BONEY HENRY LEE            NC             57,558.73     11.000     0.000
 800964439  800964439  LOPEZ MARIA D              MD            108,800.00     10.000     0.000
 800964967  800964967  HECKMAN RICHARD D          PA             39,550.00     10.500     0.000
 800967424  800967424  BIGELOW SHIRLEY MAE        NC             69,300.00      9.150     0.000
 800968448  800968448  BROWN GERALDINE            NC             38,250.00     11.200     0.000
 800971095  800971095  TALBERT KELLY              MD             29,934.82     11.500     0.000
 800975005  800975005  CROWE RICHARD              RI            143,000.00     10.950     0.000
 800977555  800977555  SCOTT QUINTON M            NC             76,410.00     11.100     0.000
 800978645  800978645  LANG TERRANCE J            NY             42,000.00     11.900     0.000
 800979668  800979668  BAUMAN CAROL A             NY             50,000.00      8.750     0.000
 800981763  800981763  MCMICHAEL ANNETTE          SC             63,750.00     11.250     0.000
 800982548  800982548  JOHNSON PERCY C            NY            172,500.00     10.100     0.000
 800985970  800985970  CASTEEL KENNETH            MD            117,000.00     11.000     0.000
 800986275  800986275  WALTERS JENNIFER A         OH             34,015.00     10.400     0.000
 800988388  800988388  BARNHART JOSEPH THOMAS     FL             12,000.00      9.850     0.000
 800989329  800989329  SHODIYA JACOB O            MD            211,426.22     11.100     0.000
 800989477  800989477  MOYER SCOTT D              PA             59,850.00     10.950     0.000
 800990483  800990483  STRANGE PETER              CT            165,556.35     10.525     0.000
 800996407  800996407  SOOKRA MARCIA              FL            108,604.35     12.950     0.000
 800997611  800997611  SMITH HERMAN WADE          LA             72,000.00     10.400     0.000
 801000001  801000001  ALEXANDER PA MARY C        NC             52,932.80      8.150     0.000
 801004847  801004847  BRANNON LEWIS              SC             61,600.00     12.600     0.000
 801005596  801005596  COOPER JACQUELINE          GA             88,000.00     10.250     0.000



                                                                                   Page 2 of 44

                                        ALLIANCE FUNDING

                                A division of Superior Bank FSB

                  Loans Funded and Available for Sale to 1998-3 as of 9/22/98


  Orig     Servicing                                              Current       Note
 Account    Account    Name                      State           Principal      Rate     Margin
-----------------------------------------------------------------------------------------------
 801005646  801005646  FORBES RANDY               OH             37,400.00     12.100     0.000
 801005950  801005950  JONES ALTON A SR           FL             64,800.00     12.350     0.000
 801007352  801007352  STREVEL JAMES T            TN             36,000.00      9.350     0.000
 801008038  801008038  JAMES-ALSTON ROSA LEE      SC             38,566.56     10.450     0.000
 801008723  801008723  WAMPLER CRYSTAL M          SC             63,000.00     10.400     0.000
 801010711  801010711  JOHNSON YASHIKA            PA             51,000.00     11.350     0.000
 801010760  801010760  SIMMONS VALERIE            PA             46,400.00     11.950     0.000
 801011545  801011545  WATSON CHARLES W           FL             44,625.00     11.600     0.000
 801012030  801012030  TESCHE ROBERT              NJ            157,000.00      9.500     0.000
 801012444  801012444  FOWLER DAVID F             SC             72,800.00     11.700     0.000
 801012865  801012865  HUFFMAN MICHAEL JAMES      FL             41,250.00     10.100     0.000
 801014432  801014432  PETTIGREW BRENDA L         MD             35,186.05     11.400     0.000
 801015637  801015637  JONES WILLIE MAE           FL             15,000.00      8.500     0.000
 801015686  801015686  OARE JAMES J               NY             63,750.00     12.050     0.000
 801016619  801016619  TEIXEIRA MARIA             CT             75,500.00      8.400     0.000
 801017245  801017245  HOLMES ANTHONY             PA             41,600.00     10.000     0.000
 801017260  801017260  CHAMBERS KATHI             PA             37,867.00     11.250     0.000
 801019316  801019316  DORADO, DOUGLAS F          FL             66,300.00      8.900     0.000
 801019712  801019712  THORNE TIMOTHY D           VA            149,028.69      9.750     0.000
 801022591  801022591  SARESKY KENNETH S          PA             89,700.00     11.750     0.000
 801023177  801023177  ADAMS STEVEN L             MI             86,400.00     11.450     0.000
 801023557  801023557  REYES EDWARD               TX             64,240.00     11.250     0.000
 801024837  801024837  BRAWNER JOSEPH C           MD             13,000.00      9.950     0.000
 801026758  801026758  OVIEDO JUAN L              FL             88,200.00      8.250     0.000
 801027863  801027863  STANTON JOSEPH C           NY             16,000.00     10.600     0.000
 801028598  801028598  SANDERS FRANCES L          FL             12,000.00      9.600     0.000
 801029067  801029067  WINTERS JENNINGS L         GA             65,660.00     13.990     0.000
 801029448  801029448  WILLIAMS RALPH E           NC             60,500.00      9.550     0.000
 801032467  801032467  NELSON JAMES R             PA             18,000.00     12.850     0.000
 801032632  801032632  MASON LILLIE               IL             30,400.00     12.850     0.000
 801032889  801032889  SQUIRE LARRY               VA            100,000.00      8.900     0.000
 801032897  801032897  RICHARDSON MARY G          NC             34,400.00      9.150     0.000
 801034323  801034323  HENDERSON LESTER           RI             67,050.00     10.400     0.000
 801037094  801037094  HAWES WAYNE D              FL            101,150.00      8.400     0.000
 801039769  801039769  DEVER ANNIE PEACOCK        FL             38,288.86      9.500     0.000
 801040031  801040031  SAWYER ANTONETTE           MI             43,200.00     11.450     0.000
 801040981  801040981  MATTINGLY BERNARD          KY             52,200.00     10.400     0.000
 801041351  801041351  BAGLEY FRANK P JR          NY            140,250.00     10.700     0.000
 801041963  801041963  SURRENCY KEVIN W           FL             54,000.00      8.150     0.000
 801042052  801042052  AVILEZ ROBERT M            IL             42,000.00     12.250     0.000
 801043258  801043258  WARE VIRGINIA ARMOND       PA             73,600.00     12.350     0.000
 801044306  801044306  GRIFFITHS VERMONT          NY             98,023.88     11.200     0.000
 801044918  801044918  AHMAD TEHMEENA             NJ             61,512.91     11.200     0.000
 801045444  801045444  NELSON DONNA E             NC             35,550.00     10.400     0.000
 801046194  801046194  MARSICANO AGNES A          PA             35,000.00      8.650     0.000
 801046590  801046590  BLASS SUSAN J              FL             54,400.00     10.850     0.000
 801046988  801046988  RODRIQUEZ ESPERANZA DELEO  NC             64,000.00     12.600     0.000
 801047630  801047630  SKIPPINGS CHARMELLE        MD            225,000.00     11.200     0.000
 801047754  801047754  CHRISTY JEFFERY S          TN             56,000.00      8.500     0.000
 801048208  801048208  MCCULLERS EDWARD M         FL            100,000.00      8.650     0.000
 801049974  801049974  BENNETT ROGER              GA             53,868.70     12.000     0.000
 801050808  801050808  MACAVAGE JOSEPH J          PA            108,800.00      8.400     0.000
 801050824  801050824  BUTLER ALLEAN              FL             15,000.00      9.350     0.000
 801051210  801051210  FREEMAN CHARLES O          OH             48,000.00     12.600     0.000
 801051806  801051806  MAZZA ELIZABETH M          NY             32,000.00     10.100     0.000
 801052515  801052515  BRAKE JESSE LEE            PA             33,300.00      9.500     0.000
 801052564  801052564  HERNANDEZ ROBERTO          RI             54,000.00     10.400     0.000
 801052580  801052580  BECK WILLIAM F SR          PA             80,000.00      8.650     0.000
 801052648  801052648  METZ SUSAN E               PA             25,000.00      8.750     0.000
 801052838  801052838  COLLINS JAMES L            VA             44,800.00      9.750     0.000
 801054008  801054008  SCHEARER ADELE A           FL             27,234.48     11.900     0.000
 801054081  801054081  STAHL KENNETH              FL             40,000.00     11.250     0.000
 801054172  801054172  RUSSELL HARRIS             NY             47,510.76     10.750     0.000



                                                                                   Page 3 of 44

                                        ALLIANCE FUNDING

                                A division of Superior Bank FSB

                  Loans Funded and Available for Sale to 1998-3 as of 9/22/98


  Orig     Servicing                                              Current       Note
 Account    Account    Name                      State           Principal      Rate     Margin
-----------------------------------------------------------------------------------------------
 801054792  801054792  MINTON JOHN RICHARD        MO             46,400.00     13.750     0.000
 801055096  801055096  PRUETT THOMAS M            SC             40,600.00     11.350     0.000
 801055807  801055807  JENNINGS RITA L            SC             72,250.00     11.900     0.000
 801056771  801056771  JOHN MARGUERITE P          PA             25,000.00      9.750     0.000
 801057134  801057134  CARSWELL BARBARA M         GA             83,300.00     11.350     0.000
 801057589  801057589  SPARKS TALMADGE            KY             38,800.00     11.600     0.000
 801058256  801058256  COMPESTINE RAYMOND C       IN             48,800.00     13.350     0.000
 801058926  801058926  SANDIFER MAE E             IN             52,700.00     13.000     0.000
 801059239  801059239  GILLEN MARY COLLEEN        FL             12,600.00      9.850     0.000
 801060088  801060088  TAYLOR TERRY M             SC             93,925.00      9.100     0.000
 801060492  801060492  CURD LONNIE L              IN             42,500.00     11.000     0.000
 801060500  801060500  KLINE BRENDA M             PA             36,000.00     12.850     0.000
 801061086  801061086  PARKER ANDREW F            NY             46,800.00     10.850     0.000
 801061490  801061490  TANKSLEY FRANCES           FL             64,600.00      9.850     0.000
 801061540  801061540  MCGUIRE DONALD L           OH             50,900.00      8.650     0.000
 801062514  801062514  THARPE WILLIE STEPHENS     FL             57,600.00      8.650     0.000
 801062985  801062985  BURGETT EDWARD L           OH             62,900.00     12.350     0.000
 801064098  801064098  RAMOS JUAN                 PA             33,900.00     11.250     0.000
 801064932  801064932  MCROY WILLIAM              FL             34,000.00     12.350     0.000
 801065384  801065384  DUFF SANDRA M              PA             53,743.75     10.250     0.000
 801065418  801065418  MATEO RAMON                PA             43,600.00      9.500     0.000
 801065939  801065939  GOODSON TIWANNAH           FL             54,485.00     12.100     0.000
 801066358  801066358  KIMBROUGH DECHAUN          MI             50,000.00     10.850     0.000
 801066721  801066721  BYINGTON STEVEN A          FL             60,800.00     12.600     0.000
 801068057  801068057  CERPA NATILIE              FL             68,800.00     11.350     0.000
 801069238  801069238  HUYNH LOC V                TX             61,200.00     10.650     0.000
 801069279  801069279  STAFFORD HOWARD L          SC             51,000.00      8.250     0.000
 801069535  801069535  ESHELMAN VIVIAN E          OH             42,650.00      8.150     0.000
 801070616  801070616  POLINSKIE DONALD           NY             56,093.05     11.650     0.000
 801072000  801072000  BROWN HAROLD               FL             53,000.00      8.400     0.000
 801072141  801072141  OATES GINA                 NY            165,700.00      9.650     0.000
 801073321  801073321  WILES WAYNE                NC             69,600.00      8.350     0.000
 801073594  801073594  FOURNIER RANDALL           WI             34,000.00      9.450     0.000
 801073693  801073693  BOSTIC ANTONIO F           FL             63,750.00      9.900     0.000
 801074949  801074949  ORLANDO RICHARD T          PA            138,000.00      8.900     0.000
 801075276  801075276  WILLIS SAMUEL T II         IN             36,800.00     11.350     0.000
 801075425  801075425  MILLER ROY                 OH             52,100.00      9.950     0.000
 801075508  801075508  SEABROOK DOROTHY M         OH             35,250.00     12.000     0.000
 801076613  801076613  VAUTRIN KELLY J            NY             52,700.00     11.990     0.000
 801077108  801077108  FETNER LAURA               SC             51,000.00     10.850     0.000
 801078015  801078015  VARNER TERRY F             WV             68,500.00      8.250     0.000
 801078858  801078858  VUYANCIH JAMES F           OH             81,000.00      9.150     0.000
 801079104  801079104  NELSON SCOTT A             PA            198,000.00     10.350     0.000
 801079567  801079567  SAYAH DANIEL EUGENE        PA             99,450.00      8.400     0.000
 801079641  801079641  DESIDERIO SALVATORE A      FL             70,400.00      8.650     0.000
 801080367  801080367  KNOP DONALD F              NY             30,000.00      8.450     0.000
 801080979  801080979  SMELTZER DANIEL N.         MI             63,200.00     10.000     0.000
 801081498  801081498  GARDNER ENOCH E            NY            165,750.00     13.000     0.000
 801081621  801081621  CLIFTON GERTIE L           TN             68,500.00     10.450     0.000
 801081829  801081829  MALDONADO DELFINA          WI             44,000.00     12.050     0.000
 801082207  801082207  HAZLETT EDWARD H JR        PA            112,000.00      9.900     0.000
 801082355  801082355  BURDEN LATRICIA M          PA             37,440.00     11.950     0.000
 801082942  801082942  PAYE LONNIE B              MD             68,000.00      8.850     0.000
 801083544  801083544  PADURANO STEPHEN           FL            108,000.00      9.400     0.000
 801083593  801083593  GINDL STEPHEN CHARLES      FL             84,000.00     12.600     0.000
 801083718  801083718  BRYANT MINNIE LEE          FL             13,500.00     11.900     0.000
 801086182  801086182  PURNELL CHARLES E          MD             65,350.00      8.250     0.000
 801086281  801086281  DEL CASTILLO HECTOR JOSE   PA             78,300.00     10.650     0.000
 801086349  801086349  KRUTULES DANIEL J          PA             55,000.00      9.500     0.000
 801086794  801086794  PERRY DEBRA D              NY             15,331.14     12.600     0.000
 801086968  801086968  IRELAND ROBERT W           PA            101,150.00      9.850     0.000
 801087727  801087727  EVONKO JACK                NC            104,000.00      8.650     0.000
 801087859  801087859  HENRY HARLEY MATTHEW       OH             60,000.00      8.400     0.000



                                                                                   Page 4 of 44

                                        ALLIANCE FUNDING

                                A division of Superior Bank FSB

                  Loans Funded and Available for Sale to 1998-3 as of 9/22/98


  Orig     Servicing                                              Current       Note
 Account    Account    Name                      State           Principal      Rate     Margin
-----------------------------------------------------------------------------------------------
 801087974  801087974  HILL ROBERT E              NC             85,000.00      8.250     0.000
 801088717  801088717  RIDLEY GERLIA              NY            103,500.00      9.650     0.000
 801089244  801089244  HOWELL DENISE              NY            123,250.00     10.350     0.000
 801090598  801090598  CLAUSEN LARRY G            FL            120,000.00      8.500     0.000
 801091844  801091844  BOURASSA BONITA F          FL             35,700.00      9.550     0.000
 801093626  801093626  BRIGHT MARIA P             SC             29,750.00     13.000     0.000
 801094103  801094103  BONNER MABEL L             FL             55,250.00     10.350     0.000
 801094657  801094657  KLINE ROBERT D             PA             40,500.00      9.150     0.000
 801095332  801095332  NICHOLAS FAL STORM ST      DC            124,100.00     11.250     0.000
 801096132  801096132  SAAD MONIER F              NY            151,200.00      9.550     0.000
 801096785  801096785  BERRY LAFON L              NC            189,000.00      9.900     0.000
 801097684  801097684  WHITE JANET                OH             61,200.00     11.350     0.000
 801099698  801099698  HALL ROBERT                FL             27,000.00     10.900     0.000
 801101015  801101015  JOHNSTON WILLIAM J         PA             84,000.00      8.150     0.000
 801101346  801101346  MARX 0ENNETH C             FL             24,000.00     12.850     0.000
 801102195  801102195  MILONAS DAVID A            FL             47,000.00      8.650     0.000
 801102641  801102641  FAYETTE JOHN               OH            126,000.00     10.250     0.000
 801102823  801102823  BROWN PATRICK              FL             57,600.00      8.750     0.000
 801102831  801102831  RODRIGUEZ PEDRO            TX             57,150.00     10.650     0.000
 801103383  801103383  GOOD DALLAS L              IL             76,800.00     12.600     0.000
 801104688  801104688  BUTTO DEBRA T              PA             48,000.00     10.350     0.000
 801105297  801105297  PENA SALOMON B             FL             52,000.00     12.350     0.000
 801105750  801105750  FRANKLIN LEVI J            MD             90,400.00      8.900     0.000
 801106527  801106527  GENTILE RICHARD A          FL             78,000.00      8.400     0.000
 801108234  801108234  HERBSTRITT ELIZABETH A     PA             49,600.00      8.250     0.000
 801108440  801108440  CANADA LYNNWOOD M          PA             45,000.00     10.700     0.000
 801110123  801110123  HUNTLEY JOHNSIE M          NC             40,000.00     12.350     0.000
 801110172  801110172  CORONA STEVEN              NY             86,400.00     12.990     0.000
 801110750  801110750  KEATING EDDIE J            UT            158,000.00      8.750     0.000
 801110990  801110990  BALLENTINE BRIAN           FL             36,400.00     12.590     0.000
 801112350  801112350  HINZ BOPHA                 VA             88,000.00      8.500     0.000
 801112632  801112632  EARLE PATRICIA             SC             64,175.00     11.000     0.000
 801113234  801113234  HELMS WILLIE B             FL             28,000.00      9.500     0.000
 801113507  801113507  SMITH MICHAEL H            FL             92,000.00      8.650     0.000
 801114869  801114869  FRITCH MARION E            FL             22,000.00      9.850     0.000
 801115064  801115064  SEDA JACQUELINE            NY            114,188.15     11.450     0.000
 801116229  801116229  REYNA FRANK RICHARD        AZ             58,400.00      9.375     0.000
 801116286  801116286  BOGER MICHAEL DAVID        FL             51,200.00      8.650     0.000
 801116419  801116419  THOMAS SONJA               FL             96,800.00     12.100     0.000
 801118530  801118530  BROWN DENISE SCOTT         NY             72,000.00     12.650     0.000
 801120304  801120304  MILLER MARK L              FL             84,000.00     11.850     0.000
 801121278  801121278  DAVIN SEAN P               NY             70,500.00     12.400     0.000
 801121799  801121799  GRANT VICKIE LANETTE       TX             42,300.00     10.150     0.000
 801122367  801122367  TOTH ALEX JR               PA             77,400.00      9.650     0.000
 801123555  801123555  SMITH CARL E               FL             58,650.00      8.400     0.000
 801125303  801125303  GEOFFRION RICHARD A        FL             70,192.78     10.125     0.000
 801126137  801126137  CILENT0 STEPHEN            MD             39,750.00      9.750     0.000
 801126699  801126699  WELLS SHEREE               PA             42,075.00     11.250     0.000
 801127838  801127838  WILLIAMS MATTHEW S         TX             22,500.00      9.900     0.000
 801127994  801127994  MLADY JOSEPH M             FL             90,950.00      8.250     0.000
 801128810  801128810  BEN EZRA GAIL S            CO            216,000.00      9.150     0.000
 801131699  801131699  MCBRIDE YVONNE             NY             92,000.00      9.850     0.000
 801131764  801131764  GONZALEZ ISIDORA           FL             31,525.00     10.600     0.000
 801132697  801132697  MERCER W EDWARD            NJ            115,200.00     10.100     0.000
 801134685  801134685  CILENTO STEPHEN            MD             32,250.00      9.750     0.000
 801140054  801140054  MARINELLO ANNE H.          FL             95,000.00      9.850     0.000
 801142175  801142175  SKORJANEC MARION           MN             37,200.00     13.250     0.000
 801142324  801142324  GRAZULIS JOHN              FL             36,550.00      8.400     0.000
 801142431  801142431  BREWER LORA J              AZ             37,100.00     11.600     0.000
 801143652  801143652  KERR ROBERT F              MI             66,600.00     11.625     0.000
 801154238  801154238  ACEVES-NOLAN CONNIE R      NV             85,900.00     11.750     0.000
5100018091 5100018091  SMITH DARRELL R            OK             29,200.00      8.500     0.000
5100018307 5100018307  WELLS VERNA                OR             56,720.88      8.500     0.000



                                                                                   Page 5 of 44

                                        ALLIANCE FUNDING

                                A division of Superior Bank FSB

                  Loans Funded and Available for Sale to 1998-3 as of 9/22/98


  Orig     Servicing                                              Current       Note
 Account    Account    Name                      State           Principal      Rate     Margin
-----------------------------------------------------------------------------------------------
5100018679 5100018679  THOMPSON HAROLD G          OR             51,832.97      8.875     0.000
5100020683 5100020683  PERRY DAVID L              MI             47,763.82     13.500     0.000
5100020899 5100020899  PHELPS MAX R               WA             98,600.00      9.125     0.000
5100020931 5100020931  EMBERSON RIKKY J           OK             93,300.00      9.625     0.000
5100020949 5100020949  GREEN ROBERT A             MI             72,800.00      9.875     0.000
5100020998 5100020998  FLICKINGER JOHN LEE        MI             60,600.00     10.375     0.000
5100021038 5100021038  FEW THOMAS T               CT             50,199.38     11.250     0.000
5100021046 5100021046  TRAUMAN BARBARA R          ND             96,000.00     10.750     0.000
5100021095 5100021095  GOLDEN ZORIA L             MI             40,500.00     10.625     0.000
5100021178 5100021178  HARMON DOROTHY             MA            121,600.00      8.375     0.000
5100021228 5100021228  BUTLER LIN L               OR             65,856.39     10.990     0.000
5100021293 5100021293  MAZHAR ALI                 WA            163,200.00      9.990     0.000
5100021319 5100021319  HUNTER DAVID A             WA             58,500.00     10.240     0.000
5100021657 5100021657  ROACH TROY W               WA            112,600.00     11.000     0.000
5100021665 5100021665  CORONADO DELIA             WA             56,000.00      8.250     0.000
5100021699 5100021699  DENTON WENDELL             OK             57,300.00     10.740     0.000
5200000684 5200000684  CROSBY GRACE               GA             23,083.90     11.125     0.000
5500002331 5500002331  BRADLEY OTIS               NY             50,496.68      8.375     0.000
5500002505 5500002505  UNLAND HAROLD W            FL             65,180.97     13.250     0.000
5500002638 5500002638  LUCE KELLY JO              NY             62,461.87     11.750     0.000
5500002661 5500002661  HOZA GREGORY               NJ            168,097.56     11.250     0.000
5500002786 5500002786  BETTON VIOLET              FL             56,399.78     12.500     0.000
5500002984 5500002984  MARIANO FRANCIS A          NY             56,233.06     11.625     0.000
5600004765 5600004765  GASKINS JOHN F             OH             69,500.00     12.750     0.000
5600005143 5600005143  PHELPS KATHRYN G           FL             44,315.65      8.750     0.000
5600005267 5600005267  SMITH JUDY RAE-            FL             44,886.65      9.375     0.000
5600005663 5600005663  BRYANT STANLEY JOE         TN             26,710.41     10.375     0.000
5600005671 5600005671  UPTGROW BERDELLA M         FL             70,000.00     12.750     0.000
5700002164 5700002164  MINTON ROBERT W            ID             60,586.92      8.875     0.000
8000008071 8000008071  BROWN JOHN M               AL             35,200.00      9.670     0.000
8000013485 8000013485  MARTIN JOYCE Y             IN             60,000.00      8.650     0.000
8000013865 8000013865  FISHER JESSE E             AR             63,000.00      8.650     0.000
8000014467 8000014467  GRABOWSKI JOSEPH A         NY             35,700.00     11.000     0.000
8000015084 8000015084  GARRISON CLAUDE R          AL            126,700.00     13.680     0.000
8000017296 8000017296  NEWTON WALTER A            KY             78,700.00     11.490     0.000
8000018039 8000018039  HAMM EMILY                 WI             55,000.00      8.900     0.000
8000022007 8000022007  WASHINGTON SHEILA E        IL             65,600.00      8.550     0.000
8000022353 8000022353  HEGBERG MARK C             IL            183,460.74     10.460     0.000
8000022767 8000022767  CARRANZA MARY FRANCES      CO             96,000.00     11.850     0.000
8000023153 8000023153  RAY DAWN L                 IN             79,900.00     13.000     0.000
8000023161 8000023161  DRYDEN ROSE MARIE          WI             40,000.00     11.250     0.000
8000023476 8000023476  NGUYEN CHAU                MI             30,000.00      9.900     0.000
8000028392 8000028392  BROWN CHRISTOPHE           IL             89,600.00      8.650     0.000
8000032998 8000032998  AUSTIN CHARLES             IL             80,700.00     12.940     0.000
--------------------------------------------------------------------------
Group Total                                                  20,105,552.02

SUB-POOL 1  -  LOANS FUNDED AND NOT YET IN SERVICING
----------------------------------------------------
 800882565    n/a      SPELLS LENWOOD             NC             51,440.00     13.900     0.000
 800895955    n/a      YOPP JESSIE M              MI             26,000.00     12.500     0.000
 800928632    n/a      NEVERDON PAMELA            MD             44,000.00     10.450     0.000
 800945107    n/a      CHA RYOUNG H               NJ            160,000.00     11.350     0.000
 800979833    n/a      PULLMAN STEVEN             DC            120,000.00     10.950     0.000
 800984205    n/a      JOHNSON SUSAN G            MI             30,700.00     10.300     0.000
 800989451    n/a      ENGLE LAWRENCE             PA             22,400.00      9.500     0.000
 800998007    n/a      BOERGER DAVID W            PA             22,500.00     10.350     0.000
 801037565    n/a      POWELL BRADLEY             WA            152,000.00     12.725     0.000
 801040106    n/a      CONSTANT PATRICIA          NJ             61,200.00     11.200     0.000
 801047374    n/a      CRAVEN JOHN B              GA             92,565.00     11.900     0.000
 801055054    n/a      MILLER BILLIE JOE          FL             58,425.00     12.400     0.000
 801066523    n/a      TRAVISANO THOMAS           NJ             79,500.00     11.200     0.000
 801099151    n/a      STEWART RICHARD E          PA             36,550.00     12.050     0.000
 801099987    n/a      MCDUFFIE CRYSTAL D         NY            103,500.00     11.550     0.000
 801136854    n/a      MILLER RICHARD J           OH             28,000.00      9.900     0.000



                                                                                   Page 6 of 44

                                        ALLIANCE FUNDING

                                A division of Superior Bank FSB

                  Loans Funded and Available for Sale to 1998-3 as of 9/22/98


  Orig     Servicing                                              Current       Note
 Account    Account    Name                      State           Principal      Rate     Margin
-----------------------------------------------------------------------------------------------
 801145079    n/a      JUDY WILLIAM R             SC             48,750.00     11.600     0.000
8000019235    n/a      LEWIS JOHN E.              WV             44,200.00     12.250     0.000
--------------------------------------------------------------------------
Group Total                                                   1,181,730.00

SUB-POOL 1  -  LOANS SET TO CLOSE
---------------------------------
 800915258    n/a      ATKINS DEBORAH             PA             28,000.00     14.000     0.000
 800938391    n/a      HARRINGTON VINCENT         NY            140,000.00     11.000     0.000
 800947145    n/a      DAYE ANCIL LEVI            FL             18,000.00      8.500     0.000
 800951964    n/a      KING EMANUEL               NY             59,920.00     10.100     0.000
 800954695    n/a      WOODCOCK TERRY             CT             80,750.00     11.250     0.000
 800969461    n/a      SCHNELL JEANNIE            FL             80,450.00      8.900     0.000
 800976995    n/a      SMILEY PAMELA              FL             11,150.00     11.250     0.000
 800980575    n/a      CHURCHILL GEORGE           NY             30,000.00     12.050     0.000
 800989352    n/a      THOMAS VINCENT T           NC             73,080.00     10.650     0.000
 800990285    n/a      MARTINEZ BARBARA           NY             42,185.00     11.000     0.000
 800990848    n/a      FLANIGAN JAMES M           NJ             50,000.00     10.750     0.000
 800995516    n/a      COX JOHN B                 PA            104,400.00      9.900     0.000
 800996969    n/a      WILLIAMS EARL              FL             24,500.00      8.400     0.000
 800997322    n/a      FLORES LYDIA               FL             39,000.00      9.850     0.000
 800997603    n/a      BRAGGS CARL                NJ             36,375.00     10.250     0.000
 801001520    n/a      BUTTS FRANCINE             NY             97,500.00     10.550     0.000
 801006040    n/a      CONNER RITA A              NE             29,000.00      8.450     0.000
 801008640    n/a      OETJEN CHRISTINE           NY             44,400.00     11.050     0.000
 801010307    n/a      BRYANT MAURICE A           SC             79,200.00     10.150     0.000
 801011461    n/a      GARBER RICHARD J           PA             96,050.00     10.350     0.000
 801013863    n/a      PUENTE ERASTO Y            DE             29,250.00      9.350     0.000
 801014754    n/a      HOLLOWAY SYLVIA            NC             60,000.00     11.600     0.000
 801018045    n/a      RICHARDSON MARIE A         FL             72,000.00     10.150     0.000
 801018656    n/a      CHANDLER TERRY             NC             72,000.00      9.350     0.000
 801020496    n/a      HILL JAMES H               FL             41,400.00      9.650     0.000
 801021569    n/a      WILSON II COLA L           FL             59,500.00      8.900     0.000
 801021783    n/a      BAILEY HILDA               NC             60,300.00     11.450     0.000
 801032087    n/a      YOUNG GEARLINE D           VA            196,050.00     11.600     0.000
 801036666    n/a      FIRST TODD A               PA              9,000.00     10.000     0.000
 801040858    n/a      REISING BARBARA            NY             14,925.00     12.250     0.000
 801041575    n/a      MOORE LAVERNE              MN             55,000.00     11.000     0.000
 801043720    n/a      WILSON LORRAINE V          MD             60,800.00      8.750     0.000
 801046657    n/a      DELP NEIL D                PA             34,400.00      9.750     0.000
 801047986    n/a      MANCIO JOSE S              MI             53,700.00     11.450     0.000
 801048612    n/a      RADOVICH GARY M            MS             49,200.00      8.150     0.000
 801049693    n/a      JOHNSON ARLENE S.          FL             55,900.00     12.840     0.000
 801049800    n/a      RIVERA NORMA IRIS          FL             52,000.00      8.400     0.000
 801050279    n/a      DELLA VECCHIO TAMEAKA      NJ             45,000.00     13.000     0.000
 801052820    n/a      LAWSON CASSIUS             GA             79,857.00     11.250     0.000
 801053844    n/a      HOLLIS AVERY D             SC             80,000.00      9.350     0.000
 801054644    n/a      WASHINGTON AUDREY L        MI             45,600.00     10.900     0.000
 801055245    n/a      SMALL GREGORY A            ME             52,110.00     10.400     0.000
 801056524    n/a      NIVENS ALICE  S.           NC             62,240.00      8.400     0.000
 801056599    n/a      LOCKHART NANCY R           SC             44,000.00     12.600     0.000
 801057118    n/a      MACK ANTHONY               MD             44,000.00     13.400     0.000
 801057563    n/a      HOUSTON JUNE H             GA             45,900.00      9.900     0.000
 801058116    n/a      SHIRVIS BARBARA E          PA            116,025.00     10.850     0.000
 801062589    n/a      ROBINSON KEITH R           TN             37,500.00      9.600     0.000
 801062613    n/a      FAIRBANKS MARILYN          NJ            143,000.00     11.900     0.000
 801063033    n/a      SCIPIO JOSHUA              FL             13,000.00     10.350     0.000
 801063355    n/a      BROOKS HOWARD D            MI             52,500.00      9.500     0.000
 801063413    n/a      FORSYTH NORMA L            GA            144,415.00     11.100     0.000
 801065830    n/a      PRITCHETT JANICE D         MD             35,000.00     10.300     0.000
 801067067    n/a      LAIDIG PAUL R              MN             33,600.00     12.850     0.000
 801069071    n/a      STALEY FRED WEST           PA             98,625.00     11.550     0.000
 801069212    n/a      NORTON GARY                NY            108,550.00     13.990     0.000
 801069949    n/a      WILLIAMSON STEVEN          MO             61,200.00     10.150     0.000



                                                                                   Page 7 of 44

                                        ALLIANCE FUNDING

                                A division of Superior Bank FSB

                  Loans Funded and Available for Sale to 1998-3 as of 9/22/98


  Orig     Servicing                                              Current       Note
 Account    Account    Name                      State           Principal      Rate     Margin
-----------------------------------------------------------------------------------------------
 801070301    n/a      LOFTY IRIENE               GA             81,000.00     10.450     0.000
 801070954    n/a      RODRIGUEZ GEORGE R         TX             31,847.00     10.850     0.000
 801071713    n/a      NATALE MICHAEL F           NY             68,700.00      8.250     0.000
 801071754    n/a      STEIN JR RONALD L          PA             33,000.00      9.600     0.000
 801097700    n/a      GRANT MORRIS               NC             17,850.00     11.200     0.000
------------------------------------------------------------------------
Group Total                                                   3,713,904.00
Total Fixed Rate Loans Identified for Sub-Pool 1             25,001,186.02



                                                                                   Page 8 of 44

                                        ALLIANCE FUNDING

                                A division of Superior Bank FSB

                  Loans Funded and Available for Sale to 1998-3 as of 9/22/98


  Orig     Servicing                                              Current       Note
 Account    Account    Name                      State           Principal      Rate     Margin
-----------------------------------------------------------------------------------------------

SUB-POOL 2  -  LOANS FUNDED AND IN SERVICING
--------------------------------------------
 800623779  800623779  KIM YOUNG MAN              NJ            126,349.12     10.800     0.000
 800628141  800628141  HWANG JAEHOON              NY            130,975.60     13.900     0.000
 800678542  800678542  CLOUTIER CAMILLE M         NH             46,784.88     11.450     0.000
 800681306  800681306  VANPELT GARY S             PA             15,958.03     12.550     0.000
 800692352  800692352  MATZKVECH CHERYL           NC             40,311.46     12.050     0.000
 800700965  800700965  BLUM ANDREW S              NJ             35,002.88     11.450     0.000
 800714859  800714859  MATTHEWS CARL              NY            172,000.00     11.200     0.000
 800726085  800726085  HAEUSER JOHN H JR          AZ             26,981.28     11.450     0.000
 800754244  800754244  SHERWOOD CHRISTOPHE        NY            157,250.00     12.500     0.000
 800757551  800757551  MELENDEZ ANTHONY           NY            157,062.94     11.900     0.000
 800762650  800762650  YEEPUN THOMAS S            VA             23,672.18     12.650     0.000
 800763112  800763112  FOGARTY RICHARD J          MA            274,500.00     10.350     0.000
 800768616  800768616  LANCASTER RANDOLPH B       MO             15,887.40     11.550     0.000
 800787244  800787244  KOHANSKI WALTER            FL             41,159.79     11.650     0.000
 800789190  800789190  TEAGLE ROY E               OH             64,390.73      7.500     0.000
 800798191  800798191  HOLWERDA DIANE             FL             27,749.50     12.600     0.000
 800811853  800811853  AUSTIN WAYNE R             CO             18,336.13     10.650     0.000
 800813693  800813693  REYES WILTON TOMAS         NY            168,423.28     12.350     0.000
 800817702  800817702  STREET TRUST 283 MAIN      MA             94,500.00     11.850     0.000
 800818098  800818098  RANDOLPH WILLIAM M         NJ            108,000.00     11.800     0.000
 800818767  800818767  SMITH JEANE D              MI             52,600.00     12.900     0.000
 800819468  800819468  HUNTER CHRISTOPHE          UT             13,846.66     13.400     0.000
 800820821  800820821  BEKENDAM LIZETTE B         CA             17,117.36     12.525     0.000
 800822496  800822496  PRODEN WAYNE H             CA             64,521.21      9.775     0.000
 800829723  800829723  LAYTIN JEFFREY             NY             63,721.80     11.650     0.000
 800834798  800834798  GEER ROBERT W              OH             30,100.00     10.100     0.000
 800839839  800839839  HALL ISAAC                 NC             42,213.00     11.500     0.000
 800841801  800841801  WOOD JOHN W                FL             46,750.00     10.400     0.000
 800845687  800845687  STEPHEN DARLA              SC             39,000.00     12.800     0.000
 800847238  800847238  GRACE GORDON R             GA              9,480.89     11.950     0.000
 800859647  800859647  SMITH JIMMY LEE            NC             41,600.00     14.000     0.000
 800860645  800860645  QUINZI CHARLES M           NY             34,642.64     10.950     0.000
 800860900  800860900  KAUL DEBRA J               MN             28,000.00     12.525     0.000
 800861239  800861239  BARTOLOVIC MARIJAN         NY             59,946.31     12.900     0.000
 800867459  800867459  CONWAY DANIEL J            NY             49,944.09     13.250     0.000
 800871642  800871642  MILLER MICHAEL             NJ             22,594.72     13.100     0.000
 800872566  800872566  ROGERS AUDREY A            NY            106,206.38     13.500     0.000
 800872806  800872806  MCGEE ROGER                FL             24,750.00     12.500     0.000
 800877664  800877664  FESSETTE ILENE             NY             90,667.94     11.900     0.000
 800879835  800879835  MINEAR CHARLENE HODGIN     NM             94,737.39     10.700     0.000
 800879884  800879884  WISE THERESE M             GA             27,439.90     12.000     0.000
 800883225  800883225  ZITZER GIL                 NJ             27,800.00     12.900     0.000
 800883571  800883571  FOSTER YVETTE R            OR              9,590.60     11.125     0.000
 800888109  800888109  VILLACIS MARITZA E         NY            131,182.28     13.500     0.000
 800895526  800895526  FANTAUZZI MERY             NJ            624,772.24     10.900     0.000
 800896599  800896599  WALLACE RENO               PA             28,000.00     12.850     0.000
 800897050  800897050  BYNUM MARKLE               NY             94,500.00     12.700     0.000
 800900367  800900367  TOCCO JEAN                 NY             24,463.31     14.000     0.000
 800901415  800901415  FOX RUSSELL E              VA            339,994.73      9.950     0.000
 800901548  800901548  DOOKRAN BALCHAN            NY             75,236.00     10.100     0.000
 800902959  800902959  ZIMMERMAN KERRY L          TX             47,550.00      8.000     0.000
 800907271  800907271  ANDERSON PAULINE           NY             93,500.00     11.350     0.000
 800909830  800909830  WHORTON DONALD EDWARD      FL             41,219.02     10.600     0.000
 800914277  800914277  HANLEY IAN                 NY             39,000.00     12.050     0.000
 800915993  800915993  PAGNOTTO ANTHONY R         NJ            120,369.62     12.400     0.000
 800918286  800918286  WALL KELLY M               NC             26,788.00     10.600     0.000
 800918880  800918880  MILLER MICHELLE            NY            144,366.04      9.800     0.000
 800919920  800919920  MCFEE GREGORY H            MA             29,939.37     11.900     0.000
 800920241  800920241  DEPASQUALE EUDORA          NY             44,945.00     10.350     0.000
 800923443  800923443  ESSER CHARLES J            NY             55,000.00      9.850     0.000
 800924441  800924441  CALLAGHAN PETER J          AZ             33,800.00     11.600     0.000


                                                                                   Page 9 of 44

                                        ALLIANCE FUNDING

                                A division of Superior Bank FSB

                  Loans Funded and Available for Sale to 1998-3 as of 9/22/98


  Orig     Servicing                                              Current       Note
 Account    Account    Name                      State           Principal      Rate     Margin
-----------------------------------------------------------------------------------------------
 800924698  800924698  LIENERT JOANN              MI             63,300.00     14.240     0.000
 800930661  800930661  CASALE ANTHONY             NJ             20,000.00     13.500     0.000
 800936999  800936999  MAYER JAMES                CT             67,300.00     10.750     0.000
 800937864  800937864  DURHAM DAWN R              FL             31,000.00     12.950     0.000
 800938292  800938292  SCHIFF SHIFRA              NY             36,290.66     11.700     0.000
 800938375  800938375  GOLD STEPHEN J             CT             59,000.00     12.200     0.000
 800939209  800939209  JONNY AHMAD S              PA             39,542.45     10.950     0.000
 800939720  800939720  STEVENSON GLENN            FL             16,500.00     11.150     0.000
 800940389  800940389  ZITZER GIL                 NJ             32,200.00     11.650     0.000
 800941726  800941726  LEIPZIG BETH               NY             41,403.73     12.500     0.000
 800942492  800942492  COOPER PENNELOPIA          TX             53,157.69     11.350     0.000
 800942534  800942534  ROBERTS DAVID              NY            118,268.19     11.400     0.000
 800943425  800943425  GARN ERWIN D               UT             18,700.00     12.850     0.000
 800944936  800944936  FARBER JEFFREY S           CT             31,296.00     12.350     0.000
 800947665  800947665  WALTHOUR DANIEL            NJ             18,458.57     11.450     0.000
 800947749  800947749  STONER TYSON EUGENE        SC             63,200.00     11.000     0.000
 800950180  800950180  WHITE ROBERT E             NY             40,229.11     10.650     0.000
 800951444  800951444  KAPLAN JANET DAVIDOV       NY            394,400.00     11.100     0.000
 800952558  800952558  BRANCHO JOSEPH A           PA             46,200.00     11.100     0.000
 800952715  800952715  CARRION HILDA B            RI             78,000.00      9.600     0.000
 800953523  800953523  CRUZ ANA                   NJ            100,000.00     12.250     0.000
 800955494  800955494  JACKSON PAMELA             TX             23,625.00     12.750     0.000
 800955940  800955940  PORTER CATHERINE S         NJ            105,000.00     12.500     0.000
 800956815  800956815  R. LAWRENCE MICHALENE      CO             55,714.00     11.850     0.000
 800956955  800956955  CONCHY JANET LEE           AZ             62,000.00     10.900     0.000
 800957763  800957763  FIELDS ADELE               NJ             50,304.52     10.700     0.000
 800957961  800957961  HATFIELD DONALD D          OH             41,250.00      9.600     0.000
 800958126  800958126  HATFIELD DONALD D          OH             35,250.00      9.600     0.000
 800958159  800958159  HATFIELD DONALD D          OH             37,500.00      9.600     0.000
 800958191  800958191  HATFIELD DONALD D          OH             39,750.00      9.600     0.000
 800959025  800959025  PERINI DONALD EARLE        WA             40,000.00     10.400     0.000
 800961112  800961112  NIEVA FIDARIA              CT             72,100.00      9.950     0.000
 800962177  800962177  ECHEANDIA WILLIAM          CT             19,362.68     10.250     0.000
 800962342  800962342  BJORNEBY RICHARD O         FL             92,000.00      9.500     0.000
 800968109  800968109  JERIDO MARY                SC             28,135.00     12.000     0.000
 800968208  800968208  GALLANT JEFFEREY           NJ            276,250.00      8.750     0.000
 800970600  800970600  HOLLIS GEORGE              FL             30,100.00     13.850     0.000
 800970808  800970808  HENRY THOMAS S             FL             92,000.00     12.450     0.000
 800971004  800971004  MCALLISTER JOHN H          DC             17,645.02     10.500     0.000
 800972960  800972960  LODL THOMAS                CO             71,000.00     11.650     0.000
 800974271  800974271  GILLINGHAM MARSHA M        FL             10,000.00     12.850     0.000
 800975799  800975799  JARAMILLO RONALD C         CA            100,000.00     10.300     0.000
 800976805  800976805  SHIELDS THOMAS J           CT             19,000.00     11.750     0.000
 800978058  800978058  CABRERA ANGELA             RI             45,900.00     10.150     0.000
 800978751  800978751  PETERSON NEIL O            NE             17,000.00     11.000     0.000
 800979007  800979007  FOSTER JOSHUA S            FL             25,000.00     12.450     0.000
 800980955  800980955  SANDERS KATE               FL             70,000.00     11.350     0.000
 800981185  800981185  LEE A ED                   UT             34,932.57     12.400     0.000
 800982407  800982407  OWENS HAZEL L              MD             26,500.00     11.850     0.000
 800982571  800982571  BALLARD GEORGE L           NY             30,500.00     12.650     0.000
 800983637  800983637  BUCARO LEONARD             IL            110,000.00      9.850     0.000
 800986234  800986234  SOPKO PAUL J               NY             47,000.00     12.400     0.000
 800989618  800989618  FLOYD JOHN C               DC             52,400.00     13.100     0.000
 800990293  800990293  DAVENPORT ROBERT J         NJ            168,300.00      8.500     0.000
 800990954  800990954  DIMICK RICK E              OR             29,500.00     13.400     0.000
 800991598  800991598  PAPPAS JAMES S             CO             79,100.00     11.200     0.000
 800992646  800992646  SCHWARTZ ARLENE M          RI             25,000.00     12.250     0.000
 800993750  800993750  BASILE FABIO               NY             25,000.00     12.900     0.000
 800995466  800995466  ABBASI HAIDER              NJ             30,946.79     13.600     0.000
 800997157  800997157  VILLARANTE PELAGIO R       NY             35,982.28     11.990     0.000
 800997405  800997405  WALD CHERYL ANN            FL             25,900.00     13.700     0.000
 800997629  800997629  DAWOOD NATHIR              MI             31,000.00     10.500     0.000
 800997728  800997728  SMALLEY MOZE GARY          NM             15,000.00     11.400     0.000



                                                                                  Page 10 of 44

                                        ALLIANCE FUNDING

                                A division of Superior Bank FSB

                  Loans Funded and Available for Sale to 1998-3 as of 9/22/98


  Orig     Servicing                                              Current       Note
 Account    Account    Name                      State           Principal      Rate     Margin
-----------------------------------------------------------------------------------------------
 800998296  800998296  POWELL STEPHEN T           UT             11,765.00     11.650     0.000
 800999922  800999922  THOMPSON LAURENCE E        FL             57,400.00     10.650     0.000
 801001397  801001397  FIORINO IGNATIUS           PA             70,500.00      7.900     0.000
 801001587  801001587  LISKEY STEVEN A            CO             25,928.00     13.100     0.000
 801002635  801002635  JOINER INDIA               NY            295,000.00      9.900     0.000
 801003047  801003047  LAWRENCE GARY J            CA             55,000.00     11.200     0.000
 801004102  801004102  ROATCHE RICHARD P          PA            142,500.00      8.900     0.000
 801004565  801004565  HUDSON RONALD H            SC             38,250.00     12.500     0.000
 801005877  801005877  CARTER BERNICE             GA             53,510.00     10.400     0.000
 801006370  801006370  WRIGHT ROBERT              NY            532,500.00      8.990     0.000
 801006842  801006842  JONES DOROTHY M.           SC             29,750.00     11.250     0.000
 801007121  801007121  KNIGHT DEWEY W             FL             60,000.00     13.100     0.000
 801007345  801007345  BERTA MARIA D              PA             41,000.00     10.350     0.000
 801007816  801007816  TEZARIS MARK               NY             32,000.00     11.450     0.000
 801008491  801008491  MCALPINE DORETHIA          RI             49,500.00     10.400     0.000
 801008921  801008921  GRADY JOAN E               VA             78,200.00      9.500     0.000
 801009176  801009176  REID CLIVE                 NY             55,712.52     12.500     0.000
 801010083  801010083  ARCHULETA MISHELL          CO            229,500.00     11.700     0.000
 801013160  801013160  KELLEY GWENDOLYN B         AZ             12,373.00      9.250     0.000
 801013277  801013277  TAYLOR MEREDEE AVERY       CO             12,660.00     10.650     0.000
 801013459  801013459  HOMER ROBERT W             UT             28,700.00     12.250     0.000
 801013624  801013624  BUSCEMA CHARLES            NJ            403,795.45     10.650     0.000
 801013954  801013954  BEKEMEYER PAUL E           FL             55,266.77      7.500     0.000
 801015256  801015256  CRUMITY CHRISTINE L        FL             30,000.00     10.650     0.000
 801016320  801016320  MEYER JOHN                 NY             48,000.00     11.600     0.000
 801016932  801016932  ROBINSON RICKY             FL             12,488.52     10.700     0.000
 801017039  801017039  SIMKINS RAND GAYLE         UT             24,687.00     12.600     0.000
 801017088  801017088  FISHER LORI S              UT             37,000.00     10.850     0.000
 801018607  801018607  AYALA JUAN                 GA             39,950.00      9.250     0.000
 801018953  801018953  KULAS JEFFREY C            CT             11,517.37     10.600     0.000
 801019019  801019019  SHELLY JAMES M             CT             66,800.00     14.250     0.000
 801019852  801019852  CHIZMADIA STEPHEN M        CT            229,379.34     10.350     0.000
 801019969  801019969  JOSEPH FRANCES             NY            171,000.00      9.600     0.000
 801020314  801020314  EVANS JAMES E              FL             17,000.00     10.450     0.000
 801020371  801020371  THORNOCK MARK R            ID             36,210.00     12.900     0.000
 801020702  801020702  HEPNER CRAIG H             UT             14,322.00     12.200     0.000
 801020751  801020751  GAYER WAYNE                AZ             15,000.00     11.350     0.000
 801021007  801021007  MORGAN DAVID               PA             74,533.73      8.700     0.000
 801022047  801022047  ORTIZ FRANKLIN             RI             76,500.00     10.000     0.000
 801022153  801022153  CADDELL MARK L             SC             38,250.00     12.800     0.000
 801023250  801023250  SIDDIQUE SAKHAWAT H        MI            116,000.00      7.750     0.000
 801023706  801023706  SCHULTZ RONALD L           CA             50,000.00     11.100     0.000
 801024050  801024050  TRINIDAD RAFAEL            RI             80,325.00     11.350     0.000
 801024100  801024100  WHALEY DAVID               FL             72,000.00     10.750     0.000
 801024266  801024266  WALKER OLGA                NY             24,688.00      9.400     0.000
 801025883  801025883  AHERN ROBERT               NY             26,860.60     10.300     0.000
 801026212  801026212  GROVE JEROME L             FL             88,000.00      9.100     0.000
 801026816  801026816  BUTCHER IVOR M JR          FL             10,309.41     11.300     0.000
 801026865  801026865  WINDER ERIC                SC             15,000.00     12.500     0.000
 801026980  801026980  BUCARO THOMAS              NY            103,000.00      8.500     0.000
 801026998  801026998  FEHRS LAURIE TENNEY        NY             74,000.00     10.850     0.000
 801027830  801027830  KUTZ A MICHAEL             FL             15,000.00     11.500     0.000
 801028895  801028895  JONES JACK                 SC             25,500.00     13.300     0.000
 801029349  801029349  HAJDU ELIZABETH            NY            100,000.00     11.900     0.000
 801029505  801029505  LEWIS PATRICIA G           SC             68,000.00     11.150     0.000
 801029919  801029919  SLADE BRENT                CO             11,581.00     11.600     0.000
 801030412  801030412  POISSON PETER D            GA             54,983.18     11.700     0.000
 801031303  801031303  JOYNER CORINNE             NY             40,000.00     10.850     0.000
 801031550  801031550  TRUST RMF                  MA            325,000.00     12.600     0.000
 801031584  801031584  MCATAVEY D JAMES           NH            210,000.00     11.600     0.000
 801032566  801032566  JOHNSON JAMES W            PA             61,000.00      7.300     0.000
 801032871  801032871  TOTH DAVID JAMES           NY             20,000.00      9.850     0.000
 801032988  801032988  HART ROBERT E              FL             56,950.00      9.650     0.000



                                                                                  Page 11 of 44

                                        ALLIANCE FUNDING

                                A division of Superior Bank FSB

                  Loans Funded and Available for Sale to 1998-3 as of 9/22/98


  Orig     Servicing                                              Current       Note
 Account    Account    Name                      State           Principal      Rate     Margin
-----------------------------------------------------------------------------------------------
 801033275  801033275  CARMENATES GUSTAVO         FL             13,800.00     13.100     0.000
 801033663  801033663  GONZALEZ AGUSTIN           FL             29,966.92     11.350     0.000
 801033903  801033903  FIGUEROA GREGORIO          CA             26,000.00     12.150     0.000
 801034240  801034240  BARONGAN CEFERINO V        CA             33,000.00      9.900     0.000
 801034380  801034380  HOTCHKISS JOHN E           CA             85,000.00     11.400     0.000
 801034901  801034901  HERRING DAVID L            NY             29,812.85     11.450     0.000
 801035031  801035031  EASY LEAFORD               NY             29,500.00     10.900     0.000
 801035098  801035098  BARBOSA GUSTAVO A          NY            261,000.00      9.750     0.000
 801035429  801035429  GESSERT JONATHAN R         ID             33,000.00     10.950     0.000
 801035445  801035445  HAYMOND DAVID S            UT             22,274.00     10.650     0.000
 801036419  801036419  OWENS HOWARD D             IN             62,475.00     11.000     0.000
 801037045  801037045  CLEATON JANET              NC             18,200.00      8.100     0.000
 801037227  801037227  CANDLAND SHA CHRISTINE     CA            138,000.00      7.300     0.000
 801038191  801038191  SUAZO FIDEL A              CO             63,535.00     11.100     0.000
 801038282  801038282  SORECO MARK                TX             47,550.00      8.250     0.000
 801038399  801038399  ROSE MARSHA                CA             34,500.00     11.750     0.000
 801040072  801040072  CROWE MICHAEL D            NC             71,000.00      8.100     0.000
 801041526  801041526  SUMNER CATHERINE M         FL             29,000.00     13.400     0.000
 801042672  801042672  QUINTANA BERNARD           CO             29,250.00     11.900     0.000
 801043076  801043076  FREDERICK WANDA            SC             41,250.00      9.900     0.000
 801044017  801044017  CASTILLO ADALBERTO         NJ             31,443.35     12.900     0.000
 801044058  801044058  LUNDY BANNON R             CO             94,862.73     10.800     0.000
 801044314  801044314  HALSTEAD JANE Q            OH             59,000.00      9.600     0.000
 801046715  801046715  TEAGUE ROBERT WAYNE        NC             76,500.00      7.990     0.000
 801046806  801046806  LAMB PETER G               NC             23,684.00      9.900     0.000
 801047002  801047002  BERRY EDWARD J             PA             55,000.00      9.000     0.000
 801047218  801047218  GREGORY GEORGE B           GA             45,000.00     11.500     0.000
 801047515  801047515  CORRIGAN WILLIAM M         CT             66,400.00     11.000     0.000
 801047937  801047937  CALDWELL ROBERTHA M        DC             41,250.00     13.000     0.000
 801049099  801049099  BRAMBLETT WAYNE C          CO             31,617.00     10.400     0.000
 801049834  801049834  GONZALES ANGELICA          FL             25,200.00     10.250     0.000
 801050170  801050170  GILLISPIE MARK A           FL             10,246.55     11.750     0.000
 801051632  801051632  MCFADDEN WILLIAM V         SC             53,550.00     13.050     0.000
 801052135  801052135  TONGE DOUGLAS K            UT             20,000.00     12.350     0.000
 801052846  801052846  BRAND SABRINA              SC             64,600.00     12.250     0.000
 801053190  801053190  KOLAJ JOHN                 NY             93,000.00     11.750     0.000
 801053398  801053398  RADFORD TONYA W            NC             49,500.00     14.600     0.000
 801053521  801053521  BROWN JAMES L.             SC             51,000.00     10.600     0.000
 801054032  801054032  ZARAGOZA FRANK T           CA             26,789.00     11.900     0.000
 801054065  801054065  SOLIS ANGELA SPEARS        NC             28,000.00     11.350     0.000
 801054289  801054289  MORAN MICHAEL J            NY             19,000.00      9.700     0.000
 801055088  801055088  HASS KEVIN F               CO             37,150.00     13.900     0.000
 801055104  801055104  TURNER ANTHONY R           FL             48,000.00      7.950     0.000
 801055427  801055427  AKINS LENA M               OH             57,600.00     12.850     0.000
 801056276  801056276  STANLEY ROBERT J           IL             62,500.00     10.550     0.000
 801056714  801056714  FREDERICK JOHN W           PA             80,750.00      8.250     0.000
 801056748  801056748  ELMORE JO-ANNE M           PA             37,780.00      9.900     0.000
 801057027  801057027  HAFER DAVID                FL             41,625.00     12.450     0.000
 801057761  801057761  WEIBEL PAUL G              CO             17,520.00     10.600     0.000
 801057951  801057951  MONTOYA EUGENE D           CO             64,643.00     10.900     0.000
 801058017  801058017  WALL HOOVER                SC             67,500.00     11.650     0.000
 801060369  801060369  HEPFORD DARYLL G           PA             10,200.00     13.100     0.000
 801061714  801061714  COIRO FRANK                NJ             50,000.00     10.500     0.000
 801062241  801062241  HUSON GARY M               WA             80,000.00      9.850     0.000
 801063173  801063173  JOHNSON EDWARD K           MA             33,000.00     11.850     0.000
 801063835  801063835  MUSZYNSKI RICHARD A        CO             30,000.00     10.350     0.000
 801064072  801064072  HAYDOCK ROBERT J           PA             29,000.00      7.900     0.000
 801064817  801064817  HUSSER DEREK               SC             51,850.00     10.500     0.000
 801066135  801066135  DISNEY CHARLES L           CO             15,000.00     11.000     0.000
 801066960  801066960  ALT5 REALTY TRUST          NH            100,000.00     11.600     0.000
 801067059  801067059  BUNNELL ROGER R            CO             33,650.00     11.450     0.000
 801067174  801067174  KIRKWOOD ROBERT M          PA             35,810.00      7.500     0.000
 801067802  801067802  ROUNDTREE ANGELA           FL            346,500.00     10.650     0.000



                                                                                  Page 12 of 44

                                        ALLIANCE FUNDING

                                A division of Superior Bank FSB

                  Loans Funded and Available for Sale to 1998-3 as of 9/22/98


  Orig     Servicing                                              Current       Note
 Account    Account    Name                      State           Principal      Rate     Margin
-----------------------------------------------------------------------------------------------
 801068552  801068552  GARRETT ROBERT             SC             66,300.00     12.000     0.000
 801069758  801069758  SEASOR JAMES H             FL             50,000.00      8.900     0.000
 801070814  801070814  FRAMPTON NORMAN THEODORE   OH             52,000.00      7.750     0.000
 801070863  801070863  HILL HORTENSIA M           NY            116,000.00      9.100     0.000
 801071218  801071218  DOWNING FAYE E             VA             72,891.00      7.900     0.000
 801071390  801071390  EVANS JOAN E               VA             70,000.00      9.600     0.000
 801071929  801071929  LEWIS FRANK M              TN            310,000.00     12.500     0.000
 801072166  801072166  BENFIELD WILLIAM A         FL             56,000.00      9.750     0.000
 801072380  801072380  JOHNSON ROGER J            NC             47,500.00      7.250     0.000
 801072430  801072430  SIMMONS KATHLEEN A         NY             35,000.00     11.300     0.000
 801072752  801072752  BERDAN KEVIN M             UT             19,790.00     11.200     0.000
 801073131  801073131  SMITH JAMES CURTIS         MN             39,400.00      9.900     0.000
 801073222  801073222  REZZA DOLORES              NY             44,500.00     11.990     0.000
 801073891  801073891  ALVAREZ AIDA               FL             25,000.00     11.950     0.000
 801074907  801074907  FIELDS ROBERT R            PA             54,750.00     12.000     0.000
 801075086  801075086  PRICE JAMES E              PA             26,000.00      9.650     0.000
 801075235  801075235  KIRBY SHEILA C             SC             33,575.00     11.400     0.000
 801076498  801076498  BALDWIN ROY J              VA             18,000.00     11.600     0.000
 801076829  801076829  ODONNELL JOHN V            FL             37,500.00      9.650     0.000
 801077066  801077066  VITIELLO SALVATORE         NY             30,000.00      9.990     0.000
 801077082  801077082  FOX DUANE H                UT             20,300.00     10.650     0.000
 801077421  801077421  STADICK CARLYLE C          CA             18,500.00     11.850     0.000
 801077751  801077751  RADER MARK E               OH             20,600.00     12.500     0.000
 801078510  801078510  BROWN GRAYLON A            ID             21,324.00     13.400     0.000
 801079286  801079286  MASHINTONIO CHRISTINE J    FL             15,750.00     12.650     0.000
 801079294  801079294  NELSON ANTHONY D           WV             52,000.00     10.750     0.000
 801079344  801079344  BARNETT JOSEPH M           VA             85,000.00     11.600     0.000
 801079476  801079476  WRIGHT PATRICIA H          TN             27,625.00      9.990     0.000
 801080425  801080425  BAWDEN DOUGLAS K           NV             20,436.00     11.950     0.000
 801081530  801081530  MCCONNELL GEORGE G         CO             30,000.00     10.100     0.000
 801081928  801081928  GRIFFIN ROGER W            CA             58,000.00     10.350     0.000
 801082645  801082645  BROWNING GUS M III         SC             46,125.00     10.250     0.000
 801082702  801082702  KHALED AMEEN               NY            180,000.00     12.500     0.000
 801083262  801083262  FAL JAMES S                PA            122,200.00     10.600     0.000
 801083908  801083908  DENTER JOANNE              FL             21,104.65      9.650     0.000
 801084039  801084039  HALL CHERICO OLETA MARIE   TX             42,500.00      9.000     0.000
 801084385  801084385  GILBERT PAUL V             PA             39,000.00     10.150     0.000
 801084518  801084518  COATES JACQUELYN R         NY             74,000.00     11.150     0.000
 801085234  801085234  BUTLER PETER J             NY             50,000.00     10.750     0.000
 801085531  801085531  TOLODXI MICHAEL            FL             35,000.00     12.600     0.000
 801085788  801085788  WHITCOMB JUDITH L          AZ             13,100.00     11.250     0.000
 801086356  801086356  SHORES WENDELL G           FL             23,500.00      9.650     0.000
 801086687  801086687  PIO DENNIS G               PA            105,800.00      7.500     0.000
 801086927  801086927  VASTOLA SALVATORE          FL             17,000.00      9.650     0.000
 801087263  801087263  SHI TERRY S                FL             42,300.00     11.150     0.000
 801087438  801087438  LEE JUNIUS CARL            SC             37,700.00     10.150     0.000
 801088063  801088063  MCENERY WILLIAM F          NY             77,000.00      7.500     0.000
 801088071  801088071  MCENERY WILLIAM F          NY             22,000.00      9.500     0.000
 801088345  801088345  SMITH DONALD E             FL             27,000.00      9.500     0.000
 801089186  801089186  SCOTT DONNA L              FL             54,000.00     11.400     0.000
 801089517  801089517  ANDERSON WILLIAM J         PA             65,250.00      9.850     0.000
 801090242  801090242  WALSH JAMES V              FL             26,325.00     10.350     0.000
 801090580  801090580  MCADAM RUTH ALICE          NY             26,000.00     10.000     0.000
 801090762  801090762  MAYE BILLY G               GA             15,060.00     10.350     0.000
 801091125  801091125  STUART CHARLES K           CO             41,000.00     14.250     0.000
 801091430  801091430  PUTMAN CHARLES W           NY             27,750.00     11.700     0.000
 801091596  801091596  ROBERTSON WESLEY           FL             13,300.00     12.200     0.000
 801091695  801091695  STRAUSER CLIFFORD          FL             29,750.00     10.750     0.000
 801092263  801092263  GRAVES ROLLAND             SC             51,000.00     12.000     0.000
 801092511  801092511  ROSA RICHARD P             UT             23,660.00     11.300     0.000
 801092735  801092735  BRADY GERALD C             CO             35,700.00     12.850     0.000
 801092966  801092966  WILLARD FRANK D            WA             24,232.00     11.600     0.000
 801094087  801094087  OBER GARY L                PA             33,900.00     11.100     0.000


                                                                                  Page 13 of 44

                                        ALLIANCE FUNDING

                                A division of Superior Bank FSB

                  Loans Funded and Available for Sale to 1998-3 as of 9/22/98


  Orig     Servicing                                              Current       Note
 Account    Account    Name                      State           Principal      Rate     Margin
-----------------------------------------------------------------------------------------------
 801095001  801095001  HICKS RAYMOND              PA             56,000.00      8.000     0.000
 801095118  801095118  MALAMATINIS CYBELE T       FL             23,379.08     10.750     0.000
 801095217  801095217  CHRISTOU RENE D            MD            665,000.00      9.350     0.000
 801095498  801095498  HIRSCH STANLEY             FL             15,500.00     10.600     0.000
 801095613  801095613  PLEINES SUSAN M            CT             25,000.00     11.350     0.000
 801097817  801097817  CONTI JAMES F              PA             12,200.00     10.250     0.000
 801098070  801098070  WILSON ELIZABETH           SC             28,500.00     12.500     0.000
 801098542  801098542  FARRELL THOMAS W           PA             10,800.00     10.900     0.000
 801099250  801099250  NALDER JOSEPH              UT             22,352.00     12.650     0.000
 801099466  801099466  SOLOMON WADE               NY             65,000.00     10.600     0.000
 801100173  801100173  ELLIOTT J DARRAGH M        FL             63,000.00      9.850     0.000
 801101080  801101080  DORRIS RONALD D            PA            122,500.00      8.000     0.000
 801101700  801101700  TREVINO WILLIAM            FL             19,800.00     11.100     0.000
 801101916  801101916  WOOD CURTIS A              NY            132,400.00      9.500     0.000
 801101957  801101957  SHORROCK GEORGE A          FL             29,750.00      9.400     0.000
 801102997  801102997  BOEHLER WILLIAM F          CO             87,000.00      9.000     0.000
 801103466  801103466  NOONAN JAY TIMOTHY         FL             60,000.00      9.600     0.000
 801103631  801103631  WOODRING BERTHA            FL             31,600.00      9.490     0.000
 801103656  801103656  TAFFE CAROL G              NY            216,000.00     10.150     0.000
 801103896  801103896  SIELOFF JOHN EDWARD        FL             67,500.00     10.000     0.000
 801104704  801104704  BORDA JAIME V              VA             60,300.00     10.150     0.000
 801105107  801105107  SUGGS CURTIS LEE           NC             30,000.00     12.500     0.000
 801106311  801106311  GREEN DENNIS               FL             10,000.00     10.150     0.000
 801106576  801106576  JOHNSON WILLIAM ROBERT     AZ             15,500.00     11.600     0.000
 801107020  801107020  YOUNG SEAN A               FL             97,750.00      7.750     0.000
 801107269  801107269  LAMPHIER PATRICIA H        CO            350,000.00      9.850     0.000
 801109000  801109000  MAIOLINO FRANCIS W         FL             28,000.00      9.400     0.000
 801110073  801110073  GRALKA PETER               FL             35,000.00     10.350     0.000
 801110206  801110206  MILLS EDWARD L             CT             22,000.00     10.250     0.000
 801110396  801110396  YOUNG REGINA MARIE         MT             37,961.00     11.100     0.000
 801111097  801111097  MURRAY RICHARD B           CO             17,500.00     10.350     0.000
 801111196  801111196  LOVELL KENNETH J           UT             50,000.00     10.450     0.000
 801111204  801111204  FERGUSON GUY L             UT             14,222.00     14.250     0.000
 801111352  801111352  HERCHE JOSEPH A            MD             20,281.00     11.600     0.000
 801111766  801111766  SAUDO JOSEPH R             NY             42,000.00      9.900     0.000
 801112210  801112210  GINTER GARY W              PA             35,000.00      9.900     0.000
 801112608  801112608  BARNEBEE MICHAEL           FL             90,000.00      7.500     0.000
 801112798  801112798  VITA JAMES                 NY            300,000.00     11.200     0.000
 801113481  801113481  SMITH MICHAEL H            FL             11,500.00     10.400     0.000
 801113911  801113911  DEMPSEY LAURIE I           FL             17,500.00     10.350     0.000
 801113945  801113945  COPE JAMES A               OH             51,200.00      9.900     0.000
 801114083  801114083  BROWN MERITA CANNADY       FL             54,000.00      9.850     0.000
 801115338  801115338  VANNATTA BRUCE D           CO             35,200.00     11.000     0.000
 801116179  801116179  COPE JAMES A               OH             61,600.00      9.900     0.000
 801117888  801117888  THOMA BARBRA E             FL             74,700.00     10.500     0.000
 801119629  801119629  GONZALEZ, FELIX            NC             36,170.00     10.900     0.000
 801122565  801122565  VERDUGO JOHN               SC             37,400.00     11.500     0.000
 801122862  801122862  HUTH DONNA RITA            FL             13,000.00     10.850     0.000
 801122920  801122920  STEARNS ROSETTA            FL             53,995.00      7.250     0.000
 801123241  801123241  DUDLIK MICHAEL A           PA             49,255.00      9.400     0.000
 801124249  801124249  FRAIN ALLEN W              CO             30,000.00     11.600     0.000
 801125287  801125287  WOODALL JAMES W            FL             52,000.00     10.150     0.000
 801126434  801126434  LE HUNG T                  VA            205,200.00      9.900     0.000
 801127069  801127069  BRINTON, ROBERT M          FL             17,700.00     10.150     0.000
 801131004  801131004  BETTS PHILLIP JOHN         VA            101,000.00     11.100     0.000
 801132705  801132705  WALKINGSHAW JAMES L        UT             34,000.00     12.400     0.000
 801133448  801133448  LEATHERS ARCHIE L          WA             61,000.00     11.100     0.000
 801135617  801135617  THOMAS WILLIAM H           ID             42,900.00     10.700     0.000
 801135773  801135773  ASUNCION FLORANTE G        CA             44,000.00     11.950     0.000
 801136847  801136847  VARELA LEIDA               FL             41,395.00      9.400     0.000
 801141391  801141391  SIMPKINS RONALD W          CO             17,000.00      9.600     0.000
 801144932  801144932  POLIDORE JOSEPH R          FL             33,000.00     11.600     0.000
 801147885  801147885  ZIEBER TIM                 UT             14,134.00     14.250     0.000



                                                                                  Page 14 of 44

                                        ALLIANCE FUNDING

                                A division of Superior Bank FSB

                  Loans Funded and Available for Sale to 1998-3 as of 9/22/98


  Orig     Servicing                                              Current       Note
 Account    Account    Name                      State           Principal      Rate     Margin
-----------------------------------------------------------------------------------------------
5100020436 5100020436  TALBOT JAMES W             CT            779,400.00      8.875     0.000
5100020709 5100020709  CARFO DAVID S              CT             35,500.00     10.775     0.000
5100020782 5100020782  BRUINS GLORIA FAY          MI             19,900.00     11.625     0.000
5100020865 5100020865  GOMEZ CATARINO             MI             43,700.00      9.625     0.000
5100020881 5100020881  MULLETT JIM II             OR             19,900.00     11.490     0.000
5100021053 5100021053  SEGRETO LARRY M            ID             31,000.00     13.250     0.000
5100021061 5100021061  BROUGHAN BRENDA BURGESS    MI             21,617.85     11.375     0.000
5100021111 5100021111  LOPEZ CANDELARIO R         WA             16,862.95     11.990     0.000
5100021145 5100021145  LAKE CYNTHIA J             MI             44,300.00     10.490     0.000
5100021152 5100021152  DRAKE THOMAS L             WA             13,645.46     14.750     0.000
5100021186 5100021186  BATEMAN TERRY M            ID             32,100.00      9.625     0.000
5100021194 5100021194  TINDELL VALERIE A          WA            131,600.00     11.240     0.000
5100021202 5100021202  THOMAS PAUL P              MI             75,200.00     11.490     0.000
5100021236 5100021236  STEWART THOMAS F           WA             65,526.49     11.990     0.000
5100021244 5100021244  HALL VERNA                 MI             47,753.63     12.090     0.000
5100021251 5100021251  SHANNON JOHN E             MA             20,500.00     11.740     0.000
5100021269 5100021269  WATSON PATRICIA K          MI             21,900.00      9.775     0.000
5100021277 5100021277  CULNANE PATRICK W          WA             23,100.00     10.275     0.000
5100021335 5100021335  QUINTANA RONALD D          OR            129,514.91     14.250     0.000
5100021376 5100021376  MACK MARY L                MI             13,900.00     13.250     0.000
5100021624 5100021624  MCBRIDE JAMES LEE          MI             59,800.00     10.275     0.000
5200000874 5200000874  DARRISON LEROY             GA             35,234.27     13.250     0.000
5200001336 5200001336  FRALEY MICHAEL             OH             16,400.00     11.750     0.000
5500002117 5500002117  SHIELDS MARY L             PA             45,362.36     10.875     0.000
5500002299 5500002299  CHAPMAN LAWRENCE A         NY             28,078.58     12.500     0.000
5500002349 5500002349  BRADLEY OTIS               NY             11,562.30      9.875     0.000
5500002588 5500002588  ALTMAN GREGORY J           NY             18,685.72     10.775     0.000
5500002612 5500002612  RIBISI JOSEPH              NY             77,600.00     10.490     0.000
5500002802 5500002802  WEAVER BETTY C             FL             22,120.22     11.990     0.000
5500002901 5500002901  COWART JULIE W             FL             46,298.35     10.875     0.000
5500002943 5500002943  MILLER KENNETH             NY             25,100.00     10.625     0.000
5500003024 5500003024  LOCKEBY PAMELA M           FL             14,800.00     11.500     0.000
5500003032 5500003032  GRAHAM DENNIS J            FL             21,737.76     11.375     0.000
5500003040 5500003040  MEALING ERNEST             NY             32,942.47      8.875     0.000
5500003180 5500003180  ROSENTHAL LESTER           NY             61,800.00     10.375     0.000
5600004070 5600004070  STILTNER LAURIE L          IL              9,129.62     11.875     0.000
5600005069 5600005069  GROVE MARTY D              TN             19,400.00     11.625     0.000
5600005440 5600005440  WENZEL RICHARD P           MN             18,800.00      9.875     0.000
5600005473 5600005473  COOK RUSSELL E             FL             35,100.00      9.875     0.000
5600005499 5600005499  WEST CAROLYN W             TN             17,800.00     11.750     0.000
5600005507 5600005507  REDWOOD DEAN               FL             24,481.49     12.750     0.000
5600005549 5600005549  NESBITT EDWIN M            FL             17,696.78     12.025     0.000
5600005556 5600005556  WARFIELD ESSIE L           IL             58,200.00     12.750     0.000
5600005689 5600005689  KARWEIK KEVIN L            WI             30,100.00     12.125     0.000
5600005838 5600005838  MASTERS PEGGY F            FL             56,300.00     10.375     0.000
5600005937 5600005937  MILLER JAMES R             WI             28,700.00     11.125     0.000
5700002107 5700002107  SKOLASKI BRUCE             IL             19,699.75     10.525     0.000
8000005523 8000005523  BALKISSOON DEVANAND        NY             17,100.00     10.750     0.000
8000010283 8000010283  GYUGA RUDOLPH R            PA             24,000.00      9.900     0.000
8000011349 8000011349  KAELIN TAMERA RENEE        CA             40,000.00     12.000     0.000
8000016157 8000016157  BERGGREN PATRICK           IL             50,000.00     11.900     0.000
8000018245 8000018245  FLEMING MICHAEL J          IL             25,100.00     10.590     0.000
8000018526 8000018526  WILLIAMS ROBERT E          IL             64,000.00     12.750     0.000
8000022700 8000022700  WELLS MICHAEL J            IL             17,000.00     11.150     0.000
8000024938 8000024938  HOWARD GLORIA S            AR             11,000.00     10.300     0.000
8000029143 8000029143  PARISI ANTHONY G           NJ             40,000.00     10.500     0.000
8000029705 8000029705  RUBARTS LARRY E            IN             30,000.00     13.100     0.000
8000030208 8000030208  CURRAN TIMOTHY J           IL             15,700.00     11.840     0.000
--------------------------------------------------------------------------
Group Total                                                  26,691,458.94


SUB-POOL 2  -  LOANS FUNDED AND NOT YET IN SERVICING
----------------------------------------------------
800881153    n/a      SULLIVAN MARY H            NJ             50,000.00     12.900     0.000
800929747    n/a      HUTCHINS DAWN R            GA             15,000.00     11.950     0.000



                                                                                  Page 15 of 44

                                        ALLIANCE FUNDING

                                A division of Superior Bank FSB

                  Loans Funded and Available for Sale to 1998-3 as of 9/22/98


  Orig     Servicing                                              Current       Note
 Account    Account    Name                      State           Principal      Rate     Margin
-----------------------------------------------------------------------------------------------
800930315    n/a      REBHOLZ, II JOSEPH D       VA             38,000.00     13.000     0.000
800942922    n/a      OWENS KATHY JOAN           UT             12,890.00     13.150     0.000
800943524    n/a      PRESTON CHARLES M          GA             14,000.00     11.450     0.000
800959991    n/a      VEATCH EDWARD              UT             21,900.00     12.300     0.000
800972184    n/a      VALICENTI CHARLES J        NY             68,660.00     11.900     0.000
800981367    n/a      CARPENTER JOHN             CA             30,500.00     11.100     0.000
801010174    n/a      GLICKMAN JOSEF             CA            280,000.00      9.350     0.000
801016056    n/a      OTT JASON M                AZ             38,000.00     10.150     0.000
801026394    n/a      WERNER DONALD              NJ            349,500.00     11.650     0.000
801038274    n/a      RILEY J TODD               CA             46,425.00     13.000     0.000
801051913    n/a      CHENG TOU LAM              NY             50,000.00     13.600     0.000
801074162    n/a      CLEVER RONALD              NY             44,620.00     11.950     0.000
801074311    n/a      STARCK CARLA K             CO             29,100.00     10.100     0.000
801074667    n/a      MOJICA JULIO               CA             79,850.00      9.650     0.000
801092099    n/a      HANSEN DALEE               ID             36,868.00     12.150     0.000
801116039    n/a      HART RICHARD E             FL             84,558.00     10.400     0.000
801116955    n/a      COOKE DAVID                NY             32,370.00     11.950     0.000
801117052    n/a      PEARSON YVONNE J           NY             53,600.00     11.550     0.000
801123431    n/a      COSCIA LOUIS               NJ             18,278.00     11.990     0.000
801159583    n/a      MAROSEVITCH SCOTT W        NJ             19,250.00     12.400     0.000
8000013915   n/a      DONOVAN KEVIN MURRAY       TX             26,000.00     10.750     0.000
8000035207   n/a      DENNIS DAVID J.            IN             21,100.00     13.000     0.000
-------------------------------------------------------------------------
Group Total                                                  1,460,469.00


SUB-POOL 2  -  LOANS SET TO CLOSE
---------------------------------
 800886038    n/a      MENDIZABAL ERNESTO         NY            170,000.00      9.700     0.000
 800901845    n/a      PORFIRIO BRITO             NJ            135,000.00     11.950     0.000
 800907032    n/a      FRIEDMAN STEVEN T          NY            105,000.00     13.250     0.000
 800907594    n/a      KOUSIS STYLIANOS           NY             33,000.00      8.600     0.000
 800910879    n/a      WARD MILTON                GA            129,500.00     11.350     0.000
 800916975    n/a      PAVA VICTORIA              CA             25,000.00      9.425     0.000
 800924201    n/a      WILLIAMSON DARVIN          FL             30,000.00     12.500     0.000
 800928210    n/a      ROBERTSON GAILLE ANNMARIE  CO             25,000.00     14.300     0.000
 800928251    n/a      TOLIBAS MICHAEL VINCENT    CO             35,000.00     11.850     0.000
 800935165    n/a      SAUNDERS FARNITA L         FL             21,400.00     12.100     0.000
 800937104    n/a      ACKLEY JANICE L            CA             35,000.00     11.400     0.000
 800940009    n/a      ESPOSITO JOHN A            ID             64,950.00     14.500     0.000
 800942609    n/a      STIDHAM LARRY              FL             30,000.00     10.500     0.000
 800954489    n/a      CAREY DANIEL G             NY            120,000.00     10.650     0.000
 800955148    n/a      KING DEAN P                FL             87,000.00     12.250     0.000
 800958951    n/a      JUSTICE ROBERT F           NJ             24,750.00     10.750     0.000
 800960502    n/a      BUTLER BONITA              SC             29,011.00     10.200     0.000
 800962102    n/a      CHUNG ALMA                 NY            114,000.00      8.850     0.000
 800963274    n/a      WILLS REGINALD             DC            340,000.00     13.800     0.000
 800963977    n/a      FRANKLIN TERRY A.          SC             36,000.00     11.450     0.000
 800967929    n/a      MORGAN SARAH A             OH             51,000.00     13.000     0.000
 800969412    n/a      GONZALEZ LUIS G            NY            112,500.00     12.350     0.000
 800969628    n/a      ANDRES CLAY                CT             74,121.00     11.900     0.000
 800970592    n/a      PAYNE ORAL R               FL             40,950.00     14.200     0.000
 800970618    n/a      FRANTZ JOE                 FL             62,000.00     13.700     0.000
 800972838    n/a      ANTON CONNIE D             UT             14,160.00     12.400     0.000
 800974321    n/a      ODOM ESSIE                 SC             23,475.00     12.500     0.000
 800976615    n/a      MANCARUSO JAMES M          NY            246,500.00     12.950     0.000
 800976714    n/a      GARCIA HENRIETTA           NM             55,250.00     11.500     0.000
 800977266    n/a      HESCOCK LARRY W            OR             96,000.00      8.650     0.000
 800978934    n/a      BARRETT JASPER L           NC             35,000.00     14.600     0.000
 800979817    n/a      HILES WILLIAM              FL             10,700.00     13.150     0.000
 800979874    n/a      GRAVINO AGNES F            NY             42,500.00     11.050     0.000
 800980112    n/a      LANSDOWNE PAULETTE L       NY             61,000.00     11.350     0.000
 800982779    n/a      TALERICO MICHAEL A.        AZ             46,743.00     12.650     0.000
 800985780    n/a      JETT TIMOTHY W             TN             24,000.00     12.500     0.000
 800986259    n/a      EDLUND MARK                FL            308,300.00      8.650     0.000
 800987547    n/a      O'BRIEN NANCY J            NY             54,000.00     12.650     0.000



                                                                                  Page 16 of 44

                                        ALLIANCE FUNDING

                                A division of Superior Bank FSB

                  Loans Funded and Available for Sale to 1998-3 as of 9/22/98


  Orig     Servicing                                              Current       Note
 Account    Account    Name                      State           Principal      Rate     Margin
-----------------------------------------------------------------------------------------------
 800988503    n/a      KELLY CAROLYN A            FL             49,000.00     11.750     0.000
 800989543    n/a      CORNELIUS BRIAN P          FL             42,900.00     10.150     0.000
 800991895    n/a      WILLIAMS JEFF L            MO             17,850.00     12.050     0.000
 800992729    n/a      TWAROGOWSKI DAVE B.        OH             46,500.00     11.350     0.000
 800994881    n/a      VALENCIA YEIMMY C          NY            139,500.00     11.200     0.000
 800995458    n/a      AUSTIN WILLIAM R           UT             39,500.00     13.800     0.000
 800996282    n/a      MITCHELL JIMMY             PA             36,800.00     10.700     0.000
 800997165    n/a      SWEDLUND TIMOTHY G         CO             20,500.00     10.400     0.000
 800997256    n/a      LOPEZ ALBERT               FL             29,000.00     11.400     0.000
 800997850    n/a      WALKER BOB                 FL             42,000.00     14.350     0.000
 801001744    n/a      HALE JENNIFER F            FL             24,850.00     12.900     0.000
 801002346    n/a      CHOI IKE K                 TX             93,200.00      9.600     0.000
 801004599    n/a      MAIZE BESSIE M             IL             96,500.00     15.500     0.000
 801005265    n/a      TASCA GENNARO F            NJ             72,750.00     11.200     0.000
 801006131    n/a      CRUZ MIGUEL                NY            160,100.00      8.750     0.000
 801006479    n/a      CHABLA JOSE S              NY            132,000.00      8.750     0.000
 801007105    n/a      FURY SANDRA                WV             55,400.00     11.150     0.000
 801007618    n/a      SCHLACTER JAMES J          PA             26,250.00     10.600     0.000
 801007667    n/a      CONNORS JAMES M            NJ             69,700.00      9.500     0.000
 801008004    n/a      KATSNELSON NAUM            NY             80,000.00     10.900     0.000
 801008327    n/a      SEZER SULEYMAN             NY             75,000.00     10.900     0.000
 801009457    n/a      HARRIS R. CHARLES          FL             55,000.00      9.000     0.000
 801010984    n/a      VANDERVORT ROBERT          FL             18,000.00     12.500     0.000
 801011149    n/a      JENKINS BILLY RAY          NC             72,250.00     11.150     0.000
 801011198    n/a      SMITH EARNEST P            NC             67,500.00     11.400     0.000
 801011438    n/a      BUNTON ALFRED              NY            187,500.00     13.100     0.000
 801012238    n/a      BISCEGLIE RALPH J          NY             28,207.00     11.550     0.000
 801013038    n/a      MARINUZZI DENNIS A         FL             40,500.00      8.900     0.000
 801013426    n/a      NELLUM WILLIAM             WA             15,620.00     11.800     0.000
 801014580    n/a      MANSFIELD JOHN E           PA             71,235.00     11.700     0.000
 801014945    n/a      SAGER JERRY                NJ             89,000.00     11.050     0.000
 801015918    n/a      DISTEFANO JOHN             NY             43,000.00     12.300     0.000
 801016585    n/a      CICERON PIERRE             NY             20,550.00     13.900     0.000
 801016890    n/a      CHAMPIGNY JR MICHAEL       CT             68,000.00     11.750     0.000
 801017021    n/a      NASH WILLIAM H             IL            127,500.00     11.850     0.000
 801017922    n/a      RYAN THOMAS                NY            117,500.00     11.350     0.000
 801018201    n/a      BLAKE DEARENE              FL             67,200.00     11.750     0.000
 801018326    n/a      PEPITO ELLA                FL             12,900.00      9.650     0.000
 801018490    n/a      JUNG SAN GUCK              NY             35,848.00     12.500     0.000
 801019084    n/a      LEWIS VENAS                NY             40,000.00     13.900     0.000
 801019340    n/a      TALBERT LORETTA            NC             41,469.00      7.650     0.000
 801020298    n/a      ST JOER RICHARD G          UT             24,250.00     11.100     0.000
 801020587    n/a      REINAGA DANIEL             CA             33,600.00     12.400     0.000
 801024365    n/a      FITZGERALD EDWARD C        PA             56,000.00     10.750     0.000
 801024860    n/a      CREECH TIMOTHY C.          NC             44,000.00     13.050     0.000
 801025503    n/a      SYKES EDWARD L             DE             42,995.00     11.550     0.000
 801027905    n/a      CHERY JR ALLEN W           WA             30,400.00     12.500     0.000
 801031170    n/a      PRANCKITAS WILLIAM         CA             26,550.00     13.900     0.000
 801031683    n/a      BURKE MICHAEL J            MA             43,470.00     12.250     0.000
 801031865    n/a      CUMMISKEY JANE             TN             28,500.00      9.100     0.000
 801033044    n/a      CARCHMAN ARNOLD A          NJ             36,250.00     12.050     0.000
 801033101    n/a      FILETTI ROBERT N           MA            216,750.00     10.990     0.000
 801033614    n/a      POTTS LORINE E.            NC             45,500.00      7.900     0.000
 801034406    n/a      MURPHY SUSAN J             CT             59,700.00     11.350     0.000
 801034661    n/a      GOODISON WILFRED D         NY            169,000.00     12.000     0.000
 801035296    n/a      LUHMAN CAROL J             AZ             28,000.00     11.850     0.000
 801037458    n/a      YARNELL FRANK              CA             43,000.00     11.900     0.000
 801038159    n/a      NORMAN JOHN R              FL             10,500.00     11.950     0.000
 801038183    n/a      HEGEDUS EDINA              FL             12,338.00     12.250     0.000
 801038241    n/a      WILLIAMS ALBERT D          WI             53,000.00     11.350     0.000
 801038373    n/a      COLEY LANITA               NC             29,000.00     10.700     0.000
 801038449    n/a      DENEAULT DAVID             NH            110,000.00     10.700     0.000
 801038720    n/a      SKEETE HELENA              NY            162,000.00     10.150     0.000


                                                                                  Page 17 of 44

                                        ALLIANCE FUNDING

                                A division of Superior Bank FSB

                  Loans Funded and Available for Sale to 1998-3 as of 9/22/98


  Orig     Servicing                                              Current       Note
 Account    Account    Name                      State           Principal      Rate     Margin
-----------------------------------------------------------------------------------------------
 801040502    n/a      NISTAZOS GEORGE            NY            144,000.00     10.700     0.000
 801040544    n/a      CURTIS KEVIN               NJ             40,000.00     11.750     0.000
 801040668    n/a      CABRERA ANA                NY             50,000.00     10.650     0.000
 801040767    n/a      VALDEZ ANGEL ROBERT        CA             21,700.00     11.900     0.000
 801041146    n/a      WILLITS GREGORY J          UT             49,250.00     11.350     0.000
 801041773    n/a      FIGUEROA TOMAS             NJ            131,000.00     11.850     0.000
 801042607    n/a      REYNOLDS JANICE M          NM             85,800.00      9.250     0.000
 801043225    n/a      SWIFT MARY A               PA             20,000.00     10.250     0.000
 801043423    n/a      KUBICKY KATHLEEN A         PA             22,511.00     12.800     0.000
 801045709    n/a      MC FARLANE SHERRY          NY            218,875.00     11.950     0.000
 801046020    n/a      LAUTERBACH NICHOLAS H      OR             65,000.00     11.700     0.000
 801046475    n/a      CROTTS CHARLIE             VA             29,000.00     12.500     0.000
 801046939    n/a      COROZZO BERNADETTE         NY            200,000.00     10.400     0.000
 801047028    n/a      YAU LAPMAN G               NY             22,000.00     11.650     0.000
 801047408    n/a      MITCHELL CAROLYN O         NY            139,500.00     10.350     0.000
 801048877    n/a      DIJULIO JOSEPH L           WA             22,250.00     11.650     0.000
 801052259    n/a      PETERSON ARTHUR H          UT             40,350.00     12.250     0.000
 801052366    n/a      BORGESE SAMUEL N           CA             75,000.00     14.740     0.000
 801053786    n/a      GERAKARIS JAMES            NY            115,000.00     14.350     0.000
 801054529    n/a      MARKHAM STEPHEN P          NY             76,300.00     10.150     0.000
 801054875    n/a      BURKE BRIAN C              GA             13,500.00     11.700     0.000
 801054958    n/a      BERNOW DONALD C            OH             78,000.00      8.000     0.000
 801055617    n/a      KING DONALD W              GA             18,500.00      9.150     0.000
 801056854    n/a      MALIK NASIR                NY             39,875.00     11.750     0.000
 801057068    n/a      PARDALIS ATHANASIOS D      NY            280,000.00      8.500     0.000
 801058850    n/a      DIIORIO JR MICHAEL P       RI             22,600.00     11.990     0.000
 801058959    n/a      MERCHANT KEEPIE            NY             45,700.00      7.750     0.000
 801059478    n/a      MCGAUGHEY JAMES W          PA            222,722.00      8.050     0.000
 801059858    n/a      SARR IVA PAULINE           CA             15,000.00      9.300     0.000
 801060955    n/a      CORE, JR. THOMAS           NC             51,300.00     10.750     0.000
 801061441    n/a      MYONG INHO                 CA             51,840.00      9.900     0.000
 801062738    n/a      BOND J B                   MO            211,500.00     11.850     0.000
 801062753    n/a      FRANK MARK J.              CA             28,000.00     11.650     0.000
 801063512    n/a      CRIBBS DARLENE L           OR             30,000.00     11.000     0.000
 801063744    n/a      COUSINO LAWRENCE           CT             55,500.00     10.950     0.000
 801063926    n/a      RAY SR BOBBIE E            NC             27,000.00     11.600     0.000
 801064114    n/a      MCCANN BRENDAN J           NY             62,050.00     13.000     0.000
 801064312    n/a      THOMAS DANIEL L            MD             16,250.00     12.800     0.000
 801064593    n/a      KESSINGER EDWARD           SC            184,100.00      7.900     0.000
 801065574    n/a      STAVES SUSAN               AZ             29,767.00     10.900     0.000
 801066341    n/a      LOFTI MOHAMMED             NJ             41,250.00     10.650     0.000
 801066622    n/a      MASOTTI SR RICHARD J       CT             27,168.00     11.500     0.000
 801067448    n/a      CHINNERS DALE              SC             51,000.00     11.750     0.000
 801068461    n/a      TARR FRANK  J              PA             19,000.00     10.400     0.000
 801068891    n/a      GALLEGOS STEPHEN           CO             31,000.00     14.250     0.000
 801069592    n/a      FOUCHE DIANE               NY            250,200.00     11.200     0.000
 801069659    n/a      KLEIN DAVID                NY            156,100.00     11.100     0.000
 801070582    n/a      BRAUN ROBERT               NY            111,840.00      7.650     0.000
 801070996    n/a      KIM HANNAH                 CA             38,400.00     12.750     0.000
 801071069    n/a      BRAUN ROBERT               NY             32,160.00      9.900     0.000
 801072208    n/a      HENRY KENNY                GA             58,500.00     12.500     0.000
 801072596    n/a      GOING KATHLEEN             FL             44,280.00     11.250     0.000
 801072620    n/a      REUSS RICHARD J.           SC             38,925.00      8.950     0.000
 801073156    n/a      MANSFIELD KEN W            CA             37,070.00     11.350     0.000
 801073164    n/a      FOSTER DAVID R             CA             22,264.00     12.270     0.000
 801073412    n/a      RIVERA MARIA               AZ             15,000.00     11.900     0.000
 801073727    n/a      BROWN LAFAYETTE E          TN             84,800.00     12.950     0.000
 801073743    n/a      THOMPSON ERIC E            NC             77,400.00     10.400     0.000
 801073958    n/a      CATO JERRY                 IL             56,000.00     10.850     0.000
 801074436    n/a      CONTE JOSEPH               MA             54,250.00     11.300     0.000
 801074618    n/a      CARBONARA ELIZABETH        NJ             25,200.00      9.850     0.000
 801074709    n/a      IANNONE JAMES F            MA             58,770.00     10.150     0.000
 801074857    n/a      LEWIS MICHELLE HUNTER      TX             40,800.00     11.850     0.000



                                                                                  Page 18 of 44

                                        ALLIANCE FUNDING

                                A division of Superior Bank FSB

                  Loans Funded and Available for Sale to 1998-3 as of 9/22/98


  Orig     Servicing                                              Current       Note
 Account    Account    Name                      State           Principal      Rate     Margin
-----------------------------------------------------------------------------------------------
 801075102    n/a      CHEERY VICKI               NJ             22,000.00     11.900     0.000
 801075649    n/a      BLAKE SCOTT A              SC             54,000.00     11.350     0.000
 801075979    n/a      MCCORMACK JACK E           FL             38,750.00     10.750     0.000
 801076068    n/a      CURRY JOSEPH A             PA             46,000.00     10.100     0.000
 801076159    n/a      BERLANGERO JAMES           NY             90,635.00     12.300     0.000
 801076720    n/a      KAISER ROBERT BLAIR        AZ             22,901.00      9.850     0.000
 801077157    n/a      DOWDY MATTIN               NC            105,400.00     10.750     0.000
 801077801    n/a      EXANTUS JEANNE             NY            189,000.00     10.150     0.000
 801078114    n/a      RUSKE ROBIN                AZ             36,880.00     10.450     0.000
 801078494    n/a      BYRNE CRAIG S              UT             36,200.00     11.700     0.000
 801078593    n/a      MCCALL LESLIE J.           AZ             88,000.00     14.000     0.000
 801078643    n/a      HUGHES CHARLES E           CO             56,250.00      7.400     0.000
 801078650    n/a      HUGHES CHARLES E           CO             63,000.00      7.400     0.000
 801078668    n/a      HUGHES CHARLES E           CO             55,500.00      7.400     0.000
 801078718    n/a      WILLIAMS PATSY Y           CA             22,160.00     10.650     0.000
 801079047    n/a      RODRIGGUEZ ISMAEL F        SC             20,000.00     10.900     0.000
 801079625    n/a      WEBB DONNA                 NC             55,800.00     10.400     0.000
 801079765    n/a      KNIGHT JANICE              NC             38,700.00     11.850     0.000
 801080466    n/a      POWERS R L                 TN             61,200.00      9.250     0.000
 801080730    n/a      POOLE WILLIAM V            MD            143,100.00     11.200     0.000
 801080896    n/a      BERLOW CHRISTOPHER A       NY             24,500.00     10.000     0.000
 801080920    n/a      HUGHES MARNA L             FL             58,400.00      8.250     0.000
 801081019    n/a      KALK II RICHARD A          TN             67,600.00      8.900     0.000
 801081068    n/a      JANBOU MUTHANA             MI             93,600.00      8.000     0.000
 801081407    n/a      ISOM SUSAN L               AZ             16,800.00      9.000     0.000
 801081993    n/a      CARNAHAN KEVIN L.          IA             34,400.00     13.750     0.000
 801082108    n/a      KAUFENBERG THOMAS P        MN             28,870.00     10.500     0.000
 801083064    n/a      WILLIAMSON BYRONNIE        NC             28,000.00     11.000     0.000
 801083312    n/a      CAMPBELL ROBERT W          GA             22,000.00     11.600     0.000
 801083551    n/a      JOHANSSON KURT H           UT             20,000.00      9.950     0.000
 801084104    n/a      LUCAS MANUAL               TN             39,200.00     12.700     0.000
 801084161    n/a      LEVIELLE ROCHELLE          NY             72,750.00     10.650     0.000
 801084807    n/a      SUTTON KATHIE              NC             63,000.00     10.400     0.000
 801085184    n/a      BENTLEY JAMES R            TN             64,000.00      9.000     0.000
 801086562    n/a      PEELER ROBERT              NC            104,000.00      8.500     0.000
 801086638    n/a      ROMERO EDWARD              NM            484,000.00     11.000     0.000
 801086901    n/a      DECASTRO CARMEN            FL             30,000.00      8.650     0.000
 801086943    n/a      BAKER CHARLES L            NJ            164,000.00     10.700     0.000
 801087024    n/a      HAUGHT RICKY D.            OH             62,100.00      9.650     0.000
 801087529    n/a      DINU MARION                OH             38,200.00     10.250     0.000
 801087842    n/a      DIWAN KAMAL                IL             12,000.00     12.300     0.000
 801087933    n/a      WHEELING EDDIE             NY             70,000.00     11.150     0.000
 801088089    n/a      CAMPBELL DANSEY            NC             18,500.00     11.250     0.000
 801088485    n/a      DIAZ JANNETTE D            FL             40,000.00     13.400     0.000
 801088543    n/a      WEBB MICHAEL J             SC             23,900.00     10.450     0.000
 801088766    n/a      LOCKERBIE KENNETH D        CA             56,300.00     11.100     0.000
 801089384    n/a      KORFIATIS PETER M          WA             13,000.00     11.150     0.000
 801089681    n/a      HUNTER DAVID L             PA             35,200.00     12.350     0.000
 801090051    n/a      LESPERANCE JEAN            NY             57,700.00     11.000     0.000
 801090689    n/a      CLOSE SHIRLEY R            SC             32,800.00     10.750     0.000
 801090929    n/a      OWENS DARREL W             NC             41,850.00     11.400     0.000
 801091281    n/a      QUIAMBAO LORENZO P JR      NJ            161,500.00     10.500     0.000
 801091950    n/a      BROWN WILLIAM J            GA             65,000.00     11.150     0.000
 801092024    n/a      RAMOS JOSE                 NY             60,000.00      9.850     0.000
 801092198    n/a      BURSELL HAROLD             CT             92,700.00     11.500     0.000
 801092545    n/a      ARNOLD GOOMATHE            NY             46,500.00     11.900     0.000
 801092776    n/a      REID SAMUEL M              NY            220,000.00     10.300     0.000
 801093162    n/a      MALONE JIM                 CA             74,650.00     12.100     0.000
 801093295    n/a      FAJARDO EDUARDO G          TX            126,140.00     12.900     0.000
 801093592    n/a      JOHNSON DONALD RAY         MD            113,382.00      7.500     0.000
 801093675    n/a      MORROW SHARI P             TN             89,600.00     12.350     0.000
 801093691    n/a      LEVAN JOHN M               PA             32,500.00     11.100     0.000
 801094038    n/a      WILSON MONIKA              MD            378,356.00     11.800     0.000



                                                                                  Page 19 of 44

                                        ALLIANCE FUNDING

                                A division of Superior Bank FSB

                  Loans Funded and Available for Sale to 1998-3 as of 9/22/98


  Orig     Servicing                                              Current       Note
 Account    Account    Name                      State           Principal      Rate     Margin
-----------------------------------------------------------------------------------------------
 801094830    n/a      PRIDGEN RUSSELL S          FL             56,800.00      8.500     0.000
 801094947    n/a      HENNELLY LINDA M           NJ             30,000.00     11.700     0.000
 801095134    n/a      THUMSER POLLY B            GA             76,000.00     11.050     0.000
 801095191    n/a      SIMEON PAMELA S            OR             55,000.00     10.100     0.000
 801095423    n/a      LUCCI RAYMOND J            PA             28,000.00      9.250     0.000
 801095571    n/a      KENNINGTON VELMA B.        SC             57,350.00     11.500     0.000
 801095746    n/a      POWELL ALONZO              CA             27,000.00     12.900     0.000
 801096389    n/a      HASSAN BENITO              MI             20,800.00     13.000     0.000
 801096660    n/a      CUSHING LARRY R            FL             90,000.00      9.250     0.000
 801096728    n/a      ENGLAND PHILLIP L          NC             20,000.00     10.400     0.000
 801097023    n/a      KOESTER DIANA L            CO             39,250.00     11.900     0.000
 801097056    n/a      RODGERS  SR THEODIS        IL             52,000.00      9.300     0.000
 801097734    n/a      ANDROVICH EDWARD A         NJ            161,500.00     11.900     0.000
 801098047    n/a      SCOTT DAVID R              TN             54,100.00     10.400     0.000
 801098245    n/a      DENNY VICTOR               NY            238,500.00     10.750     0.000
 801098328    n/a      SAAFIR CONSTANCE D         NC             40,700.00     11.750     0.000
 801098492    n/a      CARRIGAN STANLEY T         CT             55,000.00      9.600     0.000
 801098849    n/a      FORREST KAREN              NC             57,800.00     10.750     0.000
 801099243    n/a      DESILVA LORENSU W          MD            242,100.00     10.400     0.000
 801099292    n/a      GATON MARITZA              NY             39,500.00     11.990     0.000
 801099607    n/a      DORRER MARY ANN H          NY             28,600.00      9.250     0.000
 801100215    n/a      JOHNSON PEARLINE           TN             19,000.00     12.700     0.000
 801100249    n/a      BENJAMIN LINDA             AZ             12,974.00     10.650     0.000
 801100264    n/a      FINEFROCK FRANCES L        PA             18,000.00     10.450     0.000
 801100603    n/a      MCNULTY MARY               AZ             14,668.00     11.950     0.000
 801100694    n/a      ANDERSON CHRISTOPHER D     CO            163,380.00      9.125     0.000
 801100926    n/a      THOMPSON GRACE M           PA             75,600.00      9.650     0.000
 801101221    n/a      LINDEN PAUL F              PA             53,200.00     13.000     0.000
 801101239    n/a      CAFFARELLA JOSEPH W        PA             53,450.00      8.500     0.000
 801101288    n/a      JOHNSON CARL W.            FL             18,500.00     12.850     0.000
 801101569    n/a      MORGAN BETTY               FL             51,000.00      8.650     0.000
 801101833    n/a      DENOOYER MIKE              FL             12,216.00     11.650     0.000
 801101890    n/a      WHITE KEITH L              DE             26,908.00     10.450     0.000
 801102492    n/a      HARDIN ANNA                NC             71,910.00      8.450     0.000
 801102518    n/a      BOEHM NEAL A               CO             18,500.00      9.350     0.000
 801102583    n/a      PEAN COLETTE               NY             90,000.00      8.950     0.000
 801102922    n/a      ANDERSON CAROLYN           UT             46,000.00      9.900     0.000
 801103672    n/a      CHERNAKOFF NEAL            NY             62,200.00      9.250     0.000
 801103698    n/a      STEMPIEN BRIAN J           MI             30,000.00     13.650     0.000
 801103805    n/a      GANG NICHOLAS E            OH             92,000.00      8.650     0.000
 801103995    n/a      BEDARD MARY JEAN           CO             47,500.00     10.100     0.000
 801104118    n/a      TINDAL TERRY A             FL             37,500.00     10.350     0.000
 801104183    n/a      CONDORA VICTOR F           NJ             25,385.00     11.700     0.000
 801104415    n/a      LEMAIRE LISA J             NJ            143,100.00     10.000     0.000
 801104852    n/a      VICKERS JR EDWARD R        DE             22,000.00     11.950     0.000
 801104951    n/a      HORSEY CLIFTON W           MD             65,250.00     11.550     0.000
 801105081    n/a      HENDRIX FRANCIS L          MD             43,200.00     10.500     0.000
 801105206    n/a      FRANCIS CYNTHIA E          NJ             55,250.00     12.750     0.000
 801105271    n/a      HOPKINS JOHN W             DE            132,000.00      8.550     0.000
 801105313    n/a      FONTAINE BARBARA           RI            110,500.00     10.990     0.000
 801105677    n/a      CLARK RICKY                UT             35,468.00     10.700     0.000
 801105925    n/a      PALMER BEVERLY M           FL             36,000.00     12.100     0.000
 801106089    n/a      SANGSTER DAVID             FL             72,250.00      9.700     0.000
 801106352    n/a      CURRAN STEPHEN M           MA            102,000.00     10.650     0.000
 801106451    n/a      FERRELL DEVERE R           NY            128,800.00     11.350     0.000
 801106824    n/a      PERALTA FABIO              NY            140,000.00      8.500     0.000
 801107251    n/a      RITTENBERRY ELMER LEE      TN             85,000.00     10.500     0.000
 801107681    n/a      VARGAS LEONARDO            NY             36,700.00     11.600     0.000
 801108119    n/a      MCCABE BRENDON             NY            157,250.00     11.900     0.000
 801108655    n/a      TORRES CARMEN V            PA             25,600.00     11.000     0.000
 801109141    n/a      VITAIOLI MARIO             PA             26,400.00     13.400     0.000
 801109216    n/a      DAYTON KEITH D             NY             27,250.00     11.050     0.000
 801109430    n/a      JEROZAL EDWARD R           NY             61,500.00     10.500     0.000



                                                                                  Page 20 of 44

                                        ALLIANCE FUNDING

                                A division of Superior Bank FSB

                  Loans Funded and Available for Sale to 1998-3 as of 9/22/98


  Orig     Servicing                                              Current       Note
 Account    Account    Name                      State           Principal      Rate     Margin
-----------------------------------------------------------------------------------------------
 801109547    n/a      TAVERAS JUAN               NJ             20,500.00     12.500     0.000
 801109950    n/a      ROLLINS DOROTHY            NJ             36,000.00     10.750     0.000
 801110057    n/a      CASE MARK A                NJ            120,000.00      8.875     0.000
 801110545    n/a      REED MICHAEL               CO             29,500.00     10.400     0.000
 801110693    n/a      JACK FITZGERALD            DC             68,000.00      9.550     0.000
 801110792    n/a      DUNN ANNIE MAE             NC             61,600.00     10.950     0.000
 801110917    n/a      METELUS DIEUSEUL           NJ            115,000.00     10.900     0.000
 801110933    n/a      GIOIELLI ROBERT M          NY             15,000.00     11.100     0.000
 801110958    n/a      HALL BLENDA                FL             31,450.00     11.300     0.000
 801111659    n/a      RENAUD DELLA               FL             23,100.00     10.650     0.000
 801111774    n/a      ROBERTS BERNADETTE         NY            200,000.00     14.900     0.000
 801111782    n/a      DRAGON SR WAYNE W          NY             56,000.00      8.000     0.000
 801111949    n/a      KNOEBEL KIMBERLY J         CO            101,600.00      8.400     0.000
 801111980    n/a      HALSTED N DAVID            ID             29,791.00     11.500     0.000
 801112392    n/a      POPE RUBY J.               OH             64,600.00      9.900     0.000
 801112624    n/a      STEPHENS THOMAS            NY             74,000.00      9.750     0.000
 801112863    n/a      SOKOLOWSKI CULLEN T        FL             37,200.00     11.400     0.000
 801112939    n/a      DOWNS GARY                 IN             37,850.00     10.850     0.000
 801113010    n/a      FERGUSON MELVIN D          TN            114,750.00      9.250     0.000
 801113119    n/a      SINGH GEORGE               PA             31,850.00      9.900     0.000
 801113192    n/a      CALLAHAN JR. JAMES A.      FL             28,000.00      8.250     0.000
 801113390    n/a      GASALBERTI TONY            NJ            200,000.00     12.250     0.000
 801113705    n/a      WYCHE BARBARA D            MD             38,250.00     11.800     0.000
 801113721    n/a      CHEERY VICKI               NJ             90,000.00     11.300     0.000
 801113804    n/a      NEWSOM JR CHARLES L        GA             96,600.00      9.500     0.000
 801114190    n/a      CUPPS JAMIE L              OH             32,000.00      9.900     0.000
 801114299    n/a      BUTLER JOYCE R             MD             31,150.00     10.650     0.000
 801114356    n/a      NEAL BETTY                 MI             31,500.00     10.450     0.000
 801114877    n/a      BISHOP MARILYN Y           IL            120,000.00     14.350     0.000
 801114893    n/a      ROBERSON MATTIE            OH             43,200.00     10.850     0.000
 801114968    n/a      NORVELL JR FORREST LEE     IL            117,000.00      9.750     0.000
 801115981    n/a      DITULLIO ALGORE            PA             31,875.00     10.950     0.000
 801116153    n/a      PELCZYNSKI DENNIS          PA            100,000.00     10.400     0.000
 801116377    n/a      DITULLIO ALGORE            PA             48,750.00     10.950     0.000
 801116385    n/a      DITULLIO ALGORE            PA             35,250.00     10.950     0.000
 801116435    n/a      TONEY JAMES                MD             68,000.00      8.950     0.000
 801116468    n/a      LEATHERMAN EUGENE          NC             39,950.00      9.150     0.000
 801117094    n/a      MCCULLOUGH LOUISIANA       GA             30,000.00     11.700     0.000
 801117151    n/a      CARABALLO MARIA            OH             39,000.00      9.250     0.000
 801117722    n/a      WOODBURY BRIZIDA C         UT             15,000.00     12.400     0.000
 801118092    n/a      DIEZ JOHN A                NJ             82,450.00     10.750     0.000
 801118423    n/a      MANIVONG SENGPHET S        CA             40,000.00     11.850     0.000
 801118456    n/a      PETRO ALBERT M             MI            231,200.00     12.200     0.000
 801118498    n/a      BLAKELY LINDA L            NV             33,190.00     11.100     0.000
 801118696    n/a      BERULIS DEBRA A            FL             37,000.00     13.600     0.000
 801119215    n/a      HILFIGER DENNIS D          PA             65,250.00     13.000     0.000
 801119405    n/a      COPENHAVER CARL W          FL             38,000.00      9.900     0.000
 801119827    n/a      TURNER DAVID C             PA             72,380.00     10.050     0.000
 801119959    n/a      OLSON GREGORY              MA             35,000.00     12.850     0.000
 801120080    n/a      STRAIGHT PROPER            NY            145,000.00     12.350     0.000
 801120379    n/a      PETERS ALBERT E            PA             46,000.00      9.150     0.000
 801120866    n/a      MILLER CORNELIUS N         OH             97,700.00      8.900     0.000
 801121138    n/a      SARTO JAMES P              TN             81,700.00      8.990     0.000
 801121187    n/a      DAVIS EUGENE               NY            183,750.00     10.990     0.000
 801121385    n/a      SOUTHER CLIFFORD           GA             29,500.00     10.650     0.000
 801121443    n/a      KELLY ARTHUR               MD             30,800.00     11.250     0.000
 801121492    n/a      MESAS HECTOR               OH             72,000.00     10.650     0.000
 801121567    n/a      KUMAR RISHI                CA            110,700.00     10.250     0.000
 801121872    n/a      SZYMCZAK DANIEL B          OH             26,000.00     11.950     0.000
 801121971    n/a      BRENKUS SHARON J           NY             66,000.00     12.850     0.000
 801122011    n/a      FERRELL CARMEN D           OH             22,400.00     11.450     0.000
 801122060    n/a      CALDERON THOMAS            NY             17,500.00     10.850     0.000
 801122250    n/a      CONLAN KEVIN               NY             31,400.00     13.500     0.000



                                                                                  Page 21 of 44

                                        ALLIANCE FUNDING

                                A division of Superior Bank FSB

                  Loans Funded and Available for Sale to 1998-3 as of 9/22/98


  Orig     Servicing                                              Current       Note
 Account    Account    Name                      State           Principal      Rate     Margin
-----------------------------------------------------------------------------------------------
 801122417    n/a      JONES MARION               PA            100,400.00     12.600     0.000
 801122573    n/a      WOLTEMATE III ADAM A       PA             76,000.00      8.750     0.000
 801122763    n/a      SCOTT ROBERT J             PA             22,100.00     12.100     0.000
 801123365    n/a      COSTAGLIOLA LISA           NY             45,000.00     10.450     0.000
 801123688    n/a      HORST RUFUS B              FL             34,200.00     11.150     0.000
 801124496    n/a      WEST LAURIE C              CO             42,000.00     12.500     0.000
 801124520    n/a      SUCKIEL ED                 NJ             71,000.00     12.250     0.000
 801124660    n/a      MOORE JERRY G              FL             27,530.00      9.650     0.000
 801124678    n/a      SEARA ANTHONY J            NY            139,500.00      9.375     0.000
 801124876    n/a      GLADEN MICHELE             PA             22,400.00      9.750     0.000
 801125253    n/a      ESTRADA VIRGINIA           FL             44,000.00     10.350     0.000
 801125725    n/a      BAKER MICHAEL J            PA             79,050.00     11.350     0.000
 801125832    n/a      CALDWELL ANTHONY           MO             24,500.00     10.700     0.000
 801125980    n/a      RINGQUIST ALDEN E          MA             55,000.00     11.000     0.000
 801126038    n/a      FLORESTAL JOLIVERT         NY            130,500.00     10.950     0.000
 801126178    n/a      MONTES MARCIAL             NJ            134,100.00     10.900     0.000
 801126277    n/a      DIXON ROY A                DE             95,000.00     10.450     0.000
 801126665    n/a      TAANK SURYAKANT B          GA             15,000.00     11.300     0.000
 801127028    n/a      NICODEMUS ROBERT M         CT             35,000.00     10.650     0.000
 801127507    n/a      KIM DOHYUN                 NY             20,000.00     10.600     0.000
 801127747    n/a      SEBASTIAN JOY              MI             62,200.00     11.500     0.000
 801127895    n/a      BERTHOLD WAYNE L.          FL             16,820.00     12.850     0.000
 801127911    n/a      THOMAS ALEX                FL             24,700.00     12.590     0.000
 801128125    n/a      KESSLER ERIC               FL             75,200.00     11.600     0.000
 801128166    n/a      KNIGHT EULA                FL             24,000.00     11.600     0.000
 801128364    n/a      OBRIEN THOMAS              NY            146,250.00      9.650     0.000
 801128828    n/a      SALEH ANTHONY              NY            364,500.00     11.450     0.000
 801130147    n/a      ST PIERRE ANTIA JUNE       FL             23,500.00      9.400     0.000
 801130436    n/a      KILSON FRANCIS             PA             68,625.00     10.900     0.000
 801130618    n/a      PRICE VINCENT              MD             65,600.00     12.600     0.000
 801130790    n/a      ROBERTSON JAMES G          NC            130,500.00      8.100     0.000
 801130816    n/a      CARTER BOBBY               NC             52,200.00     11.700     0.000
 801130907    n/a      GUZMAN GLADYS              FL             16,000.00     11.350     0.000
 801131053    n/a      HOWARD LYNN                FL             72,250.00     10.850     0.000
 801131111    n/a      BEDGOOD LARRY V            FL             59,500.00     10.500     0.000
 801131442    n/a      BOYKIN IDA R               FL             10,000.00     11.250     0.000
 801131475    n/a      GUTIERREZ JO ANN           NY            184,450.00     11.900     0.000
 801131988    n/a      WARHURST MARK L            ID             20,100.00     11.700     0.000
 801132051    n/a      DELANO LYNN                FL            200,000.00     10.100     0.000
 801132259    n/a      MIMS MARY                  NY             59,500.00      9.950     0.000
 801132333    n/a      CINELLI ANTHONY A          NY             37,500.00     11.900     0.000
 801132341    n/a      JENKINS SUSAN              WV             85,500.00     10.650     0.000
 801132606    n/a      STEENBURN CARL J           NY             28,000.00      9.300     0.000
 801132770    n/a      POLLARD WALTER             NJ             76,500.00     10.700     0.000
 801133059    n/a      LESYK ALEXANDER            NY             41,400.00     10.300     0.000
 801133216    n/a      TABET GERALD S             NM             53,500.00     12.900     0.000
 801133497    n/a      WALLER MARK T              OR             86,500.00     12.450     0.000
 801133752    n/a      HALLAHAN PAUL V            PA             42,700.00     10.400     0.000
 801134156    n/a      RUSSO SALVATORE            NJ            158,950.00     12.750     0.000
 801134164    n/a      SNODGRASS BILLIE S         PA             28,800.00     11.200     0.000
 801134230    n/a      PSOLKA COREY J             PA             85,300.00      9.950     0.000
 801134552    n/a      TENUT RANDALL J            TN             39,300.00     11.500     0.000
 801134719    n/a      DAODU AYODELE              DC            124,100.00     11.250     0.000
 801135278    n/a      CRANT ELLIS W              FL             23,100.00     10.750     0.000
 801135450    n/a      WILLIAMS STANLEY           PA             64,000.00     12.350     0.000
 801135476    n/a      GIANNUZZI GEORGE           FL             31,200.00     10.700     0.000
 801135575    n/a      LAMPHEAR GARY A            NY             37,287.00     10.050     0.000
 801135583    n/a      MACK DANIEL R              NY             32,000.00      9.050     0.000
 801135765    n/a      BOND F GEORGE              GA             64,500.00      8.650     0.000
 801136078    n/a      SMITH EVA GROVES           NY            139,980.00      9.200     0.000
 801136219    n/a      BREWER DARRELL L           FL             24,350.00     11.550     0.000
 801136284    n/a      KAMMES DAVID L             IL             45,600.00     11.250     0.000
 801137100    n/a      PETE ROBERT                OH             52,000.00      7.300     0.000



                                                                                  Page 22 of 44

                                        ALLIANCE FUNDING

                                A division of Superior Bank FSB

                  Loans Funded and Available for Sale to 1998-3 as of 9/22/98


  Orig     Servicing                                              Current       Note
 Account    Account    Name                      State           Principal      Rate     Margin
-----------------------------------------------------------------------------------------------
 801137365    n/a      GUSS NANCY HARRISON        GA             47,000.00     12.750     0.000
 801137456    n/a      DOAN THANH CONG            VA            111,900.00      9.150     0.000
 801137555    n/a      WHITEHEAD ANDREW           NJ            158,000.00     10.990     0.000
 801137985    n/a      ANDERSON JASON E           NY             27,750.00     12.650     0.000
 801138132    n/a      MAROON CHRIS               CT             35,000.00     10.650     0.000
 801138397    n/a      DONEVSKI LINDA             AZ            120,000.00     10.000     0.000
 801138488    n/a      KING SANDRA                NY            175,000.00     12.350     0.000
 801138793    n/a      DYCHES CLAUDE              SC             32,200.00     11.600     0.000
 801138827    n/a      ZACK FREDERICK J           FL            104,000.00      9.600     0.000
 801138967    n/a      ELLIS DONNA N              NY             40,000.00      9.300     0.000
 801139619    n/a      MAROON CHRIS               CT             45,000.00     11.500     0.000
 801139643    n/a      FRED II V. ALLEN           FL             59,500.00      8.000     0.000
 801139916    n/a      STRINGER GAIL M            MI             53,550.00      9.000     0.000
 801139973    n/a      LARGE JAROME KEITH         SC             36,000.00     12.100     0.000
 801140211    n/a      PRENDIZ MICHAEL T          TX             39,000.00      8.000     0.000
 801140245    n/a      WRIGHT ANDREW              GA             41,100.00     10.375     0.000
 801140260    n/a      MCMAHON ROSALIND J         TX             47,550.00      8.000     0.000
 801140302    n/a      GAVIS GUS                  AZ             82,500.00     10.450     0.000
 801141136    n/a      GOLDEN PETER F             CT            174,000.00      8.500     0.000
 801141615    n/a      MC CUIN WILLIAM G          TN             37,800.00     10.850     0.000
 801142043    n/a      FRANKS JR LUCIUS J         PA             25,000.00     10.350     0.000
 801142357    n/a      URIBE FERNANDO             IL            117,000.00     11.450     0.000
 801142373    n/a      JOHANSEN FRED              NY             20,500.00     12.600     0.000
 801142480    n/a      LOVELACE JR LEROY          GA            340,000.00      9.000     0.000
 801142951    n/a      HARRINGTON MICHAEL         NY             43,865.00     10.450     0.000
 801143090    n/a      BASILE JOSEPH              NY             39,500.00      9.700     0.000
 801143991    n/a      KNAPP JOSEPH               PA             83,968.00      9.750     0.000
 801145293    n/a      USKO DENNIS E              PA             76,900.00      7.500     0.000
 801145442    n/a      DI MARE LESLEY             AZ             45,900.00     11.275     0.000
 801145475    n/a      JACOX NAVANISKA E          MN             54,000.00      9.200     0.000
 801145640    n/a      WARRENFELTZ IRENE M        PA             30,000.00     12.000     0.000
 801145699    n/a      KOPREN WAYNE R             FL             40,280.00     10.150     0.000
 801145723    n/a      DYE MARGARET E             NJ             79,050.00     13.000     0.000
 801145822    n/a      CUEVAS RUDOLPH             CA             16,000.00     11.900     0.000
 801146028    n/a      KIRK JOYCE LYNN            FL             41,500.00     10.950     0.000
 801146077    n/a      ARMSTRONG TROY             AR             30,600.00     10.850     0.000
 801146184    n/a      BRISKEY DALE G             MI             26,300.00     11.625     0.000
 801146929    n/a      THODE ANN                  SC             78,300.00     11.100     0.000
 801147026    n/a      CROSSWELL DELROY           NY             40,000.00     12.800     0.000
 801147554    n/a      WOODWARD MICHAEL W         IL             15,000.00      9.950     0.000
 801150624    n/a      HARDY PATRICK G            TX             86,400.00      9.650     0.000
 801150947    n/a      KNOTTS III GEORGE W        NY             17,800.00     11.990     0.000
 801151861    n/a      BOAZMAN GEORGE             FL             52,500.00     11.650     0.000
 801152547    n/a      TRACY PAULA L              PA             62,000.00      8.900     0.000
 801153586    n/a      LOUCAO JOE M               CA             75,000.00     10.650     0.000
 801154113    n/a      ROBBINS ROSEMARIE          MA             64,175.00      9.550     0.000
 801154337    n/a      TERRY PATRICIA             OH             56,900.00      8.900     0.000
 801156142    n/a      PIARD SIL P                NY             17,213.00     12.850     0.000
 801156811    n/a      WETTER KARL                NY             22,500.00     11.600     0.000
 801157785    n/a      DOOLING ELIZABETH J        CT             68,000.00     10.550     0.000
 801157926    n/a      TAULBEE JAMES S            FL             45,500.00      9.450     0.000
 801158072    n/a      CHOI JUDY SUN              NV             33,400.00     11.650     0.000
 801159377    n/a      MCCUBBIN LISA              FL             55,000.00      8.400     0.000
 801159385    n/a      WHYTE OGA SOPHIE           FL             60,000.00      7.900     0.000
 801159443    n/a      MAHAFFEY JOHN M            TX             47,550.00      8.000     0.000
 801159450    n/a      SIMONETTI JOHN R           FL             54,450.00      9.150     0.000
 801159708    n/a      SCHUMACHER GERALD JOSEPH   TX             39,000.00      8.250     0.000
 801160383    n/a      CIMINO JAMES J             NY             39,000.00      9.950     0.000
 801160649    n/a      NOWACZYK CARLEEN           WI             80,600.00      9.150     0.000
 801160763    n/a      HADLEY DONALD A            UT             16,200.00     10.650     0.000
 801160771    n/a      SCHOLZ CHRISTOPHER         NY             21,800.00      9.550     0.000
 801163916    n/a      BALTIMORE RODNEY           NY            499,750.00      9.200     0.000
 801164385    n/a      NEWMAN LUKE R              OR             12,000.00     11.350     0.000



                                                                                  Page 23 of 44

                                        ALLIANCE FUNDING

                                A division of Superior Bank FSB

                  Loans Funded and Available for Sale to 1998-3 as of 9/22/98


  Orig     Servicing                                              Current       Note
 Account    Account    Name                      State           Principal      Rate     Margin
-----------------------------------------------------------------------------------------------
5100021137    n/a      BARKER JAMES H             MI             87,200.00      8.500     0.000
5100021285    n/a      WOOD DAVID ARTHUR          MI             45,900.00      9.625     0.000
5100021301    n/a      WALLACE GAROLD L           WA             57,600.00     10.625     0.000
5100021327    n/a      DAVILA FRANCIS             CT             40,700.00      8.375     0.000
5100021343    n/a      MCKAY PETER F              MA             52,300.00     11.375     0.000
5100021350    n/a      HILDRE BEVERLY             ND            109,600.00     11.490     0.000
5100021616    n/a      NELSON JAMES L             MI             12,500.00     10.375     0.000
5100021707    n/a      NEWBERN JAMES MARSHALL     MI            156,100.00      7.750     0.000
5100021848    n/a      SATO MICHALE J             WA             22,600.00      9.875     0.000
5100022135    n/a      SMITH LESLIE H             MI             50,300.00     10.875     0.000
5100022150    n/a      ADOLPHSON KYLE M           ND             85,400.00     10.875     0.000
5100022168    n/a      OLIVIA FLAKE CATHERINE     MI             24,000.00      8.625     0.000
5100022317    n/a      MINSHULL CLAYTON R         WA             24,400.00      9.875     0.000
5100022325    n/a      MURRAY LESLIE S            MI            100,900.00      9.990     0.000
5100022333    n/a      MULLEN DIANA L             ND             63,700.00     10.875     0.000
5100022366    n/a      LUTES CHARLES PATRICK      MI             36,700.00     10.375     0.000
5100022374    n/a      CUTTERIDGE BONNIE R        OR             44,400.00      8.125     0.000
5100022465    n/a      SULLIVAN KATHLEEN F        MA             57,100.00     12.125     0.000
5100022713    n/a      GANNON SR ERNEST E         MI             76,800.00     10.875     0.000
5100022721    n/a      ALTON WALTER L             WA             22,400.00     11.490     0.000
5100022739    n/a      FRYE SR BRIAN E            MI             18,400.00     12.125     0.000
5100023042    n/a      CLANTON ANNA M             ID             14,700.00     11.750     0.000
5100023059    n/a      BLACKBURN BARBARA C        WA             48,500.00     11.125     0.000
5100023067    n/a      REYES SHIRLEY              WA            126,400.00      8.400     0.000
5100023083    n/a      AXELROD DONALD L           MA             56,800.00      8.125     0.000
5100023331    n/a      WILES GARY C               MI             46,600.00      8.500     0.000
5100023349    n/a      MILLER JOHN A              SD             25,300.00     10.875     0.000
5100023356    n/a      HAUG WILLIAM G             MA            108,200.00     10.025     0.000
5100023620    n/a      RAYMOND PAUL               CT             22,400.00     11.775     0.000
5100023638    n/a      CLAYTON JUDY ANN           MI             19,600.00     12.625     0.000
5100023646    n/a      LEONARD LINDA J            MA             21,400.00     10.375     0.000
5100023653    n/a      WILKE PETER B              SD            205,500.00      9.990     0.000
5100023661    n/a      FEOLE SHARLEEN             MA             26,200.00     12.125     0.000
5100023679    n/a      GERWIG JR JOHN E           WA             23,500.00     10.125     0.000
5100023687    n/a      THARP DAVID L              WA            137,700.00     10.375     0.000
5100023919    n/a      STEBBINS MICHAEL W         WA             54,400.00     10.625     0.000
5100023927    n/a      FARRIER DIANNE K           OR             28,700.00      9.875     0.000
5100023935    n/a      WILSON ROBERT L            MI             92,800.00     10.125     0.000
5100023943    n/a      WORD TERRY L               WA             56,300.00     10.775     0.000
5100023950    n/a      SUTHERLAND MATTHEW F       MI             73,600.00     11.375     0.000
5100024156    n/a      TYCKSEN LELAND S           OR             13,700.00     10.875     0.000
5100024198    n/a      MEDEIROS FERNANDO J        MA             35,200.00     10.525     0.000
5100024214    n/a      DUFOUR ROBERT              MA             96,800.00      7.625     0.000
5100024248    n/a      JOHNSON JEANNETTE R        CT             81,200.00      8.250     0.000
5100024255    n/a      FEUCHT JOHN F              WA             21,800.00     11.490     0.000
5100024263    n/a      CABELL JR WILLIAM WIRT     OK             18,400.00     10.875     0.000
5500002976    n/a      THAXTON JOSEPH             NY             92,600.00      9.000     0.000
5500003081    n/a      MILLER C LYNNE             FL             61,800.00      8.875     0.000
5500003115    n/a      TURNER CHARLES H           FL             26,800.00     10.375     0.000
5500003172    n/a      BEVINS ROBERT              FL             22,900.00     10.375     0.000
5500003263    n/a      MISSEL GERALD R            NY             43,200.00     11.375     0.000
5500003271    n/a      NEURATH ROBERT T           FL             57,600.00      9.875     0.000
5500003297    n/a      LEWIS JOHN                 FL             51,500.00     10.275     0.000
5500003347    n/a      CREARY LEAFORD A           FL             23,300.00     12.490     0.000
5500003404    n/a      MILLER LINDA J             NY             47,400.00      8.500     0.000
5500003412    n/a      MURPHY KATHLEEN M          NY             25,600.00     10.375     0.000
5500003420    n/a      SCHAAFF MELBA V            FL             30,700.00      8.750     0.000
5500003438    n/a      SORRELL FREDIA A           FL             69,900.00     10.375     0.000
5500003479    n/a      KING MAURICE P             PA             53,800.00     11.000     0.000
5500003487    n/a      KILMER JOHN F              NY             45,500.00      8.875     0.000
5500003529    n/a      JOHNSON ALBERT O           FL             99,600.00      9.625     0.000
5600005572    n/a      ASPINALL WILLIAM FRANCIS   TN             33,800.00      9.000     0.000
5600005697    n/a      CARLSON RICHARD R          FL             64,300.00      9.875     0.000



                                                                                  Page 24 of 44

                                        ALLIANCE FUNDING

                                A division of Superior Bank FSB

                  Loans Funded and Available for Sale to 1998-3 as of 9/22/98


  Orig     Servicing                                              Current       Note
 Account    Account    Name                      State           Principal      Rate     Margin
-----------------------------------------------------------------------------------------------
5600005945    n/a      ALRED ROBERT D             FL             87,800.00     10.525     0.000
5600006034    n/a      HEUMANN DENISE             WI             70,600.00      9.875     0.000
5600006059    n/a      GRANT ROBERT L             GA             19,600.00     10.375     0.000
5600006083    n/a      TOWNSEND VIRGINIA L        TN             23,600.00     10.775     0.000
5600006109    n/a      SMITH MICHAEL S            WI             12,000.00     11.125     0.000
5600006398    n/a      AULWES WILLIAM E           WI             95,200.00      9.375     0.000
5600006455    n/a      MITCHELL WILLIAM G         TN             86,100.00      9.875     0.000
5600006521    n/a      HICKS WILLIAM R            TN             47,200.00     12.375     0.000
5700002131    n/a      HARMON MICHELLE            UT             66,100.00     11.250     0.000
5700002255    n/a      MORGAN MICHAEL D           AZ             88,100.00      8.250     0.000
5700002370    n/a      BURBICK STEPHANIE          OH             18,300.00     11.375     0.000
5700002388    n/a      MARTENS STEVEN D           MI            139,800.00     10.375     0.000
5700002396    n/a      DAHMS WANDA L              SD             79,000.00     11.625     0.000
5700002404    n/a      DESIMONE ERIN D            FL             82,800.00     10.625     0.000
5700002420    n/a      TAYLOR MARLEA K            OH             22,800.00     10.775     0.000
5700002446    n/a      SUTHERLAND ROGER L         MI             26,700.00     14.250     0.000
8000006455    n/a      OVERFELT C A               TX             54,000.00      9.410     0.000
8000007347    n/a      MELENDEZ BYROM GLORIA      TX             30,000.00     13.940     0.000
8000008758    n/a      MCNEILL WILLIAM            NE             44,000.00     13.250     0.000
8000011778    n/a      GIBSON ANNA MARIE          LA             15,000.00     12.740     0.000
8000014434    n/a      SYKES EPHRAIM JR.          TX             28,000.00     11.500     0.000
8000015555    n/a      BRYANT DEREK               NC             41,400.00     10.550     0.000
8000016108    n/a      MARTINEZ DANIEL            TX             64,000.00      8.190     0.000
8000018708    n/a      WILLIAMS JAMES G.          IL            136,800.00      9.900     0.000
8000019680    n/a      WILLIAMS JAMES E.          TX             32,000.00     13.440     0.000
8000021538    n/a      CARMICHAEL BETTYE C        MS             61,500.00     10.750     0.000
8000021991    n/a      COPELAND MORTON J          NJ             65,000.00      9.650     0.000
8000022452    n/a      DAVIS BERTHA ANN           PA             16,000.00     12.750     0.000
8000023138    n/a      RICO DALE                  TX             24,900.00     12.810     0.000
8000023377    n/a      HOLSINGER PATRICK          NC             16,500.00      9.310     0.000
8000023658    n/a      NIESTER ANTHONY CONRAD     MI            122,100.00      8.900     0.000
8000024474    n/a      FRANCES CARLOS             WV             30,000.00     11.040     0.000
8000024680    n/a      MAHNOOD AHMED              NY             33,200.00     12.940     0.000
8000025562    n/a      REIFF JEROME               NY             29,000.00      9.650     0.000
8000025869    n/a      SIMMS JAMES FREDERICK      LA             22,800.00     11.550     0.000
8000026354    n/a      HIGGINBOTHAM BRYON L.      PA             69,000.00      9.050     0.000
8000026560    n/a      BOUNTINAS JOHN             NY            235,800.00     10.150     0.000
8000026933    n/a      HARRIS DAVID S.            DE             63,900.00     10.550     0.000
8000027154    n/a      JOHNSON RHONDA             PA             46,500.00     10.550     0.000
8000028020    n/a      WOLFORD JAMES A.           WV             59,900.00     12.290     0.000
8000028756    n/a      ERICKSON LARRY J.          ND             18,700.00     12.240     0.000
8000028871    n/a      WHITE LARRY N.             SC             12,000.00     11.550     0.000
8000029200    n/a      HUGHES LAWRENCE            IL            160,000.00      8.400     0.000
8000029234    n/a      ROBINSON ANNIE F           FL             42,100.00     10.050     0.000
8000029325    n/a      QUEGLIETTA RICHARD         NY             83,500.00     12.150     0.000
8000029739    n/a      DAILS TOMMY LEE            NJ             40,000.00      8.750     0.000
8000029887    n/a      WOJCIK PAUL K              GA             81,000.00     10.400     0.000
8000030182    n/a      HOUSTON ELTON              IL             70,000.00      8.400     0.000
8000030554    n/a      BITTNER MARY K             PA             44,000.00      8.650     0.000
8000031495    n/a      RANACHOWSKI TERI           IL             30,900.00     11.550     0.000
8000031818    n/a      SPONAUGLE THEODORE B.      WV             55,000.00     11.150     0.000
8000031925    n/a      ROWLAND JOHN W             MO             69,700.00      8.800     0.000
8000032642    n/a      DAUER DONALD J.            OH             90,000.00      9.460     0.000
8000033533    n/a      WESTMORELAND MICHAEL L     IN             44,000.00     10.050     0.000
8000033574    n/a      WESTMORELAND MICHAEL L     IN             48,000.00     10.050     0.000
8000033608    n/a      WESTMORELAND MICHAEL L     IN             40,000.00     10.050     0.000
8000033707    n/a      PARKER STEPHEN             MS             14,800.00     12.310     0.000
8000034291    n/a      REINWALD JOHN J.           IL             34,000.00     10.460     0.000
8000034317    n/a      HOLLAND RANDY D.           IN            102,000.00     11.790     0.000
8000035082    n/a      DELGADO DANIEL             NY            180,500.00      8.400     0.000
8000036163    n/a      JOPPA CHRISTIAN            IL             15,000.00     10.460     0.000
8000036718    n/a      TAYLOR ROBERT W            IL            197,000.00      8.550     0.000
8000036759    n/a      HICKS SANDRA               IL             67,200.00      9.920     0.000



                                                                                  Page 25 of 44

                                        ALLIANCE FUNDING

                                A division of Superior Bank FSB

                  Loans Funded and Available for Sale to 1998-3 as of 9/22/98


  Orig     Servicing                                              Current       Note
 Account    Account    Name                      State           Principal      Rate     Margin
-----------------------------------------------------------------------------------------------
8000038433    n/a      SIERRA ELLA                IL             11,200.00     11.650     0.000
8000038466    n/a      KELLEY ALBERT A            FL             22,000.00      9.900     0.000
8000041536    n/a      COPELAND LAVERNE           GA             36,000.00     10.300     0.000
8000042724    n/a      CUFFEL ANDREW D            SC             63,000.00     11.790     0.000
8000042815    n/a      YETS CARY                  IL            184,000.00     10.340     0.000
--------------------------------------------------------------------------
Group Total                                                  40,164,021.00


SUB-POOL 2  -  LOANS THAT ARE APPROVED BUT NOT YET SET TO CLOSE
---------------------------------------------------------------
 800800294    n/a      MEADOW LLC FRESHFIELD      CT            240,000.00     11.950     0.000
 800802563    n/a      MEADOWS LLC FRESHFIELD     CT            340,000.00     11.950     0.000
 800809840    n/a      LEDGER REALTY L DUNSTABLE  NH            892,000.00     11.600     0.000
 800897191    n/a      DIORIO JOHN                NY             41,000.00     13.250     0.000
 800900342    n/a      VELAZQUEZ JORGE L          NY             20,000.00     10.950     0.000
 800900383    n/a      ALBERTO ROSA               PA             35,700.00     13.500     0.000
 800901423    n/a      COOPER RICHARD             SC             36,000.00     11.450     0.000
 800901779    n/a      WALTHERS LESLIE KENT       WA             81,000.00     11.450     0.000
 800907123    n/a      CHU LINDA                  NY             42,650.00     12.650     0.000
 800908188    n/a      DOVE STANLEY               NY            144,000.00     10.900     0.000
 800908972    n/a      LEAL JR JOE M              TX             55,600.00      9.300     0.000
 800912685    n/a      PEREZ EMILIANO             NY             30,000.00     11.950     0.000
 800914319    n/a      KALIN SR ROBERT F          MA            190,000.00     10.350     0.000
 800917403    n/a      ANDERSON TODD              NY             80,750.00     12.650     0.000
 800918542    n/a      BROWN KELLERCEAL           SC            146,400.00     12.450     0.000
 800918682    n/a      TIJERINO FELIX             NJ            130,500.00     10.990     0.000
 800920977    n/a      DISHROON WALTER E          GA             66,450.00     13.050     0.000
 800921082    n/a      PRICE JOHNNIE              GA             73,015.00     12.250     0.000
 800922841    n/a      SWICICKI KAREN L           NY             30,000.00     10.725     0.000
 800923062    n/a      SEARIGHT DANIEL L          PA             94,500.00     11.100     0.000
 800925869    n/a      MAHONEY-LASHWAY NOREEN
                        VERONIC                   NY             71,000.00     10.200     0.000
 800926917    n/a      FORD DEBORAH               NY             20,500.00     13.000     0.000
 800928921    n/a      THOMPSON REBECCA M         PA             38,165.00     12.000     0.000
 800929812    n/a      WILLIAMS DAVID A           NY             60,200.00     11.500     0.000
 800931479    n/a      PHILLIPS STEPHEN M         NJ             96,000.00     12.950     0.000
 800931719    n/a      BIELSKIE WALTER L          PA            111,150.00      9.650     0.000
 800932311    n/a      DUHART LAUREN              CT             31,500.00     10.700     0.000
 800932535    n/a      RICANY JULIA B             NJ             18,170.00     11.700     0.000
 800933939    n/a      REEVES LORENA M            PA             38,250.00     11.300     0.000
 800937203    n/a      WALKER MICHAEL             SC             43,500.00     14.100     0.000
 800937476    n/a      WARRINGTON VECCY E         DE             72,900.00     11.000     0.000
 800938268    n/a      DOHERTY III JAMES J        NJ             60,000.00     10.800     0.000
 800938490    n/a      GOODWIN JEFF               SC             36,000.00     12.900     0.000
 800938979    n/a      THOMAS GEORGE              NY             69,700.00     12.750     0.000
 800939100    n/a      WEINGARTEN GIDEON          NJ            137,600.00     11.850     0.000
 800939290    n/a      BLISS PAUL                 NY             44,800.00     11.500     0.000
 800940199    n/a      BENNER AURORA M.           MI             54,600.00     12.350     0.000
 800940967    n/a      LAMBERT EDDIE J.           NJ             97,000.00     11.750     0.000
 800942450    n/a      MCCOLLUM ANTONETTE D       NY             36,000.00     12.000     0.000
 800944522    n/a      RILEY WALTER               GA             54,000.00      9.750     0.000
 800945354    n/a      ALEXANDER CHARLES          NJ            180,000.00     11.400     0.000
 800948978    n/a      FERENTINO JOSEPH           NJ            160,000.00     12.150     0.000
 800950479    n/a      CONNORS JAMES M            NH             43,000.00     11.200     0.000
 800950859    n/a      ROUSH DANIEL R             AZ             21,213.00     12.400     0.000
 800952525    n/a      AKINS LENA M               OH             44,000.00     11.950     0.000
 800956823    n/a      HONZA SUSAN K              MN             17,129.00      9.875     0.000
 800957250    n/a      EVANS LORI A               PA            109,650.00     12.400     0.000
 800957839    n/a      BLAND JANEESE M            IL             54,400.00     13.990     0.000
 800958316    n/a      DOOLEY JOHN                GA             36,400.00     11.950     0.000
 800958753    n/a      BRODER LAUREN S            NH             18,500.00     13.250     0.000
 800959124    n/a      HINTERSTEIN EDWARD         PA             39,275.00     10.400     0.000
 800959298    n/a      KHAN MOHAMMED              NY            160,000.00     10.500     0.000
 800961492    n/a      KOUTRAKOS PANAGIOTIS       NY            202,500.00     11.450     0.000
 800961609    n/a      ROBINSON STEVE             GA             14,000.00     11.950     0.000
 800965477    n/a      GUZMAN JUAN A              GA             30,800.00     13.550     0.000


                                                                                  Page 26 of 44

                                        ALLIANCE FUNDING

                                A division of Superior Bank FSB

                  Loans Funded and Available for Sale to 1998-3 as of 9/22/98


  Orig     Servicing                                              Current       Note
 Account    Account    Name                      State           Principal      Rate     Margin
-----------------------------------------------------------------------------------------------
 800966657    n/a      HERNANDEZ ESTEBAN M        UT             27,828.00     14.250     0.000
 800968513    n/a      UGORJI ANASTASIA           NJ             56,000.00     13.100     0.000
 800970253    n/a      SWENSON CHARLES G          NJ             49,000.00     10.100     0.000
 800970840    n/a      CARTER PATRICIA            DE             60,000.00      9.950     0.000
 800971152    n/a      PUGH MARY A                MD             55,000.00      8.000     0.000
 800971400    n/a      BROWN RODNEY  D            GA             42,000.00     10.950     0.000
 800972317    n/a      VIVES, MD ADRIANA          NY            100,800.00     10.200     0.000
 800974610    n/a      FELIPE EUSTORGIO           NY             50,000.00      9.300     0.000
 800974982    n/a      OLCESE ALBERTO             NY             18,000.00     11.500     0.000
 800975120    n/a      ARGYROS NICKOLAS           NY             61,581.00     13.250     0.000
 800975245    n/a      ALBARADO SR STEVE          CT            150,875.00     12.150     0.000
 800975286    n/a      SMITH DIXON                MI             90,000.00     12.150     0.000
 800976243    n/a      WEEKES ANN MARIE           NY             39,000.00     11.450     0.000
 800978090    n/a      BORRIELLO FRANK J          MA             34,300.00     10.100     0.000
 800978249    n/a      BORRIELLO FRANK J          MA             30,100.00     10.100     0.000
 800978454    n/a      DUDLEY ROBERT  H           GA             32,000.00     13.750     0.000
 800980047    n/a      HYUN BYUNG KI              MD             51,000.00     11.100     0.000
 800980559    n/a      MATHEWS VIRGINIA           MI             16,400.00     14.250     0.000
 800980740    n/a      PORTER WILLIAM E           MA            115,500.00     11.550     0.000
 800982498    n/a      FERERE JUDITH              NY             75,000.00     10.200     0.000
 800983355    n/a      SHEA MICHAEL               NY             55,930.00     10.050     0.000
 800984379    n/a      TABUTEAU LIONEL            NY            134,250.00     11.550     0.000
 800985293    n/a      GARVER DUANE C             MD             12,500.00     11.700     0.000
 800985509    n/a      BREWER ARTHUR W            DE             53,242.00     13.400     0.000
 800986754    n/a      VAN CAMP KAREN LORRAINE    CA             27,625.00     11.650     0.000
 800987075    n/a      VAN CAMP KAREN LORRAINE    CA             14,600.00     11.650     0.000
 800988594    n/a      GUERRERO MARCELINA L       RI             90,000.00     10.350     0.000
 800990863    n/a      GRAHAM CHARLES H           PA             52,000.00      8.900     0.000
 800991374    n/a      WATT SUZETTE               NY            211,500.00     11.450     0.000
 800992919    n/a      PIROLO ANTHONY             NY            264,000.00     10.650     0.000
 800993073    n/a      PEDROSA JR JESUS           NY            171,000.00     11.000     0.000
 800993917    n/a      HINSON DOROTHY F.          SC             63,900.00     11.700     0.000
 800995177    n/a      GORDON JUDITH              CT             33,300.00     11.750     0.000
 800996308    n/a      MEESER LINDA A             NJ             40,000.00     11.100     0.000
 800997033    n/a      ROBINSON MICHAEL           NY             59,150.00      9.750     0.000
 800997595    n/a      WILLIAMS JOHNNY            IN             34,000.00     11.250     0.000
 800997793    n/a      THORNE GEORGE T            PA             74,000.00     10.750     0.000
 800998320    n/a      NICHOLSON JR JOHN PAUL     PA             19,000.00     11.350     0.000
 801000084    n/a      YOO JONG CHUL              NY             60,000.00     12.150     0.000
 801001199    n/a      BLISS PAUL                 NY             44,800.00     11.500     0.000
 801002593    n/a      CORIA MARIE                NY             58,000.00     12.800     0.000
 801003369    n/a      GILMORE VICTORIA           PA             37,350.00     11.500     0.000
 801003864    n/a      PAGES RITA J               PA             38,400.00     10.450     0.000
 801004383    n/a      DIZENZO JAMES              NJ             75,000.00     12.125     0.000
 801004839    n/a      MOOS JR ROBERT             NJ             31,200.00     12.450     0.000
 801004888    n/a      JAMES VICTOR               NY            240,000.00     11.750     0.000
 801010752    n/a      TANCREDI MICHAEL           PA             43,400.00     11.500     0.000
 801011834    n/a      ROBINSON SHARON            PA             32,400.00     10.500     0.000
 801012279    n/a      THORNHILL WINSTON D        NY            120,000.00      8.600     0.000
 801013244    n/a      HARWARD RUSSELL V          UT             30,000.00     11.200     0.000
 801013293    n/a      SEYMOUR MICHAEL S          CA             55,000.00     13.350     0.000
 801013467    n/a      TAHENY KEVIN A             CA             87,000.00     10.750     0.000
 801014671    n/a      QUERRY JR JAMES E          PA             70,200.00     10.950     0.000
 801015272    n/a      ABRAHAM LISA H             PA             45,300.00      9.600     0.000
 801016288    n/a      MORRIS EDWARD L            PA             38,400.00     10.250     0.000
 801017468    n/a      WILBURN MONIQUE            PA             44,800.00     12.600     0.000
 801017807    n/a      LOPEZ GLADYS               GA             20,000.00     12.200     0.000
 801018904    n/a      NGUYEN TUNG N              VA            165,750.00      8.000     0.000
 801019076    n/a      SILBERMAN HERSHEL          NY             40,000.00     12.100     0.000
 801019621    n/a      GOTTLIEB GLORIA D          NJ             38,000.00     12.500     0.000
 801019829    n/a      WOZNIAK DAVID J            NV             18,300.00     11.200     0.000
 801022112    n/a      BRILL GARY                 NY             42,000.00     12.990     0.000
 801022674    n/a      HASHASH NASSER D           NJ             65,750.00     11.900     0.000



                                                                                  Page 27 of 44

                                        ALLIANCE FUNDING

                                A division of Superior Bank FSB

                  Loans Funded and Available for Sale to 1998-3 as of 9/22/98


  Orig     Servicing                                              Current       Note
 Account    Account    Name                      State           Principal      Rate     Margin
-----------------------------------------------------------------------------------------------
 801023243    n/a      POWERS STEVE A             GA             15,100.00     11.700     0.000
 801023342    n/a      FOSCOLO LAURA              NY            468,750.00     10.900     0.000
 801025826    n/a      MCNEILL CHRISTOPHER C      FL             27,600.00     11.600     0.000
 801026246    n/a      FRUIT ROBERT               PA             81,600.00      9.700     0.000
 801029588    n/a      KIM UN SUK                 CA            349,500.00      8.375     0.000
 801031071    n/a      VACCARO SALVATORE          NY            116,000.00      9.990     0.000
 801031618    n/a      GLASKO ANDREW              RI             37,300.00     12.400     0.000
 801031881    n/a      CURTIS JEWEL A             GA             18,000.00     11.150     0.000
 801032814    n/a      STOKES ANNA L              DE             66,000.00      8.400     0.000
 801033457    n/a      BAAS KIMBERLY D.           FL             70,200.00      9.900     0.000
 801034265    n/a      BORTZEL MICHAEL J          PA            108,800.00     12.700     0.000
 801037771    n/a      WASPI JEAN M               NJ             45,000.00     10.750     0.000
 801039702    n/a      ZUCHOWSKI NORBERT          NJ            164,775.00     12.000     0.000
 801039736    n/a      COIA FRANK V               PA             73,500.00      8.250     0.000
 801040635    n/a      HARRIS ROBERT              MD             30,800.00     13.000     0.000
 801042888    n/a      SPENCE ORMOND L            NC            146,700.00     10.950     0.000
 801045469    n/a      PERRY GORDAN A             UT             45,800.00     13.150     0.000
 801046889    n/a      POLLY EMMA J               FL             33,600.00     10.750     0.000
 801047192    n/a      HAUCK MYRTLE M             PA             50,000.00     11.750     0.000
 801050162    n/a      RAYER PAUL D               PA             55,160.00     13.250     0.000
 801050485    n/a      VILLARIN GILBERT           PA             20,000.00     14.250     0.000
 801051566    n/a      BEHRMANN BRIAN             NJ             41,250.00     11.150     0.000
 801051897    n/a      DAPHNIS GUY                NY            116,250.00     12.150     0.000
 801052168    n/a      GOODMAN BARBARA            PA             48,000.00     12.150     0.000
 801053612    n/a      MCLEAN HARRIS              NY            116,800.00     11.000     0.000
 801054263    n/a      CATES JEAN L               NC             64,000.00     13.150     0.000
 801054313    n/a      MEZZOCCHI MICHAEL          NH             37,874.00      9.850     0.000
 801054404    n/a      CARPENTER CHARLIE          NJ             63,000.00     11.779     0.000
 801055641    n/a      HERNANDEZ ROSA I           IL            164,900.00     11.350     0.000
 801057647    n/a      BURI SR STEVE V            NJ             48,365.00     10.900     0.000
 801057696    n/a      OATES EDWARD F             PA             43,500.00     10.500     0.000
 801058710    n/a      SAUNDERS KERMIT N          NJ            136,000.00     11.400     0.000
 801059106    n/a      HAWKINS GLORIA             PA             44,000.00     10.800     0.000
 801059304    n/a      CALLAHAN RONALD            NY            132,000.00     12.250     0.000
 801059817    n/a      PALMISANO ROBERT J         MA             35,000.00      9.950     0.000
 801060195    n/a      MARIN ORALIA               AZ             39,200.00     12.850     0.000
 801061920    n/a      FRAPPIER CRAIG A           MA             26,900.00     13.900     0.000
 801061961    n/a      FIELDS BRENT               NY             35,000.00     11.150     0.000
 801062134    n/a      PFENTNER WILLIAM           NY             57,200.00     10.900     0.000
 801062571    n/a      MPAMAUGO JOSEPH            MD             27,000.00     11.700     0.000
 801064460    n/a      KOBESKY ANTHONY            PA             77,400.00     10.200     0.000
 801065723    n/a      HOLMES MARK                NJ             56,525.00     10.500     0.000
 801067984    n/a      LAURIDSEN JESSICA          NY             48,750.00     11.950     0.000
 801068586    n/a      KUNKOWSKI JOHN             MD            112,000.00     10.650     0.000
 801068982    n/a      BROPHY THOMAS              NY             46,900.00     10.300     0.000
 801069410    n/a      LIMBACH JEFFREY            IN             40,000.00      8.400     0.000
 801069717    n/a      CHIRILLO GARY M            FL             10,200.00     10.650     0.000
 801070004    n/a      ZUBAR ALZIBAR M            NY            196,000.00     11.950     0.000
 801070434    n/a      KEEFE ALAN E               MA             60,000.00      9.200     0.000
 801070566    n/a      LEE BARRY                  NY             24,500.00     11.990     0.000
 801071382    n/a      SUKOSKY CHRISTOPHER        DE             52,000.00      9.800     0.000
 801073040    n/a      OLUKOGBON LADIPO           NY             33,500.00     13.000     0.000
 801073149    n/a      DICOSMO GARY               NJ             55,000.00     11.000     0.000
 801074303    n/a      CONTE JOSEPH               MA             52,100.00     11.300     0.000
 801074717    n/a      RYAN THOMAS                MD             25,550.00     13.190     0.000
 801075946    n/a      ROMAIN JEMMA S             NY            157,250.00     12.150     0.000
 801076225    n/a      PUIG OLIVER                NJ            102,425.00     12.400     0.000
 801077124    n/a      CUSKELLY SHELLEE G         UT             19,957.00     11.400     0.000
 801077827    n/a      LITZ ROBERT A              NJ             25,000.00     10.450     0.000
 801079823    n/a      BAKER FRED                 PA             68,500.00     11.300     0.000
 801083494    n/a      GRIFFIN JOHN M             GA             65,350.00     11.700     0.000
 801084468    n/a      MORGAN SARAH A             OH             42,500.00     12.150     0.000
 801084559    n/a      COCHRANE GERALD            NJ             51,700.00     11.300     0.000



                                                                                  Page 28 of 44

                                        ALLIANCE FUNDING

                                A division of Superior Bank FSB

                  Loans Funded and Available for Sale to 1998-3 as of 9/22/98


  Orig     Servicing                                              Current       Note
 Account    Account    Name                      State           Principal      Rate     Margin
-----------------------------------------------------------------------------------------------
 801087073    n/a      BOND JR VAUGHN M           DE             40,000.00      9.250     0.000
 801087479    n/a      FLETCHER EDGAR C           PA             64,000.00      9.375     0.000
 801087578    n/a      CARELLI JANICE M           NY             42,750.00     13.500     0.000
 801087685    n/a      KIRKENDALL JACK J          CO             29,750.00     11.300     0.000
 801089152    n/a      BAYS CECIL R               FL             15,086.00     10.600     0.000
 801089285    n/a      MCGHEE BARBARA A           MI             43,200.00     11.200     0.000
 801091810    n/a      WASHINGTON FREDDIE L.      FL             69,600.00      7.500     0.000
 801091927    n/a      KASSIN ESTHER              NJ             60,000.00     12.400     0.000
 801095050    n/a      DAFFIN JR HOWARD HENRY     MD             64,000.00     10.990     0.000
 801095522    n/a      WILLIAMS DENNIS            IL             31,200.00     11.650     0.000
 801097015    n/a      DONALDSON JACK             MA             55,250.00     11.550     0.000
 801097551    n/a      VANDE BERG SUSAN L         WI             30,000.00     13.500     0.000
 801097718    n/a      DITRIO JR RICHARD J        NY            337,500.00     10.490     0.000
 801099029    n/a      WALSH MICHAEL E            PA             73,250.00     11.400     0.000
 801100025    n/a      HART CORINE CRAIG          NY            225,000.00     11.750     0.000
 801100967    n/a      WOOLFOLK VIVIAN            VA             28,290.00     11.350     0.000
 801101718    n/a      ADAMS JOSEPH               NJ             66,405.00      9.350     0.000
 801101726    n/a      PAWLOWSKI FATIMA           ME             35,000.00     12.100     0.000
 801103003    n/a      HARRIS JOHN RAYMOND        MD            100,000.00     13.750     0.000
 801103136    n/a      SIMS JEFFREY               NY            131,750.00     12.990     0.000
 801105594    n/a      VANMANEN PAUL              NY             55,300.00     12.400     0.000
 801109844    n/a      PETERS JR EDMUND L         DC            114,000.00     14.850     0.000
 801110016    n/a      KULHAN SONIA M             CT             71,200.00     11.150     0.000
 801114265    n/a      STROMNESS LYNN DAVID       UT             24,000.00     11.300     0.000
 801115924    n/a      HYDE ERROL                 NY            165,750.00     12.150     0.000
 801119058    n/a      JAMISON REALOUS            NY            127,500.00     12.500     0.000
 801122698    n/a      SPILLERS GEORGE J          FL             63,000.00     10.750     0.000
 801127226    n/a      FARRELL PHYLLIS            MA            109,650.00      9.950     0.000
 801128505    n/a      RIVERA CARLOS H            NH             24,650.00      9.950     0.000
 801128539    n/a      CARROLL DOROTHY D          PA            142,200.00     10.750     0.000
 801139049    n/a      CHRISTY PAUL B             PA             81,750.00     11.700     0.000
 801141839    n/a      KNOTT TIMOTHY M            NY             40,500.00     12.300     0.000
 801145749    n/a      PARKS WILLIAM A            NY             77,000.00     10.700     0.000
 801146564    n/a      DEAN MATHISON INGRID       NY            148,500.00     10.490     0.000
 801150517    n/a      KIRKMAN CARL               OH             26,500.00     13.490     0.000
 801158296    n/a      BAKER DAVID JR             NY             25,200.00     11.050     0.000
5500002281    n/a      VELEZ HECTOR M             NJ             63,000.00      8.875     0.000
5500002646    n/a      GRANITE HARVEY R           NY            161,800.00     11.775     0.000
8000007313    n/a      NEWSOME BETH               GA             85,000.00     10.770     0.000
8000007446    n/a      MC FARLAND FRANK W         IN             67,200.00     12.350     0.000
8000024169    n/a      GABLE JOSEPH               NY             16,200.00     10.750     0.000
--------------------------------------------------------------------------
Group Total                                                  17,152,360.00
Total Fixed Rate Loans Identified for Sub-Pool 2             85,468,308.94



                                                                                  Page 29 of 44

                                        ALLIANCE FUNDING

                                A division of Superior Bank FSB

                  Loans Funded and Available for Sale to 1998-3 as of 9/22/98


  Orig     Servicing                                              Current       Note
 Account    Account    Name                      State           Principal      Rate     Margin
-----------------------------------------------------------------------------------------------

SUB-POOL 3  -  LOANS FUNDED AND IN SERVICING
--------------------------------------------
 800261059  800261059  WRIGHT THOMAS              NY            130,594.07     11.625     6.050
 800293755  800293755  RIEDLINGER CHARLES G       PA            109,153.79     11.750     7.050
 800595167  800595167  DURAN TONY                 GA            147,713.15     11.625     8.300
 800618472  800618472  WYCHE VEDA                 OH            187,891.86     12.000     7.875
 800636250  800636250  CARVER PETER J             PA            104,395.94     12.500     7.125
 800642621  800642621  EASTON ROSS H              CT             84,906.58     12.250     8.125
 800665366  800665366  LEVENTIS PETER A           SC            127,455.76     11.125     7.375
 800707952  800707952  POLLITZER JOHN             NJ            119,816.78      9.375     6.375
 800727257  800727257  FAUCHER MICHELLE A         NJ            114,544.04      9.625     6.000
 800728008  800728008  KINSEY-RILEY MARIA         MI             55,888.50      9.500     6.125
 800730053  800730053  JACKSON STACY B            GA             25,488.98     11.625     6.500
 800732174  800732174  MASSEY VERNON A            NJ             55,219.95     12.250     8.125
 800740391  800740391  OWENS ANGELINE             MI             67,956.33     11.500     7.875
 800742991  800742991  JOYCE THOMAS               NY            151,038.86     11.000     6.875
 800751059  800751059  VILLHAUER JOHN A           NJ             49,935.14     11.500     7.625
 800754194  800754194  LOVE CARL                  NJ            181,664.11     11.500     7.875
 800763294  800763294  ESPINOZA ELISANDRO G.      AZ            199,149.14     10.400     6.125
 800766677  800766677  CERULLI JOHN C             MA            190,876.03      8.875     6.500
 800770729  800770729  CHAABAN PAT                MI            135,959.07     11.750     8.125
 800779837  800779837  KASSICK JOHN J JR          NJ             64,913.36     11.375     7.500
 800789364  800789364  BAYARI HUSAM               NJ            173,177.77     10.750     7.375
 800789414  800789414  STORM FRANK D              PA             31,577.37     11.000     7.000
 800790222  800790222  AUTRY SHARON D             NC             34,767.24     11.625     7.750
 800791840  800791840  SAVAGE, NEAL T.            OH             49,250.94     11.375     7.000
 800795270  800795270  ZWIEG CLARK C              WA             69,631.83      8.875     5.500
 800799256  800799256  BUSSEY GERALDINE           OH             55,384.20     10.875     6.500
 800806051  800806051  CHE MULUH F                NJ            186,839.71     10.375     6.750
 800812695  800812695  ELGONAIMAN WALEED M        OR             79,815.24      9.875     6.250
 800819161  800819161  LINKOWSKI JEFFREY D        PA            111,861.63     10.375     6.875
 800819260  800819260  CARTER LARRY               NJ            127,967.24     12.500     9.500
 800819708  800819708  SINGH RAVINDER             NY            179,863.85     10.750     7.375
 800824203  800824203  BRITTON JACQUELINE C       MD             24,472.09     10.750     6.000
 800831174  800831174  CASON JOHN STEVE           GA            140,296.74     10.250     7.375
 800833022  800833022  BALENTON CHERYL M          IL             79,947.19     11.375     7.500
 800836280  800836280  RUSSO CHRISTOPHE C         NJ            158,247.61      9.625     6.250
 800837171  800837171  JESSIE PRESTON             PA             33,986.49     10.500     6.250
 800841678  800841678  CACACE FREDDY              NY            142,746.24     10.750     7.500
 800845802  800845802  KEANE JOAN                 NJ             62,157.42      9.500     5.875
 800846636  800846636  GAYNOR COLEEN A            NY            135,863.22     12.250     7.875
 800850687  800850687  JACKSON BETTY A            MI             19,983.13     10.250     6.875
 800855702  800855702  RAY GARY W                 MI            103,423.82     10.875     7.750
 800855967  800855967  MOORE MICHAEL A            IN             56,000.00     11.875     8.000
 800857369  800857369  SHAFFER BOBBIE             MD             80,969.50     10.750     7.375
 800859944  800859944  COLELLA JOSEPH M           NJ             83,975.00     12.000     8.250
 800869794  800869794  DUNNE SHERYL               PA             64,917.52     10.250     6.625
 800875833  800875833  HINER VON R                MI             65,558.22     13.375     9.500
 800876468  800876468  LAGROSA MARISTELLA C       NJ             88,407.01     11.125     8.120
 800879231  800879231  ASTUDILLO JULIAN A         UT            118,964.01     11.750     8.125
 800884033  800884033  VAUGHAN DAISY              PA             29,990.15     11.375     7.250
 800888166  800888166  PIERCE MARTHA H            TX             26,569.29      8.750     5.875
 800888950  800888950  RUPE JACK E                UT            211,534.40      9.000     7.875
 800891582  800891582  FULTON WILLIAM R           NY            125,909.73     11.000     7.375
 800892549  800892549  CONNELL JAMES P            NY             78,327.43     10.500     6.250
 800892960  800892960  PACHECO JESUS              NY            166,352.07     10.000     6.375
 800894222  800894222  KING EDWARD                NY            209,941.57     12.125     7.250
 800894826  800894826  TRAUB DIANA                NY             69,975.71     11.125     6.750
 800895708  800895708  PRAUL JAMES B              PA            113,600.00     12.875     8.750
 800896110  800896110  KANE WAGNER KATHLEEN A     UT            139,200.00     12.500     9.125
 800897654  800897654  DIAMOND NEIL W             NY            152,002.72     11.500     7.875
 800899460  800899460  WEST RONALD W              PA            104,994.76     10.125     5.750
 800903973  800903973  LOUISSAINT MARYSE          NY            179,863.85     10.750     7.375



                                                                                  Page 30 of 44

                                        ALLIANCE FUNDING

                                A division of Superior Bank FSB

                  Loans Funded and Available for Sale to 1998-3 as of 9/22/98


  Orig     Servicing                                              Current       Note
 Account    Account    Name                      State           Principal      Rate     Margin
-----------------------------------------------------------------------------------------------
 800905572  800905572  BERTOCCI CATHERINE T       NJ            153,886.62     10.875     7.125
 800907313  800907313  CESARE FRANK               NY            146,136.36     10.625     7.166
 800911356  800911356  ROYBAL BEN J               CO            112,324.98     10.750     7.375
 800912636  800912636  MADDEN LOUIS E JR          TX             49,454.84      9.875     6.250
 800913063  800913063  SCHWARZ BOBBI L            CO             70,000.00     13.125     9.500
 800918146  800918146  BEILSTEIN THOMAS E         VA            151,300.00     12.375     8.500
 800921652  800921652  KIRKLAND TAMMY D           PA             29,581.16     13.375     9.500
 800924136  800924136  CASTRO CARLOS R            NJ            160,123.26      9.625     6.250
 800925935  800925935  GOODNOUGH JEFFREY S        MI            126,881.01      9.750     6.375
 800926016  800926016  SCOTT CLAUDETTE S          IN             52,700.00     11.375     7.250
 800929564  800929564  WAGNER JAMES G JR.         MD             72,000.00      9.125     5.375
 800932501  800932501  LONG FRANCIS H             PA             49,573.61      9.125     5.750
 800932774  800932774  BOWDEN RICHARD MADISON     NC            115,912.27     10.750     7.375
 800938680  800938680  FEENEY ROBERT E            PA             67,500.00     10.000     7.375
 800939951  800939951  ROUSE JAMES L              PA             37,900.00     10.750     6.875
 800940959  800940959  EDMUNDS TERESA M           UT            117,300.00      9.125     7.000
 800941775  800941775  HADDAD MARCUS T.           IN            180,734.96      9.875     6.250
 800942526  800942526  ALPHONSE FLORE MARIE       NY            203,949.24     12.625     8.750
 800945859  800945859  JACOBY MARTIN              PA             69,625.48     10.875     6.500
 800947160  800947160  RUPP CHRISTOPHE G          MI             66,269.87      9.875     6.250
 800948176  800948176  ARTIS BERTIE               NC             56,782.34     11.625     7.875
 800948242  800948242  NOLT GARY L                PA             44,745.00     11.250     7.500
 800948804  800948804  MILLER PAUL L              UT            157,250.00     10.000     8.125
 800949240  800949240  HAYES THOMAS J             NY            134,949.17     10.750     7.375
 800949497  800949497  THOMAS SHIRLEY MERCER      PA             93,643.00     10.875     7.250
 800954315  800954315  ROYAL TONI                 SC             56,100.00     11.750     7.750
 800957276  800957276  BRANDES CHRIS N            PA             47,231.72     10.625     7.125
 800959710  800959710  BLAKE MILDRED M            CO             99,722.68      8.625     6.500
 800960155  800960155  DENT MARK D                CO             68,000.00     12.000     8.125
 800961708  800961708  WRIGHT ALLEN D             NC             76,700.00     13.125     8.750
 800962144  800962144  SWOFFER ERNEST D           AZ             59,372.29      9.750     6.125
 800962409  800962409  MCKENZIE ENID              NY            142,451.89     11.250     7.500
 800963621  800963621  HINES MARK L               PA             67,461.17      8.750     5.500
 800967663  800967663  DEFEO MARK                 NJ            184,000.00     11.750     8.250
 800972069  800972069  SIMBECK MICHAEL E          OH             51,570.00     10.625     7.000
 800972671  800972671  PHILLIPS LIZZA M           NC             38,250.00     11.625     7.875
 800972762  800972762  CORREIA EILEEN K           CO            127,438.92      9.625     6.500
 800972911  800972911  SNODGRASS WILLIAM JERRY    KY             44,000.00     13.125     9.500
 800975393  800975393  BRIGGS YVONNE L            NJ             95,898.06     13.000     9.375
 800978025  800978025  PERRY BRUCE W              PA             89,000.00      8.125     5.000
 800978488  800978488  LARGE ALAN D               OH             39,979.98     12.625     8.700
 800978637  800978637  HELTON, WILL R JR          SC            135,000.00      9.500     6.875
 800980930  800980930  HOLLISTER LINDA RUTH       CO            148,750.00     10.500     7.875
 800986382  800986382  VASQUEZ GINGER L           UT            111,600.00      7.625     6.250
 800986978  800986978  HARRIS MARGIE              OH             49,000.00     11.125     7.375
 800987166  800987166  VELASQUEZ JAMES R          CO            106,188.87      8.750     7.375
 800990756  800990756  SPARKS EDWARD M            CO            101,250.00     10.750     6.875
 800993321  800993321  LEWIS RICHARD A            GA             94,500.00     10.500     7.375
 800993594  800993594  MCNAMARA CYNTHIA W         VA             62,461.16      8.375     5.250
 800994550  800994550  POTVIN ROBERT              MI             20,000.00     11.500     7.875
 800995227  800995227  GROSSO GUY JR              NY            114,300.00     10.250     6.500
 800996894  800996894  HOULE KEVIN                MI            127,500.00     12.875     9.250
 800997272  800997272  TERPENING JOHN L           UT             84,000.00      9.875     8.000
 800998163  800998163  HARDISTY TIMMIE J          IN             22,400.00     11.875     8.000
 801002098  801002098  BOJI KHOKHI                MI             90,100.00      8.375     5.000
 801002460  801002460  CHERRY PAUL                MI             56,200.00     12.875     9.250
 801002817  801002817  FISHER KENNETH             NJ            100,000.00     10.750     7.125
 801007600  801007600  KUNZ GERALDINE             MI             38,500.00     10.375     7.125
 801007998  801007998  BACA DAVID W               NM            145,600.00     10.750     8.625
 801008210  801008210  BEAN JAMES                 NJ            116,000.00      9.500     6.250
 801009184  801009184  MARKUS JOSEPH E            PA             67,550.90     11.000     7.000
 801010117  801010117  BOSCO JAMES M JR           RI             80,000.00     10.500     7.375
 801010141  801010141  ROWE KENNETH               NJ            175,500.00      9.375     6.250



                                                                                  Page 31 of 44

                                        ALLIANCE FUNDING

                                A division of Superior Bank FSB

                  Loans Funded and Available for Sale to 1998-3 as of 9/22/98


  Orig     Servicing                                              Current       Note
 Account    Account    Name                      State           Principal      Rate     Margin
-----------------------------------------------------------------------------------------------
 801011016  801011016  CATHEY ALFREDA             MI             57,400.00      8.875     5.500
 801011503  801011503  CARR CHRISTINE T           MA            122,400.00      9.625     7.000
 801012519  801012519  OUATTARA SIAKA             PA             40,800.00     10.000     6.625
 801014796  801014796  GAULT PAUL L               OH             78,000.00     11.125     8.375
 801015181  801015181  NIEVES WANDA PENA          NY            103,700.00     11.250     7.875
 801016411  801016411  FIELD EILEEN               IL             62,000.00      9.750     6.250
 801017880  801017880  BEAVO TIMOTHY O            IN             43,300.00      8.375     5.000
 801018003  801018003  BROWN STACY D              IN             37,600.00      9.000     5.500
 801021254  801021254  RICHARDSON TONY            FL             57,600.00      9.625     6.250
 801022559  801022559  GIBSON-BEY JAMES AARON     MD             41,250.00     10.875     7.500
 801022625  801022625  DAVIDSON GEORGE P          MI             59,400.00     10.125     6.625
 801024654  801024654  BAREFOOT WILLIAM B JR      NC             68,320.00     11.875     8.000
 801026006  801026006  BERRY ROBERT C             CT             99,450.00     11.250     7.875
 801026105  801026105  ELLIOTT MATTHEW J          UT            112,880.00     11.125     9.500
 801026303  801026303  RAMSEY BETH A              UT            104,000.00     11.125     9.500
 801028309  801028309  CHROMEY JEROME P           PA             50,000.00      8.500     5.250
 801029877  801029877  HART JAY                   GA            212,500.00     11.250     8.375
 801033697  801033697  OSBORNE JEFFREY K          IN             45,969.64     11.375     7.250
 801034091  801034091  CRISPELL MARY H            NC             72,250.00      9.875     6.750
 801036104  801036104  ARCHER ROBERT S            IL             86,200.00      8.500     5.000
 801037169  801037169  JEAN ROBERT V              MO             54,900.00     10.250     7.375
 801037508  801037508  LYNCH GLENDA GAYLE         TX            124,100.00      7.875     6.250
 801038514  801038514  EMBRY MYRNA R              OH             53,100.00     10.375     7.000
 801039744  801039744  CANNIZZARO SHARON M        NY             48,600.00     10.375     7.000
 801041476  801041476  PRICE JESSE JR             NY            124,200.00     10.125     6.625
 801042268  801042268  EVANGELISTA RAYMOND R      NJ            151,650.00     10.875     7.750
 801042631  801042631  ROCHA JAIME                TX             22,525.00     11.125     7.000
 801042649  801042649  CRESPIN PHILLIP F          CO             64,000.00     12.125     8.625
 801043894  801043894  HIRALDO ANTOINETTE         NJ            118,827.94     11.000     7.625
 801045196  801045196  WATSON SANDRA L            MI             95,000.00      9.625     6.500
 801045402  801045402  BARKS PAUL T               MI            112,000.00     12.375     8.750
 801045485  801045485  COSBY CHARLES R            GA             79,364.90     10.250     6.750
 801048836  801048836  BOND CRAIG A               CT            157,500.00      9.625     7.000
 801050394  801050394  OGBONNA PAUL               NJ            204,000.00     12.375     8.500
 801050501  801050501  RUSSELL PEGGIE ANN         WA            202,300.00     10.875     6.750
 801050709  801050709  MASHBURN UY T              TX            107,100.00      9.625     6.250
 801051103  801051103  JONES DEBRA L              UT             89,250.00      9.000     5.500
 801051244  801051244  MCBRIDE TONY J             UT            112,050.00      8.500     7.375
 801051426  801051426  FISHER DAVID A             GA            114,701.88     10.250     6.125
 801051715  801051715  SPENDOW EVA L              MI             73,600.00     10.375     6.500
 801051749  801051749  MERLINO ANGELO M           PA            137,580.00      9.875     7.000
 801052176  801052176  SICOTTE KEVIN M            CT             90,100.00     11.500     7.750
 801052713  801052713  WILSON STEVEN A            PA            154,152.00      9.375     6.250
 801053083  801053083  HAND PAUL DOUGLAS          FL             42,500.00     10.625     6.500
 801055864  801055864  JAMISON KELLY D            OR             84,000.00      8.750     6.125
 801056037  801056037  LONGNECKER RICHARD D       NC            168,000.00     10.875     7.250
 801056078  801056078  PELTIER DONALD G           WI             37,800.00     11.875     8.000
 801056110  801056110  DEAL CHERYL L              OH             58,600.00      9.250     5.750
 801056938  801056938  MILLER TERRY A             FL             79,000.00      9.375     6.000
 801058645  801058645  MARSH JAMES H              WI             67,200.00     13.375     9.750
 801059189  801059189  BUTTERFIELD DALE A         CO            157,000.00      8.375     5.000
 801062548  801062548  DANIELS CHRISTOPHE C       NY             70,000.00     10.750     6.750
 801063801  801063801  HASKELL MICHAEL R          OR            127,300.00      9.500     6.250
 801065178  801065178  PROCTOR DORIS M            MD             81,500.00     11.875     8.000
 801066242  801066242  GRIFFIN JEFFREY R          CT            100,800.00      8.500     5.000
 801066366  801066366  DOYLE PATRICK              UT            150,000.00      9.375     6.000
 801066473  801066473  BRODICK PAUL               NY             87,500.00      7.875     4.750
 801069873  801069873  SPENCER ELMA               DC            115,200.00      9.750     6.625
 801069899  801069899  VARGO LOUIS JR             NJ             68,000.00      8.000     4.250
 801070269  801070269  LOCKHART DAVID             KY             42,000.00     11.125     8.000
 801071721  801071721  SHIRAH SUSAN F             FL             68,000.00      8.750     5.250
 801072539  801072539  BRAKE CHARLES A            IN             95,550.00      9.500     6.500
 801073057  801073057  WAGGONER ELBA RICHARD      FL             80,100.00      9.250     6.125



                                                                                  Page 32 of 44

                                        ALLIANCE FUNDING

                                A division of Superior Bank FSB

                  Loans Funded and Available for Sale to 1998-3 as of 9/22/98


  Orig     Servicing                                              Current       Note
 Account    Account    Name                      State           Principal      Rate     Margin
-----------------------------------------------------------------------------------------------
 801074006  801074006  SMITH LARRY J              FL             56,525.00      9.500     6.625
 801074659  801074659  MURRAY MARK S              UT            167,900.00      9.250     7.875
 801074808  801074808  VICENTE VERA               MA            203,150.00     10.375     6.750
 801075714  801075714  THIFAULT LINDA A           MI             75,000.00      8.500     5.375
 801077298  801077298  HOLLAND DIANE M            NY            100,000.00      9.000     4.700
 801077629  801077629  PAZ MARTIN                 AZ             95,900.00      9.500     6.375
 801079583  801079583  TURNER TIMOTHY             WV             68,738.87     10.000     6.000
 801079591  801079591  DAIGLE TINA M              MI            145,300.00     10.875     7.500
 801079849  801079849  HINES KAREN D              MI            112,500.00     10.500     7.375
 801080722  801080722  LONGFELLOW DOUGLAS R       UT            113,800.00      6.375     5.000
 801081035  801081035  TOMA MOUWAFAK              MI            130,000.00      8.375     5.000
 801081381  801081381  KLEIST JAMES K             CO             65,600.00      7.875     5.000
 801082124  801082124  DOLIN KATHLEEN M           PA            122,000.00      7.375     4.750
 801083387  801083387  BUSBY JEFFREY A            IN             53,600.00      8.000     4.250
 801083627  801083627  SHUNK CHRISTOPHE D         PA             89,100.00      9.625     6.250
 801084062  801084062  VAN VINH THE               MD            128,700.00      9.625     6.250
 801084401  801084401  MOTLEY RICHARD             MI            103,400.00      9.000     5.500
 801084674  801084674  ANDERSON PATRICIA          MI            170,700.00     10.500     7.375
 801085283  801085283  NEASE JOHN D               OH             96,000.00     11.875     8.000
 801087370  801087370  RILEY CHARLES S            CO             68,000.00      9.500     6.875
 801087875  801087875  GRAHAM ROBERT E            FL            103,050.00      9.625     7.000
 801089491  801089491  EASTEP RICHARD ALLEN       CO            142,200.00      9.625     6.250
 801091497  801091497  HAPEMAN ALTHEA             FL             28,000.00     11.375     7.500
 801091687  801091687  LEFOU CAROL ANN            CO            110,000.00      8.000     5.000
 801091851  801091851  ELDER MAE GWENDOLYN        CO             87,637.86     12.125     8.250
 801093170  801093170  DUCKWORTH DAVID W          TX            102,000.00     10.375     6.750
 801095290  801095290  MCKAY PATRICIA             CT            144,000.00     10.875     7.750
 801095654  801095654  CLARK JAN E                UT            132,600.00      9.125     7.000
 801096405  801096405  LOVE BRUCE                 GA            144,500.00      9.875     6.250
 801096488  801096488  HINES STEPHEN              CO            108,250.00      8.875     6.500
 801098039  801098039  LAMAR LAURA M              FL             42,500.00      9.375     6.250
 801098310  801098310  SCHEINER MICHAEL           NY            130,000.00     11.875     9.125
 801099268  801099268  SOWLES MARILYN W           TX             40,700.00      8.875     5.750
 801100298  801100298  ISENNOCK GREGORY R         MD             90,400.00     12.250     9.125
 801100488  801100488  RANCIATO RICHARD P         CT            109,800.00      9.750     6.250
 801100884  801100884  GUEST WALTER L             PA             52,125.00      9.000     5.500
 801102591  801102591  SARGENT KENNETH L          UT            107,000.00      8.875     5.500
 801102765  801102765  DAVIS SHERRY L             FL             66,200.00      9.750     6.250
 801104621  801104621  PAGAN ADA L                PA             27,115.00     10.250     6.250
 801107400  801107400  RAYFIELD CAROLYN           MD             71,900.00      8.500     7.375
 801107764  801107764  BURKMAN PAUL H             CT            133,450.00     11.125     7.000
 801108051  801108051  PAVLAT MICHAEL J           IL            155,000.00      9.625     7.000
 801109257  801109257  JAMES BERNICE              GA             98,600.00     10.250     6.250
 801114364  801114364  MURPHY PATRICK R           CO            118,899.77     10.250     6.500
 801114679  801114679  ORTEGA MARCELO D           AZ             56,700.00      9.750     6.875
 801118126  801118126  KAZOO LAETH                MI            121,500.00     10.500     7.375
 801118191  801118191  APP CYNTHIA V              GA            109,565.00     10.375     6.750
 801119876  801119876  PARDO GERMAN               VA             58,500.00      8.500     5.500
 801120551  801120551  CONNOLLY JOHN              UT            173,700.00      7.250     5.500
 801121294  801121294  WHITE LINDA                FL             48,000.00     11.375     7.500
 801121815  801121815  SCALES DAVID L             FL             43,200.00      9.125     5.750
 801123696  801123696  ROLLINS CLARK              UT            141,600.00      8.375     5.000
 801128695  801128695  DUMARS DOUGLAS C           NY             49,875.00     10.000     6.250
 801132226  801132226  HOOPER MICHAEL             UT            118,150.00     10.375     6.750
 801139411  801139411  METZGER ROBERT T           OH             54,400.00     11.375     7.500
 801143363  801143363  TAYLOR ELMA                CO             81,000.00      9.625     6.250
 801146713  801146713  JONES JODY                 UT            144,500.00      8.375     5.000
8000010028 8000010028  MCKENNA GERALD L           IL             54,900.00      9.500     6.250
8000012248 8000012248  HOWARD JAMES C.            IL             29,700.00     11.250     7.000
8000013808 8000013808  NEAL ORA LOGAN             IL             64,500.00     12.000     8.000
8000014178 8000014178  RYAN THOMAS N              OH            125,000.00      9.125     6.000
8000017973 8000017973  BAILEY HENRY E.            OH             65,600.00      8.125     4.750
8000019565 8000019565  SIMS WILLIAM W             VA            135,200.00     12.500     8.500



                                                                                  Page 33 of 44

                                        ALLIANCE FUNDING

                                A division of Superior Bank FSB

                  Loans Funded and Available for Sale to 1998-3 as of 9/22/98


  Orig     Servicing                                              Current       Note
 Account    Account    Name                      State           Principal      Rate     Margin
-----------------------------------------------------------------------------------------------
8000021157 8000021157  SOPHER DOROTHY G           IL             94,500.00      9.250     6.250
8000022361 8000022361  CASTRO JOSEPH F            NY            115,497.30     10.000     6.500
8000024425 8000024425  MAUGERI NANCY              NY            111,700.00      9.500     5.750
8000025687 8000025687  MARTINO MICHAEL A          IL            154,492.22     11.125     7.000
8000026032 8000026032  PEELER EARL D              SC            102,800.00     10.250     7.000
8000035272 8000035272  DOGRA ARVIND               TX             96,000.00     11.875     8.000
8000038888 8000038888  SMITH RODNEY W             VA            193,085.77     11.875     8.000
8000040678 8000040678  MYERS DANIEL L.            NE             45,000.00      8.625     6.750
--------------------------------------------------------------------------
Group Total                                                  25,253,154.31


SUB-POOL 3  -  LOANS FUNDED AND NOT YET IN SERVICING
----------------------------------------------------
 800853178    n/a      MIDDLETON ROBERT L         NY            127,500.00     11.500     7.875
 800867319    n/a      KISSANE PATRICK            NJ            130,900.00     10.625     6.750
 800875619    n/a      ST LOUIS MARGARET ANN      NY             92,800.00     12.625     9.000
 800876443    n/a      SAN LORENZO FRANK          PA             34,800.00     10.375     6.625
 800921009    n/a      WILLIAMS MELVIN B          NJ            207,900.00      9.625     6.250
 800921140    n/a      REAGLE GREGORY H           NJ             96,000.00     12.500     9.000
 800938078    n/a      CORNELL AMIR S             UT            139,750.00     10.625     7.500
 800954687    n/a      PETUSH TROY M              OH             73,100.00     10.250     6.250
 800957417    n/a      HEPBURN ERIC               NJ            121,500.00     10.500     7.375
 800970980    n/a      KREM DAVID P               PA            166,500.00      9.750     6.250
 800976250    n/a      MARTIN TIMOTHY L           PA             96,300.00      9.500     6.875
 800980708    n/a      CONNER DANA                MI            112,200.00      8.625     5.500
 800984643    n/a      KING KIP L                 UT            158,100.00     11.125     7.375
 800999047    n/a      ANDERSON SHERI T           UT            193,500.00      8.875     6.250
 801008137    n/a      PATO MARIE                 CT            187,000.00     11.375     7.650
 801020710    n/a      ROSE-WILLIAMS SYLVESTER    NM            106,800.00     12.000     8.375
 801023227    n/a      SMALDINO DONALD R          OH             81,600.00     10.500     8.000
 801026956    n/a      WILLIAMS JR JOHN G         MI            162,000.00      8.625     5.750
 801027293    n/a      METELLUS SYLVIO            MA             93,750.00      9.875     5.750
 801038050    n/a      REDD JAMES                 OH             81,900.00     10.750     7.125
 801039272    n/a      ANDERSON FRANK RAYMOND     MD            100,000.00     10.375     6.500
 801041260    n/a      HENNEQUIN MARK J           CT             94,620.00     10.875     6.125
 801049537    n/a      BATES TINA M               OH             81,000.00     10.125     7.000
 801049867    n/a      CASWELL JOSEPH             NY             54,000.00     10.375     7.000
 801054826    n/a      BALOGH CHARLES E           MI            200,500.00     10.750     7.375
 801066143    n/a      FALLON LORA J              NJ             76,700.00     12.875     8.750
 801069295    n/a      CHANCE LEATHA              NY            110,500.00     11.000     7.750
 801070509    n/a      MCCUTCHAN GARY W           WA            159,800.00      8.375     5.000
 801075847    n/a      MAULBECK CARL              NJ            144,000.00     10.250     7.375
 801084625    n/a      DELAROSA JOSE A            MI            150,000.00      8.875     5.750
 801113069    n/a      ADAMAITIS JAMES E.         MI            126,000.00     10.750     7.625
 801113523    n/a      VILLANUEVA JESSE J         CO             83,700.00      9.125     6.250
 801122730    n/a      MARRAZZO DIANE             NY            195,500.00      9.500     6.500
 801125188    n/a      CARSON RICHARD W           OH             49,600.00      9.500     6.250
 801125337    n/a      WEAVER TABRINA             UT            123,250.00     11.125     7.000
 801125535    n/a      AUKUSITINO PALEPO P        UT            153,000.00      9.625     6.250
 801132408    n/a      HARRIS GREGORY             TN             68,000.00     10.250     6.250
 801135674    n/a      MAKIN T BRETT              UT            110,300.00      9.500     6.875
 801142688    n/a      FARRELL DAVID J            UT            116,800.00     11.875     8.000
 801146085    n/a      COX JOHN                   AZ             94,350.00     10.250     7.375
 801153446    n/a      TEMPLETON LINDA J          TX             45,000.00      9.875     6.500
 801157165    n/a      BAUMAN JULIE ANNE          VA             68,000.00      9.625     6.750
--------------------------------------------------------------------------
Group Total                                                   4,868,520.00

SUB-POOL 3  -  LOANS SET TO CLOSE
---------------------------------
 800901936    n/a      RAMIREZ ANNA H             UT             88,000.00     12.125     8.625
 800930885    n/a      FORTE GERMAIN              NJ             90,100.00     10.250     6.250
 800934697    n/a      MINAYA JUAN                UT            171,750.00      8.750     6.125
 800935272    n/a      SWIGART RUSSELL            PA             31,525.00     10.875     7.625
 800943789    n/a      DEREE PAUL E               IN             51,000.00     11.125     7.000
 800946170    n/a      WATSON GLYNNIS             NY            126,650.00     10.750     7.000
 800968349    n/a      D'AGNILLO ANNE             PA             26,000.00     10.000     6.625



                                                                                  Page 34 of 44

                                        ALLIANCE FUNDING

                                A division of Superior Bank FSB

                  Loans Funded and Available for Sale to 1998-3 as of 9/22/98


  Orig     Servicing                                              Current       Note
 Account    Account    Name                      State           Principal      Rate     Margin
-----------------------------------------------------------------------------------------------
 800971863    n/a      TERWILLIGER WILLIAM R      NJ            103,500.00     10.500     7.375
 800974891    n/a      SCHEPPARD BERNARD R        MD             68,792.00     10.250     6.250
 800977811    n/a      VEGLATTE JOHN F            NJ            110,500.00      9.875     6.750
 800981219    n/a      BADIO DESRUISSEAUX         CT             74,800.00     10.625     7.625
 800983702    n/a      BROOKS BRENDA M            OH             64,000.00     11.875     8.000
 800983900    n/a      ALLEN ALICE ANNE           WI             60,000.00     11.125     7.000
 800988230    n/a      ORMISTON ANDREW E          OH             79,900.00     11.875     7.750
 800991853    n/a      FREED MAURICE D            MI            170,000.00     11.250     7.875
 801001892    n/a      SORENSON RODNEY            ID             35,000.00     11.125     8.000
 801005828    n/a      DELOOF MICHEAL D           MI             78,000.00      8.375     5.375
 801011263    n/a      GADD ROBERT R              MI            189,000.00     10.500     7.375
 801015900    n/a      ESTRADA JOSE ANGEL         FL             95,400.00     10.000     7.375
 801017450    n/a      DEMPSEY AUBREY             GA            107,100.00      9.625     6.875
 801018912    n/a      SCALISE FRANCIS J          PA            107,900.00      9.375     6.000
 801018938    n/a      STERMER PAUL F             PA             68,000.00     12.375     8.750
 801019001    n/a      LEAHY BARBARA A            NY            110,500.00     11.250     7.875
 801021031    n/a      LEHMAN III JESSE WARREN    PA            116,900.00      9.750     6.625
 801029935    n/a      THOMPSON JOHN H            TX             56,700.00      9.625     6.250
 801032434    n/a      ZAKIUDDIN MUHAMMED R       NJ             68,000.00     11.375     7.875
 801032541    n/a      PANTELLAS GEORGE           NJ             83,400.00     10.750     7.625
 801033820    n/a      MASON R. DOUGLAS           PA             72,250.00      9.250     6.125
 801034273    n/a      HAUPTLY CAROLE             IL             36,800.00     11.875     8.000
 801034588    n/a      DIAZ DALE T                UT            208,800.00      9.250     6.125
 801035510    n/a      MITROI GEORGE J            OH            160,800.00     11.125     6.000
 801035817    n/a      SALEH AFRAH A              MI             89,200.00      9.250     6.125
 801036989    n/a      BARTUS GEORGE E            MI            132,400.00     10.875     7.125
 801037300    n/a      YABLONSKY VASILY           OR            109,500.00     12.000     8.875
 801037938    n/a      JAMES RODNEY               NY            223,875.00     10.500     7.375
 801038977    n/a      LOIACONO PAT J             NJ             91,200.00     11.875     9.500
 801043324    n/a      FIELD II WILLIAM J         PA             54,441.75     12.500     8.375
 801044520    n/a      PEACOCK BECKY S            NY            139,500.00     10.000     6.125
 801044579    n/a      CALLISON DOUGLAS E         OH             64,800.00     10.375     7.000
 801045907    n/a      NEVELLE HERNY WALLACE      UT            112,464.00     10.500     7.375
 801046400    n/a      CONCUSKY RAYMOND           PA             36,445.00      9.250     6.125
 801046756    n/a      ROGERS KATHRYN             MI             98,600.00     10.125     7.375
 801046871    n/a      THOMPSON DANIEL            MI             72,200.00     11.375     8.125
 801046921    n/a      GLENN PATRICIA             MI             42,600.00      8.750     6.125
 801047093    n/a      KARSON THERESA             PA             55,800.00      9.375     6.250
 801049404    n/a      SPENCE ALAN G              NY             63,700.00     12.875     8.750
 801050550    n/a      STATON-BREVARD YVONNE O    NJ             96,000.00     11.500     9.000
 801050667    n/a      GOODNOUGH EDWARD H         OR            157,050.00      8.750     6.125
 801050675    n/a      SCOTT JON M                PA             50,915.00     11.125     7.375
 801051483    n/a      CAMPBELL JUELDA            OH             59,500.00      9.625     6.250
 801051657    n/a      BARKSDALE LINDA M          IL             75,000.00     10.750     8.000
 801053414    n/a      MILLER CLARION D           PA             76,940.00     13.125     9.500
 801053877    n/a      TANNER ALICE L             SC             84,915.00     10.750     7.000
 801054537    n/a      HART BRENDA                OH             61,200.00      9.625     6.250
 801055120    n/a      PHILLIPS TIMOTHY E         MI            144,000.00      9.250     6.625
 801055310    n/a      KLEIN MITCHELL S           MI            183,750.00     10.625     7.125
 801055781    n/a      DAVISTON JR ANDREW L       IL             56,000.00     12.875     9.500
 801056797    n/a      KAUFMAN TH0MAS M           NY             92,650.00     11.125     7.875
 801056805    n/a      DIAZ RICARDO               PA             45,270.00     10.875     7.500
 801058942    n/a      FULLER SYLVIA L            MI            155,000.00      9.750     6.625
 801060666    n/a      LATOSKI CATHERINE A        PA             36,364.00     10.750     6.875
 801060765    n/a      SMITH CARL                 SC             47,200.00      9.500     6.250
 801061136    n/a      ELLIOTT CECIL J            MD             22,500.00     10.375     6.750
 801061474    n/a      DEPALMA MICHAEL            NY            107,250.00     10.375     6.850
 801062126    n/a      ARLINE SAMUEL              TX             74,375.00      9.750     5.750
 801062555    n/a      KIRKLAND HELEN L           OH             52,000.00     11.875     8.000
 801063660    n/a      TULANE KIMBERLY            UT            104,975.00     10.750     7.875
 801063777    n/a      MILLER JOHN A              CO            108,000.00     12.375     8.750
 801065806    n/a      KING CHRISTINE             NY            103,700.00     10.875     7.000
 801066705    n/a      JENNINGS ROSALIND          IL            161,500.00      7.750     5.000



                                                                                  Page 35 of 44

                                        ALLIANCE FUNDING

                                A division of Superior Bank FSB

                  Loans Funded and Available for Sale to 1998-3 as of 9/22/98


  Orig     Servicing                                              Current       Note
 Account    Account    Name                      State           Principal      Rate     Margin
-----------------------------------------------------------------------------------------------
 801067588    n/a      CAPRIOTTI FRANK            NJ            106,250.00     10.125     6.750
 801069451    n/a      HONIOUS TIMOTHY W          OH             46,700.00     10.875     7.250
 801069634    n/a      DUNN TOBY A                OH             85,500.00     10.500     7.375
 801070285    n/a      WILLIAMS PRISCILLA R       IL            171,000.00      9.875     6.500
 801070350    n/a      ROZELL BRIAN               NJ            108,000.00     12.125     8.750
 801072232    n/a      RAMKHALAWAN SEEPERSAD      NY            140,400.00     10.500     7.375
 801072315    n/a      ALBARRAN FELIX             IL             93,500.00     11.750     8.500
 801072364    n/a      KASCHAK STEPHEN            PA             67,500.00      8.875     5.375
 801072885    n/a      ANDERSON BOB               MI            147,000.00     11.250     7.375
 801073396    n/a      PARSON ERNEST              PA            155,200.00     12.125     8.625
 801074550    n/a      QUINTANILLA NICHOLAS J     IL             74,200.00      9.625     6.250
 801075011    n/a      BELAVILAS THOMAS A         PA            132,500.00     12.750     9.125
 801075458    n/a      CRAVENS JOHN M             SC             80,000.00     12.375     6.500
 801076043    n/a      GRAVELY VANESSA            VA             55,250.00     10.250     6.250
 801076985    n/a      LANCASTER RANDOLPH         MO            133,200.00      9.375     6.625
 801077017    n/a      BROWN PAMELA               PA             29,600.00     10.000     6.875
 801079203    n/a      DRUTHENASKY JOSEPH J       PA             66,690.00     10.125     7.000
 801081001    n/a      THOMPSON PAMELA            CT             76,500.00     10.875     7.750
 801081936    n/a      FERRIS JEFFERY A           WI             61,100.00     10.875     7.500
 801082298    n/a      DIMANNO CHRISTIAN T        MA            137,000.00      8.750     5.500
 801083460    n/a      BELTRAN ARTHUR N           NJ             80,000.00     12.750     9.125
 801084245    n/a      VIGIL ARTHUR T             CO             89,500.00     10.375     6.750
 801084278    n/a      RICKERT BRIAN W            NC            102,400.00      9.875     6.625
 801084344    n/a      JACKSON TARA               IL             55,200.00     13.125     9.500
 801084393    n/a      MANCINI ANTHONY G          NJ            101,150.00     12.500     8.875
 801084419    n/a      FIELDING III WILLIAM H     MA            117,600.00     11.875     8.000
 801085515    n/a      PARKER GENE A              IN             72,250.00     10.750     7.875
 801086885    n/a      SMITH WILLIAM E            MI             87,900.00     10.750     6.875
 801087040    n/a      THOMAS DONALD S            MI             61,400.00     12.375     8.750
 801087669    n/a      STONEY KELLY J             UT             79,475.00     11.500     8.125
 801089236    n/a      AROCHO ERNEST A            FL             50,150.00     10.000     6.250
 801090135    n/a      63IFKIN HOWARD             PA             93,500.00      9.250     6.125
 801091190    n/a      PICART RAFAEL              PA            141,600.00     12.000     8.375
 801091570    n/a      PEPIN MICHAEL              FL             72,000.00     10.750     7.000
 801091976    n/a      MORGAN SEMONE              NY            140,250.00     11.250     7.500
 801092115    n/a      CRONIN JENINE              NJ             36,550.00     11.250     7.875
 801092297    n/a      LEASHORE BERNICE           IL             79,600.00     11.875     8.000
 801094467    n/a      HERBST THOMAS              NJ             93,750.00     12.000     9.250
 801094913    n/a      DELAIR MICHAEL             MD             38,250.00     11.125     7.375
 801094954    n/a      BRADFORD JEFFERY W         WA             74,800.00     10.000     6.625
 801094970    n/a      FIFFIK RHONDA              PA             41,400.00      9.625     6.250
 801095258    n/a      AUSTIN JAMES               GA            223,650.00     10.500     7.375
 801096298    n/a      BOLDEN ROBERT L            IN             80,000.00      9.875     6.625
 801096421    n/a      PIERRE YVENS               NY            134,000.00      9.875     7.375
 801097494    n/a      MCCORD HUGH J              PA            148,000.00     11.125     7.000
 801097650    n/a      JOHNSON JR JERRY W         PA             41,930.00     11.625     8.000
 801099227    n/a      COMBS WILLIAM J            IL            104,800.00      9.625     6.250
 801099755    n/a      KHAMMAPHON WASANA          NY             56,950.00     11.250     7.875
 801100637    n/a      MARTIN THELMA              NY            101,200.00     12.375     8.750
 801100827    n/a      RAY RONALD B               PA             58,500.00      9.125     6.250
 801102252    n/a      KARPIEL PIOTR ADAM         CT            191,250.00      8.375     5.000
 801102294    n/a      TAYLOR TINA                OH             66,300.00     10.250     6.250
 801102534    n/a      VIOLA CHARLENE M           MA            154,700.00     10.750     7.375
 801102617    n/a      BURKE CATHERINE            MA            150,000.00     10.000     6.500
 801137217    n/a      LETZKUS JOHN               MD            146,030.00     11.125     7.000
--------------------------------------------------------------------------
Group Total                                                  11,786,971.75
Total Adjustable Rate Loans Identified for Sub-Pool 3        41,908,646.06



                                                                                  Page 36 of 44

                                        ALLIANCE FUNDING

                                A division of Superior Bank FSB

                  Loans Funded and Available for Sale to 1998-3 as of 9/22/98


  Orig     Servicing                                              Current       Note
 Account    Account    Name                      State           Principal      Rate     Margin
-----------------------------------------------------------------------------------------------

SUB-POOL 4  -  LOANS FUNDED AND IN SERVICING
--------------------------------------------
 106131348  161313481  SEAGER ARTHUR WILLIAM      IN            347,417.15     11.750     6.000
 800642936  800642936  LEEDS MICHAEL              NJ             87,442.30     10.750     7.125
 800684888  800684888  LAVERGNE KHRENT L          MI             91,951.33     12.375     8.250
 800702235  800702235  GALENTINO THOMAS F         NY            145,473.76     12.000     8.250
 800704520  800704520  GALENTINO THOMAS F         NY            145,473.76     12.000     8.250
 800723868  800723868  BELLES JOSEPH              PA             85,533.58     12.500     9.500
 800780645  800780645  SANTANA MARCELINO          IL            114,341.14     12.500     9.500
 800808511  800808511  HOFFMAN PAUL J             CA            560,000.00     12.250     8.375
 800819591  800819591  GRAY GENIVER               NY            229,194.87     11.500     7.890
 800838096  800838096  CHAUNCEY RONALD GORDAN     TX            124,050.69     10.500     6.250
 800839235  800839235  GRAINGER ANTHONY J         NC             73,029.75     12.375     8.375
 800842189  800842189  SULLIVAN EDWARD J          PA            275,000.00      8.375     5.375
 800844417  800844417  HENSLEY CLERISA G          SC             89,607.18     10.750     7.125
 800854770  800854770  TREMEL KEVIN               MD            333,000.00     10.500     7.375
 800891889  800891889  MAHDI NABIL M              NY            206,550.00     11.875     7.625
 800899981  800899981  MONTGOMERY JAMES P         SC             82,000.00     10.250     6.500
 800906513  800906513  GARRIDO PABLO M            MI            129,448.54     10.500     7.000
 800907180  800907180  THURMAN BRIAN K            TX            112,634.37      8.000     5.750
 800907727  800907727  BOGACKI EDWARD R           IL            499,660.51      9.625     6.250
 800916389  800916389  MISEVICIUS MILDA           NJ            427,176.68     10.750     7.375
 800917015  800917015  MAYZLER VLADIMIR           NJ            267,490.82     11.500     7.875
 800928434  800928434  WILLIAMS JOHN              NJ            130,000.00     11.125     7.250
 800934101  800934101  SINGH GURMAIL              NY            247,500.00     11.125     7.750
 800945081  800945081  BAUTISTA MARIA             NY            268,500.00     11.250     7.875
 800951097  800951097  KERSEY KEEVER E            SC             92,500.00      8.375     5.000
 800960643  800960643  DAVIS BEVERLY              SC             68,400.00     10.750     8.375
 800965899  800965899  SOARES STEVEN M            MA            322,650.00     10.375     7.000
 800969107  800969107  VIZZO WILLIAM J            CT            320,000.00     11.625     8.625
 800969305  800969305  BALLIET LEROY              OH             25,990.21     10.625     7.375
 800970279  800970279  MAYES JOHN H               NY            181,900.00     11.000     7.725
 800978322  800978322  CRUZ IVETTE                NY            147,600.00     10.125     6.625
 800980161  800980161  VANDERHOEF JOHN L          GA            294,683.00      8.875     5.750
 800983108  800983108  DISCIASCIO JOHN            NJ            267,643.60     10.500     7.500
 800996035  800996035  SABHARWAL HEMANT K         NY            315,358.00     10.375     6.500
 800998536  800998536  DUCHNOWSKI JOHN D          NC            119,000.00      8.625     5.500
 801000324  801000324  KATZ STEPHEN               CT            244,859.05      8.750     5.875
 801013384  801013384  BLAKESLEE HARALD           TX            193,800.00     11.125     7.000
 801014747  801014747  STEPHENS JAMES S           NY             55,187.02     12.875     8.750
 801018391  801018391  GROSSMAN MICHAEL S         NY            259,100.00     12.750     9.375
 801020348  801020348  LAKHTER MICHAEL            NY            348,500.00     10.500     7.350
 801022419  801022419  BAYLESS WARREN K           NJ            499,194.71     10.500     6.625
 801028606  801028606  GWOZDZIEWICZ MARY          PA             58,400.00      9.250     6.250
 801032996  801032996  MUNOZ JOSE A               MA             81,000.00      9.625     5.875
 801033143  801033143  DAMRON DONALD W            PA             57,150.00      9.375     6.250
 801035353  801035353  SEDILLO CAROL L            CO             61,836.49     11.625     8.125
 801035809  801035809  KHALIL AMINE               PA            280,000.00     10.875     7.250
 801037037  801037037  ROONEY JOHN P              MA             70,000.00      8.625     5.250
 801037417  801037417  CHOURNOUS BEVERLY          UT            108,900.00      7.625     6.250
 801038308  801038308  VAN VORST RICHARD          NY            131,750.00     10.000     6.625
 801039637  801039637  CLAUSEN GREGG A            MI             48,800.00     10.125     7.125
 801042797  801042797  SMITH MATTHEW R            PA             71,100.00      9.125     6.600
 801044272  801044272  WISE JANICE                NY            160,932.54     10.625     7.625
 801044728  801044728  BUTTS MARGARET             NY            175,500.00     10.125     6.500
 801048497  801048497  MARCINSKI HENRY F          IN            227,700.00      9.375     6.250
 801050360  801050360  STEVENSON RICHARD E        UT            218,700.00      9.125     6.625
 801052200  801052200  EDWARDS TAMARA             UT             73,500.00     11.875    10.000
 801052812  801052812  HAYES DEBORAH              NC             58,500.00     10.875     7.250
 801053810  801053810  JOHNSON VAL                UT            202,746.00      7.250     6.125
 801054370  801054370  HART PAULA D               OH             63,700.00     10.625     5.750
 801054909  801054909  REEVES ROBERT A            SC             79,200.00     10.125     6.750
 801056060  801056060  ST CLAIR DAVID L           UT            181,200.00      8.375     4.875



                                                                                  Page 37 of 44

                                        ALLIANCE FUNDING

                                A division of Superior Bank FSB

                  Loans Funded and Available for Sale to 1998-3 as of 9/22/98


  Orig     Servicing                                              Current       Note
 Account    Account    Name                      State           Principal      Rate     Margin
-----------------------------------------------------------------------------------------------
 801058231  801058231  BREEMAN PAMELA             NY            525,000.00     11.375     7.875
 801060435  801060435  WALLER JOHN H              MD            413,384.23      9.500     6.625
 801066101  801066101  SMITH HUBERT C             CT            204,300.00     10.500     7.000
 801071242  801071242  SANSEVERINO MARIE V        CT            172,710.00     10.500     7.000
 801071606  801071606  YOUNG HARRY K JR           OH            271,743.85     11.625     8.000
 801072182  801072182  COVINGTON CORNELL M        IL             78,300.00     10.000     6.600
 801072851  801072851  SAMUELS DENZIL             CO            476,000.00     10.250     7.125
 801080581  801080581  TAPIA LYDIA                UT            247,500.00      9.375     6.500
 801081951  801081951  COPASS SCOTT A             CO             94,500.00      9.875     7.250
 801090168  801090168  MELCHIONDA PATRICIA        MA            548,000.00      8.125     4.350
 801090267  801090267  BROWN BETTY MARIE          NC             32,800.00     10.625     7.500
 801091158  801091158  HERNANDEZ FRANK            IL             39,600.00      8.125     4.750
 801095696  801095696  HAYES TOM A                UT            328,000.00      9.000     7.625
 801097361  801097361  HODGE TIFFANY              PA             43,600.00      9.500     6.000
 801097759  801097759  AU NGUYEN THUAN D          VA             76,500.00      9.125     6.250
 801097882  801097882  HILL TIMMY LEE             NC             76,500.00      9.625     6.000
 801098435  801098435  CHOWDHURY SOLMON           MA             77,250.00      9.875     6.250
 801098690  801098690  MIRZA HAFEEZ               MA             83,625.00      9.625     6.250
 801100470  801100470  SOSA BEATRIZ               RI             68,720.00     10.250     6.250
 801103417  801103417  DAVIS BENJAMIN JEROME      UT            277,950.00      9.125     7.000
 801103722  801103722  BOREKCILER TAMER           NJ            140,800.00     10.000     6.625
 801105305  801105305  BROWN NORMAN DALE          NC             62,900.00     10.750     7.250
 801105339  801105339  CUMMINGS MICHAEL           NC             74,000.00     10.000     6.500
 801106220  801106220  FINNEY DORSEY S            FL             83,250.00      9.625     6.250
 801107475  801107475  SOUTHALL JANICE M          IN             45,200.00     11.625     7.500
 801108200  801108200  NELSON RICKIE D            CO            343,500.00      9.125     6.000
 801110859  801110859  LOWRY BURTON S             UT            157,500.00      9.500     5.500
 801119066  801119066  FORNATARO STEPHEN          PA             49,500.00     10.375     7.250
 801128752  801128752  WILCOCK ERICA              UT             35,000.00     10.875     7.000
 801139296  801139296  CERON CARLOS R             AZ            120,800.00      7.250     6.875
 801145202  801145202  HARRIS LESA R              DE            102,850.00     10.250     6.250
8000020852 8000020852  KORMAN MUTENA              IL            304,000.00     12.500     8.500
8000021280 8000021280  PAGAN AIXA                 IL             55,200.00     10.000     6.250
8000022064 8000022064  JACKSON ROCHELLE H.        IL            270,000.00      8.125     5.000
8000026040 8000026040  MONEYHAN JAMES W           NY             53,300.00     10.000     6.000
8000026446 8000026446  MITCHELL LEONTEAN          IL            102,358.45      7.875     4.250
------------------------------------------------------------------------
Group Total                                                  17,375,598.58


SUB-POOL 4  -  LOANS FUNDED AND NOT YET IN SERVICING
----------------------------------------------------
 800897902    n/a      RIVELLO THOMAS C           NJ             40,600.00     12.375     8.375
 800987752    n/a      JAHANGIR SHAHRYAR          NJ            157,600.00      9.500     6.250
 801043761    n/a      KILSTEIN MARTIN J          NJ            263,000.00     11.625     8.000
 801083999    n/a      HUTCHINGS TERRI G          UT            318,750.00     11.375     7.250
 801126848    n/a      WALTON DENISE              UT            119,000.00      9.500     5.750
 801128026    n/a      LANDOU PHILIP H            AZ             81,400.00     10.000     6.875
 801128869    n/a      CERON CARLOS R             AZ            120,800.00      9.500     6.875
 801146291    n/a      SEXTON HAROLD              AZ             84,000.00      9.000     5.875
 801157116    n/a      ANDERSON HERMAN A          CO            209,000.00      9.875     7.000
------------------------------------------------------------------------
Group Total                                                   1,394,150.00


SUB-POOL 4  -  LOANS SET TO CLOSE
---------------------------------
 800904005    n/a      BRUNSON ROBERT J           UT            350,000.00      9.500     7.000
 800934093    n/a      GARRIDO ALEX               NJ            142,800.00      9.625     6.500
 800941502    n/a      DESTEFANO JOHN             PA            163,000.00      9.625     6.000
 800943060    n/a      HENRY ENRIQUE              NY            120,000.00     13.125     9.500
 800963415    n/a      SMITH MARYANN              NY            117,000.00     10.750     7.375
 800985756    n/a      MENA SR DAVID              NY            202,050.00     10.500     7.375
 800999724    n/a      RIVERA MARIA               NY            238,765.00     10.500     7.125
 801001454    n/a      LOPEZ RAFAEL R             NY            184,700.00     10.875     7.875
 801009424    n/a      HARDEE JOHNNY E            TX            119,850.00      8.875     5.500
 801013103    n/a      MORGAN ROSE M              NY            243,000.00     10.500     7.375
 801035320    n/a      FOLCARELLI DONNA           RI             69,000.00      9.875     6.500
 801038761    n/a      SIN JAY S                  NJ             79,000.00     12.125     8.500



                                                                                  Page 38 of 44

                                        ALLIANCE FUNDING

                                A division of Superior Bank FSB

                  Loans Funded and Available for Sale to 1998-3 as of 9/22/98


  Orig     Servicing                                              Current       Note
 Account    Account    Name                      State           Principal      Rate     Margin
-----------------------------------------------------------------------------------------------
 801041716    n/a      BARRETT GENE               NY            189,500.00     12.875     8.725
 801044892    n/a      CAMPBELL ICYLINE           NJ            144,000.00      8.875     6.125
 801047432    n/a      MALONE JOSEPH              NY             90,000.00      9.750     6.375
 801052994    n/a      WILLIAMS BARBARA           NC             55,250.00     11.250     7.250
 801053018    n/a      JONES CAROLINE E           GA             76,500.00     10.000     6.250
 801056045    n/a      HOLTER JAMES J             IL            140,000.00      9.375     6.500
 801058082    n/a      TENNANT JOSEPHINE          NY            251,200.00     12.750     9.125
 801060799    n/a      CRISAFULLI RAY             NJ            120,000.00     10.000     6.875
 801061755    n/a      BONHAM BRENT R             UT            500,000.00      9.250     5.750
 801062043    n/a      HANNON MICHAEL J           WI             37,500.00      9.375     6.250
 801062316    n/a      DANIS JOSEPH JR            UT            303,750.00     10.375     7.125
 801064858    n/a      ANTONOPOULOS SOTIRIOS      MA            171,900.00     10.625     7.250
 801065186    n/a      PETERS VANESSA             NY            135,000.00     11.625     8.000
 801066176    n/a      BURNS CAROLYN M            NY            135,000.00     10.125     6.625
 801068966    n/a      KHAN MOHAMED               NY            101,500.00     10.000     7.125
 801074790    n/a      SULLIVAN JOHN              MA            142,400.00      7.875     5.000
 801076308    n/a      ROBINSON PAULA             NY            207,000.00     10.500     7.375
 801077611    n/a      PORNELL MYRNA              PA             29,695.00     11.875     8.250
 801080862    n/a      JAVIER CHRISTOBAL          NY             80,750.00      9.625     6.375
 801083643    n/a      MEREDICK CHRISTOPHER J     PA             85,990.00      8.875     5.350
 801089434    n/a      SCHAFER ROGER D            CO            118,000.00      7.250     3.750
 801091182    n/a      MORGAN SCOT                PA             40,500.00     10.125     7.000
 801091943    n/a      STEWART GRACE M            NJ             52,700.00      9.375     5.875
 801093527    n/a      WILLIAMS LAWRENCE          NY             86,000.00     10.500     7.000
 801098989    n/a      MOSLEY HUGH                NJ            250,750.00      8.500     6.250
 801099011    n/a      KINGSLEY JOAN              CT             71,200.00     10.500     7.500
 801103375    n/a      BLOOM DAVID                NY            200,000.00      8.500     6.250
 801103482    n/a      MARTINI BRUNO              NY             99,200.00     13.125     9.500
 801104126    n/a      CHAPARRO NIMIA             NJ            195,500.00     11.625     8.250
 801104167    n/a      WILLIAMS GREGORY L         IL            129,000.00      8.875     5.750
 801104266    n/a      CERAS GUSTAZ               NJ             65,000.00     10.000     6.750
 801104514    n/a      VANCE WILLIAM J            WI             86,700.00     10.750     7.875
 801104761    n/a      WASHINGTON GALE JONES      NJ            112,500.00     10.500     7.375
 801104944    n/a      FULLER JEFFERY T           GA             72,000.00     11.625     8.750
 801105412    n/a      MULTANI MOHAN SINGH        MI             84,000.00     10.000     6.625
 801105461    n/a      PUGH EVELYN C.             NC             32,300.00     11.250     8.125
 801105503    n/a      TEXEIRA BRUCE              NY             45,000.00      9.375     5.875
 801106592    n/a      GENNARELLI CARLO           NY            425,000.00      8.500     6.000
 801106857    n/a      AL-HUMASI NASSER           MI             16,000.00      9.875     6.625
 801106915    n/a      SMITH CHRISTOPHER D        MI             56,000.00     13.125     9.500
 801107996    n/a      TILGHMAN TROY L            MD             48,000.00     12.250     9.125
 801108663    n/a      DOYLE MATTHEW A.           SC             55,250.00     12.125     8.375
 801108911    n/a      FUETTE HOLLY C             NJ            144,500.00     10.375     6.625
 801109067    n/a      RAMBERT JESSIE M           SC             61,000.00      8.375     6.000
 801109315    n/a      PAVELSKI MICHAEL M         PA             25,500.00     10.875     7.500
 801109968    n/a      PROCTOR VALDA D.           SC             88,400.00     10.750     8.000
 801110719    n/a      SHELBY EDNA E              MI            252,900.00      8.500     5.750
 801110974    n/a      GARDNER MARSHALL M         UT            172,250.00      9.750     6.375
 801111493    n/a      MATHIS DONNA M             IN            112,500.00      9.625     6.250
 801114232    n/a      SINGH JAIPAUL              NY            153,000.00     10.250     7.375
 801114471    n/a      CRAWFORD JOE               IL            144,000.00     10.000     6.600
 801114588    n/a      OBLIGACION LEYNARD E       NY            157,650.00     11.250     7.875
 801116088    n/a      KIM KO WOON                NJ            120,000.00      9.875     6.550
 801116617    n/a      PINSCHMIDT NORMAN R        FL             60,000.00      8.250     5.625
 801117169    n/a      WILLIAMS ALLAN C           NY            157,250.00     10.500     7.100
 801117250    n/a      RAMIREZ ANTHONY J          UT            121,500.00     10.500     7.375
 801117912    n/a      WILL CAROL A               MI            110,000.00      9.875     6.625
 801118118    n/a      TARTAGLIA ROBERT           NY            152,800.00     12.375     8.750
 801118316    n/a      TOMA LILLIAN               MI             36,000.00     10.500     7.375
 801118480    n/a      WILLIAMS DERRICK           MI            109,500.00      9.500     6.250
 801118654    n/a      SKUTT WAYNE                CT            161,000.00      9.625     6.500
 801118787    n/a      BEAVIN C. WILLIAM          OH             80,750.00     11.875     8.000
 801118829    n/a      DAVIS MONIQUE M            CO            328,797.00     11.000     8.375



                                                                                  Page 39 of 44

                                        ALLIANCE FUNDING

                                A division of Superior Bank FSB

                  Loans Funded and Available for Sale to 1998-3 as of 9/22/98


  Orig     Servicing                                              Current       Note
 Account    Account    Name                      State           Principal      Rate     Margin
-----------------------------------------------------------------------------------------------
 801119637    n/a      HARRISON SHARON C          SC             60,000.00     11.625     7.375
 801119686    n/a      PERKINS TIMOTHY W          IL             64,600.00     10.250     6.250
 801119736    n/a      GOLDOVICH RICHARD          PA             68,000.00     11.875     8.000
 801119918    n/a      CARLTON SCOTT A            NY            476,000.00     10.500     7.375
 801120312    n/a      STEVENS TED A              UT            197,593.00     10.000     6.625
 801121641    n/a      STUTZ HARRY                OH             52,000.00     11.250     7.500
 801122607    n/a      BRANDIMARTE MATHEW D       CT             87,750.00     11.625     8.000
 801123795    n/a      WILSON FAITH               NY            110,551.00     12.875     9.250
 801124025    n/a      BARTOLI NICOLE             PA             60,000.00      9.250     6.000
 801124629    n/a      GREGORY AMY JO             MI             56,800.00     12.250     9.125
 801125261    n/a      DOUGLASS SCOTT ELI         UT             71,000.00     10.625     7.375
 801125360    n/a      PORTER TODD                UT            207,950.00     10.000     7.375
 801125584    n/a      KREISER MICHAEL J          PA            531,000.00      8.375     5.500
 801126384    n/a      LANGSETH PETER G           PA            110,500.00     11.750     7.875
 801126780    n/a      MARTIN ROBERT              MI            112,500.00      9.375     6.250
 801126897    n/a      SHAKIN JUNE                NY            229,500.00     10.375     7.750
 801127127    n/a      CLYNE PATRICK              CT            135,900.00     10.875     7.500
 801127754    n/a      FAILLACE PAUL              PA             59,700.00      8.875     5.750
 801128661    n/a      CHRISTIAN RUDOLPH          NY            139,500.00     10.500     7.375
 801129347    n/a      ROSADO NOEL                NJ             97,750.00     11.125     7.375
 801129693    n/a      FISHPAW JOHN J             PA             97,188.00     12.625     9.500
 801129842    n/a      KREISER MICHAEL J          PA             88,500.00      9.125     6.250
 801129941    n/a      CABRERA JULIO              NY            285,300.00      9.750     6.625
 801130428    n/a      SELLINGER WILLIAM          NJ            306,000.00      9.250     5.750
 801130824    n/a      KILBURN JAMES SCOTT        GA            100,000.00      8.000     4.250
 801131145    n/a      MAHAN JR WILLIAM F         NJ            160,000.00     11.625     8.000
 801131251    n/a      CHEVALIER RUTH             NY            226,800.00      9.875     6.625
 801131400    n/a      ESDALE BRUCE P             DE            152,100.00      9.000     5.500
 801131426    n/a      THOMAS WALTER              NY            184,450.00     10.750     7.000
 801131848    n/a      SUH JUNG KIE               PA             55,000.00     10.375     7.000
 801131871    n/a      LE VIEN T                  TX             99,000.00     10.625     6.500
 801134024    n/a      WALKOWIAK JEFF P           PA             22,590.00     10.500     7.375
 801134214    n/a      EDMONDS CHERYL P           VA             91,000.00      9.125     5.500
 801134636    n/a      LE HOA T                   VA             76,500.00      9.375     6.250
 801135351    n/a      KRESSLER JR HOWARD L       PA             61,200.00      9.375     6.750
 801135690    n/a      CAUSLEY TODD               IL            129,600.00     11.875     8.000
 801136698    n/a      FIORE JR PHILIP J          NJ            214,875.00     10.000     7.375
 801137464    n/a      BREWER ROLLIN              OH            132,000.00      9.000     5.500
 801137902    n/a      PELLOT MIGUEL A            NJ             76,000.00      7.500     4.250
 801138553    n/a      WELLS JR THEODORE          NJ             83,000.00     12.875     9.500
 801139221    n/a      ELLIS PEGGY                MO             46,000.00      9.375     6.000
 801139247    n/a      LEWANDOWSKI STEFAN         IL            175,500.00      9.375     6.250
 801139270    n/a      ELLIS PEGGY                MO             40,240.00      9.375     6.000
 801139312    n/a      DILDY JOSEPH               NY            130,500.00     10.500     7.375
 801139460    n/a      SIMON ROBERT W             IN             92,250.00      9.625     6.250
 801139866    n/a      PHILLIPS KEVIN             WV             44,100.00     10.875     6.750
 801140047    n/a      PHIFER DUANE L             UT            155,550.00     10.250     7.125
 801140427    n/a      NORRIS LISA A              VA             85,850.00      9.750     6.250
 801140567    n/a      CRUZ JORGE                 PA            102,000.00     10.375     6.750
 801140716    n/a      BUTTNER INDREK             CT            297,500.00     10.875     7.500
 801142266    n/a      RISHER PORTIA M            NY             81,500.00     11.250     7.875
 801142910    n/a      JOHNSON RICHARD            CT            100,000.00      8.750     5.750
 801143033    n/a      WLADICH JEANNINE           NJ             84,000.00     11.500     7.875
 801143322    n/a      JOHNSON STEVEN S           WA            157,500.00      7.625     4.750
 801143819    n/a      LOFTUS NICOLE M            UT             90,000.00      9.625     6.250
 801144148    n/a      POWELL CHARLES B           NY            283,500.00      9.875     6.625
 801145061    n/a      PRIVETTE DONALD            NC             59,625.00     13.250     9.750
 801146515    n/a      SILVER SHARI               KY             38,500.00     11.250     8.250
 801146648    n/a      MELNYK DARWIN M            OR            320,000.00      9.000     6.125
 801147661    n/a      SHUBERDA BRENDA            NJ            105,315.00     10.500     7.125
 801148826    n/a      COLLINS JOHN L             IL            266,000.00     11.000     7.500
 801148933    n/a      RISNER THOMAS              SC             68,580.00     10.000     6.875
 801149436    n/a      SOFFE II RICHARD DON       WY             50,000.00     10.250     6.875



                                                                                  Page 40 of 44

                                        ALLIANCE FUNDING

                                A division of Superior Bank FSB

                  Loans Funded and Available for Sale to 1998-3 as of 9/22/98


  Orig     Servicing                                              Current       Note
 Account    Account    Name                      State           Principal      Rate     Margin
-----------------------------------------------------------------------------------------------
 801149527    n/a      PARISE MARJORIE            NJ            229,600.00      9.625     6.375
 801149774    n/a      SEIGEL CARLTON             NJ             41,650.00     11.250     7.875
 801149931    n/a      BENNETT MARIE              UT            119,000.00     11.125     7.000
 801150095    n/a      HILL MILTON  A             GA             60,300.00     10.500     7.375
 801150210    n/a      DOLCE HELEN                NY            195,500.00     11.250     7.875
 801150277    n/a      IBARRA JOSE                CO             64,800.00     11.750     9.125
 801151184    n/a      STEINER ROBERT             NJ            157,250.00     10.750     7.875
 801151283    n/a      B0DILY JANELL              UT            119,700.00      9.125     6.250
 801151291    n/a      TRACY-LYONS CHRISTINE      UT             91,600.00     12.625     9.500
 801152596    n/a      THOMAS EARL W              FL            275,000.00      9.500     7.250
 801153313    n/a      REVELLO AVA                NY            145,600.00     12.750     9.125
 801153420    n/a      EHLER SCOTT D              CO            229,500.00     10.500     7.375
 801153628    n/a      SZALAY RICHARD L           NJ             89,000.00     12.000     8.750
 801155086    n/a      HAGAN ANNE M               PA            136,000.00      9.625     6.500
 801156696    n/a      BASSOUMI MOHAMMED          NY            138,000.00     10.500     7.300
 801157157    n/a      HAZIME FAWAZ               MI            110,000.00     10.000     6.625
 801157215    n/a      ALBADRI KHALID T           MI             33,600.00      8.875     5.750
 801157652    n/a      APPLEBY II DAVID ROBERT    AZ             71,900.00     10.000     6.875
 801159476    n/a      CAMPBELL LILLIAN  K        GA            392,700.00      8.500     5.375
 801160318    n/a      CENTUOLO PRESTON           NJ             49,000.00     10.250     7.000
 801161415    n/a      WILLARD DONALD L           NM             90,000.00      9.875     6.000
 801161795    n/a      MEMENGA MICHAEL G          IL            110,500.00     12.000     8.125
 801163569    n/a      VOGELSONG ANTHONY          PA             65,350.00      9.000     5.500
 801164336    n/a      STEPHENS CHARLES E         IL             40,000.00     11.875     8.000
 801164799    n/a      KHATIB MANSOUR A           AZ            206,250.00      9.750     6.375
 801165291    n/a      CATLETT FLOARD             MD            112,200.00      7.875     4.250
 801166190    n/a      LEMMONS TERRY MICHAEL      CO            102,240.00     10.125     6.625
 801167560    n/a      LEWIS CLAUDETTE            NY            160,000.00     11.625     8.000
8000007719    n/a      POTEET FREDDIE WAYNE       TX             15,000.00     10.250     6.500
8000014731    n/a      COOPER WANDA L             IL             62,000.00      8.750     5.250
8000015662    n/a      SMITH RODNEY W             VA            193,200.00     11.875     8.000
8000021181    n/a      SOUTHALL VIRGIL S          IL            291,500.00     12.500     8.500
8000021421    n/a      MARABELLA JAMES J          MI            115,000.00      8.500     5.250
8000022130    n/a      RHODES ROBERT              GA             46,700.00      8.125     4.250
8000024359    n/a      WILLIAMS ROSETTA H         GA             60,100.00     11.500     6.500
8000025802    n/a      MCCARTIN DIANNE            MA             69,200.00     12.000     7.500
8000026826    n/a      LARUE BRANCHCOM SYLVIA     NY            147,000.00     10.000     6.000
8000027477    n/a      GILLESPIE JACK             WV             24,000.00     12.000     8.000
8000028996    n/a      TOPPIN MONA                NY            180,000.00      9.375     5.850
8000029556    n/a      SMITH RICHARD A.           IL            211,600.00     10.250     7.000
8000029788    n/a      LANIER JOHN                VA             90,900.00     11.250     7.000
8000032857    n/a      SENN FREDDIE               AL             72,000.00     10.250     6.750
8000035090    n/a      OKOYE CHINEDU A            MA            184,000.00     10.000     6.000
8000038607    n/a      HOWE MONICA                IL             38,600.00     11.000     7.000
8000047236    n/a      CARMICHAEL BETTIE          MS             65,600.00     11.500     8.000
------------------------------------------------------------------------
Group Total                                                  24,062,344.00


SUB-POOL 4  -  LOANS THAT ARE APPROVED BUT NOT YET SET TO CLOSE
---------------------------------------------------------------
 800904849    n/a      VENTURINO PHILIP J         NJ            199,325.00      9.875     6.375
 800906497    n/a      STEWART EDMAN              NY            210,000.00     11.500     7.725
 800906695    n/a      FRANCOIS JAMES             NY            102,000.00     12.125     8.000
 800915407    n/a      FAWLEY PATTY M             OH             68,000.00     12.250     8.125
 800919037    n/a      WARD ALFRED                GA            121,400.00     10.750     7.375
 800920399    n/a      TAMUKEY VICTORIA           NY            166,500.00      9.625     5.875
 800921066    n/a      BEIRAN RAFAEL              NJ            124,600.00     11.375     8.000
 800921272    n/a      GONZALEZ PABLO M           NJ            102,400.00     12.125     8.625
 800926255    n/a      NIEMI JAMES A              CO             84,500.00     11.625     7.250
 800926826    n/a      WELLINGTON STEPHANIE       NY            148,500.00     10.250     7.375
 800927493    n/a      SERNA ELKIN                NY            128,790.00     10.500     7.375
 800927824    n/a      SALERNO ANGELO             NY             50,000.00     10.750     7.125
 800929184    n/a      COMER STUART M             SC             59,500.00     11.000     7.250
 800930752    n/a      FRANCOIS YVES              NY            144,500.00      9.250     6.125
 800933012    n/a      KOBAL SCOTT R              PA             24,225.00     12.250     8.375



                                                                                  Page 41 of 44

                                        ALLIANCE FUNDING

                                A division of Superior Bank FSB

                  Loans Funded and Available for Sale to 1998-3 as of 9/22/98


  Orig     Servicing                                              Current       Note
 Account    Account    Name                      State           Principal      Rate     Margin
-----------------------------------------------------------------------------------------------
 800936734    n/a      RICE JR DAVID K            CO            225,000.00     11.125     7.625
 800937559    n/a      LOBUE MICHAEL              NJ            148,500.00     10.750     7.375
 800942096    n/a      MULLINS TRAVIS             PA             35,120.00     11.875     8.250
 800943045    n/a      DECKER ANNE                PA             42,135.00     10.375     6.750
 800943235    n/a      SILLSBURY JAMES A          NJ            156,800.00     12.625     8.750
 800944290    n/a      NAPPI PATRICK              PA             78,200.00     10.250     6.250
 800944993    n/a      LOVELAND TINA              NJ             23,800.00     11.500     7.875
 800947004    n/a      MATINGKA SITTI A           NY            195,500.00     12.250     8.125
 800949026    n/a      SAWYER REGINALD            GA             89,010.00     10.750     7.375
 800949232    n/a      LILES JAMES F              SC            108,375.00     12.375     8.375
 800949885    n/a      JAMES RICHARD C            MD            101,250.00     11.500     7.625
 800950255    n/a      PEPPEARD JR GALE E         OH             50,150.00     11.250     7.000
 800952673    n/a      MORGAN DWELA               NY            134,400.00     13.125     9.500
 800958795    n/a      CHARO MARIA R              IL             71,200.00     13.375     9.500
 800962128    n/a      WINSTON DEBRA              NY            225,000.00      9.875     6.350
 800962300    n/a      FORMAN FRANCES E           MD            227,500.00     11.750     7.250
 800962664    n/a      BRANNON DEBORAH            FL             76,000.00     10.125     6.625
 800962854    n/a      BUDINE RONALD              GA             87,382.00     11.750     8.375
 800963100    n/a      BARTON RICKY               NJ            130,000.00     10.000     6.500
 800963308    n/a      BURDEN SELENA              NY            104,000.00     11.500     8.250
 800964090    n/a      FOSTER MICHAEL E           IN             26,250.00     11.875     8.000
 800965915    n/a      DIXON ARTHUR               CT             92,000.00     13.125     8.750
 800966210    n/a      TIRONE JOSEPH              NJ            221,250.00     12.000     9.250
 800966608    n/a      DIBBELL BRUCE W            UT             96,300.00     10.500     7.375
 800967382    n/a      PINEDA-LANDAVER LILLIAN J  NH             26,000.00     11.625     8.000
 800968455    n/a      JOHNSON MARGARET           PA             32,800.00     12.750     9.125
 800969453    n/a      YOUNG JIMMY                GA             75,650.00     12.125     8.375
 800970360    n/a      BOBADILLA SIXTO            NY            108,000.00     10.625     7.125
 800971905    n/a      CORTESE NICHOLAS J         NY             55,600.00     11.750     8.250
 800973679    n/a      RHODES CAROLYN             GA             52,560.00     12.375     7.500
 800975542    n/a      CAVALIERI ROBERT L         PA            468,000.00      9.375     6.250
 800975856    n/a      HOLLER SHERRY A            NJ             55,350.00     10.750     6.750
 800977092    n/a      DUCHIENE PIERRE            NY            133,284.00     12.375     8.500
 800977142    n/a      LIMBERT RAYMOND            NY             72,250.00     12.000     8.125
 800979262    n/a      BLAIR VIRGINIA M           NY             50,000.00     10.625     6.500
 800984106    n/a      SARKENDO AMIR              MI             71,000.00      7.500     4.750
 800984551    n/a      VUOCOLO DAWN M             NJ             65,000.00     11.125     7.500
 800985657    n/a      FITZGERALD JOANNE          MD            126,000.00      9.875     6.500
 800986309    n/a      AMBRA YAMIC                NY            155,700.00     10.500     7.375
 800986325    n/a      LEITZEL STACEY A           PA             61,200.00      9.000     5.500
 800986952    n/a      BROWN ERIC                 PA             33,150.00     12.375     8.500
 800987646    n/a      VERDUCCI KIMBERLY E        NJ            112,000.00      9.625     6.625
 800987869    n/a      DUNNING RAY C              OH            160,800.00     10.500     7.375
 800989246    n/a      HARPER JENNIFER L          PA             64,800.00     10.500     7.375
 800989584    n/a      MACE EARL R                PA             63,000.00      9.375     6.250
 800990764    n/a      ROAZEN MATTHEW D           PA            135,000.00      8.875     5.750
 800991507    n/a      GORSKI LEONARD P           NJ            124,800.00     12.625     9.000
 800991713    n/a      DURAN RAMON A              NJ             23,200.00     11.250     7.875
 800992281    n/a      WILLIAMS GRACE MAE         MD            103,000.00     10.875     8.000
 800992711    n/a      PACHECO JORGE              NY            180,000.00     10.875     7.725
 800993404    n/a      COLKITT JAMES G            GA             75,600.00     10.750     7.375
 800994352    n/a      HALLAMAN RICHARD           CT            110,500.00     10.750     8.250
 800994725    n/a      ZHANG CHUANFANG            NY            164,700.00     10.000     6.500
 800995284    n/a      TELESFORD STEPHANIE        NY            196,000.00     12.375     8.625
 800995730    n/a      LAMEY FORREST F            PA             94,350.00     12.375     8.500
 800995888    n/a      GLASS RICHARD L            PA             63,200.00     11.375     7.875
 800995961    n/a      CICCONI VICTOR             PA             97,250.00     11.625     8.000
 800996514    n/a      PADUANA MICHAEL A          NY             53,550.00     11.125     7.500
 800996852    n/a      WIESENTHAL NANCY           NJ             72,800.00      8.375     5.250
 800996951    n/a      RUCKER MAYBELL             MI             81,000.00      9.625     6.375
 800997041    n/a      HERMIZ FARID I             MI            197,900.00     10.625     7.875
 800997371    n/a      BAKAREY ABASS A            NY            224,400.00     11.000     7.250
 800997579    n/a      TAYLOR LISA                UT             91,000.00      7.500     4.500



                                                                                  Page 42 of 44

                                        ALLIANCE FUNDING

                                A division of Superior Bank FSB

                  Loans Funded and Available for Sale to 1998-3 as of 9/22/98


  Orig     Servicing                                              Current       Note
 Account    Account    Name                      State           Principal      Rate     Margin
-----------------------------------------------------------------------------------------------
 800999740    n/a      FETTERS ELVINA M           PA             22,716.00      8.500     5.375
 800999997    n/a      PASSAFIUME CAROLYNNE       NJ            135,000.00     10.750     7.125
 801000126    n/a      BODKIN NYOTA N             GA             42,500.00     10.750     7.125
 801000647    n/a      STAVRINOS JAMES            NJ             80,000.00     12.250     9.500
 801004649    n/a      CHIANELLI CHARLES A        IL            228,000.00     13.375     9.500
 801004854    n/a      ISOM RICHARD H             GA            178,500.00      8.500     5.000
 801004946    n/a      HERRIER RUTH ANN           FL             69,000.00      9.000     6.125
 801005463    n/a      NARDONE JR ROBERT JOSEPH   NJ            100,000.00      8.875     5.875
 801005802    n/a      POLSON KRIS R              UT             91,000.00     12.750     9.125
 801008350    n/a      SOLER ANTOINETTE           NY            162,000.00      9.750     6.250
 801008863    n/a      KRUG RICHARD P             NY            165,750.00     12.375     8.500
 801011032    n/a      HODGES STEVEN G            GA             72,000.00     11.125     8.000
 801011206    n/a      CAMPBELL WEBSTER           NY            202,500.00     10.875     7.000
 801012584    n/a      IBARRA LAURA M             CA            228,650.00     11.500     7.875
 801012675    n/a      HOYER LORETTANN            NJ            116,250.00     10.625     7.250
 801015009    n/a      WOODWORTH CHARLES          NJ            315,250.00     12.125     8.000
 801015108    n/a      JOSEPH DANIEL              NY            200,000.00     10.625     7.625
 801015926    n/a      LANG ROBERT T              NJ            144,500.00      8.500     5.375
 801018219    n/a      BRICKER TED W              VA            171,000.00      9.375     6.500
 801018722    n/a      SMITH ZINA                 GA             81,000.00     10.500     7.375
 801019290    n/a      ALLEYNE INGRID             NY            190,000.00     11.375     7.975
 801020454    n/a      PIKHART EDWARD             NJ             53,000.00      9.750     6.750
 801021023    n/a      MARTIN ELVIRA B            PA             28,050.00     12.375     8.500
 801021049    n/a      LOPEZ ALBERT               NJ            128,700.00     10.000     7.375
 801021817    n/a      MCGEE DAPHNE               PA             56,000.00     13.125     9.500
 801022070    n/a      BOYER TERRY D              PA            143,500.00     12.375     8.750
 801022229    n/a      FLYNN LINDA JEAN           PA            128,700.00      9.375     6.250
 801023649    n/a      FARINOLA RAFAELE           NJ             94,800.00     12.250     9.125
 801024878    n/a      MURIN ROBERT J             PA            117,000.00      9.375     6.250
 801026139    n/a      ALLEN VANCE                PA             22,400.00     13.125     9.500
 801027236    n/a      WILLIAMS BEULAH M          MI             63,700.00      9.500     6.750
 801027244    n/a      MCCARTHY OMAR              NY            252,000.00     10.500     7.375
 801029463    n/a      HOBSON FLORINE             IL             62,100.00     10.500     7.375
 801029836    n/a      WILLIAMS CAROLYN           NJ            161,000.00      9.500     6.625
 801031063    n/a      JOSEPH HENRY               NY            175,500.00     10.500     6.500
 801032236    n/a      LUBECKE MARDELL K          MN             32,500.00     12.875     8.750
 801033895    n/a      SCHRADER KEN               MI            180,000.00      9.875     7.250
 801034281    n/a      PETERSEN KIMBERLY          CT             93,600.00     10.250     6.375
 801034505    n/a      SMART SR DANIEL J          PA            134,000.00      9.875     6.125
 801034646    n/a      ZARRIEFF GWENDOLYN         MI             44,000.00     12.750     9.125
 801035171    n/a      KEELER KENNETH             IL             76,500.00     10.000     7.375
 801035908    n/a      FORD JULIA L               IL             98,400.00      9.375     6.625
 801035940    n/a      ALLEN GLENN                OH             72,200.00     11.250     8.000
 801035999    n/a      HURST MORGAN D             GA             68,000.00      8.875     5.500
 801036492    n/a      BLAIR JR RAYMOND J         PA             40,000.00     10.375     6.750
 801036674    n/a      SHIPP III JOHN H           DC            238,500.00     10.500     7.375
 801036856    n/a      DILLARD FARLANDIS G        MI             55,200.00     11.625     7.750
 801038001    n/a      CAVALCANTE ELLEN           NJ            116,450.00     11.250     7.875
 801038175    n/a      SPEIGHT GERALDINE          NC             54,600.00     13.875    10.250
 801039298    n/a      HOBBS ROBERT               PA             76,500.00      9.750     6.625
 801040593    n/a      ANTHONY LINDA S            NJ            180,000.00     10.125     6.750
 801041419    n/a      WILLIAMS FRANK D           UT            162,000.00     10.000     7.375
 801044702    n/a      DAUGHERTY PAUL             KY             49,500.00      9.625     6.250
 801044942    n/a      SWIFT WILLIE               NJ             88,200.00     10.000     7.250
 801045865    n/a      AJANOVIC MAHIR             NY            140,000.00      9.750     6.375
 801047440    n/a      HAYMAN YAMINA              PA             36,125.00     10.875     7.500
 801047713    n/a      RUSSO JOSEPH               NY            125,800.00     10.250     7.125
 801048794    n/a      DUJETS VINCENT             VA            165,000.00     10.250     7.250
 801048869    n/a      BAKER ROBERT               CO             93,100.00     10.375     6.500
 801051400    n/a      BALASCO STEVEN C           RI             85,000.00     11.000     7.625
 801054420    n/a      IZZO RALPH                 NJ            165,000.00     10.875     7.250
 801054487    n/a      JACKSON KAREN A            MI             51,300.00     10.500     7.375
 801054586    n/a      PHYSICIAN MICHAEL E        MI            125,900.00     11.750     7.875



                                                                                  Page 43 of 44

                                        ALLIANCE FUNDING

                                A division of Superior Bank FSB

                  Loans Funded and Available for Sale to 1998-3 as of 9/22/98


  Orig     Servicing                                              Current       Note
 Account    Account    Name                      State           Principal      Rate     Margin
-----------------------------------------------------------------------------------------------
 801054743    n/a      ALVAREZ MARIA              NJ            102,000.00     12.000     8.125
 801054834    n/a      WHITACRE KRISTEN           NJ            246,000.00      9.375     6.625
 801055187    n/a      VARGASON THAYNE E          UT             75,000.00      9.000     5.875
 801057506    n/a      DAVIS DENISE I             NY             99,100.00     11.125     8.000
 801058090    n/a      ROBINSON HURTHA            NY            144,500.00     11.125     7.375
 801058496    n/a      CULP LLOYD B               CO            130,900.00      8.125     5.000
 801059122    n/a      HICKS MICHAEL P            CO             84,500.00     11.625     7.250
 801060831    n/a      CORRIGAN MICHAEL           PA            129,600.00     12.750     9.125
 801060880    n/a      BENSON MICHELLE            PA             37,600.00     11.125     7.250
 801060906    n/a      SMART JR HUBERT            NJ            203,150.00     10.875     7.375
 801061524    n/a      JOSEPH SOLANGE             NY            144,500.00     11.500     7.875
 801061532    n/a      CRAKE JR KENNETH           PA             78,400.00      9.250     6.125
 801064478    n/a      GORSKI JOHN                NJ             93,600.00     10.500     7.375
 801064890    n/a      PELAEZ WINELLA             UT            220,500.00     11.875     8.375
 801066283    n/a      HEDMANN PATRICIA L         NY            135,000.00     10.375     7.000
 801066606    n/a      FARBER TODD                NY            156,000.00     12.500     9.000
 801067422    n/a      BALINT ROBERT              PA             68,800.00      9.250     6.125
 801067687    n/a      CASEY JOSEPH               NY            121,500.00      9.750     6.250
 801068107    n/a      KRUSE JILL                 OH             46,000.00     12.000     8.750
 801068222    n/a      SWINEHART LARRY L          PA            101,515.00      9.125     5.750
 801068370    n/a      KIRKPATRICK DANIEL F       PA             87,425.00     12.500     8.375
 801069162    n/a      CAMILLI ROBERT             NY            110,500.00      8.875     6.125
 801070236    n/a      ALI ALI H                  MI            100,000.00      8.875     5.375
 801070491    n/a      MALDONADO GUSTAVO          CO            161,550.00     10.375     6.250
 801072059    n/a      EMERICH CHRIS              PA             62,300.00      8.500     5.875
 801072604    n/a      HOUDE MELISSA              NY             82,500.00      9.875     6.000
 801072729    n/a      ROBBEN, JR CHARLES D       NY            300,000.00      9.750     6.625
 801073560    n/a      BAKER SHEILA               NY            165,000.00      8.000     4.500
 801074642    n/a      LEMONIAS ANDROMAHI         MA            220,500.00     10.500     7.875
 801077132    n/a      INCANNO FRANCESCO          NY            128,700.00     10.000     7.375
 801077389    n/a      MATHIEU MARLENE            NJ             95,150.00     12.500     9.000
 801077975    n/a      COKE DENNIS                MI            128,000.00      8.750     6.125
 801078502    n/a      MOTLEY JESSIE              IL             80,000.00     11.625     8.000
 801078536    n/a      GUCA ANDY                  IL            119,000.00     11.250     7.875
 801079468    n/a      KUSHION TODD               MI            109,800.00      9.250     7.375
 801081449    n/a      FIELDS KIM                 IN             46,500.00      9.875     6.000
 801082934    n/a      KNIGHT RONALD              PA            103,000.00      9.625     6.250
 801083270    n/a      AQIL CHERYL L              MI             99,000.00     10.500     7.375
 801083296    n/a      MOSKAL JOHN R              NJ            101,600.00     13.125     9.500
 801084369    n/a      KHLAIF AHMED               MI             76,000.00      9.875     6.625
 801085309    n/a      HOANG BIEN X               PA             28,000.00     11.000     7.500
 801087339    n/a      FUGILL KENNETH J           NJ            114,200.00     10.750     7.375
 801091588    n/a      NIEMIEC DANIEL G           MI            228,000.00     12.750     9.125
 801091877    n/a      FARHAT HAREF               PA             32,500.00     10.500     7.000
 801091968    n/a      THUMMINGS YVONNE           NY            104,500.00     12.875     8.750
 801094996    n/a      ELLIS PEGGY                MO            114,400.00      8.875     5.500
 801095720    n/a      BULLARD ANDREW A           GA             91,260.00     10.125     7.000
 801096710    n/a      CRABTREE JOHN G            PA             84,600.00     10.125     7.000
 801098427    n/a      VERGARA JR HUGO A          NJ            227,000.00      9.875     6.625
 801100009    n/a      ALLEN KENNETH R            KY            312,350.00     11.125     7.500
 801100033    n/a      SCHWABACHER MAUREEN        NY            138,125.00     11.250     6.300
 801101551    n/a      RICHARDSON ELLIS           MI             86,000.00     12.500     8.875
 801101668    n/a      ANDEER KYLE E              MI            254,100.00      8.375     4.875
 801102336    n/a      HUFFMAN KERRY              NJ            255,000.00     11.375     7.375
 801103474    n/a      VALLE GLORIA               IL            157,200.00     11.125     8.250
 801104043    n/a      CONNERS ANN                NY            220,000.00     11.250     8.250
 801107442    n/a      YAMBO EDWARDO M            NY            190,400.00     12.250     9.500
 801107590    n/a      MENCHACA JACQUELINE        NJ             99,900.00     10.500     7.375
 801108887    n/a      GOMEZ SANDRA Y             GA             87,660.00     10.500     7.375
 801109158    n/a      BETANCOURT JOSE            NY            159,600.00      9.625     6.500
 801109554    n/a      GARRETT WALTER             MI             43,600.00      8.875     5.750
 801110065    n/a      MARSTON BRIAN K            NJ            100,000.00     11.750     8.250
 801110222    n/a      SHOHOUDY AHMAD             GA             72,000.00     10.125     7.000



                                                                                  Page 44 of 44

                                        ALLIANCE FUNDING

                                A division of Superior Bank FSB

                  Loans Funded and Available for Sale to 1998-3 as of 9/22/98


  Orig     Servicing                                              Current       Note
 Account    Account    Name                      State           Principal      Rate     Margin
-----------------------------------------------------------------------------------------------
 801110230    n/a      DEFEO MICHAEL              NJ            129,000.00      9.500     6.625
 801114463    n/a      SANDOVAL MARIA T           GA             52,819.00     11.625     8.125
 801114505    n/a      FONESCA ANTHONY            NJ            210,000.00      8.625     5.750
 801116112    n/a      BRILEY LOREN A             IL             32,300.00     10.125     7.000
 801116252    n/a      BURKHARDT ERNEST T         NJ             89,600.00     11.125     7.250
 801116898    n/a      LEGANO DEBRA               NY            210,000.00      9.250     7.150
 801123126    n/a      GASSICK IRIS               NY             60,000.00     10.875     6.250
 801140732    n/a      COLGAN SUSAN               NJ            285,000.00     11.000     7.375
 801140765    n/a      MARTIN LINDA M             MA            298,000.00     12.875     9.250
 801141185    n/a      PULLINGS ORRIN             NY            136,000.00      9.375     6.000
 801144635    n/a      MCWHITE STEVEN             NJ             97,750.00     11.375     7.375
 801150640    n/a      BYRD ARTHUR R              OH            120,000.00      9.375     5.750
 801155136    n/a      JACK HARRIETTE             NY            184,500.00     10.500     7.375
--------------------------------------------------------------------------
Group Total                                                  25,839,251.00
Total Adjustable Rate Loans Identified for Sub-Pool 4        68,671,343.58


                                    EXHIBIT S

                    MORTGAGE LOANS 30 OR MORE DAYS DELINQUENT

                                    EXHIBIT T

                         SUBSEQUENT TRANSFER INSTRUMENT

     Pursuant to this Subsequent Transfer Instrument (the "Instrument"), dated ___________, 199__, between Superior Bank FSB, as seller (the "Depositor"), and LaSalle National Bank, as Trustee of the AFC Mortgage Loan Asset Backed Certificates, Series 1998-3, as purchaser (the "Trustee"), and pursuant to the Pooling and Servicing Agreement, dated as of September 1, 1998, by and among Superior Bank FSB, as Depositor and Servicer, and LaSalle National Bank, as Trustee (the "Pooling and Servicing Agreement"), the Depositor and the Trustee agree to the sale by the Depositor and the purchase by the Trustee, on behalf of the Trust Fund, of the Mortgage Loans listed on the attached Schedule of Mortgage Loans (the "Subsequent Mortgage Loans").

     Capitalized terms used and not defined herein have their respective meanings as set forth in the Pooling and Servicing Agreement.

     Section 1. Conveyance of Subsequent Mortgage Loans.

     (a) The Depositor, upon receipt of the purchase price therefor, does hereby sell, transfer, assign, set over and convey to the Trustee, on behalf of the Trust Fund, without recourse, all of its right, title and interest in and to the Subsequent Mortgage Loans, excepting the Depositor's Yield, and including all amounts due on the Subsequent Mortgage Loans after the related Subsequent Cut-Off Date, and all items with respect to the Subsequent Mortgage Loans to be delivered pursuant to Section 2.04 of the Pooling and Servicing Agreement; provided, however that the Depositor reserves and retains all right, title and interest in and to amounts (including Prepayments, Curtailments and Excess Payments) due on the Subsequent Mortgage Loans on or prior to the related Subsequent Cut-off Date. The Depositor, contemporaneously with the delivery of this Agreement, has delivered or caused to be delivered to the Trustee or, if a Custodian has been appointed pursuant to Section 12.12 of the Pooling and Servicing Agreement, to the Custodian each item set forth in Section 2.04 of the Pooling and Servicing Agreement. The transfer to the Trustee by the Depositor of the Subsequent Mortgage Loans identified on the Mortgage Loan Schedule shall be absolute and is intended by the Depositor, the Servicer, the Trustee and the Certificateholders to constitute and to be treated as a sale by the Depositor to the Trust Fund.

     (b) The expenses and costs relating to the delivery of the Subsequent Mortgage Loans, this Instrument and the Pooling and Servicing Agreement shall be borne by the Depositor.

     (c) Additional terms of the sale are set forth on Attachment A hereto.

     Section 2. Representations and Warranties; Conditions Precedent.

     (a) The Depositor, contemporaneously with the delivery of this Agreement, hereby affirms the representations and warranties set forth in Section 3.02 of the Pooling and Servicing Agreement that relate to the Subsequent Mortgage Loans as of the date hereof. The Depositor hereby confirms that each of the conditions set forth in Section 2.10(b), and as applicable, Section 2.10(c) or Section 2.10(d), of the Pooling and Servicing Agreement are satisfied as of the date hereof.

     (b) All terms and conditions of the Pooling and Servicing Agreement are hereby ratified and confirmed; provided, however, that in the event of any conflict the provisions of this Instrument shall control over the conflicting provisions of the Pooling and Servicing Agreement.

     Section 3. Recordation of Instrument.

     To the extent permitted by applicable law, this Instrument, or a memorandum thereof if permitted under applicable law, is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the Certificateholders' expense on direction of the Certificate Insurer or the related Majority Certificateholders, but only when accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders or is necessary for the administration or servicing of the Mortgage Loans.

     Section 4. Governing Law.

     This Instrument shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, without giving effect to principles of conflicts of law.

     Section 5. Counterparts.

     This Instrument may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same instrument.

     Section 6. Successors and Assigns.

     This Instrument shall inure to the benefit of and be binding upon the Depositor and the Trustee and their respective successors and assigns.


                                               SUPERIOR BANK FSB

                                               By:______________________________
                                                  Name:
                                                  Title:


                                              AFC MORTGAGE LOAN ASSET
                                              BACKED CERTIFICATES, SERIES 1998-3

                                              By: LASALLE NATIONAL BANK,
                                                as Trustee

                                              By:______________________________
                                                 Name:
                                                 Title:

Attachments

         A.  Additional terms of the sale.
         B.  Schedule of Subsequent Mortgage Loans.





                            AFC MORTGAGE LOAN ASSET BACKED CERTIFICATES, SERIES 1998-3
                                       ATTACHMENT A TO SUBSEQUENT TRANSFER
                                              INSTRUMENT FOR GROUP 1
                                                   Series 1998-3

                                                  ________, 199__

A.

         1.       Subsequent Cut-off Date:
         2.       Pricing Date:
         3.       Subsequent Transfer Date:
         4.       Aggregate Principal Balance of the Subsequent Mortgage Loans as of the
                  Subsequent Cut-off Date:
         5.       Purchase Price:                                                       100.00%
         6.       Amount for deposit into the Group 1 Interest Coverage Account         $________

B.

         As to all the Subsequent Mortgage Loans the subject of this Instrument:

         1.       Longest stated term to maturity:                                      _____ months
         2.       Lowest Mortgage Rate:                                                 _____ %
         3.       Greatest Combined Loan-to-Value Ratio:                                _____ %
                  [As to the final transfer of Subsequent Mortgage Loans:]
         4.       WAC of all Mortgage Loans:                                            _____ %
         5.       WAM of all Mortgage Loans:                                            _____ %
         6.       Weighted average CLTV:                                                _____ %
         7.       Balloon Mortgage Loans:                                               _____ %
         8.       Largest Principal Balance:                                            $________
         9.       Non-owner occupied Mortgaged Properties:                              _____ %
         10.      Maximum zip code concentration:                                       _____ %
         11.      Condominiums:                                                         _____ %
         12.      Single-family:                                                        _____ %
         13.      Multifamily and Mixed Use                                             _____ %
         14.      Manufactured Homes                                                    _____ %
         15.      Periodic Payment Loans                                                _____ %
         16.      Weighted average term since origination:                              _____ months
         17.      October 1998 first payment date:                                      _____ %
         18.      Deferred Payment Loans                                                      _____
                                                                                              %



                            AFC MORTGAGE LOAN ASSET BACKED CERTIFICATES, SERIES 1998-3
                                       ATTACHMENT A TO SUBSEQUENT TRANSFER

                                              INSTRUMENT FOR GROUP 2
                                                   Series 1998-3

                                                  ________, 199__

A.

         1.       Subsequent Cut-off Date:
         2.       Pricing Date:
         3.       Subsequent Transfer Date:
         4.       Aggregate Principal Balance of the Subsequent Mortgage Loans as of the
                  Subsequent Cut-off Date:
         5.       Purchase Price:                                                       100.00%
         6.       Amount for deposit into the Group 2 Interest Coverage Account         $________

B.

         As to all the Subsequent Mortgage Loans the subject of this Instrument:

         1.       Longest stated term to maturity:                                      _____ months
         2.       Lowest Gross Margin:                                                  _____ %
         3.       Lowest Minimum Mortgage Rate:                                         _____ %
         4.       Greatest Maximum Mortgage Rate:                                       _____ %
         5.       WAC of all Mortgage Loans:                                            _____ %
         6.       Weighted Average Gross Margin:                                        _____ %
         7.       WAM of all Mortgage Loans:                                            _____ %
         8.       Balloon Mortgage Loans:                                               _____ %
         9.       Largest Principal Balance:                                            $________
         10.      Non-owner occupied Mortgaged Properties:                              _____ %
         11.      Maximum zip code concentration:                                       _____ %
         12.      Condominiums:                                                         _____ %
         13.      Single-family:                                                        _____ %
         14.      Manufactured Homes:                                                   _____ %
         15.      Weighted average term since origination:                              _____ months
         16.      October 1998 first payment date:                                      _____ %
         17.      Greatest Loan-to-Value Ratio:                                         _____ %
         18.      Weighted Average LTV:                                                 _____ %
         19.      Deferred Payment Loans                                                _____ %

                                                     EXHIBIT U

                                              FORM OF ADDITION NOTICE

                                                              [Date]

[Trustee]

____________________
____________________

     Re: Pooling and Servicing Agreement, dated as of September 1, 1998 (the "Pooling and Servicing Agreement"), between [Depositor] [Trustee] and [Servicer], relating to AFC Mortgage Loan Asset Backed Certificates, Series 1998-3
          ----------------------------------------------------------------------

Ladies and Gentlemen:

     Pursuant to Section 2.10 of the Pooling and Servicing Agreement, [Depositor] has designated Subsequent Mortgage Loans to be sold to the Trust Fund on _____, 199__, with an aggregate principal balance of $________. [In connection therewith an amount equal to $______ will be remitted to you, as trustee, on the Subsequent Transfer Date for deposit into the [Group 1] [Group 2] Interest Coverage Account] [In addition, you are hereby authorized and instructed to (a) establish [two] accounts as Reserve Accounts pursuant to
Section 6.14 of the Pooling and Servicing Agreement to be designated as "Group 1 Reserve Account, Superior Bank FSB, in trust for the registered holders of AFC Mortgage Loan Asset Backed Certificates, Series 1998-3", and "Group 2 Reserve Account, Superior Bank FSB, in trust for the registered holders of AFC Mortgage Loan Asset Backed Certificates, Series 1998-3", and (b) transfer on or before December 23, 1998 an amount equal to $_________ from the Group 1 Interest Coverage Account to the Group 1 Reserve Account and an amount equal to $_______ from the Group 2 Interest Coverage Account to the Group 2 Reserve Account.] Capitalized terms not otherwise defined herein have the meaning set forth in the Pooling and Servicing Agreement.

     Please acknowledge your receipt of this notice by countersigning the enclosed copy in the space indicated below and returning it to the attention of the undersigned.

                                             Very truly yours,

                                             [DEPOSITOR]

                                             By:     ________________________
                                             Name:   ________________________
                                             Title:  ________________________

ACKNOWLEDGED AND AGREED:

[The undersigned hereby certifies that the above described accounts have each been established as a trust accounts under Account Number _______ with respect to Group 1 and Account Number ______ with respect to Group 2 at the office of the Depository indicated above. The amounts deposited at any time in the accounts will be insured to the maximum amount provided by applicable law by the Federal Deposit Insurance Corporation.]

[TRUSTEE]

By:       ___________________________
Name:     ___________________________
Title:    ___________________________
Date:     ___________________________

                                    EXHIBIT V

              SCHEDULE OF MORTGAGE LOANS WITH LOST NOTE AFFIDAVITS

                        A L L I A N C E   F U N D I N G

                        A division of Superior Bank FSB

                                     1998-3

                        Schedule of Lost Note Affidavits

                                                                   Cut-off
     Account       Name                                            Balance
    ------------------------------------------------------------------------
    161509260      KNIGHT JOSEPH A                                183,240.06
    161601422      MCKAY BENJAMIN                                  87,313.56
    661557553      THOMPSON VANNESSA M                             80,079.81
    661569038      CRANDALL SUSAN S                                38,093.92
    661629246      ADAMO JOHN J                                    69,687.81
    661630848      TARDIO ROBERT L                                 50,893.45
    800526246      WALTERS CURTIS D                                24,950.85
    800594079      KALABON DANIEL J                               103,446.24
    800639114      WHEELER GLENN B                                 50,336.07
    800641391      SIECINSKI DAVID                                192,705.43
    800653727      FLORES FRANCISCO G                             188,049.65
    800659583      SINGLEY JEFFREY L                              112,294.08
    800688608      LAPOINTE RHONDA C                               89,021.08
    800704199      MCELROY THOMAS S                                81,372.58
    800712705      MOLLICA ANTHONY                                 27,697.90
    800719791      WOODS VICTOR A                                 220,500.00
    800728883      BROWN TYRONE A                                  12,700.00
    800737611      HALPIN STEVEN M                                108,908.19
    800741217      JOHNSON LEROY                                  242,751.56
    800743999      RIVENSHIELD GOR A                               56,105.67
    800746919      DESTANI MENSUR                                  47,943.58
    800749673      BEREQUETTE DEMETRIO                            156,610.01
    800752792      TESMAN JASON K                                  43,991.02
    800757676      FENNEKOHL JAMES M                               25,291.01
    800757809      HANIFF BEBE                                    152,678.13
    800759508      LEWIS LULA JOHNSON                             104,486.37
    800765273      TATTERSAL DAVID D                               71,484.71
    800767634      VAN SLOOTEN JOHN                                11,885.51
    800767931      VANCE CHARLES ETTA                              37,588.70
    800771362      FREDERICK MARY ANN                              31,869.32
    800779084      BACTAWAR CLEMENT R                              50,902.55
    800787418      ALONGI MICHAEL                                 148,709.56
    800791287      HILL WAYNE L                                    27,784.54
    800795817      SEZER FARUK                                     32,866.30
    800802076      ATWELL DIANNE                                  163,675.99
    800803140      BONILLA MARTA                                  148,386.65
    800803686      KIM KWAN JOONG                                  62,663.92
    800806143      LEONARDI BRUCE O                                19,873.52
    800810194      MISSAILDIS LIONIDAS                             31,669.89
    800818700      MCKAY VIVIAN AYLER                              64,981.40
    800820045      WHITAKER JUNE                                  149,303.04
    800820235      NAZAIRE TOLENTINO                              179,783.52
    800832297      KUTNEY MARIA                                   162,314.40
    800834616      UNGER BARRY D                                   52,689.41
    800838245      FORREST GAIL S                                 145,923.20
    800843914      STOPKO TINA                                     19,678.84
    800851396      CHEW STEPHEN H                                  35,000.00
    800852675      CASH LACINDA                                   138,461.02
    800853756      PRATA NOREEN M                                  30,000.00

                        A L L I A N C E   F U N D I N G

                        A division of Superior Bank FSB

                                     1998-3

                        Schedule of Lost Note Affidavits

                                                                   Cut-off
     Account       Name                                            Balance
----------------------------------------------------------------------------

    800859464      STEVENS JESSIE                                  87,851.51
    800859563      WHITLEY GEORGE T                                75,459.39
    800859902      CHERRY MICHAEL                                  32,320.57
    800867798      BUCKELEW JAMES                                  89,933.76
    800868549      BROWN EDWARD                                   136,000.00
    800870180      HUDSON FRANK                                    66,800.00
    800887721      LOMAX LAURIE D                                  41,509.61
    800894602      DILLOW RUSSELL P                               126,728.21
    800901233      WILCHER SARA F                                  24,650.00
    800903197      WILBANKS NELSON                                 25,000.00
    800903254      HARTPENCE CLARENCE S                            90,000.00
    800907297      RODRIGUEZ YVETTE T                              76,959.03
    800914293      PARKER FREDDERICK                               20,235.55
    800914848      FINE TERRENCE RAY                               82,400.00
    800915266      PARKER FREDDERICK E                             24,283.66
    800915472      BOSEMAN DARRYL                                 134,949.17
    800919276      VERA MANUEL R                                   88,500.00
    800928947      BROWN CLEMENT MATTHEW                           96,000.00
    800929937      MCKENZIE GERTRUDE                              122,417.80
    800932436      MACKALL ROSE                                    99,458.42
    800942674      SMALLS GEORGE                                  124,000.00
    800943581      PIERRE JOSEPH                                  170,000.00
    800944977      BLACKMON DELLA MAE                              69,686.74
    800945842      HOWARD RICHARD                                  64,800.00
    800947731      LEWTER MYRA TAYLOR                             141,549.94
    800953226      DIMAKOPOULOS ATHANASIOS                        157,500.00
    800956112      FELICIANO MARIA                                 18,000.00
    800956310      RICE TYRONE A                                   30,393.93
    800958019      MOLLENKOPF DANIEL L                             86,500.00
    800961344      FORRAY KAREN                                   175,000.00
    800963050      JENKINS NOMATHADE                               21,200.00
    800969065      COLACCI TIMOTHY G                              202,500.00
    800982043      STONE D WYATT                                  200,000.00
    801002387      DOSS JESSIE L                                   68,294.55
    801011099      SHEIKH WAJID B                                 134,300.00
    801020140      BRITTINGHAM CURTIS A                           198,500.00
    801042037      MAROTTA STEVE                                  179,518.43
    801060757      STACY EUGENE                                    22,400.00
    801074238      MILLON ANTHONY                                  20,199.49
    --------------                                              ------------
           88                                                   7,994,443.78